MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.,
Depositor

UBS REAL ESTATE SECURITIES INC.,
Transferor

WELLS FARGO BANK, N.A.,
Master Servicer, Trust Administrator, Custodian and Credit Risk Manager

and

U.S. BANK NATIONAL ASSOCIATION,
Trustee

POOLING AND SERVICING AGREEMENT
Dated as of September 1, 2007

MASTR ALTERNATIVE LOAN TRUST 2007-HF1
MORTGAGE PASS THROUGH CERTIFICATES, Series 2007-HF1

        TABLE OF CONTENTS

ARTICLE I

DEFINITIONS

Section 1.01	Definitions

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES

Section 2.01	Conveyance of Mortgage Loans
Section 2.02	Acceptance by Trustee of the Mortgage Loans
Section 2.03	Remedies for Breaches of Representations and Warranties
Section 2.04	Representations and Warranties of the Depositor as to the Mortgage Loans
Section 2.05	Conveyance of the REMIC I Regular Interests; Acceptance of REMIC II by the Trustee
Section 2.06	REMIC Matters
Section 2.07	Covenants of the Master Servicer
Section 2.08	Representations and Warranties of the Master Servicer
Section 2.09	Representations and Warranties of the Custodian

ARTICLE III

ADMINISTRATION AND MASTER SERVICING OF MORTGAGE LOANS

Section 3.01	Master Servicing of Mortgage Loans
Section 3.02	Monitoring of Servicers
Section 3.03	[Reserved].
Section 3.04	Rights of the Depositor and the Trustee in Respect of the Master Servicer
Section 3.05	Trustee to Act as Master Servicer
Section 3.06	Protected Accounts
Section 3.07	Collection of Mortgage Loan Payments; Collection Account; Distribution Account
Section 3.08	Collection of Taxes, Assessments and Similar Items; Escrow Accounts
Section 3.09	Access to Certain Documentation and Information Regarding the Mortgage Loans
Section 3.10	Permitted Withdrawals from the Collection Account and Distribution Account
Section 3.11	Maintenance of Hazard Insurance
Section 3.12	Presentment of Claims and Collection of Proceeds
Section 3.13	Maintenance of the Primary Insurance Policies
Section 3.14	Realization upon Defaulted Mortgage Loans
Section 3.15	REO Property
Section 3.16	Due on Sale Clauses; Assumption Agreements
Section 3.17	Trustee to Cooperate; Release of Mortgage Files
Section 3.18	Documents, Records and Funds in Possession of the Master Servicer and the Custodian to Be Held for the Trustee
Section 3.19	Master Servicing Compensation
Section 3.20	Access to Certain Documentation
Section 3.21	Annual Statement as to Compliance.
Section 3.22	Report on Assessment of Compliance and Attestation.
Section 3.23	Errors and Omissions Insurance; Fidelity Bonds.
Section 3.24	Credit Risk Management Services and Reports; Reliability of Data.
Section 3.25	Limitation Upon Liability of Credit Risk Manager.
Section 3.26	Resignation or Removal of Credit Risk Manager.

ARTICLE IV

DISTRIBUTIONS AND SERVICING ADVANCES

Section 4.01	Advances
Section 4.02	Priorities of Distribution on the Certificates
Section 4.03	Allocation of Realized Losses
Section 4.04	Distribution Date Statements to Certificateholders

ARTICLE V

THE CERTIFICATES

Section 5.01	The Certificates
Section 5.02	Certificate Register; Registration of Transfer and Exchange of Certificates
Section 5.03	Mutilated, Destroyed, Lost or Stolen Certificates
Section 5.04	Persons Deemed Owners
Section 5.05	Access to List of Certificateholders’ Names and Addresses
Section 5.06	Maintenance of Office or Agency
Section 5.07	Exchangeable REMIC Certificates and Exchangeable Certificates

ARTICLE VI

THE DEPOSITOR, THE CUSTODIAN AND THE MASTER SERVICER

Section 6.01	Respective Liabilities of the Depositor, the Master Servicer and the Custodian
Section 6.02	Merger or Consolidation of the Depositor, the Master Servicer and the Custodian
Section 6.03	Limitation on Liability of the Depositor, the Transferor, the Master Servicer, the Custodian and Others
Section 6.04	Limitation on Resignation of Master Servicer
Section 6.05	Sale and Assignment of Master Servicing Rights
Section 6.06	Fees of the Custodian

ARTICLE VII

DEFAULT

Section 7.01	Events of Default
Section 7.02	Trustee to Act; Appointment of Successor
Section 7.03	Notification to Certificateholders

ARTICLE VIII

CONCERNING THE TRUSTEE AND THE MASTER SERVICER

Section 8.01	Duties of Trustee
Section 8.02	Certain Matters Affecting the Trustee
Section 8.03	Trustee Not Liable for Certificates or Mortgage Loans
Section 8.04	Trustee May Own Certificates
Section 8.05	Trustee’s Fees and Expenses
Section 8.06	Eligibility Requirements for Trustee
Section 8.07	Resignation and Removal of Trustee
Section 8.08	Successor Trustee
Section 8.09	Merger or Consolidation of Trustee
Section 8.10	Appointment of Co Trustee or Separate Trustee
Section 8.11	Tax Matters
Section 8.12	Periodic Filing

ARTICLE IX

CONCERNING THE TRUST ADMINISTRATOR

Section 9.01	Duties of Trust Administrator
Section 9.02	Certain Matters Affecting the Trust Administrator
Section 9.03	Trust Administrator Not Liable for Certificates or Mortgage Loans
Section 9.04	Trust Administrator May Own Certificates
Section 9.05	Trust Administrator’s Fees and Expenses
Section 9.06	Eligibility Requirements for Trust Administrator
Section 9.07	Resignation and Removal of Trust Administrator
Section 9.08	Successor Trust Administrator
Section 9.09	Merger or Consolidation of Trust Administrator
Section 9.10	Grantor Trust Administration

ARTICLE X

TERMINATION

Section 10.01	Termination upon Liquidation or Purchase of Mortgage Loans
Section 10.02	Final Distribution on the Certificates
Section 10.03	Additional Termination Requirements

ARTICLE XI

MISCELLANEOUS PROVISIONS

Section 11.01	Amendment
Section 11.02	Recordation of Agreement; Counterparts
Section 11.03	Governing Law
Section 11.04	Intention of Parties
Section 11.05	Notices
Section 11.06	Severability of Provisions
Section 11.07	Assignment
Section 11.08	Limitation on Rights of Certificateholders
Section 11.09	Inspection and Audit Rights
Section 11.10	Compliance With Regulation AB
Section 11.11	Certificates Nonassessable and Fully Paid

SCHEDULES

Schedule I	Mortgage Loan Schedule
Schedule II	Representations and Warranties as to the Mortgage Loans.
Schedule III	Class P Prepayment Charges Mortgage Loan Schedule.

EXHIBITS

Exhibit A 1:	Form of Class [1-A-1] [1-A-2] [2-A-1] [2-A-2] [2-A-3] [3-A-1] [3-A-2] [4-A-1] [4-A-2] [4-A-4] [4-A-5] [4-A-6] [5-A-1] Certificate
Exhibit A 2:	Form of Class [4-A-3] [4-A-7] [4-AX] Certificate
Exhibit A 3:	Form of Class 4-PO Certificate
Exhibit B:	Form of Class [B-1] [B-2] [B-3] [B-4] [B-5] [B-6] [B-7] [B-8] Certificate
Exhibit C:	Form of Class AR Certificate
Exhibit D:	Form of Class [P-1] [P-2] [P-3] [P-4] [P-5] Certificate
Exhibit E:	Form of Reverse of Certificates
Exhibit F:	Form of Initial Certification of Custodian
Exhibit G:	Form of Final Certification of Custodian
Exhibit H:	Form of Transfer Affidavit
Exhibit I:	Form of Transferor Certificate
Exhibit J:	Form of Investment Letter (Non Rule 144A)
Exhibit K:	Form of Rule 144A Letter
Exhibit L:	Form of Request for Release of Documents
Exhibit M:	[Reserved]
Exhibit N:	[Reserved]
Exhibit O:	[Reserved]
Exhibit P:	[Reserved]
Exhibit Q:	Form of Assessment of Compliance
Exhibit R:	[Reserved]
Exhibit S:	Additional Disclosure Notification
Exhibit T:	Additional Form 10-D Disclosure
Exhibit U:	Additional Form 10-K Disclosure
Exhibit V:	Form 8-K Disclosure Information
Exhibit W:	Form of Sarbanes-Oxley Certification
Exhibit X:	Assessments of Compliance and Attestation Reports Servicing Criteria
Exhibit Y:	Form of Assignment, Assumption and Recognition Agreements

THIS POOLING AND SERVICING AGREEMENT, dated as of September 1, 2007, among MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC., a Delaware corporation, as depositor (the “Depositor”), UBS REAL ESTATE SECURITIES INC., a Delaware corporation, as transferor (the “Transferor”), WELLS FARGO BANK, N.A., a national banking association, as master servicer (in such capacity, the “Master Servicer”), as trust administrator (in such capacity, the “Trust Administrator”), as custodian (in such capacity, the “Custodian”) and as credit risk manager (in such capacity, the “Credit Risk Manager”), and U.S. BANK NATIONAL ASSOCIATION, a banking association organized under the laws of the United States, as trustee (the “Trustee”).

WITNESSETH THAT

In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

PRELIMINARY STATEMENT:

The Depositor intends to sell pass-through certificates to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in each REMIC (as defined herein) created hereunder. The Trust Fund will consist of a segregated pool of assets comprised of the Mortgage Loans and certain other related assets subject to this Agreement.

REMIC I

As provided herein, the Trust Administrator will elect to treat the segregated pool of assets consisting of the Mortgage Loans and certain other related assets subject to this Agreement as a REMIC (as defined herein) for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC I”.  The Class R-I Interest will be the sole class of “residual interests” in REMIC I for purposes of the REMIC Provisions (as defined herein).  The following table irrevocably sets forth the designation, the REMIC I Remittance Rate, the initial Uncertificated Balance and, solely for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for each of the REMIC I Regular Interests (as defined herein).  None of the REMIC I Regular Interests will be certificated.
REMIC I Regular Interest	REMIC I Remittance Rate	Initial Uncertificated Balance	Latest Possible Maturity Date(1)
LT-1A	Variable(2)	$149.47	October 2047
LT-ZZZ1	Variable(2)	$17,585,086.78	October 2047
LT-2A	Variable(2)	$576.76	October 2047
LT-ZZZ2	Variable(2)	$67,854,996.68	October 2047
LT-3A	Variable(2)	$107.32	October 2047
LT-ZZZ3	Variable(2)	$12,630,100.90	October 2047
LT-4A	7.00% per annum	$921.31	October 2047
LT-4AXIO	Variable(2)	(3)	October 2047
LT-4A3IO	7.00% per annum	$86,943,000.00	October 2047
LT-4A4	7.00% per annum	$8,100,000.00	October 2047
LT-4PO	0.00% per annum	$4,138,146.00	October 2047
LT-ZZZ4	7.00% per annum	$9,212,141.03	October 2047
LT-5A	Variable(2)	$72.32	October 2047
LT-ZZZ5	Variable(2)	$8,513,081.89	October 2047
P	0.000%	$500.00	October 2047
_______________
(1)
Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for each REMIC I Regular Interest.

(2)    Calculated in accordance with the definition of “REMIC I Remittance Rate” herein.
(3)    Uncertificated Notional Amount as set forth herein.

REMIC II

As provided herein, the Trust Administrator will elect to treat the segregated pool of assets consisting of the REMIC I Regular Interests as a REMIC (as defined herein) for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC II”.  The Class R-II Interest will be the sole class of “residual interests” in REMIC II for purposes of the REMIC Provisions (as defined herein).  The REMIC will issue both Uncertificated REMIC II Regular Interests (with respect to the Exchangeable Certificates) and REMIC Certificates (the Class 1-A-1 Certificates, Class 1-A-2 Certificates, Class 3-A-1 Certificates, Class 3-A-2 Certificates, Class 4-PO Certificates, Class 4-A-3 Certificates, Class 4-A-4 Certificates, Class 4-A-5 Certificates,  Class 4-AX Certificates, Class 5-A-1 Certificates, Class B-1 Certificates, Class B-2 Certificates, Class B-3 Certificates, Class B-4 Certificates, Class B-5 Certificates, Class B-6 Certificates, Class B-7 Certificates and Class B-8 Certificates).  The following table irrevocably sets forth the designation of the REMIC II Pass-Through Rate with respect to the REMIC II Regular Interests, the Uncertificated Principal Balance with respect to the REMIC II Regular Interests and the Certificate Principal Balance with respect to the REMIC Certificates, and solely for purposes of satisfying Treasury regulation section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for each of the REMIC II Regular Interests and REMIC Certificates (as defined herein).  None of the REMIC II Regular Interests will be certificated.
Designation	Pass-Through Rate	Initial Aggregate Certificate Principal Balance	Latest Possible Maturity Date(1)
Class 1-A-1	Variable(3)	$14,481,000.00	October 2047
Class 1-A-2	Variable(3)	$1,609,400.00	October 2047
2-A-1 Interest	Variable(3)	$55,879,000.00	October 2047
2-A-2 Interest	Variable(3)	$6,209,000.00	October 2047
Class 3-A-1	Variable(3)	$10,401,000.00	October 2047
Class 3-A-2	Variable(3)	$1,156,000.00	October 2047
4-A-2 Interest	6.50% per annum	$86,943,000.00	October 2047
4-A-3 Interest	0.50% per annum	(4)	October 2047
4-A-4A Interest	6.50% per annum	$8,100,000.00	October 2047
4-A-4B Interest	0.50% per annum	(4)	October 2047
Class 4-PO	0.00%(2)	$4,138,146.00	October 2047
Class 4-AX	Variable(3)	(4)	October 2047
Class 5-A-1	Variable(3)	$7,790,000.00	October 2047
Class B-1	Variable(3)	$8,168,000.00	October 2047
Class B-2	Variable(3)	$967,000.00	October 2047
Class B-3	Variable(3)	$1,612,000.00	October 2047
Class B-4	Variable(3)	$1,290,000.00	October 2047
Class B-5	Variable(3)	$645,000.00	October 2047
Class B-6	Variable(3)	$1,290,000.00	October 2047
Class B-7	Variable(3)	$1,827,000.00	October 2047
Class B-8	Variable(3)	$2,472,734.46	October 2047
Class P-1	N/A	$100.00	October 2047
Class P-2	N/A	$100.00	October 2047
Class P-3	N/A	$100.00	October 2047
Class P-4	N/A	$100.00	October 2047
Class P-5	N/A	$100.00	October 2047
Class AR	Variable(3)	$100.00	October 2047
_______________
(1)
Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for each Class of Certificates.

(2)	The Class PO Certificates are not entitled to distributions of interest.
(3)	Calculated in accordance with the definition of “Pass-Through Rate” herein.
(4)
The Class 4-AX Certificates, the Uncertificated REMIC II Regular Interests 4-A-3 and the Uncertificated REMIC II Regular Interests 4-A-4B do not have Certificate Principal Balances.  For federal income tax purposes, the Class 4-AX Certificates, the Uncertificated REMIC II Regular Interests 4-A-3 and Uncertificated REMIC II Regular Interests 4-A-4B will have a Notional Amount equal to the Uncertificated Notional Amount of REMIC I Regular Interest LT-4AXIO, REMIC I Regular Interest LT-4A3IO and REMIC I Regular Interest LT-4A4, respectively, and will be entitled to 100% of amounts distributed on such REMIC I Regular Interests.

Grantor Trust/Exchangeable Certificates

As provided herein, the Trust Administrator will execute and authenticate the Grantor Trust/Exchangeable Certificates (heretofore referred to as the Exchangeable Certificates, as defined below) in any of the following combinations.  The Class 2-A-3 Certificates, the Class 4-A-1 Certificates, the Class 4-A-5 Certificates, the Class 4-A-6 Certificates and the Class 4-A-7 Certificates will be the form in which the Grantor Trust/Exchangeable Certificates are initially offered.

Designation	Exchangeable Certificates	REMIC II Regular Interests Combinations	Pass-Through Rate	Initial Certificate Principal Balance
Class 2-A-3			(1)	$ 62,088,000.00
	Class 2-A-1	Class 2-A-1 Regular Interest,	(1)
	Class 2-A-2	Class 2-A-2 Regular Interest	(1)
Class 4-A-1			7.00% per annum	$ 86,943,000.00
	Class 4-A-2	Class 4-A-2 Regular Interest,	6.50% per annum
	Class 4-A-3	Class 4-A-3 Regular Interest	0.50% per annum
Class 4-A-5			7.00% per annum	$ 95,043,000.00
	Class 4-A-2	Class 4-A-2 Regular Interest,	6.50% per annum
	Class 4-A-3	Class 4-A-3 Regular Interest	0.50% per annum
	Class 4-A-4	Class 4-A-4A Regular Interest	6.50% per annum
		Class 4-A-4B Regular Interest	0.50% per annum
Class 4-A-6			6.50% per annum	$ 95,043,000.00
Class 4-A-7			0.50% per annum	(2)
	Class 4-A-2	Class 4-A-2 Regular Interest,	6.50% per annum
	Class 4-A-3	Class 4-A-3 Regular Interest	0.50% per annum
	Class 4-A-4	Class 4-A-4A Regular Interest	6.50% per annum
		Class 4-A-4B Regular Interest	0.50% per annum

(1)	Calculated as described under REMIC II Remittance Rate herein.
(2)
The Class 4-A-7 Certificates do not have Certificate Principal Balances.  For federal income tax purposes, the Class 4-A-7 Certificates will have a Notional Amount equal to the aggregate Uncertificated Principal Balance of REMIC II Regular Interest 4-A-2 and REMIC II Regular Interest Class 4-A-4A.

As of the Cut-off Date, the Group 1 Mortgage Loans had an aggregate Scheduled Principal Balance equal to $17,585,236.25.  As of the Cut-off Date, the Group 2 Mortgage Loans had an aggregate Scheduled Principal Balance equal to $67,855,573.44.  As of the Cut-off Date, the Group 3 Mortgage Loans had an aggregate Scheduled Principal Balance equal to $12,630,208.22.  As of the Cut-off Date, the Group 4 Mortgage Loans had an aggregate Scheduled Principal Balance equal to $108,394,208.34.  As of the Cut-off Date, the Group 5 Mortgage Loans had an aggregate Scheduled Principal Balance equal to $8,513,154.21.

Defined terms and provisions herein relating to statistical rating agencies not designated above as Rating Agencies shall be of no force or effect.

ARTICLE I

DEFINITIONS

Section 1.01  Definitions.  Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

10-K Filing Deadline:  As defined in Section 8.12.

Accountant’s Attestation:  As defined in Section 3.22(b)(i).

Accrued Certificate Interest:  With respect to any Distribution Date and any interest bearing Class of Certificates, the sum of (i) one month’s interest accrued during the related Interest Accrual Period at the Pass-Through Rate for such Class on the related Class Principal Balance or Notional Amount, as applicable, subject to reduction as provided in Section 4.02(c) plus (ii) any Class Unpaid Interest Amounts for such Class.

Additional Disclosure Notification:  As set forth in Exhibit S.

Additional Form 10-D Disclosure:  As defined in Section 8.12(a)(i).

Additional Form 10-K Disclosure:  As defined in Section 8.12(b)(i).

Adjustment Amount:  With respect to the Special Hazard Loss Coverage Amount and, with respect to each anniversary of the Cut-off Date, the amount, if any, by which the Special Hazard Loss Coverage Amount (without giving effect to the deduction of the Adjustment Amount for such anniversary) exceeds the greatest of (x) the product of 1% and the outstanding principal balance of all the related Mortgage Loans on the Distribution Date immediately preceding such anniversary, (y) the outstanding principal balance of related Mortgage Loans secured by Mortgaged Properties in the highest California zip code concentration on the Distribution Date immediately preceding such anniversary and (z) twice the outstanding principal balance of the related Mortgage Loan which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary.

Adjustment Date:  As to each Mortgage Loan, the date on which the Mortgage Rate is adjusted in accordance with the terms of the related Mortgage Note and Mortgage.

Advance:  An advance of principal or interest required to be made by the applicable Servicer pursuant to the related Servicing Agreement or required to be made by the Master Servicer with respect to any Distribution Date pursuant to Section 4.01.

Adverse Grantor Trust Event: Any event that would cause the Grantor Trust to lose its status as a grantor trust  under subpart E of Part I of subchapter J of the Code.

Affiliate:  When used with reference to a specified Person, another Person that (i) directly or indirectly controls or is controlled by or is under common control with the specified Person, (ii) is an officer of, partner in or trustee of, or serves in a similar capacity with respect to, the specified Person or of which the specified Person is an officer, partner or trustee, or with respect to which the specified Person serves in a similar capacity or (iii) directly or indirectly is the beneficial owner of 10% or more of any class of equity securities of the specified Person or of which the specified Person is directly or indirectly the owner of 10% or more of any class of equity securities.

Aggregate Pool Principal Balance:  As to any Distribution Date, the aggregate of the Scheduled Principal Balances of the Mortgage Loans that were Outstanding Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date.

Aggregate Subordinate Optimal Principal Amount:  For any Distribution Date, the sum of the Subordinate Optimal Principal Amounts for all of the Loan Groups (net of the PO Percentage of the Scheduled Principal Balance of each Discount Mortgage Loan).

Aggregate Subordinate Percentage:  As of any Distribution Date, the aggregate Class Principal Balance for the Subordinate Certificates immediately prior to such Distribution Date divided by the sum of the Group Pool Principal Balance for all of the Loan Groups (net of the PO Percentage of the Scheduled Principal Balance of each Discount Loan).

Agreement:  This Pooling and Servicing Agreement and all amendments or supplements hereto.

Allocable Share:  For any Distribution Date and each Class of Subordinate Certificates, the portion of the Aggregate Subordinate Optimal Principal Amount allocable to such Class, equal to the product of the Aggregate Subordinate Optimal Principal Amount on such Distribution Date and a fraction, the numerator of which is the related Class Principal Balance thereof and the denominator of which is the aggregate of the Class Principal Balances of the Subordinate Certificates; provided, that no class of such Subordinate Certificates will be entitled on any Distribution Date to receive distributions pursuant to clauses (ii), (iii) and (iv) of the definition of Subordinate Optimal Principal Amount unless the Class Prepayment Distribution Trigger for that class is satisfied for that Distribution Date; if the Class Prepayment Distribution Trigger is not satisfied for an outstanding class of such Subordinate Certificates, those amounts will be distributable to the remaining classes of such Subordinate Certificates for which the Class Prepayment Distribution Trigger is satisfied, pro rata, according to Certificate Principal Balance.

Amount Available for Group 1 Principal:  As to any Distribution Date, Group 1 Available Funds for such Distribution Date reduced by the aggregate amount distributable on such Distribution Date in respect of interest on the Group 1 Certificates pursuant to Section 4.02(a)(i) priority first sub-clause (a).

Amount Available for Group 2 Principal:  As to any Distribution Date, Group 2 Available Funds for such Distribution Date reduced by the aggregate amount distributable on such Distribution Date in respect of interest on the Group 2 Certificates pursuant to Section 4.02(a)(i) priority first sub-clause (b).

Amount Available for Group 3 Principal:  As to any Distribution Date, Group 3 Available Funds for such Distribution Date reduced by the aggregate amount distributable on such Distribution Date in respect of interest on the Group 3 Certificates pursuant to Section 4.02(a)(i) priority first sub-clause (c).

Amount Available for Group 4 Principal:  As to any Distribution Date, Group 4 Available Funds for such Distribution Date reduced by the aggregate amount distributable on such Distribution Date in respect of interest on the Group 4 Certificates pursuant to Section 4.02(a)(i) priority first sub-clause (d).

Amount Available for Group 5 Principal:  As to any Distribution Date, Group 5 Available Funds for such Distribution Date reduced by the aggregate amount distributable on such Distribution Date in respect of interest on the Group 5 Certificates pursuant to Section 4.02(a)(i) priority first sub-clause (e).

Amount Held for Future Distribution:  As to any Distribution Date and any Mortgage Loan or Loan Group, the aggregate amount held in the Collection Account at the close of business on the related Servicer Remittance Date with respect to such Mortgage Loan or Loan Group at the close of business on the related Servicer Remittance Date on account of (i) Principal Prepayments received after the related Prepayment Period, and Liquidation Proceeds and Insurance Proceeds received in the month of such Distribution Date and (ii) all Scheduled Payments due after the related Due Date.

Annual Statement of Compliance: As defined in Section 3.21(a).

Apportioned Subordinate Principal Distribution Amount:  With respect to a Class of Subordinate Certificates and any Distribution Date, the product of (i) the Subordinate Principal Distribution Amount and (ii) the applicable Apportionment Fraction.

Apportionment Fraction:  With respect to each Class of Subordinate Certificates and for any Distribution Date, in the event that the Class Principal Balances of the Senior Certificates of any Certificate Group have been reduced to zero, a fraction the numerator of which is equal to the sum of the Subordinate Optimal Principal Amount of the Loan Group (or Groups) related to such Certificate Group (or Groups), and the denominator of which is equal to the Aggregate Subordinate Optimal Principal Amount.

Appraised Value:  With respect to any Mortgage Loan, the Appraised Value of the related Mortgaged Property shall be:  (i) with respect to a Mortgage Loan other than a Refinancing Mortgage Loan, the lesser of (a) the value of the Mortgaged Property based upon the appraisal made at the time of the origination of such Mortgage Loan and (b) the sales price of the Mortgaged Property at the time of the origination of such Mortgage Loan; and (ii) with respect to a Refinancing Mortgage Loan, the value of the Mortgaged Property based upon the appraisal made at the time of the origination of such Refinancing Mortgage Loan as modified by an updated appraisal.

Assessment of Compliance:  As defined in Section 3.22(i)(a).

Assignment:  An individual assignment of a Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale or transfer of the Mortgage Loan.

Assignment Agreements:  The following Assignment, Assumption and Recognition Agreements, each dated as of September 1, 2007, whereby certain Servicing Agreements solely with respect to the related Mortgage Loans were assigned to the Depositor for the benefit of the Certificateholders:

(a)  The Assignment, Assumption and Recognition Agreement among Bank of America, as company, the Transferor and the Depositor;

(b)  The Assignment, Assumption and Recognition Agreement among Cenlar, as company, the Transferor and the Depositor;

(c)  The Assignment, Assumption and Recognition Agreement among Chevy Chase, as company, the Transferor and the Depositor;

(d)  The Assignment, Assumption and Recognition Agreement among Downey, as company, the Transferor and the Depositor;

(e)  The Assignment, Assumption and Recognition Agreement among GMAC, as company, the Transferor and the Depositor;

(f)  The Assignment, Assumption and Recognition Agreement among Mid America, as company, the Transferor and the Depositor;

(g)  The Assignment, Assumption and Recognition Agreement among Standard, as company, the Transferor and the Depositor; and

(h)  The Assignment, Assumption and Recognition Agreement among Wells Fargo, as company, the Transferor and the Depositor.

Assignment of Proprietary Lease:  With respect to a Cooperative Loan, the assignment or mortgage of the related Proprietary Lease from the Mortgagor to the originator of the Cooperative Loan.

Available Funds:  With respect to any Certificate Group, the Group 1 Available Funds, the Group 2 Available Funds, the Group 3 Available Funds, the Group 4 Available Funds and the Group 5 Available Funds as the case may be.

Bank of America:  Bank of America, National Association, and its successors and assigns, in its capacity as Servicer of the Bank of America Mortgage Loans.

Bank of America Mortgage Loans:  The Mortgage Loans for which Bank of America is listed as “Servicer” on the Mortgage Loan.

Bank of America Servicing Agreement:  Solely with respect to the Bank of America Mortgage Loans, the Flow Mortgage Loan Sale and Servicing Agreement, dated as of April 1, 2005, as amended, between the Transferor and Bank of America, and as the same may be amended from time to time and any assignments and conveyances related to the Bank of America Mortgage Loans.

Bankruptcy Code:  The United States Bankruptcy Reform Act of 1978, as amended.

Bankruptcy Coverage Termination Date:  With respect to any Loan Group, the point in time at which the Bankruptcy Loss Coverage Amount is reduced to zero.

Bankruptcy Loss:  With respect to any Mortgage Loan, a Deficient Valuation or Debt Service Reduction as reported by the applicable Servicer to the Master Servicer; provided, however, that a Bankruptcy Loss shall not be deemed a Bankruptcy Loss hereunder so long as the Master Servicer has notified the Trustee in writing that either the Master Servicer or the applicable Servicer is diligently pursuing any remedies that may exist in connection with the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by either the Master Servicer or the applicable Servicer, in either case without giving effect to any Debt Service Reduction or Deficient Valuation.

Bankruptcy Loss Coverage Amount:  With respect to any Distribution Date, $100,000 less (i) the aggregate amount of Bankruptcy Losses relating to the Mortgage Loans since September 1, 2007 and (ii) any permissible reductions in such Bankruptcy Loss Coverage Amount as evidenced by a letter of each Rating Agency to the Trust Administrator to the effect that any such reduction or modification will not adversely affect the then current ratings assigned to the Senior Certificates rated by it.

Book-Entry Certificates:  All Classes of Offered Certificates other than the Physical Certificates.

Business Day:  Any day other than (i) a Saturday or a Sunday, or (ii) a day on which banking institutions in the City of New York, New York, Minnesota, Maryland, or any city in which the Corporate Trust Office of the Trustee or Trust Administrator is located are authorized or obligated by law or executive order to be closed.

Cenlar:  Cenlar, FSB, and its successors and assigns, in its capacity as Servicer of the Cenlar Mortgage Loans.

Cenlar Mortgage Loans:  The Mortgage Loans for which Cenlar is listed as “Servicer” on the Mortgage Loan.

Cenlar Servicing Agreement:  Solely with respect to the Cenlar Mortgage Loans, the Servicing Agreement, dated as of January 1, 2006, as amended, by and among Cenlar, as servicer, UBS Real Estate Securities Inc., as seller and Wells Fargo Bank, National Association, as master servicer, and as the same may be amended from time to time and any assignments and conveyances related to the Cenlar Mortgage Loans.

Certificate:  Any one of the Certificates executed by the Trust Administrator on behalf of the Trust and authenticated by the Trust Administrator in substantially the forms attached hereto as Exhibits A through E.

Certificate Group:  The Group 1 Certificates, Group 2 Certificates, Group 3 Certificates, Group 4 Certificates and Group 5 Certificates, as applicable.

Certificate Owner:  With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate.

Certificate Principal Balance:  With respect to any Certificates (other than the Interest Only Certificates and Class P Certificates) at any date, the maximum dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the Denomination thereof minus the sum of (i) all distributions of principal previously made with respect thereto and (ii) all Realized Losses allocated thereto and, in the case of any Subordinate Certificates, all other reductions in Certificate Principal Balance previously allocated thereto pursuant to Section 4.03; provided, however, that pursuant to Section 4.03(d), the Class Principal Balance of a Class of Certificates may be increased up to the amount of Realized Losses previously allocated to such Class, in the event that there is a Recovery on a related Mortgage Loan, and the Certificate Principal Balance of any individual Certificate of such Class will be increased by its pro rata share of the increase to such Class.  The Class P Certificates have no Certificate Principal Balance.

Certificate Register:  The register maintained pursuant to Section 5.02 hereof.

Certificateholder or Holder:  The person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Master Servicer or the Depositor or any affiliate of the Master Servicer or the Depositor, as applicable, shall be deemed not to be Outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect such consent has been obtained; provided, however, that, if any such Person (including the Master Servicer or the Depositor) owns 100% of the Percentage Interests evidenced by a Class of Certificates, such Certificates shall be deemed to be Outstanding for purposes of any provision hereof that requires the consent of the Holders of Certificates of a particular Class as a condition to the taking of any action hereunder.  The Trust Administrator is entitled to rely conclusively on a certification of the Master Servicer or the Depositor or any affiliate of the Master Servicer or the Depositor, as applicable, in determining which Certificates are registered in the name of an affiliate of the Master Servicer or the Depositor.

Certification:  As specified in Section 8.12(d).

Certification Parties:  As defined in Section 8.12.

Certifying Person: As defined in Section 8.12.

Chevy Chase:  Chevy Chase Bank, F.S.B., and its successors and assigns, in its capacity as Servicer of the Chevy Chase Mortgage Loans.

Chevy Chase Mortgage Loans:  The Mortgage Loans for which Chevy Chase is listed as “Servicer” on the Mortgage Loan.

Chevy Chase Servicing Agreement:  Solely with respect to the Chevy Chase Mortgage Loans, the Amended and Restated Master Loan Purchase and Servicing Agreement, dated as of July 1, 2005, as amended and restated to and including June 1, 2006, between the Transferor and Chevy Chase, and as the same may be amended from time to time and any assignments and conveyances related to the Chevy Chase Mortgage Loans.

Class:  All Certificates bearing the same class designation.

Class 1-A Certificate: The Class 1-A-1 Certificates and the Class 1-A-2 Certificates.

Class 1-A-1 Certificate: Any one of the Class 1-A-1 Certificates executed by the Trust Administrator on behalf of the Trust and authenticated by the Trust Administrator, substantially in the form annexed hereto as Exhibit A-1 and evidencing a Regular Interest in REMIC II for purposes of the REMIC Provisions.

Class 1-A-2 Certificate: Any one of the Class 1-A-2 Certificates executed by the Trust Administrator on behalf of the Trust and authenticated by the Trust Administrator, substantially in the form annexed hereto as Exhibit A-1 and evidencing a Regular Interest in REMIC II for purposes of the REMIC Provisions.

Class 2-A Certificate: The Class 2-A-1 Certificates, the Class 2-A-2 Certificates and the Class 2-A-3 Certificates.

Class 2-A-1 Certificate: Any one of the Class 2-A-1 Certificates issued by the Grantor Trust and authenticated by the Trust Administrator, substantially in the form annexed hereto as Exhibit A-1 and evidencing a beneficial ownership interest in the Uncertificated REMIC II Regular Interest 2-A-1 held by such Grantor Trust.

Class 2-A-2 Certificate: Any one of the Class 2-A-2 Certificates issued by the Grantor Trust and authenticated by the Trust Administrator, substantially in the form annexed hereto as Exhibit A-1 and evidencing a beneficial ownership interest in the Uncertificated REMIC II Regular Interest 2-A-2 held by such Grantor Trust.

Class 2-A-3 Certificate: Any one of the Class 2-A-3 Certificates issued by the Grantor Trust and authenticated by the Trust Administrator, substantially in the form annexed hereto as Exhibit A-1 and evidencing a beneficial ownership interest in the Uncertificated REMIC II Regular Interest 2-A-3 held by such Grantor Trust.

Class 3-A Certificate: The Class 3-A-1 Certificates and the Class 3-A-2 Certificates.

Class 3-A-1 Certificate: Any one of the Class 3-A-1 Certificates executed by the Trust Administrator on behalf of the Trust and authenticated by the Trust Administrator, substantially in the form annexed hereto as Exhibit A-1 and evidencing a Regular Interest in REMIC II for purposes of the REMIC Provisions.

Class 3-A-2 Certificate: Any one of the Class 3-A-2 Certificates executed by the Trust Administrator on behalf of the Trust and authenticated by the Trust Administrator, substantially in the form annexed hereto as Exhibit A-1 and evidencing a Regular Interest in REMIC II for purposes of the REMIC Provisions.

Class 4-A Certificate: The Class 4-A-1 Certificates, the Class 4-A-2 Certificates, the Class 4-A-4 Certificates, the Class 4-A-5 Certificates and the Class 4-A-6 Certificates.

Class 4-A-1 Certificate: Any one of the Class 4-A-1 Certificates issued by the Grantor Trust and authenticated by the Trust Administrator, substantially in the form annexed hereto as Exhibit A-1 and evidencing a beneficial ownership interest in the Uncertificated REMIC II Regular Interest 4-A-1 held by such Grantor Trust.

Class 4-A-2 Certificate: Any one of the Class 4-A-2 Certificates issued by the Grantor Trust and authenticated by the Trust Administrator, substantially in the form annexed hereto as Exhibit A-1 and evidencing a beneficial ownership interest in the Uncertificated REMIC II Regular Interest 4-A-2 held by such Grantor Trust.

Class 4-A-3 Certificate: Any one of the Class 4-A-3 Certificates issued by the Grantor Trust and authenticated by the Trust Administrator, substantially in the form annexed hereto as Exhibit A-2 and evidencing a beneficial ownership interest in the Uncertificated REMIC II Regular Interest 4-A-3 held by such Grantor Trust.

Class 4-A-4 Certificate: Any one of the Class 4-A-4 Certificates issued by the Grantor Trust and authenticated by the Trust Administrator, substantially in the form annexed hereto as Exhibit A-1 and evidencing a beneficial ownership interest in the Uncertificated REMIC II Regular Interests 4-A-4A and 4-A-4B held by such Grantor Trust.

Class 4-A-5 Certificate: Any one of the Class 4-A-5 Certificates issued by the Grantor Trust and authenticated by the Trust Administrator, substantially in the form annexed hereto as Exhibit A-1 and evidencing a beneficial ownership interest in the Uncertificated REMIC II Regular Interest 4-A-5 held by such Grantor Trust.

Class 4-A-6 Certificate: Any one of the Class 4-A-6 Certificates issued by the Grantor Trust and authenticated by the Trust Administrator, substantially in the form annexed hereto as Exhibit A-1  and evidencing a beneficial ownership interest in the Uncertificated REMIC II Regular Interest 4-A-6 held by such Grantor Trust.

Class 4-A-7 Certificate: Any one of the Class 4-A-7 Certificates issued by the Grantor Trust and authenticated by the Trust Administrator, substantially in the form annexed hereto as Exhibit A-2  and evidencing a beneficial ownership interest in the Uncertificated REMIC II Regular Interest 4-A-7 held by such Grantor Trust.

Class 4-AX Certificate: Any one of the Class 4-AX Certificates executed by the Trust Administrator on behalf of the Trust and authenticated by the Trust Administrator, substantially in the form annexed hereto as Exhibit A-2  and evidencing a Regular Interest in REMIC II for purposes of the REMIC Provisions.

Class 4-PO Certificate: Any one of the Class 4-PO Certificates executed by the Trust Administrator on behalf of the Trust and authenticated by the Trust Administrator, substantially in the form annexed hereto as Exhibit A-3 and evidencing a Regular Interest in REMIC II for purposes of the REMIC Provisions.

Class 5-A Certificate: The Class 5-A-1 Certificates.

Class 5-A-1 Certificate: Any one of the Class 5-A-1 Certificates executed by the Trust Administrator on behalf of the Trust and authenticated by the Trust Administrator, substantially in the form annexed hereto as Exhibit A-1 and evidencing a Regular Interest in REMIC II for purposes of the REMIC Provisions.

Class A Certificates: Any Class 1-A Certificate, Class 2-A Certificate, Class 3-A Certificate, Class 4-A Certificate or Class 5-A Certificate.

Class AR Certificate: Any one of the Class AR Certificates executed by the Trust Administrator on behalf of the Trust and authenticated by the Trust Administrator, substantially in the form annexed hereto as Exhibit C and evidencing the ownership of the Class R-I Residual Interest and the Class R-II Residual Interest.

Class B Certificates: Any Class B-1 Certificate, Class B-2 Certificate, Class B-3 Certificate, Class B-4 Certificate, Class B-5 Certificate, Class B-6 Certificate, Class B-7 Certificate or Class B-8 Certificate.

Class B-1 Certificate: Any one of the Class B-1 Certificates executed by the Trust Administrator on behalf of the Trust and authenticated by the Trust Administrator, substantially in the form annexed hereto as Exhibit B and evidencing a Regular Interest in REMIC II for purposes of the REMIC Provisions.

Class B-2 Certificate: Any one of the Class B-2 Certificates executed by the Trust Administrator on behalf of the Trust and authenticated by the Trust Administrator, substantially in the form annexed hereto as Exhibit B and evidencing a Regular Interest in REMIC II for purposes of the REMIC Provisions.

Class B-3 Certificate: Any one of the Class B-3 Certificates executed by the Trust Administrator on behalf of the Trust and authenticated by the Trust Administrator, substantially in the form annexed hereto as Exhibit B and evidencing a Regular Interest in REMIC II for purposes of the REMIC Provisions.

Class B-4 Certificate: Any one of the Class B-4 Certificates executed by the Trust Administrator on behalf of the Trust and authenticated by the Trust Administrator, substantially in the form annexed hereto as Exhibit B and evidencing a Regular Interest in REMIC II for purposes of the REMIC Provisions.

Class B-5 Certificate: Any one of the Class B-5 Certificates executed by the Trust Administrator on behalf of the Trust and authenticated by the Trust Administrator, substantially in the form annexed hereto as Exhibit B and evidencing a Regular Interest in REMIC II for purposes of the REMIC Provisions.

Class B-6 Certificate: Any one of the Class B-6 Certificates executed by the Trust Administrator on behalf of the Trust and authenticated by the Trust Administrator, substantially in the form annexed hereto as Exhibit B and evidencing a Regular Interest in REMIC II for purposes of the REMIC Provisions.

Class B-7 Certificate: Any one of the Class B-7 Certificates executed by the Trust Administrator on behalf of the Trust and authenticated by the Trust Administrator, substantially in the form annexed hereto as Exhibit B and evidencing a Regular Interest in REMIC II for purposes of the REMIC Provisions.

Class B-8 Certificate: Any one of the Class B-8 Certificates executed by the Trust Administrator on behalf of the Trust and authenticated by the Trust Administrator, substantially in the form annexed hereto as Exhibit B and evidencing a Regular Interest in REMIC II for purposes of the REMIC Provisions.

Class Interest Shortfall:  As to any Distribution Date and any interest-bearing Class of Certificates, the amount by which the amount described in clause (i) of the definition of Accrued Certificate Interest for such Class exceeds the amount of interest actually distributed on such Class on such Distribution Date pursuant to such clause (i).

Class P Certificates:  The Class P-1 Certificates, the Class P-2 Certificates, the Class P-3 Certificates, the Class P-4 Certificates and the Class P-5 Certificates.

Class P-1 Certificate: Any one of the Class P-1 Certificates executed by the Trust Administrator on behalf of the Trust and authenticated by the Trust Administrator, substantially in the form annexed hereto as Exhibit D and evidencing a Regular Interest in REMIC II for purposes of the REMIC Provisions.

Class P-2 Certificate: Any one of the Class P-2 Certificates executed by the Trust Administrator on behalf of the Trust and authenticated by the Trust Administrator, substantially in the form annexed hereto as Exhibit D and evidencing a Regular Interest in REMIC II for purposes of the REMIC Provisions.

Class P-3 Certificate: Any one of the Class P-3 Certificates executed by the Trust Administrator on behalf of the Trust and authenticated by the Trust Administrator, substantially in the form annexed hereto as Exhibit D and evidencing a Regular Interest in REMIC II for purposes of the REMIC Provisions.

Class P-4 Certificate: Any one of the Class P-4 Certificates executed by the Trust Administrator on behalf of the Trust and authenticated by the Trust Administrator, substantially in the form annexed hereto as Exhibit D and evidencing a Regular Interest in REMIC II for purposes of the REMIC Provisions.

Class P-5 Certificate: Any one of the Class P-5 Certificates executed by the Trust Administrator on behalf of the Trust and authenticated by the Trust Administrator, substantially in the form annexed hereto as Exhibit D and evidencing a Regular Interest in REMIC II for purposes of the REMIC Provisions.

Class P Amount: On the Closing Date is $500.

Class PO Certificate: Any Class 4-PO Certificate.

Class P Prepayment Charges:  Each of the (i)  Group 1 Prepayment Charges, (ii) Group 2 Prepayment Charges, (iii) Group 3 Prepayment Charges, (iv) Group 4 Prepayment Charges and (v) Group 5 Prepayment Charges.

Class Prepayment Distribution Trigger:  This trigger is satisfied with respect to any Class of Subordinate Certificates and any Distribution Date, if either (i) the Fractional Interest for such Class with respect to such Distribution Date, equals or exceeds the Fractional Interest for such Class calculated as of the Closing Date or (ii) such Class of Subordinate Certificates is the most senior Class of Subordinate Certificates then outstanding.

Class Principal Balance:  With respect to any Class of Certificates (other than the Interest Only Certificates and the Class P Certificates) and as to any date of determination, the aggregate of the Certificate Principal Balances of all Certificates of such Class as of such date.

Class R-I Interest: The Residual Interest in REMIC I for the purposes of the REMIC Provisions.

Class R-II Interest: The Residual Interest in REMIC II for the purposes of the REMIC Provisions.

Class Unpaid Interest Amounts:  As to any Distribution Date and any interest bearing Class of Certificates, the amount by which the aggregate Class Interest Shortfalls for such Class on prior Distribution Dates exceeds the amount distributed on such Class on prior Distribution Dates pursuant to clause (ii) of the definition of Accrued Certificate Interest for such Class.

Clean-up Call Mortgage Loan Price:  With respect to each Mortgage Loan (not including REO Properties) to be purchased pursuant to Section 10.01(a), the greater of (x) the Par Call Price for such Mortgage Loan and (y) the Fair Market Value Call Price for such Mortgage Loan.

Clean-up Call REO Property Price:  With respect to each REO Property to be purchased pursuant to Section 10.01(a), the lesser of (x) the appraised value of such REO Property as determined by the higher of two appraisals completed by two independent appraisers selected by the Master Servicer at the expense of the Master Servicer and (y) the unpaid principal balance of each Mortgage Loan related to such REO Property plus accrued and unpaid interest thereon at the applicable Net Mortgage Rate.

Closing Date:  October 9, 2007.

Code:  The Internal Revenue Code of 1986, including any successor or amendatory provisions.

Collection Account:  The separate Eligible Account or Accounts created and maintained by the Master Servicer pursuant to Section 3.07 with a depository institution in the name of the Master Servicer for the benefit of the Trustee on behalf of Certificateholders and designated “Wells Fargo Bank, N.A., in trust for registered holders of MASTR Alternative Loan Trust 2007-HF1 Mortgage Pass-Through Certificates, Series 2007-HF1.”  The Collection Account may be deemed to be a sub-account of the Distribution Account.

Commission:  The U.S. Securities and Exchange Commission.

Compensating Interest:  With respect to any Distribution Date and any Servicer, the amount required to be paid by such Servicer under the related Servicing Agreement in connection with Prepayment Interest Shortfalls that occur on Mortgage Loans serviced by such Servicer for the related Distribution Date.  If any Servicer fails to make its required Compensating Interest payment on any Distribution Date, the Master Servicer will be required to make such Compensating Interest payment to the same extent that such Servicer is required to make such Compensating Interest payment.

Control Person:  As defined in Section 8.05.

Cooperative Corporation:  With respect to any Cooperative Loan, the cooperative apartment corporation that holds legal title to the related Cooperative Property and grants occupancy rights to units therein to stockholders through Proprietary Leases or similar arrangements.

Cooperative Lien Search:  A search for (a) federal tax liens, mechanics’ liens, lis pendens, judgments of record or otherwise against (i) the Cooperative Corporation and (ii) the seller of the Cooperative Unit, (b) filings of Financing Statements and (c) the deed of the Cooperative Property into the Cooperative Corporation.

Cooperative Loan:  A Mortgage Loan that is secured by a first lien on and a perfected security interest in Cooperative Shares and the related Proprietary Lease granting exclusive rights to occupy the related Cooperative Unit in the building owned by the related Cooperative Corporation.

Cooperative Property:  With respect to any Cooperative Loan, all real property and improvements thereto and rights therein and thereto owned by a Cooperative Corporation including without limitation the land, separate dwelling units and all common elements.

Cooperative Shares:  With respect to any Cooperative Loan, the shares of stock issued by a Cooperative Corporation and allocated to a Cooperative Unit and represented by stock certificates.

Cooperative Unit:  With respect to any Cooperative Loan, a specific unit in a Cooperative Property.

Corporate Trust Office:  With respect to the Trustee, the designated office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at EP-MN-WS3D, 60 Livingston Avenue, St. Paul, Minnesota 55107, Attention: Structured Finance—MASTR Alternative Loan Trust 2007-HF1, which is the address to which appropriate notices to and correspondence with the Trustee should be directed.  With respect to the Trust Administrator, the designated office of the Trust Administrator at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of execution of this Agreement is located for certificate transfer purposes at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention:  Corporate Trust Services - MALT 2007-HF1, and for all other purposes at 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention:  Client Manager - MALT 2007-HF1.

Corresponding Certificate:  With respect to the REMIC I Regular Interests, the Regular Certificate corresponding to such REMIC I Regular Interest as set forth below:

REMIC I Regular Interest	Regular Certificate
REMIC I Regular Interest LT-4PO	Class 4-PO Certificates
REMIC I Regular Interest LT-4AXIO	Class 4-AX Certificates

Corresponding Interest:  With respect to each Certificate listed below, the REMIC II Regular Interests listed below:

Certificate	REMIC II Regular Interest
Class 2-A-1 Certificates	REMIC II Regular Interest 2-A-1
Class 2-A-2 Certificates	REMIC II Regular Interest 2-A-2
Class 4-A-2 Certificates	REMIC II Regular Interest 4-A-2
Class 4-A-3 Certificates	REMIC II Regular Interest 4-A-3

Covered Loan:  A Mortgage Loan categorized as Covered pursuant to Appendix E of Standard & Poor’s Glossary.

Credit Risk Manager:  Wells Fargo.

Cross-Over Date:  The Distribution Date on which the Class Principal Balances of the Subordinate Certificates have been reduced to zero.

Custodian:  Wells Fargo with respect to those Mortgage Loans for which Wells Fargo is listed under the heading “Custodian” in the Mortgage Loan Schedule.

Cut-off Date:  September 1, 2007.

Cut-off Date Pool Balance:  $214,978,380.46.

Cut-off Date Principal Balance:  As to any Mortgage Loan, the Scheduled Principal Balance thereof as of the close of business on the Cut-off Date.

DBRS:  Dominion Bond Rating Service, Inc. or any successor thereto.  If DBRS is designated as a Rating Agency in the Prospectus Supplement, for purposes of Section 11.05(b), the address for notices to DBRS shall be 55 Broadway, New York, NY 10006, Attention:  RMBS Surveillance-MASTR Alternative Loan Trust 2007-HF1, or such other address as DBRS may hereafter furnish to each party to this Agreement.

Debt Service Reduction:  With respect to any Mortgage Loan, a reduction by a court of competent jurisdiction in a proceeding under the Bankruptcy Code in the Scheduled Payment for such Mortgage Loan which became final and non appealable, except such a reduction resulting from a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

Deficient Valuation:  With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any Scheduled Payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court which is final and non appealable in a proceeding under the Bankruptcy Code.

Definitive Certificates:  Any Certificate evidenced by a Physical Certificate and any Certificate issued in lieu of a Book-Entry Certificate pursuant to Section 5.02(e).

Deleted Mortgage Loan:  As defined in Section 2.03 hereof.

Denomination:  With respect to each Certificate, the amount set forth on the face thereof as the “Initial Certificate Principal Balance of this Certificate” or the Percentage Interest appearing on the face thereof.

Depositor:  Mortgage Asset Securitization Transactions, Inc., a Delaware corporation, or its successor in interest.

Depository:  The initial Depository shall be The Depository Trust Company, the nominee of which is CEDE & Co., as the registered Holder of the Book-Entry Certificates.  The Depository shall at all times be a “clearing corporation” as defined in Section 8-102(a)(5) of the Uniform Commercial Code of the State of New York.

Depository Participant:  A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book entry transfers and pledges of securities deposited with the Depository.

Determination Date:  The date on which a Servicer is required to determine the amount it is required to advance pursuant to the applicable Servicing Agreement.

Discount Mortgage Loan:  Any Group 4 Mortgage Loan with a Net Mortgage Rate that is less than the related Required Coupon.

Distribution Account:  The separate Eligible Account created and maintained by the Trust Administrator pursuant to Section 3.07 in the name of the Trustee for the benefit of the Certificateholders and designated “U.S. Bank National Association as Trustee, in trust for registered holders of MASTR Alternative Loan Trust 2007-HF1 Mortgage Pass-Through Certificates, Series 2007-HF1.”  Funds in the Distribution Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

Distribution Account Deposit Date:  As to any Distribution Date, one Business Day prior to such Distribution Date.

Distribution Date:  The 25th day of each calendar month after the initial issuance of the Certificates, or if such 25th day is not a Business Day, the next succeeding Business Day, commencing in October 2007.

Distribution Date Statement:  The statement delivered to the Certificateholders pursuant to Section 4.04.

Downey:  Downey Savings and Loan Association, F.A., and its successors and assigns, in its capacity as Servicer of the Downey Mortgage Loans.

Downey Mortgage Loans:  The Mortgage Loans for which Downey is listed as “Servicer” on the Mortgage Loan.

Downey Servicing Agreement:  Solely with respect to the Downey Mortgage Loans, the Master Loan Purchase and Servicing Agreement, dated as of August 1, 2002, by and between the Transferor and Downey and any related amendments thereto, and as the same may be amended from time to time and any assignments and conveyances related to the Downey Mortgage Loans.

Due Date:  With respect to any Distribution Date, the first day of the month in which the related Distribution Date occurs.

Eligible Account:  Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company) have the highest short term ratings of each Rating Agency at the time any amounts are held on deposit therein, provided, that following a downgrade, withdrawal, or suspension of such institution's rating above, each account shall promptly (and in any case within not more than 30 calendar days) be moved to one or more segregated trust accounts in the trust department of such institution, or to an account at another institution that complies with the above requirements or (ii) a segregated trust account or accounts maintained with the corporate trust department of a federal depository institution or state-chartered depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the U.S. Code of Federal Regulation Section 9.10(b), which, in either case, has corporate trust powers and is acting in its fiduciary capacity or (iv) any other account acceptable to each Rating Agency.  Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Trust Administrator.  Notwithstanding Section 11.01, this definition may be amended to reduce the rating requirements in clause (i) above, without the consent of any of the Certificateholders, provided that the Person requesting such amendment obtains a letter from each Rating Agency stating that such amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates.

Eligible Substitute Mortgage Loan:  With respect to a Mortgage Loan substituted by the Transferor for a Deleted Mortgage Loan, a Mortgage Loan which must, on the date of such substitution, (i) have a Scheduled Principal Balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution (or, in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate principal balance), not in excess of, and not more than 10% less than the Scheduled Principal Balance of the Deleted Mortgage Loan; (ii) be accruing interest at a rate no lower than, and not more than 1% per annum higher than, that of the Deleted Mortgage Loan; (iii) have a Loan-to-Value Ratio no higher than that of the Deleted Mortgage Loan; (iv) have the same index and Periodic Rate Cap as that of the Deleted Mortgage Loan and a gross margin not more than 1% per annum higher or lower than that of the Deleted Mortgage Loan; (v) does not permit conversion of the related interest rate to a fixed interest rate; (vi) have a remaining term to maturity no greater than (and not more than one year less than that of) the Deleted Mortgage Loan; (vii) comply with each representation and warranty set forth in Section 2.03 hereof; (viii) be the same credit grade category as the Deleted Mortgage Loan; (ix) have the same prepayment penalty term; and (x) not be a Cooperative Loan unless the Deleted Mortgage Loan was a Cooperative Loan.  Any Mortgage Loan substituted for a Discount Mortgage Loan shall for all purposes of this Agreement be treated as having the same interest rate as the Mortgage Loan it replaced, except that any excess interest shall be paid to the related Interest Only Certificate.

ERISA:  The Employee Retirement Income Security Act of 1974, as amended.

ERISA Restricted Certificate:  A Residual Certificate, a Private Certificate or any Certificate that does not satisfy the rating requirement of the Underwriter’s Exemption.

Escrow Account:  The Eligible Account or Accounts established and maintained pursuant to Section 3.08 hereof.

Excess Loss:  With respect to any Mortgage Loan, the amount of any (i) Fraud Loss realized after the Fraud Loss Coverage Termination Date, (ii) Special Hazard Loss realized after the Special Hazard Coverage Termination Date or (iii) Deficient Valuation realized after the Bankruptcy Coverage Termination Date.

Excess Proceeds:  With respect to any Liquidated Loan, the amount, if any, by which the sum of any Liquidation Proceeds of such Mortgage Loan received in the calendar month in which such Mortgage Loan became a Liquidated Loan, exceeds (i) the Scheduled Principal Balance of such Liquidated Loan as of the Due Date in the month in which such Mortgage Loan became a Liquidated Loan plus (ii) accrued interest at the Mortgage Rate from the Due Date as to which interest was last paid or advanced (and not reimbursed) to Certificateholders up to the Due Date applicable to the Distribution Date immediately following the calendar month during which such liquidation occurred.

Exchange Act:  The Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations thereunder.

Exchangeable Certificates and the Exchangeable REMIC Certificates: The Classes of Certificates, each referred to in the table below, which are exchangeable for certain other classes of certificates pursuant to Section 5.07.

Exchangeable Certificates	Exchangeable REMIC Certificates
Class 2-A-3	Class 2-A-1 and Class 2-A-2
Class 4-A-1	Class 4-A-2 and Class 4-A-3
Class 4-A-5	Class 4-A-2, Class 4-A-3 and Class 4-A-4
Class 4-A-6, Class 4-A-7	Class 4-A-2, Class 4-A-3 and Class 4-A-4

Exchangeable Certificates Distribution Account:  The separate Eligible Account created and maintained by the Trust Administrator pursuant to Section 5.07 in the name of the Trustee for the benefit of the Holders of the Exchangeable REMIC Certificates and the Exchangeable Certificates and designated “U.S. Bank National Association as Trustee, in trust for registered holders of MASTR Alternative Loan Trust 2007-HF1 Mortgage Pass Through Certificates, Series 2007-HF1.”  Funds in the Exchangeable Certificates Distribution Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.  The Exchangeable Certificates Distribution Account may be deemed to be a sub-account of the Distribution Account.

Fair Market Value Call Price:  With respect to each Mortgage Loan (not including REO Properties) to be purchased pursuant to Section 10.01(a) hereof, the fair market value of such Mortgage Loan (to be determined pursuant to a bid procedure set forth in Section 10.01(b) hereof) plus accrued and unpaid interest thereon at the applicable Net Mortgage Rate.

Fair Market Value Excess:  With respect to each Mortgage Loan to be purchased pursuant to Section 10.01(a) hereof, the excess, if any, of the Fair Market Value Call Price for such Mortgage Loan, over the Par Call Price for such Mortgage Loan.  Any Fair Market Value Excess will not become part of the related Group Available Funds, but shall instead be distributed directly to the Holders of the Class AR Certificates pursuant to Section 4.02(g) hereof.

Fannie Mae:  Fannie Mae, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

FDIC:  The Federal Deposit Insurance Corporation, or any successor thereto.

Final Certification:  With respect to the Custodian, the certification required to be delivered by such Custodian not more than 90 days after the Closing Date to the Depositor, the Trustee and the Transferor in the form annexed hereto as Exhibit G pursuant to Section 2.02 of this Agreement.

Financing Statement:  A financing statement in the form of a UCC-1 or UCC-3, as applicable, filed pursuant to the Uniform Commercial Code to perfect a security interest in the Cooperative Shares and Pledge Instruments.

Fitch:  Fitch, Inc., or any successor thereto.  If Fitch is designated as a Rating Agency in the Prospectus Supplement, for purposes of Section 11.05(b), the address for notices to Fitch shall be One State Street Plaza, New York, NY 10004, Attention:  MBS Monitoring MASTR Alternative Loan Trust 2007-HF1 or such other address as Fitch may hereafter furnish to each party to this Agreement.

Form 8-K Disclosure Information:  As defined in Section 8.12(c)(i).

Fractional Interest:  As to any Distribution Date and each Class of Subordinate Certificates, the fraction (expressed as a percentage), the numerator of which is the aggregate Certificate Principal Balance of such Class and each Class subordinate to such Class, if any, and the denominator of which is the aggregate Scheduled Principal Balance for all Loan Groups.

Fraud Loan:  A Liquidated Loan as to which a Fraud Loss has occurred.

Fraud Loss Coverage Amount:  As of the Closing Date, $2,149,783.80 subject to reduction from time to time by the aggregate amount of Fraud Losses that would have been previously allocated to the Subordinate Certificates in the absence of the Loss Allocation Limitation since the Cut-off Date.  In addition, the Fraud Loss Coverage Amount will be reduced to zero on and after the October 2010 Distribution Date.

Fraud Loss Coverage Termination Date:  The point in time at which the Fraud Loss Coverage Amount is reduced to zero.

Fraud Losses:  Realized Losses on Mortgage Loans as to which a loss is sustained by reason of a default arising from fraud, dishonesty or misrepresentation in connection with the related Mortgage Loan, including a loss by reason of the denial of coverage under any related Primary Insurance Policy because of such fraud, dishonesty or misrepresentation as reported by the applicable Servicer to the Master Servicer.

Freddie Mac:  Freddie Mac, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

GMAC:  GMAC Mortgage, LLC, and its successors and assigns, in its capacity as Servicer of the GMAC Mortgage Loans.

GMAC Mortgage Loans:  The Mortgage Loans for which GMAC is listed as “Servicer” on the Mortgage Loan.

GMAC Servicing Agreement:  Solely with respect to the GMAC Mortgage Loans, the Servicing Agreement, dated as of November 1, 2001, as amended by Amendment Number One, dated as of October 9, 2003, as further amended by Amendment Number Two, dated as of July 1, 2006, each by and between the Transferor and GMAC, and as the same may be amended from time to time and any assignments and conveyances related to the GMAC Mortgage Loans.

Grantor Trust:  A grantor trust established pursuant to Section 5.07(a) which will qualify as a grantor trust under subpart E of Part I of subchapter J of the Code.

Grantor Trust Assets: The Uncertificated REMIC II Regular Interests.

Grantor Trust Certificate:  Any Class of Exchangeable REMIC Certificates or Exchangeable Certificate issued by the Grantor Trust and representing beneficial ownership of one or more Uncertificated REMIC II Regular Interests held by such Grantor Trust.

Grantor Trust Provisions:  The grantor trust provisions under subpart E of Part I of subchapter J of the Code.

Group 1 Available Funds:  As to any Distribution Date, the sum of (a) the aggregate amount held in the Collection Account at the close of business on the related Servicer Remittance Date and, without duplication, on deposit in the Distribution Account at the close of business on the related Distribution Account Deposit Date, attributable to the Group 1 Mortgage Loans net of the Amount Held for Future Distribution related to the Group 1 Mortgage Loans and net of amounts (i) permitted to be withdrawn from the Collection Account pursuant to clauses (i)-(viii) inclusive and clauses (ix)(A)(ii), (ix)(B), (x) and (xi) of Section 3.10(a), (ii) after giving effect to all amounts deposited to the Distribution Account from the Collection Account, amounts permitted to be withdrawn from the Distribution Account pursuant to clauses (i) through (iv) inclusive of Section 3.10(b) each as it relates to the Group 1 Mortgage Loans and (iii) any amounts representing Fair Market Value Excess with respect to a Group 1 Mortgage Loan received in connection with the termination of the Trust Fund pursuant to Section 10.01 hereof, (b) the amount of the Advances related to the Group 1 Mortgage Loans, and (c) in connection with Deleted Mortgage Loans in Loan Group 1, as applicable, the aggregate of the Purchase Prices and Substitution Adjustment Amounts deposited on the related Distribution Account Deposit Date.

Group 1 Certificates:  The Class 1-A-1, Class 1-A-2, Class AR Certificates.

Group 1 Mortgage Loans:  Those Mortgage Loans identified on the Mortgage Loan Schedule as Group 1 Mortgage Loans.

Group 1 Pool Principal Balance:  As to any Distribution Date, the aggregate of the Scheduled Principal Balances of the Group 1 Mortgage Loans that were Outstanding Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date.

Group 1 Prepayment Charges:  Any prepayment premium, penalty or charge to which the Trust is entitled with respect to Group 1 Mortgage Loans identified on Schedule III attached hereto.

Group 1 Subordinate Amount:  As to any Distribution Date, the excess of (i) the aggregate Scheduled Principal Balance of the Group 1 Mortgage Loans over (ii) the sum of the Class Principal Balances of the Group 1 Certificates.

Group 2 Available Funds:  As to any Distribution Date, the sum of (a) the aggregate amount held in the Collection Account at the close of business on the related Servicer Remittance Date and, without duplication, on deposit in the Distribution Account at the close of business on the related Distribution Account Deposit Date, attributable to the Group 2 Mortgage Loans net of the Amount Held for Future Distribution related to the Group 2 Mortgage Loans and net of amounts (i) permitted to be withdrawn from the Collection Account pursuant to clauses (i)-(viii) inclusive and clauses (ix)(A)(ii), (ix)(B), (x) and (xi) of Section 3.10(a), (ii) after giving effect to all amounts deposited to the Distribution Account from the Collection Account, amounts permitted to be withdrawn from the Distribution Account pursuant to clauses (i)-(iv) inclusive of Section 3.10(b) each as it relates to the Group 2 Mortgage Loans and (iii) any amounts representing Fair Market Value Excess with respect to a Group 2 Mortgage Loan received in connection with the termination of the Trust Fund pursuant to Section 10.01 hereof, (b) the amount of the Advances related to the Group 2 Mortgage Loans, and (c) in connection with Deleted Mortgage Loans in Loan Group 2, as applicable, the aggregate of the Purchase Prices and Substitution Adjustment Amounts deposited on the related Distribution Account Deposit Date.

Group 2 Certificates:  The Class 2-A-1, Class 2-A-2 and the Class 2-A-3 Certificates.

Group 2 Exchangeable Certificates: The Class 2-A-3 Certificates.

Group 2 Mortgage Loans:  Those Mortgage Loans identified on the Mortgage Loan Schedule as Group 2 Mortgage Loans.

Group 2 Pool Principal Balance:  As to any Distribution Date, the aggregate of the Scheduled Principal Balances of the Group 2 Mortgage Loans that were Outstanding Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date.

Group 2 Prepayment Charges:  Any prepayment premium, penalty or charge to which the Trust is entitled with respect to Group 2 Mortgage Loans identified on Schedule III attached hereto.

Group 2 Subordinate Amount:  As to any Distribution Date, the excess of (i) the aggregate Scheduled Principal Balance of the Group 2 Mortgage Loans over (ii) the sum of the Class Principal Balances of the Group 2 Certificates.

Group 3 Available Funds:  As to any Distribution Date, the sum of (a) the aggregate amount held in the Collection Account at the close of business on the related Servicer Remittance Date and, without duplication, on deposit in the Distribution Account at the close of business on the related Distribution Account Deposit Date, attributable to the Group 3 Mortgage Loans net of the Amount Held for Future Distribution related to the Group 3 Mortgage Loans and net of amounts (i) permitted to be withdrawn from the Collection Account pursuant to clauses (i)-(viii) inclusive and clauses (ix)(A)(ii), (ix)(B), (x) and (xi) of Section 3.10(a), (ii) after giving effect to all amounts deposited to the Distribution Account from the Collection Account, amounts permitted to be withdrawn from the Distribution Account pursuant to clauses (i)-(iv) inclusive of Section 3.10(b) each as it relates to the Group 3 Mortgage Loans and (iii) any amounts representing Fair Market Value Excess with respect to a Group 3 Mortgage Loan received in connection with the termination of the Trust Fund pursuant to Section 10.01 hereof, (b) the amount of the Advances related to the Group 3 Mortgage Loans, and (c) in connection with Deleted Mortgage Loans in Loan Group 3, as applicable, the aggregate of the Purchase Prices and Substitution Adjustment Amounts deposited on the related Distribution Account Deposit Date.

Group 3 Certificates:  The Class 3-A-1 and Class 3-A-2 Certificates.

Group 3 Mortgage Loans:  Those Mortgage Loans identified on the Mortgage Loan Schedule as Group 3 Mortgage Loans.

Group 3 Pool Principal Balance:  As to any Distribution Date, the aggregate of the Scheduled Principal Balances of the Group 3 Mortgage Loans that were Outstanding Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date.

Group 3 Prepayment Charges:  Any prepayment premium, penalty or charge to which the Trust is entitled with respect to Group 3 Mortgage Loans identified on Schedule III attached hereto.

Group 3 Subordinate Amount:  As to any Distribution Date, the excess of (i) the aggregate Scheduled Principal Balance of the Group 3 Mortgage Loans over (ii) the sum of the Class Principal Balances of the Group 3 Certificates.

Group 4 Available Funds:  As to any Distribution Date, the sum of (a) the aggregate amount held in the Collection Account at the close of business on the related Servicer Remittance Date and, without duplication, on deposit in the Distribution Account at the close of business on the related Distribution Account Deposit Date, attributable to the Group 4 Mortgage Loans net of the Amount Held for Future Distribution related to the Group 4 Mortgage Loans and net of amounts (i) permitted to be withdrawn from the Collection Account pursuant to clauses (i)-(viii) inclusive and clauses (ix)(A)(ii), (ix)(B), (x) and (xi) of Section 3.10(a), (ii) after giving effect to all amounts deposited to the Distribution Account from the Collection Account, amounts permitted to be withdrawn from the Distribution Account pursuant to clauses (i)-(iv) inclusive of Section 3.10(b) each as it relates to the Group 4 Mortgage Loans and (iii) any amounts representing Fair Market Value Excess with respect to a Group 4 Mortgage Loan received in connection with the termination of the Trust Fund pursuant to Section 10.01 hereof, (b) the amount of the Advances related to the Group 4 Mortgage Loans, and (c) in connection with Deleted Mortgage Loans in Loan Group 4, as applicable, the aggregate of the Purchase Prices and Substitution Adjustment Amounts deposited on the related Distribution Account Deposit Date.

Group 4 Certificates:  The Class 4-A-1, Class 4-A-2, Class 4-A-3, Class 4-A-4, Class 4-A-5, Class 4-A-6, Class 4-A-7, Class 4-AX and Class 4-PO Certificates.

Group 4 Exchangeable Certificates:  The Class 4-A-1, Class 4-A-5, Class 4-A-6 and Class 4-A-7 Certificates.

Group 4 Mortgage Loans:  Those Mortgage Loans identified on the Mortgage Loan Schedule as Group 4 Mortgage Loans.

Group 4 Pool Principal Balance:  As to any Distribution Date, the aggregate of the Scheduled Principal Balances of the Group 4 Mortgage Loans that were Outstanding Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date.

Group 4 Prepayment Charges:  Any prepayment premium, penalty or charge to which the Trust is entitled with respect to Group 4 Mortgage Loans identified on Schedule III attached hereto.

Group 4 Subordinate Amount:  As to any Distribution Date, the excess of (i) the aggregate Scheduled Principal Balance of the Group 4 Mortgage Loans over (ii) the sum of the Class Principal Balances of the Group 4 Certificates.

Group 5 Available Funds:  As to any Distribution Date, the sum of (a) the aggregate amount held in the Collection Account at the close of business on the related Servicer Remittance Date and, without duplication, on deposit in the Distribution Account at the close of business on the related Distribution Account Deposit Date, attributable to the Group 5 Mortgage Loans net of the Amount Held for Future Distribution related to the Group 5 Mortgage Loans and net of amounts (i) permitted to be withdrawn from the Collection Account pursuant to clauses (i)-(viii) inclusive and clauses (ix)(A)(ii), (ix)(B), (x) and (xi) of Section 3.10(a), (ii) after giving effect to all amounts deposited to the Distribution Account from the Collection Account, amounts permitted to be withdrawn from the Distribution Account pursuant to clauses (i)-(iv) inclusive of Section 3.10(b) each as it relates to the Group 5 Mortgage Loans and (iii) any amounts representing Fair Market Value Excess with respect to a Group 5 Mortgage Loan received in connection with the termination of the Trust Fund pursuant to Section 10.01 hereof, (b) the amount of the Advances related to the Group 5 Mortgage Loans, and (c) in connection with Deleted Mortgage Loans in Loan Group 5, as applicable, the aggregate of the Purchase Prices and Substitution Adjustment Amounts deposited on the related Distribution Account Deposit Date.

Group 5 Certificates:  The Class 5-A-1 Certificates

Group 5 Mortgage Loans:  Those Mortgage Loans identified on the Mortgage Loan Schedule as Group 5 Mortgage Loans.

Group 5 Pool Principal Balance:  As to any Distribution Date, the aggregate of the Scheduled Principal Balances of the Group 5 Mortgage Loans that were Outstanding Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date.

Group 5 Prepayment Charges:  Any prepayment premium, penalty or charge to which the Trust is entitled with respect to Group 5 Mortgage Loans identified on Schedule III attached hereto.

Group 5 Subordinate Amount:  As to any Distribution Date, the excess of (i) the aggregate Scheduled Principal Balance of the Group 5 Mortgage Loans over (ii) the sum of the Class Principal Balances of the Group 5 Certificates.

Group Available Funds:  Any of the Group 1 Available Funds, Group 2 Available Funds, Group 3 Available Funds, Group 4 Available Funds and Group 5 Available Funds, as applicable.

Group Pool Principal Balance:  Any of the Group 1 Pool Principal Balance, Group 2 Pool Principal Balance, Group 3 Pool Principal Balance, Group 4 Pool Principal Balance and Group 5 Pool Principal Balance, as applicable.

Group Subordinate Amount:  Each of the Group 1 Subordinate Amount, Group 2 Subordinate Amount, Group 3 Subordinate Amount, Group 4 Subordinate Amount and  Group 5 Subordinate Amount, as applicable.

High Cost Loan:  A Mortgage Loan classified as (a) a “high cost” loan under the Home Ownership and Equity Protection Act of 1994, (b) a “high cost home,” “threshold,” “covered,” (excluding New Jersey “Covered Home Loans” as that term is defined in clause (1) of the definition of that term in the New Jersey Home Ownership Security Act of 2002), “high risk home,” “predatory” or similar loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) or (c) a Mortgage Loan categorized as High Cost pursuant to Appendix E of Standard and Poor’s Glossary.

Home Loan:  A Mortgage Loan categorized as Home Loan pursuant to Appendix E of Standard & Poor’s Glossary.

Independent:  When used with respect to any accountants, a Person who is “independent” within the meaning of Rule 2-01(B) of the Commission’s Regulation S-X.  Independent means when used with respect to any other Person, a Person who (a) is in fact independent of another specified Person and any affiliate of such other Person, (b) does not have any material direct or indirect financial interest in such other Person or any affiliate of such other Person, (c) is not connected with such other Person or any affiliate of such other Person as an officer, employee, promoter, underwriter, trust administrator, trustee, partner, director or Person performing similar functions and (d) is not a member of the immediate family of a Person defined clause (b) or (c) above.

Indirect Participant:  A broker, dealer, bank or other financial institution or other Person that clears through or maintains a custodial relationship with a Depository Participant.

Initial Certification:  With respect to the Custodian, the certification required to be executed by such Custodian and delivered on the Closing Date to the Depositor and the Trustee in the form annexed hereto as Exhibit F pursuant to Section 2.02 of this Agreement.

Insolvency Proceeding:  With respect to any Person:  (i) any case, action, or proceeding with respect to such Person before any court or other governmental authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding up, or relief of debtors; or (ii) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of the creditors generally of such Person or any substantial portion of such Person’s creditors, in any case undertaken under federal, state or foreign law, including the Bankruptcy Code.

Insurance Policy:  With respect to any Mortgage Loan included in the Trust Fund, any insurance policy, including all riders and endorsements thereto in effect, including any replacement policy or policies for any Insurance Policies.

Insurance Proceeds:  Proceeds paid by an insurer pursuant to any Insurance Policy, in each case other than any amount included in such Insurance Proceeds in respect of Insured Expenses, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or released to the borrower in accordance with the applicable Servicer’s normal servicing procedures.

Insured Expenses:  Expenses covered by an Insurance Policy or any other insurance policy with respect to the Mortgage Loans.

Interest Accrual Period:  With respect to each Class of Certificates, REMIC I Regular Interest and REMIC II Regular Interest and any Distribution Date, the period from and including the first day of the month immediately preceding the month in which such Distribution Date occurs, commencing September 1, 2007, to and including the last day of such immediately preceding month, on the basis of a 360-day year consisting of twelve 30-day months.

Interest Only Certificates: The Class 4-A-3 Certificates, the Class 4-A-7 Certificates and the Class 4-AX Certificates.

Issuing Entity:  As defined in Section 2.01(c).

Latest Possible Maturity Date:  The Distribution Date following the scheduled maturity date of the Mortgage Loan having the latest scheduled maturity date as of the Cut-off Date.

Liquidated Loan:  With respect to any Distribution Date, a defaulted Mortgage Loan (including any REO Property) which was liquidated in the calendar month preceding the month of such Distribution Date and as to which the applicable Servicer or the Master Servicer, as the case may be, has determined (in accordance with the applicable Servicing Agreement and this Agreement) that it has received all amounts it expects to receive in connection with the liquidation of such Mortgage Loan, including the final disposition of an REO Property.

Liquidation Proceeds:  Amounts, including Insurance Proceeds, received in connection with the partial or complete liquidation of defaulted Mortgage Loans, whether through trustee’s sale, foreclosure sale or otherwise or amounts received in connection with any condemnation or partial release of a Mortgaged Property and any other proceeds received in connection with an REO Property, less the sum of related unreimbursed Servicing Fees, Servicing Advances and Advances.

Loan Group:  Each of Loan Group 1, Loan Group 2, Loan Group 3, Loan Group 4 and Loan Group 5, as applicable.

Loan Group 1:  The Group 1 Mortgage Loans.

Loan Group 2:  The Group 2 Mortgage Loans.

Loan Group 3:  The Group 3 Mortgage Loans.

Loan Group 4:  The Group 4 Mortgage Loans.

Loan Group 5:  The Group 5 Mortgage Loans.

Loan Seller:  With respect to any Mortgage Loan, the entity that sold such Mortgage Loan to the Transferor.

Loan-to-Value Ratio:  With respect to any Mortgage Loan and as to any date of determination, the fraction (expressed as a percentage) the numerator of which is the principal balance of the related Mortgage Loan at such date of determination and the denominator of which is the Appraised Value of the related Mortgaged Property.  For purposes of representation (xxxii) on Schedule II, the Loan-to-Value Ratio will be the loan-to-value ratio calculated in accordance with applicable state laws regarding primary mortgage insurance.

Loss Allocation Limitation:  As defined in Section 4.03(c) hereof.

Lost Mortgage Note:  Any Mortgage Note the original of which was permanently lost or destroyed and has not been replaced.

Majority in Interest:  As to any Class of Regular Certificates, the Holders of Certificates of such Class evidencing, in the aggregate, at least 51% of the Percentage Interests evidenced by all Certificates of such Class.

Master Servicer:  Wells Fargo, in its capacity as Master Servicer hereunder.

Master Servicer Event of Termination:  As defined in Section 7.01 hereof.

Master Servicing Compensation:  The Master Servicer will be entitled to compensation for its activities under this Agreement equal to (i) the investment earnings on amounts on deposit in the Collection Account and (ii) interest collections received on the related Mortgage Loan calculated on the Scheduled Principal Balance of such Mortgage Loan at the Master Servicing Fee Rate.

Master Servicing Fee Rate:  With respect to each Mortgage Loan, 0.0075% per annum.

Master Servicing Officer:  Any officer of the Master Servicer involved in, or responsible for, the administration and master servicing of the Mortgage Loans.

MERS:  As defined in Section 2.01.

Mid America: Mid America Bank, fsb, a federal savings bank, and its successors and assigns, in its capacity as Servicer of the Mid America Mortgage Loans.

Mid America Mortgage Loans:  The Mortgage Loans for which Mid America is listed as “Servicer” on the Mortgage Loan.

Mid America Servicing Agreement:  Solely with respect to the Mid America Mortgage Loans, the Master Loan Purchase and Servicing Agreement, dated as of September 1, 2002, as amended and restated to and including December 1, 2005, by and between the Transferor and Mid America and any related amendments thereto, and as the same may be amended from time to time and any assignments and conveyances related to the Mid America Mortgage Loans.

Moody’s:  Moody’s Investors Service, Inc., or any successor thereto.  If Moody’s is designated as a Rating Agency in the Prospectus Supplement, for purposes of Section 11.05(b), the address for notices to Moody’s shall be Moody’s Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention:  Residential Mortgage Monitoring Group, or such other address as Moody’s may hereafter furnish to each party to this Agreement.

Mortgage:  The mortgage, deed of trust or other instrument creating a first lien on an estate in fee simple or leasehold interest in real property securing a Mortgage Note.

Mortgage File:  The mortgage documents listed in Section 2.01 hereof pertaining to a particular Mortgage Loan and any additional documents delivered to the Custodian to be added to the Mortgage File pursuant to this Agreement.

Mortgage Loan Purchase Agreement:  The Mortgage Loan Purchase Agreement, dated as of September 1, 2007, between the Transferor and the Depositor.

Mortgage Loan Schedule:  The list of Mortgage Loans (as from time to time amended by the Custodian to reflect the addition of Eligible Substitute Mortgage Loans and the deletion of Deleted Mortgage Loans pursuant to the provisions of this Agreement) transferred to the Trustee as part of the Trust Fund and from time to time subject to this Agreement, attached hereto as Schedule I, setting forth the following information with respect to each Mortgage Loan:  (1) the Mortgage Loan identifying number; (2) the Mortgagor’s first and last name; (3) the street address of the Mortgaged Property including the city, state and zip code; (4) the original principal balance of the Mortgage Loan; (5) the Scheduled Principal Balance of the Mortgage Loan as of the close of business on the Cut-off Date; (6) the unpaid principal balance of the Mortgage Loan as of the close of business on the Cut-off Date; (7) the last scheduled Due Date on which a Scheduled Payment was applied to the Scheduled Principal Balance; (8) the last Due Date on which a Scheduled Payment was actually applied to the unpaid principal balance; (9) the Mortgage Rate in effect immediately following origination; (10) the Mortgage Rate in effect immediately following the Cut-off Date (if different from (9)); (11) the amount of the Scheduled Payment at origination; (12) the amount of the Scheduled Payment as of the Cut-off Date (if different from (11)); (13) a code indicating whether the Mortgaged Property is owner occupied, a second home or an investor property; (14) a code indicating whether the Mortgaged Property is a single family residence, a two-family residence, a three-family residence, a four-family residence, a planned-unit development, a condominium or a Cooperative Unit; (15) a code indicating the loan purpose (i.e., purchase, rate/term refinance, cash-out refinance); (16) the stated maturity date; (17) the original months to maturity; (18) the remaining months to maturity from the Cut-off Date based on the original amortization Schedule and, if different, the remaining months to maturity expressed in the same manner but based on the actual amortization schedule; (19) the origination date of the Mortgage Loan; (20) the Loan-to-Value Ratio at origination; (21) the date on which the first Scheduled Payment was due on the Mortgage Loan after the origination date; (22) a code indicating the documentation style of the Mortgage Loan; (23) a code indicating if the Mortgage Loan is subject to a Primary Insurance Policy and, if so, the name of the Qualified Mortgage Insurer, the certificate number and the coverage amount of the Primary Insurance Policy; (24) the Servicing Fee Rate, and if such rate is subject to change, the date such rate will change and the Servicing Fee Rate applicable thereafter; (25) a code indicating whether the Mortgage Loan is subject to a prepayment penalty and, if so, the term of such prepayment penalty; (26) the credit score (or mortgage score) of the Mortgagor; (27) the debt-to-income ratio of the Mortgage Loan; (28) the next Adjustment Date; (29) the lifetime mortgage rate cap; (30) the Periodic Rate Cap; (31) the maximum interest rate; (32) the minimum interest rate; (33) a code indicating if the Mortgage Loan is subject to a “lender-paid” Primary Insurance Policy and, if so, the name of the Qualified Mortgage Insurer, the certificate number and the coverage amount of the Primary Insurance Policy, and the Lender-Paid Mortgage Insurance Rate; (34) the date on which the Mortgage Loan was transferred to the Transferor; (35) a code indicating the Loan Group such Mortgage Loan is included in; (36) the initial Servicer; (37) a code indicating the originator of the Mortgage Loan; (38) a code indicating whether the Mortgage Loan is a Cooperative Loan; (39) a code indicating the Custodian; and (40) a code indicating whether such Mortgage Loan is a Home Loan.

Mortgage Loans:  Such of the mortgage loans and cooperative loans transferred and assigned to the Trustee pursuant to the provisions hereof as from time to time are held as a part of the Trust Fund (including any REO Property), the mortgage loans so held being identified on the Mortgage Loan Schedule, notwithstanding foreclosure or other acquisition of title of the related Mortgaged Property.  With respect to each Mortgage Loan that is a Cooperative Loan, if any, “Mortgage Loan” shall include, but not be limited to, the related Mortgage Note, Security Agreement, Assignment of Proprietary Lease, Recognition Agreement, Cooperative Shares and Proprietary Lease and, with respect to each Mortgage Loan other than a Cooperative Loan, “Mortgage Loan” shall include, but not be limited to the related Mortgage and the related Mortgage Note.

Mortgage Note:  The original executed note or other evidence of the indebtedness of a Mortgagor under a Mortgage Loan.

Mortgage Rate:  The annual rate of interest borne by a Mortgage Note from time to time.

Mortgaged Property:  The underlying property securing a Mortgage Loan or, with respect to a Cooperative Loan, the related Cooperative Shares and Proprietary Lease.

Mortgagor:  The obligor(s) on a Mortgage Note.

Net Mortgage Rate:  As to each Mortgage Loan, and at any time, the per annum rate equal to the Mortgage Rate less the related Servicing Fee Rate, Master Servicing Fee Rate and any lender paid mortgage insurance premiums for such Mortgage Loan (expressed as a per annum percentage of its Scheduled Principal Balance).  For purposes of determining whether any Eligible Substitute Mortgage Loan is a Discount Mortgage Loan or a Non-Discount Mortgage Loan and for purposes of calculating the applicable PO Percentage and applicable Non-PO Percentage, each Eligible Substitute Mortgage Loan shall be deemed to have a Net Mortgage Rate equal to the Net Mortgage Rate of the Deleted Mortgage Loan for which it is substituted.

Net Prepayment Interest Shortfalls:  As to any Distribution Date, the amount by which the aggregate of Prepayment Interest Shortfalls for that Loan Group during the related Prepayment Period exceeds the amount of Compensating Interest available to such Loan Group for such Distribution Date.

Non-Discount Mortgage Loan:  Any Group 4 Mortgage Loan with a Net Mortgage Rate that is greater than or equal to the related Required Coupon.

Non-PO Percentage:  As to any Mortgage Loan in Loan Group 4 that is a Discount Mortgage Loan, a fraction (expressed as a percentage) the numerator of which is the Net Mortgage Rate of such Discount Mortgage Loan and the denominator of which is the related Required Coupon.  As to any Mortgage Loan in Loan Group 4 that is a Non-Discount Mortgage Loan, 100%.  As to any Mortgage Loan in Loan Groups 1, 2, 3 or 5, 100%.

Non-PO Recoveries:  With respect to any Distribution Date, an amount that is equal to the excess, if any, of (A) the amount of Recoveries on the Mortgage Loans for such Distribution Date, over (B) the amount of PO Recoveries for such Distribution Date.

Nonrecoverable Advance:  Any portion of an Advance previously made or proposed to be made by the applicable Servicer or the Master Servicer, as the case may be, that, in the good faith judgment of the applicable Servicer or the Master Servicer, will not be ultimately recoverable by the applicable Servicer or the Master Servicer from the related Mortgagor, related Liquidation Proceeds or otherwise.

Notice of Final Distribution:  The notice to be provided pursuant to Section 10.02 to the effect that final distribution on any of the Certificates shall be made only upon presentation and surrender thereof.

Notional Amount: For any Distribution Date, with respect to the Class 4-AX Certificates, the product of: (x) the aggregate Scheduled Principal Balance, as of the first day of the month immediately prior to the month in which the related Distribution Date occurs (after taking in account scheduled payments of principal on that date and unscheduled payments of principal distributed on the immediately preceding Distribution Date), or for the initial Distribution Date, as of the Cut-off Date, of the Non-Discount Loans; and (y) a fraction, the numerator of which is the weighted average of the related Stripped Interest Rates for the Non-Discount Loans and the denominator of which is the Required Coupon.  For any Distribution Date, with respect to the Class 4-A-3 Certificates, the product of (x) the aggregate Certificate Balance of the Class 4-A-2 Certificates immediately prior to such Distribution Date and (y) a fraction, the numerator of which is 0.500% and the denominator of which is the 7.000%.  For any Distribution Date, with respect to the Class 4-A-7 Certificates, the product of (x) the aggregate Certificate Balance of the Class 4-A-2 and Class 4-A-4 Certificates immediately prior to such Distribution Date and (y) a fraction, the numerator of which is 0.500% and the denominator of which is the 7.000%.  For federal income tax purposes, the Class 4-AX Certificates will have a Notional Amount equal to the Uncertificated Notional Amount of REMIC I Regular Interest LT-4AXIO.  The Class 4-A-3 Interests will have a Notional Amount equal to the Uncertificated Notional Amount Balance of REMIC II Regular Interest 4-A-3.  The Class 4-A-7 Certificates will have a Notional Amount equal to the aggregate Uncertificated Principal Balance of the REMIC II Regular Interest 4-A-2 and REMIC II Regular Interest 4-A-4A immediately prior to such Distribution Date.

Offered Certificates:  All Classes of Certificates other than the Private Certificates.

Officer’s Certificate:  A certificate (i) signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a Managing Director, a Vice President (however denominated), an Assistant Vice President, the Treasurer, the Secretary, or one of the Assistant Treasurers or Assistant Secretaries of the Depositor or the Master Servicer, or (ii) if provided for in this Agreement, signed by a Master Servicing Officer, as the case may be, and delivered to the Depositor, the Trustee and the Trust Administrator, as the case may be, as required by this Agreement.

Opinion of Counsel:  A written opinion of counsel, who may be counsel for the Depositor or the Master Servicer, including in-house counsel, reasonably acceptable to the Trustee or the Trust Administrator, as applicable; provided, however, that, with respect to the interpretation or application of the REMIC Provisions and the Grantor Trust Provisions such counsel must (i) in fact be independent of the Depositor and the Master Servicer, (ii) not have any direct financial interest in the Depositor or the Master Servicer or in any affiliate of either, and (iii) not be connected with the Depositor or the Master Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

Optional Termination:  The termination of a portion of the Trust created hereunder in connection with the purchase of the Mortgage Loans pursuant to Section 10.01(a) hereof.

Order:  A final nonappealable order of a court or other body exercising jurisdiction in an Insolvency Proceeding by or against the Trust, to the effect that a Holder or the Trust Administrator is required to return or repay all or a portion of a Preference Amount.

Original Subordinate Principal Balance:  The aggregate of the Class Principal Balances of the Subordinate Certificates as of the Closing Date.

OTS:  The Office of Thrift Supervision.

Outstanding:  With respect to the Certificates as of any date of determination, all Certificates theretofore executed and authenticated under this Agreement except:

(i)   Certificates theretofore canceled by the Trust Administrator or delivered to the Trust Administrator for cancellation; and

(ii)  Certificates in exchange for which or in lieu of which other Certificates have been executed and delivered by the Trust Administrator pursuant to this Agreement.

Outstanding Mortgage Loan:  As of any Due Date, a Mortgage Loan with a Scheduled Principal Balance greater than zero that was not the subject of a Principal Prepayment in Full prior to such Due Date and that did not become a Liquidated Loan prior to such Due Date.

Ownership Interest:  As to any Residual Certificate, any ownership interest in such Certificate including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

Par Call Price:  With respect to each Mortgage Loan (not including REO Properties) to be purchased pursuant to Section 10.01(a) hereof, 100% of the unpaid principal balance of such Mortgage Loan, plus accrued and unpaid interest thereon at the applicable Net Mortgage Rate.

Pass-Through Rate:  The Pass-Through Rate for the Class 1-A-1, Class 1-A-2 and Class AR Certificates for each Distribution Date will be a per annum rate equal to the weighted average of the Net Mortgage Rates on the Group 1 Mortgage Loans, weighted on the basis of the outstanding Scheduled Principal Balances of the Group 1 Mortgage Loans, as of the first day of the month immediately prior to the month in which the relevant Distribution Date occurs (after taking into account scheduled payments of principal on that date and unscheduled payments of principal distributed on the Distribution Date immediately preceding such Distribution Date).  For federal income tax purposes, the Class 1-A Certificates will accrue interest at a per annum rate equal to the REMIC I Remittance Rate for REMIC I Regular Interest LT-ZZZ1.

The Pass-Through Rate for the Class 2-A-1, Class 2-A-2 and Class 2-A-3 Certificates for each Distribution Date will be a per annum rate equal to the weighted average of the Net Mortgage Rates on the Group 2 Mortgage Loans, weighted on the basis of the outstanding Scheduled Principal Balances of the Group 2 Mortgage Loans, as of the first day of the month immediately prior to the month in which the relevant Distribution Date occurs (after taking into account scheduled payments of principal on that date and unscheduled payments of principal distributed on the Distribution Date immediately preceding such Distribution Date).  For federal income tax purposes, the Class 2-A-1 Certificates and Class 2-A-2 Certificates will accrue interest at a per annum rate equal to their respective REMIC II Remittance Rates. The Class 2-A-3 Certificates do not have a pass-through rate but shall represent an undivided beneficial ownership interest in the right to receive REMIC II Regular Interests 2-A-1 and 2-A-2 at their respective REMIC II Remittance Rates.

The Pass-Through Rate for the Class 3-A-1 and Class 3-A-2 Certificates for each Distribution Date will be a per annum rate equal to the weighted average of the Net Mortgage Rates on the Group 3 Mortgage Loans, weighted on the basis of the outstanding Scheduled Principal Balances of the Group 3 Mortgage Loans, as of the first day of the month immediately prior to the month in which the relevant Distribution Date occurs (after taking into account scheduled payments of principal on that date and unscheduled payments of principal distributed on the Distribution Date immediately preceding such Distribution Date).  For federal income tax purposes, the Class 3-A Certificates will accrue interest at a per annum rate equal to the REMIC I Remittance Rate for REMIC I Regular Interest LT-ZZZ3.

The Pass-Through Rate for the Class 4-A-1, Class 4-A-3, Class 4-A-4, Class 4-A-5 and Class 4-A-7 Certificates will be a per annum rate equal to 7.000%.  For federal income tax purposes, (i) the Class 4-A-1 Certificates do not have a pass-through rate but shall represent an undivided beneficial ownership interest in the right to receive REMIC II Regular Interests 4-A-2 and 4-A-3 at their respective REMIC II Remittance Rates, (ii) the Class 4-A-3 Certificates will accrue interest at a per annum rate equal to its respective REMIC II Remittance Rate, (iii) the Class 4-A-4 Certificates will accrue interest at a per annum rate equal to the aggregate of the REMIC II Remittance Rates on REMIC II Regular Interests 4-A-4A and 4-A-4B, (iv) the Class 4-A-5 Certificates do not have a pass-through rate but shall represent an undivided beneficial ownership interest in the right to receive REMIC II Regular Interests 4-A-2, 4-A-3, 4-A-4A and 4-A-4B at their respective REMIC II Remittance Rates and (iv) the Class 4-A-7 Certificates do not have a pass-through rate but shall represent an undivided beneficial ownership interest in the right to receive REMIC II Regular Interests 4-A-3 and 4-A-4B at their respective REMIC II Remittance Rates.

The Pass-Through Rate for the Class 4-A-2 and Class 4-A-6 Certificates will be a per annum rate equal to 6.500%.  For federal income tax purposes, (i) the Class 4-A-2 Certificates will accrue interest at a per annum rate equal to its respective REMIC II Remittance Rate and (ii) the Class 4-A-6 Certificates do not have a pass-through rate but shall represent an undivided beneficial ownership interest in the right to receive REMIC II Regular Interests 4-A-2 and 4-A-4A at their respective REMIC II Remittance Rates.

The Pass-Through Rate for the Class 4-AX Certificates will be a per annum rate equal to 7.000%.  For federal income tax purposes, the Class 4-AX Certificates will be entitled to 100% of amounts distributed on REMIC I Regular Interest LT-4AXIO.

The Pass-Through Rate for the Class 5-A-1 Certificates will be a per annum rate equal to the weighted average of the Net Mortgage Rates on the Group 5 Mortgage Loans, weighted on the basis of the outstanding Scheduled Principal Balances of the Group 5 Mortgage Loans, as of the first day of the month immediately prior to the month in which the relevant Distribution Date occurs (after taking into account scheduled payments of principal on that date and unscheduled payments of principal distributed on the Distribution Date immediately preceding such Distribution Date).  For federal income tax purposes, the Class 5-A Certificates will accrue interest at a per annum rate equal to the REMIC I Remittance Rate for REMIC I Regular Interest LT-ZZZ5.

The Pass Through Rate for each of the Subordinate Certificates for each Distribution Date will be a per annum rate equal to the weighted average (weighted on the basis of the portion of the aggregate Certificate Principal Balance of the Subordinate Certificates attributable to the Non-PO Percentage of the Scheduled Principal Balance of the Mortgage Loans in each Loan Group as of the first day of the month immediately prior to the month in which the relevant Distribution Date occurs (after taking into account scheduled payments of principal on that date and unscheduled payments of principal distributed on the Distribution Date immediately preceding such Distribution Date)) of (i) the weighted average of the Net Mortgage Rates on the Group 1 Mortgage Loans, weighted on the basis of the outstanding Scheduled Principal Balances of the Group 1 Mortgage Loans, as of the first day of the month immediately prior to the month in which the relevant Distribution Date occurs (after taking into account scheduled payments of principal on that date and unscheduled payments of principal distributed on the Distribution Date immediately preceding such Distribution Date); (ii) the weighted average of the Net Mortgage Rates on the Group 2 Mortgage Loans, weighted on the basis of the outstanding Scheduled Principal Balances of the Group 2 Mortgage Loans, as of the first day of the month immediately prior to the month in which the relevant Distribution Date occurs (after taking into account scheduled payments of principal on that date and unscheduled payments of principal distributed on the Distribution Date immediately preceding such Distribution Date); (iii) the weighted average of the Net Mortgage Rates on the Group 3 Mortgage Loans, weighted on the basis of the outstanding Scheduled Principal Balances of the Group 3 Mortgage Loans, as of the first day of the month immediately prior to the month in which the relevant Distribution Date occurs (after taking into account scheduled payments of principal on that date and unscheduled payments of principal distributed on the Distribution Date immediately preceding such Distribution Date); (iv) the Required Coupon with respect to Loan Group 4; and (v) the weighted average of the Net Mortgage Rates on the Group 5 Mortgage Loans, weighted on the basis of the outstanding Scheduled Principal Balances of the Group 5 Mortgage Loans, as of the first day of the month immediately prior to the month in which the relevant Distribution Date occurs (after taking into account scheduled payments of principal on that date and unscheduled payments of principal distributed on the Distribution Date immediately preceding such Distribution Date).  For federal income tax purposes, the Subordinate Certificates will accrue interest at a per annum rate equal to the weighted average of the REMIC I Remittance Rate on REMIC I Regular Interest LT-1A, REMIC I Regular Interest LT-2A, REMIC I Regular Interest LT-3A, REMIC I Regular Interest LT-4A and REMIC I Regular Interest LT-5A, weighted on the basis of the Uncertificated Balance of each such REMIC I Regular Interest.

The Class PO Certificates shall have a Pass-Through Rate of 0.000% per annum and shall not be entitled to any distributions of interest.  For federal income tax purposes, the Class PO Certificates will accrue interest at a per annum rate equal to 0.000%.

The Class P Certificates will not accrue interest and therefore will not have a Pass-Through Rate.  The Class P Certificates will be entitled to the Prepayment Charges attributable to their respective Loan Groups.

PCAOB:  The Public Company Accounting Oversight Board.

Percentage Interest:  As to any Certificate, the percentage interest evidenced thereby in distributions required to be made on the related Class, such percentage interest being set forth on the face thereof or equal to the percentage obtained by dividing the Denomination of such Certificate by the aggregate of the Denominations of all Certificates of the same Class.

Periodic Rate Cap:  As to each Mortgage Loan and the related Mortgage Note, the provisions therein that limit permissible increases and decreases in the interest rate of any Mortgage Loan on any Adjustment Date.

Permitted Investments:  At any time, any one or more of the following obligations and securities:

(a)  obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

(b)  general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long term debt rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by either Rating Agency (as confirmed in writing by the applicable Rating Agency);

(c)  commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by either Rating Agency (as confirmed in writing by the applicable Rating Agency);

(d)  certificates of deposit, demand or time deposits, or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company are then rated in one of the two highest long term and the highest short term ratings of each Rating Agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by either Rating Agency (as confirmed in writing by the applicable Rating Agency);

(e)  demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that such deposits are fully insured by the FDIC and are then rated in the highest long term and the highest short term ratings of each Rating Agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by either Rating Agency (as confirmed in writing by the applicable Rating Agency);

(f)  guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by either Rating Agency (as confirmed in writing by the applicable Rating Agency);

(g)  repurchase obligations with respect to any security described in clauses (a) and (b) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (d) above;

(h)  securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have the highest rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by either Rating Agency (as confirmed in writing by the applicable Rating Agency);

(i)  units of a taxable money market portfolio having the highest rating assigned by each Rating Agency and restricted to obligations issued or guaranteed by the United States of America or entities whose obligations are backed by the full faith and credit of the United States of America and repurchase agreements collateralized by such obligations;

(j)  any mutual fund, money market fund, common trust fund or other pooled investment vehicle, the assets of which are limited to instruments that otherwise would constitute Permitted Investments hereunder, including any such fund that is managed by the Trust Administrator or Master Servicer or any affiliate of the Trust Administrator or Master Servicer or for which the Trust Administrator or Master Servicer or any affiliate of the Trust Administrator or Master Servicer acts as an adviser as long as such fund is rated in at least the highest rating category by each Rating Agency (if so rated by such Rating Agency; provided, however, if S&P is a Rating Agency, then such mutual fund, money market fund, common trust fund or other pooled investment vehicle shall have been rated by S&P); and

(k)  such other investments bearing interest or sold at a discount acceptable to each Rating Agency as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by either Rating Agency, as evidenced by a signed writing delivered by each Rating Agency;

provided, that no such instrument shall be a Permitted Investment if such instrument evidences the right to receive interest-only payments with respect to the obligations underlying such instrument.

Permitted Transferee:  Any Person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, international organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers’ cooperatives described in Section 521 of the Code) which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in Section 860E(c)(l) of the Code) with respect to any Residual Certificate, (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, (v) a Person that is not a citizen or resident of the United States, a corporation, partnership (except as provided in applicable Treasury Regulations), or other entity created or organized in or under the laws of the United States or any State thereof or the District of Columbia, an estate whose income is subject to United States federal income tax regardless of its source or a trust if a court within the United States is able to exercise primary supervision over the administration of the Trust and one or more Persons described in this clause (v) have the authority to control all substantial decisions of the Trust (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as United States persons) unless such Person has furnished the transferor and the Trust Administrator with a duly completed Internal Revenue Service Form W-8ECI or any applicable successor form, (vi) any Person with respect to whom income on any Residual Certificate is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other Person and (vii) any other Person so designated by the Depositor based upon an Opinion of Counsel that the Transfer of an Ownership Interest in a Residual Certificate to such Person may cause any REMIC hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding.  The terms “United States,” “State” and “international organization” shall have the meanings set forth in Section 7701 of the Code or successor provisions.  A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of Freddie Mac, a majority of its board of directors is not selected by such government unit.

Person:  Any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

Physical Certificate:  The Class B-6, Class B-7, Class B-8, Class P and Residual Certificates.

Pledge Instruments:  With respect to each Cooperative Loan, the Stock Power, the Assignment of Proprietary Lease and the Security Agreement.

PO Deferred Amount:  As to any Distribution Date on or prior to the Cross-Over Date and with respect to the Class 4-PO Certificates, the sum of (i) the sum for all of the Discount Mortgage Loans in Loan Group 4 of the applicable PO Percentage for each such Mortgage Loan of the principal portion of each Realized Loss, other than an Excess Loss, on such Discount Mortgage Loan to be allocated to the Class 4-PO Certificates on such Distribution Date and (ii) all amounts previously allocated to the Class 4-PO Certificates in respect of such losses and not distributed to the Class 4-PO Certificates on prior Distribution Dates.

PO Principal Distribution Amount:  As to any Distribution Date and with respect to the Class 4-PO Certificates, the sum for all of the Discount Mortgage Loans in Loan Group 4 of the applicable PO Percentage of (a) the principal portion of each Scheduled Payment (without giving effect, prior to the Bankruptcy Coverage Termination Date, to any reductions thereof caused by any Debt Service Reductions or Deficient Valuations) due on such Mortgage Loan on the related Due Date, (b) the Scheduled Principal Balance of such Mortgage Loan if it was repurchased by the Transferor pursuant to this Agreement as of such Distribution Date, (c) the Substitution Adjustment Amount in connection with any Deleted Mortgage Loan from Loan Group 4 received with respect to such Distribution Date, (d) any Insurance Proceeds or Liquidation Proceeds allocable to recoveries of principal of such Mortgage Loan, to the extent such Mortgage Loan is not yet a Liquidated Loan, received during the calendar month preceding the month of such Distribution Date, (e) to the extent such Mortgage Loan became a Liquidated Loan during the month preceding the calendar month of such Distribution Date, the lesser of (i) the Scheduled Principal Balance of such Mortgage Loan and (ii) the amount of Liquidation Proceeds allocable to principal received during the month preceding the month of such Distribution Date with respect to such Mortgage Loan and (f) the sum of (i) any Principal Prepayments in full with respect to such Mortgage Loan received during the related Prepayment Period and (ii) all partial Principal Prepayments with respect to such Mortgage Loan applied during the related Prepayment Period; provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained with respect to a Discount Mortgage Loan in Loan Group 4 that is not a Liquidated Loan, the PO Principal Distribution Amount with respect to the Class 4-PO Certificates will be reduced on the related Distribution Date by the applicable PO Percentage of the principal portion of such Bankruptcy Loss.

PO Percentage:  As to any Discount Mortgage Loan, 100% minus the Non-PO Percentage for such Discount Mortgage Loan.  As to any Non-Discount Mortgage Loan, 0%.  As to any Mortgage Loan in Loan Groups 1, 2, 3 or 5, 0%.

PO Recoveries:  With respect to any Distribution Date, an amount equal to the lesser of (a) the related Amount Available for PO Recoveries and (b) the related PO Deferred Amount.

PO Recovery Excess: With respect to any Distribution Date, the excess, if any of (a) the related Amount Available for PO Recoveries over (b) the related PO Deferred Amount.

Pool Principal Balance:  As to any Distribution Date, the aggregate of the Scheduled Principal Balances of the Mortgage Loans that were Outstanding Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date.

Prepayment Interest Excess:  As to any Principal Prepayment received or, in the case of partial Principal Prepayments, applied by the applicable Servicer or the Master Servicer from the first day through the fifteenth day of any calendar month (other than the calendar month in which the Cut-off Date occurs), all amounts paid by the related Mortgagor in respect of interest on such Principal Prepayment.

Prepayment Interest Shortfall:  As to any Distribution Date, Mortgage Loan and Principal Prepayment received or, in the case of partial Principal Prepayments, applied, during the applicable Prepayment Period, the amount, if any, by which one month’s interest at the related Net Mortgage Rate on such Principal Prepayment exceeds the amount of interest at the Net Mortgage Rate paid in connection with such Principal Prepayment.

Prepayment Period:  As to any Distribution Date, with respect to any voluntary Principal Prepayment of a Mortgage Loan, either (i) the calendar month preceding the month in which such Distribution Date occurs or (ii) the period commencing on the 16th day of the calendar month preceding the related Distribution Date (and in the case of the first Distribution Date, commencing on September 1, 2007) and ending on the 15th day of the calendar month in which such Distribution Date occurs, as applicable.

Primary Insurance Policy:  Each policy of primary mortgage guaranty insurance or any replacement policy with respect to any Mortgage Loan.

Principal Only Certificates:  The Class 4-PO Certificates.

Principal Prepayment:  Any payment of principal by a Mortgagor on a Mortgage Loan that is received in advance of its scheduled Due Date, excluding any prepayment penalty or premium thereon, and is not accompanied by an amount representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.  Partial Principal Prepayments will be applied by the applicable Servicers in accordance with the terms of the related Servicing Agreements and in accordance with the terms of the related Mortgage Note, and to the extent the Mortgage Note does not provide otherwise, shall be applied in the Prepayment Period preceding the receipt thereof.

Principal Prepayment in Full:  Any Principal Prepayment made by a Mortgagor of the entire principal balance of a Mortgage Loan.

Private Certificates:  The Class B-6, Class B-7, Class B-8 and Class P Certificates.

Pro Rata Share:  As to any Distribution Date and any Mortgage Loan (i) with respect to any Senior Certificate for which such Mortgage Loan is not in the Related Loan Group, zero, and (ii) with respect to each other Class of Senior Certificates as to which such Mortgage Loan is in the Related Loan Group, and each Class of Subordinate Certificates, the ratio that the amount calculated with respect to such Distribution Date for such Class pursuant to clause (i) of the definition of Accrued Certificate Interest (without giving effect to any reduction of such amount pursuant to Section 4.02(c)) bears to the amount calculated with respect to such Distribution Date for all such Classes of Senior Certificates and for all Classes of Subordinate Certificates pursuant to clause (i) of the definition of Accrued Certificate Interest (without giving effect to any reduction of such amount pursuant to Section 4.02(c)); provided, however, that with respect to the calculation in (ii) above, such calculation with respect to the Subordinate Certificates shall be made as though each Class of Subordinate Certificates had a Class Principal Balance equal to its pro rata share (based on Class Principal Balance) of the Group Subordinate Amount for the Group which includes such Mortgage Loan, and provided, further, that, in the event the Pro Rata Share for any Class of Senior Certificates as so calculated exceeds the portion of the Accrued Certificate Interest for such Class in accordance with clause (i) of the definition thereof without adjustment for Section 4.02(c) other than reduction for Net Prepayment Interest Shortfalls, the amount of such excess shall be allocated pro rata to all other Classes of Senior Certificates based on Accrued Certificate Interest pursuant to such clause (i) without adjustment pursuant to Section 4.02(c), and shall be treated as the Pro Rata Share of each such Class.

Proprietary Lease:  The lease on a Cooperative Unit evidencing the possessory interest of the owner of the Cooperative Shares in such Cooperative Unit.

Prospectus Supplement:  The Prospectus Supplement dated October 9, 2007 relating to the Offered Certificates.

Protected Account:  An account established and maintained for the benefit of Certificateholders by each Servicer with respect to the related Mortgage Loans and with respect to REO Property pursuant to the respective Servicing Agreements.  Each Protected Account is required to be an Eligible Account.

Purchase Price:  With respect to any Mortgage Loan required to be purchased by the Transferor pursuant to Section 2.02 or 2.03 hereof, an amount equal to (A) the sum of (i) 100% of the unpaid principal balance of the Mortgage Loan on the date of such purchase, (ii) accrued and unpaid interest thereon at the applicable Mortgage Rate from the date through which interest was last paid by the Mortgagor or the applicable Servicer or the Master Servicer, as the case may be, made an Advance in respect thereof (which was not reimbursed) to the Due Date in the month in which the Purchase Price is to be distributed to Certificateholders, (iii) in the event that such Mortgage Loan is repurchased by the Transferor due to a breach of the representations and warranties listed in clauses (xiii) or (xiv) of Schedule II to this Agreement, any costs and damages incurred by the Trust in connection with a violation of a predatory or abusive lending law with respect to such Mortgage Loan, less (B) any Amounts Held for Future Distribution related to such Mortgage Loan with respect to the Distribution Date in the month in which the Purchase Price is to be distributed to Certificateholders.

Qualified Mortgage Insurer:  Any mortgage insurer that is Fannie Mae and Freddie Mac approved.

Rating Agency:  Each of Fitch and S&P.  If any such organization or a successor is no longer in existence, “Rating Agency” shall be such nationally recognized statistical rating organization, or other comparable Person, as is designated by the Depositor, notice of which designation shall be given to the Trustee and the Trust Administrator.  References herein to a given rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.

Realized Loss:  With respect to each Liquidated Loan, an amount (not less than zero or more than the Scheduled Principal Balance of the Mortgage Loan) as of the date of such liquidation, equal to (i) the unpaid principal balance of the Liquidated Loan as of the date of such liquidation, plus (ii) interest at the Net Mortgage Rate from the Due Date as to which interest was last paid or advanced (and not reimbursed) to Certificateholders up to the Due Date in the month in which Liquidation Proceeds are required to be distributed on the Scheduled Principal Balance of such Liquidated Loan from time to time, minus (iii) the Liquidation Proceeds, if any, received during the month in which such liquidation occurred, to the extent applied as recoveries of interest at the Net Mortgage Rate and to principal of the Liquidated Loan.  With respect to each Mortgage Loan that has become the subject of a Deficient Valuation, if the principal amount due under the related Mortgage Note has been reduced, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation.

Recognition Agreement:  An Agreement among a Cooperative Corporation, a lender and a Mortgagor with respect to a Cooperative Loan whereby such parties (i) acknowledge that such lender may make, or intends to make, such Cooperative Loan and (ii) make certain agreements with respect to such Cooperative Loan.

Record Date:  With respect to any Distribution Date and any Class of Certificates, the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs.

Recovery:  With respect to any Distribution Date and any Mortgage Loan, an amount, net of any reimbursable expenses, received in respect of principal on such Mortgage Loan during the related Prepayment Period which has previously been allocated as a Realized Loss to a Class of Certificates.

Refinancing Mortgage Loan:  Any Mortgage Loan originated in connection with the refinancing of an existing mortgage loan.

Regular Certificates:  All Classes of Certificates, other than the Residual Certificates, the Exchangeable Certificates and the Class P Certificates.

Regular Interest: A “regular interest” in a REMIC within the meaning of Section 860G(a)(1) of the Code.

Regulation AB:  Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed Reg. 1,506 – 1,631 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Relevant Servicing Criteria:  The Servicing Criteria applicable to each party, as set forth on Exhibit X attached hereto.  Multiple parties can have responsibility for the same Relevant Servicing Criteria.  With respect to a Servicing Function Participant engaged by any of the Master Servicer, the Trust Administrator or each Servicer, the term Relevant Servicing Criteria may refer to a portion of the Relevant Servicing Criteria applicable to such parties.

Relief Act:  The Servicemembers Civil Relief Act, as amended, or any comparable state or local statute (including the comparable provisions under the California Military and Veterans Code, as amended).

Relief Act Reduction:  With respect to any Distribution Date and any Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon for the most recently ended calendar month as a result of the application of the Relief Act, the amount, if any, by which (i) interest collectible on such Mortgage Loan for the most recently ended calendar month is less than (ii) interest accrued thereon for such month pursuant to the Mortgage Note.

REMIC:  A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

REMIC I:  The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder, with respect to which a REMIC election is to be made, consisting of: (i) the Mortgage Loan Purchase Agreement, the Servicing Agreements solely as each such Servicing Agreement relates to the Mortgage Loans being serviced by the related Servicer (other than those rights under the Servicing Agreements that do not relate to the servicing of the Mortgage Loans (including, without limitation, the representations and warranties made by the applicable Servicers (with respect to the Mortgage Loans sold to the Transferor) and the document delivery requirements of such Servicer and the remedies (including indemnification) available for breaches thereto); (ii) the Mortgage Loans and all interest and principal received on or with respect thereto after the Cut-off Date to the extent not applied in computing the Cut-off Date Principal Balance thereof; (iii) the Collection Account and the Distribution Account and all amounts deposited therein pursuant to the applicable provisions of this Agreement; (iv) property that secured a Mortgage Loan and has been acquired by foreclosure, deed-in-lieu of foreclosure or otherwise; and (v) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing.

REMIC I Regular Interests: The REMIC I Regular Interests, as defined in the Preliminary Statement.

REMIC I Remittance Rate: With respect to REMIC I Regular Interest LT-1A and REMIC I Regular Interest LT-ZZZ1, a per annum rate equal to the weighted average of the Net Mortgage Rates on the Group 1 Mortgage Loans, weighted on the basis of the outstanding Schedule Principal Balances of the Group 1 Mortgage Loans, as of the first day of the month immediately prior to the month in which the relevant Distribution Date occurs (after taking into account scheduled payments of principal on that date).  With respect to REMIC I Regular Interest LT-2A and REMIC I Regular Interest LT-ZZZ2, a per annum rate equal to the weighted average of the Net Mortgage Rates on the Group 2 Mortgage Loans, weighted on the basis of the outstanding Schedule Principal Balances of the Group 2 Mortgage Loans, as of the first day of the month immediately prior to the month in which the relevant Distribution Date occurs (after taking into account scheduled payments of principal on that date).  With respect to REMIC I Regular Interest LT-3A and REMIC I Regular Interest LT-ZZZ3, a per annum rate equal to the weighted average of the Net Mortgage Rates on the Group 3 Mortgage Loans, weighted on the basis of the outstanding Schedule Principal Balances of the Group 3 Mortgage Loans, as of the first day of the month immediately prior to the month in which the relevant Distribution Date occurs (after taking into account scheduled payments of principal on that date).  With respect to REMIC I Regular Interest LT-4A, REMIC I Regular Interest LT-4A3IO, REMIC I Regular Interest LT-4A4 and REMIC I Regular Interest LT-ZZZ4, 7.000% per annum. With respect to REMIC I Regular Interest LT-5A and REMIC I Regular Interest LT-ZZZ5, a per annum rate equal to the weighted average of the Net Mortgage Rates on the Group 5 Mortgage Loans, weighted on the basis of the outstanding Schedule Principal Balances of the Group 5 Mortgage Loans, as of the first day of the month immediately prior to the month in which the relevant Distribution Date occurs (after taking into account scheduled payments of principal on that date).  With respect to REMIC I Regular Interest LT-4PO, 0.000% per annum.  With respect to REMIC I Regular Interest LT-4AXIO, a per annum rate equal to the weighted average of the Net Mortgage Rates on the Non-Discount Loans, weighted on the basis of the outstanding Schedule Principal Balances of the Non-Discount Loans, as of the first day of the month immediately prior to the month in which the relevant Distribution Date occurs (after taking into account scheduled payments of principal on that date) minus a per annum rate equal to 7.000%.

REMIC I Subordinated Balance Ratio:  The ratio among the Uncertificated Balances of each of REMIC I Regular Interest LT-1A, REMIC I Regular Interest LT-2A, REMIC I Regular Interest LT-3A, REMIC I Regular Interest LT-4A and REMIC I Regular Interest LT-5A, equal to the ratio among, with respect to each such REMIC I Regular Interest, the excess of (x) the aggregate principal balance of the Non-PO Percentage of the Mortgage Loans in the related Loan Group as of the first day of the month immediately prior to the month in which the relevant distribution date occurs (after taking into account scheduled payments of principal on that date and unscheduled payments of principal distributed on he immediately preceding distribution date) over (y) the aggregate current Certificate Principal Balance the Class A Certificates in the related Loan Group.

REMIC II Regular Interests: The REMIC II Regular Interests, as defined in the Preliminary Statement.

REMIC II Remittance Rate: With respect to REMIC II Regular Interest 2-A-1 and REMIC II Regular Interest 2-A-2, a per annum rate equal to the REMIC I Remittance Rate for REMIC I Regular Interest LT-ZZZ2.  With respect to REMIC II Regular Interest 4-A-2, 6.50% per annum.  With respect to REMIC II Regular Interest 4-A-3, 0.50% per annum.  With respect to REMIC II Regular Interest 4-A-4A, 6.50% per annum.  With respect to REMIC II Regular Interest 4-A-4B, 0.50% per annum.

REMIC Provisions:  Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time as well as provisions of applicable state laws.

REO Property:  A Mortgaged Property acquired by the Trust Fund through foreclosure, deed-in-lieu of foreclosure, repossession or otherwise in connection with a defaulted Mortgage Loan.

Reportable Event:  As defined in Section 8.12.

Reporting Servicer:  As defined in Section 8.12(b)(i).

Required Coupon:  7.000% per annum.

Required Insurance Policy:  With respect to any Mortgage Loan, any insurance policy that is required to be maintained from time to time under the applicable Servicing Agreement.

Residual Certificates:  The Class AR Certificates.

Residual Interest:  The sole class of “residual interests” in a REMIC within the meaning of Section 860G(a)(2) of the Code.

Responsible Officer:  When used with respect to the Trustee or the Trust Administrator, any Director, any Managing Director, any Associate, any Vice President, any Assistant Vice President, the Secretary, any Assistant Secretary, any Trust Officer or any other officer of the Trustee or Trust Administrator, as applicable, customarily performing functions similar to those performed by any of the above designated officers having direct responsibility for the administration of this Agreement and also to whom, with respect to a particular matter, such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

Restricted Classes:  As defined in Section 4.02(d).

S&P:  Standard and Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.  If S&P is designated as a Rating Agency in the Prospectus Supplement, for purposes of Section 11.05(b) the address for notices to S&P shall be Standard and Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041, Attention:  Residential Mortgage Monitoring Group, or such other address as S&P may hereafter furnish to each party to this Agreement.

Sarbanes-Oxley Act:  The Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission’s staff).

Sarbanes-Oxley Certification: A written certification signed by an officer of the Master Servicer that complies with (i) the Sarbanes-Oxley Act, and (ii) Exchange Act Rules 13a-14(d) and 15d-14(d), as in effect from time to time; provided that if, after the Closing Date (a) the Sarbanes-Oxley Act is amended, (b) the Rules referred to in clause (ii) are modified or superseded by any subsequent statement, rule or regulation of the Commission or any statement of a division thereof, or (c) any future releases, rules and regulations are published by the Commission from time to time pursuant to the Sarbanes-Oxley Act, which in any such case affects the form or substance of the required certification and results in the required certification being, in the reasonable judgment of the Master Servicer, materially more onerous that then form of the required certification as of the Closing Date, the Sarbanes-Oxley Certification shall be as agreed to by the Master Servicer and the Depositor following a negotiation in good faith to determine how to comply with any such new requirements.

Scheduled Payment:  The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan which, unless otherwise specified herein, shall give effect to any related Debt Service Reduction and any Deficient Valuation that affects the amount of the monthly payment due on such Mortgage Loan.

Scheduled Principal Balance:  As to any Mortgage Loan and any Distribution Date, the unpaid principal balance of such Mortgage Loan as of the Due Date in the month preceding the month in which such Distribution Date occurs, as specified in the amortization Schedule at the time relating thereto (before any adjustment to such amortization Schedule by reason of any moratorium or similar waiver or grace period) after giving effect to any previous partial Principal Prepayments and Liquidation Proceeds allocable to principal received during the Prepayment Period for the prior Distribution Date (other than with respect to any Liquidated Loan), and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor.  The Scheduled Principal Balance of any Mortgage Loan that has been prepaid in full or has become a Liquidated Loan during the related Prepayment Period shall be zero.

Securities Act:  The Securities Act of 1933, as amended.

Security Agreement:  With respect to a Cooperative Loan, the agreement or mortgage creating a security interest in favor of the originator of the Cooperative Loan in the related Cooperative Shares.

Senior Certificates:  The Group 1 Certificates, Group 2 Certificates, Group 3 Certificates, Group 4 Certificates and Group 5 Certificates.

Senior Final Distribution Date:  The Distribution Date on which the respective Class Principal Balances of the Senior Certificates (other than the Principal Only Certificates and the Interest Only Certificates) have each been reduced to zero.

Senior Optimal Principal Amount:  For any Distribution Date and any Loan Group, the sum for all Mortgage Loans in such Loan Group of (i) the Senior Percentage of the applicable Non-PO Percentage related to such Group of (a) the principal portion of each Scheduled Payment (without giving effect, prior to the Bankruptcy Coverage Termination Date, to any reductions thereof caused by any Debt Service Reductions or Deficient Valuations) due on each such Mortgage Loan on the related Due Date, (b) the principal portion of the Purchase Price of each such Mortgage Loan to the extent it was repurchased by the Transferor pursuant to this Agreement as of such Distribution Date, (c) the Substitution Adjustment Amount in connection with any Deleted Mortgage Loan related to such Loan received with respect to such Distribution Date and (d) any Liquidation Proceeds (including Insurance Proceeds) allocable to recoveries of principal of any Mortgage Loan related to such Loan Group that is not yet a Liquidated Loan, received during the calendar month preceding the month of such Distribution Date, (ii) with respect to each such Mortgage Loan in such Loan Group that became a Liquidated Loan during the calendar month preceding the month of such Distribution Date, the lesser of (a) the Senior Percentage of the applicable Non-PO Percentage related to such Group of the Scheduled Principal Balance of such Mortgage Loan, and (b) either (A) the Senior Prepayment Percentage related to such Group of the amount of the Liquidation Proceeds allocable to principal received with respect to such Mortgage Loan, or (B) if an Excess Loss was sustained with respect to such Liquidated Loan during such prior calendar month, the Senior Percentage of the applicable Non-PO Percentage related to such Group of the amount of the Liquidation Proceeds allocable to principal received with respect to such Mortgage Loan, (iii) the Senior Prepayment Percentage related to such Group of the sum of (a) all Principal Prepayments in Full of Mortgage Loans in such Loan Group received during the related Prepayment Period and (b) all partial Principal Prepayments of Mortgage Loans in such Loan Group and applied during the related Prepayment Period and (iv) with respect to any Distribution Date prior to the Cross-Over Date only, the Senior Prepayment Percentage related to such Group of the Recoveries for such Loan Group received during the related Prepayment Period; provided, however, that, if a Bankruptcy Loss that is an Excess Loss is sustained with respect to such Mortgage Loan that is not a Liquidated Loan, the Senior Optimal Principal Amount will be reduced on the related Distribution Date by the Senior Percentage of the applicable Non-PO Percentage of the principal portion of such Bankruptcy Loss.

Senior Percentage:  With respect to any Certificate Group and any Distribution Date, the lesser of (i) 100% and (ii) the percentage obtained by dividing (a) the aggregate Certificate Principal Balances of all the Senior Certificates in the related Certificate Group immediately preceding such Distribution Date by (b) the sum of (1) the aggregate Certificate Principal Balances of all the Senior Certificates in the related Certificate Group and (2) the Group Subordinate Amount for the related Certificate Group, in both cases immediately preceding such Distribution Date.

Senior Prepayment Percentage:  With respect to any Certificate Group and any Distribution Date, the percentages (not exceeding 100%) set forth in the following table:

Distribution Date Occurring	Senior Prepayment Percentage
October 2007 through September 2014	100%
October 2014 through September 2015	Senior Percentage of such Certificate Group plus 70% of the related Subordinate Percentage
October 2015 through September 2016	Senior Percentage of such Certificate Group plus 60% of the related Subordinate Percentage
October 2016 through September 2017	Senior Percentage of such Certificate Group plus 40% of the related Subordinate Percentage
October 2017 through September 2018	Senior Percentage of such Certificate Group plus 20% of the related Subordinate Percentage
October 2018 and thereafter	Senior Percentage of such Certificate Group

provided, however, (i) if on any Distribution Date the Senior Percentage for such Certificate Group exceeds the initial Senior Percentage for such Certificate Group, the Senior Prepayment Percentage for all Groups for such Distribution Date will equal 100%, (ii) if on any Distribution Date on or before the Distribution Date in September 2010, prior to giving effect to any distributions on such Distribution Date, the Aggregate Subordinate Percentage for such Distribution Date is greater than or equal to twice the initial Aggregate Subordinate Percentage, then the Senior Prepayment Percentage for such Certificate Group for such Distribution Date will equal the Senior Percentage for such Certificate Group plus 50% of the Subordinate Percentage for such Certificate Group and (iii) if on any Distribution Date on or after the Distribution Date in October 2010, prior to giving effect to any distributions on such Distribution Date, the Aggregate Subordinate Percentage for such Distribution Date is greater than or equal to twice the initial Aggregate Subordinate Percentage, then the Senior Prepayment Percentage for such Certificate Group for such Distribution Date will equal the Senior Percentage for such Certificate Group.  Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage for a Certificate Group will occur unless both of the Senior Step Down Conditions are satisfied.

Senior Step Down Conditions:  As of the last day of the month preceding the applicable Distribution Date as to which any decrease in the Senior Prepayment Percentage applies, (i) the aggregate Scheduled Principal Balance of all Mortgage Loans delinquent 60 days or more (including delinquent Mortgage Loans in bankruptcy, and all Mortgage Loans in foreclosure and REO Properties), as a percentage of the aggregate Class Principal Balance of the Subordinate Certificates on such Distribution Date, does not equal or exceed 50% and (ii) cumulative Realized Losses with respect to the Mortgage Loans do not exceed (a) with respect to the Distribution Dates occurring between and including October 2007 and September 2010, 20% of the Original Subordinate Principal Balance, (b) with respect to the Distribution Date on or after October 2010, 30% of the Original Subordinate Principal Balance.

Servicer:  Each of Bank of America, Cenlar, Chevy Chase, Downey, GMAC, Mid America, Standard and Wells Fargo.

Servicer Remittance Date:  With respect to any Servicer and any Distribution Date, generally the 18th day of each calendar month, or if such 18th day is not a Business Day, either the immediately preceding Business Day or the immediately succeeding Business Day, as specified in the related Servicing Agreement.

Servicing Advances:  All customary, reasonable and necessary “out of pocket” costs and expenses incurred in the performance by the Master Servicer of its master servicing obligations or the applicable Servicer, as the case may be, of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any expenses reimbursable to the Master Servicer or the applicable Servicer, as the case may be, pursuant to Section 3.11 and any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) compliance with the obligations under Section 3.09.

Servicing Agreements:

a)                 the Bank of America Servicing Agreement;

b)                 the Cenlar Servicing Agreement;

c)                 the Chevy Chase Servicing Agreement;

d)                 the Downey Servicing Agreement;

e)                 the GMAC Servicing Agreement;

f)          the Mid America Servicing Agreement;

g)                 the Standard Servicing Agreement; and

h)                 the Wells Fargo Servicing Agreement.

Servicing Criteria:  The “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

Servicing Fee:  As to each Mortgage Loan and any Distribution Date, an amount payable out of each full payment of interest received on such Mortgage Loan and equal to one twelfth of the Servicing Fee Rate multiplied by the Scheduled Principal Balance of such Mortgage Loan as of the Due Date in the month immediately preceding the month in which such Distribution Date occurs (after giving effect to any Scheduled Payments due on such Mortgage Loan on such Due Date), subject to reduction for any Compensating Interest payments required to be made by the applicable Servicer.

Servicing Fee Rate:  With respect to each Mortgage Loan, the per annum rate set forth on the Mortgage Loan Schedule.

Servicing Function Participant: Any Sub-Servicer or Subcontractor of a Servicer, the Master Servicer, the Custodian or the Securities Administrator, respectively.

Similar Law:  As defined in Section 5.02(b) hereof.

Special Hazard Coverage Termination Date:  The point in time at which the Special Hazard Loss Coverage Amount is reduced to zero.

Special Hazard Loss:  Any Realized Loss as reported by the applicable Servicer to the Master Servicer suffered by a Mortgaged Property on account of direct physical loss but not including (i) any loss of a type covered by a hazard insurance policy or a flood insurance policy required to be maintained with respect to such Mortgaged Property pursuant to Section 3.11 to the extent of the amount of such loss covered thereby, or (ii) any loss caused by or resulting from:

(a)  normal wear and tear;

(b)  fraud, conversion or other dishonest act on the part of the Trustee, the Trust Administrator, any Servicer, the Master Servicer or any of their agents or employees (without regard to any portion of the loss not covered by any errors and omissions policy);

(c)  errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues and then only for the ensuing loss;

(d)  nuclear or chemical reaction or nuclear radiation or radioactive or chemical contamination, all whether controlled or uncontrolled, and whether such loss be direct or indirect, proximate or remote or be in whole or in part caused by, contributed to or aggravated by a peril covered by the definition of the term “Special Hazard Loss”;

(e)  hostile or warlike action in time of peace and war, including action in hindering, combating or defending against an actual, impending or expected attack:

(i)  by any government or sovereign power, de jure or de facto, or by any authority maintaining or using military, naval or air forces; or

(ii)  by military, naval or air forces; or

(iii)  by an agent of any such government, power, authority or forces;

(f)  any weapon of war employing nuclear fission, fusion or other radioactive force, whether in time of peace or war; or

(g)  insurrection, rebellion, revolution, civil war, usurped power or action taken by governmental authority in hindering, combating or defending against such an occurrence, seizure or destruction under quarantine or customs regulations, confiscation by order of any government or public authority or risks of contraband or illegal transportation or trade.

Special Hazard Loss Coverage Amount:  With respect to any Distribution Date, $1,461,852.99 less (i) the aggregate amount of Special Hazard Losses that would have been previously allocated to the Subordinate Certificates in the absence of the Loss Allocation Limitation and (ii) the Adjustment Amount as of the most recent anniversary of the Cut-off Date.  As of any Distribution Date after the Cross-Over Date, the Special Hazard Loss Coverage Amount for such Subordinate Certificates shall be zero.  All principal balances for the purpose of this definition will be calculated as of the first day of the calendar month preceding the month of such Distribution Date after giving effect to Scheduled Payments on the Mortgage Loans then due, whether or not paid.

Special Hazard Mortgage Loan:  A Liquidated Loan as to which a Special Hazard Loss has occurred.

Standard: Standard Mortgage Corporation, and its successors and assigns, in its capacity as Servicer of the Standard Mortgage Loans.

Standard Mortgage Loans:  The Mortgage Loans for which Standard is listed as “Servicer” on the Mortgage Loan.

Standard Servicing Agreement:  Solely with respect to the Standard Mortgage Loans, the Master Mortgage Loan Sale and Servicing Agreement, dated as of March 1, 2005, between the Transferor and Standard, and as the same may be amended from time to time and any assignments and conveyances related to the Standard Mortgage Loans.

Standard & Poor’s Glossary:  The Standard & Poor’s LEVELS® Glossary.

Startup Day:  The Closing Date.

Stock Power:  With respect to a Cooperative Loan, an assignment of the stock certificate or an assignment of the Cooperative Shares issued by the Cooperative Corporation.

Stripped Interest Rate:  With respect to each Non-Discount Mortgage Loan, the excess of the Net Mortgage Rate for such Mortgage Loan over the Required Coupon for such Mortgage Loan.

Subcontractor:  Any vendor, subcontractor or other Person that is not responsible for the overall servicing of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of any Servicer (or a Sub-Servicer of any Servicer), the Master Servicer, the Custodian or the Securities Administrator.

Subordinate Certificates:  The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7 and Class B-8 Certificates.

Subordinate Certificates Fractional Interest Test:  This test is satisfied with respect to a Class of Subordinate Certificates and any Distribution Date if (a) on any Distribution Date on or prior to the Distribution Date in September 2018, the Fractional Interest of such Class is greater than or equal to twice its Fractional Interest on the Closing Date and (b) the Senior Prepayment Percentage for such Distribution Date is determined in accordance with clause (ii) or (iii) of the proviso in the definition of “Senior Prepayment Percentage.”

Subordinate Optimal Principal Amount:  For any Distribution Date and any Loan Group, the sum for each Mortgage Loan in such Loan Group of (i) the Subordinate Percentage of the applicable Non-PO Percentage of (a) the principal portion of each Scheduled Payment (without giving effect, prior to the Bankruptcy Coverage Termination Date, to any reductions thereof caused by any Debt Service Reductions or Deficient Valuations) due on each such Mortgage Loan on the related Due Date, (b) the principal portion of the Purchase Price of each such Mortgage Loan to the extent it was repurchased by the Transferor pursuant to this Agreement as of such Distribution Date, (c) the Substitution Adjustment Amount in connection with any Deleted Mortgage Loan related to such Loan Group received with respect to such Distribution Date, (d) any Liquidation Proceeds (including Insurance Proceeds) allocable to recoveries of principal of Mortgage Loans related to such Loan Group that are not yet Liquidated Loans, received during the calendar month preceding the month of such Distribution Date, (ii) with respect to each Mortgage Loan in such Loan Group that became a Liquidated Loan during the calendar month preceding the month of such Distribution Date, the portion of the applicable Non-PO Percentage of the amount of the Liquidation Proceeds allocable to principal received with respect to such Mortgage Loan that was not included in clause (ii) of the definition of “Senior Optimal Principal Amount” for such Distribution Date, (iii) the Subordinate Prepayment Percentage of the applicable Non-PO Percentage of the sum of (a) all Principal Prepayments in Full of Mortgage Loans in such Loan Group received during the related Prepayment Period and (b) all partial Principal Prepayments of Mortgage Loans in such Loan Group and applied during the related Prepayment Period and (iv) with respect to any Distribution Date prior to the Cross-Over Date only, the Subordinate Prepayment Percentage related to such Group of the Non-PO Recoveries received during the related Prepayment Period; provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained with respect to a Mortgage Loan in such Loan Group that is not a Liquidated Loan, the Subordinate Optimal Principal Amount will be reduced on the related Distribution Date by the Subordinate Percentage of the applicable Non-PO Percentage of the principal portion of such Bankruptcy Loss.

Subordinate Percentage:  As to any Distribution Date and any Certificate Group, 100% minus the Senior Percentage for such Certificate Group for such Distribution Date.

Subordinate Prepayment Percentage:  As to any Distribution Date and any Certificate Group, 100% minus the Senior Prepayment Percentage for such Certificate Group for such Distribution Date, except that, on any Distribution Date after the Senior Final Distribution Date for any Certificate Group, the Subordinate Prepayment Percentage for such Certificate Group will equal 100%.

Subordinate Principal Distribution Amount:  With respect to the Subordinate Certificates, the aggregate amount that would be payable as principal on such Subordinate Certificates from Available Funds for the Loan Groups in the aggregate, after application of Available Funds for each such Loan Group (i) to make payments on the related Senior Certificates in accordance with Section 4.02(a)(i) items first and second and Section 4.02(e) and (ii) to make payments of Accrued Certificate Interest to the Subordinate Certificates in accordance with Section 4.02(a)(ii).

Subservicer:  Any Person that services Mortgage Loans on behalf of a Servicer, and is responsible for the performance (whether directly or through subservicers or Subcontractors) of servicing functions required to be performed under this Agreement, any related Servicing Agreement or any sub-servicing agreement that are identified in Item 1122(d) of Regulation AB.

Substitution Adjustment Amount:  The meaning ascribed to such term pursuant to Section 2.03.

Tax Matters Person:  The Holder of the Class AR Certificates designated as “tax matters person” of (x) REMIC I and (y) REMIC II, respectively, in the manner provided under Treasury Regulations Section 1.860F-4(d) and Treasury Regulations Section 301.6231(a)(7)-1.

Tax Returns: The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of any Trust REMIC due to its classification as a REMIC under the REMIC Provisions, together with any and all other information reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

Transfer:  Any direct or indirect transfer or sale of any Ownership Interest in a Residual Certificate.

Transferor:  UBS Real Estate Securities Inc., a Delaware corporation, seller of the Mortgage Loans to the Depositor pursuant to the Mortgage Loan Purchase Agreement.

Trust:  As defined in Section 2.01(c).

Trust Administrator:  Wells Fargo, in its capacity as Trust Administrator.

Trust Administrator Compensation:  All investment earnings on amounts on deposit in the Distribution Account.

Trust Fund:  The corpus of the trust created hereunder consisting of (i) the Mortgage Loan Purchase Agreement, the Assignment Agreements and the Servicing Agreements solely as each such Servicing Agreement relates to the Mortgage Loans being serviced by the related Servicer (other than those rights under the Servicing Agreements that do not relate to the servicing of the Mortgage Loans (including, without limitation, the representations and warranties made by the applicable Servicers (with respect to the Mortgage Loans sold to the Transferor) and the document delivery requirements of such Servicer and the remedies (including indemnification) available for breaches thereto); (ii) the Mortgage Loans and all interest and principal received on or with respect thereto after the Cut-off Date to the extent not applied in computing the Cut-off Date Principal Balance thereof; (iii) the Collection Account and the Distribution Account and all amounts deposited therein pursuant to the applicable provisions of this Agreement; (iv) property that secured a Mortgage Loan and has been acquired by foreclosure, deed-in-lieu of foreclosure or otherwise; and (v) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing.

Trust REMIC:  Each of REMIC I and REMIC II.

Trustee:  U.S. Bank National Association, a banking association organized under the laws of the United States, and its successors and, if a successor trustee is appointed hereunder, such successor.

Uncertificated Accrued Interest: With respect to each REMIC Regular Interest on each Distribution Date, an amount equal to one month’s interest at the related REMIC I Remittance Rate on the Uncertificated Balance of such REMIC I Regular Interest. In each case, Uncertificated Accrued Interest will be reduced by any Net Prepayment Interest Shortfalls, Relief Act Reduction (allocated to such REMIC I Regular Interests based on their respective entitlements to interest irrespective of any Net Prepayment Interest Shortfalls and Relief Act Reductions for such Distribution Date).

Uncertificated Balance:  The amount of any REMIC I Regular Interest outstanding as of any date of determination.  As of the Closing Date, the Uncertificated Balance, if any, of each REMIC I Regular Interest shall equal the amount set forth in the Preliminary Statement hereto as its initial Uncertificated Balance. On each Distribution Date, the Uncertificated Balance of each REMIC I Regular Interest shall be reduced by all distributions of principal made on such REMIC I Regular Interest, as applicable, on such Distribution Date and, if and to the extent necessary and appropriate, shall be further reduced on such Distribution Date by Realized Losses allocated to such REMIC I Regular Interest.

Uncertificated Notional Amount: With respect to REMIC I Regular Interest LT-4AXIO, an amount equal to the aggregate Scheduled Principal Balance of the Non-Discount Loans as of the first day of the month immediately prior to the month in which the related Distribution Date occurs (after taking in account scheduled payments of principal on that date and unscheduled payments of principal distributed on the immediately preceding Distribution Date), or for the initial Distribution Date, as of the Cut-off Date. With respect to REMIC II Regular Interest Class 4-A-3, the Uncertificated Principal Balance of REMIC I Regular Interest LT-4A3IO.  With respect to REMIC II Regular Interest Class 4-A-4B, the Uncertificated Principal Balance of REMIC I Regular Interest LT-4A4.

Uncertificated REMIC II Regular Interest:  As described in the Preliminary Statement.

Undercollateralized Group:  Any Certificate Group, as to which, on any Distribution Date, the aggregate Class Principal Balance of the Senior Certificates related to such Certificate Group of which (after giving effect to distributions to be made on such Distribution Date) is greater than the Group Pool Principal Balance of the related Loan Group for the following Distribution Date.

Underwriter’s Exemption:  Prohibited Transaction Exemption 2007-05, 72 Fed. Reg. 13130 (2007), as amended (or any successor thereto), or any substantially similar administrative exemption granted by the U.S. Department of Labor.

Voting Rights:  The portion of the voting rights of all of the Certificates which is allocated to any Certificate.  As of any date of determination, (a) the Interest Only Certificates will be entitled to 1% in the aggregate of all Voting Rights (such Voting Rights to be allocated among the Holders of Certificates of each such Class in accordance with their respective Percentage Interests), (b) 1% of all Voting Rights shall be allocated to the Class P Certificates (in the aggregate with each Class P Certificate entitled to 0.20% of all Voting Rights) and (c) the remaining Voting Rights (and the Voting Rights allocated to the Interest Only Certificates if there are no Interest Only Certificates) shall be allocated among Holders of the remaining Classes of Certificates in proportion to the Certificate Principal Balances of their respective Certificates on such date.  The Voting Rights allocated to a Class of Certificates will be allocated among all Holders of that Class in proportion to the respective outstanding Certificate Principal Balances, or Percentage Interest, of those Certificates.  Each Class of Exchangeable Certificates will be allocated a proportionate share of the Voting Rights allocated to the related Class of Exchangeable REMIC Certificates that has been surrendered.

Wells Fargo:  Wells Fargo Bank, N.A. and its successors and assigns, in its capacity as Master Servicer, Trust Administrator, Servicer, Credit Risk Manager or Custodian, as the case may be, hereunder.

Wells Fargo Mortgage Loans:  The Mortgage Loans for which Wells Fargo is listed as “Servicer” on the Mortgage Loan Schedule.

Wells Fargo Servicing Agreement:  Solely with respect to the Wells Fargo Mortgage Loans, the Amended and Restated Servicing Agreement, dated as of November 1, 2005, between the Transferor and Wells Fargo, and as the same may be amended from time to time and any assignments and conveyances related to the Wells Fargo Mortgage Loans.

WHFIT: shall mean a “Widely Held Fixed Investment Trust” as that term is defined in Treasury Regulations section 1.671-5(b)(22) or successor provisions.

WHFIT Regulations:  shall mean Treasury Regulations section 1.671-5, as amended.

WHMT: shall mean a “Widely Held Mortgage Trust” as that term is defined in Treasury Regulations section 1.671-5(b)(23) or successor provisions.

Certain Calculations.  Unless otherwise specified herein, for purposes of determining amounts with respect to the Certificates and the rights and obligations of the parties hereto, all calculations of interest (other than as provided in the Mortgage Loan documents) provided for herein shall be made on the basis of a 360 day year consisting of twelve 30 day months.

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS;
REPRESENTATIONS AND WARRANTIES

Section 2.01  Conveyance of Mortgage Loans.  (a)  The Depositor, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee for the benefit of the Certificateholders, without recourse, all the right, title and interest of the Depositor in and to the Trust Fund together with all rights assigned by the Transferor to the Depositor, pursuant to the Mortgage Loan Purchase Agreement, solely with respect to the Mortgage Loans, and, solely with respect to the Mortgage Loans, all of the Transferor’s right, title and interest in and to the Servicing Agreements solely as each such Servicing Agreement relates to the Mortgage Loans being serviced by the related Servicer (other than those rights under the Servicing Agreements that do not relate to servicing of the Mortgage Loans (including, without limitation, the representations and warranties made by each Servicer (in its capacity as loan seller to the Transferor) and the document delivery requirements of such Servicer and the remedies (including indemnification) available for breaches thereto).  In connection with the foregoing assignments, the Transferor has caused each Servicer to enter into the related Servicing Agreement.

(b)  (i)  In connection with the transfer and assignment set forth in clause (a) above, the Depositor has delivered or caused to be delivered to the Custodian, on behalf of the Trustee, for the benefit of the Certificateholders the following documents or instruments with respect to each Mortgage Loan that is not a Cooperative Loan so assigned:

(A)  the original Mortgage Note endorsed by manual or facsimile signature in blank in the following form:  “Pay to the order of ___________ without recourse,” with all intervening endorsements showing a complete chain of endorsement from the originator to the Person endorsing the Mortgage Note (each such endorsement being sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note); or, with respect to any Lost Mortgage Note, a lost note affidavit from the related originator or the Transferor stating that the original Mortgage Note was lost or destroyed, together with a copy of such Mortgage Note;

(B)  except as provided below, the original recorded Mortgage or a copy of such Mortgage certified by the related originator as being a true and complete copy of the Mortgage;

(C)  a duly executed assignment of the Mortgage (which may be included in a blanket assignment or assignments), endorsed in blank (except with respect to MERS designated Mortgage Loans) together with, except as provided below, all interim recorded assignments of such mortgage (each such assignment, when duly and validly completed, to be in recordable form and sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates); provided that, if the related Mortgage has not been returned from the applicable public recording office, such assignment of the Mortgage may exclude the information to be provided by the recording office;

(D)  the original or copies of each assumption, modification, written assurance or substitution agreement, if any; and

(E)  except as provided below, the original or duplicate original lender’s title policy and all riders thereto.

(ii)  In connection with the transfer and assignment set forth in clause (a) above, the Depositor has delivered or caused to be delivered to the Custodian, on behalf of the Trustee, for the benefit of the Certificateholders the following documents or instruments with respect to each Cooperative Loan so assigned:

(A)  the Cooperative Shares, together with the Stock Power in blank;

(B)  the executed Security Agreement;

(C)  the executed Proprietary Lease and the Assignment of Proprietary Lease to the originator of the Cooperative Loan;

(D)  the executed Recognition Agreement, if any;

(E)  copies of the original UCC financing statement, and any continuation statements, filed by the originator of such Cooperative Loan as secured party, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary Lease;

(F)  copies of the filed UCC assignments or amendments of the security interest referenced in clause (e) above showing an unbroken chain of title from the originator to the Trust, each with evidence of recording thereof, evidencing the interest of the assignee under the Security Agreement and the Assignment of Proprietary Lease;

(G)  an executed assignment of the interest of the originator in the Security Agreement, the Assignment of Proprietary Lease and the Recognition Agreement, if any, showing an unbroken chain of title from the originator to the Trust; and

(H)  for any Cooperative Loan that has been modified or amended, the original instrument or instruments effecting such modifications or amendment.

Notwithstanding the foregoing, if any Mortgage has been recorded in the name of Mortgage Electronic Registration System, Inc. (“MERS”) or its designee, no assignment of Mortgage in favor of the Trustee will be required to be prepared or delivered and instead, the Master Servicer (or if the Master Servicer is the Servicer, the Trustee upon receipt of written notice that the records of MERS have not been so changed) shall enforce the obligations of the applicable Servicer under the related Servicing Agreement to cause the Trustee to be shown as the owner of the related Mortgage Loan on the records of MERS for the purpose of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

If in connection with any Mortgage Loan the Depositor cannot deliver (a) the original recorded Mortgage, (b) all interim recorded assignments or (c) the lender’s title policy (together with all riders thereto) satisfying the requirements of clause (b)(i)(B), (b)(i)(C) or (b)(i)(E) above, respectively, concurrently with the execution and delivery hereof because such document or documents have not been returned from the applicable public recording office in the case of clause (b)(i)(B) or (b)(i)(C) above, or because the title policy has not been delivered to either the Custodian or the Depositor by the applicable title insurer in the case of clause (b)(i)(E) above, the Depositor shall promptly deliver to the Custodian, in the case of clause (b)(i)(B) or (b)(i)(C) above, such original Mortgage or such interim assignment, as the case may be, with evidence of recording indicated thereon upon receipt thereof from the public recording office, or a copy thereof, certified, if appropriate, by the relevant recording office, but in no event shall any such delivery of the original Mortgage and each such interim assignment or a copy thereof, certified, if appropriate, by the relevant recording office, be made later than one year following the Closing Date, or, in the case of clause (b)(i)(E) above, no later than 120 days following the Closing Date; provided, however, in the event the Depositor is unable to deliver by such date each Mortgage and each such interim assignment by reason of the fact that any such documents have not been returned by the appropriate recording office, or, in the case of each such interim assignment, because the related Mortgage has not been returned by the appropriate recording office, the Depositor shall deliver such documents to the Custodian as promptly as possible upon receipt thereof and, in any event, within 720 days following the Closing Date.  The Depositor shall forward or cause to be forwarded to the Custodian (a) from time to time additional original documents evidencing an assumption or modification of a Mortgage Loan and (b) any other documents required to be delivered by the Depositor to the Custodian.  In the event that the original Mortgage is not delivered and in connection with the payment in full of the related Mortgage Loan and the public recording office requires the presentation of a “lost instruments affidavit and indemnity” or any equivalent document, because only a copy of the Mortgage can be delivered with the instrument of satisfaction or reconveyance, the Custodian shall execute and deliver or cause to be executed and delivered such a document to the public recording office.  In the case where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, the Transferor shall deliver to the Custodian a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage.

If an assignment of Mortgage is to be recorded, the Depositor shall cause the Mortgage to be assigned to “U.S. Bank National Association, in trust for the MASTR Alternative Loan Trust 2007-HF1 for the benefit of the Holders of the Mortgage Pass-Through Certificates, Series 2007-HF1” and, subject to Section 2.02, the Master Servicer (or if the Master Servicer is the Servicer, the Trustee upon receipt of written notice) shall enforce the obligations of the related Servicer pursuant to the related Servicing Agreement to (i) cause such assignment to be in proper form for recording in the appropriate public office for real property records and (ii) cause to be delivered for recording in the appropriate public office for real property records the assignments of the Mortgages to the Trustee, except that, with respect to any assignments of Mortgage as to which the related Servicer has not received the information required to prepare such assignment in recordable form, the related Servicer’s obligation to do so and to deliver the same for such recording shall be as soon as practicable after receipt of such information and in any event within ninety (90) days after receipt thereof and except that the related Servicer need not cause to be recorded any assignment which relates to a Mortgage Loan (a) in any state where, in an Opinion of Counsel addressed to the Trustee, such recording is not required to protect the Trustee’s interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the Transferor, (b) in any state where recordation is not required by either Rating Agency to obtain the initial ratings on the Certificates set forth in the Prospectus Supplement or (c) with respect to any Mortgage which has been recorded in the name of MERS, or its designee.  As for the date hereof, recordation is not required in any state by either Rating Agency to obtain the initial rating on the Certificates (upon which statement the Master Servicer, the Trustee and the Custodian may conclusively rely).

In the case of Mortgage Loans that have been prepaid in full as of the Closing Date, the Depositor, in lieu of delivering the above documents to the Custodian on behalf of the Trustee, will deposit in the Collection Account the portion of such payment that is required to be deposited in the Collection Account pursuant to Section 3.07 hereof.

(c)  The Depositor does hereby establish, pursuant to the further provisions of this Agreement and the laws of the State of New York, an express trust (the “Trust”) to be known, for convenience, as “MASTR Alternative Loan Trust 2007-HF1” and U.S. Bank National Association, is hereby appointed as Trustee in accordance with the provisions of this Agreement.

On the Closing Date, the Depositor will deposit into the Distribution Account the Class P Amount.

Section 2.02  Acceptance by Trustee of the Mortgage Loans.  The Custodian, on behalf of the Trustee, acknowledges receipt of the documents identified in the Initial Certification in the form annexed hereto as Exhibit F, and declares that it holds and will hold such documents and the other documents delivered to it constituting the related Mortgage Files, and the Custodian and the Trustee together declare that it holds or will hold such other assets as are included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders.  The Custodian acknowledges that it will maintain possession of the Mortgage Notes held by it in the State of Minnesota, unless otherwise permitted by the Rating Agencies and the Trustee.

The Custodian agrees to execute and deliver on the Closing Date to the Depositor and the Trustee an Initial Certification in the form annexed hereto as Exhibit F.  Based on its review and examination, and only as to the documents identified in such Initial Certification, the Custodian acknowledges, subject to any applicable exceptions noted on Exhibit F that such documents appear regular on their face and relate to such Mortgage Loan.  The Custodian shall not be under any duty or obligation to (i) inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable or appropriate for the represented purpose or that they have actually been recorded in the real estate records or that they are other than what they purport to be on their face or (ii) determine whether the Mortgage File should include any of the documents specified in Section 2.01(b)(i)(D) with respect to each Mortgage Loan that is not a Cooperative Loan and Section 2.01(b)(ii)(H) with respect to each Cooperative Loan, unless the Mortgage Loan Schedule indicates that such documents are applicable.

Not later than 90 days after the Closing Date, the Custodian shall deliver to the Depositor, the Trustee and the Transferor a Final Certification in the form annexed hereto as Exhibit G, with any applicable exceptions noted thereon.  The Custodian shall make available, upon request of any Certificateholder, a copy of any exceptions noted on the Initial Certification or Final Certification.  The Custodian shall make available, upon request of the Trustee, the identity of the originator for any Mortgage Loan with a material exception.

If, in the course of such review, the Custodian finds any document constituting a part of a Mortgage File which does not meet the requirements of Section 2.01, the Custodian shall list such as an exception in the Final Certification; provided, however, that the Custodian shall not make any determination as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note, (ii) any assignment is in recordable form or is sufficient to effect the assignment of and transfer to the assignee thereof under the mortgage to which the assignment relates or (iii) the Mortgage File should include any of the documents specified in Section 2.01(b)(i)(D) with respect to each Mortgage Loan that is not a Cooperative Loan and Section 2.01(b)(ii)(H) with respect to each Cooperative Loan, unless the Mortgage Loan Schedule indicates that such documents are applicable.

Upon receiving the Final Certification from the Custodian, the Trustee shall notify the Transferor of any document defects listed as exceptions in each such Final Certification.  The Transferor shall promptly correct or cure such document defects, and if the Transferor fails to correct or cure the defect within ninety (90) days of the earlier of its discovery or its receipt of written notice of any document constituting a part of a Mortgage File that does not meet the requirements of Section 2.01, and such defect materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the Transferor shall repurchase the affected Mortgage Loan from the Trustee at the Purchase Price.  Any such purchase of a Mortgage Loan shall not be effected prior to the delivery to the Custodian of a Request for Release substantially in the form of Exhibit L.  The Purchase Price for any such Mortgage Loan shall be paid by the Transferor to the Master Servicer for deposit in the Collection Account on or prior to the Distribution Account Deposit Date for the Distribution Date in the month following the month of repurchase and, upon receipt of such deposit, the Master Servicer shall instruct the Custodian to release, and the Custodian shall release, the related Mortgage File to the Transferor and the Trustee shall execute and deliver at the Transferor’s written request such instruments of transfer or assignment prepared by the Transferor, in each case without recourse, representation or warranty, as shall be necessary to vest in the Transferor, or a designee, the Trustee’s interest in any Mortgage Loan released pursuant hereto.  The Transferor shall promptly reimburse the Master Servicer and the Trustee for any expenses reasonably incurred by the Master Servicer or the Trustee in respect of enforcing such repurchase by the Transferor.

The Custodian shall retain possession and custody of each related Mortgage File in accordance with and subject to the terms and conditions set forth herein.  Pursuant to the terms of the related Servicing Agreement, the Master Servicer shall cause each of the related Servicers to promptly deliver to the Custodian who shall thereupon promptly deposit within each Mortgage File, upon the execution or receipt thereof, the originals of such other documents or instruments constituting the Mortgage File as come into the possession of the related Servicers from time to time.

It is understood and agreed that the obligations of the Transferor, hereunder, to purchase any Mortgage Loan which does not meet the requirements of Section 2.01 above or substitute for the related Mortgage Loan an Eligible Substitute Mortgage Loan shall constitute the sole remedies respecting such defect available to the Trustee, the Master Servicer, the Trust Administrator, the Depositor and any Certificateholder.

It is agreed and understood by the Trustee, the Trust Administrator, the Depositor and the Transferor that it is not intended that any mortgage loan be included in the Issuing Entity that is a “High-Cost Home Loan” as defined in the New Jersey Home Ownership Act, effective as of November 27, 2003, or The Home Loan Protection Act of New Mexico, effective as of January 1, 2004, or that is a “High Cost Home Mortgage Loan” as defined in the Massachusetts Predatory Home Loan Practices Act, effective as of November 7, 2004, or that is an “Indiana High Cost Home Mortgage Loan” as defined in the Indiana High Cost Home Loan Act, effective as of January 1, 2005.

Section 2.03  Remedies for Breaches of Representations and Warranties.  The Transferor hereby makes the representations and warranties set forth in Schedule II hereto, and by this reference incorporated herein, to the Depositor and the Trustee, as of the Closing Date, or if so specified therein, as of the Cut-off Date.  With respect to any representation and warranties set forth on Schedule II hereto that are made to the best of the Transferor’s knowledge, if it is discovered by any of the Depositor, the Master Servicer, the Transferor, any Servicer, the Trustee or the Trust Administrator that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan or the interests of the Certificateholders therein, notwithstanding the Transferor’s lack of knowledge with respect to the substance of such representation or warranty, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

Upon discovery by any of the Depositor, the Transferor, the Master Servicer, the Trust Administrator or the Custodian of a breach of a representation or warranty made by the Transferor pursuant to this Section 2.03 that materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the party discovering such breach shall give prompt notice thereof to the other parties and the Trustee.  Notwithstanding the foregoing, (i) a breach which causes a Mortgage Loan not to constitute a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, or (ii) a breach of any of the representations and warranties set forth in clauses (xiv), (xxxv), (xxxvi), (xxxvii), (xxxviii), (xxxix) and (xl) of Schedule II, in each case, will be deemed automatically to materially and adversely affect the interests of the Certificateholders in such Mortgage Loan.  Upon receiving notice of a breach, the Trustee shall in turn notify the Transferor of such breach.  The Trustee shall enforce the obligations of the Transferor in accordance with this Section 2.03 to correct or cure any such breach of a representation or warranty made herein, and if the Transferor fails to correct or cure the defect within such period, and such defect materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the Trustee shall enforce the Transferor’s obligations hereunder to (i) purchase such Mortgage Loan at the Purchase Price or (ii) substitute for the related Mortgage Loan an Eligible Substitute Mortgage Loan.  In each case, such Mortgage Loan (a “Deleted Mortgage Loan”) will be removed from the Trust Fund.

The Transferor hereby covenants that within ninety (90) days of the earlier of its discovery or its receipt of written notice from any party of a breach of any representation or warranty made pursuant to this Section 2.03 which materially and adversely affects the interest of the Certificateholders in any Mortgage Loan it shall cure such breach in all material respects, and if such breach is not so cured, shall, (i) if such ninety (90) day period expires prior to the second anniversary of the Closing Date, remove such Deleted Mortgage Loan from the Trust Fund and substitute in its place an Eligible Substitute Mortgage Loan or Loans into the Trust Fund, in the manner and subject to the conditions set forth in this Section; or (ii) repurchase the affected Mortgage Loan or Mortgage Loans at the Purchase Price in the manner set forth below.  The Transferor shall promptly reimburse the Master Servicer and the Trustee for any expenses reasonably incurred by the Master Servicer or the Trustee in respect of enforcing the remedies for such breach by the Transferor.

With respect to any Eligible Substitute Mortgage Loan or Loans, the Transferor shall deliver to the Custodian on behalf of the Trustee for the benefit of the Certificateholders the Mortgage Note, the Mortgage, the related assignment of the Mortgage, and such other documents and agreements as are required by Section 2.01, with the Mortgage Note endorsed and the Mortgage assigned as required by Section 2.01.  No substitution is permitted to be made on any day in any calendar month after the Determination Date for such month.

With respect to substitutions made by the Transferor, Scheduled Payments due with respect to Eligible Substitute Mortgage Loans in the month of substitution shall not be part of the Trust Fund and will be retained by the Transferor on the next succeeding Distribution Date.  For the month of substitution, distributions to Certificateholders will include the monthly payment due on any Deleted Mortgage Loan for such month and thereafter the Transferor shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan.  The Custodian shall amend the Mortgage Loan Schedule for the benefit of the Certificateholders to reflect the removal of such Deleted Mortgage Loan and the substitution of the Eligible Substitute Mortgage Loan or Loans and the Custodian shall deliver the amended Mortgage Loan Schedule to the Trustee.  Upon such substitution, the Eligible Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and the Transferor shall be deemed to have made with respect to such Eligible Substitute Mortgage Loan or Loans, as of the date of substitution, the representations and warranties made pursuant to this Section 2.03 with respect to such Mortgage Loan.  Upon any such substitution and the deposit to the Collection Account of the amount required to be deposited therein in connection with such substitution as described in the following paragraph, the Custodian shall release the Mortgage File held for the benefit of the Certificateholders relating to such Deleted Mortgage Loan to the Transferor and the Trustee shall execute and deliver at the Transferor’s direction such instruments of transfer or assignment prepared by the Transferor, without recourse, representation or warranty, as shall be necessary to vest title in the Transferor, as applicable, or its designee, the Trustee’s interest in any Deleted Mortgage Loan substituted for pursuant to this Section 2.03.

For any month in which the Transferor substitutes one or more Eligible Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Master Servicer will determine the amount (if any) by which the aggregate principal balance of all such Eligible Substitute Mortgage Loans as of the date of substitution is less than the aggregate Scheduled Principal Balance of all such Deleted Mortgage Loans (after application of the scheduled principal portion of the monthly payments due in the month of substitution).  The amount of such shortage (the “Substitution Adjustment Amount”) plus an amount equal to the aggregate of any unreimbursed Advances with respect to such Deleted Mortgage Loans shall be remitted by the Transferor to the Master Servicer, and the Master Servicer shall deposit such amounts received from the Transferor into the Collection Account on or before the Distribution Account Deposit Date for the Distribution Date in the month succeeding the calendar month during which the related Mortgage Loan became required to be purchased or replaced hereunder.

In the event that the Transferor shall have repurchased a Mortgage Loan, the Purchase Price therefor shall be deposited in the Collection Account pursuant to Section 3.07 on or before the Distribution Account Deposit Date for the Distribution Date in the month following the month during which the Transferor became obligated hereunder to repurchase or replace such Mortgage Loan and upon such deposit of the Purchase Price and receipt of a Request for Release in the form of Exhibit L hereto, the Custodian shall release the related Mortgage File held for the benefit of the Certificateholders to the Transferor, and the Trustee shall execute and deliver at the Transferor’s direction such instruments of transfer or assignment prepared by the Transferor, in each case without recourse, representation or warranty, as shall be necessary to transfer title from the Trustee.  It is understood and agreed that the obligation under this Agreement of the Transferor to cure, repurchase or replace any Mortgage Loan as to which a breach has occurred and is continuing shall constitute the sole remedies against the Transferor respecting such matters available to Certificateholders, the Master Servicer, the Depositor, the Trust Administrator or the Trustee on their behalf.

The provisions of this Section 2.03 shall survive the conveyance and assignment of the Mortgage Files to the Trustee and the delivery of the respective Mortgage Files to the Custodian for the benefit of the Trustee and the Certificateholders.

Section 2.04  Representations and Warranties of the Depositor as to the Mortgage Loans.  The Depositor hereby represents and warrants to the Trustee, the Trust Administrator and the Master Servicer with respect to each Mortgage Loan as of the date hereof or such other date set forth herein that as of the Closing Date, and following the transfer of the Mortgage Loans to it by the Transferor, the Depositor had good title to the Mortgage Loans and the Mortgage Notes were subject to no offsets, liens, defenses or counterclaims.

It is understood and agreed that the representations and warranties set forth in this Section 2.04 shall survive delivery of the Mortgage Files to the Custodian.  Upon discovery by the Depositor, the Transferor, the Master Servicer, the Trust Administrator or the Trustee of a breach of any of the foregoing representations and warranties set forth in this Section 2.04 (referred to herein as a “breach”), which breach materially and adversely affects the interest of the Certificateholders, the party discovering such breach shall give prompt written notice to the other parties hereto and to each Rating Agency.

Section 2.05  Conveyance of the REMIC I Regular Interests; Acceptance of REMIC II by the Trustee.  The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee, without recourse all the right, title and interest of the Depositor in and to the REMIC I Regular Interests for the benefit of the Class AR Certificateholders (as holder of the Class R-I Interest and Class R-II Interest) and REMIC II (as holder of the REMIC I Regular Interests).  The Trustee acknowledges receipt of the REMIC I Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Class AR Certificateholders (as holder of the Class R-I Interest and Class R-II Interest) and REMIC II (as holder of the REMIC I Regular Interests).  The rights of the Class AR Certificateholders (as holder of the Class R-I Interest and Class R-II Interest) and REMIC II (as holder of the REMIC I Regular Interest) to receive distributions from the proceeds of REMIC II in respect of the Class R-II Interest and REMIC II Regular Interests, respectively, and all ownership interests evidenced or constituted by the Class R-II Interest and the REMIC I Regular Interests, shall be as set forth in this Agreement.

Section 2.06  REMIC Matters.  The Preliminary Statement sets forth the designations as “regular interests” or “residual interests” and “latest possible maturity date” for federal income tax purposes of all interests created hereby.  The “Startup Day” for purposes of the REMIC Provisions shall be the Closing Date.  Each REMIC shall have the calendar year as its fiscal year and shall use the accrual method of accounting.

Section 2.07  Covenants of the Master Servicer.  The Master Servicer hereby covenants to the Depositor and the Trustee as follows:

(a)  subject to Section 3.01, the Master Servicer shall (or if the Master Servicer is the Servicer, the Trustee upon receipt of written notice) cause each Servicer to perform its obligations under the applicable Servicing Agreement; and

(b)  no written information, certificate of an officer, statement furnished in writing or written report delivered to the Depositor, any affiliate of the Depositor or the Trustee and prepared by the Master Servicer pursuant to this Agreement will contain any untrue statement of a material fact or omit to state a material fact necessary to make such information, certificate, statement or report not misleading at the time provided.

Section 2.08  Representations and Warranties of the Master Servicer.  The Master Servicer hereby represents and warrants to the Depositor, the Custodian and the Trustee, as of the Closing Date, or if so specified herein, as of the Cut-off Date:

(a)  The Master Servicer is duly organized as a national banking association and is validly existing and in good standing under the laws of the United States of America and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Master Servicer in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to master service the Mortgage Loans in accordance with the terms of this Agreement and to perform any of its other obligations under this Agreement in accordance with the terms hereof.

(b)  The Master Servicer has the full power and authority to master service each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary action on the part of the Master Servicer the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with its terms, except that (i) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(c)  The execution and delivery of this Agreement by the Master Servicer, and the master servicing of the Mortgage Loans by the Master Servicer under this Agreement, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Master Servicer and will not (i) result in a material breach of any term or provision of the articles of incorporation or by laws of the Master Servicer, (ii) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which the Master Servicer is a party or by which it may be bound, or (iii) constitute a material violation of any statute, order or regulation applicable to the Master Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Master Servicer; and the Master Servicer is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair the Master Servicer’s ability to perform or meet any of its obligations under this Agreement.

(d)  The Master Servicer or an affiliate thereof is an approved servicer of conventional mortgage loans for Fannie Mae or Freddie Mac and is a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act.

(e)  No litigation is pending, or to the knowledge of the Master Servicer, threatened against the Master Servicer that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Master Servicer to master service the Mortgage Loans or to perform any of its other obligations under this Agreement in accordance with the terms thereof.

(f)  No consent, approval, authorization or, to the knowledge of the Master Servicer, order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of, or compliance by the Master Servicer with, this Agreement or the consummation of the transactions contemplated thereby, or if any such consent, approval, authorization or order is required, the Master Servicer has obtained the same.

Section 2.09  Representations and Warranties of the Custodian.  The Custodian hereby represents and warrants to the Depositor, the Master Servicer, the Trust Administrator and the Trustee, as of the Closing Date, or if so specified herein, as of the Cut-off Date:

(a)  Such Custodian is duly organized as a national banking association and is validly existing and in good standing under the laws of the United States of America and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by such Custodian in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to perform any of its obligations under this Agreement in accordance with the terms thereof.

(b)  Such Custodian has the full power and authority to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary action on the part of such Custodian the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery thereof by the other parties thereto, constitutes a legal, valid and binding obligation of such Custodian, enforceable against such Custodian in accordance with its terms, except that (i) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

(c)  The execution and delivery of this Agreement by such Custodian, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms thereof are in the ordinary course of business of such Custodian and will not (i) result in a material breach of any term or provision of the articles of incorporation or by-laws of such Custodian, (ii) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which such Custodian is a party or by which it may be bound, or (iii) constitute a material violation of any statute, order or regulation applicable to such Custodian of any court, regulatory body, administrative agency or governmental body having jurisdiction over such Custodian; and such Custodian is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair such Custodian’s ability to perform or meet any of its obligations under this Agreement.

(d)  No litigation is pending or, to the knowledge of such Custodian, threatened against such Custodian that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of such Custodian to perform any of its obligations under this Agreement in accordance with the terms thereof.

(e)  No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by such Custodian of, or compliance by such Custodian with, this Agreement or the consummation of the transactions contemplated thereby, or if any such consent, approval, authorization or order is required, such Custodian has obtained the same.

ARTICLE III

ADMINISTRATION AND MASTER
SERVICING OF MORTGAGE LOANS

Section 3.01  Master Servicing of Mortgage Loans.  For and on behalf of the Certificateholders, the Master Servicer shall supervise, monitor and oversee the obligation of the Servicers to service and administer their respective Mortgage Loans in accordance with the terms of the applicable Servicing Agreement and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing and administration.  In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with this Agreement, subject to the prior sentence, and with customary and usual standards of practice of prudent mortgage loan master servicers.  Furthermore, the Master Servicer shall oversee and consult with each Servicer as necessary from time to time to carry out the Master Servicer’s obligations hereunder, shall receive, review and evaluate all reports, information and other data provided to the Master Servicer by each Servicer and shall cause each Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by such Servicer under the applicable Servicing Agreement.  The Master Servicer shall independently and separately monitor each Servicer’s servicing activities with respect to each related Mortgage Loan, reconcile the results of such monitoring with such information provided in the previous sentence on a monthly basis and coordinate corrective adjustments to the Servicers’ and Master Servicer’s records, and based on such reconciled and corrected information, prepare the statements specified in Section 4.04 and any other information and statements required hereunder.  The Master Servicer shall reconcile the results of its Mortgage Loan monitoring with the actual remittances of the Servicers to the Collection Account pursuant to the applicable Servicing Agreements.

In accordance with the standards of the preceding paragraph and to the extent the related Servicer does not make such advance, the Master Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the payment of taxes and assessments on the Mortgaged Properties, which advances shall be reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.07, and further as provided in Section 3.08.  The costs incurred by the Master Servicer, if any, in effecting the timely payment of taxes and assessments on the Mortgaged Properties and related insurance premiums shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the Scheduled Principal Balances of the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

Section 3.02  Monitoring of Servicers.  (a)  The Master Servicer shall be responsible for reporting to the Trustee, the Trust Administrator and the Depositor the compliance by each Servicer with its duties under the related Servicing Agreement.  In the review of each Servicer’s activities, the Master Servicer may rely upon an officer’s certificate of the Servicer with regard to such Servicer’s compliance with the terms of its Servicing Agreement.  In the event that the Master Servicer, in its judgment, determines that a Servicer should be terminated in accordance with its Servicing Agreement, or that a notice should be sent pursuant to such Servicing Agreement with respect to the occurrence of an event that, unless cured, would constitute grounds for such termination, the Master Servicer shall notify the Depositor, the Trust Administrator and the Trustee thereof and the Master Servicer shall issue such notice or take such other action as it deems appropriate.

(b)  The Master Servicer, for the benefit of the Trustee, the Trust Administrator and the Certificateholders, shall enforce the obligations of each Servicer under the related Servicing Agreement, and shall, in the event that a Servicer fails to perform its obligations in accordance with the related Servicing Agreement, subject to the preceding paragraph, terminate the rights and obligations of such Servicer thereunder and act as successor Servicer of the related Mortgage Loans or cause the Trustee to enter into a new Servicing Agreement with a successor Servicer selected by the Master Servicer; provided, however, it is understood and acknowledged by the parties hereto that there will be a period of transition (not to exceed 90 days) before the actual servicing functions can be fully transferred to such successor Servicer.  Such enforcement, including, without limitation, the legal prosecution of claims, termination of Servicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans.  The Master Servicer shall pay the costs of such enforcement at its own expense, provided that the Master Servicer shall not be required to prosecute or defend any legal action except to the extent that the Master Servicer shall have received reasonable indemnity for its costs and expenses in pursuing such action.

(c)  To the extent that the costs and expenses of the Master Servicer related to any termination of a Servicer, appointment of a successor Servicer or the transfer and assumption of servicing by the Master Servicer with respect to any Servicing Agreement (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the Servicer as a result of an event of default by such Servicer and (ii) all costs and expenses associated with the complete transfer of servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor servicer to service the Mortgage Loans in accordance with the related Servicing Agreement) are not fully and timely reimbursed by the terminated Servicer, the Master Servicer shall be entitled to reimbursement of such costs and expenses from the Collection Account.

(d)  The Master Servicer shall (or if the Master Servicer is the Servicer, the Trustee upon receipt of written notice) require each Servicer to comply with the remittance requirements and other obligations set forth in the related Servicing Agreement.

(e)  If the Master Servicer acts as Servicer, it will not assume liability for the representations and warranties of the Servicer, if any, that it replaces.

(f)  If a Servicer fails to make its required payment of Compensating Interest on any Distribution Date, the Master Servicer will be required to make such payment of Compensating Interest to the same extent that such Servicer was required to make such payment of Compensating Interest.

(g)  To the extent a Servicer requests the consent of the Trust or the Master Servicer with respect to any servicing-related matter for which the applicable Servicer is required to seek consent under the applicable Servicing Agreement or Assignment Agreement, the Master Servicer shall promptly or within the time frame specified in such Servicing Agreement or Assignment Agreement, if any, evaluate such request for consent in the best interest of the Trust and the Certificateholders, and grant or withhold such consent accordingly.

(h)  To the extent a Servicer is obligated under the related Servicing Agreement to procure the consent of the Master Servicer in connection with the Servicer’s engagement of a Subservicer to perform any servicing responsibilities under the related Servicing Agreement with respect to the related Mortgage Loans, the Master Servicer will only give such consent if that Subservicer first agrees in writing with such Servicer and the Master Servicer to deliver an Annual Statement of Compliance, an Assessment of Compliance and an Accountant’s Attestation in such manner and at such times that permit that Servicer and the Master Servicer to comply with Sections 3.21 and 3.22 of this Agreement.

(i)  The Master Servicer (or if the Master Servicer is the Servicer, the Trustee upon receipt of written notice) shall enforce any negative covenant in the related Servicing Agreement which prohibits a Servicer from outsourcing one or more separate servicing functions under the related Servicing Agreement with respect to the Mortgage Loans to any Subcontractor unless that Subcontractor first agrees in writing with such Servicer and the Master Servicer to deliver an Assessment of Compliance and an Accountant’s Attestation in such manner and at such times that permits that Servicer and the Master Servicer to comply with Section 3.22 of this Agreement.

Section 3.03  [Reserved].

Section 3.04  Rights of the Depositor and the Trustee in Respect of the Master Servicer.  The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer hereunder and in connection with any such defaulted obligation to exercise the related rights of the Master Servicer hereunder; provided that the Master Servicer shall not be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee.  Neither the Trustee nor the Depositor shall have any responsibility or liability for any action or failure to act by the Master Servicer or any Servicer nor shall the Trustee or the Depositor be obligated to supervise the performance of the Master Servicer hereunder or any Servicer under any Servicing Agreement or otherwise.

Section 3.05  Trustee to Act as Master Servicer.  In the event that the Master Servicer shall for any reason no longer be the Master Servicer hereunder (including by reason of a Master Servicer Event of Termination), the Trustee or its successor shall in accordance with Section 7.02 thereupon assume all of the rights and obligations of the Master Servicer hereunder arising thereafter (except that the Trustee shall not be (i) liable for losses of the predecessor Master Servicer pursuant to Section 3.09 hereof (or any acts or omissions of the predecessor Master Servicer hereunder), (ii) obligated to make Advances if it is prohibited from doing so by applicable law, (iii) obligated to effectuate repurchases or substitutions of Mortgage Loans hereunder including, but not limited to, repurchases or substitutions of Mortgage Loans pursuant to Section 2.02 or 2.03 hereof, (iv) responsible for expenses of the Master Servicer pursuant to Section 2.03 hereof, (v) deemed to have made any representations and warranties of the Master Servicer pursuant to Section 2.09 hereunder or (vi) obligated to perform any obligation of the Master Servicer under Section 3.21, 3.22 or 8.12 with respect to any period of time the Trustee was not the Master Servicer).  Any such assumption shall be subject to Section 7.02 hereof.  If the Master Servicer shall for any reason no longer be the Master Servicer (including by reason of any Master Servicer Event of Termination), the Trustee or its successor may, but shall not be obligated to, succeed to any rights and obligations of the Master Servicer under each subservicing agreement.

The Master Servicer shall, upon request of the Trustee, but at the expense of the Master Servicer, deliver to the assuming party all documents and records relating to each subservicing agreement or substitute subservicing agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected or held by it and otherwise use its best efforts to effect the orderly and efficient transfer of each subservicing agreement or substitute subservicing agreement to the assuming party.

The Trustee or successor master servicer shall be entitled to be reimbursed from the Master Servicer for all costs associated with the transfer of master servicing from the Master Servicer, including, without limitation, any costs or expenses associated with the complete transfer of all master servicing data and the completion, correction or manipulation of such master servicing data as may be required by the Trustee or successor master servicer to correct any errors or insufficiencies in the master servicing data or otherwise to enable the Trustee or successor master servicer to master service the Mortgage Loans properly and effectively.

If the Master Servicer does not pay such reimbursement within thirty (30) days of its receipt of an invoice therefor, such reimbursement shall be an expense of the Trust and the Trustee shall be entitled to withdraw such reimbursement from amounts on deposit in the Distribution Account pursuant to Section 3.10(b)(iii); provided that the Master Servicer shall reimburse the Trust for any such expense incurred by the Trust.

Section 3.06  Protected Accounts.  (a)  The Master Servicer shall enforce the obligation of each Servicer to establish and maintain a Protected Account in accordance with the applicable Servicing Agreement, with records to be kept with respect thereto on a Mortgage Loan by Mortgage Loan basis, into which accounts shall be deposited within 48 hours (or as of such other time specified in the related Servicing Agreement) of receipt all collections of principal and interest on any Mortgage Loan or amounts received with respect to any REO Property, including Principal Prepayments, Insurance Proceeds, Liquidation Proceeds, and advances made from the Servicer’s own funds (less servicing compensation as permitted by the applicable Servicing Agreement in the case of any Servicer) and all other amounts to be deposited in the Protected Account.  The Master Servicer is hereby authorized to make withdrawals from and deposits to the related Protected Account for purposes required or permitted by this Agreement.

(b)  In accordance with the terms of the applicable Servicing Agreement, amounts on deposit in a Protected Account are required to be invested by the applicable Servicer in Permitted Investments.  The income earned from investments made pursuant to this Section 3.06 shall be paid to the related Servicer under the applicable Servicing Agreement, and the risk of loss of moneys required to be distributed to the Certificateholders resulting from such investments shall be borne by and be the risk of the related Servicer.  The related Servicer (to the extent provided in the Servicing Agreement) shall deposit the amount of any such loss in the Protected Account within two Business Days of receipt of notification of such loss but not later than the second Business Day prior to the Distribution Date on which the moneys so invested are required to be distributed to the Certificateholders.

Section 3.07  Collection of Mortgage Loan Payments; Collection Account; Distribution Account.  (a)  The Master Servicer shall enforce the obligation of the Servicers to collect all payments called for under the terms and provisions of the Mortgage Loans to the extent such procedures shall be consistent with the applicable Servicing Agreement and the terms and provisions of any related Required Insurance Policy.

(b)  The Master Servicer shall establish and maintain a Collection Account, which may be deemed to be a sub account of the Distribution Account, into which the Master Servicer shall deposit or cause to be deposited within two Business Days of receipt, except as otherwise specifically provided herein, the following payments and collections remitted by the Servicers, or received by it in respect of Mortgage Loans subsequent to the Cut-off Date (other than in respect of principal and interest due on the Mortgage Loans on or before the Cut-off Date) and the following amounts required to be deposited hereunder:

(i)  all payments on account of principal on the Mortgage Loans, including Principal Prepayments;

(ii)  all payments on account of interest on the Mortgage Loans, net of the related Servicing Fee and Incremental Interest;

(iii)  all Liquidation Proceeds (including Insurance Proceeds), other than proceeds to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the applicable Servicer’s or Master Servicer’s normal servicing procedures, and all Recoveries;

(iv)  any amount required to be deposited by the Master Servicer pursuant to Section 3.07(e) in connection with any losses on Permitted Investments;

(v)  any amounts required to be deposited by the Master Servicer pursuant to Section 3.15(b) and 3.15(d), and in respect of net monthly rental income from REO Property pursuant to Section 3.15 hereof;

(vi)  all Substitution Adjustment Amounts;

(vii)  all Advances made by the Master Servicer pursuant to Section 4.01;

(viii)  any Class P Prepayment Charges;

(ix)  any Compensating Interest payments;

(x)  any amounts deposited by the Master Servicer in connection with a deductible clause in any blanket hazard insurance policy in respect of the Mortgage Loans in such Loan Group;

(xi)  all proceeds of a primary mortgage guaranty insurance policy in respect of the Mortgage Loans in such Loan Group; and

(xii)  any other amounts required to be deposited hereunder.

In the event that the Master Servicer shall deposit into the Collection Account any amount not required to be deposited, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.  The Master Servicer shall maintain adequate records with respect to all withdrawals made pursuant to this Section.  All funds deposited in the Collection Account shall be held in trust for the Certificateholders until withdrawn in accordance with Section 3.10.

(c)  [Reserved].

(d)  The Trust Administrator shall establish and maintain, on behalf of the Certificateholders, the Distribution Account.  The Trust Administrator shall, promptly upon receipt but no later than on the Distribution Account Deposit Date, deposit in the Distribution Account and retain therein the following:

(i)  the aggregate amount remitted by the Master Servicer to the Trust Administrator pursuant to Section 3.10(a)(ix)(A);

(ii)  any amount deposited by the Master Servicer or the Trust Administrator pursuant to Section 3.07(e) in connection with any losses on Permitted Investments; and

(iii)  any other amounts described hereunder which are required to be deposited in the Distribution Account.

In the event that the Master Servicer shall remit any amount not required to be remitted, it may at any time direct the Trust Administrator in writing to withdraw such amount from the Distribution Account, any provision herein to the contrary notwithstanding.  Such direction may be accomplished by delivering an Officer’s Certificate to the Trust Administrator which describes the amounts deposited in error in the Distribution Account.  All funds deposited in the Distribution Account shall be held by the Trust Administrator in trust for the Certificateholders until disbursed in accordance with this Agreement or withdrawn in accordance with Section 3.10(b).  In no event shall the Trust Administrator incur liability for withdrawals from the Distribution Account at the direction of the Master Servicer.

(e)  Each institution at which the Collection Account or Distribution Account is maintained shall invest the funds on deposit in the Collection Account, as directed in writing by the Master Servicer, or the Distribution Account, as directed in writing by the Trust Administrator, in Permitted Investments.  Funds invested in the Collection Account shall mature not later than the Business Day next preceding the related Distribution Account Deposit Date (except that if such Permitted Investment is an obligation of or is managed by the institution that maintains, or is the custodian for, such account, then such Permitted Investment shall mature not later than such Distribution Account Deposit Date).  Permitted Investments in respect of the Collection Account or the Distribution Account shall not be sold or disposed of prior to their maturity.  All such Permitted Investments shall be made in the name of the Trustee, for the benefit of the Certificateholders.  All income and gain net of any losses realized from any such investment of funds on deposit in the Collection Account shall be for the benefit of the Master Servicer as Master Servicing Compensation and shall be remitted to it monthly as provided herein.  The amount of any realized losses in the Collection Account incurred in any such account in respect of any such investments shall promptly be deposited by the Master Servicer (from its own funds without any right of reimbursement) in the Collection Account or paid to the Trust Administrator by wire transfer of immediately available funds for deposit into the Distribution Account.  All income and gain (net of any losses realized from any such investment of funds on deposit in the Distribution Account) shall be for the benefit of the Trust Administrator as compensation and shall be remitted to it monthly as provided herein.  The amount of any realized losses in the Distribution Account incurred in any such account in respect of any such investments shall promptly be deposited by the Trust Administrator, in the Distribution Account.  The Trust Administrator shall not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Collection Account (except to the extent the Trust Administrator is the obligor and has defaulted thereon), or the Distribution Account, and made in accordance with this Section 3.07.  In the absence of written instructions by the Trust Administrator, all funds on deposit therein shall remain uninvested.

(f)  The Master Servicer shall give notice to the Trustee, the Trust Administrator, each Rating Agency and the Depositor of any proposed change of the location of the Collection Account prior to any change thereof.  The Trust Administrator shall give notice to the Trustee, the Master Servicer, each Rating Agency and the Depositor of any proposed change of the location of the Distribution Account prior to any change thereof.

(g)  Each of the Collection Account and Distribution Account, shall at all times be an Eligible Account, provided, that the Collection Account may be deemed to be a sub-account of the Distribution Account.  If at any time either the Collection Account, or Distribution Account, as applicable, ceases to be an Eligible Account, the Master Servicer or the Trust Administrator, as applicable, shall immediately establish and maintain a new Collection Account or Distribution Account, as applicable, that is an Eligible Account, and shall immediately transfer all funds on deposit in the former Collection Account or Distribution Account, as applicable, to the new Collection Account or Distribution Account, as applicable.

Section 3.08  Collection of Taxes, Assessments and Similar Items; Escrow Accounts.  To the extent required by the related Servicing Agreement and by the related Mortgage Note and not violative of current law, the Master Servicer shall require each Servicer to establish and maintain one or more accounts (each, an “Escrow Account”) and deposit and retain therein all collections from the Mortgagors (or advances by such Servicer) for the payment of taxes, assessments, hazard insurance premiums or comparable items for the account of the Mortgagors.  Nothing herein shall require the Master Servicer to compel a Servicer to establish an Escrow Account in violation of applicable law.

Section 3.09  Access to Certain Documentation and Information Regarding the Mortgage Loans.  The Master Servicer and the Custodian shall afford and the Master Servicer shall require the Servicers to afford the Depositor, the Trustee and the Trust Administrator and their respective agents or representatives reasonable access to all records and documentation regarding the Mortgage Loans and all accounts, insurance information and other matters relating to this Agreement or the Servicing Agreement, such access being afforded without charge, but only upon reasonable request and during normal business hours at the office designated by the Master Servicer, the applicable Servicer or the Custodian to the extent set forth in the applicable Servicing Agreement.

Upon reasonable advance notice in writing, the Master Servicer and the Custodian will provide or the Master Servicer shall require the Servicers, to the extent set forth in the applicable Servicing Agreement, to provide to each Certificateholder which is a savings and loan association, bank or insurance company certain reports and reasonable access to information and documentation regarding the Mortgage Loans sufficient to permit such Certificateholder to comply with applicable regulations of the OTS or other regulatory authorities with respect to investment in the Certificates; provided, that the Master Servicer, the applicable Servicer or the Custodian shall be entitled to be reimbursed by each such Certificateholder for actual expenses incurred by the Master Servicer, the applicable Servicer or the Custodian in providing such reports and access.

Section 3.10  Permitted Withdrawals from the Collection Account and Distribution Account.  (a)  The Master Servicer may from time to time make withdrawals from the Collection Account for the following purposes:

(i)  to pay to the Servicers (to the extent not previously retained by them), the servicing compensation to which they are entitled pursuant to the applicable Servicing Agreements, and to pay to the Master Servicer, earnings on or investment income with respect to funds in or credited to the Collection Account;

(ii)  to reimburse each of the Servicers or the Master Servicer for unreimbursed Advances made by it, such right of reimbursement pursuant to this sub-clause (ii) being limited to amounts received on the Mortgage Loan(s) in respect of which any such Advance was made;

(iii)  to reimburse the Servicers or the Master Servicer for any Nonrecoverable Advance previously made;

(iv)  to reimburse the Servicers or the Master Servicer for Insured Expenses from the related Insurance Proceeds;

(v)  to reimburse the Servicers or the Master Servicer for (a) unreimbursed Servicing Advances, the Servicers’ or the Master Servicer’s right to reimbursement pursuant to this clause (a) with respect to any Mortgage Loan being limited to amounts received on such Mortgage Loan(s) which represent late recoveries of the payments for which such advances were made pursuant to Section 3.01 or Section 4.01 and (b) for unpaid Servicing Fees as provided in Section 3.15 hereof;

(vi)  to pay to the purchaser, with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 2.02 or 2.03, all amounts received thereon after the date of such purchase;

(vii)  to reimburse the Transferor, the Master Servicer or the Depositor for expenses or indemnities incurred by any of them and reimbursable pursuant to Section 6.03 hereof;

(viii)  to withdraw any amount deposited in the Collection Account and not required to be deposited therein;

(ix)  on or prior to the Distribution Account Deposit Date, to (A) withdraw (i) an amount equal to the related Available Funds for such Distribution Date and (ii) on or after the Cross-Over Date only, any Recoveries received during the related Prepayment Period, and remit by wire transfer of immediately available funds such amounts to the Trust Administrator for deposit in the Distribution Account and (B) withdraw any Class P Prepayment Charges received and remit by wire transfer of immediately available funds such amounts to the Trust Administrator for deposit into the Distribution Account;

(x)  to reimburse the Master Servicer for any costs or expenses incurred by it and reimbursable pursuant to Section 3.02; and

(xi)  to clear and terminate the Collection Account upon termination of this Agreement pursuant to Section 10.01 hereof.

The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account pursuant to such sub-clauses (i), (ii), (iv), (v) and (vi).  Prior to making any withdrawal from the Collection Account pursuant to sub-clause (iii), the Master Servicer shall deliver to the Trust Administrator an Officer’s Certificate of a Master Servicing Officer indicating the amount of any previous Advance determined by the Master Servicer to be a Nonrecoverable Advance and identifying the related Mortgage Loans(s), and their respective portions of such Nonrecoverable Advance.

(b)  The Trust Administrator shall withdraw funds from the Distribution Account for distributions to Certificateholders, in the manner specified in this Agreement (and withhold from the amounts so withdrawn, the amount of any taxes that it is authorized to withhold pursuant to the last paragraph of Section 8.11).  In addition, the Trust Administrator may from time to time make withdrawals from the Distribution Account for the following purposes:

(i)  to pay to the Trust Administrator earnings on or investment income, if any with respect to funds in or credited to the Distribution Account;

(ii)  to withdraw and return to the Master Servicer any amount deposited in the Distribution Account and not required to be deposited therein in accordance with Section 3.07(d);

(iii)  to withdraw any indemnity, expense or other reimbursement owed to it or the Trustee pursuant to this Agreement, including, without limitation, Section 3.05, Section 7.02, Section 8.05 and Section 9.05; and

(iv)  to clear and terminate the Distribution Account upon termination of the Agreement pursuant to Section 10.01 hereof.

Section 3.11  Maintenance of Hazard Insurance.  (a)  For each Mortgage Loan, the Master Servicer shall enforce any obligation of the Servicers under the related Servicing Agreements to maintain or cause to be maintained standard fire and casualty insurance and, where applicable, flood insurance, all in accordance with the provisions of the related Servicing Agreements.  It is understood and agreed that such insurance shall be with insurers meeting the eligibility requirements set forth in the applicable Servicing Agreement and that no earthquake or other additional insurance is to be required of any Mortgagor or to be maintained on property acquired in respect of a defaulted loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

(b)  Pursuant to Sections 3.07 and 3.08, any amounts collected by the Master Servicer, or by any Servicer, under any insurance policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or released to the Mortgagor in accordance with the applicable Servicing Agreement) shall be deposited into the Collection Account, subject to withdrawal pursuant to Sections 3.07 and 3.08.  Any cost incurred by the Master Servicer or any Servicer in maintaining any such insurance if the Mortgagor defaults in its obligation to do so shall be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of any such cost shall not be taken into account for purposes of calculating the distributions to be made to Certificateholders and shall be recoverable by the Master Servicer or such Servicer pursuant to Sections 3.07 and 3.08.

Section 3.12  Presentment of Claims and Collection of Proceeds.  The Master Servicer shall (to the extent provided in the applicable Servicing Agreement) cause the related Servicer to prepare and present on behalf of the Trustee and the Certificateholders all claims under the Insurance Policies and take such actions (including the negotiation, settlement, compromise or enforcement of the insured’s claim) as shall be necessary to realize recovery under such policies.  Any proceeds disbursed to the Master Servicer (or disbursed to a Servicer and remitted to the Master Servicer) in respect of such policies, bonds or contracts shall be promptly deposited in the Collection Account upon receipt, except that any amounts realized that are to be applied to the repair or restoration of the related Mortgaged Property as a condition precedent to the presentation of claims on the related Mortgage Loan to the insurer under any applicable Insurance Policy need not be so deposited (or remitted).

Section 3.13  Maintenance of the Primary Insurance Policies.  (a)  The Master Servicer shall not take, or permit any Servicer (to the extent such action is prohibited under the applicable Servicing Agreement) to take, any action that would result in noncoverage under any applicable Primary Insurance Policy of any loss which, but for the actions of such Master Servicer or Servicer, would have been covered thereunder.  The Master Servicer shall use its best reasonable efforts to cause each Servicer (to the extent required under the related Servicing Agreement) to keep in force and effect (to the extent that the Mortgage Loan requires the Mortgagor to maintain such insurance), primary mortgage insurance applicable to each Mortgage Loan in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable.  The Master Servicer shall not, and shall not permit any Servicer (to the extent required under the related Servicing Agreement) to, cancel or refuse to renew any such Primary Insurance Policy that is in effect at the date of the initial issuance of the Mortgage Note and is required to be kept in force hereunder except in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable.

(b)  The Master Servicer agrees to present, or to cause each Servicer (to the extent required under the related Servicing Agreement) to present, on behalf of the Trustee and the Certificateholders, claims to the insurer under any Primary Insurance Policies and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Primary Insurance Policies respecting defaulted Mortgage Loans.  Pursuant to Sections 3.07 and 3.08, any amounts collected by the Master Servicer or any Servicer under any Primary Mortgage Insurance Policies shall be deposited in the Collection Account, subject to withdrawal pursuant to Sections 3.07 and 3.08.

Section 3.14  Realization upon Defaulted Mortgage Loans.  The Master Servicer shall cause each Servicer (to the extent required under the related Servicing Agreement) to foreclose upon, repossess or otherwise comparably convert the ownership of Mortgaged Properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, all in accordance with the applicable Servicing Agreement.

Section 3.15  REO Property.  (a)  In the event the Trust Fund acquires ownership of any REO Property in respect of any related Mortgage Loan, the deed or certificate of sale shall be issued to the Trustee, or to its nominee, on behalf of the related Certificateholders.  The Master Servicer shall, to the extent provided in the applicable Servicing Agreement, cause the applicable Servicer to sell any REO Property as expeditiously as possible and in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable.  Pursuant to its efforts to sell such REO Property, the Master Servicer shall cause the applicable Servicer to protect and conserve such REO Property in the manner and to the extent required by the applicable Servicing Agreement, subject to the REMIC Provisions.

(b)  The Master Servicer shall, to the extent required by the related Servicing Agreement, cause the applicable Servicer to deposit all funds collected and received in connection with the operation of any REO Property in the Protected Account.

(c)  The Master Servicer and the applicable Servicer, upon the final disposition of any REO Property, shall be entitled to reimbursement for any related unreimbursed Advances and other unreimbursed advances as well as any unpaid Servicing Fees from Liquidation Proceeds received in connection with the final disposition of such REO Property; provided, that any such unreimbursed Advances as well as any unpaid Servicing Fees may be reimbursed or paid, as the case may be, prior to final disposition, out of any net rental income or other net amounts derived from such REO Property.

(d)  The Liquidation Proceeds from the final disposition of the REO Property, net of any payment to the Master Servicer and the applicable Servicer as provided above shall be deposited in the Protected Account on or prior to the Determination Date in the month following receipt thereof and be remitted by wire transfer in immediately available funds to the Master Servicer for deposit into the Collection Account.

In the event that the Trust Fund acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Master Servicer shall enforce the obligation of the related Servicer to dispose of such Mortgaged Property prior to the close of the third calendar year after the year in which the Trust Fund acquires such Mortgaged Property unless the Servicer shall have applied for and received an extension of such period from the Internal Revenue Service, in which case the Trust Fund may continue to hold such Mortgaged Property for the period of such extension.  Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code or (ii) subject any REMIC hereunder to the imposition of any federal, state or local income taxes on the income earned from such Mortgaged Property under Section 860G(c) of the Code or otherwise, unless the Master Servicer or related Servicer, as applicable, has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

In the event of a default on a Mortgage Loan one or more of whose obligors is not a United States Person, as that term is defined in Section 7701(a)(30) of the Code, in connection with any foreclosure or acquisition of a deed-in-lieu of foreclosure (together, “foreclosure”) in respect of such Mortgage Loan, the Master Servicer will cause the applicable Servicer to comply with the provisions of Treasury Regulation Section 1.1445 2(d)(3) (or any successor provision thereto) necessary to assure that no withholding tax obligation arises with respect to the proceeds of such foreclosure except to the extent, if any, that proceeds of such foreclosure are required to be remitted to the obligors on such Mortgage Loan.

Section 3.16  Due on Sale Clauses; Assumption Agreements.  To the extent provided in the applicable Servicing Agreement, to the extent Mortgage Loans contain enforceable due-on-sale clauses, the Master Servicer shall cause the Servicers to enforce such clauses in accordance with the applicable Servicing Agreement.  If applicable law prohibits the enforcement of a due-on-sale clause or such clause is otherwise not enforced in accordance with the applicable Servicing Agreement, and, as a consequence, a Mortgage Loan is assumed, the original Mortgagor may be released from liability in accordance with the applicable Servicing Agreement.

Section 3.17  Trustee to Cooperate; Release of Mortgage Files.  Upon (i) the payment in full of any Mortgage Loan, or (ii) the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes or otherwise in connection with the servicing of any Mortgage Loan, the Master Servicer shall, upon receipt of notification from the related Servicer pursuant to the applicable Servicing Agreement, which notification shall state that such payment in full has been deposited in the Collection Account or has otherwise been escrowed in a manner customary for such purposes, instruct the Custodian to, and the Custodian shall release the related Mortgage File to the related Servicer.  Upon notification, the Trustee shall at the Custodian’s direction execute and deliver to the Custodian the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage in each case provided by the Custodian, together with the Mortgage Note with written evidence of cancellation thereon.  Expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the related Mortgagor.

If the Master Servicer or any related Servicer at any time seeks to initiate a foreclosure proceeding in respect of any Mortgaged Property as authorized by this Agreement or the Servicing Agreements, the Master Servicer or any related Servicer shall deliver or cause to be delivered to the Trustee, for signature, as appropriate, any court pleadings, requests for trustee’s sale or other documents necessary to effectuate such foreclosure or any legal action brought to obtain judgment against the Mortgagor on the Mortgage Note or the Mortgage or to obtain a deficiency judgment or to enforce any other remedies or rights provided by the Mortgage Note or the Mortgage or otherwise available at law or in equity.

Subject to this Section 3.17, the Trustee shall execute, at the written request of the Master Servicer, and furnish to the Master Servicer and any Servicer such documents as are necessary or appropriate to enable the Master Servicer or any Servicer to carry out their servicing and administrative duties hereunder.  The Trustee shall not be liable for the actions of the Master Servicer or any Servicers under such powers of attorney.

Section 3.18  Documents, Records and Funds in Possession of the Master Servicer and the Custodian to Be Held for the Trustee.  Notwithstanding any other provisions of this Agreement, the Master Servicer shall forward to the Custodian with an instruction to, and the Custodian shall, place within the Mortgage File and the Master Servicer shall cause each Servicer to transmit to the Custodian as required by this Agreement and the related Servicing Agreement all documents and instruments in respect of a Mortgage Loan coming into the possession of the Master Servicer or related Servicer from time to time and shall account fully to the Trustee for any funds received by the Master Servicer or related Servicer or which otherwise are collected by the Master Servicer or related Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan.  All Mortgage Files and funds collected or held by, or under the control of, the Master Servicer, the related Servicer or the Custodian in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including but not limited to, any funds on deposit in the Collection Account or any Protected Account, shall be held by the Master Servicer, the related Servicer or the Custodian for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Trust, subject to the applicable provisions of this Agreement and the related Servicing Agreement.  Each of the Master Servicer and the Custodian also agrees that it shall not create, incur or subject any Mortgage File or any funds that are deposited in the Collection Account, Distribution Account or any Escrow Account, or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of setoff against any Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that the Master Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to the Master Servicer under this Agreement.

Section 3.19  Master Servicing Compensation.  As compensation for its activities hereunder, the Master Servicer shall be entitled to retain or withdraw from the Collection Account an amount equal to the Master Servicing Compensation.

Section 3.20  Access to Certain Documentation.  The Master Servicer and the Custodian shall provide and the Master Servicer shall cause each Servicer to provide in accordance with the related Servicing Agreement to the OTS and the FDIC and to comparable regulatory authorities supervising Holders of Subordinate Certificates and the examiners and supervisory agents of the OTS, the FDIC and such other authorities, access to the documentation regarding the Mortgage Loans required by applicable regulations of the OTS and the FDIC.  Such access shall be afforded without charge, but only upon reasonable and prior written request and during normal business hours at the offices designated by the Master Servicer, the Custodian and the related Servicer.  Nothing in this Section shall limit the obligation of the Master Servicer, the Custodian and the related Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Master Servicer, the Custodian or the related Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.  In fulfilling such requests, the Master Servicer and the Custodian shall not be responsible to determine the sufficiency of such information.

Section 3.21  Annual Statement as to Compliance.

(a)  The Master Servicer and the Trust Administrator shall deliver or otherwise make available (and the Master Servicer and Trust Administrator shall cause any Servicing Function Participant engaged by it to deliver) to the Depositor and the Trust Administrator on or before March 10 (with a 5 calendar day cure period but in no event later than March 15) of each year, commencing in March 2008, an Officer’s Certificate stating, as to the signer thereof, that (A) a review of such party’s activities during the preceding calendar year or portion thereof and of such party’s performance under this Agreement or such other applicable Agreement in the case of a Servicing Function Participant, has been made under such officer’s supervision and (B) to the best of such officer’s knowledge, based on such review, such party has fulfilled all its obligations under this Agreement, in all material respects throughout such year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.  Promptly after receipt of each such Officer’s Certificate, the Depositor shall review such Officer’s Certificate and, if applicable, consult with each such party, as applicable, as to the nature of any failures by such party, in the fulfillment of any of such party’s obligations hereunder.

(b)  The Master Servicer shall enforce any obligation of each Servicer, to the extent set forth in the related Servicing Agreement, to deliver to the Master Servicer an annual statement of compliance within the time frame set forth in, and in such form and substance as may be required pursuant to, the related Servicing Agreement.  The Master Servicer shall include all annual statements of compliance received by it from each servicer with its own annual statement of compliance to be submitted to the Trust Administrator pursuant to this Section.

(c)  In the event the Master Servicer, the Trust Administrator or any Servicing Function Participant engaged by any such party is terminated or resigns pursuant to the terms of this Agreement, or any applicable agreement in the case of a Servicing Function Participant, as the case may be, such party shall provide an Officer’s Certificate pursuant to this Section 3.21 or to such applicable agreement, as the case may be, notwithstanding any such termination, assignment or resignation.

Section 3.22  Report on Assessment of Compliance and Attestation.

(a)  (i)           By March 10 (with a 5 calendar day cure period but in no event later than March 15) of each year, commencing in March 2008, the Master Servicer, the Trust Administrator and the Custodian, each at its own expense, shall furnish or otherwise make available, and each such party shall cause any Servicing Function Participant engaged by it to furnish, each at its own expense, to the Trust Administrator and the Depositor, a report on an assessment of compliance with the Relevant Servicing Criteria in the form of Exhibit Q hereto, (an “Assessment of Compliance”) that contains (A) a statement by such party of its responsibility for assessing compliance with the Relevant Servicing Criteria, (B) a statement that such party used the Servicing Criteria to assess compliance with the Relevant Servicing Criteria, (C) such party’s assessment of compliance with the Relevant Servicing Criteria as of and for the fiscal year covered by the Form 10-K required to be filed pursuant to Section 3.22, including, if there has been any material instance of noncompliance with the Relevant Servicing Criteria, a discussion of each such failure and the nature and status thereof, and (D) a statement that a registered public accounting firm has issued an attestation report on such party’s assessment of compliance with the Relevant Servicing Criteria as of and for such period.

(ii)  No later than the end of each fiscal year for the Trust Fund for which a Form 10-K is required to be filed, the Master Servicer and the Custodian shall each forward to the Trust Administrator the name of each Servicing Function Participant engaged by it and what Relevant Servicing Criteria will be addressed in the Assessment of Compliance prepared by such Servicing Function Participant (provided,  that the Master Servicer need not provide such information to the Securities Administrator so long as the Master Servicer and the Securities Administrator are the same Person).  When each of the Master Servicer, the Custodian and the Trust Administrator (or any Servicing Function Participant engaged by either of them) submit their Assessments of Compliance to the Trust Administrator, each such party will also at such time include the Assessment of Compliance and Accountant’s Attestation pursuant to Section 3.22(b)(i) of each Servicing Function Participant engaged by it.

(iii)  Promptly after receipt of each Assessment of Compliance, (A) the Depositor shall review each such report and, if applicable, consult with the Master Servicer, the Trust Administrator, the Custodian and any Servicing Function Participant engaged by any such party as to the nature of any material instance of noncompliance with the Relevant Servicing Criteria by such party, and (B) the Trust Administrator shall confirm that the Assessments of Compliance, taken as a whole, address all of the Servicing Criteria and taken individually address the Relevant Servicing Criteria for each party as set forth on Exhibit X and on any similar exhibit set forth in each Servicing Agreement in respect of each Servicer and notify the Depositor of any exceptions.

(iv)  The Master Servicer shall enforce any obligation of each Servicer, to the extent set forth in the related Servicing Agreement, to deliver to the Master Servicer an annual Assessment of Compliance within the time frame set forth in, and in such form and substance as may be required pursuant to, the related Servicing Agreement.  The Master Servicer shall include all Assessments of Compliance received by it from the Servicers with its own Assessment of Compliance to be submitted to the Trust Administrator pursuant to this Section.

In the event the Master Servicer, the Securities Administrator, the Custodian or any Servicing Function Participant engaged by any such party is terminated, assigns its rights and obligations under, or resigns pursuant to, the terms of this Agreement, or any other applicable agreement, as the case may be, such party shall provide a report on assessment of compliance pursuant to this Section 3.22, or to such other applicable agreement, notwithstanding any such termination, assignment or resignation.

(b)  (i)           By March 10 (with a 5 calendar day cure period but in no event later than March 15) of each year, commencing in March 2008, the Master Servicer, the Trust Administrator and the Custodian, each at its own expense, shall cause, and each such party shall cause any Servicing Function Participant engaged by it to cause, each at its own expense, a registered public accounting firm (which may also render other services to the Master Servicer, the Custodian, the Trust Administrator, or such Servicing Function Participants, as the case may be) that is a member of the American Institute of Certified Public Accountants to furnish an attestation report to the Trust Administrator and the Depositor (an “Accountant’s Attestation”), to the effect that (A) it has obtained a representation regarding certain matters from the management of such party, which includes an assertion that such party has complied with the Relevant Servicing Criteria, and (B) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the PCAOB, it is expressing an opinion as to whether such party’s compliance with the Relevant Servicing Criteria was fairly stated in all material respects, or it cannot express an overall opinion regarding such party’s assessment of compliance with the Relevant Servicing Criteria.  In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion.  Such report must be available for general use and not contain restricted use language.

(ii)  Promptly after receipt of each such Assessment of Compliance and Accountant’s Attestation the Trust Administrator shall confirm that each assessment submitted pursuant to Section 3.22(a)(i) is coupled with an attestation that appears on its face to meet the requirements of this Section and notify the Depositor of any exceptions.

(iii)  The Master Servicer shall enforce any obligation of each Servicer, to the extent set forth in the related Servicing Agreement, to deliver to the Master Servicer an attestation within the time frame set forth in, and in such form and substance as may be required pursuant to, the related Servicing Agreement.  The Master Servicer shall include each such attestation furnished to it by the Servicers with its own attestation to be submitted to the Trust Administrator pursuant to this Section.

In the event the Master Servicer, the Securities Administrator, the Custodian, any Servicer or any Servicing Function Participant engaged by any such party, is terminated, assigns its rights and duties under, or resigns pursuant to the terms of, this Agreement, or any applicable Custodial Agreement, Servicing Agreement or sub-servicing agreement, as the case may be, such party shall cause a registered public accounting firm to provide an attestation pursuant to this Section 3.22, or such other applicable agreement, notwithstanding any such termination, assignment or resignation.

(c)  (i)           The Master Servicer agrees to indemnify and hold harmless each of the Depositor and each Person, if any, who “controls” the Depositor within the meaning of the Securities Act and its respective officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses that such Person may sustain arising out of third party claims based on (A) the failure of the Master Servicer (or any Servicing Function Participant engaged by it) to deliver or cause to be delivered when required any Assessment of Compliance or Accountant’s Attestation required pursuant to Section 3.22(a)(i) or 3.22(b)(i), as applicable, or (B) any material misstatement or omission contained in any Assessment of Compliance provided pursuant to Section 3.22(a)(i).

(ii)  The Trust Administrator agrees to indemnify and hold harmless the Depositor and each Person, if any, who “controls” the Depositor within the meaning of the Securities Act and its officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses that such Person may sustain arising out of third party claims based on (i) the failure of the Trust Administrator (or any Servicing Function Participant engaged by it) to deliver when required any Assessment of Compliance or Accountant’s Attestation required pursuant to Section 3.22(a)(i) or 3.22(b)(i), or (ii) any material misstatement or omission contained in any Assessment of Compliance provided pursuant to Section 3.22(a)(i).

(iii)  The Custodian agrees to indemnify and hold harmless the Depositor and each Person, if any, who “controls” the Depositor within the meaning of the Securities Act and their respective officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses that such Person may sustain arising out of third party claims based on (i) the failure of the Custodian (or any Servicing Function Participant engaged by it) to deliver or cause to be delivered when required any Assessment of Compliance or Accountant’s Attestation required pursuant to Section 3.22(a)(i) or 3.22(b)(i) or (ii) any material misstatement or omission contained in any Assessment of Compliance provided pursuant to Section 3.22(a)(i).

(d)  Each of the parties hereto acknowledges and agrees that the purpose of this Section 3.22 is to facilitate compliance by the Transferor and the Depositor with the provisions of Regulation AB, as such may be amended or clarified from time to time.  Therefore, each of the parties agrees that the parties’ obligations hereunder will be supplemented and modified as necessary to be consistent with any such amendments, interpretive advice or guidance, convention or consensus among active participants in the asset-backed securities markets, advice of counsel, or otherwise in respect of the requirements of Regulation AB and the parties shall comply, to the extent practicable from a timing and information systems perspective (and to the extent the requesting party will pay any increased cost of the Trustee resulting from such request provided that such request results in extraordinary expenses), with requests made by the Transferor or the Depositor for delivery of additional or different information as the Transferor or the Depositor may determine in good faith is necessary to comply with the provisions of Regulation AB.

Section 3.23  Errors and Omissions Insurance; Fidelity Bonds.

The Master Servicer shall for so long as it acts as Master Servicer under this Agreement, obtain and maintain in force (a) a policy or policies of insurance covering errors and omissions in the performance of its obligations as Master Servicer hereunder and (b) a fidelity bond in respect of its officers, employees and agents.  Each such policy or policies shall be in such form and such amount generally acceptable for entities serving as master servicer.  In the event that any such policy or bond ceases to be in effect, the Master Servicer shall obtain a comparable replacement policy or bond from an insurer or issuer, meeting the requirements set forth above as of the date of such replacement.

Section 3.24  Credit Risk Management Services and Reports; Reliability of Data.

(a)  The Depositor hereby appoints Wells Fargo Bank, N.A. as Credit Risk Manager. The Credit Risk Manager shall perform certain services related to servicer review and oversight, monitoring and reporting of various Mortgage Loans and each Servicer’s performance, preparation of Mortgage Loan and REO Property payment, delinquency and loss information, reconciliation of Prepayment Charge collections by such Servicer and monitoring information related to insurance claims and foreclosures.  No later than the end of each calendar month, the Credit Risk Manager shall prepare and make available certain reports containing various performance, payment, delinquency and loss information and information related to insurance claims and foreclosures. Such reports shall be made available through the facilities of Wells Fargo’s corporate trust services website, currently located at www.CTSLink.com, and shall be in a format and contain such content as is mutually agreed upon by the Depositor, the NIMS Insurer and the Credit Risk Manager. None of the Trustee, the Trust Administrator or the Master Servicer shall have any obligation to review such reports or otherwise monitor or supervise the activities of the Credit Risk Manager.

(b)  Each of the Depositor, the Servicers, the Trustee, the Trust Administrator, the Master Servicer and the Custodian acknowledge and agree that the reports that are compiled and prepared by the Credit Risk Manager are based on information provided to the Credit Risk Manager by the Servicers, the Master Servicer and from various unaffiliated third parties, including other Persons involved in the servicing and administration of the related Mortgage Loans or related REO Properties. The Credit Risk Manager makes no representation or warranty as to the accuracy or completeness of any such information or data, and the Credit Risk Manager shall not be responsible for any misstatements, omissions, errors, or inaccuracies in any such reports or information resulting from any misstatements, omissions, errors, or inaccuracies in any information or data provided by third parties.

Section 3.25  Limitation Upon Liability of Credit Risk Manager.

Neither the Credit Risk Manager nor any of the directors, officers, employees, or agents of the Credit Risk Manager shall be under any liability to the Servicers, the Master Servicer, the Trust Administrator, the Trustee, the Certificateholders or the Depositor for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement in reliance upon information provided by the Servicers or the Master Servicer or for errors in judgment; provided, however, that this provision shall not protect the Credit Risk Manager against any breach of representation or warranty made herein, failure to perform its obligations hereunder, or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith, or negligence of the Credit Risk Manager in the performance of its duties hereunder or by reason of a breach of its obligations and duties hereunder. The Credit Risk Manager and any director, officer, employee or agent of the Credit Risk Manager may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. Subject to the terms of this Agreement, the Credit Risk Manager shall be under no obligation to appear in, prosecute, or defend any legal action which, in its opinion, may involve it in any expense or liability; provided, however, that the Credit Risk Manager may with the consent of the Depositor, the Trustee, the Trust Administrator, the Master Servicer, the Custodian, and the Servicers, and at the  expense of the respective consenting party, undertake any such action as it may deem necessary or desirable in respect to this Agreement and the rights, duties, and the interests of the parties hereto.

Section 3.26  Resignation or Removal of Credit Risk Manager.

The Credit Risk Manager may resign upon ninety (90) days’ prior written notice to the Trustee, the NIMS Insurer, if any, and the Depositor.  If the Credit Risk Manager is no longer able to perform its duties hereunder, the Credit Risk Manager may be terminated by the Depositor at the direction of the NIMS Insurer or Certificateholders evidencing not less than 66 2/3% of the Voting Rights with the prior written consent of the NIMS Insurer, if any.  The Depositor may, at its option, cause the appointment of a successor Credit Risk Manager which Credit Risk Manager shall be acceptable to the NIMS Insurer.  Upon any termination of the Credit Risk Manager or the appointment of a successor Credit Risk Manager with the prior written consent of the NIMS Insurer, if any, the Depositor shall give written notice thereof to the related Servicer, the Master Servicer, the Trust Administrator, the Trustee, each Rating Agency, the NIMS Insurer, if any, and the Credit Risk Manager.  Notwithstanding the foregoing, the termination of the Credit Risk Manager pursuant to this Section 3.26 shall not become effective until the appointment of a successor Credit Risk Manager acceptable to the NIMS Insurer.

ARTICLE IV

DISTRIBUTIONS AND SERVICING ADVANCES

Section 4.01  Advances.  The Master Servicer shall deposit in the Distribution Account not later than the Distribution Account Deposit Date immediately preceding the related Distribution Date an Advance in an amount equal to the difference between (x) with respect to each Scheduled Payment due on a Mortgage Loan that is delinquent (other than as a result of a Relief Act Reduction) and for which the related Servicer was required to make an Advance pursuant to the related Servicing Agreement and (y) amounts deposited in the Collection Account to be used for Advances with respect to such Mortgage Loan, except to the extent the Master Servicer determines any such Advance to be a Nonrecoverable Advance.  Subject to the foregoing, the Master Servicer shall continue to make such Advances for so long as the related Servicer is required to do so under the related Servicing Agreement.  If applicable, on the Distribution Account Deposit Date, the Master Servicer shall deliver an Officer’s Certificate to the Trust Administrator stating that the Master Servicer elects not to make an Advance in a stated amount and detailing the reason(s) it deems the Advance to be a Nonrecoverable Advance.  Any amounts deposited by the Master Servicer pursuant to this Section 4.01 shall be net of the Servicing Fee for the related Mortgage Loans.

Section 4.02  Priorities of Distribution on the Certificates.  (a)  On each Distribution Date, the Trust Administrator shall withdraw the related Group Available Funds (to the extent on deposit in the Distribution Account) from the Distribution Account and, pursuant to the statement prepared by the Master Servicer as set forth in Section 4.04(a), upon which it may conclusively rely, apply such funds, first to distributions in respect of the REMIC I Regular Interests, as provided in Section 4.02(f), and then to distributions on the Certificates in the following order and priority and, in each case, to the extent of such Group Available Funds, subject to adjustment in accordance with Section 4.02(e):

(i)  With respect to the Group 1 Certificates from the Group 1 Available Funds; with respect to the Group 2 Certificates from the Group 2 Available Funds; with respect to the Group 3 Certificates from the Group 3 Available Funds, as follows; with respect to the Group 4 Certificates from the Group 4 Available Funds, as follows; and with respect to the Group 5 Certificates from the Group 5 Available Funds, as follows:

first, concurrently,

(A)  concurrently, to each of the Group 1 Certificates pro rata based on the entitlement of each such class, an amount allocable to interest equal to the related Accrued Certificate Interest;

(B)  concurrently, to each of the Group 2 Certificates (other than the Group 2 Exchangeable Certificates) pro rata based on the entitlement of each such class, an amount allocable to interest equal to the related Accrued Certificate Interest;

(C)  concurrently, to each of the Group 3 Certificates pro rata based on the entitlement of each such class, an amount allocable to interest equal to the related Accrued Certificate Interest;

(D)  concurrently, to each of the Group 4 Certificates (other than the Class 4-PO Certificates and the Group 4 Exchangeable Certificates) pro rata based on the entitlement of each such class, an amount allocable to interest equal to the related Accrued Certificate Interest; and

(E)  to the Group 5 Certificates, an amount allocable to interest equal to the related Accrued Certificate Interest.

second, concurrently,

(A)  to the extent of remaining Group 1 Available Funds, first, to the Class AR Certificates, and second, concurrently, to the Class 1-A-1 and Class 1-A-2 Certificates, pro rata based on the Certificate Principal Balance of each such Class, up to the amount of the Senior Optimal Principal Amount for Loan Group 1 for such Distribution Date, until the Class Principal Balance of each such Class has been reduced to zero;

(B)  to the extent of remaining Group 2 Available Funds, concurrently, to the Group 2 Certificates (other than the Group 2 Exchangeable Certificates), pro rata based on the Certificate Principal Balance of each such Class, up to the amount of the Senior Optimal Principal Amount for Loan Group 2 for such Distribution Date, until the Class Principal Balance of each such Class has been reduced to zero;

(C)  to the extent of remaining Group 3 Available Funds, concurrently, to the Group 3 Certificates, pro rata based on the Certificate Principal Balance of each such Class, up to the amount of the Senior Optimal Principal Amount for Loan Group 3 for such Distribution Date, until the Class Principal Balance of each such Class has been reduced to zero;

(D)  to the extent of remaining Group 4 Available Funds,

(i)  first, concurrently, to the Group 4 Certificates (other than the Interest Only Certificates, the Principal Only Certificates and the Group 4 Exchangeable Certificates), pro rata based on the Certificate Principal Balance of each such Class, up to the amount of the Senior Optimal Principal Amount for Loan Group 4 for such Distribution Date, until the Class Principal Balance of each such Class has been reduced to zero;

(ii)  second, to the Class 4-PO Certificates, the PO Principal Distribution Amount for that Distribution Date, until the Class Principal Balance of such Class has been reduced to zero; and

(iii)  on any Distribution Date on or prior to the Cross-Over Date, (x) first, from any PO Recoveries from any Group 4 Loans for that Distribution Date, to the Class 4-PO Certificates, up to the PO Deferred Amount for that Distribution Date and (y) second, from the remaining Available Funds for Loan Group 4, to the Class 4-PO Certificates, up to the remaining PO Deferred Amount for that Distribution Date; provided that, (1) on any Distribution Date, the aggregate of the distributions pursuant to clause (y) of this priority of the PO Deferred Amounts will not exceed the Subordinate Principal Distribution Amount for that Distribution Date, (2) such distributions will not reduce the Class Principal Balance of the Class 4-PO Certificates and (3) no distribution will be made in respect of any such PO Deferred Amounts on or after the Cross-Over Date; and

(E)  to the extent of remaining Group 5 Available Funds, to the Class 5-A-1 Certificates, up to the amount of the Senior Optimal Principal Amount for Loan Group 5 for such Distribution Date, until the Class Principal Balance of such Class has been reduced to zero.

(ii)  to the Subordinate Certificates, subject to Section 4.02(e), in the following order of priority:

(A)  from the remaining Available Funds for all Loan Groups in the aggregate, to the Class B-1 Certificates in the following order:  (1) the Accrued Certificate Interest on the Class B-1 Certificates for that Distribution Date and (2) the Class B-1 Certificates’ Allocable Share for that Distribution Date until the Class Principal Balance is reduced to zero;

(B)  from the remaining Available Funds for all Loan Groups in the aggregate, to the Class B-2 Certificates in the following order:  (1) the Accrued Certificate Interest on the Class B-2 Certificates for that Distribution Date and (2) the Class B-2 Certificates’ Allocable Share for that Distribution Date until the Class Principal Balance is reduced to zero;

(C)  from the remaining Available Funds for all Loan Groups in the aggregate, to the Class B-3 Certificates in the following order:  (1) the Accrued Certificate Interest on the Class B-3 Certificates for that Distribution Date and (2) the Class B-3 Certificates’ Allocable Share for that Distribution Date until the Class Principal Balance is reduced to zero;

(D)  from the remaining Available Funds for all Loan Groups in the aggregate, to the Class B-4 Certificates in the following order:  (1) the Accrued Certificate Interest on the Class B-4 Certificates for that Distribution Date and (2) the Class B-4 Certificates’ Allocable Share for that Distribution Date until the Class Principal Balance is reduced to zero;

(E)  from the remaining Available Funds for all Loan Groups in the aggregate, to the Class B-5 Certificates in the following order:  (1) the Accrued Certificate Interest on the Class B-5 Certificates for that Distribution Date and (2) the Class B-5 Certificates’ Allocable Share for that Distribution Date until the Class Principal Balance is reduced to zero;

(F)  from the remaining Available Funds for all Loan Groups in the aggregate, to the Class B-6 Certificates in the following order:  (1) the Accrued Certificate Interest on the Class B-6 Certificates for that Distribution Date and (2) the Class B-6 Certificates’ Allocable Share for that Distribution Date until the Class Principal Balance is reduced to zero;

(G)  from the remaining Available Funds for all Loan Groups in the aggregate, to the Class B-7 Certificates in the following order:  (1) the Accrued Certificate Interest on the Class B-7 Certificates for that Distribution Date and (2) the Class B-7 Certificates’ Allocable Share for that Distribution Date until the Class Principal Balance is reduced to zero;

(H)  from the remaining Available Funds for all Loan Groups in the aggregate, to the Class B-8 Certificates in the following order:  (1) the Accrued Certificate Interest on the Class B-8 Certificates for that Distribution Date and (2) the Class B-8 Certificates’ Allocable Share for that Distribution Date until the Class Principal Balance is reduced to zero; and

(I)  to the Class AR Certificates any remaining portion (which is expected to be zero) of the Available Funds for that Distribution Date.

Amounts on deposit in the Distribution Account, up to the Class P Amount, will be distributed on the Distribution Date after the expiration of the latest expiring prepayment charge term, concurrently, to the Class P Certificates, pro rata, until the respective Class Principal Balances of such Classes have been reduced to zero.

Pro rata distributions of interest among Classes of Certificates are required to be made in proportion to the then current amount of interest to which the applicable Classes are entitled.  Pro rata distributions of principal among Classes of Certificates are required to be made in proportion to the then-current Certificate Principal Balance of the applicable Classes.

Notwithstanding the foregoing, if any Class of Exchangeable REMIC Certificates has been surrendered to the Trust Administrator for the related Exchangeable Certificates, then any amounts otherwise distributable to such Class of Exchangeable REMIC Certificates pursuant to this Section 4.02 shall be deposited in the Exchangeable Certificates Distribution Account and distributed to the Holders of the related Class or Classes of Exchangeable Certificates.

(b)  On each Distribution Date, all Class P Prepayment Charges remitted to the Trust during the related Prepayment Period shall be distributed by the Trust Administrator to the Holders of the Class P Certificates in the following manner:

(i)           To the Class P-1 Certificates, the Group 1 Prepayment Charges remitted to the Trust during the related Prepayment Period;

(ii)           To the Class P-2 Certificates, the Group 2 Prepayment Charges remitted to the Trust during the related Prepayment Period;

(iii)           To the Class P-3 Certificates, the Group 3 Prepayment Charges remitted to the Trust during the related Prepayment Period;

(iv)           To the Class P-4 Certificates, the Group 4 Prepayment Charges remitted to the Trust during the related Prepayment Period; and

(v)           To the Class P-5 Certificates, the Group 5 Prepayment Charges remitted to the Trust during the related Prepayment Period.

(c)  On each Distribution Date, the amount referred to in clause (i) of the definition of Accrued Certificate Interest for each Class of Senior Certificates and Subordinate Certificates for such Distribution Date shall be reduced by (i) the related Class’ Pro Rata Share of Net Prepayment Interest Shortfalls with respect to the Mortgage Loans in the related Loan Group or Loan Groups, based on such Class’ Accrued Certificate Interest for such Distribution Date without taking into account such Net Prepayment Interest Shortfalls and (ii) the related Class’ Pro Rata Share of (A) after the related Special Hazard Coverage Termination Date, with respect to each Mortgage Loan in the related Loan Group or Loan Groups, that became a Special Hazard Mortgage Loan during the calendar month preceding the month of such Distribution Date, the excess of one month’s interest at the related Net Mortgage Rate on the Scheduled Principal Balance of such Mortgage Loan as of the Due Date in such month over the amount of Liquidation Proceeds applied as interest on such Mortgage Loan with respect to such month, (B) after the Bankruptcy Coverage Termination Date, with respect to each Mortgage Loan in the related Loan Group or Loan Groups that became subject to a Bankruptcy Loss during the calendar month preceding the month of such Distribution Date, the interest portion of the related Deficient Valuation, (C) each Relief Act Reduction incurred on a Mortgage Loan in the related Loan Group or Loan Groups, during the calendar month preceding the month of such Distribution Date and (D) after the Fraud Loss Coverage Termination Date with respect to each Mortgage Loan in the related Loan Group or Loan Groups that became a Fraud Loan during the calendar month preceding the month of such Distribution Date, the excess of one month’s interest at the related Net Mortgage Rate on the Scheduled Principal Balance of such Mortgage Loan as of the Due Date in such month over the amount of Liquidation Proceeds applied as interest on such Mortgage Loan with respect to such month.

(d)  Notwithstanding the priority and allocation contained in Section 4.02(a)(ii)(A) through (H), if with respect to any Class of Subordinate Certificates on any Distribution Date, (I) such Class has not satisfied the related Class Prepayment Distribution Trigger, no distribution of amounts pursuant to clauses (ii) and (iii) of the definition of Subordinate Optimal Principal Amount will be made to any such Classes (the “Restricted Classes”) and the amount of such amounts pursuant to clauses (ii) and (iii) of the definition of Subordinate Optimal Principal Amount otherwise distributable to the Restricted Classes shall be distributed to any Classes of Subordinate Certificates, that are not Restricted Classes, having lower numerical Class designations than such Class, pro rata, based on their respective Class Principal Balances immediately prior to such Distribution Date and shall be distributed in the sequential order provided in Section 4.02(a)(ii)(A) through (H); provided, however, that, if all of the Subordinate Certificates are Restricted Classes, then such amounts shall be distributed to the most senior Class of such Subordinate Certificates outstanding and (II) such Class has not satisfied the Subordinate Certificates Fractional Interest Test, the Classes of Subordinate Certificates that have higher numerical designations shall receive, in respect of clauses (ii) and (iii) of the definition of Subordinate Optimal Principal Amount, an amount equal to the product of (i) their pro rata shares (based on the Certificate Principal Balances of all Subordinate Certificates that are entitled to receive principal distributions on such date) and (ii) the percentages set forth in the following table:

Distribution Date occurring in	Percentage
October 2007 through September 2014	0%
October 2014 through September 2015	30%
October 2015 through September 2016	40%
October 2016 through September 2017	60%
October 2017 through September 2018	80%
October 2018 and thereafter	100%

Each Class of Subordinate Certificates that received a full pro rata share as described above shall be allocated any remaining amount in respect of clauses (ii) and (iii) of the definition of Subordinate Optimal Principal Amount, pro rata (based on the Certificate Principal Balances of only those Subordinate Certificates that received a full pro rata share).  The calculation of any amount to be distributed under this Section 4.02(d) shall be made by the Master Servicer.

(e)  On each Distribution Date, after application of Group Available Funds for each Loan Group in accordance with Section 4.02(a)(i), the Trust Administrator shall effect cross collateralization among the Certificate Groups as follows:

(i)  To the extent any Accrued Certificate Interest with respect to any Class or Classes of Senior Certificates remains unpaid after application of Group 1 Available Funds, Group 2 Available Funds, Group 3 Available Funds, Group 4 Available Funds and Group 5 Available Funds in accordance with Section 4.02(a)(i), Available Funds remaining from all Loan Groups after payments on the Senior Certificates in the related Certificate Groups shall be applied to cover such unpaid Accrued Certificate Interest, and shall be applied pro rata based on the amounts of such unpaid Accrued Certificate Interest to the extent there are insufficient funds to pay such amounts in full.  Such amounts shall otherwise be paid to the Senior Certificates in accordance with the priorities set forth in Section 4.02(a)(i).

(ii)  If on any Distribution Date, one or more of the Certificate Groups is an Undercollateralized Group, the available Subordinate Principal Distribution Amount (after giving effect to amounts required to be paid in sub-clause (i) above) shall be paid to the Senior Certificates of each such Undercollateralized Group as principal in accordance with the priorities set forth in Section 4.02(a)(i) until the aggregate Class Principal Balance of the Senior Certificates of each such Undercollateralized Group(s) equals the Pool Balance of the related Loan Group.  If more than one such Certificate Group is an Undercollateralized Group, the available Subordinate Principal Distribution Amount shall be distributed between such Undercollateralized Groups pro rata according to the Pool Principal Balance of the related Loan Group.  Any application of the Subordinate Principal Distribution Amount for the Subordinate Certificates pursuant to this paragraph (ii) will reduce distributions of such amount to the Subordinate Certificates in reverse order of priority pursuant to the priorities set forth in Section 4.02(a)(ii)(A) through (H).

(iii)  On or after the date on which the Class Principal Balances of all of the Senior Certificates in any of the Certificate Groups have been reduced to zero, amounts otherwise distributable as principal on the Subordinate Certificates, up to the applicable Apportioned Subordinate Principal Distribution Amount, shall be paid pro rata as principal to the remaining Senior Certificates of such other Certificate Group or Certificate Groups in accordance with the priorities set forth in Section 4.02(a)(i), provided that on such Distribution Date (a) the Aggregate Subordinate Percentage for such Distribution Date is less than twice the initial Aggregate Subordinate Percentage or (b) the average outstanding principal balance of the Mortgage Loans in any Loan Group delinquent 60 days or more over the last six months (including delinquent Mortgage Loans in bankruptcy, and all Mortgage Loans in foreclosure and REO Properties) as a percentage of the related Group Subordinate Amount is greater than or equal to 50%.  Any application of the applicable Apportioned Subordinate Principal Distribution Amount to the Senior Certificates, pursuant to this paragraph will reduce distributions of the Subordinate Principal Distribution Amount for the Subordinate Certificates, pro rata, based on Class Principal Balances of the Subordinate Certificates.

(f)  Distributions of interest shall be deemed to be made to the REMIC I Regular Interests, in each case from the related Loan Group, in an amount equal to (A) Uncertificated Accrued Interest for such REMIC I Regular Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates.  Distributions of principal shall be deemed to be made to the REMIC I Regular Interests, in each case from the related Loan Group, first, to REMIC I Regular Interest LT-1A, REMIC I Regular Interest LT-2A,  REMIC I Regular Interest LT-3A,  REMIC I Regular Interest LT-4A and REMIC I Regular Interest LT-5A, as applicable, so that the Uncertificated Balance of each such REMIC I Regular Interest is equal to 0.01% of the excess of (x) the aggregate Scheduled Principal Balance of the Non-PO Percentage of the Mortgage Loans in the related Loan Group as of the first day of the month immediately prior to the month in which the related Distribution Date occurs (after taking in account scheduled payments of principal on that date and unscheduled payments of principal distributed on the immediately preceding Distribution Date), or for the initial Distribution Date, as of the Cut-off Date over (y) the current Certificate Principal Balance of the Class A Certificates in such Loan Group (except that if any such excess is a larger number than in the preceding distribution period, the least amount of principal shall be distributed to such REMIC I Regular Interests such that the REMIC I Subordinated Balance Ratio is maintained); and second, any remaining principal in each Loan Group to REMIC I Regular Interest LT-ZZZ1, REMIC I Regular Interest LT-ZZZ2, REMIC I Regular Interest LT-ZZZ3, REMIC I Regular Interest LT-ZZZ4, REMIC I Regular Interest LT-4A3IO, REMIC I Regular Interest LT-4A4 and REMIC I Regular Interest LT-ZZZ5, as applicable (provided that a portion of the remaining principal equal to the Class PO Principal Distribution Amount attributable to the Group 4 Mortgage Loans will be distributed to REMIC I Regular Interest LT-4PO).

(g)  Any Fair Market Value Excess collected in connection with a termination of the Trust Fund pursuant to Section 10.01 shall be distributed to the Holders of the Class AR Certificates (in respect of the Class R-1 Interest).

(h)  Distributions of interest shall be deemed to be made to the REMIC II Regular Interests at the REMIC II Remittance Rate for each such REMIC II Regular Interest on the related Uncertificated Principal Balance or Uncertificated Notional Amount.  Distributions of principal shall be deemed to be made from amounts received on the mortgage Loans to the REMIC II Regular Interests, in the same manner and priority as such amounts are paid to the Corresponding Certificate.

(i)  Any Fair Market Value Excess collected in connection with a termination of the Trust Fund pursuant to Section 10.01 shall be distributed to the Holders of the Class AR Certificates (in Respect of the Class R-2 Interest).

Section 4.03  Allocation of Realized Losses.  (a)  On or prior to each Distribution Date, the Master Servicer shall determine the total amount of Realized Losses, including Excess Losses and the allocation of such total amount as set forth below.  Realized Losses occurring on the Mortgage Loans shall be allocated as follows:

(i)  the applicable PO Percentage of any Realized Loss on any Discount Mortgage Loan in Loan Group 4, including any Excess Loss, shall be allocated to the Class 4-PO Certificates, in the case of a Realized Loss occurring on any Discount Mortgage Loan, in each case, until the Class Principal Balance of such Class of Class PO Certificates is reduced to zero;

(ii)  the applicable Non-PO Percentage of any Realized Loss with respect to any Mortgage Loan (other than an Excess Loss) shall be allocated first to the Subordinate Certificates in reverse order of their respective numerical Class designations (beginning with the Class of Subordinate Certificates then outstanding with the highest numerical Class designation) until the respective Class Principal Balance of each such Class is reduced to zero and second (1) with respect to such losses occurring with respect to Group 1 Mortgage Loans, to the Group 1 Certificates, pro rata based upon their respective Class Principal Balances until the Class Principal Balance of each such Class has been reduced to zero; provided, however, that the losses allocable to the Class 1-A-1 Certificates will instead be allocated to the Class 1-A-2 Certificates until the Certificate Principal Balance of such Class has been reduced to zero; (2) with respect to such losses occurring with respect to Group 2 Mortgage Loans, to the Group 2 Certificates, pro rata based upon their respective Class Principal Balances until the Class Principal Balance of each such Class has been reduced to zero; provided, however, that the losses allocable to the Class 2-A-1 Certificates will instead be allocated to the Class 2-A-2 Certificates until the Certificate Principal Balance of such Class has been reduced to zero; (3) with respect to such losses occurring with respect to Group 3 Mortgage Loans, to the Group 3 Certificates, pro rata based upon their respective Class Principal Balances until the Class Principal Balance of each such Class has been reduced to zero; provided, however, that the losses allocable to the Class 3-A-1 Certificates will instead be allocated to the Class 3-A-2 Certificates until the Certificate Principal Balance of such Class has been reduced to zero; (iv) with respect to such losses occurring with respect to Group 4 Mortgage Loans, to the Group 4 Certificates (other than the Interest Only Certificates and the Principal Only Certificates), pro rata based upon their respective Class Principal Balances until the Class Principal Balance of each such Class has been reduced to zero; provided, however, that the losses allocable to the Class 4-A-2 Certificates will instead be allocated to the Class 4-A-4 Certificates until the Certificate Principal Balance of such Class has been reduced to zero and (5) with respect to such losses occurring with respect to Group 5 Mortgage Loans, to the Class 5-A-1 Certificates, until the Class Principal Balance of such Class has been reduced to zero;

(iii)  the applicable Non-PO Percentage of any Excess Losses occurring on any Mortgage Loan shall be allocated among (A) the Senior Certificates (other than the Interest Only Certificates and the Principal Only Certificates); and (B) each Class of Subordinate Certificates, pro rata based upon their respective Class Principal Balances after giving effect to distributions of principal on such Distribution Date (except, in the case of the Subordinate Certificates, based on their pro-rata portion of the Group Subordinate Amount which incurred the Excess Loss (based on their respective Class Principal Balances));

The Exchangeable Certificates will bear a proportionate share, in the aggregate, of Excess Losses allocable to each class of Exchangeable REMIC Certificates.

(b)  The Class Principal Balance of the Class of Subordinate Certificates then outstanding with the highest numerical Class designation shall be reduced on each Distribution Date by the amount, if any, by which the aggregate of the Class Principal Balances of all outstanding Classes of Certificates (after giving effect to the distribution of principal and the allocation of Realized Losses on such Distribution Date) exceeds the Pool Principal Balance for the following Distribution Date.

(c)  Any allocation of Realized Losses to a Certificate or any reduction in the Certificate Principal Balance of a Certificate, pursuant to Section 4.03(a) above shall be accomplished by reducing the Certificate Principal Balance thereof, as applicable, immediately following the distributions made on the related Distribution Date in accordance with the definition of “Certificate Principal Balance” herein; provided that no Realized Loss shall be allocated to reduce the Certificate Principal Balance of a Certificate to the extent that such allocation would reduce the aggregate Certificate Principal Balance of all of the Certificates to an amount less than the Pool Principal Balance for the following Distribution Date of all outstanding Mortgage Loans in the aggregate, less any related Deficiency Valuations occurring before the related Bankruptcy Loss Coverage Termination Date (such limitation, a “Loss Allocation Limitation”).

(d)  Prior to the Cross-Over Date, with respect to Recoveries received during a Prepayment Period with respect to any Mortgage Loans, the Class Principal Balance of one or more Classes of Certificates that have previously had Realized Losses allocated, will be increased, as follows:

(i)  first, up to the amount of the Recoveries with respect to a Loan Group, the Class Principal Balance of each Class of Senior Certificates of the Certificate Group corresponding to such Loan Group will be increased, pro rata, up to the amount of unrecovered Realized Losses previously allocated to each such Class, if any; and

(ii)  second, up to the amount of the Recoveries remaining after allocation pursuant to the preceding clause (i), the Class Principal Balance of each Class of Subordinate Certificates, in order of seniority, will be increased, by the amount of unrecovered Realized Losses previously allocated to each such Class, if any.

(e)  Commencing on the Cross-Over Date, the Trust Administrator shall distribute the amount of any Recovery received during a Prepayment Period, pro rata, based on Class Principal Balances, to the Classes of Senior Certificates of the Certificate Group corresponding to the Loan Group of the Mortgage Loan for which the Recovery was received; provided, however, that any distribution to a Class of Certificates pursuant to this Section 4.03(e) shall not reduce the Class Principal Balance of such Class.

(f)  Realized Losses from each Loan Group shall be applied after all distributions have been made on each Distribution Date, first, to REMIC I Regular Interest LT-1A, REMIC I Regular Interest LT-2A, REMIC I Regular Interest LT-3A, REMIC I Regular Interest LT-4A and REMIC I Regular Interest LT-5A, as applicable, so that the Uncertificated Balance of each such REMIC I Regular Interest is equal to 0.01% of the excess of (x) the aggregate Scheduled Principal Balance of the Non-PO Percentage of the Mortgage Loans in the related Loan Group as of the first day of the month immediately prior to the month in which the related Distribution Date occurs (after taking in account scheduled payments of principal on that date and unscheduled payments of principal distributed on the immediately preceding Distribution Date), or for the initial Distribution Date, as of the Cut-off Date over (y) the current Certificate Principal Balance of the Class A Certificates in such Loan Group (except that if any such excess is a larger number than in the preceding distribution period, the least amount of Realized Losses shall be distributed to such REMIC I Regular Interests such that the REMIC I Subordinated Balance Ratio is maintained); and second, any remaining Realized Losses from each Loan Group shall be allocated to REMIC I Regular Interest LT-ZZZ1, REMIC I Regular Interest LT-ZZZ2, REMIC I Regular Interest LT-ZZZ3, REMIC I Regular Interest LT-ZZZ4, REMIC I Regular Interest LT-4A3IO, REMIC I Interest LT-4A4 and REMIC I Regular Interest LT-ZZZ5, as applicable (except that if a Realized Loss is recognized with respect to a Non-Discount Loan in the Group 4 Mortgage Loans, the applicable portion of such Realized Loss will be allocated to REMIC I Regular Interest LT-4PO).

(g)  Realized Losses on the Mortgage Loans shall be applied to the REMIC II Regular Interests after all distributions have been made on each Distribution Date in the same manner and priority as such amounts are allocated to the Corresponding Certificates.

Section 4.04  Distribution Date Statements to Certificateholders.  (a)  Not later than two Business Days prior to each Distribution Date, the Master Servicer shall prepare and make available to the Trust Administrator and the Credit Risk Manager and not later than each Distribution Date, the Trust Administrator shall make available to each Certificateholder, the Depositor, the Trustee and any other interested parties a statement based in part on information provided by each Servicer setting forth the following information with respect to the related distribution (in the case of information furnished pursuant to (i) and (ii) below, the amounts shall be expressed as a dollar amount per one thousand):

(i)  the amount thereof allocable to principal, separately identifying the aggregate amount of any Principal Prepayments, Class P Prepayment Charges collected on the Mortgage Loans identified on Schedule III attached hereto and Liquidation Proceeds included therein;

(ii)  the amount thereof allocable to interest, any unpaid Class Interest Shortfall included in such distribution and any remaining unpaid Class Interest Shortfall after giving effect to such distribution;

(iii)  if the distribution to the Holders of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall and the allocation thereof as between principal and interest;

(iv)  the Certificate Principal Balance as a dollar amount per minimum denomination Certificate and the Class Principal Balance or Notional Amount of each Class of Certificates, after giving effect to the distribution of principal on such Distribution Date;

(v)  the Group Pool Principal Balance for each Loan Group on such Distribution Date;

(vi)  the Senior Percentage and Subordinate Percentage for each Certificate Group for the following Distribution Date;

(vii)  the aggregate amount of the Servicing Fees with respect to such Distribution Date;

(viii)  the Pass-Through Rate for each such Class of Certificates with respect to such Distribution Date;

(ix)  the amount of Advances included in the distribution on such Distribution Date and the aggregate amount of Advances outstanding as of the close of business on such Distribution Date;

(x)  the number and aggregate principal amounts of Mortgage Loans (A) delinquent (exclusive of Mortgage Loans in foreclosure) (1) 1 to 30 days, (2) 31 to 60 days, (3) 61 to 90 days, and (4) 91 or more days, and (B) in foreclosure and delinquent (1) 1 to 30 days, (2) 31 to 60 days, (3) 61 to 90 days, and (4) 91 or more days, as of the close of business on the last day of the calendar month preceding such Distribution Date determined based on the MBA method;

(xi)  with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number and Scheduled Principal Balance of such Mortgage Loan as of the close of business on the last Business Day of the calendar month preceding such Distribution Date and the date of acquisition thereof;

(xii)  the total number and principal balance of any REO Properties (and market value, if available) as of the close of business on the last Business Day of the calendar month preceding such Distribution Date;

(xiii)  the Senior Prepayment Percentage for each applicable Certificate Group;

(xiv)  the aggregate amount of Realized Losses incurred during the preceding calendar month;

(xv)  the Special Hazard Loss Coverage Amount, the Fraud Loss Coverage Amount and the Bankruptcy Loss Coverage Amount, in each case as of the related Determination Date;

(xvi)  whether any Exchangeable Certificates and/or Exchangeable REMIC Certificates were exchanged during the previous calendar month;

(xvii)  the Certificate exchanges that occurred during the related Interest Accrual Period;

(xviii)  the Classes of Exchangeable Certificates that were created during the related Interest Accrual Period;

(xix)  the balance or notional amount of each Class of Exchangeable Certificates outstanding;

(xx)  the Pass-Through Rates of the outstanding Classes of Exchangeable Certificates;

(xxi)  the amount of interest and principal paid to the Classes of Exchangeable Certificates, including any shortfalls;

(xxii)  the fees and expenses of the Trust accrued and paid on such Distribution Date and to whom such fees and expenses were paid;

(xxiii)  the number, aggregate Principal Balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans as of the related Due Date;

(xxiv)  the delinquency percentage;

(xxv)  the aggregate amount of extraordinary trust fund expenses withdrawn from the Collection Account or the Distribution Account for such Distribution Date;

(xxvi)  the total cashflows received and the general sources thereof;

(xxvii)  the Available Funds; and

(xxviii)  unless otherwise set forth in the Form 10-D relating to such Distribution Date, material modifications, extensions or waivers to Mortgage Loan terms, fees, penalties or payments during the preceding calendar month or that have become material over time.

(b)  The Trust Administrator’s responsibility for disbursing the above information to the Master Servicer, the Trustee, Depositor, Certificateholders and other interested parties is limited to the availability, timeliness and the accuracy of the information provided by each Servicer.  The Trust Administrator will make a copy of each statement provided pursuant to this Section 4.04 (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders and other interested parties, and other parties to this Agreement via the Trust Administrator’s internet website, initially located at “www.ctslink.com.”  Assistance in using the Trust Administrator’s website can be obtained by calling the Trust Administrator’s customer service desk at (866) 846-4526.  Parties that are unable to use the above distribution method are entitled to have a paper copy mailed to them via first class mail by calling the Trust Administrator’s customer service desk and indicating such.  The Trust Administrator shall have the right to change the way the Distribution Date Statement is distributed in order to make such distribution more convenient and more accessible and the Trust Administrator shall provide timely and adequate notification to the Certificateholders and the parties to this Agreement regarding any such changes.  The Trust Administrator shall also be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing the Distribution Date Statement and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).  As a condition to access the Trust Administrator’s internet website, the Trust Administrator may require registration and the acceptance of a disclaimer.  The Trust Administrator shall not be liable for the dissemination of information in accordance with this Agreement.

(c)  Within a reasonable period of time after the end of each calendar year, the Trust Administrator shall cause to be furnished upon request to each Person who at any time during the calendar year was a Certificateholder, a statement containing the information set forth in clauses (a)(i), (a)(ii) and (a)(iv) of this Section 4.04 aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder.  Such obligation of the Trust Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trust Administrator pursuant to any requirements of the Code as from time to time in effect.

(d)  With respect to each Distribution Date, prior to the issuance of the related monthly statement to Certificateholders pursuant to Section 4.04 (each, a “Distribution Date Statement”) by the Trust Administrator, the Master Servicer shall confirm that it has received all distribution and/or servicing information required to be provided to the Master Servicer, pursuant and to the extent set forth in each Servicing Agreement, by the related Servicer for inclusion in such Distribution Date Statement.  In the event the Master Servicer determines that any such information has not been provided as required or is materially incorrect, the Master Servicer shall immediately notify the related Servicer and use its reasonable best efforts to cause such Servicer to provide or correct, as the case may be, such information promptly (but in any event in time to permit the Trust Administrator to make available the Distribution Date Statement at the time required in this Agreement).

ARTICLE V

THE CERTIFICATES

Section 5.01  The Certificates.  The Certificates shall be substantially in the forms attached hereto in Exhibits A through E.  The Certificates shall be issuable in registered form, in the minimum denominations, integral multiples in excess thereof (except that one Certificate in each Class may be issued in a different amount) and aggregate denominations per Class set forth in the Preliminary Statement.

Subject to Section 10.02 hereof respecting the final distribution on the Certificates, on each Distribution Date the Trust Administrator shall make distributions to each Certificateholder of record on the preceding Record Date either (x) by wire transfer in immediately available funds to the account of such Holder at a bank or other entity having appropriate facilities therefor, if such Holder has so notified the Trust Administrator in writing at least five Business Days prior to the related Record Date or (y) by check mailed by first class mail to such Certificateholder at the address of such Holder appearing in the Certificate Register.

The Certificates shall be executed by manual or facsimile signature on behalf of the Trust Administrator by an authorized officer.  Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trust Administrator shall bind the Trust Administrator, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificate.  No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless authenticated by the Trust Administrator by manual signature, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder.  All Certificates shall be dated the date of their authentication.  On the Closing Date, the Trust Administrator shall authenticate the Certificates to be issued at the direction of the Depositor, or any affiliate thereof.  The Depositor shall provide, or cause to be provided, to the Trust Administrator on a continuous basis, an adequate inventory of Certificates to facilitate transfers.

Section 5.02  Certificate Register; Registration of Transfer and Exchange of Certificates.  (a)  The Trust Administrator shall maintain, or cause to be maintained in accordance with the provisions of this Section 5.02 hereof, a Certificate Register for the Trust Fund in which, subject to the provisions of subsections (b) and (c) below and to such reasonable regulations as it may prescribe, the Trust Administrator shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided.  Upon surrender for registration of transfer of any Certificate, the Trust Administrator shall execute and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and aggregate Percentage Interest.

At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Trust Administrator.  Whenever any Certificates are so surrendered for exchange, the Trust Administrator shall execute, authenticate, and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.  Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trust Administrator duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge to the Certificateholders shall be made for any registration of transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates may be required by the Trust Administrator.

All Certificates surrendered for registration of transfer or exchange shall be canceled and subsequently destroyed by the Trust Administrator in accordance with the Trust Administrator’s customary procedures.

(b)  No transfer of a Private Certificate shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such state securities laws.  In the event that a transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder’s prospective transferee (other than the Depositor or an affiliate of the Depositor) shall each certify to the Trust Administrator in writing the facts surrounding the transfer in substantially the forms set forth in Exhibit I (the “Transferor Certificate”) and (i) deliver a letter in substantially the form of either Exhibit J (the “Investment Letter”) or Exhibit K (the “Rule 144A Letter”) or (ii) there shall be delivered to the Trust Administrator at the expense of the transferor an Opinion of Counsel addressed to the Trust Administrator that such transfer may be made pursuant to an exemption from the Securities Act.  The Depositor shall provide to any Holder of a Private Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A.  The Trustee, the Trust Administrator and the Master Servicer shall cooperate with the Depositor, in accordance with the Depositor’s request, in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor, to the extent in its possession, such information regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably request to meet its obligation under the preceding sentence.  Each Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Depositor, and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of an ERISA Restricted Certificate (except for any Subordinate Certificate) or any interest therein shall be made to any Plan, any Person acting, directly or indirectly, on behalf of any such Plan or any Person acquiring such Certificates with “Plan Assets” of a Plan within the meaning of the Department of Labor regulation promulgated at 29 C. F. R. § 2510.3-101 (“Plan Assets”), as certified by such transferee, unless the Trust Administrator is provided with an Opinion of Counsel for the benefit of the Trustee, the Trust Administrator, the Depositor, the Master Servicer and the Servicers and on which they may rely which establishes to the satisfaction of the Depositor, the Trustee, the Trust Administrator, the Servicers and the Master Servicer that the purchase of such Certificates is permissible under applicable law, will not constitute or result in any prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Depositor, the Master Servicer, the Servicers, the NIMS Insurer, the Trust Administrator, the Trustee or the Trust Fund to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Depositor, the Master Servicer, the Servicers, the Trust Administrator, the Trustee or the Trust Fund. Neither an Opinion of Counsel nor any certification will be required in connection with (i) the initial transfer of any such ERISA Restricted Certificate by the Depositor to an Affiliate of the Depositor, (ii) the transfer of any such ERISA Restricted Certificate to the issuer under the Indenture or the indenture trustee under the Indenture or (iii) a transfer of any such ERISA Restricted Certificate from the issuer under the Indenture or the indenture trustee under the Indenture to the Depositor or an Affiliate of the Depositor (in which case, the Transferee thereof shall have deemed to have represented that it is not a Plan or a Person investing Plan Assets) and the Trust Administrator shall be entitled to conclusively rely upon a representation (which, upon the request of the Trust Administrator, shall be a written representation) from the Transferor of the status of such transferee as an affiliate of the Depositor.

Each beneficial owner of a Subordinate Certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a Plan or investing with “Plan Assets,” (ii) except in the case of an ERISA Restricted Certificate, it has acquired and is holding such Subordinate Certificate in reliance on the Exemption, and that it understands that there are certain conditions to the availability of the Exemption, including that the Subordinate Certificate must be rated, at the time of purchase not lower than “BBB-” (or its equivalent) by S&P, Moody’s, Fitch, Dominion Bond Rating Service Limited (known as “DBRS Limited”) or Dominion Bond Rating Service, Inc. (known as “DBRS, Inc.”) (each, an “Exemption Rating Agency”) or (iii)(1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account,” as such term is defined in PTE 95-60, and (3) the conditions in Sections I and III of PTE 95-60 have been satisfied.

If any Subordinate Certificate or ERISA Restricted Certificate or any interest therein is acquired or held in violation of the provisions of the preceding two paragraphs, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Certificate retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any such Certificate or interest therein was effected in violation of the provisions of the preceding two  paragraphs shall indemnify and hold harmless the Depositor, the Master Servicer, each Servicer, the NIMS Insurer, the Trust Administrator, the Trustee and the Trust Fund from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

(c)  Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

(i)  Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trust Administrator of any change or impending change in its status as a Permitted Transferee.

(ii)  No Ownership Interest in a Residual Certificate may be registered on the Closing Date or thereafter transferred, and the Trust Administrator shall not register the Transfer of any Residual Certificate unless, in addition to the certificates required to be delivered to the Trust Administrator under subparagraph (b) above, the Trust Administrator shall have been furnished with an affidavit (a “Transfer Affidavit”) of the initial owner or the proposed transferee (other than the Depositor of an affiliate thereof) in the form attached hereto as Exhibit H.

(iii)  Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Residual Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Residual Certificate and (C) not to Transfer its Ownership Interest in a Residual Certificate or to cause the Transfer of an Ownership Interest in a Residual Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee.

(iv)  Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section 5.02(c) shall be absolutely null and void and shall vest no rights in the purported transferee.  If any purported transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Residual Certificate.  The Trust Administrator shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by Section 5.02(b) and this Section 5.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit, Transferor Certificate and either the Rule 144A Letter or the Investment Letter.  The Trust Administrator shall be entitled but not obligated to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Residual Certificate at and after either such time.  Any such payments so recovered by the Trust Administrator shall be paid and delivered by the Trust Administrator to the last preceding Permitted Transferee of such Certificate.

(v)  The Depositor shall use its best efforts to make available, upon receipt of written request from the Trust Administrator, all information necessary to compute any tax imposed under Section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Residual Certificate to any Holder who is not a Permitted Transferee described in clauses (i) through (iv) of the definition thereof.

The restrictions on Transfers of a Residual Certificate set forth in this Section 5.02(c) shall cease to apply (and the applicable portions of the legend on a Residual Certificate may be deleted) with respect to Transfers occurring after delivery to the Trust Administrator of an Opinion of Counsel addressed to the Trust Administrator and the Master Servicer, which Opinion of Counsel shall not be an expense of the Trust Fund, the Trustee, the Trust Administrator, the Transferor or the Master Servicer, to the effect that the elimination of such restrictions will not cause any REMIC hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Trust Fund, a Certificateholder or another Person.  Each Person holding or acquiring any Ownership Interest in a Residual Certificate hereby consents to any amendment of this Agreement which, based on an Opinion of Counsel addressed to the Trust Administrator, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Residual Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Residual Certificate which is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

(d)  The preparation and delivery of all certificates and opinions referred to above in this Section 5.02 in connection with transfer shall be at the expense of the parties to such transfers.

(e)  Except as provided below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times:  (i) registration of the Certificates may not be transferred by the Trust Administrator except to another Depository; (ii) the Trust Administrator shall cause the Depository to maintain book entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Book-Entry Certificates; (iii) ownership and transfers of registration of the Book-Entry Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trust Administrator shall deal with the Depository, Depository Participants and indirect participating firms as representatives of the Certificate Owners of the Book-Entry Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of such representatives shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (vi) the Trust Administrator may conclusively rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner.  Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository’s normal procedures.

If (x) (i) the Depository or the Depositor advises the Trust Administrator in writing that the Depository is no longer willing, qualified or able to properly discharge its responsibilities as Depository, and (ii) the Depositor is unable to locate a qualified successor, (y) the Depositor notifies the Trust Administrator and the Depository of its intent to terminate the book entry system through the Depository and, upon receipt of notice of such intent from the Depository, the Depository Participants holding beneficial interests in the Book-Entry Certificates agree to initiate such termination, or (z) after the occurrence of a Master Servicer Event of Termination, Certificate Owners representing at least 51% of the Class Principal Balance of the Book-Entry Certificates together advise the Trust Administrator and the Depository through the Depository Participants in writing that the continuation of a book entry system through the Depository is no longer in the best interests of the Certificate Owners and the Depository Participants consent to the termination, the Trust Administrator, upon receipt of notice of such event, shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of definitive, fully registered Certificates (the “Definitive Certificates”) to Certificate Owners requesting the same.  Upon surrender to the Trust Administrator of the related Class of Certificates by the Depository, accompanied by the instructions from the Depository for registration, the Trust Administrator shall issue the Definitive Certificates.  None of the Master Servicer, the Depositor nor the Trust Administrator shall be liable for any delay in delivery of such instruction and each may conclusively rely on, and shall be protected in relying on, such instructions.  Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trust Administrator, to the extent applicable with respect to such Definitive Certificates and the Trust Administrator shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder; provided that the Trust Administrator shall not by virtue of its assumption of such obligations become liable to any party for any act or failure to act of the Depository.

Section 5.03  Mutilated, Destroyed, Lost or Stolen Certificates.  If (a) any mutilated Certificate is surrendered to the Trust Administrator, or the Trust Administrator receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Master Servicer and the Trust Administrator such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trust Administrator that such Certificate has been acquired by a bona fide purchaser, the Trust Administrator shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest.  In connection with the issuance of any new Certificate under this Section 5.03, the Trust Administrator may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trust Administrator) and its counsel connected therewith.  Any replacement Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

Section 5.04  Persons Deemed Owners.  The Master Servicer, the Trustee, the Trust Administrator and any agent of the Master Servicer, the Trustee or the Trust Administrator may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and none of the Master Servicer, the Trustee, the Trust Administrator nor any agent of the Master Servicer, the Trustee or the Trust Administrator shall be affected by any notice to the contrary.

Section 5.05  Access to List of Certificateholders’ Names and Addresses.  If three or more Certificateholders (a) request such information in writing from the Trust Administrator, (b) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, and (c) provide a copy of the communication which such Certificateholders propose to transmit, or if the Depositor or Master Servicer shall request such information in writing from the Trust Administrator, then the Trust Administrator shall, within ten Business Days after the receipt of such request, provide the Depositor, the Master Servicer or such Certificateholders at such recipients’ expense the most recent list of the Certificateholders of such Trust Fund held by the Trust Administrator, if any.  The Depositor and every Certificateholder, by receiving and holding a Certificate, agree that the Trust Administrator shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

Section 5.06  Maintenance of Office or Agency.  Certificates may be surrendered for registration of transfer or exchange at the Corporate Trust Office of the Trust Administrator.  The Trust Administrator will give prompt written notice to the Certificateholders of any change in such location of any such office or agency.

Section 5.07  Exchangeable REMIC Certificates and Exchangeable Certificates.  (a)  On the Closing Date, there is hereby established a separate trust (the “Grantor Trust”), which shall be a Grantor Trust for federal income tax purposes.  The Grantor Trust shall be maintained by the Trust Administrator in its name, for the benefit of the Holders of the Certificates.  The assets of the Grantor Trust shall consist of the REMIC II Regular Interests, which have been placed in the Grantor Trust. The REMIC II Regular Interests in the Grantor Trust shall be held by the Trust Administrator.  On the Closing Date, the Grantor Trust shall issue the several Classes of Exchangeable REMIC Certificates and Exchangeable Certificates. Each Class of Exchangeable Certificates shall be issued on the Closing Date with a Class Principal Amount of zero.  Upon the sale of the Certificates on the Closing Date, the Exchangeable Certificates shall be placed with the Trust Administrator to be held to facilitate the exchange of Exchangeable REMIC Certificates and Exchangeable Certificates on and after the Closing Date.  Among the Exchangeable REMIC Certificates and Exchangeable Certificates, the beneficial interest of the REMIC II Regular Interests shall be represented by the related Exchangeable REMIC Certificates until such Exchangeable REMIC Certificates have been exchanged for Exchangeable Certificates, at which time, such Exchangeable Certificates shall represent those REMIC II Regular Interests.

The Trust Administrator shall establish and maintain, on behalf of the Holders of the Classes of Exchangeable REMIC Certificates and Exchangeable Certificates, the Exchangeable Certificates Distribution Account.  All funds on deposit in the Exchangeable Certificates Distribution Account shall be held separate and apart from, and shall not be commingled with, any other moneys, including without limitation, other moneys held by the Trust Administrator pursuant to this Agreement; provided, however, that the Exchangeable Certificates Distribution Account may be deemed to be a sub-account of the Distribution Account.

On each Distribution Date, the Trust Administrator, as holder of any surrendered Exchangeable REMIC Certificates, shall deposit in the Exchangeable Certificates Distribution Account any amounts distributable to the surrendered Exchangeable REMIC Certificates pursuant to Section 4.02.  For the avoidance of doubt, if on any Distribution Date no Classes of Exchangeable REMIC Certificates have been surrendered or if all Classes of Exchangeable Certificates have been exchanged for Exchangeable REMIC Certificates according to Section 5.07(e), then no amounts will be deposited in the Exchangeable Certificates Deposit Account on such Distribution Date.

On each Distribution Date, the Trust Administrator shall make withdrawals from the Exchangeable Certificates Distribution Account to make distributions to the Classes of Exchangeable Certificates then entitled to distributions pursuant to Section 5.07(b).

Funds in the Exchangeable Certificates Distribution Account shall remain uninvested.

(b)           On each Distribution Date, the Trust Administrator shall withdraw funds on deposit in the Exchangeable Certificates Distribution Account on deposit therein from distributions to the surrendered Exchangeable REMIC Certificates for such Distribution Date and distribute such amount to the Holders of each related Class of Exchangeable Certificates.  Amounts related to interest distributed to the surrendered Exchangeable REMIC Certificates shall be distributed as interest to the related Class or Classes of Exchangeable Certificates pursuant to Section 4.02.  All distributions of principal to the Exchangeable Certificates shall be made pro rata among the Classes of Exchangeable Certificates (other than the Interest Only Certificates).  All distributions that are made with respect to a particular Class of Exchangeable Certificates shall be made pro rata among all Certificates of such Class in proportion to their respective Certificate Principal Amounts or Notional Amounts.

In addition, the Trust Administrator may from time to time make withdrawals from the Exchangeable Certificates Distribution Account for the following purposes:

(i)	to withdraw any amount deposited in the Exchangeable Certificates Distribution Account and not required to be deposited therein; and

(ii)	to clear and terminate the Exchangeable Certificates Distribution Account upon the termination of this Agreement.

(c)           On each Distribution Date on which a Class of Exchangeable Certificates shall be entitled to receive distributions pursuant to Section 5.07(b), such Class shall be allocated a proportionate share of the Net Prepayment Interest Shortfalls, the interest portion of Debt Service Reductions, Deficient Valuations and Relief Act Reductions allocable to the related Classes of Exchangeable REMIC Certificates.

(d)           On each Distribution Date on which a Class of Exchangeable Certificates (other than the Interest Only Certificates) shall be entitled to receive distributions pursuant to Section 5.07(b), such Class shall be allocated a proportionate share of the Realized Losses (including Excess Losses) allocable to the related Classes of Exchangeable REMIC Certificates.

(e)           Upon the presentation and surrender of the Exchangeable REMIC Certificates, the Holder thereof transfers, assigns, sets over and otherwise conveys to the Trust Administrator, all of such Holder’s right, title and interest in and to such Exchangeable REMIC Certificates, including all payments of interest thereon received after the month of the exchange.  The Trust Administrator on behalf of the Grantor Trust shall furnish written acknowledgement to the Holder of such surrendered Certificate of the transfer and assignment to it of such Exchangeable REMIC Certificates.

At the request of the Holder of a Class or Classes of Exchangeable REMIC Certificates, and upon the surrender of such Exchangeable REMIC Certificates, the Trust Administrator shall deliver such related Exchangeable Certificates in the respective denominations determined based on the proportion that the initial Class Principal Amount or initial Notional Amounts of such Exchangeable Certificates bear to the initial Class Principal Amounts of the Exchangeable REMIC Certificates, which shall represent in the aggregate, the entire beneficial ownership of the REMIC II Regular Interests related to such surrendered Certificates.  In addition, at the request of the Holder of a Class or Classes of Exchangeable Certificates, and upon the surrender of such Exchangeable Certificates, the Trust Administrator shall exchange such Exchangeable Certificates for another Class or Classes of Exchangeable Certificates or the related surrendered Exchangeable REMIC Certificates.   There shall be no limitation on the number of exchanges authorized pursuant to this Section 5.07.

If a Certificateholder of an Exchangeable REMIC Certificate or Exchangeable Certificate wishes to exchange certificates, the Certificateholder must notify the Trust Administrator by e-mail at ctsspgexchanges@wellsfargo.com no later than two (2) Business Days prior to the date on which the Certificateholder wishes to make such exchange (the “Exchange Date”).  The Exchange Date can be any Business Day from the 25th day of the month through the second to last Business Day of the month, subject to the Trust Administrator’s approval.  The notice must be on the Certificateholder’s letterhead, carry a medallion stamp guarantee and set forth the following information: the CUSIP number of each Certificate to be exchanged and each Certificate to be received, outstanding Certificate Principal Amount or Class Notional Amount and the original Certificate Principal Amount or Class Notional Amount of the Certificates to be exchanged, the Certificateholder’s DTC participant number and the proposed exchange date.  After receiving notice, the Trust Administrator shall e-mail the Certificateholder with wire payment instructions relating to the exchange fee.  The Certificateholder will utilize the Deposit and Withdrawal System at DTC to exchange the Certificates.  If there is an error, the exchange will not occur until such error is corrected.  A notice becomes irrevocable on the second Business Day before the proposed Exchange Date.

Notwithstanding any other provision herein set forth, an exchange fee of $5,000 shall be payable to the Trust Administrator in connection with each exchange.

The Trust Administrator will make the first distribution on an Exchangeable REMIC Certificate or an Exchangeable Certificate received in an exchange transaction on the Distribution Date in the month following the month of the exchange to the Certificateholder of record on the close of business on the last day of the month of the exchange.

(f)           The REMIC II Regular Interests shall be issued in uncertificated form and transferred to the Trustee.

ARTICLE VI

THE DEPOSITOR, THE CUSTODIAN AND THE MASTER SERVICER

Section 6.01  Respective Liabilities of the Depositor, the Master Servicer and the Custodian.  The Depositor, the Master Servicer and the Custodian shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by them herein.

Section 6.02  Merger or Consolidation of the Depositor, the Master Servicer and the Custodian.  The Depositor, the Master Servicer and the Custodian will each keep in full effect its existence, rights and franchises as a corporation or national banking association, as the case may be, under the laws of the United States or under the laws of one of the states thereof and will each obtain and preserve its qualification to do business as a foreign corporation or legal entity, as the case may be, in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its respective duties under this Agreement.

Any Person into which the Depositor, the Master Servicer or the Custodian may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Depositor, the Master Servicer or the Custodian shall be a party, or any person succeeding to the business of the Depositor, the Master Servicer or the Custodian, shall be the successor of the Depositor, the Master Servicer or the Custodian, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Master Servicer shall be qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac.

Section 6.03  Limitation on Liability of the Depositor, the Transferor, the Master Servicer, the Custodian and Others.  None of the Depositor, the Transferor, the Master Servicer, the Custodian or any of the directors, officers, employees or agents of the Depositor, the Transferor, the Custodian or the Master Servicer shall be under any liability to the Trust for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Transferor, the Master Servicer, the Custodian or any such Person against any breach of representations or warranties made by it herein or protect the Depositor, the Transferor, the Master Servicer, the Custodian or any such Person from any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder.  The Depositor, the Transferor, the Master Servicer, the Custodian and any Affiliate, director, officer, employee or agent of the Depositor, the Transferor, the Master Servicer or the Custodian may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.  The Depositor and its Affiliates, the Transferor, the Master Servicer, the Custodian and any director, officer, employee or agent of the Depositor or its Affiliates, the Transferor, the Master Servicer or the Custodian shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with (i) any audit, controversy or judicial proceeding relating to a governmental taxing authority, (ii) the performance of its duties and obligations and the exercise of (or failure to exercise) its rights under this Agreement (including, with respect to the Mortgage Loans or the Certificates), or (iii) any legal action relating to this Agreement (including, with respect to the Mortgage Loans) or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder, provided that any such loss, liability or expense constitutes an “unanticipated expense incurred by the REMIC” within the meaning of the REMIC Provisions.  None of the Depositor, the Transferor, the Master Servicer and the Custodian shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective duties hereunder and which in its opinion may involve it in any expense or liability; provided, however, that any of the Depositor, the Transferor, the Custodian or the Master Servicer may in its discretion undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and interests of the Trustee, the Trust Administrator and the Certificateholders hereunder.  In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Transferor, the Master Servicer and the Custodian shall be entitled to be reimbursed therefor out of the Collection Account.

Section 6.04  Limitation on Resignation of Master Servicer.  The Master Servicer shall not resign from the obligations and duties hereby imposed on it except (a) upon appointment of a successor master servicer and receipt by the Trustee of a letter from each Rating Agency that such a resignation and appointment will not result in a downgrading of the rating of any of the Certificates, (b) upon determination that its duties hereunder are no longer permissible under applicable law or (c) pursuant to Section 6.05.  Any such determination under clause (b) permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee.  No such resignation shall become effective until the Trustee or a successor master servicer shall have assumed the Master Servicer’s responsibilities, duties, liabilities and obligations hereunder.

Section 6.05  Sale and Assignment of Master Servicing Rights.  The Master Servicer may sell, assign or delegate its rights, duties and obligations as Master Servicer under this Agreement in their entirety; provided, however, that:  (i) the purchaser or transferee accepting such sale, assignment and delegation (a) shall be a Person qualified to service mortgage loans for Fannie Mae or Freddie Mac; (b) shall have a net worth of not less than $50,000,000 (unless otherwise approved by each Rating Agency pursuant to clause (ii) below); (c) shall be reasonably satisfactory to the Trustee (as evidenced in a writing signed by the Trustee); and (d) shall execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under this Agreement from and after the effective date of such assumption agreement or delegation; (ii) each Rating Agency shall be given prior written notice of the identity of the proposed successor to the Master Servicer and shall confirm in writing to the Master Servicer and the Trustee that any such sale, assignment or delegation would not result in a withdrawal or a downgrading of the rating on any Class of Certificates in effect immediately prior to such sale, assignment or delegation; and (iii) the Master Servicer shall deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent to such action under this Agreement have been fulfilled and such action is permitted by and complies with the terms of this Agreement.  No such sale, assignment or delegation shall affect any liability of the Master Servicer arising prior to the effective date thereof.

Section 6.06  Fees of the Custodian.  The Custodian shall be compensated as separately agreed in writing with the Master Servicer.

ARTICLE VII

DEFAULT

Section 7.01  Events of Default.  “Master Servicer Event of Termination,” wherever used herein, means any one of the following events:

(i)  The Master Servicer fails to cause to be deposited in the Distribution Account any amount so required to be deposited pursuant to this Agreement, and such failure continues unremedied for a period of one Business Day; or

(ii)  The Master Servicer fails to observe or perform in any material respect any other material covenants and agreements set forth in this Agreement to be performed by it, which covenants and agreements materially affect the rights of Certificateholders, and such failure continues unremedied for a period of 60 days after the date on which written notice of such failure, properly requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee or the Trust Administrator by the Holders of Certificates evidencing Voting Rights aggregating not less than 25% of the Certificates; or

(iii)  There is entered against the Master Servicer a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order is unstayed and in effect for a period of 60 consecutive days, or an involuntary case is commenced against the Master Servicer under any applicable insolvency or reorganization statute and the petition is not dismissed within 60 days after the commencement of the case; or

(iv)  The Master Servicer consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or substantially all of its property; or the Master Servicer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations;

(v)  The Master Servicer assigns or delegates its duties or rights under this Agreement in contravention of the provisions permitting such assignment or delegation under Section 6.04; or

(vi)  any failure by the Master Servicer to comply with Sections 3.21 or 3.22.

In each and every such case, so long as such Master Servicer Event of Termination with respect to the Master Servicer shall not have been remedied, the Trustee may, and (i) at the direction of the Holders of Certificates evidencing Voting Rights aggregating not less than 25% of the Certificates or (ii) if such Master Servicer Event of Termination is related to a failure by the Master Servicer to make any Advance required to be made by it pursuant to the terms of this Agreement or perform its obligations under Sections 3.21 or 3.22 of this Agreement, the Trustee shall, in each case by notice in writing to the Master Servicer, with a copy to the Rating Agencies, terminate all of the rights and obligations (but not the liabilities accruing prior to the date of termination) of the Master Servicer under this Agreement and in and to the Mortgage Loans and/or the REO Property serviced by the Master Servicer and the proceeds thereof provided, however, with respect to an Event of Default set forth in clause (vi), the Depositor, at its sole option, but with the consent of the Trustee, may permit a cure period for the Master Servicer to deliver such Assessment of Compliance or Accountant’s Attestation, but in no event later than March 25th of such year.  Upon the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates, the Mortgage Loans, the Servicing Agreements, REO Property or under any other related agreements (but only to the extent that such other agreements relate to the Mortgage Loans or related REO Property) shall, subject to Section 7.02, automatically and without further action pass to and be vested in the Trustee pursuant to this Section 7.01; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise.  The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer’s rights and obligations hereunder, including, without limitation, the transfer to the Trustee of (i) the Mortgage Files and all other property and amounts which are then or should be part of the Trust or which thereafter become part of the Trust; and (ii) originals or copies of all documents of the Master Servicer reasonably requested by the Trustee to enable it to assume the Master Servicer’s duties thereunder.  In addition to any other amounts which are then, or, notwithstanding the termination of its activities under this Agreement, may become payable to the Master Servicer under this Agreement, the Master Servicer shall be entitled to receive, out of any amount received on account of a Mortgage Loan or related REO Property, that portion of such payments which it would have received as reimbursement under this Agreement if notice of termination had not been given.  The termination of the rights and obligations of the Master Servicer shall not affect any obligations incurred by the Master Servicer prior to such termination.

Notwithstanding any termination of the activities of the Master Servicer hereunder, the Master Servicer shall be entitled to receive, out of any late collection of a Scheduled Payment on a Mortgage Loan which was due prior to the notice terminating such Master Servicer’s rights and obligations as Master Servicer hereunder and received after such notice, that portion thereof to which such Master Servicer would have been entitled pursuant to Sections 3.10(a)(i) through (viii), and (x) and any other amounts payable to such Master Servicer hereunder the entitlement to which arose prior to the termination of its activities hereunder.

If the Master Servicer and Trust Administrator are the same Person, then at any time the Master Servicer is terminated pursuant to this Section 7.01, the Trust Administrator shall likewise be removed as trust administrator hereunder.

Section 7.02  Trustee to Act; Appointment of Successor.  On and after the time the Master Servicer receives a notice of termination pursuant to Section 7.01 hereof, the Trustee shall, subject to and to the extent provided in Section 3.05, be the successor to the Master Servicer in its capacity as Master Servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof and applicable law including the obligation to make Advances pursuant to Section 4.01.  As compensation therefor, the Trustee shall be entitled to all compensation to which the Master Servicer would have been entitled hereunder if the Master Servicer had continued to act hereunder.  Notwithstanding the foregoing, if the Trustee has become the successor to the Master Servicer in accordance with Section 7.01 hereof, the Trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making Advances pursuant to Section 4.01 hereof or if it is otherwise unable to so act, or if it has been requested in writing by Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates to do so, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the Certificates by each Rating Agency as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder.  Any successor to the Master Servicer shall be an institution which is a Fannie Mae and Freddie Mac approved seller/servicer in good standing, which has a net worth of at least $15,000,000, and which is willing to master service the Mortgage Loans and executes and delivers to the Depositor and the Trustee an agreement accepting such delegation and assignment, which contains an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of the Master Servicer (other than liabilities of the Master Servicer under Section 6.03 hereof incurred prior to termination of the Master Servicer under Section 7.01), with like effect as if originally named as a party to this Agreement; and provided, further, that each Rating Agency acknowledges that its rating of the Certificates in effect immediately prior to such assignment and delegation will not be qualified or reduced, as a result of such assignment and delegation.  Pending appointment of a successor to the Master Servicer hereunder, the Trustee, unless the Trustee is prohibited by law from so acting, shall, subject to Section 3.05 hereof, act in such capacity as hereinabove provided.  In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor master servicer out of payments on Mortgage Loans as it and such successor master servicer shall agree; provided, however, that no such compensation shall be in excess of the compensation permitted the Master Servicer hereunder.  The Trustee and such successor master servicer shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.  Neither the Trustee nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the Master Servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

Any successor master servicer as Master Servicer shall give notice to the Servicers of such change of master servicer and shall, during the term of its service as master servicer enforce the requirement of the Servicers to maintain in force the policy or policies pursuant to Section 3.11.

The Trustee or successor master servicer shall be entitled to be reimbursed from the Master Servicer for all costs associated with the transfer of master servicing from the predecessor master servicer, including, without limitation, any costs or expenses (including but not limited to personnel time) associated with the complete transfer of all master servicing data and the completion, correction or manipulation of such master servicing data as may be required by the Trustee or successor master servicer to correct any errors or insufficiencies in the master servicing data or otherwise to enable the Trustee or successor master servicer to master service the Mortgage Loans properly and effectively.  If the Master Servicer does not pay such reimbursement within thirty (30) days of its receipt of an invoice therefor, such reimbursement shall be an expense of the Trust and the Trustee shall be entitled to withdraw such reimbursement from amounts on deposit in the Distribution Account pursuant to Section 3.10(b)(iii); provided that the Master Servicer shall reimburse the Trust for any such expense incurred by the Trust.

Section 7.03  Notification to Certificateholders.  (a)  Upon any termination of or appointment of a successor to the Master Servicer, the Trustee (or the Trust Administrator on its behalf) shall give prompt written notice thereof to Certificateholders and to each Rating Agency.

(b)  Within 60 days after the occurrence of any Master Servicer Event of Termination, the Trustee or the Trust Administrator shall transmit by mail to all Certificateholders notice of each such Master Servicer Event of Termination hereunder known to a Responsible Officer of the Trustee or the Trust Administrator, unless such Master Servicer Event of Termination shall have been cured or waived.

ARTICLE VIII

CONCERNING THE TRUSTEE AND THE MASTER SERVICER

Section 8.01  Duties of Trustee.  The Trustee, prior to the occurrence of a Master Servicer Event of Termination and after the curing or waiver of all Master Servicer Events of Termination that may have occurred, shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement.  In case a Master Servicer Event of Termination has occurred and remains uncured or unwaived, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs, but only until such time as a successor Master Servicer shall have been appointed hereunder.

The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement shall examine them to determine whether they are in the form required by this Agreement to the extent that forms of such documents have been provided to the Trustee; provided, however, that the Trustee shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument.  If any such instrument is found not to conform in any material respect to the requirements of this Agreement, the Trustee shall notify the Certificateholders of such non conforming instrument in the event the Trustee, after so requesting, does not receive a satisfactorily corrected instrument.

No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

(i)  unless a Master Servicer Event of Termination of which a Responsible Officer of the Trustee has actual knowledge shall have occurred, and be continuing, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement which it believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

(ii)  the Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be conclusively determined by a court of competent jurisdiction, such determination no longer subject to appeal, that the Trustee was negligent in ascertaining the pertinent facts;

(iii)  the Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates evidencing not less than 25% of the Voting Rights of Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising or omitting to exercise any trust or power conferred upon the Trustee under this Agreement; and

(iv)  the Trustee shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Master Servicer until such time as the Trustee may be required to act as Master Servicer pursuant to Section 7.02 and thereupon only for the acts or omissions of the Trustee as successor Master Servicer; and

(v)  the Trustee shall promptly remit to the Master Servicer any complaint, claim, demand, notice or other document (collectively, the “Notices”) delivered to the Trustee as a consequence of the assignment of any Mortgage Loan hereunder and relating to the servicing of the Mortgage Loans; provided that any such Notice (i) is delivered to the Trustee at its Corporate Trust Office; and (ii) contains information sufficient to permit the Trustee to make a determination that the real property to which such document related is a Mortgaged Property.  The Trustee shall have no duty hereunder with respect to any Notice it may receive or which may be alleged to have been delivered to or served upon it unless such Notice is delivered to it or served upon it at its Corporate Trust Office and such Notice contains the information required pursuant to clause (ii) of the preceding sentence.

Section 8.02  Certain Matters Affecting the Trustee.  Except as otherwise provided in Section 8.01:

(i)  the Trustee may request and conclusively rely upon and shall be fully protected in acting or refraining from acting upon any resolution, Officer’s Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the Trustee shall have no responsibility to ascertain or confirm the genuineness of any signature of any such party or parties;

(ii)  the Trustee may consult with counsel, financial advisers or accountants and the advice of any such counsel, financial advisers or accountants and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(iii)  the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(iv)  prior to the occurrence of a Master Servicer Event of Termination and after the curing or waiver of all Master Servicer Events of Termination which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates evidencing not less than 25% of the Voting Rights allocated to each Class of Certificates; provided, however, that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding.  The reasonable expense of every such examination shall be paid by the Master Servicer or, if paid by the Trustee, shall be reimbursed by the Master Servicer upon demand.  Nothing in this clause (iv) shall derogate from the obligation of the Master Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors;

(v)  the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian (including, without limitation, the Custodian) and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent, attorney or custodian appointed by the Trustee with due care or on the part of the Custodian;

(vi)  the Trustee shall not be required to risk or expend its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer in accordance with the terms of this Agreement;

(vii)  the Trustee shall not be liable for any loss on any investment of funds pursuant to this Agreement (other than as issuer of the investment security);

(viii)  the Trustee shall not be deemed to have knowledge of a Master Servicer Event of Termination until a Responsible Officer of the Trustee obtains actual knowledge of such failure or the Trustee receives written notice of such failure from the Master Servicer or the holders of Certificates evidencing not less than 25% of the Voting Rights of Certificates.  In the absence of such receipt of such notice, the Trustee may conclusively assume that there is no Master Servicer Event of Termination; and

(ix)  the Trustee shall be under no obligation to exercise any of the trusts, rights or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby.

The Trustee shall have no duty (A) to see to any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing thereof, (B) to see to the provision of any insurance or (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund other than from funds available in the Distribution Account.

Section 8.03  Trustee Not Liable for Certificates or Mortgage Loans.  The recitals contained herein and in the Certificates shall be taken as the statements of the Depositor or the Transferor, as the case may be, and the Trustee assumes no responsibility for their correctness.  The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document.  The Trustee shall not be accountable for the use or application by the Depositor or the Master Servicer of any funds paid to the Depositor or the Master Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account or the Distribution Account by the Depositor, the Master Servicer or the Trust Administrator.

Section 8.04  Trustee May Own Certificates.  The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates and may transact business with the parties hereto and their Affiliates with the same rights as it would have if it were not the Trustee.

Section 8.05  Trustee’s Fees and Expenses.  The Trustee shall be compensated by the Master Servicer as separately agreed with the Master Servicer.  The Trustee and any director, officer, employee, agent or “control person” within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange of 1934, as amended (“Control Person”), of the Trustee shall be indemnified by the Trust and held harmless against any loss, liability or expense (including reasonable attorney’s fees) (i) incurred in connection with any claim or legal action relating to (a) this Agreement (b) the Mortgage Loans or (c) the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of any of the Trustee’s duties hereunder, (ii) incurred in connection with the performance of any of the Trustee’s duties or the exercise of (or failure to exercise) its rights hereunder, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of any of the Trustee’s duties hereunder, (iii) incurred by reason of any action of the Trustee taken at the direction of the Certificateholders, or (iv) resulting from any error in any tax or information return prepared by the Master Servicer, provided, that any such loss, liability or expense constitutes an “unanticipated expense incurred by the REMIC” within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii).  Such indemnity shall survive the termination of this Agreement or the resignation or removal of the Trustee hereunder.  Without limiting the foregoing, and except for any such expense, disbursement or advance as may arise from the Trustee’s negligence, bad faith or willful misconduct, or which would not be an “unanticipated expense” within the meaning of the second preceding sentence, the Trustee shall be reimbursed by the Trust for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement with respect to:  (A) the reasonable compensation and the expenses and disbursements of its counsel not associated with the closing of the issuance of the Certificates, (B) the reasonable compensation, expenses and disbursements of any accountant, engineer, appraiser or other agent that is not regularly employed by the Trustee, to the extent that the Trustee must engage such Persons to perform acts or services hereunder and (C) printing and engraving expenses in connection with preparing any Definitive Certificates.  The Trust shall fulfill its obligations under this paragraph from amounts on deposit from time to time in the Distribution Account.

Section 8.06  Eligibility Requirements for Trustee.  The Trustee hereunder shall at all times be a corporation or association organized and doing business under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating of at least investment grade.  If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07 hereof.  The entity serving as Trustee may have normal banking and trust relationships with the Depositor and its affiliates or the Master Servicer and its affiliates; provided, however, that such entity cannot be an affiliate of the Master Servicer other than the Trustee in its role as successor to the Master Servicer.

Section 8.07  Resignation and Removal of Trustee.  The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice of resignation to the Depositor and the Master Servicer and each Rating Agency not less than 60 days before the date specified in such notice when, subject to Section 8.08, such resignation is to take effect, and acceptance by a successor trustee in accordance with Section 8.08 meeting the qualifications set forth in Section 8.06.  If no successor trustee meeting such qualifications shall have been so appointed by the Depositor and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 hereof and shall fail to resign after written request thereto by the Depositor, or if at any time the Trustee shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or a tax is imposed with respect to the Trust Fund by any state in which the Trustee or the Trust Fund is located and the imposition of such tax would be avoided by the appointment of a different trustee, then the Depositor or the Master Servicer may remove the Trustee and appoint a successor trustee by written instrument, in triplicate, one copy of which instrument shall be delivered to the Trustee so removed, one copy of which shall be delivered to the Master Servicer and one copy to the successor trustee.

The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys in fact duly authorized, one complete set of which instruments shall be delivered by the successor Trustee to the Master Servicer, one complete set to the Trustee so removed and one complete set to the successor so appointed.  Notice of any removal of the Trustee shall be given to each Rating Agency by the successor trustee.  Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.07 shall become effective upon acceptance by the successor trustee of appointment as provided in Section 8.08 hereof.

Section 8.08  Successor Trustee.  Any successor trustee appointed as provided in Section 8.07 hereof shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee and the Master Servicer an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein.  The Depositor, the Master Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties, and obligations.

No successor trustee shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06 hereof and its appointment shall not adversely affect the then current rating of the Certificates, as confirmed in writing by each Rating Agency.

Upon acceptance by a successor trustee of appointment as provided in this Section 8.08, the Depositor shall mail notice of the succession of such trustee hereunder to all Holders of Certificates.  If the Depositor fails to mail such notice within 10 days after acceptance by the successor trustee of appointment, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

Section 8.09  Merger or Consolidation of Trustee.  Any corporation or other entity into which the Trustee may be merged or converted or with which it may be consolidated or any corporation or other entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or other entity succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation or other entity shall be eligible under the provisions of Section 8.06 hereof, without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 8.10  Appointment of Co-Trustee or Separate Trustee.  Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund or any part thereof, whichever is applicable, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable.  If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in the case where a Master Servicer Event of Termination shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment.  No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.08.

Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)  To the extent necessary to effectuate the purposes of this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee, except for the obligation of the Trustee (as successor master servicer) under this Agreement to advance funds on behalf of the Master Servicer, shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the applicable Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

(ii)  No trustee hereunder shall be held liable by reason of any act or omission of any other trustee hereunder and such appointment shall not, and shall not be deemed to, constitute any such separate trustee or co-trustee as agent of the Trustee; and

(iii)  The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the separate trustees and co-trustees, when and as effectively as if given to each of them.  Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII.  Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee.  Every such instrument shall be filed with the Trustee and a copy thereof given to the Master Servicer and the Depositor.

Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney in fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name.  If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 8.11  Tax Matters.  It is intended that the assets with respect to which each REMIC election is to be made, as set forth in the Preliminary Statement, shall constitute, and that the conduct of matters relating to such assets shall be such as to qualify such assets as, a “real estate mortgage investment conduit” as defined in and in accordance with the REMIC Provisions.  In furtherance of such intention, the Master Servicer covenants and agrees that it shall act as agent (and the Master Servicer is hereby appointed to act as agent) on behalf of each REMIC and that in such capacity it shall:

(a)  prepare, submit to the Trustee for execution, and file, or cause to be prepared and filed, in a timely manner, a U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return (Form 1066 or any successor form adopted by the Internal Revenue Service) and prepare and file or cause to be prepared and filed with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to such REMIC, containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and furnish or cause to be furnished to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby, including without limitation, the calculation of any original issue discount using the prepayment assumption identified in the Prospectus Supplement;

(b)  apply for an Employee Identification Number from the Internal Revenue Service via Form SS-4 or other acceptable method for such REMIC and within thirty days of the Closing Date, furnish or cause to be furnished to the Internal Revenue Service, on Form 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the holders of the Certificates may contact for tax information relating thereto, together with such additional information as may be required by such Form, and update such information at the time or times in the manner required by the Code;

(c)  make or cause to be made elections that such assets be treated as a REMIC on the federal tax return for its first taxable year (and, if necessary, under applicable state law);

(d)  provide information necessary for the computation of tax imposed on the transfer of a Residual Certificate to a Person that is not a Permitted Transferee described in clauses (i)-(iv) of the definition thereof, or an agent (including a broker, nominee or other middleman) of a non Permitted Transferee (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax);

(e)  to the extent that they are under its control, conduct matters relating to such assets at all times that any Certificates are outstanding so as to maintain the status as a REMIC under the REMIC Provisions;

(f)  not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status;

(g)  not permit the creation of any interests in such REMIC other than the Certificates;

(h)  not receive any amount representing a fee or other compensation for services (except as otherwise permitted by this Agreement);

(i)  receive any income attributable to any asset which is neither a “qualified mortgage” nor a “permitted investment” within the meaning of the REMIC Provisions;

(j)  not receive any contributions to such REMIC after the Startup Day that would be subject to tax under Section 860G(d) of the Code;

(k)  not dispose of any assets of such REMIC at a gain if such disposition would be a “prohibited transaction” within the meaning of Section 860F(a)(2) of the Code;

(l)  pay, from the sources specified in the last paragraph of this Section 8.11, the amount of any federal or state tax, including prohibited transaction taxes as described below, imposed on such REMIC prior to its termination when and as the same shall be due and payable (but such obligation shall not prevent the Master Servicer or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Master Servicer from causing the withholding of payment of such tax, if permitted by law, pending the outcome of such proceedings);

(m)  ensure that federal, state or local income tax or information returns shall be signed by the Trustee or such other Person as may be required to sign such returns by the Code or state or local laws, regulations or rules; and

(n)  maintain records relating to such REMIC, including but not limited to the income, expenses, assets and liabilities thereof and the adjusted basis of the assets determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information.

The Holder of the Class AR Certificate at any time holding the largest Percentage Interest thereof shall be the “tax matters person” as defined in the REMIC Provisions (the related “Tax Matters Person”) with respect to REMIC I and REMIC II and shall act as Tax Matters Person for each such REMIC.  The Master Servicer, as agent for the Tax Matters Person, shall perform on behalf of each REMIC all reporting and other tax compliance duties that are the responsibility of such REMIC under the Code, the REMIC Provisions, or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, if required by the Code, the REMIC Provisions, or other such guidance, the Master Servicer, as agent for the Tax Matters Person, shall provide (i) to the Treasury or other governmental authority such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any disqualified person or organization and (ii) to the Certificateholders such information or reports as are required by the Code or REMIC Provisions.  The Master Servicer, as agent for the Tax Matters Person, shall represent each REMIC in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of any REMIC, enter into settlement agreements with any government taxing agency, extend any statute of limitations relating to any item of any REMIC and otherwise act on behalf of any REMIC in relation to any tax matter involving the Trust.

In order to enable the Master Servicer to perform its duties as set forth herein, the Depositor shall provide, or cause to be provided, to the Master Servicer within ten (10) days after the Closing Date all information or data that the Master Servicer requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of the Certificates and the Mortgage Loans.  Thereafter, the Depositor shall provide to the Master Servicer promptly upon written request therefor, any such additional information or data that the Master Servicer may, from time to time, reasonably request in order to enable the Master Servicer to perform its duties as set forth herein.  The Depositor hereby indemnifies the Master Servicer for any losses, liabilities, damages, claims or expenses of the Master Servicer arising from any errors or miscalculations of the Master Servicer that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Master Servicer on a timely basis.

In the event that any tax is imposed on “prohibited transactions” of any REMIC as defined in Section 860F(a)(2) of the Code, on the “net income from foreclosure property” of such REMIC as defined in Section 860G(c) of the Code, on any contribution to such REMIC after the Startup Day pursuant to Section 860G(d) of the Code, or any other tax is imposed, if not paid as otherwise provided for herein, such tax shall be paid by (i) the Master Servicer, the Trustee or the Trust Administrator, respectively, if any such other tax arises out of or results from a breach by the Master Servicer, the Trustee or the Trust Administrator, respectively, of any of its obligations under this Agreement, (ii) the Transferor, if any such tax arises out of or results from the Transferor’s obligation to repurchase a Mortgage Loan pursuant to Section 2.02 or 2.03 or (iii) in all other cases, or in the event that the Trustee, the Trust Administrator, the Master Servicer or the Transferor fails to honor its obligations under the preceding clause (i), (ii) or (iii), any such tax will be paid with amounts otherwise to be distributed to the Certificateholders, as provided in Section 3.10(b).

Section 8.12  Periodic Filing.  The Master Servicer shall reasonably cooperate with the Depositor to enable the Trust to satisfy its reporting requirements under the Exchange Act.

(a)  (i)           Within 15 days after each Distribution Date (subject to permitted extensions under the Exchange Act), the Trust Administrator shall prepare and file on behalf of the Issuing Entity any Form 10-D required by the Exchange Act, in form and substance as required by the Exchange Act.  The Trust Administrator shall file each Form 10-D with a copy of the related Distribution Date Statement attached thereto.  Any disclosure in addition to the Distribution Date Statement that is required to be included on Form 10-D (“Additional Form 10-D Disclosure”) shall be reported by the parties set forth on Exhibit T hereto to the Depositor and the Trust Administrator and be directed and approved by and at the direction of the Depositor pursuant to the following paragraph, and the Trust Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure, except to the extent of its obligations set forth in the next paragraph.

(ii)  For so long as the Trust is subject to the Exchange Act reporting requirements, within 5 calendar days after the related Distribution Date, (i) certain parties set forth on Exhibit T shall be required to provide to the Trust Administrator and the Depositor, to the extent known by a responsible officer thereof, in EDGAR-compatible format, or in such other format as agreed upon by the Trust Administrator and such party, the form and substance of any Additional Form 10-D Disclosure, if applicable, together with an Additional Disclosure Notification and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Disclosure on Form 10-D.  Wells Fargo, in its capacity as the Trust Administrator only,  has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit T of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-D Disclosure information. The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Trust Administrator in connection with including any Additional Form 10-D Disclosure on Form 10-D pursuant to this paragraph.

(iii)  After preparing the Form 10-D, the Trust Administrator shall use reasonable best efforts to forward electronically a copy of the Form 10-D to the Depositor and the Master Servicer for review no later than 10 calendar days after the related Distribution Date; provided, the Trust Administrator shall only be required to forward such Form 10-D to the Depositor, where such Form 10-D contains Additional Form 10-D Disclosure.  No later than the 12th calendar day after the Distribution Date, the Depositor shall notify the Trust Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 10-D.  In the absence of receipt of any written changes or approval, the Trust Administrator shall be entitled to assume that such Form 10-D is in final form and the Trust Administrator may proceed with the process for execution and filing of the Form 10-D. A duly authorized representative of the Master Servicer shall sign each Form 10-D.  If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Trust Administrator will follow the procedures set forth in Section 8.12(d)(ii).  Promptly (but no later than one Business Day) after filing with the Commission, the Trust Administrator will make available on its internet website a final executed copy of each Form 10-D filed by the Trust Administrator.  Each party to this Agreement acknowledges that the performance by the Trust Administrator of its duties under this Section 8.12 related to the timely preparation, execution and filing of Form 10-D is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Section 8.12.  The Depositor acknowledges that the timely performance by the Master Servicer and the Trust Administrator of its duties under this Section 8.12(a) related to the timely preparation, execution and filing of Form 10-D is also contingent upon the Servicers, the Custodian and any Servicing Function Participant strictly observing deadlines no later than those set forth in this paragraph that are applicable to the parties to this Agreement in the delivery to the Trust Administrator of any necessary Additional Form 10-D Disclosure pursuant to the related Servicing Agreements, the Custodial Agreement or any other applicable agreement. Neither the Master Servicer nor the Trust Administrator shall have any liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 10-D, where such failure results from the Trust Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto or any Servicer, Custodian or Servicing Function Participant needed to prepare, arrange for execution or file such Form 10-D, not resulting from its own negligence, bad faith or willful misconduct.

(iv)  Form 10-D requires the registrant to indicate (by checking “yes” or “no”) that it “(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.” The Depositor shall notify the Trust Administrator in writing, no later than the fifth calendar day after the related Distribution Date with respect to the filing of a report on Form 10-D, if the answer to the question should be “no.”

(b)  (i)           On or before the 90th day after the end of each fiscal year of the Trust or such earlier date as may be required by the Exchange Act (the “10-K Filing Deadline”) (it being understood that the fiscal year for the Trust ends on December 31st of each year), commencing in March 2008, the Trust Administrator shall prepare and file on behalf of the Trust a Form 10-K, in form and substance as required by the Exchange Act.  Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Trust Administrator within the applicable time frames set forth in this Agreement and each Servicing Agreement, (A) an annual compliance statement for each Servicer, the Master Servicer, the Trust Administrator and any Servicing Function Participant engaged by any such party (each, together with the Custodian, a “Reporting Servicer”) as described under Section 3.21 of this Agreement and under the related Servicing Agreements, provided, however, that the Trust Administrator may omit from the Form 10-K any annual compliance statement that the Trust Administrator and the Depositor agree is not required to be filed with such Form 10-K pursuant to Regulation AB; (B)(I) each annual Assessment of Compliance with Servicing Criteria for each Reporting Servicer, as described under Section 3.22(a) of this Agreement and the related Servicing Agreements, and (II) if any Reporting Servicer’s Assessment of Compliance with Servicing Criteria identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any Reporting Servicer’s Assessment of Compliance with Servicing Criteria is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, provided, however, that the Trust Administrator may omit from the Form 10-K any Assessment of Compliance or Accountant’s Attestation described in clause (C) below that the Trust Administrator and the Depositor agree is not required to be filed with such Form 10-K pursuant to Regulation AB; (C)(I) the Accountant’s Attestation for each Reporting Servicer, as described under Section 3.22(b) of this Agreement, or the applicable section of any Servicing Agreement, and (II) if any Accountant’s Attestation identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such Accountant’s Attestation is not included as an exhibit to such Form 10-K, disclosure that such Accountant’s Attestation is not included and an explanation why such Accountant’s Attestation is not included, and (D) a Sarbanes-Oxley Certification as described in Section 8.12(b)(iv). Any disclosure or information in addition to (A) through (D) above that is required to be included on Form 10-K (“Additional Form 10-K Disclosure”) shall be reported by the parties set forth on Exhibit U hereto to the Depositor and the Trust Administrator and be directed and approved by the Depositor pursuant to the following paragraph, and the Trust Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure, except to the extent of its obligations as set forth in the next paragraph.

(ii)  For so long as the Trust is subject to the Exchange Act reporting requirements, no later than March 10 (with a 5 calendar day cure period, but in no event later than March 15th) of each year, commencing in 2008, (A) certain parties set forth on Exhibit U shall be required to provide to the Trust Administrator and to the Depositor, to the extent known by a responsible officer thereof, in EDGAR-compatible format, or in such other format as agreed upon by the Trust Administrator and such party, the form and substance of any Additional Form 10-K Disclosure as set forth on Exhibit U, if applicable, together with an Additional Disclosure Notification and (B) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Disclosure on Form 10-K.  Wells Fargo, in its capacity as the Trust Administrator only, has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit U of their duties under this paragraph or proactively solicit or procure from such parties any Additional Form 10-K Disclosure information. The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Trust Administrator in connection with including any Additional Form 10-K Disclosure on Form 10-K pursuant to this paragraph.  In order to allow the parties to comply with the requirements of this section, on or before March 1 of each year that the Trust is subject to the Exchange Act reporting requirements, commencing in 2008, the Depositor will provide all parties to the Pooling and Servicing Agreement with a list of (i) each Servicer contemplated under §1108 of Regulation AB, (ii) the Trustee, (iii) each originator contemplated by §1110 of Regulation AB, (iv) significant obligor contemplated by §1112 of Regulation AB, (v) enhancement or support provider contemplated under §§1114 or 1115 or Regulation AB and (vi) any other material parties related to the Trust contemplated by §1101(d)(1) of Regulation AB.

(iii)  After preparing the Form 10-K, the Trust Administrator shall use reasonable best efforts to forward electronically a copy of the Form 10-K to the Depositor no later than March 23rd of the related year.  The Depositor shall use reasonable best efforts to notify the Trust Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 10-K no later than March 25th of the related year.  In the absence of receipt of any written changes or approval, the Trust Administrator shall be entitled to assume that such Form 10-K is in final form and the Trust Administrator may proceed with the process for execution and filing of the Form 10-K.  A senior officer of the Master Servicer in charge of the master servicing function shall sign the Form 10-K.  If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Trust Administrator will follow the procedures set forth in Section 8.12(d)(ii).  Form 10-K requires the registrant to indicate (by checking “yes” or “no”) that it “(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.”  The Depositor hereby represents to the Trust Administrator that the Depositor has filed all such required reports during the preceding 12 months and that has been subject to such filing requirement for the past 90 days.  The Depositor shall notify the Trust Administrator in writing, no later than March 15th with respect to the filing of a report on Form 10-K, if the answer to either question should be “no.”  The Trust Administrator shall be entitled to rely on such representations in preparing, executing and/or filing any such report.  Promptly (but no later than 1 Business Day) after filing with the Commission, the Trust Administrator will make available on its internet website a final executed copy of each Form 10-K filed by the Trust Administrator.  The parties to this Agreement acknowledge that the performance by each of the Master Servicer and Trust Administrator of its duties under this Section 8.12(b) related to the timely preparation, execution and filing of Form 10-K is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Section 8.12(b), Section 3.21, Section 3.22(a) and Section 3.22(b).  The Depositor acknowledges that the timely performance by the Master Servicer and the Trust Administrator of its duties under this Section 8.12(b) related to the timely preparation, execution and filing of Form 10-K is also contingent upon the Servicers, the Custodian and any Servicing Function Participant strictly observing deadlines no later than those set forth in this paragraph that are applicable to the parties to this Agreement in the delivery to the Trust Administrator of any necessary Additional Form 10-K Disclosure, any annual statement of compliance and any assessment of compliance and attestation pursuant to the related Servicing Agreement or any other applicable agreement. Neither the Master Servicer nor the Trust Administrator shall have any liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 10-K, where such failure results from the Trust Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

(iv)  Each Form 10-K shall include the “Sarbanes-Oxley Certification”, exactly as set forth in Exhibit W attached hereto, required to be included therewith pursuant to the Sarbanes-Oxley Act.  The Depositor, the Master Servicer and the Trust Administrator shall provide, and each such party shall cause any Servicing Function Participant engaged by it to provide, to the Person who signs the Sarbanes-Oxley Certification (the “Certifying Person”), by March 10 (with a 5 calendar day cure period) of each year in which the Trust is subject to the reporting requirements of the Exchange Act and otherwise within a reasonable period of time upon request, a certification (each, a “Back-Up Certification”), in the form attached hereto as Exhibit U, upon which the Certifying Person, the entity for which the Certifying Person acts as an officer, and such entity’s officers, directors and Affiliates (collectively with the Certifying Person, “Certification Parties”) can reasonably rely.  The senior officer of the Master Servicer in charge of the master servicing function shall serve as the Certifying Person on behalf of the Trust.  Such officer of the Certifying Person can be contacted by e-mail at cts.sec.notifications@wellsfargo.com or by facsimile at 443-367-3307.  In the event any such party or any Servicing Function Participant engaged by the parties is terminated or resigns pursuant to the terms of this Agreement, or any other applicable agreement, as the case may be, such party shall provide a Back-Up Certification to the Certifying Person pursuant to this Section 8.12(b)(iv) with respect to the period of time it was subject to this Agreement or any applicable sub-servicing agreement, as the case may be.

Notwithstanding the foregoing, (i) the Master Servicer and the Trust Administrator shall not be required to deliver a Back-Up Certification to each other if both are the same Person and the Master Servicer is the Certifying Person and (ii) the Master Servicer shall not be obligated to sign the Sarbanes-Oxley Certification in the event that it does not receive any Back-Up Certification required to be furnished to it pursuant to this section or any Servicing Agreement.

(c)  (i)           Within four (4) Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a “Reportable Event”), if requested by the Depositor, and to the extent it receives the Form 8-K Disclosure Information described below, the Trust Administrator shall prepare and file on behalf of the Trust any Form 8-K, as required by the Exchange Act, provided that the Depositor shall file the initial Form 8-K in connection with the issuance of the Certificates.  Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K other than the initial Form 8-K (“Form 8-K Disclosure Information”) shall be reported by the parties set forth on Exhibit S hereto to the Depositor and the Trust Administrator and be directed and approved by the Depositor pursuant to the following paragraph, and the Trust Administrator will have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure Information or any Form 8-K, except to the extent of its obligations set forth in the next paragraph.

(ii)  For so long as the Trust is subject to the Exchange Act reporting requirements, no later than the close of business (New York time) on the 2nd Business Day after the occurrence of a Reportable Event (i) the parties specified on Exhibit V hereto shall be required to provide to the Trust Administrator and the Depositor, to the extent known by a responsible officer thereof, in EDGAR-compatible format, or in such other format as agreed upon by the Trust Administrator and such party, the form and substance of any Form 8-K Disclosure Information, if applicable, together with an Additional Disclosure Notification and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Form 8-K Disclosure Information on the Form 8-K.  The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Trust Administrator in connection with including any Form 8-K Disclosure Information on Form 8-K pursuant to this paragraph.

(iii)  After preparing the Form 8-K, the Trust Administrator shall use reasonable best efforts to forward electronically a copy of the Form 8-K to the Depositor no later than Noon New York City time on the third Business Day after the Reportable Event. The Depositor shall use reasonable best efforts to notify the Trust Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 8-K no later than the close of business on the third Business Day after the Reportable Event.  In the absence of receipt of any written changes or approval, the Trust Administrator shall be entitled to assume that such Form 8-K is in final form and the Trust Administrator may proceed with the process for execution and filing of the Form 8-K.  A duly authorized representative of the Master Servicer shall sign each Form 8-K.  If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Trust Administrator will follow the procedures set forth in Section 8.12(d)(ii).  Promptly (but no later than one Business Day) after filing with the Commission, the Trust Administrator will make available on its internet website a final executed copy of each Form 8-K filed by it.  The parties to this Agreement acknowledge that the performance by each of the Master Servicer and the Trust Administrator of its duties under this Section 8.12 related to the timely preparation, execution and filing of Form 8-K is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Section 8.12.  The Depositor acknowledges that the timely performance by the Master Servicer and the Trust Administrator of its duties under this Section 8.12(c) related to the timely preparation, execution and filing of Form 8-K is also contingent upon the Servicers, the Custodian and any Servicing Function Participant strictly observing deadlines no later than those set forth in this paragraph that are applicable to the parties to this Agreement in the delivery to the Trust Administrator of any necessary Form 8-K Disclosure Information pursuant to the related Servicing Agreements or any other applicable agreement. Neither the Master Servicer nor the Trust Administrator shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 8-K, where such failure results from the Trust Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto or any Servicer, Custodian or Servicing Function Participant needed to prepare, arrange for execution or file such Form 8-K, not resulting from its own negligence, bad faith or willful misconduct.

(d)  (i)           On or prior to January 30 of the first year in which the Trust Administrator is able to do so under applicable law, the Trust Administrator shall prepare and file a Form 15 Suspension Notification relating to the automatic suspension of reporting in respect of the Issuing Entity under the Exchange Act.

(ii)  In the event that the Trust Administrator is unable to timely file with the Commission all or any required portion of any Form 8-K, Form 10-D or Form 10-K required to be filed by this Agreement because required disclosure information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement or for any other reason, the Trust Administrator will promptly notify the Depositor.  In the case of Form 10-D and Form 10-K, the parties to this Agreement will cooperate to prepare and file a Form 12b-25 and a Form 10-D/A and Form 10-K/A as applicable, pursuant to Rule 12b-25 of the Exchange Act.  In the case of Form 8-K, the Trust Administrator will, upon receipt of all required Form 8-K Disclosure Information and upon the approval and direction of the Depositor, include such disclosure information on the next Form 10-D.  In the event that any previously filed Form 8-K, Form 10-D or Form 10-K needs to be amended in connection with any Additional Form 10-D Disclosure (other than, in the case of Form 10-D, for the purpose of restating any Distribution Date Statement), Additional Form 10-K Disclosure or Form 8-K Disclosure Information, the Trust Administrator will electronically notify the Depositor and such other parties to the transaction as are affected by such amendment, and such parties will cooperate to prepare any necessary 8-K/A, Form 10-D/A or Form 10-K/A; provided, the Trust Administrator will only be required to notify the Depositor of an amendment to any Form 10-D where such amendment contains Additional Form 10-D Disclosure.  Any Form 15, Form 12b-25 or any amendment to Form 8-K, Form 10-D or Form 10-K shall be signed by a duly authorized officer (or in the case of a Form 10-K a senior officer) of the Master Servicer.  The parties to this Agreement acknowledge that the performance by each of the Master Servicer and Trust Administrator of its duties under this Section 8.12(d) related to the timely preparation, execution and filing of Form 15, a Form 12b-25 or any amendment to Form 8-K, Form 10-D or Form 10-K is contingent upon each such party performing its duties under this Section.  Neither the Master Servicer nor the Trust Administrator shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute  and/or timely file any such Form 15, Form 12b-25 or any amendment to Forms 8-K, Form 10-D or Form 10-K, where such failure results from the Trust Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto or any servicer, the Custodian, or any Servicing Function Participant needed to prepare, arrange for execution or file such Form 15, Form 12b-25 or any amendment to Forms 8-K, Form 10-D or Form 10-K, not resulting from its own negligence, bad faith or willful misconduct. The Trust Administrator and the Master Servicer and each of their respective officers, directors, employees and agents shall not be liable for any losses, claims, damages, expenses, judgments, penalties and/or liabilities that either of them may sustain, in so far as such losses, claims, damages, expenses, judgments, penalties and/or liabilities (or actions in respect of them) result from or are directly related to Standard not delivering any information of the type described in Section 8.12 of this Agreement, without regard to whether Standard has a duty to provide such information under the Standard Servicing Agreement or the Standard Assignment, Assumption and Recognition Agreement.

ARTICLE IX

CONCERNING THE TRUST ADMINISTRATOR

Section 9.01  Duties of Trust Administrator.  The Trust Administrator shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement.

The Trust Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trust Administrator that are specifically required to be furnished pursuant to any provision of this Agreement shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Trust Administrator shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument.  If any such instrument is found not to conform in any material respect to the requirements of this Agreement, the Trust Administrator shall notify the Certificateholders of such non conforming instrument in the event the Trust Administrator, after so requesting, does not receive a satisfactorily corrected instrument.

No provision of this Agreement shall be construed to relieve the Trust Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

(i)  the duties and obligations of the Trust Administrator shall be determined solely by the express provisions of this Agreement, the Trust Administrator shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trust Administrator and the Trust Administrator may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trust Administrator and conforming to the requirements of this Agreement which it believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

(ii)  the Trust Administrator shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trust Administrator, unless it shall be conclusively determined by a court of competent jurisdiction, such determination no longer subject to appeal, that the Trust Administrator was negligent in ascertaining the pertinent facts;

(iii)  the Trust Administrator shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates evidencing not less than 25% of the Voting Rights of Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trust Administrator, or exercising or omitting to exercise any trust or power conferred upon the Trust Administrator under this Agreement; and

(iv)  the Trust Administrator shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Master Servicer or the Trustee.

Section 9.02  Certain Matters Affecting the Trust Administrator.  Except as otherwise provided in Section 9.01:

(i)  the Trust Administrator may request and conclusively rely upon and shall be fully protected in acting or refraining from acting upon any resolution, Officer’s Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the Trust Administrator shall have no responsibility to ascertain or confirm the genuineness of any signature of any such party or parties;

(ii)  the Trust Administrator may consult with counsel, financial advisers or accountants and the advice of any such counsel, financial advisers or accountants and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(iii)  the Trust Administrator shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(iv)  the Trust Administrator shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates evidencing not less than 25% of the Voting Rights allocated to each Class of Certificates; provided, however, that if the payment within a reasonable time to the Trust Administrator of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trust Administrator, not reasonably assured to the Trust Administrator by the security afforded to it by the terms of this Agreement, the Trust Administrator may require reasonable indemnity against such expense or liability as a condition to so proceeding.  Nothing in this clause (iv) shall derogate from the obligation of the Master Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors;

(v)  the Trust Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian and the Trust Administrator shall not be responsible for any misconduct or negligence on the part of any such agent, attorney or custodian appointed by the Trust Administrator with due care;

(vi)  the Trust Administrator shall not be required to risk or expend its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it, and none of the provisions contained in this Agreement shall in any event require the Trust Administrator to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer under this Agreement, except during such time, if any, as the Trust Administrator shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer in accordance with the terms of this Agreement;

(vii)  [reserved];

(viii)  [reserved];

(ix)  the Trust Administrator shall be under no obligation to exercise any of the trusts, rights or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trust Administrator reasonable security or indemnity satisfactory to the Trust Administrator against the costs, expenses and liabilities which may be incurred therein or thereby; and

(x)  the Trust Administrator shall have no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties hereunder and which in its opinion may involve it in any expense or liability; provided, however, that the Trust Administrator may in its discretion undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and the interests of the Trustee, the Trust Administrator and the Certificateholders hereunder.  In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Trust Administrator shall be entitled to be reimbursed therefor out of the Collection Account.

The Trust Administrator shall have no duty (A) to see to any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing thereof, (B) to see to the provision of any insurance or (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund other than from funds available in the Distribution Account.

Section 9.03  Trust Administrator Not Liable for Certificates or Mortgage Loans.  The recitals contained herein and in the Certificates shall be taken as the statements of the Depositor or the Transferor, as the case may be, and the Trust Administrator assumes no responsibility for their correctness.  The Trust Administrator makes no representations as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document other than with respect to the Trust Administrator’s execution and authentication of the Certificates.  The Trust Administrator shall not be accountable for the use or application by the Depositor or the Master Servicer of any funds paid to the Depositor or the Master Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Depositor or the Master Servicer.

Section 9.04  Trust Administrator May Own Certificates.  The Trust Administrator in its individual or any other capacity may become the owner or pledgee of Certificates and may transact business with the parties hereto and their Affiliates with the same rights as it would have if it were not the Trust Administrator.

Section 9.05  Trust Administrator’s Fees and Expenses.  As compensation for its activities hereunder, the Trust Administrator shall be entitled to retain or withdraw from the Distribution Account an amount equal to the Trust Administrator Compensation.  The Trust Administrator and any director, officer, employee, agent or “control person” within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange of 1934, as amended (“Control Person”), of the Trust Administrator shall be indemnified by the Trust and held harmless against any loss, liability or expense (including reasonable attorney’s fees) (i) incurred in connection with any claim or legal action relating to (a) this Agreement, (b) the Mortgage Loans or (c) the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of any of the Trust Administrator’s duties hereunder, (ii) incurred in connection with the performance of any of the Trust Administrator’s duties or the exercise of (or failure to exercise) its rights hereunder, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of any of the Trust Administrator’s duties hereunder, or (iii) incurred by reason of any action of the Trust Administrator taken at the direction of the Certificateholders, provided that any such loss, liability or expense constitutes an “unanticipated expense incurred by the REMIC” within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii).  Such indemnity shall survive the termination of this Agreement or the resignation or removal of the Trust Administrator hereunder.  Without limiting the foregoing, and except for any such expense, disbursement or advance as may arise from the Trust Administrator’s negligence, bad faith or willful misconduct, or which would not be an “unanticipated expense” within the meaning of the second preceding sentence, the Trust Administrator shall be reimbursed by the Trust for all reasonable expenses, disbursements and advances incurred or made by the Trust Administrator in accordance with any of the provisions of this Agreement with respect to:  (A) the reasonable compensation and the expenses and disbursements of its counsel not associated with the closing of the issuance of the Certificates, (B) the reasonable compensation, expenses and disbursements of any accountant, engineer, appraiser or other agent that is not regularly employed by the Trust Administrator, to the extent that the Trust Administrator must engage such Persons to perform acts or services hereunder and (C) printing and engraving expenses in connection with preparing any Definitive Certificates.  The Trust shall fulfill its obligations under this paragraph from amounts on deposit from time to time in the Distribution Account.

Section 9.06  Eligibility Requirements for Trust Administrator.  The Trust Administrator hereunder shall at all times be a corporation or association organized and doing business under the laws the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating of at least investment grade or at least “A/F1” by Fitch if Fitch is a Rating Agency, or “BBB(low)” by DBRS if DBRS is a Rating Agency.  If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 9.06 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  In case at any time the Trust Administrator shall cease to be eligible in accordance with the provisions of this Section 9.06, the Trust Administrator shall resign immediately in the manner and with the effect specified in Section 9.07 hereof.  The entity serving as Trust Administrator may have normal banking and trust relationships with the Depositor and its affiliates or the Trustee and its affiliates.

Section 9.07  Resignation and Removal of Trust Administrator.  The Trust Administrator may at any time resign by giving written notice of resignation to the Depositor and the Trustee and each Rating Agency not less than 60 days before the date specified in such notice when, subject to Section 9.08, such resignation is to take effect, and acceptance by a successor trust administrator in accordance with Section 9.08 meeting the qualifications set forth in Section 9.06.  If no successor trust administrator meeting such qualifications shall have been so appointed by the Depositor or the Trustee and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trust Administrator may petition any court of competent jurisdiction for the appointment of a successor trust administrator.

If at any time the Trust Administrator shall cease to be eligible in accordance with the provisions of Section 9.06 hereof and shall fail to resign after written request thereto by the Depositor, or if at any time the Trust Administrator shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Trust Administrator or of its property shall be appointed, or any public officer shall take charge or control of the Trust Administrator or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or a tax is imposed with respect to the Trust Fund by any state in which the Trust Administrator or the Trust Fund is located and the imposition of such tax would be avoided by the appointment of a different Trust Administrator, then the Depositor or the Trustee may remove the Trust Administrator and appoint a successor trust administrator by written instrument, in triplicate, one copy of which instrument shall be delivered to the Trust Administrator so removed, one copy of which shall be delivered to the Master Servicer and one copy to the successor trust administrator.  If the Master Servicer and the Trust Administrator are the same Person, then at any time the Master Servicer is terminated pursuant to Section 7.01 hereof, the Trust Administrator shall likewise be terminated as trust administrator hereunder.

The Trust Administrator (i) may not be an originator of a Mortgage Loan, Master Servicer, Servicer, the Depositor or an affiliate of the Depositor unless the Trust Administrator is in an institutional trust department, (ii) must be authorized to exercise corporate trust powers under the laws of its jurisdiction or organization, and (iii) must be rated at least “A/F1” by Fitch, if Fitch is a Rating Agency (or such rating acceptable to Fitch pursuant to a rating confirmation), or “BBB (low)” by DBRS if DBRS is a Rating Agency, or the equivalent rating by S&P or Moody’s.  If no successor trust administrator shall have been appointed and shall have accepted appointment within 60 days after Wells Fargo Bank, N.A., as Trust Administrator, ceases to be the trust administrator pursuant to this Section 9.07, then the Trustee shall perform the duties of the Trust Administrator pursuant to this Agreement.  The Trustee shall notify the Rating Agencies of any change of the Trust Administrator.  In such event, the Trustee shall assume all of the rights and obligations of the Trust Administrator hereunder arising thereafter except that the Trustee shall not be (i) liable for losses of the predecessor Trust Administrator or any acts or omissions of the predecessor Trust Administrator hereunder or (ii) deemed to have made any representations and warranties of the Trust Administrator made herein.  The Trustee shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Trust Administrator until such time as the Trustee may be required to act as successor Trust Administrator pursuant to this Section 9.07 and thereupon only for the acts or omissions of the Trustee as successor Trust Administrator.

The Trustee or successor trust administrator shall be entitled to be reimbursed from the Master Servicer for all reasonable costs and expenses associated with the transfer of the duties of the Trust Administrator from the predecessor Trust Administrator, including, without limitation, any costs or expenses associated with the complete transfer of all trust administrator data and the completion, correction or manipulation of such trust administrator data as may be required by the Trustee or successor trust administrator to correct any errors or insufficiencies in such trust administrator data or otherwise to enable the Trustee or successor trust administrator to perform the duties of the Trust Administrator properly and effectively.

The Trustee, as successor Trust Administrator, as compensation for its activities hereunder, shall be entitled to retain or withdraw from the Distribution Account an amount equal to the Trust Administrator Compensation.  To the extent such Trust Administrator Compensation is less than the current market rate that the Trustee would charge for providing similar trust administrator services in a similarly structured transaction, as mutually determined by the Trustee and the successor Master Servicer at the time the Trustee becomes the successor Trust Administrator, the successor Master Servicer, out of its own funds, shall pay the Trustee, as successor Trust Administrator, additional compensation in an amount equal to the difference between the Trust Administrator Compensation and such current market rate for such trust administrator services, as separately negotiated by the successor Master Servicer at the time the Trustee becomes the successor Trust Administrator and the Trustee.

The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trust Administrator and appoint a successor trust administrator by written instrument or instruments, in triplicate, signed by such Holders or their attorneys in fact duly authorized, one complete set of which instruments shall be delivered by the successor Trust Administrator to the Trustee, one complete set to the Trust Administrator so removed and one complete set to the successor so appointed.  Notice of any removal of the Trust Administrator shall be given to each Rating Agency by the successor trust administrator.

Any resignation or removal of the Trust Administrator and appointment of a successor trust administrator pursuant to any of the provisions of this Section 9.07 shall become effective upon acceptance by the successor trust administrator of appointment as provided in Section 9.08 hereof.  If the Trust Administrator and the Master Servicer are the same Person, then at any time the Trust Administrator is removed pursuant to this Section 9.07, the Master Servicer shall likewise be terminated as master servicer hereunder.

Section 9.08  Successor Trust Administrator.  Any successor trust administrator appointed as provided in Section 9.07 hereof shall execute, acknowledge and deliver to the Depositor and to its predecessor trust administrator and the Trustee an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trust administrator shall become effective and such successor trust administrator, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trust administrator herein.  The Depositor, the Trustee, the Master Servicer and the predecessor trust administrator shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trust administrator all such rights, powers, duties, and obligations.

No successor trust administrator shall accept appointment as provided in this Section 9.08 unless at the time of such acceptance such successor trust administrator shall be eligible under the provisions of Section 9.06 hereof and its appointment shall not adversely affect the then current rating of the Certificates, as confirmed in writing by each Rating Agency.

Upon acceptance by a successor trust administrator of appointment as provided in this Section 9.08, the Depositor shall mail notice of the succession of such trust administrator hereunder to all Holders of Certificates.  If the Depositor fails to mail such notice within 10 days after acceptance by the successor trust administrator of appointment, the successor trust administrator shall cause such notice to be mailed at the expense of the Depositor.

Section 9.09  Merger or Consolidation of Trust Administrator.  Any corporation or other entity into which the Trust Administrator may be merged or converted or with which it may be consolidated or any corporation or other entity resulting from any merger, conversion or consolidation to which the Trust Administrator shall be a party, or any corporation or other entity succeeding to the business of the Trust Administrator, shall be the successor of the Trust Administrator hereunder, provided that such corporation or other entity shall be eligible under the provisions of Section 9.06 hereof, without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 9.10  Grantor Trust Administration.  (a)  The Trust Administrator shall treat each Grantor Trust, for tax return preparation purposes, as a separate grantor trust under the Code and, if necessary, under applicable state law and will file appropriate federal or state Tax Returns for each taxable year ending on or after the last day of the calendar year in which the Certificates are issued.  The Class 2-A-1 Certificates, Class 2-A-2 Certificates, Class 2-A-3 Certificates, the Class 4-A-1 Certificates, the Class 4-A-2 Certificates, the Class 4-A-3 Certificates, the Class 4-A-4 Certificates, the Class 4-A-5 Certificates, the Class 4-A-6 Certificates and the Class 4-A-7 Certificates are hereby designated as representing an undivided interest in the Grantor Trust.

(b)           The Trust Administrator shall pay out of its own funds any and all routine tax administration expenses of the Trust Fund incurred with respect to the Grantor Trusts (but not including any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to the Trust Fund that involve the IRS or state tax authorities which extraordinary expenses shall be payable or reimbursable to the Trust Administrator from the Grantor Trust Assets in the Trust Fund, unless otherwise provided in Section 9.10(i) or 9.10(j)).

(c)           The Trust Administrator shall prepare, submit to the Trustee for execution, and file all of the Tax Returns in respect of the Grantor Trust.  The expenses of preparing and filing such returns shall be borne by the Trust Administrator without any right of reimbursement therefor.

(d)           The Grantor Trust is a WHFIT that is a WHMT. The Trust Administrator will report as required under the WHFIT Regulations to the extent such information as is reasonably necessary to enable the Trust Administrator to do so is provided to the Trust Administrator on a timely basis.  The “middlemen” as defined by the WHFIT Regulations will be Cede & Co., the nominee of DTC.  The Trust Administrator will not be liable for any tax reporting penalties that may arise under the WHFIT Regulations as a result of the Depositor incorrectly determining the status of the grantor trust as a WHFIT or failing to identify whether or not the grantor trust is a WHFIT.

(e)           The Trust Administrator, in its discretion, will report required WHFIT information using either the cash or accrual method, except to the extent the WHFIT Regulations specifically require a different method.  The Trust Administrator will be under no obligation to determine whether any Certificateholder uses the cash or accrual method.  The Trust Administrator will make available WHFIT information to Certificateholders annually.  In addition, the Trust Administrator will not be responsible or liable for providing subsequently amended, revised or updated information to any Certificateholder, unless requested by the Certificateholder.

(f)           The Trust Administrator shall not be liable for failure to meet the reporting requirements of the WHFIT Regulations or for any penalties thereunder if such failure is due to: (i) the lack of reasonably necessary information being provided to the Trust Administrator, (ii) incomplete, inaccurate or untimely information being provided to the Trust Administrator or (iii) the inability of the Trust Administrator, after good faith efforts, to alter its existing information reporting systems to capture information necessary to fully comply with the WHFIT Regulations for the 2007 calendar year.  Each owner of a Class of Certificates representing, in whole or in part, beneficial ownership of an interest in a WHFIT, by acceptance of its interest in such Class of Certificates, will be deemed to have agreed to provide the Trust Administrator with information regarding any sale of such Certificates, including the price, amount of proceeds and date of sale.  Absent receipt of such information, and unless informed otherwise by the Depositor, the Trust Administrator will assume there is no secondary market trading of WHFIT interests.

(g)           To the extent required by the WHFIT Regulations, the Trust Administrator will use reasonable efforts to publish on an appropriate website the CUSIPs for the Certificates that represent ownership.

(h)           The Trust Administrator shall perform on behalf of the Grantor Trust all reporting and other tax compliance duties that are required in respect thereof under the Code, the Grantor Trust Provisions or other compliance guidance issued by the IRS or any state or local taxing authority.

(i)           The Trust Administrator shall perform its duties hereunder so as to maintain the status of each Grantor Trust as a grantor trust under the Grantor Trust Provisions (and the Trustee and the Master Servicer shall assist the Trust Administrator to the extent reasonably requested by the Trust Administrator and to the extent of information within the Trustee’s or the Master Servicer’s possession or control).  None of the Trust Administrator or Master Servicer shall knowingly take (or cause any Grantor Trust to take) any action or fail to take (or fail to cause to be taken) any action that, under the Grantor Trust Provisions, if taken or not taken, as the case may be, could result in an Adverse Grantor Trust Event, unless the Trust Administrator has obtained or received an Opinion of Counsel (at the expense of the party requesting such action or at the expense of the Trust Fund if the Trust Administrator seeks to take such action or to refrain from taking any action for the benefit of the Certificateholders) to the effect that the contemplated action will not result in an Adverse Grantor Trust Event.  None of the other parties hereto shall take any action or fail to take any action (whether or not authorized hereunder) as to which the Trust Administrator has advised it in writing that the Trust Administrator has received or obtained an Opinion of Counsel to the effect that an Adverse Grantor Trust Event could result from such action or failure to act.  In addition, prior to taking any action with respect to any Grantor Trust, or causing any Grantor Trust to take any action, that is not expressly permitted under the terms of this Agreement, the Master Servicer shall consult with the Trust Administrator or its designee, in writing, with respect to whether such action could cause an Adverse Grantor Trust Event to occur.  The Trust Administrator may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not permitted by this Agreement, but in no event at the cost or expense of the Trust Fund, the Trust Administrator or the Trustee.

(j)           If any tax is imposed on any Grantor Trust, such tax, together with all incidental costs and expenses (including penalties and reasonable attorneys’ fees), shall be charged to and paid by:  (i) the Trust Administrator, if such tax arises out of or results from a breach by the Trust Administrator of any of its obligations under Article IV, Article IX or this Section 9.10; (ii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Section 9.10; or (iii) the portion of the Trust Fund constituting the Grantor Trust Assets in all other instances.

(k)           Notwithstanding the foregoing provisions of this Section 9.10, the applicability of this Section 9.10 is subject to Section 2.03.

ARTICLE X

TERMINATION

Section 10.01  Termination upon Liquidation or Purchase of Mortgage Loans.  (a)  Subject to Section 10.03, the obligations and responsibilities of the Depositor, the Transferor, the Master Servicer, the Trust Administrator and the Trustee created hereby with respect to the Trust Fund shall terminate upon the earlier of (i) the purchase in accordance with this Section 10.01, of all Mortgage Loans (and REO Properties) remaining in the Trust Fund and (ii) the later of (x) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (y) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement.  The purchase of any Mortgage Loans pursuant to this Section 10.01(a) shall be at the price equal to the sum of (x) the aggregate Clean-up Call Mortgage Loan Price for all the related Mortgage Loans and (y) the aggregate Clean-up Call REO Property Price for all the related REO Properties.  In no event shall the trusts created hereby continue beyond the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James’s, living on the date hereof.  The right of the Master Servicer to elect to purchase Mortgage Loans pursuant to this clause (a) shall be conditioned upon the Aggregate Pool Principal Balance, at the time of any such purchase, aggregating less than one percent (1%) of the aggregate Cut-off Date Principal Balance of the Mortgage Loans.

(b)  Within two (2) Business Days after the Master Servicer has elected to purchase Mortgage Loans and terminate a portion of the Trust Fund pursuant to Section 10.01(a), the Master Servicer shall deliver a bid notice for the Mortgage Loans and such REO Properties to UBS Securities LLC and at least two other institutions that are regular purchasers and/or sellers in the secondary market of residential whole mortgage loans.  The bid notice shall specify the Mortgage Loans and the REO Properties that are being sold, identify the aggregate Clean-up Call REO Property Price required to be paid for such REO Properties and the other information necessary for the bidders to make bids.  The Master Servicer shall also be entitled to submit a bid for the Mortgage Loans and the REO Properties that are being sold.  All bids must be submitted to the Master Servicer on a date determined by the Master Servicer, which date shall be set forth in the bid notice.  Only cash bids may be accepted.  With respect to the Mortgage Loans to be purchased, if one or more bids that exceed the aggregate Par Call Price are received, the Fair Market Value Call Price for the Mortgage Loans shall be equal to the price bid by the highest bidder, and such bidder shall complete the purchase of the related Mortgage Loans and the REO Properties from the Trust Fund at the aggregate Clean-up Call Mortgage Loan Price for such Mortgage Loans and the aggregate Clean-up Call REO Property Price for such REO Properties before the final Distribution Date for the related Certificates.  With respect to the Mortgage Loans to be purchased, if fewer than three bids are received or no cash bid exceeds the aggregate of the Par Call Price for the Mortgage Loans, the Fair Market Value Call Price shall be zero and the Master Servicer shall complete the purchase of the Mortgage Loans and the REO Properties from the Trust Fund at the aggregate Clean-up Call Mortgage Loan Price for the Mortgage Loans and the aggregate Clean-up Call REO Property Price for the REO Properties before the final Distribution Date for the related Certificates.

Section 10.02  Final Distribution on the Certificates.  If on any Determination Date, the Master Servicer determines that there are no Outstanding Mortgage Loans and no other funds or assets in the Trust Fund other than the funds in the Collection Account, the Master Servicer shall direct the Trust Administrator promptly to send a Notice of Final Distribution to each Certificateholder.  If the Master Servicer elects to terminate a portion of the Trust Fund pursuant to clause (a) of Section 10.01, by purchasing certain Mortgage Loans and REO Properties by no later than the 10th day of the month of the expected final distribution, the Master Servicer shall notify the Depositor and the Trust Administrator of the Distribution Date on which the Master Servicer intends to terminate such portion of the Trust Fund; provided, however, if the Trust Administrator and the Master Servicer are not the same Person, then such notice shall occur by no later than the 7th day of the month of the expected final distribution for the related Certificates.

Notice of any termination of a portion of the Trust Fund, specifying the Distribution Date on which the related Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Trust Administrator by letter to the related Certificateholders mailed not later than the 10th day of the month of such final distribution.  Any such Notice of Final Distribution shall specify (a) the Distribution Date upon which final distribution on the related Certificates will be made upon presentation and surrender of Certificates at the office therein designated, (b) the location of the office or agency at which such presentation and surrender must be made, and (c) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the related Certificates at the office therein specified.  The Trust Administrator will give such notice to each Rating Agency at the time such notice is given to Certificateholders.  In connection with any such termination of a portion of the Trust Fund, the Master Servicer shall cause all funds in the Collection Account, including the Clean-up Call Mortgage Loan Price and Clean-up Call REO Property Price for the related Mortgage Loans and REO Properties, respectively, to be remitted to the Trust Administrator for deposit in the Distribution Account no later than the Business Day prior to the applicable Distribution Date.  Upon such final deposit by the Master Servicer with respect to the Trust Fund and the receipt by the Trust Administrator of a Request for Release therefor, the Trust Administrator shall promptly release to the Master Servicer, or its designee, the Mortgage Files for the related Mortgage Loans.

Upon presentation and surrender of the Certificates, the Trust Administrator shall cause to be distributed to the Certificateholders of each Class, in the order set forth in Section 4.02 hereof, on the final Distribution Date for the related Certificates, in proportion to their respective Percentage Interests, with respect to Certificateholders of the same Class, an amount equal to (i) as to each related Class of Regular Certificates, the Certificate Principal Balance thereof plus accrued interest thereon and (ii) as to the Residual Certificates, the amount, if any, that remains on deposit in the Distribution Account (other than the amounts retained to meet claims).

In the event that any affected Certificateholders shall not surrender Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Trust Administrator shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto.  If within six months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Trust Administrator may take reasonable steps, or may appoint an agent to take reasonable steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets of REMIC II that remain subject hereto and (i) the Class AR Certificateholders shall be entitled to all unclaimed funds and other assets of REMIC I and (ii) the Class AR Certificateholders shall be entitled to all unclaimed funds and other assets of REMIC II, in each case, that remain subject hereto.

Section 10.03  Additional Termination Requirements.  (a)  In the event the purchase option described in clause (a) of Section 10.01 is exercised, each REMIC created hereby shall be terminated in accordance with the following additional requirements, unless the Trust Administrator and the Trustee has been supplied with an Opinion of Counsel, at the expense of the Master Servicer, to the effect that the failure to comply with the requirements of this Section 10.03 will not (i) result in the imposition of taxes on “prohibited transactions” on any REMIC created hereby as defined in Section 860F of the Code, or (ii) cause any such REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding:

(i)  The notice given by the Master Servicer under Section 10.02 shall provide that such notice constitutes the adoption of a plan of complete liquidation of the REMICs as of the date of such notice (or, if earlier, the date on which the first such notice is mailed to Certificateholders).  The Master Servicer shall also specify such date in a statement attached to the final tax return of each REMIC created hereby; and

(ii)  Within 89 days of adoption of such a plan of complete liquidation of the REMICs and at or prior to the final Distribution Date, the Trust Administrator shall sell all of the assets of the Trust Fund to the Master Servicer for cash at the purchase price specified in Section 10.01 and shall distribute such cash by the next Distribution Date after such adoption in the manner specified in Section 10.02.

ARTICLE XI

MISCELLANEOUS PROVISIONS

Section 11.01  Amendment.  This Agreement may be amended from time to time by the Depositor, the Transferor, the Master Servicer, the Custodian, the Trust Administrator and the Trustee without the consent of any of the Certificateholders (i) to cure any ambiguity or mistake, including without limitation conforming this Agreement to the final version of the prospectus or memorandum or circular pursuant to which the affected Class of Certificates was initially offered and sold, (ii) to correct any defective provision herein or to supplement any provision herein which may be inconsistent with any other provision herein or in the Prospectus Supplement, (iii) to add to the duties of the Depositor, the Trustee, the Trust Administrator, the Transferor, the Custodian or the Master Servicer, (iv) to add any other provisions with respect to matters or questions arising hereunder or (v) to modify, alter, amend, add to or rescind any of the terms or provisions contained in this Agreement; provided, solely as to an amendment pursuant to (i) above, an Officer’s Certificate of the Depositor will be required identifying the mistake, stating that the amendment is needed to correct the mistake and describing the basis for such conclusion provided, further that any action pursuant to clause (iv) or (v) above shall not, as evidenced by an Opinion of Counsel addressed to the Trust Administrator and the Trustee (which Opinion of Counsel shall be an expense of the party requesting the amendment, or if the Trust Administrator requests the amendment, the Trust Fund), adversely affect in any material respect the interests of any Certificateholder; provided, however, that the amendment shall not be deemed to adversely affect in any material respect the interests of the Certificateholders if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates; it being understood and agreed that any such letter in and of itself will not represent a determination as to the materiality of any such amendment and will represent a determination only as to the credit issues affecting any such rating.  The Trust Administrator, Trustee, the Depositor, the Transferor, the Custodian and the Master Servicer also may at any time and from time to time amend this Agreement without the consent of the Certificateholders to modify, eliminate or add to any of its provisions to such extent as shall be necessary or helpful to (i) maintain the qualification of each REMIC created hereby as a REMIC and the Grantor Trust as a grantor trust under the Code, (ii) avoid or minimize the risk of the imposition of any tax on any REMIC or the Grantor Trust pursuant to the Code that would be a claim at any time prior to the final redemption of the Certificates or (iii) comply with any other requirements of the Code, provided that the Trust Administrator has been provided an Opinion of Counsel addressed to the Trust Administrator, the Trustee and the Master Servicer, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Trustee, the Trust Administrator or the Trust Fund, to the effect that such action is necessary or helpful to, as applicable, (i) maintain such qualification, (ii) avoid or minimize the risk of the imposition of such a tax or (iii) comply with any such requirements of the Code.  In addition, this Agreement may be amended from time to time by the Depositor, the Master Servicer, the Trust Administrator, the Transferor and the Trustee without the consent of any of the Certificateholders to comply with the provisions of Regulation AB.

Section 8.12 of this Agreement may also be amended by the Depositor, the Transferor, the Master Servicer, the Trust Administrator and the Trustee without the consent of any of the Certificateholders, and without the need for any Opinions of Counsel (other than the tax opinion described below) or Rating Agency confirmation, in the event that new guidelines or procedures are issued by the Securities and Exchange Commission with respect to the preparation and filing of Form 10-K and the Certification required to be attached thereto as referenced in Section 8.12(d).

This Agreement may also be amended from time to time by the Depositor, the Transferor, the Master Servicer, the Custodian, the Trust Administrator and the Trustee with the consent of the Holders of a Majority in Interest of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in the preceding clause (i), without the consent of the Holders of Certificates of such Class evidencing, as to such Class, Percentage Interests aggregating 66% or (iii) reduce the aforesaid percentages of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all such Certificates then outstanding.

Notwithstanding any contrary provision of this Agreement, the Trustee and the Trust Administrator shall not consent to any amendment to this Agreement (other than pursuant to the second preceding paragraph) unless it shall have first received an Opinion of Counsel addressed to the Trust Administrator and the Trustee, which opinion shall not be an expense of the Trust Administrator, the Trustee or the Trust Fund, to the effect that such amendment is permitted hereunder and will not cause the imposition of any tax under the REMIC Provisions on any REMIC or the Certificateholders or cause any REMIC created hereby to fail to qualify as a REMIC or the Grantor Trust as a grantor trust at any time that any Certificates are outstanding.

Promptly after the execution of any amendment to this Agreement requiring the consent of Certificateholders, the Trust Administrator shall furnish written notification of the substance or a copy of such amendment to each Certificateholder and each Rating Agency.

It shall not be necessary for the consent of Certificateholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.  The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trust Administrator may prescribe.

Nothing in this Agreement shall require the Trustee or the Trust Administrator to enter into an amendment without receiving an Opinion of Counsel addressed to the Trust Administrator and the Trustee (which Opinion shall not be an expense of the Trust Administrator, the Trustee or the Trust Fund), satisfactory to the Trustee and the Trust Administrator that (i) such amendment is permitted and is not prohibited by this Agreement and that all requirements for amending this Agreement have been complied with; and (ii) either (A) the amendment does not adversely affect in any material respect the interests of any Certificateholder or (B) the conclusion set forth in the immediately preceding clause (a) is not required to be reached pursuant to this Section 11.01.  Notwithstanding anything to the contrary in this Section 11.01, the Trustee, the Custodian, the Trust Administrator and the Master Servicer shall reasonably cooperate with the Depositor and its counsel to enter into such amendments or modifications to the Agreement as may be necessary to comply with Regulation AB and any interpretation thereof by the Commission.

Section 11.02  Recordation of Agreement; Counterparts.  This Agreement (or an abstract hereof, if acceptable to the applicable recording office) is subject to recordation in all appropriate public offices for real property records in all the towns or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public office or elsewhere, such recordation to be effected by the Master Servicer at the expense of the Trust on direction by the Trust Administrator (acting at the written direction of a Majority in Interest of the Certificateholders), but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 11.03  Governing Law.  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 11.04  Intention of Parties.  It is the express intent of the parties hereto that the conveyance of the Trust Fund by the Depositor to the Trustee be, and be construed as, an absolute sale thereof to the Trustee.  It is, further, not the intention of the parties that such conveyance be deemed a pledge thereof by the Depositor to the Trustee.  However, in the event that, notwithstanding the intent of the parties, such assets are held to be the property of the Depositor, or if for any other reason this Agreement is held or deemed to create a security interest in such assets, then (i) this Agreement shall be deemed to be a security agreement within the meaning of the Uniform Commercial Code of the State of New York and (ii) the conveyance provided for in this Agreement shall be deemed to be an assignment and a grant by the Depositor to the Trustee, for the benefit of the Certificateholders, of a security interest in all of the assets that constitute the Trust Fund, whether now owned or hereafter acquired.

The Depositor for the benefit of the Certificateholders shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Trust Fund, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement.  The Depositor shall arrange for filing any Uniform Commercial Code continuation statements in connection with any security interest granted or assigned to the Trustee for the benefit of the Certificateholder.

Section 11.05  Notices.  (a)  The Trust Administrator shall use its best efforts to promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

(i)  Any material change or amendment to this Agreement;

(ii)  The occurrence of any Master Servicer Event of Termination that has not been cured;

(iii)  The resignation or termination of the Master Servicer, the Custodian, the Trust Administrator or the Trustee and the appointment of any successor;

(iv)  The repurchase or substitution of Mortgage Loans pursuant to Section 2.03; and

(v)  The final payment to Certificateholders.

In addition, the Master Servicer shall promptly furnish to each Rating Agency copies of the following:

(vi)  Each annual statement as to compliance described in Section 3.21;

(vii)  Each annual independent public accountants’ servicing report described in Section 3.22; and

(viii)  Any notice of a purchase of a Mortgage Loan pursuant to Section 2.02 or 2.03.

(b)  All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered to (a) in the case of the Depositor, Mortgage Asset Securitization Transactions, Inc., 1285 Avenue of the Americas, New York, New York 10019, Attention:  General Counsel, (b) in the case of the Master Servicer, Wells Fargo Bank, N.A., 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention:  Corporate Trust Services - MALT 2007-HF1 or such other address as the Master Servicer may hereafter furnish to each other party to this Agreement in writing, (c) in the case of Wells Fargo in its capacity as Custodian, Wells Fargo Bank, N.A., 1015 10th Avenue Southeast, Minneapolis, Minnesota 55414, Attention:  Corporate Trust Services - MALT 2007-HF1 or such other address as the Custodian may hereafter furnish to each other party to this Agreement in writing, (d) in the case of the Trustee, the Corporate Trust Office, or such other address as the Trustee may hereafter furnish to each other party to this Agreement in writing, (e) in the case of the Transferor, UBS Real Estate Securities Inc., 1285 Avenue of the Americas, New York, New York 10019, Attention:  General Counsel, (f) in the case of the Rating Agencies, the address specified therefor in the definition corresponding to the name of such Rating Agency, and (g) in the case of the Trust Administrator, the Corporate Trust Office, or such other address as the Trust Administrator may hereafter furnish to each other party to this Agreement in writing, may hereafter furnish to each other party to this Agreement in writing.  Notices to Certificateholders shall be deemed given when mailed, first class postage prepaid, to their respective addresses appearing in the Certificate Register.

Section 11.06  Severability of Provisions.  If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 11.07  Assignment.  Notwithstanding anything to the contrary contained herein, except as provided in Section 6.02 and this Section 11.07, this Agreement may not be assigned by the Master Servicer without the prior written consent of the Trustee and Depositor.  Pursuant to Section 6.05, the Master Servicer shall be permitted to pledge its rights as servicer hereunder to a lender, provided that no such pledge shall permit the termination of the Master Servicer as Master Servicer unless a successor servicer meeting the requirements of Sections 6.04 and 7.02 hereunder shall have assumed the rights and obligations of the Master Servicer hereunder.

Section 11.08  Limitation on Rights of Certificateholders.  The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the trust created hereby, nor entitle such Certificateholder’s legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the trust created hereby, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee or the Trust Administrator a written notice of a Master Servicer Event of Termination and of the continuance thereof, as herein provided, and unless the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates shall also have made written request to the Trustee or Trust Administrator to institute such action, suit or proceeding in its own name as Trustee or the Trust Administrator hereunder and shall have offered to the Trustee or the Trust Administrator such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee or the Trust Administrator, for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee or the Trust Administrator, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders.  For the protection and enforcement of the provisions of this Section 11.08, each and every Certificateholder and the Trustee and the Trust Administrator shall be entitled to such relief as can be given either at law or in equity.

Section 11.09  Inspection and Audit Rights.  The Master Servicer agrees that, on reasonable prior notice, it will permit and will cause each Servicer to permit any representative of the Depositor or the Trustee during the Master Servicer’s or Servicer’s, as the case may be, normal business hours, to examine all the books of account, records, reports and other papers of the Master Servicer or the Servicer, as the case may be, relating to the Mortgage Loans, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants selected by the Depositor or the Trustee and to discuss its affairs, finances and accounts relating to the Mortgage Loans with its officers, employees and independent public accountants (and by this provision the Master Servicer or the Servicer, as the case may be, hereby authorize said accountants to discuss with such representative such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested.  Any out of pocket expense incident to the exercise by the Depositor or the Trustee of any right under this Section 11.09 shall be borne by the party requesting such inspection; all other such expenses shall be borne by the Master Servicer or the related Servicer.

Section 11.10  Compliance With Regulation AB.  Each of the parties hereto acknowledges and agrees that the purpose of Sections 3.21, 3.22 and 8.12 of this Agreement is to facilitate compliance by the Transferor and the Depositor with the provisions of Regulation AB, as such may be amended or clarified from time to time.  Therefore, each of the parties agrees that (a) the obligations of the parties hereunder shall be interpreted in such a manner as to accomplish compliance with Regulation AB, (b) the parties’ obligations hereunder will be supplemented and modified as necessary to be consistent with any such amendments, interpretive advice or guidance, convention or consensus among active participants in the asset-backed securities markets, advice of counsel, or otherwise in respect of the requirements of Regulation AB and (c) the parties shall comply, to the extent practicable from a timing and information systems perspective and at the expense of the Depositor, with requests made by the Trust Administrator, the Transferor or the Depositor for delivery of additional or different information as the Trust Administrator, the Transferor or the Depositor may determine in good faith is necessary to comply with the provisions of Regulation AB.

Section 11.11  Certificates Nonassessable and Fully Paid.  It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Trust Administrator pursuant to this Agreement, are and shall be deemed fully paid.

[Signature Page Follows]

IN WITNESS WHEREOF, the Depositor, the Transferor, the Trustee, the Master Servicer, the Trust Administrator, the Credit Risk Manager and the Custodian have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.,
as Depositor

By:	/s/ Vadim Khoper
Name: Vadim Khoper
Title: Associate Director

By:	/s/ Kamini Ramroop-Bhagrattee
Name: Kamini Ramroop-Bhagrattee
Title: Director

UBS REAL ESTATE SECURITIES INC.,
as Transferor

By:	/s/ Vadim Khoper
Name: Vadim Khoper
Title: Associate Director

By:	/s/ Kamini Ramroop-Bhagrattee
Name: Kamini Ramroop-Bhagrattee
Title: Director

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Shannon M. Rantz
Name: Shannon M. Rantz
Title: Vice President

WELLS FARGO BANK, N.A.,
as Master Servicer, Trust Administrator and Custodian

By:	/s/ Raymond Delli Colli
Name: Raymond Delli Colli
Title: Vice President

WELLS FARGO BANK, N.A.,
as Credit Risk Manager

By:	/s/ Raymond Delli Colli
Name: Raymond Delli Colli
Title: Vice President

SCHEDULE I

Mortgage Loan Schedule

UBS Loan ID           Servicer             Arm/Fixed         Amortization               Orig Balance         Curr Balance
                      Loan Number
-----------------------------------------------------------------------------------------------------------------------------
       334405839             17085747      Fixed             Interest In Arrears                  99750             98565.29
       334532900             23058779      Arm               Interest Only                       180000               180000
       334532908             23059405      Arm               Interest In Arrears                 209950            208439.82
       334532949             23059926      Arm               Interest Only                       344000            343390.25
       334655990             18320846      Fixed             Interest In Arrears                 100000             99291.94
       334659518             23062821      Arm               Interest Only                       274000               274000
       334659541             23062656      Fixed             Interest In Arrears                 200000            199355.86
       334688853             20857637      Arm               Interest Only                       340000               340000
       334720548             15584147      Arm               Interest In Arrears                 600000            585557.85
       334720549             20724555      Arm               Interest Only                       664100               664100
       334738020             23066350      Arm               Interest Only                       208000               208000
       334738165             23065618      Arm               Interest In Arrears                 105600            104935.56
       334740598             23063084      Arm               Interest Only                       317000               317000
       334740620             23064264      Arm               Interest Only                       277600               277300
       334756494             23063928      Arm               Interest Only                       176000               176000
       334756551             23063225      Arm               Interest Only                        79200                79200
       334921808             23063399      Arm               Interest Only                       159900               159900
       335664299             23076722      Fixed             Interest In Arrears                 450000            448742.96
       335664300             23076763      Fixed             Interest In Arrears                 450000            449222.92
       335664305             23077076      Fixed             Interest In Arrears                 469400            468472.78
       335664316             23076466      Fixed             Interest In Arrears                 508800             507899.7
       335664354             23076847      Fixed             Interest Only                       440000               440000
       335664362             23076839      Fixed             Interest Only                       568400            568238.83
       335664376             23077001      Fixed             Interest Only                       499000               499000
       335664377             23076771      Fixed             Interest Only                       500000               500000
       335664379             23076532      Fixed             Interest Only                       572000               572000
       335664387             23077167      Fixed             Interest Only                       880000            879999.98
       335664390             23076987      Fixed             Interest Only                       951700            951613.32
       335664393             23076599      Fixed             Interest Only                      1200000              1199750
       335736334            835021377      Fixed             Interest In Arrears                 122400            121075.28
       335736335            835021367      Fixed             Interest In Arrears                 260000             258836.6
       335736339            835021368      Fixed             Interest In Arrears                 105600            104786.55
       335736340            835021371      Fixed             Interest In Arrears                 137520             136390.4
       335736342            835021369      Fixed             Interest In Arrears                 120000            118714.41
       335736344            835021378      Fixed             Interest Only                      1162000              1162000
       335736361            835021391      Arm               Interest In Arrears                 233250            231726.39
       335751199                           Fixed             Interest In Arrears                 458000            457149.34
       335751203                           Fixed             Interest In Arrears                 432000            430733.92
       335751204                           Fixed             Interest In Arrears                 470800            469516.24
       335751227                           Fixed             Interest Only                       496000               496000
       335847961            835021409      Fixed             Interest In Arrears                  99592             98831.76
       335847965            835021436      Arm               Interest Only                       252000               252000
       335847968            835021417      Arm               Interest In Arrears                 225000            223028.53
       777005164               131260      Fixed             Interest In Arrears                 736000            172584.15
       777008436           1146001592      Fixed             Interest In Arrears                 125000            121672.98
       777008553            835020202      Arm               Interest In Arrears                 160000            155973.05
       777008555            835020201      Arm               Interest In Arrears                  88200             85527.69
       777008649             17047580      Arm               Interest Only                       102500            102496.56
       777010295            835021064      Fixed             Interest In Arrears                 708000             697400.2
       777010304             15544349      Arm               Interest In Arrears                 470000            455189.06
       777010306             15566243      Arm               Interest In Arrears                 397600            385311.94
       777010315             19019017      Fixed             Interest In Arrears                 300000            292743.15
       777011692            835021065      Fixed             Interest Only                       246000            245986.59
       777017938             17103730      Fixed             Interest In Arrears                 183000            176691.93
       777018098             17112301      Fixed             Interest In Arrears                 100000             98850.43
       777018345             17107244      Fixed             Interest In Arrears                  83000             81774.56
       777019969             17118183      Arm               Interest Only                        93000                93000
       777022040             20843215      Fixed             Interest In Arrears                 150000            148603.96
       777022104            560608625      Fixed             Interest In Arrears                 134400             133026.8
       777022731            154841498      Fixed             Interest In Arrears                 207900            205736.68
       777022867             17135278      Fixed             Interest In Arrears                 128000            126803.36
       777022899            155598519      Fixed             Interest Only                       134400               134358
       777023524             17139353      Fixed             Interest In Arrears                 174900            173479.89
       777024142             19705607      Fixed             Interest In Arrears                  90000             89063.49
       777024145            156065617      Fixed             Interest In Arrears                  88000             87360.56
       777024357             17140237      Fixed             Interest In Arrears                 124000            122770.42
       777024375             19705532      Arm               Interest Only                       588750               588750
       777024623             19704477      Fixed             Interest In Arrears                 140000            138788.74
       777024877             22104012      Arm               Interest In Arrears                 412400            409284.58
       777024948             22107841      Fixed             Interest Only                       285000               285000
       777025030            156190605      Fixed             Interest In Arrears                 124400            123265.88
       777025382             19702158      Fixed             Interest In Arrears                 188000             186743.8
       777025988             22101570      Arm               Interest In Arrears                 147600            146499.52
       777026173             22104863      Fixed             Interest In Arrears                 402000             398576.9
       777026199             22105860      Fixed             Interest In Arrears                 257000            254675.37
       777026269             22108054      Arm               Interest Only                        59850                59850
       777026273             22102891      Arm               Interest Only                       380000               380000
       777026468             19699941      Arm               Interest In Arrears                  60000             59633.62
       777026595             22103089      Fixed             Interest In Arrears                 360000            356934.57
       777026750             22108021      Arm               Interest Only                        59850                59850
       777026765             19699180      Arm               Interest In Arrears                 192872             191645.5
       777027150            156959702      Fixed             Interest In Arrears                 184000            182662.94
       777027202             19699149      Arm               Interest In Arrears                 412000            409373.76
       777027266            157404005      Fixed             Interest In Arrears                 171200            170152.01
       777027293            560717083      Fixed             Interest In Arrears                 480930            477118.42
       777027474             22166292      Fixed             Interest Only                       138600               138600
       777027538             22165377      Fixed             Interest In Arrears                 355000            351292.84
       777027649             19698786      Arm               Interest In Arrears                 351000            348412.87
       777027783             22165559      Fixed             Interest In Arrears                 256000            253820.08
       777028136             19698158      Arm               Interest In Arrears                 240000            238028.77
       777028237             22170922      Arm               Interest Only                       212000            211927.12
       777028498             22179550      Fixed             Interest In Arrears                  85000             84327.13
       777028656             22168264      Fixed             Interest In Arrears                 360000            354014.98
       777028666             22171953      Fixed             Interest In Arrears                  51200             49975.27
       777028816             22174130      Fixed             Interest In Arrears                  96900             96399.61
       777028834             22169395      Fixed             Interest In Arrears                 480000            477227.69
       777028888             19694041      Fixed             Interest In Arrears                 126490             125777.4
       777028924             22175731      Fixed             Interest In Arrears                1050000           1042260.71
       777028942             22176754      Arm               Interest In Arrears                  76000             75334.72
       777028979             22176903      Fixed             Interest Only                       128250               128250
       777028989             22179436      Fixed             Interest In Arrears                  97500             96842.24
       777029007             22171318      Fixed             Interest In Arrears                 116550            115690.84
       777029082             19695824      Fixed             Interest In Arrears                 159900            158855.49
       777029110             22181200      Fixed             Interest In Arrears                 298467            297245.17
       777029183             22172530      Fixed             Interest Only                       632000               632000
       777029204             22187629      Fixed             Interest In Arrears                 193000            191466.84
       777029210             22172902      Fixed             Interest Only                       211000               211000
       777029320             19693035      Fixed             Interest In Arrears                  89700             87597.55
       777029383             19694777      Fixed             Interest In Arrears                 161250            160375.14
       777029420             19694454      Fixed             Interest In Arrears                 139750            138907.18
       777029431             22178834      Fixed             Interest In Arrears                  60000              59608.1
       777029449             22178206      Arm               Interest In Arrears                 275000            273159.44
       777029455             22175079      Fixed             Interest In Arrears                 269640            268247.55
       777029589             22177778      Fixed             Interest In Arrears                 128156             127318.9
       777029659             22180012      Fixed             Interest In Arrears                 168000            167153.75
       777029734             22177489      Fixed             Interest In Arrears                 282000            280312.82
       777029774             22176002      Fixed             Interest In Arrears                 156000            155022.93
       777029776             22175988      Fixed             Interest In Arrears                 123500             122726.7
       777029777             22176028      Fixed             Interest In Arrears                  81250              80741.1
       777029799             19693977      Fixed             Interest In Arrears                1275000           1267371.83
       777029815             22175004      Fixed             Interest In Arrears                 294500            292862.39
       777029931             19695352      Fixed             Interest Only                       417000               417000
       777029950             22177356      Fixed             Interest In Arrears                 180000            179047.15
       777029979             19697689      Fixed             Interest Only                       124800               124800
       777029981             19693241      Fixed             Interest Only                       151120               151120
       777030042             22177398      Fixed             Interest In Arrears                 268000            266839.05
       777030211             22181259      Fixed             Interest In Arrears                 173400            172381.25
       777030263             19693936      Fixed             Interest In Arrears                 101000             98685.46
       777030286             19695063      Fixed             Interest In Arrears                 193500            192500.77
       777030296             19692805      Fixed             Interest In Arrears                 117000             116395.8
       777030324             19692813      Fixed             Interest In Arrears                 171720            170833.26
       777030335             19692466      Fixed             Interest In Arrears                 213300            212425.93
       777030414             22183461      Arm               Interest In Arrears                 268000            266726.51
       777030515             22188130      Fixed             Interest In Arrears                 111055            110745.94
       777030637             19693753      Fixed             Interest Only                       133665               133665
       777030643             19692821      Fixed             Interest In Arrears                  72900             72256.12
       777030846             22179758      Fixed             Interest In Arrears                 150000            147483.77
       777030944             19691096      Fixed             Interest In Arrears                 189000            187841.53
       777031066             22109243      Fixed             Interest Only                       723750               723750
       777031118             19688738      Fixed             Interest In Arrears                 111000            110593.17
       777031127             22186977      Fixed             Interest In Arrears                 357000            354554.96
       777031148             22187009      Arm               Interest In Arrears                 412000            409943.91
       777031374             22188338      Fixed             Interest Only                       186990            186989.51
       777031379             22189286      Fixed             Interest Only                       217706               217706
       777031569             22188320      Fixed             Interest Only                       111800               111800
       777031602             22187199      Arm               Interest In Arrears                 126000            125590.04
       777031677             22186829      Arm               Interest Only                       361000               361000
       777031683             22187793      Fixed             Interest Only                       225300               225300
       777031704             19691278      Fixed             Interest In Arrears                 166250            165507.28
       777031705             19691435      Fixed             Interest In Arrears                 175750            174964.86
       777031766             22184402      Fixed             Interest In Arrears                  95500             95046.19
       777031783             22184188      Arm               Interest In Arrears                 355000            353191.39
       777031836             22188445      Arm               Interest In Arrears                  89150             88215.89
       777031906             22109730      Arm               Interest Only                       292000               292000
       777031978             22189294      Arm               Interest Only                       184000               184000
       777032001             19688605      Fixed             Interest In Arrears                  88000             85415.37
       777032047             19688597      Fixed             Interest Only                       252000               252000
       777032061             22185698      Fixed             Interest Only                       154400               154400
       777032109            159089036      Fixed             Interest In Arrears                  96500             94723.78
       777032158             22108799      Fixed             Interest In Arrears                 190000            189081.57
       777032182             19688241      Fixed             Interest In Arrears                  88500             85900.67
       777032185             19688217      Fixed             Interest In Arrears                  68500             66488.09
       777032311             22110159      Arm               Interest Only                       212000               212000
       777032372             22187876      Arm               Interest In Arrears                  89600             89209.94
       777032373             22187850      Arm               Interest In Arrears                  67200             66907.43
       777032448             22109821      Fixed             Interest In Arrears                 250000            248801.55
       777032451             22109474      Arm               Interest Only                       425000               425000
       777032459             22188619      Fixed             Interest Only                       121030               121030
       777032614             22109748      Arm               Interest In Arrears                 169600            168993.68
       777032632             19682806      Fixed             Interest In Arrears                  71250             71025.66
       777032637             19684778      Fixed             Interest In Arrears                 105000             104279.8
       777032699             19684463      Fixed             Interest In Arrears                  66750             66539.83
       777032712             19687631      Fixed             Interest In Arrears                 228000            227031.21
       777032734             22188171      Arm               Interest Only                       512000             511999.5
       777032756             19684661      Fixed             Interest In Arrears                 108300            108041.46
       777032767             22188734      Arm               Interest Only                       194750               194750
       777032790             19683630      Fixed             Interest In Arrears                  66500             66341.26
       777032859             22187918      Fixed             Interest In Arrears                  97850             97640.71
       777032875             22109441      Fixed             Interest In Arrears                  60000             59824.62
       777032886             22189070      Fixed             Interest In Arrears                 600000            589903.29
       777032887             22188502      Fixed             Interest In Arrears                 172800               172540
       777032914             19686054      Fixed             Interest In Arrears                 229600            228737.29
       777032945             19686005      Fixed             Interest In Arrears                 115920            115505.58
       777033051             22189153      Arm               Interest Only                       248000               248000
       777033075             22189161      Fixed             Interest In Arrears                 150400            149845.96
       777033293             19685841      Fixed             Interest In Arrears                 163150            161609.22
       777033294             22188585      Arm               Interest Only                       379800               379800
       777033302             19685650      Arm               Interest Only                      1464000              1464000
       777033303             19685205      Fixed             Interest In Arrears                  66500             66341.26
       777033312             22109490      Fixed             Interest In Arrears                  80000             79616.84
       777033353             19685601      Fixed             Interest In Arrears                  82400              82153.1
       777033357             19685577      Fixed             Interest In Arrears                  70000             69790.25
       777033367             19685262      Fixed             Interest In Arrears                  94400             94083.74
       777033463             22110043      Arm               Interest Only                       280000               279800
       777033513             19685304      Fixed             Interest In Arrears                 164000            163483.59
       777033559             22109508      Fixed             Interest In Arrears                  64800             64434.78
       777033569             19686211      Fixed             Interest In Arrears                 350000            348813.69
       777033613             22109938      Arm               Interest Only                       333000               333000
       777033633             19685114      Fixed             Interest In Arrears                  63000             62844.77
       777033634             19684729      Fixed             Interest Only                       130150               130150
       777033661             19684802      Fixed             Interest Only                       197760            197665.61
       777033665             19684612      Fixed             Interest In Arrears                 130150            129718.51
       777033688             19685122      Arm               Interest Only                       231200               231200
       777033703             22109615      Fixed             Interest In Arrears                 420000             415921.4
       777033797             22110878      Arm               Interest Only                       594000               594000
       777033923             19681295      Fixed             Interest In Arrears                 418000            417758.62
       777033927             19681899      Fixed             Interest In Arrears                 415000            414760.35
       777033998             19683259      Fixed             Interest In Arrears                 145200            144013.51
       777034066             22109672      Fixed             Interest In Arrears                 229600             228708.8
       777034134             22110357      Arm               Interest Only                       396000               396000
       777034137             19683564      Arm               Interest In Arrears                  88920             88728.55
       777034177             19682467      Arm               Interest In Arrears                 113400            113115.11
       777034246             19685296      Fixed             Interest In Arrears                 152000            150826.94
       777034318             22110951      Arm               Interest Only                       163900               163900
       777034336             22110217      Fixed             Interest In Arrears                 100000             99543.06
       777034338             22111769      Fixed             Interest In Arrears                 999999               997219
       777034365             19681709      Fixed             Interest In Arrears                 310000            309788.43
       777034371             19683267      Fixed             Interest In Arrears                 352000            351159.72
       777034378             19683283      Fixed             Interest In Arrears                 280000            279707.43
       777034387             22111272      Fixed             Interest In Arrears                  98400             97120.26
       777034427             19681915      Fixed             Interest In Arrears                 178500            178328.03
       777034429             19683499      Fixed             Interest In Arrears                 323000            322228.94
       777034739           9042489005      Fixed             Interest In Arrears                 530000            528692.08
       777034983             22111652      Arm               Interest Only                       280000            279966.42
       777035007             19680685      Fixed             Interest In Arrears                 324000            323687.85
       777035170             22117915      Fixed             Interest Only                       212000               212000
       777035245             22114318      Fixed             Interest Only                       433600               433600
       777035278             22112577      Fixed             Interest In Arrears                 269600            269330.84
       777035300             22112858      Fixed             Interest In Arrears                 496000            495612.32
       777035335             22113542      Fixed             Interest In Arrears                 588000            587223.34
       777035428             22112882      Fixed             Interest In Arrears                 218500            218382.94
       777035496             22115356      Arm               Interest Only                       224100               224100
       777035617             22116818      Arm               Interest Only                       161000               161000
       777035624             22117386      Fixed             Interest In Arrears                 237500            236897.96
       777035710             19679976      Fixed             Interest In Arrears                 417000            415993.64
       777035723             22115497      Arm               Interest Only                       148720               148720
       777035760             22115323      Fixed             Interest Only                      1207500              1207500
       777035762             22115505      Fixed             Interest Only                       355000               355000
       777035786             22115372      Fixed             Interest In Arrears                  75000             74885.51
       777035933            359508763      Fixed             Interest In Arrears                 426250            425142.82
       777035949             22115489      Fixed             Interest Only                       355500            355499.98
       777035988            359504643      Arm               Interest Only                       500000               500000
       777035997            359504445      Fixed             Interest In Arrears                 300000            299451.77
       777035998             22114482      Fixed             Interest In Arrears                 355000            354747.14
       777036128             19674860      Fixed             Interest Only                       130270               130270
       777036313             22115893      Arm               Interest Only                       440000               440000
       777036315             22118541      Arm               Interest Only                       910000               910000
       777036329             19675917      Fixed             Interest Only                       215000               215000
       777036349             19679141      Fixed             Interest In Arrears                 207000            206040.01
       777036369             19679109      Fixed             Interest In Arrears                 393000            392654.87
       777036443             22114474      Fixed             Interest In Arrears                 232000            231844.57
       777036459             22117394      Arm               Interest Only                       672000               672000
       777036524            359506374      Fixed             Interest In Arrears                 422400               422279
       777036527            359506964      Arm               Interest In Arrears                 375000            373926.99
       777036579             22115570      Fixed             Interest Only                      1000000            999996.91
       777036689             22116214      Arm               Interest Only                       728000               728000
       777036692             22118533      Arm               Interest Only                       263970               263970
       777036817            359508784      Fixed             Interest In Arrears                 175750            175608.58
       777036834            359507001      Fixed             Interest In Arrears                 304000            303783.48
       777036845            359508757      Fixed             Interest In Arrears                 469600            469228.38
       777036887             19673987      Arm               Interest In Arrears                 198000               198000
       777036906             19678358      Fixed             Interest In Arrears                 150000            149386.62
       777036959             22117063      Fixed             Interest In Arrears                 378000            377658.28
       777036960             22117071      Fixed             Interest Only                       880000               880000
       777036981             19674795      Arm               Interest Only                       403750               403750
       777037017             22114227      Fixed             Interest In Arrears                 550000             549002.9
       777037023             22115612      Fixed             Interest In Arrears                 303800             303458.1
       777037059             19675784      Fixed             Interest In Arrears                 221000            220805.01
       777037063             22116552      Fixed             Interest Only                       995000            991994.93
       777037087             22115349      Arm               Interest Only                       369000               369000
       777037098            359512539      Arm               Interest Only                       335000               335000
       777037153             19672989      Arm               Interest Only                       555000               555000
       777037155             19673490      Arm               Interest Only                       480000               480000
       777037186             22115273      Fixed             Interest In Arrears                 123750             123561.1
       777037187             22115380      Fixed             Interest In Arrears                 562500            561683.17
       777037209             22115679      Fixed             Interest In Arrears                 101000            100432.54
       777037225             22115513      Fixed             Interest In Arrears                 114300            114203.97
       777037237             19675222      Fixed             Interest In Arrears                 106000            105904.18
       777037276             19675206      Fixed             Interest In Arrears                 137500            137390.05
       777037277             19675214      Fixed             Interest In Arrears                 142000            141886.45
       777037278             19675198      Fixed             Interest In Arrears                 116750            116656.63
       777037283             22115711      Fixed             Interest Only                       156750               156750
       777037299             22115539      Arm               Interest Only                       688750               688750
       777037303             19674274      Arm               Interest Only                       361000               361000
       777037383             19675107      Fixed             Interest Only                       270000               270000
       777037389             19673425      Arm               Interest Only                       136325               136325
       777037399             22117527      Fixed             Interest In Arrears                 213750               213750
       777037433             19674316      Arm               Interest Only                       293300               293300
       777037445             22116875      Fixed             Interest In Arrears                 417000            416131.08
       777037471             22116511      Fixed             Interest Only                       137300               137300
       777037473             22115836      Arm               Interest Only                       237735               237735
       777037563             19672682      Arm               Interest In Arrears                 342000               342000
       777037566             19673185      Fixed             Interest In Arrears                 297500               297500
       777037583             19675461      Fixed             Interest In Arrears                 148230            148102.37
       777037636             22117436      Fixed             Interest Only                       762400               762400
       777037637             22116677      Fixed             Interest In Arrears                  99850             99759.73
       777037640             22116503      Fixed             Interest In Arrears                 492000            491655.19
       777037643             22116537      Fixed             Interest Only                       420000               420000
       777037665             22118178      Fixed             Interest Only                       414000               414000
       777037670             22115646      Arm               Interest Only                       578000               578000
       777037677             22116024      Fixed             Interest Only                        80400                80400
       777037717             19673722      Fixed             Interest In Arrears                  75600                75600
       777037727             19674555      Fixed             Interest Only                       161900               161900
       777037770             19675040      Fixed             Interest Only                       180000             179974.5
       777037795             19672211      Fixed             Interest In Arrears                 223083               223083
       777037811             22115620      Fixed             Interest Only                       171000               171000
       777037814             22117444      Fixed             Interest In Arrears                 163300            163090.27
       777037840             22116008      Fixed             Interest Only                       298400               298400
       777037846             19672898      Fixed             Interest Only                       136000               136000
       777037864             19675339      Fixed             Interest Only                       256450               256450
       777037866             19675800      Fixed             Interest In Arrears                 245000            244587.16
       777037875             19643907      Arm               Interest Only                      1300000              1300000
       777037891             22117451      Fixed             Interest Only                       152500               152500
       777037895             22116750      Fixed             Interest In Arrears                 100000              99923.9
       777037929             22117139      Fixed             Interest Only                       339300               339300
       777037940             19675826      Fixed             Interest In Arrears                 101600            101504.42
       777037945             19674803      Fixed             Interest Only                       299250               299250
       777037954             22117089      Fixed             Interest In Arrears                 550000               550000
       777037986             22117121      Fixed             Interest In Arrears                 450000            449747.73
       777037991             22117709      Fixed             Interest In Arrears                 163200            163075.82
       777038024             22116776      Fixed             Interest Only                       153000            152996.31
       777038029             22116990      Arm               Interest Only                       223200               223200
       777038040             19674738      Fixed             Interest Only                       233910               233910
       777038041             19675636      Fixed             Interest Only                       416000               416000
       777038055             19674449      Fixed             Interest In Arrears                  83600                83600
       777038064             19676097      Arm               Interest Only                       796000               796000
       777038075             19673870      Fixed             Interest In Arrears                  70000             69942.62
       777038079             19675875      Fixed             Interest In Arrears                 114400            114321.21
       777038091             22116222      Fixed             Interest Only                       438000               438000
       777038103             22118491      Fixed             Interest In Arrears                 170000            169777.48
       777038107             22115430      Arm               Interest In Arrears                 729000             728601.8
       777038143             19677475      Arm               Interest Only                       780000               780000
       777038147             22116107      Fixed             Interest In Arrears                 107910            107745.27
       777038162             22117642      Fixed             Interest Only                       240000            239999.89
       777038175             19674225      Fixed             Interest Only                        68400                68400
       777038181             22116404      Fixed             Interest In Arrears                 159600            159484.49
       777038182             22118327      Arm               Interest Only                       291000               291000
       777038185             19674209      Fixed             Interest Only                        82800                82800
       777038191             22115729      Arm               Interest Only                       465500               465500
       777038198             22117956      Fixed             Interest In Arrears                 518445            518138.91
       777038199             22117188      Fixed             Interest In Arrears                 496000            495593.42
       777038204             19671973      Fixed             Interest In Arrears                 107900               107900
       777038206             19675172      Arm               Interest Only                       535500               535500
       777038227             19672567      Fixed             Interest In Arrears                  94900                94900
       777038229             19675149      Fixed             Interest Only                       143050               143050
       777038235             19674704      Arm               Interest Only                       193600               193600
       777038239             19675362      Arm               Interest In Arrears                 390000               390000
       777038255             22117378      Fixed             Interest Only                       396000               396000
       777038256             22115695      Fixed             Interest In Arrears                 431250            430937.87
       777038264             22115968      Fixed             Interest In Arrears                 345000            344418.66
       777038270             19674142      Fixed             Interest Only                       117250               117250
       777038289             19674720      Fixed             Interest Only                       130600               130600
       777038312             22116909      Fixed             Interest Only                       535700               535700
       777038331             19672468      Arm               Interest Only                      1600000              1600000
       777038332             19673839      Arm               Interest Only                       430000               430000
       777038335             22116560      Fixed             Interest In Arrears                  88650              88596.3
       777038349             19674951      Fixed             Interest Only                       182000               182000
       777038359             22116032      Fixed             Interest In Arrears                 143100            143021.67
       777038362             19673854      Fixed             Interest In Arrears                  55250              55206.9
       777038363             22116685      Fixed             Interest Only                       396000               395900
       777038367             22116164      Fixed             Interest Only                       417000               417000
       777038375             22116883      Fixed             Interest In Arrears                  96900             96803.02
       777038377             19674407      Fixed             Interest In Arrears                 199700            199638.52
       777038378             19674837      Fixed             Interest Only                       123450               123450
       777038382             22116172      Fixed             Interest In Arrears                 388000            387712.05
       777038383             19675909      Arm               Interest In Arrears                 202500            202383.49
       777038401             22117600      Fixed             Interest Only                       880000               880000
       777038417             19674084      Fixed             Interest Only                       148200               148200
       777038420             19673110      Arm               Interest In Arrears                1127000              1127000
       777038423             22115703      Arm               Interest Only                       180000               180000
       777038425             22116826      Arm               Interest Only                       441700               441700
       777038435             22116842      Fixed             Interest In Arrears                 196000            195865.11
       777038462             19675396      Fixed             Interest In Arrears                  93600             93446.11
       777038466             19672005      Arm               Interest Only                       225000               225000
       777038500             22118145      Arm               Interest Only                       342500               342500
       777038502             19676717      Arm               Interest Only                       600000               600000
       777038505             19672658      Arm               Interest In Arrears                 435000               435000
       777038526             22116305      Fixed             Interest In Arrears                 100800            100696.64
       777038540             19675487      Fixed             Interest In Arrears                 102700            102531.13
       777038542             19675479      Fixed             Interest In Arrears                  89050             88903.59
       777038543             19673391      Arm               Interest Only                       315000               315000
       777038557             19675453      Fixed             Interest In Arrears                  83200             83063.21
       777038558             19675370      Fixed             Interest In Arrears                  98800             98637.55
       777038564             19673383      Arm               Interest Only                       360000               360000
       777038589             19672195      Fixed             Interest Only                       108800               108800
       777038592             19675404      Fixed             Interest Only                       442000               442000
       777038599             19675586      Fixed             Interest In Arrears                 256500            256314.96
       777038604             19674712      Fixed             Interest In Arrears                  87300                87300
       777038610             22118590      Fixed             Interest In Arrears                 133000             132933.7
       777038630             22116578      Fixed             Interest In Arrears                 324000            323551.69
       777038634             22118335      Fixed             Interest In Arrears                1050000              1050000
       777038637             19671767      Arm               Interest In Arrears                 143000               143000
       777038644             19674548      Fixed             Interest In Arrears                 232500               232500
       777038649             19674092      Fixed             Interest Only                       144950               144950
       777038659             19671023      Fixed             Interest In Arrears                 105000               105000
       777038676             22116925      Arm               Interest Only                       747000               747000
       777038687             19675495      Fixed             Interest In Arrears                 225000               225000
       777038694             19671049      Arm               Interest Only                       207100               207100
       777038701             22117329      Fixed             Interest In Arrears                 150000               150000
       777038709             22116982      Arm               Interest Only                       589450               589450
       777038710             19643709      Fixed             Interest In Arrears                 235000               235000
       777038728             19671460      Fixed             Interest Only                       126810               126810
       777038729             19643733      Fixed             Interest In Arrears                1000000            999095.99
       777038749             19674308      Fixed             Interest In Arrears                 180000            179866.41
       777038769             19675164      Arm               Interest In Arrears                 338000            337387.23
       777038784             19673136      Fixed             Interest Only                       380000               380000
       777038791             19673672      Arm               Interest In Arrears                 750000               750000
       777038804             22117881      Fixed             Interest In Arrears                 260000            259802.16
       777038805             22117675      Fixed             Interest Only                       332500               332500
       777038814             22116594      Fixed             Interest In Arrears                  93100              93043.6
       777038821             19671429      Fixed             Interest Only                       335000               335000
       777038825             22116255      Fixed             Interest Only                       622250               622250
       777038831             22117147      Fixed             Interest Only                       261000               261000
       777038834             19670504      Fixed             Interest In Arrears                  50000                50000
       777038842             22116859      Arm               Interest In Arrears                 152000             151921.2
       777038852             19675032      Fixed             Interest Only                       259700               259700
       777038855             19676014      Fixed             Interest Only                       235600               235600
       777038877             22117774      Fixed             Interest In Arrears                 265000            264817.63
       777038882             19671809      Fixed             Interest In Arrears                 110000               110000
       777038891             19674787      Fixed             Interest In Arrears                 108000               108000
       777038919             22117097      Fixed             Interest In Arrears                 157400            157288.91
       777038933             19672401      Arm               Interest Only                       419000               419000
       777038953             22117907      Fixed             Interest Only                       315000               315000
       777038960             19674605      Arm               Interest Only                       512000               512000
       777038962             19672633      Fixed             Interest Only                       142000               142000
       777038965             19673292      Arm               Interest Only                       299250               299250
       777038966             19673581      Arm               Interest In Arrears                  95000                95000
       777038967             22118277      Fixed             Interest In Arrears                 550000            549601.92
       777038969             22118525      Arm               Interest Only                       517500               517500
       777038979             22117006      Fixed             Interest In Arrears                 426700            426314.26
       777038984             22117352      Arm               Interest Only                       617500               617500
       777039004             19671502      Fixed             Interest In Arrears                 668600               668600
       777039016             19673458      Fixed             Interest In Arrears                 174950            174826.53
       777039023             19673540      Arm               Interest In Arrears                 186000               186000
       777039027             19673201      Fixed             Interest Only                       170950               170950
       777039034             22117113      Fixed             Interest In Arrears                  95920             95863.37
       777039041             19673524      Fixed             Interest In Arrears                  70000             69942.62
       777039046             19670827      Arm               Interest Only                       288000               288000
       777039049             19673912      Fixed             Interest In Arrears                 138400               138400
       777039056             19672021      Arm               Interest Only                      2000000              2000000
       777039060             19672294      Fixed             Interest Only                       343000               342950
       777039066             19673466      Arm               Interest Only                       500000               500000
       777039068             19671627      Fixed             Interest In Arrears                 263500               263500
       777039069             19672831      Fixed             Interest Only                       375000            374383.96
       777039099             19673367      Fixed             Interest In Arrears                 148000            147885.96
       777039112             19674878      Arm               Interest Only                       368000               368000
       777039119             19674571      Fixed             Interest In Arrears                 285000               285000
       777039123             22117253      Fixed             Interest Only                       128400               128400
       777039124             22117816      Fixed             Interest In Arrears                 350100               350100
       777039125             22117154      Fixed             Interest Only                       326325               326325
       777039143             19672088      Arm               Interest Only                       522500               522500
       777039144             19672518      Arm               Interest Only                       315000               315000
       777039146             19673953      Arm               Interest In Arrears                 228000               228000
       777039167             19672609      Arm               Interest Only                       159920               159920
       777039191             19673078      Fixed             Interest In Arrears                  72450                72450
       777039195             19641653      Fixed             Interest In Arrears                  58300                58300
       777039197             19674282      Fixed             Interest In Arrears                 128250            128160.61
       777039205             19672575      Arm               Interest Only                       498700               498700
       777039218             19671395      Fixed             Interest Only                       114700               114700
       777039221             19670454      Arm               Interest Only                       128250               128250
       777039260             22117170      Fixed             Interest In Arrears                 278910               278910
       777039274             19671494      Fixed             Interest In Arrears                 208000               208000
       777039275             22117832      Fixed             Interest In Arrears                 106000               106000
       777039278             19674126      Fixed             Interest Only                       416000               416000
       777039281             19671247      Fixed             Interest In Arrears                 130625               130625
       777039295             22117618      Fixed             Interest Only                       112950               112950
       777039303             19674076      Fixed             Interest In Arrears                 230000            229801.97
       777039313             22117493      Fixed             Interest Only                       144000               144000
       777039314             19673557      Fixed             Interest Only                       125200               125200
       777039315             19671593      Arm               Interest Only                       135750               135750
       777039316             22117428      Arm               Interest In Arrears                 352100            351832.08
       777039319             22118137      Fixed             Interest Only                       331540               331540
       777039323             19675867      Arm               Interest Only                      1500000              1500000
       777039329             22118400      Fixed             Interest In Arrears                 760000            759392.24
       777039333             19643667      Arm               Interest Only                       500000               500000
       777039336             19672450      Fixed             Interest Only                       268250               268250
       777039338             19672476      Fixed             Interest Only                       268250               268250
       777039339             22117857      Fixed             Interest Only                       594000            593999.99
       777039345             19672690      Arm               Interest In Arrears                 482100            481751.07
       777039349             19672732      Arm               Interest In Arrears                 385000               385000
       777039359             22118293      Fixed             Interest Only                       345628               345628
       777039364             19671957      Fixed             Interest In Arrears                 107900               107900
       777039366             22117717      Arm               Interest In Arrears                 158100            157972.01
       777039371             22117865      Arm               Interest Only                       275000               275000
       777039388             22117303      Arm               Interest Only                       289000               289000
       777039395             22117246      Arm               Interest Only                       413250               413250
       777039396             22117162      Fixed             Interest In Arrears                 200000            199700.64
       777039410             19673706      Fixed             Interest In Arrears                 408000            407665.56
       777039419             22118004      Fixed             Interest Only                       163000               163000
       777039420             19670595      Arm               Interest In Arrears                 292500               292500
       777039426             19673318      Fixed             Interest Only                       148900               148900
       777039430             19672864      Fixed             Interest Only                       170000               170000
       777039434             19672534      Fixed             Interest Only                       202500               202500
       777039439             19671197      Fixed             Interest In Arrears                 308610               308610
       777039446             19672963      Fixed             Interest Only                       543600               543600
       777039455             22117360      Fixed             Interest In Arrears                  84000                84000
       777039457             19673441      Arm               Interest Only                       129150               129150
       777039458             19671643      Fixed             Interest In Arrears                 150400               150400
       777039489             22117501      Fixed             Interest In Arrears                  75000              74941.5
       777039491             22117592      Fixed             Interest Only                       227050               227050
       777039494             22117782      Arm               Interest Only                      2000000              2000000
       777039503             19672997      Fixed             Interest In Arrears                  69250                69250
       777039521             19672674      Fixed             Interest Only                       138700               138700
       777039524             19673680      Fixed             Interest Only                       211450               211450
       777039536             19671734      Arm               Interest In Arrears                 366700               366700
       777039542             19674175      Arm               Interest Only                       249400               249400
       777039547             19672526      Fixed             Interest In Arrears                 270750               270750
       777039550             19672138      Fixed             Interest Only                       148000               148000
       777039551             19671205      Fixed             Interest In Arrears                  68000                68000
       777039552             19672302      Fixed             Interest Only                       112400               112400
       777039553             19672310      Fixed             Interest Only                       112400               112400
       777039562             22117683      Fixed             Interest Only                       513000               513000
       777039586             22117790      Fixed             Interest In Arrears                 520000               520000
       777039593             19672807      Arm               Interest Only                       457600               457600
       777039604             19670876      Fixed             Interest In Arrears                 195210               195210
       777039607             19673375      Fixed             Interest In Arrears                 605700               605700
       777039611             19671718      Fixed             Interest In Arrears                  53500                53500
       777039615             19674415      Fixed             Interest Only                       150000               150000
       777039622             22117485      Arm               Interest In Arrears                 425750               425750
       777039623             22117204      Arm               Interest Only                       360000               360000
       777039625             19672542      Arm               Interest In Arrears                 162000            161863.91
       777039637             19672625      Fixed             Interest Only                       433100               433100
       777039646             19672385      Arm               Interest Only                       675000               675000
       777039660             19671551      Arm               Interest Only                       185250               185250
       777039663             19643360      Arm               Interest In Arrears                 174905               174905
       777039675             19673177      Fixed             Interest Only                       275500               275500
       777039685             19673268      Arm               Interest In Arrears                1730000              1730000
       777039699             19671536      Arm               Interest In Arrears                 218400               218400
       777039703             19672799      Fixed             Interest Only                       130300               130300
       777039704             19672823      Fixed             Interest Only                       274450               274450
       777039714             19673029      Arm               Interest In Arrears                 362000               362000
       777039718             22118558      Fixed             Interest Only                       580500               580500
       777039720             22118467      Arm               Interest Only                       300000               300000
       777039763             19672815      Arm               Interest Only                       245100               245100
       777039769             19642404      Arm               Interest Only                       377000               377000
       777039770             19671015      Arm               Interest In Arrears                 281000               281000
       777039775             19672377      Arm               Interest Only                       153000               153000
       777039780             19672153      Arm               Interest Only                       307500               307500
       777039782             22118244      Arm               Interest In Arrears                 675000               675000
       777039784             19670975      Fixed             Interest In Arrears                 635000               635000
       777039790             19672286      Fixed             Interest In Arrears                 105900            105836.66
       777039803             22117824      Fixed             Interest In Arrears                 154000            153619.08
       777039805             22118756      Arm               Interest Only                       144800               144800
       777039823             22117287      Arm               Interest Only                       530000               530000
       777039833             19643576      Fixed             Interest In Arrears                 370000               370000
       777039838             19672260      Fixed             Interest Only                       237500               237500
       777039851             19673169      Arm               Interest Only                       151500               151500
       777039859             19671841      Arm               Interest Only                       246950               246950
       777039861             19671999      Arm               Interest Only                       254315               254315
       777039862             19670405      Fixed             Interest Only                       242250               242250
       777039865             19670611      Fixed             Interest In Arrears                 192000               192000
       777039869             19671692      Fixed             Interest In Arrears                 180000               180000
       777039873             22117899      Fixed             Interest Only                       743500               743500
       777039875             19642446      Fixed             Interest In Arrears                 175000               175000
       777039881             19670702      Fixed             Interest In Arrears                  68000                68000
       777039882             19674670      Fixed             Interest In Arrears                  51200             51161.04
       777039883             19670728      Arm               Interest In Arrears                 415850               415850
       777039889             19642800      Arm               Interest Only                       530000               530000
       777039896             19671155      Arm               Interest Only                       170950               170950
       777039898             22117923      Fixed             Interest Only                       140400               140400
       777039899             22118483      Fixed             Interest Only                       216000               216000
       777039907             22118459      Fixed             Interest Only                       124800               124800
       777039919             19670900      Fixed             Interest Only                       171000               171000
       777039925             22118111      Arm               Interest Only                       315000               315000
       777039927             22117519      Fixed             Interest Only                       279000               279000
       777039932             19673037      Fixed             Interest Only                        68300                68300
       777039944             19670744      Fixed             Interest In Arrears                  89300                89300
       777039952             22117758      Fixed             Interest In Arrears                 220500            220325.76
       777039956             19671924      Arm               Interest In Arrears                 372000               372000
       777039969             19673961      Arm               Interest Only                       308000               308000
       777039986             19672856      Arm               Interest Only                       479750               479750
       777039995             19643469      Arm               Interest Only                       690000               690000
       777040009             19672344      Arm               Interest Only                       354350            354313.88
       777040010             19671296      Arm               Interest In Arrears                 320000               320000
       777040011             19670736      Arm               Interest In Arrears                 375000               375000
       777040024             22118749      Fixed             Interest Only                       273000               273000
       777040028             19671932      Arm               Interest Only                       398000               398000
       777040033             19673128      Arm               Interest Only                      1020000              1020000
       777040037             19671825      Fixed             Interest Only                       260000               260000
       777040044             22117733      Arm               Interest In Arrears                 155750            155612.59
       777040046             22117584      Fixed             Interest In Arrears                 465000               465000
       777040047             19670926      Fixed             Interest In Arrears                 240000               240000
       777040051             19672237      Fixed             Interest Only                       180750            180653.79
       777040054             22118418      Fixed             Interest In Arrears                 150000               150000
       777040059             19673094      Arm               Interest Only                       650000               650000
       777040073             19672146      Fixed             Interest In Arrears                 224000               224000
       777040074             19671965      Fixed             Interest Only                       122310               122310
       777040082             19672179      Fixed             Interest In Arrears                 153500               153500
       777040083             19671437      Arm               Interest Only                       386350               386350
       777040090             19671981      Fixed             Interest Only                       291200               291200
       777040092             19670694      Fixed             Interest In Arrears                 820000               820000
       777040097             22118319      Arm               Interest Only                       200000               200000
       777040102             19671866      Fixed             Interest In Arrears                 390000               390000
       777040103             19642909      Fixed             Interest In Arrears                 279950               279950
       777040105             19674365      Arm               Interest Only                       643500               643500
       777040118             19672112      Arm               Interest Only                      1191000           1190689.84
       777040123             19672013      Arm               Interest Only                       400000               400000
       777040126             19671213      Fixed             Interest Only                       126000               126000
       777040133             22117998      Arm               Interest Only                       314000               314000
       777040135             22118517      Arm               Interest Only                       907100               907100
       777040137             22117949      Arm               Interest Only                       266750               266750
       777040138             19670389      Fixed             Interest In Arrears                  85500                85500
       777040139             22118038      Arm               Interest Only                       315000               315000
       777040145             19670108      Arm               Interest Only                       116850               116850
       777040146             19671452      Fixed             Interest Only                       143050               143050
       777040147             19670918      Arm               Interest In Arrears                 136800               136800
       777040152             22118210      Arm               Interest In Arrears                 999999               999999
       777040158             19670603      Arm               Interest In Arrears                 357300               357300
       777040161             19670074      Fixed             Interest Only                        99700                99700
       777040169             19671742      Fixed             Interest In Arrears                  50000                50000
       777040174             19671726      Fixed             Interest In Arrears                  50000                50000
       777040178             19671262      Arm               Interest Only                       243000               243000
       777040191             19670439      Arm               Interest Only                       295500               295500
       777040196             19671171      Fixed             Interest Only                       158600               158600
       777040200             19643394      Arm               Interest Only                      1100000              1100000
       777040201             19671445      Fixed             Interest In Arrears                  95200             95134.48
       777040202             19671619      Arm               Interest Only                       287950               287950
       777040205             19671346      Fixed             Interest Only                       248350               248350
       777040222             19671700      Fixed             Interest In Arrears                  66500                66500
       777040229             22118152      Fixed             Interest In Arrears                 216500            216318.11
       777040240             19670868      Arm               Interest Only                       209000               209000
       777040241             19670785      Arm               Interest Only                       733500               733500
       777040261             22118442      Fixed             Interest Only                       228000               228000
       777040269             22118301      Fixed             Interest In Arrears                 150000            149906.77
       777040278             22117808      Fixed             Interest In Arrears                 412000            411265.02
       777040297             22118087      Fixed             Interest Only                       131650               131650
       777040299             22118160      Arm               Interest Only                       360000               360000
       777040352             19641968      Arm               Interest Only                       396000               396000
       777040354             19671577      Fixed             Interest Only                       101650               101650
       777040356             22117980      Arm               Interest Only                       250000               250000
       777040357             22118129      Arm               Interest Only                       506000               506000
       777040365             19672104      Arm               Interest Only                       722000               722000
       777040370             19670322      Fixed             Interest Only                       225450               225450
       777040394             19671874      Arm               Interest Only                       980900               980900
       777040398             19672229      Arm               Interest In Arrears                 306000               306000
       777040399             19671650      Fixed             Interest In Arrears                 192000               192000
       777040406             22118426      Fixed             Interest In Arrears                 447100               447100
       777040407             22118434      Fixed             Interest In Arrears                 447100               447100
       777040413             19670884      Arm               Interest In Arrears                 400000               400000
       777040429             19671528      Fixed             Interest In Arrears                 389000               389000
       777040430             19671601      Arm               Interest Only                       117000               117000
       777040434             19671353      Arm               Interest Only                       206000               206000
       777040443             22117972      Fixed             Interest Only                       101700               101700
       777040448             19670025      Arm               Interest In Arrears                 199700               199700
       777040449             19642735      Arm               Interest Only                       550000               550000
       777040478             22118061      Arm               Interest Only                       179900               179900
       777040482             22118376      Arm               Interest Only                       260000               260000
       777040484             19671270      Arm               Interest Only                       239400               239400
       777040485             19641901      Fixed             Interest In Arrears                 241500               241500
       777040487             19670934      Arm               Interest In Arrears                 266000               266000
       777040551             19670967      Arm               Interest In Arrears                 183750               183750
       777040554             19670132      Arm               Interest In Arrears                 418500               418500
       777040557             19669944      Fixed             Interest Only                       495000               495000
       777040577             19670140      Arm               Interest In Arrears                 387900               387900
       777040578             19671379      Arm               Interest In Arrears                 712300               712300
       777040593             19670306      Arm               Interest Only                       308700               308700
       777040596             19670280      Arm               Interest Only                       308700               308700
       777040603             19670892      Arm               Interest In Arrears                 380000               380000
       777040635             19642701      Arm               Interest Only                      1300000              1300000
       777040639             19670686      Arm               Interest Only                      2000000              2000000
       777040643             19670652      Arm               Interest Only                       414000               414000
       777040649             19670769      Arm               Interest Only                       294350               294350
       777040658             19670512      Fixed             Interest In Arrears                 227000               227000
       777040662             19677103      Fixed             Interest In Arrears                  99000                99000
       777040663             19670488      Fixed             Interest In Arrears                 237000               237000
       777040671             22118764      Arm               Interest Only                       970000               970000
       777040676             19670124      Arm               Interest In Arrears                 232700               232700
       777040677             19670496      Fixed             Interest In Arrears                  60000                60000
       777040693             19670579      Arm               Interest Only                      1185000              1185000
       777040694             19670165      Fixed             Interest Only                      1999000              1999000
       777040705             19670520      Fixed             Interest In Arrears                 468000               468000
       777040708             19670355      Fixed             Interest In Arrears                  81250                81250
       777040723             19670397      Fixed             Interest In Arrears                  65650                65650
       777040752             19670645      Fixed             Interest In Arrears                  76950                76950
       777040753             19670678      Fixed             Interest In Arrears                  76950                76950
       777040761             19670082      Fixed             Interest In Arrears                 677600               677600
       777040767             19670058      Fixed             Interest In Arrears                 210000               210000
       777040776             19670041      Arm               Interest Only                       353000               353000
       777040779             19669993      Arm               Interest In Arrears                 208000               208000
       777040790             22118657      Arm               Interest Only                       280000               280000
       777040819             22118707      Arm               Interest Only                       204000            203607.85
       777040820             22118731      Arm               Interest Only                       231200               231200
       777040843             22118780      Arm               Interest Only                       337500               337500
       777040918             22118772      Arm               Interest Only                       204000               204000
       777041008             19641455      Fixed             Interest In Arrears                1150000              1150000

UBS Loan ID           Original Rate        Current Rate        Servicing        Master                LPMI          CRM Fee
                                                                                Servicing Fee
--------------------------------------------------------------------------------------------------------------------------------
       334405839                8.375               8.375             0.25                     0             0           0.0075
       334532900                6.375               6.375            0.375                     0             0           0.0075
       334532908                 7.25                7.25            0.375                     0             0           0.0075
       334532949                 7.25                7.25            0.375                     0             0           0.0075
       334655990                8.375               8.375             0.25                     0             0           0.0075
       334659518                    7                   7            0.375                     0             0           0.0075
       334659541                6.875               6.875             0.25                     0             0           0.0075
       334688853                    8                   8            0.375                     0             0           0.0075
       334720548                  5.5                 5.5            0.375                     0             0           0.0075
       334720549                5.375               5.375            0.375                     0             0           0.0075
       334738020                 6.44                6.44            0.375                     0             0           0.0075
       334738165                 6.62                6.62            0.375                     0             0           0.0075
       334740598                8.625               8.625            0.375                     0             0           0.0075
       334740620                7.125               7.125            0.375                     0             0           0.0075
       334756494                6.625               6.625            0.375                     0             0           0.0075
       334756551                 7.25                7.25            0.375                     0             0           0.0075
       334921808                8.125               8.125            0.375                     0             0           0.0075
       335664299                6.375               6.375             0.25                     0             0           0.0075
       335664300                 6.75                6.75             0.25                     0             0           0.0075
       335664305                6.125               6.125             0.25                     0             0           0.0075
       335664316                6.625               6.625             0.25                     0             0           0.0075
       335664354                6.375               6.375             0.25                     0             0           0.0075
       335664362                6.375               6.375             0.25                     0             0           0.0075
       335664376                 5.75                5.75             0.25                     0             0           0.0075
       335664377                7.125               7.125             0.25                     0             0           0.0075
       335664379                6.375               6.375             0.25                     0             0           0.0075
       335664387                 6.25                6.25             0.25                     0             0           0.0075
       335664390                 6.25                6.25             0.25                     0             0           0.0075
       335664393                  6.5                 6.5             0.25                     0             0           0.0075
       335736334                  7.5                 7.5             0.25                     0             0           0.0075
       335736335                  7.5                 7.5             0.25                     0             0           0.0075
       335736339                  8.5                 8.5             0.25                     0             0           0.0075
       335736340                7.125               7.125             0.25                     0             0           0.0075
       335736342                 6.25                6.25             0.25                     0             0           0.0075
       335736344                 6.75                6.75             0.25                     0             0           0.0075
       335736361                7.125               7.125            0.375                     0             0           0.0075
       335751199                6.375               6.375             0.25                     0             0           0.0075
       335751203                6.125               6.125             0.25                     0             0           0.0075
       335751204                  6.5                 6.5             0.25                     0             0           0.0075
       335751227                    7                   7             0.25                     0             0           0.0075
       335847961                  7.5                 7.5             0.25                     0             0           0.0075
       335847965                6.625               6.625            0.375                     0             0           0.0075
       335847968                    7                   7            0.375                     0             0           0.0075
       777005164                 5.75                5.75             0.25                     0             0           0.0075
       777008436                 5.75                5.75             0.25                     0             0           0.0075
       777008553                7.375               7.375            0.375                     0             0           0.0075
       777008555                6.875               6.875            0.375                     0             0           0.0075
       777008649                6.125               6.125            0.375                     0             0           0.0075
       777010295                7.875               7.875             0.25                     0             0           0.0075
       777010304                 5.25                5.25            0.375                     0             0           0.0075
       777010306                5.125               5.125            0.375                     0             0           0.0075
       777010315                 6.25                6.25             0.25                     0             0           0.0075
       777011692                7.875               7.875             0.25                     0             0           0.0075
       777017938                6.375               6.375             0.25                     0             0           0.0075
       777018098                  7.5                 7.5             0.25                     0             0           0.0075
       777018345                 6.25                6.25             0.25                     0             0           0.0075
       777019969                7.625               7.625            0.375                     0             0           0.0075
       777022040                7.875               7.875             0.25                     0             0           0.0075
       777022104                7.625               7.625             0.25                     0             0           0.0075
       777022731                6.875               6.875             0.25                     0             0           0.0075
       777022867                    7                   7             0.25                     0             0           0.0075
       777022899                  7.5                 7.5             0.25                     0             0           0.0075
       777023524                7.625               7.687             0.25                     0          0.62           0.0075
       777024142                6.875               6.875             0.25                     0             0           0.0075
       777024145                 7.75                7.75             0.25                     0             0           0.0075
       777024357                7.125               7.125             0.25                     0             0           0.0075
       777024375                 6.75                6.75            0.375                     0             0           0.0075
       777024623                7.375               7.375             0.25                     0             0           0.0075
       777024877                    7                   7            0.375                     0             0           0.0075
       777024948                7.625               7.625             0.25                     0          0.57           0.0075
       777025030                7.375               7.375             0.25                     0             0           0.0075
       777025382                7.625               7.625             0.25                     0             0           0.0075
       777025988                7.875               7.875            0.375                     0             0           0.0075
       777026173                6.375               6.375             0.25                     0             0           0.0075
       777026199                6.625               6.625             0.25                     0             0           0.0075
       777026269                7.125               7.125            0.375                     0             0           0.0075
       777026273                 7.25                7.25            0.375                     0             0           0.0075
       777026468                 8.25                8.25            0.375                     0             0           0.0075
       777026595                6.375               6.375             0.25                     0             0           0.0075
       777026750                7.125               7.125            0.375                     0             0           0.0075
       777026765                7.875               7.875            0.375                     0             0           0.0075
       777027150                 7.75                7.75             0.25                     0             0           0.0075
       777027202                 7.25                7.25            0.375                     0             0           0.0075
       777027266                8.625               8.625             0.25                     0             0           0.0075
       777027293                 6.75                6.75             0.25                     0             0           0.0075
       777027474                    7                   7             0.25                     0             0           0.0075
       777027538                6.375               6.375             0.25                     0             0           0.0075
       777027649                  6.5                 6.5            0.375                     0             0           0.0075
       777027783                6.375               6.375             0.25                     0             0           0.0075
       777028136                6.875               6.875            0.375                     0             0           0.0075
       777028237                 8.25                8.25            0.375                     0             0           0.0075
       777028498                6.125               6.125             0.25                     0             0           0.0075
       777028656                  6.5                 6.5             0.25                     0             0           0.0075
       777028666                7.875               7.875             0.25                     0             0           0.0075
       777028816                7.625               7.625             0.25                     0             0           0.0075
       777028834                 7.75                7.75             0.25                     0             0           0.0075
       777028888                7.875               7.875             0.25                     0             0           0.0075
       777028924                  6.5                 6.5             0.25                     0             0           0.0075
       777028942                  7.5                 7.5            0.375                     0             0           0.0075
       777028979                 8.25                8.25             0.25                     0             0           0.0075
       777028989                 6.25                6.25             0.25                     0             0           0.0075
       777029007                  6.5                 6.5             0.25                     0             0           0.0075
       777029082                7.125               7.125             0.25                     0          0.56           0.0075
       777029110                    8                   8             0.25                     0             0           0.0075
       777029183                7.125               7.125             0.25                     0             0           0.0075
       777029204                6.125               6.125             0.25                     0             0           0.0075
       777029210                  6.5                 6.5             0.25                     0             0           0.0075
       777029320                  6.5                 6.5             0.25                     0             0           0.0075
       777029383                7.375               7.375             0.25                     0             0           0.0075
       777029420                6.875               6.875             0.25                     0             0           0.0075
       777029431                7.125               7.125             0.25                     0             0           0.0075
       777029449                    7                   7            0.375                     0             0           0.0075
       777029455                7.625               7.625             0.25                     0             0           0.0075
       777029589                7.125               7.125             0.25                     0             0           0.0075
       777029659                 7.75                7.75             0.25                     0             0           0.0075
       777029734                6.875               6.875             0.25                     0             0           0.0075
       777029774                 6.75                6.75             0.25                     0             0           0.0075
       777029776                 6.75                6.75             0.25                     0             0           0.0075
       777029777                 6.75                6.75             0.25                     0             0           0.0075
       777029799                6.875               6.875             0.25                     0             0           0.0075
       777029815                 7.25                7.25             0.25                     0          0.65           0.0075
       777029931                  6.5                 6.5             0.25                     0             0           0.0075
       777029950                  7.5                 7.5             0.25                     0             0           0.0075
       777029979                7.875               7.875             0.25                     0             0           0.0075
       777029981                7.875               7.875             0.25                     0             0           0.0075
       777030042                  8.5                 8.5             0.25                     0             0           0.0075
       777030211                 7.25                7.25             0.25                     0             0           0.0075
       777030263                6.375               6.375             0.25                     0             0           0.0075
       777030286                7.625               7.625             0.25                     0             0           0.0075
       777030296                7.625               7.625             0.25                     0             0           0.0075
       777030324                7.625               7.625             0.25                     0             0           0.0075
       777030335                    8                   8             0.25                     0             0           0.0075
       777030414                 7.25                7.25            0.375                     0             0           0.0075
       777030515                9.875               9.875             0.25                     0          1.97           0.0075
       777030637                 8.25                8.25             0.25                     0          0.88           0.0075
       777030643                8.875               8.875             0.25                     0          1.06           0.0075
       777030846                  6.5                 6.5             0.25                     0             0           0.0075
       777030944                 6.75                6.75             0.25                     0             0           0.0075
       777031066                6.625               6.625             0.25                     0             0           0.0075
       777031118                7.625               7.625             0.25                     0             0           0.0075
       777031127                  7.5                 7.5             0.25                     0             0           0.0075
       777031148                    7                   7            0.375                     0             0           0.0075
       777031374                7.875               7.875             0.25                     0             0           0.0075
       777031379                10.25               10.25             0.25                     0          2.05           0.0075
       777031569                  7.5                 7.5             0.25                     0             0           0.0075
       777031602                9.125               9.126            0.375                     0          1.11           0.0075
       777031677                 7.25                7.25            0.375                     0             0           0.0075
       777031683                7.875               7.875             0.25                     0             0           0.0075
       777031704               7.5625               7.563             0.25                     0          0.69           0.0075
       777031705               7.5625               7.563             0.25                     0          0.69           0.0075
       777031766                 7.25                7.25             0.25                     0             0           0.0075
       777031783                    7                   7            0.375                     0             0           0.0075
       777031836                7.875               7.875            0.375                     0             0           0.0075
       777031906                7.875               7.875            0.375                     0             0           0.0075
       777031978                6.875               6.875            0.375                     0             0           0.0075
       777032001                6.875               6.875             0.25                     0             0           0.0075
       777032047                7.625               7.625             0.25                     0             0           0.0075
       777032061                8.375               8.375             0.25                     0             0           0.0075
       777032109                  7.5                 7.5             0.25                     0             0           0.0075
       777032158                8.501               8.501             0.25                     0          0.45           0.0075
       777032182                6.875               6.875             0.25                     0             0           0.0075
       777032185                6.875               6.875             0.25                     0             0           0.0075
       777032311                7.625               7.625            0.375                     0             0           0.0075
       777032372                 6.75                6.75            0.375                     0             0           0.0075
       777032373                 6.75                6.75            0.375                     0             0           0.0075
       777032448                 6.25                6.25             0.25                     0             0           0.0075
       777032451                 7.75                7.75            0.375                     0             0           0.0075
       777032459                8.125               8.125             0.25                     0          0.57           0.0075
       777032614                 7.75                7.75            0.375                     0             0           0.0075
       777032632                 7.25                7.25             0.25                     0             0           0.0075
       777032637                    8                   8             0.25                     0             0           0.0075
       777032699                 7.25                7.25             0.25                     0             0           0.0075
       777032712                6.875               6.875             0.25                     0             0           0.0075
       777032734                 7.25                7.25            0.375                     0             0           0.0075
       777032756                8.625               8.625             0.25                     0             0           0.0075
       777032767                    8                   8            0.375                     0             0           0.0075
       777032790                8.625               8.625             0.25                     0             0           0.0075
       777032859                6.625               6.625             0.25                     0          0.29           0.0075
       777032875                7.625               7.625             0.25                     0             0           0.0075
       777032886                6.375               6.375             0.25                     0             0           0.0075
       777032887                7.875               7.875             0.25                     0             0           0.0075
       777032914                  7.5                 7.5             0.25                     0             0           0.0075
       777032945                 7.75                7.75             0.25                     0             0           0.0075
       777033051                7.375               7.375            0.375                     0             0           0.0075
       777033075                7.625               7.625             0.25                     0             0           0.0075
       777033293                6.375               6.375             0.25                     0             0           0.0075
       777033294               7.8125               7.813            0.375                     0          1.07           0.0075
       777033302                 7.75                7.75            0.375                     0             0           0.0075
       777033303                8.625               8.625             0.25                     0             0           0.0075
       777033312                7.625               7.625             0.25                     0             0           0.0075
       777033353                  7.5                 7.5             0.25                     0             0           0.0075
       777033357                  7.5                 7.5             0.25                     0             0           0.0075
       777033367                    7                   7             0.25                     0             0           0.0075
       777033463                6.625               6.625            0.375                     0             0           0.0075
       777033513                 7.25                7.25             0.25                     0             0           0.0075
       777033559                    7                   7             0.25                     0             0           0.0075
       777033569                6.875               6.875             0.25                     0             0           0.0075
       777033613                7.001               7.001            0.375                     0           0.7           0.0075
       777033633                8.625               8.625             0.25                     0             0           0.0075
       777033634                7.125               7.125             0.25                     0          0.46           0.0075
       777033661                7.375               7.375             0.25                     0             0           0.0075
       777033665                8.125               8.125             0.25                     0          0.57           0.0075
       777033688                 7.75                7.75            0.375                     0             0           0.0075
       777033703                    7                   7             0.25                     0             0           0.0075
       777033797                8.126               8.126            0.375                     0           0.7           0.0075
       777033923                9.375               9.375             0.25                     0          0.75           0.0075
       777033927                9.375               9.375             0.25                     0          0.75           0.0075
       777033998                6.625               6.625             0.25                     0             0           0.0075
       777034066                 6.75                6.75             0.25                     0             0           0.0075
       777034134                5.625               5.625            0.375                     0             0           0.0075
       777034137                9.125               9.125            0.375                     0          0.88           0.0075
       777034177                8.375               8.375            0.375                     0             0           0.0075
       777034246                 7.25                7.25             0.25                     0          0.47           0.0075
       777034318                6.375               6.375            0.375                     0             0           0.0075
       777034336                  6.5                 6.5             0.25                     0             0           0.0075
       777034338                7.875               7.875             0.25                     0             0           0.0075
       777034365               8.8125               8.813             0.25                     0          0.79           0.0075
       777034371                8.625               8.625             0.25                     0             0           0.0075
       777034378                9.125               9.125             0.25                     0          0.57           0.0075
       777034387                 6.75                6.75             0.25                     0             0           0.0075
       777034427                7.625               7.625             0.25                     0             0           0.0075
       777034429                8.625               8.625             0.25                     0             0           0.0075
       777034739                  6.5                 6.5             0.25                     0             0           0.0075
       777034983                6.875               6.875            0.375                     0             0           0.0075
       777035007                7.625               7.625             0.25                     0             0           0.0075
       777035170                7.875               7.875             0.25                     0             0           0.0075
       777035245                7.125               7.125             0.25                     0             0           0.0075
       777035278                  7.5                 7.5             0.25                     0             0           0.0075
       777035300                8.375               8.375             0.25                     0             0           0.0075
       777035335                  6.5                 6.5             0.25                     0             0           0.0075
       777035428                9.625               9.625             0.25                     0          0.56           0.0075
       777035496                7.313               7.313            0.375                     0          0.32           0.0075
       777035617                9.188               9.188            0.375                     0           0.6           0.0075
       777035624                6.875               6.875             0.25                     0             0           0.0075
       777035710                7.125               7.125             0.25                     0             0           0.0075
       777035723                8.125               8.125            0.375                     0             0           0.0075
       777035760                  7.5                 7.5             0.25                     0             0           0.0075
       777035762                8.625               8.625             0.25                     0          0.96           0.0075
       777035786                7.375               7.375             0.25                     0             0           0.0075
       777035933                 6.75                6.75             0.25                     0             0           0.0075
       777035949                  8.5                 8.5             0.25                     0          0.49           0.0075
       777035988                7.125               7.125            0.375                     0             0           0.0075
       777035997                6.375               6.375             0.25                     0             0           0.0075
       777035998                 7.25                7.25             0.25                     0             0           0.0075
       777036128                7.625               7.625             0.25                     0          0.25           0.0075
       777036313                 6.25                6.25            0.375                     0             0           0.0075
       777036315                 6.25                6.25            0.375                     0             0           0.0075
       777036329                 6.75                6.75             0.25                     0             0           0.0075
       777036349                6.125               6.125             0.25                     0             0           0.0075
       777036369                  6.5                 6.5             0.25                     0             0           0.0075
       777036443                8.875               8.875             0.25                     0          0.84           0.0075
       777036459                 6.75                6.75            0.375                     0             0           0.0075
       777036524                    8                   8             0.25                     0             0           0.0075
       777036527                 6.25                6.25            0.375                     0             0           0.0075
       777036579                  6.5                 6.5             0.25                     0             0           0.0075
       777036689                6.375               6.375            0.375                     0             0           0.0075
       777036692                 6.55                6.55            0.375                     0             0           0.0075
       777036817                 8.25                8.25             0.25                     0             0           0.0075
       777036834                 7.25                7.25             0.25                     0             0           0.0075
       777036845                6.875               6.875             0.25                     0             0           0.0075
       777036887               8.1875               8.188            0.375                     0          0.24           0.0075
       777036906                  6.5                 6.5             0.25                     0             0           0.0075
       777036959                  6.5                 6.5             0.25                     0             0           0.0075
       777036960                7.875               7.875             0.25                     0             0           0.0075
       777036981                7.374               7.374            0.375                     0          1.41           0.0075
       777037017                  6.5                 6.5             0.25                     0             0           0.0075
       777037023                8.875               8.875             0.25                     0          0.69           0.0075
       777037059                6.625               6.625             0.25                     0             0           0.0075
       777037063                 6.75                6.75             0.25                     0             0           0.0075
       777037087                  7.7                 7.7            0.375                     0          0.81           0.0075
       777037098                6.125               6.125            0.375                     0             0           0.0075
       777037153                6.625               6.625            0.375                     0             0           0.0075
       777037155                6.625               6.625            0.375                     0             0           0.0075
       777037186                7.375               7.375             0.25                     0             0           0.0075
       777037187                7.625               7.625             0.25                     0             0           0.0075
       777037209                 6.25                6.25             0.25                     0             0           0.0075
       777037225                6.875               6.875             0.25                     0             0           0.0075
       777037237                  6.5                 6.5             0.25                     0             0           0.0075
       777037276                7.125               7.125             0.25                     0             0           0.0075
       777037277                7.125               7.125             0.25                     0             0           0.0075
       777037278                7.125               7.125             0.25                     0             0           0.0075
       777037283                  8.5                 8.5             0.25                     0          0.44           0.0075
       777037299                  7.5                 7.5            0.375                     0          0.89           0.0075
       777037303                9.374               9.374            0.375                     0          0.29           0.0075
       777037383                6.375               6.375             0.25                     0             0           0.0075
       777037389                7.937               7.937            0.375                     0          0.25           0.0075
       777037399                 8.25                8.25             0.25                     0          1.56           0.0075
       777037433                6.875               6.875            0.375                     0          0.54           0.0075
       777037445                7.125               7.125             0.25                     0             0           0.0075
       777037471                6.875               6.875             0.25                     0             0           0.0075
       777037473                    6                   6            0.375                     0             0           0.0075
       777037563                9.561               9.561            0.375                     0          0.47           0.0075
       777037566                 7.75                7.75             0.25                     0             0           0.0075
       777037583                 6.75                6.75             0.25                     0             0           0.0075
       777037636                    7                   7             0.25                     0             0           0.0075
       777037637                  6.5                 6.5             0.25                     0             0           0.0075
       777037640                7.785               7.785             0.25                     0             0           0.0075
       777037643                7.375               7.375             0.25                     0             0           0.0075
       777037665                 7.75                7.75             0.25                     0         0.625           0.0075
       777037670                  7.5                 7.5            0.375                     0           0.4           0.0075
       777037677                9.313               9.313             0.25                     0          0.56           0.0075
       777037717                8.625               8.625             0.25                     0             0           0.0075
       777037727                8.812               8.812             0.25                     0          0.21           0.0075
       777037770                  8.5                 8.5             0.25                     0             0           0.0075
       777037795                9.062               9.062             0.25                     0          0.29           0.0075
       777037811               10.562              10.562             0.25                     0          1.21           0.0075
       777037814                8.249               8.249             0.25                     0          0.47           0.0075
       777037840                8.687               8.687             0.25                     0          0.43           0.0075
       777037846                  7.5                 7.5             0.25                     0             0           0.0075
       777037864                9.187               9.187             0.25                     0          0.56           0.0075
       777037866                6.875               6.875             0.25                     0             0           0.0075
       777037875                  6.5                 6.5            0.375                     0             0           0.0075
       777037891                9.437               9.437             0.25                     0          0.25           0.0075
       777037895                7.375               7.375             0.25                     0             0           0.0075
       777037929                8.625               8.625             0.25                     0             0           0.0075
       777037940                7.375               7.375             0.25                     0             0           0.0075
       777037945                9.187               9.187             0.25                     0          0.56           0.0075
       777037954                7.875               7.875             0.25                     0             0           0.0075
       777037986                8.875               8.875             0.25                     0             0           0.0075
       777037991                7.375               7.375             0.25                     0             0           0.0075
       777038024                9.124               9.124             0.25                     0          0.25           0.0075
       777038029                 8.75                8.75            0.375                     0             0           0.0075
       777038040                8.874               8.874             0.25                     0          0.29           0.0075
       777038041                  6.5                 6.5             0.25                     0             0           0.0075
       777038055                9.312               9.312             0.25                     0          0.38           0.0075
       777038064                8.125               8.125            0.375                     0             0           0.0075
       777038075                    7                   7             0.25                     0             0           0.0075
       777038079                7.875               7.875             0.25                     0             0           0.0075
       777038091                7.375               7.375             0.25                     0             0           0.0075
       777038103                8.375               8.375             0.25                     0           0.5           0.0075
       777038107                    9                   9            0.375                     0           0.8           0.0075
       777038143                6.625               6.625            0.375                     0             0           0.0075
       777038147                7.375               7.375             0.25                     0             0           0.0075
       777038162                7.375               7.375             0.25                     0             0           0.0075
       777038175                8.999               8.999             0.25                     0          0.51           0.0075
       777038181                7.625               7.625             0.25                     0             0           0.0075
       777038182                6.562               6.562            0.375                     0           0.4           0.0075
       777038185                8.999               8.999             0.25                     0          0.25           0.0075
       777038191                9.125               9.125            0.375                     0          0.56           0.0075
       777038198                8.625               8.625             0.25                     0             0           0.0075
       777038199                    7                   7             0.25                     0             0           0.0075
       777038204                 7.75                7.75             0.25                     0             0           0.0075
       777038206                7.626               7.626            0.375                     0          0.67           0.0075
       777038227                    7                   7             0.25                     0             0           0.0075
       777038229                9.062               9.062             0.25                     0          0.17           0.0075
       777038235                7.125               7.125            0.375                     0             0           0.0075
       777038239                5.875               5.875            0.375                     0             0           0.0075
       777038255                8.875               8.875             0.25                     0             0           0.0075
       777038256                7.625               7.625             0.25                     0             0           0.0075
       777038264                6.875               6.875             0.25                     0             0           0.0075
       777038270                8.437               8.437             0.25                     0          0.25           0.0075
       777038289                 7.25                7.25             0.25                     0             0           0.0075
       777038312                8.249               8.249             0.25                     0           0.4           0.0075
       777038331                6.625               6.625            0.375                     0             0           0.0075
       777038332                5.875               5.875            0.375                     0             0           0.0075
       777038335                  8.5                 8.5             0.25                     0          0.68           0.0075
       777038349                7.125               7.125             0.25                     0             0           0.0075
       777038359                 8.99                8.99             0.25                     0          0.35           0.0075
       777038362                 7.25                7.25             0.25                     0             0           0.0075
       777038363                7.125               7.125             0.25                     0             0           0.0075
       777038367                6.875               6.875             0.25                     0             0           0.0075
       777038375                9.437               9.437             0.25                     0          0.33           0.0075
       777038377                 7.75                7.75             0.25                     0          0.47           0.0075
       777038378                9.187               9.187             0.25                     0          0.38           0.0075
       777038382                  7.5                 7.5             0.25                     0             0           0.0075
       777038383                 8.75                8.75            0.375                     0             0           0.0075
       777038401                7.875               7.875             0.25                     0             0           0.0075
       777038417                8.812               8.812             0.25                     0          0.29           0.0075
       777038420                6.625               6.625            0.375                     0             0           0.0075
       777038423                 8.25                8.25            0.375                     0             0           0.0075
       777038425                6.625               6.625            0.375                     0          0.25           0.0075
       777038435                7.875               7.875             0.25                     0             0           0.0075
       777038462                    7                   7             0.25                     0             0           0.0075
       777038466                  7.5                 7.5            0.375                     0             0           0.0075
       777038500                    6                   6            0.375                     0             0           0.0075
       777038502                  6.5                 6.5            0.375                     0             0           0.0075
       777038505                7.375               7.375            0.375                     0          0.42           0.0075
       777038526                8.125               8.125             0.25                     0             0           0.0075
       777038540                    7                   7             0.25                     0             0           0.0075
       777038542                    7                   7             0.25                     0             0           0.0075
       777038543                6.625               6.625            0.375                     0             0           0.0075
       777038557                    7                   7             0.25                     0             0           0.0075
       777038558                    7                   7             0.25                     0             0           0.0075
       777038564                6.874               6.874            0.375                     0          0.09           0.0075
       777038589                8.625               8.625             0.25                     0             0           0.0075
       777038592                    7                   7             0.25                     0             0           0.0075
       777038599                8.624               8.624             0.25                     0          0.31           0.0075
       777038604                  8.5                 8.5             0.25                     0             0           0.0075
       777038610                9.437               9.437             0.25                     0        0.5625           0.0075
       777038630                    9                   9             0.25                     0          0.21           0.0075
       777038634                7.375               7.375             0.25                     0             0           0.0075
       777038637                8.125               8.125            0.375                     0             0           0.0075
       777038644                6.875               6.875             0.25                     0             0           0.0075
       777038649                8.812               8.812             0.25                     0          0.56           0.0075
       777038659                    7                   7             0.25                     0             0           0.0075
       777038676                 8.25                8.25            0.375                     0          0.28           0.0075
       777038687                 6.75                6.75             0.25                     0             0           0.0075
       777038694                8.874               8.874            0.375                     0          0.33           0.0075
       777038701                7.875               7.875             0.25                     0             0           0.0075
       777038709                 7.25                7.25            0.375                     0          0.25           0.0075
       777038710                6.625               6.625             0.25                     0             0           0.0075
       777038728                  8.5                 8.5             0.25                     0             0           0.0075
       777038729                  6.5                 6.5             0.25                     0             0           0.0075
       777038749                  7.5                 7.5             0.25                     0             0           0.0075
       777038769                  6.5                 6.5            0.375                     0             0           0.0075
       777038784                9.186               9.186             0.25                     0          0.42           0.0075
       777038791                6.125               6.125            0.375                     0             0           0.0075
       777038804                7.375               7.375             0.25                     0             0           0.0075
       777038805                 9.25                9.25             0.25                     0          0.47           0.0075
       777038814                  8.5                 8.5             0.25                     0          0.49           0.0075
       777038821                7.125               7.125             0.25                     0             0           0.0075
       777038825                6.875               6.875             0.25                     0          0.78           0.0075
       777038831                 8.25                8.25             0.25                     0             0           0.0075
       777038834                  6.5                 6.5             0.25                     0             0           0.0075
       777038842                 9.25                9.25            0.375                     0           0.4           0.0075
       777038852                9.062               9.062             0.25                     0           0.6           0.0075
       777038855                8.562               8.562             0.25                     0          0.74           0.0075
       777038877                7.875               7.875             0.25                     0             0           0.0075
       777038882                7.125               7.125             0.25                     0             0           0.0075
       777038891                8.625               8.625             0.25                     0             0           0.0075
       777038919                 7.75                7.75             0.25                     0             0           0.0075
       777038933                  6.5                 6.5            0.375                     0             0           0.0075
       777038953                8.875               8.875             0.25                     0             0           0.0075
       777038960                6.375               6.375            0.375                     0             0           0.0075
       777038962                9.249               9.249             0.25                     0          0.29           0.0075
       777038965                 7.25                7.25            0.375                     0          0.54           0.0075
       777038966                6.624               6.624            0.375                     0          0.15           0.0075
       777038967                7.625               7.625             0.25                     0             0           0.0075
       777038969                6.675               6.675            0.375                     0             0           0.0075
       777038979                  6.5                 6.5             0.25                     0             0           0.0075
       777038984                7.312               7.312            0.375                     0          0.28           0.0075
       777039004                  6.5                 6.5             0.25                     0             0           0.0075
       777039016                 7.75                7.75             0.25                     0             0           0.0075
       777039023                6.875               6.875            0.375                     0             0           0.0075
       777039027                9.374               9.374             0.25                     0           0.4           0.0075
       777039034                8.625               8.625             0.25                     0             0           0.0075
       777039041                    7                   7             0.25                     0             0           0.0075
       777039046                8.124               8.124            0.375                     0          0.25           0.0075
       777039049                6.875               6.875             0.25                     0             0           0.0075
       777039056                  6.5                 6.5            0.375                     0             0           0.0075
       777039060                7.875               7.875             0.25                     0             0           0.0075
       777039066                6.125               6.125            0.375                     0             0           0.0075
       777039068                7.375               7.375             0.25                     0             0           0.0075
       777039069                    8                   8             0.25                     0             0           0.0075
       777039099                7.312               7.312             0.25                     0          0.29           0.0075
       777039112                6.125               6.125            0.375                     0             0           0.0075
       777039119                8.562               8.562             0.25                     0          0.33           0.0075
       777039123                  7.5                 7.5             0.25                     0             0           0.0075
       777039124                8.875               8.875             0.25                     0           0.1           0.0075
       777039125                8.875               8.875             0.25                     0          0.33           0.0075
       777039143                 8.25                8.25            0.375                     0          0.54           0.0075
       777039144                7.187               7.187            0.375                     0          0.56           0.0075
       777039146                6.625               6.625            0.375                     0             0           0.0075
       777039167                7.125               7.125            0.375                     0             0           0.0075
       777039191                8.625               8.625             0.25                     0             0           0.0075
       777039195                    7                   7             0.25                     0             0           0.0075
       777039197                7.812               7.812             0.25                     0          0.49           0.0075
       777039205                8.062               8.062            0.375                     0          0.28           0.0075
       777039218                7.687               7.687             0.25                     0          0.14           0.0075
       777039221                8.437               8.437            0.375                     0          0.29           0.0075
       777039260                    9                   9             0.25                     0          0.25           0.0075
       777039274                 7.75                7.75             0.25                     0             0           0.0075
       777039275                7.375               7.375             0.25                     0             0           0.0075
       777039278                  7.5                 7.5             0.25                     0             0           0.0075
       777039281                9.436               9.436             0.25                     0           0.4           0.0075
       777039295                9.374               9.374             0.25                     0          0.25           0.0075
       777039303                 6.75                6.75             0.25                     0             0           0.0075
       777039313                8.875               8.875             0.25                     0             0           0.0075
       777039314                9.062               9.062             0.25                     0          0.22           0.0075
       777039315                8.187               8.187            0.375                     0          0.29           0.0075
       777039316                7.375               7.375            0.375                     0             0           0.0075
       777039319                    9                   9             0.25                     0          0.14           0.0075
       777039323                 8.25                8.25            0.375                     0             0           0.0075
       777039329                7.125               7.125             0.25                     0             0           0.0075
       777039333                 6.75                6.75            0.375                     0             0           0.0075
       777039336                8.999               8.999             0.25                     0          0.21           0.0075
       777039338                8.999               8.999             0.25                     0          0.21           0.0075
       777039339                6.625               6.625             0.25                     0             0           0.0075
       777039345                7.625               7.625            0.375                     0          0.54           0.0075
       777039349                6.625               6.625            0.375                     0             0           0.0075
       777039359                8.125               8.125             0.25                     0          0.29           0.0075
       777039364                 7.75                7.75             0.25                     0             0           0.0075
       777039366                7.063               7.063            0.375                     0          0.33           0.0075
       777039371                 5.75                5.75            0.375                     0             0           0.0075
       777039388                6.125               6.125            0.375                     0             0           0.0075
       777039395                 9.25                9.25            0.375                     0          1.94           0.0075
       777039396                  7.5                 7.5             0.25                     0             0           0.0075
       777039410                    7                   7             0.25                     0             0           0.0075
       777039419                 7.25                7.25             0.25                     0             0           0.0075
       777039420                    6                   6            0.375                     0             0           0.0075
       777039426                7.687               7.687             0.25                     0          0.17           0.0075
       777039430                9.437               9.437             0.25                     0          0.39           0.0075
       777039434                9.312               9.312             0.25                     0          0.36           0.0075
       777039439                7.187               7.187             0.25                     0          0.21           0.0075
       777039446                9.061               9.061             0.25                     0          0.21           0.0075
       777039455                8.625               8.625             0.25                     0             0           0.0075
       777039457                7.125               7.125            0.375                     0             0           0.0075
       777039458                8.125               8.125             0.25                     0             0           0.0075
       777039489                 7.25                7.25             0.25                     0             0           0.0075
       777039491                9.312               9.312             0.25                     0          0.14           0.0075
       777039494                7.375               7.375            0.375                     0             0           0.0075
       777039503                8.625               8.625             0.25                     0             0           0.0075
       777039521                8.499               8.499             0.25                     0          0.47           0.0075
       777039524                7.687               7.687             0.25                     0          0.14           0.0075
       777039536                8.561               8.561            0.375                     0          1.56           0.0075
       777039542                 6.75                6.75            0.375                     0          0.33           0.0075
       777039547                9.187               9.187             0.25                     0          0.29           0.0075
       777039550                7.125               7.125             0.25                     0             0           0.0075
       777039551                8.625               8.625             0.25                     0             0           0.0075
       777039552                8.812               8.812             0.25                     0          0.17           0.0075
       777039553                8.812               8.812             0.25                     0          0.43           0.0075
       777039562                 8.75                8.75             0.25                     0          0.54           0.0075
       777039586                8.625               8.625             0.25                     0             0           0.0075
       777039593                6.625               6.625            0.375                     0             0           0.0075
       777039604                9.312               9.312             0.25                     0          0.36           0.0075
       777039607                7.875               7.875             0.25                     0             0           0.0075
       777039611                 7.25                7.25             0.25                     0             0           0.0075
       777039615                7.125               7.125             0.25                     0             0           0.0075
       777039622                  8.5                 8.5            0.375                     0             0           0.0075
       777039623                 8.25                8.25            0.375                     0          1.53           0.0075
       777039625                6.875               6.875            0.375                     0          0.57           0.0075
       777039637                  8.5                 8.5             0.25                     0             0           0.0075
       777039646                7.373               7.373            0.375                     0          0.28           0.0075
       777039660                7.749               7.749            0.375                     0          0.88           0.0075
       777039663                7.125               7.125            0.375                     0             0           0.0075
       777039675                9.437               9.437             0.25                     0          0.76           0.0075
       777039685                6.375               6.375            0.375                     0             0           0.0075
       777039699                6.875               6.875            0.375                     0             0           0.0075
       777039703                7.687               7.687             0.25                     0          0.43           0.0075
       777039704                9.686               9.686             0.25                     0          1.33           0.0075
       777039714                7.999               7.999            0.375                     0          0.93           0.0075
       777039718                8.875               8.875             0.25                     0             0           0.0075
       777039720                6.875               6.875            0.375                     0             0           0.0075
       777039763                7.999               7.999            0.375                     0          0.78           0.0075
       777039769                6.625               6.625            0.375                     0             0           0.0075
       777039770                7.937               7.937            0.375                     0          0.56           0.0075
       777039775                6.562               6.562            0.375                     0           0.2           0.0075
       777039780                6.375               6.375            0.375                     0             0           0.0075
       777039782                    7                   7            0.375                     0             0           0.0075
       777039784                8.125               8.125             0.25                     0          0.49           0.0075
       777039790                8.562               8.562             0.25                     0          0.25           0.0075
       777039803                    7                   7             0.25                     0             0           0.0075
       777039805                6.625               6.625            0.375                     0             0           0.0075
       777039823                6.375               6.375            0.375                     0             0           0.0075
       777039833                6.625               6.625             0.25                     0             0           0.0075
       777039838                8.437               8.437             0.25                     0          0.67           0.0075
       777039851                8.437               8.437            0.375                     0          0.43           0.0075
       777039859                7.812               7.812            0.375                     0          0.25           0.0075
       777039861                8.374               8.374            0.375                     0          0.51           0.0075
       777039862                9.437               9.437             0.25                     0          0.66           0.0075
       777039865                7.562               7.562             0.25                     0         0.562           0.0075
       777039869                9.437               9.437             0.25                     0          0.43           0.0075
       777039873                8.875               8.875             0.25                     0             0           0.0075
       777039875                  6.5                 6.5             0.25                     0             0           0.0075
       777039881                7.875               7.875             0.25                     0             0           0.0075
       777039882                7.375               7.375             0.25                     0             0           0.0075
       777039883                8.624               8.624            0.375                     0          1.56           0.0075
       777039889                  6.5                 6.5            0.375                     0             0           0.0075
       777039896                8.812               8.812            0.375                     0          0.36           0.0075
       777039898                8.875               8.875             0.25                     0             0           0.0075
       777039899                9.499               9.499             0.25                     0         0.625           0.0075
       777039907                7.875               7.875             0.25                     0             0           0.0075
       777039919                    7                   7             0.25                     0             0           0.0075
       777039925                7.875               7.875            0.375                     0          0.42           0.0075
       777039927                6.125               6.125             0.25                     0             0           0.0075
       777039932                8.625               8.625             0.25                     0             0           0.0075
       777039944                9.374               9.374             0.25                     0           0.4           0.0075
       777039952                  8.5                 8.5             0.25                     0             0           0.0075
       777039956                6.875               6.875            0.375                     0             0           0.0075
       777039969                    7                   7            0.375                     0             0           0.0075
       777039986                7.687               7.687            0.375                     0          0.67           0.0075
       777039995                6.375               6.375            0.375                     0             0           0.0075
       777040009                7.875               7.875            0.375                     0           0.4           0.0075
       777040010                  6.5                 6.5            0.375                     0             0           0.0075
       777040011                  6.5                 6.5            0.375                     0             0           0.0075
       777040024                 7.75                7.75             0.25                     0             0           0.0075
       777040028                7.062               7.062            0.375                     0           0.3           0.0075
       777040033                7.875               7.875            0.375                     0             0           0.0075
       777040037                7.875               7.875             0.25                     0             0           0.0075
       777040044                6.625               6.625            0.375                     0             0           0.0075
       777040046                7.125               7.125             0.25                     0             0           0.0075
       777040047                7.875               7.875             0.25                     0             0           0.0075
       777040051                9.187               9.187             0.25                     0          0.25           0.0075
       777040054                 7.25                7.25             0.25                     0             0           0.0075
       777040059                6.125               6.125            0.375                     0             0           0.0075
       777040073                  7.5                 7.5             0.25                     0             0           0.0075
       777040074                7.249               7.249             0.25                     0          0.06           0.0075
       777040082                 7.25                7.25             0.25                     0             0           0.0075
       777040083                8.687               8.687            0.375                     0          0.38           0.0075
       777040090                 7.75                7.75             0.25                     0             0           0.0075
       777040092                 7.75                7.75             0.25                     0             0           0.0075
       777040097                  6.5                 6.5            0.375                     0             0           0.0075
       777040102                7.625               7.625             0.25                     0             0           0.0075
       777040103                  7.5                 7.5             0.25                     0             0           0.0075
       777040105                6.937               6.937            0.375                     0          0.21           0.0075
       777040118                 6.25                6.25            0.375                     0             0           0.0075
       777040123                  6.5                 6.5            0.375                     0             0           0.0075
       777040126                9.062               9.062             0.25                     0          0.14           0.0075
       777040133                6.875               6.875            0.375                     0             0           0.0075
       777040135                8.938               8.938            0.375                     0          0.33           0.0075
       777040137                  6.5                 6.5            0.375                     0             0           0.0075
       777040138                8.625               8.625             0.25                     0             0           0.0075
       777040139                6.625               6.625            0.375                     0             0           0.0075
       777040145                6.625               6.625            0.375                     0             0           0.0075
       777040146                7.687               7.687             0.25                     0          0.21           0.0075
       777040147                8.312               8.312            0.375                     0          0.71           0.0075
       777040152                6.875               6.875            0.375                     0             0           0.0075
       777040158                  8.5                 8.5            0.375                     0             0           0.0075
       777040161                9.374               9.374             0.25                     0         0.749           0.0075
       777040169                 7.75                7.75             0.25                     0             0           0.0075
       777040174                 7.75                7.75             0.25                     0             0           0.0075
       777040178                 8.25                8.25            0.375                     0          0.41           0.0075
       777040191                7.374               7.374            0.375                     0          0.48           0.0075
       777040196                8.437               8.437             0.25                     0          0.38           0.0075
       777040200                 6.75                6.75            0.375                     0             0           0.0075
       777040201                7.875               7.875             0.25                     0             0           0.0075
       777040202                5.875               5.875            0.375                     0             0           0.0075
       777040205                9.374               9.374             0.25                     0           0.4           0.0075
       777040222                 7.25                7.25             0.25                     0             0           0.0075
       777040229                6.875               6.875             0.25                     0             0           0.0075
       777040240                  8.5                 8.5            0.375                     0             0           0.0075
       777040241                7.687               7.687            0.375                     0          0.19           0.0075
       777040261                8.937               8.937             0.25                     0          0.77           0.0075
       777040269                8.375               8.375             0.25                     0             0           0.0075
       777040278                8.625               8.625             0.25                     0             0           0.0075
       777040297                9.437               9.437             0.25                     0          0.25           0.0075
       777040299                7.625               7.625            0.375                     0             0           0.0075
       777040352                 6.25                6.25            0.375                     0             0           0.0075
       777040354                9.062               9.062             0.25                     0          0.17           0.0075
       777040356                 7.25                7.25            0.375                     0             0           0.0075
       777040357                6.875               6.875            0.375                     0             0           0.0075
       777040365                7.125               7.125            0.375                     0             0           0.0075
       777040370                8.937               8.937             0.25                     0          0.14           0.0075
       777040394                6.875               6.875            0.375                     0             0           0.0075
       777040398                7.937               7.937            0.375                     0          0.43           0.0075
       777040399                  7.5                 7.5             0.25                     0             0           0.0075
       777040406                9.624               9.624             0.25                     0          0.75           0.0075
       777040407                9.624               9.624             0.25                     0          0.69           0.0075
       777040413                  6.5                 6.5            0.375                     0             0           0.0075
       777040429                8.125               8.125             0.25                     0           0.3           0.0075
       777040430                5.875               5.875            0.375                     0             0           0.0075
       777040434                7.311               7.311            0.375                     0          0.26           0.0075
       777040443                8.625               8.625             0.25                     0             0           0.0075
       777040448                7.875               7.875            0.375                     0             0           0.0075
       777040449                6.375               6.375            0.375                     0             0           0.0075
       777040478                6.625               6.625            0.375                     0             0           0.0075
       777040482                6.625               6.625            0.375                     0             0           0.0075
       777040484                7.874               7.874            0.375                     0          0.44           0.0075
       777040485                 7.25                7.25             0.25                     0             0           0.0075
       777040487                8.312               8.312            0.375                     0          0.77           0.0075
       777040551                  7.5                 7.5            0.375                     0             0           0.0075
       777040554                 8.25                8.25            0.375                     0             0           0.0075
       777040557                9.186               9.186             0.25                     0         0.561           0.0075
       777040577                    8                   8            0.375                     0          1.25           0.0075
       777040578                  8.5                 8.5            0.375                     0             0           0.0075
       777040593                8.937               8.937            0.375                     0          0.56           0.0075
       777040596                8.937               8.937            0.375                     0          0.25           0.0075
       777040603                8.875               8.875            0.375                     0          0.54           0.0075
       777040635                 6.75                6.75            0.375                     0             0           0.0075
       777040639                6.875               6.875            0.375                     0             0           0.0075
       777040643                6.625               6.625            0.375                     0             0           0.0075
       777040649                8.937               8.937            0.375                     0          0.25           0.0075
       777040658                8.125               8.125             0.25                     0             0           0.0075
       777040662                 8.25                8.25             0.25                     0             0           0.0075
       777040663                 7.25                7.25             0.25                     0             0           0.0075
       777040671                7.125               7.125            0.375                     0             0           0.0075
       777040676                7.875               7.875            0.375                     0          0.54           0.0075
       777040677                6.625               6.625             0.25                     0             0           0.0075
       777040693                 7.25                7.25            0.375                     0             0           0.0075
       777040694                8.625               8.625             0.25                     0             0           0.0075
       777040705                 6.25                6.25             0.25                     0             0           0.0075
       777040708                    7                   7             0.25                     0             0           0.0075
       777040723                    7                   7             0.25                     0             0           0.0075
       777040752                9.187               9.187             0.25                     0          0.26           0.0075
       777040753                9.187               9.187             0.25                     0          0.14           0.0075
       777040761                 7.75                7.75             0.25                     0             0           0.0075
       777040767                 7.25                7.25             0.25                     0             0           0.0075
       777040776                6.375               6.375            0.375                     0             0           0.0075
       777040779               10.125              10.125            0.375                     0             0           0.0075
       777040790                6.875               6.875            0.375                     0             0           0.0075
       777040819                 6.75                6.75            0.375                     0             0           0.0075
       777040820                 6.75                6.75            0.375                     0             0           0.0075
       777040843                6.375               6.375            0.375                     0             0           0.0075
       777040918                6.375               6.375            0.375                     0             0           0.0075
       777041008                6.375               6.375             0.25                     0             0           0.0075

UBS Loan ID           Net Rate        Original Payment          Current PI        Note Date          First Pay Date
----------------------------------------------------------------------------------------------------------------------
       334405839          8.1175                    758.17            758.17          1/20/2006              3/1/2006
       334532900          5.9925                    956.25            956.25         10/25/2006             12/1/2006
       334532908          6.8675                   1432.23           1432.23         10/23/2006             12/1/2006
       334532949          6.8675                   2078.33           2074.65         10/20/2006             12/1/2006
       334655990          8.1175                    760.07            760.07         11/16/2006             11/1/2006
       334659518          6.6175                   1598.33           1598.33         11/22/2006              1/1/2007
       334659541          6.6175                   1224.75           1224.75         11/15/2006              1/1/2007
       334688853          7.6175                   2266.67           2266.67         10/11/2006             12/1/2006
       334720548          5.1175                   3406.73           3406.73          9/30/2005             12/1/2005
       334720549          4.9925                   2974.61           2974.61          5/11/2006              7/1/2006
       334738020          6.0575                   1116.27           1116.27          12/6/2006              2/1/2007
       334738165          6.2375                    675.82            675.82         12/11/2006              2/1/2007
       334740598          8.2425                   2278.44           2278.44          11/9/2006              1/1/2007
       334740620          6.7425                   1648.25           1647.06         12/20/2006              2/1/2007
       334756494          6.2425                    971.67            971.67         12/22/2006              2/1/2007
       334756551          6.8675                     478.5             478.5         11/22/2006              1/1/2007
       334921808          7.7425                   1082.66           1082.66         11/30/2006              1/1/2007
       335664299          6.1175                   2807.42           2807.42          5/30/2007              7/1/2007
       335664300          6.4925                    2918.7            2918.7          5/31/2007              7/1/2007
       335664305          5.8675                   2852.13           2852.13          5/24/2007              7/1/2007
       335664316          6.3675                   3257.91           3257.91          5/31/2007              7/1/2007
       335664354          6.1175                    2337.5            2337.5          5/23/2007              7/1/2007
       335664362          6.1175                   3019.63           3018.77          5/30/2007              7/1/2007
       335664376          5.4925                   2391.04           2391.04          5/31/2007              7/1/2007
       335664377          6.8675                   2968.75           2968.75          5/30/2007              7/1/2007
       335664379          6.1175                   3038.75           3038.75          5/23/2007              7/1/2007
       335664387          5.9925                   4583.33           4583.33          5/25/2007              7/1/2007
       335664390          5.9925                   4956.77           4956.32          5/30/2007              7/1/2007
       335664393          6.2425                      6500           6498.65          5/31/2007              7/1/2007
       335736334          7.2425                    855.84            855.84           6/2/2006              8/1/2006
       335736335          7.2425                   1710.98           1710.98          7/13/2006              9/1/2006
       335736339          8.2425                    811.97            811.97          8/23/2006             10/1/2006
       335736340          6.8675                     926.5             926.5          9/18/2006             11/1/2006
       335736342          5.9925                    738.86            738.86          8/26/2006             10/1/2006
       335736344          6.4925                   6536.25           6536.25         11/15/2006              1/1/2007
       335736361          6.7425                   1571.45           1571.45         11/17/2006              1/1/2007
       335751199          6.1175                   2857.33           2857.33          6/18/2007              8/1/2007
       335751203          5.8675                   2624.88           2624.88          5/30/2007              7/1/2007
       335751204          6.2425                   2975.78           2975.78          5/31/2007              7/1/2007
       335751227          6.7425                   2893.33           2893.33          6/21/2007              8/1/2007
       335847961          7.2425                    696.36            696.36          9/20/2006             11/1/2006
       335847965          6.2425                   1391.25           1391.25         10/23/2006             12/1/2006
       335847968          6.6175                   1496.93           1496.93          9/21/2006             11/1/2006
       777005164          5.4925                    4295.1           1167.15          3/28/2003              5/1/2004
       777008436          5.4925                    729.47            729.47           8/4/2005             10/1/2005
       777008553          6.9925                   1105.08           1105.08          8/18/2005             10/1/2005
       777008555          6.4925                    579.41            579.41          8/17/2005             10/1/2005
       777008649          5.7425                    523.18            523.16          8/15/2005             10/1/2005
       777010295          7.6175                   5133.49           5133.49          11/2/2005              1/1/2006
       777010304          4.8675                   2595.36           2595.36          6/24/2005              8/1/2005
       777010306          4.7425                   2164.88           2164.88          7/19/2005              9/1/2005
       777010315          5.9925                   1847.15           1847.15          8/31/2005             10/1/2005
       777011692          7.6175                   1614.38           1614.29         11/28/2005              1/1/2006
       777017938          6.1175                   1350.97           1350.97          4/21/2006              6/1/2006
       777018098          7.2425                    699.21            699.21           5/5/2006              7/1/2006
       777018345          5.9925                    511.05            511.05          4/21/2006              6/1/2006
       777019969          7.2425                    590.94            590.94          6/15/2006              8/1/2006
       777022040          7.6175                    1087.6            1087.6          6/22/2006              8/1/2006
       777022104          7.3675                    951.27            951.27          7/12/2006              9/1/2006
       777022731          6.6175                   1365.76           1365.76          7/28/2006             10/1/2006
       777022867          6.7425                    851.59            851.59          8/10/2006             10/1/2006
       777022899          7.2425                       840               840          8/28/2006             10/1/2006
       777023524          6.8095                    1245.4            1245.4           8/9/2006             10/1/2006
       777024142          6.6175                    591.24            591.24          8/25/2006             10/1/2006
       777024145          7.4925                    630.44            630.44          9/15/2006             11/1/2006
       777024357          6.8675                    835.41            835.41          8/25/2006             10/1/2006
       777024375          6.3675                   3311.72           3311.72          8/25/2006             10/1/2006
       777024623          7.1175                    966.95            966.95          9/14/2006             11/1/2006
       777024877          6.6175                   2743.71           2743.71          10/6/2006             12/1/2006
       777024948          6.7975                   1810.94           1810.94          9/11/2006             11/1/2006
       777025030          7.1175                     859.2             859.2          9/25/2006             11/1/2006
       777025382          7.3675                   1330.65           1330.65         10/10/2006             12/1/2006
       777025988          7.4925                    1070.2            1070.2          9/22/2006             11/1/2006
       777026173          6.1175                   2507.96           2507.96          10/6/2006             12/1/2006
       777026199          6.3675                    1645.6            1645.6         10/13/2006             12/1/2006
       777026269          6.7425                    355.36            355.36          11/6/2006              1/1/2007
       777026273          6.8675                   2295.84           2295.83          10/6/2006             12/1/2006
       777026468          7.8675                    450.76            450.76         10/31/2006             12/1/2006
       777026595          6.1175                   2245.93           2245.93          10/4/2006             12/1/2006
       777026750          6.7425                    355.36            355.36          11/6/2006              1/1/2007
       777026765          7.4925                   1398.46           1398.46          11/9/2006              1/1/2007
       777027150          7.4925                    1318.2            1318.2         10/26/2006             12/1/2006
       777027202          6.8675                   2810.57           2810.57          11/6/2006              1/1/2007
       777027266          8.3675                   1331.58           1331.58         10/27/2006             12/1/2006
       777027293          6.4925                    3119.3            3119.3          11/3/2006              1/1/2007
       777027474          6.7425                     808.5             808.5         10/26/2006             12/1/2006
       777027538          6.1175                   2214.74           2214.74         10/14/2006             12/1/2006
       777027649          6.1175                   2218.56           2218.56         11/10/2006              1/1/2007
       777027783          6.1175                   1597.11           1597.11         10/23/2006             12/1/2006
       777028136          6.4925                   1576.63           1576.63          11/1/2006              1/1/2007
       777028237          7.8675                    1457.5              1457         11/10/2006              1/1/2007
       777028498          5.8675                    516.47            516.47         11/15/2006              1/1/2007
       777028656          6.2425                   2684.06           2684.06          11/1/2006              1/1/2007
       777028666          7.6175                    485.61            485.61         11/14/2006              1/1/2007
       777028816          7.3675                    685.85            685.85          12/1/2006              2/1/2007
       777028834          7.4925                   3438.78           3438.78          11/2/2006              1/1/2007
       777028888          7.6175                    917.14            917.14         12/27/2006              2/1/2007
       777028924          6.2425                   6636.72           6636.72          12/6/2006              2/1/2007
       777028942          7.1175                     531.4             531.4          12/8/2006              2/1/2007
       777028979          7.9925                    881.72            881.72          12/4/2006              1/1/2007
       777028989          5.9925                    600.32            600.32         12/14/2006              2/1/2007
       777029007          6.2425                    736.68            736.68         11/14/2006              1/1/2007
       777029082          6.3075                   1077.28           1077.28          12/6/2006              2/1/2007
       777029110          7.7425                   2190.05           2190.05           1/5/2007              3/1/2007
       777029183          6.8675                    3752.5            3752.5         11/30/2006              2/1/2007
       777029204          5.8675                   1172.69           1172.69         11/15/2006              1/1/2007
       777029210          6.2425                   1142.92           1142.92         11/16/2006              1/1/2007
       777029320          6.2425                    781.38            781.38         12/28/2006              2/1/2007
       777029383          7.1175                   1113.71           1113.71         12/15/2006              2/1/2007
       777029420          6.6175                    918.06            918.06         12/18/2006              2/1/2007
       777029431          6.8675                    404.23            404.23          12/1/2006              1/1/2007
       777029449          6.6175                   1829.58           1829.58         11/25/2006              1/1/2007
       777029455          7.3675                    1908.5            1908.5         11/27/2006              2/1/2007
       777029589          6.8675                    863.41            863.41         12/15/2006              2/1/2007
       777029659          7.4925                   1203.57           1203.57         12/22/2006              2/1/2007
       777029734          6.6175                   1852.54           1852.54         12/12/2006              2/1/2007
       777029774          6.4925                   1011.82           1011.82         12/18/2006              2/1/2007
       777029776          6.4925                    801.02            801.02         12/18/2006              2/1/2007
       777029777          6.4925                    526.99            526.99         12/18/2006              2/1/2007
       777029799          6.6175                   8375.84           8375.84         12/21/2006              2/1/2007
       777029815          6.3425                   2009.01           2009.01         12/12/2006              2/1/2007
       777029931          6.2425                   2258.75           2258.75         12/11/2006              2/1/2007
       777029950          7.2425                   1258.59           1258.59         12/14/2006              2/1/2007
       777029979          7.6175                       819               819         12/27/2006              2/1/2007
       777029981          7.6175                    991.72            991.73         12/27/2006              2/1/2007
       777030042          8.2425                   2060.69           2060.69         12/20/2006              2/1/2007
       777030211          6.9925                   1182.89           1182.89         12/22/2006              2/1/2007
       777030263          6.1175                    745.61            745.61         12/21/2006              2/1/2007
       777030286          7.3675                   1369.58           1369.58         12/27/2006              2/1/2007
       777030296          7.3675                    828.12            828.12         12/29/2006              2/1/2007
       777030324          7.3675                   1215.42           1215.42         12/29/2006              2/1/2007
       777030335          7.7425                   1565.12           1565.12           1/3/2007              3/1/2007
       777030414          6.8675                   1828.23           1828.23           1/4/2007              3/1/2007
       777030515          7.6475                    964.35            964.35          1/31/2007              3/1/2007
       777030637          7.1125                    918.95            918.95         12/26/2006              2/1/2007
       777030643          7.5575                    580.03            580.03         12/29/2006              2/1/2007
       777030846          6.2425                   1118.36           1118.36         12/16/2006              2/1/2007
       777030944          6.4925                   1225.85           1225.85          1/16/2007              3/1/2007
       777031066          6.3675                    3995.7            3995.7           2/1/2007              4/1/2007
       777031118          7.3675                    785.65            785.65           2/5/2007              4/1/2007
       777031127          7.2425                    2496.2            2496.2         10/26/2006             12/1/2006
       777031148          6.6175                   2741.05           2741.05          1/23/2007              3/1/2007
       777031374          7.6175                   1227.12           1227.12          2/14/2007              4/1/2007
       777031379          7.9425                   1859.57           1859.57          1/12/2007              3/1/2007
       777031569          7.2425                    698.75            698.75           2/1/2007              4/1/2007
       777031602          7.6335                   1025.27           1025.27          1/17/2007              3/1/2007
       777031677          6.8675                   2181.05           2181.05          1/31/2007              3/1/2007
       777031683          7.6175                   1478.53           1478.53          2/12/2007              4/1/2007
       777031704          6.6155                   1169.57           1169.57          1/22/2007              3/1/2007
       777031705          6.6155                    1236.4            1236.4          1/23/2007              3/1/2007
       777031766          6.9925                    651.48            651.48          1/10/2007              3/1/2007
       777031783          6.6175                   2361.82           2361.82          1/11/2007              3/1/2007
       777031836          7.4925                     646.4             646.4           2/8/2007              4/1/2007
       777031906          7.4925                   1916.25           1916.25          2/23/2007              4/1/2007
       777031978          6.4925                   1054.17           1054.17          2/21/2007              4/1/2007
       777032001          6.6175                    784.83            784.83           2/6/2007              4/1/2007
       777032047          7.3675                   1601.25           1601.25           2/6/2007              3/1/2007
       777032061          8.1175                   1077.58           1077.58           1/5/2007              3/1/2007
       777032109          7.2425                    894.57            894.57          2/14/2007              4/1/2007
       777032158          7.7935                   1461.07           1461.07           3/5/2007              5/1/2007
       777032182          6.6175                    789.29            789.29           2/9/2007              4/1/2007
       777032185          6.6175                    610.92            610.92           2/9/2007              4/1/2007
       777032311          7.2425                   1347.09           1347.09          2/20/2007              4/1/2007
       777032372          6.3675                    581.14            581.14           2/7/2007              4/1/2007
       777032373          6.3675                    435.86            435.86           2/7/2007              4/1/2007
       777032448          5.9925                   1539.29           1539.29          3/12/2007              4/1/2007
       777032451          7.3675                    2744.8            2744.8          2/23/2007              4/1/2007
       777032459          7.2975                    819.47            819.47          2/21/2007              4/1/2007
       777032614          7.3675                   1215.04           1215.04           3/9/2007              5/1/2007
       777032632          6.9925                    486.05            486.05          3/28/2007              5/1/2007
       777032637          7.7425                    878.26            878.26           3/9/2007              5/1/2007
       777032699          6.9925                    455.35            455.35          3/13/2007              5/1/2007
       777032712          6.6175                    1497.8            1497.8          2/14/2007              4/1/2007
       777032734          6.8675                   3093.33           3093.33           2/5/2007              4/1/2007
       777032756          8.3675                    842.35            842.35          3/12/2007              5/1/2007
       777032767          7.6175                   1298.34           1298.34          2/21/2007              4/1/2007
       777032790          8.3675                    517.23            517.23          3/21/2007              5/1/2007
       777032859          6.0775                    581.61            581.61          2/15/2007              4/1/2007
       777032875          7.3675                    424.68            424.68           3/1/2007              5/1/2007
       777032886          6.1175                    5185.5            5185.5          2/16/2007              4/1/2007
       777032887          7.6175                   1185.32           1185.32          2/20/2007              4/1/2007
       777032914          7.2425                    1605.4            1605.4           3/2/2007              5/1/2007
       777032945          7.4925                    830.47            830.47          2/28/2007              4/1/2007
       777033051          6.9925                   1524.17           1524.17          2/21/2007              4/1/2007
       777033075          7.3675                   1064.52           1064.52          2/26/2007              4/1/2007
       777033293          6.1175                   1017.84           1017.84          2/28/2007              4/1/2007
       777033294          6.3605                   2472.81           2472.81          2/13/2007              4/1/2007
       777033302          7.3675                      9455              9455           3/1/2007              5/1/2007
       777033303          8.3675                    517.23            517.23           3/6/2007              5/1/2007
       777033312          7.3675                    566.23            566.23          2/28/2007              4/1/2007
       777033353          7.2425                    576.15            576.15           3/2/2007              5/1/2007
       777033357          7.2425                    489.45            489.45           3/2/2007              5/1/2007
       777033367          6.7425                    628.05            628.05           3/5/2007              5/1/2007
       777033463          6.2425                   1545.84           1545.28           3/9/2007              5/1/2007
       777033513          6.9925                   1118.77           1118.77           3/6/2007              5/1/2007
       777033559          6.7425                    431.12            431.12          3/12/2007              5/1/2007
       777033569          6.6175                   2299.25           2299.25          2/28/2007              5/1/2007
       777033613          5.9185                   1942.78           1942.78           3/9/2007              5/1/2007
       777033633          8.3675                    490.01            490.01           3/6/2007              5/1/2007
       777033634          6.4075                    772.77            772.77          3/14/2007              5/1/2007
       777033661          7.1175                    1215.4           1214.82           3/9/2007              5/1/2007
       777033665          7.2975                    966.36            966.36          3/13/2007              5/1/2007
       777033688          7.3675                   1493.17           1493.17           3/6/2007              5/1/2007
       777033703          6.7425                   3256.26           3256.26          2/23/2007              4/1/2007
       777033797          7.0435                   4022.37           4022.37          3/30/2007              5/1/2007
       777033923          8.3675                   3345.46           3345.46          4/13/2007              6/1/2007
       777033927          8.3675                   3321.45           3321.45           4/9/2007              5/1/2007
       777033998          6.3675                   1093.28           1093.28          3/23/2007              5/1/2007
       777034066          6.4925                   1489.18           1489.18           3/8/2007              5/1/2007
       777034134          5.2425                   1856.25           1856.25          3/21/2007              5/1/2007
       777034137          7.8625                    723.48            723.48           4/4/2007              5/1/2007
       777034177          7.9925                    861.92            861.92          3/30/2007              5/1/2007
       777034246          6.5225                   1036.91           1036.91          3/20/2007              5/1/2007
       777034318          5.9925                    870.72            870.72          3/29/2007              5/1/2007
       777034336          6.2425                    632.07            632.07          3/15/2007              5/1/2007
       777034338          7.6175                   7250.69           7250.69          3/19/2007              5/1/2007
       777034365          7.7655                   2346.57           2346.57          4/10/2007              6/1/2007
       777034371          8.3675                   2737.82           2737.82          3/23/2007              5/1/2007
       777034378          8.2975                   2186.79           2186.79          3/23/2007              5/1/2007
       777034387          6.4925                    870.75            870.75          3/23/2007              5/1/2007
       777034427          7.3675                   1191.18           1191.18           4/6/2007              6/1/2007
       777034429          8.3675                   2512.26           2512.26          3/22/2007              5/1/2007
       777034739          6.2425                   3102.93           3102.93          3/20/2007              5/1/2007
       777034983          6.4925                   1604.17           1604.07          4/11/2007              6/1/2007
       777035007          7.3675                   2162.14           2162.14          4/20/2007              6/1/2007
       777035170          7.6175                   1391.25           1391.25          6/21/2007              8/1/2007
       777035245          6.8675                    2574.5            2574.5          4/17/2007              6/1/2007
       777035278          7.2425                   1774.16           1774.16           4/9/2007              6/1/2007
       777035300          8.1175                   3589.06           3589.06          4/13/2007              6/1/2007
       777035335          6.2425                   3442.49           3442.49          4/23/2007              6/1/2007
       777035428          8.8075                   1791.26           1791.26          4/16/2007              6/1/2007
       777035496          6.6105                    1365.7            1365.7          4/23/2007              6/1/2007
       777035617          8.2055                   1232.66           1232.66          2/26/2007              4/1/2007
       777035624          6.6175                   1560.21           1560.21          4/24/2007              6/1/2007
       777035710          6.8675                   2809.41           2809.41          4/30/2007              6/1/2007
       777035723          7.7425                   1006.96           1006.96          4/30/2007              6/1/2007
       777035760          7.2425                   7546.88           7546.88           6/1/2007              8/1/2007
       777035762          7.4075                   2551.56           2551.56          5/16/2007              7/1/2007
       777035786          7.1175                    518.01            518.01           6/1/2007              7/1/2007
       777035933          6.4925                   2764.65           2764.65          5/25/2007              7/1/2007
       777035949          7.7525                   2518.13           2518.12           6/7/2007              8/1/2007
       777035988          6.7425                   2968.75           2968.75           5/1/2007              6/1/2007
       777035997          6.1175                   1729.72           1729.72          4/20/2007              6/1/2007
       777035998          6.9925                   2270.84           2270.84          4/26/2007              7/1/2007
       777036128          7.1175                    827.76            827.76          7/11/2007              9/1/2007
       777036313          5.8675                   2291.67           2291.67           5/8/2007              7/1/2007
       777036315          5.8675                   4739.58           4739.58          6/26/2007              8/1/2007
       777036329          6.4925                   1209.38           1209.38          6/26/2007              8/1/2007
       777036349          5.8675                   1497.98           1497.98          5/10/2007              7/1/2007
       777036369          6.2425                   2300.85           2300.85          5/11/2007              7/1/2007
       777036443          7.7775                   1767.26           1767.26          4/30/2007              6/1/2007
       777036459          6.3675                      3780              3780           5/7/2007              7/1/2007
       777036524          7.7425                      2937              2937          5/10/2007              7/1/2007
       777036527          5.8675                   2308.94           2308.94          5/17/2007              7/1/2007
       777036579          6.2425                   5416.67           5416.65           6/5/2007              8/1/2007
       777036689          5.9925                    3867.5            3867.5           6/1/2007              8/1/2007
       777036692          6.1675                   1440.84           1440.84          5/29/2007              7/1/2007
       777036817          7.9925                    1255.1            1255.1          5/25/2007              7/1/2007
       777036834          6.9925                    1944.6            1944.6          5/16/2007              7/1/2007
       777036845          6.6175                    2875.7            2875.7          5/15/2007              7/1/2007
       777036887          7.5655                   1478.82           1478.82          7/12/2007              9/1/2007
       777036906          6.2425                   1118.36           1118.36          5/21/2007              7/1/2007
       777036959          6.2425                   2389.22           2389.22          6/22/2007              8/1/2007
       777036960          7.6175                      5775              5775          6/14/2007              8/1/2007
       777036981          5.5815                   2481.04           2481.04           7/5/2007              9/1/2007
       777037017          6.2425                   3476.37           3476.37          5/21/2007              7/1/2007
       777037023          7.9275                   2417.17           2417.17          5/17/2007              7/1/2007
       777037059          6.3675                   1415.09           1415.09          6/28/2007              8/1/2007
       777037063          6.4925                   5596.88           5579.97          5/21/2007              7/1/2007
       777037087          6.5075                   2367.75           2367.75          5/11/2007              7/1/2007
       777037098          5.7425                    1709.9            1709.9          6/12/2007              8/1/2007
       777037153          6.2425                   3064.06           3064.06          7/24/2007              9/1/2007
       777037155          6.2425                      2650              2650          7/24/2007              9/1/2007
       777037186          7.1175                    854.71            854.71           6/4/2007              8/1/2007
       777037187          7.3675                   3981.34           3981.34          5/31/2007              7/1/2007
       777037209          5.9925                    621.87            621.87          3/12/2007              5/1/2007
       777037225          6.6175                    750.87            750.87           6/1/2007              8/1/2007
       777037237          6.2425                    669.99            669.99           7/3/2007              9/1/2007
       777037276          6.8675                    926.36            926.36          6/28/2007              8/1/2007
       777037277          6.8675                    956.68            956.68          6/28/2007              8/1/2007
       777037278          6.8675                    786.57            786.57          6/28/2007              8/1/2007
       777037283          7.8025                   1110.31           1110.31           6/5/2007              8/1/2007
       777037299          6.2275                   4304.69           4304.69          5/29/2007              7/1/2007
       777037303          8.7015                   2820.01           2820.01          7/10/2007              9/1/2007
       777037383          6.1175                   1434.38           1434.38          6/29/2007              8/1/2007
       777037389          7.3045                    901.68            901.68          7/19/2007              9/1/2007
       777037399          6.4325                   1526.47           1526.47          7/18/2007              9/1/2007
       777037433          5.9525                   1680.36           1680.36          7/18/2007              9/1/2007
       777037445          6.8675                   2809.41           2809.41          6/25/2007              8/1/2007
       777037471          6.6175                    786.61            786.61          6/11/2007              8/1/2007
       777037473          5.6175                   1188.68           1188.68          3/29/2007              5/1/2007
       777037563          8.7085                   2890.95           2890.95          7/25/2007              9/1/2007
       777037566          7.4925                   2131.33           2131.33          7/23/2007              9/1/2007
       777037583          6.4925                    961.42            961.42          6/27/2007              8/1/2007
       777037636          6.7425                   4447.33           4447.33          6/20/2007              8/1/2007
       777037637          6.2425                    631.12            631.12          6/28/2007              8/1/2007
       777037640          7.5275                   3567.34           3536.66          6/18/2007              8/1/2007
       777037643          7.1175                   2581.25           2581.25          6/18/2007              8/1/2007
       777037665          6.8675                   2673.75           2673.75           7/9/2007              9/1/2007
       777037670          6.7175                    3612.5            3612.5           6/5/2007              8/1/2007
       777037677          8.4955                    623.97            623.97          6/21/2007              8/1/2007
       777037717          8.3675                    588.01            588.01          7/13/2007              9/1/2007
       777037727          8.3445                   1188.89           1188.89           7/9/2007              9/1/2007
       777037770          8.2425                      1275           1274.82           7/2/2007              8/1/2007
       777037795          8.5145                   1804.94           1804.94          7/30/2007              9/1/2007
       777037811          9.0945                   1505.09           1505.09          6/13/2007              8/1/2007
       777037814          7.5215                    1226.7            1226.7          6/15/2007              8/1/2007
       777037840          7.9995                   2160.17           2160.17          6/22/2007              8/1/2007
       777037846          7.2425                       850               850          7/20/2007              9/1/2007
       777037864          8.3695                   1963.34           1963.34          6/28/2007              8/1/2007
       777037866          6.6175                   1609.48           1609.48          6/27/2007              8/1/2007
       777037875          6.1175                   7041.67           7041.67           7/6/2007              9/1/2007
       777037891          8.9295                   1199.29           1199.29           7/9/2007              9/1/2007
       777037895          7.1175                    690.68            690.68           7/3/2007              9/1/2007
       777037929          8.3675                   2438.72           2438.72          6/15/2007              8/1/2007
       777037940          7.1175                    701.73            701.73          6/25/2007              8/1/2007
       777037945          8.3695                   2291.01           2291.01           7/3/2007              8/1/2007
       777037954          7.6175                   3987.88           3987.88           7/3/2007              9/1/2007
       777037986          8.6175                    3580.4            3580.4          6/29/2007              8/1/2007
       777037991          7.1175                   1127.18           1127.18          6/15/2007              8/1/2007
       777038024          8.6165                   1163.31           1163.28           7/2/2007              8/1/2007
       777038029          8.3675                    1627.5            1627.5           7/9/2007              9/1/2007
       777038040          8.3265                   1729.76           1729.76           7/6/2007              9/1/2007
       777038041          6.2425                   2253.33           2253.33          6/26/2007              8/1/2007
       777038055          8.6745                    691.52            691.52           7/9/2007              9/1/2007
       777038064          7.7425                   5389.58           5389.58          6/26/2007              8/1/2007
       777038075          6.7425                    465.71            465.71          7/14/2007              9/1/2007
       777038079          7.6175                    829.48            829.48          6/28/2007              8/1/2007
       777038091          7.1175                   2691.88           2691.88          6/19/2007              8/1/2007
       777038103          7.6175                   1292.12           1292.12          6/18/2007              8/1/2007
       777038107          7.8175                    5865.7            5865.7           6/8/2007              8/1/2007
       777038143          6.2425                   4306.25           4306.25          7/31/2007              9/1/2007
       777038147          7.1175                    745.31            745.31          5/14/2007              7/1/2007
       777038162          7.1175                      1475              1475          6/15/2007              8/1/2007
       777038175          8.2315                    512.94            512.94          7/12/2007              9/1/2007
       777038181          7.3675                   1129.64           1129.64          6/20/2007              8/1/2007
       777038182          5.7795                   1591.29           1591.29          7/23/2007              9/1/2007
       777038185          8.4915                    620.93            620.93          7/12/2007              9/1/2007
       777038191          8.1825                   3539.74           3539.74           6/5/2007              8/1/2007
       777038198          8.3675                   4032.41           4032.41          7/26/2007              9/1/2007
       777038199          6.7425                   3299.91           3299.91          6/28/2007              8/1/2007
       777038204          7.4925                    773.01            773.01          7/30/2007              9/1/2007
       777038206          6.5735                    3403.1            3403.1           7/2/2007              9/1/2007
       777038227          6.7425                    631.37            631.37          7/24/2007              9/1/2007
       777038229          8.6345                   1080.27           1080.27          7/16/2007              9/1/2007
       777038235          6.7425                    1149.5            1149.5           7/5/2007              9/1/2007
       777038239          5.4925                      2307              2307           7/2/2007              9/1/2007
       777038255          8.6175                   2928.75           2928.75          7/13/2007              9/1/2007
       777038256          7.3675                   3052.36           3052.36           6/1/2007              8/1/2007
       777038264          6.6175                    2266.4            2266.4          6/19/2007              8/1/2007
       777038270          7.9295                    824.37            824.37          7/12/2007              9/1/2007
       777038289          6.9925                    789.04            789.04           7/6/2007              9/1/2007
       777038312          7.5915                   3682.49           3682.49          6/27/2007              8/1/2007
       777038331          6.2425                   8833.33           8833.33          7/25/2007              9/1/2007
       777038332          5.4925                   2105.21           2105.21          7/12/2007              9/1/2007
       777038335          7.5625                    681.64            681.64          6/18/2007              8/1/2007
       777038349          6.8675                   1080.63           1080.63           7/3/2007              9/1/2007
       777038359          8.3825                   1150.39           1150.39          6/21/2007              8/1/2007
       777038362          6.9925                     376.9             376.9          7/13/2007              9/1/2007
       777038363          6.8675                   2351.25           2350.66           6/6/2007              8/1/2007
       777038367          6.6175                   2389.06           2389.06           6/7/2007              8/1/2007
       777038375          8.8495                    810.34            810.34          6/28/2007              8/1/2007
       777038377          7.0225                   1351.21           1351.21          7/10/2007              9/1/2007
       777038378          8.5495                    945.11            945.11           7/3/2007              9/1/2007
       777038382          7.2425                   2712.95           2712.95           6/8/2007              8/1/2007
       777038383          8.3675                   1593.07           1593.07          6/22/2007              8/1/2007
       777038401          7.6175                      5775              5775          7/12/2007              9/1/2007
       777038417          8.2645                   1088.28           1088.28          7/12/2007              9/1/2007
       777038420          6.2425                    7216.3            7216.3          7/20/2007              9/1/2007
       777038423          7.8675                    1237.5            1237.5          6/11/2007              8/1/2007
       777038425          5.9925                   2438.55           2438.55          6/22/2007              8/1/2007
       777038435          7.6175                   1421.14           1421.14          6/25/2007              8/1/2007
       777038462          6.7425                    622.72            622.72          6/28/2007              8/1/2007
       777038466          7.1175                   1406.25           1406.25          7/30/2007              9/1/2007
       777038500          5.6175                    1712.5            1712.5           6/8/2007              8/1/2007
       777038502          6.1175                      3250              3250          6/25/2007              8/1/2007
       777038505          6.5725                   3004.44           3004.44          8/10/2007             10/1/2007
       777038526          7.8675                    748.44            748.44          6/11/2007              8/1/2007
       777038540          6.7425                    683.27            683.27          6/28/2007              8/1/2007
       777038542          6.7425                    592.45            592.45          6/28/2007              8/1/2007
       777038543          6.2425                   1739.06           1739.06          7/17/2007              9/1/2007
       777038557          6.7425                    553.53            553.53          6/28/2007              8/1/2007
       777038558          6.7425                    657.32            657.32          6/28/2007              8/1/2007
       777038564          6.4015                    2062.2            2062.2          7/18/2007              9/1/2007
       777038589          8.3675                       782               782          7/27/2007              9/1/2007
       777038592          6.7425                   2578.33           2578.33          6/29/2007              9/1/2007
       777038599          8.0565                   1904.62           1904.62          6/28/2007              8/1/2007
       777038604          8.2425                    671.26            671.26           7/5/2007              9/1/2007
       777038610           8.617                   1112.23           1112.23          7/23/2007              9/1/2007
       777038630          8.5325                   2606.98           2606.98          6/25/2007              8/1/2007
       777038634          7.1175                   7252.09           7252.09           8/9/2007             10/1/2007
       777038637          7.7425                   1061.77           1061.77          7/31/2007             10/1/2007
       777038644          6.6175                   1527.36           1527.36           7/6/2007              9/1/2007
       777038649          7.9945                   1064.42           1064.42          7/12/2007              9/1/2007
       777038659          6.7425                    698.57            698.57           8/8/2007             10/1/2007
       777038676          7.5875                   5135.63           5135.63          6/27/2007              8/1/2007
       777038687          6.4925                   1459.35           1459.35          6/27/2007              9/1/2007
       777038694          8.1615                    1531.5            1531.5           8/7/2007             10/1/2007
       777038701          7.6175                    1087.6            1087.6           7/2/2007              9/1/2007
       777038709          6.6175                   3561.26           3561.26           7/6/2007              9/1/2007
       777038710          6.3675                   2063.29           2063.29          7/30/2007             10/1/2007
       777038728          8.2425                    898.24            898.24           8/3/2007             10/1/2007
       777038729          6.2425                   6320.68           6320.68          7/17/2007              9/1/2007
       777038749          7.2425                   1258.59           1258.59          7/11/2007              9/1/2007
       777038769          6.1175                   2136.39           2136.39          6/29/2007              8/1/2007
       777038784          8.5085                    2908.9            2908.9          7/24/2007              9/1/2007
       777038791          5.7425                   4557.08           4557.08          7/17/2007              9/1/2007
       777038804          7.1175                   1795.76           1795.76          7/23/2007              9/1/2007
       777038805          8.5225                   2563.02           2563.02           7/3/2007              8/1/2007
       777038814          7.7525                    715.86            715.86          6/28/2007              8/1/2007
       777038821          6.8675                   1989.06           1989.06           8/2/2007             10/1/2007
       777038825          5.8375                   3564.97           3564.97          6/13/2007              8/1/2007
       777038831          7.9925                   1794.38           1794.38          6/27/2007              8/1/2007
       777038834          6.2425                    316.03            316.03          8/15/2007             10/1/2007
       777038842          8.4675                   1250.47           1250.47          6/29/2007              8/1/2007
       777038852          8.2045                   1961.17           1961.17           7/1/2007              8/1/2007
       777038855          7.5645                   1681.01           1681.01          6/25/2007              8/1/2007
       777038877          7.6175                   1921.43           1921.43          6/25/2007              8/1/2007
       777038882          6.8675                    741.09            741.09           8/1/2007             10/1/2007
       777038891          8.3675                    840.01            840.01           7/5/2007              9/1/2007
       777038919          7.4925                   1127.63           1127.63           7/3/2007              9/1/2007
       777038933          6.1175                   2269.58           2269.58          7/25/2007              9/1/2007
       777038953          8.6175                   2329.69           2329.69           7/3/2007              9/1/2007
       777038960          5.9925                      2720              2720           7/6/2007              9/1/2007
       777038962          8.7015                   1094.46           1094.47          7/23/2007              9/1/2007
       777038965          6.3275                   1807.97           1807.97          7/18/2007              9/1/2007
       777038966          6.0915                    608.23            608.23          7/16/2007              9/1/2007
       777038967          7.3675                   3892.87           3892.87          7/18/2007              9/1/2007
       777038969          6.2925                   2878.59           2878.59          6/18/2007              8/1/2007
       777038979          6.2425                   2697.03           2697.03          6/25/2007              8/1/2007
       777038984          6.6495                   3762.64           3762.64           7/5/2007              9/1/2007
       777039004          6.2425                   4226.01           4226.01           8/2/2007             10/1/2007
       777039016          7.4925                   1253.36           1253.36          7/23/2007              9/1/2007
       777039023          6.4925                   1221.89           1221.89          7/17/2007              9/1/2007
       777039027          8.7165                    1335.4            1335.4          7/18/2007              9/1/2007
       777039034          8.3675                    746.06            746.06           7/6/2007              9/1/2007
       777039041          6.7425                    465.71            465.71          7/17/2007              9/1/2007
       777039046          7.4915                   1949.76           1949.76          8/17/2007             10/1/2007
       777039049          6.6175                    847.52            847.52          7/13/2007              9/1/2007
       777039056          6.1175                  10833.33          10833.33          7/27/2007              9/1/2007
       777039060          7.6175                   2250.94           2250.61          7/26/2007              9/1/2007
       777039066          5.7425                   2552.08           2552.08          7/17/2007              9/1/2007
       777039068          7.1175                   1819.93           1819.93           8/1/2007             10/1/2007
       777039069          7.7425                      2500           2495.89          7/20/2007              9/1/2007
       777039099          6.7645                   1015.85           1015.85          7/18/2007              9/1/2007
       777039112          5.7425                   1878.33           1878.33           7/5/2007              9/1/2007
       777039119          7.9745                   2102.77           2102.77           7/6/2007              9/1/2007
       777039123          7.2425                     802.5             802.5          6/28/2007              8/1/2007
       777039124          8.5175                   2785.55           2785.55           7/5/2007              9/1/2007
       777039125          8.2875                   2413.45           2413.45           7/1/2007              9/1/2007
       777039143          7.3275                   3592.19           3592.19          7/30/2007              9/1/2007
       777039144          6.2445                   1886.59           1886.59          7/25/2007              9/1/2007
       777039146          6.2425                   1459.91           1459.91          7/12/2007              9/1/2007
       777039167          6.7425                    949.53            949.53          7/24/2007              9/1/2007
       777039191          8.3675                    563.51            563.51          7/24/2007              9/1/2007
       777039195          6.7425                    387.87            387.87           9/5/2007             11/1/2007
       777039197          7.0645                     924.3             924.3          7/10/2007              9/1/2007
       777039205          7.3995                   3350.43           3350.43          7/25/2007              9/1/2007
       777039218          7.2895                    734.75            734.74          8/13/2007             10/1/2007
       777039221          7.7645                     901.7             901.7          8/17/2007             10/1/2007
       777039260          8.4925                   2244.17           2244.17          7/12/2007              9/1/2007
       777039274          7.4925                   1490.14           1490.14           8/2/2007             10/1/2007
       777039275          7.1175                    732.12            732.12          7/25/2007              9/1/2007
       777039278          7.2425                      2600              2600          7/11/2007              9/1/2007
       777039281          8.7785                   1092.27           1092.27          8/24/2007             10/1/2007
       777039295          8.8665                    882.33            882.33          7/12/2007              9/1/2007
       777039303          6.4925                   1491.78           1491.78          7/11/2007              9/1/2007
       777039313          8.6175                      1065              1065          6/26/2007              8/1/2007
       777039314          8.5845                    945.47            945.47          7/18/2007              9/1/2007
       777039315          7.5145                    926.15            926.15           8/6/2007             10/1/2007
       777039316          6.9925                   2431.87           2431.87          6/27/2007              8/1/2007
       777039319          8.6025                   2486.55           2486.55          7/19/2007              9/1/2007
       777039323          7.8675                   10312.5           10312.5          7/20/2007              9/1/2007
       777039329          6.8675                   5120.26           5120.26          7/26/2007              9/1/2007
       777039333          6.3675                    2812.5            2812.5           8/9/2007             10/1/2007
       777039336          8.5315                   2011.65           2011.65           8/3/2007              9/1/2007
       777039338          8.5315                   2011.65           2011.65           8/3/2007              9/1/2007
       777039339          6.3675                   3279.38           3279.37          7/26/2007              9/1/2007
       777039345          6.7025                   3412.27           3412.27          7/23/2007              9/1/2007
       777039349          6.2425                    2465.2            2465.2          7/23/2007              9/1/2007
       777039359          7.5775                   2340.19           2340.19          7/23/2007              9/1/2007
       777039364          7.4925                    773.01            773.01          7/30/2007              9/1/2007
       777039366          6.3505                   1058.54           1058.54          7/13/2007              9/1/2007
       777039371          5.3675                   1317.71           1317.71          7/20/2007              9/1/2007
       777039388          5.7425                    1475.1            1475.1           3/1/2007              5/1/2007
       777039395          6.9275                   3185.47           3185.47          7/11/2007              9/1/2007
       777039396          7.2425                   1398.43           1398.43          6/30/2007              8/1/2007
       777039410          6.7425                   2714.43           2714.43          7/14/2007              9/1/2007
       777039419          6.9925                    984.79            984.79           7/6/2007              9/1/2007
       777039420          5.6175                   1753.69           1753.69          8/13/2007             10/1/2007
       777039426          7.2595                    953.83            953.82          7/19/2007              9/1/2007
       777039430          8.7895                   1336.91           1336.91          7/24/2007              9/1/2007
       777039434          8.6945                    1571.4            1571.4          7/24/2007              9/1/2007
       777039439          6.7195                   2092.09           2092.09           8/6/2007             10/1/2007
       777039446          8.5935                   4104.63           4104.63          7/20/2007              9/1/2007
       777039455          8.3675                    653.34            653.34          7/13/2007              9/1/2007
       777039457          6.7425                    766.83            766.83          7/19/2007              9/1/2007
       777039458          7.8675                   1116.72           1116.72          7/31/2007              9/1/2007
       777039489          6.9925                    511.63            511.63          7/13/2007              9/1/2007
       777039491          8.9145                   1761.91           1761.91          7/18/2007              9/1/2007
       777039494          6.9925                  12291.67          12291.67          7/26/2007              9/1/2007
       777039503          8.3675                    538.62            538.62          7/23/2007              9/1/2007
       777039521          7.7715                    982.34            982.34          7/24/2007              9/1/2007
       777039524          7.2895                   1354.51            1354.5          7/17/2007              9/1/2007
       777039536          6.6185                   2835.47           2835.47          7/31/2007             10/1/2007
       777039542          6.0375                   1402.88           1402.88          7/17/2007              9/1/2007
       777039547          8.6395                   2215.04           2215.04          7/30/2007              9/1/2007
       777039550          6.8675                    878.75            878.75          7/26/2007              9/1/2007
       777039551          8.3675                     528.9             528.9          8/10/2007             10/1/2007
       777039552          8.3845                    825.39            825.39          7/27/2007              9/1/2007
       777039553          8.1245                    825.39            825.39          7/27/2007              9/1/2007
       777039562          7.9525                   3740.63           3740.63          7/16/2007              9/1/2007
       777039586          8.3675                   4044.51           4044.51          7/16/2007              9/1/2007
       777039593          6.2425                   2526.33           2526.33          7/21/2007              9/1/2007
       777039604          8.6945                   1614.72           1614.72          8/10/2007             10/1/2007
       777039607          7.6175                   4391.75           4391.75           8/1/2007              9/1/2007
       777039611          6.9925                    364.96            364.96          7/31/2007              9/1/2007
       777039615          6.8675                    890.63            890.63          7/10/2007              9/1/2007
       777039622          8.1175                   3273.65           3273.65          7/18/2007              9/1/2007
       777039623          6.3375                      2475              2475           7/6/2007              9/1/2007
       777039625          5.9225                   1064.22           1064.22          7/24/2007              9/1/2007
       777039637          8.2425                   3067.79           3067.79          7/26/2007              9/1/2007
       777039646          6.7105                   4147.31           4147.31          7/25/2007              9/1/2007
       777039660          6.4865                   1196.25           1196.25           8/1/2007             10/1/2007
       777039663          6.7425                   1178.37           1178.37          8/13/2007             10/1/2007
       777039675          8.4195                   2166.58           2166.58          7/18/2007              8/1/2007
       777039685          5.9925                  10792.95          10792.95          7/18/2007              9/1/2007
       777039699          6.4925                   1434.73           1434.73           8/2/2007             10/1/2007
       777039703          6.9995                    834.68            834.68          7/25/2007              9/1/2007
       777039704          8.0985                   2215.27           2215.27          7/23/2007              8/1/2007
       777039714          6.6865                   2655.98           2655.98          7/20/2007              9/1/2007
       777039718          8.6175                   4293.28           4293.28           8/3/2007              9/1/2007
       777039720          6.4925                   1718.75           1718.75           8/3/2007             10/1/2007
       777039763          6.8365                    1633.8            1633.8          7/20/2007              9/1/2007
       777039769          6.2425                   2081.35           2081.35          8/13/2007             10/1/2007
       777039770          6.9945                   2049.55           2049.55          8/13/2007             10/1/2007
       777039775          5.9795                    836.65            836.65          7/25/2007              9/1/2007
       777039780          5.9925                   1633.59           1633.59          7/26/2007              9/1/2007
       777039782          6.6175                   4490.79           4490.79          7/27/2007             10/1/2007
       777039784          7.3775                   4714.86           4714.86           8/8/2007             10/1/2007
       777039790          8.0545                    818.94            818.94          7/26/2007              9/1/2007
       777039803          6.7425                   1024.57           1024.57          4/19/2007              6/1/2007
       777039805          6.2425                    799.42            799.42          7/11/2007              9/1/2007
       777039823          5.9925                   2815.63           2815.63          5/24/2007              7/1/2007
       777039833          6.3675                   2369.15           2369.15          8/27/2007             10/1/2007
       777039838          7.5095                   1669.82           1669.82          7/26/2007              9/1/2007
       777039851          7.6245                   1065.17           1065.17          7/20/2007              9/1/2007
       777039859          7.1795                   1607.64           1607.64          7/30/2007              9/1/2007
       777039861          7.4815                   1774.69           1774.69          7/30/2007              9/1/2007
       777039862          8.5195                   1905.09           1905.09          8/16/2007             10/1/2007
       777039865          6.7425                   1350.65           1350.65          8/29/2007             10/1/2007
       777039869          8.7495                   1505.27           1505.27          7/31/2007              9/1/2007
       777039873          8.6175                    5498.8            5498.8          7/23/2007              9/1/2007
       777039875          6.2425                   1106.12           1106.12          8/23/2007             10/1/2007
       777039881          7.6175                    493.05            493.05          8/13/2007             10/1/2007
       777039882          7.1175                    353.63            353.63           7/6/2007              9/1/2007
       777039883          6.6815                   3234.14           3234.14          8/14/2007             10/1/2007
       777039889          6.1175                   2870.83           2870.83          8/22/2007             10/1/2007
       777039896          8.0695                   1255.34           1255.34           8/8/2007             10/1/2007
       777039898          8.6175                   1038.38           1038.38          7/27/2007              9/1/2007
       777039899          8.6165                   1709.82           1709.82          7/23/2007              9/1/2007
       777039907          7.6175                       819               819           8/2/2007             10/1/2007
       777039919          6.7425                     997.5             997.5           8/9/2007             10/1/2007
       777039925          7.0725                   2067.19           2067.19          7/24/2007              9/1/2007
       777039927          5.8675                   1424.06           1424.06          12/6/2006              2/1/2007
       777039932          8.3675                    490.91            490.91          7/24/2007              9/1/2007
       777039944          8.7165                    742.69            742.69          8/10/2007             10/1/2007
       777039952          8.2425                   1695.45           1695.45          7/27/2007              9/1/2007
       777039956          6.4925                   2443.78           2443.78          7/31/2007             10/1/2007
       777039969          6.6175                   1796.67           1796.67           8/6/2007             10/1/2007
       777039986          6.6345                    3073.2            3073.2          7/26/2007              9/1/2007
       777039995          5.9925                   3665.63           3665.63           8/3/2007             10/1/2007
       777040009          7.0925                   2325.42           2325.42          7/26/2007              9/1/2007
       777040010          6.1175                   2022.62           2022.62           8/4/2007             10/1/2007
       777040011          6.1175                   2370.26           2370.26          8/13/2007             10/1/2007
       777040024          7.4925                   1763.13           1763.13          8/15/2007             10/1/2007
       777040028          6.3795                   2342.23           2342.23          7/30/2007              9/1/2007
       777040033          7.4925                   6693.75           6693.75          7/24/2007              9/1/2007
       777040037          7.6175                   1706.25           1706.25          7/30/2007             10/1/2007
       777040044          6.2425                    997.28            997.28          7/12/2007              9/1/2007
       777040046          6.8675                   3132.79           3132.79          7/11/2007              9/1/2007
       777040047          7.6175                   1646.28           1646.28           8/8/2007             10/1/2007
       777040051          8.6795                   1383.79           1383.06          7/27/2007              9/1/2007
       777040054          6.9925                   1023.26           1023.26          8/10/2007             10/1/2007
       777040059          5.7425                   3317.71           3317.71          7/19/2007              9/1/2007
       777040073          7.2425                   1566.24           1566.24           8/1/2007             10/1/2007
       777040074          6.9315                    738.85            738.85           8/1/2007             10/1/2007
       777040082          6.9925                   1047.14           1047.14          7/26/2007              9/1/2007
       777040083          7.9245                   2796.85           2796.85           8/3/2007             10/1/2007
       777040090          7.4925                   1880.67           1880.67          7/30/2007              9/1/2007
       777040092          7.4925                   5874.58           5874.58          8/11/2007             10/1/2007
       777040097          6.1175                   1083.34           1083.34           8/3/2007             10/1/2007
       777040102          7.3675                    2760.4            2760.4          7/30/2007             10/1/2007
       777040103          7.2425                   1957.45           1957.45          7/31/2007              9/1/2007
       777040105          6.3445                   3719.97           3719.97          7/26/2007              9/1/2007
       777040118          5.8675                   6203.12           6203.12          7/26/2007              9/1/2007
       777040123          6.1175                   2166.67           2166.67          7/30/2007              9/1/2007
       777040126          8.6645                    951.51            951.51           8/6/2007             10/1/2007
       777040133          6.4925                   1798.96           1798.96          7/25/2007              9/1/2007
       777040135          8.2255                   6756.38           6756.38           8/3/2007             10/1/2007
       777040137          6.1175                    1444.9            1444.9          7/25/2007              9/1/2007
       777040138          8.3675                    665.01            665.01          8/17/2007             10/1/2007
       777040139          6.2425                   1739.06           1739.06          7/25/2007              9/1/2007
       777040145          6.2425                    645.11            645.11          8/24/2007             10/1/2007
       777040146          7.2195                    916.35            916.34           8/8/2007             10/1/2007
       777040147          7.2195                    1033.7            1033.7           8/9/2007             10/1/2007
       777040152          6.4925                   6569.28           6569.28           8/1/2007             10/1/2007
       777040158          8.1175                   2747.33           2747.33          8/13/2007             10/1/2007
       777040161          8.3675                    778.82            778.82          8/29/2007             10/1/2007
       777040169          7.4925                    358.21            358.21          7/31/2007              9/1/2007
       777040174          7.4925                    358.21            358.21          7/31/2007              9/1/2007
       777040178          7.4575                   1670.63           1670.63           8/6/2007             10/1/2007
       777040191          6.5115                   1815.85           1815.85          8/16/2007             10/1/2007
       777040196          7.7995                   1115.09           1115.09           8/8/2007             10/1/2007
       777040200          6.3675                    6187.5            6187.5           8/3/2007             10/1/2007
       777040201          7.6175                    690.27            690.27           8/3/2007             10/1/2007
       777040202          5.4925                   1409.76           1409.76           8/1/2007             10/1/2007
       777040205          8.7165                   1940.03           1940.03          8/10/2007             10/1/2007
       777040222          6.9925                    453.65            453.65          7/31/2007              9/1/2007
       777040229          6.6175                   1422.25           1422.25           7/5/2007              9/1/2007
       777040240          8.1175                   1480.42           1480.42          8/10/2007             10/1/2007
       777040241          7.1145                   4698.68           4698.68          8/10/2007             10/1/2007
       777040261          7.9095                   1698.03           1698.03           8/7/2007             10/1/2007
       777040269          8.1175                   1140.11           1140.11          7/19/2007              9/1/2007
       777040278          8.3675                   3204.49           3204.49          4/13/2007              6/1/2007
       777040297          8.9295                   1035.32           1035.32           8/3/2007             10/1/2007
       777040299          7.2425                    2287.5            2287.5          7/20/2007              9/1/2007
       777040352          5.8675                    2062.5            2062.5          8/31/2007             10/1/2007
       777040354          8.6345                    767.63            767.63           8/2/2007             10/1/2007
       777040356          6.8675                   1510.42           1510.42          7/25/2007              9/1/2007
       777040357          6.4925                   2898.96           2898.96           8/1/2007             10/1/2007
       777040365          6.7425                   4286.88           4286.88          7/31/2007              9/1/2007
       777040370          8.5395                   1679.04           1679.02          8/21/2007             10/1/2007
       777040394          6.4925                   5619.74           5619.74          7/31/2007             10/1/2007
       777040398          7.1245                    2231.9            2231.9          8/16/2007             10/1/2007
       777040399          7.2425                   1342.49           1342.49           8/2/2007             10/1/2007
       777040406          8.6165                   3799.98           3799.98          8/14/2007             10/1/2007
       777040407          8.6765                   3799.98           3799.98          8/14/2007             10/1/2007
       777040413          6.1175                   2528.27           2528.27          8/11/2007             10/1/2007
       777040429          7.5675                   2888.31           2888.31           8/3/2007             10/1/2007
       777040430          5.4925                    572.81            572.81          7/31/2007              9/1/2007
       777040434          6.6685                   1255.06           1255.06           8/3/2007              9/1/2007
       777040443          8.3675                    730.97            730.97          7/25/2007              9/1/2007
       777040448          7.4925                   1447.96           1447.96          8/29/2007             10/1/2007
       777040449          5.9925                   2921.88           2921.88           8/8/2007             10/1/2007
       777040478          6.2425                     993.2             993.2          7/31/2007              9/1/2007
       777040482          6.2425                   1435.42           1435.42          7/26/2007              9/1/2007
       777040484          7.0515                   1570.86           1570.86           8/7/2007             10/1/2007
       777040485          6.9925                   1647.46           1647.46          8/24/2007             10/1/2007
       777040487          7.1595                   2009.98           2009.98           8/8/2007             10/1/2007
       777040551          7.1175                   1284.81           1284.81           8/8/2007             10/1/2007
       777040554          7.8675                   3144.05           3144.05          8/24/2007             10/1/2007
       777040557          8.3675                   3789.23           3789.23           9/4/2007             11/1/2007
       777040577          6.3675                   2846.27           2846.27          8/23/2007             10/1/2007
       777040578          8.1175                   5476.97           5476.97           8/6/2007             10/1/2007
       777040593          7.9945                   2299.04           2299.04          8/21/2007             10/1/2007
       777040596          8.3045                   2299.04           2299.04          8/21/2007             10/1/2007
       777040603          7.9525                   3023.45           3023.45           8/8/2007             10/1/2007
       777040635          6.3675                    7312.5            7312.5          8/10/2007             10/1/2007
       777040639          6.4925                  11458.33          11458.33          8/14/2007             10/1/2007
       777040643          6.2425                   2285.62           2285.62          8/13/2007             10/1/2007
       777040649          8.3045                   2192.17           2192.17          8/15/2007             10/1/2007
       777040658          7.8675                   1685.47           1685.47          8/16/2007             10/1/2007
       777040662          7.9925                    743.75            743.75           8/9/2007             10/1/2007
       777040663          6.9925                   1516.02           1516.02          8/15/2007             10/1/2007
       777040671          6.7425                   5759.38           5759.38          7/30/2007              9/1/2007
       777040676          6.9525                   1687.24           1687.24          8/24/2007             10/1/2007
       777040677          6.3675                    384.19            384.19          8/16/2007             10/1/2007
       777040693          6.8675                   7159.38           7159.38          8/16/2007             10/1/2007
       777040694          8.3675                  14367.81          14367.81          8/23/2007             10/1/2007
       777040705          5.9925                   2881.56           2881.56          8/16/2007             10/1/2007
       777040708          6.7425                    540.56            540.56          8/17/2007             10/1/2007
       777040723          6.7425                    436.77            436.77          8/17/2007             10/1/2007
       777040752          8.6695                    629.54            629.54          8/22/2007             10/1/2007
       777040753          8.7895                    629.54            629.54          8/22/2007             10/1/2007
       777040761          7.4925                   4854.41           4854.41          8/27/2007             10/1/2007
       777040767          6.9925                   1432.57           1432.57          8/27/2007             10/1/2007
       777040776          5.9925                   1875.31           1875.31          8/27/2007             10/1/2007
       777040779          9.7425                   1844.59           1844.59          8/29/2007             10/1/2007
       777040790          6.4925                   1604.17           1604.17          6/28/2007              8/1/2007
       777040819          6.3675                    1147.5            1147.5          7/27/2007              9/1/2007
       777040820          6.3675                    1300.5            1300.5          7/24/2007              9/1/2007
       777040843          5.9925                   1792.97           1792.97          7/10/2007              9/1/2007
       777040918          5.9925                   1083.75           1083.75          8/30/2007             10/1/2007
       777041008          6.1175                    7174.5            7174.5          9/14/2007             11/1/2007

UBS Loan ID           Maturity Date         As of Date        Loan Age         Original Term        Remaining
                                                                                                     Term (Stated)
---------------------------------------------------------------------------------------------------------------------
       334405839              2/1/2036          9/1/2007               19                  360                   341
       334532900             11/1/2036          9/1/2007               10                  360                   350
       334532908             11/1/2036          9/1/2007               10                  360                   350
       334532949             11/1/2036          9/1/2007               10                  360                   350
       334655990             10/1/2036          9/1/2007               11                  360                   349
       334659518             12/1/2036          9/1/2007                9                  360                   351
       334659541             12/1/2036          9/1/2007                9                  360                   351
       334688853             11/1/2036          9/1/2007               10                  360                   350
       334720548             11/1/2035          9/1/2007               22                  360                   338
       334720549              6/1/2036          9/1/2007               15                  360                   345
       334738020              1/1/2037          9/1/2007                8                  360                   352
       334738165              1/1/2037          9/1/2007                8                  360                   352
       334740598             12/1/2036          9/1/2007                9                  360                   351
       334740620              1/1/2037          9/1/2007                8                  360                   352
       334756494              1/1/2037          9/1/2007                8                  360                   352
       334756551             12/1/2036          9/1/2007                9                  360                   351
       334921808             12/1/2036          9/1/2007                9                  360                   351
       335664299              6/1/2037          9/1/2007                3                  360                   357
       335664300              6/1/2037          9/1/2007                3                  360                   357
       335664305              6/1/2037          9/1/2007                3                  360                   357
       335664316              6/1/2037          9/1/2007                3                  360                   357
       335664354              6/1/2037          9/1/2007                3                  360                   357
       335664362              6/1/2037          9/1/2007                3                  360                   357
       335664376              6/1/2037          9/1/2007                3                  360                   357
       335664377              6/1/2037          9/1/2007                3                  360                   357
       335664379              6/1/2037          9/1/2007                3                  360                   357
       335664387              6/1/2037          9/1/2007                3                  360                   357
       335664390              6/1/2037          9/1/2007                3                  360                   357
       335664393              6/1/2037          9/1/2007                3                  360                   357
       335736334              7/1/2036          9/1/2007               14                  360                   346
       335736335              8/1/2036          9/1/2007               13                  360                   347
       335736339              9/1/2036          9/1/2007               12                  360                   348
       335736340             10/1/2036          9/1/2007               11                  360                   349
       335736342              9/1/2036          9/1/2007               12                  360                   348
       335736344             12/1/2036          9/1/2007                9                  360                   351
       335736361             12/1/2036          9/1/2007                9                  360                   351
       335751199              7/1/2037          9/1/2007                2                  360                   358
       335751203              6/1/2037          9/1/2007                3                  360                   357
       335751204              6/1/2037          9/1/2007                3                  360                   357
       335751227              7/1/2037          9/1/2007                2                  360                   358
       335847961             10/1/2036          9/1/2007               11                  360                   349
       335847965             11/1/2036          9/1/2007               10                  360                   350
       335847968             10/1/2036          9/1/2007               11                  360                   349
       777005164              4/1/2034          9/1/2007               41                  360                   319
       777008436              9/1/2035          9/1/2007               24                  360                   336
       777008553              9/1/2035          9/1/2007               24                  360                   336
       777008555              9/1/2035          9/1/2007               24                  360                   336
       777008649              9/1/2035          9/1/2007               24                  360                   336
       777010295             12/1/2035          9/1/2007               21                  360                   339
       777010304              7/1/2035          9/1/2007               26                  360                   334
       777010306              8/1/2035          9/1/2007               25                  360                   335
       777010315              9/1/2035          9/1/2007               24                  360                   336
       777011692             12/1/2035          9/1/2007               21                  360                   339
       777017938              5/1/2026          9/1/2007               16                  240                   224
       777018098              6/1/2036          9/1/2007               15                  360                   345
       777018345              5/1/2036          9/1/2007               16                  360                   344
       777019969              7/1/2036          9/1/2007               14                  360                   346
       777022040              7/1/2036          9/1/2007               14                  360                   346
       777022104              8/1/2036          9/1/2007               13                  360                   347
       777022731              9/1/2036          9/1/2007               12                  360                   348
       777022867              9/1/2036          9/1/2007               12                  360                   348
       777022899              9/1/2036          9/1/2007               12                  360                   348
       777023524              9/1/2036          9/1/2007               12                  360                   348
       777024142              9/1/2036          9/1/2007               12                  360                   348
       777024145             10/1/2036          9/1/2007               11                  360                   349
       777024357              9/1/2036          9/1/2007               12                  360                   348
       777024375              9/1/2036          9/1/2007               12                  360                   348
       777024623             10/1/2036          9/1/2007               11                  360                   349
       777024877             11/1/2036          9/1/2007               10                  360                   350
       777024948             10/1/2036          9/1/2007               11                  360                   349
       777025030             10/1/2036          9/1/2007               11                  360                   349
       777025382             11/1/2036          9/1/2007               10                  360                   350
       777025988             10/1/2036          9/1/2007               11                  360                   349
       777026173             11/1/2036          9/1/2007               10                  360                   350
       777026199             11/1/2036          9/1/2007               10                  360                   350
       777026269             12/1/2036          9/1/2007                9                  360                   351
       777026273             11/1/2036          9/1/2007               10                  360                   350
       777026468             11/1/2036          9/1/2007               10                  360                   350
       777026595             11/1/2036          9/1/2007               10                  360                   350
       777026750             12/1/2036          9/1/2007                9                  360                   351
       777026765             12/1/2036          9/1/2007                9                  360                   351
       777027150             11/1/2036          9/1/2007               10                  360                   350
       777027202             12/1/2036          9/1/2007                9                  360                   351
       777027266             11/1/2036          9/1/2007               10                  360                   350
       777027293             12/1/2036          9/1/2007                9                  360                   351
       777027474             11/1/2036          9/1/2007               10                  360                   350
       777027538             11/1/2036          9/1/2007               10                  360                   350
       777027649             12/1/2036          9/1/2007                9                  360                   351
       777027783             11/1/2036          9/1/2007               10                  360                   350
       777028136             12/1/2036          9/1/2007                9                  360                   351
       777028237             12/1/2036          9/1/2007                9                  360                   351
       777028498             12/1/2036          9/1/2007                9                  360                   351
       777028656             12/1/2026          9/1/2007                9                  240                   231
       777028666             12/1/2021          9/1/2007                9                  180                   171
       777028816              1/1/2037          9/1/2007                8                  360                   352
       777028834             12/1/2036          9/1/2007                9                  360                   351
       777028888              1/1/2037          9/1/2007                8                  360                   352
       777028924              1/1/2037          9/1/2007                8                  360                   352
       777028942              1/1/2037          9/1/2007                8                  360                   352
       777028979             12/1/2036          9/1/2007                9                  360                   351
       777028989              1/1/2037          9/1/2007                8                  360                   352
       777029007             12/1/2036          9/1/2007                9                  360                   351
       777029082              1/1/2037          9/1/2007                8                  360                   352
       777029110              2/1/2037          9/1/2007                7                  360                   353
       777029183              1/1/2037          9/1/2007                8                  360                   352
       777029204             12/1/2036          9/1/2007                9                  360                   351
       777029210             12/1/2036          9/1/2007                9                  360                   351
       777029320              1/1/2022          9/1/2007                8                  180                   172
       777029383              1/1/2037          9/1/2007                8                  360                   352
       777029420              1/1/2037          9/1/2007                8                  360                   352
       777029431             12/1/2036          9/1/2007                9                  360                   351
       777029449             12/1/2036          9/1/2007                9                  360                   351
       777029455              1/1/2037          9/1/2007                8                  360                   352
       777029589              1/1/2037          9/1/2007                8                  360                   352
       777029659              1/1/2037          9/1/2007                8                  360                   352
       777029734              1/1/2037          9/1/2007                8                  360                   352
       777029774              1/1/2037          9/1/2007                8                  360                   352
       777029776              1/1/2037          9/1/2007                8                  360                   352
       777029777              1/1/2037          9/1/2007                8                  360                   352
       777029799              1/1/2037          9/1/2007                8                  360                   352
       777029815              1/1/2037          9/1/2007                8                  360                   352
       777029931              1/1/2037          9/1/2007                8                  360                   352
       777029950              1/1/2037          9/1/2007                8                  360                   352
       777029979              1/1/2037          9/1/2007                8                  360                   352
       777029981              1/1/2037          9/1/2007                8                  360                   352
       777030042              1/1/2037          9/1/2007                8                  360                   352
       777030211              1/1/2037          9/1/2007                8                  360                   352
       777030263              1/1/2027          9/1/2007                8                  240                   232
       777030286              1/1/2037          9/1/2007                8                  360                   352
       777030296              1/1/2037          9/1/2007                8                  360                   352
       777030324              1/1/2037          9/1/2007                8                  360                   352
       777030335              2/1/2037          9/1/2007                7                  360                   353
       777030414              2/1/2037          9/1/2007                7                  360                   353
       777030515              2/1/2037          9/1/2007                7                  360                   353
       777030637              1/1/2037          9/1/2007                8                  360                   352
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       777030846              1/1/2027          9/1/2007                8                  240                   232
       777030944              2/1/2037          9/1/2007                7                  360                   353
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       777031127             11/1/2036          9/1/2007               10                  360                   350
       777031148              2/1/2037          9/1/2007                7                  360                   353
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       777031683              3/1/2037          9/1/2007                6                  360                   354
       777031704              2/1/2037          9/1/2007                7                  360                   353
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       777031906              3/1/2037          9/1/2007                6                  360                   354
       777031978              3/1/2037          9/1/2007                6                  360                   354
       777032001              3/1/2022          9/1/2007                6                  180                   174
       777032047              2/1/2037          9/1/2007                7                  360                   353
       777032061              2/1/2037          9/1/2007                7                  360                   353
       777032109              3/1/2022          9/1/2007                6                  180                   174
       777032158              4/1/2037          9/1/2007                5                  360                   355
       777032182              3/1/2022          9/1/2007                6                  180                   174
       777032185              3/1/2022          9/1/2007                6                  180                   174
       777032311              3/1/2037          9/1/2007                6                  360                   354
       777032372              3/1/2037          9/1/2007                6                  360                   354
       777032373              3/1/2037          9/1/2007                6                  360                   354
       777032448              3/1/2037          9/1/2007                6                  360                   354
       777032451              3/1/2037          9/1/2007                6                  360                   354
       777032459              3/1/2037          9/1/2007                6                  360                   354
       777032614              4/1/2037          9/1/2007                5                  360                   355
       777032632              4/1/2037          9/1/2007                5                  360                   355
       777032637              4/1/2027          9/1/2007                5                  240                   235
       777032699              4/1/2037          9/1/2007                5                  360                   355
       777032712              3/1/2037          9/1/2007                6                  360                   354
       777032734              3/1/2037          9/1/2007                6                  360                   354
       777032756              4/1/2037          9/1/2007                5                  360                   355
       777032767              3/1/2037          9/1/2007                6                  360                   354
       777032790              4/1/2037          9/1/2007                5                  360                   355
       777032859              3/1/2047          9/1/2007                6                  480                   474
       777032875              4/1/2037          9/1/2007                5                  360                   355
       777032886              3/1/2022          9/1/2007                6                  180                   174
       777032887              3/1/2047          9/1/2007                6                  480                   474
       777032914              4/1/2037          9/1/2007                5                  360                   355
       777032945              3/1/2037          9/1/2007                6                  360                   354
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       777033293              3/1/2037          9/1/2007                6                  360                   354
       777033294              3/1/2037          9/1/2007                6                  360                   354
       777033302              4/1/2037          9/1/2007                5                  360                   355
       777033303              4/1/2037          9/1/2007                5                  360                   355
       777033312              3/1/2037          9/1/2007                6                  360                   354
       777033353              4/1/2037          9/1/2007                5                  360                   355
       777033357              4/1/2037          9/1/2007                5                  360                   355
       777033367              4/1/2037          9/1/2007                5                  360                   355
       777033463              4/1/2037          9/1/2007                5                  360                   355
       777033513              4/1/2037          9/1/2007                5                  360                   355
       777033559              4/1/2037          9/1/2007                5                  360                   355
       777033569              4/1/2037          9/1/2007                5                  360                   355
       777033613              4/1/2037          9/1/2007                5                  360                   355
       777033633              4/1/2037          9/1/2007                5                  360                   355
       777033634              4/1/2037          9/1/2007                5                  360                   355
       777033661              4/1/2037          9/1/2007                5                  360                   355
       777033665              4/1/2037          9/1/2007                5                  360                   355
       777033688              4/1/2037          9/1/2007                5                  360                   355
       777033703              3/1/2027          9/1/2007                6                  240                   234
       777033797              4/1/2037          9/1/2007                5                  360                   355
       777033923              5/1/2047          9/1/2007                4                  480                   476
       777033927              4/1/2047          9/1/2007                5                  480                   475
       777033998              4/1/2027          9/1/2007                5                  240                   235
       777034066              4/1/2037          9/1/2007                5                  360                   355
       777034134              4/1/2037          9/1/2007                5                  360                   355
       777034137              4/1/2037          9/1/2007                5                  360                   355
       777034177              4/1/2037          9/1/2007                5                  360                   355
       777034246              4/1/2037          9/1/2007                5                  360                   355
       777034318              4/1/2037          9/1/2007                5                  360                   355
       777034336              4/1/2037          9/1/2007                5                  360                   355
       777034338              4/1/2037          9/1/2007                5                  360                   355
       777034365              5/1/2047          9/1/2007                4                  480                   476
       777034371              4/1/2037          9/1/2007                5                  360                   355
       777034378              4/1/2047          9/1/2007                5                  480                   475
       777034387              4/1/2022          9/1/2007                5                  180                   175
       777034427              5/1/2047          9/1/2007                4                  480                   476
       777034429              4/1/2037          9/1/2007                5                  360                   355
       777034739              4/1/2047          9/1/2007                5                  480                   475
       777034983              5/1/2037          9/1/2007                4                  360                   356
       777035007              5/1/2047          9/1/2007                4                  480                   476
       777035170              7/1/2037          9/1/2007                2                  360                   358
       777035245              5/1/2037          9/1/2007                4                  360                   356
       777035278              5/1/2047          9/1/2007                4                  480                   476
       777035300              5/1/2047          9/1/2007                4                  480                   476
       777035335              5/1/2047          9/1/2007                4                  480                   476
       777035428              5/1/2047          9/1/2007                4                  480                   476
       777035496              5/1/2037          9/1/2007                4                  360                   356
       777035617              3/1/2037          9/1/2007                6                  360                   354
       777035624              5/1/2037          9/1/2007                4                  360                   356
       777035710              5/1/2037          9/1/2007                4                  360                   356
       777035723              5/1/2037          9/1/2007                4                  360                   356
       777035760              7/1/2037          9/1/2007                2                  360                   358
       777035762              6/1/2037          9/1/2007                3                  360                   357
       777035786              6/1/2037          9/1/2007                3                  360                   357
       777035933              6/1/2037          9/1/2007                3                  360                   357
       777035949              7/1/2037          9/1/2007                2                  360                   358
       777035988              5/1/2037          9/1/2007                4                  360                   356
       777035997              5/1/2047          9/1/2007                4                  480                   476
       777035998              6/1/2047          9/1/2007                3                  480                   477
       777036128              8/1/2037          9/1/2007                1                  360                   359
       777036313              6/1/2037          9/1/2007                3                  360                   357
       777036315              7/1/2037          9/1/2007                2                  360                   358
       777036329              7/1/2037          9/1/2007                2                  360                   358
       777036349              6/1/2027          9/1/2007                3                  240                   237
       777036369              6/1/2047          9/1/2007                3                  480                   477
       777036443              5/1/2047          9/1/2007                4                  480                   476
       777036459              6/1/2037          9/1/2007                3                  360                   357
       777036524              6/1/2047          9/1/2007                3                  480                   477
       777036527              6/1/2037          9/1/2007                3                  360                   357
       777036579              7/1/2037          9/1/2007                2                  360                   358
       777036689              7/1/2037          9/1/2007                2                  360                   358
       777036692              6/1/2037          9/1/2007                3                  360                   357
       777036817              6/1/2047          9/1/2007                3                  480                   477
       777036834              6/1/2047          9/1/2007                3                  480                   477
       777036845              6/1/2047          9/1/2007                3                  480                   477
       777036887              8/1/2037          9/1/2007                1                  360                   359
       777036906              6/1/2027          9/1/2007                3                  240                   237
       777036959              7/1/2037          9/1/2007                2                  360                   358
       777036960              7/1/2037          9/1/2007                2                  360                   358
       777036981              8/1/2037          9/1/2007                1                  360                   359
       777037017              6/1/2037          9/1/2007                3                  360                   357
       777037023              6/1/2037          9/1/2007                3                  360                   357
       777037059              7/1/2037          9/1/2007                2                  360                   358
       777037063              6/1/2037          9/1/2007                3                  360                   357
       777037087              6/1/2037          9/1/2007                3                  360                   357
       777037098              7/1/2037          9/1/2007                2                  360                   358
       777037153              8/1/2037          9/1/2007                1                  360                   359
       777037155              8/1/2037          9/1/2007                1                  360                   359
       777037186              7/1/2037          9/1/2007                2                  360                   358
       777037187              6/1/2037          9/1/2007                3                  360                   357
       777037209              4/1/2037          9/1/2007                5                  360                   355
       777037225              7/1/2037          9/1/2007                2                  360                   358
       777037237              8/1/2037          9/1/2007                1                  360                   359
       777037276              7/1/2037          9/1/2007                2                  360                   358
       777037277              7/1/2037          9/1/2007                2                  360                   358
       777037278              7/1/2037          9/1/2007                2                  360                   358
       777037283              7/1/2037          9/1/2007                2                  360                   358
       777037299              6/1/2037          9/1/2007                3                  360                   357
       777037303              8/1/2037          9/1/2007                1                  360                   359
       777037383              7/1/2037          9/1/2007                2                  360                   358
       777037389              8/1/2037          9/1/2007                1                  360                   359
       777037399              8/1/2047          9/1/2007                1                  480                   479
       777037433              8/1/2037          9/1/2007                1                  360                   359
       777037445              7/1/2037          9/1/2007                2                  360                   358
       777037471              7/1/2037          9/1/2007                2                  360                   358
       777037473              4/1/2037          9/1/2007                5                  360                   355
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       777037566              8/1/2037          9/1/2007                1                  360                   359
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       777037643              7/1/2037          9/1/2007                2                  360                   358
       777037665              8/1/2037          9/1/2007                1                  360                   359
       777037670              7/1/2037          9/1/2007                2                  360                   358
       777037677              7/1/2037          9/1/2007                2                  360                   358
       777037717              8/1/2037          9/1/2007                1                  360                   359
       777037727              8/1/2037          9/1/2007                1                  360                   359
       777037770              7/1/2037          9/1/2007                2                  360                   358
       777037795              8/1/2037          9/1/2007                1                  360                   359
       777037811              7/1/2037          9/1/2007                2                  360                   358
       777037814              7/1/2037          9/1/2007                2                  360                   358
       777037840              7/1/2037          9/1/2007                2                  360                   358
       777037846              8/1/2037          9/1/2007                1                  360                   359
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       777037866              7/1/2037          9/1/2007                2                  360                   358
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       777037895              8/1/2037          9/1/2007                1                  360                   359
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       777037954              8/1/2037          9/1/2007                1                  360                   359
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       777038029              8/1/2037          9/1/2007                1                  360                   359
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       777038359              7/1/2037          9/1/2007                2                  360                   358
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       777038363              7/1/2037          9/1/2007                2                  360                   358
       777038367              7/1/2037          9/1/2007                2                  360                   358
       777038375              7/1/2037          9/1/2007                2                  360                   358
       777038377              8/1/2047          9/1/2007                1                  480                   479
       777038378              8/1/2037          9/1/2007                1                  360                   359
       777038382              7/1/2037          9/1/2007                2                  360                   358
       777038383              7/1/2037          9/1/2007                2                  360                   358
       777038401              8/1/2037          9/1/2007                1                  360                   359
       777038417              8/1/2037          9/1/2007                1                  360                   359
       777038420              8/1/2037          9/1/2007                1                  360                   359
       777038423              7/1/2037          9/1/2007                2                  360                   358
       777038425              7/1/2037          9/1/2007                2                  360                   358
       777038435              7/1/2037          9/1/2007                2                  360                   358
       777038462              7/1/2037          9/1/2007                2                  360                   358
       777038466              8/1/2037          9/1/2007                1                  360                   359
       777038500              7/1/2037          9/1/2007                2                  360                   358
       777038502              7/1/2037          9/1/2007                2                  360                   358
       777038505              9/1/2037          9/1/2007                0                  360                   360
       777038526              7/1/2037          9/1/2007                2                  360                   358
       777038540              7/1/2037          9/1/2007                2                  360                   358
       777038542              7/1/2037          9/1/2007                2                  360                   358
       777038543              8/1/2037          9/1/2007                1                  360                   359
       777038557              7/1/2037          9/1/2007                2                  360                   358
       777038558              7/1/2037          9/1/2007                2                  360                   358
       777038564              8/1/2037          9/1/2007                1                  360                   359
       777038589              8/1/2037          9/1/2007                1                  360                   359
       777038592              8/1/2037          9/1/2007                1                  360                   359
       777038599              7/1/2047          9/1/2007                2                  480                   478
       777038604              8/1/2037          9/1/2007                1                  360                   359
       777038610              8/1/2037          9/1/2007                1                  360                   359
       777038630              7/1/2037          9/1/2007                2                  360                   358
       777038634              9/1/2037          9/1/2007                0                  360                   360
       777038637              9/1/2037          9/1/2007                0                  360                   360
       777038644              8/1/2037          9/1/2007                1                  360                   359
       777038649              8/1/2037          9/1/2007                1                  360                   359
       777038659              9/1/2037          9/1/2007                0                  360                   360
       777038676              7/1/2037          9/1/2007                2                  360                   358
       777038687              8/1/2037          9/1/2007                1                  360                   359
       777038694              9/1/2037          9/1/2007                0                  360                   360
       777038701              8/1/2037          9/1/2007                1                  360                   359
       777038709              8/1/2037          9/1/2007                1                  360                   359
       777038710              9/1/2022          9/1/2007                0                  180                   180
       777038728              9/1/2037          9/1/2007                0                  360                   360
       777038729              8/1/2037          9/1/2007                1                  360                   359
       777038749              8/1/2037          9/1/2007                1                  360                   359
       777038769              7/1/2037          9/1/2007                2                  360                   358
       777038784              8/1/2037          9/1/2007                1                  360                   359
       777038791              8/1/2037          9/1/2007                1                  360                   359
       777038804              8/1/2037          9/1/2007                1                  360                   359
       777038805              7/1/2037          9/1/2007                2                  360                   358
       777038814              7/1/2037          9/1/2007                2                  360                   358
       777038821              9/1/2037          9/1/2007                0                  360                   360
       777038825              7/1/2037          9/1/2007                2                  360                   358
       777038831              7/1/2037          9/1/2007                2                  360                   358
       777038834              9/1/2037          9/1/2007                0                  360                   360
       777038842              7/1/2037          9/1/2007                2                  360                   358
       777038852              7/1/2037          9/1/2007                2                  360                   358
       777038855              7/1/2037          9/1/2007                2                  360                   358
       777038877              7/1/2037          9/1/2007                2                  360                   358
       777038882              9/1/2037          9/1/2007                0                  360                   360
       777038891              8/1/2037          9/1/2007                1                  360                   359
       777038919              8/1/2037          9/1/2007                1                  360                   359
       777038933              8/1/2037          9/1/2007                1                  360                   359
       777038953              8/1/2037          9/1/2007                1                  360                   359
       777038960              8/1/2037          9/1/2007                1                  360                   359
       777038962              8/1/2037          9/1/2007                1                  360                   359
       777038965              8/1/2037          9/1/2007                1                  360                   359
       777038966              8/1/2037          9/1/2007                1                  360                   359
       777038967              8/1/2037          9/1/2007                1                  360                   359
       777038969              7/1/2037          9/1/2007                2                  360                   358
       777038979              7/1/2037          9/1/2007                2                  360                   358
       777038984              8/1/2037          9/1/2007                1                  360                   359
       777039004              9/1/2037          9/1/2007                0                  360                   360
       777039016              8/1/2037          9/1/2007                1                  360                   359
       777039023              8/1/2037          9/1/2007                1                  360                   359
       777039027              8/1/2037          9/1/2007                1                  360                   359
       777039034              8/1/2037          9/1/2007                1                  360                   359
       777039041              8/1/2037          9/1/2007                1                  360                   359
       777039046              9/1/2037          9/1/2007                0                  360                   360
       777039049              8/1/2047          9/1/2007                1                  480                   479
       777039056              8/1/2037          9/1/2007                1                  360                   359
       777039060              8/1/2037          9/1/2007                1                  360                   359
       777039066              8/1/2037          9/1/2007                1                  360                   359
       777039068              9/1/2037          9/1/2007                0                  360                   360
       777039069              8/1/2037          9/1/2007                1                  360                   359
       777039099              8/1/2037          9/1/2007                1                  360                   359
       777039112              8/1/2037          9/1/2007                1                  360                   359
       777039119              8/1/2047          9/1/2007                1                  480                   479
       777039123              7/1/2037          9/1/2007                2                  360                   358
       777039124              8/1/2037          9/1/2007                1                  360                   359
       777039125              8/1/2037          9/1/2007                1                  360                   359
       777039143              8/1/2037          9/1/2007                1                  360                   359
       777039144              8/1/2037          9/1/2007                1                  360                   359
       777039146              8/1/2037          9/1/2007                1                  360                   359
       777039167              8/1/2037          9/1/2007                1                  360                   359
       777039191              8/1/2037          9/1/2007                1                  360                   359
       777039195             10/1/2037          9/1/2007                0                  360                   360
       777039197              8/1/2037          9/1/2007                1                  360                   359
       777039205              8/1/2037          9/1/2007                1                  360                   359
       777039218              9/1/2037          9/1/2007                0                  360                   360
       777039221              9/1/2037          9/1/2007                0                  360                   360
       777039260              8/1/2037          9/1/2007                1                  360                   359
       777039274              9/1/2037          9/1/2007                0                  360                   360
       777039275              8/1/2037          9/1/2007                1                  360                   359
       777039278              8/1/2037          9/1/2007                1                  360                   359
       777039281              9/1/2037          9/1/2007                0                  360                   360
       777039295              8/1/2037          9/1/2007                1                  360                   359
       777039303              8/1/2037          9/1/2007                1                  360                   359
       777039313              7/1/2037          9/1/2007                2                  360                   358
       777039314              8/1/2037          9/1/2007                1                  360                   359
       777039315              9/1/2037          9/1/2007                0                  360                   360
       777039316              7/1/2037          9/1/2007                2                  360                   358
       777039319              8/1/2037          9/1/2007                1                  360                   359
       777039323              8/1/2037          9/1/2007                1                  360                   359
       777039329              8/1/2037          9/1/2007                1                  360                   359
       777039333              9/1/2037          9/1/2007                0                  360                   360
       777039336              8/1/2037          9/1/2007                1                  360                   359
       777039338              8/1/2037          9/1/2007                1                  360                   359
       777039339              8/1/2037          9/1/2007                1                  360                   359
       777039345              8/1/2037          9/1/2007                1                  360                   359
       777039349              8/1/2037          9/1/2007                1                  360                   359
       777039359              8/1/2037          9/1/2007                1                  360                   359
       777039364              8/1/2037          9/1/2007                1                  360                   359
       777039366              8/1/2037          9/1/2007                1                  360                   359
       777039371              8/1/2037          9/1/2007                1                  360                   359
       777039388              4/1/2037          9/1/2007                5                  360                   355
       777039395              8/1/2037          9/1/2007                1                  360                   359
       777039396              7/1/2037          9/1/2007                2                  360                   358
       777039410              8/1/2037          9/1/2007                1                  360                   359
       777039419              8/1/2037          9/1/2007                1                  360                   359
       777039420              9/1/2037          9/1/2007                0                  360                   360
       777039426              8/1/2037          9/1/2007                1                  360                   359
       777039430              8/1/2037          9/1/2007                1                  360                   359
       777039434              8/1/2037          9/1/2007                1                  360                   359
       777039439              9/1/2037          9/1/2007                0                  360                   360
       777039446              8/1/2037          9/1/2007                1                  360                   359
       777039455              8/1/2037          9/1/2007                1                  360                   359
       777039457              8/1/2037          9/1/2007                1                  360                   359
       777039458              8/1/2037          9/1/2007                1                  360                   359
       777039489              8/1/2037          9/1/2007                1                  360                   359
       777039491              8/1/2037          9/1/2007                1                  360                   359
       777039494              8/1/2037          9/1/2007                1                  360                   359
       777039503              8/1/2037          9/1/2007                1                  360                   359
       777039521              8/1/2037          9/1/2007                1                  360                   359
       777039524              8/1/2037          9/1/2007                1                  360                   359
       777039536              9/1/2037          9/1/2007                0                  360                   360
       777039542              8/1/2037          9/1/2007                1                  360                   359
       777039547              8/1/2037          9/1/2007                1                  360                   359
       777039550              8/1/2037          9/1/2007                1                  360                   359
       777039551              9/1/2037          9/1/2007                0                  360                   360
       777039552              8/1/2037          9/1/2007                1                  360                   359
       777039553              8/1/2037          9/1/2007                1                  360                   359
       777039562              8/1/2037          9/1/2007                1                  360                   359
       777039586              8/1/2037          9/1/2007                1                  360                   359
       777039593              8/1/2037          9/1/2007                1                  360                   359
       777039604              9/1/2037          9/1/2007                0                  360                   360
       777039607              8/1/2037          9/1/2007                1                  360                   359
       777039611              8/1/2037          9/1/2007                1                  360                   359
       777039615              8/1/2037          9/1/2007                1                  360                   359
       777039622              8/1/2037          9/1/2007                1                  360                   359
       777039623              8/1/2037          9/1/2007                1                  360                   359
       777039625              8/1/2037          9/1/2007                1                  360                   359
       777039637              8/1/2037          9/1/2007                1                  360                   359
       777039646              8/1/2037          9/1/2007                1                  360                   359
       777039660              9/1/2037          9/1/2007                0                  360                   360
       777039663              9/1/2037          9/1/2007                0                  360                   360
       777039675              7/1/2037          9/1/2007                2                  360                   358
       777039685              8/1/2037          9/1/2007                1                  360                   359
       777039699              9/1/2037          9/1/2007                0                  360                   360
       777039703              8/1/2037          9/1/2007                1                  360                   359
       777039704              7/1/2037          9/1/2007                2                  360                   358
       777039714              8/1/2037          9/1/2007                1                  360                   359
       777039718              8/1/2037          9/1/2007                1                  360                   359
       777039720              9/1/2037          9/1/2007                0                  360                   360
       777039763              8/1/2037          9/1/2007                1                  360                   359
       777039769              9/1/2037          9/1/2007                0                  360                   360
       777039770              9/1/2037          9/1/2007                0                  360                   360
       777039775              8/1/2037          9/1/2007                1                  360                   359
       777039780              8/1/2037          9/1/2007                1                  360                   359
       777039782              9/1/2037          9/1/2007                0                  360                   360
       777039784              9/1/2037          9/1/2007                0                  360                   360
       777039790              8/1/2037          9/1/2007                1                  360                   359
       777039803              5/1/2037          9/1/2007                4                  360                   356
       777039805              8/1/2037          9/1/2007                1                  360                   359
       777039823              6/1/2037          9/1/2007                3                  360                   357
       777039833              9/1/2037          9/1/2007                0                  360                   360
       777039838              8/1/2037          9/1/2007                1                  360                   359
       777039851              8/1/2037          9/1/2007                1                  360                   359
       777039859              8/1/2037          9/1/2007                1                  360                   359
       777039861              8/1/2037          9/1/2007                1                  360                   359
       777039862              9/1/2037          9/1/2007                0                  360                   360
       777039865              9/1/2037          9/1/2007                0                  360                   360
       777039869              8/1/2037          9/1/2007                1                  360                   359
       777039873              8/1/2037          9/1/2007                1                  360                   359
       777039875              9/1/2037          9/1/2007                0                  360                   360
       777039881              9/1/2037          9/1/2007                0                  360                   360
       777039882              8/1/2037          9/1/2007                1                  360                   359
       777039883              9/1/2037          9/1/2007                0                  360                   360
       777039889              9/1/2037          9/1/2007                0                  360                   360
       777039896              9/1/2037          9/1/2007                0                  360                   360
       777039898              8/1/2037          9/1/2007                1                  360                   359
       777039899              8/1/2037          9/1/2007                1                  360                   359
       777039907              9/1/2037          9/1/2007                0                  360                   360
       777039919              9/1/2037          9/1/2007                0                  360                   360
       777039925              8/1/2037          9/1/2007                1                  360                   359
       777039927              1/1/2037          9/1/2007                8                  360                   352
       777039932              8/1/2037          9/1/2007                1                  360                   359
       777039944              9/1/2037          9/1/2007                0                  360                   360
       777039952              8/1/2037          9/1/2007                1                  360                   359
       777039956              9/1/2037          9/1/2007                0                  360                   360
       777039969              9/1/2037          9/1/2007                0                  360                   360
       777039986              8/1/2037          9/1/2007                1                  360                   359
       777039995              9/1/2037          9/1/2007                0                  360                   360
       777040009              8/1/2037          9/1/2007                1                  360                   359
       777040010              9/1/2037          9/1/2007                0                  360                   360
       777040011              9/1/2037          9/1/2007                0                  360                   360
       777040024              9/1/2037          9/1/2007                0                  360                   360
       777040028              8/1/2037          9/1/2007                1                  360                   359
       777040033              8/1/2037          9/1/2007                1                  360                   359
       777040037              9/1/2037          9/1/2007                0                  360                   360
       777040044              8/1/2037          9/1/2007                1                  360                   359
       777040046              8/1/2037          9/1/2007                1                  360                   359
       777040047              9/1/2047          9/1/2007                0                  480                   480
       777040051              8/1/2037          9/1/2007                1                  360                   359
       777040054              9/1/2037          9/1/2007                0                  360                   360
       777040059              8/1/2037          9/1/2007                1                  360                   359
       777040073              9/1/2037          9/1/2007                0                  360                   360
       777040074              9/1/2037          9/1/2007                0                  360                   360
       777040082              8/1/2037          9/1/2007                1                  360                   359
       777040083              9/1/2037          9/1/2007                0                  360                   360
       777040090              8/1/2037          9/1/2007                1                  360                   359
       777040092              9/1/2037          9/1/2007                0                  360                   360
       777040097              9/1/2037          9/1/2007                0                  360                   360
       777040102              9/1/2037          9/1/2007                0                  360                   360
       777040103              8/1/2037          9/1/2007                1                  360                   359
       777040105              8/1/2037          9/1/2007                1                  360                   359
       777040118              8/1/2037          9/1/2007                1                  360                   359
       777040123              8/1/2037          9/1/2007                1                  360                   359
       777040126              9/1/2037          9/1/2007                0                  360                   360
       777040133              8/1/2037          9/1/2007                1                  360                   359
       777040135              9/1/2037          9/1/2007                0                  360                   360
       777040137              8/1/2037          9/1/2007                1                  360                   359
       777040138              9/1/2037          9/1/2007                0                  360                   360
       777040139              8/1/2037          9/1/2007                1                  360                   359
       777040145              9/1/2037          9/1/2007                0                  360                   360
       777040146              9/1/2037          9/1/2007                0                  360                   360
       777040147              9/1/2037          9/1/2007                0                  360                   360
       777040152              9/1/2037          9/1/2007                0                  360                   360
       777040158              9/1/2037          9/1/2007                0                  360                   360
       777040161              9/1/2037          9/1/2007                0                  360                   360
       777040169              8/1/2037          9/1/2007                1                  360                   359
       777040174              8/1/2037          9/1/2007                1                  360                   359
       777040178              9/1/2037          9/1/2007                0                  360                   360
       777040191              9/1/2037          9/1/2007                0                  360                   360
       777040196              9/1/2037          9/1/2007                0                  360                   360
       777040200              9/1/2037          9/1/2007                0                  360                   360
       777040201              9/1/2037          9/1/2007                0                  360                   360
       777040202              9/1/2037          9/1/2007                0                  360                   360
       777040205              9/1/2037          9/1/2007                0                  360                   360
       777040222              8/1/2037          9/1/2007                1                  360                   359
       777040229              8/1/2037          9/1/2007                1                  360                   359
       777040240              9/1/2037          9/1/2007                0                  360                   360
       777040241              9/1/2037          9/1/2007                0                  360                   360
       777040261              9/1/2037          9/1/2007                0                  360                   360
       777040269              8/1/2037          9/1/2007                1                  360                   359
       777040278              5/1/2037          9/1/2007                4                  360                   356
       777040297              9/1/2037          9/1/2007                0                  360                   360
       777040299              8/1/2037          9/1/2007                1                  360                   359
       777040352              9/1/2037          9/1/2007                0                  360                   360
       777040354              9/1/2037          9/1/2007                0                  360                   360
       777040356              8/1/2037          9/1/2007                1                  360                   359
       777040357              9/1/2037          9/1/2007                0                  360                   360
       777040365              8/1/2037          9/1/2007                1                  360                   359
       777040370              9/1/2037          9/1/2007                0                  360                   360
       777040394              9/1/2037          9/1/2007                0                  360                   360
       777040398              9/1/2037          9/1/2007                0                  360                   360
       777040399              9/1/2037          9/1/2007                0                  360                   360
       777040406              9/1/2037          9/1/2007                0                  360                   360
       777040407              9/1/2037          9/1/2007                0                  360                   360
       777040413              9/1/2037          9/1/2007                0                  360                   360
       777040429              9/1/2037          9/1/2007                0                  360                   360
       777040430              8/1/2037          9/1/2007                1                  360                   359
       777040434              8/1/2037          9/1/2007                1                  360                   359
       777040443              8/1/2037          9/1/2007                1                  360                   359
       777040448              9/1/2037          9/1/2007                0                  360                   360
       777040449              9/1/2037          9/1/2007                0                  360                   360
       777040478              8/1/2037          9/1/2007                1                  360                   359
       777040482              8/1/2037          9/1/2007                1                  360                   359
       777040484              9/1/2037          9/1/2007                0                  360                   360
       777040485              9/1/2037          9/1/2007                0                  360                   360
       777040487              9/1/2037          9/1/2007                0                  360                   360
       777040551              9/1/2037          9/1/2007                0                  360                   360
       777040554              9/1/2037          9/1/2007                0                  360                   360
       777040557             10/1/2037          9/1/2007                0                  360                   360
       777040577              9/1/2037          9/1/2007                0                  360                   360
       777040578              9/1/2037          9/1/2007                0                  360                   360
       777040593              9/1/2037          9/1/2007                0                  360                   360
       777040596              9/1/2037          9/1/2007                0                  360                   360
       777040603              9/1/2037          9/1/2007                0                  360                   360
       777040635              9/1/2037          9/1/2007                0                  360                   360
       777040639              9/1/2037          9/1/2007                0                  360                   360
       777040643              9/1/2037          9/1/2007                0                  360                   360
       777040649              9/1/2037          9/1/2007                0                  360                   360
       777040658              9/1/2037          9/1/2007                0                  360                   360
       777040662              9/1/2037          9/1/2007                0                  360                   360
       777040663              9/1/2047          9/1/2007                0                  480                   480
       777040671              8/1/2037          9/1/2007                1                  360                   359
       777040676              9/1/2037          9/1/2007                0                  360                   360
       777040677              9/1/2037          9/1/2007                0                  360                   360
       777040693              9/1/2037          9/1/2007                0                  360                   360
       777040694              9/1/2037          9/1/2007                0                  360                   360
       777040705              9/1/2037          9/1/2007                0                  360                   360
       777040708              9/1/2037          9/1/2007                0                  360                   360
       777040723              9/1/2037          9/1/2007                0                  360                   360
       777040752              9/1/2037          9/1/2007                0                  360                   360
       777040753              9/1/2037          9/1/2007                0                  360                   360
       777040761              9/1/2037          9/1/2007                0                  360                   360
       777040767              9/1/2037          9/1/2007                0                  360                   360
       777040776              9/1/2037          9/1/2007                0                  360                   360
       777040779              9/1/2037          9/1/2007                0                  360                   360
       777040790              7/1/2037          9/1/2007                2                  360                   358
       777040819              8/1/2037          9/1/2007                1                  360                   359
       777040820              8/1/2037          9/1/2007                1                  360                   359
       777040843              8/1/2037          9/1/2007                1                  360                   359
       777040918              9/1/2037          9/1/2007                0                  360                   360
       777041008             10/1/2037          9/1/2007                0                  360                   360

UBS Loan ID           Original            Prepay               Assumable               Balloon Flag                Original Index
                      Amort Term          Original Term
-----------------------------------------------------------------------------------------------------------------------------------
       334405839                 360                    0      Non-Assumable           Not a Balloon Loan
       334532900                 240                    0                              Not a Balloon Loan
       334532908                 360                    0                              Not a Balloon Loan
       334532949                 240                   24                              Not a Balloon Loan
       334655990                 360                   12                              Not a Balloon Loan
       334659518                 240                   36                              Not a Balloon Loan
       334659541                 480                   12                              Balloon Loan
       334688853                 240                   36                              Not a Balloon Loan
       334720548                 360                    0      Non-Assumable           Not a Balloon Loan
       334720549                 276                    0      Non-Assumable           Not a Balloon Loan
       334738020                 300                   24                              Not a Balloon Loan
       334738165                 360                   24                              Not a Balloon Loan
       334740598                 240                   24                              Not a Balloon Loan
       334740620                 240                    0                              Not a Balloon Loan
       334756494                 240                   36                              Not a Balloon Loan
       334756551                 240                   36                              Not a Balloon Loan
       334921808                 240                   36                              Not a Balloon Loan
       335664299                 360                    0                              Not a Balloon Loan
       335664300                 360                    0                              Not a Balloon Loan
       335664305                 360                    0                              Not a Balloon Loan
       335664316                 360                    0                              Not a Balloon Loan
       335664354                 240                    0                              Not a Balloon Loan
       335664362                 240                    0                              Not a Balloon Loan
       335664376                 240                    0                              Not a Balloon Loan
       335664377                 240                    0                              Not a Balloon Loan
       335664379                 240                    0                              Not a Balloon Loan
       335664387                 240                    0                              Not a Balloon Loan
       335664390                 240                    0                              Not a Balloon Loan
       335664393                 240                    0                              Not a Balloon Loan
       335736334                 360                    0                              Not a Balloon Loan
       335736335                 480                    0                              Balloon Loan
       335736339                 360                    0      Non-Assumable           Not a Balloon Loan
       335736340                 360                    0      Non-Assumable           Not a Balloon Loan
       335736342                 360                    0      Non-Assumable           Not a Balloon Loan
       335736344                 240                    0      Non-Assumable           Not a Balloon Loan
       335736361                 360                    0      Assumable               Not a Balloon Loan
       335751199                 360                    0                              Not a Balloon Loan
       335751203                 360                    0                              Not a Balloon Loan
       335751204                 360                    0                              Not a Balloon Loan
       335751227                 240                    0                              Not a Balloon Loan
       335847961                 360                    0      Non-Assumable           Not a Balloon Loan
       335847965                 240                   36                              Not a Balloon Loan
       335847968                 360                    0      Assumable               Not a Balloon Loan
       777005164                 360                    0      Non-Assumable           Not a Balloon Loan
       777008436                 360                    0      Non-Assumable           Not a Balloon Loan
       777008553                 360                   24      Non-Assumable           Not a Balloon Loan
       777008555                 360                   60      Assumable               Not a Balloon Loan
       777008649                 240                   24      Assumable               Not a Balloon Loan
       777010295                 360                    0      Non-Assumable           Not a Balloon Loan
       777010304                 360                    0      Assumable               Not a Balloon Loan
       777010306                 360                    0      Assumable               Not a Balloon Loan
       777010315                 360                    0      Non-Assumable           Not a Balloon Loan
       777011692                 240                    0      Non-Assumable           Not a Balloon Loan
       777017938                 240                    0      Non-Assumable           Not a Balloon Loan
       777018098                 360                    0      Non-Assumable           Not a Balloon Loan
       777018345                 360                   60      Non-Assumable           Not a Balloon Loan
       777019969                 240                    0      Assumable               Not a Balloon Loan
       777022040                 360                    0                              Not a Balloon Loan
       777022104                 360                    0      Non-Assumable           Not a Balloon Loan
       777022731                 360                    0      Non-Assumable           Not a Balloon Loan
       777022867                 360                   60      Non-Assumable           Not a Balloon Loan
       777022899                 240                    0      Non-Assumable           Not a Balloon Loan
       777023524                 360                    0      Non-Assumable           Not a Balloon Loan
       777024142                 360                    0      Non-Assumable           Not a Balloon Loan
       777024145                 360                    0      Non-Assumable           Not a Balloon Loan
       777024357                 360                   60      Non-Assumable           Not a Balloon Loan
       777024375                 240                    0      Non-Assumable           Not a Balloon Loan
       777024623                 360                    0      Non-Assumable           Not a Balloon Loan
       777024877                 360                    0      Non-Assumable           Not a Balloon Loan
       777024948                 240                    0      Non-Assumable           Not a Balloon Loan
       777025030                 360                    0      Non-Assumable           Not a Balloon Loan
       777025382                 360                    0      Non-Assumable           Not a Balloon Loan
       777025988                 360                    0      Non-Assumable           Not a Balloon Loan
       777026173                 360                    0      Non-Assumable           Not a Balloon Loan
       777026199                 360                    0      Non-Assumable           Not a Balloon Loan
       777026269                 240                    0      Assumable               Not a Balloon Loan
       777026273                 240                    0      Assumable               Not a Balloon Loan
       777026468                 360                    0      Non-Assumable           Not a Balloon Loan
       777026595                 360                    0      Non-Assumable           Not a Balloon Loan
       777026750                 240                    0      Non-Assumable           Not a Balloon Loan
       777026765                 360                    0      Non-Assumable           Not a Balloon Loan
       777027150                 360                    0      Non-Assumable           Not a Balloon Loan
       777027202                 360                    0      Non-Assumable           Not a Balloon Loan
       777027266                 360                    0      Non-Assumable           Not a Balloon Loan
       777027293                 360                    0      Non-Assumable           Not a Balloon Loan
       777027474                 240                   60      Non-Assumable           Not a Balloon Loan
       777027538                 360                    0      Non-Assumable           Not a Balloon Loan
       777027649                 360                    0      Non-Assumable           Not a Balloon Loan
       777027783                 360                   60      Non-Assumable           Not a Balloon Loan
       777028136                 360                    0      Non-Assumable           Not a Balloon Loan
       777028237                 240                    0      Assumable               Not a Balloon Loan
       777028498                 360                   36      Non-Assumable           Not a Balloon Loan
       777028656                 240                   36      Non-Assumable           Not a Balloon Loan
       777028666                 180                   60      Non-Assumable           Not a Balloon Loan
       777028816                 360                    0      Non-Assumable           Not a Balloon Loan
       777028834                 360                   36      Non-Assumable           Not a Balloon Loan
       777028888                 360                    0      Non-Assumable           Not a Balloon Loan
       777028924                 360                    0      Non-Assumable           Not a Balloon Loan
       777028942                 360                    0      Assumable               Not a Balloon Loan
       777028979                 240                    0      Non-Assumable           Not a Balloon Loan
       777028989                 360                   60      Non-Assumable           Not a Balloon Loan
       777029007                 360                    0      Non-Assumable           Not a Balloon Loan
       777029082                 360                    0      Non-Assumable           Not a Balloon Loan
       777029110                 360                    0      Non-Assumable           Not a Balloon Loan
       777029183                 240                    0      Non-Assumable           Not a Balloon Loan
       777029204                 360                    6      Non-Assumable           Not a Balloon Loan
       777029210                 240                   36      Non-Assumable           Not a Balloon Loan
       777029320                 180                    0      Non-Assumable           Not a Balloon Loan
       777029383                 360                   36      Non-Assumable           Not a Balloon Loan
       777029420                 360                   36      Non-Assumable           Not a Balloon Loan
       777029431                 360                    0      Non-Assumable           Not a Balloon Loan
       777029449                 360                    0      Assumable               Not a Balloon Loan
       777029455                 360                   36      Non-Assumable           Not a Balloon Loan
       777029589                 360                   36      Non-Assumable           Not a Balloon Loan
       777029659                 360                    0      Non-Assumable           Not a Balloon Loan
       777029734                 360                   36      Non-Assumable           Not a Balloon Loan
       777029774                 360                    0      Non-Assumable           Not a Balloon Loan
       777029776                 360                    0      Non-Assumable           Not a Balloon Loan
       777029777                 360                    0      Non-Assumable           Not a Balloon Loan
       777029799                 360                   36      Non-Assumable           Not a Balloon Loan
       777029815                 360                    0      Non-Assumable           Not a Balloon Loan
       777029931                 240                    0      Non-Assumable           Not a Balloon Loan
       777029950                 360                    0      Non-Assumable           Not a Balloon Loan
       777029979                 240                    0      Non-Assumable           Not a Balloon Loan
       777029981                 240                    0      Non-Assumable           Not a Balloon Loan
       777030042                 360                    0      Non-Assumable           Not a Balloon Loan
       777030211                 360                    0      Non-Assumable           Not a Balloon Loan
       777030263                 240                    0      Non-Assumable           Not a Balloon Loan
       777030286                 360                    0      Non-Assumable           Not a Balloon Loan
       777030296                 360                   12      Non-Assumable           Not a Balloon Loan
       777030324                 360                   12      Non-Assumable           Not a Balloon Loan
       777030335                 360                   36      Non-Assumable           Not a Balloon Loan
       777030414                 360                    0      Assumable               Not a Balloon Loan
       777030515                 360                    0      Non-Assumable           Not a Balloon Loan
       777030637                 240                    0      Non-Assumable           Not a Balloon Loan
       777030643                 360                   12      Non-Assumable           Not a Balloon Loan
       777030846                 240                    0      Non-Assumable           Not a Balloon Loan
       777030944                 360                   12      Non-Assumable           Not a Balloon Loan
       777031066                 240                    0      Non-Assumable           Not a Balloon Loan
       777031118                 360                    0      Non-Assumable           Not a Balloon Loan
       777031127                 360                   60      Non-Assumable           Not a Balloon Loan
       777031148                 360                    0      Assumable               Not a Balloon Loan
       777031374                 240                   36      Non-Assumable           Not a Balloon Loan
       777031379                 240                   12      Non-Assumable           Not a Balloon Loan
       777031569                 240                    6      Non-Assumable           Not a Balloon Loan
       777031602                 360                    0      Assumable               Not a Balloon Loan
       777031677                 240                    0      Assumable               Not a Balloon Loan
       777031683                 240                   60      Non-Assumable           Not a Balloon Loan
       777031704                 360                    0      Non-Assumable           Not a Balloon Loan
       777031705                 360                    0      Non-Assumable           Not a Balloon Loan
       777031766                 360                   12      Non-Assumable           Not a Balloon Loan
       777031783                 360                    0      Assumable               Not a Balloon Loan
       777031836                 360                   36      Assumable               Not a Balloon Loan
       777031906                 240                    0      Assumable               Not a Balloon Loan
       777031978                 240                    0      Assumable               Not a Balloon Loan
       777032001                 180                   36      Non-Assumable           Not a Balloon Loan
       777032047                 240                    0      Non-Assumable           Not a Balloon Loan
       777032061                 240                    0      Non-Assumable           Not a Balloon Loan
       777032109                 180                    0      Non-Assumable           Not a Balloon Loan
       777032158                 360                    0      Non-Assumable           Not a Balloon Loan
       777032182                 180                   36      Non-Assumable           Not a Balloon Loan
       777032185                 180                   36      Non-Assumable           Not a Balloon Loan
       777032311                 240                    0      Assumable               Not a Balloon Loan
       777032372                 360                    0      Assumable               Not a Balloon Loan
       777032373                 360                    0      Assumable               Not a Balloon Loan
       777032448                 360                    0      Non-Assumable           Not a Balloon Loan
       777032451                 240                    0      Assumable               Not a Balloon Loan
       777032459                 240                    0      Non-Assumable           Not a Balloon Loan
       777032614                 360                    0      Assumable               Not a Balloon Loan
       777032632                 360                   36      Non-Assumable           Not a Balloon Loan
       777032637                 240                   12      Non-Assumable           Not a Balloon Loan
       777032699                 360                   36      Non-Assumable           Not a Balloon Loan
       777032712                 360                   36      Non-Assumable           Not a Balloon Loan
       777032734                 240                   36      Assumable               Not a Balloon Loan
       777032756                 360                   36      Non-Assumable           Not a Balloon Loan
       777032767                 240                    0      Assumable               Not a Balloon Loan
       777032790                 360                   12      Non-Assumable           Not a Balloon Loan
       777032859                 480                    0      Non-Assumable           Not a Balloon Loan
       777032875                 360                   36      Non-Assumable           Not a Balloon Loan
       777032886                 180                    0      Non-Assumable           Not a Balloon Loan
       777032887                 480                    0      Non-Assumable           Not a Balloon Loan
       777032914                 360                   36      Non-Assumable           Not a Balloon Loan
       777032945                 360                    0      Non-Assumable           Not a Balloon Loan
       777033051                 240                   36      Assumable               Not a Balloon Loan
       777033075                 360                    0      Non-Assumable           Not a Balloon Loan
       777033293                 360                   36      Non-Assumable           Not a Balloon Loan
       777033294                 324                    0      Assumable               Not a Balloon Loan
       777033302                 240                   36      Non-Assumable           Not a Balloon Loan
       777033303                 360                    0      Non-Assumable           Not a Balloon Loan
       777033312                 360                    0      Non-Assumable           Not a Balloon Loan
       777033353                 360                    0      Non-Assumable           Not a Balloon Loan
       777033357                 360                    0      Non-Assumable           Not a Balloon Loan
       777033367                 360                    0      Non-Assumable           Not a Balloon Loan
       777033463                 240                   36      Assumable               Not a Balloon Loan
       777033513                 360                   36      Non-Assumable           Not a Balloon Loan
       777033559                 360                    0      Non-Assumable           Not a Balloon Loan
       777033569                 360                   36      Non-Assumable           Not a Balloon Loan
       777033613                 240                    0      Assumable               Not a Balloon Loan
       777033633                 360                    0      Non-Assumable           Not a Balloon Loan
       777033634                 240                    0      Non-Assumable           Not a Balloon Loan
       777033661                 240                    0      Non-Assumable           Not a Balloon Loan
       777033665                 360                   36      Non-Assumable           Not a Balloon Loan
       777033688                 240                    0      Non-Assumable           Not a Balloon Loan
       777033703                 240                    0      Non-Assumable           Not a Balloon Loan
       777033797                 240                    0      Assumable               Not a Balloon Loan
       777033923                 480                   12      Non-Assumable           Not a Balloon Loan
       777033927                 480                   12      Non-Assumable           Not a Balloon Loan
       777033998                 240                   36      Non-Assumable           Not a Balloon Loan
       777034066                 360                   36      Non-Assumable           Not a Balloon Loan
       777034134                 240                    0      Assumable               Not a Balloon Loan
       777034137                 360                    0      Non-Assumable           Not a Balloon Loan
       777034177                 360                    0      Non-Assumable           Not a Balloon Loan
       777034246                 360                   36      Non-Assumable           Not a Balloon Loan
       777034318                 240                    0      Assumable               Not a Balloon Loan
       777034336                 360                    0      Non-Assumable           Not a Balloon Loan
       777034338                 360                    0      Non-Assumable           Not a Balloon Loan
       777034365                 480                   36      Non-Assumable           Not a Balloon Loan
       777034371                 360                    0      Non-Assumable           Not a Balloon Loan
       777034378                 480                    0      Non-Assumable           Not a Balloon Loan
       777034387                 180                    0      Non-Assumable           Not a Balloon Loan
       777034427                 480                    0      Non-Assumable           Not a Balloon Loan
       777034429                 360                   12      Non-Assumable           Not a Balloon Loan
       777034739                 480                    0      Non-Assumable           Not a Balloon Loan
       777034983                 240                   36      Assumable               Not a Balloon Loan
       777035007                 480                   36      Non-Assumable           Not a Balloon Loan
       777035170                 240                    0      Non-Assumable           Not a Balloon Loan
       777035245                 240                   36      Non-Assumable           Not a Balloon Loan
       777035278                 480                   12      Non-Assumable           Not a Balloon Loan
       777035300                 480                   24      Non-Assumable           Not a Balloon Loan
       777035335                 480                   36      Non-Assumable           Not a Balloon Loan
       777035428                 480                   24      Non-Assumable           Not a Balloon Loan
       777035496                 240                   36      Assumable               Not a Balloon Loan
       777035617                 240                   24      Assumable               Not a Balloon Loan
       777035624                 360                    0      Non-Assumable           Not a Balloon Loan
       777035710                 360                    0      Non-Assumable           Not a Balloon Loan
       777035723                 240                   36      Assumable               Not a Balloon Loan
       777035760                 240                    0      Non-Assumable           Not a Balloon Loan
       777035762                 240                    0      Non-Assumable           Not a Balloon Loan
       777035786                 360                    0      Non-Assumable           Not a Balloon Loan
       777035933                 360                   36      Non-Assumable           Not a Balloon Loan
       777035949                 240                    0      Non-Assumable           Not a Balloon Loan
       777035988                 240                   36      Assumable               Not a Balloon Loan
       777035997                 480                   36      Non-Assumable           Not a Balloon Loan
       777035998                 480                   12      Non-Assumable           Not a Balloon Loan
       777036128                 240                    0      Non-Assumable           Not a Balloon Loan
       777036313                 300                   12      Assumable               Not a Balloon Loan
       777036315                 300                   12      Assumable               Not a Balloon Loan
       777036329                 240                    0      Non-Assumable           Not a Balloon Loan
       777036349                 240                    0      Non-Assumable           Not a Balloon Loan
       777036369                 480                   36      Non-Assumable           Not a Balloon Loan
       777036443                 480                   36      Non-Assumable           Not a Balloon Loan
       777036459                 300                   12      Assumable               Not a Balloon Loan
       777036524                 480                   36      Non-Assumable           Not a Balloon Loan
       777036527                 360                   36      Assumable               Not a Balloon Loan
       777036579                 240                    0      Non-Assumable           Not a Balloon Loan
       777036689                 300                    0      Assumable               Not a Balloon Loan
       777036692                 300                   12      Assumable               Not a Balloon Loan
       777036817                 480                   36      Non-Assumable           Not a Balloon Loan
       777036834                 480                   36      Non-Assumable           Not a Balloon Loan
       777036845                 480                   36      Non-Assumable           Not a Balloon Loan
       777036887                 360                   12      Non-Assumable           Not a Balloon Loan
       777036906                 240                   36      Non-Assumable           Not a Balloon Loan
       777036959                 360                    0      Non-Assumable           Not a Balloon Loan
       777036960                 240                    0      Non-Assumable           Not a Balloon Loan
       777036981                 240                   36      Non-Assumable           Not a Balloon Loan
       777037017                 360                    0      Non-Assumable           Not a Balloon Loan
       777037023                 360                   36      Non-Assumable           Not a Balloon Loan
       777037059                 360                   12      Non-Assumable           Not a Balloon Loan
       777037063                 240                    0      Non-Assumable           Not a Balloon Loan
       777037087                 240                   36      Assumable               Not a Balloon Loan
       777037098                 240                   36      Assumable               Not a Balloon Loan
       777037153                 240                   12      Non-Assumable           Not a Balloon Loan
       777037155                 240                   12      Non-Assumable           Not a Balloon Loan
       777037186                 360                    0      Non-Assumable           Not a Balloon Loan
       777037187                 360                    0      Non-Assumable           Not a Balloon Loan
       777037209                 360                   36      Non-Assumable           Not a Balloon Loan
       777037225                 360                    0      Non-Assumable           Not a Balloon Loan
       777037237                 360                   36      Non-Assumable           Not a Balloon Loan
       777037276                 360                    0      Non-Assumable           Not a Balloon Loan
       777037277                 360                    0      Non-Assumable           Not a Balloon Loan
       777037278                 360                    0      Non-Assumable           Not a Balloon Loan
       777037283                 240                    0      Non-Assumable           Not a Balloon Loan
       777037299                 240                   36      Assumable               Not a Balloon Loan
       777037303                 240                   36      Non-Assumable           Not a Balloon Loan
       777037383                 240                   36      Non-Assumable           Not a Balloon Loan
       777037389                 240                   36      Non-Assumable           Not a Balloon Loan
       777037399                 480                    0      Non-Assumable           Not a Balloon Loan
       777037433                 240                   36      Non-Assumable           Not a Balloon Loan
       777037445                 360                    0      Non-Assumable           Not a Balloon Loan
       777037471                 240                   24      Non-Assumable           Not a Balloon Loan
       777037473                 240                    0      Assumable               Not a Balloon Loan
       777037563                 360                   36      Non-Assumable           Not a Balloon Loan
       777037566                 360                    0      Non-Assumable           Not a Balloon Loan
       777037583                 360                   36      Non-Assumable           Not a Balloon Loan
       777037636                 240                    0      Non-Assumable           Not a Balloon Loan
       777037637                 360                    0      Non-Assumable           Not a Balloon Loan
       777037640                 360                    0      Non-Assumable           Not a Balloon Loan
       777037643                 240                    0      Non-Assumable           Not a Balloon Loan
       777037665                 240                   36      Non-Assumable           Not a Balloon Loan
       777037670                 240                   36      Assumable               Not a Balloon Loan
       777037677                 240                    0      Non-Assumable           Not a Balloon Loan
       777037717                 360                    0      Non-Assumable           Not a Balloon Loan
       777037727                 240                   36      Non-Assumable           Not a Balloon Loan
       777037770                 240                    0      Non-Assumable           Not a Balloon Loan
       777037795                 360                   36      Non-Assumable           Not a Balloon Loan
       777037811                 240                    0      Non-Assumable           Not a Balloon Loan
       777037814                 360                    0      Non-Assumable           Not a Balloon Loan
       777037840                 240                    0      Non-Assumable           Not a Balloon Loan
       777037846                 240                   36      Non-Assumable           Not a Balloon Loan
       777037864                 240                   36      Non-Assumable           Not a Balloon Loan
       777037866                 360                   36      Non-Assumable           Not a Balloon Loan
       777037875                 240                    0      Non-Assumable           Not a Balloon Loan
       777037891                 240                    0      Non-Assumable           Not a Balloon Loan
       777037895                 360                    0      Non-Assumable           Not a Balloon Loan
       777037929                 240                    0      Non-Assumable           Not a Balloon Loan
       777037940                 360                   12      Non-Assumable           Not a Balloon Loan
       777037945                 240                   36      Non-Assumable           Not a Balloon Loan
       777037954                 360                    0      Non-Assumable           Not a Balloon Loan
       777037986                 360                    0      Non-Assumable           Not a Balloon Loan
       777037991                 360                    0      Non-Assumable           Not a Balloon Loan
       777038024                 240                    0      Non-Assumable           Not a Balloon Loan
       777038029                 240                    0      Assumable               Not a Balloon Loan
       777038040                 240                    0      Non-Assumable           Not a Balloon Loan
       777038041                 240                   36      Non-Assumable           Not a Balloon Loan
       777038055                 360                   12      Non-Assumable           Not a Balloon Loan
       777038064                 240                   36      Non-Assumable           Not a Balloon Loan
       777038075                 360                    0      Non-Assumable           Not a Balloon Loan
       777038079                 360                   36      Non-Assumable           Not a Balloon Loan
       777038091                 240                    0      Non-Assumable           Not a Balloon Loan
       777038103                 360                    0      Non-Assumable           Not a Balloon Loan
       777038107                 360                    0      Assumable               Not a Balloon Loan
       777038143                 240                   12      Non-Assumable           Not a Balloon Loan
       777038147                 360                   36      Non-Assumable           Not a Balloon Loan
       777038162                 240                    0      Non-Assumable           Not a Balloon Loan
       777038175                 240                   36      Non-Assumable           Not a Balloon Loan
       777038181                 360                    0      Non-Assumable           Not a Balloon Loan
       777038182                 240                    0      Assumable               Not a Balloon Loan
       777038185                 240                   36      Non-Assumable           Not a Balloon Loan
       777038191                 240                   12      Assumable               Not a Balloon Loan
       777038198                 360                    0      Non-Assumable           Not a Balloon Loan
       777038199                 360                    0      Non-Assumable           Not a Balloon Loan
       777038204                 360                   12      Non-Assumable           Not a Balloon Loan
       777038206                 240                   12      Non-Assumable           Not a Balloon Loan
       777038227                 360                    0      Non-Assumable           Not a Balloon Loan
       777038229                 240                    0      Non-Assumable           Not a Balloon Loan
       777038235                 240                    0      Non-Assumable           Not a Balloon Loan
       777038239                 360                   36      Non-Assumable           Not a Balloon Loan
       777038255                 240                    0      Non-Assumable           Not a Balloon Loan
       777038256                 360                   12      Non-Assumable           Not a Balloon Loan
       777038264                 360                   12      Non-Assumable           Not a Balloon Loan
       777038270                 240                   36      Non-Assumable           Not a Balloon Loan
       777038289                 240                   36      Non-Assumable           Not a Balloon Loan
       777038312                 240                    0      Non-Assumable           Not a Balloon Loan
       777038331                 240                    0      Non-Assumable           Not a Balloon Loan
       777038332                 240                   12      Non-Assumable           Not a Balloon Loan
       777038335                 360                   36      Non-Assumable           Not a Balloon Loan
       777038349                 240                   12      Non-Assumable           Not a Balloon Loan
       777038359                 360                   36      Non-Assumable           Not a Balloon Loan
       777038362                 360                   36      Non-Assumable           Not a Balloon Loan
       777038363                 240                   36      Assumable               Not a Balloon Loan
       777038367                 240                   12      Non-Assumable           Not a Balloon Loan
       777038375                 360                    0      Non-Assumable           Not a Balloon Loan
       777038377                 480                   36      Non-Assumable           Not a Balloon Loan
       777038378                 240                   36      Non-Assumable           Not a Balloon Loan
       777038382                 360                   12      Non-Assumable           Not a Balloon Loan
       777038383                 360                   12      Non-Assumable           Not a Balloon Loan
       777038401                 240                    0      Non-Assumable           Not a Balloon Loan
       777038417                 240                   36      Non-Assumable           Not a Balloon Loan
       777038420                 360                    0      Non-Assumable           Not a Balloon Loan
       777038423                 240                   36      Assumable               Not a Balloon Loan
       777038425                 240                   36      Assumable               Not a Balloon Loan
       777038435                 360                    0      Non-Assumable           Not a Balloon Loan
       777038462                 360                    0      Non-Assumable           Not a Balloon Loan
       777038466                 240                   12      Non-Assumable           Not a Balloon Loan
       777038500                 324                   12      Assumable               Not a Balloon Loan
       777038502                 240                   12      Non-Assumable           Not a Balloon Loan
       777038505                 360                   36      Non-Assumable           Not a Balloon Loan
       777038526                 360                   36      Non-Assumable           Not a Balloon Loan
       777038540                 360                    0      Non-Assumable           Not a Balloon Loan
       777038542                 360                    0      Non-Assumable           Not a Balloon Loan
       777038543                 240                    0      Non-Assumable           Not a Balloon Loan
       777038557                 360                    0      Non-Assumable           Not a Balloon Loan
       777038558                 360                    0      Non-Assumable           Not a Balloon Loan
       777038564                 240                   36      Non-Assumable           Not a Balloon Loan
       777038589                 240                   36      Non-Assumable           Not a Balloon Loan
       777038592                 240                   36      Non-Assumable           Not a Balloon Loan
       777038599                 480                   36      Non-Assumable           Not a Balloon Loan
       777038604                 360                   36      Non-Assumable           Not a Balloon Loan
       777038610                 360                    0      Non-Assumable           Not a Balloon Loan
       777038630                 360                   12      Non-Assumable           Not a Balloon Loan
       777038634                 360                    0      Non-Assumable           Not a Balloon Loan
       777038637                 360                   36      Non-Assumable           Not a Balloon Loan
       777038644                 360                   36      Non-Assumable           Not a Balloon Loan
       777038649                 240                   36      Non-Assumable           Not a Balloon Loan
       777038659                 360                    0      Non-Assumable           Not a Balloon Loan
       777038676                 240                   36      Assumable               Not a Balloon Loan
       777038687                 360                   36      Non-Assumable           Not a Balloon Loan
       777038694                 240                   12      Non-Assumable           Not a Balloon Loan
       777038701                 360                    0      Non-Assumable           Not a Balloon Loan
       777038709                 240                   36      Assumable               Not a Balloon Loan
       777038710                 180                    0      Non-Assumable           Not a Balloon Loan
       777038728                 240                   12      Non-Assumable           Not a Balloon Loan
       777038729                 360                    0      Non-Assumable           Not a Balloon Loan
       777038749                 360                    0      Non-Assumable           Not a Balloon Loan
       777038769                 360                   12      Non-Assumable           Not a Balloon Loan
       777038784                 240                    0      Non-Assumable           Not a Balloon Loan
       777038791                 360                   12      Non-Assumable           Not a Balloon Loan
       777038804                 360                    0      Non-Assumable           Not a Balloon Loan
       777038805                 240                    0      Non-Assumable           Not a Balloon Loan
       777038814                 360                   36      Non-Assumable           Not a Balloon Loan
       777038821                 240                   36      Non-Assumable           Not a Balloon Loan
       777038825                 240                    0      Non-Assumable           Not a Balloon Loan
       777038831                 240                   12      Non-Assumable           Not a Balloon Loan
       777038834                 360                   36      Non-Assumable           Not a Balloon Loan
       777038842                 360                   12      Assumable               Not a Balloon Loan
       777038852                 240                   36      Non-Assumable           Not a Balloon Loan
       777038855                 240                   36      Non-Assumable           Not a Balloon Loan
       777038877                 360                    0      Non-Assumable           Not a Balloon Loan
       777038882                 360                    0      Non-Assumable           Not a Balloon Loan
       777038891                 360                   36      Non-Assumable           Not a Balloon Loan
       777038919                 360                    0      Non-Assumable           Not a Balloon Loan
       777038933                 240                   36      Non-Assumable           Not a Balloon Loan
       777038953                 240                    0      Non-Assumable           Not a Balloon Loan
       777038960                 240                    0      Non-Assumable           Not a Balloon Loan
       777038962                 240                   36      Non-Assumable           Not a Balloon Loan
       777038965                 240                    0      Non-Assumable           Not a Balloon Loan
       777038966                 360                   36      Non-Assumable           Not a Balloon Loan
       777038967                 360                    0      Non-Assumable           Not a Balloon Loan
       777038969                 300                   12      Assumable               Not a Balloon Loan
       777038979                 360                   36      Non-Assumable           Not a Balloon Loan
       777038984                 240                    0      Assumable               Not a Balloon Loan
       777039004                 360                    0      Non-Assumable           Not a Balloon Loan
       777039016                 360                    0      Non-Assumable           Not a Balloon Loan
       777039023                 360                   36      Non-Assumable           Not a Balloon Loan
       777039027                 240                   36      Non-Assumable           Not a Balloon Loan
       777039034                 360                    0      Non-Assumable           Not a Balloon Loan
       777039041                 360                   12      Non-Assumable           Not a Balloon Loan
       777039046                 240                   36      Non-Assumable           Not a Balloon Loan
       777039049                 480                    0      Non-Assumable           Not a Balloon Loan
       777039056                 240                   12      Non-Assumable           Not a Balloon Loan
       777039060                 240                    0      Non-Assumable           Not a Balloon Loan
       777039066                 240                    0      Non-Assumable           Not a Balloon Loan
       777039068                 360                    0      Non-Assumable           Not a Balloon Loan
       777039069                 240                    0      Non-Assumable           Not a Balloon Loan
       777039099                 360                   36      Non-Assumable           Not a Balloon Loan
       777039112                 240                   36      Non-Assumable           Not a Balloon Loan
       777039119                 480                    0      Non-Assumable           Not a Balloon Loan
       777039123                 240                   12      Non-Assumable           Not a Balloon Loan
       777039124                 360                   36      Non-Assumable           Not a Balloon Loan
       777039125                 240                    0      Non-Assumable           Not a Balloon Loan
       777039143                 240                   12      Non-Assumable           Not a Balloon Loan
       777039144                 240                   12      Non-Assumable           Not a Balloon Loan
       777039146                 360                    0      Non-Assumable           Not a Balloon Loan
       777039167                 240                   36      Non-Assumable           Not a Balloon Loan
       777039191                 360                   36      Non-Assumable           Not a Balloon Loan
       777039195                 360                    0      Non-Assumable           Not a Balloon Loan
       777039197                 360                   36      Non-Assumable           Not a Balloon Loan
       777039205                 240                   36      Non-Assumable           Not a Balloon Loan
       777039218                 240                   36      Non-Assumable           Not a Balloon Loan
       777039221                 240                   36      Non-Assumable           Not a Balloon Loan
       777039260                 360                   36      Non-Assumable           Not a Balloon Loan
       777039274                 360                    0      Non-Assumable           Not a Balloon Loan
       777039275                 360                    0      Non-Assumable           Not a Balloon Loan
       777039278                 240                    0      Non-Assumable           Not a Balloon Loan
       777039281                 360                    0      Non-Assumable           Not a Balloon Loan
       777039295                 240                    0      Non-Assumable           Not a Balloon Loan
       777039303                 360                    0      Non-Assumable           Not a Balloon Loan
       777039313                 240                    0      Non-Assumable           Not a Balloon Loan
       777039314                 240                    0      Non-Assumable           Not a Balloon Loan
       777039315                 240                   36      Non-Assumable           Not a Balloon Loan
       777039316                 360                   36      Assumable               Not a Balloon Loan
       777039319                 240                    0      Non-Assumable           Not a Balloon Loan
       777039323                 240                    0      Non-Assumable           Not a Balloon Loan
       777039329                 360                   12      Non-Assumable           Not a Balloon Loan
       777039333                 240                    0      Non-Assumable           Not a Balloon Loan
       777039336                 240                   36      Non-Assumable           Not a Balloon Loan
       777039338                 240                   36      Non-Assumable           Not a Balloon Loan
       777039339                 240                   12      Non-Assumable           Not a Balloon Loan
       777039345                 360                   36      Non-Assumable           Not a Balloon Loan
       777039349                 360                   12      Non-Assumable           Not a Balloon Loan
       777039359                 240                    0      Non-Assumable           Not a Balloon Loan
       777039364                 360                   12      Non-Assumable           Not a Balloon Loan
       777039366                 360                   36      Assumable               Not a Balloon Loan
       777039371                 240                    0      Assumable               Not a Balloon Loan
       777039388                 300                   12      Assumable               Not a Balloon Loan
       777039395                 240                   36      Assumable               Not a Balloon Loan
       777039396                 360                   12      Non-Assumable           Not a Balloon Loan
       777039410                 360                   36      Non-Assumable           Not a Balloon Loan
       777039419                 240                   12      Non-Assumable           Not a Balloon Loan
       777039420                 360                   36      Non-Assumable           Not a Balloon Loan
       777039426                 240                   36      Non-Assumable           Not a Balloon Loan
       777039430                 240                    0      Non-Assumable           Not a Balloon Loan
       777039434                 240                    0      Non-Assumable           Not a Balloon Loan
       777039439                 360                   12      Non-Assumable           Not a Balloon Loan
       777039446                 240                   12      Non-Assumable           Not a Balloon Loan
       777039455                 360                    0      Non-Assumable           Not a Balloon Loan
       777039457                 240                   36      Non-Assumable           Not a Balloon Loan
       777039458                 360                   36      Non-Assumable           Not a Balloon Loan
       777039489                 360                    0      Non-Assumable           Not a Balloon Loan
       777039491                 240                    0      Non-Assumable           Not a Balloon Loan
       777039494                 240                   36      Assumable               Not a Balloon Loan
       777039503                 360                    0      Non-Assumable           Not a Balloon Loan
       777039521                 240                   36      Non-Assumable           Not a Balloon Loan
       777039524                 240                   36      Non-Assumable           Not a Balloon Loan
       777039536                 360                   36      Non-Assumable           Not a Balloon Loan
       777039542                 240                   36      Non-Assumable           Not a Balloon Loan
       777039547                 360                    0      Non-Assumable           Not a Balloon Loan
       777039550                 240                   12      Non-Assumable           Not a Balloon Loan
       777039551                 360                    0      Non-Assumable           Not a Balloon Loan
       777039552                 240                   36      Non-Assumable           Not a Balloon Loan
       777039553                 240                   36      Non-Assumable           Not a Balloon Loan
       777039562                 240                    0      Non-Assumable           Not a Balloon Loan
       777039586                 360                   36      Non-Assumable           Not a Balloon Loan
       777039593                 240                    0      Non-Assumable           Not a Balloon Loan
       777039604                 360                    0      Non-Assumable           Not a Balloon Loan
       777039607                 360                   12      Non-Assumable           Not a Balloon Loan
       777039611                 360                    0      Non-Assumable           Not a Balloon Loan
       777039615                 240                    0      Non-Assumable           Not a Balloon Loan
       777039622                 360                   12      Assumable               Not a Balloon Loan
       777039623                 240                    0      Assumable               Not a Balloon Loan
       777039625                 360                   36      Non-Assumable           Not a Balloon Loan
       777039637                 240                   36      Non-Assumable           Not a Balloon Loan
       777039646                 240                   36      Non-Assumable           Not a Balloon Loan
       777039660                 240                   36      Non-Assumable           Not a Balloon Loan
       777039663                 360                   36      Non-Assumable           Not a Balloon Loan
       777039675                 240                    0      Non-Assumable           Not a Balloon Loan
       777039685                 360                   12      Non-Assumable           Not a Balloon Loan
       777039699                 360                   36      Non-Assumable           Not a Balloon Loan
       777039703                 240                    0      Non-Assumable           Not a Balloon Loan
       777039704                 240                    0      Non-Assumable           Not a Balloon Loan
       777039714                 360                   36      Non-Assumable           Not a Balloon Loan
       777039718                 240                    0      Non-Assumable           Not a Balloon Loan
       777039720                 240                   36      Assumable               Not a Balloon Loan
       777039763                 240                   12      Non-Assumable           Not a Balloon Loan
       777039769                 240                    0      Non-Assumable           Not a Balloon Loan
       777039770                 360                   36      Non-Assumable           Not a Balloon Loan
       777039775                 240                   36      Non-Assumable           Not a Balloon Loan
       777039780                 240                   36      Non-Assumable           Not a Balloon Loan
       777039782                 360                   12      Assumable               Not a Balloon Loan
       777039784                 360                    0      Non-Assumable           Not a Balloon Loan
       777039790                 360                   36      Non-Assumable           Not a Balloon Loan
       777039803                 360                    0      Non-Assumable           Not a Balloon Loan
       777039805                 324                    0      Assumable               Not a Balloon Loan
       777039823                 300                   12      Assumable               Not a Balloon Loan
       777039833                 360                   36      Non-Assumable           Not a Balloon Loan
       777039838                 240                    0      Non-Assumable           Not a Balloon Loan
       777039851                 240                   36      Non-Assumable           Not a Balloon Loan
       777039859                 240                   12      Non-Assumable           Not a Balloon Loan
       777039861                 240                   36      Non-Assumable           Not a Balloon Loan
       777039862                 240                   36      Non-Assumable           Not a Balloon Loan
       777039865                 360                   36      Non-Assumable           Not a Balloon Loan
       777039869                 360                   36      Non-Assumable           Not a Balloon Loan
       777039873                 240                    0      Non-Assumable           Not a Balloon Loan
       777039875                 360                    0      Non-Assumable           Not a Balloon Loan
       777039881                 360                    0      Non-Assumable           Not a Balloon Loan
       777039882                 360                   36      Non-Assumable           Not a Balloon Loan
       777039883                 360                   12      Non-Assumable           Not a Balloon Loan
       777039889                 240                    0      Non-Assumable           Not a Balloon Loan
       777039896                 240                   36      Non-Assumable           Not a Balloon Loan
       777039898                 240                    0      Non-Assumable           Not a Balloon Loan
       777039899                 240                    0      Non-Assumable           Not a Balloon Loan
       777039907                 240                    0      Non-Assumable           Not a Balloon Loan
       777039919                 240                   36      Non-Assumable           Not a Balloon Loan
       777039925                 240                   36      Assumable               Not a Balloon Loan
       777039927                 240                    0      Non-Assumable           Not a Balloon Loan
       777039932                 240                    0      Non-Assumable           Not a Balloon Loan
       777039944                 360                   36      Non-Assumable           Not a Balloon Loan
       777039952                 360                    0      Non-Assumable           Not a Balloon Loan
       777039956                 360                    0      Non-Assumable           Not a Balloon Loan
       777039969                 240                   12      Non-Assumable           Not a Balloon Loan
       777039986                 240                   12      Non-Assumable           Not a Balloon Loan
       777039995                 240                    0      Non-Assumable           Not a Balloon Loan
       777040009                 240                   12      Non-Assumable           Not a Balloon Loan
       777040010                 360                   36      Non-Assumable           Not a Balloon Loan
       777040011                 360                   36      Non-Assumable           Not a Balloon Loan
       777040024                 240                    0      Non-Assumable           Not a Balloon Loan
       777040028                 240                   36      Non-Assumable           Not a Balloon Loan
       777040033                 240                   36      Non-Assumable           Not a Balloon Loan
       777040037                 240                   36      Non-Assumable           Not a Balloon Loan
       777040044                 360                   12      Assumable               Not a Balloon Loan
       777040046                 360                   12      Non-Assumable           Not a Balloon Loan
       777040047                 480                    0      Non-Assumable           Not a Balloon Loan
       777040051                 240                   36      Non-Assumable           Not a Balloon Loan
       777040054                 360                    0      Non-Assumable           Not a Balloon Loan
       777040059                 240                   36      Non-Assumable           Not a Balloon Loan
       777040073                 360                   36      Non-Assumable           Not a Balloon Loan
       777040074                 240                   36      Non-Assumable           Not a Balloon Loan
       777040082                 360                    0      Non-Assumable           Not a Balloon Loan
       777040083                 240                    0      Non-Assumable           Not a Balloon Loan
       777040090                 240                    0      Non-Assumable           Not a Balloon Loan
       777040092                 360                   12      Non-Assumable           Not a Balloon Loan
       777040097                 240                    0      Assumable               Not a Balloon Loan
       777040102                 360                   12      Non-Assumable           Not a Balloon Loan
       777040103                 360                    0      Non-Assumable           Not a Balloon Loan
       777040105                 240                   36      Non-Assumable           Not a Balloon Loan
       777040118                 240                   36      Non-Assumable           Not a Balloon Loan
       777040123                 240                   36      Non-Assumable           Not a Balloon Loan
       777040126                 240                    0      Non-Assumable           Not a Balloon Loan
       777040133                 240                   36      Assumable               Not a Balloon Loan
       777040135                 240                   36      Assumable               Not a Balloon Loan
       777040137                 240                   36      Assumable               Not a Balloon Loan
       777040138                 360                   36      Non-Assumable           Not a Balloon Loan
       777040139                 240                   12      Assumable               Not a Balloon Loan
       777040145                 240                   36      Non-Assumable           Not a Balloon Loan
       777040146                 240                   12      Non-Assumable           Not a Balloon Loan
       777040147                 360                   36      Non-Assumable           Not a Balloon Loan
       777040152                 360                    0      Assumable               Not a Balloon Loan
       777040158                 360                   36      Non-Assumable           Not a Balloon Loan
       777040161                 240                    0      Non-Assumable           Not a Balloon Loan
       777040169                 360                    0      Non-Assumable           Not a Balloon Loan
       777040174                 360                    0      Non-Assumable           Not a Balloon Loan
       777040178                 240                   36      Non-Assumable           Not a Balloon Loan
       777040191                 240                   36      Non-Assumable           Not a Balloon Loan
       777040196                 240                   12      Non-Assumable           Not a Balloon Loan
       777040200                 240                   36      Non-Assumable           Not a Balloon Loan
       777040201                 360                   12      Non-Assumable           Not a Balloon Loan
       777040202                 240                   12      Non-Assumable           Not a Balloon Loan
       777040205                 240                    0      Non-Assumable           Not a Balloon Loan
       777040222                 360                    0      Non-Assumable           Not a Balloon Loan
       777040229                 360                   36      Non-Assumable           Not a Balloon Loan
       777040240                 240                   12      Non-Assumable           Not a Balloon Loan
       777040241                 240                   12      Non-Assumable           Not a Balloon Loan
       777040261                 240                    0      Non-Assumable           Not a Balloon Loan
       777040269                 360                    0      Non-Assumable           Not a Balloon Loan
       777040278                 360                   36      Non-Assumable           Not a Balloon Loan
       777040297                 240                    0      Non-Assumable           Not a Balloon Loan
       777040299                 240                   24      Assumable               Not a Balloon Loan
       777040352                 240                    0      Non-Assumable           Not a Balloon Loan
       777040354                 240                   36      Non-Assumable           Not a Balloon Loan
       777040356                 240                   36      Assumable               Not a Balloon Loan
       777040357                 240                   12      Assumable               Not a Balloon Loan
       777040365                 240                    0      Non-Assumable           Not a Balloon Loan
       777040370                 240                   12      Non-Assumable           Not a Balloon Loan
       777040394                 240                   12      Non-Assumable           Not a Balloon Loan
       777040398                 360                   12      Non-Assumable           Not a Balloon Loan
       777040399                 360                   36      Non-Assumable           Not a Balloon Loan
       777040406                 360                    0      Non-Assumable           Not a Balloon Loan
       777040407                 360                    0      Non-Assumable           Not a Balloon Loan
       777040413                 360                   36      Non-Assumable           Not a Balloon Loan
       777040429                 360                   12      Non-Assumable           Not a Balloon Loan
       777040430                 240                   12      Non-Assumable           Not a Balloon Loan
       777040434                 240                   36      Non-Assumable           Not a Balloon Loan
       777040443                 240                    0      Non-Assumable           Not a Balloon Loan
       777040448                 360                   12      Non-Assumable           Not a Balloon Loan
       777040449                 240                   12      Non-Assumable           Not a Balloon Loan
       777040478                 300                   12      Assumable               Not a Balloon Loan
       777040482                 240                   12      Assumable               Not a Balloon Loan
       777040484                 240                   36      Non-Assumable           Not a Balloon Loan
       777040485                 360                    0      Non-Assumable           Not a Balloon Loan
       777040487                 360                   36      Non-Assumable           Not a Balloon Loan
       777040551                 360                    0      Non-Assumable           Not a Balloon Loan
       777040554                 360                   12      Non-Assumable           Not a Balloon Loan
       777040557                 240                   36      Non-Assumable           Not a Balloon Loan
       777040577                 360                   12      Non-Assumable           Not a Balloon Loan
       777040578                 360                   36      Non-Assumable           Not a Balloon Loan
       777040593                 240                   36      Non-Assumable           Not a Balloon Loan
       777040596                 240                   36      Non-Assumable           Not a Balloon Loan
       777040603                 360                   36      Non-Assumable           Not a Balloon Loan
       777040635                 240                   36      Non-Assumable           Not a Balloon Loan
       777040639                 240                   36      Non-Assumable           Not a Balloon Loan
       777040643                 240                   36      Non-Assumable           Not a Balloon Loan
       777040649                 240                   36      Non-Assumable           Not a Balloon Loan
       777040658                 360                    0      Non-Assumable           Not a Balloon Loan
       777040662                 360                   12      Non-Assumable           Not a Balloon Loan
       777040663                 480                   12      Non-Assumable           Not a Balloon Loan
       777040671                 300                   36      Assumable               Not a Balloon Loan
       777040676                 360                   12      Non-Assumable           Not a Balloon Loan
       777040677                 360                    0      Non-Assumable           Not a Balloon Loan
       777040693                 240                   36      Non-Assumable           Not a Balloon Loan
       777040694                 240                    0      Non-Assumable           Not a Balloon Loan
       777040705                 360                    0      Non-Assumable           Not a Balloon Loan
       777040708                 360                    0      Non-Assumable           Not a Balloon Loan
       777040723                 360                    0      Non-Assumable           Not a Balloon Loan
       777040752                 360                   36      Non-Assumable           Not a Balloon Loan
       777040753                 360                   36      Non-Assumable           Not a Balloon Loan
       777040761                 360                   12      Non-Assumable           Not a Balloon Loan
       777040767                 360                    0      Non-Assumable           Not a Balloon Loan
       777040776                 240                   12      Non-Assumable           Not a Balloon Loan
       777040779                 360                   12      Non-Assumable           Not a Balloon Loan
       777040790                 324                   12      Assumable               Not a Balloon Loan
       777040819                 300                   12      Assumable               Not a Balloon Loan
       777040820                 300                   12      Assumable               Not a Balloon Loan
       777040843                 300                   12      Assumable               Not a Balloon Loan
       777040918                 300                   12      Assumable               Not a Balloon Loan
       777041008                 360                    0      Non-Assumable           Not a Balloon Loan

UBS Loan ID           Index                          Convertible        IO Term        Margin         Rate
                                                                                                      Adjustment Freq
--------------------------------------------------------------------------------------------------------------------------
       334405839      30 YR FXD                      No                         0              0                        0
       334532900      5/ 6 MONTH LIBOR                                        120              5                        6
       334532908      5/ 6 MONTH LIBOR                                          0              5                        6
       334532949      5/ 6 MONTH LIBOR                                        120              5                        6
       334655990      30 YR FXD                                                 0              0                        0
       334659518      5/ 6 MONTH LIBOR                                        120           2.75                        6
       334659541      BALLOON OTHER                                             0              0                        0
       334688853      5/ 6 MONTH LIBOR                                        120           2.25                        6
       334720548      3/1 ARM 1 YR CMT               No                         0           2.75                       12
       334720549      7/1 ARM 1 YR LIBOR             No                        84            2.5                       12
       334738020      2/ 6 MONTH LIBOR                                         60           5.44                        6
       334738165      2/ 6 MONTH LIBOR                                          0           5.62                        6
       334740598      5/ 6 MONTH LIBOR                                        120              5                        6
       334740620      5/ 6 MONTH LIBOR                                        120           2.25                        6
       334756494      5/ 6 MONTH LIBOR                                        120           2.75                        6
       334756551      5/ 6 MONTH LIBOR                                        120           2.75                        6
       334921808      5/ 6 MONTH LIBOR                                        120           2.25                        6
       335664299      30 YR FXD                                                 0              0                        0
       335664300      30 YR FXD                                                 0              0                        0
       335664305      30 YR FXD                                                 0              0                        0
       335664316      30 YR FXD                                                 0              0                        0
       335664354      30 YR FXD                                               120              0                        0
       335664362      30 YR FXD                                               120              0                        0
       335664376      30 YR FXD                                               120              0                        0
       335664377      30 YR FXD                                               120              0                        0
       335664379      30 YR FXD                                               120              0                        0
       335664387      30 YR FXD                                               120              0                        0
       335664390      30 YR FXD                                               120              0                        0
       335664393      30 YR FXD                                               120              0                        0
       335736334      30 YR FXD                                                 0              0                        0
       335736335      BALLOON OTHER                                             0              0                        0
       335736339      30 YR FXD                      No                         0              0                        0
       335736340      30 YR FXD                      No                         0              0                        0
       335736342      30 YR FXD                      No                         0              0                        0
       335736344      30 YR FXD                      No                       120              0                        0
       335736361      3/ 6 MONTH LIBOR               No                         0           2.25                        6
       335751199      30 YR FXD                                                 0              0                        0
       335751203      30 YR FXD                                                 0              0                        0
       335751204      30 YR FXD                                                 0              0                        0
       335751227      30 YR FXD                                               120              0                        0
       335847961      30 YR FXD                      No                         0              0                        0
       335847965      5/ 6 MONTH LIBOR                                        120           2.75                        6
       335847968      5/ 6 MONTH LIBOR               No                         0           2.25                        6
       777005164      30 YR FXD                      No                         0              0                        0
       777008436      30 YR FXD                      No                         0              0                        0
       777008553      5/ 6 MONTH LIBOR               No                         0           2.25                        6
       777008555      5/ 6 MONTH LIBOR               No                         0           2.25                        6
       777008649      2/ 6 MONTH LIBOR               No                       120              4                        6
       777010295      30 YR FXD                      No                         0              0                        0
       777010304      3/1 ARM 1 YR CMT               No                         0           2.75                       12
       777010306      3/1 ARM 1 YR CMT               No                         0           2.75                       12
       777010315      30 YR FXD                      No                         0              0                        0
       777011692      30 YR FXD                      No                       120              0                        0
       777017938                             20      No                         0              0                        0
       777018098      30 YR FXD                      No                         0              0                        0
       777018345      30 YR FXD                      No                         0              0                        0
       777019969      7/1 ARM 1 YR LIBOR             No                       120           2.25                       12
       777022040      30 YR FXD                                                 0              0                        0
       777022104      30 YR FXD                      No                         0              0                        0
       777022731      30 YR FXD                      No                         0              0                        0
       777022867      30 YR FXD                      No                         0              0                        0
       777022899      30 YR FXD                      No                       120              0                        0
       777023524      30 YR FXD                      No                         0              0                        0
       777024142      30 YR FXD                      No                         0              0                        0
       777024145      30 YR FXD                      No                         0              0                        0
       777024357      30 YR FXD                      No                         0              0                        0
       777024375      5/ 6 MONTH LIBOR               No                       120           2.25                        6
       777024623      30 YR FXD                      No                         0              0                        0
       777024877      5/1 ARM 1 YR LIBOR             No                         0           2.25                       12
       777024948      30 YR FXD                      No                       120              0                        0
       777025030      30 YR FXD                      No                         0              0                        0
       777025382      30 YR FXD                      No                         0              0                        0
       777025988      5/1 ARM 1 YR LIBOR             No                         0           2.25                       12
       777026173      30 YR FXD                      No                         0              0                        0
       777026199      30 YR FXD                      No                         0              0                        0
       777026269      5/1 ARM 1 YR LIBOR             No                       120           2.25                       12
       777026273      5/1 ARM 1 YR LIBOR             No                       120           2.25                       12
       777026468      7/1 ARM 1 YR LIBOR             No                         0           2.25                       12
       777026595      30 YR FXD                      No                         0              0                        0
       777026750      5/1 ARM 1 YR LIBOR             No                       120           2.25                       12
       777026765      7/1 ARM 1 YR LIBOR             No                         0           2.25                       12
       777027150      30 YR FXD                      No                         0              0                        0
       777027202      5/1 ARM 1 YR LIBOR             No                         0           2.25                       12
       777027266      30 YR FXD                      No                         0              0                        0
       777027293      30 YR FXD                      No                         0              0                        0
       777027474      30 YR FXD                      No                       120              0                        0
       777027538      30 YR FXD                      No                         0              0                        0
       777027649      5/1 ARM 1 YR LIBOR             No                         0           2.25                       12
       777027783      30 YR FXD                      No                         0              0                        0
       777028136      5/ 6 MONTH LIBOR               No                         0           2.25                        6
       777028237      7/1 ARM 1 YR LIBOR             No                       120           2.25                       12
       777028498      30 YR FXD                      No                         0              0                        0
       777028656                             20      No                         0              0                        0
       777028666      15 YR FXD                      No                         0              0                        0
       777028816      30 YR FXD                      No                         0              0                        0
       777028834      30 YR FXD                      No                         0              0                        0
       777028888      30 YR FXD                      No                         0              0                        0
       777028924      30 YR FXD                      No                         0              0                        0
       777028942      7/1 ARM 1 YR LIBOR             No                         0           2.25                       12
       777028979      30 YR FXD                      No                       120              0                        0
       777028989      30 YR FXD                      No                         0              0                        0
       777029007      30 YR FXD                      No                         0              0                        0
       777029082      30 YR FXD                      No                         0              0                        0
       777029110      30 YR FXD                      No                         0              0                        0
       777029183      30 YR FXD                      No                       120              0                        0
       777029204      30 YR FXD                      No                         0              0                        0
       777029210      30 YR FXD                      No                       120              0                        0
       777029320      15 YR FXD                      No                         0              0                        0
       777029383      30 YR FXD                      No                         0              0                        0
       777029420      30 YR FXD                      No                         0              0                        0
       777029431      30 YR FXD                      No                         0              0                        0
       777029449      5/1 ARM 1 YR LIBOR             No                         0           2.25                       12
       777029455      30 YR FXD                      No                         0              0                        0
       777029589      30 YR FXD                      No                         0              0                        0
       777029659      30 YR FXD                      No                         0              0                        0
       777029734      30 YR FXD                      No                         0              0                        0
       777029774      30 YR FXD                      No                         0              0                        0
       777029776      30 YR FXD                      No                         0              0                        0
       777029777      30 YR FXD                      No                         0              0                        0
       777029799      30 YR FXD                      No                         0              0                        0
       777029815      30 YR FXD                      No                         0              0                        0
       777029931      30 YR FXD                      No                       120              0                        0
       777029950      30 YR FXD                      No                         0              0                        0
       777029979      30 YR FXD                      No                       120              0                        0
       777029981      30 YR FXD                      No                       120              0                        0
       777030042      30 YR FXD                      No                         0              0                        0
       777030211      30 YR FXD                      No                         0              0                        0
       777030263                             20      No                         0              0                        0
       777030286      30 YR FXD                      No                         0              0                        0
       777030296      30 YR FXD                      No                         0              0                        0
       777030324      30 YR FXD                      No                         0              0                        0
       777030335      30 YR FXD                      No                         0              0                        0
       777030414      5/1 ARM 1 YR LIBOR             No                         0           2.25                       12
       777030515      30 YR FXD                      No                         0              0                        0
       777030637      30 YR FXD                      No                       120              0                        0
       777030643      30 YR FXD                      No                         0              0                        0
       777030846                             20      No                         0              0                        0
       777030944      30 YR FXD                      No                         0              0                        0
       777031066      30 YR FXD                      No                       120              0                        0
       777031118      30 YR FXD                      No                         0              0                        0
       777031127      30 YR FXD                      No                         0              0                        0
       777031148      5/1 ARM 1 YR LIBOR             No                         0           2.25                       12
       777031374      30 YR FXD                      No                       120              0                        0
       777031379      30 YR FXD                      No                       120              0                        0
       777031569      30 YR FXD                      No                       120              0                        0
       777031602      7/ 6 MONTH LIBOR               No                         0           2.25                        6
       777031677      5/1 ARM 1 YR LIBOR             No                       120           2.25                       12
       777031683      30 YR FXD                      No                       120              0                        0
       777031704      30 YR FXD                      No                         0              0                        0
       777031705      30 YR FXD                      No                         0              0                        0
       777031766      30 YR FXD                      No                         0              0                        0
       777031783      7/1 ARM 1 YR LIBOR             No                         0           2.25                       12
       777031836      3/1 ARM 1 YR LIBOR             No                         0           2.25                       12
       777031906      5/1 ARM 1 YR LIBOR             No                       120           2.25                       12
       777031978      5/1 ARM 1 YR LIBOR             No                       120           2.25                       12
       777032001      15 YR FXD                      No                         0              0                        0
       777032047      30 YR FXD                      No                       120              0                        0
       777032061      30 YR FXD                      No                       120              0                        0
       777032109      15 YR FXD                      No                         0              0                        0
       777032158      30 YR FXD                      No                         0              0                        0
       777032182      15 YR FXD                      No                         0              0                        0
       777032185      15 YR FXD                      No                         0              0                        0
       777032311      5/1 ARM 1 YR LIBOR             No                       120           2.25                       12
       777032372      5/1 ARM 1 YR LIBOR             No                         0           2.25                       12
       777032373      5/1 ARM 1 YR LIBOR             No                         0           2.25                       12
       777032448      30 YR FXD                      No                         0              0                        0
       777032451      5/1 ARM 1 YR LIBOR             No                       120           2.25                       12
       777032459      30 YR FXD                      No                       120              0                        0
       777032614      5/1 ARM 1 YR LIBOR             No                         0           2.25                       12
       777032632      30 YR FXD                      No                         0              0                        0
       777032637                             20      No                         0              0                        0
       777032699      30 YR FXD                      No                         0              0                        0
       777032712      30 YR FXD                      No                         0              0                        0
       777032734      3/ 6 MONTH LIBOR               No                       120           2.25                        6
       777032756      30 YR FXD                      No                         0              0                        0
       777032767      5/1 ARM 1 YR LIBOR             No                       120           2.25                       12
       777032790      30 YR FXD                      No                         0              0                        0
       777032859      40 YR FXD                      No                         0              0                        0
       777032875      30 YR FXD                      No                         0              0                        0
       777032886      15 YR FXD                      No                         0              0                        0
       777032887      40 YR FXD                      No                         0              0                        0
       777032914      30 YR FXD                      No                         0              0                        0
       777032945      30 YR FXD                      No                         0              0                        0
       777033051      3/1 ARM 1 YR LIBOR             No                       120           2.25                       12
       777033075      30 YR FXD                      No                         0              0                        0
       777033293      30 YR FXD                      No                         0              0                        0
       777033294      3/1 ARM 1 YR LIBOR             No                        36           3.32                       12
       777033302      5/ 6 MONTH LIBOR               No                       120           2.25                        6
       777033303      30 YR FXD                      No                         0              0                        0
       777033312      30 YR FXD                      No                         0              0                        0
       777033353      30 YR FXD                      No                         0              0                        0
       777033357      30 YR FXD                      No                         0              0                        0
       777033367      30 YR FXD                      No                         0              0                        0
       777033463      3/1 ARM 1 YR LIBOR             No                       120           2.25                       12
       777033513      30 YR FXD                      No                         0              0                        0
       777033559      30 YR FXD                      No                         0              0                        0
       777033569      30 YR FXD                      No                         0              0                        0
       777033613      5/1 ARM 1 YR LIBOR             No                       120           2.95                       12
       777033633      30 YR FXD                      No                         0              0                        0
       777033634      30 YR FXD                      No                       120              0                        0
       777033661      30 YR FXD                      No                       120              0                        0
       777033665      30 YR FXD                      No                         0              0                        0
       777033688      7/ 6 MONTH LIBOR               No                       120           2.25                        6
       777033703                             20      No                         0              0                        0
       777033797      5/1 ARM 1 YR LIBOR             No                       120           2.95                       12
       777033923      40 YR FXD                      No                         0              0                        0
       777033927      40 YR FXD                      No                         0              0                        0
       777033998                             20      No                         0              0                        0
       777034066      30 YR FXD                      No                         0              0                        0
       777034134      5/1 ARM 1 YR LIBOR             No                       120           2.25                       12
       777034137      5/ 6 MONTH LIBOR               No                         0           3.13                        6
       777034177      7/ 6 MONTH LIBOR               No                         0           2.25                        6
       777034246      30 YR FXD                      No                         0              0                        0
       777034318      5/1 ARM 1 YR LIBOR             No                       120           2.25                       12
       777034336      30 YR FXD                      No                         0              0                        0
       777034338      30 YR FXD                      No                         0              0                        0
       777034365      40 YR FXD                      No                         0              0                        0
       777034371      30 YR FXD                      No                         0              0                        0
       777034378      40 YR FXD                      No                         0              0                        0
       777034387      15 YR FXD                      No                         0              0                        0
       777034427      40 YR FXD                      No                         0              0                        0
       777034429      30 YR FXD                      No                         0              0                        0
       777034739      40 YR FXD                      No                         0              0                        0
       777034983      3/ 6 MONTH LIBOR               No                       120           2.25                        6
       777035007      40 YR FXD                      No                         0              0                        0
       777035170      30 YR FXD                      No                       120              0                        0
       777035245      30 YR FXD                      No                       120              0                        0
       777035278      40 YR FXD                      No                         0              0                        0
       777035300      40 YR FXD                      No                         0              0                        0
       777035335      40 YR FXD                      No                         0              0                        0
       777035428      40 YR FXD                      No                         0              0                        0
       777035496      5/ 6 MONTH LIBOR               No                       120           2.57                        6
       777035617      5/ 6 MONTH LIBOR               No                       120         2.9375                        6
       777035624      30 YR FXD                      No                         0              0                        0
       777035710      30 YR FXD                      No                         0              0                        0
       777035723      5/ 6 MONTH LIBOR               No                       120           2.25                        6
       777035760      30 YR FXD                      No                       120              0                        0
       777035762      30 YR FXD                      No                       120              0                        0
       777035786      30 YR FXD                      No                         0              0                        0
       777035933      30 YR FXD                      No                         0              0                        0
       777035949      30 YR FXD                      No                       120              0                        0
       777035988      5/ 6 MONTH LIBOR               No                       120           2.25                        6
       777035997      40 YR FXD                      No                         0              0                        0
       777035998      40 YR FXD                      No                         0              0                        0
       777036128      30 YR FXD                      No                       120              0                        0
       777036313      5/ 6 MONTH LIBOR               No                        60           2.75                        6
       777036315      5/ 6 MONTH LIBOR               No                        60           2.75                        6
       777036329      30 YR FXD                      No                       120              0                        0
       777036349                             20      No                         0              0                        0
       777036369      40 YR FXD                      No                         0              0                        0
       777036443      40 YR FXD                      No                         0              0                        0
       777036459      5/ 6 MONTH LIBOR               No                        60          2.875                        6
       777036524      40 YR FXD                      No                         0              0                        0
       777036527      5/ 6 MONTH LIBOR               No                         0           2.25                        6
       777036579      30 YR FXD                      No                       120              0                        0
       777036689      5/ 6 MONTH LIBOR               No                        60           2.95                        6
       777036692      5/ 6 MONTH LIBOR               No                        60            3.3                        6
       777036817      40 YR FXD                      No                         0              0                        0
       777036834      40 YR FXD                      No                         0              0                        0
       777036845      40 YR FXD                      No                         0              0                        0
       777036887      5/ 6 MONTH LIBOR               No                         0         2.8125                        6
       777036906                             20      No                         0              0                        0
       777036959      30 YR FXD                      No                         0              0                        0
       777036960      30 YR FXD                      No                       120              0                        0
       777036981      5/ 6 MONTH LIBOR               No                       120          3.499                        6
       777037017      30 YR FXD                      No                         0              0                        0
       777037023      30 YR FXD                      No                         0              0                        0
       777037059      30 YR FXD                      No                         0              0                        0
       777037063      30 YR FXD                      No                       120              0                        0
       777037087      5/ 6 MONTH LIBOR               No                       120           3.06                        6
       777037098      5/ 6 MONTH LIBOR               No                       120           2.25                        6
       777037153      5/ 6 MONTH LIBOR               No                       120           2.25                        6
       777037155      5/ 6 MONTH LIBOR               No                       120           2.25                        6
       777037186      30 YR FXD                      No                         0              0                        0
       777037187      30 YR FXD                      No                         0              0                        0
       777037209      30 YR FXD                      No                         0              0                        0
       777037225      30 YR FXD                      No                         0              0                        0
       777037237      30 YR FXD                      No                         0              0                        0
       777037276      30 YR FXD                      No                         0              0                        0
       777037277      30 YR FXD                      No                         0              0                        0
       777037278      30 YR FXD                      No                         0              0                        0
       777037283      30 YR FXD                      No                       120              0                        0
       777037299      3/ 6 MONTH LIBOR               No                       120           3.14                        6
       777037303      7/ 6 MONTH LIBOR               No                       120          2.874                        6
       777037383      30 YR FXD                      No                       120              0                        0
       777037389      5/ 6 MONTH LIBOR               No                       120          2.812                        6
       777037399      40 YR FXD                      No                         0              0                        0
       777037433      5/ 6 MONTH LIBOR               No                       120          2.875                        6
       777037445      30 YR FXD                      No                         0              0                        0
       777037471      30 YR FXD                      No                       120              0                        0
       777037473      5/ 6 MONTH LIBOR               No                       120           3.25                        6
       777037563      7/ 6 MONTH LIBOR               No                         0          3.061                        6
       777037566      30 YR FXD                      No                         0              0                        0
       777037583      30 YR FXD                      No                         0              0                        0
       777037636      30 YR FXD                      No                       120              0                        0
       777037637      30 YR FXD                      No                         0              0                        0
       777037640      30 YR FXD                      No                         0              0                        0
       777037643      30 YR FXD                      No                       120              0                        0
       777037665      30 YR FXD                      No                       120              0                        0
       777037670      3/ 6 MONTH LIBOR               No                       120           2.65                        6
       777037677      30 YR FXD                      No                       120              0                        0
       777037717      30 YR FXD                      No                         0              0                        0
       777037727      30 YR FXD                      No                       120              0                        0
       777037770      30 YR FXD                      No                       120              0                        0
       777037795      30 YR FXD                      No                         0              0                        0
       777037811      30 YR FXD                      No                       120              0                        0
       777037814      30 YR FXD                      No                         0              0                        0
       777037840      30 YR FXD                      No                       120              0                        0
       777037846      30 YR FXD                      No                       120              0                        0
       777037864      30 YR FXD                      No                       120              0                        0
       777037866      30 YR FXD                      No                         0              0                        0
       777037875      5/ 6 MONTH LIBOR               No                       120           2.25                        6
       777037891      30 YR FXD                      No                       120              0                        0
       777037895      30 YR FXD                      No                         0              0                        0
       777037929      30 YR FXD                      No                       120              0                        0
       777037940      30 YR FXD                      No                         0              0                        0
       777037945      30 YR FXD                      No                       120              0                        0
       777037954      30 YR FXD                      No                         0              0                        0
       777037986      30 YR FXD                      No                         0              0                        0
       777037991      30 YR FXD                      No                         0              0                        0
       777038024      30 YR FXD                      No                       120              0                        0
       777038029      7/ 6 MONTH LIBOR               No                       120           2.25                        6
       777038040      30 YR FXD                      No                       120              0                        0
       777038041      30 YR FXD                      No                       120              0                        0
       777038055      30 YR FXD                      No                         0              0                        0
       777038064      5/ 6 MONTH LIBOR               No                       120           2.25                        6
       777038075      30 YR FXD                      No                         0              0                        0
       777038079      30 YR FXD                      No                         0              0                        0
       777038091      30 YR FXD                      No                       120              0                        0
       777038103      30 YR FXD                      No                         0              0                        0
       777038107      5/ 6 MONTH LIBOR               No                         0           3.05                        6
       777038143      3/ 6 MONTH LIBOR               No                       120           2.25                        6
       777038147      30 YR FXD                      No                         0              0                        0
       777038162      30 YR FXD                      No                       120              0                        0
       777038175      30 YR FXD                      No                       120              0                        0
       777038181      30 YR FXD                      No                         0              0                        0
       777038182      5/1 ARM 1 YR LIBOR             No                       120         2.8125                       12
       777038185      30 YR FXD                      No                       120              0                        0
       777038191      5/ 6 MONTH LIBOR               No                       120           2.81                        6
       777038198      30 YR FXD                      No                         0              0                        0
       777038199      30 YR FXD                      No                         0              0                        0
       777038204      30 YR FXD                      No                         0              0                        0
       777038206      5/ 6 MONTH LIBOR               No                       120          3.126                        6
       777038227      30 YR FXD                      No                         0              0                        0
       777038229      30 YR FXD                      No                       120              0                        0
       777038235      3/ 6 MONTH LIBOR               No                       120           2.25                        6
       777038239      5/ 6 MONTH LIBOR               No                         0           2.25                        6
       777038255      30 YR FXD                      No                       120              0                        0
       777038256      30 YR FXD                      No                         0              0                        0
       777038264      30 YR FXD                      No                         0              0                        0
       777038270      30 YR FXD                      No                       120              0                        0
       777038289      30 YR FXD                      No                       120              0                        0
       777038312      30 YR FXD                      No                       120              0                        0
       777038331      5/ 6 MONTH LIBOR               No                       120           2.25                        6
       777038332      3/ 6 MONTH LIBOR               No                       120           2.25                        6
       777038335      30 YR FXD                      No                         0              0                        0
       777038349      30 YR FXD                      No                       120              0                        0
       777038359      30 YR FXD                      No                         0              0                        0
       777038362      30 YR FXD                      No                         0              0                        0
       777038363      30 YR FXD                      No                       120              0                        0
       777038367      30 YR FXD                      No                       120              0                        0
       777038375      30 YR FXD                      No                         0              0                        0
       777038377      40 YR FXD                      No                         0              0                        0
       777038378      30 YR FXD                      No                       120              0                        0
       777038382      30 YR FXD                      No                         0              0                        0
       777038383      7/ 6 MONTH LIBOR               No                         0           2.25                        6
       777038401      30 YR FXD                      No                       120              0                        0
       777038417      30 YR FXD                      No                       120              0                        0
       777038420      3/ 6 MONTH LIBOR               No                         0           2.25                        6
       777038423      5/1 ARM 1 YR LIBOR             No                       120           2.25                       12
       777038425      5/ 6 MONTH LIBOR               No                       120          2.625                        6
       777038435      30 YR FXD                      No                         0              0                        0
       777038462      30 YR FXD                      No                         0              0                        0
       777038466      5/ 6 MONTH LIBOR               No                       120           2.25                        6
       777038500      3/ 6 MONTH LIBOR               No                        36           2.75                        6
       777038502      7/ 6 MONTH LIBOR               No                       120           2.25                        6
       777038505      7/ 6 MONTH LIBOR               No                         0           2.75                        6
       777038526      30 YR FXD                      No                         0              0                        0
       777038540      30 YR FXD                      No                         0              0                        0
       777038542      30 YR FXD                      No                         0              0                        0
       777038543      3/ 6 MONTH LIBOR               No                       120           2.25                        6
       777038557      30 YR FXD                      No                         0              0                        0
       777038558      30 YR FXD                      No                         0              0                        0
       777038564      5/ 6 MONTH LIBOR               No                       120          2.499                        6
       777038589      30 YR FXD                      No                       120              0                        0
       777038592      30 YR FXD                      No                       120              0                        0
       777038599      40 YR FXD                      No                         0              0                        0
       777038604      30 YR FXD                      No                         0              0                        0
       777038610      30 YR FXD                      No                         0              0                        0
       777038630      30 YR FXD                      No                         0              0                        0
       777038634      30 YR FXD                      No                         0              0                        0
       777038637      5/ 6 MONTH LIBOR               No                         0           2.25                        6
       777038644      30 YR FXD                      No                         0              0                        0
       777038649      30 YR FXD                      No                       120              0                        0
       777038659      30 YR FXD                      No                         0              0                        0
       777038676      5/ 6 MONTH LIBOR               No                       120         2.6875                        6
       777038687      30 YR FXD                      No                         0              0                        0
       777038694      5/ 6 MONTH LIBOR               No                       120          2.874                        6
       777038701      30 YR FXD                      No                         0              0                        0
       777038709      5/ 6 MONTH LIBOR               No                       120          2.625                        6
       777038710      15 YR FXD                      No                         0              0                        0
       777038728      30 YR FXD                      No                       120              0                        0
       777038729      30 YR FXD                      No                         0              0                        0
       777038749      30 YR FXD                      No                         0              0                        0
       777038769      7/ 6 MONTH LIBOR               No                         0           2.25                        6
       777038784      30 YR FXD                      No                       120              0                        0
       777038791      3/ 6 MONTH LIBOR               No                         0           2.25                        6
       777038804      30 YR FXD                      No                         0              0                        0
       777038805      30 YR FXD                      No                       120              0                        0
       777038814      30 YR FXD                      No                         0              0                        0
       777038821      30 YR FXD                      No                       120              0                        0
       777038825      30 YR FXD                      No                       120              0                        0
       777038831      30 YR FXD                      No                       120              0                        0
       777038834      30 YR FXD                      No                         0              0                        0
       777038842      5/ 6 MONTH LIBOR               No                         0              3                        6
       777038852      30 YR FXD                      No                       120              0                        0
       777038855      30 YR FXD                      No                       120              0                        0
       777038877      30 YR FXD                      No                         0              0                        0
       777038882      30 YR FXD                      No                         0              0                        0
       777038891      30 YR FXD                      No                         0              0                        0
       777038919      30 YR FXD                      No                         0              0                        0
       777038933      5/ 6 MONTH LIBOR               No                       120           2.25                        6
       777038953      30 YR FXD                      No                       120              0                        0
       777038960      5/ 6 MONTH LIBOR               No                       120           2.25                        6
       777038962      30 YR FXD                      No                       120              0                        0
       777038965      5/ 6 MONTH LIBOR               No                       120          2.875                        6
       777038966      5/ 6 MONTH LIBOR               No                         0          2.499                        6
       777038967      30 YR FXD                      No                         0              0                        0
       777038969      5/ 6 MONTH LIBOR               No                        60            3.3                        6
       777038979      30 YR FXD                      No                         0              0                        0
       777038984      3/1 ARM 1 YR LIBOR             No                       120         2.6875                       12
       777039004      30 YR FXD                      No                         0              0                        0
       777039016      30 YR FXD                      No                         0              0                        0
       777039023      5/ 6 MONTH LIBOR               No                         0           2.25                        6
       777039027      30 YR FXD                      No                       120              0                        0
       777039034      30 YR FXD                      No                         0              0                        0
       777039041      30 YR FXD                      No                         0              0                        0
       777039046      5/ 6 MONTH LIBOR               No                       120          2.874                        6
       777039049      40 YR FXD                      No                         0              0                        0
       777039056      5/ 6 MONTH LIBOR               No                       120           2.25                        6
       777039060      30 YR FXD                      No                       120              0                        0
       777039066      5/ 6 MONTH LIBOR               No                       120           2.25                        6
       777039068      30 YR FXD                      No                         0              0                        0
       777039069      30 YR FXD                      No                       120              0                        0
       777039099      30 YR FXD                      No                         0              0                        0
       777039112      5/ 6 MONTH LIBOR               No                       120           2.25                        6
       777039119      40 YR FXD                      No                         0              0                        0
       777039123      30 YR FXD                      No                       120              0                        0
       777039124      30 YR FXD                      No                       120              0                        0
       777039125      30 YR FXD                      No                       120              0                        0
       777039143      5/ 6 MONTH LIBOR               No                       120          2.875                        6
       777039144      5/ 6 MONTH LIBOR               No                       120          2.937                        6
       777039146      3/ 6 MONTH LIBOR               No                         0           2.25                        6
       777039167      5/ 6 MONTH LIBOR               No                       120           2.25                        6
       777039191      30 YR FXD                      No                         0              0                        0
       777039195      30 YR FXD                      No                         0              0                        0
       777039197      30 YR FXD                      No                         0              0                        0
       777039205      3/ 6 MONTH LIBOR               No                       120          2.687                        6
       777039218      30 YR FXD                      No                       120              0                        0
       777039221      5/ 6 MONTH LIBOR               No                       120          2.812                        6
       777039260      30 YR FXD                      No                         0              0                        0
       777039274      30 YR FXD                      No                         0              0                        0
       777039275      30 YR FXD                      No                         0              0                        0
       777039278      30 YR FXD                      No                       120              0                        0
       777039281      30 YR FXD                      No                         0              0                        0
       777039295      30 YR FXD                      No                       120              0                        0
       777039303      30 YR FXD                      No                         0              0                        0
       777039313      30 YR FXD                      No                       120              0                        0
       777039314      30 YR FXD                      No                       120              0                        0
       777039315      7/ 6 MONTH LIBOR               No                       120          2.812                        6
       777039316      3/1 ARM 1 YR LIBOR             No                         0           2.25                       12
       777039319      30 YR FXD                      No                       120              0                        0
       777039323      5/ 6 MONTH LIBOR               No                       120           2.25                        6
       777039329      30 YR FXD                      No                         0              0                        0
       777039333      5/ 6 MONTH LIBOR               No                       120           2.25                        6
       777039336      30 YR FXD                      No                       120              0                        0
       777039338      30 YR FXD                      No                       120              0                        0
       777039339      30 YR FXD                      No                       120              0                        0
       777039345      5/ 6 MONTH LIBOR               No                         0          2.875                        6
       777039349      3/ 6 MONTH LIBOR               No                         0           2.25                        6
       777039359      30 YR FXD                      No                       120              0                        0
       777039364      30 YR FXD                      No                         0              0                        0
       777039366      5/ 6 MONTH LIBOR               No                         0          2.625                        6
       777039371      7/ 6 MONTH LIBOR               No                       120           2.25                        6
       777039388      5/1 ARM 1 YR LIBOR             No                        60            3.5                       12
       777039395      5/ 6 MONTH LIBOR               No                       120         3.8125                        6
       777039396      30 YR FXD                      No                         0              0                        0
       777039410      30 YR FXD                      No                         0              0                        0
       777039419      30 YR FXD                      No                       120              0                        0
       777039420      5/ 6 MONTH LIBOR               No                         0           2.25                        6
       777039426      30 YR FXD                      No                       120              0                        0
       777039430      30 YR FXD                      No                       120              0                        0
       777039434      30 YR FXD                      No                       120              0                        0
       777039439      30 YR FXD                      No                         0              0                        0
       777039446      30 YR FXD                      No                       120              0                        0
       777039455      30 YR FXD                      No                         0              0                        0
       777039457      5/ 6 MONTH LIBOR               No                       120           2.25                        6
       777039458      30 YR FXD                      No                         0              0                        0
       777039489      30 YR FXD                      No                         0              0                        0
       777039491      30 YR FXD                      No                       120              0                        0
       777039494      5/ 6 MONTH LIBOR               No                       120           2.25                        6
       777039503      30 YR FXD                      No                         0              0                        0
       777039521      30 YR FXD                      No                       120              0                        0
       777039524      30 YR FXD                      No                       120              0                        0
       777039536      5/ 6 MONTH LIBOR               No                         0          3.686                        6
       777039542      5/ 6 MONTH LIBOR               No                       120          2.625                        6
       777039547      30 YR FXD                      No                         0              0                        0
       777039550      30 YR FXD                      No                       120              0                        0
       777039551      30 YR FXD                      No                         0              0                        0
       777039552      30 YR FXD                      No                       120              0                        0
       777039553      30 YR FXD                      No                       120              0                        0
       777039562      30 YR FXD                      No                       120              0                        0
       777039586      30 YR FXD                      No                         0              0                        0
       777039593      3/ 6 MONTH LIBOR               No                       120           2.25                        6
       777039604      30 YR FXD                      No                         0              0                        0
       777039607      30 YR FXD                      No                         0              0                        0
       777039611      30 YR FXD                      No                         0              0                        0
       777039615      30 YR FXD                      No                       120              0                        0
       777039622      7/ 6 MONTH LIBOR               No                         0           2.25                        6
       777039623      5/ 6 MONTH LIBOR               No                       120         3.8125                        6
       777039625      5/ 6 MONTH LIBOR               No                         0          2.875                        6
       777039637      30 YR FXD                      No                       120              0                        0
       777039646      7/ 6 MONTH LIBOR               No                       120          2.748                        6
       777039660      3/ 6 MONTH LIBOR               No                       120          3.249                        6
       777039663      3/ 6 MONTH LIBOR               No                         0           2.25                        6
       777039675      30 YR FXD                      No                       120              0                        0
       777039685      3/ 6 MONTH LIBOR               No                         0           2.25                        6
       777039699      5/ 6 MONTH LIBOR               No                         0           2.25                        6
       777039703      30 YR FXD                      No                       120              0                        0
       777039704      30 YR FXD                      No                       120              0                        0
       777039714      5/ 6 MONTH LIBOR               No                         0          3.124                        6
       777039718      30 YR FXD                      No                       120              0                        0
       777039720      5/ 6 MONTH LIBOR               No                       120           2.25                        6
       777039763      5/ 6 MONTH LIBOR               No                       120          3.124                        6
       777039769      5/ 6 MONTH LIBOR               No                       120           2.25                        6
       777039770      5/ 6 MONTH LIBOR               No                         0          2.937                        6
       777039775      5/ 6 MONTH LIBOR               No                       120          2.437                        6
       777039780      7/ 6 MONTH LIBOR               No                       120           2.25                        6
       777039782      5/ 6 MONTH LIBOR               No                         0           2.25                        6
       777039784      30 YR FXD                      No                         0              0                        0
       777039790      30 YR FXD                      No                         0              0                        0
       777039803      30 YR FXD                      No                         0              0                        0
       777039805      3/ 6 MONTH LIBOR               No                        36           2.75                        6
       777039823      5/ 6 MONTH LIBOR               No                        60           2.75                        6
       777039833      30 YR FXD                      No                         0              0                        0
       777039838      30 YR FXD                      No                       120              0                        0
       777039851      3/ 6 MONTH LIBOR               No                       120          2.937                        6
       777039859      5/ 6 MONTH LIBOR               No                       120          2.812                        6
       777039861      5/ 6 MONTH LIBOR               No                       120          2.874                        6
       777039862      30 YR FXD                      No                       120              0                        0
       777039865      30 YR FXD                      No                         0              0                        0
       777039869      30 YR FXD                      No                         0              0                        0
       777039873      30 YR FXD                      No                       120              0                        0
       777039875      30 YR FXD                      No                         0              0                        0
       777039881      30 YR FXD                      No                         0              0                        0
       777039882      30 YR FXD                      No                         0              0                        0
       777039883      5/ 6 MONTH LIBOR               No                         0          3.499                        6
       777039889      5/ 6 MONTH LIBOR               No                       120           2.25                        6
       777039896      5/ 6 MONTH LIBOR               No                       120          2.937                        6
       777039898      30 YR FXD                      No                       120              0                        0
       777039899      30 YR FXD                      No                       120              0                        0
       777039907      30 YR FXD                      No                       120              0                        0
       777039919      30 YR FXD                      No                       120              0                        0
       777039925      5/ 6 MONTH LIBOR               No                       120         2.8125                        6
       777039927      30 YR FXD                      No                       120              0                        0
       777039932      30 YR FXD                      No                       120              0                        0
       777039944      30 YR FXD                      No                         0              0                        0
       777039952      30 YR FXD                      No                         0              0                        0
       777039956      3/ 6 MONTH LIBOR               No                         0           2.25                        6
       777039969      3/ 6 MONTH LIBOR               No                       120           2.25                        6
       777039986      5/ 6 MONTH LIBOR               No                       120          3.062                        6
       777039995      7/ 6 MONTH LIBOR               No                       120           2.25                        6
       777040009      5/ 6 MONTH LIBOR               No                       120           2.75                        6
       777040010      7/ 6 MONTH LIBOR               No                         0           2.25                        6
       777040011      7/ 6 MONTH LIBOR               No                         0           2.25                        6
       777040024      30 YR FXD                      No                       120              0                        0
       777040028      5/ 6 MONTH LIBOR               No                       120          2.687                        6
       777040033      5/ 6 MONTH LIBOR               No                       120           2.25                        6
       777040037      30 YR FXD                      No                       120              0                        0
       777040044      5/1 ARM 1 YR LIBOR             No                         0           2.25                       12
       777040046      30 YR FXD                      No                         0              0                        0
       777040047      40 YR FXD                      No                         0              0                        0
       777040051      30 YR FXD                      No                       120              0                        0
       777040054      30 YR FXD                      No                         0              0                        0
       777040059      5/ 6 MONTH LIBOR               No                       120           2.25                        6
       777040073      30 YR FXD                      No                         0              0                        0
       777040074      30 YR FXD                      No                       120              0                        0
       777040082      30 YR FXD                      No                         0              0                        0
       777040083      5/ 6 MONTH LIBOR               No                       120          2.687                        6
       777040090      30 YR FXD                      No                       120              0                        0
       777040092      30 YR FXD                      No                         0              0                        0
       777040097      3/1 ARM 1 YR LIBOR             No                       120           2.25                       12
       777040102      30 YR FXD                      No                         0              0                        0
       777040103      30 YR FXD                      No                         0              0                        0
       777040105      7/ 6 MONTH LIBOR               No                       120          2.562                        6
       777040118      5/ 6 MONTH LIBOR               No                       120           2.25                        6
       777040123      5/ 6 MONTH LIBOR               No                       120           2.25                        6
       777040126      30 YR FXD                      No                       120              0                        0
       777040133      3/ 6 MONTH LIBOR               No                       120           2.25                        6
       777040135      5/ 6 MONTH LIBOR               No                       120          2.687                        6
       777040137      5/ 6 MONTH LIBOR               No                       120           2.25                        6
       777040138      30 YR FXD                      No                         0              0                        0
       777040139      5/ 6 MONTH LIBOR               No                       120           2.25                        6
       777040145      3/ 6 MONTH LIBOR               No                       120           2.25                        6
       777040146      30 YR FXD                      No                       120              0                        0
       777040147      5/ 6 MONTH LIBOR               No                         0          3.062                        6
       777040152      5/ 6 MONTH LIBOR               No                         0           2.25                        6
       777040158      5/ 6 MONTH LIBOR               No                         0           2.25                        6
       777040161      30 YR FXD                      No                       120              0                        0
       777040169      30 YR FXD                      No                         0              0                        0
       777040174      30 YR FXD                      No                         0              0                        0
       777040178      5/ 6 MONTH LIBOR               No                       120           2.75                        6
       777040191      5/ 6 MONTH LIBOR               No                       120          2.749                        6
       777040196      30 YR FXD                      No                       120              0                        0
       777040200      7/ 6 MONTH LIBOR               No                       120           2.25                        6
       777040201      30 YR FXD                      No                         0              0                        0
       777040202      3/ 6 MONTH LIBOR               No                       120           2.25                        6
       777040205      30 YR FXD                      No                       120              0                        0
       777040222      30 YR FXD                      No                         0              0                        0
       777040229      30 YR FXD                      No                         0              0                        0
       777040240      5/ 6 MONTH LIBOR               No                       120           2.25                        6
       777040241      3/ 6 MONTH LIBOR               No                       120          2.687                        6
       777040261      30 YR FXD                      No                       120              0                        0
       777040269      30 YR FXD                      No                         0              0                        0
       777040278      30 YR FXD                      No                         0              0                        0
       777040297      30 YR FXD                      No                       120              0                        0
       777040299      5/1 ARM 1 YR LIBOR             No                       120           2.25                       12
       777040352      7/ 6 MONTH LIBOR               No                       120           2.25                        6
       777040354      30 YR FXD                      No                       120              0                        0
       777040356      3/1 ARM 1 YR LIBOR             No                       120           2.25                       12
       777040357      5/ 6 MONTH LIBOR               No                       120           2.25                        6
       777040365      5/ 6 MONTH LIBOR               No                       120           2.25                        6
       777040370      30 YR FXD                      No                       120              0                        0
       777040394      5/ 6 MONTH LIBOR               No                       120           2.25                        6
       777040398      5/ 6 MONTH LIBOR               No                         0          2.812                        6
       777040399      30 YR FXD                      No                         0              0                        0
       777040406      30 YR FXD                      No                         0              0                        0
       777040407      30 YR FXD                      No                         0              0                        0
       777040413      5/ 6 MONTH LIBOR               No                         0           2.25                        6
       777040429      30 YR FXD                      No                         0              0                        0
       777040430      7/ 6 MONTH LIBOR               No                       120           2.25                        6
       777040434      3/ 6 MONTH LIBOR               No                       120          2.686                        6
       777040443      30 YR FXD                      No                       120              0                        0
       777040448      5/ 6 MONTH LIBOR               No                         0           2.25                        6
       777040449      7/ 6 MONTH LIBOR               No                       120           2.25                        6
       777040478      5/ 6 MONTH LIBOR               No                        60          3.125                        6
       777040482      3/1 ARM 1 YR LIBOR             No                       120           2.25                       12
       777040484      5/ 6 MONTH LIBOR               No                       120          2.749                        6
       777040485      30 YR FXD                      No                         0              0                        0
       777040487      3/ 6 MONTH LIBOR               No                         0          3.187                        6
       777040551      5/ 6 MONTH LIBOR               No                         0           2.25                        6
       777040554      5/ 6 MONTH LIBOR               No                         0           2.25                        6
       777040557      30 YR FXD                      No                       120              0                        0
       777040577      5/ 6 MONTH LIBOR               No                         0          3.625                        6
       777040578      5/ 6 MONTH LIBOR               No                         0           2.25                        6
       777040593      5/ 6 MONTH LIBOR               No                       120          2.812                        6
       777040596      5/ 6 MONTH LIBOR               No                       120          2.812                        6
       777040603      5/ 6 MONTH LIBOR               No                         0          2.875                        6
       777040635      5/ 6 MONTH LIBOR               No                       120           2.25                        6
       777040639      7/ 6 MONTH LIBOR               No                       120           2.25                        6
       777040643      5/ 6 MONTH LIBOR               No                       120           2.25                        6
       777040649      5/ 6 MONTH LIBOR               No                       120          2.812                        6
       777040658      30 YR FXD                      No                         0              0                        0
       777040662      30 YR FXD                      No                         0              0                        0
       777040663      40 YR FXD                      No                         0              0                        0
       777040671      5/ 6 MONTH LIBOR               No                        60           2.75                        6
       777040676      5/ 6 MONTH LIBOR               No                         0          2.875                        6
       777040677      30 YR FXD                      No                         0              0                        0
       777040693      5/ 6 MONTH LIBOR               No                       120           2.25                        6
       777040694      30 YR FXD                      No                       120              0                        0
       777040705      30 YR FXD                      No                         0              0                        0
       777040708      30 YR FXD                      No                         0              0                        0
       777040723      30 YR FXD                      No                         0              0                        0
       777040752      30 YR FXD                      No                         0              0                        0
       777040753      30 YR FXD                      No                         0              0                        0
       777040761      30 YR FXD                      No                         0              0                        0
       777040767      30 YR FXD                      No                         0              0                        0
       777040776      5/ 6 MONTH LIBOR               No                       120           2.25                        6
       777040779      5/ 6 MONTH LIBOR               No                         0           2.25                        6
       777040790      3/ 6 MONTH LIBOR               No                        36           2.75                        6
       777040819      5/ 6 MONTH LIBOR               No                        60              3                        6
       777040820      5/ 6 MONTH LIBOR               No                        60              3                        6
       777040843      5/ 6 MONTH LIBOR               No                        60           2.75                        6
       777040918      5/ 6 MONTH LIBOR               No                        60           2.75                        6
       777041008      30 YR FXD                      No                         0              0                        0

UBS Loan ID           Payment                   Initial          Periodic         Lifetime       Periodic Payment Cap
                       Adjustment Freq          Rate Cap         Rate Cap          Cap
---------------------------------------------------------------------------------------------------------------------------
       334405839                         0                0                0              0                              0
       334532900                         6                5                1              5                              0
       334532908                         6                5                1              5                              0
       334532949                         6                5                1              5                              0
       334655990                         0                0                0              0                              0
       334659518                         6                5                1              5                              0
       334659541                         0                0                0              0                              0
       334688853                         6                5                1              5                              0
       334720548                         6                2                2              6                              0
       334720549                        12                5                2              5                              0
       334738020                         6                3                1              6                              0
       334738165                         6                3                1              6                              0
       334740598                         6                6                2              6                              0
       334740620                         6                5                1              5                              0
       334756494                         6                6                2              6                              0
       334756551                         6                6                2              6                              0
       334921808                         6                5                1              5                              0
       335664299                         0                0                0              0                              0
       335664300                         0                0                0              0                              0
       335664305                         0                0                0              0                              0
       335664316                         0                0                0              0                              0
       335664354                         0                0                0              0                              0
       335664362                         0                0                0              0                              0
       335664376                         0                0                0              0                              0
       335664377                         0                0                0              0                              0
       335664379                         0                0                0              0                              0
       335664387                         0                0                0              0                              0
       335664390                         0                0                0              0                              0
       335664393                         0                0                0              0                              0
       335736334                         0                0                0              0                              0
       335736335                         0                0                0              0                              0
       335736339                         0                0                0              0                              0
       335736340                         0                0                0              0                              0
       335736342                         0                0                0              0                              0
       335736344                         0                0                0              0                              0
       335736361                         6                5                1              6                              0
       335751199                         0                0                0              0                              0
       335751203                         0                0                0              0                              0
       335751204                         0                0                0              0                              0
       335751227                         0                0                0              0                              0
       335847961                         0                0                0              0                              0
       335847965                         6                6                2              6                              0
       335847968                         6                5                1              5                              0
       777005164                         0                0                0              0                              0
       777008436                         0                0                0              0                              0
       777008553                         6                6                1              6                              0
       777008555                         6                5                1              5                              0
       777008649                         6                3                1              6                              0
       777010295                         0                0                0              0                              0
       777010304                        12                2                2              6                              0
       777010306                        12                2                2              6                              0
       777010315                         0                0                0              0                              0
       777011692                         0                0                0              0                              0
       777017938                         0                0                0              0                              0
       777018098                         0                0                0              0                              0
       777018345                         0                0                0              0                              0
       777019969                        12                5                2              5                              0
       777022040                         0                0                0              0                              0
       777022104                         0                0                0              0                              0
       777022731                         0                0                0              0                              0
       777022867                         0                0                0              0                              0
       777022899                         0                0                0              0                              0
       777023524                         0                0                0              0                              0
       777024142                         0                0                0              0                              0
       777024145                         0                0                0              0                              0
       777024357                         0                0                0              0                              0
       777024375                         6                5                1              5                              0
       777024623                         0                0                0              0                              0
       777024877                        12                5                2              5                              0
       777024948                         0                0                0              0                              0
       777025030                         0                0                0              0                              0
       777025382                         0                0                0              0                              0
       777025988                        12                5                2              5                              0
       777026173                         0                0                0              0                              0
       777026199                         0                0                0              0                              0
       777026269                        12                5                2              5                              0
       777026273                        12                5                2              5                              0
       777026468                        12                5                2              5                              0
       777026595                         0                0                0              0                              0
       777026750                        12                5                2              5                              0
       777026765                        12                5                2              5                              0
       777027150                         0                0                0              0                              0
       777027202                        12                5                2              5                              0
       777027266                         0                0                0              0                              0
       777027293                         0                0                0              0                              0
       777027474                         0                0                0              0                              0
       777027538                         0                0                0              0                              0
       777027649                        12                5                2              5                              0
       777027783                         0                0                0              0                              0
       777028136                         6                5                1              5                              0
       777028237                        12                5                2              5                              0
       777028498                         0                0                0              0                              0
       777028656                         0                0                0              0                              0
       777028666                         0                0                0              0                              0
       777028816                         0                0                0              0                              0
       777028834                         0                0                0              0                              0
       777028888                         0                0                0              0                              0
       777028924                         0                0                0              0                              0
       777028942                        12                5                2              6                              0
       777028979                         0                0                0              0                              0
       777028989                         0                0                0              0                              0
       777029007                         0                0                0              0                              0
       777029082                         0                0                0              0                              0
       777029110                         0                0                0              0                              0
       777029183                         0                0                0              0                              0
       777029204                         0                0                0              0                              0
       777029210                         0                0                0              0                              0
       777029320                         0                0                0              0                              0
       777029383                         0                0                0              0                              0
       777029420                         0                0                0              0                              0
       777029431                         0                0                0              0                              0
       777029449                        12                5                2              6                              0
       777029455                         0                0                0              0                              0
       777029589                         0                0                0              0                              0
       777029659                         0                0                0              0                              0
       777029734                         0                0                0              0                              0
       777029774                         0                0                0              0                              0
       777029776                         0                0                0              0                              0
       777029777                         0                0                0              0                              0
       777029799                         0                0                0              0                              0
       777029815                         0                0                0              0                              0
       777029931                         0                0                0              0                              0
       777029950                         0                0                0              0                              0
       777029979                         0                0                0              0                              0
       777029981                         0                0                0              0                              0
       777030042                         0                0                0              0                              0
       777030211                         0                0                0              0                              0
       777030263                         0                0                0              0                              0
       777030286                         0                0                0              0                              0
       777030296                         0                0                0              0                              0
       777030324                         0                0                0              0                              0
       777030335                         0                0                0              0                              0
       777030414                        12                5                2              6                              0
       777030515                         0                0                0              0                              0
       777030637                         0                0                0              0                              0
       777030643                         0                0                0              0                              0
       777030846                         0                0                0              0                              0
       777030944                         0                0                0              0                              0
       777031066                         0                0                0              0                              0
       777031118                         0                0                0              0                              0
       777031127                         0                0                0              0                              0
       777031148                        12                5                2              6                              0
       777031374                         0                0                0              0                              0
       777031379                         0                0                0              0                              0
       777031569                         0                0                0              0                              0
       777031602                         6                5                1              6                              0
       777031677                        12                5                2              6                              0
       777031683                         0                0                0              0                              0
       777031704                         0                0                0              0                              0
       777031705                         0                0                0              0                              0
       777031766                         0                0                0              0                              0
       777031783                        12                5                2              6                              0
       777031836                        12                2                2              6                              0
       777031906                        12                5                2              6                              0
       777031978                        12                5                2              6                              0
       777032001                         0                0                0              0                              0
       777032047                         0                0                0              0                              0
       777032061                         0                0                0              0                              0
       777032109                         0                0                0              0                              0
       777032158                         0                0                0              0                              0
       777032182                         0                0                0              0                              0
       777032185                         0                0                0              0                              0
       777032311                        12                5                2              6                              0
       777032372                        12                5                2              6                              0
       777032373                        12                5                2              6                              0
       777032448                         0                0                0              0                              0
       777032451                        12                5                2              6                              0
       777032459                         0                0                0              0                              0
       777032614                        12                5                2              6                              0
       777032632                         0                0                0              0                              0
       777032637                         0                0                0              0                              0
       777032699                         0                0                0              0                              0
       777032712                         0                0                0              0                              0
       777032734                         6                5                1              6                              0
       777032756                         0                0                0              0                              0
       777032767                        12                5                2              6                              0
       777032790                         0                0                0              0                              0
       777032859                         0                0                0              0                              0
       777032875                         0                0                0              0                              0
       777032886                         0                0                0              0                              0
       777032887                         0                0                0              0                              0
       777032914                         0                0                0              0                              0
       777032945                         0                0                0              0                              0
       777033051                        12                2                2              6                              0
       777033075                         0                0                0              0                              0
       777033293                         0                0                0              0                              0
       777033294                        12                5                2              6                              0
       777033302                         6                5                1              5                              0
       777033303                         0                0                0              0                              0
       777033312                         0                0                0              0                              0
       777033353                         0                0                0              0                              0
       777033357                         0                0                0              0                              0
       777033367                         0                0                0              0                              0
       777033463                        12                2                2              6                              0
       777033513                         0                0                0              0                              0
       777033559                         0                0                0              0                              0
       777033569                         0                0                0              0                              0
       777033613                        12                5                2              6                              0
       777033633                         0                0                0              0                              0
       777033634                         0                0                0              0                              0
       777033661                         0                0                0              0                              0
       777033665                         0                0                0              0                              0
       777033688                         6                5                1              5                              0
       777033703                         0                0                0              0                              0
       777033797                        12                5                2              6                              0
       777033923                         0                0                0              0                              0
       777033927                         0                0                0              0                              0
       777033998                         0                0                0              0                              0
       777034066                         0                0                0              0                              0
       777034134                        12                5                2              6                              0
       777034137                         6                5                1              5                              0
       777034177                         6                5                1              5                              0
       777034246                         0                0                0              0                              0
       777034318                        12                5                2              6                              0
       777034336                         0                0                0              0                              0
       777034338                         0                0                0              0                              0
       777034365                         0                0                0              0                              0
       777034371                         0                0                0              0                              0
       777034378                         0                0                0              0                              0
       777034387                         0                0                0              0                              0
       777034427                         0                0                0              0                              0
       777034429                         0                0                0              0                              0
       777034739                         0                0                0              0                              0
       777034983                         6                5                1              6                              0
       777035007                         0                0                0              0                              0
       777035170                         0                0                0              0                              0
       777035245                         0                0                0              0                              0
       777035278                         0                0                0              0                              0
       777035300                         0                0                0              0                              0
       777035335                         0                0                0              0                              0
       777035428                         0                0                0              0                              0
       777035496                         6                5                1              6                              0
       777035617                         6                5                1              6                              0
       777035624                         0                0                0              0                              0
       777035710                         0                0                0              0                              0
       777035723                         6                5                1              6                              0
       777035760                         0                0                0              0                              0
       777035762                         0                0                0              0                              0
       777035786                         0                0                0              0                              0
       777035933                         0                0                0              0                              0
       777035949                         0                0                0              0                              0
       777035988                         6                5                1              6                              0
       777035997                         0                0                0              0                              0
       777035998                         0                0                0              0                              0
       777036128                         0                0                0              0                              0
       777036313                         6                5                1              6                              0
       777036315                         6                5                1              6                              0
       777036329                         0                0                0              0                              0
       777036349                         0                0                0              0                              0
       777036369                         0                0                0              0                              0
       777036443                         0                0                0              0                              0
       777036459                         6                5                1              6                              0
       777036524                         0                0                0              0                              0
       777036527                         6                5                1              6                              0
       777036579                         0                0                0              0                              0
       777036689                         6                5                1              6                              0
       777036692                         6                5                1              6                              0
       777036817                         0                0                0              0                              0
       777036834                         0                0                0              0                              0
       777036845                         0                0                0              0                              0
       777036887                         6                5                1              5                              0
       777036906                         0                0                0              0                              0
       777036959                         0                0                0              0                              0
       777036960                         0                0                0              0                              0
       777036981                         6                5                1              5                              0
       777037017                         0                0                0              0                              0
       777037023                         0                0                0              0                              0
       777037059                         0                0                0              0                              0
       777037063                         0                0                0              0                              0
       777037087                         6                6                2              6                              0
       777037098                         6                5                1              6                              0
       777037153                         6                5                1              5                              0
       777037155                         6                5                1              5                              0
       777037186                         0                0                0              0                              0
       777037187                         0                0                0              0                              0
       777037209                         0                0                0              0                              0
       777037225                         0                0                0              0                              0
       777037237                         0                0                0              0                              0
       777037276                         0                0                0              0                              0
       777037277                         0                0                0              0                              0
       777037278                         0                0                0              0                              0
       777037283                         0                0                0              0                              0
       777037299                         6                5                1              6                              0
       777037303                         6                5                1              5                              0
       777037383                         0                0                0              0                              0
       777037389                         6                5                1              5                              0
       777037399                         0                0                0              0                              0
       777037433                         6                5                1              5                              0
       777037445                         0                0                0              0                              0
       777037471                         0                0                0              0                              0
       777037473                         6                6                2              6                              0
       777037563                         6                5                1              5                              0
       777037566                         0                0                0              0                              0
       777037583                         0                0                0              0                              0
       777037636                         0                0                0              0                              0
       777037637                         0                0                0              0                              0
       777037640                         0                0                0              0                              0
       777037643                         0                0                0              0                              0
       777037665                         0                0                0              0                              0
       777037670                         6                5                1              6                              0
       777037677                         0                0                0              0                              0
       777037717                         0                0                0              0                              0
       777037727                         0                0                0              0                              0
       777037770                         0                0                0              0                              0
       777037795                         0                0                0              0                              0
       777037811                         0                0                0              0                              0
       777037814                         0                0                0              0                              0
       777037840                         0                0                0              0                              0
       777037846                         0                0                0              0                              0
       777037864                         0                0                0              0                              0
       777037866                         0                0                0              0                              0
       777037875                         6                5                1              5                              0
       777037891                         0                0                0              0                              0
       777037895                         0                0                0              0                              0
       777037929                         0                0                0              0                              0
       777037940                         0                0                0              0                              0
       777037945                         0                0                0              0                              0
       777037954                         0                0                0              0                              0
       777037986                         0                0                0              0                              0
       777037991                         0                0                0              0                              0
       777038024                         0                0                0              0                              0
       777038029                         6                5                1              6                              0
       777038040                         0                0                0              0                              0
       777038041                         0                0                0              0                              0
       777038055                         0                0                0              0                              0
       777038064                         6                5                1              5                              0
       777038075                         0                0                0              0                              0
       777038079                         0                0                0              0                              0
       777038091                         0                0                0              0                              0
       777038103                         0                0                0              0                              0
       777038107                         6                5                1              6                              0
       777038143                         6                3                1              6                              0
       777038147                         0                0                0              0                              0
       777038162                         0                0                0              0                              0
       777038175                         0                0                0              0                              0
       777038181                         0                0                0              0                              0
       777038182                        12                5                2              5                              0
       777038185                         0                0                0              0                              0
       777038191                         6                5                1              6                              0
       777038198                         0                0                0              0                              0
       777038199                         0                0                0              0                              0
       777038204                         0                0                0              0                              0
       777038206                         6                5                1              5                              0
       777038227                         0                0                0              0                              0
       777038229                         0                0                0              0                              0
       777038235                         6                3                1              6                              0
       777038239                         6                5                1              5                              0
       777038255                         0                0                0              0                              0
       777038256                         0                0                0              0                              0
       777038264                         0                0                0              0                              0
       777038270                         0                0                0              0                              0
       777038289                         0                0                0              0                              0
       777038312                         0                0                0              0                              0
       777038331                         6                5                1              5                              0
       777038332                         6                3                1              6                              0
       777038335                         0                0                0              0                              0
       777038349                         0                0                0              0                              0
       777038359                         0                0                0              0                              0
       777038362                         0                0                0              0                              0
       777038363                         0                0                0              0                              0
       777038367                         0                0                0              0                              0
       777038375                         0                0                0              0                              0
       777038377                         0                0                0              0                              0
       777038378                         0                0                0              0                              0
       777038382                         0                0                0              0                              0
       777038383                         6                5                1              5                              0
       777038401                         0                0                0              0                              0
       777038417                         0                0                0              0                              0
       777038420                         6                3                1              6                              0
       777038423                        12                5                2              6                              0
       777038425                         6                5                1              6                              0
       777038435                         0                0                0              0                              0
       777038462                         0                0                0              0                              0
       777038466                         6                5                1              5                              0
       777038500                         6                5                1              6                              0
       777038502                         6                5                1              5                              0
       777038505                         6                5                1              5                              0
       777038526                         0                0                0              0                              0
       777038540                         0                0                0              0                              0
       777038542                         0                0                0              0                              0
       777038543                         6                3                1              6                              0
       777038557                         0                0                0              0                              0
       777038558                         0                0                0              0                              0
       777038564                         6                5                1              5                              0
       777038589                         0                0                0              0                              0
       777038592                         0                0                0              0                              0
       777038599                         0                0                0              0                              0
       777038604                         0                0                0              0                              0
       777038610                         0                0                0              0                              0
       777038630                         0                0                0              0                              0
       777038634                         0                0                0              0                              0
       777038637                         6                5                1              5                              0
       777038644                         0                0                0              0                              0
       777038649                         0                0                0              0                              0
       777038659                         0                0                0              0                              0
       777038676                         6                5                1              6                              0
       777038687                         0                0                0              0                              0
       777038694                         6                5                1              5                              0
       777038701                         0                0                0              0                              0
       777038709                         6                5                1              6                              0
       777038710                         0                0                0              0                              0
       777038728                         0                0                0              0                              0
       777038729                         0                0                0              0                              0
       777038749                         0                0                0              0                              0
       777038769                         6                5                1              5                              0
       777038784                         0                0                0              0                              0
       777038791                         6                3                1              6                              0
       777038804                         0                0                0              0                              0
       777038805                         0                0                0              0                              0
       777038814                         0                0                0              0                              0
       777038821                         0                0                0              0                              0
       777038825                         0                0                0              0                              0
       777038831                         0                0                0              0                              0
       777038834                         0                0                0              0                              0
       777038842                         6                5                1              6                              0
       777038852                         0                0                0              0                              0
       777038855                         0                0                0              0                              0
       777038877                         0                0                0              0                              0
       777038882                         0                0                0              0                              0
       777038891                         0                0                0              0                              0
       777038919                         0                0                0              0                              0
       777038933                         6                5                1              5                              0
       777038953                         0                0                0              0                              0
       777038960                         6                5                1              5                              0
       777038962                         0                0                0              0                              0
       777038965                         6                5                1              5                              0
       777038966                         6                5                1              5                              0
       777038967                         0                0                0              0                              0
       777038969                         6                5                1              6                              0
       777038979                         0                0                0              0                              0
       777038984                        12                2                2              6                              0
       777039004                         0                0                0              0                              0
       777039016                         0                0                0              0                              0
       777039023                         6                5                1              5                              0
       777039027                         0                0                0              0                              0
       777039034                         0                0                0              0                              0
       777039041                         0                0                0              0                              0
       777039046                         6                5                1              5                              0
       777039049                         0                0                0              0                              0
       777039056                         6                5                1              5                              0
       777039060                         0                0                0              0                              0
       777039066                         6                5                1              5                              0
       777039068                         0                0                0              0                              0
       777039069                         0                0                0              0                              0
       777039099                         0                0                0              0                              0
       777039112                         6                5                1              5                              0
       777039119                         0                0                0              0                              0
       777039123                         0                0                0              0                              0
       777039124                         0                0                0              0                              0
       777039125                         0                0                0              0                              0
       777039143                         6                5                1              5                              0
       777039144                         6                5                1              5                              0
       777039146                         6                3                1              6                              0
       777039167                         6                5                1              5                              0
       777039191                         0                0                0              0                              0
       777039195                         0                0                0              0                              0
       777039197                         0                0                0              0                              0
       777039205                         6                5                1              6                              0
       777039218                         0                0                0              0                              0
       777039221                         6                5                1              5                              0
       777039260                         0                0                0              0                              0
       777039274                         0                0                0              0                              0
       777039275                         0                0                0              0                              0
       777039278                         0                0                0              0                              0
       777039281                         0                0                0              0                              0
       777039295                         0                0                0              0                              0
       777039303                         0                0                0              0                              0
       777039313                         0                0                0              0                              0
       777039314                         0                0                0              0                              0
       777039315                         6                5                1              5                              0
       777039316                        12                5                2              6                              0
       777039319                         0                0                0              0                              0
       777039323                         6                5                1              5                              0
       777039329                         0                0                0              0                              0
       777039333                         6                5                1              5                              0
       777039336                         0                0                0              0                              0
       777039338                         0                0                0              0                              0
       777039339                         0                0                0              0                              0
       777039345                         6                5                1              5                              0
       777039349                         6                3                1              6                              0
       777039359                         0                0                0              0                              0
       777039364                         0                0                0              0                              0
       777039366                         6                5                1              5                              0
       777039371                         6                5                1              5                              0
       777039388                        12                5                2              6                              0
       777039395                         6                5                1              6                              0
       777039396                         0                0                0              0                              0
       777039410                         0                0                0              0                              0
       777039419                         0                0                0              0                              0
       777039420                         6                5                1              5                              0
       777039426                         0                0                0              0                              0
       777039430                         0                0                0              0                              0
       777039434                         0                0                0              0                              0
       777039439                         0                0                0              0                              0
       777039446                         0                0                0              0                              0
       777039455                         0                0                0              0                              0
       777039457                         6                5                1              5                              0
       777039458                         0                0                0              0                              0
       777039489                         0                0                0              0                              0
       777039491                         0                0                0              0                              0
       777039494                         6                5                1              5                              0
       777039503                         0                0                0              0                              0
       777039521                         0                0                0              0                              0
       777039524                         0                0                0              0                              0
       777039536                         6                5                1              5                              0
       777039542                         6                5                1              5                              0
       777039547                         0                0                0              0                              0
       777039550                         0                0                0              0                              0
       777039551                         0                0                0              0                              0
       777039552                         0                0                0              0                              0
       777039553                         0                0                0              0                              0
       777039562                         0                0                0              0                              0
       777039586                         0                0                0              0                              0
       777039593                         6                3                1              6                              0
       777039604                         0                0                0              0                              0
       777039607                         0                0                0              0                              0
       777039611                         0                0                0              0                              0
       777039615                         0                0                0              0                              0
       777039622                         6                5                1              5                              0
       777039623                         6                5                1              6                              0
       777039625                         6                5                1              5                              0
       777039637                         0                0                0              0                              0
       777039646                         6                5                1              5                              0
       777039660                         6                5                1              6                              0
       777039663                         6                3                1              6                              0
       777039675                         0                0                0              0                              0
       777039685                         6                3                1              6                              0
       777039699                         6                5                1              5                              0
       777039703                         0                0                0              0                              0
       777039704                         0                0                0              0                              0
       777039714                         6                5                1              5                              0
       777039718                         0                0                0              0                              0
       777039720                         6                5                1              5                              0
       777039763                         6                5                1              5                              0
       777039769                         6                5                1              5                              0
       777039770                         6                5                1              5                              0
       777039775                         6                5                1              5                              0
       777039780                         6                5                1              5                              0
       777039782                         6                5                1              5                              0
       777039784                         0                0                0              0                              0
       777039790                         0                0                0              0                              0
       777039803                         0                0                0              0                              0
       777039805                         6                5                1              6                              0
       777039823                         6                5                1              6                              0
       777039833                         0                0                0              0                              0
       777039838                         0                0                0              0                              0
       777039851                         6                5                1              6                              0
       777039859                         6                5                1              5                              0
       777039861                         6                5                1              5                              0
       777039862                         0                0                0              0                              0
       777039865                         0                0                0              0                              0
       777039869                         0                0                0              0                              0
       777039873                         0                0                0              0                              0
       777039875                         0                0                0              0                              0
       777039881                         0                0                0              0                              0
       777039882                         0                0                0              0                              0
       777039883                         6                5                1              5                              0
       777039889                         6                5                1              5                              0
       777039896                         6                5                1              5                              0
       777039898                         0                0                0              0                              0
       777039899                         0                0                0              0                              0
       777039907                         0                0                0              0                              0
       777039919                         0                0                0              0                              0
       777039925                         6                5                1              5                              0
       777039927                         0                0                0              0                              0
       777039932                         0                0                0              0                              0
       777039944                         0                0                0              0                              0
       777039952                         0                0                0              0                              0
       777039956                         6                3                1              6                              0
       777039969                         6                3                1              6                              0
       777039986                         6                5                1              5                              0
       777039995                         6                5                1              5                              0
       777040009                         6                5                1              5                              0
       777040010                         6                5                1              5                              0
       777040011                         6                5                1              5                              0
       777040024                         0                0                0              0                              0
       777040028                         6                5                1              5                              0
       777040033                         6                5                1              5                              0
       777040037                         0                0                0              0                              0
       777040044                        12                5                2              5                              0
       777040046                         0                0                0              0                              0
       777040047                         0                0                0              0                              0
       777040051                         0                0                0              0                              0
       777040054                         0                0                0              0                              0
       777040059                         6                5                1              5                              0
       777040073                         0                0                0              0                              0
       777040074                         0                0                0              0                              0
       777040082                         0                0                0              0                              0
       777040083                         6                5                1              5                              0
       777040090                         0                0                0              0                              0
       777040092                         0                0                0              0                              0
       777040097                        12                6                2              6                              0
       777040102                         0                0                0              0                              0
       777040103                         0                0                0              0                              0
       777040105                         6                5                1              5                              0
       777040118                         6                5                1              5                              0
       777040123                         6                5                1              5                              0
       777040126                         0                0                0              0                              0
       777040133                         6                5                1              6                              0
       777040135                         6                5                1              5                              0
       777040137                         6                5                1              5                              0
       777040138                         0                0                0              0                              0
       777040139                         6                5                1              5                              0
       777040145                         6                3                1              6                              0
       777040146                         0                0                0              0                              0
       777040147                         6                5                1              5                              0
       777040152                         6                5                1              5                              0
       777040158                         6                5                1              5                              0
       777040161                         0                0                0              0                              0
       777040169                         0                0                0              0                              0
       777040174                         0                0                0              0                              0
       777040178                         6                5                1              5                              0
       777040191                         6                5                1              5                              0
       777040196                         0                0                0              0                              0
       777040200                         6                5                1              5                              0
       777040201                         0                0                0              0                              0
       777040202                         6                3                1              6                              0
       777040205                         0                0                0              0                              0
       777040222                         0                0                0              0                              0
       777040229                         0                0                0              0                              0
       777040240                         6                5                1              5                              0
       777040241                         6                3                1              6                              0
       777040261                         0                0                0              0                              0
       777040269                         0                0                0              0                              0
       777040278                         0                0                0              0                              0
       777040297                         0                0                0              0                              0
       777040299                        12                5                2              5                              0
       777040352                         6                5                1              5                              0
       777040354                         0                0                0              0                              0
       777040356                        12                2                2              6                              0
       777040357                         6                5                1              5                              0
       777040365                         6                5                1              5                              0
       777040370                         0                0                0              0                              0
       777040394                         6                5                1              5                              0
       777040398                         6                5                1              5                              0
       777040399                         0                0                0              0                              0
       777040406                         0                0                0              0                              0
       777040407                         0                0                0              0                              0
       777040413                         6                5                1              5                              0
       777040429                         0                0                0              0                              0
       777040430                         6                5                1              5                              0
       777040434                         6                5                1              6                              0
       777040443                         0                0                0              0                              0
       777040448                         6                5                1              5                              0
       777040449                         6                5                1              5                              0
       777040478                         6                5                1              6                              0
       777040482                        12                6                2              6                              0
       777040484                         6                5                1              5                              0
       777040485                         0                0                0              0                              0
       777040487                         6                3                1              6                              0
       777040551                         6                5                1              5                              0
       777040554                         6                5                1              5                              0
       777040557                         0                0                0              0                              0
       777040577                         6                5                1              5                              0
       777040578                         6                5                1              5                              0
       777040593                         6                5                1              5                              0
       777040596                         6                5                1              5                              0
       777040603                         6                5                1              5                              0
       777040635                         6                5                1              5                              0
       777040639                         6                5                1              5                              0
       777040643                         6                5                1              5                              0
       777040649                         6                5                1              5                              0
       777040658                         0                0                0              0                              0
       777040662                         0                0                0              0                              0
       777040663                         0                0                0              0                              0
       777040671                         6                5                1              6                              0
       777040676                         6                5                1              5                              0
       777040677                         0                0                0              0                              0
       777040693                         6                5                1              5                              0
       777040694                         0                0                0              0                              0
       777040705                         0                0                0              0                              0
       777040708                         0                0                0              0                              0
       777040723                         0                0                0              0                              0
       777040752                         0                0                0              0                              0
       777040753                         0                0                0              0                              0
       777040761                         0                0                0              0                              0
       777040767                         0                0                0              0                              0
       777040776                         6                5                1              5                              0
       777040779                         6                5                1              5                              0
       777040790                         6                5                1              6                              0
       777040819                         6                5                1              6                              0
       777040820                         6                5                1              6                              0
       777040843                         6                5                1              6                              0
       777040918                         6                5                1              6                              0
       777041008                         0                0                0              0                              0

UBS Loan ID           Minimum          Maximum          First Rate              First Rate              Rate         Lookback
                      Rate             Rate             Adjustment             Change Date          Change Date
---------------------------------------------------------------------------------------------------------------------------------
       334405839                0                0                  0         1/1/1900             1/1/1900                    0
       334532900                5           11.375                 60         11/1/2011            11/1/2011                  45
       334532908                5            12.25                 60         11/1/2011            11/1/2011                  45
       334532949                5            12.25                 60         11/1/2011            11/1/2011                  45
       334655990                0                0                  0        00/00/0000           00/00/0000                   0
       334659518             2.75               12                 60         12/1/2011            12/1/2011                  30
       334659541                0                0                  0        00/00/0000           00/00/0000                   0
       334688853             2.25               13                 60         11/1/2011            11/1/2011                  45
       334720548             2.75             11.5                 36         11/1/2008            11/1/2008                  45
       334720549              2.5           10.375                 84         6/1/2013             6/1/2013                   45
       334738020             5.44            12.44                 24         1/1/2009             1/1/2009                   25
       334738165             5.62            12.62                 24         1/1/2009             1/1/2009                   25
       334740598                5           14.625                 60         12/1/2011            12/1/2011                  30
       334740620             2.25           12.125                 60         1/1/2012             1/1/2012                   30
       334756494             2.75           12.625                 60         1/1/2012             1/1/2012                   45
       334756551             2.75            13.25                 60         12/1/2011            12/1/2011                  45
       334921808            3.125           13.125                 60         12/1/2011            12/1/2011                  45
       335664299                0                0                  0        00/00/0000           00/00/0000                   0
       335664300                0                0                  0        00/00/0000           00/00/0000                   0
       335664305                0                0                  0        00/00/0000           00/00/0000                   0
       335664316                0                0                  0        00/00/0000           00/00/0000                   0
       335664354                0                0                  0        00/00/0000           00/00/0000                   0
       335664362                0                0                  0        00/00/0000           00/00/0000                   0
       335664376                0                0                  0        00/00/0000           00/00/0000                   0
       335664377                0                0                  0        00/00/0000           00/00/0000                   0
       335664379                0                0                  0        00/00/0000           00/00/0000                   0
       335664387                0                0                  0        00/00/0000           00/00/0000                   0
       335664390                0                0                  0        00/00/0000           00/00/0000                   0
       335664393                0                0                  0        00/00/0000           00/00/0000                   0
       335736334                0                0                  0        00/00/0000           00/00/0000                   0
       335736335                0                0                  0        00/00/0000           00/00/0000                   0
       335736339                0                0                  0         1/1/1900             1/1/1900                    0
       335736340                0                0                  0         1/1/1900             1/1/1900                    0
       335736342                0                0                  0         1/1/1900             1/1/1900                    0
       335736344                0                0                  0         1/1/1900             1/1/1900                    0
       335736361             2.25           13.125                 36         12/1/2009            12/1/2009                  30
       335751199                0                0                  0        00/00/0000           00/00/0000                   0
       335751203                0                0                  0        00/00/0000           00/00/0000                   0
       335751204                0                0                  0        00/00/0000           00/00/0000                   0
       335751227                0                0                  0        00/00/0000           00/00/0000                   0
       335847961                0                0                  0         1/1/1900             1/1/1900                    0
       335847965             2.75           12.625                 60         11/1/2011            11/1/2011                  45
       335847968             2.25               12                 60         10/1/2011            10/1/2011                  30
       777005164                0                0                  0         1/1/1900             1/1/1900                    0
       777008436                0                0                  0         1/1/1900             1/1/1900                    0
       777008553             2.25           13.375                 60         9/1/2010             9/1/2010                   30
       777008555             2.25           11.875                 60         9/1/2010             9/1/2010                   30
       777008649                4           12.125                 24         9/1/2007             3/1/2008                   30
       777010295                0                0                  0         1/1/1900             1/1/1900                    0
       777010304             2.75            11.25                 36         7/1/2008             7/1/2008                   45
       777010306             2.75           11.125                 36         8/1/2008             8/1/2008                   45
       777010315                0                0                  0         1/1/1900             1/1/1900                    0
       777011692                0                0                  0         1/1/1900             1/1/1900                    0
       777017938                0                0                  0         1/1/1900             1/1/1900                    0
       777018098                0                0                  0         1/1/1900             1/1/1900                    0
       777018345                0                0                  0         1/1/1900             1/1/1900                    0
       777019969             2.25           12.625                 84         7/1/2013             7/1/2013                   45
       777022040                0                0                  0         1/1/1900             1/1/1900                    0
       777022104                0                0                  0         1/1/1900             1/1/1900                    0
       777022731                0                0                  0         1/1/1900             1/1/1900                    0
       777022867                0                0                  0         1/1/1900             1/1/1900                    0
       777022899                0                0                  0         1/1/1900             1/1/1900                    0
       777023524                0                0                  0         1/1/1900             1/1/1900                    0
       777024142                0                0                  0         1/1/1900             1/1/1900                    0
       777024145                0                0                  0         1/1/1900             1/1/1900                    0
       777024357                0                0                  0         1/1/1900             1/1/1900                    0
       777024375             2.25            11.75                 60         9/1/2011             9/1/2011                   30
       777024623                0                0                  0         1/1/1900             1/1/1900                    0
       777024877             2.25               12                 60         11/1/2011            11/1/2011                  45
       777024948                0                0                  0         1/1/1900             1/1/1900                    0
       777025030                0                0                  0         1/1/1900             1/1/1900                    0
       777025382                0                0                  0         1/1/1900             1/1/1900                    0
       777025988             2.25           12.875                 60         10/1/2011            10/1/2011                  45
       777026173                0                0                  0         1/1/1900             1/1/1900                    0
       777026199                0                0                  0         1/1/1900             1/1/1900                    0
       777026269             2.25           12.125                 60         12/1/2011            12/1/2011                  45
       777026273             2.25            12.25                 60         11/1/2011            11/1/2011                  45
       777026468             2.25            13.25                 84         11/1/2013            11/1/2013                  45
       777026595                0                0                  0         1/1/1900             1/1/1900                    0
       777026750             2.25           12.125                 60         12/1/2011            12/1/2011                  45
       777026765             2.25           12.875                 84         12/1/2013            12/1/2013                  45
       777027150                0                0                  0         1/1/1900             1/1/1900                    0
       777027202             2.25            12.25                 60         12/1/2011            12/1/2011                  45
       777027266                0                0                  0         1/1/1900             1/1/1900                    0
       777027293                0                0                  0         1/1/1900             1/1/1900                    0
       777027474                0                0                  0         1/1/1900             1/1/1900                    0
       777027538                0                0                  0         1/1/1900             1/1/1900                    0
       777027649             2.25             11.5                 60         12/1/2011            12/1/2011                  45
       777027783                0                0                  0         1/1/1900             1/1/1900                    0
       777028136             2.25           11.875                 60         12/1/2011            12/1/2011                  30
       777028237             2.25            13.25                 84         12/1/2013            12/1/2013                  45
       777028498                0                0                  0         1/1/1900             1/1/1900                    0
       777028656                0                0                  0         1/1/1900             1/1/1900                    0
       777028666                0                0                  0         1/1/1900             1/1/1900                    0
       777028816                0                0                  0         1/1/1900             1/1/1900                    0
       777028834                0                0                  0         1/1/1900             1/1/1900                    0
       777028888                0                0                  0         1/1/1900             1/1/1900                    0
       777028924                0                0                  0         1/1/1900             1/1/1900                    0
       777028942             2.25             12.5                 84         1/1/2014             1/1/2014                   45
       777028979                0                0                  0         1/1/1900             1/1/1900                    0
       777028989                0                0                  0         1/1/1900             1/1/1900                    0
       777029007                0                0                  0         1/1/1900             1/1/1900                    0
       777029082                0                0                  0         1/1/1900             1/1/1900                    0
       777029110                0                0                  0         1/1/1900             1/1/1900                    0
       777029183                0                0                  0         1/1/1900             1/1/1900                    0
       777029204                0                0                  0         1/1/1900             1/1/1900                    0
       777029210                0                0                  0         1/1/1900             1/1/1900                    0
       777029320                0                0                  0         1/1/1900             1/1/1900                    0
       777029383                0                0                  0         1/1/1900             1/1/1900                    0
       777029420                0                0                  0         1/1/1900             1/1/1900                    0
       777029431                0                0                  0         1/1/1900             1/1/1900                    0
       777029449             2.25               12                 60         12/1/2011            12/1/2011                  45
       777029455                0                0                  0         1/1/1900             1/1/1900                    0
       777029589                0                0                  0         1/1/1900             1/1/1900                    0
       777029659                0                0                  0         1/1/1900             1/1/1900                    0
       777029734                0                0                  0         1/1/1900             1/1/1900                    0
       777029774                0                0                  0         1/1/1900             1/1/1900                    0
       777029776                0                0                  0         1/1/1900             1/1/1900                    0
       777029777                0                0                  0         1/1/1900             1/1/1900                    0
       777029799                0                0                  0         1/1/1900             1/1/1900                    0
       777029815                0                0                  0         1/1/1900             1/1/1900                    0
       777029931                0                0                  0         1/1/1900             1/1/1900                    0
       777029950                0                0                  0         1/1/1900             1/1/1900                    0
       777029979                0                0                  0         1/1/1900             1/1/1900                    0
       777029981                0                0                  0         1/1/1900             1/1/1900                    0
       777030042                0                0                  0         1/1/1900             1/1/1900                    0
       777030211                0                0                  0         1/1/1900             1/1/1900                    0
       777030263                0                0                  0         1/1/1900             1/1/1900                    0
       777030286                0                0                  0         1/1/1900             1/1/1900                    0
       777030296                0                0                  0         1/1/1900             1/1/1900                    0
       777030324                0                0                  0         1/1/1900             1/1/1900                    0
       777030335                0                0                  0         1/1/1900             1/1/1900                    0
       777030414             2.25            12.25                 60         2/1/2012             2/1/2012                   45
       777030515                0                0                  0         1/1/1900             1/1/1900                    0
       777030637                0                0                  0         1/1/1900             1/1/1900                    0
       777030643                0                0                  0         1/1/1900             1/1/1900                    0
       777030846                0                0                  0         1/1/1900             1/1/1900                    0
       777030944                0                0                  0         1/1/1900             1/1/1900                    0
       777031066                0                0                  0         1/1/1900             1/1/1900                    0
       777031118                0                0                  0         1/1/1900             1/1/1900                    0
       777031127                0                0                  0         1/1/1900             1/1/1900                    0
       777031148             2.25               12                 60         2/1/2012             2/1/2012                   45
       777031374                0                0                  0         1/1/1900             1/1/1900                    0
       777031379                0                0                  0         1/1/1900             1/1/1900                    0
       777031569                0                0                  0         1/1/1900             1/1/1900                    0
       777031602             2.25           14.125                 84         2/1/2014             2/1/2014                   30
       777031677             2.25            12.25                 60         2/1/2012             2/1/2012                   45
       777031683                0                0                  0         1/1/1900             1/1/1900                    0
       777031704                0                0                  0         1/1/1900             1/1/1900                    0
       777031705                0                0                  0         1/1/1900             1/1/1900                    0
       777031766                0                0                  0         1/1/1900             1/1/1900                    0
       777031783             2.25               12                 84         2/1/2014             2/1/2014                   45
       777031836             2.25           13.875                 36         3/1/2010             3/1/2010                   45
       777031906             2.25           12.875                 60         3/1/2012             3/1/2012                   45
       777031978             2.25           11.875                 60         3/1/2012             3/1/2012                   45
       777032001                0                0                  0         1/1/1900             1/1/1900                    0
       777032047                0                0                  0         1/1/1900             1/1/1900                    0
       777032061                0                0                  0         1/1/1900             1/1/1900                    0
       777032109                0                0                  0         1/1/1900             1/1/1900                    0
       777032158                0                0                  0         1/1/1900             1/1/1900                    0
       777032182                0                0                  0         1/1/1900             1/1/1900                    0
       777032185                0                0                  0         1/1/1900             1/1/1900                    0
       777032311             2.25           12.625                 60         3/1/2012             3/1/2012                   45
       777032372             2.25            11.75                 60         3/1/2012             3/1/2012                   45
       777032373             2.25            11.75                 60         3/1/2012             3/1/2012                   45
       777032448                0                0                  0         1/1/1900             1/1/1900                    0
       777032451             2.25            12.75                 60         3/1/2012             3/1/2012                   45
       777032459                0                0                  0         1/1/1900             1/1/1900                    0
       777032614             2.25            12.75                 60         4/1/2012             4/1/2012                   45
       777032632                0                0                  0         1/1/1900             1/1/1900                    0
       777032637                0                0                  0         1/1/1900             1/1/1900                    0
       777032699                0                0                  0         1/1/1900             1/1/1900                    0
       777032712                0                0                  0         1/1/1900             1/1/1900                    0
       777032734             2.25            13.25                 36         3/1/2010             3/1/2010                   30
       777032756                0                0                  0         1/1/1900             1/1/1900                    0
       777032767             2.25               13                 60         3/1/2012             3/1/2012                   45
       777032790                0                0                  0         1/1/1900             1/1/1900                    0
       777032859                0                0                  0         1/1/1900             1/1/1900                    0
       777032875                0                0                  0         1/1/1900             1/1/1900                    0
       777032886                0                0                  0         1/1/1900             1/1/1900                    0
       777032887                0                0                  0         1/1/1900             1/1/1900                    0
       777032914                0                0                  0         1/1/1900             1/1/1900                    0
       777032945                0                0                  0         1/1/1900             1/1/1900                    0
       777033051             2.25           13.375                 36         3/1/2010             3/1/2010                   45
       777033075                0                0                  0         1/1/1900             1/1/1900                    0
       777033293                0                0                  0         1/1/1900             1/1/1900                    0
       777033294            3.313           13.813                 36         3/1/2010             3/1/2010                   45
       777033302             2.25            12.75                 60         4/1/2012             4/1/2012                    0
       777033303                0                0                  0         1/1/1900             1/1/1900                    0
       777033312                0                0                  0         1/1/1900             1/1/1900                    0
       777033353                0                0                  0         1/1/1900             1/1/1900                    0
       777033357                0                0                  0         1/1/1900             1/1/1900                    0
       777033367                0                0                  0         1/1/1900             1/1/1900                    0
       777033463             2.25           12.625                 36         4/1/2010             4/1/2010                   45
       777033513                0                0                  0         1/1/1900             1/1/1900                    0
       777033559                0                0                  0         1/1/1900             1/1/1900                    0
       777033569                0                0                  0         1/1/1900             1/1/1900                    0
       777033613             2.25           12.001                 60         4/1/2012             4/1/2012                   45
       777033633                0                0                  0         1/1/1900             1/1/1900                    0
       777033634                0                0                  0         1/1/1900             1/1/1900                    0
       777033661                0                0                  0         1/1/1900             1/1/1900                    0
       777033665                0                0                  0         1/1/1900             1/1/1900                    0
       777033688             2.25            12.75                 84         4/1/2014             4/1/2014                   30
       777033703                0                0                  0         1/1/1900             1/1/1900                    0
       777033797             2.25           13.126                 60         4/1/2012             4/1/2012                   45
       777033923                0                0                  0         1/1/1900             1/1/1900                    0
       777033927                0                0                  0         1/1/1900             1/1/1900                    0
       777033998                0                0                  0         1/1/1900             1/1/1900                    0
       777034066                0                0                  0         1/1/1900             1/1/1900                    0
       777034134             2.25           10.625                 60         4/1/2012             4/1/2012                   45
       777034137             3.25           14.125                 60         4/1/2012             4/1/2012                   30
       777034177             2.25           13.375                 84         4/1/2014             4/1/2014                   30
       777034246                0                0                  0         1/1/1900             1/1/1900                    0
       777034318             2.25           11.375                 60         4/1/2012             4/1/2012                   45
       777034336                0                0                  0         1/1/1900             1/1/1900                    0
       777034338                0                0                  0         1/1/1900             1/1/1900                    0
       777034365                0                0                  0         1/1/1900             1/1/1900                    0
       777034371                0                0                  0         1/1/1900             1/1/1900                    0
       777034378                0                0                  0         1/1/1900             1/1/1900                    0
       777034387                0                0                  0         1/1/1900             1/1/1900                    0
       777034427                0                0                  0         1/1/1900             1/1/1900                    0
       777034429                0                0                  0         1/1/1900             1/1/1900                    0
       777034739                0                0                  0         1/1/1900             1/1/1900                    0
       777034983             2.25           12.875                 36         5/1/2010             5/1/2010                   45
       777035007                0                0                  0         1/1/1900             1/1/1900                    0
       777035170                0                0                  0         1/1/1900             1/1/1900                    0
       777035245                0                0                  0         1/1/1900             1/1/1900                    0
       777035278                0                0                  0         1/1/1900             1/1/1900                    0
       777035300                0                0                  0         1/1/1900             1/1/1900                    0
       777035335                0                0                  0         1/1/1900             1/1/1900                    0
       777035428                0                0                  0         1/1/1900             1/1/1900                    0
       777035496            2.813           12.313                 60         5/1/2012             5/1/2012                   45
       777035617            2.938           14.188                 60         3/1/2012             3/1/2012                   30
       777035624                0                0                  0         1/1/1900             1/1/1900                    0
       777035710                0                0                  0         1/1/1900             1/1/1900                    0
       777035723            3.125           13.125                 60         5/1/2012             5/1/2012                   30
       777035760                0                0                  0         1/1/1900             1/1/1900                    0
       777035762                0                0                  0         1/1/1900             1/1/1900                    0
       777035786                0                0                  0         1/1/1900             1/1/1900                    0
       777035933                0                0                  0         1/1/1900             1/1/1900                    0
       777035949                0                0                  0         1/1/1900             1/1/1900                    0
       777035988             2.25           12.125                 60         5/1/2012             5/1/2012                   45
       777035997                0                0                  0         1/1/1900             1/1/1900                    0
       777035998                0                0                  0         1/1/1900             1/1/1900                    0
       777036128                0                0                  0         1/1/1900             1/1/1900                    0
       777036313             2.75            12.25                 60         6/1/2012             6/1/2012                   30
       777036315             2.75            12.25                 60         7/1/2012             7/1/2012                   30
       777036329                0                0                  0         1/1/1900             1/1/1900                    0
       777036349                0                0                  0         1/1/1900             1/1/1900                    0
       777036369                0                0                  0         1/1/1900             1/1/1900                    0
       777036443                0                0                  0         1/1/1900             1/1/1900                    0
       777036459            2.875            12.75                 60         6/1/2012             6/1/2012                   30
       777036524                0                0                  0         1/1/1900             1/1/1900                    0
       777036527             2.25            11.25                 60         6/1/2012             6/1/2012                   30
       777036579                0                0                  0         1/1/1900             1/1/1900                    0
       777036689             2.95           12.375                 60         7/1/2012             7/1/2012                   30
       777036692              3.3            12.55                 60         6/1/2012             6/1/2012                   30
       777036817                0                0                  0         1/1/1900             1/1/1900                    0
       777036834                0                0                  0         1/1/1900             1/1/1900                    0
       777036845                0                0                  0         1/1/1900             1/1/1900                    0
       777036887           2.8125          13.1875                 60         8/1/2012             8/1/2012                   30
       777036906                0                0                  0         1/1/1900             1/1/1900                    0
       777036959                0                0                  0         1/1/1900             1/1/1900                    0
       777036960                0                0                  0         1/1/1900             1/1/1900                    0
       777036981            3.499           12.374                 60         8/1/2012             8/1/2012                   30
       777037017                0                0                  0         1/1/1900             1/1/1900                    0
       777037023                0                0                  0         1/1/1900             1/1/1900                    0
       777037059                0                0                  0         1/1/1900             1/1/1900                    0
       777037063                0                0                  0         1/1/1900             1/1/1900                    0
       777037087             2.25             13.7                 60         6/1/2012             6/1/2012                   45
       777037098             2.25           11.125                 60         7/1/2012             7/1/2012                   30
       777037153             2.25           11.625                 60         8/1/2012             8/1/2012                   30
       777037155             2.25           11.625                 60         8/1/2012             8/1/2012                   30
       777037186                0                0                  0         1/1/1900             1/1/1900                    0
       777037187                0                0                  0         1/1/1900             1/1/1900                    0
       777037209                0                0                  0         1/1/1900             1/1/1900                    0
       777037225                0                0                  0         1/1/1900             1/1/1900                    0
       777037237                0                0                  0         1/1/1900             1/1/1900                    0
       777037276                0                0                  0         1/1/1900             1/1/1900                    0
       777037277                0                0                  0         1/1/1900             1/1/1900                    0
       777037278                0                0                  0         1/1/1900             1/1/1900                    0
       777037283                0                0                  0         1/1/1900             1/1/1900                    0
       777037299             2.25             13.5                 36         6/1/2010             6/1/2010                   45
       777037303            2.874           14.374                 84         8/1/2014             8/1/2014                   30
       777037383                0                0                  0         1/1/1900             1/1/1900                    0
       777037389            2.812           12.937                 60         8/1/2012             8/1/2012                   30
       777037399                0                0                  0         1/1/1900             1/1/1900                    0
       777037433            2.875           11.875                 60         8/1/2012             8/1/2012                   30
       777037445                0                0                  0         1/1/1900             1/1/1900                    0
       777037471                0                0                  0         1/1/1900             1/1/1900                    0
       777037473             3.25               12                 60         4/1/2012             4/1/2012                   45
       777037563            3.061           14.561                 84         8/1/2014             8/1/2014                   30
       777037566                0                0                  0         1/1/1900             1/1/1900                    0
       777037583                0                0                  0         1/1/1900             1/1/1900                    0
       777037636                0                0                  0         1/1/1900             1/1/1900                    0
       777037637                0                0                  0         1/1/1900             1/1/1900                    0
       777037640                0                0                  0         1/1/1900             1/1/1900                    0
       777037643                0                0                  0         1/1/1900             1/1/1900                    0
       777037665                0                0                  0         1/1/1900             1/1/1900                    0
       777037670            2.688             13.5                 36         7/1/2010             7/1/2010                   45
       777037677                0                0                  0         1/1/1900             1/1/1900                    0
       777037717                0                0                  0         1/1/1900             1/1/1900                    0
       777037727                0                0                  0         1/1/1900             1/1/1900                    0
       777037770                0                0                  0         1/1/1900             1/1/1900                    0
       777037795                0                0                  0         1/1/1900             1/1/1900                    0
       777037811                0                0                  0         1/1/1900             1/1/1900                    0
       777037814                0                0                  0         1/1/1900             1/1/1900                    0
       777037840                0                0                  0         1/1/1900             1/1/1900                    0
       777037846                0                0                  0         1/1/1900             1/1/1900                    0
       777037864                0                0                  0         1/1/1900             1/1/1900                    0
       777037866                0                0                  0         1/1/1900             1/1/1900                    0
       777037875             2.25             11.5                 60         8/1/2012             8/1/2012                   30
       777037891                0                0                  0         1/1/1900             1/1/1900                    0
       777037895                0                0                  0         1/1/1900             1/1/1900                    0
       777037929                0                0                  0         1/1/1900             1/1/1900                    0
       777037940                0                0                  0         1/1/1900             1/1/1900                    0
       777037945                0                0                  0         1/1/1900             1/1/1900                    0
       777037954                0                0                  0         1/1/1900             1/1/1900                    0
       777037986                0                0                  0         1/1/1900             1/1/1900                    0
       777037991                0                0                  0         1/1/1900             1/1/1900                    0
       777038024                0                0                  0         1/1/1900             1/1/1900                    0
       777038029             2.25            13.75                 84         8/1/2014             8/1/2014                   45
       777038040                0                0                  0         1/1/1900             1/1/1900                    0
       777038041                0                0                  0         1/1/1900             1/1/1900                    0
       777038055                0                0                  0         1/1/1900             1/1/1900                    0
       777038064             2.25           13.125                 60         7/1/2012             7/1/2012                   30
       777038075                0                0                  0         1/1/1900             1/1/1900                    0
       777038079                0                0                  0         1/1/1900             1/1/1900                    0
       777038091                0                0                  0         1/1/1900             1/1/1900                    0
       777038103                0                0                  0         1/1/1900             1/1/1900                    0
       777038107                3               14                 60         7/1/2012             7/1/2012                   30
       777038143             2.25           12.625                 36         8/1/2010             8/1/2010                   30
       777038147                0                0                  0         1/1/1900             1/1/1900                    0
       777038162                0                0                  0         1/1/1900             1/1/1900                    0
       777038175                0                0                  0         1/1/1900             1/1/1900                    0
       777038181                0                0                  0         1/1/1900             1/1/1900                    0
       777038182             2.25           11.562                 60         8/1/2012             8/1/2012                   45
       777038185                0                0                  0         1/1/1900             1/1/1900                    0
       777038191            3.125           14.125                 60         7/1/2012             7/1/2012                   45
       777038198                0                0                  0         1/1/1900             1/1/1900                    0
       777038199                0                0                  0         1/1/1900             1/1/1900                    0
       777038204                0                0                  0         1/1/1900             1/1/1900                    0
       777038206            3.126           12.626                 60         8/1/2012             8/1/2012                   30
       777038227                0                0                  0         1/1/1900             1/1/1900                    0
       777038229                0                0                  0         1/1/1900             1/1/1900                    0
       777038235             2.25           13.125                 36         8/1/2010             8/1/2010                   30
       777038239             2.25           10.875                 60         8/1/2012             8/1/2012                   30
       777038255                0                0                  0         1/1/1900             1/1/1900                    0
       777038256                0                0                  0         1/1/1900             1/1/1900                    0
       777038264                0                0                  0         1/1/1900             1/1/1900                    0
       777038270                0                0                  0         1/1/1900             1/1/1900                    0
       777038289                0                0                  0         1/1/1900             1/1/1900                    0
       777038312                0                0                  0         1/1/1900             1/1/1900                    0
       777038331             2.25           11.625                 60         8/1/2012             8/1/2012                   30
       777038332             2.25           11.875                 36         8/1/2010             8/1/2010                   30
       777038335                0                0                  0         1/1/1900             1/1/1900                    0
       777038349                0                0                  0         1/1/1900             1/1/1900                    0
       777038359                0                0                  0         1/1/1900             1/1/1900                    0
       777038362                0                0                  0         1/1/1900             1/1/1900                    0
       777038363                0                0                  0         1/1/1900             1/1/1900                    0
       777038367                0                0                  0         1/1/1900             1/1/1900                    0
       777038375                0                0                  0         1/1/1900             1/1/1900                    0
       777038377                0                0                  0         1/1/1900             1/1/1900                    0
       777038378                0                0                  0         1/1/1900             1/1/1900                    0
       777038382                0                0                  0         1/1/1900             1/1/1900                    0
       777038383             2.25            13.75                 84         7/1/2014             7/1/2014                   30
       777038401                0                0                  0         1/1/1900             1/1/1900                    0
       777038417                0                0                  0         1/1/1900             1/1/1900                    0
       777038420             2.25           12.625                 36         8/1/2010             8/1/2010                   30
       777038423             2.25            13.25                 60         7/1/2012             7/1/2012                   45
       777038425            2.625           11.625                 60         7/1/2012             7/1/2012                   45
       777038435                0                0                  0         1/1/1900             1/1/1900                    0
       777038462                0                0                  0         1/1/1900             1/1/1900                    0
       777038466             2.25             12.5                 60         8/1/2012             8/1/2012                   30
       777038500             2.75               12                 36         7/1/2010             7/1/2010                   30
       777038502             2.25             11.5                 84         7/1/2014             7/1/2014                   30
       777038505             2.75           12.375                 84         9/1/2014             9/1/2014                   30
       777038526                0                0                  0         1/1/1900             1/1/1900                    0
       777038540                0                0                  0         1/1/1900             1/1/1900                    0
       777038542                0                0                  0         1/1/1900             1/1/1900                    0
       777038543             2.25           12.625                 36         8/1/2010             8/1/2010                   30
       777038557                0                0                  0         1/1/1900             1/1/1900                    0
       777038558                0                0                  0         1/1/1900             1/1/1900                    0
       777038564            2.499           11.874                 60         8/1/2012             8/1/2012                   30
       777038589                0                0                  0         1/1/1900             1/1/1900                    0
       777038592                0                0                  0         1/1/1900             1/1/1900                    0
       777038599                0                0                  0         1/1/1900             1/1/1900                    0
       777038604                0                0                  0         1/1/1900             1/1/1900                    0
       777038610                0                0                  0         1/1/1900             1/1/1900                    0
       777038630                0                0                  0         1/1/1900             1/1/1900                    0
       777038634                0                0                  0         1/1/1900             1/1/1900                    0
       777038637             2.25           13.125                 60         9/1/2012             9/1/2012                   30
       777038644                0                0                  0         1/1/1900             1/1/1900                    0
       777038649                0                0                  0         1/1/1900             1/1/1900                    0
       777038659                0                0                  0         1/1/1900             1/1/1900                    0
       777038676            2.688            13.25                 60         7/1/2012             7/1/2012                   45
       777038687                0                0                  0         1/1/1900             1/1/1900                    0
       777038694            2.874           13.874                 60         9/1/2012             9/1/2012                   30
       777038701                0                0                  0         1/1/1900             1/1/1900                    0
       777038709                3            12.25                 60         8/1/2012             8/1/2012                   45
       777038710                0                0                  0         1/1/1900             1/1/1900                    0
       777038728                0                0                  0         1/1/1900             1/1/1900                    0
       777038729                0                0                  0         1/1/1900             1/1/1900                    0
       777038749                0                0                  0         1/1/1900             1/1/1900                    0
       777038769             2.25             11.5                 84         7/1/2014             7/1/2014                   30
       777038784                0                0                  0         1/1/1900             1/1/1900                    0
       777038791             2.25           12.125                 36         8/1/2010             8/1/2010                   30
       777038804                0                0                  0         1/1/1900             1/1/1900                    0
       777038805                0                0                  0         1/1/1900             1/1/1900                    0
       777038814                0                0                  0         1/1/1900             1/1/1900                    0
       777038821                0                0                  0         1/1/1900             1/1/1900                    0
       777038825                0                0                  0         9/1/2008             1/1/1900                    0
       777038831                0                0                  0         1/1/1900             1/1/1900                    0
       777038834                0                0                  0         1/1/1900             1/1/1900                    0
       777038842                3            14.25                 60         7/1/2012             7/1/2012                   30
       777038852                0                0                  0         1/1/1900             1/1/1900                    0
       777038855                0                0                  0         1/1/1900             1/1/1900                    0
       777038877                0                0                  0         1/1/1900             1/1/1900                    0
       777038882                0                0                  0         1/1/1900             1/1/1900                    0
       777038891                0                0                  0         1/1/1900             1/1/1900                    0
       777038919                0                0                  0         1/1/1900             1/1/1900                    0
       777038933             2.25             11.5                 60         8/1/2012             8/1/2012                   30
       777038953                0                0                  0         1/1/1900             1/1/1900                    0
       777038960             2.25           11.375                 60         8/1/2012             8/1/2012                   30
       777038962                0                0                  0         1/1/1900             1/1/1900                    0
       777038965            2.875            12.25                 60         8/1/2012             8/1/2012                   30
       777038966            2.499           11.624                 60         8/1/2012             8/1/2012                   30
       777038967                0                0                  0         1/1/1900             1/1/1900                    0
       777038969              3.3           12.675                 60         7/1/2012             7/1/2012                   30
       777038979                0                0                  0         1/1/1900             1/1/1900                    0
       777038984             2.25           13.312                 36         8/1/2010             8/1/2010                   45
       777039004                0                0                  0         1/1/1900             1/1/1900                    0
       777039016                0                0                  0         1/1/1900             1/1/1900                    0
       777039023             2.25           11.875                 60         8/1/2012             8/1/2012                   30
       777039027                0                0                  0         1/1/1900             1/1/1900                    0
       777039034                0                0                  0         1/1/1900             1/1/1900                    0
       777039041                0                0                  0         1/1/1900             1/1/1900                    0
       777039046            2.874           13.124                 60         9/1/2012             9/1/2012                   30
       777039049                0                0                  0         1/1/1900             1/1/1900                    0
       777039056             2.25             11.5                 60         8/1/2012             8/1/2012                   30
       777039060                0                0                  0         1/1/1900             1/1/1900                    0
       777039066             2.25           11.125                 60         8/1/2012             8/1/2012                   30
       777039068                0                0                  0         1/1/1900             1/1/1900                    0
       777039069                0                0                  0         1/1/1900             1/1/1900                    0
       777039099                0                0                  0         1/1/1900             1/1/1900                    0
       777039112             2.25           11.125                 60         8/1/2012             8/1/2012                   30
       777039119                0                0                  0         1/1/1900             1/1/1900                    0
       777039123                0                0                  0         1/1/1900             1/1/1900                    0
       777039124                0                0                  0         1/1/1900             1/1/1900                    0
       777039125                0                0                  0         1/1/1900             1/1/1900                    0
       777039143            2.875            13.25                 60         8/1/2012             8/1/2012                   30
       777039144            2.937           12.187                 60         8/1/2012             8/1/2012                   30
       777039146             2.25           12.625                 36         8/1/2010             8/1/2010                   30
       777039167             2.25           12.125                 60         8/1/2012             8/1/2012                   30
       777039191                0                0                  0         1/1/1900             1/1/1900                    0
       777039195                0                0                  0         1/1/1900             1/1/1900                    0
       777039197                0                0                  0         1/1/1900             1/1/1900                    0
       777039205            2.687           14.062                 36         8/1/2010             8/1/2010                   30
       777039218                0                0                  0         1/1/1900             1/1/1900                    0
       777039221            2.812           13.437                 60         9/1/2012             9/1/2012                   30
       777039260                0                0                  0         1/1/1900             1/1/1900                    0
       777039274                0                0                  0         1/1/1900             1/1/1900                    0
       777039275                0                0                  0         1/1/1900             1/1/1900                    0
       777039278                0                0                  0         1/1/1900             1/1/1900                    0
       777039281                0                0                  0         1/1/1900             1/1/1900                    0
       777039295                0                0                  0         1/1/1900             1/1/1900                    0
       777039303                0                0                  0         1/1/1900             1/1/1900                    0
       777039313                0                0                  0         1/1/1900             1/1/1900                    0
       777039314                0                0                  0         1/1/1900             1/1/1900                    0
       777039315            2.812           13.187                 84         9/1/2014             9/1/2014                   30
       777039316             2.25           13.375                 36         7/1/2010             7/1/2010                   45
       777039319                0                0                  0         1/1/1900             1/1/1900                    0
       777039323             2.25            13.25                 60         8/1/2012             8/1/2012                   30
       777039329                0                0                  0         1/1/1900             1/1/1900                    0
       777039333             2.25            11.75                 60         9/1/2012             9/1/2012                   30
       777039336                0                0                  0         1/1/1900             1/1/1900                    0
       777039338                0                0                  0         1/1/1900             1/1/1900                    0
       777039339                0                0                  0         1/1/1900             1/1/1900                    0
       777039345            2.875           12.625                 60         8/1/2012             8/1/2012                   30
       777039349             2.25           12.625                 36         8/1/2010             8/1/2010                   30
       777039359                0                0                  0         1/1/1900             1/1/1900                    0
       777039364                0                0                  0         1/1/1900             1/1/1900                    0
       777039366            2.625           12.063                 60         8/1/2012             8/1/2012                   30
       777039371             2.25            10.75                 84         8/1/2014             8/1/2014                   45
       777039388            6.125           11.125                 60         4/1/2012             4/1/2012                   45
       777039395             2.25            14.25                 60         8/1/2012             8/1/2012                   45
       777039396                0                0                  0         1/1/1900             1/1/1900                    0
       777039410                0                0                  0         1/1/1900             1/1/1900                    0
       777039419                0                0                  0         1/1/1900             1/1/1900                    0
       777039420             2.25               11                 60         9/1/2012             9/1/2012                   30
       777039426                0                0                  0         1/1/1900             1/1/1900                    0
       777039430                0                0                  0         1/1/1900             1/1/1900                    0
       777039434                0                0                  0         1/1/1900             1/1/1900                    0
       777039439                0                0                  0         1/1/1900             1/1/1900                    0
       777039446                0                0                  0         1/1/1900             1/1/1900                    0
       777039455                0                0                  0         1/1/1900             1/1/1900                    0
       777039457             2.25           12.125                 60         8/1/2012             8/1/2012                   30
       777039458                0                0                  0         1/1/1900             1/1/1900                    0
       777039489                0                0                  0         1/1/1900             1/1/1900                    0
       777039491                0                0                  0         1/1/1900             1/1/1900                    0
       777039494             2.25           12.375                 60         8/1/2012             8/1/2012                   45
       777039503                0                0                  0         1/1/1900             1/1/1900                    0
       777039521                0                0                  0         1/1/1900             1/1/1900                    0
       777039524                0                0                  0         1/1/1900             1/1/1900                    0
       777039536            3.686           13.561                 60         9/1/2012             9/1/2012                   30
       777039542            2.625            11.75                 60         8/1/2012             8/1/2012                   30
       777039547                0                0                  0         1/1/1900             1/1/1900                    0
       777039550                0                0                  0         1/1/1900             1/1/1900                    0
       777039551                0                0                  0         1/1/1900             1/1/1900                    0
       777039552                0                0                  0         1/1/1900             1/1/1900                    0
       777039553                0                0                  0         1/1/1900             1/1/1900                    0
       777039562                0                0                  0         1/1/1900             1/1/1900                    0
       777039586                0                0                  0         1/1/1900             1/1/1900                    0
       777039593             2.25           12.625                 36         8/1/2010             8/1/2010                   30
       777039604                0                0                  0         1/1/1900             1/1/1900                    0
       777039607                0                0                  0         1/1/1900             1/1/1900                    0
       777039611                0                0                  0         1/1/1900             1/1/1900                    0
       777039615                0                0                  0         1/1/1900             1/1/1900                    0
       777039622             2.25             13.5                 84         8/1/2014             8/1/2014                   30
       777039623                4            13.25                 60         8/1/2012             8/1/2012                   45
       777039625            2.875           11.875                 60         8/1/2012             8/1/2012                   30
       777039637                0                0                  0         1/1/1900             1/1/1900                    0
       777039646            2.748           12.373                 84         8/1/2014             8/1/2014                   30
       777039660            3.249           13.749                 36         9/1/2010             9/1/2010                   30
       777039663             2.25           13.125                 36         9/1/2010             9/1/2010                   30
       777039675                0                0                  0         1/1/1900             1/1/1900                    0
       777039685             2.25           12.375                 36         8/1/2010             8/1/2010                   30
       777039699             2.25           11.875                 60         9/1/2012             9/1/2012                   30
       777039703                0                0                  0         1/1/1900             1/1/1900                    0
       777039704                0                0                  0         1/1/1900             1/1/1900                    0
       777039714            3.124           12.999                 60         8/1/2012             8/1/2012                   30
       777039718                0                0                  0         1/1/1900             1/1/1900                    0
       777039720             2.25           11.875                 60         9/1/2012             9/1/2012                   45
       777039763            3.124           12.999                 60         8/1/2012             8/1/2012                   30
       777039769             2.25           11.625                 60         9/1/2012             9/1/2012                   30
       777039770            2.937           12.937                 60         9/1/2012             9/1/2012                   30
       777039775            2.437           11.562                 60         8/1/2012             8/1/2012                   30
       777039780             2.25           11.375                 84         8/1/2014             8/1/2014                   30
       777039782             2.25               12                 60         9/1/2012             9/1/2012                   30
       777039784                0                0                  0         1/1/1900             1/1/1900                    0
       777039790                0                0                  0         1/1/1900             1/1/1900                    0
       777039803                0                0                  0         1/1/1900             1/1/1900                    0
       777039805             2.75           12.625                 36         8/1/2010             8/1/2010                   30
       777039823             2.75           12.375                 60         6/1/2012             6/1/2012                   30
       777039833                0                0                  0         1/1/1900             1/1/1900                    0
       777039838                0                0                  0         1/1/1900             1/1/1900                    0
       777039851            2.937           14.437                 36         8/1/2010             8/1/2010                   30
       777039859            2.812           12.812                 60         8/1/2012             8/1/2012                   30
       777039861            2.874           13.374                 60         8/1/2012             8/1/2012                   30
       777039862                0                0                  0         1/1/1900             1/1/1900                    0
       777039865                0                0                  0         1/1/1900             1/1/1900                    0
       777039869                0                0                  0         1/1/1900             1/1/1900                    0
       777039873                0                0                  0         1/1/1900             1/1/1900                    0
       777039875                0                0                  0         1/1/1900             1/1/1900                    0
       777039881                0                0                  0         1/1/1900             1/1/1900                    0
       777039882                0                0                  0         1/1/1900             1/1/1900                    0
       777039883            3.499           13.624                 60         9/1/2012             9/1/2012                   30
       777039889             2.25             11.5                 60         9/1/2012             9/1/2012                   30
       777039896            2.937           13.812                 60         9/1/2012             9/1/2012                   30
       777039898                0                0                  0         1/1/1900             1/1/1900                    0
       777039899                0                0                  0         1/1/1900             1/1/1900                    0
       777039907                0                0                  0         1/1/1900             1/1/1900                    0
       777039919                0                0                  0         1/1/1900             1/1/1900                    0
       777039925             2.25           12.875                 60         8/1/2012             8/1/2012                   45
       777039927                0                0                  0         1/1/1900             1/1/1900                    0
       777039932                0                0                  0         1/1/1900             1/1/1900                    0
       777039944                0                0                  0         1/1/1900             1/1/1900                    0
       777039952                0                0                  0         1/1/1900             1/1/1900                    0
       777039956             2.25           12.875                 36         9/1/2010             9/1/2010                   30
       777039969             2.25               13                 36         9/1/2010             9/1/2010                   30
       777039986            3.062           12.687                 60         8/1/2012             8/1/2012                   30
       777039995             2.25           11.375                 84         9/1/2014             9/1/2014                   30
       777040009             2.75           12.875                 60         8/1/2012             8/1/2012                   30
       777040010             2.25             11.5                 84         9/1/2014             9/1/2014                   30
       777040011             2.25             11.5                 84         9/1/2014             9/1/2014                   30
       777040024                0                0                  0         1/1/1900             1/1/1900                    0
       777040028            2.687           12.062                 60         8/1/2012             8/1/2012                   30
       777040033             2.25           12.875                 60         8/1/2012             8/1/2012                   30
       777040037                0                0                  0         1/1/1900             1/1/1900                    0
       777040044             2.25           11.625                 60         8/1/2012             8/1/2012                   45
       777040046                0                0                  0         1/1/1900             1/1/1900                    0
       777040047                0                0                  0         1/1/1900             1/1/1900                    0
       777040051                0                0                  0         1/1/1900             1/1/1900                    0
       777040054                0                0                  0         1/1/1900             1/1/1900                    0
       777040059             2.25           11.125                 60         8/1/2012             8/1/2012                   30
       777040073                0                0                  0         1/1/1900             1/1/1900                    0
       777040074                0                0                  0         1/1/1900             1/1/1900                    0
       777040082                0                0                  0         1/1/1900             1/1/1900                    0
       777040083            2.687           13.687                 60         9/1/2012             9/1/2012                   30
       777040090                0                0                  0         1/1/1900             1/1/1900                    0
       777040092                0                0                  0         1/1/1900             1/1/1900                    0
       777040097             2.25             12.5                 36         9/1/2010             9/1/2010                   45
       777040102                0                0                  0         1/1/1900             1/1/1900                    0
       777040103                0                0                  0         1/1/1900             1/1/1900                    0
       777040105            2.562           11.937                 84         8/1/2014             8/1/2014                   30
       777040118             2.25            11.25                 60         8/1/2012             8/1/2012                   30
       777040123             2.25             11.5                 60         8/1/2012             8/1/2012                   30
       777040126                0                0                  0         1/1/1900             1/1/1900                    0
       777040133             2.25           12.875                 36         8/1/2010             8/1/2010                   45
       777040135            2.687           13.938                 60         9/1/2012             9/1/2012                   45
       777040137             2.25             11.5                 60         8/1/2012             8/1/2012                   45
       777040138                0                0                  0         1/1/1900             1/1/1900                    0
       777040139             2.25           11.625                 60         8/1/2012             8/1/2012                   45
       777040145             2.25           12.625                 36         9/1/2010             9/1/2010                    0
       777040146                0                0                  0         1/1/1900             1/1/1900                    0
       777040147            3.062           13.312                 60         9/1/2012             9/1/2012                   30
       777040152             2.25           11.875                 60         9/1/2012             9/1/2012                   30
       777040158             2.25             13.5                 60         9/1/2012             9/1/2012                   30
       777040161                0                0                  0         1/1/1900             1/1/1900                    0
       777040169                0                0                  0         1/1/1900             1/1/1900                    0
       777040174                0                0                  0         1/1/1900             1/1/1900                    0
       777040178             2.75            13.25                 60         9/1/2012             9/1/2012                   30
       777040191            2.749           12.374                 60         9/1/2012             9/1/2012                   30
       777040196                0                0                  0         1/1/1900             1/1/1900                    0
       777040200             2.25            11.75                 84         9/1/2014             9/1/2014                   30
       777040201                0                0                  0         1/1/1900             1/1/1900                    0
       777040202             2.25           11.875                 36         9/1/2010             9/1/2010                   30
       777040205                0                0                  0         1/1/1900             1/1/1900                    0
       777040222                0                0                  0         1/1/1900             1/1/1900                    0
       777040229                0                0                  0         1/1/1900             1/1/1900                    0
       777040240             2.25             13.5                 60         9/1/2012             9/1/2012                   30
       777040241            2.687           13.687                 36         9/1/2010             9/1/2010                   30
       777040261                0                0                  0         1/1/1900             1/1/1900                    0
       777040269                0                0                  0         1/1/1900             1/1/1900                    0
       777040278                0                0                  0         1/1/1900             1/1/1900                    0
       777040297                0                0                  0         1/1/1900             1/1/1900                    0
       777040299             2.25           12.625                 60         8/1/2012             8/1/2012                   45
       777040352             2.25            11.25                 84         9/1/2014             9/1/2014                    0
       777040354                0                0                  0         1/1/1900             1/1/1900                    0
       777040356             2.25            13.25                 36         8/1/2010             8/1/2010                   45
       777040357             2.25           11.875                 60         9/1/2012             9/1/2012                   45
       777040365             2.25           12.125                 60         8/1/2012             8/1/2012                   30
       777040370                0                0                  0         1/1/1900             1/1/1900                    0
       777040394             2.25           11.875                 60         9/1/2012             9/1/2012                   30
       777040398            2.812           12.937                 60         9/1/2012             9/1/2012                   30
       777040399                0                0                  0         1/1/1900             1/1/1900                    0
       777040406                0                0                  0         1/1/1900             1/1/1900                    0
       777040407                0                0                  0         1/1/1900             1/1/1900                    0
       777040413             2.25             11.5                 60         9/1/2012             9/1/2012                   30
       777040429                0                0                  0         1/1/1900             1/1/1900                    0
       777040430             2.25           10.875                 84         8/1/2014             8/1/2014                   30
       777040434            2.686           13.311                 36         8/1/2010             8/1/2010                   30
       777040443                0                0                  0         1/1/1900             1/1/1900                    0
       777040448             2.25           12.875                 60         9/1/2012             9/1/2012                    0
       777040449             2.25           11.375                 84         9/1/2014             9/1/2014                   30
       777040478            3.125           12.625                 60         8/1/2012             8/1/2012                   30
       777040482             2.25           12.625                 36         8/1/2010             8/1/2010                   45
       777040484            2.749           12.874                 60         9/1/2012             9/1/2012                   30
       777040485                0                0                  0         1/1/1900             1/1/1900                    0
       777040487            3.187           14.312                 36         9/1/2010             9/1/2010                   30
       777040551             2.25             12.5                 60         9/1/2012             9/1/2012                   30
       777040554             2.25            13.25                 60         9/1/2012             9/1/2012                   30
       777040557                0                0                  0         1/1/1900             1/1/1900                    0
       777040577            3.625               13                 60         9/1/2012             9/1/2012                    0
       777040578             2.25             13.5                 60         9/1/2012             9/1/2012                   30
       777040593            2.812           13.937                 60         9/1/2012             9/1/2012                   30
       777040596            2.812           13.937                 60         9/1/2012             9/1/2012                   30
       777040603            2.875           13.875                 60         9/1/2012             9/1/2012                   30
       777040635             2.25            11.75                 60         9/1/2012             9/1/2012                   30
       777040639             2.25           11.875                 84         9/1/2014             9/1/2014                   30
       777040643             2.25           11.625                 60         9/1/2012             9/1/2012                   30
       777040649            2.812           13.937                 60         9/1/2012             9/1/2012                   30
       777040658                0                0                  0         1/1/1900             1/1/1900                    0
       777040662                0                0                  0         1/1/1900             1/1/1900                    0
       777040663                0                0                  0         1/1/1900             1/1/1900                    0
       777040671             2.75           13.125                 60         8/1/2012             8/1/2012                   30
       777040676            2.875           12.875                 60         9/1/2012             9/1/2012                   30
       777040677                0                0                  0         1/1/1900             1/1/1900                    0
       777040693             2.25            12.25                 60         9/1/2012             9/1/2012                   30
       777040694                0                0                  0         1/1/1900             1/1/1900                    0
       777040705                0                0                  0         1/1/1900             1/1/1900                    0
       777040708                0                0                  0         1/1/1900             1/1/1900                    0
       777040723                0                0                  0         1/1/1900             1/1/1900                    0
       777040752                0                0                  0         1/1/1900             1/1/1900                    0
       777040753                0                0                  0         1/1/1900             1/1/1900                    0
       777040761                0                0                  0         1/1/1900             1/1/1900                    0
       777040767                0                0                  0         1/1/1900             1/1/1900                    0
       777040776             2.25           11.375                 60         9/1/2012             9/1/2012                    0
       777040779             2.25           15.125                 60         9/1/2012             9/1/2012                    0
       777040790             2.75           12.875                 36         7/1/2010             7/1/2010                   30
       777040819                3            12.75                 60         8/1/2012             8/1/2012                   30
       777040820                3            12.75                 60         8/1/2012             8/1/2012                   30
       777040843             2.75           12.375                 60         8/1/2012             8/1/2012                   30
       777040918             2.75           12.375                 60         9/1/2012             9/1/2012                   30
       777041008                0                0                  0         1/1/1900             1/1/1900                    0

UBS Loan ID           Rounding            First Pay C           Payment        Months to        Neg Amort          Neg Amort Limit
                                           hange Date         Change Date      Roll
--------------------------------------------------------------------------------------------------------------------------------------
       334405839                0        1/1/1900            1/1/1900                    0      No                                  0
       334532900                0        12/1/2011           12/1/2011                  50      No                                  0
       334532908                0        12/1/2011           12/1/2011                  50      No                                  0
       334532949                0        12/1/2011           12/1/2011                  50      No                                  0
       334655990                0       00/00/0000          00/00/0000                   0      No                                  0
       334659518                0        1/1/2012            1/1/2012                   51      No                                  0
       334659541                0       00/00/0000          00/00/0000                   0      No                                  0
       334688853                0        12/1/2011           12/1/2011                  50      No                                  0
       334720548                0        12/1/2008           12/1/2008                  14      No                                  0
       334720549                0        7/1/2013            7/1/2013                   69      No                                  0
       334738020                0        2/1/2009            2/1/2009                   16      No                                  0
       334738165                0        2/1/2009            2/1/2009                   16      No                                  0
       334740598                0        1/1/2012            1/1/2012                   51      No                                  0
       334740620                0        2/1/2012            2/1/2012                   52      No                                  0
       334756494                0        2/1/2012            2/1/2012                   52      No                                  0
       334756551                0        1/1/2012            1/1/2012                   51      No                                  0
       334921808                0        1/1/2012            1/1/2012                   51      No                                  0
       335664299                0       00/00/0000          00/00/0000                   0      No                                  0
       335664300                0       00/00/0000          00/00/0000                   0      No                                  0
       335664305                0       00/00/0000          00/00/0000                   0      No                                  0
       335664316                0       00/00/0000          00/00/0000                   0      No                                  0
       335664354                0       00/00/0000          00/00/0000                   0      No                                  0
       335664362                0       00/00/0000          00/00/0000                   0      No                                  0
       335664376                0       00/00/0000          00/00/0000                   0      No                                  0
       335664377                0       00/00/0000          00/00/0000                   0      No                                  0
       335664379                0       00/00/0000          00/00/0000                   0      No                                  0
       335664387                0       00/00/0000          00/00/0000                   0      No                                  0
       335664390                0       00/00/0000          00/00/0000                   0      No                                  0
       335664393                0       00/00/0000          00/00/0000                   0      No                                  0
       335736334                0       00/00/0000          00/00/0000                   0      No                                  0
       335736335                0       00/00/0000          00/00/0000                   0      No                                  0
       335736339                0        1/1/1900            1/1/1900                    0      No                                  0
       335736340                0        1/1/1900            1/1/1900                    0      No                                  0
       335736342                0        1/1/1900            1/1/1900                    0      No                                  0
       335736344                0        1/1/1900            1/1/1900                    0      No                                  0
       335736361                0        1/1/2010            1/1/2010                   27      No                                  0
       335751199                0       00/00/0000          00/00/0000                   0      No                                  0
       335751203                0       00/00/0000          00/00/0000                   0      No                                  0
       335751204                0       00/00/0000          00/00/0000                   0      No                                  0
       335751227                0       00/00/0000          00/00/0000                   0      No                                  0
       335847961                0        1/1/1900            1/1/1900                    0      No                                  0
       335847965                0        12/1/2011           12/1/2011                  50      No                                  0
       335847968                0        11/1/2011           11/1/2011                  49      No                                  0
       777005164                0        1/1/1900            1/1/1900                    0      No                                  0
       777008436                0        1/1/1900            1/1/1900                    0      No                                  0
       777008553                0        10/1/2010           10/1/2010                  36      No                                  0
       777008555                0        10/1/2010           10/1/2010                  36      No                                  0
       777008649                0        10/1/2007           4/1/2008                    6      No                                  0
       777010295                0        1/1/1900            1/1/1900                    0      No                                  0
       777010304                0        8/1/2008            8/1/2008                   10      No                                  0
       777010306                0        9/1/2008            9/1/2008                   11      No                                  0
       777010315                0        1/1/1900            1/1/1900                    0      No                                  0
       777011692                0        1/1/1900            1/1/1900                    0      No                                  0
       777017938                0        1/1/1900            1/1/1900                    0      No                                  0
       777018098                0        1/1/1900            1/1/1900                    0      No                                  0
       777018345                0        1/1/1900            1/1/1900                    0      No                                  0
       777019969                0        8/1/2013            8/1/2013                   70      No                                  0
       777022040                0        1/1/1900            1/1/1900                    0      No                                  0
       777022104                0        1/1/1900            1/1/1900                    0      No                                  0
       777022731                0        1/1/1900            1/1/1900                    0      No                                  0
       777022867                0        1/1/1900            1/1/1900                    0      No                                  0
       777022899                0        1/1/1900            1/1/1900                    0      No                                  0
       777023524                0        1/1/1900            1/1/1900                    0      No                                  0
       777024142                0        1/1/1900            1/1/1900                    0      No                                  0
       777024145                0        1/1/1900            1/1/1900                    0      No                                  0
       777024357                0        1/1/1900            1/1/1900                    0      No                                  0
       777024375                0        10/1/2011           10/1/2011                  48      No                                  0
       777024623                0        1/1/1900            1/1/1900                    0      No                                  0
       777024877                0        12/1/2011           12/1/2011                  50      No                                  0
       777024948                0        1/1/1900            1/1/1900                    0      No                                  0
       777025030                0        1/1/1900            1/1/1900                    0      No                                  0
       777025382                0        1/1/1900            1/1/1900                    0      No                                  0
       777025988                0        11/1/2011           11/1/2011                  49      No                                  0
       777026173                0        1/1/1900            1/1/1900                    0      No                                  0
       777026199                0        1/1/1900            1/1/1900                    0      No                                  0
       777026269                0        1/1/2012            1/1/2012                   51      No                                  0
       777026273                0        12/1/2011           12/1/2011                  50      No                                  0
       777026468                0        12/1/2013           12/1/2013                  74      No                                  0
       777026595                0        1/1/1900            1/1/1900                    0      No                                  0
       777026750                0        1/1/2012            1/1/2012                   51      No                                  0
       777026765                0        1/1/2014            1/1/2014                   75      No                                  0
       777027150                0        1/1/1900            1/1/1900                    0      No                                  0
       777027202                0        1/1/2012            1/1/2012                   51      No                                  0
       777027266                0        1/1/1900            1/1/1900                    0      No                                  0
       777027293                0        1/1/1900            1/1/1900                    0      No                                  0
       777027474                0        1/1/1900            1/1/1900                    0      No                                  0
       777027538                0        1/1/1900            1/1/1900                    0      No                                  0
       777027649                0        1/1/2012            1/1/2012                   51      No                                  0
       777027783                0        1/1/1900            1/1/1900                    0      No                                  0
       777028136                0        1/1/2012            1/1/2012                   51      No                                  0
       777028237                0        1/1/2014            1/1/2014                   75      No                                  0
       777028498                0        1/1/1900            1/1/1900                    0      No                                  0
       777028656                0        1/1/1900            1/1/1900                    0      No                                  0
       777028666                0        1/1/1900            1/1/1900                    0      No                                  0
       777028816                0        1/1/1900            1/1/1900                    0      No                                  0
       777028834                0        1/1/1900            1/1/1900                    0      No                                  0
       777028888                0        1/1/1900            1/1/1900                    0      No                                  0
       777028924                0        1/1/1900            1/1/1900                    0      No                                  0
       777028942                0        2/1/2014            2/1/2014                   76      No                                  0
       777028979                0        1/1/1900            1/1/1900                    0      No                                  0
       777028989                0        1/1/1900            1/1/1900                    0      No                                  0
       777029007                0        1/1/1900            1/1/1900                    0      No                                  0
       777029082                0        1/1/1900            1/1/1900                    0      No                                  0
       777029110                0        1/1/1900            1/1/1900                    0      No                                  0
       777029183                0        1/1/1900            1/1/1900                    0      No                                  0
       777029204                0        1/1/1900            1/1/1900                    0      No                                  0
       777029210                0        1/1/1900            1/1/1900                    0      No                                  0
       777029320                0        1/1/1900            1/1/1900                    0      No                                  0
       777029383                0        1/1/1900            1/1/1900                    0      No                                  0
       777029420                0        1/1/1900            1/1/1900                    0      No                                  0
       777029431                0        1/1/1900            1/1/1900                    0      No                                  0
       777029449                0        1/1/2012            1/1/2012                   51      No                                  0
       777029455                0        1/1/1900            1/1/1900                    0      No                                  0
       777029589                0        1/1/1900            1/1/1900                    0      No                                  0
       777029659                0        1/1/1900            1/1/1900                    0      No                                  0
       777029734                0        1/1/1900            1/1/1900                    0      No                                  0
       777029774                0        1/1/1900            1/1/1900                    0      No                                  0
       777029776                0        1/1/1900            1/1/1900                    0      No                                  0
       777029777                0        1/1/1900            1/1/1900                    0      No                                  0
       777029799                0        1/1/1900            1/1/1900                    0      No                                  0
       777029815                0        1/1/1900            1/1/1900                    0      No                                  0
       777029931                0        1/1/1900            1/1/1900                    0      No                                  0
       777029950                0        1/1/1900            1/1/1900                    0      No                                  0
       777029979                0        1/1/1900            1/1/1900                    0      No                                  0
       777029981                0        1/1/1900            1/1/1900                    0      No                                  0
       777030042                0        1/1/1900            1/1/1900                    0      No                                  0
       777030211                0        1/1/1900            1/1/1900                    0      No                                  0
       777030263                0        1/1/1900            1/1/1900                    0      No                                  0
       777030286                0        1/1/1900            1/1/1900                    0      No                                  0
       777030296                0        1/1/1900            1/1/1900                    0      No                                  0
       777030324                0        1/1/1900            1/1/1900                    0      No                                  0
       777030335                0        1/1/1900            1/1/1900                    0      No                                  0
       777030414                0        3/1/2012            3/1/2012                   53      No                                  0
       777030515                0        1/1/1900            1/1/1900                    0      No                                  0
       777030637                0        1/1/1900            1/1/1900                    0      No                                  0
       777030643                0        1/1/1900            1/1/1900                    0      No                                  0
       777030846                0        1/1/1900            1/1/1900                    0      No                                  0
       777030944                0        1/1/1900            1/1/1900                    0      No                                  0
       777031066                0        1/1/1900            1/1/1900                    0      No                                  0
       777031118                0        1/1/1900            1/1/1900                    0      No                                  0
       777031127                0        1/1/1900            1/1/1900                    0      No                                  0
       777031148                0        3/1/2012            3/1/2012                   53      No                                  0
       777031374                0        1/1/1900            1/1/1900                    0      No                                  0
       777031379                0        1/1/1900            1/1/1900                    0      No                                  0
       777031569                0        1/1/1900            1/1/1900                    0      No                                  0
       777031602                0        3/1/2014            3/1/2014                   77      No                                  0
       777031677                0        3/1/2012            3/1/2012                   53      No                                  0
       777031683                0        1/1/1900            1/1/1900                    0      No                                  0
       777031704                0        1/1/1900            1/1/1900                    0      No                                  0
       777031705                0        1/1/1900            1/1/1900                    0      No                                  0
       777031766                0        1/1/1900            1/1/1900                    0      No                                  0
       777031783                0        3/1/2014            3/1/2014                   77      No                                  0
       777031836                0        4/1/2010            4/1/2010                   30      No                                  0
       777031906                0        4/1/2012            4/1/2012                   54      No                                  0
       777031978                0        4/1/2012            4/1/2012                   54      No                                  0
       777032001                0        1/1/1900            1/1/1900                    0      No                                  0
       777032047                0        1/1/1900            1/1/1900                    0      No                                  0
       777032061                0        1/1/1900            1/1/1900                    0      No                                  0
       777032109                0        1/1/1900            1/1/1900                    0      No                                  0
       777032158                0        1/1/1900            1/1/1900                    0      No                                  0
       777032182                0        1/1/1900            1/1/1900                    0      No                                  0
       777032185                0        1/1/1900            1/1/1900                    0      No                                  0
       777032311                0        4/1/2012            4/1/2012                   54      No                                  0
       777032372                0        4/1/2012            4/1/2012                   54      No                                  0
       777032373                0        4/1/2012            4/1/2012                   54      No                                  0
       777032448                0        1/1/1900            1/1/1900                    0      No                                  0
       777032451                0        4/1/2012            4/1/2012                   54      No                                  0
       777032459                0        1/1/1900            1/1/1900                    0      No                                  0
       777032614                0        5/1/2012            5/1/2012                   55      No                                  0
       777032632                0        1/1/1900            1/1/1900                    0      No                                  0
       777032637                0        1/1/1900            1/1/1900                    0      No                                  0
       777032699                0        1/1/1900            1/1/1900                    0      No                                  0
       777032712                0        1/1/1900            1/1/1900                    0      No                                  0
       777032734                0        4/1/2010            4/1/2010                   30      No                                  0
       777032756                0        1/1/1900            1/1/1900                    0      No                                  0
       777032767                0        4/1/2012            4/1/2012                   54      No                                  0
       777032790                0        1/1/1900            1/1/1900                    0      No                                  0
       777032859                0        1/1/1900            1/1/1900                    0      No                                  0
       777032875                0        1/1/1900            1/1/1900                    0      No                                  0
       777032886                0        1/1/1900            1/1/1900                    0      No                                  0
       777032887                0        1/1/1900            1/1/1900                    0      No                                  0
       777032914                0        1/1/1900            1/1/1900                    0      No                                  0
       777032945                0        1/1/1900            1/1/1900                    0      No                                  0
       777033051                0        4/1/2010            4/1/2010                   30      No                                  0
       777033075                0        1/1/1900            1/1/1900                    0      No                                  0
       777033293                0        1/1/1900            1/1/1900                    0      No                                  0
       777033294                0        4/1/2010            4/1/2010                   30      No                                  0
       777033302                0        5/1/2012            5/1/2012                   55      No                                  0
       777033303                0        1/1/1900            1/1/1900                    0      No                                  0
       777033312                0        1/1/1900            1/1/1900                    0      No                                  0
       777033353                0        1/1/1900            1/1/1900                    0      No                                  0
       777033357                0        1/1/1900            1/1/1900                    0      No                                  0
       777033367                0        1/1/1900            1/1/1900                    0      No                                  0
       777033463                0        5/1/2010            5/1/2010                   31      No                                  0
       777033513                0        1/1/1900            1/1/1900                    0      No                                  0
       777033559                0        1/1/1900            1/1/1900                    0      No                                  0
       777033569                0        1/1/1900            1/1/1900                    0      No                                  0
       777033613                0        5/1/2012            5/1/2012                   55      No                                  0
       777033633                0        1/1/1900            1/1/1900                    0      No                                  0
       777033634                0        1/1/1900            1/1/1900                    0      No                                  0
       777033661                0        1/1/1900            1/1/1900                    0      No                                  0
       777033665                0        1/1/1900            1/1/1900                    0      No                                  0
       777033688                0        5/1/2014            5/1/2014                   79      No                                  0
       777033703                0        1/1/1900            1/1/1900                    0      No                                  0
       777033797                0        5/1/2012            5/1/2012                   55      No                                  0
       777033923                0        1/1/1900            1/1/1900                    0      No                                  0
       777033927                0        1/1/1900            1/1/1900                    0      No                                  0
       777033998                0        1/1/1900            1/1/1900                    0      No                                  0
       777034066                0        1/1/1900            1/1/1900                    0      No                                  0
       777034134                0        5/1/2012            5/1/2012                   55      No                                  0
       777034137                0        5/1/2012            5/1/2012                   55      No                                  0
       777034177                0        5/1/2014            5/1/2014                   79      No                                  0
       777034246                0        1/1/1900            1/1/1900                    0      No                                  0
       777034318                0        5/1/2012            5/1/2012                   55      No                                  0
       777034336                0        1/1/1900            1/1/1900                    0      No                                  0
       777034338                0        1/1/1900            1/1/1900                    0      No                                  0
       777034365                0        1/1/1900            1/1/1900                    0      No                                  0
       777034371                0        1/1/1900            1/1/1900                    0      No                                  0
       777034378                0        1/1/1900            1/1/1900                    0      No                                  0
       777034387                0        1/1/1900            1/1/1900                    0      No                                  0
       777034427                0        1/1/1900            1/1/1900                    0      No                                  0
       777034429                0        1/1/1900            1/1/1900                    0      No                                  0
       777034739                0        1/1/1900            1/1/1900                    0      No                                  0
       777034983                0        6/1/2010            6/1/2010                   32      No                                  0
       777035007                0        1/1/1900            1/1/1900                    0      No                                  0
       777035170                0        1/1/1900            1/1/1900                    0      No                                  0
       777035245                0        1/1/1900            1/1/1900                    0      No                                  0
       777035278                0        1/1/1900            1/1/1900                    0      No                                  0
       777035300                0        1/1/1900            1/1/1900                    0      No                                  0
       777035335                0        1/1/1900            1/1/1900                    0      No                                  0
       777035428                0        1/1/1900            1/1/1900                    0      No                                  0
       777035496                0        6/1/2012            6/1/2012                   56      No                                  0
       777035617                0        4/1/2012            4/1/2012                   54      No                                  0
       777035624                0        1/1/1900            1/1/1900                    0      No                                  0
       777035710                0        1/1/1900            1/1/1900                    0      No                                  0
       777035723                0        6/1/2012            6/1/2012                   56      No                                  0
       777035760                0        1/1/1900            1/1/1900                    0      No                                  0
       777035762                0        1/1/1900            1/1/1900                    0      No                                  0
       777035786                0        1/1/1900            1/1/1900                    0      No                                  0
       777035933                0        1/1/1900            1/1/1900                    0      No                                  0
       777035949                0        1/1/1900            1/1/1900                    0      No                                  0
       777035988                0        6/1/2012            6/1/2012                   56      No                                  0
       777035997                0        1/1/1900            1/1/1900                    0      No                                  0
       777035998                0        1/1/1900            1/1/1900                    0      No                                  0
       777036128                0        1/1/1900            1/1/1900                    0      No                                  0
       777036313                0        7/1/2012            7/1/2012                   57      No                                  0
       777036315                0        8/1/2012            8/1/2012                   58      No                                  0
       777036329                0        1/1/1900            1/1/1900                    0      No                                  0
       777036349                0        1/1/1900            1/1/1900                    0      No                                  0
       777036369                0        1/1/1900            1/1/1900                    0      No                                  0
       777036443                0        1/1/1900            1/1/1900                    0      No                                  0
       777036459                0        7/1/2012            7/1/2012                   57      No                                  0
       777036524                0        1/1/1900            1/1/1900                    0      No                                  0
       777036527                0        7/1/2012            7/1/2012                   57      No                                  0
       777036579                0        1/1/1900            1/1/1900                    0      No                                  0
       777036689                0        8/1/2012            8/1/2012                   58      No                                  0
       777036692                0        7/1/2012            7/1/2012                   57      No                                  0
       777036817                0        1/1/1900            1/1/1900                    0      No                                  0
       777036834                0        1/1/1900            1/1/1900                    0      No                                  0
       777036845                0        1/1/1900            1/1/1900                    0      No                                  0
       777036887                0        9/1/2012            9/1/2012                   59      No                                  0
       777036906                0        1/1/1900            1/1/1900                    0      No                                  0
       777036959                0        1/1/1900            1/1/1900                    0      No                                  0
       777036960                0        1/1/1900            1/1/1900                    0      No                                  0
       777036981                0        9/1/2012            9/1/2012                   59      No                                  0
       777037017                0        1/1/1900            1/1/1900                    0      No                                  0
       777037023                0        1/1/1900            1/1/1900                    0      No                                  0
       777037059                0        1/1/1900            1/1/1900                    0      No                                  0
       777037063                0        1/1/1900            1/1/1900                    0      No                                  0
       777037087                0        7/1/2012            7/1/2012                   57      No                                  0
       777037098                0        8/1/2012            8/1/2012                   58      No                                  0
       777037153                0        9/1/2012            9/1/2012                   59      No                                  0
       777037155                0        9/1/2012            9/1/2012                   59      No                                  0
       777037186                0        1/1/1900            1/1/1900                    0      No                                  0
       777037187                0        1/1/1900            1/1/1900                    0      No                                  0
       777037209                0        1/1/1900            1/1/1900                    0      No                                  0
       777037225                0        1/1/1900            1/1/1900                    0      No                                  0
       777037237                0        1/1/1900            1/1/1900                    0      No                                  0
       777037276                0        1/1/1900            1/1/1900                    0      No                                  0
       777037277                0        1/1/1900            1/1/1900                    0      No                                  0
       777037278                0        1/1/1900            1/1/1900                    0      No                                  0
       777037283                0        1/1/1900            1/1/1900                    0      No                                  0
       777037299                0        7/1/2010            7/1/2010                   33      No                                  0
       777037303                0        9/1/2014            9/1/2014                   83      No                                  0
       777037383                0        1/1/1900            1/1/1900                    0      No                                  0
       777037389                0        9/1/2012            9/1/2012                   59      No                                  0
       777037399                0        1/1/1900            1/1/1900                    0      No                                  0
       777037433                0        9/1/2012            9/1/2012                   59      No                                  0
       777037445                0        1/1/1900            1/1/1900                    0      No                                  0
       777037471                0        1/1/1900            1/1/1900                    0      No                                  0
       777037473                0        5/1/2012            5/1/2012                   55      No                                  0
       777037563                0        9/1/2014            9/1/2014                   83      No                                  0
       777037566                0        1/1/1900            1/1/1900                    0      No                                  0
       777037583                0        1/1/1900            1/1/1900                    0      No                                  0
       777037636                0        1/1/1900            1/1/1900                    0      No                                  0
       777037637                0        1/1/1900            1/1/1900                    0      No                                  0
       777037640                0        1/1/1900            1/1/1900                    0      No                                  0
       777037643                0        1/1/1900            1/1/1900                    0      No                                  0
       777037665                0        1/1/1900            1/1/1900                    0      No                                  0
       777037670                0        8/1/2010            8/1/2010                   34      No                                  0
       777037677                0        1/1/1900            1/1/1900                    0      No                                  0
       777037717                0        1/1/1900            1/1/1900                    0      No                                  0
       777037727                0        1/1/1900            1/1/1900                    0      No                                  0
       777037770                0        1/1/1900            1/1/1900                    0      No                                  0
       777037795                0        1/1/1900            1/1/1900                    0      No                                  0
       777037811                0        1/1/1900            1/1/1900                    0      No                                  0
       777037814                0        1/1/1900            1/1/1900                    0      No                                  0
       777037840                0        1/1/1900            1/1/1900                    0      No                                  0
       777037846                0        1/1/1900            1/1/1900                    0      No                                  0
       777037864                0        1/1/1900            1/1/1900                    0      No                                  0
       777037866                0        1/1/1900            1/1/1900                    0      No                                  0
       777037875                0        9/1/2012            9/1/2012                   59      No                                  0
       777037891                0        1/1/1900            1/1/1900                    0      No                                  0
       777037895                0        1/1/1900            1/1/1900                    0      No                                  0
       777037929                0        1/1/1900            1/1/1900                    0      No                                  0
       777037940                0        1/1/1900            1/1/1900                    0      No                                  0
       777037945                0        1/1/1900            1/1/1900                    0      No                                  0
       777037954                0        1/1/1900            1/1/1900                    0      No                                  0
       777037986                0        1/1/1900            1/1/1900                    0      No                                  0
       777037991                0        1/1/1900            1/1/1900                    0      No                                  0
       777038024                0        1/1/1900            1/1/1900                    0      No                                  0
       777038029                0        9/1/2014            9/1/2014                   83      No                                  0
       777038040                0        1/1/1900            1/1/1900                    0      No                                  0
       777038041                0        1/1/1900            1/1/1900                    0      No                                  0
       777038055                0        1/1/1900            1/1/1900                    0      No                                  0
       777038064                0        8/1/2012            8/1/2012                   58      No                                  0
       777038075                0        1/1/1900            1/1/1900                    0      No                                  0
       777038079                0        1/1/1900            1/1/1900                    0      No                                  0
       777038091                0        1/1/1900            1/1/1900                    0      No                                  0
       777038103                0        1/1/1900            1/1/1900                    0      No                                  0
       777038107                0        8/1/2012            8/1/2012                   58      No                                  0
       777038143                0        9/1/2010            9/1/2010                   35      No                                  0
       777038147                0        1/1/1900            1/1/1900                    0      No                                  0
       777038162                0        1/1/1900            1/1/1900                    0      No                                  0
       777038175                0        1/1/1900            1/1/1900                    0      No                                  0
       777038181                0        1/1/1900            1/1/1900                    0      No                                  0
       777038182                0        9/1/2012            9/1/2012                   59      No                                  0
       777038185                0        1/1/1900            1/1/1900                    0      No                                  0
       777038191                0        8/1/2012            8/1/2012                   58      No                                  0
       777038198                0        1/1/1900            1/1/1900                    0      No                                  0
       777038199                0        1/1/1900            1/1/1900                    0      No                                  0
       777038204                0        1/1/1900            1/1/1900                    0      No                                  0
       777038206                0        9/1/2012            9/1/2012                   59      No                                  0
       777038227                0        1/1/1900            1/1/1900                    0      No                                  0
       777038229                0        1/1/1900            1/1/1900                    0      No                                  0
       777038235                0        9/1/2010            9/1/2010                   35      No                                  0
       777038239                0        9/1/2012            9/1/2012                   59      No                                  0
       777038255                0        1/1/1900            1/1/1900                    0      No                                  0
       777038256                0        1/1/1900            1/1/1900                    0      No                                  0
       777038264                0        1/1/1900            1/1/1900                    0      No                                  0
       777038270                0        1/1/1900            1/1/1900                    0      No                                  0
       777038289                0        1/1/1900            1/1/1900                    0      No                                  0
       777038312                0        1/1/1900            1/1/1900                    0      No                                  0
       777038331                0        9/1/2012            9/1/2012                   59      No                                  0
       777038332                0        9/1/2010            9/1/2010                   35      No                                  0
       777038335                0        1/1/1900            1/1/1900                    0      No                                  0
       777038349                0        1/1/1900            1/1/1900                    0      No                                  0
       777038359                0        1/1/1900            1/1/1900                    0      No                                  0
       777038362                0        1/1/1900            1/1/1900                    0      No                                  0
       777038363                0        1/1/1900            1/1/1900                    0      No                                  0
       777038367                0        1/1/1900            1/1/1900                    0      No                                  0
       777038375                0        1/1/1900            1/1/1900                    0      No                                  0
       777038377                0        1/1/1900            1/1/1900                    0      No                                  0
       777038378                0        1/1/1900            1/1/1900                    0      No                                  0
       777038382                0        1/1/1900            1/1/1900                    0      No                                  0
       777038383                0        8/1/2014            8/1/2014                   82      No                                  0
       777038401                0        1/1/1900            1/1/1900                    0      No                                  0
       777038417                0        1/1/1900            1/1/1900                    0      No                                  0
       777038420                0        9/1/2010            9/1/2010                   35      No                                  0
       777038423                0        8/1/2012            8/1/2012                   58      No                                  0
       777038425                0        8/1/2012            8/1/2012                   58      No                                  0
       777038435                0        1/1/1900            1/1/1900                    0      No                                  0
       777038462                0        1/1/1900            1/1/1900                    0      No                                  0
       777038466                0        9/1/2012            9/1/2012                   59      No                                  0
       777038500                0        8/1/2010            8/1/2010                   34      No                                  0
       777038502                0        8/1/2014            8/1/2014                   82      No                                  0
       777038505                0        10/1/2014           10/1/2014                  84      No                                  0
       777038526                0        1/1/1900            1/1/1900                    0      No                                  0
       777038540                0        1/1/1900            1/1/1900                    0      No                                  0
       777038542                0        1/1/1900            1/1/1900                    0      No                                  0
       777038543                0        9/1/2010            9/1/2010                   35      No                                  0
       777038557                0        1/1/1900            1/1/1900                    0      No                                  0
       777038558                0        1/1/1900            1/1/1900                    0      No                                  0
       777038564                0        9/1/2012            9/1/2012                   59      No                                  0
       777038589                0        1/1/1900            1/1/1900                    0      No                                  0
       777038592                0        1/1/1900            1/1/1900                    0      No                                  0
       777038599                0        1/1/1900            1/1/1900                    0      No                                  0
       777038604                0        1/1/1900            1/1/1900                    0      No                                  0
       777038610                0        1/1/1900            1/1/1900                    0      No                                  0
       777038630                0        1/1/1900            1/1/1900                    0      No                                  0
       777038634                0        1/1/1900            1/1/1900                    0      No                                  0
       777038637                0        10/1/2012           10/1/2012                  60      No                                  0
       777038644                0        1/1/1900            1/1/1900                    0      No                                  0
       777038649                0        1/1/1900            1/1/1900                    0      No                                  0
       777038659                0        1/1/1900            1/1/1900                    0      No                                  0
       777038676                0        8/1/2012            8/1/2012                   58      No                                  0
       777038687                0        1/1/1900            1/1/1900                    0      No                                  0
       777038694                0        10/1/2012           10/1/2012                  60      No                                  0
       777038701                0        1/1/1900            1/1/1900                    0      No                                  0
       777038709                0        9/1/2012            9/1/2012                   59      No                                  0
       777038710                0        1/1/1900            1/1/1900                    0      No                                  0
       777038728                0        1/1/1900            1/1/1900                    0      No                                  0
       777038729                0        1/1/1900            1/1/1900                    0      No                                  0
       777038749                0        1/1/1900            1/1/1900                    0      No                                  0
       777038769                0        8/1/2014            8/1/2014                   82      No                                  0
       777038784                0        1/1/1900            1/1/1900                    0      No                                  0
       777038791                0        9/1/2010            9/1/2010                   35      No                                  0
       777038804                0        1/1/1900            1/1/1900                    0      No                                  0
       777038805                0        1/1/1900            1/1/1900                    0      No                                  0
       777038814                0        1/1/1900            1/1/1900                    0      No                                  0
       777038821                0        1/1/1900            1/1/1900                    0      No                                  0
       777038825                0        1/1/1900            1/1/1900                    0      No                                  0
       777038831                0        1/1/1900            1/1/1900                    0      No                                  0
       777038834                0        1/1/1900            1/1/1900                    0      No                                  0
       777038842                0        8/1/2012            8/1/2012                   58      No                                  0
       777038852                0        1/1/1900            1/1/1900                    0      No                                  0
       777038855                0        1/1/1900            1/1/1900                    0      No                                  0
       777038877                0        1/1/1900            1/1/1900                    0      No                                  0
       777038882                0        1/1/1900            1/1/1900                    0      No                                  0
       777038891                0        1/1/1900            1/1/1900                    0      No                                  0
       777038919                0        1/1/1900            1/1/1900                    0      No                                  0
       777038933                0        9/1/2012            9/1/2012                   59      No                                  0
       777038953                0        1/1/1900            1/1/1900                    0      No                                  0
       777038960                0        9/1/2012            9/1/2012                   59      No                                  0
       777038962                0        1/1/1900            1/1/1900                    0      No                                  0
       777038965                0        9/1/2012            9/1/2012                   59      No                                  0
       777038966                0        9/1/2012            9/1/2012                   59      No                                  0
       777038967                0        1/1/1900            1/1/1900                    0      No                                  0
       777038969                0        8/1/2012            8/1/2012                   58      No                                  0
       777038979                0        1/1/1900            1/1/1900                    0      No                                  0
       777038984                0        9/1/2010            9/1/2010                   35      No                                  0
       777039004                0        1/1/1900            1/1/1900                    0      No                                  0
       777039016                0        1/1/1900            1/1/1900                    0      No                                  0
       777039023                0        9/1/2012            9/1/2012                   59      No                                  0
       777039027                0        1/1/1900            1/1/1900                    0      No                                  0
       777039034                0        1/1/1900            1/1/1900                    0      No                                  0
       777039041                0        1/1/1900            1/1/1900                    0      No                                  0
       777039046                0        10/1/2012           10/1/2012                  60      No                                  0
       777039049                0        1/1/1900            1/1/1900                    0      No                                  0
       777039056                0        9/1/2012            9/1/2012                   59      No                                  0
       777039060                0        1/1/1900            1/1/1900                    0      No                                  0
       777039066                0        9/1/2012            9/1/2012                   59      No                                  0
       777039068                0        1/1/1900            1/1/1900                    0      No                                  0
       777039069                0        1/1/1900            1/1/1900                    0      No                                  0
       777039099                0        1/1/1900            1/1/1900                    0      No                                  0
       777039112                0        9/1/2012            9/1/2012                   59      No                                  0
       777039119                0        1/1/1900            1/1/1900                    0      No                                  0
       777039123                0        1/1/1900            1/1/1900                    0      No                                  0
       777039124                0        1/1/1900            1/1/1900                    0      No                                  0
       777039125                0        1/1/1900            1/1/1900                    0      No                                  0
       777039143                0        9/1/2012            9/1/2012                   59      No                                  0
       777039144                0        9/1/2012            9/1/2012                   59      No                                  0
       777039146                0        9/1/2010            9/1/2010                   35      No                                  0
       777039167                0        9/1/2012            9/1/2012                   59      No                                  0
       777039191                0        1/1/1900            1/1/1900                    0      No                                  0
       777039195                0        1/1/1900            1/1/1900                    0      No                                  0
       777039197                0        1/1/1900            1/1/1900                    0      No                                  0
       777039205                0        9/1/2010            9/1/2010                   35      No                                  0
       777039218                0        1/1/1900            1/1/1900                    0      No                                  0
       777039221                0        10/1/2012           10/1/2012                  60      No                                  0
       777039260                0        1/1/1900            1/1/1900                    0      No                                  0
       777039274                0        1/1/1900            1/1/1900                    0      No                                  0
       777039275                0        1/1/1900            1/1/1900                    0      No                                  0
       777039278                0        1/1/1900            1/1/1900                    0      No                                  0
       777039281                0        1/1/1900            1/1/1900                    0      No                                  0
       777039295                0        1/1/1900            1/1/1900                    0      No                                  0
       777039303                0        1/1/1900            1/1/1900                    0      No                                  0
       777039313                0        1/1/1900            1/1/1900                    0      No                                  0
       777039314                0        1/1/1900            1/1/1900                    0      No                                  0
       777039315                0        10/1/2014           10/1/2014                  84      No                                  0
       777039316                0        8/1/2010            8/1/2010                   34      No                                  0
       777039319                0        1/1/1900            1/1/1900                    0      No                                  0
       777039323                0        9/1/2012            9/1/2012                   59      No                                  0
       777039329                0        1/1/1900            1/1/1900                    0      No                                  0
       777039333                0        10/1/2012           10/1/2012                  60      No                                  0
       777039336                0        1/1/1900            1/1/1900                    0      No                                  0
       777039338                0        1/1/1900            1/1/1900                    0      No                                  0
       777039339                0        1/1/1900            1/1/1900                    0      No                                  0
       777039345                0        9/1/2012            9/1/2012                   59      No                                  0
       777039349                0        9/1/2010            9/1/2010                   35      No                                  0
       777039359                0        1/1/1900            1/1/1900                    0      No                                  0
       777039364                0        1/1/1900            1/1/1900                    0      No                                  0
       777039366                0        9/1/2012            9/1/2012                   59      No                                  0
       777039371                0        9/1/2014            9/1/2014                   83      No                                  0
       777039388                0        5/1/2012            5/1/2012                   55      No                                  0
       777039395                0        9/1/2012            9/1/2012                   59      No                                  0
       777039396                0        1/1/1900            1/1/1900                    0      No                                  0
       777039410                0        1/1/1900            1/1/1900                    0      No                                  0
       777039419                0        1/1/1900            1/1/1900                    0      No                                  0
       777039420                0        10/1/2012           10/1/2012                  60      No                                  0
       777039426                0        1/1/1900            1/1/1900                    0      No                                  0
       777039430                0        1/1/1900            1/1/1900                    0      No                                  0
       777039434                0        1/1/1900            1/1/1900                    0      No                                  0
       777039439                0        1/1/1900            1/1/1900                    0      No                                  0
       777039446                0        1/1/1900            1/1/1900                    0      No                                  0
       777039455                0        1/1/1900            1/1/1900                    0      No                                  0
       777039457                0        9/1/2012            9/1/2012                   59      No                                  0
       777039458                0        1/1/1900            1/1/1900                    0      No                                  0
       777039489                0        1/1/1900            1/1/1900                    0      No                                  0
       777039491                0        1/1/1900            1/1/1900                    0      No                                  0
       777039494                0        9/1/2012            9/1/2012                   59      No                                  0
       777039503                0        1/1/1900            1/1/1900                    0      No                                  0
       777039521                0        1/1/1900            1/1/1900                    0      No                                  0
       777039524                0        1/1/1900            1/1/1900                    0      No                                  0
       777039536                0        10/1/2012           10/1/2012                  60      No                                  0
       777039542                0        9/1/2012            9/1/2012                   59      No                                  0
       777039547                0        1/1/1900            1/1/1900                    0      No                                  0
       777039550                0        1/1/1900            1/1/1900                    0      No                                  0
       777039551                0        1/1/1900            1/1/1900                    0      No                                  0
       777039552                0        1/1/1900            1/1/1900                    0      No                                  0
       777039553                0        1/1/1900            1/1/1900                    0      No                                  0
       777039562                0        1/1/1900            1/1/1900                    0      No                                  0
       777039586                0        1/1/1900            1/1/1900                    0      No                                  0
       777039593                0        9/1/2010            9/1/2010                   35      No                                  0
       777039604                0        1/1/1900            1/1/1900                    0      No                                  0
       777039607                0        1/1/1900            1/1/1900                    0      No                                  0
       777039611                0        1/1/1900            1/1/1900                    0      No                                  0
       777039615                0        1/1/1900            1/1/1900                    0      No                                  0
       777039622                0        9/1/2014            9/1/2014                   83      No                                  0
       777039623                0        9/1/2012            9/1/2012                   59      No                                  0
       777039625                0        9/1/2012            9/1/2012                   59      No                                  0
       777039637                0        1/1/1900            1/1/1900                    0      No                                  0
       777039646                0        9/1/2014            9/1/2014                   83      No                                  0
       777039660                0        10/1/2010           10/1/2010                  36      No                                  0
       777039663                0        10/1/2010           10/1/2010                  36      No                                  0
       777039675                0        1/1/1900            1/1/1900                    0      No                                  0
       777039685                0        9/1/2010            9/1/2010                   35      No                                  0
       777039699                0        10/1/2012           10/1/2012                  60      No                                  0
       777039703                0        1/1/1900            1/1/1900                    0      No                                  0
       777039704                0        1/1/1900            1/1/1900                    0      No                                  0
       777039714                0        9/1/2012            9/1/2012                   59      No                                  0
       777039718                0        1/1/1900            1/1/1900                    0      No                                  0
       777039720                0        10/1/2012           10/1/2012                  60      No                                  0
       777039763                0        9/1/2012            9/1/2012                   59      No                                  0
       777039769                0        10/1/2012           10/1/2012                  60      No                                  0
       777039770                0        10/1/2012           10/1/2012                  60      No                                  0
       777039775                0        9/1/2012            9/1/2012                   59      No                                  0
       777039780                0        9/1/2014            9/1/2014                   83      No                                  0
       777039782                0        10/1/2012           10/1/2012                  60      No                                  0
       777039784                0        1/1/1900            1/1/1900                    0      No                                  0
       777039790                0        1/1/1900            1/1/1900                    0      No                                  0
       777039803                0        1/1/1900            1/1/1900                    0      No                                  0
       777039805                0        9/1/2010            9/1/2010                   35      No                                  0
       777039823                0        7/1/2012            7/1/2012                   57      No                                  0
       777039833                0        1/1/1900            1/1/1900                    0      No                                  0
       777039838                0        1/1/1900            1/1/1900                    0      No                                  0
       777039851                0        9/1/2010            9/1/2010                   35      No                                  0
       777039859                0        9/1/2012            9/1/2012                   59      No                                  0
       777039861                0        9/1/2012            9/1/2012                   59      No                                  0
       777039862                0        1/1/1900            1/1/1900                    0      No                                  0
       777039865                0        1/1/1900            1/1/1900                    0      No                                  0
       777039869                0        1/1/1900            1/1/1900                    0      No                                  0
       777039873                0        1/1/1900            1/1/1900                    0      No                                  0
       777039875                0        1/1/1900            1/1/1900                    0      No                                  0
       777039881                0        1/1/1900            1/1/1900                    0      No                                  0
       777039882                0        1/1/1900            1/1/1900                    0      No                                  0
       777039883                0        10/1/2012           10/1/2012                  60      No                                  0
       777039889                0        10/1/2012           10/1/2012                  60      No                                  0
       777039896                0        10/1/2012           10/1/2012                  60      No                                  0
       777039898                0        1/1/1900            1/1/1900                    0      No                                  0
       777039899                0        1/1/1900            1/1/1900                    0      No                                  0
       777039907                0        1/1/1900            1/1/1900                    0      No                                  0
       777039919                0        1/1/1900            1/1/1900                    0      No                                  0
       777039925                0        9/1/2012            9/1/2012                   59      No                                  0
       777039927                0        1/1/1900            1/1/1900                    0      No                                  0
       777039932                0        1/1/1900            1/1/1900                    0      No                                  0
       777039944                0        1/1/1900            1/1/1900                    0      No                                  0
       777039952                0        1/1/1900            1/1/1900                    0      No                                  0
       777039956                0        10/1/2010           10/1/2010                  36      No                                  0
       777039969                0        10/1/2010           10/1/2010                  36      No                                  0
       777039986                0        9/1/2012            9/1/2012                   59      No                                  0
       777039995                0        10/1/2014           10/1/2014                  84      No                                  0
       777040009                0        9/1/2012            9/1/2012                   59      No                                  0
       777040010                0        10/1/2014           10/1/2014                  84      No                                  0
       777040011                0        10/1/2014           10/1/2014                  84      No                                  0
       777040024                0        1/1/1900            1/1/1900                    0      No                                  0
       777040028                0        9/1/2012            9/1/2012                   59      No                                  0
       777040033                0        9/1/2012            9/1/2012                   59      No                                  0
       777040037                0        1/1/1900            1/1/1900                    0      No                                  0
       777040044                0        9/1/2012            9/1/2012                   59      No                                  0
       777040046                0        1/1/1900            1/1/1900                    0      No                                  0
       777040047                0        1/1/1900            1/1/1900                    0      No                                  0
       777040051                0        1/1/1900            1/1/1900                    0      No                                  0
       777040054                0        1/1/1900            1/1/1900                    0      No                                  0
       777040059                0        9/1/2012            9/1/2012                   59      No                                  0
       777040073                0        1/1/1900            1/1/1900                    0      No                                  0
       777040074                0        1/1/1900            1/1/1900                    0      No                                  0
       777040082                0        1/1/1900            1/1/1900                    0      No                                  0
       777040083                0        10/1/2012           10/1/2012                  60      No                                  0
       777040090                0        1/1/1900            1/1/1900                    0      No                                  0
       777040092                0        1/1/1900            1/1/1900                    0      No                                  0
       777040097                0        10/1/2010           10/1/2010                  36      No                                  0
       777040102                0        1/1/1900            1/1/1900                    0      No                                  0
       777040103                0        1/1/1900            1/1/1900                    0      No                                  0
       777040105                0        9/1/2014            9/1/2014                   83      No                                  0
       777040118                0        9/1/2012            9/1/2012                   59      No                                  0
       777040123                0        9/1/2012            9/1/2012                   59      No                                  0
       777040126                0        1/1/1900            1/1/1900                    0      No                                  0
       777040133                0        9/1/2010            9/1/2010                   35      No                                  0
       777040135                0        10/1/2012           10/1/2012                  60      No                                  0
       777040137                0        9/1/2012            9/1/2012                   59      No                                  0
       777040138                0        1/1/1900            1/1/1900                    0      No                                  0
       777040139                0        9/1/2012            9/1/2012                   59      No                                  0
       777040145                0        10/1/2010           10/1/2010                  36      No                                  0
       777040146                0        1/1/1900            1/1/1900                    0      No                                  0
       777040147                0        10/1/2012           10/1/2012                  60      No                                  0
       777040152                0        10/1/2012           10/1/2012                  60      No                                  0
       777040158                0        10/1/2012           10/1/2012                  60      No                                  0
       777040161                0        1/1/1900            1/1/1900                    0      No                                  0
       777040169                0        1/1/1900            1/1/1900                    0      No                                  0
       777040174                0        1/1/1900            1/1/1900                    0      No                                  0
       777040178                0        10/1/2012           10/1/2012                  60      No                                  0
       777040191                0        10/1/2012           10/1/2012                  60      No                                  0
       777040196                0        1/1/1900            1/1/1900                    0      No                                  0
       777040200                0        10/1/2014           10/1/2014                  84      No                                  0
       777040201                0        1/1/1900            1/1/1900                    0      No                                  0
       777040202                0        10/1/2010           10/1/2010                  36      No                                  0
       777040205                0        1/1/1900            1/1/1900                    0      No                                  0
       777040222                0        1/1/1900            1/1/1900                    0      No                                  0
       777040229                0        1/1/1900            1/1/1900                    0      No                                  0
       777040240                0        10/1/2012           10/1/2012                  60      No                                  0
       777040241                0        10/1/2010           10/1/2010                  36      No                                  0
       777040261                0        1/1/1900            1/1/1900                    0      No                                  0
       777040269                0        1/1/1900            1/1/1900                    0      No                                  0
       777040278                0        1/1/1900            1/1/1900                    0      No                                  0
       777040297                0        1/1/1900            1/1/1900                    0      No                                  0
       777040299                0        9/1/2012            9/1/2012                   59      No                                  0
       777040352                0        10/1/2014           10/1/2014                  84      No                                  0
       777040354                0        1/1/1900            1/1/1900                    0      No                                  0
       777040356                0        9/1/2010            9/1/2010                   35      No                                  0
       777040357                0        10/1/2012           10/1/2012                  60      No                                  0
       777040365                0        9/1/2012            9/1/2012                   59      No                                  0
       777040370                0        1/1/1900            1/1/1900                    0      No                                  0
       777040394                0        10/1/2012           10/1/2012                  60      No                                  0
       777040398                0        10/1/2012           10/1/2012                  60      No                                  0
       777040399                0        1/1/1900            1/1/1900                    0      No                                  0
       777040406                0        1/1/1900            1/1/1900                    0      No                                  0
       777040407                0        1/1/1900            1/1/1900                    0      No                                  0
       777040413                0        10/1/2012           10/1/2012                  60      No                                  0
       777040429                0        1/1/1900            1/1/1900                    0      No                                  0
       777040430                0        9/1/2014            9/1/2014                   83      No                                  0
       777040434                0        9/1/2010            9/1/2010                   35      No                                  0
       777040443                0        1/1/1900            1/1/1900                    0      No                                  0
       777040448                0        10/1/2012           10/1/2012                  60      No                                  0
       777040449                0        10/1/2014           10/1/2014                  84      No                                  0
       777040478                0        9/1/2012            9/1/2012                   59      No                                  0
       777040482                0        9/1/2010            9/1/2010                   35      No                                  0
       777040484                0        10/1/2012           10/1/2012                  60      No                                  0
       777040485                0        1/1/1900            1/1/1900                    0      No                                  0
       777040487                0        10/1/2010           10/1/2010                  36      No                                  0
       777040551                0        10/1/2012           10/1/2012                  60      No                                  0
       777040554                0        10/1/2012           10/1/2012                  60      No                                  0
       777040557                0        1/1/1900            1/1/1900                    0      No                                  0
       777040577                0        10/1/2012           10/1/2012                  60      No                                  0
       777040578                0        10/1/2012           10/1/2012                  60      No                                  0
       777040593                0        10/1/2012           10/1/2012                  60      No                                  0
       777040596                0        10/1/2012           10/1/2012                  60      No                                  0
       777040603                0        10/1/2012           10/1/2012                  60      No                                  0
       777040635                0        10/1/2012           10/1/2012                  60      No                                  0
       777040639                0        10/1/2014           10/1/2014                  84      No                                  0
       777040643                0        10/1/2012           10/1/2012                  60      No                                  0
       777040649                0        10/1/2012           10/1/2012                  60      No                                  0
       777040658                0        1/1/1900            1/1/1900                    0      No                                  0
       777040662                0        1/1/1900            1/1/1900                    0      No                                  0
       777040663                0        1/1/1900            1/1/1900                    0      No                                  0
       777040671                0        9/1/2012            9/1/2012                   59      No                                  0
       777040676                0        10/1/2012           10/1/2012                  60      No                                  0
       777040677                0        1/1/1900            1/1/1900                    0      No                                  0
       777040693                0        10/1/2012           10/1/2012                  60      No                                  0
       777040694                0        1/1/1900            1/1/1900                    0      No                                  0
       777040705                0        1/1/1900            1/1/1900                    0      No                                  0
       777040708                0        1/1/1900            1/1/1900                    0      No                                  0
       777040723                0        1/1/1900            1/1/1900                    0      No                                  0
       777040752                0        1/1/1900            1/1/1900                    0      No                                  0
       777040753                0        1/1/1900            1/1/1900                    0      No                                  0
       777040761                0        1/1/1900            1/1/1900                    0      No                                  0
       777040767                0        1/1/1900            1/1/1900                    0      No                                  0
       777040776                0        10/1/2012           10/1/2012                  60      No                                  0
       777040779                0        10/1/2012           10/1/2012                  60      No                                  0
       777040790                0        8/1/2010            8/1/2010                   34      No                                  0
       777040819                0        9/1/2012            9/1/2012                   59      No                                  0
       777040820                0        9/1/2012            9/1/2012                   59      No                                  0
       777040843                0        9/1/2012            9/1/2012                   59      No                                  0
       777040918                0        10/1/2012           10/1/2012                  60      No                                  0
       777041008                0        1/1/1900            1/1/1900                    0      No                                  0

UBS Loan ID           Loan Purpose              Documentation                                          Occupancy
-----------------------------------------------------------------------------------------------------------------------------
       334405839      Purchase                  Stated Income / Verified Assets (Reduced)              Second Home
       334532900      Cash Out Refi             No Ratio / Verified Assets (No Ratio)                  Owner Occupied
       334532908      Purchase                  No Doc                                                 Owner Occupied
       334532949      Cash Out Refi             No Ratio / Verified Assets (No Ratio)                  Second Home
       334655990      Rate & Term Refi          Stated Income / Verified Assets (Reduced)              Investor Occupied
       334659518      Purchase                  Full / Alternate                                       Owner Occupied
       334659541      Cash Out Refi             No Doc                                                 Owner Occupied
       334688853      Rate & Term Refi          No Ratio / Verified Assets (No Ratio)                  Investor Occupied
       334720548      Cash Out Refi             Full / Alternate                                       Owner Occupied
       334720549      Rate & Term Refi          Stated Income / Stated Assets (SISA)                   Owner Occupied
       334738020      Rate & Term Refi          Stated Income / Stated Assets (SISA)                   Owner Occupied
       334738165      Rate & Term Refi          ExpressDoc                                             Owner Occupied
       334740598      Purchase                  No Ratio / Verified Assets (No Ratio)                  Owner Occupied
       334740620      Purchase                  No Ratio / Verified Assets (No Ratio)                  Owner Occupied
       334756494      Purchase                  No Ratio / Verified Assets (No Ratio)                  Owner Occupied
       334756551      Purchase                  No Ratio / Verified Assets (No Ratio)                  Owner Occupied
       334921808      Purchase                  No Ratio / Verified Assets (No Ratio)                  Owner Occupied
       335664299      Cash Out Refi             No Ratio / Verified Assets (No Ratio)                  Owner Occupied
       335664300      Rate & Term Refi          Stated Income / Stated Assets (SISA)                   Owner Occupied
       335664305      Rate & Term Refi          Stated Income / Stated Assets (SISA)                   Owner Occupied
       335664316      Purchase                  Stated Income / Stated Assets (SISA)                   Owner Occupied
       335664354      Cash Out Refi             Stated Income / Stated Assets (SISA)                   Owner Occupied
       335664362      Rate & Term Refi          No Ratio / Verified Assets (No Ratio)                  Owner Occupied
       335664376      Cash Out Refi             Stated Income / Stated Assets (SISA)                   Owner Occupied
       335664377      Cash Out Refi             No Ratio / Verified Assets (No Ratio)                  Owner Occupied
       335664379      Purchase                  Stated Income / Stated Assets (SISA)                   Owner Occupied
       335664387      Purchase                  Stated Income / Stated Assets (SISA)                   Owner Occupied
       335664390      Purchase                  Stated Income / Stated Assets (SISA)                   Owner Occupied
       335664393      Purchase                  Full / Alternate                                       Owner Occupied
       335736334      Cash Out Refi             Stated Income / Stated Assets (SISA)                   Owner Occupied
       335736335      Purchase                  No Ratio / Verified Assets (No Ratio)                  Owner Occupied
       335736339      Purchase                  Stated Income / Verified Assets (Reduced)              Investor Occupied
       335736340      Purchase                  Full / Alternate                                       Second Home
       335736342      Cash Out Refi             Stated Income / Stated Assets (SISA)                   Investor Occupied
       335736344      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Owner Occupied
       335736361      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Investor Occupied
       335751199      Rate & Term Refi          Full / Alternate                                       Owner Occupied
       335751203      Purchase                  Full / Alternate                                       Owner Occupied
       335751204      Purchase                  Full / Alternate                                       Owner Occupied
       335751227      Purchase                  Full / Alternate                                       Owner Occupied
       335847961      Purchase                  Stated Income / Verified Assets (Reduced)              Owner Occupied
       335847965      Purchase                  No Ratio / Verified Assets (No Ratio)                  Owner Occupied
       335847968      Cash Out Refi             No Ratio / Verified Assets (No Ratio)                  Second Home
       777005164      Purchase                  ExpressDoc                                             Owner Occupied
       777008436      Purchase                  Stated Income / Stated Assets (SISA)                   Investor Occupied
       777008553      Rate & Term Refi          No Doc                                                 Investor Occupied
       777008555      Rate & Term Refi          No Doc                                                 Investor Occupied
       777008649      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Owner Occupied
       777010295      Purchase                  Stated Income / Verified Assets (Reduced)              Owner Occupied
       777010304      Purchase                  Full / Alternate                                       Owner Occupied
       777010306      Rate & Term Refi          Full / Alternate                                       Owner Occupied
       777010315      Purchase                  ExpressDoc                                             Owner Occupied
       777011692      Cash Out Refi             No Ratio / Verified Assets (No Ratio)                  Investor Occupied
       777017938      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Owner Occupied
       777018098      Cash Out Refi             Full / Alternate                                       Owner Occupied
       777018345      Cash Out Refi             Full / Alternate                                       Owner Occupied
       777019969      Cash Out Refi             Stated Income / Stated Assets (SISA)                   Investor Occupied
       777022040      Cash Out Refi             No Doc                                                 Investor Occupied
       777022104      Purchase                  Stated Income / Verified Assets (Reduced)              Owner Occupied
       777022731      Cash Out Refi             No Doc                                                 Owner Occupied
       777022867      Cash Out Refi             No Doc                                                 Owner Occupied
       777022899      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Owner Occupied
       777023524      Purchase                  Stated Income / Verified Assets (Reduced)              Second Home
       777024142      Purchase                  No Doc                                                 Owner Occupied
       777024145      Purchase                  Stated Income / Verified Assets (Reduced)              Owner Occupied
       777024357      Cash Out Refi             Stated Income / Stated Assets (SISA)                   Owner Occupied
       777024375      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Owner Occupied
       777024623      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Owner Occupied
       777024877      Rate & Term Refi          No Doc                                                 Owner Occupied
       777024948      Cash Out Refi             Full / Alternate                                       Owner Occupied
       777025030      Purchase                  Stated Income / Verified Assets (Reduced)              Owner Occupied
       777025382      Rate & Term Refi          Stated Income / Verified Assets (Reduced)              Owner Occupied
       777025988      Cash Out Refi             Stated Income / Stated Assets (SISA)                   Owner Occupied
       777026173      Cash Out Refi             No Doc                                                 Owner Occupied
       777026199      Rate & Term Refi          No Doc                                                 Owner Occupied
       777026269      Purchase                  Stated Income / Verified Assets (Reduced)              Investor Occupied
       777026273      Purchase                  No Doc                                                 Owner Occupied
       777026468      Rate & Term Refi          Stated Income / Verified Assets (Reduced)              Investor Occupied
       777026595      Cash Out Refi             No Doc                                                 Owner Occupied
       777026750      Purchase                  Stated Income / Verified Assets (Reduced)              Investor Occupied
       777026765      Purchase                  No Doc                                                 Owner Occupied
       777027150      Cash Out Refi             Full / Alternate                                       Owner Occupied
       777027202      Purchase                  Stated Income / Verified Assets (Reduced)              Owner Occupied
       777027266      Rate & Term Refi          No Doc                                                 Owner Occupied
       777027293      Purchase                  Stated Income / Verified Assets (Reduced)              Owner Occupied
       777027474      Rate & Term Refi          Full / Alternate                                       Investor Occupied
       777027538      Rate & Term Refi          No Doc                                                 Owner Occupied
       777027649      Purchase                  Stated Income / Verified Assets (Reduced)              Owner Occupied
       777027783      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Owner Occupied
       777028136      Cash Out Refi             Stated Income / Stated Assets (SISA)                   Owner Occupied
       777028237      Cash Out Refi             No Doc                                                 Owner Occupied
       777028498      Cash Out Refi             No Ratio / Verified Assets (No Ratio)                  Owner Occupied
       777028656      Rate & Term Refi          Stated Income / Verified Assets (Reduced)              Owner Occupied
       777028666      Cash Out Refi             No Ratio / Verified Assets (No Ratio)                  Investor Occupied
       777028816      Purchase                  No Ratio / Verified Assets (No Ratio)                  Investor Occupied
       777028834      Purchase                  Stated Income / Verified Assets (Reduced)              Owner Occupied
       777028888      Purchase                  Stated Income / Verified Assets (Reduced)              Investor Occupied
       777028924      Cash Out Refi             Stated Income / Stated Assets (SISA)                   Owner Occupied
       777028942      Purchase                  Stated Income / Verified Assets (Reduced)              Investor Occupied
       777028979      Purchase                  Stated Income / Verified Assets (Reduced)              Investor Occupied
       777028989      Cash Out Refi             No Doc                                                 Owner Occupied
       777029007      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Investor Occupied
       777029082      Purchase                  Stated Income / Verified Assets (Reduced)              Owner Occupied
       777029110      Purchase                  No Doc                                                 Second Home
       777029183      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Owner Occupied
       777029204      Cash Out Refi             No Doc                                                 Second Home
       777029210      Purchase                  Stated Income / Stated Assets (SISA)                   Owner Occupied
       777029320      Purchase                  Stated Income / Verified Assets (Reduced)              Investor Occupied
       777029383      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Owner Occupied
       777029420      Cash Out Refi             Full / Alternate                                       Owner Occupied
       777029431      Rate & Term Refi          Stated Income / Stated Assets (SISA)                   Owner Occupied
       777029449      Cash Out Refi             No Doc                                                 Owner Occupied
       777029455      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Owner Occupied
       777029589      Purchase                  Full / Alternate                                       Owner Occupied
       777029659      Rate & Term Refi          Stated Income / Verified Assets (Reduced)              Owner Occupied
       777029734      Cash Out Refi             No Doc                                                 Owner Occupied
       777029774      Cash Out Refi             No Doc                                                 Investor Occupied
       777029776      Cash Out Refi             No Doc                                                 Investor Occupied
       777029777      Cash Out Refi             No Doc                                                 Investor Occupied
       777029799      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Owner Occupied
       777029815      Purchase                  Stated Income / Verified Assets (Reduced)              Owner Occupied
       777029931      Rate & Term Refi          Stated Income / Verified Assets (Reduced)              Investor Occupied
       777029950      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Investor Occupied
       777029979      Purchase                  Stated Income / Verified Assets (Reduced)              Investor Occupied
       777029981      Purchase                  Stated Income / Verified Assets (Reduced)              Investor Occupied
       777030042      Cash Out Refi             No Ratio / Verified Assets (No Ratio)                  Investor Occupied
       777030211      Rate & Term Refi          Stated Income / Verified Assets (Reduced)              Owner Occupied
       777030263      Rate & Term Refi          Full / Alternate                                       Owner Occupied
       777030286      Purchase                  Stated Income / Verified Assets (Reduced)              Investor Occupied
       777030296      Purchase                  Stated Income / Verified Assets (Reduced)              Investor Occupied
       777030324      Purchase                  Stated Income / Verified Assets (Reduced)              Investor Occupied
       777030335      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Investor Occupied
       777030414      Cash Out Refi             Stated Income / Stated Assets (SISA)                   Owner Occupied
       777030515      Purchase                  Stated Income / Verified Assets (Reduced)              Second Home
       777030637      Purchase                  Stated Income / Verified Assets (Reduced)              Investor Occupied
       777030643      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Investor Occupied
       777030846      Cash Out Refi             No Doc                                                 Investor Occupied
       777030944      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Owner Occupied
       777031066      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Owner Occupied
       777031118      Rate & Term Refi          Stated Income / Verified Assets (Reduced)              Owner Occupied
       777031127      Cash Out Refi             No Doc                                                 Owner Occupied
       777031148      Rate & Term Refi          Stated Income / Stated Assets (SISA)                   Owner Occupied
       777031374      Purchase                  Stated Income / Stated Assets (SISA)                   Investor Occupied
       777031379      Purchase                  Full / Alternate                                       Second Home
       777031569      Cash Out Refi             Stated Income / Stated Assets (SISA)                   Investor Occupied
       777031602      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Investor Occupied
       777031677      Purchase                  Stated Income / Verified Assets (Reduced)              Owner Occupied
       777031683      Purchase                  Stated Income / Verified Assets (Reduced)              Investor Occupied
       777031704      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Investor Occupied
       777031705      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Investor Occupied
       777031766      Rate & Term Refi          Stated Income / Verified Assets (Reduced)              Owner Occupied
       777031783      Cash Out Refi             Stated Income / Stated Assets (SISA)                   Owner Occupied
       777031836      Purchase                  Stated Income / Stated Assets (SISA)                   Investor Occupied
       777031906      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Owner Occupied
       777031978      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Owner Occupied
       777032001      Rate & Term Refi          No Doc                                                 Investor Occupied
       777032047      Purchase                  ExpressDoc                                             Owner Occupied
       777032061      Purchase                  Stated Income / Verified Assets (Reduced)              Investor Occupied
       777032109      Cash Out Refi             Stated Income / Stated Assets (SISA)                   Owner Occupied
       777032158      Purchase                  Stated Income / Stated Assets (SISA)                   Investor Occupied
       777032182      Rate & Term Refi          No Doc                                                 Investor Occupied
       777032185      Rate & Term Refi          No Doc                                                 Investor Occupied
       777032311      Cash Out Refi             Stated Income / Stated Assets (SISA)                   Owner Occupied
       777032372      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Investor Occupied
       777032373      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Investor Occupied
       777032448      Purchase                  No Doc                                                 Owner Occupied
       777032451      Cash Out Refi             No Doc                                                 Owner Occupied
       777032459      Purchase                  Stated Income / Verified Assets (Reduced)              Second Home
       777032614      Cash Out Refi             Stated Income / Stated Assets (SISA)                   Second Home
       777032632      Cash Out Refi             No Ratio / Verified Assets (No Ratio)                  Investor Occupied
       777032637      Cash Out Refi             Stated Income / Stated Assets (SISA)                   Investor Occupied
       777032699      Cash Out Refi             No Ratio / Verified Assets (No Ratio)                  Investor Occupied
       777032712      Rate & Term Refi          No Ratio / Verified Assets (No Ratio)                  Owner Occupied
       777032734      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Owner Occupied
       777032756      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Investor Occupied
       777032767      Purchase                  Stated Income / Verified Assets (Reduced)              Investor Occupied
       777032790      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Investor Occupied
       777032859      Purchase                  Full / Alternate                                       Owner Occupied
       777032875      Cash Out Refi             No Ratio / Verified Assets (No Ratio)                  Investor Occupied
       777032886      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Owner Occupied
       777032887      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Owner Occupied
       777032914      Cash Out Refi             ExpressDoc                                             Owner Occupied
       777032945      Purchase                  Full / Alternate                                       Owner Occupied
       777033051      Cash Out Refi             No Doc                                                 Owner Occupied
       777033075      Purchase                  Stated Income / Verified Assets (Reduced)              Owner Occupied
       777033293      Rate & Term Refi          Stated Income / Verified Assets (Reduced)              Owner Occupied
       777033294      Cash Out Refi             Stated Income / Stated Assets (SISA)                   Owner Occupied
       777033302      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Owner Occupied
       777033303      Cash Out Refi             ExpressDoc                                             Owner Occupied
       777033312      Purchase                  Stated Income / Verified Assets (Reduced)              Owner Occupied
       777033353      Rate & Term Refi          ExpressDoc                                             Investor Occupied
       777033357      Rate & Term Refi          ExpressDoc                                             Investor Occupied
       777033367      Rate & Term Refi          Stated Income / Verified Assets (Reduced)              Owner Occupied
       777033463      Cash Out Refi             Stated Income / Stated Assets (SISA)                   Owner Occupied
       777033513      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Investor Occupied
       777033559      Purchase                  Stated Income / Stated Assets (SISA)                   Investor Occupied
       777033569      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Owner Occupied
       777033613      Rate & Term Refi          Stated Income / Verified Assets (Reduced)              Owner Occupied
       777033633      Cash Out Refi             Stated Income / Stated Assets (SISA)                   Owner Occupied
       777033634      Purchase                  Full / Alternate                                       Investor Occupied
       777033661      Purchase                  Stated Income / Stated Assets (SISA)                   Owner Occupied
       777033665      Purchase                  Stated Income / Verified Assets (Reduced)              Investor Occupied
       777033688      Purchase                  Stated Income / Verified Assets (Reduced)              Investor Occupied
       777033703      Cash Out Refi             No Doc                                                 Owner Occupied
       777033797      Purchase                  Stated Income / Verified Assets (Reduced)              Owner Occupied
       777033923      Purchase                  Stated Income / Verified Assets (Reduced)              Second Home
       777033927      Purchase                  Stated Income / Verified Assets (Reduced)              Second Home
       777033998      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Owner Occupied
       777034066      Purchase                  Full / Alternate                                       Owner Occupied
       777034134      Purchase                  Stated Income / Verified Assets (Reduced)              Owner Occupied
       777034137      Purchase                  Stated Income / Verified Assets (Reduced)              Investor Occupied
       777034177      Purchase                  No Doc                                                 Investor Occupied
       777034246      Purchase                  Stated Income / Verified Assets (Reduced)              Owner Occupied
       777034318      Purchase                  Stated Income / Verified Assets (Reduced)              Owner Occupied
       777034336      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Investor Occupied
       777034338      Purchase                  Stated Income / Stated Assets (SISA)                   Investor Occupied
       777034365      Purchase                  Full / Alternate                                       Owner Occupied
       777034371      Purchase                  Stated Income / Stated Assets (SISA)                   Investor Occupied
       777034378      Cash Out Refi             Full / Alternate                                       Owner Occupied
       777034387      Cash Out Refi             No Ratio / Verified Assets (No Ratio)                  Investor Occupied
       777034427      Cash Out Refi             Full / Alternate                                       Owner Occupied
       777034429      Purchase                  No Ratio / Verified Assets (No Ratio)                  Investor Occupied
       777034739      Cash Out Refi             Full / Alternate                                       Owner Occupied
       777034983      Cash Out Refi             No Doc                                                 Owner Occupied
       777035007      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Owner Occupied
       777035170      Cash Out Refi             Stated Income / Stated Assets (SISA)                   Investor Occupied
       777035245      Purchase                  Stated Income / Verified Assets (Reduced)              Owner Occupied
       777035278      Purchase                  Full / Alternate                                       Owner Occupied
       777035300      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Owner Occupied
       777035335      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Owner Occupied
       777035428      Purchase                  Stated Income / Verified Assets (Reduced)              Investor Occupied
       777035496      Rate & Term Refi          No Doc                                                 Owner Occupied
       777035617      Rate & Term Refi          Stated Income / Verified Assets (Reduced)              Owner Occupied
       777035624      Cash Out Refi             Stated Income / Stated Assets (SISA)                   Owner Occupied
       777035710      Purchase                  Full / Alternate                                       Second Home
       777035723      Purchase                  Full / Alternate                                       Second Home
       777035760      Purchase                  No Doc                                                 Owner Occupied
       777035762      Purchase                  Stated Income / Verified Assets (Reduced)              Owner Occupied
       777035786      Cash Out Refi             No Doc                                                 Investor Occupied
       777035933      Rate & Term Refi          No Doc                                                 Investor Occupied
       777035949      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Investor Occupied
       777035988      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Owner Occupied
       777035997      Cash Out Refi             Stated Income / Stated Assets (SISA)                   Owner Occupied
       777035998      Cash Out Refi             Stated Income / Stated Assets (SISA)                   Owner Occupied
       777036128      Purchase                  Stated Income / Verified Assets (Reduced)              Investor Occupied
       777036313      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Owner Occupied
       777036315      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Owner Occupied
       777036329      Cash Out Refi             No Doc                                                 Owner Occupied
       777036349      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Owner Occupied
       777036369      Cash Out Refi             Stated Income / Stated Assets (SISA)                   Owner Occupied
       777036443      Purchase                  Stated Income / Verified Assets (Reduced)              Owner Occupied
       777036459      Purchase                  Stated Income / Verified Assets (Reduced)              Owner Occupied
       777036524      Cash Out Refi             Stated Income / Stated Assets (SISA)                   Owner Occupied
       777036527      Cash Out Refi             No Doc                                                 Owner Occupied
       777036579      Cash Out Refi             No Doc                                                 Owner Occupied
       777036689      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Owner Occupied
       777036692      Purchase                  No Ratio / Verified Assets (No Ratio)                  Owner Occupied
       777036817      Rate & Term Refi          Stated Income / Verified Assets (Reduced)              Owner Occupied
       777036834      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Owner Occupied
       777036845      Cash Out Refi             Stated Income / Stated Assets (SISA)                   Owner Occupied
       777036887      Rate & Term Refi          Stated Income / Verified Assets (Reduced)              Investor Occupied
       777036906      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Owner Occupied
       777036959      Purchase                  No Doc                                                 Owner Occupied
       777036960      Cash Out Refi             No Ratio / Verified Assets (No Ratio)                  Owner Occupied
       777036981      Rate & Term Refi          Stated Income / Verified Assets (Reduced)              Owner Occupied
       777037017      Cash Out Refi             Stated Income / Stated Assets (SISA)                   Owner Occupied
       777037023      Purchase                  Stated Income / Verified Assets (Reduced)              Investor Occupied
       777037059      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Investor Occupied
       777037063      Cash Out Refi             Stated Income / Stated Assets (SISA)                   Owner Occupied
       777037087      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Owner Occupied
       777037098      Cash Out Refi             Stated Income / Stated Assets (SISA)                   Owner Occupied
       777037153      Rate & Term Refi          Stated Income / Verified Assets (Reduced)              Investor Occupied
       777037155      Rate & Term Refi          Stated Income / Verified Assets (Reduced)              Investor Occupied
       777037186      Cash Out Refi             No Doc                                                 Second Home
       777037187      Purchase                  Stated Income / Verified Assets (Reduced)              Owner Occupied
       777037209      Cash Out Refi             No Doc                                                 Owner Occupied
       777037225      Purchase                  No Doc                                                 Owner Occupied
       777037237      Rate & Term Refi          Full / Alternate                                       Owner Occupied
       777037276      Rate & Term Refi          Stated Income / Verified Assets (Reduced)              Investor Occupied
       777037277      Rate & Term Refi          Stated Income / Verified Assets (Reduced)              Investor Occupied
       777037278      Rate & Term Refi          Stated Income / Verified Assets (Reduced)              Investor Occupied
       777037283      Rate & Term Refi          Stated Income / Verified Assets (Reduced)              Owner Occupied
       777037299      Purchase                  Stated Income / Verified Assets (Reduced)              Owner Occupied
       777037303      Purchase                  Stated Income / Verified Assets (Reduced)              Investor Occupied
       777037383      Rate & Term Refi          No Ratio / Verified Assets (No Ratio)                  Owner Occupied
       777037389      Purchase                  Stated Income / Verified Assets (Reduced)              Investor Occupied
       777037399      Rate & Term Refi          Stated Income / Verified Assets (Reduced)              Owner Occupied
       777037433      Rate & Term Refi          Stated Income / Verified Assets (Reduced)              Owner Occupied
       777037445      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Owner Occupied
       777037471      Purchase                  No Doc                                                 Owner Occupied
       777037473      Purchase                  Stated Income / Verified Assets (Reduced)              Second Home
       777037563      Purchase                  Stated Income / Verified Assets (Reduced)              Investor Occupied
       777037566      Cash Out Refi             No Ratio / Verified Assets (No Ratio)                  Owner Occupied
       777037583      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Owner Occupied
       777037636      Cash Out Refi             No Doc                                                 Owner Occupied
       777037637      Purchase                  Stated Income / Verified Assets (Reduced)              Owner Occupied
       777037640      Purchase                  Stated Income / Verified Assets (Reduced)              Owner Occupied
       777037643      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Owner Occupied
       777037665      Cash Out Refi             No Ratio / Verified Assets (No Ratio)                  Owner Occupied
       777037670      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Owner Occupied
       777037677      Purchase                  Stated Income / Verified Assets (Reduced)              Investor Occupied
       777037717      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Investor Occupied
       777037727      Purchase                  Stated Income / Verified Assets (Reduced)              Investor Occupied
       777037770      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Investor Occupied
       777037795      Purchase                  Stated Income / Verified Assets (Reduced)              Investor Occupied
       777037811      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Owner Occupied
       777037814      Purchase                  Stated Income / Verified Assets (Reduced)              Second Home
       777037840      Purchase                  Stated Income / Verified Assets (Reduced)              Investor Occupied
       777037846      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Owner Occupied
       777037864      Purchase                  Stated Income / Verified Assets (Reduced)              Investor Occupied
       777037866      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Investor Occupied
       777037875      Cash Out Refi             No Ratio / Verified Assets (No Ratio)                  Owner Occupied
       777037891      Purchase                  Stated Income / Verified Assets (Reduced)              Investor Occupied
       777037895      Purchase                  No Doc                                                 Owner Occupied
       777037929      Purchase                  Stated Income / Verified Assets (Reduced)              Owner Occupied
       777037940      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Owner Occupied
       777037945      Purchase                  Stated Income / Verified Assets (Reduced)              Investor Occupied
       777037954      Cash Out Refi             No Doc                                                 Owner Occupied
       777037986      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Investor Occupied
       777037991      Purchase                  Stated Income / Verified Assets (Reduced)              Investor Occupied
       777038024      Purchase                  Stated Income / Verified Assets (Reduced)              Investor Occupied
       777038029      Purchase                  No Doc                                                 Owner Occupied
       777038040      Purchase                  Stated Income / Verified Assets (Reduced)              Investor Occupied
       777038041      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Owner Occupied
       777038055      Purchase                  Stated Income / Verified Assets (Reduced)              Investor Occupied
       777038064      Purchase                  No Doc                                                 Second Home
       777038075      Cash Out Refi             No Doc                                                 Owner Occupied
       777038079      Cash Out Refi             Stated Income / Stated Assets (SISA)                   Owner Occupied
       777038091      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Owner Occupied
       777038103      Purchase                  Full / Alternate                                       Owner Occupied
       777038107      Purchase                  Stated Income / Verified Assets (Reduced)              Owner Occupied
       777038143      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Investor Occupied
       777038147      Purchase                  Stated Income / Verified Assets (Reduced)              Owner Occupied
       777038162      Purchase                  Stated Income / Stated Assets (SISA)                   Owner Occupied
       777038175      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Investor Occupied
       777038181      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Owner Occupied
       777038182      Rate & Term Refi          Full / Alternate                                       Owner Occupied
       777038185      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Investor Occupied
       777038191      Purchase                  Stated Income / Verified Assets (Reduced)              Investor Occupied
       777038198      Purchase                  Stated Income / Verified Assets (Reduced)              Investor Occupied
       777038199      Cash Out Refi             No Ratio / Verified Assets (No Ratio)                  Investor Occupied
       777038204      Purchase                  Stated Income / Verified Assets (Reduced)              Investor Occupied
       777038206      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Owner Occupied
       777038227      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Investor Occupied
       777038229      Purchase                  Stated Income / Verified Assets (Reduced)              Investor Occupied
       777038235      Rate & Term Refi          No Doc                                                 Owner Occupied
       777038239      Cash Out Refi             No Doc                                                 Owner Occupied
       777038255      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Investor Occupied
       777038256      Cash Out Refi             ExpressDoc                                             Owner Occupied
       777038264      Cash Out Refi             No Doc                                                 Owner Occupied
       777038270      Purchase                  Stated Income / Verified Assets (Reduced)              Investor Occupied
       777038289      Purchase                  No Ratio / Verified Assets (No Ratio)                  Second Home
       777038312      Purchase                  Stated Income / Verified Assets (Reduced)              Owner Occupied
       777038331      Rate & Term Refi          No Doc                                                 Owner Occupied
       777038332      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Owner Occupied
       777038335      Cash Out Refi             Full / Alternate                                       Owner Occupied
       777038349      Cash Out Refi             No Doc                                                 Owner Occupied
       777038359      Cash Out Refi             No Doc                                                 Owner Occupied
       777038362      Cash Out Refi             No Doc                                                 Owner Occupied
       777038363      Purchase                  Stated Income / Verified Assets (Reduced)              Owner Occupied
       777038367      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Owner Occupied
       777038375      Purchase                  Stated Income / Verified Assets (Reduced)              Investor Occupied
       777038377      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Owner Occupied
       777038378      Purchase                  Stated Income / Verified Assets (Reduced)              Investor Occupied
       777038382      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Owner Occupied
       777038383      Rate & Term Refi          Stated Income / Verified Assets (Reduced)              Investor Occupied
       777038401      Cash Out Refi             No Ratio / Verified Assets (No Ratio)                  Owner Occupied
       777038417      Purchase                  Stated Income / Verified Assets (Reduced)              Investor Occupied
       777038420      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Owner Occupied
       777038423      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Investor Occupied
       777038425      Purchase                  Stated Income / Verified Assets (Reduced)              Owner Occupied
       777038435      Purchase                  Stated Income / Verified Assets (Reduced)              Second Home
       777038462      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Investor Occupied
       777038466      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Second Home
       777038500      Rate & Term Refi          Stated Income / Verified Assets (Reduced)              Owner Occupied
       777038502      Cash Out Refi             No Doc                                                 Owner Occupied
       777038505      Purchase                  Full / Alternate                                       Owner Occupied
       777038526      Purchase                  No Doc                                                 Second Home
       777038540      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Investor Occupied
       777038542      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Investor Occupied
       777038543      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Owner Occupied
       777038557      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Investor Occupied
       777038558      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Investor Occupied
       777038564      Cash Out Refi             Full / Alternate                                       Owner Occupied
       777038589      Purchase                  Stated Income / Verified Assets (Reduced)              Investor Occupied
       777038592      Cash Out Refi             No Doc                                                 Owner Occupied
       777038599      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Owner Occupied
       777038604      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Investor Occupied
       777038610      Rate & Term Refi          Stated Income / Verified Assets (Reduced)              Investor Occupied
       777038630      Cash Out Refi             No Doc                                                 Owner Occupied
       777038634      Purchase                  Stated Income / Stated Assets (SISA)                   Owner Occupied
       777038637      Rate & Term Refi          No Doc                                                 Owner Occupied
       777038644      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Owner Occupied
       777038649      Purchase                  Stated Income / Verified Assets (Reduced)              Investor Occupied
       777038659      Cash Out Refi             No Doc                                                 Owner Occupied
       777038676      Purchase                  No Ratio / Verified Assets (No Ratio)                  Owner Occupied
       777038687      Cash Out Refi             No Doc                                                 Owner Occupied
       777038694      Purchase                  Stated Income / Verified Assets (Reduced)              Investor Occupied
       777038701      Rate & Term Refi          No Doc                                                 Owner Occupied
       777038709      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Owner Occupied
       777038710      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Owner Occupied
       777038728      Purchase                  Stated Income / Verified Assets (Reduced)              Investor Occupied
       777038729      Cash Out Refi             Full / Alternate                                       Owner Occupied
       777038749      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Owner Occupied
       777038769      Cash Out Refi             No Ratio / Verified Assets (No Ratio)                  Investor Occupied
       777038784      Purchase                  No Ratio / Verified Assets (No Ratio)                  Second Home
       777038791      Cash Out Refi             No Doc                                                 Investor Occupied
       777038804      Cash Out Refi             No Ratio / Verified Assets (No Ratio)                  Investor Occupied
       777038805      Rate & Term Refi          Stated Income / Verified Assets (Reduced)              Investor Occupied
       777038814      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Owner Occupied
       777038821      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Owner Occupied
       777038825      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Owner Occupied
       777038831      Cash Out Refi             No Ratio / Verified Assets (No Ratio)                  Owner Occupied
       777038834      Rate & Term Refi          Stated Income / Verified Assets (Reduced)              Owner Occupied
       777038842      Purchase                  Stated Income / Verified Assets (Reduced)              Investor Occupied
       777038852      Purchase                  Stated Income / Verified Assets (Reduced)              Investor Occupied
       777038855      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Owner Occupied
       777038877      Cash Out Refi             No Ratio / Verified Assets (No Ratio)                  Owner Occupied
       777038882      Cash Out Refi             No Doc                                                 Investor Occupied
       777038891      Cash Out Refi             No Ratio / Verified Assets (No Ratio)                  Investor Occupied
       777038919      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Owner Occupied
       777038933      Rate & Term Refi          Stated Income / Verified Assets (Reduced)              Owner Occupied
       777038953      Cash Out Refi             No Doc                                                 Owner Occupied
       777038960      Rate & Term Refi          Stated Income / Verified Assets (Reduced)              Owner Occupied
       777038962      Purchase                  Stated Income / Verified Assets (Reduced)              Investor Occupied
       777038965      Rate & Term Refi          Stated Income / Verified Assets (Reduced)              Owner Occupied
       777038966      Cash Out Refi             Stated Income / Stated Assets (SISA)                   Owner Occupied
       777038967      Cash Out Refi             No Ratio / Verified Assets (No Ratio)                  Owner Occupied
       777038969      Purchase                  No Ratio / Verified Assets (No Ratio)                  Owner Occupied
       777038979      Rate & Term Refi          No Doc                                                 Owner Occupied
       777038984      Purchase                  Stated Income / Verified Assets (Reduced)              Owner Occupied
       777039004      Rate & Term Refi          No Ratio / Verified Assets (No Ratio)                  Investor Occupied
       777039016      Purchase                  No Doc                                                 Owner Occupied
       777039023      Cash Out Refi             No Doc                                                 Owner Occupied
       777039027      Purchase                  Stated Income / Verified Assets (Reduced)              Investor Occupied
       777039034      Purchase                  No Doc                                                 Owner Occupied
       777039041      Cash Out Refi             No Doc                                                 Owner Occupied
       777039046      Purchase                  Stated Income / Verified Assets (Reduced)              Investor Occupied
       777039049      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Owner Occupied
       777039056      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Owner Occupied
       777039060      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Owner Occupied
       777039066      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Investor Occupied
       777039068      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Owner Occupied
       777039069      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Owner Occupied
       777039099      Rate & Term Refi          Full / Alternate                                       Owner Occupied
       777039112      Rate & Term Refi          Stated Income / Stated Assets (SISA)                   Owner Occupied
       777039119      Rate & Term Refi          Stated Income / Verified Assets (Reduced)              Second Home
       777039123      Purchase                  No Doc                                                 Owner Occupied
       777039124      Purchase                  Stated Income / Verified Assets (Reduced)              Investor Occupied
       777039125      Purchase                  Stated Income / Verified Assets (Reduced)              Investor Occupied
       777039143      Purchase                  Stated Income / Verified Assets (Reduced)              Owner Occupied
       777039144      Rate & Term Refi          Stated Income / Verified Assets (Reduced)              Owner Occupied
       777039146      Cash Out Refi             No Doc                                                 Owner Occupied
       777039167      Purchase                  Stated Income / Verified Assets (Reduced)              Second Home
       777039191      Purchase                  Stated Income / Verified Assets (Reduced)              Investor Occupied
       777039195      Purchase                  Full / Alternate                                       Owner Occupied
       777039197      Cash Out Refi             Stated Income / Stated Assets (SISA)                   Owner Occupied
       777039205      Purchase                  Stated Income / Verified Assets (Reduced)              Owner Occupied
       777039218      Purchase                  Stated Income / Verified Assets (Reduced)              Investor Occupied
       777039221      Purchase                  Stated Income / Verified Assets (Reduced)              Investor Occupied
       777039260      Purchase                  Stated Income / Verified Assets (Reduced)              Investor Occupied
       777039274      Cash Out Refi             No Ratio / Verified Assets (No Ratio)                  Owner Occupied
       777039275      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Investor Occupied
       777039278      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Owner Occupied
       777039281      Purchase                  Stated Income / Verified Assets (Reduced)              Investor Occupied
       777039295      Purchase                  Stated Income / Verified Assets (Reduced)              Investor Occupied
       777039303      Cash Out Refi             No Doc                                                 Owner Occupied
       777039313      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Investor Occupied
       777039314      Purchase                  ExpressDoc                                             Investor Occupied
       777039315      Purchase                  Stated Income / Verified Assets (Reduced)              Investor Occupied
       777039316      Purchase                  No Ratio / Verified Assets (No Ratio)                  Second Home
       777039319      Purchase                  Full / Alternate                                       Investor Occupied
       777039323      Purchase                  Stated Income / Stated Assets (SISA)                   Owner Occupied
       777039329      Cash Out Refi             No Doc                                                 Investor Occupied
       777039333      Cash Out Refi             No Doc                                                 Owner Occupied
       777039336      Purchase                  Full / Alternate                                       Investor Occupied
       777039338      Purchase                  Full / Alternate                                       Investor Occupied
       777039339      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Owner Occupied
       777039345      Purchase                  Stated Income / Verified Assets (Reduced)              Owner Occupied
       777039349      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Owner Occupied
       777039359      Purchase                  Stated Income / Verified Assets (Reduced)              Investor Occupied
       777039364      Purchase                  Stated Income / Verified Assets (Reduced)              Investor Occupied
       777039366      Cash Out Refi             Full / Alternate                                       Owner Occupied
       777039371      Cash Out Refi             No Doc                                                 Owner Occupied
       777039388      Cash Out Refi             Stated Income / Stated Assets (SISA)                   Second Home
       777039395      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Owner Occupied
       777039396      Cash Out Refi             No Ratio / Verified Assets (No Ratio)                  Owner Occupied
       777039410      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Owner Occupied
       777039419      Rate & Term Refi          Stated Income / Verified Assets (Reduced)              Investor Occupied
       777039420      Rate & Term Refi          No Doc                                                 Owner Occupied
       777039426      Purchase                  Stated Income / Verified Assets (Reduced)              Investor Occupied
       777039430      Purchase                  Full / Alternate                                       Investor Occupied
       777039434      Rate & Term Refi          Stated Income / Verified Assets (Reduced)              Investor Occupied
       777039439      Purchase                  Stated Income / Verified Assets (Reduced)              Owner Occupied
       777039446      Cash Out Refi             No Doc                                                 Owner Occupied
       777039455      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Investor Occupied
       777039457      Purchase                  Stated Income / Verified Assets (Reduced)              Investor Occupied
       777039458      Purchase                  Stated Income / Verified Assets (Reduced)              Investor Occupied
       777039489      Purchase                  No Doc                                                 Second Home
       777039491      Purchase                  Full / Alternate                                       Investor Occupied
       777039494      Cash Out Refi             No Doc                                                 Owner Occupied
       777039503      Rate & Term Refi          Stated Income / Verified Assets (Reduced)              Investor Occupied
       777039521      Purchase                  Stated Income / Verified Assets (Reduced)              Investor Occupied
       777039524      Purchase                  Stated Income / Verified Assets (Reduced)              Investor Occupied
       777039536      Purchase                  Stated Income / Verified Assets (Reduced)              Second Home
       777039542      Rate & Term Refi          Stated Income / Verified Assets (Reduced)              Owner Occupied
       777039547      Purchase                  Stated Income / Verified Assets (Reduced)              Investor Occupied
       777039550      Cash Out Refi             No Doc                                                 Second Home
       777039551      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Investor Occupied
       777039552      Purchase                  Stated Income / Verified Assets (Reduced)              Investor Occupied
       777039553      Purchase                  Stated Income / Verified Assets (Reduced)              Investor Occupied
       777039562      Purchase                  Stated Income / Verified Assets (Reduced)              Owner Occupied
       777039586      Purchase                  Stated Income / Verified Assets (Reduced)              Investor Occupied
       777039593      Cash Out Refi             Stated Income / Stated Assets (SISA)                   Owner Occupied
       777039604      Purchase                  Stated Income / Verified Assets (Reduced)              Investor Occupied
       777039607      Purchase                  No Ratio / Verified Assets (No Ratio)                  Owner Occupied
       777039611      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Investor Occupied
       777039615      Cash Out Refi             No Doc                                                 Owner Occupied
       777039622      Purchase                  No Doc                                                 Investor Occupied
       777039623      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Owner Occupied
       777039625      Cash Out Refi             Stated Income / Stated Assets (SISA)                   Owner Occupied
       777039637      Purchase                  Stated Income / Verified Assets (Reduced)              Second Home
       777039646      Cash Out Refi             No Ratio / Verified Assets (No Ratio)                  Owner Occupied
       777039660      Cash Out Refi             Full / Alternate                                       Owner Occupied
       777039663      Purchase                  No Doc                                                 Owner Occupied
       777039675      Cash Out Refi             Stated Income / Stated Assets (SISA)                   Owner Occupied
       777039685      Cash Out Refi             No Doc                                                 Owner Occupied
       777039699      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Owner Occupied
       777039703      Purchase                  Stated Income / Verified Assets (Reduced)              Investor Occupied
       777039704      Purchase                  Stated Income / Verified Assets (Reduced)              Owner Occupied
       777039714      Cash Out Refi             Full / Alternate                                       Owner Occupied
       777039718      Purchase                  Stated Income / Verified Assets (Reduced)              Investor Occupied
       777039720      Cash Out Refi             No Doc                                                 Owner Occupied
       777039763      Cash Out Refi             Full / Alternate                                       Owner Occupied
       777039769      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Owner Occupied
       777039770      Rate & Term Refi          Stated Income / Verified Assets (Reduced)              Owner Occupied
       777039775      Rate & Term Refi          Full / Alternate                                       Owner Occupied
       777039780      Rate & Term Refi          Stated Income / Verified Assets (Reduced)              Owner Occupied
       777039782      Purchase                  Stated Income / Verified Assets (Reduced)              Owner Occupied
       777039784      Purchase                  Full / Alternate                                       Owner Occupied
       777039790      Purchase                  Stated Income / Verified Assets (Reduced)              Investor Occupied
       777039803      Cash Out Refi             Stated Income / Stated Assets (SISA)                   Investor Occupied
       777039805      Purchase                  Stated Income / Verified Assets (Reduced)              Owner Occupied
       777039823      Cash Out Refi             Stated Income / Stated Assets (SISA)                   Owner Occupied
       777039833      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Owner Occupied
       777039838      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Owner Occupied
       777039851      Purchase                  Stated Income / Verified Assets (Reduced)              Investor Occupied
       777039859      Purchase                  Stated Income / Verified Assets (Reduced)              Investor Occupied
       777039861      Purchase                  No Ratio / Verified Assets (No Ratio)                  Second Home
       777039862      Purchase                  Stated Income / Stated Assets (SISA)                   Second Home
       777039865      Purchase                  Stated Income / Verified Assets (Reduced)              Investor Occupied
       777039869      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Investor Occupied
       777039873      Purchase                  No Doc                                                 Second Home
       777039875      Cash Out Refi             Full / Alternate                                       Owner Occupied
       777039881      Cash Out Refi             Stated Income / Stated Assets (SISA)                   Owner Occupied
       777039882      Cash Out Refi             No Ratio / Verified Assets (No Ratio)                  Investor Occupied
       777039883      Purchase                  Stated Income / Verified Assets (Reduced)              Owner Occupied
       777039889      Cash Out Refi             No Doc                                                 Second Home
       777039896      Purchase                  Stated Income / Verified Assets (Reduced)              Investor Occupied
       777039898      Purchase                  Stated Income / Verified Assets (Reduced)              Investor Occupied
       777039899      Purchase                  Stated Income / Verified Assets (Reduced)              Investor Occupied
       777039907      Cash Out Refi             Stated Income / Stated Assets (SISA)                   Second Home
       777039919      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Owner Occupied
       777039925      Rate & Term Refi          Full / Alternate                                       Owner Occupied
       777039927      Rate & Term Refi          Stated Income / Stated Assets (SISA)                   Second Home
       777039932      Rate & Term Refi          Stated Income / Verified Assets (Reduced)              Investor Occupied
       777039944      Purchase                  Stated Income / Verified Assets (Reduced)              Investor Occupied
       777039952      Purchase                  No Doc                                                 Owner Occupied
       777039956      Rate & Term Refi          No Doc                                                 Owner Occupied
       777039969      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Owner Occupied
       777039986      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Owner Occupied
       777039995      Cash Out Refi             No Doc                                                 Owner Occupied
       777040009      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Owner Occupied
       777040010      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Owner Occupied
       777040011      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Owner Occupied
       777040024      Rate & Term Refi          Stated Income / Verified Assets (Reduced)              Owner Occupied
       777040028      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Owner Occupied
       777040033      Rate & Term Refi          Stated Income / Verified Assets (Reduced)              Investor Occupied
       777040037      Cash Out Refi             No Doc                                                 Owner Occupied
       777040044      Purchase                  No Ratio / Verified Assets (No Ratio)                  Investor Occupied
       777040046      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Owner Occupied
       777040047      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Owner Occupied
       777040051      Purchase                  Stated Income / Verified Assets (Reduced)              Investor Occupied
       777040054      Cash Out Refi             No Doc                                                 Owner Occupied
       777040059      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Investor Occupied
       777040073      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Owner Occupied
       777040074      Purchase                  Full / Alternate                                       Investor Occupied
       777040082      Rate & Term Refi          Stated Income / Verified Assets (Reduced)              Investor Occupied
       777040083      Purchase                  Stated Income / Verified Assets (Reduced)              Second Home
       777040090      Purchase                  Stated Income / Verified Assets (Reduced)              Owner Occupied
       777040092      Purchase                  Stated Income / Verified Assets (Reduced)              Second Home
       777040097      Cash Out Refi             No Doc                                                 Owner Occupied
       777040102      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Owner Occupied
       777040103      Purchase                  No Doc                                                 Owner Occupied
       777040105      Rate & Term Refi          Stated Income / Verified Assets (Reduced)              Owner Occupied
       777040118      Rate & Term Refi          Stated Income / Verified Assets (Reduced)              Owner Occupied
       777040123      Purchase                  Stated Income / Verified Assets (Reduced)              Owner Occupied
       777040126      Purchase                  Stated Income / Verified Assets (Reduced)              Investor Occupied
       777040133      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Owner Occupied
       777040135      Purchase                  Stated Income / Verified Assets (Reduced)              Owner Occupied
       777040137      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Owner Occupied
       777040138      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Investor Occupied
       777040139      Cash Out Refi             No Ratio / Verified Assets (No Ratio)                  Owner Occupied
       777040145      Rate & Term Refi          Stated Income / Verified Assets (Reduced)              Owner Occupied
       777040146      Purchase                  Stated Income / Verified Assets (Reduced)              Investor Occupied
       777040147      Purchase                  No Ratio / Verified Assets (No Ratio)                  Second Home
       777040152      Rate & Term Refi          Stated Income / Stated Assets (SISA)                   Owner Occupied
       777040158      Cash Out Refi             No Ratio / Verified Assets (No Ratio)                  Owner Occupied
       777040161      Purchase                  Stated Income / Verified Assets (Reduced)              Investor Occupied
       777040169      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Investor Occupied
       777040174      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Investor Occupied
       777040178      Rate & Term Refi          Full / Alternate                                       Second Home
       777040191      Rate & Term Refi          No Ratio / Verified Assets (No Ratio)                  Owner Occupied
       777040196      Purchase                  Stated Income / Verified Assets (Reduced)              Investor Occupied
       777040200      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Owner Occupied
       777040201      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Investor Occupied
       777040202      Purchase                  Stated Income / Verified Assets (Reduced)              Second Home
       777040205      Purchase                  Stated Income / Verified Assets (Reduced)              Investor Occupied
       777040222      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Investor Occupied
       777040229      Rate & Term Refi          No Ratio / Verified Assets (No Ratio)                  Investor Occupied
       777040240      Rate & Term Refi          Stated Income / Verified Assets (Reduced)              Investor Occupied
       777040241      Purchase                  No Ratio / Verified Assets (No Ratio)                  Owner Occupied
       777040261      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Owner Occupied
       777040269      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Owner Occupied
       777040278      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Owner Occupied
       777040297      Purchase                  Stated Income / Verified Assets (Reduced)              Investor Occupied
       777040299      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Owner Occupied
       777040352      Purchase                  Stated Income / Verified Assets (Reduced)              Owner Occupied
       777040354      Purchase                  Stated Income / Verified Assets (Reduced)              Investor Occupied
       777040356      Cash Out Refi             No Doc                                                 Owner Occupied
       777040357      Rate & Term Refi          Stated Income / Verified Assets (Reduced)              Investor Occupied
       777040365      Purchase                  Stated Income / Verified Assets (Reduced)              Owner Occupied
       777040370      Purchase                  Stated Income / Verified Assets (Reduced)              Investor Occupied
       777040394      Cash Out Refi             Stated Income / Stated Assets (SISA)                   Owner Occupied
       777040398      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Owner Occupied
       777040399      Cash Out Refi             No Doc                                                 Owner Occupied
       777040406      Purchase                  Stated Income / Verified Assets (Reduced)              Investor Occupied
       777040407      Purchase                  Stated Income / Verified Assets (Reduced)              Investor Occupied
       777040413      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Owner Occupied
       777040429      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Owner Occupied
       777040430      Rate & Term Refi          Stated Income / Verified Assets (Reduced)              Investor Occupied
       777040434      Cash Out Refi             Full / Alternate                                       Second Home
       777040443      Purchase                  Stated Income / Stated Assets (SISA)                   Investor Occupied
       777040448      Rate & Term Refi          Stated Income / Verified Assets (Reduced)              Investor Occupied
       777040449      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Owner Occupied
       777040478      Purchase                  No Ratio / Verified Assets (No Ratio)                  Owner Occupied
       777040482      Cash Out Refi             No Doc                                                 Owner Occupied
       777040484      Rate & Term Refi          No Ratio / Verified Assets (No Ratio)                  Owner Occupied
       777040485      Cash Out Refi             Full / Alternate                                       Second Home
       777040487      Cash Out Refi             Stated Income / Stated Assets (SISA)                   Owner Occupied
       777040551      Rate & Term Refi          Stated Income / Verified Assets (Reduced)              Owner Occupied
       777040554      Purchase                  No Ratio / Verified Assets (No Ratio)                  Investor Occupied
       777040557      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Investor Occupied
       777040577      Rate & Term Refi          Stated Income / Verified Assets (Reduced)              Owner Occupied
       777040578      Purchase                  Stated Income / Verified Assets (Reduced)              Second Home
       777040593      Purchase                  Stated Income / Verified Assets (Reduced)              Investor Occupied
       777040596      Purchase                  Stated Income / Verified Assets (Reduced)              Investor Occupied
       777040603      Purchase                  Stated Income / Verified Assets (Reduced)              Owner Occupied
       777040635      Cash Out Refi             No Ratio / Verified Assets (No Ratio)                  Second Home
       777040639      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Investor Occupied
       777040643      Rate & Term Refi          Stated Income / Verified Assets (Reduced)              Owner Occupied
       777040649      Purchase                  Stated Income / Verified Assets (Reduced)              Investor Occupied
       777040658      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Owner Occupied
       777040662      Purchase                  Stated Income / Verified Assets (Reduced)              Investor Occupied
       777040663      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Owner Occupied
       777040671      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Owner Occupied
       777040676      Purchase                  Stated Income / Verified Assets (Reduced)              Owner Occupied
       777040677      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Owner Occupied
       777040693      Cash Out Refi             No Doc                                                 Owner Occupied
       777040694      Cash Out Refi             No Doc                                                 Owner Occupied
       777040705      Rate & Term Refi          Stated Income / Verified Assets (Reduced)              Owner Occupied
       777040708      Rate & Term Refi          Stated Income / Verified Assets (Reduced)              Investor Occupied
       777040723      Rate & Term Refi          Stated Income / Verified Assets (Reduced)              Investor Occupied
       777040752      Purchase                  Full / Alternate                                       Investor Occupied
       777040753      Purchase                  Full / Alternate                                       Investor Occupied
       777040761      Cash Out Refi             ExpressDoc                                             Owner Occupied
       777040767      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Owner Occupied
       777040776      Cash Out Refi             Stated Income / Verified Assets (Reduced)              Owner Occupied
       777040779      Rate & Term Refi          Stated Income / Verified Assets (Reduced)              Investor Occupied
       777040790      Purchase                  Stated Income / Verified Assets (Reduced)              Owner Occupied
       777040819      Purchase                  Stated Income / Verified Assets (Reduced)              Owner Occupied
       777040820      Purchase                  Stated Income / Verified Assets (Reduced)              Owner Occupied
       777040843      Purchase                  No Ratio / Verified Assets (No Ratio)                  Owner Occupied
       777040918      Purchase                  Stated Income / Verified Assets (Reduced)              Owner Occupied
       777041008      Rate & Term Refi          Full / Alternate                                       Owner Occupied

UBS Loan ID           Lien       Senior Lien Balance          Junior Lien Balance          Original LTV        Original
                                                                                                               Combined LTv
--------------------------------------------------------------------------------------------------------------------------------
       334405839          1                            0                            0                  95                    95
       334532900          1                            0                            0                  90                    90
       334532908          1                            0                            0                  95                 94.98
       334532949          1                            0                        43000                  80                    90
       334655990          1                            0                            0               74.63                 74.63
       334659518          1                            0                        68500                  80                   100
       334659541          1                            0                            0               48.19                 48.19
       334688853          1                            0                        58000                  80                 93.65
       334720548          1                            0                            0               77.12                 77.12
       334720549          1                            0                            0               69.91                 69.91
       334738020          1                            0                        52000                  80                   100
       334738165          1                            0                        26400                  80                   100
       334740598          1                            0                        79250               79.99                 99.99
       334740620          1                            0                        69400                  80                   100
       334756494          1                            0                        14001                  80                 86.36
       334756551          1                            0                        19800                  80                   100
       334921808          1                            0                        39950               79.99                 99.98
       335664299          1                            0                            0               57.69                 57.69
       335664300          1                            0                            0                40.9                  40.9
       335664305          1                            0                            0               46.94                 46.94
       335664316          1                            0                            0                  80                    80
       335664354          1                            0                            0               54.32                 54.32
       335664362          1                            0                            0               74.78                 74.78
       335664376          1                            0                            0               48.68                 48.68
       335664377          1                            0                            0               51.02                 51.02
       335664379          1                            0                            0                  80                    80
       335664387          1                            0                       110000                  80                    90
       335664390          1                            0                            0               74.99                 74.99
       335664393          1                            0                            0                  80                    80
       335736334          1                            0                        30600                  80                   100
       335736335          1                            0                        65000                  80                   100
       335736339          1                            0                        13200                  80                    90
       335736340          1                            0                            0                  80                    80
       335736342          1                            0                            0               54.79                 54.79
       335736344          1                            0                            0               74.97                 74.97
       335736361          1                            0                        46650                  75                    90
       335751199          1                            0                       111250               77.63                 96.48
       335751203          1                            0                       108000                  80                   100
       335751204          1                            0                       117700                  80                   100
       335751227          1                            0                       124000                  80                   100
       335847961          1                            0                        24898                  80                   100
       335847965          1                            0                        63000                  80                   100
       335847968          1                            0                            0               38.46                 38.46
       777005164          1                            0                            0                  80                    80
       777008436          1                            0                            0               59.52                 59.52
       777008553          1                            0                            0                  80                    80
       777008555          1                            0                        25200                  70                    90
       777008649          1                            0                            0                  50                    50
       777010295          1                            0                        88500               79.55                 89.49
       777010304          1                            0                            0               79.66                 79.81
       777010306          1                            0                            0               65.18                 65.18
       777010315          1                            0                            0                 100                   100
       777011692          1                            0                        49200                  75                    90
       777017938          1                            0                            0                  60                    60
       777018098          1                            0                            0               66.67                 66.67
       777018345          1                            0                            0               74.11                 74.11
       777019969          1                            0                        18600                  75                    90
       777022040          1                            0                            0               52.63                 52.63
       777022104          1                            0                        33600                  80                   100
       777022731          1                            0                            0                  70                    70
       777022867          1                            0                        24000                  80                    95
       777022899          1                            0                        23000                  80                 93.69
       777023524          1                            0                            0                 100                   100
       777024142          1                            0                            0               42.82                 42.82
       777024145          1                            0                        22000               79.28                   100
       777024357          1                            0                            0                  80                    80
       777024375          1                            0                            0                  75                    75
       777024623          1                            0                            0               77.77                 77.77
       777024877          1                            0                            0               74.98                 74.98
       777024948          1                            0                            0                 100                   100
       777025030          1                            0                        33180               74.98                 94.98
       777025382          1                            0                        45000               78.33                 97.08
       777025988          1                            0                            0                  80                    80
       777026173          1                            0                            0               57.43                 57.43
       777026199          1                            0                            0               46.73                 46.73
       777026269          1                            0                        17100               69.19                    90
       777026273          1                            0                        23750                  80                    85
       777026468          1                            0                            0                  80                    80
       777026595          1                            0                            0               58.06                 58.06
       777026750          1                            0                        17100               69.19                    90
       777026765          1                            0                        36163                  80                 94.99
       777027150          1                            0                        46000                  80                   100
       777027202          1                            0                       103000                  80                   100
       777027266          1                            0                            0               78.17                 78.17
       777027293          1                            0                        60016               79.89                 89.98
       777027474          1                            0                            0               63.58                 63.58
       777027538          1                            0                            0               59.87                 59.87
       777027649          1                            0                            0                  60                    60
       777027783          1                            0                            0                  80                    80
       777028136          1                            0                            0                  60                    60
       777028237          1                            0                            0                  80                    80
       777028498          1                            0                            0                16.5                  16.5
       777028656          1                            0                            0                76.6                  76.6
       777028666          1                            0                            0                  80                    80
       777028816          1                            0                            0                  95                    95
       777028834          1                            0                        30000                  80                    85
       777028888          1                            0                        23718               79.99                    95
       777028924          1                            0                            0                  70                    70
       777028942          1                            0                            0               93.83                 93.83
       777028979          1                            0                            0                 100                   100
       777028989          1                            0                            0               48.75                 48.75
       777029007          1                            0                            0                  90                    90
       777029082          1                            0                            0                 100                   100
       777029110          1                            0                            0                  90                    90
       777029183          1                            0                       104000                  80                 93.16
       777029204          1                            0                            0               58.13                 58.13
       777029210          1                            0                            0               49.07                 49.07
       777029320          1                            0                            0               32.01                 32.01
       777029383          1                            0                            0                  75                    75
       777029420          1                            0                            0                  65                    65
       777029431          1                            0                            0                  80                    80
       777029449          1                            0                            0               77.46                 77.46
       777029455          1                            0                            0                  90                    90
       777029589          1                            0                            0                  80                    80
       777029659          1                            0                            0               77.06                 77.06
       777029734          1                            0                            0               63.37                 63.37
       777029774          1                            0                            0                  65                    65
       777029776          1                            0                            0                  65                    65
       777029777          1                            0                            0               52.42                 52.42
       777029799          1                            0                            0                  75                    75
       777029815          1                            0                            0                  95                    95
       777029931          1                            0                            0               61.77                 61.77
       777029950          1                            0                        22500                  80                    90
       777029979          1                            0                        23400                  80                    95
       777029981          1                            0                        28335                  80                    95
       777030042          1                            0                        49500                  80                 94.78
       777030211          1                            0                        15000               77.76                 84.48
       777030263          1                            0                            0               15.41                 15.41
       777030286          1                            0                        51600                  75                    95
       777030296          1                            0                            0                  90                    90
       777030324          1                            0                            0                  90                    90
       777030335          1                            0                            0                  90                    90
       777030414          1                            0                            0               77.91                 77.91
       777030515          1                            0                            0                  95                    95
       777030637          1                            0                            0                  95                    95
       777030643          1                            0                            0                  90                    90
       777030846          1                            0                            0               58.14                 58.14
       777030944          1                            0                            0                  90                    90
       777031066          1                            0                       144750                  75                    90
       777031118          1                            0                            0               89.51                 89.51
       777031127          1                            0                            0                  70                    70
       777031148          1                            0                        20500                  80                 83.98
       777031374          1                            0                            0                  90                    90
       777031379          1                            0                            0                 100                   100
       777031569          1                            0                            0                  65                    65
       777031602          1                            0                            0                  90                    90
       777031677          1                            0                            0                  95                    95
       777031683          1                            0                            0               89.97                 89.97
       777031704          1                            0                            0                  95                    95
       777031705          1                            0                            0                  95                    95
       777031766          1                            0                            0               73.46                 73.46
       777031783          1                            0                            0                73.2                  73.2
       777031836          1                            0                            0               94.97                 94.97
       777031906          1                            0                        51450                  80                  94.1
       777031978          1                            0                        46000                  80                   100
       777032001          1                            0                            0               58.66                 58.66
       777032047          1                            0                        63000                  80                   100
       777032061          1                            0                        28950                  80                    95
       777032109          1                            0                            0               64.33                 64.33
       777032158          1                            0                            0               89.62                 89.62
       777032182          1                            0                            0               61.45                 61.45
       777032185          1                            0                            0               47.56                 47.56
       777032311          1                            0                        53000                  80                   100
       777032372          1                            0                        25600                  70                    90
       777032373          1                            0                        19200                  70                    90
       777032448          1                            0                            0               33.33                 33.33
       777032451          1                            0                            0                78.7                  78.7
       777032459          1                            0                            0                  95                    95
       777032614          1                            0                            0                  80                    80
       777032632          1                            0                            0                  75                    75
       777032637          1                            0                            0                  75                    75
       777032699          1                            0                            0                  75                    75
       777032712          1                            0                        57000                  80                   100
       777032734          1                            0                        64000                  80                    90
       777032756          1                            0                            0                  95                    95
       777032767          1                            0                            0                  95                    95
       777032790          1                            0                            0                  95                    95
       777032859          1                            0                            0                 100                   100
       777032875          1                            0                            0                  80                    80
       777032886          1                            0                            0                  75                    75
       777032887          1                            0                        43200                  80                   100
       777032914          1                            0                            0                  80                    80
       777032945          1                            0                        28980                  80                   100
       777033051          1                            0                            0                  80                    80
       777033075          1                            0                        28200                  80                    95
       777033293          1                            0                            0                  65                    65
       777033294          1                            0                            0                  90                    90
       777033302          1                            0                            0                  80                    80
       777033303          1                            0                            0                  95                    95
       777033312          1                            0                        20000                  80                   100
       777033353          1                            0                            0                  80                    80
       777033357          1                            0                            0               77.78                 77.78
       777033367          1                            0                        23600                  80                   100
       777033463          1                            0                            0                  80                    80
       777033513          1                            0                            0                  80                    80
       777033559          1                            0                            0                  90                    90
       777033569          1                            0                            0               64.81                 64.81
       777033613          1                            0                            0                  90                    90
       777033633          1                            0                            0               94.03                 94.03
       777033634          1                            0                            0                  95                    95
       777033661          1                            0                        49440                  80                   100
       777033665          1                            0                            0                  95                    95
       777033688          1                            0                        28900                  80                    90
       777033703          1                            0                            0               64.62                 64.62
       777033797          1                            0                            0                  90                    90
       777033923          1                            0                            0                 100                   100
       777033927          1                            0                            0                 100                   100
       777033998          1                            0                            0               64.82                 64.82
       777034066          1                            0                        57400                  80                   100
       777034134          1                            0                        99000               79.99                 99.99
       777034137          1                            0                            0                  95                    95
       777034177          1                            0                            0                  90                    90
       777034246          1                            0                            0                  95                    95
       777034318          1                            0                        41000               79.99                   100
       777034336          1                            0                            0                  25                    25
       777034338          1                            0                            0               68.49                 68.49
       777034365          1                            0                            0                 100                   100
       777034371          1                            0                            0                  80                    80
       777034378          1                            0                            0                 100                   100
       777034387          1                            0                            0               69.99                 69.99
       777034427          1                            0                            0                  85                    85
       777034429          1                            0                            0                  95                    95
       777034739          1                            0                            0               68.39                 68.39
       777034983          1                            0                            0               50.91                 50.91
       777035007          1                            0                            0                  80                    80
       777035170          1                            0                            0                  80                    80
       777035245          1                            0                        54200                  80                    90
       777035278          1                            0                        50489               79.99                 94.97
       777035300          1                            0                            0                  80                    80
       777035335          1                            0                            0                  80                    80
       777035428          1                            0                            0                  95                    95
       777035496          1                            0                            0                  90                    90
       777035617          1                            0                            0                 100                   100
       777035624          1                            0                            0                60.9                  60.9
       777035710          1                            0                            0               79.43                 79.43
       777035723          1                            0                            0                  80                    80
       777035760          1                            0                            0                  70                    70
       777035762          1                            0                            0                 100                   100
       777035786          1                            0                            0               48.39                 48.39
       777035933          1                            0                            0               56.83                 56.83
       777035949          1                            0                            0                  90                    90
       777035988          1                            0                       146000               73.53                    95
       777035997          1                            0                            0                62.5                  62.5
       777035998          1                            0                            0               61.74                 61.74
       777036128          1                            0                            0                  95                    95
       777036313          1                            0                            0                  80                    80
       777036315          1                            0                            0                  70                    70
       777036329          1                            0                            0               63.24                 63.24
       777036349          1                            0                            0               53.08                 53.08
       777036369          1                            0                            0               68.95                 68.95
       777036443          1                            0                            0                 100                   100
       777036459          1                            0                            0                  80                    80
       777036524          1                            0                            0                  80                    80
       777036527          1                            0                            0               78.62                 78.62
       777036579          1                            0                       500000               55.56                 83.33
       777036689          1                            0                       136500                  80                    95
       777036692          1                            0                            0                  90                    90
       777036817          1                            0                            0                  95                    95
       777036834          1                            0                        57000                  80                    95
       777036845          1                            0                            0                  80                    80
       777036887          1                            0                            0                  90                    90
       777036906          1                            0                            0               51.72                 51.72
       777036959          1                            0                            0                  70                    70
       777036960          1                            0                            0               73.33                 73.33
       777036981          1                            0                            0                  95                    95
       777037017          1                            0                            0               56.12                 56.12
       777037023          1                            0                            0               94.94                 94.94
       777037059          1                            0                            0                  65                    65
       777037063          1                            0                            0               43.26                 43.26
       777037087          1                            0                            0                  90                    90
       777037098          1                            0                            0               65.69                 65.69
       777037153          1                            0                            0               38.95                 38.95
       777037155          1                            0                       222890               25.95                    38
       777037186          1                            0                            0               61.88                 61.88
       777037187          1                            0                            0                  90                    90
       777037209          1                            0                            0               36.07                 36.07
       777037225          1                            0                            0               64.98                 64.98
       777037237          1                            0                            0               14.13                 14.13
       777037276          1                            0                            0               64.86                 64.86
       777037277          1                            0                            0               79.55                 79.55
       777037278          1                            0                            0               63.11                 63.11
       777037283          1                            0                            0                  95                    95
       777037299          1                            0                            0                  95                    95
       777037303          1                            0                            0                  95                    95
       777037383          1                            0                            0               85.85                 85.85
       777037389          1                            0                            0                  95                    95
       777037399          1                            0                            0                  95                    95
       777037433          1                            0                            0               94.61                 94.61
       777037445          1                            0                            0                69.5                  69.5
       777037471          1                            0                            0               62.13                 62.13
       777037473          1                            0                        44576                  80                    95
       777037563          1                            0                            0                  95                    95
       777037566          1                            0                            0                  85                    85
       777037583          1                            0                            0                  90                    90
       777037636          1                            0                            0                  65                    65
       777037637          1                            0                            0                33.3                  33.3
       777037640          1                            0                            0                  80                    80
       777037643          1                            0                            0                  42                    42
       777037665          1                            0                            0                  90                    90
       777037670          1                            0                            0                  85                    85
       777037677          1                            0                            0               94.97                 94.97
       777037717          1                            0                            0                  90                    90
       777037727          1                            0                            0               89.94                 89.94
       777037770          1                            0                            0               83.72                 83.72
       777037795          1                            0                            0                  95                    95
       777037811          1                            0                            0                  90                    90
       777037814          1                            0                            0                  95                    95
       777037840          1                            0                            0               89.99                 89.99
       777037846          1                            0                            0                  80                    80
       777037864          1                            0                            0               94.98                 94.98
       777037866          1                            0                            0               40.83                 40.83
       777037875          1                            0                            0               37.14                 37.14
       777037891          1                            0                            0               94.92                 94.92
       777037895          1                            0                            0               30.77                 30.77
       777037929          1                            0                            0                  90                    90
       777037940          1                            0                            0                  80                    80
       777037945          1                            0                            0                  95                    95
       777037954          1                            0                       211234               64.71                 89.56
       777037986          1                            0                            0               79.65                 79.65
       777037991          1                            0                            0                  80                    80
       777038024          1                            0                            0                  90                    90
       777038029          1                            0                            0                  80                    80
       777038040          1                            0                            0                  90                    90
       777038041          1                            0                            0                  80                    80
       777038055          1                            0                            0                  95                    95
       777038064          1                            0                            0                  80                    80
       777038075          1                            0                            0               44.59                 44.59
       777038079          1                            0                            0                  80                    80
       777038091          1                            0                            0               78.21                 78.21
       777038103          1                            0                            0                 100                   100
       777038107          1                            0                            0                  90                    90
       777038143          1                            0                            0               58.87                 58.87
       777038147          1                            0                            0                  90                    90
       777038162          1                            0                            0               78.69                 78.69
       777038175          1                            0                            0                  90                    90
       777038181          1                            0                            0               84.89                 84.89
       777038182          1                            0                            0               94.48                 94.48
       777038185          1                            0                            0                  90                    90
       777038191          1                            0                            0                  95                    95
       777038198          1                            0                            0               89.93                 89.93
       777038199          1                            0                       300000               49.85                    80
       777038204          1                            0                            0               89.92                 89.92
       777038206          1                            0                            0               87.79                 87.79
       777038227          1                            0                            0                  65                    65
       777038229          1                            0                            0               89.97                 89.97
       777038235          1                            0                            0                  80                    80
       777038239          1                            0                            0               55.32                 55.32
       777038255          1                            0                            0                  80                    80
       777038256          1                            0                            0                  75                    75
       777038264          1                            0                            0               53.49                 53.49
       777038270          1                            0                            0               94.94                 94.94
       777038289          1                            0                            0               94.98                 94.98
       777038312          1                            0                            0               94.99                 94.99
       777038331          1                            0                            0               57.66                 57.66
       777038332          1                            0                       102014               64.66                    80
       777038335          1                            0                            0                  90                    90
       777038349          1                            0                            0               69.47                 69.47
       777038359          1                            0                            0                  90                    90
       777038362          1                            0                            0                  65                    65
       777038363          1                            0                        49500                  80                    90
       777038367          1                            0                            0               78.68                 78.68
       777038375          1                            0                            0                  95                    95
       777038377          1                            0                            0                94.2                  94.2
       777038378          1                            0                            0               94.96                 94.96
       777038382          1                            0                            0                  80                    80
       777038383          1                            0                            0               87.28                 87.28
       777038401          1                            0                            0               71.03                 71.03
       777038417          1                            0                            0                  95                    95
       777038420          1                            0                       445029               60.93                 84.99
       777038423          1                            0                            0                  80                    80
       777038425          1                            0                            0               94.99                 94.99
       777038435          1                            0                            0                  80                    80
       777038462          1                            0                            0                  65                    65
       777038466          1                            0                            0               71.88                 71.88
       777038500          1                            0                        56272               75.27                 87.64
       777038502          1                            0                            0               62.57                 62.57
       777038505          1                            0                            0                 100                   100
       777038526          1                            0                            0                  90                    90
       777038540          1                            0                            0                  65                    65
       777038542          1                            0                            0                  65                    65
       777038543          1                            0                            0               60.34                 60.34
       777038557          1                            0                            0                  65                    65
       777038558          1                            0                            0                  65                    65
       777038564          1                            0                            0                  90                    90
       777038589          1                            0                            0                  80                    80
       777038592          1                            0                            0                  65                    65
       777038599          1                            0                            0                  90                    90
       777038604          1                            0                            0                  90                    90
       777038610          1                            0                            0                  95                    95
       777038630          1                            0                            0                  90                    90
       777038634          1                            0                            0                  60                    60
       777038637          1                            0                            0               77.72                 77.72
       777038644          1                            0                            0                  75                    75
       777038649          1                            0                            0               94.97                 94.97
       777038659          1                            0                            0               23.08                 23.08
       777038676          1                            0                            0                  90                    90
       777038687          1                            0                            0               45.45                 45.45
       777038694          1                            0                            0                  95                    95
       777038701          1                            0                            0               39.27                 39.27
       777038709          1                            0                            0               89.99                 89.99
       777038710          1                            0                            0               72.76                 72.76
       777038728          1                            0                            0                  90                    90
       777038729          1                            0                            0               50.13                 50.13
       777038749          1                            0                            0                  80                    80
       777038769          1                            0                            0                  65                    65
       777038784          1                            0                            0                  95                    95
       777038791          1                            0                            0               61.98                 61.98
       777038804          1                            0                            0               44.83                 44.83
       777038805          1                            0                            0               94.73                 94.73
       777038814          1                            0                            0                  95                    95
       777038821          1                            0                            0               55.83                 55.83
       777038825          1                            0                            0                  95                    95
       777038831          1                            0                            0                  90                    90
       777038834          1                            0                            0                15.2                  15.2
       777038842          1                            0                            0                  95                    95
       777038852          1                            0                            0               94.97                 94.97
       777038855          1                            0                            0                  95                    95
       777038877          1                            0                            0               52.48                 52.48
       777038882          1                            0                            0               16.82                 16.82
       777038891          1                            0                            0                  90                    90
       777038919          1                            0                            0               89.94                 89.94
       777038933          1                            0                            0               74.82                 74.82
       777038953          1                            0                            0                  90                    90
       777038960          1                            0                            0               69.66                 69.66
       777038962          1                            0                            0                  95                    95
       777038965          1                            0                            0                  95                    95
       777038966          1                            0                            0               84.82                 84.82
       777038967          1                            0                            0               75.86                 75.86
       777038969          1                            0                            0                  90                    90
       777038979          1                            0                            0               53.34                 53.34
       777038984          1                            0                            0                  95                    95
       777039004          1                            0                            0               52.28                 52.28
       777039016          1                            0                            0               69.98                 69.98
       777039023          1                            0                            0               66.43                 66.43
       777039027          1                            0                            0               94.97                 94.97
       777039034          1                            0                            0                  80                    80
       777039041          1                            0                            0               25.45                 25.45
       777039046          1                            0                            0                  90                    90
       777039049          1                            0                            0                  80                    80
       777039056          1                            0                            0                  40                    40
       777039060          1                            0                            0               78.85                 78.85
       777039066          1                            0                            0               58.82                 58.82
       777039068          1                            0                            0               78.85                 78.85
       777039069          1                            0                            0               89.29                 89.29
       777039099          1                            0                            0                 100                   100
       777039112          1                            0                            0                  80                    80
       777039119          1                            0                            0                  95                    95
       777039123          1                            0                            0                  60                    60
       777039124          1                            0                            0                  85                    85
       777039125          1                            0                            0                  95                    95
       777039143          1                            0                            0                  95                    95
       777039144          1                            0                            0                  90                    90
       777039146          1                            0                            0                  80                    80
       777039167          1                            0                            0                  80                    80
       777039191          1                            0                            0                  90                    90
       777039195          1                            0                            0               79.86                 79.86
       777039197          1                            0                            0                  95                    95
       777039205          1                            0                            0               94.99                 94.99
       777039218          1                            0                            0               89.96                 89.96
       777039221          1                            0                            0                  95                    95
       777039260          1                            0                            0                  90                    90
       777039274          1                            0                            0               78.49                 78.49
       777039275          1                            0                            0               58.89                 58.89
       777039278          1                            0                            0                  65                    65
       777039281          1                            0                            0                  95                    95
       777039295          1                            0                            0                  90                    90
       777039303          1                            0                            0                56.1                  56.1
       777039313          1                            0                            0                  80                    80
       777039314          1                            0                            0               84.88                 84.88
       777039315          1                            0                            0                  95                    95
       777039316          1                            0                            0               79.98                 79.98
       777039319          1                            0                            0                  95                    95
       777039323          1                            0                            0               78.95                 78.95
       777039329          1                            0                            0               58.46                 58.46
       777039333          1                            0                            0                64.1                  64.1
       777039336          1                            0                            0               94.99                 94.99
       777039338          1                            0                            0               94.99                 94.99
       777039339          1                            0                            0               63.19                 63.19
       777039345          1                            0                            0                  95                    95
       777039349          1                            0                            0               41.62                 41.62
       777039359          1                            0                            0                  95                    95
       777039364          1                            0                            0               89.92                 89.92
       777039366          1                            0                            0                  93                    93
       777039371          1                            0                            0               55.56                 55.56
       777039388          1                            0                            0               88.92                 88.92
       777039395          1                            0                            0                  95                    95
       777039396          1                            0                            0               41.67                 41.67
       777039410          1                            0                            0                  85                    85
       777039419          1                            0                            0               58.21                 58.21
       777039420          1                            0                        11447               54.17                 56.29
       777039426          1                            0                            0               89.97                 89.97
       777039430          1                            0                            0               89.95                 89.95
       777039434          1                            0                            0                  90                    90
       777039439          1                            0                            0                  90                    90
       777039446          1                            0                            0                  90                    90
       777039455          1                            0                            0                  80                    80
       777039457          1                            0                            0                  90                    90
       777039458          1                            0                            0                  80                    80
       777039489          1                            0                            0               45.66                 45.66
       777039491          1                            0                            0                  95                    95
       777039494          1                            0                            0               61.54                 61.54
       777039503          1                            0                            0               72.89                 72.89
       777039521          1                            0                            0                  95                    95
       777039524          1                            0                            0               89.98                 89.98
       777039536          1                            0                            0                  95                    95
       777039542          1                            0                            0               92.37                 92.37
       777039547          1                            0                            0                  95                    95
       777039550          1                            0                            0               58.04                 58.04
       777039551          1                            0                            0               77.27                 77.27
       777039552          1                            0                            0               89.93                 89.93
       777039553          1                            0                            0               89.99                 89.99
       777039562          1                            0                            0                  95                    95
       777039586          1                            0                            0                  80                    80
       777039593          1                            0                            0                  65                    65
       777039604          1                            0                            0                  90                    90
       777039607          1                            0                            0                  90                    90
       777039611          1                            0                            0               64.85                 64.85
       777039615          1                            0                            0               49.18                 49.18
       777039622          1                            0                            0                  65                    65
       777039623          1                            0                            0                  90                    90
       777039625          1                            0                            0                  90                    90
       777039637          1                            0                            0               94.98                 94.98
       777039646          1                            0                            0                  90                    90
       777039660          1                            0                            0                  95                    95
       777039663          1                            0                            0                  80                    80
       777039675          1                            0                            0                  95                    95
       777039685          1                            0                            0               64.07                 64.07
       777039699          1                            0                            0                  80                    80
       777039703          1                            0                            0               89.86                 89.86
       777039704          1                            0                            0               94.97                 94.97
       777039714          1                            0                            0               94.03                 94.03
       777039718          1                            0                            0                  90                    90
       777039720          1                            0                            0               29.27                 29.27
       777039763          1                            0                            0                  95                    95
       777039769          1                            0                            0                  65                    65
       777039770          1                            0                            0               89.78                 89.78
       777039775          1                            0                            0                  90                    90
       777039780          1                            0                            0                45.9                  45.9
       777039782          1                            0                            0                  75                    75
       777039784          1                            0                            0                 100                   100
       777039790          1                            0                            0               94.98                 94.98
       777039803          1                            0                            0                  70                    70
       777039805          1                            0                            0                  80                    80
       777039823          1                            0                            0               74.65                 74.65
       777039833          1                            0                            0               49.33                 49.33
       777039838          1                            0                            0                  95                    95
       777039851          1                            0                            0               94.98                 94.98
       777039859          1                            0                            0               94.98                 94.98
       777039861          1                            0                            0                  95                    95
       777039862          1                            0                            0                  95                    95
       777039865          1                            0                            0               94.93                 94.93
       777039869          1                            0                            0                  90                    90
       777039873          1                            0                            0               89.98                 89.98
       777039875          1                            0                            0               42.68                 42.68
       777039881          1                            0                            0                  80                    80
       777039882          1                            0                            0                  80                    80
       777039883          1                            0                            0                  95                    95
       777039889          1                            0                            0               48.62                 48.62
       777039896          1                            0                            0               89.97                 89.97
       777039898          1                            0                            0                  90                    90
       777039899          1                            0                            0                  90                    90
       777039907          1                            0                            0                  80                    80
       777039919          1                            0                            0               41.71                 41.71
       777039925          1                            0                            0                 100                   100
       777039927          1                            0                            0                  90                    90
       777039932          1                            0                            0               75.05                 75.05
       777039944          1                            0                            0                  95                    95
       777039952          1                            0                            0                  90                    90
       777039956          1                            0                            0               55.52                 55.52
       777039969          1                            0                            0                  80                    80
       777039986          1                            0                            0                  95                    95
       777039995          1                            0                            0               52.27                 52.27
       777040009          1                            0                            0                  95                    95
       777040010          1                            0                            0               72.73                 72.73
       777040011          1                            0                            0               54.74                 54.74
       777040024          1                            0                            0               69.11                 69.11
       777040028          1                            0                            0               91.71                 91.71
       777040033          1                            0                            0                  80                    80
       777040037          1                            0                            0               56.64                 56.64
       777040044          1                            0                            0               79.91                 79.91
       777040046          1                            0                            0                69.4                  69.4
       777040047          1                            0                            0                  75                    75
       777040051          1                            0                            0               94.93                 94.93
       777040054          1                            0                            0               52.63                 52.63
       777040059          1                            0                            0                  65                    65
       777040073          1                            0                            0                  80                    80
       777040074          1                            0                            0                  90                    90
       777040082          1                            0                            0               78.18                 78.18
       777040083          1                            0                            0                  95                    95
       777040090          1                            0                            0               94.98                 94.98
       777040092          1                            0                       153750                  80                    95
       777040097          1                            0                            0               63.49                 63.49
       777040102          1                            0                            0                  75                    75
       777040103          1                            0                            0                  70                    70
       777040105          1                            0                            0                  90                    90
       777040118          1                            0                            0               49.63                 49.63
       777040123          1                            0                       108838               74.68                    95
       777040126          1                            0                            0                  90                    90
       777040133          1                            0                            0                78.5                  78.5
       777040135          1                            0                            0                  94                    94
       777040137          1                            0                            0               54.55                 54.55
       777040138          1                            0                            0                85.5                  85.5
       777040139          1                            0                            0                  42                    42
       777040145          1                            0                            0                  95                    95
       777040146          1                            0                            0               89.97                 89.97
       777040147          1                            0                            0                  95                    95
       777040152          1                            0                            0                62.5                  62.5
       777040158          1                            0                            0                  90                    90
       777040161          1                            0                            0               94.95                 94.95
       777040169          1                            0                            0               76.92                 76.92
       777040174          1                            0                            0               71.43                 71.43
       777040178          1                            0                            0               93.46                 93.46
       777040191          1                            0                            0               94.41                 94.41
       777040196          1                            0                            0               94.97                 94.97
       777040200          1                            0                            0               74.83                 74.83
       777040201          1                            0                            0                  80                    80
       777040202          1                            0                            0               79.99                 79.99
       777040205          1                            0                            0               94.97                 94.97
       777040222          1                            0                            0               64.56                 64.56
       777040229          1                            0                            0                49.2                  49.2
       777040240          1                            0                            0               87.08                 87.08
       777040241          1                            0                            0                  90                    90
       777040261          1                            0                            0                  95                    95
       777040269          1                            0                            0               74.07                 74.07
       777040278          1                            0                            0                  80                    80
       777040297          1                            0                            0               94.99                 94.99
       777040299          1                            0                            0                  80                    80
       777040352          1                            0                            0                  80                    80
       777040354          1                            0                            0               89.96                 89.96
       777040356          1                            0                            0               79.37                 79.37
       777040357          1                            0                       125000               57.83                 72.11
       777040365          1                            0                            0                  95                    95
       777040370          1                            0                            0                  90                    90
       777040394          1                            0                            0                  75                    75
       777040398          1                            0                            0                  90                    90
       777040399          1                            0                            0               77.76                 77.76
       777040406          1                            0                            0                  95                    95
       777040407          1                            0                            0                  95                    95
       777040413          1                            0                            0                  80                    80
       777040429          1                            0                            0               93.73                 93.73
       777040430          1                            0                            0                  65                    65
       777040434          1                            0                            0               94.93                 94.93
       777040443          1                            0                            0                  90                    90
       777040448          1                            0                            0                77.4                  77.4
       777040449          1                            0                            0               68.75                 68.75
       777040478          1                            0                            0               41.85                 41.85
       777040482          1                            0                            0                  65                    65
       777040484          1                            0                            0                  95                    95
       777040485          1                            0                            0                  70                    70
       777040487          1                            0                            0                  95                    95
       777040551          1                            0                        12324                  75                 80.03
       777040554          1                            0                            0                  90                    90
       777040557          1                            0                            0                  90                    90
       777040577          1                            0                            0                  90                    90
       777040578          1                            0                            0               94.99                 94.99
       777040593          1                            0                            0               94.98                 94.98
       777040596          1                            0                            0               94.98                 94.98
       777040603          1                            0                            0                  95                    95
       777040635          1                            0                            0                  65                    65
       777040639          1                            0                            0               24.24                 24.24
       777040643          1                            0                        35982               79.85                 86.79
       777040649          1                            0                            0               94.95                 94.95
       777040658          1                            0                            0               89.72                 89.72
       777040662          1                            0                            0                  90                    90
       777040663          1                            0                            0               88.43                 88.43
       777040671          1                            0                            0               69.29                 69.29
       777040676          1                            0                            0               94.98                 94.98
       777040677          1                            0                            0               38.34                 38.34
       777040693          1                            0                            0                68.9                  68.9
       777040694          1                            0                            0               52.61                 52.61
       777040705          1                            0                        47116               63.67                 70.08
       777040708          1                            0                            0                  65                    65
       777040723          1                            0                            0                  65                    65
       777040752          1                            0                            0                  95                    95
       777040753          1                            0                            0                  95                    95
       777040761          1                            0                            0                  70                    70
       777040767          1                            0                            0                  75                    75
       777040776          1                            0                            0               56.03                 56.03
       777040779          1                            0                            0                  80                    80
       777040790          1                            0                            0                  80                    80
       777040819          1                            0                        51000                  80                   100
       777040820          1                            0                        57800                  80                   100
       777040843          1                            0                        90000                  75                    95
       777040918          1                            0                        38250                  80                    95
       777041008          1                            0                            0               67.65                 67.65

UBS Loan ID           Appraisal Value         Current Appraisal         Purchase Price          Pledge        Pledge
                                                                                                 Flag         Amount
------------------------------------------------------------------------------------------------------------------------
       334405839                  110000                                            105000      N                     0
       334532900                  200000                                                 0      N                     0
       334532908                  226000                                            221048      N                     0
       334532949                  430000                                                 0      N                     0
       334655990                  134000                                                 0      N                     0
       334659518                  344000                                            342500      N                     0
       334659541                  415000                                                 0      N                     0
       334688853                  425000                                                 0      N                     0
       334720548                  778000                                                 0      N                     0
       334720549                  950000                                                 0      N                     0
       334738020                  260000                                                 0      N                     0
       334738165                  132000                                                 0      N                     0
       334740598                  400000                                            396305      N                     0
       334740620                  365000                                            347000      N                     0
       334756494                  220000                                            220000      N                     0
       334756551                  102000                                             99000      N                     0
       334921808                  200000                                            199900      N                     0
       335664299                  780000                                                 0      N                     0
       335664300                 1100000                                                 0      N                     0
       335664305                 1000000                                                 0      N                     0
       335664316                  650000                                            636000      N                     0
       335664354                  810000                                                 0      N                     0
       335664362                  760000                                                 0      N                     0
       335664376                 1025000                                                 0      N                     0
       335664377                  980000                                                 0      N                     0
       335664379                  715000                                            715000      N                     0
       335664387                 1100000                                           1100000      N                     0
       335664390                 1270000                                           1269000      N                     0
       335664393                 1500000                                           1500000      N                     0
       335736334                  153000                                                 0      N                     0
       335736335                  325000                                            325000      N                     0
       335736339                  150000                                            132000      N                     0
       335736340                  185000                                            171900      N                     0
       335736342                  219000                                                 0      N                     0
       335736344                 1550000                                                 0      N                     0
       335736361                  311000                                                 0      N                     0
       335751199                  590000                                                 0      N                     0
       335751203                  540000                                            540000      N                     0
       335751204                  590000                                            588500      N                     0
       335751227                  620000                                            620000      N                     0
       335847961                  125000                                            124490      N                     0
       335847965                  317000                                            315000      N                     0
       335847968                  585000                                                 0      N                     0
       777005164                  920000                                            920000      N                     0
       777008436                  210000                                            210000      N                     0
       777008553                  200000                                                 0      N                     0
       777008555                  126000                                                 0      N                     0
       777008649                  205000                                                 0      N                     0
       777010295                  890000                                            890000      N                     0
       777010304                  590000                                            588915      N                     0
       777010306                  610000                                                 0      N                     0
       777010315                  300000                                            314900      N                     0
       777011692                  328000                                                 0      N                     0
       777017938                  305000                                                 0      N                     0
       777018098                  150000                                                 0      N                     0
       777018345                  112000                                                 0      N                     0
       777019969                  124000                                                 0      N                     0
       777022040                  285000                                                 0      N                     0
       777022104                  168000                                            168000      N                     0
       777022731                  297000                                                 0      N                     0
       777022867                  160000                                                 0      N                     0
       777022899                  168000                                                 0      N                     0
       777023524                  220000                                            174900      N                     0
       777024142                  220000                                         210182.16      N                     0
       777024145                  111000                                            110000      N                     0
       777024357                  155000                                                 0      N                     0
       777024375                  785000                                                 0      N                     0
       777024623                  180000                                                 0      N                     0
       777024877                  550000                                                 0      N                     0
       777024948                  285000                                                 0      N                     0
       777025030                  170000                                            165900      N                     0
       777025382                  240000                                                 0      N                     0
       777025988                  184500                                                 0      N                     0
       777026173                  700000                                                 0      N                     0
       777026199                  550000                                                 0      N                     0
       777026269                   86500                                             85500      N                     0
       777026273                  550000                                            475000      N                     0
       777026468                   75000                                                 0      N                     0
       777026595                  620000                                                 0      N                     0
       777026750                   86500                                             85500      N                     0
       777026765                  250000                                            241090      N                     0
       777027150                  230000                                                 0      N                     0
       777027202                  544000                                            515000      N                     0
       777027266                  219000                                                 0      N                     0
       777027293                  602000                                            601164      N                     0
       777027474                  218000                                                 0      N                     0
       777027538                  593000                                                 0      N                     0
       777027649                  597000                                            585000      N                     0
       777027783                  320000                                                 0      N                     0
       777028136                  400000                                                 0      N                     0
       777028237                  265000                                                 0      N                     0
       777028498                  515000                                                 0      N                     0
       777028656                  470000                                                 0      N                     0
       777028666                   64000                                                 0      N                     0
       777028816                  105000                                            102000      N                     0
       777028834                  650000                                            600000      N                     0
       777028888                  162000                                            158113      N                     0
       777028924                 1500000                                                 0      N                     0
       777028942                   83500                                             81000      N                     0
       777028979                  150000                                            128250      N                     0
       777028989                  200000                                                 0      N                     0
       777029007                  129500                                                 0      N                     0
       777029082                  160000                                            159900      N                     0
       777029110                  370000                                            331630      N                     0
       777029183                  790000                                                 0      N                     0
       777029204                  332000                                                 0      N                     0
       777029210                  435000                                            430000      N                     0
       777029320                  283000                                            280200      N                     0
       777029383                  215000                                                 0      N                     0
       777029420                  215000                                                 0      N                     0
       777029431                   75000                                                 0      N                     0
       777029449                  355000                                                 0      N                     0
       777029455                  299600                                                 0      N                     0
       777029589                  175000                                            160196      N                     0
       777029659                  218000                                                 0      N                     0
       777029734                  445000                                                 0      N                     0
       777029774                  240000                                                 0      N                     0
       777029776                  190000                                                 0      N                     0
       777029777                  155000                                                 0      N                     0
       777029799                 1700000                                                 0      N                     0
       777029815                  315000                                            310000      N                     0
       777029931                  675000                                                 0      N                     0
       777029950                  225000                                                 0      N                     0
       777029979                  178000                                            156000      N                     0
       777029981                  190000                                            188900      N                     0
       777030042                  335000                                                 0      N                     0
       777030211                  223000                                                 0      N                     0
       777030263                  655000                                                 0      N                     0
       777030286                  258000                                            258000      N                     0
       777030296                  134000                                            130000      N                     0
       777030324                  192000                                            190800      N                     0
       777030335                  237000                                                 0      N                     0
       777030414                  344000                                                 0      N                     0
       777030515                  117000                                            116900      N                     0
       777030637                  144000                                            140700      N                     0
       777030643                   81000                                                 0      N                     0
       777030846                  258000                                                 0      N                     0
       777030944                  210000                                                 0      N                     0
       777031066                  965000                                                 0      N                     0
       777031118                  124000                                                 0      N                     0
       777031127                  510000                                                 0      N                     0
       777031148                  515000                                                 0      N                     0
       777031374                  340000                                            207772      N                     0
       777031379                  245000                                            217706      N                     0
       777031569                  172000                                                 0      N                     0
       777031602                  140000                                                 0      N                     0
       777031677                  383000                                            380000      N                     0
       777031683                  330000                                            250419      N                     0
       777031704                  175000                                                 0      N                     0
       777031705                  185000                                                 0      N                     0
       777031766                  130000                                                 0      N                     0
       777031783                  485000                                                 0      N                     0
       777031836                   95000                                             93875      N                     0
       777031906                  365000                                                 0      N                     0
       777031978                  230000                                                 0      N                     0
       777032001                  150000                                                 0      N                     0
       777032047                  322700                                            315000      N                     0
       777032061                  193000                                            193000      N                     0
       777032109                  150000                                                 0      N                     0
       777032158                  212000                                            212000      N                     0
       777032182                  144000                                                 0      N                     0
       777032185                  144000                                                 0      N                     0
       777032311                  265000                                                 0      N                     0
       777032372                  128000                                                 0      N                     0
       777032373                   96000                                                 0      N                     0
       777032448                  750000                                            750000      N                     0
       777032451                  540000                                                 0      N                     0
       777032459                  128000                                            127400      N                     0
       777032614                  212000                                                 0      N                     0
       777032632                   95000                                                 0      N                     0
       777032637                  140000                                                 0      N                     0
       777032699                   89000                                                 0      N                     0
       777032712                  285000                                                 0      N                     0
       777032734                  640000                                                 0      N                     0
       777032756                  114000                                                 0      N                     0
       777032767                  205000                                            205000      N                     0
       777032790                   70000                                                 0      N                     0
       777032859                   98000                                             97850      N                     0
       777032875                   75000                                                 0      N                     0
       777032886                  800000                                                 0      N                     0
       777032887                  216000                                                 0      N                     0
       777032914                  287000                                                 0      N                     0
       777032945                  147000                                            144900      N                     0
       777033051                  310000                                                 0      N                     0
       777033075                  196000                                            188000      N                     0
       777033293                  251000                                                 0      N                     0
       777033294                  422000                                                 0      N                     0
       777033302                 1830000                                                 0      N                     0
       777033303                   70000                                                 0      N                     0
       777033312                  106000                                            100000      N                     0
       777033353                  103000                                                 0      N                     0
       777033357                   90000                                                 0      N                     0
       777033367                  118000                                                 0      N                     0
       777033463                  350000                                                 0      N                     0
       777033513                  205000                                                 0      N                     0
       777033559                   72000                                             72000      N                     0
       777033569                  540000                                                 0      N                     0
       777033613                  370000                                                 0      N                     0
       777033633                   67000                                                 0      N                     0
       777033634                  147000                                            137000      N                     0
       777033661                  248000                                            247200      N                     0
       777033665                  140000                                            137000      N                     0
       777033688                  289000                                            289000      N                     0
       777033703                  650000                                                 0      N                     0
       777033797                  700000                                            660000      N                     0
       777033923                  420000                                            418000      N                     0
       777033927                  420000                                            415000      N                     0
       777033998                  224000                                                 0      N                     0
       777034066                  292000                                            287000      N                     0
       777034134                  538000                                            495060      N                     0
       777034137                  110000                                             93600      N                     0
       777034177                  126000                                            126000      N                     0
       777034246                  160000                                            160000      N                     0
       777034318                  208000                                            204900      N                     0
       777034336                  400000                                                 0      N                     0
       777034338                 1600000                                           1460000      N                     0
       777034365                  311000                                            310000      N                     0
       777034371                  440000                                            440000      N                     0
       777034378                  280000                                                 0      N                     0
       777034387                  140600                                                 0      N                     0
       777034427                  210000                                                 0      N                     0
       777034429                  340000                                            340000      N                     0
       777034739                  775000                                                 0      N                     0
       777034983                  550000                                                 0      N                     0
       777035007                  405000                                                 0      N                     0
       777035170                  265000                                                 0      N                     0
       777035245                  542000                                            542000      N                     0
       777035278                  360000                                            337059      N                     0
       777035300                  620000                                                 0      N                     0
       777035335                  735000                                                 0      N                     0
       777035428                  298000                                            230000      N                     0
       777035496                  249000                                                 0      N                     0
       777035617                  161000                                                 0      N                     0
       777035624                  390000                                                 0      N                     0
       777035710                  527000                                            525000      N                     0
       777035723                  186000                                            185900      N                     0
       777035760                 1730000                                           1725000      N                     0
       777035762                  355000                                            355000      N                     0
       777035786                  155000                                                 0      N                     0
       777035933                  750000                                                 0      N                     0
       777035949                  395000                                                 0      N                     0
       777035988                  680000                                                 0      N                     0
       777035997                  480000                                                 0      N                     0
       777035998                  575000                                                 0      N                     0
       777036128                  137500                                            137127      N                     0
       777036313                  550000                                                 0      N                     0
       777036315                 1300000                                                 0      N                     0
       777036329                  340000                                                 0      N                     0
       777036349                  390000                                                 0      N                     0
       777036369                  570000                                                 0      N                     0
       777036443                  236000                                            232000      N                     0
       777036459                  840000                                            840000      N                     0
       777036524                  528000                                                 0      N                     0
       777036527                  477000                                                 0      N                     0
       777036579                 1800000                                                 0      N                     0
       777036689                  910000                                                 0      N                     0
       777036692                  302000                                            293300      N                     0
       777036817                  185000                                                 0      N                     0
       777036834                  380000                                                 0      N                     0
       777036845                  587000                                                 0      N                     0
       777036887                  220000                                                 0      N                     0
       777036906                  290000                                                 0      N                     0
       777036959                  540000                                            540000      N                     0
       777036960                 1200000                                                 0      N                     0
       777036981                  425000                                                 0      N                     0
       777037017                  980000                                                 0      N                     0
       777037023                  350000                                            320000      N                     0
       777037059                  340000                                                 0      N                     0
       777037063                 2300000                                                 0      N                     0
       777037087                  410000                                                 0      N                     0
       777037098                  510000                                                 0      N                     0
       777037153                 1425000                                                 0      N                     0
       777037155                 1850000                                                 0      N                     0
       777037186                  200000                                                 0      N                     0
       777037187                  625000                                            625000      N                     0
       777037209                  280000                                                 0      N                     0
       777037225                  178000                                            175900      N                     0
       777037237                  750000                                                 0      N                     0
       777037276                  212000                                                 0      N                     0
       777037277                  178500                                                 0      N                     0
       777037278                  185000                                                 0      N                     0
       777037283                  165000                                                 0      N                     0
       777037299                  730000                                            725000      N                     0
       777037303                  407000                                            380000      N                     0
       777037383                  314500                                                 0      N                     0
       777037389                  143500                                            143500      N                     0
       777037399                  225000                                                 0      N                     0
       777037433                  310000                                                 0      N                     0
       777037445                  600000                                                 0      N                     0
       777037471                  224000                                            221000      N                     0
       777037473                  300000                                            297169      N                     0
       777037563                  365000                                            360000      N                     0
       777037566                  350000                                                 0      N                     0
       777037583                  164700                                                 0      N                     0
       777037636                 1173000                                                 0      N                     0
       777037637                  300000                                            299880      N                     0
       777037640                  625000                                            615000      N                     0
       777037643                 1000000                                                 0      N                     0
       777037665                  460000                                                 0      N                     0
       777037670                  680000                                                 0      N                     0
       777037677                   85000                                             84660      N                     0
       777037717                   84000                                                 0      N                     0
       777037727                  180000                                            180000      N                     0
       777037770                  215000                                                 0      N                     0
       777037795                  238500                                            234825      N                     0
       777037811                  190000                                                 0      N                     0
       777037814                  172000                                            171900      N                     0
       777037840                  347000                                            331600      N                     0
       777037846                  170000                                                 0      N                     0
       777037864                  272000                                            270000      N                     0
       777037866                  600000                                                 0      N                     0
       777037875                 3500000                                                 0      N                     0
       777037891                  163000                                            160670      N                     0
       777037895                  325000                                            325000      N                     0
       777037929                  381700                                            377000      N                     0
       777037940                  127000                                                 0      N                     0
       777037945                  320000                                            315000      N                     0
       777037954                  850000                                                 0      N                     0
       777037986                  565000                                                 0      N                     0
       777037991                  215000                                            204000      N                     0
       777038024                  185000                                            170000      N                     0
       777038029                  283000                                            279000      N                     0
       777038040                  305000                                            259900      N                     0
       777038041                  520000                                                 0      N                     0
       777038055                   95000                                             88000      N                     0
       777038064                  995000                                            995000      N                     0
       777038075                  157000                                                 0      N                     0
       777038079                  143000                                                 0      N                     0
       777038091                  560000                                                 0      N                     0
       777038103                  170000                                            170000      N                     0
       777038107                  810000                                            810000      N                     0
       777038143                 1325000                                                 0      N                     0
       777038147                  148000                                            119900      N                     0
       777038162                  325000                                            305000      N                     0
       777038175                   76000                                                 0      N                     0
       777038181                  188000                                                 0      N                     0
       777038182                  308000                                                 0      N                     0
       777038185                   92000                                                 0      N                     0
       777038191                  490000                                            490000      N                     0
       777038198                  580000                                            576500      N                     0
       777038199                  995000                                                 0      N                     0
       777038204                  119995                                            119995      N                     0
       777038206                  610000                                                 0      N                     0
       777038227                  146000                                                 0      N                     0
       777038229                  161000                                            158990      N                     0
       777038235                  242000                                                 0      N                     0
       777038239                  705000                                                 0      N                     0
       777038255                  495000                                                 0      N                     0
       777038256                  575000                                                 0      N                     0
       777038264                  645000                                                 0      N                     0
       777038270                  123500                                            123500      N                     0
       777038289                  138000                                            137500      N                     0
       777038312                  565000                                            563946      N                     0
       777038331                 2775000                                                 0      N                     0
       777038332                  665000                                                 0      N                     0
       777038335                   98500                                                 0      N                     0
       777038349                  262000                                                 0      N                     0
       777038359                  159000                                                 0      N                     0
       777038362                   85000                                                 0      N                     0
       777038363                  500000                                            495000      N                     0
       777038367                  530000                                                 0      N                     0
       777038375                  126000                                            102000      N                     0
       777038377                  212000                                                 0      N                     0
       777038378                  160000                                            130000      N                     0
       777038382                  485000                                                 0      N                     0
       777038383                  232000                                                 0      N                     0
       777038401                 1239000                                                 0      N                     0
       777038417                  156000                                            156000      N                     0
       777038420                 1849700                                                 0      N                     0
       777038423                  225000                                                 0      N                     0
       777038425                  526000                                            465000      N                     0
       777038435                  250000                                            245000      N                     0
       777038462                  144000                                                 0      N                     0
       777038466                  313000                                                 0      N                     0
       777038500                  455000                                                 0      N                     0
       777038502                  958999                                                 0      N                     0
       777038505                  460000                                            435000      N                     0
       777038526                  128500                                            112000      N                     0
       777038540                  158000                                                 0      N                     0
       777038542                  137000                                                 0      N                     0
       777038543                  522000                                                 0      N                     0
       777038557                  128000                                                 0      N                     0
       777038558                  152000                                                 0      N                     0
       777038564                  400000                                                 0      N                     0
       777038589                  136000                                            136000      N                     0
       777038592                  680000                                                 0      N                     0
       777038599                  285000                                                 0      N                     0
       777038604                   97000                                                 0      N                     0
       777038610                  140000                                                 0      N                     0
       777038630                  360000                                                 0      N                     0
       777038634                 1750000                                           1750000      N                     0
       777038637                  184000                                                 0      N                     0
       777038644                  310000                                                 0      N                     0
       777038649                  155000                                            152630      N                     0
       777038659                  455000                                                 0      N                     0
       777038676                  830000                                            830000      N                     0
       777038687                  495000                                                 0      N                     0
       777038694                  218000                                            218000      N                     0
       777038701                  382000                                                 0      N                     0
       777038709                  655000                                                 0      N                     0
       777038710                  323000                                                 0      N                     0
       777038728                  147000                                            140900      N                     0
       777038729                 1995000                                                 0      N                     0
       777038749                  225000                                                 0      N                     0
       777038769                  520000                                                 0      N                     0
       777038784                  400000                                            400000      N                     0
       777038791                 1210000                                                 0      N                     0
       777038804                  580000                                                 0      N                     0
       777038805                  351000                                                 0      N                     0
       777038814                   98000                                                 0      N                     0
       777038821                  600000                                                 0      N                     0
       777038825                  655000                                                 0      N                     0
       777038831                  290000                                                 0      N                     0
       777038834                  329000                                                 0      N                     0
       777038842                  186000                                            160000      N                     0
       777038852                  274000                                            273453      N                     0
       777038855                  248000                                                 0      N                     0
       777038877                  505000                                                 0      N                     0
       777038882                  654000                                                 0      N                     0
       777038891                  120000                                                 0      N                     0
       777038919                  175000                                                 0      N                     0
       777038933                  560000                                                 0      N                     0
       777038953                  350000                                                 0      N                     0
       777038960                  735000                                                 0      N                     0
       777038962                  150000                                            149475      N                     0
       777038965                  315000                                                 0      N                     0
       777038966                  112000                                                 0      N                     0
       777038967                  725000                                                 0      N                     0
       777038969                  576000                                            575000      N                     0
       777038979                  800000                                                 0      N                     0
       777038984                  690000                                            650000      N                     0
       777039004                 1279000                                                 0      N                     0
       777039016                  250000                                            250000      N                     0
       777039023                  280000                                                 0      N                     0
       777039027                  180000                                            180000      N                     0
       777039034                  120000                                            119900      N                     0
       777039041                  275000                                                 0      N                     0
       777039046                  320000                                            320000      N                     0
       777039049                  173000                                                 0      N                     0
       777039056                 5000000                                                 0      N                     0
       777039060                  435000                                                 0      N                     0
       777039066                  850000                                                 0      N                     0
       777039068                  334200                                                 0      N                     0
       777039069                  420000                                                 0      N                     0
       777039099                  148000                                                 0      N                     0
       777039112                  460000                                                 0      N                     0
       777039119                  300000                                                 0      N                     0
       777039123                  214000                                            214000      N                     0
       777039124                  412000                                            411900      N                     0
       777039125                  344000                                            343500      N                     0
       777039143                  550000                                            550000      N                     0
       777039144                  350000                                                 0      N                     0
       777039146                  285000                                                 0      N                     0
       777039167                  205000                                            199900      N                     0
       777039191                  102000                                             80500      N                     0
       777039195                  100000                                             73000      N                     0
       777039197                  135000                                                 0      N                     0
       777039205                  525000                                            525000      N                     0
       777039218                  132500                                            127500      N                     0
       777039221                  136000                                            135000      N                     0
       777039260                  321000                                            309900      N                     0
       777039274                  265000                                                 0      N                     0
       777039275                  180000                                                 0      N                     0
       777039278                  640000                                                 0      N                     0
       777039281                  142000                                            137500      N                     0
       777039295                  155000                                            125500      N                     0
       777039303                  410000                                                 0      N                     0
       777039313                  180000                                                 0      N                     0
       777039314                  158000                                            147500      N                     0
       777039315                  143000                                            142900      N                     0
       777039316                  445000                                            440223      N                     0
       777039319                  349000                                            348990      N                     0
       777039323                 1920000                                           1900000      N                     0
       777039329                 1300000                                                 0      N                     0
       777039333                  780000                                                 0      N                     0
       777039336                  285000                                            282400      N                     0
       777039338                  285000                                            282400      N                     0
       777039339                  940000                                                 0      N                     0
       777039345                  510000                                            507500      N                     0
       777039349                  925000                                                 0      N                     0
       777039359                  364000                                            363819      N                     0
       777039364                  119995                                            119995      N                     0
       777039366                  170000                                                 0      N                     0
       777039371                  495000                                                 0      N                     0
       777039388                  325000                                                 0      N                     0
       777039395                  435000                                                 0      N                     0
       777039396                  480000                                                 0      N                     0
       777039410                  480000                                                 0      N                     0
       777039419                  280000                                                 0      N                     0
       777039420                  540000                                                 0      N                     0
       777039426                  165500                                            165500      N                     0
       777039430                  310000                                            189000      N                     0
       777039434                  225000                                                 0      N                     0
       777039439                  344000                                            342900      N                     0
       777039446                  604000                                                 0      N                     0
       777039455                  105000                                                 0      N                     0
       777039457                  143500                                            143500      N                     0
       777039458                  188000                                            188000      N                     0
       777039489                  165000                                            164250      N                     0
       777039491                  245000                                            239000      N                     0
       777039494                 3250000                                                 0      N                     0
       777039503                   95000                                                 0      N                     0
       777039521                  150000                                            146000      N                     0
       777039524                  235000                                            235000      N                     0
       777039536                  386000                                            390500      N                     0
       777039542                  270000                                                 0      N                     0
       777039547                  285000                                            285000      N                     0
       777039550                  255000                                                 0      N                     0
       777039551                   88000                                                 0      N                     0
       777039552                  127000                                            124990      N                     0
       777039553                  126000                                            124900      N                     0
       777039562                  545000                                            540000      N                     0
       777039586                  720000                                            650000      N                     0
       777039593                  704000                                                 0      N                     0
       777039604                  235000                                            216900      N                     0
       777039607                  673000                                            673000      N                     0
       777039611                   82500                                                 0      N                     0
       777039615                  305000                                                 0      N                     0
       777039622                  655000                                            655000      N                     0
       777039623                  400000                                                 0      N                     0
       777039625                  180000                                                 0      N                     0
       777039637                  500000                                            456000      N                     0
       777039646                  750000                                                 0      N                     0
       777039660                  195000                                                 0      N                     0
       777039663                  219000                                            218632      N                     0
       777039675                  290000                                                 0      N                     0
       777039685                 2700000                                                 0      N                     0
       777039699                  273000                                                 0      N                     0
       777039703                  146200                                            145000      N                     0
       777039704                  296000                                            289000      N                     0
       777039714                  385000                                                 0      N                     0
       777039718                  645000                                            645000      N                     0
       777039720                 1025000                                                 0      N                     0
       777039763                  258000                                                 0      N                     0
       777039769                  580000                                                 0      N                     0
       777039770                  313000                                                 0      N                     0
       777039775                  170000                                                 0      N                     0
       777039780                  670000                                                 0      N                     0
       777039782                  907000                                            900000      N                     0
       777039784                  635000                                            635000      N                     0
       777039790                  111500                                            111500      N                     0
       777039803                  220000                                                 0      N                     0
       777039805                  207000                                            181000      N                     0
       777039823                  710000                                                 0      N                     0
       777039833                  750000                                                 0      N                     0
       777039838                  250000                                                 0      N                     0
       777039851                  178000                                            159500      N                     0
       777039859                  303000                                            260000      N                     0
       777039861                  292000                                            267700      N                     0
       777039862                  258000                                            255000      N                     0
       777039865                  209800                                            202250      N                     0
       777039869                  200000                                                 0      N                     0
       777039873                  956000                                            826257      N                     0
       777039875                  410000                                                 0      N                     0
       777039881                   85000                                                 0      N                     0
       777039882                   64000                                                 0      N                     0
       777039883                  556000                                            437750      N                     0
       777039889                 1090000                                                 0      N                     0
       777039896                  190000                                            190000      N                     0
       777039898                  160000                                            156000      N                     0
       777039899                  320000                                            240000      N                     0
       777039907                  156000                                                 0      N                     0
       777039919                  410000                                                 0      N                     0
       777039925                  315000                                                 0      N                     0
       777039927                  310000                                                 0      N                     0
       777039932                   91000                                                 0      N                     0
       777039944                   95000                                             94000      N                     0
       777039952                  247000                                            245000      N                     0
       777039956                  670000                                                 0      N                     0
       777039969                  385000                                                 0      N                     0
       777039986                  505000                                                 0      N                     0
       777039995                 1320000                                                 0      N                     0
       777040009                  373000                                                 0      N                     0
       777040010                  440000                                                 0      N                     0
       777040011                  685000                                                 0      N                     0
       777040024                  395000                                                 0      N                     0
       777040028                  434000                                                 0      N                     0
       777040033                 1275000                                                 0      N                     0
       777040037                  459000                                                 0      N                     0
       777040044                  218000                                            194898      N                     0
       777040046                  670000                                                 0      N                     0
       777040047                  320000                                                 0      N                     0
       777040051                  200000                                            190400      N                     0
       777040054                  285000                                                 0      N                     0
       777040059                 1000000                                                 0      N                     0
       777040073                  280000                                                 0      N                     0
       777040074                  138000                                            135900      N                     0
       777040082                  196350                                                 0      N                     0
       777040083                  407000                                            406700      N                     0
       777040090                  307000                                            306576      N                     0
       777040092                 1032000                                           1025000      N                     0
       777040097                  315000                                                 0      N                     0
       777040102                  520000                                                 0      N                     0
       777040103                  400000                                            399950      N                     0
       777040105                  715000                                                 0      N                     0
       777040118                 2400000                                                 0      N                     0
       777040123                  640000                                            535600      N                     0
       777040126                  166000                                            140000      N                     0
       777040133                  400000                                                 0      N                     0
       777040135                  965000                                            965000      N                     0
       777040137                  489000                                                 0      N                     0
       777040138                  100000                                                 0      N                     0
       777040139                  750000                                                 0      N                     0
       777040145                  123000                                                 0      N                     0
       777040146                  159000                                            158990      N                     0
       777040147                  144000                                            144000      N                     0
       777040152                 1600000                                                 0      N                     0
       777040158                  397000                                                 0      N                     0
       777040161                  131000                                            105000      N                     0
       777040169                   65000                                                 0      N                     0
       777040174                   70000                                                 0      N                     0
       777040178                  260000                                                 0      N                     0
       777040191                  313000                                                 0      N                     0
       777040196                  176000                                            166999      N                     0
       777040200                 1470000                                                 0      N                     0
       777040201                  119000                                                 0      N                     0
       777040202                  375000                                            360000      N                     0
       777040205                  340000                                            261500      N                     0
       777040222                  103000                                                 0      N                     0
       777040229                  440000                                                 0      N                     0
       777040240                  240000                                                 0      N                     0
       777040241                  840000                                            815000      N                     0
       777040261                  240000                                                 0      N                     0
       777040269                  202500                                                 0      N                     0
       777040278                  515000                                                 0      N                     0
       777040297                  152000                                            138600      N                     0
       777040299                  450000                                                 0      N                     0
       777040352                  495000                                            495000      N                     0
       777040354                  113000                                            113000      N                     0
       777040356                  315000                                                 0      N                     0
       777040357                  875000                                                 0      N                     0
       777040365                  760000                                            760000      N                     0
       777040370                  250500                                            250500      N                     0
       777040394                 1307900                                                 0      N                     0
       777040398                  340000                                                 0      N                     0
       777040399                  246900                                                 0      N                     0
       777040406                  480000                                            470640      N                     0
       777040407                  480000                                            470640      N                     0
       777040413                  500000                                                 0      N                     0
       777040429                  415000                                                 0      N                     0
       777040430                  180000                                                 0      N                     0
       777040434                  217000                                                 0      N                     0
       777040443                  132000                                            113000      N                     0
       777040448                  258000                                                 0      N                     0
       777040449                  800000                                                 0      N                     0
       777040478                  452000                                            429900      N                     0
       777040482                  400000                                                 0      N                     0
       777040484                  252000                                                 0      N                     0
       777040485                  345000                                                 0      N                     0
       777040487                  280000                                                 0      N                     0
       777040551                  245000                                                 0      N                     0
       777040554                  465000                                            465000      N                     0
       777040557                  550000                                                 0      N                     0
       777040577                  431000                                                 0      N                     0
       777040578                 1150000                                            749900      N                     0
       777040593                  325000                                            325000      N                     0
       777040596                  325000                                            325000      N                     0
       777040603                  400000                                            400000      N                     0
       777040635                 2000000                                                 0      N                     0
       777040639                 8250000                                                 0      N                     0
       777040643                  518500                                                 0      N                     0
       777040649                  310000                                            310000      N                     0
       777040658                  253000                                                 0      N                     0
       777040662                  136000                                            110000      N                     0
       777040663                  268000                                                 0      N                     0
       777040671                 1400000                                                 0      N                     0
       777040676                  245000                                            245000      N                     0
       777040677                  156500                                                 0      N                     0
       777040693                 1720000                                                 0      N                     0
       777040694                 3800000                                                 0      N                     0
       777040705                  735000                                                 0      N                     0
       777040708                  125000                                                 0      N                     0
       777040723                  101000                                                 0      N                     0
       777040752                   81000                                             82653      N                     0
       777040753                   81000                                             82653      N                     0
       777040761                  968000                                                 0      N                     0
       777040767                  280000                                                 0      N                     0
       777040776                  630000                                                 0      N                     0
       777040779                  260000                                                 0      N                     0
       777040790                  390000                                            350000      N                     0
       777040819                  260000                                            255000      N                     0
       777040820                  289000                                            289000      N                     0
       777040843                  450000                                            450000      N                     0
       777040918                  255000                                            255000      N                     0
       777041008                 1700000                                                 0      N                     0

UBS Loan ID           Back Ratio (DTI)         PMI Company                              PMI Level        PMI                  Pool PMI
                                                                                                         Cert Number          Company
-----------------------------------------------------------------------------------------------------------------------------------------
       334405839                       36      United Guaranty                                   30             10247040
       334532900                        0      Triad Guaranty Insurance Co.                      25               645610
       334532908                        0      Triad Guaranty Insurance Co.                      30               645437
       334532949                        0      No MI                                              0
       334655990                    37.13      No MI                                              0                    0
       334659518                    50.04      No MI                                              0
       334659541                    46.19      No MI                                              0
       334688853                        0      No MI                                              0
       334720548                     36.4      No MI                                              0
       334720549                     29.9      No MI                                              0
       334738020                    31.84      No MI                                              0
       334738165                    40.96      No MI                                              0
       334740598                    47.62      No MI                                              0
       334740620                        0      MI (Company Unknown at Bid)                       12
       334756494                        0      MI (Company Unknown at Bid)                       12
       334756551                     40.7      MI (Company Unknown at Bid)                       12
       334921808                        0      No MI                                              0
       335664299                        0      No MI                                              0
       335664300                     37.4      No MI                                              0
       335664305                    15.33      No MI                                              0
       335664316                    39.03      No MI                                              0
       335664354                    44.05      No MI                                              0
       335664362                        0      No MI                                              0
       335664376                    19.53      No MI                                              0
       335664377                        0      No MI                                              0
       335664379                     40.3      No MI                                              0
       335664387                    41.15      No MI                                              0
       335664390                    44.88      No MI                                              0
       335664393                    42.92      No MI                                              0
       335736334                     34.5      No MI                                              0
       335736335                        0      No MI                                              0
       335736339                       36      No MI                                              0
       335736340                     32.5      No MI                                              0
       335736342                     40.7      No MI                                              0
       335736344                     39.7      No MI                                              0
       335736361                     31.6      No MI                                              0
       335751199                    24.44      No MI                                              0
       335751203                     21.8      No MI                                              0
       335751204                    39.05      No MI                                              0
       335751227                    33.38      No MI                                              0
       335847961                     38.6      No MI                                              0
       335847965                    40.77      No MI                                              0
       335847968                        0      No MI                                              0
       777005164                      3.2      No MI                                              0
       777008436                     45.3      No MI                                              0
       777008553                        0      No MI                                              0
       777008555                        0      No MI                                              0
       777008649                     29.1      No MI                                              0
       777010295                       42      No MI                                              0
       777010304                     40.8      No MI                                              0
       777010306                       29      No MI                                              0
       777010315                     23.7      Ticor                                             35
       777011692                        0      No MI                                              0
       777017938                     24.9      No MI                                              0
       777018098                     52.3      No MI                                              0
       777018345                       28      No MI                                              0
       777019969                     28.4      No MI                                              0
       777022040                        0      No MI                                              0
       777022104                     34.2      No MI                                              0
       777022731                        0      No MI                                              0
       777022867                        0      No MI                                              0
       777022899                     13.4      No MI                                              0
       777023524                     45.4      Lender Paid MI                                    35
       777024142                        0      No MI                                              0
       777024145                     40.2      No MI                                              0
       777024357                     34.1      No MI                                              0
       777024375                    34.74      No MI                                              0
       777024623                       36                                                         0
       777024877                        0      No MI                                              0
       777024948                     47.1      Lender Paid MI                                    35             66337537
       777025030                     41.1      No MI                                              0
       777025382                    38.46      No MI                                              0
       777025988                     24.5      No MI                                              0
       777026173                        0      No MI                                              0
       777026199                        0      No MI                                              0
       777026269                     43.5      No MI                                              0
       777026273                        0      No MI                                              0
       777026468                    15.17      No MI                                              0
       777026595                        0      No MI                                              0
       777026750                       43      No MI                                              0
       777026765                        0      No MI                                              0
       777027150                     45.1      No MI                                              0
       777027202                    30.99      No MI                                              0
       777027266                        0      No MI                                              0
       777027293                     26.5      No MI                                              0
       777027474                     43.1      No MI                                              0
       777027538                        0      No MI                                              0
       777027649                    37.62      No MI                                              0
       777027783                     48.3      No MI                                              0
       777028136                     30.1      No MI                                              0
       777028237                        0      No MI                                              0
       777028498                        0      No MI                                              0
       777028656                     40.1      No MI                                              0
       777028666                        0      No MI                                              0
       777028816                        0      Radian Guaranty                                   30             99573750
       777028834                     38.7      No MI                                              0
       777028888                    40.66      No MI                                              0
       777028924                       33      No MI                                              0
       777028942                     21.3      United Guaranty                                   30             11029047
       777028979                     46.6      Radian Guaranty                                   30             99577076
       777028989                        0      No MI                                              0
       777029007                     30.5      Republic Mortgage Insurance                       25            631253033
       777029082                    32.37      Lender Paid MI                                    35             66337278
       777029110                        0      GEMICO                                            25           9605483149
       777029183                     43.8      No MI                                              0
       777029204                        0      No MI                                              0
       777029210                     57.7      No MI                                              0
       777029320                    43.56      No MI                                              0
       777029383                    37.75      No MI                                              0
       777029420                    36.48      No MI                                              0
       777029431                     30.8      No MI                                              0
       777029449                        0      No MI                                              0
       777029455                     41.8      GEMICO                                            25           6301005104
       777029589                     48.5      No MI                                              0
       777029659                     41.1      No MI                                              0
       777029734                        0      No MI                                              0
       777029774                        0      No MI                                              0
       777029776                        0      No MI                                              0
       777029777                        0      No MI                                              0
       777029799                    37.86                                                         0
       777029815                     45.8      Lender Paid MI                                    30             66482383
       777029931                    23.26      No MI                                              0
       777029950                     44.9      No MI                                              0
       777029979                    43.81                                                         0
       777029981                    47.67                                                         0
       777030042                        0      No MI                                              0
       777030211                     43.8      No MI                                              0
       777030263                     8.91      No MI                                              0
       777030286                    22.32      No MI                                              0
       777030296                    46.19      PMI Mortgage Insurance                            25             66323587
       777030324                    48.99      PMI Mortgage Insurance                            25             66323412
       777030335                    48.96      MI (Company Unknown at Bid)                       25             66328767
       777030414                     46.7      No MI                                              0
       777030515                       36      Lender Paid MI                                    30             97688532
       777030637                    32.51      Lender Paid MI                                    30             66338045
       777030643                    26.24      Lender Paid MI                                    25             66338029
       777030846                        0      No MI                                              0
       777030944                    26.75      PMI Mortgage Insurance                            25             66325474
       777031066                     32.9      No MI                                              0
       777031118                    33.31      PMI Mortgage Insurance                            25             66448771
       777031127                        0      No MI                                              0
       777031148                     52.7      No MI                                              0
       777031374                     45.9      MGIC                                              25             24454312
       777031379                     49.8      Lender Paid MI                                    35             97688664
       777031569                     37.6      No MI                                              0
       777031602                     43.7      Lender Paid MI                                    25             98744029
       777031677                     49.8      PMI Mortgage Insurance                            30      27-82-0
       777031683                     48.3      MGIC                                              25             24457506
       777031704                       36      Lender Paid MI                                    30             66481778
       777031705                    35.97      Lender Paid MI                                    30             66481743
       777031766                     39.9      No MI                                              0
       777031783                     49.5      No MI                                              0
       777031836                     44.1      United Guaranty                                   30             11106312
       777031906                     35.8      No MI                                              0
       777031978                     44.7      No MI                                              0
       777032001                        0      No MI                                              0
       777032047                    44.06                                                         0
       777032061                     48.5      No MI                                              0
       777032109                     40.6      No MI                                              0
       777032158                     47.5      Lender Paid MI                                    25             97688672
       777032182                        0      No MI                                              0
       777032185                        0      No MI                                              0
       777032311                     36.2      No MI                                              0
       777032372                     28.8      No MI                                              0
       777032373                     28.8      No MI                                              0
       777032448                        0      No MI                                              0
       777032451                        0      No MI                                              0
       777032459                     47.8      Lender Paid MI                                    30             97688559
       777032614                       46      No MI                                              0
       777032632                        0      No MI                                              0
       777032637                    31.03      No MI                                              0
       777032699                        0      No MI                                              0
       777032712                        0      No MI                                              0
       777032734                     41.2      No MI                                              0
       777032756                    44.32      PMI Mortgage Insurance                            30             66578321
       777032767                     13.8      United Guaranty                                   30             11137516
       777032790                    38.12      PMI Mortgage Insurance                            30             66588084
       777032859                     44.6      Lender Paid MI                                    35             53226892
       777032875                        0      No MI                                              0
       777032886                     38.8      No MI                                              0
       777032887                     46.9      No MI                                              0
       777032914                    20.72      No MI                                              0
       777032945                    36.82      No MI                                              0
       777033051                        0      No MI                                              0
       777033075                     37.9      No MI                                              0
       777033293                     6.47      No MI                                              0
       777033294                     48.5      Lender Paid MI                                    25             97688583
       777033302                    28.15                                                         0
       777033303                    37.13      PMI Mortgage Insurance                            30             66650073
       777033312                     27.5      No MI                                              0
       777033353                    44.58      No MI                                              0             66500161
       777033357                    45.54      No MI                                              0
       777033367                    37.11      No MI                                              0
       777033463                     50.2      No MI                                              0
       777033513                    27.92      No MI                                              0
       777033559                     39.2      Radian Guaranty                                   25             99620298
       777033569                    37.16      No MI                                              0
       777033613                     42.6      Lender Paid MI                                    25             97689032
       777033633                    34.35      PMI Mortgage Insurance                            30              6663370
       777033634                    37.87      Lender Paid MI                                    30             97688770
       777033661                    27.35      No MI                                              0
       777033665                    38.95      Lender Paid MI                                    30             66856372
       777033688                    47.91      No MI                                              0
       777033703                        0      No MI                                              0
       777033797                     43.1      Lender Paid MI                                    25             97976503
       777033923                    37.91      Lender Paid MI                                    35             98429883
       777033927                    47.27      Lender Paid MI                                    35             98429891
       777033998                     32.8      No MI                                              0
       777034066                     41.5      No MI                                              0
       777034134                     48.1      No MI                                              0
       777034137                     39.8      Lender Paid MI                                    30             97689130
       777034177                        0      PMI Mortgage Insurance                            25             66815561
       777034246                    29.91      Lender Paid MI                                    30             66856631
       777034318                     49.1      No MI                                              0
       777034336                     34.8      No MI                                              0
       777034338                     38.9      No MI                                              0
       777034365                    44.25      Lender Paid MI                                    35             98429913
       777034371                    48.67      No MI                                              0
       777034378                    37.93      Lender Paid MI                                    35             97689016
       777034387                        0      No MI                                              0
       777034427                    38.09      PMI Mortgage Insurance                            12             66872424
       777034429                        0      MI (Company Unknown at Bid)                       30             66745031
       777034739                     35.7      No MI                                              0
       777034983                        0      No MI                                              0
       777035007                    35.42      No MI                                              0
       777035170                     39.4      No MI                                              0
       777035245                     41.5      No MI                                              0
       777035278                     43.4      No MI                                              0
       777035300                     48.5      No MI                                              0
       777035335                     33.5      No MI                                              0
       777035428                     29.3      Lender Paid MI                                    30             98203214
       777035496                        0      Lender Paid MI                                    25             98429930
       777035617                     42.3      Lender Paid MI                                    35             53226893
       777035624                     36.9      No MI                                              0
       777035710                    20.17      No MI                                              0
       777035723                     12.9      No MI                                              0
       777035760                        0      No MI                                              0
       777035762                     43.7      Lender Paid MI                                    35             98473530
       777035786                        0      No MI                                              0
       777035933                        0      No MI                                              0
       777035949                     19.7      Lender Paid MI                                    25             98473548
       777035988                     38.6      No MI                                              0
       777035997                     34.3      No MI                                              0
       777035998                     34.4      No MI                                              0
       777036128                    40.98      Lender Paid MI                                    30             53226894
       777036313                       35      No MI                                              0
       777036315                     30.1      No MI                                              0
       777036329                        0      No MI                                              0
       777036349                     36.2      No MI                                              0
       777036369                    35.22      No MI                                              0
       777036443                     42.7      Lender Paid MI                                    35             98429956
       777036459                     38.7      No MI                                              0
       777036524                     44.5      No MI                                              0
       777036527                        0      No MI                                              0
       777036579                        0      No MI                                              0
       777036689                     42.8      No MI                                              0
       777036692                        0      MGIC                                              25             24887024
       777036817                       48      PMI Mortgage Insurance                            30             97661065
       777036834                     41.4      No MI                                              0
       777036845                     45.9      No MI                                              0
       777036887                    50.61      Lender Paid MI                                    25             53226895
       777036906                    29.97      No MI                                              0
       777036959                        0      No MI                                              0
       777036960                        0      No MI                                              0
       777036981                     38.2      Lender Paid MI                                    30             53226896
       777037017                     25.6      No MI                                              0
       777037023                     47.6      Lender Paid MI                                    30             98473556
       777037059                    47.23      No MI                                              0
       777037063                     25.4      No MI                                              0
       777037087                     46.1      Lender Paid MI                                    25             98429981
       777037098                     43.2      No MI                                              0
       777037153                    43.56      No MI                                              0
       777037155                    43.56      No MI                                              0
       777037186                        0      No MI                                              0
       777037187                     38.1      United Guaranty                                   25             11252373
       777037209                        0      No MI                                              0
       777037225                        0      No MI                                              0
       777037237                    14.68      No MI                                              0
       777037276                    38.16      No MI                                              0
       777037277                    38.16      No MI                                              0
       777037278                    38.64      No MI                                              0
       777037283                     47.3      Lender Paid MI                                    30             98473572
       777037299                     46.5      Lender Paid MI                                    30             98429972
       777037303                    46.73      Lender Paid MI                                    30             53226897
       777037383                        0      PMI Mortgage Insurance                            25             98074651
       777037389                    44.83      Lender Paid MI                                    30             53226898
       777037399                     47.9      Lender Paid MI                                    30             53226899
       777037433                    34.24      Lender Paid MI                                    30             53226900
       777037445                     30.5      No MI                                              0
       777037471                        0      No MI                                              0
       777037473                     10.2      No MI                                              0
       777037563                    46.76      Lender Paid MI                                    30             53226901
       777037566                        0      PMI Mortgage Insurance                            12             98250905
       777037583                    39.52      PMI Mortgage Insurance                            25             98122796
       777037636                        0      No MI                                              0
       777037637                     46.7      No MI                                              0
       777037640                     39.3      No MI                                              0
       777037643                     25.1      No MI                                              0
       777037665                        0      Lender Paid MI                                    25
       777037670                       39      Lender Paid MI                                    12             98473581
       777037677                     29.1      Lender Paid MI                                    30             98473564
       777037717                    29.42      Radian Guaranty                                   25             99711071
       777037727                    41.06      Lender Paid MI                                    25             53226902
       777037770                    42.87      PMI Mortgage Insurance                            12             98171479
       777037795                     60.1      Lender Paid MI                                    30             53226903
       777037811                     44.3      Lender Paid MI                                    25             98473629
       777037814                     41.5      Lender Paid MI                                    30             53226904
       777037840                       41      Lender Paid MI                                    25             98473599
       777037846                    41.87      No MI                                              0
       777037864                    41.77      Lender Paid MI                                    30             98429948
       777037866                    43.44      No MI                                              0
       777037875                        0      No MI                                              0
       777037891                     38.4      Lender Paid MI                                    30             53226905
       777037895                        0      No MI                                              0
       777037929                     37.1      GEMICO                                            25           9605790270
       777037940                    32.32      No MI                                              0
       777037945                    45.33      Lender Paid MI                                    30             98429921
       777037954                        0      No MI                                              0
       777037986                     45.7      No MI                                              0
       777037991                     28.7      No MI                                              0
       777038024                     42.4      Lender Paid MI                                    25             53226906
       777038029                        0      No MI                                              0
       777038040                    39.83      Lender Paid MI                                    25             53226907
       777038041                    38.75      No MI                                              0
       777038055                    43.72      Lender Paid MI                                    30             53226908
       777038064                        0      No MI                                              0
       777038075                        0      No MI                                              0
       777038079                    39.62      No MI                                              0
       777038091                     46.9      No MI                                              0
       777038103                     23.6      Lender Paid MI                                    35
       777038107                     46.1      Lender Paid MI                                    25             98429999
       777038143                    45.27      No MI                                              0
       777038147                     35.9      MGIC                                              30             24840295
       777038162                       49      No MI                                              0
       777038175                       17      Lender Paid MI                                    25             98744053
       777038181                     46.4      PMI Mortgage Insurance                            12             98055321
       777038182                     42.8      Lender Paid MI                                    30             53227556
       777038185                       17      Lender Paid MI                                    25             53226909
       777038191                     42.8      Lender Paid MI                                    30             98473602
       777038198                     26.5      GEMICO                                            25           9605857952
       777038199                        0      No MI                                              0
       777038204                    47.75      MI (Company Unknown at Bid)                       25             98371079
       777038206                    43.02      Lender Paid MI                                    25             53226910
       777038227                    21.64      No MI                                              0
       777038229                    42.33      Lender Paid MI                                    25             53226911
       777038235                        0      No MI                                              0
       777038239                        0      No MI                                              0
       777038255                     43.7      No MI                                              0
       777038256                     26.9      No MI                                              0
       777038264                        0      No MI                                              0
       777038270                    27.57      Lender Paid MI                                    30             53226912
       777038289                        0      PMI Mortgage Insurance                            30             98148124
       777038312                     43.6      Lender Paid MI                                    30             53226913
       777038331                        0      No MI                                              0
       777038332                    30.85      No MI                                              0
       777038335                     38.5      Lender Paid MI                                    25             98744045
       777038349                        0      No MI                                              0
       777038359                        0      Lender Paid MI                                    25             98473645
       777038362                        0      No MI                                              0
       777038363                     35.7      No MI                                              0
       777038367                     37.2      No MI                                              0
       777038375                     12.7      Lender Paid MI                                    30             53226914
       777038377                    46.56      Lender Paid MI                                    30             98744061
       777038378                    48.49      Lender Paid MI                                    30             53226915
       777038382                     29.1      No MI                                              0
       777038383                    35.96      PMI Mortgage Insurance                            25             98075615
       777038401                        0      No MI                                              0
       777038417                    60.95      Lender Paid MI                                    30             53226916
       777038420                    38.21      No MI                                              0
       777038423                     34.3      No MI                                              0
       777038425                       28      Lender Paid MI                                    30             53226917
       777038435                     47.9      No MI                                              0
       777038462                    20.99      No MI                                              0
       777038466                    46.95      No MI                                              0
       777038500                     33.9      No MI                                              0
       777038502                        0      No MI                                              0
       777038505                    44.45      Lender Paid MI                                    35             53226918
       777038526                        0      Radian Guaranty                                   25             99681592
       777038540                    20.99      No MI                                              0
       777038542                    20.99      No MI                                              0
       777038543                    32.25      No MI                                              0
       777038557                    20.99      No MI                                              0
       777038558                    20.99      No MI                                              0
       777038564                    39.72      Lender Paid MI                                    25             53226919
       777038589                    48.35      No MI                                              0
       777038592                        0      No MI                                              0
       777038599                     40.1      Lender Paid MI                                    25             98429964
       777038604                    29.09      Radian Guaranty                                   25             99404969
       777038610                       35      Lender Paid MI                                    30
       777038630                        0      Lender Paid MI                                    25             53226920
       777038634                     27.2      No MI                                              0
       777038637                        0      No MI                                              0
       777038644                    41.45      No MI                                              0
       777038649                    55.37      Lender Paid MI                                    30             98744011
       777038659                        0      No MI                                              0
       777038676                        0      Lender Paid MI                                    25             53226921
       777038687                        0      No MI                                              0
       777038694                    31.02      Lender Paid MI                                    30             53226922
       777038701                        0      No MI                                              0
       777038709                     41.6      Lender Paid MI                                    25             53226923
       777038710                     12.7      No MI                                              0
       777038728                    44.05      PMI Mortgage Insurance                            25             98426485
       777038729                    16.35      No MI                                              0
       777038749                    18.65      No MI                                              0
       777038769                        0      No MI                                              0
       777038784                        0      Lender Paid MI                                    30             53226924
       777038791                        0      No MI                                              0
       777038804                        0      No MI                                              0
       777038805                     45.5      Lender Paid MI                                    30             53226925
       777038814                       23      Lender Paid MI                                    30             53226926
       777038821                    32.67      No MI                                              0
       777038825                     47.8      Lender Paid MI                                    30             98430008
       777038831                        0      PMI Mortgage Insurance                            25             98138439
       777038834                    14.04      No MI                                              0
       777038842                     38.1      Lender Paid MI                                    30             53226927
       777038852                    42.13      Lender Paid MI                                    30             98473637
       777038855                    35.82      Lender Paid MI                                    30             98473611
       777038877                        0      No MI                                              0
       777038882                        0      No MI                                              0
       777038891                        0      PMI Mortgage Insurance                            25             98185381
       777038919                     46.4      United Guaranty                                   25             11419933
       777038933                    29.99      No MI                                              0
       777038953                        0      PMI Mortgage Insurance                            25             98171037
       777038960                    29.52      No MI                                              0
       777038962                    45.45      Lender Paid MI                                    30             53226928
       777038965                    38.28      Lender Paid MI                                    30             53226929
       777038966                    21.27      Lender Paid MI                                    12             53226930
       777038967                        0      No MI                                              0
       777038969                        0      MGIC                                              25             25032898
       777038979                        0      No MI                                              0
       777038984                     25.4      Lender Paid MI                                    30             53226931
       777039004                        0      No MI                                              0
       777039016                        0      No MI                                              0
       777039023                        0      No MI                                              0
       777039027                    57.26      Lender Paid MI                                    30             53226932
       777039034                        0      No MI                                              0
       777039041                        0      No MI                                              0
       777039046                    42.24      Lender Paid MI                                    25             53226933
       777039049                    37.86      No MI                                              0
       777039056                    25.08      No MI                                              0
       777039060                    36.89      No MI                                              0
       777039066                    39.05      No MI                                              0
       777039068                    28.41      No MI                                              0
       777039069                    29.65      PMI Mortgage Insurance                            25             98322035
       777039099                    29.98      Lender Paid MI                                    35             53226934
       777039112                    33.55      No MI                                              0
       777039119                    47.73      Lender Paid MI                                    30             53226935
       777039123                        0      No MI                                              0
       777039124                     47.7      Lender Paid MI                                    12             53226936
       777039125                     30.1      Lender Paid MI                                    30             53226937
       777039143                    42.85      Lender Paid MI                                    30             53226938
       777039144                    25.34      Lender Paid MI                                    25             53226939
       777039146                        0      No MI                                              0
       777039167                    34.79      No MI                                              0
       777039191                    26.72      PMI Mortgage Insurance                            25             98304894
       777039195                    29.32                                                         0
       777039197                    13.12      Lender Paid MI                                    30             98744096
       777039205                     26.8      Lender Paid MI                                    30             53226940
       777039218                    61.22      Lender Paid MI                                    25             53226941
       777039221                    45.61      Lender Paid MI                                    30             53227555
       777039260                    34.09      Lender Paid MI                                    25             53226942
       777039274                        0      No MI                                              0
       777039275                     53.8      No MI                                              0
       777039278                    29.99      No MI                                              0
       777039281                    41.36      Lender Paid MI                                    30             53227552
       777039295                     22.5      Lender Paid MI                                    25             53226943
       777039303                        0      No MI                                              0
       777039313                     48.9      No MI                                              0
       777039314                     56.2      Lender Paid MI                                    12             53226944
       777039315                    45.86      Lender Paid MI                                    30             53226945
       777039316                        0      No MI                                              0
       777039319                       43      Lender Paid MI                                    30             53226946
       777039323                    37.21      No MI                                              0
       777039329                        0      No MI                                              0
       777039333                        0      No MI                                              0
       777039336                     36.5      Lender Paid MI                                    30             53226947
       777039338                    35.92      Lender Paid MI                                    30             53226948
       777039339                     42.6      No MI                                              0
       777039345                    24.48      Lender Paid MI                                    30             53226949
       777039349                    37.28      No MI                                              0
       777039359                     49.9      Lender Paid MI                                    30             53226950
       777039364                    47.75      PMI Mortgage Insurance                            25             98371087
       777039366                     48.9      Lender Paid MI                                    30             53227557
       777039371                        0      No MI                                              0
       777039388                     50.3      Radian Guaranty                                   25             99606744
       777039395                     45.1      Lender Paid MI                                    30             53226951
       777039396                        0      No MI                                              0
       777039410                    35.99      PMI Mortgage Insurance                            12             98258566
       777039419                     21.4      No MI                                              0
       777039420                        0      No MI                                              0
       777039426                    45.53      Lender Paid MI                                    25             53226952
       777039430                    35.51      Lender Paid MI                                    25             53226953
       777039434                    36.85      Lender Paid MI                                    25             53226954
       777039439                    39.94      Lender Paid MI                                    25             53226955
       777039446                        0      Lender Paid MI                                    25             53226956
       777039455                       32      No MI                                              0
       777039457                    43.84      Radian Guaranty                                   25             99703112
       777039458                    26.28      No MI                                              0
       777039489                        0      No MI                                              0
       777039491                     19.1      Lender Paid MI                                    30             53226957
       777039494                        0      No MI                                              0
       777039503                    49.77      No MI                                              0
       777039521                    48.42      Lender Paid MI                                    30             53226958
       777039524                    36.09      Lender Paid MI                                    25             53226959
       777039536                    34.71      Lender Paid MI                                    30             53226960
       777039542                    29.45      Lender Paid MI                                    30             53226961
       777039547                     35.3      Lender Paid MI                                    30             53226962
       777039550                        0      No MI                                              0
       777039551                    27.92      No MI                                              0
       777039552                    49.88      Lender Paid MI                                    25             53226963
       777039553                    49.88      Lender Paid MI                                    25             98744100
       777039562                     40.9      Lender Paid MI                                    30             53226964
       777039586                     41.5      No MI                                              0
       777039593                     34.9      No MI                                              0
       777039604                    33.49      Lender Paid MI                                    25             53226965
       777039607                        0      PMI Mortgage Insurance                            25             98349243
       777039611                    46.21      No MI                                              0
       777039615                        0      No MI                                              0
       777039622                        0      No MI                                              0
       777039623                     46.2      Lender Paid MI                                    25             53226966
       777039625                    32.89      Lender Paid MI                                    25             98744088
       777039637                    43.89      PMI Mortgage Insurance                            30             98303766
       777039646                        0      Lender Paid MI                                    25             53226967
       777039660                    34.62      Lender Paid MI                                    30             53226968
       777039663                        0      No MI                                              0
       777039675                    39.23      Lender Paid MI                                    30             98473670
       777039685                        0      No MI                                              0
       777039699                    36.83      No MI                                              0
       777039703                    44.64      Lender Paid MI                                    25             98744037
       777039704                    39.42      Lender Paid MI                                    30             98473661
       777039714                    46.59      Lender Paid MI                                    30             53226969
       777039718                       47      United Guaranty                                   25             11464251
       777039720                        0      No MI                                              0
       777039763                    39.86      Lender Paid MI                                    30             53226970
       777039769                     30.7      No MI                                              0
       777039770                    42.26      Lender Paid MI                                    25             53226971
       777039775                    26.05      Lender Paid MI                                    25             98744134
       777039780                    34.49      No MI                                              0
       777039782                     46.1      No MI                                              0
       777039784                    40.66      Lender Paid MI                                    35             53226972
       777039790                    16.63      Lender Paid MI                                    30             53226973
       777039803                     30.2      No MI                                              0
       777039805                       39      No MI                                              0
       777039823                     33.1      No MI                                              0
       777039833                    30.67                                                         0
       777039838                    25.75      Lender Paid MI                                    30             53226974
       777039851                    41.64      Lender Paid MI                                    30             53226975
       777039859                    22.39      Lender Paid MI                                    30             53226976
       777039861                        0      Lender Paid MI                                    30             53226977
       777039862                    40.56      Lender Paid MI                                    30             53226978
       777039865                    48.64      Lender Paid MI                                    30
       777039869                    35.82      Lender Paid MI                                    25             53226979
       777039873                        0      United Guaranty                                   25             11451282
       777039875                    38.48                                                         0
       777039881                       37      No MI                                              0
       777039882                        0      No MI                                              0
       777039883                    46.28      Lender Paid MI                                    30             53226980
       777039889                        0      No MI                                              0
       777039896                    33.99      Lender Paid MI                                    25             53226981
       777039898                     40.6      United Guaranty                                   25             11465028
       777039899                     32.3      Lender Paid MI                                    25
       777039907                     46.1      No MI                                              0
       777039919                    26.66      No MI                                              0
       777039925                     38.6      Lender Paid MI                                    35             53226982
       777039927                     48.1      Triad Guaranty Insurance Co.                      25               652404
       777039932                    49.45      No MI                                              0
       777039944                     23.8      Lender Paid MI                                    30             53226983
       777039952                        0      PMI Mortgage Insurance                            25             98367161
       777039956                        0      No MI                                              0
       777039969                    26.69      No MI                                              0
       777039986                    42.61      Lender Paid MI                                    30             53226984
       777039995                        0      No MI                                              0
       777040009                    31.46      Lender Paid MI                                    30             53226985
       777040010                    46.32      No MI                                              0
       777040011                    45.13      No MI                                              0
       777040024                     37.9      No MI                                              0
       777040028                    34.23      Lender Paid MI                                    30             53226986
       777040033                     51.3      No MI                                              0
       777040037                        0      No MI                                              0
       777040044                        0      MGIC                                              25             25153791
       777040046                       43      No MI                                              0
       777040047                    29.77      No MI                                              0
       777040051                    39.62      Lender Paid MI                                    30             53226987
       777040054                        0      No MI                                              0
       777040059                     41.7      No MI                                              0
       777040073                    39.09      No MI                                              0
       777040074                    36.32      Lender Paid MI                                    25             53226988
       777040082                     44.3      No MI                                              0
       777040083                     39.7      Lender Paid MI                                    30             53226989
       777040090                    30.14      PMI Mortgage Insurance                            30             98374311
       777040092                    30.45      No MI                                              0
       777040097                        0      No MI                                              0
       777040102                    35.67      No MI                                              0
       777040103                        0      No MI                                              0
       777040105                     43.9      Lender Paid MI                                    25             53226990
       777040118                    31.22      No MI                                              0
       777040123                    35.23      No MI                                              0
       777040126                    30.49      Lender Paid MI                                    25             53226991
       777040133                     41.6      No MI                                              0
       777040135                     47.9      Lender Paid MI                                    30             53227553
       777040137                     29.4      No MI                                              0
       777040138                    39.31      PMI Mortgage Insurance                            25             98532358
       777040139                        0      No MI                                              0
       777040145                    25.96      PMI Mortgage Insurance                            30             98582541
       777040146                    19.57      Lender Paid MI                                    25             53226992
       777040147                        0      Lender Paid MI                                    30             53226993
       777040152                     44.2      No MI                                              0
       777040158                        0      PMI Mortgage Insurance                            25             98485139
       777040161                    54.52      Lender Paid MI                                    30
       777040169                    46.21      No MI                                              0
       777040174                    46.21      No MI                                              0
       777040178                    44.72      Lender Paid MI                                    30             53226994
       777040191                        0      Lender Paid MI                                    30             98744126
       777040196                    47.88      Lender Paid MI                                    30             53226995
       777040200                     22.2      No MI                                              0
       777040201                    41.82      No MI                                              0
       777040202                    41.93      No MI                                              0
       777040205                    40.15      Lender Paid MI                                    30             53226996
       777040222                    46.21      No MI                                              0
       777040229                        0      No MI                                              0
       777040240                    50.96      PMI Mortgage Insurance                            25             98485350
       777040241                        0      Lender Paid MI                                    25             53226997
       777040261                     47.7      Lender Paid MI                                    30             53227551
       777040269                     47.7      No MI                                              0
       777040278                     39.8      No MI                                              0
       777040297                     40.7      Lender Paid MI                                    30             53226998
       777040299                     37.8      No MI                                              0
       777040352                    28.51                                                         0
       777040354                     49.3      Lender Paid MI                                    25             53226999
       777040356                        0      No MI                                              0
       777040357                     44.5      No MI                                              0
       777040365                    40.62      PMI Mortgage Insurance                            30             98270302
       777040370                    59.98      Lender Paid MI                                    25             53227000
       777040394                    38.33      No MI                                              0
       777040398                    40.48      Lender Paid MI                                    25             53227001
       777040399                        0      No MI                                              0
       777040406                     38.5      Lender Paid MI                                    30
       777040407                     38.5      Lender Paid MI                                    30             98744118
       777040413                    36.58      No MI                                              0
       777040429                    29.62      Lender Paid MI                                    30             53227002
       777040430                    51.02      No MI                                              0
       777040434                    41.98      Lender Paid MI                                    30             53227003
       777040443                     24.2      MGIC                                              25             25195073
       777040448                    41.46                                                         0
       777040449                    21.37      No MI                                              0
       777040478                        0      No MI                                              0
       777040482                        0      No MI                                              0
       777040484                        0      Lender Paid MI                                    30             53227004
       777040485                     10.7      No MI                                              0
       777040487                     25.7      Lender Paid MI                                    30             53227005
       777040551                    35.21      No MI                                              0
       777040554                        0      PMI Mortgage Insurance                            25             98606882
       777040557                    32.43      Lender Paid MI                                    25
       777040577                    40.98      Lender Paid MI                                    25             53227558
       777040578                    34.38      PMI Mortgage Insurance                            30             98277072
       777040593                    31.79      Lender Paid MI                                    30             98744142
       777040596                    31.79      Lender Paid MI                                    30             53227006
       777040603                    21.33      Lender Paid MI                                    30             53227007
       777040635                        0      No MI                                              0
       777040639                     3.85      No MI                                              0
       777040643                    40.41      No MI                                              0
       777040649                    57.04      Lender Paid MI                                    30             53227008
       777040658                    36.34      PMI Mortgage Insurance                            25             98460250
       777040662                     40.8      PMI Mortgage Insurance                            25             97933430
       777040663                    33.33      PMI Mortgage Insurance                            25             98535021
       777040671                     37.5      No MI                                              0
       777040676                    40.86      Lender Paid MI                                    30             53227554
       777040677                    27.76      No MI                                              0
       777040693                        0      No MI                                              0
       777040694                        0      No MI                                              0
       777040705                    31.99      No MI                                              0
       777040708                    21.48      No MI                                              0
       777040723                    21.62      No MI                                              0
       777040752                    44.36      Lender Paid MI                                    30             53227009
       777040753                     43.9      Lender Paid MI                                    30             53227010
       777040761                    51.32                                                         0
       777040767                    34.64                                                         0
       777040776                    20.74                                                         0
       777040779                    42.89                                                         0
       777040790                     36.5      No MI                                              0
       777040819                     44.3      No MI                                              0
       777040820                     35.1      No MI                                              0
       777040843                        0      No MI                                              0
       777040918                     39.2      No MI                                              0
       777041008                    18.74                                                         0

UBS Loan ID           Pool             Pool PMI Cert Number            Property Type                          Units
                      PMI Level
---------------------------------------------------------------------------------------------------------------------
       334405839                                                       Single Family                               1
       334532900                                                       Single Family                               1
       334532908                                                       Pud Detached                                1
       334532949                                                       Pud Attached                                1
       334655990                                                       Three Family                                3
       334659518                                                       Single Family                               1
       334659541                                                       Single Family                               1
       334688853                                                       Pud Detached                                1
       334720548                                                       Single Family                               1
       334720549                                                       Single Family                               1
       334738020                                                       Single Family                               1
       334738165                                                       Single Family                               1
       334740598                                                       Pud Detached                                1
       334740620                                                       Single Family                               1
       334756494                                                       Pud Detached                                1
       334756551                                                       Single Family                               1
       334921808                                                       Single Family                               1
       335664299                                                       Single Family                               1
       335664300                                                       Single Family                               1
       335664305                                                       Single Family                               1
       335664316                                                       Single Family                               1
       335664354                                                       Single Family                               1
       335664362                                                       Single Family                               1
       335664376                                                       Single Family                               1
       335664377                                                       Single Family                               1
       335664379                                                       Low Rise Condo (2-4 floors)                 1
       335664387                                                       Single Family                               1
       335664390                                                       Single Family                               1
       335664393                                                       Single Family                               1
       335736334                                                       Single Family                               1
       335736335                                                       Two Family                                  2
       335736339                                                       Two Family                                  2
       335736340                                                       Low Rise Condo (2-4 floors)                 1
       335736342                                                       Low Rise Condo (2-4 floors)                 1
       335736344                                                       Single Family                               1
       335736361                                                       Single Family                               1
       335751199                                                       Single Family                               1
       335751203                                                       Single Family                               1
       335751204                                                       Single Family                               1
       335751227                                                       Single Family                               1
       335847961                                                       Single Family                               1
       335847965                                                       Two Family                                  2
       335847968                                                       Single Family                               1
       777005164                                                       Single Family                               1
       777008436                                                       Low Rise Condo (2-4 floors)                 1
       777008553                                                       Single Family                               1
       777008555                                                       Single Family                               1
       777008649                                                       Single Family                               1
       777010295                                                       Three Family                                3
       777010304                                                       Single Family                               1
       777010306                                                       Single Family                               1
       777010315                                                       Single Family                               1
       777011692                                                       High Rise Condo (gt 8 floors)               1
       777017938                                                       Low Rise Condo (2-4 floors)                 1
       777018098                                                       Coop                                        1
       777018345                                                       Single Family                               1
       777019969                                                       Single Family                               1
       777022040                                                       Coop                                        1
       777022104                                                       Single Family                               1
       777022731                                                       Single Family                               1
       777022867                                                       Single Family                               1
       777022899                                                       Single Family                               1
       777023524                                                       Single Family                               1
       777024142                                                       Single Family                               1
       777024145                                                       Single Family                               1
       777024357                                                       Single Family                               1
       777024375                                                       Two Family                                  2
       777024623                                                       Single Family                               1
       777024877                                                       Single Family                               1
       777024948                                                       Single Family                               1
       777025030                                                       Two Family                                  2
       777025382                                                       Single Family                               1
       777025988                                                       Single Family                               1
       777026173                                                       Single Family                               1
       777026199                                                       Two Family                                  2
       777026269                                                       Two Family                                  2
       777026273                                                       Single Family                               1
       777026468                                                       Single Family                               1
       777026595                                                       Single Family                               1
       777026750                                                       Two Family                                  2
       777026765                                                       Pud Attached                                1
       777027150                                                       Single Family                               1
       777027202                                                       Single Family                               1
       777027266                                                       Low Rise Condo (2-4 floors)                 1
       777027293                                                       Single Family                               1
       777027474                                                       Single Family                               1
       777027538                                                       Single Family                               1
       777027649                                                       Single Family                               1
       777027783                                                       Single Family                               1
       777028136                                                       Single Family                               1
       777028237                                                       Single Family                               1
       777028498                                                       Single Family                               1
       777028656                                                       Single Family                               1
       777028666                                                       Single Family                               1
       777028816                                                       Single Family                               1
       777028834                                                       Four Family                                 4
       777028888                                                       Two Family                                  2
       777028924                                                       Single Family                               1
       777028942                                                       Single Family                               1
       777028979                                                       Single Family                               1
       777028989                                                       Single Family                               1
       777029007                                                       Single Family                               1
       777029082                                                       Pud Attached                                1
       777029110                                                       Single Family                               1
       777029183                                                       Three Family                                3
       777029204                                                       Single Family                               1
       777029210                                                       Single Family                               1
       777029320                                                       Single Family                               1
       777029383                                                       Single Family                               1
       777029420                                                       Pud Attached                                1
       777029431                                                       Single Family                               1
       777029449                                                       Single Family                               1
       777029455                                                       Three Family                                3
       777029589                                                       Single Family                               1
       777029659                                                       Single Family                               1
       777029734                                                       Single Family                               1
       777029774                                                       Coop                                        1
       777029776                                                       Coop                                        1
       777029777                                                       Coop                                        1
       777029799                                                       Pud Attached                                1
       777029815                                                       Single Family                               1
       777029931                                                       Four Family                                 4
       777029950                                                       Three Family                                3
       777029979                                                       Low Rise Condo (2-4 floors)                 1
       777029981                                                       Low Rise Condo (2-4 floors)                 1
       777030042                                                       Single Family                               1
       777030211                                                       Single Family                               1
       777030263                                                       Single Family                               1
       777030286                                                       Single Family                               1
       777030296                                                       Two Family                                  2
       777030324                                                       Two Family                                  2
       777030335                                                       Low Rise Condo (2-4 floors)                 1
       777030414                                                       Single Family                               1
       777030515                                                       Low Rise Condo (2-4 floors)                 1
       777030637                                                       Pud Attached                                1
       777030643                                                       Single Family                               1
       777030846                                                       Single Family                               1
       777030944                                                       Single Family                               1
       777031066                                                       Three Family                                3
       777031118                                                       Low Rise Condo (2-4 floors)                 1
       777031127                                                       Single Family                               1
       777031148                                                       Single Family                               1
       777031374                                                       Low Rise Condo (2-4 floors)                 1
       777031379                                                       Low Rise Condo (2-4 floors)                 1
       777031569                                                       Single Family                               1
       777031602                                                       Single Family                               1
       777031677                                                       Three Family                                3
       777031683                                                       Low Rise Condo (2-4 floors)                 1
       777031704                                                       Single Family                               1
       777031705                                                       Single Family                               1
       777031766                                                       Single Family                               1
       777031783                                                       Single Family                               1
       777031836                                                       Single Family                               1
       777031906                                                       Single Family                               1
       777031978                                                       Single Family                               1
       777032001                                                       Townhouse                                   1
       777032047                                                       Single Family                               1
       777032061                                                       Four Family                                 4
       777032109                                                       Single Family                               1
       777032158                                                       Single Family                               1
       777032182                                                       Townhouse                                   1
       777032185                                                       Townhouse                                   1
       777032311                                                       Single Family                               1
       777032372                                                       Low Rise Condo (2-4 floors)                 1
       777032373                                                       Low Rise Condo (2-4 floors)                 1
       777032448                                                       Single Family                               1
       777032451                                                       Single Family                               1
       777032459                                                       Low Rise Condo (2-4 floors)                 1
       777032614                                                       Single Family                               1
       777032632                                                       Single Family                               1
       777032637                                                       Single Family                               1
       777032699                                                       Single Family                               1
       777032712                                                       Single Family                               1
       777032734                                                       Single Family                               1
       777032756                                                       Single Family                               1
       777032767                                                       Single Family                               1
       777032790                                                       Two Family                                  2
       777032859                                                       Single Family                               1
       777032875                                                       Single Family                               1
       777032886                                                       Two Family                                  2
       777032887                                                       Single Family                               1
       777032914                                                       Single Family                               1
       777032945                                                       Single Family                               1
       777033051                                                       Single Family                               1
       777033075                                                       Single Family                               1
       777033293                                                       Single Family                               1
       777033294                                                       Single Family                               1
       777033302                                                       Single Family                               1
       777033303                                                       Single Family                               1
       777033312                                                       Single Family                               1
       777033353                                                       Single Family                               1
       777033357                                                       Single Family                               1
       777033367                                                       Pud Attached                                1
       777033463                                                       Single Family                               1
       777033513                                                       Single Family                               1
       777033559                                                       Single Family                               1
       777033569                                                       Single Family                               1
       777033613                                                       Single Family                               1
       777033633                                                       Single Family                               1
       777033634                                                       Pud Attached                                1
       777033661                                                       Single Family                               1
       777033665                                                       Single Family                               1
       777033688                                                       Single Family                               1
       777033703                                                       Single Family                               1
       777033797                                                       Two Family                                  2
       777033923                                                       Low Rise Condo (2-4 floors)                 1
       777033927                                                       Low Rise Condo (2-4 floors)                 1
       777033998                                                       Single Family                               1
       777034066                                                       Single Family                               1
       777034134                                                       Single Family                               1
       777034137                                                       Single Family                               1
       777034177                                                       Single Family                               1
       777034246                                                       Pud Attached                                1
       777034318                                                       Single Family                               1
       777034336                                                       Single Family                               1
       777034338                                                       Condohotel                                  1
       777034365                                                       Single Family                               1
       777034371                                                       Single Family                               1
       777034378                                                       Pud Attached                                1
       777034387                                                       Single Family                               1
       777034427                                                       Two Family                                  2
       777034429                                                       Three Family                                3
       777034739                                                       Single Family                               1
       777034983                                                       Single Family                               1
       777035007                                                       Pud Attached                                1
       777035170                                                       Single Family                               1
       777035245                                                       Single Family                               1
       777035278                                                       Single Family                               1
       777035300                                                       Single Family                               1
       777035335                                                       Three Family                                3
       777035428                                                       Single Family                               1
       777035496                                                       Single Family                               1
       777035617                                                       Single Family                               1
       777035624                                                       Single Family                               1
       777035710                                                       Pud Attached                                1
       777035723                                                       Low Rise Condo (2-4 floors)                 1
       777035760                                                       Single Family                               1
       777035762                                                       Low Rise Condo (2-4 floors)                 1
       777035786                                                       Single Family                               1
       777035933                                                       Three Family                                3
       777035949                                                       High Rise Condo (gt 8 floors)               1
       777035988                                                       Single Family                               1
       777035997                                                       Single Family                               1
       777035998                                                       Two Family                                  2
       777036128                                                       Single Family                               1
       777036313                                                       Single Family                               1
       777036315                                                       Single Family                               1
       777036329                                                       Single Family                               1
       777036349                                                       Single Family                               1
       777036369                                                       Single Family                               1
       777036443                                                       Single Family                               1
       777036459                                                       Single Family                               1
       777036524                                                       Single Family                               1
       777036527                                                       Single Family                               1
       777036579                                                       Single Family                               1
       777036689                                                       Single Family                               1
       777036692                                                       Single Family                               1
       777036817                                                       Single Family                               1
       777036834                                                       Single Family                               1
       777036845                                                       Single Family                               1
       777036887                                                       Single Family                               1
       777036906                                                       Two Family                                  2
       777036959                                                       Single Family                               1
       777036960                                                       High Rise Condo (gt 8 floors)               1
       777036981                                                       Two Family                                  2
       777037017                                                       Single Family                               1
       777037023                                                       Single Family                               1
       777037059                                                       Two Family                                  2
       777037063                                                       Single Family                               1
       777037087                                                       Single Family                               1
       777037098                                                       Two Family                                  2
       777037153                                                       Single Family                               1
       777037155                                                       Single Family                               1
       777037186                                                       Single Family                               1
       777037187                                                       Two Family                                  2
       777037209                                                       Single Family                               1
       777037225                                                       Single Family                               1
       777037237                                                       Three Family                                3
       777037276                                                       Single Family                               1
       777037277                                                       Single Family                               1
       777037278                                                       Single Family                               1
       777037283                                                       Single Family                               1
       777037299                                                       Single Family                               1
       777037303                                                       Low Rise Condo (2-4 floors)                 1
       777037383                                                       Single Family                               1
       777037389                                                       Single Family                               1
       777037399                                                       Two Family                                  2
       777037433                                                       Pud Attached                                1
       777037445                                                       Single Family                               1
       777037471                                                       Single Family                               1
       777037473                                                       Single Family                               1
       777037563                                                       Low Rise Condo (2-4 floors)                 1
       777037566                                                       Two Family                                  2
       777037583                                                       Single Family                               1
       777037636                                                       Single Family                               1
       777037637                                                       Single Family                               1
       777037640                                                       Single Family                               1
       777037643                                                       Two Family                                  2
       777037665                                                       Single Family                               1
       777037670                                                       Single Family                               1
       777037677                                                       Single Family                               1
       777037717                                                       Single Family                               1
       777037727                                                       Four Family                                 4
       777037770                                                       Single Family                               1
       777037795                                                       Single Family                               1
       777037811                                                       High Rise Condo (gt 8 floors)               1
       777037814                                                       Single Family                               1
       777037840                                                       Single Family                               1
       777037846                                                       Single Family                               1
       777037864                                                       Pud Attached                                1
       777037866                                                       Two Family                                  2
       777037875                                                       Single Family                               1
       777037891                                                       Single Family                               1
       777037895                                                       Single Family                               1
       777037929                                                       Three Family                                3
       777037940                                                       Low Rise Condo (2-4 floors)                 1
       777037945                                                       Townhouse                                   1
       777037954                                                       Single Family                               1
       777037986                                                       Single Family                               1
       777037991                                                       Single Family                               1
       777038024                                                       Single Family                               1
       777038029                                                       Single Family                               1
       777038040                                                       Two Family                                  2
       777038041                                                       Single Family                               1
       777038055                                                       Three Family                                3
       777038064                                                       Single Family                               1
       777038075                                                       Low Rise Condo (2-4 floors)                 1
       777038079                                                       Single Family                               1
       777038091                                                       Two Family                                  2
       777038103                                                       Low Rise Condo (2-4 floors)                 1
       777038107                                                       Single Family                               1
       777038143                                                       Single Family                               1
       777038147                                                       High Rise Condo (gt 8 floors)               1
       777038162                                                       Single Family                               1
       777038175                                                       Single Family                               1
       777038181                                                       Low Rise Condo (2-4 floors)                 1
       777038182                                                       Single Family                               1
       777038185                                                       Single Family                               1
       777038191                                                       Single Family                               1
       777038198                                                       Four Family                                 4
       777038199                                                       Two Family                                  2
       777038204                                                       Pud Attached                                1
       777038206                                                       Two Family                                  2
       777038227                                                       Single Family                               1
       777038229                                                       Pud Attached                                1
       777038235                                                       Single Family                               1
       777038239                                                       Single Family                               1
       777038255                                                       Two Family                                  2
       777038256                                                       Single Family                               1
       777038264                                                       Single Family                               1
       777038270                                                       Pud Attached                                1
       777038289                                                       Pud Attached                                1
       777038312                                                       Single Family                               1
       777038331                                                       Single Family                               1
       777038332                                                       Single Family                               1
       777038335                                                       Single Family                               1
       777038349                                                       Single Family                               1
       777038359                                                       Single Family                               1
       777038362                                                       Single Family                               1
       777038363                                                       Single Family                               1
       777038367                                                       Single Family                               1
       777038375                                                       Single Family                               1
       777038377                                                       Pud Detached                                1
       777038378                                                       Single Family                               1
       777038382                                                       Single Family                               1
       777038383                                                       Single Family                               1
       777038401                                                       Single Family                               1
       777038417                                                       Pud Attached                                1
       777038420                                                       Three Family                                3
       777038423                                                       Single Family                               1
       777038425                                                       Single Family                               1
       777038435                                                       Single Family                               1
       777038462                                                       Single Family                               1
       777038466                                                       Single Family                               1
       777038500                                                       Single Family                               1
       777038502                                                       Two Family                                  2
       777038505                                                       Single Family                               1
       777038526                                                       Single Family                               1
       777038540                                                       Single Family                               1
       777038542                                                       Single Family                               1
       777038543                                                       Single Family                               1
       777038557                                                       Single Family                               1
       777038558                                                       Single Family                               1
       777038564                                                       Pud Attached                                1
       777038589                                                       Single Family                               1
       777038592                                                       Two Family                                  2
       777038599                                                       Single Family                               1
       777038604                                                       Single Family                               1
       777038610                                                       Single Family                               1
       777038630                                                       Single Family                               1
       777038634                                                       Single Family                               1
       777038637                                                       Single Family                               1
       777038644                                                       Single Family                               1
       777038649                                                       Pud Attached                                1
       777038659                                                       Low Rise Condo (2-4 floors)                 1
       777038676                                                       Low Rise Condo (2-4 floors)                 1
       777038687                                                       Single Family                               1
       777038694                                                       Low Rise Condo (2-4 floors)                 1
       777038701                                                       Two Family                                  2
       777038709                                                       Single Family                               1
       777038710                                                       Pud Attached                                1
       777038728                                                       Low Rise Condo (2-4 floors)                 1
       777038729                                                       Single Family                               1
       777038749                                                       Single Family                               1
       777038769                                                       Single Family                               1
       777038784                                                       Low Rise Condo (2-4 floors)                 1
       777038791                                                       Two Family                                  2
       777038804                                                       Single Family                               1
       777038805                                                       Single Family                               1
       777038814                                                       Single Family                               1
       777038821                                                       Single Family                               1
       777038825                                                       Three Family                                3
       777038831                                                       Single Family                               1
       777038834                                                       Low Rise Condo (2-4 floors)                 1
       777038842                                                       Single Family                               1
       777038852                                                       Pud Attached                                1
       777038855                                                       Single Family                               1
       777038877                                                       Two Family                                  2
       777038882                                                       Four Family                                 4
       777038891                                                       Two Family                                  2
       777038919                                                       Low Rise Condo (2-4 floors)                 1
       777038933                                                       Single Family                               1
       777038953                                                       Two Family                                  2
       777038960                                                       Single Family                               1
       777038962                                                       Low Rise Condo (2-4 floors)                 1
       777038965                                                       Pud Attached                                1
       777038966                                                       Single Family                               1
       777038967                                                       Single Family                               1
       777038969                                                       Single Family                               1
       777038979                                                       Single Family                               1
       777038984                                                       Single Family                               1
       777039004                                                       Two Family                                  2
       777039016                                                       Single Family                               1
       777039023                                                       Single Family                               1
       777039027                                                       Two Family                                  2
       777039034                                                       Single Family                               1
       777039041                                                       Single Family                               1
       777039046                                                       Three Family                                3
       777039049                                                       Pud Attached                                1
       777039056                                                       Coop                                        1
       777039060                                                       Pud Attached                                1
       777039066                                                       Three Family                                3
       777039068                                                       Pud Attached                                1
       777039069                                                       Single Family                               1
       777039099                                                       Single Family                               1
       777039112                                                       Two Family                                  2
       777039119                                                       Single Family                               1
       777039123                                                       Single Family                               1
       777039124                                                       Single Family                               1
       777039125                                                       Single Family                               1
       777039143                                                       Single Family                               1
       777039144                                                       Single Family                               1
       777039146                                                       Two Family                                  2
       777039167                                                       Single Family                               1
       777039191                                                       Single Family                               1
       777039195                                                       Coop                                        1
       777039197                                                       Single Family                               1
       777039205                                                       Single Family                               1
       777039218                                                       Pud Attached                                1
       777039221                                                       Single Family                               1
       777039260                                                       Single Family                               1
       777039274                                                       Single Family                               1
       777039275                                                       Low Rise Condo (2-4 floors)                 1
       777039278                                                       Two Family                                  2
       777039281                                                       Low Rise Condo (2-4 floors)                 1
       777039295                                                       Single Family                               1
       777039303                                                       Two Family                                  2
       777039313                                                       Single Family                               1
       777039314                                                       Two Family                                  2
       777039315                                                       Single Family                               1
       777039316                                                       Single Family                               1
       777039319                                                       Single Family                               1
       777039323                                                       Pud Attached                                1
       777039329                                                       Single Family                               1
       777039333                                                       Single Family                               1
       777039336                                                       Low Rise Condo (2-4 floors)                 1
       777039338                                                       Low Rise Condo (2-4 floors)                 1
       777039339                                                       Two Family                                  2
       777039345                                                       Single Family                               1
       777039349                                                       Single Family                               1
       777039359                                                       Single Family                               1
       777039364                                                       Pud Attached                                1
       777039366                                                       Single Family                               1
       777039371                                                       Single Family                               1
       777039388                                                       Single Family                               1
       777039395                                                       Single Family                               1
       777039396                                                       Single Family                               1
       777039410                                                       Single Family                               1
       777039419                                                       Low Rise Condo (2-4 floors)                 1
       777039420                                                       Single Family                               1
       777039426                                                       Townhouse                                   1
       777039430                                                       Two Family                                  2
       777039434                                                       Pud Attached                                1
       777039439                                                       Single Family                               1
       777039446                                                       Single Family                               1
       777039455                                                       Single Family                               1
       777039457                                                       Single Family                               1
       777039458                                                       Two Family                                  2
       777039489                                                       Single Family                               1
       777039491                                                       Single Family                               1
       777039494                                                       Single Family                               1
       777039503                                                       Townhouse                                   1
       777039521                                                       Single Family                               1
       777039524                                                       Pud Attached                                1
       777039536                                                       Pud Attached                                1
       777039542                                                       Pud Attached                                1
       777039547                                                       Single Family                               1
       777039550                                                       Low Rise Condo (2-4 floors)                 1
       777039551                                                       Single Family                               1
       777039552                                                       Pud Attached                                1
       777039553                                                       Pud Attached                                1
       777039562                                                       Single Family                               1
       777039586                                                       Four Family                                 4
       777039593                                                       Single Family                               1
       777039604                                                       Pud Attached                                1
       777039607                                                       Single Family                               1
       777039611                                                       Single Family                               1
       777039615                                                       Single Family                               1
       777039622                                                       Three Family                                3
       777039623                                                       Single Family                               1
       777039625                                                       Single Family                               1
       777039637                                                       Pud Attached                                1
       777039646                                                       Two Family                                  2
       777039660                                                       Single Family                               1
       777039663                                                       Low Rise Condo (2-4 floors)                 1
       777039675                                                       Single Family                               1
       777039685                                                       Single Family                               1
       777039699                                                       Single Family                               1
       777039703                                                       Pud Detached                                1
       777039704                                                       Three Family                                3
       777039714                                                       Single Family                               1
       777039718                                                       Two Family                                  2
       777039720                                                       Single Family                               1
       777039763                                                       Single Family                               1
       777039769                                                       High Rise Condo (gt 8 floors)               1
       777039770                                                       Pud Attached                                1
       777039775                                                       Pud Attached                                1
       777039780                                                       Single Family                               1
       777039782                                                       Single Family                               1
       777039784                                                       Two Family                                  2
       777039790                                                       Single Family                               1
       777039803                                                       Three Family                                3
       777039805                                                       Single Family                               1
       777039823                                                       Single Family                               1
       777039833                                                       Single Family                               1
       777039838                                                       Single Family                               1
       777039851                                                       Townhouse                                   1
       777039859                                                       Single Family                               1
       777039861                                                       Pud Attached                                1
       777039862                                                       Low Rise Condo (2-4 floors)                 1
       777039865                                                       Single Family                               1
       777039869                                                       Single Family                               1
       777039873                                                       Single Family                               1
       777039875                                                       Single Family                               1
       777039881                                                       Single Family                               1
       777039882                                                       Single Family                               1
       777039883                                                       Two Family                                  2
       777039889                                                       Pud Attached                                1
       777039896                                                       Single Family                               1
       777039898                                                       Single Family                               1
       777039899                                                       Four Family                                 4
       777039907                                                       Single Family                               1
       777039919                                                       Single Family                               1
       777039925                                                       Low Rise Condo (2-4 floors)                 1
       777039927                                                       Single Family                               1
       777039932                                                       Townhouse                                   1
       777039944                                                       Single Family                               1
       777039952                                                       Single Family                               1
       777039956                                                       Single Family                               1
       777039969                                                       Single Family                               1
       777039986                                                       Single Family                               1
       777039995                                                       High Rise Condo (gt 8 floors)               1
       777040009                                                       Single Family                               1
       777040010                                                       Single Family                               1
       777040011                                                       Single Family                               1
       777040024                                                       Single Family                               1
       777040028                                                       Single Family                               1
       777040033                                                       Single Family                               1
       777040037                                                       Single Family                               1
       777040044                                                       Single Family                               1
       777040046                                                       Single Family                               1
       777040047                                                       Single Family                               1
       777040051                                                       Pud Attached                                1
       777040054                                                       Single Family                               1
       777040059                                                       Four Family                                 4
       777040073                                                       Pud Attached                                1
       777040074                                                       Low Rise Condo (2-4 floors)                 1
       777040082                                                       Single Family                               1
       777040083                                                       Pud Attached                                1
       777040090                                                       Pud Attached                                1
       777040092                                                       Pud Attached                                1
       777040097                                                       Single Family                               1
       777040102                                                       Single Family                               1
       777040103                                                       Low Rise Condo (2-4 floors)                 1
       777040105                                                       Two Family                                  2
       777040118                                                       Pud Attached                                1
       777040123                                                       Two Family                                  2
       777040126                                                       Single Family                               1
       777040133                                                       Single Family                               1
       777040135                                                       High Rise Condo (gt 8 floors)               1
       777040137                                                       Single Family                               1
       777040138                                                       Single Family                               1
       777040139                                                       Single Family                               1
       777040145                                                       Single Family                               1
       777040146                                                       Pud Attached                                1
       777040147                                                       Single Family                               1
       777040152                                                       Single Family                               1
       777040158                                                       Single Family                               1
       777040161                                                       Single Family                               1
       777040169                                                       Single Family                               1
       777040174                                                       Single Family                               1
       777040178                                                       Pud Attached                                1
       777040191                                                       Single Family                               1
       777040196                                                       Single Family                               1
       777040200                                                       Single Family                               1
       777040201                                                       Two Family                                  2
       777040202                                                       Single Family                               1
       777040205                                                       Single Family                               1
       777040222                                                       Single Family                               1
       777040229                                                       Single Family                               1
       777040240                                                       Single Family                               1
       777040241                                                       Single Family                               1
       777040261                                                       Single Family                               1
       777040269                                                       Single Family                               1
       777040278                                                       Two Family                                  2
       777040297                                                       Single Family                               1
       777040299                                                       Single Family                               1
       777040352                                                       Single Family                               1
       777040354                                                       Single Family                               1
       777040356                                                       Single Family                               1
       777040357                                                       Low Rise Condo (2-4 floors)                 1
       777040365                                                       Three Family                                3
       777040370                                                       Two Family                                  2
       777040394                                                       Two Family                                  2
       777040398                                                       Two Family                                  2
       777040399                                                       Single Family                               1
       777040406                                                       Single Family                               1
       777040407                                                       Single Family                               1
       777040413                                                       Single Family                               1
       777040429                                                       Single Family                               1
       777040430                                                       Pud Attached                                1
       777040434                                                       Pud Attached                                1
       777040443                                                       Single Family                               1
       777040448                                                       Pud Attached                                1
       777040449                                                       Single Family                               1
       777040478                                                       Single Family                               1
       777040482                                                       Low Rise Condo (2-4 floors)                 1
       777040484                                                       Pud Attached                                1
       777040485                                                       Single Family                               1
       777040487                                                       Single Family                               1
       777040551                                                       Single Family                               1
       777040554                                                       High Rise Condo (gt 8 floors)               1
       777040557                                                       Two Family                                  2
       777040577                                                       Single Family                               1
       777040578                                                       Single Family                               1
       777040593                                                       Two Family                                  2
       777040596                                                       Two Family                                  2
       777040603                                                       Single Family                               1
       777040635                                                       Pud Attached                                1
       777040639                                                       Two Family                                  2
       777040643                                                       Single Family                               1
       777040649                                                       Two Family                                  2
       777040658                                                       Low Rise Condo (2-4 floors)                 1
       777040662                                                       Single Family                               1
       777040663                                                       Single Family                               1
       777040671                                                       Single Family                               1
       777040676                                                       Single Family                               1
       777040677                                                       Mid Rise Condo (4-8 floors)                 1
       777040693                                                       Pud Attached                                1
       777040694                                                       Single Family                               1
       777040705                                                       Single Family                               1
       777040708                                                       Single Family                               1
       777040723                                                       Single Family                               1
       777040752                                                       Two Family                                  2
       777040753                                                       Two Family                                  2
       777040761                                                       Single Family                               1
       777040767                                                       Low Rise Condo (2-4 floors)                 1
       777040776                                                       Pud Attached                                1
       777040779                                                       Pud Attached                                1
       777040790                                                       Single Family                               1
       777040819                                                       Low Rise Condo (2-4 floors)                 1
       777040820                                                       Low Rise Condo (2-4 floors)                 1
       777040843                                                       Single Family                               1
       777040918                                                       Single Family                               1
       777041008                                                       Pud Attached                                1

UBS Loan ID           Prop State                   Prop City                             Prop Zip       FICO Score          Escrows
                                                                                                                            Waived
---------------------------------------------------------------------------------------------------------------------------------------
       334405839      Pennsylvania                 HAWLEY                                    18428                 685      No
       334532900      Virginia                     COLONIAL BEACH                            22443                 679      No
       334532908      North Carolina               RALEIGH                                   27610                 637      No
       334532949      Florida                      FORT LAUDERDALE                           33311                 756      No
       334655990      West Virginia                Huntington                                25704                 733      Yes
       334659518      Connecticut                  SEYMOUR                                    6483                 650      Yes
       334659541      New York                     HUNTINGTON                                11746                 665      Yes
       334688853      Minnesota                    PRIOR LAKE                                55372                 697      Yes
       334720548      New York                     HOLLIS HILLS                              11364                 646      Yes
       334720549      South Carolina               EDISTO ISLAND                             29438                 685      Yes
       334738020      Florida                      WINTER SPRINGS                            32708                 695      Yes
       334738165      Ohio                         MAUMEE                                    43537                 718      Yes
       334740598      North Carolina               HARRISBURG                                28075                 624      Yes
       334740620      Illinois                     GILBERTS                                  60136                 634      Yes
       334756494      Florida                      ORANGE PARK                               32073                 638      Yes
       334756551      Idaho                        BUHL                                      83316                 653      No
       334921808      Minnesota                    COON RAPIDS                               55433                 624      Yes
       335664299      California                   SAN JOSE                                  95125                 734      Yes
       335664300      California                   SAN JOSE                                  95126                 760      Yes
       335664305      Washington                   SHORELINE                                 98177                 768      No
       335664316      Colorado                     ARVADA                                    80005                 808      No
       335664354      Florida                      FT. LAUDERDALE                            33312                 715      No
       335664362      California                   CHULA VISTA                               91913                 775      Yes
       335664376      California                   LOS ANGELES                               90034                 772      Yes
       335664377      California                   ANAHEIM                                   92804                 751      Yes
       335664379      California                   ALISO VIEJO                               92656                 785      Yes
       335664387      California                   SAN CLEMENTE                              92672                 779      Yes
       335664390      California                   APTOS                                     95003                 821      Yes
       335664393      California                   AGOURA                                    91301                 631      No
       335736334      Washington                   SPOKANE                                   99207                 632      Yes
       335736335      New Jersey                   WHARTON                                    7885                 684      No
       335736339      New Jersey                   TRENTON                                    8611                 720      No
       335736340      Florida                      TAMPA                                     33647                   0      No
       335736342      California                   INDIO                                     92201                 651      Yes
       335736344      New York                     LAWRENCE                                  11559                 719      Yes
       335736361      California                   NICE                                      95464                 722      Yes
       335751199      Virginia                     SPRINGFIELD                               22153                 809      Yes
       335751203      Maryland                     HYATTSVILLE                               20782                 774      Yes
       335751204      Virginia                     ASHBURN                                   20147                 682      Yes
       335751227      Nevada                       HENDERSON                                 89052                 746      Yes
       335847961      Texas                        GARLAND                                   75043                 674      No
       335847965      California                   LANCASTER                                 93534                 687      Yes
       335847968      California                   PASADENA                                  91104                 691      Yes
       777005164      Louisiana                    METAIRIE                                  70005                 798      Yes
       777008436      New Jersey                   LAKEWOOD                                   8701                 723      No
       777008553      Utah                         SALT LAKE CITY                            84117                 677      No
       777008555      Utah                         WEST VALLEY CITY                          84128                 677      No
       777008649      Florida                      MIAMI                                     33175                 665      No
       777010295      New York                     EAST ELMHURST                             11369                 621      No
       777010304      Nevada                       LAS VEGAS                                 89124                 748      No
       777010306      Michigan                     WEST BLOOMFIELD                           48323                 727      Yes
       777010315      Wisconsin                    NEENAH                                    54956                 781      No
       777011692      Florida                      MIAMI BEACH                               33139                 673      Yes
       777017938      California                   CARSON                                    90745                 800      No
       777018098      California                   LOS ANGELES                               90065                 659      No
       777018345      Minnesota                    CROOKSTON                                 56716                 639      No
       777019969      Colorado                     LAKEWOOD                                  80227                 704      No
       777022040      New York                     NEW YORK                                  10021                 640      Yes
       777022104      Wisconsin                    MILWAUKEE                                 53219                 763      Yes
       777022731      Florida                      POMPANO BEACH                             33064                 696      No
       777022867      Tennessee                    WOODBURY                                  37190                 686      No
       777022899      Minnesota                    NEW PRAGUE                                56071                 667      No
       777023524      Florida                      LEHIGH ACRES                              33971                 793      No
       777024142      Florida                      BROOKSVILLE                               34604                 614      No
       777024145      Wisconsin                    FOND DU LAC                               54935                 678      No
       777024357      Arizona                      RIO RICO                                  85648                 710      Yes
       777024375      New York                     CORONA                                    11368                 648      No
       777024623      Florida                      SPRING HILL                               34608                 642      No
       777024877      Iowa                         NORWALK                                   50211                 627      No
       777024948      Wisconsin                    HUDSON                                    54016                 723      No
       777025030      Wisconsin                    WEST BEND                                 53095                 681      No
       777025382      Colorado                     AURORA                                    80013                 640      No
       777025988      Georgia                      LAVONIA                                   30553                 630      Yes
       777026173      California                   COSTA MESA                                92627                 621      No
       777026199      New Jersey                   UNION                                      7083                 723      No
       777026269      Texas                        GRANBURY                                  76049                 674      No
       777026273      Arizona                      PEORIA                                    85383                 694      No
       777026468      Missouri                     KANSAS CITY                               64110                 670      Yes
       777026595      California                   RIVERSIDE                                 92501                 652      No
       777026750      Texas                        GRANBURY                                  76049                 674      No
       777026765      Florida                      BROOKSVILLE                               34604                 647      No
       777027150      Minnesota                    TAYLORS FALLS                             55084                 636      No
       777027202      California                   LONG BEACH                                90814                 703      Yes
       777027266      Wisconsin                    GERMANTOWN                                53022                 632      Yes
       777027293      Illinois                     PLAINFIELD                                60585                 768      No
       777027474      Arizona                      PHOENIX                                   85042                 659      No
       777027538      California                   HAWTHORNE                                 90250                 661      Yes
       777027649      Illinois                     NORRIDGE                                  60706                 620      Yes
       777027783      California                   BEAUMONT                                  92223                 642      Yes
       777028136      South Carolina               BLUFFTON                                  29910                 676      No
       777028237      Colorado                     DENVER                                    80210                 676      No
       777028498      California                   FONTANA                                   92336                 665      No
       777028656      California                   FONTANA AREA                              92335                 664      No
       777028666      New York                     ROCHESTER                                 14613                 728      No
       777028816      Texas                        KATY                                      77450                 682      No
       777028834      California                   LOS ANGELES                               90044                 710      No
       777028888      Missouri                     GRAIN VALLEY                              64029                 653      No
       777028924      New York                     BROOKLYN                                  11210                 703      No
       777028942      North Carolina               KING                                      27021                 795      No
       777028979      Texas                        DALLAS                                    75252                 720      No
       777028989      Arizona                      PEORIA                                    85345                 674      No
       777029007      New Jersey                   PAULSBORO                                  8066                 666      No
       777029082      Florida                      PORT RICHEY                               34668                 759      Yes
       777029110      Florida                      ORLANDO                                   32828                 683      No
       777029183      New York                     BROOKLYN                                  11221                 708      No
       777029204      California                   SACRAMENTO                                95823                 763      No
       777029210      Arizona                      PHOENIX                                   85045                 781      No
       777029320      Florida                      BRANDON                                   33511                 631      No
       777029383      Florida                      OCALA                                     34473                 662      No
       777029420      Florida                      TAMPA                                     33625                 631      Yes
       777029431      Iowa                         DES MOINES                                50310                 669      No
       777029449      Washington                   KENT                                      98031                 733      Yes
       777029455      Connecticut                  NEW BRITAIN                                6061                 654      No
       777029589      Texas                        MCKINNEY                                  75070                 634      Yes
       777029659      North Carolina               CHARLOTTE                                 28212                 653      No
       777029734      California                   BANNING                                   92220                 671      No
       777029774      New York                     BROOKLYN                                  11210                 747      Yes
       777029776      New York                     BROOKLYN                                  11210                 747      Yes
       777029777      New York                     BROOKLYN                                  11210                 747      Yes
       777029799      Florida                      WELLINGTON                                33467                 679      Yes
       777029815      Florida                      MIRAMAR                                   33023                 702      No
       777029931      New Jersey                   BAYONNE                                    7002                 619      No
       777029950      Connecticut                  WATERBURY                                  6704                 739      No
       777029979      Florida                      HIALEAH                                   33010                 668      No
       777029981      Florida                      HIALEAH                                   33010                 668      No
       777030042      Pennsylvania                 ALLENTOWN                                 18104                 691      No
       777030211      Illinois                     ROUND LAKE                                60073                 660      No
       777030263      New York                     PORT WASHINGTON                           11050                 785      Yes
       777030286      Florida                      PORT SAINT LUCIE                          34953                 667      No
       777030296      New York                     SCOTIA                                    12302                 684      No
       777030324      New York                     ROTTERDAM                                 12303                 684      No
       777030335      California                   PALM SPRINGS                              92264                 643      Yes
       777030414      California                   SACRAMENTO                                95834                 627      Yes
       777030515      Florida                      LARGO                                     33774                 638      Yes
       777030637      Texas                        WILLIS                                    77378                 706      No
       777030643      Texas                        DALLAS                                    75224                 660      No
       777030846      California                   TWIN PEAKS                                92391                 688      No
       777030944      Florida                      TAMPA                                     33603                 663      No
       777031066      New York                     BROOKLYN                                  11232                 680      No
       777031118      Georgia                      MARIETTA                                  30067                 642      No
       777031127      California                   RIVERSIDE AREA                            92509                 688      No
       777031148      Iowa                         JOHNSTON                                  50131                 624      No
       777031374      Florida                      DORAL                                     33178                 742      No
       777031379      Florida                      KISSIMMEE                                 34747                 644      No
       777031569      Arizona                      TUCSON                                    85711                 690      No
       777031602      Massachusetts                SPRINGFIELD                                1109                 670      No
       777031677      New Jersey                   PERTH AMBOY                                8861                 700      No
       777031683      Florida                      DORAL                                     33178                 725      No
       777031704      Georgia                      LOGANVILLE                                30052                 738      No
       777031705      Georgia                      COVINGTON                                 30014                 738      No
       777031766      Arizona                      TUCSON                                    85706                 628      No
       777031783      California                   COVINA                                    91722                 647      No
       777031836      Washington                   KENNEWICK                                 99336                 687      No
       777031906      Illinois                     SHCAUMBURG                                60193                 652      No
       777031978      Minnesota                    COTTAGE GROVE                             55016                 678      No
       777032001      Florida                      TAMPA                                     33615                 685      No
       777032047      Missouri                     NIXA                                      65714                 627      Yes
       777032061      California                   NEEDLES                                   92363                 711      Yes
       777032109      Wisconsin                    GLENDALE                                  53209                 660      No
       777032158      Pennsylvania                 LEVITTOWN                                 19054                 762      No
       777032182      Florida                      TAMPA                                     33615                 685      No
       777032185      Florida                      TAMPA                                     33615                 685      No
       777032311      Arizona                      SURPRISE                                  85374                 690      No
       777032372      Arizona                      PHOENIX                                   85032                 647      No
       777032373      Arizona                      PHOENIX                                   85015                 647      No
       777032448      New York                     MONTAUK                                   11954                 757      No
       777032451      California                   VENTURA                                   93003                 759      No
       777032459      Florida                      LARGO                                     33771                 722      No
       777032614      Maine                        EUSTIS                                     4982                 692      No
       777032632      Florida                      JACKSONVILLE                              32209                 692      No
       777032637      South Carolina               REIDVILLE                                 29365                 700      No
       777032699      Florida                      JACKSONVILLE                              32209                 692      No
       777032712      Wisconsin                    HARTFORD                                  53027                 694      No
       777032734      California                   TARZANA AREA LOS ANG                      91335                 650      Yes
       777032756      Texas                        GARLAND                                   75042                 668      No
       777032767      Colorado                     LITTLETON                                 80127                 681      No
       777032790      New York                     ALBANY                                    12206                 633      No
       777032859      Pennsylvania                 NEWFOUNDLAND                              18463                 798      Yes
       777032875      Tennessee                    MC MINNVILLE                              37110                 760      Yes
       777032886      New York                     BRONX                                     10471                 620      Yes
       777032887      New Jersey                   WILLINGBORO                                8046                 687      No
       777032914      Florida                      LARGO                                     33777                 637      No
       777032945      Texas                        ARLINGTON                                 76016                 626      Yes
       777033051      Minnesota                    VADNAIS HEIGHTS                           55127                 719      No
       777033075      Wyoming                      LARAMIE                                   82072                 653      No
       777033293      Florida                      JACKSONVILLE                              32217                 664      No
       777033294      California                   PALMDALE                                  93552                 665      No
       777033302      California                   REDLAND                                   92373                 689      No
       777033303      New York                     ROCHESTER                                 14606                 660      Yes
       777033312      Wyoming                      LARAMIE                                   82072                 658      No
       777033353      Missouri                     GLADSTONE                                 64118                 701      No
       777033357      Missouri                     KANSAS CITY                               64117                 701      No
       777033367      Texas                        FORT WORTH                                76140                 676      Yes
       777033463      California                   STOCKTON                                  95210                 678      No
       777033513      Washington                   VANCOUVER                                 98682                 680      No
       777033559      Pennsylvania                 PHILADELPHIA                              19134                 681      No
       777033569      Florida                      MIAMI                                     33155                 628      Yes
       777033613      Arizona                      GLENDALE                                  85310                 671      No
       777033633      Missouri                     KANSAS CITY                               64110                 626      Yes
       777033634      Texas                        AUBREY                                    76227                 799      No
       777033661      Minnesota                    EAGAN                                     55123                 706      No
       777033665      Florida                      SAINT PETERSBURG                          33713                 783      Yes
       777033688      Florida                      WINTER PARK                               32792                 664      No
       777033703      California                   ORANGE                                    92865                 813      Yes
       777033797      New York                     BROOKLYN                                  11230                 672      No
       777033923      Florida                      NAPLES                                    34104                 790      No
       777033927      Florida                      NAPLES                                    34104                 770      Yes
       777033998      Washington                   VANCOUVER                                 98662                 639      No
       777034066      Texas                        HIGHLAND VILIAGE                          75077                 693      Yes
       777034134      Virginia                     WOODBRIDGE                                22191                 668      No
       777034137      Colorado                     DENVER                                    80219                 685      No
       777034177      South Carolina               GOOSE CREEK                               29445                 750      No
       777034246      Florida                      WEST PALM BEACH                           33415                 731      Yes
       777034318      Arizona                      PHOENIX                                   85053                 734      No
       777034336      New York                     SMITHTOWN                                 11787                 689      Yes
       777034338      Florida                      MAIMI                                     33131                 704      No
       777034365      New York                     WALDEN                                    12586                 697      Yes
       777034371      New Jersey                   MILLTOWN                                   8850                 625      No
       777034378      Florida                      TAMARAC                                   33321                 724      No
       777034387      Montana                      BUTTE                                     59701                 740      No
       777034427      Illinois                     JOLIET                                    60435                 648      No
       777034429      Illinois                     CHICAGO                                   60637                 688      Yes
       777034739      California                   GILROY                                    95020                 755      Yes
       777034983      California                   INGLEWOOD                                 90305                 718      No
       777035007      Florida                      PENSACOLA                                 32507                 647      No
       777035170      Massachusetts                FAIRHAVEN                                  2719                 711      No
       777035245      California                   LONG BEACH                                90808                 747      No
       777035278      Nevada                       LAS VEGAS                                 89123                 643      Yes
       777035300      California                   SAN JOSE                                  95148                 623      Yes
       777035335      California                   LYNWOOD                                   90262                 631      Yes
       777035428      Georgia                      ATLANTA                                   30315                 760      No
       777035496      Arizona                      QUEEN CREEK                               85243                 779      Yes
       777035617      North Carolina               GREENBORO                                 27408                 733      No
       777035624      California                   GARDEN VALLEY                             95633                 659      No
       777035710      Texas                        THE WOODLANDS                             77382                 640      No
       777035723      Florida                      JACKSONVILLE                              32258                   0      No
       777035760      California                   LOS ANGELES                               90068                 770      Yes
       777035762      California                   (SYLMAR AREA)LOS ANG                      91342                 701      No
       777035786      Virginia                     VIRGINIA BEACH                            23454                 731      No
       777035933      California                   SANTA ANA                                 92704                 715      Yes
       777035949      Florida                      NORTH MIAMI BEACH                         33160                 745      No
       777035988      California                   SAN JOSE                                  95122                 694      Yes
       777035997      California                   ONTARIO                                   91764                 683      Yes
       777035998      California                   LOS ANGELES                               90047                 642      No
       777036128      Alabama                      ATHENS                                    35613                 765      No
       777036313      Virginia                     ALEXANDRIA                                22311                 706      No
       777036315      Colorado                     Denver                                    80209                 794      No
       777036329      New Jersey                   MONTAGUE                                   7827                 672      No
       777036349      New York                     PECONIC                                   11958                 672      No
       777036369      New York                     GREENLAWN                                 11740                 640      No
       777036443      Arizona                      PHOENIX                                   85037                 707      No
       777036459      Washington                   BELLEVUE                                  98004                 744      No
       777036524      California                   OXNARD                                    93033                 664      Yes
       777036527      District of Columbia         WASHINGTON                                20002                 739      Yes
       777036579      New York                     BROOKLYN                                  11229                 706      No
       777036689      California                   SANTA ANA                                 92705                 684      Yes
       777036692      Wisconsin                    FRANKLIN                                  53132                 777      No
       777036817      Florida                      LARGO                                     33770                 665      Yes
       777036834      California                   PALMDALE                                  93550                 705      Yes
       777036845      California                   STANTON                                   90680                 732      Yes
       777036887      Arizona                      PHOENIX                                   85051                 721      No
       777036906      New Jersey                   PERTH AMBOY                                8861                 696      No
       777036959      North Carolina               ASHEVILLE                                 28803                 768      No
       777036960      North Carolina               ASHEVILLE                                 28801                 727      No
       777036981      New Jersey                   LODI                                       7644                 677      No
       777037017      New York                     BROOKLYN                                  11223                 626      No
       777037023      Florida                      ORLANDO                                   32809                 717      No
       777037059      California                   SAN BERNARDINO                            92404                 662      Yes
       777037063      New York                     BROOKLYN                                  11218                 685      No
       777037087      California                   COLTON                                    92324                 671      No
       777037098      California                   COMPTON                                   90220                 740      Yes
       777037153      California                   LOS ANGELES                               90049                 730      Yes
       777037155      California                   SANTA MONICA                              90402                 730      Yes
       777037186      Georgia                      ELBERTON                                  30635                 716      No
       777037187      New Jersey                   FAIRVIEW                                   7022                 672      No
       777037209      California                   PORTERVILLE                               93257                 643      No
       777037225      Alabama                      WILMER                                    36587                 705      No
       777037237      New York                     BROOKLYN                                  11234                 650      No
       777037276      Oregon                       PORTLAND                                  97220                 693      No
       777037277      Oregon                       PORTLAND                                  97206                 693      No
       777037278      Oregon                       PORTLAND                                  97220                 693      No
       777037283      Illinois                     STREAMWOOD                                60107                 702      No
       777037299      California                   ENCINITAS                                 92024                 691      No
       777037303      Florida                      LAKE MARY                                 32746                 778      No
       777037383      Maryland                     RANDALLSTOWN                              21133                 705      No
       777037389      Kentucky                     RADCLIFF                                  40160                 742      No
       777037399      Massachusetts                SOUTHBRIDGE                                1550                 667      No
       777037433      Arizona                      MARICOPA                                  85239                 691      No
       777037445      Texas                        AUSTIN                                    78703                 684      No
       777037471      Georgia                      SAVANNAH                                  31410                 787      No
       777037473      Texas                        AUSTIN                                    78717                 765      No
       777037563      Florida                      LAKE MARY                                 32746                 715      No
       777037566      Illinois                     CHICAGO                                   60629                 664      No
       777037583      Florida                      DELTONA                                   32725                 743      Yes
       777037636      Colorado                     BRECKENRIDGE                              80424                 741      No
       777037637      Texas                        ADDISON                                   75001                 672      Yes
       777037640      New Jersey                   RIDEWOOD                                   7450                 631      No
       777037643      California                   LOS ANGELES                               90039                 663      No
       777037665      California                   COPPERPOLIS                               95228                 689      No
       777037670      California                   RANCHO CUCAMONGA                          91701                 682      Yes
       777037677      Texas                        ROUND ROCK                                78664                 740      No
       777037717      Kansas                       KANSAS CITY                               66106                 680      Yes
       777037727      Kentucky                     LOUISVILLE                                40218                 722      No
       777037770      Arizona                      GLENDALE                                  85302                 743      No
       777037795      Alabama                      HUNTSVILLE                                35824                 750      No
       777037811      Illinois                     CHICAGO                                   60640                 653      No
       777037814      Utah                         NORTH OGDEN                               84414                 708      No
       777037840      Maryland                     WHITE PLAINS                              20695                 753      No
       777037846      Florida                      FORT MYERS                                33967                 691      No
       777037864      Colorado                     LITTLETON                                 80128                 753      No
       777037866      New York                     LONG BEACH                                11561                 683      No
       777037875      Washington                   BAINBRIDGE ISLAND                         98110                 766      No
       777037891      New Mexico                   ALBUQUERQUE                               87123                 804      No
       777037895      Connecticut                  EAST LYME                                  6333                 782      No
       777037929      Massachusetts                BOSTON                                     2124                 691      No
       777037940      Illinois                     CHICAGO RIDGE                             60415                 662      Yes
       777037945      Minnesota                    HASTINGS                                  55033                 776      No
       777037954      Connecticut                  STONINGTON                                 6378                 687      No
       777037986      Maryland                     BRANDYWINE                                20613                 771      No
       777037991      West Virginia                MARTINSBURG                               25403                 733      No
       777038024      Colorado                     LITTLETON                                 80128                 715      No
       777038029      Florida                      DUNNELLON                                 34432                 681      No
       777038040      Missouri                     CAPE GIRARDEAU                            63701                 707      No
       777038041      New York                     SOUTH OZONE PARK                          11420                 676      No
       777038055      South Carolina               NORTH CHARLESTON                          29406                 738      No
       777038064      New York                     QUOGUE                                    11959                 729      No
       777038075      California                   BAKERSFIELD                               93305                 733      Yes
       777038079      Florida                      EAGLE LAKE                                33839                 642      No
       777038091      California                   LOMPOC                                    93436                 689      No
       777038103      New Hampshire                GILFORD                                    3249                 763      No
       777038107      California                   MISSION VIEJO                             92692                 667      Yes
       777038143      California                   BELMONT                                   94002                 748      Yes
       777038147      Florida                      LAUDERHILL                                33319                 730      No
       777038162      West Virginia                FALLING WATERS                            25419                 687      No
       777038175      Alabama                      MOBILE                                    36605                 730      No
       777038181      Colorado                     GUNNISON                                  81230                 771      No
       777038182      Maryland                     BALTIMORE                                 21244                 671      No
       777038185      Alabama                      MOBILE                                    36693                 730      No
       777038191      California                   WEST COVINA                               91790                 778      Yes
       777038198      Illinois                     CHICAGO                                   60622                 726      No
       777038199      New York                     BROOKLYN                                  11210                 789      No
       777038204      Texas                        HOUSTON                                   77095                 740      No
       777038206      New York                     OZONE PARK                                11416                 666      No
       777038227      New Mexico                   ALBUQUERQUE                               87112                 658      No
       777038229      Texas                        DENTON                                    76207                 787      Yes
       777038235      Idaho                        NAMPA                                     83687                 767      No
       777038239      California                   CALISTOGA                                 94515                 783      No
       777038255      California                   GRANITE BAY                               95746                 798      No
       777038256      New York                     WESTBURY                                  11590                 632      Yes
       777038264      California                   GRANADA HILLS                             91344                 729      Yes
       777038270      Texas                        HOCKLEY                                   77447                 768      No
       777038289      Texas                        COLLEGE STATION                           77845                 706      No
       777038312      Texas                        CEDAR PARK                                78613                 701      No
       777038331      Colorado                     ENGLEWOOD                                 80111                 783      No
       777038332      California                   BURBANK                                   91506                 733      Yes
       777038335      Alabama                      HUNTSVILLE                                35806                 649      No
       777038349      Arizona                      SCOTTSDALE                                85257                 698      No
       777038359      Wisconsin                    GREENFIELD                                53221                 761      Yes
       777038362      Kansas                       ATCHISON                                  66002                 750      Yes
       777038363      California                   NEWHALL                                   91321                 666      Yes
       777038367      California                   LOS BANOS                                 93635                 644      No
       777038375      Colorado                     DENVER                                    80219                 728      No
       777038377      South Carolina               LONGS                                     29568                 723      Yes
       777038378      Florida                      ORLANDO                                   32805                 720      No
       777038382      California                   ESCONDIDO                                 92026                 697      Yes
       777038383      Arizona                      PHOENIX                                   85051                 694      No
       777038401      California                   LOS ANGELES                               90068                 791      Yes
       777038417      Texas                        HIIGHLANDS                                77562                 742      No
       777038420      New York                     BROOKLYN                                  11231                 724      No
       777038423      Arizona                      PHOENIX                                   85029                 663      No
       777038425      California                   RANCHO CUCAMONGA                          91730                 751      No
       777038435      Arizona                      PEORIA                                    85345                 640      No
       777038462      New Mexico                   ALBUQUERQUE                               87123                 658      No
       777038466      Florida                      MIAMI                                     33177                 646      Yes
       777038500      New York                     VALLEY STREAM                             11580                 753      No
       777038502      California                   LOS ANGELES                               90027                 653      Yes
       777038505      New York                     CAMBRIA HEIGHTS                           11411                 739      No
       777038526      Oklahoma                     CLAREMORE                                 74019                 714      No
       777038540      New Mexico                   ALBUQUERQUE                               87106                 658      No
       777038542      New Mexico                   ALBUQUERQUE                               87123                 658      No
       777038543      South Carolina               CHARLESTON                                29412                 693      No
       777038557      New Mexico                   ALBUQUERQUE                               87123                 658      No
       777038558      New Mexico                   ALBUQUERQUE                               87123                 658      No
       777038564      California                   RIVERSIDE                                 92508                 740      No
       777038589      Florida                      JACKSONVILLE                              32207                 757      No
       777038592      California                   LOS ANGELES                               90011                 656      No
       777038599      Florida                      POMPANO BEACH                             33060                 740      No
       777038604      Missouri                     KANSAS CITY                               64128                 763      Yes
       777038610      Utah                         CLINTON                                   84015                 741      No
       777038630      Florida                      OCALA                                     34471                 789      Yes
       777038634      New York                     WEST HARRISON                             10604                 682      No
       777038637      Florida                      LAKELAND                                  33812                 726      No
       777038644      Florida                      BRADENTON                                 34209                 695      No
       777038649      Texas                        MIDLOTHIAN                                76065                 742      No
       777038659      California                   LOS ANGELES                               90042                 734      Yes
       777038676      California                   NORTHRIDGE                                91326                 718      Yes
       777038687      New York                     BROOKLYN                                  11234                 732      No
       777038694      Nevada                       MESQUITE                                  80927                 727      No
       777038701      New Jersey                   JERSEY CITY                                7304                 643      No
       777038709      California                   GARDEN GROVE                              92843                 721      Yes
       777038710      Texas                        CORPUS CHRISTI                            78413                 778      No
       777038728      South Carolina               MYRTLE BEACH                              29579                 702      No
       777038729      Texas                        DALLAS                                    75205                 748      Yes
       777038749      Texas                        SAN ANTONIO                               78209                 703      Yes
       777038769      California                   ANTIOCH                                   94531                 758      Yes
       777038784      New Jersey                   WILDWOOD                                   8260                 733      No
       777038791      California                   SAN FRANCISCO                             94115                 761      Yes
       777038804      Connecticut                  STONINGTON                                 6378                 790      No
       777038805      Rhode Island                 PAWTUCKET                                  2860                 701      No
       777038814      Louisiana                    BREAUX BRIDGE                             70517                 705      No
       777038821      California                   LONG BEACH                                90807                 643      Yes
       777038825      New York                     BRONX                                     10466                 706      No
       777038831      California                   TULARE                                    93274                 691      No
       777038834      Connecticut                  WINDSOR LOCKS                              6096                 761      Yes
       777038842      Georgia                      EAST POINT                                30344                 701      No
       777038852      Colorado                     PARKER                                    80134                 733      Yes
       777038855      Minnesota                    ELKO                                      55020                 699      Yes
       777038877      New Jersey                   GARFIELD                                   7026                 632      No
       777038882      New York                     BROOKLYN                                  11212                 744      Yes
       777038891      Florida                      JACKSONVILLE                              32209                 709      Yes
       777038919      Florida                      PALM HARBOR                               34686                 697      No
       777038933      California                   WILTON                                    95693                 689      Yes
       777038953      New Jersey                   NEWARK                                     7112                 681      No
       777038960      California                   LOS ANGELES                               90066                 674      Yes
       777038962      Arizona                      SCOTTSDALE                                85250                 756      Yes
       777038965      Colorado                     COMMERCE CITY                             80022                 692      Yes
       777038966      Florida                      NEW PORT RICHEY                           34653                 739      No
       777038967      New York                     FRANKLIN SQUARE                           11010                 726      No
       777038969      South Carolina               CLOVER                                    29710                 760      No
       777038979      California                   LOS ANGELES                               90006                 702      No
       777038984      Arizona                      PHOENIX                                   85086                 753      No
       777039004      California                   SANTA BARBARA                             93108                 707      Yes
       777039016      Florida                      OCALA                                     34473                 800      No
       777039023      Florida                      MIAMI                                     33186                 796      No
       777039027      Missouri                     SAINT LOUIS                               63116                 704      Yes
       777039034      South Dakota                 BERESFORD                                 57004                 695      Yes
       777039041      Florida                      VALRICO                                   33596                 674      Yes
       777039046      New Jersey                   NEWARK                                     7108                 704      No
       777039049      North Carolina               KERNERSVILLE                              27284                 667      Yes
       777039056      New York                     NEW YORK                                  10013                 795      Yes
       777039060      Florida                      SUNRISE                                   33323                 648      Yes
       777039066      California                   CARLSBAD                                  92008                 753      Yes
       777039068      Georgia                      DALLAS                                    30132                 673      No
       777039069      New York                     BABYLON                                   11702                 645      No
       777039099      Florida                      HOMOSASSA                                 34448                 785      Yes
       777039112      Illinois                     CHICAGO                                   60634                 681      No
       777039119      Illinois                     CHICAGO                                   60649                 761      No
       777039123      Utah                         CEDAR CITY                                84720                 746      No
       777039124      California                   BANNING                                   92220                 746      No
       777039125      Nevada                       LAS VEGAS                                 89148                 733      No
       777039143      New York                     SPRINGFIELD GARDENS                       11413                 687      No
       777039144      New Jersey                   ORANGE                                     7050                 661      No
       777039146      Illinois                     CHICAGO                                   60651                 736      No
       777039167      Florida                      LEHIGH ACRES                              33936                 668      Yes
       777039191      Georgia                      STONE MOUNTAIN                            30083                 692      No
       777039195      New York                     HEWLETT                                   11557                 756      Yes
       777039197      Florida                      NEW PORT RICHEY                           34652                 733      No
       777039205      California                   ARCADIA                                   91006                 790      Yes
       777039218      South Carolina               LEXINGTON                                 29073                 805      No
       777039221      Texas                        SAN ANTONIO                               78227                 751      No
       777039260      Minnesota                    OTSEGO                                    55330                 716      No
       777039274      Florida                      MIAMI GARDENS                             33056                 659      Yes
       777039275      Virginia                     MANASSAS                                  20109                 770      No
       777039278      New York                     BROOKLYN                                  11234                 640      No
       777039281      Illinois                     CHICAGO                                   60645                 700      Yes
       777039295      Colorado                     LAKEWOOD                                  80215                 708      No
       777039303      Florida                      MIAMI                                     33144                 775      Yes
       777039313      New Mexico                   ALBUQUERQUE                               87114                 707      Yes
       777039314      Georgia                      ATLANTA                                   30310                 677      No
       777039315      Arkansas                     MARION                                    72364                 759      No
       777039316      Utah                         WEST JORDAN                               84088                 646      Yes
       777039319      Nevada                       LAS VEGAS                                 89148                 760      No
       777039323      Arizona                      CHANDLER                                  85249                 715      Yes
       777039329      Connecticut                  WESTPORT                                   6880                 723      No
       777039333      Florida                      MIAMI SHORES                              33138                 779      Yes
       777039336      Arizona                      PHOENIX                                   85022                 725      No
       777039338      Arizona                      PHOENIX                                   85022                 725      No
       777039339      California                   LOS ANGELES                               90019                 741      Yes
       777039345      California                   ESCONDIDO                                 92029                 685      No
       777039349      California                   FULLERTON                                 92831                 638      No
       777039359      Nevada                       LAS VEGAS                                 89148                 794      No
       777039364      Texas                        HOUSTON                                   77095                 740      No
       777039366      Florida                      TITUSVILLE                                32796                 723      No
       777039371      California                   LOS ANGALES                               90061                 798      No
       777039388      Nevada                       NORTH LAS VEGAS                           89084                 779      No
       777039395      California                   LANCASTER                                 93536                 660      Yes
       777039396      New York                     EAST MEADOW                               11554                 644      Yes
       777039410      New York                     UNIONDALE                                 11553                 656      Yes
       777039419      Utah                         EDEN                                      84310                 754      No
       777039420      Florida                      TAMPA                                     33629                 744      No
       777039426      Florida                      TALLAHASSEE                               32311                 746      No
       777039430      Illinois                     CHICAGO                                   60632                 659      No
       777039434      Arizona                      SURPRISE                                  85379                 682      No
       777039439      Arkansas                     SILOAM SPRINGS                            72761                 721      No
       777039446      Utah                         FARMINGTON                                84025                 746      No
       777039455      Iowa                         DES MOINES                                50312                 706      No
       777039457      Kentucky                     VINE GROVE                                40175                 728      No
       777039458      Florida                      LAKELAND                                  33815                 694      Yes
       777039489      Iowa                         STORY CITY                                50248                 689      No
       777039491      Utah                         RIVERTON                                  84065                 787      No
       777039494      Rhode Island                 NEWPORT                                    2840                 757      No
       777039503      Colorado                     AURORA                                    80011                 654      No
       777039521      Alabama                      OWENS CROSS ROADS                         35763                 704      No
       777039524      Oregon                       ALOHA                                     97007                 774      No
       777039536      California                   PALM SPRINGS                              92262                 663      No
       777039542      Arizona                      GLENDALE                                  85304                 736      No
       777039547      Illinois                     CRETE                                     60417                 792      No
       777039550      District of Columbia         WASHINGTON                                20020                 696      No
       777039551      Missouri                     BELTON                                    64012                 662      No
       777039552      Texas                        HOUSTON                                   77095                 758      No
       777039553      Texas                        HOUSTON                                   77095                 758      No
       777039562      Arizona                      GILBERT                                   85296                 687      No
       777039586      New York                     BRONX                                     10461                 703      No
       777039593      California                   RESEDA                                    91335                 681      Yes
       777039604      Georgia                      ATHENS                                    30606                 696      No
       777039607      New Jersey                   TEANECK                                    7666                 703      No
       777039611      Wisconsin                    MILWAUKEE                                 53216                 693      No
       777039615      Florida                      TAMPA                                     33611                 695      No
       777039622      New York                     FAR ROCKAWAY                              11691                 746      No
       777039623      California                   CALEXICO                                  92231                 641      Yes
       777039625      Illinois                     CHICAGO                                   60643                 681      No
       777039637      Florida                      BRADENTON                                 34208                 676      No
       777039646      New York                     EAST ELMHURST                             11369                 724      No
       777039660      Illinois                     CHICAGO                                   60620                 660      Yes
       777039663      Texas                        AUSTIN                                    78756                 706      No
       777039675      Illinois                     CHICAGO                                   60618                 684      Yes
       777039685      Colorado                     MORRISON                                  80465                 742      No
       777039699      Florida                      TAMPA                                     33609                 704      No
       777039703      North Carolina               CHARLOTTE                                 28217                 746      No
       777039704      New Hampshire                CHESTERFIELD                               3462                 670      No
       777039714      Massachusetts                WESTPORT                                   2790                 669      No
       777039718      New York                     BROOKLYN                                  11208                 703      No
       777039720      California                   GOLETA                                    93117                 750      Yes
       777039763      Illinois                     CHICAGO                                   60629                 665      Yes
       777039769      Florida                      WEST PALM BEACH                           33404                 740      Yes
       777039770      Florida                      ORLANDO                                   32821                 670      Yes
       777039775      Florida                      HUDSON                                    34667                 757      No
       777039780      California                   SAN JOSE                                  95123                 714      Yes
       777039782      California                   LA CRESCENTA                              91214                 640      No
       777039784      New Jersey                   ELIZABETH                                  7202                 715      No
       777039790      Texas                        GARLAND                                   75043                 793      Yes
       777039803      Connecticut                  WATERBURY                                  6705                 702      Yes
       777039805      Colorado                     LAKEWOOD                                  80226                 753      No
       777039823      California                   SACRAMENTO                                95829                 802      Yes
       777039833      Arizona                      PHOENIX                                   85021                 777      No
       777039838      Illinois                     CICERO                                    60804                 692      No
       777039851      Minnesota                    SAINT PAUL                                55106                 729      No
       777039859      Texas                        DESOTO                                    75115                 766      No
       777039861      Georgia                      ELLIJAY                                   30540                 715      No
       777039862      Florida                      TAMPA                                     33616                 689      Yes
       777039865      Louisiana                    GEISMAR                                   70734                 751      No
       777039869      Florida                      DELTONA                                   32738                 699      No
       777039873      Florida                      PARKLAND                                  33076                 735      No
       777039875      Minnesota                    COON RAPIDS                               55448                 763      No
       777039881      Texas                        KILLEEN                                   76541                 668      No
       777039882      Florida                      JACKSONVILLE                              32206                 734      No
       777039883      New York                     BROOKLYN                                  11226                 676      No
       777039889      North Carolina               DUCK                                      27949                 750      Yes
       777039896      Utah                         SALT LAKE CITY                            84120                 685      No
       777039898      Colorado                     WESTMINSTER                               80021                 708      No
       777039899      Colorado                     DENVER                                    80220                 713      No
       777039907      Arizona                      SHOW LOW                                  85901                 668      Yes
       777039919      New York                     HOLTSVILLE                                11742                 641      No
       777039925      California                   MURRIETA                                  92562                 733      No
       777039927      Florida                      JACKSONVILLE                              32226                 725      No
       777039932      Colorado                     AURORA                                    80011                 654      No
       777039944      Texas                        DUNCANVILLE                               75137                 710      Yes
       777039952      Illinois                     ALGOQUIN                                  60102                 753      No
       777039956      New York                     MALVERNE                                  11565                 671      No
       777039969      California                   LANCASTER                                 93535                 679      No
       777039986      New York                     ROSEDALE                                  11422                 691      Yes
       777039995      Florida                      NAPLES                                    34108                 790      No
       777040009      Massachusetts                MARSHFIELD                                 2050                 722      No
       777040010      California                   MAYWOOD                                   90270                 631      Yes
       777040011      Connecticut                  WATERTOWN                                  6795                 793      Yes
       777040024      Colorado                     SUPERIOR                                  80027                 658      No
       777040028      Illinois                     LOMBARD                                   60148                 783      No
       777040033      California                   COSTA MESA                                92627                 693      Yes
       777040037      Florida                      HERNANDO BEACH                            34607                 656      Yes
       777040044      Arizona                      BUCKEYE                                   85326                 776      No
       777040046      California                   SIMI VALLEY AREA                          93065                 696      Yes
       777040047      New York                     WYANDANCH                                 11798                 638      No
       777040051      Arizona                      APACHE JUNCTION                           85219                 778      No
       777040054      New Jersey                   HAMBURG                                    7419                 692      No
       777040059      California                   LOS ANGELES                               90018                 785      Yes
       777040073      Illinois                     SOMONAUK                                  60552                 639      No
       777040074      Kentucky                     LOUISVILLE                                40228                 769      No
       777040082      Oregon                       PORTLAND                                  97266                 698      No
       777040083      Arizona                      SUN CITY                                  85373                 723      Yes
       777040090      Arizona                      CHANDLER                                  85249                 665      No
       777040092      Arizona                      TUCSON                                    85745                 739      No
       777040097      Maryland                     NORTH BEACH                               20714                 748      No
       777040102      Illinois                     SPRING GROVE                              60081                 624      No
       777040103      Virginia                     GLENN ALLEN                               23059                 758      No
       777040105      New York                     OZONE PARK                                11417                 730      No
       777040118      Colorado                     CARBONDALE                                81623                 753      Yes
       777040123      New York                     WOODHAVEN                                 11421                 780      No
       777040126      South Carolina               NORTH CHARLESTON                          29406                 769      No
       777040133      California                   SACRAMENTO                                95828                 666      Yes
       777040135      Florida                      MIAMI BEACH                               33140                 738      No
       777040137      California                   LOS ANGELES                               90065                 657      Yes
       777040138      Florida                      JACKSONVILLE                              32209                 725      Yes
       777040139      California                   SAN MARTIN                                95046                 694      Yes
       777040145      Michigan                     WARREN                                    48093                 678      Yes
       777040146      Texas                        DENTON                                    76207                 734      No
       777040147      Florida                      SAINT PETERSBURG                          33712                 694      No
       777040152      California                   LOS ANGELES                               91602                 644      Yes
       777040158      Florida                      BOCA RATON                                33428                 681      No
       777040161      South Carolina               HANAHAN                                   29406                 719      Yes
       777040169      Wisconsin                    MILWAUKEE                                 53216                 693      No
       777040174      Wisconsin                    MILWAUKEE                                 53210                 693      No
       777040178      Florida                      HOLIDAY                                   34691                 693      No
       777040191      Virginia                     CHARLOTTESVILLE                           22901                 715      Yes
       777040196      Arkansas                     MARION                                    72364                 723      No
       777040200      Arizona                      QUEEN CREEK                               85242                 756      Yes
       777040201      New York                     SCHENECTADY                               12306                 794      Yes
       777040202      California                   RIVERSIDE                                 92507                 705      Yes
       777040205      New York                     HEMPSTEAD                                 11550                 710      Yes
       777040222      Wisconsin                    MILWAUKEE                                 53209                 693      No
       777040229      California                   OAKLAND                                   94605                 698      Yes
       777040240      Arizona                      PHOENIX                                   85037                 770      No
       777040241      New York                     STATEN ISLAND                             10306                 787      No
       777040261      Colorado                     DENVER                                    80212                 693      No
       777040269      Arizona                      TUCSON                                    85730                 673      No
       777040278      Florida                      MIAMI                                     33180                 634      Yes
       777040297      New Mexico                   Albuquerque                               87121                 787      No
       777040299      California                   COMPTON                                   90220                 647      Yes
       777040352      Ohio                         AKRON                                     44303                 742      Yes
       777040354      Mississippi                  JACKSON                                   39204                 745      No
       777040356      California                   CLOVIS                                    93611                 684      No
       777040357      California                   SAN FRANCISCO                             94123                 747      Yes
       777040365      New York                     BROOKLYN                                  11207                 710      No
       777040370      Illinois                     CHICAGO                                   60649                 753      Yes
       777040394      California                   SANTA MONICA                              90405                 646      Yes
       777040398      Illinois                     CHICAGO                                   60623                 696      No
       777040399      Florida                      ORLANDO                                   32825                 732      Yes
       777040406      Texas                        DALLAS                                    75206                 711      No
       777040407      Texas                        DALLAS                                    75206                 711      No
       777040413      New York                     BROOKLYN                                  11234                 627      Yes
       777040429      Illinois                     CHICAGO                                   60707                 747      Yes
       777040430      California                   CORCORAN                                  93212                 764      No
       777040434      Florida                      KISSIMMEE                                 34758                 764      No
       777040443      Maryland                     PARKVILLE                                 21234                 719      No
       777040448      Arizona                      PHOENIX                                   85037                 705      No
       777040449      Washington                   MAPLE VALLEY                              98038                 816      No
       777040478      Maine                        CAPE ELIZABETH                             4107                 651      No
       777040482      California                   MISSION VIEJO                             92691                 723      No
       777040484      Florida                      APOPKA                                    32703                 701      No
       777040485      Arizona                      GLENDALE                                  85303                 634      No
       777040487      Florida                      SPRING HILL                               34608                 680      No
       777040551      Illinois                     RICHTON PARK                              60471                 641      Yes
       777040554      Florida                      MIAMI                                     33137                 694      No
       777040557      California                   WOODLAND                                  95695                 718      No
       777040577      Massachusetts                FITCHBURG                                  1420                 647      No
       777040578      Florida                      LABELLE                                   33935                 772      No
       777040593      Texas                        PRAIRIE VIEW                              77446                 802      Yes
       777040596      Texas                        PRAIRIE VIEW                              77446                 802      Yes
       777040603      Florida                      SAINT PETERSBURG                          33705                 683      Yes
       777040635      California                   TRUCKEE                                   96161                 766      Yes
       777040639      New York                     NEW YORK                                  10014                 782      No
       777040643      California                   MODESTO                                   95355                 728      No
       777040649      Texas                        PRAIRIE VIEW                              77446                 767      Yes
       777040658      Florida                      HIALEAH                                   33016                 682      Yes
       777040662      Florida                      PENSACOLA                                 32506                 626      No
       777040663      Illinois                     CHICAGO                                   60643                 753      Yes
       777040671      Connecticut                  WILTON                                     6897                 738      No
       777040676      Illinois                     BERWYN                                    60402                 680      No
       777040677      Florida                      HIALEAH                                   33016                 759      Yes
       777040693      California                   ALAMO                                     94507                 686      Yes
       777040694      Massachusetts                SIASCONSET                                 2156                 717      No
       777040705      New York                     FLORAL PARK                               11001                 784      No
       777040708      New Mexico                   ALBUEQUERQUE                              87123                 681      No
       777040723      New Mexico                   ALBUQUERQUE                               87108                 681      No
       777040752      Texas                        FORT WORTH                                76110                 701      No
       777040753      Texas                        FORT WORTH                                76110                 768      No
       777040761      Illinois                     CHICAGO                                   60625                 633      No
       777040767      Illinois                     CHICAGO                                   60649                 667      No
       777040776      Colorado                     CENTENNIAL                                80121                 668      No
       777040779      Arizona                      PHOENIX                                   85037                 705      No
       777040790      Delaware                     LAUREL                                    19956                 762      No
       777040819      Virginia                     MANASSAS                                  20109                 799      No
       777040820      Maryland                     GAITHERBURG                               20878                 725      No
       777040843      Maryland                     FREDERICK                                 21704                 679      No
       777040918      Florida                      SARASOTA                                  34232                 700      No
       777041008      Texas                        SAN ANTONIO                               78216                 736      No

UBS Loan ID           Escrow            Channel                Buydown          Modification        Modification Date        Relocation
                      Balance
------------------------------------------------------------------------------------------------------------------------------------------
       334405839            803.97      Correspondent          N                No                  00/00/0000               Yes
       334532900            937.29      Retail                 N                No                  00/00/0000               No
       334532908             380.6      Retail                 N                No                  00/00/0000               No
       334532949          1,176.38      Wholesale              N                No                  00/00/0000               No
       334655990                 0                                                                  00/00/0000
       334659518                 0                                              No                  00/00/0000
       334659541                 0                                              No                  00/00/0000
       334688853                 0      Wholesale              N                                    00/00/0000
       334720548                 0                             N                                    00/00/0000               No
       334720549                 0                             N                No                  00/00/0000               No
       334738020                 0                                              No                  00/00/0000
       334738165                 0                                              No                  00/00/0000
       334740598                 0      Wholesale              N                No                  00/00/0000
       334740620                 0      Wholesale              N                No                  00/00/0000
       334756494                 0      Wholesale              N                No                  00/00/0000
       334756551            292.44      Wholesale              N                No                  00/00/0000
       334921808                 0      Wholesale              N                No                  00/00/0000
       335664299                 0                                                                  00/00/0000
       335664300                 0                                                                  00/00/0000
       335664305          2,941.75                                                                  00/00/0000
       335664316            926.56                                                                  00/00/0000
       335664354          3,883.57                                                                  00/00/0000
       335664362                 0                                                                  00/00/0000
       335664376                 0                                                                  00/00/0000
       335664377                 0                                                                  00/00/0000
       335664379                 0                                                                  00/00/0000
       335664387                 0                                                                  00/00/0000
       335664390                 0                                                                  00/00/0000
       335664393          8,750.00                                                                  00/00/0000
       335736334                 0                             N                No                  00/00/0000
       335736335            987.03                                                                  00/00/0000
       335736339             744.6      Correspondent          N                No                  00/00/0000               No
       335736340            429.74      Correspondent          N                No                  00/00/0000               No
       335736342                 0      Correspondent          N                No                  00/00/0000
       335736344                 0      Correspondent          N                No                  00/00/0000
       335736361                 0      Correspondent          N                No                  00/00/0000
       335751199                 0                                                                  00/00/0000
       335751203                 0                                                                  00/00/0000
       335751204                 0                                                                  00/00/0000
       335751227                 0                                                                  00/00/0000
       335847961          2,702.22      LLW                    N                                    00/00/0000               No
       335847965                 0      Wholesale              N                                    00/00/0000
       335847968                 0      Correspondent          N                No                  00/00/0000
       777005164                 0      Correspondent          N                No                             5/4/2004      No
       777008436               444      Correspondent          N                No                  00/00/0000               No
       777008553          1,399.39      Correspondent          N                No                  00/00/0000
       777008555            964.07      Correspondent          N                No                  00/00/0000
       777008649          3,852.40      Correspondent          N                No                  00/00/0000
       777010295            852.72      Correspondent          N                No                  00/00/0000               No
       777010304            316.34      Correspondent          N                No                  00/00/0000               No
       777010306                 0      Correspondent          N                No                  00/00/0000
       777010315          5,649.89      Correspondent          N                No                  00/00/0000               No
       777011692                 0      Correspondent          N                No                  00/00/0000
       777017938            618.08      Correspondent          N                No                  00/00/0000
       777018098            391.92      Correspondent          N                No                  00/00/0000
       777018345            757.64      Correspondent          N                No                  00/00/0000
       777019969            210.72      Correspondent          N                No                  00/00/0000
       777022040                 0      Correspondent                           No                  00/00/0000
       777022104                 0      Correspondent          N                No                  00/00/0000               No
       777022731          2,192.46      Correspondent          N                No                  00/00/0000
       777022867            844.04      Correspondent          N                No                  00/00/0000
       777022899          1,236.10      Correspondent          N                No                  00/00/0000
       777023524            402.03      Correspondent          N                No                  00/00/0000               No
       777024142            384.57      LLW                    N                                    00/00/0000               No
       777024145          2,083.68      Correspondent          N                No                  00/00/0000               No
       777024357                 0      Correspondent          N                No                  00/00/0000
       777024375          1,273.89      LLW                    N                No                  00/00/0000               No
       777024623          1,330.52      LLW                    N                                    00/00/0000               No
       777024877            680.44      Correspondent          N                No                  00/00/0000
       777024948            568.28      Correspondent          N                No                  00/00/0000
       777025030          2,901.50      Correspondent          N                No                  00/00/0000               No
       777025382          1,146.55      LLW                    N                No                  00/00/0000               No
       777025988                 0      Correspondent          N                No                  00/00/0000
       777026173          1,727.28      Correspondent          N                No                  00/00/0000
       777026199          1,816.20      Correspondent          N                No                  00/00/0000
       777026269            303.72      Correspondent          N                No                  00/00/0000               No
       777026273            758.38      Correspondent          N                No                  00/00/0000               No
       777026468                 0      LLW                    N                No                  00/00/0000               No
       777026595            325.59      Correspondent          N                No                  00/00/0000
       777026750            165.28      Correspondent          N                No                  00/00/0000               No
       777026765            436.71      LLW                    N                No                  00/00/0000               No
       777027150          1,210.36      Correspondent          N                No                  00/00/0000
       777027202                 0      LLW                    N                No                  00/00/0000               No
       777027266                 0      Correspondent          N                No                  00/00/0000
       777027293          1,502.88      Correspondent          N                No                  00/00/0000
       777027474            953.52      Correspondent          N                No                  00/00/0000
       777027538                 0      Correspondent          N                No                  00/00/0000
       777027649                 0      LLW                    N                No                  00/00/0000               No
       777027783                 0      Correspondent          N                No                  00/00/0000
       777028136          1,062.64      LLW                    N                No                  00/00/0000               No
       777028237          1,158.78      Correspondent          N                No                  00/00/0000
       777028498          1,190.91      Correspondent          N                No                  00/00/0000
       777028656          1,932.89      Correspondent          N                No                  00/00/0000
       777028666            586.11      Correspondent          N                No                  00/00/0000
       777028816          1,033.63      Correspondent          N                No                  00/00/0000
       777028834          2,985.00      Correspondent          N                No                  00/00/0000
       777028888          1,026.81      LLW                    N                                    00/00/0000               No
       777028924          1,401.08      Correspondent          N                No                  00/00/0000
       777028942            257.29      Correspondent          N                No                  00/00/0000
       777028979          1,119.46      Correspondent          N                No                  00/00/0000
       777028989            708.78      Correspondent          N                No                  00/00/0000
       777029007          1,204.50      Correspondent          N                No                  00/00/0000
       777029082                 0      LLW                    N                                    00/00/0000               No
       777029110          1,466.12      Correspondent          N                No                  00/00/0000
       777029183            705.54      Correspondent          N                No                  00/00/0000
       777029204          2,244.67      Correspondent          N                No                  00/00/0000
       777029210            843.58      Correspondent          N                No                  00/00/0000
       777029320          1,395.05      LLW                    N                No                  00/00/0000               No
       777029383          1,062.78      LLW                    N                                    00/00/0000               No
       777029420                 0      LLW                    N                No                  00/00/0000               No
       777029431            455.38      Correspondent          N                No                  00/00/0000
       777029449                 0      Correspondent          N                No                  00/00/0000
       777029455          1,178.63      Correspondent          N                No                  00/00/0000
       777029589                 0      Correspondent          N                No                  00/00/0000
       777029659          1,422.93      Correspondent          N                No                  00/00/0000
       777029734          1,154.43      Correspondent          N                No                  00/00/0000
       777029774                 0      Correspondent          N                No                  00/00/0000
       777029776                 0      Correspondent          N                No                  00/00/0000
       777029777                 0      Correspondent          N                No                  00/00/0000
       777029799                 0      LLW                    N                                    00/00/0000               No
       777029815          1,995.24      Correspondent          N                No                  00/00/0000
       777029931          4,731.32      LLW                    N                                    00/00/0000               No
       777029950             771.5      Correspondent          N                No                  00/00/0000
       777029979            593.32      LLW                    N                                    00/00/0000               No
       777029981            403.82      LLW                    N                                    00/00/0000               No
       777030042          3,273.10      Correspondent          N                No                  00/00/0000
       777030211          3,698.67      Correspondent          N                No                  00/00/0000
       777030263                 0      LLW                    N                No                  00/00/0000               No
       777030286          1,307.72      LLW                    N                                    00/00/0000               No
       777030296            663.03      LLW                    N                                    00/00/0000               No
       777030324            409.18      LLW                    N                                    00/00/0000               No
       777030335                 0      LLW                    N                                    00/00/0000               No
       777030414                 0      Correspondent          N                No                  00/00/0000
       777030515                 0      Correspondent          N                No                  00/00/0000
       777030637            224.73      LLW                    N                                    00/00/0000               No
       777030643            778.63      LLW                    N                                    00/00/0000               No
       777030846            216.77      Correspondent          N                No                  00/00/0000
       777030944          2,097.16      LLW                    N                No                  00/00/0000               No
       777031066          1,374.65      Correspondent          N                No                  00/00/0000
       777031118            842.77      LLW                    N                No                  00/00/0000               No
       777031127          1,880.24      Correspondent          N                No                  00/00/0000
       777031148          5,901.32      Correspondent          N                No                  00/00/0000
       777031374          1,558.31      Correspondent          N                No                  00/00/0000
       777031379          1,360.65      Correspondent          N                No                  00/00/0000
       777031569            294.17      Correspondent          N                No                  00/00/0000
       777031602            773.73      Correspondent          N                No                  00/00/0000
       777031677          3,002.66      Correspondent          N                No                  00/00/0000
       777031683          2,504.21      Correspondent          N                No                  00/00/0000
       777031704          1,443.37      LLW                    N                No                  00/00/0000               No
       777031705          1,026.39      LLW                    N                No                  00/00/0000               No
       777031766            389.69      Correspondent          N                No                  00/00/0000
       777031783          1,585.08      Correspondent          N                No                  00/00/0000
       777031836            243.66      Correspondent          N                No                  00/00/0000
       777031906          2,560.48      Correspondent          N                No                  00/00/0000
       777031978          1,500.50      Correspondent          N                No                  00/00/0000
       777032001          1,533.35      LLW                    N                No                  00/00/0000               No
       777032047                 0      LLW                    N                No                  00/00/0000               No
       777032061                 0      Correspondent          N                No                  00/00/0000
       777032109          1,620.92      Correspondent          N                No                  00/00/0000
       777032158          1,501.06      Correspondent          N                No                  00/00/0000
       777032182          1,083.19      LLW                    N                No                  00/00/0000               No
       777032185            829.38      LLW                    N                No                  00/00/0000               No
       777032311             384.2      Correspondent          N                No                  00/00/0000
       777032372            146.58      Correspondent          N                No                  00/00/0000
       777032373            102.21      Correspondent          N                No                  00/00/0000
       777032448          4,056.21      Correspondent          N                No                  00/00/0000
       777032451          1,328.16      Correspondent          N                No                  00/00/0000
       777032459             637.2      Correspondent          N                No                  00/00/0000
       777032614          2,444.83      Correspondent          N                No                  00/00/0000
       777032632            406.03      LLW                    N                                    00/00/0000               No
       777032637          1,008.45      LLW                    N                                    00/00/0000               No
       777032699            201.34      LLW                    N                                    00/00/0000               No
       777032712            514.96      LLW                    N                No                  00/00/0000               No
       777032734                 0      Correspondent          N                No                  00/00/0000
       777032756          1,579.76      LLW                    N                                    00/00/0000               No
       777032767            397.51      Correspondent          N                No                  00/00/0000
       777032790             492.6      LLW                    N                                    00/00/0000               No
       777032859                 0      Correspondent          N                No                  00/00/0000
       777032875                 0      Correspondent          N                No                  00/00/0000
       777032886                 0      Correspondent          N                No                  00/00/0000
       777032887          1,489.71      Correspondent          N                No                  00/00/0000
       777032914             691.7      LLW                    N                                    00/00/0000               No
       777032945                 0      LLW                    N                                    00/00/0000               No
       777033051          2,088.64      Correspondent          N                No                  00/00/0000
       777033075            157.69      Correspondent          N                No                  00/00/0000
       777033293          1,253.54      LLW                    N                                    00/00/0000               No
       777033294            581.13      Correspondent          N                No                  00/00/0000
       777033302          1,106.38      LLW                    N                                    00/00/0000               No
       777033303                 0      LLW                    N                                    00/00/0000               No
       777033312            188.02      Correspondent          N                No                  00/00/0000
       777033353            949.85      LLW                    N                                    00/00/0000               No
       777033357            728.09      LLW                    N                                    00/00/0000               No
       777033367                 0      LLW                    N                                    00/00/0000               No
       777033463            843.09      Correspondent          N                No                  00/00/0000
       777033513             577.3      LLW                    N                                    00/00/0000               No
       777033559            262.19      Correspondent          N                No                  00/00/0000
       777033569                 0      LLW                    N                                    00/00/0000               No
       777033613            376.24      Correspondent          N                No                  00/00/0000
       777033633                 0      LLW                    N                                    00/00/0000               No
       777033634            391.33      LLW                    N                                    00/00/0000               No
       777033661          1,270.89      LLW                    N                                    00/00/0000               No
       777033665                 0      LLW                    N                                    00/00/0000               No
       777033688            658.51      LLW                    N                                    00/00/0000               No
       777033703                 0      Correspondent          N                No                  00/00/0000
       777033797          1,279.89      Correspondent          N                No                  00/00/0000
       777033923          2,240.00      LLW                    N                                    00/00/0000               No
       777033927                 0      LLW                    N                                    00/00/0000               No
       777033998             704.4      LLW                    N                                    00/00/0000               No
       777034066                 0      Correspondent          N                No                  00/00/0000
       777034134          1,564.24      Correspondent          N                No                  00/00/0000
       777034137            407.71      LLW                    N                                    00/00/0000               No
       777034177            310.78      LLW                    N                                    00/00/0000               No
       777034246                 0      LLW                    N                                    00/00/0000               No
       777034318            373.69      Correspondent          N                No                  00/00/0000
       777034336                 0      Correspondent          N                No                  00/00/0000
       777034338          2,602.13      Correspondent          N                No                  00/00/0000
       777034365                 0      LLW                    N                                    00/00/0000               No
       777034371          1,249.70      LLW                    N                                    00/00/0000               No
       777034378          2,589.77      LLW                    N                                    00/00/0000               No
       777034387            234.54      Correspondent          N                No                  00/00/0000
       777034427            765.89      LLW                    N                                    00/00/0000               No
       777034429                 0      LLW                    N                                    00/00/0000               No
       777034739                 0      Correspondent          N                No                  00/00/0000
       777034983            780.64      Correspondent          N                No                  00/00/0000
       777035007          2,172.66      LLW                    N                                    00/00/0000               No
       777035170          1,469.30      Correspondent          N                No                  00/00/0000
       777035245            754.12      Correspondent          N                No                  00/00/0000
       777035278                 0      Correspondent          N                No                  00/00/0000
       777035300                 0      Correspondent          N                No                  00/00/0000
       777035335                 0      Correspondent          N                No                  00/00/0000
       777035428          3,698.05      Correspondent          N                No                  00/00/0000
       777035496                 0      Correspondent          N                No                  00/00/0000
       777035617          1,603.97      Correspondent          N                No                  00/00/0000
       777035624          1,753.63      Correspondent          N                No                  00/00/0000
       777035710          5,742.85      LLW                    N                                    00/00/0000               No
       777035723          2,037.95      Correspondent          N                No                  00/00/0000
       777035760                 0      Correspondent          N                No                  00/00/0000
       777035762          2,220.52      Correspondent          N                No                  00/00/0000
       777035786            431.14      Correspondent          N                No                  00/00/0000
       777035933                 0      Correspondent          N                No                  00/00/0000
       777035949          3,029.16      Correspondent          N                No                  00/00/0000
       777035988                 0      Correspondent          N                No                  00/00/0000
       777035997                 0      Correspondent          N                No                  00/00/0000
       777035998            528.49      Correspondent          N                No                  00/00/0000
       777036128            482.01      LLW                    N                                    00/00/0000               No
       777036313          1,347.55      Correspondent          N                No                  00/00/0000
       777036315          4,282.45      Correspondent          N                No                  00/00/0000
       777036329          1,071.81      LLW                    N                                    00/00/0000               No
       777036349          1,566.53      LLW                    N                                    00/00/0000               No
       777036369          2,090.32      LLW                    N                                    00/00/0000               No
       777036443            603.22      Correspondent          N                No                  00/00/0000
       777036459          2,775.96      Correspondent          N                No                  00/00/0000
       777036524                 0      Correspondent          N                No                  00/00/0000
       777036527                 0      Correspondent          N                No                  00/00/0000
       777036579          1,549.23      Correspondent          N                No                  00/00/0000
       777036689                 0      Correspondent          N                No                  00/00/0000
       777036692          1,031.50      Correspondent          N                No                  00/00/0000
       777036817                 0      Correspondent          N                No                  00/00/0000
       777036834                 0      Correspondent          N                No                  00/00/0000
       777036845                 0      Correspondent          N                No                  00/00/0000
       777036887            860.74      LLW                    N                                    00/00/0000               No
       777036906          1,271.26      LLW                    N                                    00/00/0000               No
       777036959          2,222.99      Correspondent          N                No                  00/00/0000
       777036960          7,713.73      Correspondent          N                No                  00/00/0000
       777036981          1,436.50      LLW                    N                                    00/00/0000               No
       777037017          1,645.32      Correspondent          N                No                  00/00/0000
       777037023          3,263.16      Correspondent          N                No                  00/00/0000
       777037059                 0      LLW                    N                                    00/00/0000               No
       777037063          1,933.32      Correspondent          N                No                  00/00/0000
       777037087          1,229.44      Correspondent          N                No                  00/00/0000
       777037098                 0      Correspondent          N                No                  00/00/0000
       777037153                 0      LLW                    N                                    00/00/0000               No
       777037155                 0      LLW                    N                                    00/00/0000               No
       777037186          1,124.59      Correspondent          N                No                  00/00/0000
       777037187          4,457.98      Correspondent          N                No                  00/00/0000
       777037209            811.52      Correspondent          N                No                  00/00/0000
       777037225          1,623.91      Correspondent          N                No                  00/00/0000
       777037237          4,909.17      LLW                    N                                    00/00/0000               No
       777037276          1,577.12      LLW                    N                                    00/00/0000               No
       777037277          1,661.29      LLW                    N                                    00/00/0000               No
       777037278          1,101.54      LLW                    N                                    00/00/0000               No
       777037283            749.61      Correspondent          N                No                  00/00/0000
       777037299          4,095.58      Correspondent          N                No                  00/00/0000
       777037303          3,158.75      LLW                    N                                    00/00/0000               No
       777037383            903.49      LLW                    N                                    00/00/0000               No
       777037389            893.49      LLW                    N                                    00/00/0000               No
       777037399            999.68      Correspondent          N                No                  00/00/0000
       777037433            547.87      LLW                    N                                    00/00/0000               No
       777037445          8,399.14      Correspondent          N                No                  00/00/0000
       777037471          1,436.96      Correspondent          N                No                  00/00/0000
       777037473          6,340.01      Correspondent          N                No                  00/00/0000
       777037563          4,950.00      LLW                    N                                    00/00/0000               No
       777037566          1,525.86      LLW                    N                                    00/00/0000               No
       777037583                 0      LLW                    N                                    00/00/0000               No
       777037636            942.64      Correspondent          N                No                  00/00/0000
       777037637                 0      Correspondent          N                No                  00/00/0000
       777037640          3,145.74      Correspondent          N                No                  00/00/0000
       777037643          3,951.39      Correspondent          N                No                  00/00/0000
       777037665          3,175.33      Correspondent          N                No                  00/00/0000
       777037670                 0      Correspondent          N                No                  00/00/0000
       777037677          1,335.44      Correspondent          N                No                  00/00/0000
       777037717                 0      LLW                    N                                    00/00/0000               No
       777037727          1,410.90      LLW                    N                                    00/00/0000               No
       777037770            388.26      LLW                    N                                    00/00/0000               No
       777037795          2,723.97      LLW                    N                                    00/00/0000               No
       777037811          1,084.98      Correspondent          N                No                  00/00/0000
       777037814            916.78      Correspondent          N                No                  00/00/0000
       777037840            503.89      Correspondent          N                No                  00/00/0000
       777037846          2,341.20      LLW                    N                                    00/00/0000               No
       777037864            806.08      LLW                    N                                    00/00/0000               No
       777037866          1,967.70      LLW                    N                                    00/00/0000               No
       777037875         12,874.58      LLR                    N                                    00/00/0000               No
       777037891            629.92      Correspondent          N                No                  00/00/0000               No
       777037895          1,075.76      Correspondent          N                No                  00/00/0000
       777037929          1,593.79      Correspondent          N                No                  00/00/0000
       777037940                 0      LLW                    N                                    00/00/0000               No
       777037945            242.69      LLW                    N                                    00/00/0000               No
       777037954          2,744.39      Correspondent          N                No                  00/00/0000
       777037986          1,242.84      Correspondent          N                No                  00/00/0000
       777037991          1,315.34      Correspondent          N                No                  00/00/0000
       777038024               532      Correspondent          N                No                  00/00/0000
       777038029          2,925.61      Correspondent          N                No                  00/00/0000               Yes
       777038040          1,643.64      LLW                    N                                    00/00/0000               No
       777038041          1,696.22      LLW                    N                                    00/00/0000               No
       777038055            421.16      LLW                    N                                    00/00/0000               No
       777038064          1,595.59      LLW                    N                                    00/00/0000               No
       777038075                 0      LLW                    N                                    00/00/0000               No
       777038079            847.24      LLW                    N                                    00/00/0000               No
       777038091          1,380.25      Correspondent          N                No                  00/00/0000
       777038103          1,013.33      Correspondent          N                No                  00/00/0000
       777038107                 0      Correspondent          N                No                  00/00/0000
       777038143                 0      LLW                    N                                    00/00/0000               No
       777038147            661.63      Correspondent          N                No                  00/00/0000
       777038162            566.67      Correspondent          N                No                  00/00/0000
       777038175          1,360.70      LLW                    N                                    00/00/0000               No
       777038181            234.44      Correspondent          N                No                  00/00/0000
       777038182            993.76      Correspondent          N                No                  00/00/0000
       777038185          1,018.89      LLW                    N                                    00/00/0000               No
       777038191                 0      Correspondent          N                No                  00/00/0000
       777038198          2,522.65      Correspondent          N                No                  00/00/0000               No
       777038199          1,562.15      Correspondent          N                No                  00/00/0000
       777038204          1,262.96      LLW                    N                                    00/00/0000               No
       777038206             704.4      LLW                    N                                    00/00/0000               No
       777038227            662.99      LLW                    N                                    00/00/0000               No
       777038229                 0      LLW                    N                                    00/00/0000               No
       777038235            524.88      LLW                    N                                    00/00/0000               No
       777038239          1,646.05      LLW                    N                                    00/00/0000               No
       777038255          2,723.62      Correspondent          N                No                  00/00/0000
       777038256                 0      Correspondent          N                No                  00/00/0000
       777038264                 0      Correspondent          N                No                  00/00/0000
       777038270          4,223.44      LLW                    N                                    00/00/0000               No
       777038289          2,681.40      LLW                    N                                    00/00/0000               No
       777038312          1,000.00      Correspondent          N                No                  00/00/0000
       777038331          3,474.44      LLW                    N                                    00/00/0000               No
       777038332                 0      LLW                    N                                    00/00/0000               No
       777038335            392.76      Correspondent          N                No                  00/00/0000
       777038349          1,210.83      LLW                    N                                    00/00/0000               No
       777038359                 0      Correspondent          N                No                  00/00/0000
       777038362                 0      LLW                    N                                    00/00/0000               No
       777038363                 0      Correspondent          N                No                  00/00/0000
       777038367          2,648.28      Correspondent          N                No                  00/00/0000
       777038375            463.64      Correspondent          N                No                  00/00/0000
       777038377                 0      LLW                    N                                    00/00/0000               No
       777038378            392.79      LLW                    N                                    00/00/0000               No
       777038382                 0      Correspondent          N                No                  00/00/0000
       777038383               539      LLW                    N                                    00/00/0000               No
       777038401                 0      Correspondent          N                No                  00/00/0000
       777038417          3,800.04      LLW                    N                                    00/00/0000               No
       777038420          2,608.64      LLW                    N                                    00/00/0000               No
       777038423             455.7      Correspondent          N                No                  00/00/0000
       777038425          3,096.21      Correspondent          N                No                  00/00/0000
       777038435            629.22      Correspondent          N                No                  00/00/0000
       777038462             221.6      LLW                    N                                    00/00/0000               No
       777038466                 0      LLW                    N                                    00/00/0000               No
       777038500          3,036.85      Correspondent          N                No                  00/00/0000
       777038502                 0      LLW                    N                                    00/00/0000               No
       777038505             582.9      LLW                    N                                    00/00/0000               No
       777038526            828.61      Correspondent          N                No                  00/00/0000
       777038540            573.18      LLW                    N                                    00/00/0000               No
       777038542            447.52      LLW                    N                                    00/00/0000               No
       777038543          1,246.10      LLW                    N                                    00/00/0000               No
       777038557            326.18      LLW                    N                                    00/00/0000               No
       777038558            591.37      LLW                    N                                    00/00/0000               No
       777038564          2,780.64      LLW                    N                                    00/00/0000               No
       777038589          1,376.69      LLW                    N                                    00/00/0000               No
       777038592            386.72      LLW                    N                                    00/00/0000               No
       777038599          1,530.53      LLW                    N                                    00/00/0000               No
       777038604                 0      LLW                    N                                    00/00/0000               No
       777038610            849.01      Correspondent          N                No                  00/00/0000
       777038630                 0      Correspondent          N                No                  00/00/0000
       777038634          4,781.67      Correspondent          N                No                  00/00/0000               No
       777038637          2,231.62      LLW                    N                                    00/00/0000               No
       777038644          3,057.22      LLW                    N                                    00/00/0000               No
       777038649            770.92      LLW                    N                                    00/00/0000               No
       777038659                 0      LLW                    N                                    00/00/0000               No
       777038676                 0      Correspondent          N                No                  00/00/0000               No
       777038687            923.15      LLW                    N                                    00/00/0000               No
       777038694             61.04      LLW                    N                                    00/00/0000               No
       777038701             993.4      Correspondent          N                No                  00/00/0000
       777038709                 0      Correspondent          N                No                  00/00/0000
       777038710          8,502.58      LLR                    N                                    00/00/0000               No
       777038728            119.16      LLW                    N                                    00/00/0000               No
       777038729                 0      LLR                    N                                    00/00/0000               No
       777038749                 0      LLW                    N                                    00/00/0000               No
       777038769                 0      LLW                    N                                    00/00/0000               No
       777038784            666.66      LLW                    N                                    00/00/0000               No
       777038791                 0      LLW                    N                                    00/00/0000               No
       777038804          1,521.16      Correspondent          N                No                  00/00/0000
       777038805          1,942.06      Correspondent          N                No                  00/00/0000
       777038814            689.92      Correspondent          N                No                  00/00/0000
       777038821                 0      LLW                    N                                    00/00/0000               No
       777038825            608.58      Correspondent          N                No                  00/00/0000
       777038831          1,626.95      Correspondent          N                No                  00/00/0000
       777038834                 0      LLW                    N                                    00/00/0000               No
       777038842            301.54      Correspondent          N                No                  00/00/0000
       777038852                 0      LLW                    N                                    00/00/0000               No
       777038855                 0      LLW                    N                                    00/00/0000               No
       777038877          2,493.26      Correspondent          N                No                  00/00/0000
       777038882                 0      LLW                    N                                    00/00/0000               No
       777038891                 0      LLW                    N                                    00/00/0000               No
       777038919          1,750.69      Correspondent          N                No                  00/00/0000
       777038933                 0      LLW                    N                                    00/00/0000               No
       777038953          1,483.81      Correspondent          N                No                  00/00/0000
       777038960                 0      LLW                    N                                    00/00/0000               No
       777038962                 0      LLW                    N                                    00/00/0000               No
       777038965                 0      LLW                    N                                    00/00/0000               No
       777038966            692.25      LLW                    N                                    00/00/0000               No
       777038967          3,873.11      Correspondent          N                No                  00/00/0000
       777038969          4,114.26      Correspondent          N                No                  00/00/0000
       777038979          1,756.76      Correspondent          N                No                  00/00/0000
       777038984          1,840.14      Correspondent          N                No                  00/00/0000               No
       777039004                 0      LLW                    N                                    00/00/0000               No
       777039016            382.78      LLW                    N                                    00/00/0000               No
       777039023          1,382.86      LLW                    N                                    00/00/0000               No
       777039027                 0      LLW                    N                                    00/00/0000               No
       777039034                 0      Correspondent          N                No                  00/00/0000               No
       777039041                 0      LLW                    N                                    00/00/0000               No
       777039046            641.02      LLW                    N                                    00/00/0000               No
       777039049                 0      LLW                    N                                    00/00/0000               No
       777039056                 0      LLW                    N                                    00/00/0000               No
       777039060                 0      LLW                    N                                    00/00/0000               No
       777039066                 0      LLW                    N                                    00/00/0000               No
       777039068          2,990.00      LLW                    N                                    00/00/0000               No
       777039069          2,435.38      LLW                    N                                    00/00/0000               No
       777039099                 0      LLW                    N                                    00/00/0000               No
       777039112            737.78      LLW                    N                                    00/00/0000               No
       777039119            792.09      LLW                    N                                    00/00/0000               No
       777039123            709.11      Correspondent          N                No                  00/00/0000
       777039124          2,109.05      Correspondent          N                No                  00/00/0000               No
       777039125               226      Correspondent          N                No                  00/00/0000
       777039143          1,231.22      LLW                    N                                    00/00/0000               No
       777039144          2,050.60      LLW                    N                                    00/00/0000               No
       777039146            697.08      LLW                    N                                    00/00/0000               No
       777039167                 0      LLW                    N                                    00/00/0000               No
       777039191            683.03      LLW                    N                                    00/00/0000               No
       777039195                 0      LLR                    N                                    00/00/0000               No
       777039197            361.38      LLW                    N                                    00/00/0000               No
       777039205                 0      LLW                    N                                    00/00/0000               No
       777039218            921.21      LLW                    N                                    00/00/0000               No
       777039221          2,245.00      LLW                    N                                    00/00/0000               No
       777039260            164.66      Correspondent          N                No                  00/00/0000               No
       777039274                 0      LLW                    N                                    00/00/0000               No
       777039275            493.19      Correspondent          N                No                  00/00/0000
       777039278          1,022.05      LLW                    N                                    00/00/0000               No
       777039281                 0      LLW                    N                                    00/00/0000               No
       777039295            452.52      Correspondent          N                No                  00/00/0000               No
       777039303                 0      LLW                    N                                    00/00/0000               No
       777039313                 0      Correspondent          N                No                  00/00/0000
       777039314          2,464.67      LLW                    N                                    00/00/0000               No
       777039315          1,109.19      LLW                    N                                    00/00/0000               No
       777039316                 0      Correspondent          N                No                  00/00/0000               No
       777039319            541.93      Correspondent          N                No                  00/00/0000               No
       777039323                 0      LLW                    N                                    00/00/0000               No
       777039329          7,400.32      Correspondent          N                No                  00/00/0000
       777039333                 0      LLR                    N                                    00/00/0000               No
       777039336            258.93      LLW                    N                                    00/00/0000               No
       777039338            258.93      LLW                    N                                    00/00/0000               No
       777039339                 0      Correspondent          N                No                  00/00/0000
       777039345            831.06      LLW                    N                                    00/00/0000               No
       777039349          2,971.69      LLW                    N                                    00/00/0000               No
       777039359               542      Correspondent          N                No                  00/00/0000               No
       777039364          1,278.12      LLW                    N                                    00/00/0000               No
       777039366          1,549.99      Correspondent          N                No                  00/00/0000
       777039371          1,929.04      Correspondent          N                No                  00/00/0000
       777039388          1,769.45      Correspondent          N                No                  00/00/0000
       777039395                 0      Correspondent          N                No                  00/00/0000
       777039396                 0      Correspondent          N                No                  00/00/0000
       777039410                 0      LLW                    N                                    00/00/0000               No
       777039419          3,570.84      Correspondent          N                No                  00/00/0000
       777039420          3,280.70      LLW                    N                                    00/00/0000               No
       777039426          1,118.70      LLW                    N                                    00/00/0000               No
       777039430          1,641.50      LLW                    N                                    00/00/0000               No
       777039434            820.22      LLW                    N                                    00/00/0000               No
       777039439            950.11      LLW                    N                                    00/00/0000               No
       777039446          2,380.22      LLW                    N                                    00/00/0000               No
       777039455          1,163.35      Correspondent          N                No                  00/00/0000
       777039457          1,045.66      LLW                    N                                    00/00/0000               No
       777039458                 0      LLW                    N                                    00/00/0000               No
       777039489          1,227.31      Correspondent          N                No                  00/00/0000               No
       777039491             844.6      Correspondent          N                No                  00/00/0000               No
       777039494          8,641.11      Correspondent          N                No                  00/00/0000
       777039503            269.08      LLW                    N                                    00/00/0000               No
       777039521             543.3      LLW                    N                                    00/00/0000               No
       777039524            370.62      LLW                    N                                    00/00/0000               No
       777039536          1,648.05      LLW                    N                                    00/00/0000               No
       777039542             854.7      LLW                    N                                    00/00/0000               No
       777039547          1,165.76      LLW                    N                                    00/00/0000               No
       777039550            473.67      LLW                    N                                    00/00/0000               No
       777039551            851.64      LLW                    N                                    00/00/0000               No
       777039552          2,086.00      LLW                    N                                    00/00/0000               No
       777039553          1,873.50      LLW                    N                                    00/00/0000               No
       777039562          1,230.39      Correspondent          N                No                  00/00/0000               No
       777039586          3,343.68      Correspondent          N                No                  00/00/0000               No
       777039593                 0      LLW                    N                                    00/00/0000               No
       777039604            831.59      LLW                    N                                    00/00/0000               No
       777039607          1,770.50      LLW                    N                                    00/00/0000               No
       777039611            890.98      LLW                    N                                    00/00/0000               No
       777039615          2,995.92      LLW                    N                                    00/00/0000               No
       777039622            440.08      Correspondent          N                No                  00/00/0000               Yes
       777039623                 0      Correspondent          N                No                  00/00/0000
       777039625          2,143.94      LLW                    N                                    00/00/0000               No
       777039637            107.49      LLW                    N                                    00/00/0000               No
       777039646          1,187.83      LLW                    N                                    00/00/0000               No
       777039660                 0      LLW                    N                                    00/00/0000               No
       777039663          2,205.47      LLR                    N                                    00/00/0000               No
       777039675                 0      LLW                    N                                    00/00/0000               No
       777039685          3,183.72      LLW                    N                                    00/00/0000               No
       777039699          2,536.87      LLW                    N                                    00/00/0000               No
       777039703            496.07      LLW                    N                                    00/00/0000               No
       777039704          1,289.96      LLW                    N                                    00/00/0000               No
       777039714            572.62      LLW                    N                                    00/00/0000               No
       777039718          1,808.94      Correspondent          N                No                  00/00/0000               No
       777039720                 0      Correspondent          N                No                  00/00/0000
       777039763                 0      LLW                    N                                    00/00/0000               No
       777039769                 0      LLR                    N                                    00/00/0000               No
       777039770                 0      LLW                    N                                    00/00/0000               No
       777039775             800.7      LLW                    N                                    00/00/0000               No
       777039780                 0      LLW                    N                                    00/00/0000               No
       777039782          5,625.00      Correspondent          N                No                  00/00/0000               No
       777039784          1,224.51      LLW                    N                                    00/00/0000               No
       777039790                 0      LLW                    N                                    00/00/0000               No
       777039803                 0      Correspondent          N                No                  00/00/0000
       777039805          1,216.45      Correspondent          N                No                  00/00/0000               No
       777039823                 0      Correspondent          N                No                  00/00/0000
       777039833          2,559.55      LLR                    N                                    00/00/0000               No
       777039838          1,907.91      LLW                    N                                    00/00/0000               No
       777039851               793      LLW                    N                                    00/00/0000               No
       777039859          4,374.30      LLW                    N                                    00/00/0000               No
       777039861          2,233.34      LLW                    N                                    00/00/0000               No
       777039862                 0      LLW                    N                                    00/00/0000               No
       777039865          1,673.01      LLW                    N                                    00/00/0000               No
       777039869          3,542.35      LLW                    N                                    00/00/0000               No
       777039873          1,678.34      Correspondent          N                No                  00/00/0000               No
       777039875            866.28      LLR                    N                                    00/00/0000               No
       777039881          2,264.55      LLW                    N                                    00/00/0000               No
       777039882            360.55      LLW                    N                                    00/00/0000               No
       777039883            823.07      LLW                    N                                    00/00/0000               No
       777039889                 0      LLR                    N                                    00/00/0000               No
       777039896          1,274.62      LLW                    N                                    00/00/0000               No
       777039898             391.3      Correspondent          N                No                  00/00/0000               No
       777039899            905.29      Correspondent          N                No                  00/00/0000               No
       777039907                 0      Correspondent          N                No                  00/00/0000
       777039919          2,905.44      LLW                    N                                    00/00/0000               No
       777039925          3,545.46      Correspondent          N                No                  00/00/0000
       777039927          4,629.19      Correspondent          N                No                  00/00/0000
       777039932            277.29      LLW                    N                                    00/00/0000               No
       777039944                 0      LLW                    N                                    00/00/0000               No
       777039952            442.61      Correspondent          N                No                  00/00/0000               Yes
       777039956          2,275.24      LLW                    N                                    00/00/0000               No
       777039969          2,394.38      LLW                    N                                    00/00/0000               No
       777039986                 0      LLW                    N                                    00/00/0000               No
       777039995         12,494.34      LLR                    N                                    00/00/0000               No
       777040009            747.68      LLW                    N                                    00/00/0000               No
       777040010                 0      LLW                    N                                    00/00/0000               No
       777040011                 0      LLW                    N                                    00/00/0000               No
       777040024          1,382.07      Correspondent          N                No                  00/00/0000
       777040028          2,821.18      LLW                    N                                    00/00/0000               No
       777040033                 0      LLW                    N                                    00/00/0000               No
       777040037                 0      LLW                    N                                    00/00/0000               No
       777040044            993.98      Correspondent          N                No                  00/00/0000               No
       777040046                 0      Correspondent          N                No                  00/00/0000
       777040047          2,574.56      LLW                    N                                    00/00/0000               No
       777040051            157.96      LLW                    N                                    00/00/0000               No
       777040054          1,562.77      Correspondent          N                No                  00/00/0000
       777040059                 0      LLW                    N                                    00/00/0000               No
       777040073            863.92      LLW                    N                                    00/00/0000               No
       777040074          1,235.37      LLW                    N                                    00/00/0000               No
       777040082          1,304.80      LLW                    N                                    00/00/0000               No
       777040083                 0      LLW                    N                                    00/00/0000               No
       777040090            606.54      LLW                    N                                    00/00/0000               No
       777040092          3,112.90      LLW                    N                                    00/00/0000               No
       777040097            911.35      Correspondent          N                No                  00/00/0000
       777040102          1,303.52      LLW                    N                                    00/00/0000               No
       777040103            888.19      LLR                    N                                    00/00/0000               No
       777040105            907.37      LLW                    N                                    00/00/0000               No
       777040118                 0      LLW                    N                                    00/00/0000               No
       777040123            835.85      LLW                    N                                    00/00/0000               No
       777040126            899.19      LLW                    N                                    00/00/0000               No
       777040133                 0      Correspondent          N                No                  00/00/0000
       777040135         12,712.08      Correspondent          N                No                  00/00/0000               No
       777040137                 0      Correspondent          N                No                  00/00/0000
       777040138                 0      LLW                    N                                    00/00/0000               No
       777040139                 0      Correspondent          N                No                  00/00/0000
       777040145                 0      LLW                    N                                    00/00/0000               No
       777040146          3,647.58      LLW                    N                                    00/00/0000               No
       777040147          1,245.00      LLW                    N                                    00/00/0000               No
       777040152                 0      Correspondent          N                No                  00/00/0000
       777040158                59      LLW                    N                                    00/00/0000               No
       777040161                 0      LLW                    N                                    00/00/0000               No
       777040169          1,506.87      LLW                    N                                    00/00/0000               No
       777040174          1,059.76      LLW                    N                                    00/00/0000               No
       777040178          1,652.24      LLW                    N                                    00/00/0000               No
       777040191                 0      LLW                    N                                    00/00/0000               No
       777040196          1,139.52      LLW                    N                                    00/00/0000               No
       777040200                 0      LLR                    N                                    00/00/0000               No
       777040201                 0      LLW                    N                                    00/00/0000               No
       777040202                 0      LLW                    N                                    00/00/0000               No
       777040205                 0      LLW                    N                                    00/00/0000               No
       777040222          1,397.51      LLW                    N                                    00/00/0000               No
       777040229                 0      Correspondent          N                No                  00/00/0000
       777040240            930.68      LLW                    N                                    00/00/0000               No
       777040241            545.32      LLW                    N                                    00/00/0000               No
       777040261            799.84      Correspondent          N                No                  00/00/0000
       777040269            740.76      Correspondent          N                No                  00/00/0000
       777040278                 0      Correspondent          N                No                  00/00/0000
       777040297             638.4      Correspondent          N                No                  00/00/0000               No
       777040299                 0      Correspondent          N                No                  00/00/0000
       777040352                 0      LLR                    N                                    00/00/0000               No
       777040354          1,131.69      LLW                    N                                    00/00/0000               No
       777040356          2,222.85      Correspondent          N                No                  00/00/0000
       777040357                 0      Correspondent          N                No                  00/00/0000
       777040365            526.22      LLW                    N                                    00/00/0000               No
       777040370                 0      LLW                    N                                    00/00/0000               No
       777040394                 0      LLW                    N                                    00/00/0000               No
       777040398          1,024.56      LLW                    N                                    00/00/0000               No
       777040399                 0      LLW                    N                                    00/00/0000               No
       777040406          1,821.96      Correspondent          N                No                  00/00/0000               No
       777040407          1,821.96      Correspondent          N                No                  00/00/0000               No
       777040413                 0      LLW                    N                                    00/00/0000               No
       777040429                 0      LLW                    N                                    00/00/0000               No
       777040430            532.22      LLW                    N                                    00/00/0000               No
       777040434          2,116.09      LLW                    N                                    00/00/0000               No
       777040443            623.23      Correspondent          N                No                  00/00/0000               No
       777040448             453.4      LLW                    N                                    00/00/0000               No
       777040449          4,453.72      LLR                    N                                    00/00/0000               No
       777040478            920.93      Correspondent          N                No                  00/00/0000               Yes
       777040482          1,635.46      Correspondent          N                No                  00/00/0000
       777040484          1,817.90      LLW                    N                                    00/00/0000               No
       777040485            472.92      LLR                    N                                    00/00/0000               No
       777040487          2,821.95      LLW                    N                                    00/00/0000               No
       777040551                 0      LLW                    N                                    00/00/0000               No
       777040554          6,500.00      LLW                    N                                    00/00/0000               No
       777040557          1,765.13      LLW                    N                                    00/00/0000               No
       777040577          1,352.25      LLW                    N                                    00/00/0000               No
       777040578          4,032.22      LLW                    N                                    00/00/0000               No
       777040593                 0      LLW                    N                                    00/00/0000               No
       777040596                 0      LLW                    N                                    00/00/0000               No
       777040603                 0      LLW                    N                                    00/00/0000               No
       777040635                 0      LLR                    N                                    00/00/0000               No
       777040639          1,768.84      LLW                    N                                    00/00/0000               No
       777040643          2,102.90      LLW                    N                                    00/00/0000               No
       777040649                 0      LLW                    N                                    00/00/0000               No
       777040658                 0      LLW                    N                                    00/00/0000               No
       777040662          1,233.15      LLW                    N                                    00/00/0000               No
       777040663                 0      LLW                    N                                    00/00/0000               No
       777040671          8,502.58      Correspondent          N                No                  00/00/0000
       777040676            549.94      LLW                    N                                    00/00/0000               No
       777040677                 0      LLW                    N                                    00/00/0000               No
       777040693                 0      LLW                    N                                    00/00/0000               No
       777040694          3,086.86      LLW                    N                                    00/00/0000               No
       777040705          6,513.04      LLW                    N                                    00/00/0000               No
       777040708            957.81      LLW                    N                                    00/00/0000               No
       777040723            810.35      LLW                    N                                    00/00/0000               No
       777040752          2,386.68      LLW                    N                                    00/00/0000               No
       777040753          2,386.68      LLW                    N                                    00/00/0000               No
       777040761          1,377.87      LLW                    N                                    00/00/0000               No
       777040767          3,486.81      LLW                    N                                    00/00/0000               No
       777040776          2,607.06      LLW                    N                                    00/00/0000               No
       777040779            420.26      LLW                    N                                    00/00/0000               No
       777040790            637.85      Correspondent          N                No                  00/00/0000               Yes
       777040819            882.76      Correspondent          N                No                  00/00/0000               Yes
       777040820          1,200.49      Correspondent          N                No                  00/00/0000               Yes
       777040843          2,315.38      Correspondent          N                No                  00/00/0000               No
       777040918          3,480.87      Correspondent          N                No                  00/00/0000               Yes
       777041008          3,680.01      LLR                    N                                    00/00/0000               No

UBS Loan ID           Section 32                      Grade        FNMA Eligible            DELCODE                     ORIGPORT
--------------------------------------------------------------------------------------------------------------------------------------
       334405839      Not A Section 32 Loan                        Conforming               SERVICED                            83359
       334532900      Not A Section 32 Loan                        Conforming               SERVICED                            87646
       334532908      Not A Section 32 Loan                        Conforming               SERVICED                            87646
       334532949      Not A Section 32 Loan                        Conforming               SERVICED                            87646
       334655990                                                   Conforming               SERVICED                            91596
       334659518      Not A Section 32 Loan                        Conforming               SERVICED                            91754
       334659541      Not A Section 32 Loan                        Conforming               SERVICED                            91752
       334688853      Not A Section 32 Loan                        Conforming               SERVICED                            92466
       334720548      Not A Section 32 Loan                        Non-Conforming           SERVICED                            93286
       334720549      Not A Section 32 Loan                        Non-Conforming           SERVICED                            93290
       334738020      Not A Section 32 Loan           A+           Conforming               SERVICED                            93950
       334738165      Not A Section 32 Loan           A+           Conforming               SERVICED                            93950
       334740598      Not A Section 32 Loan                        Conforming               SERVICED                            93926
       334740620      Not A Section 32 Loan                        Conforming               SERVICED                            93926
       334756494      Not A Section 32 Loan                        Conforming               SERVICED                            95184
       334756551      Not A Section 32 Loan                        Conforming               SERVICED                            95184
       334921808      Not A Section 32 Loan                        Conforming               SERVICED                            97820
       335664299      Not A Section 32 Loan                        Non-Conforming           SERVICED                           122421
       335664300      Not A Section 32 Loan                        Non-Conforming           SERVICED                           122421
       335664305      Not A Section 32 Loan                        Non-Conforming           SERVICED                           122421
       335664316      Not A Section 32 Loan                        Non-Conforming           SERVICED                           122421
       335664354      Not A Section 32 Loan                        Non-Conforming           SERVICED                           122421
       335664362      Not A Section 32 Loan                        Non-Conforming           SERVICED                           122421
       335664376      Not A Section 32 Loan                        Non-Conforming           SERVICED                           122421
       335664377      Not A Section 32 Loan                        Non-Conforming           SERVICED                           122421
       335664379      Not A Section 32 Loan                        Non-Conforming           SERVICED                           122421
       335664387      Not A Section 32 Loan                        Non-Conforming           SERVICED                           122421
       335664390      Not A Section 32 Loan                        Non-Conforming           SERVICED                           122421
       335664393      Not A Section 32 Loan                        Non-Conforming           SERVICED                           122421
       335736334      Not A Section 32 Loan                        Conforming               SERVICED                           124311
       335736335      Not A Section 32 Loan                        Conforming               SERVICED                           124311
       335736339      Not A Section 32 Loan                        Conforming               SERVICED                           124311
       335736340      Not A Section 32 Loan                        Conforming               SERVICED                           124311
       335736342      Not A Section 32 Loan                        Conforming               SERVICED                           124311
       335736344      Not A Section 32 Loan                        Non-Conforming           SERVICED                           124311
       335736361      Not A Section 32 Loan                        Conforming               SERVICED                           124313
       335751199      Not A Section 32 Loan                        Non-Conforming           SERVICED                           127859
       335751203      Not A Section 32 Loan                        Non-Conforming           SERVICED                           127859
       335751204      Not A Section 32 Loan                        Non-Conforming           SERVICED                           127859
       335751227      Not A Section 32 Loan                        Non-Conforming           SERVICED                           127859
       335847961      Not A Section 32 Loan                        Conforming               SERVICED                           131725
       335847965      Not A Section 32 Loan                        Conforming               SERVICED                           131717
       335847968      Not A Section 32 Loan                        Conforming               SERVICED                           131717
       777005164      Not A Section 32 Loan                        Non-Conforming           SERVICED                            36842
       777008436      Not A Section 32 Loan                        Conforming               SERVICED                            44167
       777008553      Not A Section 32 Loan                        Conforming               SERVICED                            44462
       777008555      Not A Section 32 Loan                        Conforming               SERVICED                            44460
       777008649      Not A Section 32 Loan                        Conforming               SERVICED                            44686
       777010295      Not A Section 32 Loan                        Non-Conforming           SERVICED                            47503
       777010304      Not A Section 32 Loan                        Non-Conforming           SERVICED                            47531
       777010306      Not A Section 32 Loan                        Conforming               SERVICED                            47522
       777010315      Not A Section 32 Loan                        Conforming               SERVICED                            47532
       777011692      Not A Section 32 Loan                        Conforming               SERVICED                            50761
       777017938      Not A Section 32 Loan                        Conforming               SERVICED                            64783
       777018098      Not A Section 32 Loan                        Conforming               SERVICED                            65098
       777018345      Not A Section 32 Loan                        Conforming               SERVICED                            67136
       777019969      Not A Section 32 Loan                        Conforming               SERVICED                            68401
       777022040      Not A Section 32 Loan                        Conforming               SERVICED                            71605
       777022104      Not A Section 32 Loan                        Conforming               SERVICED                            71981
       777022731      Not A Section 32 Loan                        Conforming               SERVICED                            73392
       777022867      Not A Section 32 Loan                        Conforming               SERVICED                            73728
       777022899      Not A Section 32 Loan                        Conforming               SERVICED                            73794
       777023524      Not A Section 32 Loan                        Conforming               SERVICED                            75220
       777024142      Not A Section 32 Loan                        Conforming               SERVICED                            76824
       777024145      Not A Section 32 Loan                        Conforming               SERVICED                            76869
       777024357      Not A Section 32 Loan                        Conforming               SERVICED                            77325
       777024375      Not A Section 32 Loan                        Non-Conforming           SERVICED                            77365
       777024623      Not A Section 32 Loan                        Conforming               SERVICED                            77940
       777024877      Not A Section 32 Loan                        Conforming               SERVICED                            78701
       777024948      Not A Section 32 Loan                        Conforming               SERVICED                            78940
       777025030      Not A Section 32 Loan                        Conforming               SERVICED                            79100
       777025382      Not A Section 32 Loan                        Conforming               SERVICED                            79843
       777025988      Not A Section 32 Loan                        Conforming               SERVICED                            81390
       777026173      Not A Section 32 Loan                        Conforming               SERVICED                            81793
       777026199      Not A Section 32 Loan                        Conforming               SERVICED                            81901
       777026269      Not A Section 32 Loan                        Conforming               SERVICED                            82052
       777026273      Not A Section 32 Loan                        Conforming               SERVICED                            82050
       777026468      Not A Section 32 Loan                        Conforming               SERVICED                            82519
       777026595      Not A Section 32 Loan                        Conforming               SERVICED                            82780
       777026750      Not A Section 32 Loan                        Conforming               SERVICED                            83693
       777026765      Not A Section 32 Loan                        Conforming               SERVICED                            83773
       777027150      Not A Section 32 Loan                        Conforming               SERVICED                            84738
       777027202      Not A Section 32 Loan                        Conforming               SERVICED                            84837
       777027266      Not A Section 32 Loan                        Conforming               SERVICED                            85070
       777027293      Not A Section 32 Loan                        Non-Conforming           SERVICED                            85101
       777027474      Not A Section 32 Loan                        Conforming               SERVICED                            85478
       777027538      Not A Section 32 Loan                        Conforming               SERVICED                            85682
       777027649      Not A Section 32 Loan                        Conforming               SERVICED                            85919
       777027783      Not A Section 32 Loan                        Conforming               SERVICED                            86246
       777028136      Not A Section 32 Loan                        Conforming               SERVICED                            87278
       777028237      Not A Section 32 Loan                        Conforming               SERVICED                            87608
       777028498      Not A Section 32 Loan                        Conforming               SERVICED                            88221
       777028656      Not A Section 32 Loan                        Conforming               SERVICED                            88537
       777028666      Not A Section 32 Loan                        Conforming               SERVICED                            88586
       777028816      Not A Section 32 Loan                        Conforming               SERVICED                            88938
       777028834      Not A Section 32 Loan                        Conforming               SERVICED                            88991
       777028888      Not A Section 32 Loan                        Conforming               SERVICED                            89099
       777028924      Not A Section 32 Loan                        Non-Conforming           SERVICED                            89191
       777028942      Not A Section 32 Loan                        Conforming               SERVICED                            89212
       777028979      Not A Section 32 Loan                        Conforming               SERVICED                            89303
       777028989      Not A Section 32 Loan                        Conforming               SERVICED                            95279
       777029007      Not A Section 32 Loan                        Conforming               SERVICED                            89368
       777029082      Not A Section 32 Loan                        Conforming               SERVICED                            89505
       777029110      Not A Section 32 Loan                        Conforming               SERVICED                            89622
       777029183      Not A Section 32 Loan                        Conforming               SERVICED                            89866
       777029204      Not A Section 32 Loan                        Conforming               SERVICED                            89908
       777029210      Not A Section 32 Loan                        Conforming               SERVICED                            89926
       777029320      Not A Section 32 Loan                        Conforming               SERVICED                            90183
       777029383      Not A Section 32 Loan                        Conforming               SERVICED                            90362
       777029420      Not A Section 32 Loan                        Conforming               SERVICED                            90805
       777029431      Not A Section 32 Loan                        Conforming               SERVICED                            91074
       777029449      Not A Section 32 Loan                        Conforming               SERVICED                            91086
       777029455      Not A Section 32 Loan                        Conforming               SERVICED                            91114
       777029589      Not A Section 32 Loan                        Conforming               SERVICED                            91558
       777029659      Not A Section 32 Loan                        Conforming               SERVICED                            91704
       777029734      Not A Section 32 Loan                        Conforming               SERVICED                            91865
       777029774      Not A Section 32 Loan                        Conforming               SERVICED                            91966
       777029776      Not A Section 32 Loan                        Conforming               SERVICED                            91980
       777029777      Not A Section 32 Loan                        Conforming               SERVICED                            91964
       777029799      Not A Section 32 Loan                        Non-Conforming           SERVICED                            92021
       777029815      Not A Section 32 Loan                        Conforming               SERVICED                            92050
       777029931      Not A Section 32 Loan                        Conforming               SERVICED                            92308
       777029950      Not A Section 32 Loan                        Conforming               SERVICED                            92366
       777029979      Not A Section 32 Loan                        Conforming               SERVICED                            92409
       777029981      Not A Section 32 Loan                        Conforming               SERVICED                            92413
       777030042      Not A Section 32 Loan                        Conforming               SERVICED                            92553
       777030211      Not A Section 32 Loan                        Conforming               SERVICED                            92923
       777030263      Not A Section 32 Loan                        Conforming               SERVICED                            93021
       777030286      Not A Section 32 Loan                        Conforming               SERVICED                            93070
       777030296      Not A Section 32 Loan                        Conforming               SERVICED                            93088
       777030324      Not A Section 32 Loan                        Conforming               SERVICED                            93148
       777030335      Not A Section 32 Loan                        Conforming               SERVICED                            93170
       777030414      Not A Section 32 Loan                        Conforming               SERVICED                            93389
       777030515      Not A Section 32 Loan                        Conforming               SERVICED                           101327
       777030637      Not A Section 32 Loan                        Conforming               SERVICED                            93876
       777030643      Not A Section 32 Loan                        Conforming               SERVICED                            93888
       777030846      Not A Section 32 Loan                        Conforming               SERVICED                            94608
       777030944      Not A Section 32 Loan                        Conforming               SERVICED                            95198
       777031066      Not A Section 32 Loan                        Non-Conforming           SERVICED                            95494
       777031118      Not A Section 32 Loan                        Conforming               SERVICED                            95661
       777031127      Not A Section 32 Loan                        Conforming               SERVICED                            95682
       777031148      Not A Section 32 Loan                        Conforming               SERVICED                            95737
       777031374      Not A Section 32 Loan                        Conforming               SERVICED                            96276
       777031379      Not A Section 32 Loan                        Conforming               SERVICED                            96292
       777031569      Not A Section 32 Loan                        Conforming               SERVICED                            97654
       777031602      Not A Section 32 Loan                        Conforming               SERVICED                            97714
       777031677      Not A Section 32 Loan                        Conforming               SERVICED                            97901
       777031683      Not A Section 32 Loan                        Conforming               SERVICED                            97909
       777031704      Not A Section 32 Loan                        Conforming               SERVICED                            97952
       777031705      Not A Section 32 Loan                        Conforming               SERVICED                            97954
       777031766      Not A Section 32 Loan                        Conforming               SERVICED                            98104
       777031783      Not A Section 32 Loan                        Conforming               SERVICED                            98388
       777031836      Not A Section 32 Loan                        Conforming               SERVICED                            98491
       777031906      Not A Section 32 Loan                        Conforming               SERVICED                            98672
       777031978      Not A Section 32 Loan                        Conforming               SERVICED                            98846
       777032001      Not A Section 32 Loan                        Conforming               SERVICED                            98902
       777032047      Not A Section 32 Loan                        Conforming               SERVICED                            99020
       777032061      Not A Section 32 Loan                        Conforming               SERVICED                            99051
       777032109      Not A Section 32 Loan                        Conforming               SERVICED                            99185
       777032158      Not A Section 32 Loan                        Conforming               SERVICED                            99291
       777032182      Not A Section 32 Loan                        Conforming               SERVICED                            99354
       777032185      Not A Section 32 Loan                        Conforming               SERVICED                            99360
       777032311      Not A Section 32 Loan                        Conforming               SERVICED                            99899
       777032372      Not A Section 32 Loan                        Conforming               SERVICED                           100027
       777032373      Not A Section 32 Loan                        Conforming               SERVICED                           100031
       777032448      Not A Section 32 Loan                        Conforming               SERVICED                           100198
       777032451      Not A Section 32 Loan                        Non-Conforming           SERVICED                           100204
       777032459      Not A Section 32 Loan                        Conforming               SERVICED                           100214
       777032614      Not A Section 32 Loan                        Conforming               SERVICED                           100695
       777032632      Not A Section 32 Loan                        Conforming               SERVICED                           100733
       777032637      Not A Section 32 Loan                        Conforming               SERVICED                           100743
       777032699      Not A Section 32 Loan                        Conforming               SERVICED                           100880
       777032712      Not A Section 32 Loan                        Conforming               SERVICED                           100906
       777032734      Not A Section 32 Loan                        Non-Conforming           SERVICED                           100986
       777032756      Not A Section 32 Loan                        Conforming               SERVICED                           101000
       777032767      Not A Section 32 Loan                        Conforming               SERVICED                           101023
       777032790      Not A Section 32 Loan                        Conforming               SERVICED                           101065
       777032859      Not A Section 32 Loan                        Conforming               SERVICED                           101253
       777032875      Not A Section 32 Loan                        Conforming               SERVICED                           101292
       777032886      Not A Section 32 Loan                        Non-Conforming           SERVICED                           101309
       777032887      Not A Section 32 Loan                        Conforming               SERVICED                           101307
       777032914      Not A Section 32 Loan                        Conforming               SERVICED                           101365
       777032945      Not A Section 32 Loan                        Conforming               SERVICED                           101711
       777033051      Not A Section 32 Loan                        Conforming               SERVICED                           102078
       777033075      Not A Section 32 Loan                        Conforming               SERVICED                           102134
       777033293      Not A Section 32 Loan                        Conforming               SERVICED                           102601
       777033294      Not A Section 32 Loan                        Conforming               SERVICED                           102648
       777033302      Not A Section 32 Loan                        Non-Conforming           SERVICED                           102616
       777033303      Not A Section 32 Loan                        Conforming               SERVICED                           102618
       777033312      Not A Section 32 Loan                        Conforming               SERVICED                           102657
       777033353      Not A Section 32 Loan                        Conforming               SERVICED                           102752
       777033357      Not A Section 32 Loan                        Conforming               SERVICED                           102773
       777033367      Not A Section 32 Loan                        Conforming               SERVICED                           102792
       777033463      Not A Section 32 Loan                        Conforming               SERVICED                           104271
       777033513      Not A Section 32 Loan                        Conforming               SERVICED                           104401
       777033559      Not A Section 32 Loan                        Conforming               SERVICED                           104800
       777033569      Not A Section 32 Loan                        Conforming               SERVICED                           104522
       777033613      Not A Section 32 Loan                        Conforming               SERVICED                           104798
       777033633      Not A Section 32 Loan                        Conforming               SERVICED                           104837
       777033634      Not A Section 32 Loan                        Conforming               SERVICED                           104839
       777033661      Not A Section 32 Loan                        Conforming               SERVICED                           104900
       777033665      Not A Section 32 Loan                        Conforming               SERVICED                           104914
       777033688      Not A Section 32 Loan                        Conforming               SERVICED                           104984
       777033703      Not A Section 32 Loan                        Non-Conforming           SERVICED                           105026
       777033797      Not A Section 32 Loan                        Non-Conforming           SERVICED                           105231
       777033923      Not A Section 32 Loan                        Non-Conforming           SERVICED                           109495
       777033927      Not A Section 32 Loan                        Conforming               SERVICED                           109501
       777033998      Not A Section 32 Loan                        Conforming               SERVICED                           105866
       777034066      Not A Section 32 Loan                        Conforming               SERVICED                           106204
       777034134      Not A Section 32 Loan                        Conforming               SERVICED                           108516
       777034137      Not A Section 32 Loan                        Conforming               SERVICED                           108522
       777034177      Not A Section 32 Loan                        Conforming               SERVICED                           108627
       777034246      Not A Section 32 Loan                        Conforming               SERVICED                           108765
       777034318      Not A Section 32 Loan                        Conforming               SERVICED                           108974
       777034336      Not A Section 32 Loan                        Conforming               SERVICED                           108999
       777034338      Not A Section 32 Loan                        Non-Conforming           SERVICED                           109015
       777034365      Not A Section 32 Loan                        Conforming               SERVICED                           109058
       777034371      Not A Section 32 Loan                        Conforming               SERVICED                           109076
       777034378      Not A Section 32 Loan                        Conforming               SERVICED                           109090
       777034387      Not A Section 32 Loan                        Conforming               SERVICED                           109120
       777034427      Not A Section 32 Loan                        Conforming               SERVICED                           109195
       777034429      Not A Section 32 Loan                        Conforming               SERVICED                           109205
       777034739      Not A Section 32 Loan                        Non-Conforming           SERVICED                           101298
       777034983      Not A Section 32 Loan                        Conforming               SERVICED                           114212
       777035007      Not A Section 32 Loan                        Conforming               SERVICED                           114245
       777035170      Not A Section 32 Loan                        Conforming               SERVICED                           131709
       777035245      Not A Section 32 Loan                        Non-Conforming           SERVICED                           118083
       777035278      Not A Section 32 Loan                        Conforming               SERVICED                           117987
       777035300      Not A Section 32 Loan                        Non-Conforming           SERVICED                           117839
       777035335      Not A Section 32 Loan                        Conforming               SERVICED                           118039
       777035428      Not A Section 32 Loan                        Conforming               SERVICED                           117925
       777035496      Not A Section 32 Loan                        Conforming               SERVICED                           115281
       777035617      Not A Section 32 Loan                        Conforming               SERVICED                           115643
       777035624      Not A Section 32 Loan                        Conforming               SERVICED                           115652
       777035710      Not A Section 32 Loan                        Conforming               SERVICED                           117161
       777035723      Not A Section 32 Loan                        Conforming               SERVICED                           117518
       777035760      Not A Section 32 Loan                        Non-Conforming           SERVICED                           117530
       777035762      Not A Section 32 Loan                        Conforming               SERVICED                           117560
       777035786      Not A Section 32 Loan                        Conforming               SERVICED                           117609
       777035933      Not A Section 32 Loan                        Conforming               SERVICED                           124487
       777035949      Not A Section 32 Loan                        Conforming               SERVICED                           118373
       777035988      Not A Section 32 Loan                        Non-Conforming           OWNED/SETTLED                      118343
       777035997      Not A Section 32 Loan                        Conforming               OWNED/SETTLED                      118359
       777035998      Not A Section 32 Loan                        Conforming               SERVICED                           118355
       777036128      Not A Section 32 Loan                        Conforming               SERVICED                           118814
       777036313      Not A Section 32 Loan                        Non-Conforming           SERVICED                           119193
       777036315      Not A Section 32 Loan                        Non-Conforming           OWNED/SETTLED                      119177
       777036329      Not A Section 32 Loan                        Conforming               SERVICED                           119203
       777036349      Not A Section 32 Loan                        Conforming               SERVICED                           119240
       777036369      Not A Section 32 Loan                        Conforming               SERVICED                           119329
       777036443      Not A Section 32 Loan                        Conforming               SERVICED                           120346
       777036459      Not A Section 32 Loan                        Non-Conforming           SERVICED                           119482
       777036524      Not A Section 32 Loan                        Non-Conforming           SERVICED                           120506
       777036527      Not A Section 32 Loan                        Conforming               OWNED/SETTLED                      120434
       777036579      Not A Section 32 Loan                        Non-Conforming           SERVICED                           123073
       777036689      Not A Section 32 Loan                        Non-Conforming           SERVICED                           119847
       777036692      Not A Section 32 Loan                        Conforming               SERVICED                           119845
       777036817      Not A Section 32 Loan                        Conforming               SERVICED                           120422
       777036834      Not A Section 32 Loan                        Conforming               SERVICED                           120402
       777036845      Not A Section 32 Loan                        Non-Conforming           SERVICED                           120442
       777036887      Not A Section 32 Loan                        Conforming               SERVICED                           119999
       777036906      Not A Section 32 Loan                        Conforming               SERVICED                           120039
       777036959      Not A Section 32 Loan                        Conforming               SERVICED                           120117
       777036960      Not A Section 32 Loan                        Non-Conforming           SERVICED                           120119
       777036981      Not A Section 32 Loan                        Conforming               SERVICED                           120582
       777037017      Not A Section 32 Loan                        Non-Conforming           SERVICED                           120640
       777037023      Not A Section 32 Loan                        Conforming               SERVICED                           120672
       777037059      Not A Section 32 Loan                        Conforming               SERVICED                           120754
       777037063      Not A Section 32 Loan                        Non-Conforming           SERVICED                           121835
       777037087      Not A Section 32 Loan                        Conforming               SERVICED                           123451
       777037098      Not A Section 32 Loan                        Conforming               OWNED/SETTLED                      121058
       777037153      Not A Section 32 Loan                        Non-Conforming           SERVICED                           120845
       777037155      Not A Section 32 Loan                        Non-Conforming           SERVICED                           120849
       777037186      Not A Section 32 Loan                        Conforming               SERVICED                           120898
       777037187      Not A Section 32 Loan                        Non-Conforming           SERVICED                           120896
       777037209      Not A Section 32 Loan                        Conforming               SERVICED                           120939
       777037225      Not A Section 32 Loan                        Conforming               SERVICED                           120972
       777037237      Not A Section 32 Loan                        Conforming               SERVICED                           120996
       777037276      Not A Section 32 Loan                        Conforming               SERVICED                           121101
       777037277      Not A Section 32 Loan                        Conforming               SERVICED                           121103
       777037278      Not A Section 32 Loan                        Conforming               SERVICED                           121105
       777037283      Not A Section 32 Loan                        Conforming               SERVICED                           121114
       777037299      Not A Section 32 Loan                        Non-Conforming           SERVICED                           121152
       777037303      Not A Section 32 Loan                        Conforming               SERVICED                           121158
       777037383      Not A Section 32 Loan                        Conforming               SERVICED                           121319
       777037389      Not A Section 32 Loan                        Conforming               SERVICED                           121331
       777037399      Not A Section 32 Loan                        Conforming               SERVICED                           121361
       777037433      Not A Section 32 Loan                        Conforming               SERVICED                           121424
       777037445      Not A Section 32 Loan                        Conforming               SERVICED                           121460
       777037471      Not A Section 32 Loan                        Conforming               SERVICED                           121576
       777037473      Not A Section 32 Loan                        Conforming               SERVICED                           121574
       777037563      Not A Section 32 Loan                        Conforming               SERVICED                           121725
       777037566      Not A Section 32 Loan                        Conforming               SERVICED                           121730
       777037583      Not A Section 32 Loan                        Conforming               SERVICED                           121756
       777037636      Not A Section 32 Loan                        Non-Conforming           SERVICED                           121824
       777037637      Not A Section 32 Loan                        Conforming               SERVICED                           121822
       777037640      Not A Section 32 Loan                        Non-Conforming           SERVICED                           121871
       777037643      Not A Section 32 Loan                        Conforming               SERVICED                           121851
       777037665      Not A Section 32 Loan                        Conforming               OWNED/SETTLED                      121901
       777037670      Not A Section 32 Loan                        Non-Conforming           SERVICED                           121922
       777037677      Not A Section 32 Loan                        Conforming               SERVICED                           121926
       777037717      Not A Section 32 Loan                        Conforming               SERVICED                           122064
       777037727      Not A Section 32 Loan                        Conforming               SERVICED                           122088
       777037770      Not A Section 32 Loan                        Conforming               SERVICED                           122207
       777037795      Not A Section 32 Loan                        Conforming               SERVICED                           122255
       777037811      Not A Section 32 Loan                        Conforming               SERVICED                           122287
       777037814      Not A Section 32 Loan                        Conforming               SERVICED                           122285
       777037840      Not A Section 32 Loan                        Conforming               SERVICED                           122435
       777037846      Not A Section 32 Loan                        Conforming               SERVICED                           122441
       777037864      Not A Section 32 Loan                        Conforming               SERVICED                           122491
       777037866      Not A Section 32 Loan                        Conforming               SERVICED                           122495
       777037875      Not A Section 32 Loan                        Non-Conforming           SERVICED                           122513
       777037891      Not A Section 32 Loan                        Conforming               SERVICED                           122547
       777037895      Not A Section 32 Loan                        Conforming               SERVICED                           122539
       777037929      Not A Section 32 Loan                        Conforming               SERVICED                           122917
       777037940      Not A Section 32 Loan                        Conforming               SERVICED                           122881
       777037945      Not A Section 32 Loan                        Conforming               SERVICED                           122891
       777037954      Not A Section 32 Loan                        Non-Conforming           SERVICED                           122919
       777037986      Not A Section 32 Loan                        Non-Conforming           SERVICED                           122982
       777037991      Not A Section 32 Loan                        Conforming               SERVICED                           122988
       777038024      Not A Section 32 Loan                        Conforming               SERVICED                           123063
       777038029      Not A Section 32 Loan                        Conforming               SERVICED                           123089
       777038040      Not A Section 32 Loan                        Conforming               SERVICED                           123101
       777038041      Not A Section 32 Loan                        Conforming               SERVICED                           123103
       777038055      Not A Section 32 Loan                        Conforming               SERVICED                           123135
       777038064      Not A Section 32 Loan                        Non-Conforming           SERVICED                           123217
       777038075      Not A Section 32 Loan                        Conforming               SERVICED                           123243
       777038079      Not A Section 32 Loan                        Conforming               SERVICED                           123249
       777038091      Not A Section 32 Loan                        Conforming               SERVICED                           123284
       777038103      Not A Section 32 Loan                        Conforming               OWNED/SETTLED                      123304
       777038107      Not A Section 32 Loan                        Non-Conforming           SERVICED                           123378
       777038143      Not A Section 32 Loan                        Non-Conforming           SERVICED                           123368
       777038147      Not A Section 32 Loan                        Conforming               SERVICED                           123417
       777038162      Not A Section 32 Loan                        Conforming               SERVICED                           123453
       777038175      Not A Section 32 Loan                        Conforming               SERVICED                           123463
       777038181      Not A Section 32 Loan                        Conforming               SERVICED                           123524
       777038182      Not A Section 32 Loan                        Conforming               SERVICED                           123522
       777038185      Not A Section 32 Loan                        Conforming               SERVICED                           123473
       777038191      Not A Section 32 Loan                        Non-Conforming           SERVICED                           123536
       777038198      Not A Section 32 Loan                        Conforming               SERVICED                           131431
       777038199      Not A Section 32 Loan                        Conforming               SERVICED                           123666
       777038204      Not A Section 32 Loan                        Conforming               SERVICED                           123560
       777038206      Not A Section 32 Loan                        Non-Conforming           SERVICED                           123564
       777038227      Not A Section 32 Loan                        Conforming               SERVICED                           123604
       777038229      Not A Section 32 Loan                        Conforming               SERVICED                           123608
       777038235      Not A Section 32 Loan                        Conforming               SERVICED                           123620
       777038239      Not A Section 32 Loan                        Conforming               SERVICED                           123628
       777038255      Not A Section 32 Loan                        Conforming               SERVICED                           123662
       777038256      Not A Section 32 Loan                        Non-Conforming           SERVICED                           123668
       777038264      Not A Section 32 Loan                        Conforming               SERVICED                           123683
       777038270      Not A Section 32 Loan                        Conforming               SERVICED                           123697
       777038289      Not A Section 32 Loan                        Conforming               SERVICED                           123718
       777038312      Not A Section 32 Loan                        Non-Conforming           SERVICED                           123859
       777038331      Not A Section 32 Loan                        Non-Conforming           SERVICED                           123938
       777038332      Not A Section 32 Loan                        Non-Conforming           SERVICED                           123940
       777038335      Not A Section 32 Loan                        Conforming               SERVICED                           123948
       777038349      Not A Section 32 Loan                        Conforming               SERVICED                           123980
       777038359      Not A Section 32 Loan                        Conforming               SERVICED                           124249
       777038362      Not A Section 32 Loan                        Conforming               SERVICED                           124202
       777038363      Not A Section 32 Loan                        Conforming               SERVICED                           124241
       777038367      Not A Section 32 Loan                        Conforming               SERVICED                           124245
       777038375      Not A Section 32 Loan                        Conforming               SERVICED                           124227
       777038377      Not A Section 32 Loan                        Conforming               SERVICED                           124219
       777038378      Not A Section 32 Loan                        Conforming               SERVICED                           124229
       777038382      Not A Section 32 Loan                        Conforming               SERVICED                           124247
       777038383      Not A Section 32 Loan                        Conforming               SERVICED                           124235
       777038401      Not A Section 32 Loan                        Non-Conforming           SERVICED                           124281
       777038417      Not A Section 32 Loan                        Conforming               SERVICED                           124325
       777038420      Not A Section 32 Loan                        Non-Conforming           SERVICED                           124334
       777038423      Not A Section 32 Loan                        Conforming               SERVICED                           124372
       777038425      Not A Section 32 Loan                        Non-Conforming           SERVICED                           124348
       777038435      Not A Section 32 Loan                        Conforming               SERVICED                           124370
       777038462      Not A Section 32 Loan                        Conforming               SERVICED                           124424
       777038466      Not A Section 32 Loan                        Conforming               SERVICED                           124432
       777038500      Not A Section 32 Loan                        Conforming               SERVICED                           124318
       777038502      Not A Section 32 Loan                        Non-Conforming           SERVICED                           124501
       777038505      Not A Section 32 Loan                        Non-Conforming           SERVICED                           124507
       777038526      Not A Section 32 Loan                        Conforming               SERVICED                           124585
       777038540      Not A Section 32 Loan                        Conforming               SERVICED                           124893
       777038542      Not A Section 32 Loan                        Conforming               SERVICED                           125079
       777038543      Not A Section 32 Loan                        Conforming               SERVICED                           125081
       777038557      Not A Section 32 Loan                        Conforming               SERVICED                           125105
       777038558      Not A Section 32 Loan                        Conforming               SERVICED                           125107
       777038564      Not A Section 32 Loan                        Conforming               SERVICED                           125119
       777038589      Not A Section 32 Loan                        Conforming               SERVICED                           125162
       777038592      Not A Section 32 Loan                        Conforming               SERVICED                           125206
       777038599      Not A Section 32 Loan                        Conforming               SERVICED                           125228
       777038604      Not A Section 32 Loan                        Conforming               SERVICED                           125238
       777038610      Not A Section 32 Loan                        Conforming               OWNED/SETTLED                      125250
       777038630      Not A Section 32 Loan                        Conforming               SERVICED                           125518
       777038634      Not A Section 32 Loan                        Non-Conforming           SERVICED                           125524
       777038637      Not A Section 32 Loan                        Conforming               SERVICED                           125530
       777038644      Not A Section 32 Loan                        Conforming               SERVICED                           125544
       777038649      Not A Section 32 Loan                        Conforming               SERVICED                           125552
       777038659      Not A Section 32 Loan                        Conforming               SERVICED                           125569
       777038676      Not A Section 32 Loan                        Non-Conforming           SERVICED                           125640
       777038687      Not A Section 32 Loan                        Conforming               SERVICED                           125656
       777038694      Not A Section 32 Loan                        Conforming               SERVICED                           125707
       777038701      Not A Section 32 Loan                        Conforming               SERVICED                           126107
       777038709      Not A Section 32 Loan                        Non-Conforming           SERVICED                           126948
       777038710      Not A Section 32 Loan                        Conforming               SERVICED                           125820
       777038728      Not A Section 32 Loan                        Conforming               SERVICED                           125904
       777038729      Not A Section 32 Loan                        Non-Conforming           SERVICED                           125953
       777038749      Not A Section 32 Loan                        Conforming               SERVICED                           126533
       777038769      Not A Section 32 Loan                        Conforming               SERVICED                           126655
       777038784      Not A Section 32 Loan                        Conforming               SERVICED                           126738
       777038791      Not A Section 32 Loan                        Non-Conforming           SERVICED                           126750
       777038804      Not A Section 32 Loan                        Conforming               SERVICED                           126785
       777038805      Not A Section 32 Loan                        Conforming               SERVICED                           126936
       777038814      Not A Section 32 Loan                        Conforming               SERVICED                           126827
       777038821      Not A Section 32 Loan                        Conforming               SERVICED                           126831
       777038825      Not A Section 32 Loan                        Conforming               SERVICED                           126837
       777038831      Not A Section 32 Loan                        Conforming               SERVICED                           126856
       777038834      Not A Section 32 Loan                        Conforming               SERVICED                           126861
       777038842      Not A Section 32 Loan                        Conforming               SERVICED                           126938
       777038852      Not A Section 32 Loan                        Conforming               SERVICED                           126887
       777038855      Not A Section 32 Loan                        Conforming               SERVICED                           126893
       777038877      Not A Section 32 Loan                        Conforming               SERVICED                           126974
       777038882      Not A Section 32 Loan                        Conforming               SERVICED                           126970
       777038891      Not A Section 32 Loan                        Conforming               SERVICED                           126982
       777038919      Not A Section 32 Loan                        Conforming               SERVICED                           127028
       777038933      Not A Section 32 Loan                        Non-Conforming           SERVICED                           127061
       777038953      Not A Section 32 Loan                        Conforming               SERVICED                           127102
       777038960      Not A Section 32 Loan                        Non-Conforming           SERVICED                           127133
       777038962      Not A Section 32 Loan                        Conforming               SERVICED                           127139
       777038965      Not A Section 32 Loan                        Conforming               SERVICED                           127145
       777038966      Not A Section 32 Loan                        Conforming               SERVICED                           127149
       777038967      Not A Section 32 Loan                        Non-Conforming           SERVICED                           127179
       777038969      Not A Section 32 Loan                        Non-Conforming           SERVICED                           127141
       777038979      Not A Section 32 Loan                        Non-Conforming           SERVICED                           127177
       777038984      Not A Section 32 Loan                        Non-Conforming           SERVICED                           127189
       777039004      Not A Section 32 Loan                        Non-Conforming           SERVICED                           127216
       777039016      Not A Section 32 Loan                        Conforming               SERVICED                           127232
       777039023      Not A Section 32 Loan                        Conforming               SERVICED                           127263
       777039027      Not A Section 32 Loan                        Conforming               SERVICED                           127269
       777039034      Not A Section 32 Loan                        Conforming               SERVICED                           127285
       777039041      Not A Section 32 Loan                        Conforming               SERVICED                           127295
       777039046      Not A Section 32 Loan                        Conforming               SERVICED                           127305
       777039049      Not A Section 32 Loan                        Conforming               SERVICED                           127311
       777039056      Not A Section 32 Loan                        Non-Conforming           SERVICED                           127325
       777039060      Not A Section 32 Loan                        Conforming               SERVICED                           127333
       777039066      Not A Section 32 Loan                        Conforming               SERVICED                           127345
       777039068      Not A Section 32 Loan                        Conforming               SERVICED                           127349
       777039069      Not A Section 32 Loan                        Conforming               SERVICED                           127351
       777039099      Not A Section 32 Loan                        Conforming               SERVICED                           127411
       777039112      Not A Section 32 Loan                        Conforming               SERVICED                           127435
       777039119      Not A Section 32 Loan                        Conforming               SERVICED                           127451
       777039123      Not A Section 32 Loan                        Conforming               SERVICED                           127459
       777039124      Not A Section 32 Loan                        Conforming               SERVICED                           127469
       777039125      Not A Section 32 Loan                        Conforming               SERVICED                           127461
       777039143      Not A Section 32 Loan                        Non-Conforming           SERVICED                           127498
       777039144      Not A Section 32 Loan                        Conforming               SERVICED                           127500
       777039146      Not A Section 32 Loan                        Conforming               SERVICED                           127504
       777039167      Not A Section 32 Loan                        Conforming               SERVICED                           127551
       777039191      Not A Section 32 Loan                        Conforming               SERVICED                           127589
       777039195      Not A Section 32 Loan                        Conforming               OWNED/SETTLED                      127603
       777039197      Not A Section 32 Loan                        Conforming               SERVICED                           127607
       777039205      Not A Section 32 Loan                        Non-Conforming           SERVICED                           127617
       777039218      Not A Section 32 Loan                        Conforming               SERVICED                           127643
       777039221      Not A Section 32 Loan                        Conforming               SERVICED                           127649
       777039260      Not A Section 32 Loan                        Conforming               SERVICED                           127724
       777039274      Not A Section 32 Loan                        Conforming               SERVICED                           127740
       777039275      Not A Section 32 Loan                        Conforming               SERVICED                           127777
       777039278      Not A Section 32 Loan                        Conforming               SERVICED                           127746
       777039281      Not A Section 32 Loan                        Conforming               SERVICED                           127752
       777039295      Not A Section 32 Loan                        Conforming               SERVICED                           127775
       777039303      Not A Section 32 Loan                        Conforming               SERVICED                           127796
       777039313      Not A Section 32 Loan                        Conforming               SERVICED                           127835
       777039314      Not A Section 32 Loan                        Conforming               SERVICED                           127815
       777039315      Not A Section 32 Loan                        Conforming               SERVICED                           127817
       777039316      Not A Section 32 Loan                        Conforming               SERVICED                           127833
       777039319      Not A Section 32 Loan                        Conforming               SERVICED                           127827
       777039323      Not A Section 32 Loan                        Non-Conforming           SERVICED                           127839
       777039329      Not A Section 32 Loan                        Non-Conforming           SERVICED                           127849
       777039333      Not A Section 32 Loan                        Non-Conforming           SERVICED                           127853
       777039336      Not A Section 32 Loan                        Conforming               SERVICED                           127861
       777039338      Not A Section 32 Loan                        Conforming               SERVICED                           127865
       777039339      Not A Section 32 Loan                        Non-Conforming           SERVICED                           127900
       777039345      Not A Section 32 Loan                        Non-Conforming           SERVICED                           127876
       777039349      Not A Section 32 Loan                        Conforming               SERVICED                           127884
       777039359      Not A Section 32 Loan                        Conforming               SERVICED                           127921
       777039364      Not A Section 32 Loan                        Conforming               SERVICED                           127911
       777039366      Not A Section 32 Loan                        Conforming               SERVICED                           127948
       777039371      Not A Section 32 Loan                        Conforming               SERVICED                           127923
       777039388      Not A Section 32 Loan                        Conforming               SERVICED                           128008
       777039395      Not A Section 32 Loan                        Conforming               SERVICED                           127978
       777039396      Not A Section 32 Loan                        Conforming               SERVICED                           127976
       777039410      Not A Section 32 Loan                        Conforming               SERVICED                           128006
       777039419      Not A Section 32 Loan                        Conforming               SERVICED                           128028
       777039420      Not A Section 32 Loan                        Conforming               SERVICED                           128026
       777039426      Not A Section 32 Loan                        Conforming               SERVICED                           128040
       777039430      Not A Section 32 Loan                        Conforming               SERVICED                           128048
       777039434      Not A Section 32 Loan                        Conforming               SERVICED                           128057
       777039439      Not A Section 32 Loan                        Conforming               SERVICED                           128067
       777039446      Not A Section 32 Loan                        Non-Conforming           SERVICED                           128079
       777039455      Not A Section 32 Loan                        Conforming               SERVICED                           128097
       777039457      Not A Section 32 Loan                        Conforming               SERVICED                           128101
       777039458      Not A Section 32 Loan                        Conforming               SERVICED                           128103
       777039489      Not A Section 32 Loan                        Conforming               SERVICED                           128175
       777039491      Not A Section 32 Loan                        Conforming               SERVICED                           128171
       777039494      Not A Section 32 Loan                        Non-Conforming           SERVICED                           128196
       777039503      Not A Section 32 Loan                        Conforming               SERVICED                           128192
       777039521      Not A Section 32 Loan                        Conforming               SERVICED                           128231
       777039524      Not A Section 32 Loan                        Conforming               SERVICED                           128237
       777039536      Not A Section 32 Loan                        Conforming               SERVICED                           128261
       777039542      Not A Section 32 Loan                        Conforming               SERVICED                           128271
       777039547      Not A Section 32 Loan                        Conforming               SERVICED                           128287
       777039550      Not A Section 32 Loan                        Conforming               SERVICED                           128293
       777039551      Not A Section 32 Loan                        Conforming               SERVICED                           128295
       777039552      Not A Section 32 Loan                        Conforming               SERVICED                           128297
       777039553      Not A Section 32 Loan                        Conforming               SERVICED                           128299
       777039562      Not A Section 32 Loan                        Non-Conforming           SERVICED                           128313
       777039586      Not A Section 32 Loan                        Conforming               SERVICED                           128366
       777039593      Not A Section 32 Loan                        Non-Conforming           SERVICED                           128380
       777039604      Not A Section 32 Loan                        Conforming               SERVICED                           128395
       777039607      Not A Section 32 Loan                        Non-Conforming           SERVICED                           128397
       777039611      Not A Section 32 Loan                        Conforming               SERVICED                           128405
       777039615      Not A Section 32 Loan                        Conforming               SERVICED                           128413
       777039622      Not A Section 32 Loan                        Conforming               SERVICED                           128485
       777039623      Not A Section 32 Loan                        Conforming               SERVICED                           128487
       777039625      Not A Section 32 Loan                        Conforming               SERVICED                           128448
       777039637      Not A Section 32 Loan                        Non-Conforming           SERVICED                           128471
       777039646      Not A Section 32 Loan                        Non-Conforming           SERVICED                           128491
       777039660      Not A Section 32 Loan                        Conforming               SERVICED                           128519
       777039663      Not A Section 32 Loan                        Conforming               SERVICED                           128523
       777039675      Not A Section 32 Loan                        Conforming               SERVICED                           128547
       777039685      Not A Section 32 Loan                        Non-Conforming           SERVICED                           128565
       777039699      Not A Section 32 Loan                        Conforming               SERVICED                           128592
       777039703      Not A Section 32 Loan                        Conforming               SERVICED                           128600
       777039704      Not A Section 32 Loan                        Conforming               SERVICED                           128602
       777039714      Not A Section 32 Loan                        Conforming               SERVICED                           128616
       777039718      Not A Section 32 Loan                        Non-Conforming           OWNED/SETTLED                      128624
       777039720      Not A Section 32 Loan                        Conforming               SERVICED                           128630
       777039763      Not A Section 32 Loan                        Conforming               SERVICED                           128711
       777039769      Not A Section 32 Loan                        Conforming               SERVICED                           128777
       777039770      Not A Section 32 Loan                        Conforming               SERVICED                           128781
       777039775      Not A Section 32 Loan                        Conforming               SERVICED                           128775
       777039780      Not A Section 32 Loan                        Conforming               SERVICED                           128795
       777039782      Not A Section 32 Loan                        Non-Conforming           SERVICED                           128806
       777039784      Not A Section 32 Loan                        Non-Conforming           SERVICED                           128811
       777039790      Not A Section 32 Loan                        Conforming               SERVICED                           128825
       777039803      Not A Section 32 Loan                        Conforming               SERVICED                           128911
       777039805      Not A Section 32 Loan                        Conforming               OWNED/SETTLED                      128873
       777039823      Not A Section 32 Loan                        Non-Conforming           SERVICED                           115505
       777039833      Not A Section 32 Loan                        Conforming               SERVICED                           128925
       777039838      Not A Section 32 Loan                        Conforming               SERVICED                           128936
       777039851      Not A Section 32 Loan                        Conforming               SERVICED                           128967
       777039859      Not A Section 32 Loan                        Conforming               SERVICED                           128983
       777039861      Not A Section 32 Loan                        Conforming               SERVICED                           128987
       777039862      Not A Section 32 Loan                        Conforming               SERVICED                           128989
       777039865      Not A Section 32 Loan                        Conforming               SERVICED                           128998
       777039869      Not A Section 32 Loan                        Conforming               SERVICED                           129003
       777039873      Not A Section 32 Loan                        Non-Conforming           SERVICED                           129011
       777039875      Not A Section 32 Loan                        Conforming               SERVICED                           129014
       777039881      Not A Section 32 Loan                        Conforming               SERVICED                           129027
       777039882      Not A Section 32 Loan                        Conforming               SERVICED                           129029
       777039883      Not A Section 32 Loan                        Conforming               SERVICED                           129031
       777039889      Not A Section 32 Loan                        Non-Conforming           SERVICED                           129041
       777039896      Not A Section 32 Loan                        Conforming               SERVICED                           129053
       777039898      Not A Section 32 Loan                        Conforming               SERVICED                           129063
       777039899      Not A Section 32 Loan                        Conforming               SERVICED                           129061
       777039907      Not A Section 32 Loan                        Conforming               SERVICED                           129097
       777039919      Not A Section 32 Loan                        Conforming               SERVICED                           129117
       777039925      Not A Section 32 Loan                        Conforming               SERVICED                           129189
       777039927      Not A Section 32 Loan                        Conforming               SERVICED                           129141
       777039932      Not A Section 32 Loan                        Conforming               SERVICED                           129147
       777039944      Not A Section 32 Loan                        Conforming               SERVICED                           129169
       777039952      Not A Section 32 Loan                        Conforming               SERVICED                           129185
       777039956      Not A Section 32 Loan                        Conforming               SERVICED                           129197
       777039969      Not A Section 32 Loan                        Conforming               SERVICED                           129230
       777039986      Not A Section 32 Loan                        Non-Conforming           SERVICED                           129262
       777039995      Not A Section 32 Loan                        Non-Conforming           SERVICED                           129278
       777040009      Not A Section 32 Loan                        Conforming               SERVICED                           129300
       777040010      Not A Section 32 Loan                        Conforming               SERVICED                           129302
       777040011      Not A Section 32 Loan                        Conforming               SERVICED                           129304
       777040024      Not A Section 32 Loan                        Conforming               OWNED/SETTLED                      129330
       777040028      Not A Section 32 Loan                        Conforming               SERVICED                           129332
       777040033      Not A Section 32 Loan                        Non-Conforming           SERVICED                           129342
       777040037      Not A Section 32 Loan                        Conforming               SERVICED                           129350
       777040044      Not A Section 32 Loan                        Conforming               SERVICED                           129384
       777040046      Not A Section 32 Loan                        Non-Conforming           SERVICED                           129380
       777040047      Not A Section 32 Loan                        Conforming               SERVICED                           129368
       777040051      Not A Section 32 Loan                        Conforming               SERVICED                           129374
       777040054      Not A Section 32 Loan                        Conforming               SERVICED                           129393
       777040059      Not A Section 32 Loan                        Conforming               SERVICED                           129401
       777040073      Not A Section 32 Loan                        Conforming               SERVICED                           129428
       777040074      Not A Section 32 Loan                        Conforming               SERVICED                           129430
       777040082      Not A Section 32 Loan                        Conforming               SERVICED                           129448
       777040083      Not A Section 32 Loan                        Conforming               SERVICED                           129454
       777040090      Not A Section 32 Loan                        Conforming               SERVICED                           129464
       777040092      Not A Section 32 Loan                        Non-Conforming           SERVICED                           129468
       777040097      Not A Section 32 Loan                        Conforming               SERVICED                           129478
       777040102      Not A Section 32 Loan                        Conforming               SERVICED                           129488
       777040103      Not A Section 32 Loan                        Conforming               SERVICED                           129490
       777040105      Not A Section 32 Loan                        Non-Conforming           SERVICED                           129496
       777040118      Not A Section 32 Loan                        Non-Conforming           SERVICED                           129516
       777040123      Not A Section 32 Loan                        Conforming               SERVICED                           129526
       777040126      Not A Section 32 Loan                        Conforming               SERVICED                           129532
       777040133      Not A Section 32 Loan                        Conforming               SERVICED                           129582
       777040135      Not A Section 32 Loan                        Non-Conforming           SERVICED                           129586
       777040137      Not A Section 32 Loan                        Conforming               SERVICED                           129580
       777040138      Not A Section 32 Loan                        Conforming               SERVICED                           129555
       777040139      Not A Section 32 Loan                        Conforming               SERVICED                           129584
       777040145      Not A Section 32 Loan                        Conforming               SERVICED                           129588
       777040146      Not A Section 32 Loan                        Conforming               SERVICED                           129590
       777040147      Not A Section 32 Loan                        Conforming               SERVICED                           129592
       777040152      Not A Section 32 Loan                        Non-Conforming           SERVICED                           129742
       777040158      Not A Section 32 Loan                        Conforming               SERVICED                           129661
       777040161      Not A Section 32 Loan                        Conforming               SERVICED                           129669
       777040169      Not A Section 32 Loan                        Conforming               SERVICED                           129687
       777040174      Not A Section 32 Loan                        Conforming               SERVICED                           129698
       777040178      Not A Section 32 Loan                        Conforming               SERVICED                           129708
       777040191      Not A Section 32 Loan                        Conforming               SERVICED                           129730
       777040196      Not A Section 32 Loan                        Conforming               SERVICED                           129744
       777040200      Not A Section 32 Loan                        Non-Conforming           SERVICED                           129752
       777040201      Not A Section 32 Loan                        Conforming               SERVICED                           129754
       777040202      Not A Section 32 Loan                        Conforming               SERVICED                           129760
       777040205      Not A Section 32 Loan                        Conforming               SERVICED                           129766
       777040222      Not A Section 32 Loan                        Conforming               SERVICED                           131396
       777040229      Not A Section 32 Loan                        Conforming               SERVICED                           131433
       777040240      Not A Section 32 Loan                        Conforming               SERVICED                           131491
       777040241      Not A Section 32 Loan                        Non-Conforming           SERVICED                           131493
       777040261      Not A Section 32 Loan                        Conforming               SERVICED                           131535
       777040269      Not A Section 32 Loan                        Conforming               SERVICED                           131545
       777040278      Not A Section 32 Loan                        Conforming               SERVICED                           131568
       777040297      Not A Section 32 Loan                        Conforming               SERVICED                           131592
       777040299      Not A Section 32 Loan                        Conforming               SERVICED                           131613
       777040352      Not A Section 32 Loan                        Conforming               SERVICED                           131693
       777040354      Not A Section 32 Loan                        Conforming               SERVICED                           131697
       777040356      Not A Section 32 Loan                        Conforming               SERVICED                           131701
       777040357      Not A Section 32 Loan                        Non-Conforming           SERVICED                           131703
       777040365      Not A Section 32 Loan                        Non-Conforming           SERVICED                           131731
       777040370      Not A Section 32 Loan                        Conforming               SERVICED                           131741
       777040394      Not A Section 32 Loan                        Non-Conforming           SERVICED                           131783
       777040398      Not A Section 32 Loan                        Conforming               SERVICED                           131791
       777040399      Not A Section 32 Loan                        Conforming               SERVICED                           131795
       777040406      Not A Section 32 Loan                        Non-Conforming           SERVICED                           131847
       777040407      Not A Section 32 Loan                        Non-Conforming           SERVICED                           131849
       777040413      Not A Section 32 Loan                        Conforming               SERVICED                           131815
       777040429      Not A Section 32 Loan                        Conforming               SERVICED                           131887
       777040430      Not A Section 32 Loan                        Conforming               SERVICED                           131889
       777040434      Not A Section 32 Loan                        Conforming               SERVICED                           131897
       777040443      Not A Section 32 Loan                        Conforming               SERVICED                           131987
       777040448      Not A Section 32 Loan                        Conforming               SERVICED                           131921
       777040449      Not A Section 32 Loan                        Non-Conforming           SERVICED                           131923
       777040478      Not A Section 32 Loan                        Conforming               SERVICED                           123426
       777040482      Not A Section 32 Loan                        Conforming               SERVICED                           131979
       777040484      Not A Section 32 Loan                        Conforming               SERVICED                           131964
       777040485      Not A Section 32 Loan                        Conforming               SERVICED                           131966
       777040487      Not A Section 32 Loan                        Conforming               SERVICED                           131970
       777040551      Not A Section 32 Loan                        Conforming               SERVICED                           133645
       777040554      Not A Section 32 Loan                        Non-Conforming           SERVICED                           133649
       777040557      Not A Section 32 Loan                        Conforming               OWNED/SETTLED                      133655
       777040577      Not A Section 32 Loan                        Conforming               SERVICED                           133699
       777040578      Not A Section 32 Loan                        Non-Conforming           SERVICED                           133701
       777040593      Not A Section 32 Loan                        Conforming               SERVICED                           133730
       777040596      Not A Section 32 Loan                        Conforming               SERVICED                           133736
       777040603      Not A Section 32 Loan                        Conforming               SERVICED                           133750
       777040635      Not A Section 32 Loan                        Non-Conforming           SERVICED                           133836
       777040639      Not A Section 32 Loan                        Non-Conforming           SERVICED                           133842
       777040643      Not A Section 32 Loan                        Conforming               SERVICED                           133850
       777040649      Not A Section 32 Loan                        Conforming               SERVICED                           133863
       777040658      Not A Section 32 Loan                        Conforming               SERVICED                           133981
       777040662      Not A Section 32 Loan                        Conforming               SERVICED                           134192
       777040663      Not A Section 32 Loan                        Conforming               SERVICED                           134188
       777040671      Not A Section 32 Loan                        Non-Conforming           OWNED/SETTLED                      123425
       777040676      Not A Section 32 Loan                        Conforming               SERVICED                           134217
       777040677      Not A Section 32 Loan                        Conforming               SERVICED                           134219
       777040693      Not A Section 32 Loan                        Non-Conforming           SERVICED                           134242
       777040694      Not A Section 32 Loan                        Non-Conforming           SERVICED                           134245
       777040705      Not A Section 32 Loan                        Non-Conforming           SERVICED                           134267
       777040708      Not A Section 32 Loan                        Conforming               SERVICED                           134562
       777040723      Not A Section 32 Loan                        Conforming               SERVICED                           134789
       777040752      Not A Section 32 Loan                        Conforming               SERVICED                           134843
       777040753      Not A Section 32 Loan                        Conforming               SERVICED                           134845
       777040761      Not A Section 32 Loan                        Non-Conforming           SERVICED                           134886
       777040767      Not A Section 32 Loan                        Conforming               SERVICED                           134954
       777040776      Not A Section 32 Loan                        Conforming               SERVICED                           135002
       777040779      Not A Section 32 Loan                        Conforming               SERVICED                           135023
       777040790      Not A Section 32 Loan                        Conforming               OWNED/SETTLED                      131425
       777040819      Not A Section 32 Loan                        Conforming               OWNED/SETTLED                      124317
       777040820      Not A Section 32 Loan                        Conforming               OWNED/SETTLED                      124317
       777040843      Not A Section 32 Loan                        Conforming               OWNED/SETTLED                      124317
       777040918      Not A Section 32 Loan                        Conforming               OWNED/SETTLED                      131422
       777041008      Not A Section 32 Loan                        Non-Conforming           OWNED/SETTLED                      135827

UBS Loan ID           CURRPORT            Cut off           Settle Date        BComfirm Date          Act Paid to Date
--------------------------------------------------------------------------------------------------------------------------
       334405839              102944          8/1/2007         10/11/2006             10/31/2006                 8/1/2007
       334532900              135967          8/1/2007          12/7/2006              12/7/2006                 8/1/2007
       334532908              119306          8/1/2007          12/7/2006              12/7/2006                 8/1/2007
       334532949              135967          9/1/2007          12/7/2006              12/7/2006                 9/1/2007
       334655990              110038          9/1/2007         12/27/2006             12/27/2006                 9/1/2007
       334659518              117191          8/1/2007         12/21/2006             12/21/2006                 8/1/2007
       334659541              117324          8/1/2007         12/20/2006             12/20/2006                 8/1/2007
       334688853              117193          8/1/2007         12/21/2006             12/21/2006                 8/1/2007
       334720548               93286          8/1/2007          1/10/2007              1/10/2007                 8/1/2007
       334720549               93290          9/1/2007          1/10/2007              1/10/2007                 9/1/2007
       334738020              121982          8/1/2007           2/6/2007               2/6/2007                 8/1/2007
       334738165              115662          8/1/2007           2/6/2007               2/6/2007                 8/1/2007
       334740598              117183          8/1/2007          1/19/2007              1/19/2007                 8/1/2007
       334740620              117183          8/1/2007          1/19/2007              1/19/2007                 8/1/2007
       334756494              135968          8/1/2007          1/22/2007              1/22/2007                 8/1/2007
       334756551              117185          8/1/2007          1/22/2007              1/22/2007                 8/1/2007
       334921808              117236          9/1/2007          1/19/2007              1/19/2007                 9/1/2007
       335664299              135962          9/1/2007           7/6/2007               7/6/2007                 9/1/2007
       335664300              135962          8/1/2007           7/6/2007               7/6/2007                 8/1/2007
       335664305              135962          8/1/2007           7/6/2007               7/6/2007                 8/1/2007
       335664316              135962          8/1/2007           7/6/2007               7/6/2007                 8/1/2007
       335664354              135962          8/1/2007           7/6/2007               7/6/2007                 8/1/2007
       335664362              135962          9/1/2007           7/6/2007               7/6/2007                 9/1/2007
       335664376              135962          8/1/2007           7/6/2007               7/6/2007                 8/1/2007
       335664377              135962          9/1/2007           7/6/2007               7/6/2007                 9/1/2007
       335664379              135962          8/1/2007           7/6/2007               7/6/2007                 8/1/2007
       335664387              135962          8/1/2007           7/6/2007               7/6/2007                 8/1/2007
       335664390              135962          8/1/2007           7/6/2007               7/6/2007                 8/1/2007
       335664393              135962          8/1/2007           7/6/2007               7/6/2007                 8/1/2007
       335736334              134358          9/1/2007          6/20/2007              6/20/2007                 9/1/2007
       335736335              134334          8/1/2007          6/20/2007              6/20/2007                 8/1/2007
       335736339              134474          8/1/2007          6/20/2007              6/20/2007                 8/1/2007
       335736340              134452          8/1/2007          6/20/2007              6/20/2007                 8/1/2007
       335736342              124311          8/1/2007          6/20/2007              6/20/2007                 8/1/2007
       335736344              134381          8/1/2007          6/20/2007              6/20/2007                 8/1/2007
       335736361              124313          8/1/2007          6/20/2007              6/20/2007                 8/1/2007
       335751199              135965          9/1/2007           8/9/2007               8/9/2007                 8/1/2007
       335751203              135965          9/1/2007           8/9/2007               8/9/2007                 9/1/2007
       335751204              135965          9/1/2007           8/9/2007               8/9/2007                 9/1/2007
       335751227              135965          9/1/2007           8/9/2007               8/9/2007                 9/1/2007
       335847961              134411          8/1/2007          7/31/2007              7/26/2007                 8/1/2007
       335847965              134359          8/1/2007          7/31/2007              7/26/2007                 8/1/2007
       335847968              135961          8/1/2007          7/31/2007              7/31/2007                 8/1/2007
       777005164               38210          9/1/2007           6/6/2005               6/6/2005                 9/1/2007
       777008436               44167          8/1/2007          8/24/2005              8/24/2005                 8/1/2007
       777008553               44462          8/1/2007           9/8/2005               9/8/2005                 8/1/2007
       777008555               44460          8/1/2007          8/31/2005              8/31/2005                 8/1/2007
       777008649               44686          8/1/2007          9/23/2005              9/23/2005                 8/1/2007
       777010295               47503          8/1/2007          12/5/2005              12/5/2005                 8/1/2007
       777010304               47531          9/1/2007         11/22/2006             11/22/2006                 9/1/2007
       777010306               47522          9/1/2007         11/22/2006             11/22/2006                 9/1/2007
       777010315               47532          9/1/2007         10/13/2005             10/13/2005                10/1/2007
       777011692               50761          8/1/2007          12/9/2005              12/9/2005                 8/1/2007
       777017938               64783          9/1/2007          5/15/2006              5/15/2006                 9/1/2007
       777018098               65098          8/1/2007          6/13/2006              6/13/2006                 8/1/2007
       777018345               67136          8/1/2007          6/14/2006              6/14/2006                 8/1/2007
       777019969               68401          8/1/2007          6/29/2006              6/29/2006                 8/1/2007
       777022040               86177          8/1/2007           8/4/2006               8/4/2006                 8/1/2007
       777022104               71981          9/1/2007           8/9/2006               8/9/2006                 8/1/2007
       777022731               73392          9/1/2007          8/21/2006              8/21/2006                 8/1/2007
       777022867               73728          8/1/2007          8/30/2006              8/30/2006                 8/1/2007
       777022899               73794          9/1/2007          9/19/2006              9/19/2006                 9/1/2007
       777023524               75220          8/1/2007          9/13/2006              9/13/2006                 8/1/2007
       777024142               76824          9/1/2007          8/25/2006              8/25/2006                 9/1/2007
       777024145               76869          8/1/2007         10/10/2006             10/10/2006                 8/1/2007
       777024357               77325          9/1/2007          9/18/2006              9/18/2006                 9/1/2007
       777024375               77365          8/1/2007          8/30/2006              8/30/2006                 8/1/2007
       777024623               77940          9/1/2007          9/19/2006              9/19/2006                 9/1/2007
       777024877               78701          8/1/2007         10/27/2006             10/27/2006                 8/1/2007
       777024948               78940          8/1/2007          12/4/2006              12/4/2006                 8/1/2007
       777025030               79100          9/1/2007         10/17/2006             10/17/2006                 8/1/2007
       777025382               79843          8/1/2007         10/16/2006             10/16/2006                 8/1/2007
       777025988               81390          8/1/2007         10/19/2006             10/19/2006                 8/1/2007
       777026173               81793          8/1/2007         11/28/2006             11/28/2006                 8/1/2007
       777026199               81901          9/1/2007          11/6/2006              11/6/2006                 9/1/2007
       777026269              117308          8/1/2007          12/6/2006              12/6/2006                 8/1/2007
       777026273               82050          8/1/2007         10/24/2006             10/24/2006                 8/1/2007
       777026468               82519          8/1/2007          11/1/2006              11/1/2006                 8/1/2007
       777026595               82780          8/1/2007         10/25/2006             10/25/2006                 8/1/2007
       777026750              117306          8/1/2007          12/6/2006              12/6/2006                 8/1/2007
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       777027150               84738          9/1/2007         12/13/2006             12/13/2006                 8/1/2007
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       777027266               85070          9/1/2007         12/13/2006             12/13/2006                 9/1/2007
       777027293               85101          9/1/2007         11/27/2006             11/27/2006                 8/1/2007
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       777027538               85682          8/1/2007          11/8/2006              11/8/2006                 8/1/2007
       777027649               85919          8/1/2007         11/10/2006             11/10/2006                 8/1/2007
       777027783               86246          8/1/2007         11/10/2006             11/10/2006                 8/1/2007
       777028136               87278          8/1/2007          11/7/2006              11/7/2006                 8/1/2007
       777028237               87608          8/1/2007         12/12/2006             12/12/2006                 8/1/2007
       777028498              117274          8/1/2007          1/12/2007              1/12/2007                 8/1/2007
       777028656               88537          8/1/2007         11/29/2006             11/29/2006                 8/1/2007
       777028666               88586          8/1/2007         12/15/2006             12/15/2006                 8/1/2007
       777028816              117318          8/1/2007         12/21/2006             12/21/2006                 8/1/2007
       777028834               88991          8/1/2007          12/5/2006              12/5/2006                 8/1/2007
       777028888              117303          9/1/2007         12/28/2006             12/28/2006                 9/1/2007
       777028924               89191          9/1/2007         12/29/2006             12/29/2006                 9/1/2007
       777028942              117241          8/1/2007           1/4/2007               1/4/2007                 8/1/2007
       777028979               89303          8/1/2007           1/4/2007               1/4/2007                 8/1/2007
       777028989              117259          8/1/2007          1/19/2007              1/19/2007                 8/1/2007
       777029007              117198          8/1/2007         12/15/2006             12/15/2006                 8/1/2007
       777029082              117251          9/1/2007          12/6/2006              12/6/2006                 9/1/2007
       777029110              117321          8/1/2007          1/22/2007              1/22/2007                 8/1/2007
       777029183               89866          9/1/2007         12/18/2006             12/18/2006                 9/1/2007
       777029204              117291          8/1/2007           3/1/2007               3/1/2007                 8/1/2007
       777029210              117273          8/1/2007         12/19/2006             12/19/2006                 8/1/2007
       777029320               90183          8/1/2007         12/28/2006             12/28/2006                 8/1/2007
       777029383              117290          8/1/2007         12/20/2006             12/20/2006                 8/1/2007
       777029420              117258          8/1/2007         12/22/2006             12/22/2006                 8/1/2007
       777029431              117319          8/1/2007          1/10/2007              1/10/2007                 8/1/2007
       777029449              117199          8/1/2007           1/9/2007               1/9/2007                 8/1/2007
       777029455               91114          8/1/2007           1/3/2007               1/3/2007                 8/1/2007
       777029589              117262          9/1/2007           1/9/2007               1/9/2007                 9/1/2007
       777029659              117320          8/1/2007          1/16/2007              1/16/2007                 8/1/2007
       777029734              117323          8/1/2007           1/8/2007               1/8/2007                 8/1/2007
       777029774              117265          8/1/2007         12/29/2006             12/29/2006                 8/1/2007
       777029776              117267          8/1/2007         12/29/2006             12/29/2006                 8/1/2007
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       777029799               92021          8/1/2007         12/27/2006             12/27/2006                 8/1/2007
       777029815              117201          8/1/2007         12/27/2006             12/27/2006                 8/1/2007
       777029931               92308          8/1/2007         12/13/2006             12/13/2006                 8/1/2007
       777029950              117234          8/1/2007           1/5/2007               1/5/2007                 8/1/2007
       777029979               92409          8/1/2007         12/27/2006             12/27/2006                 8/1/2007
       777029981               92413          8/1/2007         12/27/2006             12/27/2006                 8/1/2007
       777030042               92553          8/1/2007           1/5/2007               1/5/2007                 8/1/2007
       777030211              117215          8/1/2007          1/25/2007              1/25/2007                 8/1/2007
       777030263               93021          9/1/2007         12/27/2006             12/27/2006                 9/1/2007
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       777030335               93170          8/1/2007           1/3/2007               1/3/2007                 8/1/2007
       777030414              117313          8/1/2007           2/8/2007               2/8/2007                 8/1/2007
       777030515              117243          8/1/2007           3/7/2007               3/7/2007                 8/1/2007
       777030637              117327          9/1/2007         12/29/2006             12/29/2006                 9/1/2007
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       777030846               94608          8/1/2007          1/12/2007              1/12/2007                 8/1/2007
       777030944              117278          9/1/2007          1/22/2007              1/22/2007                 9/1/2007
       777031066              117207          8/1/2007          3/21/2007              3/21/2007                 8/1/2007
       777031118              117264          8/1/2007           2/9/2007               2/9/2007                 8/1/2007
       777031127              117253          8/1/2007           3/1/2007               3/1/2007                 8/1/2007
       777031148               95737          8/1/2007          2/20/2007              2/20/2007                 8/1/2007
       777031374              117246          8/1/2007           3/7/2007               3/7/2007                 8/1/2007
       777031379              117206          8/1/2007          3/14/2007              3/14/2007                 8/1/2007
       777031569              117252          8/1/2007           3/6/2007               3/6/2007                 8/1/2007
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       777031683              117244          8/1/2007           3/2/2007               3/2/2007                 8/1/2007
       777031704              117275          8/1/2007          1/23/2007              1/23/2007                 8/1/2007
       777031705              117196          8/1/2007          1/23/2007              1/23/2007                 8/1/2007
       777031766              117263          8/1/2007           2/1/2007               2/1/2007                 8/1/2007
       777031783              117299          8/1/2007           2/1/2007               2/1/2007                 8/1/2007
       777031836              117203          9/1/2007           3/6/2007               3/6/2007                 9/1/2007
       777031906              117312          8/1/2007          3/26/2007              3/26/2007                 8/1/2007
       777031978              117316          8/1/2007          3/30/2007              3/30/2007                 8/1/2007
       777032001               98902         12/1/2007           2/6/2007               2/6/2007                12/1/2007
       777032047               99020          8/1/2007           2/8/2007               2/8/2007                 8/1/2007
       777032061               99051          8/1/2007          2/12/2007              2/12/2007                 8/1/2007
       777032109               99185          9/1/2007           3/9/2007               3/9/2007                 8/1/2007
       777032158              117213          8/1/2007          3/15/2007              3/15/2007                 8/1/2007
       777032182               99354         12/1/2007           2/9/2007               2/9/2007                12/1/2007
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       777032448              117216          8/1/2007          3/27/2007              3/27/2007                 8/1/2007
       777032451              117305          8/1/2007          3/26/2007              3/26/2007                 8/1/2007
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       777032614              117314          9/1/2007          3/26/2007              3/26/2007                 9/1/2007
       777032632              117233          8/1/2007          3/28/2007              3/28/2007                 8/1/2007
       777032637              100743          8/1/2007           3/9/2007               3/9/2007                 8/1/2007
       777032699              117238          8/1/2007          3/13/2007              3/13/2007                 8/1/2007
       777032712              117237          8/1/2007          2/20/2007              2/20/2007                 8/1/2007
       777032734              117224          8/1/2007           3/2/2007               3/2/2007                 8/1/2007
       777032756              117276          8/1/2007          3/12/2007              3/12/2007                 8/1/2007
       777032767              117310          8/1/2007           3/9/2007               3/9/2007                 8/1/2007
       777032790              101065          8/1/2007          3/21/2007              3/21/2007                 8/1/2007
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       777032914              117269          9/1/2007           3/7/2007               3/7/2007                 9/1/2007
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       777033293              117284          8/1/2007           3/5/2007               3/5/2007                 8/1/2007
       777033294              117328          8/1/2007           3/8/2007               3/8/2007                 8/1/2007
       777033302              102616          8/1/2007           3/6/2007               3/6/2007                 8/1/2007
       777033303              117257          8/1/2007          3/12/2007              3/12/2007                 8/1/2007
       777033312              117212          8/1/2007          3/22/2007              3/22/2007                 8/1/2007
       777033353              117271          8/1/2007           3/2/2007               3/2/2007                 8/1/2007
       777033357              117235          8/1/2007           3/2/2007               3/2/2007                 8/1/2007
       777033367              117197          8/1/2007           3/9/2007               3/9/2007                 8/1/2007
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       777033513              117296          8/1/2007           3/6/2007               3/6/2007                 8/1/2007
       777033559              117210          8/1/2007          3/22/2007              3/22/2007                 8/1/2007
       777033569              117218          8/1/2007           3/5/2007               3/5/2007                 8/1/2007
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       777033633              117329          8/1/2007          3/12/2007              3/12/2007                 8/1/2007
       777033634              117232          9/1/2007          3/19/2007              3/19/2007                 9/1/2007
       777033661              117240          8/1/2007           3/9/2007               3/9/2007                 8/1/2007
       777033665              117227          9/1/2007          3/13/2007              3/13/2007                 9/1/2007
       777033688              104984          8/1/2007           3/6/2007               3/6/2007                 8/1/2007
       777033703              105026          8/1/2007          3/23/2007              3/23/2007                 8/1/2007
       777033797              105231          8/1/2007          4/16/2007              4/16/2007                 8/1/2007
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       777033927              109501          8/1/2007          4/11/2007              4/11/2007                 8/1/2007
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       777034066              117194          8/1/2007          3/27/2007              3/27/2007                 8/1/2007
       777034134              108516          8/1/2007           4/3/2007               4/3/2007                 8/1/2007
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       777034336              117281          9/1/2007          3/30/2007              3/30/2007                 9/1/2007
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       777034365              109058          8/1/2007          4/10/2007              4/10/2007                 8/1/2007
       777034371              117225          8/1/2007          3/27/2007              3/27/2007                 8/1/2007
       777034378              109090          9/1/2007          3/28/2007              3/28/2007                 9/1/2007
       777034387              109120          8/1/2007          4/20/2007              4/20/2007                 8/1/2007
       777034427              109195          8/1/2007          4/11/2007              4/11/2007                 8/1/2007
       777034429              109205          8/1/2007          3/22/2007              3/22/2007                 8/1/2007
       777034739              111630          9/1/2007          4/12/2007              4/12/2007                 8/1/2007
       777034983              114212          8/1/2007           5/3/2007               5/3/2007                 8/1/2007
       777035007              114245          8/1/2007          4/25/2007              4/25/2007                 8/1/2007
       777035170              131709          9/1/2007          8/15/2007              8/15/2007                 9/1/2007
       777035245              118083          8/1/2007          6/11/2007              6/11/2007                 8/1/2007
       777035278              117987          8/1/2007          5/18/2007              5/18/2007                 8/1/2007
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       777035496              115281          8/1/2007          6/22/2007              6/22/2007                 8/1/2007
       777035617              115643          8/1/2007          7/20/2007              7/20/2007                 8/1/2007
       777035624              115652          8/1/2007           8/3/2007               8/3/2007                 8/1/2007
       777035710              117161          8/1/2007          4/30/2007              4/30/2007                 8/1/2007
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       777035786              117609          8/1/2007          6/25/2007              6/25/2007                 8/1/2007
       777035933              124487          9/1/2007           7/6/2007               7/6/2007                 9/1/2007
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       777036369              119329          8/1/2007          5/16/2007              5/16/2007                 8/1/2007
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       777036689              119847          8/1/2007          7/10/2007              7/10/2007                 8/1/2007
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       777036906              120039          8/1/2007          5/25/2007              5/25/2007                 8/1/2007
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       777037677              121926          9/1/2007           7/9/2007               7/9/2007                 9/1/2007
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       777039769              128777          9/1/2007          8/17/2007              8/17/2007                 9/1/2007
       777039770              128781          9/1/2007          8/17/2007              8/17/2007                 9/1/2007
       777039775              128775          8/1/2007          7/30/2007              7/30/2007                 8/1/2007
       777039780              128795          8/1/2007          7/31/2007              7/31/2007                 8/1/2007
       777039782              128806          9/1/2007          8/22/2007              8/22/2007                 9/1/2007
       777039784              128811          9/1/2007           8/8/2007               8/8/2007                 9/1/2007
       777039790              128825          9/1/2007          7/26/2007              7/26/2007                 9/1/2007
       777039803              128911          8/1/2007          8/14/2007              8/14/2007                 8/1/2007
       777039805              128873         10/1/2007          9/20/2007              9/20/2007                10/1/2007
       777039823              128883          9/1/2007          7/30/2007              7/30/2007                 9/1/2007
       777039833              128925          9/1/2007          8/31/2007              8/31/2007                 9/1/2007
       777039838              128936          8/1/2007          7/31/2007              7/31/2007                 8/1/2007
       777039851              128967          8/1/2007          7/20/2007              7/20/2007                 8/1/2007
       777039859              128983          8/1/2007          7/31/2007              7/31/2007                 8/1/2007
       777039861              128987          8/1/2007           8/1/2007               8/1/2007                 8/1/2007
       777039862              128989          9/1/2007          8/17/2007              8/17/2007                 9/1/2007
       777039865              128998          9/1/2007          8/31/2007              8/31/2007                 9/1/2007
       777039869              129003          8/1/2007           8/1/2007               8/1/2007                 8/1/2007
       777039873              129011          8/1/2007          8/14/2007              8/14/2007                 8/1/2007
       777039875              129014          9/1/2007          8/28/2007              8/28/2007                 9/1/2007
       777039881              129027          9/1/2007          8/17/2007              8/17/2007                 9/1/2007
       777039882              129029          9/1/2007          7/30/2007              7/30/2007                 9/1/2007
       777039883              129031          9/1/2007          8/14/2007              8/14/2007                 9/1/2007
       777039889              129041          9/1/2007          8/22/2007              8/22/2007                 9/1/2007
       777039896              129053          9/1/2007          8/10/2007              8/10/2007                 9/1/2007
       777039898              129063          9/1/2007          8/14/2007              8/14/2007                 9/1/2007
       777039899              129061          9/1/2007          8/31/2007              8/31/2007                 9/1/2007
       777039907              129097          9/1/2007          8/29/2007              8/29/2007                 9/1/2007
       777039919              129117          9/1/2007          8/14/2007              8/14/2007                 9/1/2007
       777039925              129189         10/1/2007          8/20/2007              8/20/2007                10/1/2007
       777039927              129141          8/1/2007           8/8/2007               8/8/2007                 8/1/2007
       777039932              129147          8/1/2007          7/25/2007              7/25/2007                 8/1/2007
       777039944              129169          9/1/2007          8/10/2007              8/10/2007                 9/1/2007
       777039952              129185          9/1/2007          8/14/2007              8/14/2007                 9/1/2007
       777039956              129197          9/1/2007           8/6/2007               8/6/2007                 9/1/2007
       777039969              129230          9/1/2007          8/14/2007              8/14/2007                 9/1/2007
       777039986              129262          8/1/2007          7/31/2007              7/31/2007                 8/1/2007
       777039995              129278          9/1/2007          8/13/2007              8/13/2007                 9/1/2007
       777040009              129300          9/1/2007          7/31/2007              7/31/2007                 9/1/2007
       777040010              129302          9/1/2007           8/9/2007               8/9/2007                 9/1/2007
       777040011              129304          9/1/2007          8/17/2007              8/17/2007                 9/1/2007
       777040024              129330          9/1/2007          9/14/2007              9/14/2007                 9/1/2007
       777040028              129332          8/1/2007           8/3/2007               8/3/2007                 8/1/2007
       777040033              129342          8/1/2007          7/25/2007              7/25/2007                 8/1/2007
       777040037              129350          9/1/2007           8/3/2007               8/3/2007                 9/1/2007
       777040044              129384          9/1/2007          8/10/2007              8/10/2007                 9/1/2007
       777040046              129380          8/1/2007           8/9/2007               8/9/2007                 8/1/2007
       777040047              129368          9/1/2007          8/13/2007              8/13/2007                 9/1/2007
       777040051              129374          9/1/2007          7/31/2007              7/31/2007                 9/1/2007
       777040054              129393          9/1/2007          8/27/2007              8/27/2007                 9/1/2007
       777040059              129401          8/1/2007          7/25/2007              7/25/2007                 8/1/2007
       777040073              129428          9/1/2007           8/6/2007               8/6/2007                 9/1/2007
       777040074              129430          9/1/2007           8/3/2007               8/3/2007                 9/1/2007
       777040082              129448          8/1/2007          7/27/2007              7/27/2007                 8/1/2007
       777040083              129454          9/1/2007           8/7/2007               8/7/2007                 9/1/2007
       777040090              129464          8/1/2007          7/31/2007              7/31/2007                 8/1/2007
       777040092              129468          9/1/2007          8/14/2007              8/14/2007                 9/1/2007
       777040097              129478          9/1/2007          8/27/2007              8/27/2007                 9/1/2007
       777040102              129488          9/1/2007           8/3/2007               8/3/2007                 9/1/2007
       777040103              129490          8/1/2007          7/31/2007              7/31/2007                 8/1/2007
       777040105              129496          8/1/2007          7/31/2007              7/31/2007                 8/1/2007
       777040118              129516          9/1/2007          7/31/2007              7/31/2007                 9/1/2007
       777040123              129526          9/1/2007          7/30/2007              7/30/2007                 9/1/2007
       777040126              129532          9/1/2007           8/6/2007               8/6/2007                 9/1/2007
       777040133              129582          9/1/2007          8/15/2007              8/15/2007                 9/1/2007
       777040135              129586          9/1/2007          8/31/2007              8/31/2007                 9/1/2007
       777040137              129580          9/1/2007          8/15/2007              8/15/2007                 9/1/2007
       777040138              129555          9/1/2007          8/17/2007              8/17/2007                 9/1/2007
       777040139              129584          9/1/2007          8/16/2007              8/16/2007                 9/1/2007
       777040145              129588          9/1/2007          8/29/2007              8/29/2007                 9/1/2007
       777040146              129590          9/1/2007           8/9/2007               8/9/2007                 9/1/2007
       777040147              129592          9/1/2007          8/10/2007              8/10/2007                 9/1/2007
       777040152              129742          9/1/2007          8/22/2007              8/22/2007                 9/1/2007
       777040158              129661          9/1/2007          8/17/2007              8/17/2007                 9/1/2007
       777040161              129669          9/1/2007          8/29/2007              8/29/2007                 9/1/2007
       777040169              129687          8/1/2007          7/31/2007              7/31/2007                 8/1/2007
       777040174              129698          8/1/2007          7/31/2007              7/31/2007                 8/1/2007
       777040178              129708          9/1/2007           8/7/2007               8/7/2007                 9/1/2007
       777040191              129730          9/1/2007          8/21/2007              8/21/2007                 9/1/2007
       777040196              129744          9/1/2007          8/10/2007              8/10/2007                 9/1/2007
       777040200              129752          9/1/2007           8/8/2007               8/8/2007                 9/1/2007
       777040201              129754         10/1/2007           8/3/2007               8/3/2007                10/1/2007
       777040202              129760          9/1/2007           8/1/2007               8/1/2007                 9/1/2007
       777040205              129766          9/1/2007          8/10/2007              8/10/2007                 9/1/2007
       777040222              131396          8/1/2007          7/31/2007              7/31/2007                 8/1/2007
       777040229              131433          9/1/2007          8/20/2007              8/20/2007                 9/1/2007
       777040240              131491          9/1/2007          8/13/2007              8/13/2007                 9/1/2007
       777040241              131493          9/1/2007          8/10/2007              8/10/2007                 9/1/2007
       777040261              131535          9/1/2007          8/28/2007              8/28/2007                 9/1/2007
       777040269              131545          9/1/2007          8/23/2007              8/23/2007                 9/1/2007
       777040278              131568          8/1/2007          8/10/2007              8/10/2007                 8/1/2007
       777040297              131592          9/1/2007          8/22/2007              8/22/2007                 9/1/2007
       777040299              131613          9/1/2007          8/21/2007              8/21/2007                 9/1/2007
       777040352              131693          9/1/2007          8/31/2007              8/31/2007                 9/1/2007
       777040354              131697          9/1/2007           8/3/2007               8/3/2007                 9/1/2007
       777040356              131701          9/1/2007          8/15/2007              8/15/2007                 9/1/2007
       777040357              131703          9/1/2007          8/20/2007              8/20/2007                 9/1/2007
       777040365              131731          8/1/2007          7/31/2007              7/31/2007                 8/1/2007
       777040370              131741          9/1/2007          8/21/2007              8/21/2007                 9/1/2007
       777040394              131783          9/1/2007           8/6/2007               8/6/2007                 9/1/2007
       777040398              131791          9/1/2007          8/21/2007              8/21/2007                 9/1/2007
       777040399              131795          9/1/2007           8/7/2007               8/7/2007                 9/1/2007
       777040406              131847          9/1/2007          8/31/2007              8/31/2007                 9/1/2007
       777040407              131849          9/1/2007          8/31/2007              8/31/2007                 9/1/2007
       777040413              131815          9/1/2007          8/17/2007              8/17/2007                 9/1/2007
       777040429              131887          9/1/2007           8/8/2007               8/8/2007                 9/1/2007
       777040430              131889          9/1/2007           8/6/2007               8/6/2007                 9/1/2007
       777040434              131897          8/1/2007           8/3/2007               8/3/2007                 8/1/2007
       777040443              131987          9/1/2007          8/15/2007              8/15/2007                 9/1/2007
       777040448              131921          9/1/2007          8/30/2007              8/30/2007                 9/1/2007
       777040449              131923          9/1/2007          8/13/2007              8/13/2007                 9/1/2007
       777040478              134641          9/1/2007      00/00/0000                 8/17/2007                 9/1/2007
       777040482              131979          9/1/2007          8/24/2007              8/24/2007                 9/1/2007
       777040484              131964          9/1/2007          8/13/2007              8/13/2007                 9/1/2007
       777040485              131966          9/1/2007          8/24/2007              8/24/2007                 9/1/2007
       777040487              131970          9/1/2007          8/14/2007              8/14/2007                 9/1/2007
       777040551              133645          9/1/2007          8/14/2007              8/14/2007                 9/1/2007
       777040554              133649          9/1/2007          8/24/2007              8/24/2007                 9/1/2007
       777040557              133655         10/1/2007           9/7/2007               9/7/2007                10/1/2007
       777040577              133699          9/1/2007          8/28/2007              8/28/2007                 9/1/2007
       777040578              133701          9/1/2007           8/6/2007               8/6/2007                 9/1/2007
       777040593              133730          9/1/2007          8/21/2007              8/21/2007                 9/1/2007
       777040596              133736          9/1/2007          8/21/2007              8/21/2007                 9/1/2007
       777040603              133750          9/1/2007           8/8/2007               8/8/2007                 9/1/2007
       777040635              133836          9/1/2007          8/13/2007              8/13/2007                 9/1/2007
       777040639              133842          9/1/2007          8/14/2007              8/14/2007                 9/1/2007
       777040643              133850          9/1/2007          8/17/2007              8/17/2007                 9/1/2007
       777040649              133863          9/1/2007          8/16/2007              8/16/2007                 9/1/2007
       777040658              133981          9/1/2007          8/21/2007              8/21/2007                 9/1/2007
       777040662              134192          9/1/2007          8/13/2007              8/13/2007                 9/1/2007
       777040663              134188          9/1/2007          8/20/2007              8/20/2007                 9/1/2007
       777040671              134205         10/1/2007          9/24/2007              9/24/2007                10/1/2007
       777040676              134217          9/1/2007          8/24/2007              8/24/2007                 9/1/2007
       777040677              134219          9/1/2007          8/21/2007              8/21/2007                 9/1/2007
       777040693              134242          9/1/2007          8/24/2007              8/24/2007                 9/1/2007
       777040694              134245          9/1/2007          8/28/2007              8/28/2007                 9/1/2007
       777040705              134267          9/1/2007          8/21/2007              8/21/2007                 9/1/2007
       777040708              134562          9/1/2007          8/20/2007              8/20/2007                 9/1/2007
       777040723              134789          9/1/2007          8/20/2007              8/20/2007                 9/1/2007
       777040752              134843          9/1/2007          8/22/2007              8/22/2007                 9/1/2007
       777040753              134845          9/1/2007          8/22/2007              8/22/2007                 9/1/2007
       777040761              134886          9/1/2007          8/31/2007              8/31/2007                 9/1/2007
       777040767              134954          9/1/2007          8/31/2007              8/31/2007                 9/1/2007
       777040776              135002          9/1/2007          8/31/2007              8/31/2007                 9/1/2007
       777040779              135023          9/1/2007          8/30/2007              8/30/2007                 9/1/2007
       777040790              135059          9/1/2007           9/7/2007               9/7/2007                 9/1/2007
       777040819              135055          9/1/2007          9/13/2007              9/13/2007                 9/1/2007
       777040820              135137          9/1/2007          9/13/2007              9/13/2007                 9/1/2007
       777040843              135167         10/1/2007          9/24/2007              9/24/2007                10/1/2007
       777040918              135632         10/1/2007          9/24/2007              9/24/2007                10/1/2007
       777041008              135827         10/1/2007          9/14/2007              9/14/2007                10/1/2007

UBS Loan ID           times 30        times 60        times 90        Curr Delinq        Delq Hist                  Group
-------------------------------------------------------------------------------------------------------------------------------------
       334405839               0               0               0                  0      CCCCCCCCCCCC               20/30 yr Fixed
       334532900               0               0               0                  0      CCCCCCCCXXXC               5 yr ARMs
       334532908               1               0               0                  0      1CCCCCCCXXXC               5 yr ARMs
       334532949               0               0               0                  0      CCCCCCCCXXXC               5 yr ARMs
       334655990               0               0               0                  0      XCCCCCCCXXXX               20/30 yr Fixed
       334659518               0               0               0                  0      CCCCCCCCXXXX               5 yr ARMs
       334659541               0               0               0                  0      CCCCCCCCXXXX               20/30 yr Fixed
       334688853               1               0               0                  0      CCC1CCCCXXXC               5 yr ARMs
       334720548               0               0               0                  0      CCCCCCCCCCCC               2/3 yr ARMs
       334720549               0               0               0                  0      CCCCCCCCXXXX               7 yr ARMs
       334738020               0               0               0                  0      XCCCCCCCXXXX               2/3 yr ARMs
       334738165               1               0               0                  0      XC1CCCCCXXXX               2/3 yr ARMs
       334740598               0               0               0                  0      CCCCCCCCXXXX               5 yr ARMs
       334740620               0               0               0                  0      XCCCCCCCXXXX               5 yr ARMs
       334756494               0               0               0                  0      CCCCCCCCXXXX               5 yr ARMs
       334756551               1               0               0                  0      CCCCC1CCXXXX               5 yr ARMs
       334921808               0               0               0                  0      CCCCCCCCXXXX               5 yr ARMs
       335664299               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       335664300               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       335664305               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       335664316               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       335664354               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       335664362               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       335664376               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       335664377               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       335664379               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       335664387               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       335664390               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       335664393               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       335736334               1               0               0                  0      XXXXXC1CCCCC               20/30 yr Fixed
       335736335               1               0               0                  0      XXXXXC1CCXXX               20/30 yr Fixed
       335736339               1               0               0                  0      XXXXXC1CCXXX               20/30 yr Fixed
       335736340               1               0               0                  0      XXXXXC1CXCXX               20/30 yr Fixed
       335736342               1               0               0                  0      XXXXXX1CCCXX               20/30 yr Fixed
       335736344               1               0               0                  0      CXXXXC1CXXXC               20/30 yr Fixed
       335736361               0               0               0                  0      CXXXXCCCXXXC               2/3 yr ARMs
       335751199               0               0               0                  0      XXXXXXXCXXXX               20/30 yr Fixed
       335751203               0               0               0                  0      XXXXXXXCXXXX               20/30 yr Fixed
       335751204               0               0               0                  0      XXXXXXXCXXXX               20/30 yr Fixed
       335751227               0               0               0                  0      XXXXXXXCXXXX               20/30 yr Fixed
       335847961               0               0               0                  0      XXXXXXCCCCXX               20/30 yr Fixed
       335847965               1               0               0                  0      1XXXXXCCXXXX               5 yr ARMs
       335847968               0               0               0                  0      XXXXXXCCXCXX               5 yr ARMs
       777005164               0               0               0                  0      CCCCCCCCCCCC               20/30 yr Fixed
       777008436               0               0               0                  0      CCCCCCCCXCCC               20/30 yr Fixed
       777008553               0               0               0                  0      CCCCCCCCCCCC               5 yr ARMs
       777008555               0               0               0                  0      CCCCCCCCCCCC               5 yr ARMs
       777008649               0               0               0                  0      CCCCCCCCCCCC               2/3 yr ARMs
       777010295               0               0               0                  0      CCCCCCCCCCCC               20/30 yr Fixed
       777010304               0               0               0                  0      CCCCCCCCCCCC               2/3 yr ARMs
       777010306               0               0               0                  0      CCCCCCCCCCCC               2/3 yr ARMs
       777010315               0               0               0                  0      CCCCCCCCCCCC               20/30 yr Fixed
       777011692               0               0               0                  0      CCCCCCCCCCCC               20/30 yr Fixed
       777017938               0               0               0                  0      CCCCCCCCCCCC               20/30 yr Fixed
       777018098               0               0               0                  0      CCCCCCCCCCCC               20/30 yr Fixed
       777018345               0               0               0                  0      CCCCCCCCCCCC               20/30 yr Fixed
       777019969               0               0               0                  0      CCCCCCCCCCCC               7 yr ARMs
       777022040               1               0               0                  0      C1CCCCCCCCCC               20/30 yr Fixed
       777022104               1               0               0                  0      CCCCCCCCC1CC               20/30 yr Fixed
       777022731               0               0               0                  0      CCCCCCCCCCCC               20/30 yr Fixed
       777022867               0               0               0                  0      CCCCCCCCCCCC               20/30 yr Fixed
       777022899               0               0               0                  0      CCCCCCCCXCCC               20/30 yr Fixed
       777023524               0               0               0                  0      CCCCCCCCCCCC               20/30 yr Fixed
       777024142               0               0               0                  0      CCCCCCCCCCCC               20/30 yr Fixed
       777024145               0               0               0                  0      CCCCCCCCXCCC               20/30 yr Fixed
       777024357               0               0               0                  0      CCCCCCCCCCCC               20/30 yr Fixed
       777024375               1               0               0                  0      CCCCCCCCC1CC               5 yr ARMs
       777024623               0               0               0                  0      CCCCCCCCCCCC               20/30 yr Fixed
       777024877               0               0               0                  0      CCCCCCCCXCCC               5 yr ARMs
       777024948               0               0               0                  0      CCCCCCCCXXXC               20/30 yr Fixed
       777025030               0               0               0                  0      CCCCCCCCXXCC               20/30 yr Fixed
       777025382               1               0               0                  0      C1CCCCCCXCCC               20/30 yr Fixed
       777025988               0               0               0                  0      CCCCCCCCXCCC               5 yr ARMs
       777026173               0               0               0                  0      CCCCCCCCXXCC               20/30 yr Fixed
       777026199               0               0               0                  0      CCCCCCCCXXCC               20/30 yr Fixed
       777026269               0               0               0                  0      CCCCCCCCXXXX               5 yr ARMs
       777026273               0               0               0                  0      CCCCCCCCXCCC               5 yr ARMs
       777026468               0               0               0                  0      CCCCCCCCXXCC               7 yr ARMs
       777026595               0               0               0                  0      CCCCCCCCXCCC               20/30 yr Fixed
       777026750               0               0               0                  0      CCCCCCCCXXXX               5 yr ARMs
       777026765               0               0               0                  0      CCCCCCCCXXCC               7 yr ARMs
       777027150               0               0               0                  0      CCCCCCCCXXXC               20/30 yr Fixed
       777027202               0               0               0                  0      CCCCCCCCXXCC               5 yr ARMs
       777027266               1               0               0                  0      CC1CCCCCXXXC               20/30 yr Fixed
       777027293               0               0               0                  0      CCCCCCCCXXXC               20/30 yr Fixed
       777027474               1               0               0                  0      1CCCCCCCXXCC               20/30 yr Fixed
       777027538               0               0               0                  0      CCCCCCCCXXCC               20/30 yr Fixed
       777027649               0               0               0                  0      CCCCCCCCXXCC               5 yr ARMs
       777027783               0               0               0                  0      CCCCCCCCXXCC               20/30 yr Fixed
       777028136               0               0               0                  0      CCCCCCCCXXCC               5 yr ARMs
       777028237               1               0               0                  0      1CCCCCCCXXXX               7 yr ARMs
       777028498               0               0               0                  0      CCCCCCCCXXXX               20/30 yr Fixed
       777028656               0               0               0                  0      CCCCCCCCXXXX               20/30 yr Fixed
       777028666               1               0               0                  0      CCCC1CCCXXXC               20/30 yr Fixed
       777028816               0               0               0                  0      XCCCCCCCXXXX               20/30 yr Fixed
       777028834               0               0               0                  0      CCCCCCCCXXXX               20/30 yr Fixed
       777028888               0               0               0                  0      CCCCCCCCXXXC               20/30 yr Fixed
       777028924               0               0               0                  0      CCCCCCCCXXXC               20/30 yr Fixed
       777028942               0               0               0                  0      CCCCCCCCXXXX               7 yr ARMs
       777028979               0               0               0                  0      CCCCCCCCXXXX               20/30 yr Fixed
       777028989               0               0               0                  0      CCCCCCCCXXXX               20/30 yr Fixed
       777029007               0               0               0                  0      CCCCCCCCXXXC               20/30 yr Fixed
       777029082               0               0               0                  0      CCCCCCCCXXXC               20/30 yr Fixed
       777029110               0               0               0                  0      CCCCCCCCXXXX               20/30 yr Fixed
       777029183               0               0               0                  0      CCCCCCCCXXXC               20/30 yr Fixed
       777029204               0               0               0                  0      XXCCCCCCXXXX               20/30 yr Fixed
       777029210               0               0               0                  0      CCCCCCCCXXXC               20/30 yr Fixed
       777029320               0               0               0                  0      CCCCCCCCXXXC               20/30 yr Fixed
       777029383               0               0               0                  0      CCCCCCCCXXXC               20/30 yr Fixed
       777029420               0               0               0                  0      CCCCCCCCXXXC               20/30 yr Fixed
       777029431               0               0               0                  0      CCCCCCCCXXXX               20/30 yr Fixed
       777029449               0               0               0                  0      CCCCCCCCXXXX               5 yr ARMs
       777029455               0               0               0                  0      CCCCCCCCXXXX               20/30 yr Fixed
       777029589               0               0               0                  0      CCCCCCCCXXXX               20/30 yr Fixed
       777029659               0               0               0                  0      CCCCCCCCXXXX               20/30 yr Fixed
       777029734               0               0               0                  0      CCCCCCCCXXXX               20/30 yr Fixed
       777029774               0               0               0                  0      CCCCCCCCXXXC               20/30 yr Fixed
       777029776               0               0               0                  0      CCCCCCCCXXXC               20/30 yr Fixed
       777029777               0               0               0                  0      CCCCCCCCXXXC               20/30 yr Fixed
       777029799               0               0               0                  0      CCCCCCCCXXXC               20/30 yr Fixed
       777029815               0               0               0                  0      CCCCCCCCXXXC               20/30 yr Fixed
       777029931               0               0               0                  0      CCCCCCCCXXXC               20/30 yr Fixed
       777029950               0               0               0                  0      CCCCCCCCXXXX               20/30 yr Fixed
       777029979               0               0               0                  0      CCCCCCCCXXXC               20/30 yr Fixed
       777029981               0               0               0                  0      CCCCCCCCXXXC               20/30 yr Fixed
       777030042               0               0               0                  0      CCCCCCCCXXXX               20/30 yr Fixed
       777030211               0               0               0                  0      CCCCCCCCXXXX               20/30 yr Fixed
       777030263               0               0               0                  0      CCCCCCCCXXXC               20/30 yr Fixed
       777030286               0               0               0                  0      CCCCCCCCXXXC               20/30 yr Fixed
       777030296               0               0               0                  0      CCCCCCCCXXXC               20/30 yr Fixed
       777030324               0               0               0                  0      CCCCCCCCXXXC               20/30 yr Fixed
       777030335               0               0               0                  0      CCCCCCCCXXXX               20/30 yr Fixed
       777030414               0               0               0                  0      XCCCCCCCXXXX               5 yr ARMs
       777030515               0               0               0                  0      XXCCCCCCXXXX               20/30 yr Fixed
       777030637               0               0               0                  0      CCCCCCCCXXXC               20/30 yr Fixed
       777030643               0               0               0                  0      CCCCCCCCXXXC               20/30 yr Fixed
       777030846               0               0               0                  0      CCCCCCCCXXXX               20/30 yr Fixed
       777030944               0               0               0                  0      CCCCCCCCXXXX               20/30 yr Fixed
       777031066               0               0               0                  0      XXCCCCCCXXXX               20/30 yr Fixed
       777031118               0               0               0                  0      XCCCCCCCXXXX               20/30 yr Fixed
       777031127               0               0               0                  0      XXCCCCCCXXXX               20/30 yr Fixed
       777031148               1               0               0                  0      XCCCC1CCXXXX               5 yr ARMs
       777031374               1               0               0                  0      XXC1CCCCXXXX               20/30 yr Fixed
       777031379               0               0               0                  0      XXCCCCCCXXXX               20/30 yr Fixed
       777031569               0               0               0                  0      XXCCCCCCXXXX               20/30 yr Fixed
       777031602               1               0               0                  0      XCCCC1CCXXXX               7 yr ARMs
       777031677               0               0               0                  0      XCCCCCCCXXXX               5 yr ARMs
       777031683               0               0               0                  0      XXCCCCCCXXXX               20/30 yr Fixed
       777031704               0               0               0                  0      CCCCCCCCXXXX               20/30 yr Fixed
       777031705               0               0               0                  0      CCCCCCCCXXXX               20/30 yr Fixed
       777031766               0               0               0                  0      XCCCCCCCXXXX               20/30 yr Fixed
       777031783               0               0               0                  0      XCCCCCCCXXXX               7 yr ARMs
       777031836               0               0               0                  0      XXCCCCCCXXXX               2/3 yr ARMs
       777031906               0               0               0                  0      XXCCCCCCXXXX               5 yr ARMs
       777031978               0               0               0                  0      XXCCCCCCXXXX               5 yr ARMs
       777032001               0               0               0                  0      XCCCCCCCXXXX               20/30 yr Fixed
       777032047               0               0               0                  0      XCCCCCCCXXXX               20/30 yr Fixed
       777032061               1               0               0                  0      XC1CCCCCXXXX               20/30 yr Fixed
       777032109               0               0               0                  0      XXCCCCCCXXXX               20/30 yr Fixed
       777032158               0               0               0                  0      XXCCCCCCXXXX               20/30 yr Fixed
       777032182               0               0               0                  0      XCCCCCCCXXXX               20/30 yr Fixed
       777032185               0               0               0                  0      XCCCCCCCXXXX               20/30 yr Fixed
       777032311               0               0               0                  0      XXCCCCCCXXXX               5 yr ARMs
       777032372               0               0               0                  0      XXCCCCCCXXXX               5 yr ARMs
       777032373               0               0               0                  0      XXCCCCCCXXXX               5 yr ARMs
       777032448               0               0               0                  0      XXCCCCCCXXXX               20/30 yr Fixed
       777032451               0               0               0                  0      XXCCCCCCXXXX               5 yr ARMs
       777032459               0               0               0                  0      XXCCCCCCXXXX               20/30 yr Fixed
       777032614               0               0               0                  0      XXCCCCCCXXXX               5 yr ARMs
       777032632               0               0               0                  0      XXCCCCCCXXXX               20/30 yr Fixed
       777032637               0               0               0                  0      XXCCCCCCXXXX               20/30 yr Fixed
       777032699               0               0               0                  0      XXCCCCCCXXXX               20/30 yr Fixed
       777032712               0               0               0                  0      XCCCCCCCXXXX               20/30 yr Fixed
       777032734               0               0               0                  0      XXCCCCCCXXXX               2/3 yr ARMs
       777032756               0               0               0                  0      XXCCCCCCXXXX               20/30 yr Fixed
       777032767               0               0               0                  0      XXCCCCCCXXXX               5 yr ARMs
       777032790               1               0               0                  0      XXCCC1CCXXXX               20/30 yr Fixed
       777032859               0               0               0                  0      XXCCCCCCXXXX               40 yr Fixed
       777032875               0               0               0                  0      XXCCCCCCXXXX               20/30 yr Fixed
       777032886               0               0               0                  0      XXCCCCCCXXXX               20/30 yr Fixed
       777032887               0               0               0                  0      XXCCCCCCXXXX               40 yr Fixed
       777032914               0               0               0                  0      XXCCCCCCXXXX               20/30 yr Fixed
       777032945               0               0               0                  0      XCCCCCCCXXXX               20/30 yr Fixed
       777033051               0               0               0                  0      XXCCCCCCXXXX               2/3 yr ARMs
       777033075               0               0               0                  0      XXCCCCCCXXXX               20/30 yr Fixed
       777033293               0               0               0                  0      XXCCCCCCXXXX               20/30 yr Fixed
       777033294               1               0               0                  0      XXCCCC1CXXXX               2/3 yr ARMs
       777033302               0               0               0                  0      XXCCCCCCXXXX               5 yr ARMs
       777033303               0               0               0                  0      XXCCCCCCXXXX               20/30 yr Fixed
       777033312               0               0               0                  0      XXCCCCCCXXXX               20/30 yr Fixed
       777033353               0               0               0                  0      XXCCCCCCXXXX               20/30 yr Fixed
       777033357               0               0               0                  0      XXCCCCCCXXXX               20/30 yr Fixed
       777033367               0               0               0                  0      XXCCCCCCXXXX               20/30 yr Fixed
       777033463               0               0               0                  0      XXCCCCCCXXXX               2/3 yr ARMs
       777033513               0               0               0                  0      XXCCCCCCXXXX               20/30 yr Fixed
       777033559               0               0               0                  0      XXCCCCCCXXXX               20/30 yr Fixed
       777033569               0               0               0                  0      XXCCCCCCXXXX               20/30 yr Fixed
       777033613               0               0               0                  0      XXCCCCCCXXXX               5 yr ARMs
       777033633               0               0               0                  0      XXCCCCCCXXXX               20/30 yr Fixed
       777033634               0               0               0                  0      XXCCCCCCXXXX               20/30 yr Fixed
       777033661               0               0               0                  0      XXCCCCCCXXXX               20/30 yr Fixed
       777033665               0               0               0                  0      XXCCCCCCXXXX               20/30 yr Fixed
       777033688               1               0               0                  0      XXCCC1CCXXXX               7 yr ARMs
       777033703               0               0               0                  0      XXCCCCCCXXXX               20/30 yr Fixed
       777033797               1               0               0                  0      XXXCC1CCXXXX               5 yr ARMs
       777033923               0               0               0                  0      XXXCCCCCXXXX               40 yr Fixed
       777033927               0               0               0                  0      XXXCCCCCXXXX               40 yr Fixed
       777033998               0               0               0                  0      XXCCCCCCXXXX               20/30 yr Fixed
       777034066               0               0               0                  0      XXCCCCCCXXXX               20/30 yr Fixed
       777034134               0               0               0                  0      XXXCCCCCXXXX               5 yr ARMs
       777034137               1               0               0                  0      XXXCC1CCXXXX               5 yr ARMs
       777034177               1               0               0                  0      XXCCC1CCXXXX               7 yr ARMs
       777034246               0               0               0                  0      XXCCCCCCXXXX               20/30 yr Fixed
       777034318               0               0               0                  0      XXXCCCCCXXXX               5 yr ARMs
       777034336               0               0               0                  0      XXCCCCCCXXXX               20/30 yr Fixed
       777034338               1               0               0                  0      XXXCC1CCXXXX               20/30 yr Fixed
       777034365               0               0               0                  0      XXXCCCCCXXXX               40 yr Fixed
       777034371               1               0               0                  0      XXCC1CCCXXXX               20/30 yr Fixed
       777034378               0               0               0                  0      XXCCCCCCXXXX               40 yr Fixed
       777034387               0               0               0                  0      XXXCCCCCXXXX               20/30 yr Fixed
       777034427               0               0               0                  0      XXXCCCCCXXXX               40 yr Fixed
       777034429               1               0               0                  0      XXCCC1CCXXXX               20/30 yr Fixed
       777034739               0               0               0                  0      XXXCCCCCXXXX               40 yr Fixed
       777034983               0               0               0                  0      XXXXCCCCXXXX               2/3 yr ARMs
       777035007               0               0               0                  0      XXXCCCCCXXXX               40 yr Fixed
       777035170               0               0               0                  0      XXXXXXXCXXXX               20/30 yr Fixed
       777035245               0               0               0                  0      XXXXXCCCXXXX               20/30 yr Fixed
       777035278               0               0               0                  0      XXXXCCCCXXXX               40 yr Fixed
       777035300               0               0               0                  0      XXXXCCCCXXXX               40 yr Fixed
       777035335               0               0               0                  0      XXXXXCCCXXXX               40 yr Fixed
       777035428               0               0               0                  0      XXXXCCCCXXXX               40 yr Fixed
       777035496               0               0               0                  0      XXXXXCCCXXXX               5 yr ARMs
       777035617               0               0               0                  0      XXXXXXCCXXXX               5 yr ARMs
       777035624               0               0               0                  0      XXXXXXXCXXXX               20/30 yr Fixed
       777035710               1               0               0                  0      XXXXC1CCXXXX               20/30 yr Fixed
       777035723               0               0               0                  0      XXXXXCCCXXXX               5 yr ARMs
       777035760               0               0               0                  0      XXXXXCCCXXXX               20/30 yr Fixed
       777035762               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       777035786               0               0               0                  0      XXXXXCCCXXXX               20/30 yr Fixed
       777035933               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       777035949               0               0               0                  0      XXXXXCCCXXXX               20/30 yr Fixed
       777035988               0               0               0                  0                                 5 yr ARMs
       777035997               0               0               0                  0                                 40 yr Fixed
       777035998               0               0               0                  0      XXXXXCCCXXXX               40 yr Fixed
       777036128               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       777036313               0               0               0                  0      XXXXXXCCXXXX               5 yr ARMs
       777036315               0               0               0                  0                                 5 yr ARMs
       777036329               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       777036349               0               0               0                  0      XXXXCCCCXXXX               20/30 yr Fixed
       777036369               0               0               0                  0      XXXXCCCCXXXX               40 yr Fixed
       777036443               0               0               0                  0      XXXXXCCCXXXX               40 yr Fixed
       777036459               0               0               0                  0      XXXXXXCCXXXX               5 yr ARMs
       777036524               0               0               0                  0      XXXXXCCCXXXX               40 yr Fixed
       777036527               0               0               0                  0                                 5 yr ARMs
       777036579               0               0               0                  0      XXXXXCCCXXXX               20/30 yr Fixed
       777036689               0               0               0                  0      XXXXXXCCXXXX               5 yr ARMs
       777036692               0               0               0                  0      XXXXXXXCXXXX               5 yr ARMs
       777036817               0               0               0                  0      XXXXXXCCXXXX               40 yr Fixed
       777036834               0               0               0                  0      XXXXXXCCXXXX               40 yr Fixed
       777036845               0               0               0                  0      XXXXXXCCXXXX               40 yr Fixed
       777036887               0               0               0                  0      XXXXXXCCXXXX               5 yr ARMs
       777036906               0               0               0                  0      XXXXCCCCXXXX               20/30 yr Fixed
       777036959               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       777036960               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       777036981               0               0               0                  0      XXXXXXCCXXXX               5 yr ARMs
       777037017               0               0               0                  0      XXXXXCCCXXXX               20/30 yr Fixed
       777037023               0               0               0                  0      XXXXXCCCXXXX               20/30 yr Fixed
       777037059               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       777037063               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       777037087               0               0               0                  0      XXXXXCCCXXXX               5 yr ARMs
       777037098               0               0               0                  0                                 5 yr ARMs
       777037153               0               0               0                  0      XXXXXXCCXXXX               5 yr ARMs
       777037155               0               0               0                  0      XXXXXXCCXXXX               5 yr ARMs
       777037186               0               0               0                  0      XXXXXCCCXXXX               20/30 yr Fixed
       777037187               0               0               0                  0      XXXXXCCCXXXX               20/30 yr Fixed
       777037209               0               0               0                  0      XXXXXCCCXXXX               20/30 yr Fixed
       777037225               0               0               0                  0      XXXXXCCCXXXX               20/30 yr Fixed
       777037237               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       777037276               0               0               0                  0      XXXXXCCCXXXX               20/30 yr Fixed
       777037277               0               0               0                  0      XXXXXCCCXXXX               20/30 yr Fixed
       777037278               0               0               0                  0      XXXXXCCCXXXX               20/30 yr Fixed
       777037283               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       777037299               0               0               0                  0      XXXXXCCCXXXX               2/3 yr ARMs
       777037303               0               0               0                  0      XXXXXXCCXXXX               7 yr ARMs
       777037383               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       777037389               0               0               0                  0      XXXXXXCCXXXX               5 yr ARMs
       777037399               0               0               0                  0      XXXXXXXCXXXX               40 yr Fixed
       777037433               0               0               0                  0      XXXXXXCCXXXX               5 yr ARMs
       777037445               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       777037471               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       777037473               0               0               0                  0      XXXXXXCCXXXX               5 yr ARMs
       777037563               0               0               0                  0      XXXXXXCCXXXX               7 yr ARMs
       777037566               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       777037583               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       777037636               0               0               0                  0      XXXXXXXCXXXX               20/30 yr Fixed
       777037637               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       777037640               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       777037643               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       777037665               0               0               0                  0                                 20/30 yr Fixed
       777037670               0               0               0                  0      XXXXXCCCXXXX               2/3 yr ARMs
       777037677               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       777037717               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       777037727               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       777037770               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       777037795               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       777037811               0               0               0                  0      XXXXXCCCXXXX               20/30 yr Fixed
       777037814               0               0               0                  0      XXXXXXXCXXXX               20/30 yr Fixed
       777037840               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       777037846               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       777037864               0               0               0                  0      XXXXXCCCXXXX               20/30 yr Fixed
       777037866               0               0               0                  0      XXXXXCCCXXXX               20/30 yr Fixed
       777037875               0               0               0                  0      XXXXXXCCXXXX               5 yr ARMs
       777037891               0               0               0                  0      XXXXXXXCXXXX               20/30 yr Fixed
       777037895               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       777037929               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       777037940               0               0               0                  0      XXXXXCCCXXXX               20/30 yr Fixed
       777037945               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       777037954               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       777037986               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       777037991               0               0               0                  0      XXXXXXXCXXXX               20/30 yr Fixed
       777038024               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       777038029               0               0               0                  0      XXXXXXCCXXXX               7 yr ARMs
       777038040               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       777038041               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       777038055               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       777038064               0               0               0                  0      XXXXXCCCXXXX               5 yr ARMs
       777038075               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       777038079               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       777038091               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       777038103               0               0               0                  0                                 20/30 yr Fixed
       777038107               0               0               0                  0      XXXXXCCCXXXX               5 yr ARMs
       777038143               0               0               0                  0      XXXXXXXCXXXX               2/3 yr ARMs
       777038147               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       777038162               0               0               0                  0      XXXXXXXCXXXX               20/30 yr Fixed
       777038175               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       777038181               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       777038182               0               0               0                  0      XXXXXXXCXXXX               5 yr ARMs
       777038185               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       777038191               0               0               0                  0      XXXXXCCCXXXX               5 yr ARMs
       777038198               0               0               0                  0      XXXXXXXCXXXX               20/30 yr Fixed
       777038199               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       777038204               0               0               0                  0      XXXXXXXCXXXX               20/30 yr Fixed
       777038206               0               0               0                  0      XXXXXXCCXXXX               5 yr ARMs
       777038227               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       777038229               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       777038235               0               0               0                  0      XXXXXXCCXXXX               2/3 yr ARMs
       777038239               0               0               0                  0      XXXXXXCCXXXX               5 yr ARMs
       777038255               0               0               0                  0      XXXXXXXCXXXX               20/30 yr Fixed
       777038256               0               0               0                  0      XXXXXCCCXXXX               20/30 yr Fixed
       777038264               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       777038270               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       777038289               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       777038312               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       777038331               0               0               0                  0      XXXXXXCCXXXX               5 yr ARMs
       777038332               0               0               0                  0      XXXXXXCCXXXX               2/3 yr ARMs
       777038335               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       777038349               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       777038359               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       777038362               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       777038363               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       777038367               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       777038375               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       777038377               0               0               0                  0      XXXXXXCCXXXX               40 yr Fixed
       777038378               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       777038382               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       777038383               0               0               0                  0      XXXXXCCCXXXX               7 yr ARMs
       777038401               0               0               0                  0      XXXXXXXCXXXX               20/30 yr Fixed
       777038417               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       777038420               0               0               0                  0      XXXXXXCCXXXX               2/3 yr ARMs
       777038423               0               0               0                  0      XXXXXCCCXXXX               5 yr ARMs
       777038425               0               0               0                  0      XXXXXXCCXXXX               5 yr ARMs
       777038435               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       777038462               0               0               0                  0      XXXXXCCCXXXX               20/30 yr Fixed
       777038466               0               0               0                  0      XXXXXXCCXXXX               5 yr ARMs
       777038500               0               0               0                  0      XXXXXXXCXXXX               2/3 yr ARMs
       777038502               0               0               0                  0      XXXXXCCCXXXX               7 yr ARMs
       777038505               0               0               0                  0      XXXXXXXCXXXX               7 yr ARMs
       777038526               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       777038540               0               0               0                  0      XXXXXCCCXXXX               20/30 yr Fixed
       777038542               0               0               0                  0      XXXXXCCCXXXX               20/30 yr Fixed
       777038543               0               0               0                  0      XXXXXXCCXXXX               2/3 yr ARMs
       777038557               0               0               0                  0      XXXXXCCCXXXX               20/30 yr Fixed
       777038558               0               0               0                  0      XXXXXCCCXXXX               20/30 yr Fixed
       777038564               0               0               0                  0      XXXXXXCCXXXX               5 yr ARMs
       777038589               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       777038592               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       777038599               0               0               0                  0      XXXXXXCCXXXX               40 yr Fixed
       777038604               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       777038610               0               0               0                  0                                 20/30 yr Fixed
       777038630               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       777038634               0               0               0                  0      XXXXXXXCXXXX               20/30 yr Fixed
       777038637               0               0               0                  0      XXXXXXXCXXXX               5 yr ARMs
       777038644               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       777038649               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       777038659               0               0               0                  0      XXXXXXXCXXXX               20/30 yr Fixed
       777038676               0               0               0                  0      XXXXXXCCXXXX               5 yr ARMs
       777038687               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       777038694               0               0               0                  0      XXXXXXXCXXXX               5 yr ARMs
       777038701               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       777038709               0               0               0                  0      XXXXXXCCXXXX               5 yr ARMs
       777038710               0               0               0                  0      XXXXXXXCXXXX               20/30 yr Fixed
       777038728               0               0               0                  0      XXXXXXXCXXXX               20/30 yr Fixed
       777038729               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       777038749               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       777038769               0               0               0                  0      XXXXXXCCXXXX               7 yr ARMs
       777038784               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       777038791               0               0               0                  0      XXXXXXCCXXXX               2/3 yr ARMs
       777038804               0               0               0                  0      XXXXXXXCXXXX               20/30 yr Fixed
       777038805               0               0               0                  0      XXXXXXXCXXXX               20/30 yr Fixed
       777038814               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       777038821               0               0               0                  0      XXXXXXXCXXXX               20/30 yr Fixed
       777038825               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       777038831               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       777038834               0               0               0                  0      XXXXXXXCXXXX               20/30 yr Fixed
       777038842               0               0               0                  0      XXXXXXCCXXXX               5 yr ARMs
       777038852               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       777038855               0               0               0                  0      XXXXXCCCXXXX               20/30 yr Fixed
       777038877               0               0               0                  0      XXXXXXXCXXXX               20/30 yr Fixed
       777038882               0               0               0                  0      XXXXXXXCXXXX               20/30 yr Fixed
       777038891               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       777038919               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       777038933               0               0               0                  0      XXXXXXCCXXXX               5 yr ARMs
       777038953               0               0               0                  0      XXXXXXXCXXXX               20/30 yr Fixed
       777038960               0               0               0                  0      XXXXXXCCXXXX               5 yr ARMs
       777038962               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       777038965               0               0               0                  0      XXXXXXCCXXXX               5 yr ARMs
       777038966               0               0               0                  0      XXXXXXCCXXXX               5 yr ARMs
       777038967               0               0               0                  0      XXXXXXXCXXXX               20/30 yr Fixed
       777038969               0               0               0                  0      XXXXXXXCXXXX               5 yr ARMs
       777038979               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       777038984               0               0               0                  0      XXXXXXXCXXXX               2/3 yr ARMs
       777039004               0               0               0                  0      XXXXXXXCXXXX               20/30 yr Fixed
       777039016               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       777039023               0               0               0                  0      XXXXXXCCXXXX               5 yr ARMs
       777039027               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       777039034               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       777039041               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       777039046               0               0               0                  0      XXXXXXXCXXXX               5 yr ARMs
       777039049               0               0               0                  0      XXXXXXCCXXXX               40 yr Fixed
       777039056               0               0               0                  0      XXXXXXXCXXXX               5 yr ARMs
       777039060               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       777039066               0               0               0                  0      XXXXXXCCXXXX               5 yr ARMs
       777039068               0               0               0                  0      XXXXXXXCXXXX               20/30 yr Fixed
       777039069               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       777039099               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       777039112               0               0               0                  0      XXXXXXCCXXXX               5 yr ARMs
       777039119               0               0               0                  0      XXXXXXCCXXXX               40 yr Fixed
       777039123               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       777039124               0               0               0                  0      XXXXXXXCXXXX               20/30 yr Fixed
       777039125               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       777039143               0               0               0                  0      XXXXXXCCXXXX               5 yr ARMs
       777039144               0               0               0                  0      XXXXXXCCXXXX               5 yr ARMs
       777039146               0               0               0                  0      XXXXXXCCXXXX               2/3 yr ARMs
       777039167               0               0               0                  0      XXXXXXCCXXXX               5 yr ARMs
       777039191               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       777039195               0               0               0                  0      XXXXXXXXXXXX               20/30 yr Fixed
       777039197               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       777039205               0               0               0                  0      XXXXXXCCXXXX               2/3 yr ARMs
       777039218               0               0               0                  0      XXXXXXXCXXXX               20/30 yr Fixed
       777039221               0               0               0                  0      XXXXXXXCXXXX               5 yr ARMs
       777039260               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       777039274               0               0               0                  0      XXXXXXXCXXXX               20/30 yr Fixed
       777039275               0               0               0                  0      XXXXXXXCXXXX               20/30 yr Fixed
       777039278               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       777039281               0               0               0                  0      XXXXXXXCXXXX               20/30 yr Fixed
       777039295               0               0               0                  0      XXXXXXXCXXXX               20/30 yr Fixed
       777039303               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       777039313               0               0               0                  0      XXXXXXXCXXXX               20/30 yr Fixed
       777039314               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       777039315               0               0               0                  0      XXXXXXXCXXXX               7 yr ARMs
       777039316               0               0               0                  0      XXXXXXXCXXXX               2/3 yr ARMs
       777039319               0               0               0                  0      XXXXXXXCXXXX               20/30 yr Fixed
       777039323               0               0               0                  0      XXXXXXCCXXXX               5 yr ARMs
       777039329               0               0               0                  0      XXXXXXXCXXXX               20/30 yr Fixed
       777039333               0               0               0                  0      XXXXXXXCXXXX               5 yr ARMs
       777039336               0               0               0                  0      XXXXXXXCXXXX               20/30 yr Fixed
       777039338               0               0               0                  0      XXXXXXXCXXXX               20/30 yr Fixed
       777039339               0               0               0                  0      XXXXXXXCXXXX               20/30 yr Fixed
       777039345               0               0               0                  0      XXXXXXCCXXXX               5 yr ARMs
       777039349               0               0               0                  0      XXXXXXCCXXXX               2/3 yr ARMs
       777039359               0               0               0                  0      XXXXXXXCXXXX               20/30 yr Fixed
       777039364               0               0               0                  0      XXXXXXXCXXXX               20/30 yr Fixed
       777039366               0               0               0                  0      XXXXXXXCXXXX               5 yr ARMs
       777039371               0               0               0                  0      XXXXXXXCXXXX               7 yr ARMs
       777039388               0               0               0                  0      XXXXXXCCXXXX               5 yr ARMs
       777039395               0               0               0                  0      XXXXXXCCXXXX               5 yr ARMs
       777039396               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       777039410               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       777039419               0               0               0                  0      XXXXXXXCXXXX               20/30 yr Fixed
       777039420               0               0               0                  0      XXXXXXXCXXXX               5 yr ARMs
       777039426               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       777039430               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       777039434               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       777039439               0               0               0                  0      XXXXXXXCXXXX               20/30 yr Fixed
       777039446               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       777039455               0               0               0                  0      XXXXXXXCXXXX               20/30 yr Fixed
       777039457               0               0               0                  0      XXXXXXCCXXXX               5 yr ARMs
       777039458               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       777039489               0               0               0                  0      XXXXXXXCXXXX               20/30 yr Fixed
       777039491               0               0               0                  0      XXXXXXXCXXXX               20/30 yr Fixed
       777039494               0               0               0                  0      XXXXXXXCXXXX               5 yr ARMs
       777039503               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       777039521               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       777039524               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       777039536               0               0               0                  0      XXXXXXCCXXXX               5 yr ARMs
       777039542               0               0               0                  0      XXXXXXCCXXXX               5 yr ARMs
       777039547               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       777039550               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       777039551               0               0               0                  0      XXXXXXXCXXXX               20/30 yr Fixed
       777039552               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       777039553               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       777039562               0               0               0                  0      XXXXXXXCXXXX               20/30 yr Fixed
       777039586               0               0               0                  0      XXXXXXXCXXXX               20/30 yr Fixed
       777039593               0               0               0                  0      XXXXXXCCXXXX               2/3 yr ARMs
       777039604               0               0               0                  0      XXXXXXXCXXXX               20/30 yr Fixed
       777039607               0               0               0                  0      XXXXXXXCXXXX               20/30 yr Fixed
       777039611               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       777039615               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       777039622               0               0               0                  0      XXXXXXXCXXXX               7 yr ARMs
       777039623               0               0               0                  0      XXXXXXCCXXXX               5 yr ARMs
       777039625               0               0               0                  0      XXXXXXCCXXXX               5 yr ARMs
       777039637               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       777039646               0               0               0                  0      XXXXXXXCXXXX               7 yr ARMs
       777039660               0               0               0                  0      XXXXXXXCXXXX               2/3 yr ARMs
       777039663               0               0               0                  0      XXXXXXXCXXXX               2/3 yr ARMs
       777039675               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       777039685               0               0               0                  0      XXXXXXCCXXXX               2/3 yr ARMs
       777039699               0               0               0                  0      XXXXXXXCXXXX               5 yr ARMs
       777039703               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       777039704               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       777039714               0               0               0                  0      XXXXXXCCXXXX               5 yr ARMs
       777039718               0               0               0                  0                                 20/30 yr Fixed
       777039720               0               0               0                  0      XXXXXXXCXXXX               5 yr ARMs
       777039763               0               0               0                  0      XXXXXXCCXXXX               5 yr ARMs
       777039769               0               0               0                  0      XXXXXXXCXXXX               5 yr ARMs
       777039770               0               0               0                  0      XXXXXXXCXXXX               5 yr ARMs
       777039775               0               0               0                  0      XXXXXXCCXXXX               5 yr ARMs
       777039780               0               0               0                  0      XXXXXXCCXXXX               7 yr ARMs
       777039782               0               0               0                  0      XXXXXXXCXXXX               5 yr ARMs
       777039784               0               0               0                  0      XXXXXXXCXXXX               20/30 yr Fixed
       777039790               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       777039803               0               0               0                  0      XXXXXXXCXXXX               20/30 yr Fixed
       777039805               0               0               0                  0                                 2/3 yr ARMs
       777039823               0               0               0                  0      XXXXXXCCXXXX               5 yr ARMs
       777039833               0               0               0                  0      XXXXXXXCXXXX               20/30 yr Fixed
       777039838               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       777039851               0               0               0                  0      XXXXXXCCXXXX               2/3 yr ARMs
       777039859               0               0               0                  0      XXXXXXCCXXXX               5 yr ARMs
       777039861               0               0               0                  0      XXXXXXXCXXXX               5 yr ARMs
       777039862               0               0               0                  0      XXXXXXXCXXXX               20/30 yr Fixed
       777039865               0               0               0                  0      XXXXXXXCXXXX               20/30 yr Fixed
       777039869               0               0               0                  0      XXXXXXXCXXXX               20/30 yr Fixed
       777039873               0               0               0                  0      XXXXXXXCXXXX               20/30 yr Fixed
       777039875               0               0               0                  0      XXXXXXXCXXXX               20/30 yr Fixed
       777039881               0               0               0                  0      XXXXXXXCXXXX               20/30 yr Fixed
       777039882               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       777039883               0               0               0                  0      XXXXXXXCXXXX               5 yr ARMs
       777039889               0               0               0                  0      XXXXXXXCXXXX               5 yr ARMs
       777039896               0               0               0                  0      XXXXXXXCXXXX               5 yr ARMs
       777039898               0               0               0                  0      XXXXXXXCXXXX               20/30 yr Fixed
       777039899               0               0               0                  0      XXXXXXXCXXXX               20/30 yr Fixed
       777039907               0               0               0                  0      XXXXXXXCXXXX               20/30 yr Fixed
       777039919               0               0               0                  0      XXXXXXXCXXXX               20/30 yr Fixed
       777039925               0               0               0                  0      XXXXXXXCXXXX               5 yr ARMs
       777039927               0               0               0                  0      XXXXXXXCXXXX               20/30 yr Fixed
       777039932               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       777039944               0               0               0                  0      XXXXXXXCXXXX               20/30 yr Fixed
       777039952               0               0               0                  0      XXXXXXXCXXXX               20/30 yr Fixed
       777039956               0               0               0                  0      XXXXXXXCXXXX               2/3 yr ARMs
       777039969               0               0               0                  0      XXXXXXXCXXXX               2/3 yr ARMs
       777039986               0               0               0                  0      XXXXXXCCXXXX               5 yr ARMs
       777039995               0               0               0                  0      XXXXXXXCXXXX               7 yr ARMs
       777040009               0               0               0                  0      XXXXXXCCXXXX               5 yr ARMs
       777040010               0               0               0                  0      XXXXXXXCXXXX               7 yr ARMs
       777040011               0               0               0                  0      XXXXXXXCXXXX               7 yr ARMs
       777040024               0               0               0                  0                                 20/30 yr Fixed
       777040028               0               0               0                  0      XXXXXXXCXXXX               5 yr ARMs
       777040033               0               0               0                  0      XXXXXXCCXXXX               5 yr ARMs
       777040037               0               0               0                  0      XXXXXXXCXXXX               20/30 yr Fixed
       777040044               0               0               0                  0      XXXXXXXCXXXX               5 yr ARMs
       777040046               0               0               0                  0      XXXXXXXCXXXX               20/30 yr Fixed
       777040047               0               0               0                  0      XXXXXXXCXXXX               40 yr Fixed
       777040051               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       777040054               0               0               0                  0      XXXXXXXCXXXX               20/30 yr Fixed
       777040059               0               0               0                  0      XXXXXXCCXXXX               5 yr ARMs
       777040073               0               0               0                  0      XXXXXXXCXXXX               20/30 yr Fixed
       777040074               0               0               0                  0      XXXXXXXCXXXX               20/30 yr Fixed
       777040082               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       777040083               0               0               0                  0      XXXXXXXCXXXX               5 yr ARMs
       777040090               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       777040092               0               0               0                  0      XXXXXXXCXXXX               20/30 yr Fixed
       777040097               0               0               0                  0      XXXXXXXCXXXX               2/3 yr ARMs
       777040102               0               0               0                  0      XXXXXXXCXXXX               20/30 yr Fixed
       777040103               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       777040105               0               0               0                  0      XXXXXXCCXXXX               7 yr ARMs
       777040118               0               0               0                  0      XXXXXXCCXXXX               5 yr ARMs
       777040123               0               0               0                  0      XXXXXXCCXXXX               5 yr ARMs
       777040126               0               0               0                  0      XXXXXXXCXXXX               20/30 yr Fixed
       777040133               0               0               0                  0      XXXXXXXCXXXX               2/3 yr ARMs
       777040135               0               0               0                  0      XXXXXXXCXXXX               5 yr ARMs
       777040137               0               0               0                  0      XXXXXXXCXXXX               5 yr ARMs
       777040138               0               0               0                  0      XXXXXXXCXXXX               20/30 yr Fixed
       777040139               0               0               0                  0      XXXXXXXCXXXX               5 yr ARMs
       777040145               0               0               0                  0      XXXXXXXCXXXX               2/3 yr ARMs
       777040146               0               0               0                  0      XXXXXXXCXXXX               20/30 yr Fixed
       777040147               0               0               0                  0      XXXXXXXCXXXX               5 yr ARMs
       777040152               0               0               0                  0      XXXXXXXCXXXX               5 yr ARMs
       777040158               0               0               0                  0      XXXXXXXCXXXX               5 yr ARMs
       777040161               0               0               0                  0      XXXXXXXCXXXX               20/30 yr Fixed
       777040169               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       777040174               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       777040178               0               0               0                  0      XXXXXXXCXXXX               5 yr ARMs
       777040191               0               0               0                  0      XXXXXXXCXXXX               5 yr ARMs
       777040196               0               0               0                  0      XXXXXXXCXXXX               20/30 yr Fixed
       777040200               0               0               0                  0      XXXXXXXCXXXX               7 yr ARMs
       777040201               0               0               0                  0      XXXXXXXCXXXX               20/30 yr Fixed
       777040202               0               0               0                  0      XXXXXXXCXXXX               2/3 yr ARMs
       777040205               0               0               0                  0      XXXXXXXCXXXX               20/30 yr Fixed
       777040222               0               0               0                  0      XXXXXXCCXXXX               20/30 yr Fixed
       777040229               0               0               0                  0      XXXXXXXCXXXX               20/30 yr Fixed
       777040240               0               0               0                  0      XXXXXXXCXXXX               5 yr ARMs
       777040241               0               0               0                  0      XXXXXXXCXXXX               2/3 yr ARMs
       777040261               0               0               0                  0      XXXXXXXCXXXX               20/30 yr Fixed
       777040269               0               0               0                  0      XXXXXXXCXXXX               20/30 yr Fixed
       777040278               0               0               0                  0      XXXXXXXCXXXX               20/30 yr Fixed
       777040297               0               0               0                  0      XXXXXXXCXXXX               20/30 yr Fixed
       777040299               0               0               0                  0      XXXXXXXCXXXX               5 yr ARMs
       777040352               0               0               0                  0      XXXXXXXCXXXX               7 yr ARMs
       777040354               0               0               0                  0      XXXXXXXCXXXX               20/30 yr Fixed
       777040356               0               0               0                  0      XXXXXXXCXXXX               2/3 yr ARMs
       777040357               0               0               0                  0      XXXXXXXCXXXX               5 yr ARMs
       777040365               0               0               0                  0      XXXXXXCCXXXX               5 yr ARMs
       777040370               0               0               0                  0      XXXXXXXCXXXX               20/30 yr Fixed
       777040394               0               0               0                  0      XXXXXXXCXXXX               5 yr ARMs
       777040398               0               0               0                  0      XXXXXXXCXXXX               5 yr ARMs
       777040399               0               0               0                  0      XXXXXXXCXXXX               20/30 yr Fixed
       777040406               0               0               0                  0      XXXXXXXCXXXX               20/30 yr Fixed
       777040407               0               0               0                  0      XXXXXXXCXXXX               20/30 yr Fixed
       777040413               0               0               0                  0      XXXXXXXCXXXX               5 yr ARMs
       777040429               0               0               0                  0      XXXXXXXCXXXX               20/30 yr Fixed
       777040430               0               0               0                  0      XXXXXXXCXXXX               7 yr ARMs
       777040434               0               0               0                  0      XXXXXXXCXXXX               2/3 yr ARMs
       777040443               0               0               0                  0      XXXXXXXCXXXX               20/30 yr Fixed
       777040448               0               0               0                  0      XXXXXXXCXXXX               5 yr ARMs
       777040449               0               0               0                  0      XXXXXXXCXXXX               7 yr ARMs
       777040478               0               0               0                  0      XXXXXXXCXXXX               5 yr ARMs
       777040482               0               0               0                  0      XXXXXXXCXXXX               2/3 yr ARMs
       777040484               0               0               0                  0      XXXXXXXCXXXX               5 yr ARMs
       777040485               0               0               0                  0      XXXXXXXCXXXX               20/30 yr Fixed
       777040487               0               0               0                  0      XXXXXXXCXXXX               2/3 yr ARMs
       777040551               0               0               0                  0      XXXXXXXCXXXX               5 yr ARMs
       777040554               0               0               0                  0      XXXXXXXCXXXX               5 yr ARMs
       777040557               0               0               0                  0      XXXXXXXXXXXX               20/30 yr Fixed
       777040577               0               0               0                  0      XXXXXXXCXXXX               5 yr ARMs
       777040578               0               0               0                  0      XXXXXXXCXXXX               5 yr ARMs
       777040593               0               0               0                  0      XXXXXXXCXXXX               5 yr ARMs
       777040596               0               0               0                  0      XXXXXXXCXXXX               5 yr ARMs
       777040603               0               0               0                  0      XXXXXXXCXXXX               5 yr ARMs
       777040635               0               0               0                  0      XXXXXXXCXXXX               5 yr ARMs
       777040639               0               0               0                  0      XXXXXXXCXXXX               7 yr ARMs
       777040643               0               0               0                  0      XXXXXXXCXXXX               5 yr ARMs
       777040649               0               0               0                  0      XXXXXXXCXXXX               5 yr ARMs
       777040658               0               0               0                  0      XXXXXXXCXXXX               20/30 yr Fixed
       777040662               0               0               0                  0      XXXXXXXCXXXX               20/30 yr Fixed
       777040663               0               0               0                  0      XXXXXXXCXXXX               40 yr Fixed
       777040671               0               0               0                  0                                 5 yr ARMs
       777040676               0               0               0                  0      XXXXXXXCXXXX               5 yr ARMs
       777040677               0               0               0                  0      XXXXXXXCXXXX               20/30 yr Fixed
       777040693               0               0               0                  0      XXXXXXXCXXXX               5 yr ARMs
       777040694               0               0               0                  0      XXXXXXXCXXXX               20/30 yr Fixed
       777040705               0               0               0                  0      XXXXXXXCXXXX               20/30 yr Fixed
       777040708               0               0               0                  0      XXXXXXXCXXXX               20/30 yr Fixed
       777040723               0               0               0                  0      XXXXXXXCXXXX               20/30 yr Fixed
       777040752               0               0               0                  0      XXXXXXXCXXXX               20/30 yr Fixed
       777040753               0               0               0                  0      XXXXXXXCXXXX               20/30 yr Fixed
       777040761               0               0               0                  0      XXXXXXXCXXXX               20/30 yr Fixed
       777040767               0               0               0                  0      XXXXXXXCXXXX               20/30 yr Fixed
       777040776               0               0               0                  0      XXXXXXXCXXXX               5 yr ARMs
       777040779               0               0               0                  0      XXXXXXXCXXXX               5 yr ARMs
       777040790               0               0               0                  0                                 2/3 yr ARMs
       777040819               0               0               0                  0                                 5 yr ARMs
       777040820               0               0               0                  0                                 5 yr ARMs
       777040843               0               0               0                  0                                 5 yr ARMs
       777040918               0               0               0                  0                                 5 yr ARMs
       777041008               0               0               0                  0      XXXXXXXXXXXX               20/30 yr Fixed

UBS Loan ID           Hard-Soft Prepay
-------------------------------------------
       334405839      No Prepay
       334532900      No Prepay
       334532908      No Prepay
       334532949      24 - UNKNOWN
       334655990      12 - HARD
       334659518      36 - HARD
       334659541      12 - HARD
       334688853      36 - BOTH
       334720548      No Prepay
       334720549      No Prepay
       334738020      24 - HARD
       334738165      24 - HARD
       334740598      24 - UNKNOWN
       334740620      No Prepay
       334756494      36 - UNKNOWN
       334756551      36 - UNKNOWN
       334921808      36 - UNKNOWN
       335664299      No Prepay
       335664300      No Prepay
       335664305      No Prepay
       335664316      No Prepay
       335664354      No Prepay
       335664362      No Prepay
       335664376      No Prepay
       335664377      No Prepay
       335664379      No Prepay
       335664387      No Prepay
       335664390      No Prepay
       335664393      No Prepay
       335736334      No Prepay
       335736335      No Prepay
       335736339      No Prepay
       335736340      No Prepay
       335736342      No Prepay
       335736344      No Prepay
       335736361      No Prepay
       335751199      No Prepay
       335751203      No Prepay
       335751204      No Prepay
       335751227      No Prepay
       335847961      No Prepay
       335847965      36 - UNKNOWN
       335847968      No Prepay
       777005164      No Prepay
       777008436      No Prepay
       777008553      24 - SOFT
       777008555      60 - SOFT
       777008649      24 - UNKNOWN
       777010295      No Prepay
       777010304      No Prepay
       777010306      No Prepay
       777010315      No Prepay
       777011692      No Prepay
       777017938      No Prepay
       777018098      No Prepay
       777018345      60 - SOFT
       777019969      No Prepay
       777022040      No Prepay
       777022104      No Prepay
       777022731      No Prepay
       777022867      60 - SOFT
       777022899      No Prepay
       777023524      No Prepay
       777024142      No Prepay
       777024145      No Prepay
       777024357      60 - SOFT
       777024375      No Prepay
       777024623      No Prepay
       777024877      No Prepay
       777024948      No Prepay
       777025030      No Prepay
       777025382      No Prepay
       777025988      No Prepay
       777026173      No Prepay
       777026199      No Prepay
       777026269      No Prepay
       777026273      No Prepay
       777026468      No Prepay
       777026595      No Prepay
       777026750      No Prepay
       777026765      No Prepay
       777027150      No Prepay
       777027202      No Prepay
       777027266      No Prepay
       777027293      No Prepay
       777027474      60 - HARD
       777027538      No Prepay
       777027649      No Prepay
       777027783      60 - HARD
       777028136      No Prepay
       777028237      No Prepay
       777028498      36 - HARD
       777028656      36 - HARD
       777028666      60 - SOFT
       777028816      No Prepay
       777028834      36 - BOTH
       777028888      No Prepay
       777028924      No Prepay
       777028942      No Prepay
       777028979      No Prepay
       777028989      60 - HARD
       777029007      No Prepay
       777029082      No Prepay
       777029110      No Prepay
       777029183      No Prepay
       777029204       6 - HARD
       777029210      36 - HARD
       777029320      No Prepay
       777029383      36 - BOTH
       777029420      36 - HARD
       777029431      No Prepay
       777029449      No Prepay
       777029455      36 - HARD
       777029589      36 - HARD
       777029659      No Prepay
       777029734      36 - HARD
       777029774      No Prepay
       777029776      No Prepay
       777029777      No Prepay
       777029799      36 - H
       777029815      No Prepay
       777029931      No Prepay
       777029950      No Prepay
       777029979      No Prepay
       777029981      No Prepay
       777030042      No Prepay
       777030211      No Prepay
       777030263      No Prepay
       777030286      No Prepay
       777030296      12 - HARD
       777030324      12 - HARD
       777030335      36 - HARD
       777030414      No Prepay
       777030515      No Prepay
       777030637      No Prepay
       777030643      12 - H
       777030846      No Prepay
       777030944      12 - HARD
       777031066      No Prepay
       777031118      No Prepay
       777031127      60 - BOTH
       777031148      No Prepay
       777031374      36 - SOFT
       777031379      12 - HARD
       777031569       6 - HARD
       777031602      No Prepay
       777031677      No Prepay
       777031683      60 - SOFT
       777031704      No Prepay
       777031705      No Prepay
       777031766      12 - HARD
       777031783      No Prepay
       777031836      36 - BOTH
       777031906      No Prepay
       777031978      No Prepay
       777032001      36 - HARD
       777032047      No Prepay
       777032061      No Prepay
       777032109      No Prepay
       777032158      No Prepay
       777032182      36 - HARD
       777032185      36 - HARD
       777032311      No Prepay
       777032372      No Prepay
       777032373      No Prepay
       777032448      No Prepay
       777032451      No Prepay
       777032459      No Prepay
       777032614      No Prepay
       777032632      36 - BOTH
       777032637      12 - HARD
       777032699      36 - BOTH
       777032712      36 - SOFT
       777032734      36 - BOTH
       777032756      36 - SOFT
       777032767      No Prepay
       777032790      12 - HARD
       777032859      No Prepay
       777032875      36 - HARD
       777032886      No Prepay
       777032887      No Prepay
       777032914      36 - HARD
       777032945      No Prepay
       777033051      36 - BOTH
       777033075      No Prepay
       777033293      36 - HARD
       777033294      No Prepay
       777033302      36 - S
       777033303      No Prepay
       777033312      No Prepay
       777033353      No Prepay
       777033357      No Prepay
       777033367      No Prepay
       777033463      36 - BOTH
       777033513      36 - BOTH
       777033559      No Prepay
       777033569      36 - HARD
       777033613      No Prepay
       777033633      No Prepay
       777033634      No Prepay
       777033661      No Prepay
       777033665      36 - SOFT
       777033688      No Prepay
       777033703      No Prepay
       777033797      No Prepay
       777033923      12 - HARD
       777033927      12 - HARD
       777033998      36 - BOTH
       777034066      36 - BOTH
       777034134      No Prepay
       777034137      No Prepay
       777034177      No Prepay
       777034246      36 - BOTH
       777034318      No Prepay
       777034336      No Prepay
       777034338      No Prepay
       777034365      36 - BOTH
       777034371      No Prepay
       777034378      No Prepay
       777034387      No Prepay
       777034427      No Prepay
       777034429      12 - HARD
       777034739      No Prepay
       777034983      36 - BOTH
       777035007      36 - BOTH
       777035170      No Prepay
       777035245      36 - BOTH
       777035278      12 - HARD
       777035300      24 - SOFT
       777035335      36 - BOTH
       777035428      24 - HARD
       777035496      36 - HARD
       777035617      24 - BOTH
       777035624      No Prepay
       777035710      No Prepay
       777035723      36 - BOTH
       777035760      No Prepay
       777035762      No Prepay
       777035786      No Prepay
       777035933      36 - BOTH
       777035949      No Prepay
       777035988      36 - BOTH
       777035997      36 - HARD
       777035998      12 - HARD
       777036128      No Prepay
       777036313      12 - HARD
       777036315      12 - H
       777036329      No Prepay
       777036349      No Prepay
       777036369      36 - BOTH
       777036443      36 - BOTH
       777036459      12 - HARD
       777036524      36 - BOTH
       777036527      36 - HARD
       777036579      No Prepay
       777036689      No Prepay
       777036692      12 - H
       777036817      36 - BOTH
       777036834      36 - SOFT
       777036845      36 - HARD
       777036887      12 - HARD
       777036906      36 - HARD
       777036959      No Prepay
       777036960      No Prepay
       777036981      36 - HARD
       777037017      No Prepay
       777037023      36 - HARD
       777037059      12 - HARD
       777037063      No Prepay
       777037087      36 - HARD
       777037098      36 - HARD
       777037153      12 - HARD
       777037155      12 - HARD
       777037186      No Prepay
       777037187      No Prepay
       777037209      36 - HARD
       777037225      No Prepay
       777037237      36 - HARD
       777037276      No Prepay
       777037277      No Prepay
       777037278      No Prepay
       777037283      No Prepay
       777037299      36 - BOTH
       777037303      36 - SOFT
       777037383      36 - HARD
       777037389      36 - HARD
       777037399      No Prepay
       777037433      36 - HARD
       777037445      No Prepay
       777037471      24 - SOFT
       777037473      No Prepay
       777037563      36 - SOFT
       777037566      No Prepay
       777037583      36 - BOTH
       777037636      No Prepay
       777037637      No Prepay
       777037640      No Prepay
       777037643      No Prepay
       777037665      36 - B
       777037670      36 - BOTH
       777037677      No Prepay
       777037717      No Prepay
       777037727      36 - BOTH
       777037770      No Prepay
       777037795      36 - HARD
       777037811      No Prepay
       777037814      No Prepay
       777037840      No Prepay
       777037846      36 - BOTH
       777037864      36 - BOTH
       777037866      36 - BOTH
       777037875      No Prepay
       777037891      No Prepay
       777037895      No Prepay
       777037929      No Prepay
       777037940      12 - HARD
       777037945      36 - BOTH
       777037954      No Prepay
       777037986      No Prepay
       777037991      No Prepay
       777038024      No Prepay
       777038029      No Prepay
       777038040      No Prepay
       777038041      36 - HARD
       777038055      12 - HARD
       777038064      36 - SOFT
       777038075      No Prepay
       777038079      36 - HARD
       777038091      No Prepay
       777038103      No Prepay
       777038107      No Prepay
       777038143      12 - HARD
       777038147      36 - BOTH
       777038162      No Prepay
       777038175      36 - BOTH
       777038181      No Prepay
       777038182      No Prepay
       777038185      36 - BOTH
       777038191      12 - HARD
       777038198      No Prepay
       777038199      No Prepay
       777038204      12 - HARD
       777038206      12 - HARD
       777038227      No Prepay
       777038229      No Prepay
       777038235      No Prepay
       777038239      36 - HARD
       777038255      No Prepay
       777038256      12 - HARD
       777038264      12 - HARD
       777038270      36 - BOTH
       777038289      36 - BOTH
       777038312      No Prepay
       777038331      No Prepay
       777038332      12 - HARD
       777038335      36 - HARD
       777038349      12 - HARD
       777038359      36 - HARD
       777038362      36 - BOTH
       777038363      36 - HARD
       777038367      12 - HARD
       777038375      No Prepay
       777038377      36 - HARD
       777038378      36 - BOTH
       777038382      12 - HARD
       777038383      12 - HARD
       777038401      No Prepay
       777038417      36 - HARD
       777038420      No Prepay
       777038423      36 - BOTH
       777038425      36 - BOTH
       777038435      No Prepay
       777038462      No Prepay
       777038466      12 - HARD
       777038500      12 - HARD
       777038502      12 - HARD
       777038505      36 - HARD
       777038526      36 - HARD
       777038540      No Prepay
       777038542      No Prepay
       777038543      No Prepay
       777038557      No Prepay
       777038558      No Prepay
       777038564      36 - BOTH
       777038589      36 - HARD
       777038592      36 - BOTH
       777038599      36 - BOTH
       777038604      36 - BOTH
       777038610      No Prepay
       777038630      12 - HARD
       777038634      No Prepay
       777038637      36 - BOTH
       777038644      36 - BOTH
       777038649      36 - HARD
       777038659      No Prepay
       777038676      36 - BOTH
       777038687      36 - BOTH
       777038694      12 - HARD
       777038701      No Prepay
       777038709      36 - HARD
       777038710      No Prepay
       777038728      12 - HARD
       777038729      No Prepay
       777038749      No Prepay
       777038769      12 - HARD
       777038784      No Prepay
       777038791      12 - HARD
       777038804      No Prepay
       777038805      No Prepay
       777038814      36 - HARD
       777038821      36 - HARD
       777038825      No Prepay
       777038831      12 - HARD
       777038834      36 - BOTH
       777038842      12 - HARD
       777038852      36 - BOTH
       777038855      36 - BOTH
       777038877      No Prepay
       777038882      No Prepay
       777038891      36 - HARD
       777038919      No Prepay
       777038933      36 - HARD
       777038953      No Prepay
       777038960      No Prepay
       777038962      36 - HARD
       777038965      No Prepay
       777038966      36 - HARD
       777038967      No Prepay
       777038969      12 - HARD
       777038979      36 - HARD
       777038984      No Prepay
       777039004      No Prepay
       777039016      No Prepay
       777039023      36 - BOTH
       777039027      36 - BOTH
       777039034      No Prepay
       777039041      12 - HARD
       777039046      36 - BOTH
       777039049      No Prepay
       777039056      12 - HARD
       777039060      No Prepay
       777039066      No Prepay
       777039068      No Prepay
       777039069      No Prepay
       777039099      36 - BOTH
       777039112      36 - HARD
       777039119      No Prepay
       777039123      12 - HARD
       777039124      36 - BOTH
       777039125      No Prepay
       777039143      12 - HARD
       777039144      12 - HARD
       777039146      No Prepay
       777039167      36 - HARD
       777039191      36 - HARD
       777039195      No Prepay
       777039197      36 - HARD
       777039205      36 - SOFT
       777039218      36 - BOTH
       777039221      36 - HARD
       777039260      36 - BOTH
       777039274      No Prepay
       777039275      No Prepay
       777039278      No Prepay
       777039281      No Prepay
       777039295      No Prepay
       777039303      No Prepay
       777039313      No Prepay
       777039314      No Prepay
       777039315      36 - BOTH
       777039316      36 - BOTH
       777039319      No Prepay
       777039323      No Prepay
       777039329      12 - HARD
       777039333      No Prepay
       777039336      36 - BOTH
       777039338      36 - BOTH
       777039339      12 - HARD
       777039345      36 - HARD
       777039349      12 - HARD
       777039359      No Prepay
       777039364      12 - HARD
       777039366      36 - BOTH
       777039371      No Prepay
       777039388      12 - HARD
       777039395      36 - BOTH
       777039396      12 - HARD
       777039410      36 - BOTH
       777039419      12 - HARD
       777039420      36 - BOTH
       777039426      36 - BOTH
       777039430      No Prepay
       777039434      No Prepay
       777039439      12 - HARD
       777039446      12 - HARD
       777039455      No Prepay
       777039457      36 - HARD
       777039458      36 - HARD
       777039489      No Prepay
       777039491      No Prepay
       777039494      36 - BOTH
       777039503      No Prepay
       777039521      36 - BOTH
       777039524      36 - BOTH
       777039536      36 - HARD
       777039542      36 - BOTH
       777039547      No Prepay
       777039550      12 - HARD
       777039551      No Prepay
       777039552      36 - BOTH
       777039553      36 - BOTH
       777039562      No Prepay
       777039586      36 - HARD
       777039593      No Prepay
       777039604      No Prepay
       777039607      12 - HARD
       777039611      No Prepay
       777039615      No Prepay
       777039622      12 - HARD
       777039623      No Prepay
       777039625      36 - HARD
       777039637      36 - SOFT
       777039646      36 - HARD
       777039660      36 - HARD
       777039663      36 - BOTH
       777039675      No Prepay
       777039685      12 - HARD
       777039699      36 - HARD
       777039703      No Prepay
       777039704      No Prepay
       777039714      36 - HARD
       777039718      No Prepay
       777039720      36 - B
       777039763      12 - HARD
       777039769      No Prepay
       777039770      36 - BOTH
       777039775      36 - SOFT
       777039780      36 - BOTH
       777039782      12 - HARD
       777039784      No Prepay
       777039790      36 - HARD
       777039803      No Prepay
       777039805      No Prepay
       777039823      12 - HARD
       777039833      36 - B
       777039838      No Prepay
       777039851      36 - HARD
       777039859      12 - HARD
       777039861      36 - BOTH
       777039862      36 - BOTH
       777039865      36 - B
       777039869      36 - SOFT
       777039873      No Prepay
       777039875      No Prepay
       777039881      No Prepay
       777039882      36 - BOTH
       777039883      12 - HARD
       777039889      No Prepay
       777039896      36 - HARD
       777039898      No Prepay
       777039899      No Prepay
       777039907      No Prepay
       777039919      36 - BOTH
       777039925      36 - BOTH
       777039927      No Prepay
       777039932      No Prepay
       777039944      36 - BOTH
       777039952      No Prepay
       777039956      No Prepay
       777039969      12 - HARD
       777039986      12 - HARD
       777039995      No Prepay
       777040009      12 - HARD
       777040010      36 - HARD
       777040011      36 - HARD
       777040024      No Prepay
       777040028      36 - HARD
       777040033      36 - BOTH
       777040037      36 - HARD
       777040044      12 - HARD
       777040046      12 - HARD
       777040047      No Prepay
       777040051      36 - BOTH
       777040054      No Prepay
       777040059      36 - HARD
       777040073      36 - HARD
       777040074      36 - BOTH
       777040082      No Prepay
       777040083      No Prepay
       777040090      No Prepay
       777040092      12 - HARD
       777040097      No Prepay
       777040102      12 - HARD
       777040103      No Prepay
       777040105      36 - BOTH
       777040118      36 - SOFT
       777040123      36 - HARD
       777040126      No Prepay
       777040133      36 - HARD
       777040135      36 - B
       777040137      36 - HARD
       777040138      36 - BOTH
       777040139      12 - HARD
       777040145      36 - H
       777040146      12 - HARD
       777040147      36 - BOTH
       777040152      No Prepay
       777040158      36 - HARD
       777040161      No Prepay
       777040169      No Prepay
       777040174      No Prepay
       777040178      36 - BOTH
       777040191      36 - HARD
       777040196      12 - HARD
       777040200      36 - BOTH
       777040201      12 - HARD
       777040202      12 - HARD
       777040205      No Prepay
       777040222      No Prepay
       777040229      36 - HARD
       777040240      12 - HARD
       777040241      12 - HARD
       777040261      No Prepay
       777040269      No Prepay
       777040278      36 - HARD
       777040297      No Prepay
       777040299      24 - HARD
       777040352      No Prepay
       777040354      36 - BOTH
       777040356      36 - HARD
       777040357      12 - HARD
       777040365      No Prepay
       777040370      12 - HARD
       777040394      12 - HARD
       777040398      12 - HARD
       777040399      36 - BOTH
       777040406      No Prepay
       777040407      No Prepay
       777040413      36 - BOTH
       777040429      12 - HARD
       777040430      12 - HARD
       777040434      36 - SOFT
       777040443      No Prepay
       777040448      12 - H
       777040449      12 - HARD
       777040478      12 - HARD
       777040482      12 - HARD
       777040484      36 - BOTH
       777040485      No Prepay
       777040487      36 - HARD
       777040551      No Prepay
       777040554      12 - HARD
       777040557      36 - B
       777040577      12 - H
       777040578      36 - HARD
       777040593      36 - HARD
       777040596      36 - BOTH
       777040603      36 - BOTH
       777040635      36 - BOTH
       777040639      36 - HARD
       777040643      36 - HARD
       777040649      36 - HARD
       777040658      No Prepay
       777040662      12 - HARD
       777040663      12 - HARD
       777040671      36 - H
       777040676      12 - HARD
       777040677      No Prepay
       777040693      36 - HARD
       777040694      No Prepay
       777040705      No Prepay
       777040708      No Prepay
       777040723      No Prepay
       777040752      36 - HARD
       777040753      36 - HARD
       777040761      12 - H
       777040767      No Prepay
       777040776      12 - H
       777040779      12 - H
       777040790      12 - H
       777040819      12 - H
       777040820      12 - H
       777040843      12 - H
       777040918      12 - H
       777041008      No Prepay

SCHEDULE II

MASTR Alternative Loan Trust 2007-HF1
Mortgage Pass-Through Certificates
Series 2007-HF1

Representations and Warranties as to the Mortgage Loans

UBS Real Estate Securities Inc. (the “Transferor”) hereby makes with respect to those Mortgage Loans sold by it to the Depositor pursuant to the Mortgage Loan Purchase Agreement, the following representations and warranties.

(i)  The information set forth in the Mortgage Loan Schedule was true and correct in all material respects at the date or dates respecting which such information is furnished as specified in the Mortgage Loan Schedule;

(ii)  Immediately prior to the transfer and assignment contemplated herein, the Transferor was the sole owner and holder of the Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature and has full right and authority to sell and assign the same;

(iii)  The Mortgage is a valid, subsisting and enforceable first lien on the property therein described, and the Mortgaged Property is free and clear of all encumbrances and liens having priority over the first lien of the Mortgage except for liens for real estate taxes and special assessments not yet due and payable and liens or interests arising under or as a result of any federal, state or local law, regulation or ordinance relating to hazardous wastes or hazardous substances, and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute or homeowners association fees; and if the Mortgaged Property consists of shares of a cooperative housing corporation, any lien for amounts due to the cooperative housing corporation for unpaid assessments or charges or any lien of any assignment of rents or maintenance expenses secured by the real property owned by the cooperative housing corporation; and any security agreement, chattel mortgage or equivalent document related to, and delivered to the Trustee or to the Master Servicer with, any Mortgage establishes in the Transferor a valid and subsisting first lien on the property described therein and the Transferor has full right to sell and assign the same to the Trustee;

(iv)  Neither the Transferor nor any prior holder of the Mortgage or the related Mortgage Note has modified the Mortgage or the related Mortgage Note in any material respect, satisfied, canceled or subordinated the Mortgage in whole or in part, released the Mortgaged Property in whole or in part from the lien of the Mortgage, or executed any instrument of release, cancellation, modification or satisfaction, except in each case as is reflected in an agreement delivered to the Trustee or the Master Servicer pursuant to Section 2.01;

(v)  All taxes, governmental assessments, insurance premiums, and water, sewer and municipal charges, which previously became due and owing have been paid, or an escrow of funds has been established, to the extent permitted by law, in an amount sufficient to pay for every such item that remains unpaid; and the Transferor has not advanced funds, or received any advance of funds by a party other than the Mortgagor, directly or indirectly for the payment of any amount required by the Mortgage, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is later, to the day which precedes by thirty days the first Due Date under the related Mortgage Note;

(vi)  The Mortgaged Property is undamaged by water, fire, earthquake or other earth movement, windstorm, flood, tornado or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which the Transferor makes no representations), so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and to the best of the Transferor’s knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property;

(vii)  The Mortgaged Property is free and clear of all mechanics’ and materialmen’s liens or liens in the nature thereof; provided, however, that this warranty shall be deemed not to have been made at the time of the initial issuance of the Certificates if a title policy affording, in substance, the same protection afforded by this warranty is furnished to the Trustee by the Transferor;

(viii)  Except for Mortgage Loans secured by co op shares and Mortgage Loans secured by residential long term leases, the Mortgaged Property consists of a fee simple estate in real property; all of the improvements which are included for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property and no improvements on adjoining properties encroach upon the Mortgaged Property (unless insured against under the related title insurance policy); and to the best of the Transferor’s knowledge, the Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

(ix)  The Mortgage Loan meets, or is exempt from, applicable state or federal laws, regulations and other requirements, pertaining to usury, and the Mortgage Loan is not usurious;

(x)  To the best of the Transferor’s knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

(xi)  Payments required to be made up to but not including the Due Date immediately preceding the Cut-Off Date for such Mortgage Loan under the terms of the related Mortgage Note have been made, and no payment under any Mortgage Loan has been 30 days delinquent more than one time prior to the Closing Date;

(xii)  The Mortgage Note, the related Mortgage and other agreements executed in connection therewith are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law); and, to the best of the Transferor’s knowledge, all parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage has been duly and properly executed by the Mortgagor;

(xiii)  All Mortgage Loans were originated in compliance with all applicable laws, including, but not limited to, all applicable anti-predatory lending laws;

(xiv)  No Mortgage Loan is a High Cost Loan or Covered Loan, as applicable, and no Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act.  No Mortgage Loan is covered by the Home Ownership and Equity Protection Act of 1994 and no Mortgage Loan is in violation of any comparable state or local law;

(xv)  No Mortgage Loan is a High Cost Loan or Covered Loan, as applicable (as such terms are defined in the then current Standard & Poor’s LEVELS® Glossary which is now Version 5.6 Revised, Appendix E);

(xvi)  The proceeds of the Mortgage Loans have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on site or off site improvements and as to disbursements of any escrow funds therefor have been complied with (except for escrow funds for exterior items which could not be completed due to weather and escrow funds for the completion of swimming pools); and all costs, fees and expenses incurred in making, closing or recording the Mortgage Loan have been paid, except recording fees with respect to Mortgages not recorded as of the Closing Date;

(xvii)  The Mortgage Loan (except any Mortgage Loan secured by a Mortgaged Property located in any jurisdiction, as to which an opinion of counsel of the type customarily rendered in such jurisdiction in lieu of title insurance is instead received) is covered by an American Land Title Association mortgagee title insurance policy or other generally acceptable form of policy or insurance acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac insuring the originator, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and subject only to (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the Mortgaged Property is located or specifically referred to in the appraisal performed in connection with the origination of the related Mortgage Loan, (C) liens created pursuant to any federal, state or local law, regulation or ordinance affording liens for the costs of clean-up of hazardous substances or hazardous wastes or for other environmental protection purposes and (D) such other matters to which like properties are commonly subject which do not individually, or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage; the Transferor is the sole insured of such mortgagee title insurance policy, the assignment to the Trustee of the Transferor’s interest in such mortgagee title insurance policy does not require any consent of or notification to the insurer which has not been obtained or made, such mortgagee title insurance policy is in full force and effect and will be in full force and effect and inure to the benefit of the Trustee, no claims have been made under such mortgagee title insurance policy, and no prior holder of the related Mortgage, including the Transferor, has done, by act or omission, anything which would impair the coverage of such mortgagee title insurance policy;

(xviii)  The Mortgaged Property securing each Mortgage Loan is insured by an insurer acceptable to Fannie Mae or Freddie Mac against loss by fire and such hazards as are covered under a standard extended coverage endorsement, in an amount which is not less than the lesser of 100% of the insurable value of the Mortgaged Property and the outstanding principal balance of the Mortgage Loan, but in no event less than the minimum amount necessary to fully compensate for any damage or loss on a replacement cost basis; if the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project; if upon origination of the Mortgage Loan, the improvements on the Mortgaged Property were in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (A) the outstanding principal balance of the Mortgage Loan, (B) the full insurable value of the Mortgaged Property and (C) the maximum amount of insurance which was available under the National Flood Insurance Act of 1968, as amended; and each Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor’s cost and expense;

(xix)  To the best of the Transferor’s knowledge, no foreclosure action is currently threatened or has been commenced with respect to the Mortgage Loan and the Transferor has not waived any default, breach, violation or event of acceleration;

(xx)  No Mortgage Note or Mortgage is subject to any right of rescission, set off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or Mortgage, or the exercise of any right thereunder, render the Mortgage Note or Mortgage unenforceable, in whole or in part, or subject it to any right of rescission, set off, counterclaim or defense, including the defense of usury, and no such right of rescission, set off, counterclaim or defense has been asserted with respect thereto;

(xxi)  Each Mortgage Note is payable in monthly payments;

(xxii)  Each Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial foreclosure (subject to any limitation arising from any bankruptcy, insolvency or other law for the relief of debtors), and there is no homestead or other exemption available to the Mortgagor which would interfere with such right of foreclosure;

(xxiii)  To the best of the Transferor’s knowledge, no Mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding;

(xxiv)  Each Mortgaged Property consists of a one to four unit residential property, which may include a detached home, townhouse, condominium unit or a unit in a planned-unit development or, in the case of Mortgage Loans secured by co op shares, leases or occupancy agreements;

(xxv)  The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code;

(xxvi)  With respect to each Mortgage where a lost note affidavit has been delivered to the Trustee in place of the related Mortgage Note, the related Mortgage Note is no longer in existence;

(xxvii)  In the event that the Mortgagor is an inter vivos“living” trust, (i) such trust is in compliance with Fannie Mae or Freddie Mac standards for inter vivos trusts and (ii) holding title to the Mortgaged Property in such trust will not diminish any rights as a creditor including the right to full title to the Mortgaged Property in the event foreclosure proceedings are initiated;

(xxviii)  If the Mortgage Loan is secured by a long term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor’s consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee’s default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default or (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence; (4) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (5) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice;

(xxix)  The Mortgage Loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, as amended, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or similar institution which is supervised and examined by a federal or state authority;

(xxx)  The Mortgage Loan was underwritten in accordance with the underwriting guidelines of the related Loan Seller in effect at the time of origination with exceptions thereto exercised in a reasonable manner;

(xxxi)  The Loan Seller used no adverse selection procedures in selecting the Mortgage Loan from among the outstanding first-lien, residential mortgage loans owned by it which were available for sale to the Transferor;

(xxxii)  With respect to each Mortgage Loan, the Transferor is in possession of a complete Mortgage File except for the documents which have been delivered to the Trustee or which have been submitted for recording and not yet returned;

(xxxiii)  As of the Cut-off Date, the range of original Loan-to-Value Ratios of the Mortgage Loans is 14.13% to 100.00%, and 32.74% of the Cut-off Date Pool Balance had Loan-to-Value Ratios at origination in excess of 80.00%.  Each such Mortgage Loan is subject to a Primary Insurance Policy;

(xxxiv)  With respect to each Mortgage Loan, the related Servicing Agreement requires the related Servicer to deposit into the related Protected Account an amount equal to all payments of principal and interest on such Mortgage Loan that are delinquent at the close of business on the related Determination Date and not previously advanced by such Servicer.  The obligation of such Servicer to advance such payments as to such Mortgage Loan will continue through the final disposition or liquidation of the Mortgaged Property, unless such Servicer deems such advance to be nonrecoverable from liquidation proceeds, REO disposition proceeds, condemnation proceeds or insurance proceeds with respect to such Mortgage Loan;

(xxxv)  With respect to each Mortgage Loan that has a prepayment penalty feature, each such prepayment penalty is enforceable and, at the time such Mortgage Loan was originated, each prepayment penalty complied with applicable federal, state and local law, subject to federal preemption where applicable;

(xxxvi)  No Mortgagor was required to purchase any single premium credit insurance policy (e.g., life, disability, property, accident, unemployment or health insurance product) or debt cancellation agreement as a condition of obtaining the extension of credit.  No Mortgagor obtained a prepaid single-premium credit insurance policy (e.g., life, disability, property, accident, unemployment, mortgage or health insurance) in connection with the origination of the Mortgage Loan.  No proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies as part of the origination of, or as a condition to closing, such Mortgage Loan;

(xxxvii)  No subprime Mortgage Loan originated on or after October 1, 2002 will impose a prepayment premium for a term in excess of three years.  Any Mortgage Loans originated prior to such date, and any non-subprime loans, will not impose prepayment penalties in excess of five years;

(xxxviii)  The Servicer for each Mortgage Loan has fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its borrower credit filed to Equifax, Experian, and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis; and

(xxxix)  No Mortgage Loan originated on or after August 1, 2004 requires the Mortgagor to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan transaction.

SCHEDULE III

Class P Prepayment Charges Mortgage Loan Schedule.

Available Upon Request

EXHIBIT A-1

(FORM OF CLASS [1-A-1] [1-A-2] [2-A-1] [2-A-2] [2-A-3] [3-A-1] [3-A-2] [4-A-1] [4-A-2] [4-A-4] [4-A-5] [4-A-6] [5-A-1] CERTIFICATE)

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

Certificate No.:	[1]

Cut-off Date:	September 1, 2007

First Distribution Date:	October 25, 2007

Last Scheduled Distribution Date:	October 25 2047

Pass-Through Rate	[________]%

[Variable in accordance with the Agreement]

[Initial Certificate Principal Balance of this Certificate (“Denomination”):]	$[____________]

[Initial Certificate Principal Balances of all Certificates of this Class:]	$[____________]

CUSIP:	[_____________]

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

MASTR ALTERNATIVE LOAN TRUST 2007-HF1
Mortgage Pass-Through Certificates, Series 2007-HF1

Class [_]-A-[_]

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of fixed-rate and adjustable-rate mortgage loans (the “Mortgage Loans”) secured by first liens on one- to four-family residential properties

Mortgage Asset Securitization Transactions, Inc., as Depositor

Principal in respect of this Certificate is distributable monthly as set forth herein.  Accordingly, the Certificate Principal Balance at any time may be less than the Certificate Principal Balance as set forth herein.  This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Transferor, the Master Servicer, the Trust Administrator, the Custodian or the Trustee referred to below or any of their respective affiliates.  Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Mortgage Asset Securitization Transactions, Inc. (the “Depositor”).  The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”) among the Depositor, UBS Real Estate Securities Inc., as transferor (the “Transferor”), Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”), as trust administrator (in such capacity, the “Trust Administrator”), as custodian (in such capacity, the “Custodian”), and as credit risk manager (in such capacity, the “Credit Risk Manager”), and U.S. Bank National Association, as trustee (the “Trustee”).  Distributions on this Certificate will be made primarily from collections on the applicable Mortgage Loans pursuant to the terms of the Agreement.  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trust Administrator.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated: October __, 2007

WELLS FARGO BANK, N.A., as Trust Administrator

By:

Countersigned:

By:
Authorized Signatory of WELLS FARGO BANK, N.A., as Trust Administrator

EXHIBIT A-2

(FORM OF CLASS [4-A-3] [4-A-7] [4-AX] CERTIFICATE)

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

THIS CERTIFICATE HAS NO PRINCIPAL BALANCE AND IS NOT ENTITLED TO ANY DISTRIBUTIONS IN RESPECT OF PRINCIPAL.

Certificate No.:	[1]

Cut-off Date:	September 1, 2007

First Distribution Date:	October 25, 2007

Last Scheduled Distribution Date:	October 25, 2047

Pass-Through Rate:	[_____]%

Initial Notional Amount of this Certificate (“Denomination”):	$[_______]

Initial Notional Amount of all Certificates of this Class:	$[_________]

CUSIP:	[_____________]

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

MASTR ALTERNATIVE LOAN TRUST 2007-HF1
Mortgage Pass-Through Certificates, Series 2007-HF1

Class [4-A-3] [4-A-7] [4-AX]

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of fixed-rate and adjustable-rate mortgage loans (the “Mortgage Loans”) secured by first liens on one- to four-family residential properties

Mortgage Asset Securitization Transactions, Inc., as Depositor

This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Transferor, the Master Servicer, the Trust Administrator, the Custodian or the Trustee referred to below or any of their respective affiliates.  Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate specified above in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Mortgage Asset Securitization Transactions, Inc. (the “Depositor”).  The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”) among the Depositor, UBS Real Estate Securities Inc., as transferor (the “Transferor”), Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”), as trust administrator (in such capacity, the “Trust Administrator”), as custodian (in such capacity, the “Custodian”), and as credit risk manager (in such capacity, the “Credit Risk Manager”), and U.S. Bank National Association, as trustee (the “Trustee”).  Distributions on this Certificate will be made primarily from collections on the applicable Mortgage Loans pursuant to the terms of the Agreement.  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trust Administrator.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated:  October __, 2007

WELLS FARGO BANK, N.A., as Trust Administrator

By:

Countersigned:

By:
Authorized Signatory of WELLS FARGO BANK, N.A., as Trust Administrator

EXHIBIT A-3

(FORM OF CLASS 4-PO CERTIFICATE)

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

THIS CERTIFICATE IS A PRINCIPAL ONLY CERTIFICATE AND IS NOT ENTITLED TO ANY DISTRIBUTIONS IN RESPECT OF INTEREST.

Certificate No.:	[1]

Cut-off Date:	September 1, 2007

First Distribution Date:	October 25, 2007

Last Scheduled Distribution Date:	October 25, 2047

Initial Certificate Principal Balance of this Certificate (“Denomination”):	$[____________]

Initial Certificate Principal Balances of all Certificates of this Class:	$[____________]

CUSIP:	[_____________]

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

MASTR ALTERNATIVE LOAN TRUST 2007-HF1
Mortgage Pass-Through Certificates, Series 2007-HF1

Class 4-PO

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of fixed-rate and adjustable-rate mortgage loans (the “Mortgage Loans”) secured by first liens on one- to four-family residential properties

Mortgage Asset Securitization Transactions, Inc., as Depositor

Principal in respect of this Certificate is distributable monthly as set forth herein.  Accordingly, the Certificate Principal Balance at any time may be less than the Certificate Principal Balance as set forth herein.  This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Transferor, the Master Servicer, the Trust Administrator, the Custodian or the Trustee referred to below or any of their respective affiliates.  Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Certificate in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Mortgage Asset Securitization Transactions, Inc. (the “Depositor”).  The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”) among the Depositor, UBS Real Estate Securities Inc., as transferor (the “Transferor”), Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”), as trust administrator (in such capacity, the “Trust Administrator”), as custodian (in such capacity, the “Custodian”), and as credit risk manager (in such capacity, the “Credit Risk Manager”), and U.S. Bank National Association, as trustee (the “Trustee”).  Distributions on this Certificate will be made primarily from collections on the applicable Mortgage Loans pursuant to the terms of the Agreement.  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trust Administrator.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated:  October__, 2007

WELLS FARGO BANK, N.A., as Trust Administrator

By:

Countersigned:

By:
Authorized Signatory of WELLS FARGO BANK, N.A., as Trust Administrator

EXHIBIT B

(FORM OF CLASS [B-1] [B-2] [B-3] [B-4] [B-5] [B-6] [B-7] [B-8] CERTIFICATE)

[For Classes B-1, B-2, B-3, B-4 and B-5 Only] UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN CERTIFICATES AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

[For Classes B-6, B-7 and B-8 Only] [THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).  ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.]

[For Classes B-6, B-7 and B-8 Only] [THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE ACT (“RULE 144A”), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUST ADMINISTRATOR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.]

[For Classes B-1, B-2, B-3, B-4 and B-5 Only]  [EACH TRANSFEREE SHALL BE DEEMED TO MAKE THE REPRESENTATIONS IN SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.]

[For Classes B-6, B-7 and B-8 Only] [NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE EXCEPT IN ACCORDANCE WITH SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.]

Certificate No.:	[1]

Cut-off Date:	September 1, 2007

First Distribution Date:	October 25, 2007

Last Scheduled Distribution Date:	October 25, 2047

Pass-Through Rate:	[ ]%

[Variable in accordance with the Agreement]

Initial Certificate Principal Balance of this Certificate (“Denomination”):	$[______]

Initial Certificate Principal Balances of all Certificates of this Class:	$[___________]

CUSIP:	[___________]

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

MASTR ALTERNATIVE LOAN TRUST 2007-HF1
Mortgage Pass-Through Certificates, Series 2007-HF1

Class B-[__]

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of fixed-rate and adjustable-rate mortgage loans (the “Mortgage Loans”) secured by first liens on one- to four-family residential properties

Mortgage Asset Securitization Transactions, Inc., as Depositor

Principal in respect of this Certificate is distributable monthly as set forth herein.  Accordingly, the Certificate Principal Balance at any time may be less than the Certificate Principal Balance as set forth herein.  This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Transferor, the Master Servicer, the Trust Administrator, the Custodian or the Trustee referred to below or any of their respective affiliates.  Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that [Cede & Co.] [UBS Securities LLC] is the registered owner of the Percentage Interest evidenced by this Certificate in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Mortgage Asset Securitization Transactions, Inc. (the “Depositor”).  The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”) among the Depositor, UBS Real Estate Securities Inc., as transferor (the “Transferor”), Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”), as trust administrator (in such capacity, the “Trust Administrator”), as custodian (in such capacity, the “Custodian”), and as credit risk manager (in such capacity, the “Credit Risk Manager”), and U.S. Bank National Association, as trustee (the “Trustee”).  Distributions on this Certificate will be made primarily from collections on the Mortgage Loans pursuant to the terms of the Agreement.  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

[For Classes B-6, B-7 and B-8 Only]  [No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws.  In the event that a transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder’s prospective transferee shall each certify to the Trust Administrator in writing the facts surrounding the transfer.  In the event that such a transfer is to be made within three years from the date of the initial issuance of Certificates pursuant hereto, there shall also be delivered (except in the case of a transfer pursuant to Rule 144A of the Securities Act) to the Trust Administrator an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Securities Act and such state securities laws, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Master Servicer, the Trust Administrator or the Depositor.  The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Trust Administrator and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.]

[For Classes B-1, B-2, B-3, B-4 and B-5 Only]  [Each Transferee shall be deemed to make the representations in Section 5.02 of the Agreement.]

[For Classes B-6, B-7 and B-8 Only]  [No transfer of this Certificate shall be made except in accordance with Section 5.02 of the Agreement.]

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trust Administrator.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated: October __, 2007

WELLS FARGO BANK, N.A., as Trust Administrator

By:

Countersigned:

By:
Authorized Signatory of WELLS FARGO BANK, N.A., as Trust Administrator

EXHIBIT C

(FORM OF CLASS AR CERTIFICATE)

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “RESIDUAL INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).  TRANSFERS OF THIS CERTIFICATE TO ANY PERSON WHO IS NOT A PERMITTED TRANSFEREE, AS SET FORTH IN SECTION 5.02(C) OF THE AGREEMENT IS PROHIBITED.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUST ADMINISTRATOR A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE ACT (“RULE 144A”), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUST ADMINISTRATOR OF A CERTIFICATE OF TRANSFER IN THE FORM ATTACHED TO THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE EXCEPT IN ACCORDANCE WITH SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

Certificate No.:	1

Cut-off Date:	September 1, 2007

First Distribution Date:	October 25, 2007

Last Scheduled Distribution Date:	October 25, 2047

Pass-Through Rate:	[_____]%

Initial Certificate Principal Balance of this Certificate (“Denomination”):	$100

Initial Certificate Principal Balances of all Certificates of this Class:	$100

CUSIP:	[____________]

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

MASTR ALTERNATIVE LOAN TRUST 2007-HF1
Mortgage Pass-Through Certificates, Series 2007-HF1

Class AR

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of fixed-rate and adjustable-rate mortgage loans (the “Mortgage Loans”) secured by first liens on one- to four-family residential properties

Mortgage Asset Securitization Transactions, Inc., as Depositor

Principal in respect of this Certificate is distributable monthly as set forth herein.  Accordingly, the Certificate Principal Balance at any time may be less than the Certificate Principal Balance as set forth herein.  This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Transferor, the Master Servicer, the Trust Administrator, the Custodian or the Trustee referred to below or any of their respective affiliates.  Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that UBS Securities LLC is the registered owner of the Percentage Interest evidenced by this Certificate in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Mortgage Asset Securitization Transactions, Inc. (the “Depositor”).  The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”) among the Depositor, UBS Real Estate Securities Inc., as transferor (the “Transferor”), Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”), as trust administrator (in such capacity, the “Trust Administrator”), as custodian (in such capacity, the “Custodian”), and as credit risk manager (in such capacity, the “Credit Risk Manager”), and U.S. Bank National Association, as trustee (the “Trustee”).   Distributions on this Certificate will be made primarily from collections on the Mortgage Loans pursuant to the terms of the Agreement.  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Any distribution of the proceeds of any remaining assets of the Trust Fund will be made only upon presentment and surrender of this Class AR Certificate at the Corporate Trust Office of the Trust Administrator.

No transfer of this Certificate shall be made except in accordance with Section 5.02 of the Agreement.

Each Holder of this Class AR Certificate will be deemed to have agreed to be bound by the restrictions of the Agreement, including but not limited to the restrictions that (i) each person holding or acquiring any Ownership Interest in this Class AR Certificate must be a Permitted Transferee, (ii) no Ownership Interest in this Class AR Certificate may be transferred without delivery to the Trust Administrator of (a) a transfer affidavit of the proposed transferee and (b) a transfer certificate of the transferor, each of such documents to be in the form described in the Agreement, (iii) each person holding or acquiring any Ownership Interest in this Class AR Certificate must agree to require a transfer affidavit and to deliver a transfer certificate to the Trust Administrator as required pursuant to the Agreement, (iv) each person holding or acquiring an Ownership Interest in this Class AR Certificate must agree not to transfer an Ownership Interest in this Class AR Certificate if it has actual knowledge that the proposed transferee is not a Permitted Transferee and (v) any attempted or purported transfer of any Ownership Interest in this Class AR Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trust Administrator.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated:  October  __, 2007

WELLS FARGO BANK, N.A., as Trust Administrator

By:

Countersigned:

By:
Authorized Signatory of WELLS FARGO BANK, N.A., as Trust Administrator

EXHIBIT D

(FORM OF CLASS [P-1] [P-2] [P-3] [P-4] [P-5] CERTIFICATE)

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE ACT, (B) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE ACT (“RULE 144A”), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501 (A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE TRUST ADMINISTRATOR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE EXCEPT IN ACCORDANCE WITH SECTION 5.02 OF THE AGREEMENT REFERRED TO HEREIN.

Certificate No.:	[1]

Cut-off Date:	September 1, 2007

First Distribution Date:	October 25, 2007

Last Scheduled Distribution Date:	October 25, 2047

Initial Certificate Principal Balance of this Certificate (“Denomination”):	$[______]

Initial Certificate Principal Balances of all Certificates of this Class:	$[___________]

CUSIP:	[________]

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

MASTR ALTERNATIVE LOAN TRUST 2007-HF1
Mortgage Pass-Through Certificates, Series 2007-HF1

Class [P-1] [P-2] [P-3] [P-4] [P-5]

evidencing  a  percentage  interest  in  the Class  P Prepayment Charges

Mortgage Asset Securitization Transactions, Inc., as Depositor

This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Transferor, the Master Servicer, the Trust Administrator, the Trustee or the Custodian referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that UBS Securities LLC is the registered owner of the Percentage Interest evidenced by this Certificate in the Class P Prepayment Charges with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Mortgage Asset Securitization Transactions, Inc. (the “Depositor”). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”) among the Depositor, UBS Real Estate Securities Inc., as transferor (the “Transferor”), Wells Fargo Bank, National Association, as master servicer (in such capacity, the “Master Servicer”), trust administrator (in such capacity, the “Trust Administrator”), as custodian (in such capacity, the “Custodian”), and as credit risk manager (in such capacity, the “Credit Risk Manager”), and U.S. Bank National Association, as trustee (the “Trustee”). Distributions on this Certificate will be made from Class P Prepayment Charges pursuant to the terms of the Agreement. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trust Administrator in writing the facts surrounding the transfer or there shall be delivered to the Trust Administrator at the expense of the transferor an Opinion of Counsel addressed to the Trust Administrator that such transfer may be made pursuant to an exemption from the Securities Act. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trust Administrator, the Trustee, the Master Servicer and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of this Certificate shall be made except in accordance with Section 5.02 of the Agreement.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trust Administrator.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated:  October __, 2007

WELLS FARGO BANK, N.A., as Trust Administrator

By:

Countersigned:

By:
Authorized Signatory of WELLS FARGO BANK, N.A., as Trust Administrator

EXHIBIT E

(Form of Reverse of Certificates)

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

MASTR ALTERNATIVE LOAN TRUST 2007-HF1

Mortgage Pass-Through Certificates, Series 2007-HF1

This Certificate is one of a duly authorized issue of Certificates designated as Mortgage Asset Securitization Transactions, Inc. MASTR Alternative Loan Trust 2007-HF1, Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trust Administrator is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trust Administrator.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trust Administrator in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register.  The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office of the Trust Administrator or such other location specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trust Administrator and the rights of the Certificateholders under the Agreement at any time by the Transferor, the Depositor, the Master Servicer, the Trust Administrator, the Custodian and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement.  Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.  The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trust Administrator upon surrender of this Certificate for registration of transfer at the offices that the Trust Administrator designates for such purposes, accompanied by a written instrument of transfer in form satisfactory to the Trust Administrator and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement.  As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Master Servicer, the Trust Administrator and the Trustee and any agent of the Depositor, the Master Servicer, the Trust Administrator or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Master Servicer, the Trust Administrator, the Trustee, nor any such agent shall be affected by any notice to the contrary.

On any Distribution Date on which the Pool Principal Balance is less than 5% of the aggregate Cut-off Date Principal Balances of the Mortgage Loans, the Master Servicer will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement.  In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon the later of the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed pursuant to the Agreement.  In noevent, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name and address including postal zip code of assignee)
the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Trust Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:

Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________________________________________________________ _______________________________________________________________________________________________________________________________________________________________
for the account of ____________________________________________________________________________________________________________________________________________, account number ______________, or, if mailed by check, to __________________________.  Statements should be mailed to ________________________________________________ ___________________________________________________________________________________________________________________________________________________________.

This information is provided by, _______________________________________________________________________________________________________________________________
the assignee named above, or _______________________________________________________________________________________________________________________________________,
as its agent.

STATE OF	)
) ss.:
COUNTY OF	)

On the day of _______, 200_   before me, a notary public in and for said State, personally appeared ___________________________________, known to me who, being by me duly sworn, did depose and say that he executed the foregoing instrument.

Notary Public

[Notarial Seal]

EXHIBIT F

FORM OF INITIAL CERTIFICATION OF CUSTODIAN

[date]

Mortgage Asset Securitization Transactions, Inc.
1285 Avenue of the Americas
New York, NY 10019

U.S. Bank National Association, as trustee
60 Livingston Avenue, EP-MN-WS3D,
St. Paul, Minnesota 55107-2292
Attn: Structured Finance/MALT 2007-HF1

Re:
Pooling and Servicing Agreement among Mortgage Asset Securitization Transactions, Inc., as depositor, UBS Real Estate Securities Inc., as transferor, Wells Fargo Bank, N.A., as master servicer, as trust administrator, as custodian, and as credit risk manager and U.S. Bank National Association, as trustee, in connection with MASTR Alternative Loan Trust 2007-HF1, Mortgage Pass-Through Certificates, Series 2007-HF1.

Gentlemen:

In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), the undersigned, as Custodian acting on behalf of the Trustee with respect to the related Mortgage Loans, hereby certifies that, as to each related Mortgage Loan listed in the Mortgage Loan Schedule (other than any related Mortgage Loan paid in full or any related Mortgage Loan listed on the attached schedule) it has received:

(i)           (a) the original Mortgage Note or (b) with respect to any Lost Mortgage Note, a lost note affidavit from the Depositor stating that the original Mortgage Note was lost or destroyed; and

(ii)          a duly executed assignment of the Mortgage (which may be included in a blanket assignment or assignments).

Based on its review and examination and only as to the foregoing documents, such documents appear regular on their face and related to such Mortgage Loan.

The Custodian has made no independent examination of any documents contained in each related Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement.  The Custodian makes no representations as to:  (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each related Mortgage File of any of the related Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

[NAME OF CUSTODIAN], as Custodian

By:
Name:
Title:

EXHIBIT G

FORM OF FINAL CERTIFICATION OF CUSTODIAN

[date]

U.S. Bank National Association, as trustee
60 Livingston Avenue, EP-MN-WS3D,
St. Paul, Minnesota 55107-2292
Attn: Structured Finance/MALT 2007-HF1

UBS Real Estate Securities Inc.
1285 Avenue of the Americas
New York, NY 10019

Mortgage Asset Securitization Transactions, Inc.
1285 Avenue of the Americas
New York, NY 10019

Re:
Pooling and Servicing Agreement among Mortgage Asset Securitization Transactions, Inc., as depositor, UBS Real Estate Securities Inc., as transferor, Wells Fargo Bank, N.A., as master servicer, as trust administrator, as custodian, and as credit risk manager, and U.S. Bank National Association, as trustee, in connection with MASTR Alternative Loan Trust 2007-HF1, Mortgage Pass-Through Certificates, Series 2007-HF1.

Gentlemen:

In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), the undersigned, as Custodian acting on behalf of the Trustee with respect to the related Mortgage Loans, hereby certifies that, as to each related Mortgage Loan listed in the Mortgage Loan Schedule (other than any related Mortgage Loan paid in full or any related Mortgage Loan listed on the attached schedule) it has received:

(i)             the original Mortgage Note endorsed in the form provided in Section 2.01(b) of the Pooling and Servicing Agreement, with all intervening endorsements showing a complete chain of endorsement from the originator to the Person endorsing the Mortgage Note.

(ii)            The original recorded Mortgage.

(iii)           A duly executed assignment of the Mortgage in the form provided in Section 2.01(b) of the Pooling and Servicing Agreement, or, if the Depositor has certified or the Custodian otherwise knows that the related Mortgage has not been returned from the applicable recording office, a copy of the assignment of the Mortgage (excluding information to be provided by the recording office).

(iv)           The original or duplicate original recorded assignment or assignments of the Mortgage showing a complete chain of assignment from the originator to the Depositor.

(v)            The original or duplicate original lender’s title policy and all riders thereto.

Based on its review and examination and only as to the foregoing documents, (a) such documents appear regular on their face and related to such Mortgage Loan, and (b) the information set forth in items (1), (2), (3), (4), (9), (16) and (21) of the definition of the “Mortgage Loan Schedule” in Section 1.01 of the Pooling and Servicing Agreement accurately reflects information set forth in the Mortgage File.

The Custodian on behalf of the Trustee has made no independent examination of any documents contained in each related Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement.  The Custodian on behalf of the Trustee makes no representations as to:  (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each related Mortgage File of any of the related Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

EXHIBIT H

FORM OF CLASS AR TRANSFER AFFIDAVIT

MASTR ALTERNATIVE LOAN TRUST 2007-HF1

Mortgage Asset Securitization Transactions, Inc.
Mortgage Pass-Through Certificates
Series 2007-HF1

STATE OF	)
) ss.:
COUNTY OF	)

The undersigned, being first duly sworn, deposes and says as follows:

1.  The undersigned is an officer of _______, the proposed Transferee of an Ownership Interest in a Class AR Certificate (the “Certificate”) issued pursuant to the Pooling and Servicing Agreement dated as of September 1, 2007 (the “Agreement”) among Mortgage Asset Securitization Transactions, Inc., as depositor, UBS Real Estate Securities Inc., as transferor (the “Transferor”), Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”), as trust administrator (in such capacity, the “Trust Administrator”), as custodian (in such capacity, the “Custodian”), and as credit risk manager (in such capacity, the “Credit Risk Manager”), and U.S. Bank National Association, as trustee (the “Trustee”).  Capitalized terms used, but not defined herein or in Exhibit 1 hereto, shall have the meanings ascribed to such terms in the Agreement.  The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee.

2.  The Transferee is, as of the date hereof, and will be, as of the date of the Transfer, a Permitted Transferee.  The Transferee is acquiring its Ownership Interest in the Certificate either (i) for its own account or (ii) as nominee, trustee or agent for another Person and has attached hereto an affidavit from such Person in substantially the same form as this affidavit.  The Transferee has no knowledge that any such affidavit is false.

3.  The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Certificate to Persons that are Disqualified Organizations; (ii) such tax will be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is a Disqualified Organization, on the agent; and (iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is not a Disqualified Organization and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false.

4.  The Transferee has been advised of, and understands that a tax will be imposed on a “pass-through entity” holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is a Disqualified Organization is the record holder of an interest in such entity.  The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is not a Disqualified Organization and the pass-through entity does not have actual knowledge that such affidavit is false; provided, that a pass-through entity which is an “electing large partnership” under the Code will be subject to tax in all events.  (For this purpose, a “pass-through entity” includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.) The Transferee further understands that it may incur tax liabilities with respect to the holding of the Certificate in excess of cash flows generated thereby.

5.  The Transferee has reviewed the provisions of Section 5.02(c) of the Agreement (attached hereto as Exhibit 2 and incorporated herein by reference) and understands the legal consequences of the acquisition of an Ownership Interest in the Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the Transfer and mandatory sales.  The Transferee expressly agrees to be bound by and to abide by the provisions of Section 5.02(c) of the Agreement and the restrictions noted on the face of the Certificate.  The Transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the Transferee contemplated hereby null and void.

6.  The Transferee agrees to require a Transfer Affidavit from any Person to whom the Transferee attempts to Transfer its Ownership Interest in the Certificate, and in connection with any Transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not Transfer its Ownership Interest or cause any Ownership Interest to be Transferred to any Person that the Transferee knows is not a Permitted Transferee.  In connection with any such Transfer by the Transferee, the Transferee agrees to deliver to the Trust Administrator a certificate substantially in the form set forth as Exhibit I to the Agreement (a “Transferor Certificate”) to the effect that such Transferee has no actual knowledge that the Person to which the Transfer is to be made is not a Permitted Transferee.

7.  The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Certificate.  The Transferee historically has paid its debts as they have become due and intends to do so in the future.  The Transferee understands that the taxable income and tax liability with respect to this Certificate will exceed distributions with respect to the Certificate in some or all periods and intends to pay all taxes with respect to the Certificate as they become due.

8.  The Transferee’s taxpayer identification number is __________.

9.  The Transferee is a U.S. Person as defined in Code Section 7701(a)(30) or is not a U.S. Person and has furnished the Transferor and the Trust Administrator with a duly completed Internal Revenue Service Form W-8ECI or any applicable successor form.

10.  The Transferee is aware that the Certificate may be a “noneconomic residual interest” within the meaning of proposed Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

11.  The Transferee will not cause income with respect to the Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Transferee or any other U.S. Person.

12.  Check one of the following paragraphs:

□ The present value of the anticipated tax liabilities associated with holding the Certificate, as applicable, does not exceed the sum of:

(i)           the present value of any consideration given to the Transferee to acquiresuch Certificate;

(ii)          the present value of the expected future distributions on suchCertificate; and

(iii)         the present value of the anticipated tax savings associated with holdingsuch Certificate as the related REMIC generates losses.

For purposes of this calculation, (i) the Transferee is assumed to pay tax at the highest rate currently specified in Section 11(b) of the Code (but the tax rate in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b) of the Code if the Transferee has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate) and (ii) present values are computed using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Transferee.

□ The transfer of the Certificate complies with U.S. Treasury Regulations Sections 1.860E-1(c)(5) and (6) and, accordingly,

(i)	the Transferee is an “eligible corporation,” as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from the Certificate will only be taxed in the United States;

(ii)
at the time of the transfer, and at the close of the Transferee’s two fiscal years preceding the year of the transfer, the Transferee had gross assets for financial reporting purposes (excluding any obligation of a person related to the Transferee within the meaning of U.S. Treasury Regulations Section 1.860E-1(c)(6)(ii)) in excess of $100 million and net assets in excess of $10 million;

(iii)
the Transferee will transfer the Certificate only to another “eligible corporation,” as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of U.S. Treasury Regulations Sections 1.860E-1(c)(4)(i), (ii) and (iii) and Section 1.860E-1(c)(5); and

(iv)
the Transferee determined the consideration paid to it to acquire the Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Transferee) that it has determined in good faith.

□ None of the above.

13.  The Transferee is either:  (i) not an employee benefit plan or other retirement arrangement subject to Section 406 of ERISA and/or Section 4975 of the Code, or a person acting for, on behalf of or with the assets of, any such plan or arrangement or (ii) the Transferee has delivered to the Trust Administrator an Opinion of Counsel satisfactory to the Depositor, Master Servicer and Trust Administrator to the effect that the purchase or holding of such Certificate will not result in prohibited transactions under Section 406 of ERISA and/or Section 4975 of the Code and will not subject the Trustee, the Transferor, the Depositor, the Master Servicer or the Trust Administrator to any obligation in addition to those undertaken in the Agreement, which Opinion of Counsel shall not be an expense of such parties or the Trust Fund.

*         *         *

IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer and its corporate seal to be hereunto affixed, duly attested, this ____________ day of __________________, 200_.

PRINT NAME OF TRANSFEREE

By:
Name:
Title:

[Corporate Seal]

ATTEST:

[Assistant] Secretary

Personally appeared before me the above-named _______, known or proved to me to be the same person who executed the foregoing instrument and to be the __________ of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

Subscribed and sworn before me this ________ day of _______, 200_.

NOTARY PUBLIC

My Commission expires the ______ day of ________________, 200_.

EXHIBIT 1
to EXHIBIT H

Certain Definitions

“Disqualified Organization”:  A Person specified in clauses (i)-(iv) of the definition of “Permitted Transferee.”

“Ownership Interest”:  As to any Residual Certificate, any ownership interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

“Permitted Transferee”:  Any person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers’ cooperatives described in Section 521 of the Code) which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in Section 860E(c)(l) of the Code) with respect to any Residual Certificate, (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, (v) a Person that is not a citizen or resident of the United States, a corporation, partnership (except as provided in applicable Treasury Regulations), or other entity created or organized in or under the laws of the United States or any state thereof or the District of Columbia, an estate whose income is subject to United States federal income tax purposes regardless of its source or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more persons described in this clause (v) have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on September 20, 1996 which are eligible to elect to be treated as United States persons) unless such Person has furnished the transferor and the Trust Administrator with a duly completed Internal Revenue Service Form W-8ECI or any applicable successor form, (vi) any Person with respect to whom income on any residual certificate is attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable treaty, of such Person or any other U.S. Person and (vii) any other Person so designated by the Depositor based upon an Opinion of Counsel that the Transfer of an Ownership Interest in a Residual Certificate to such Person may cause a REMIC hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding.  The terms “United States,” “State” and “International Organization” shall have the meanings set forth in Section 7701 of the Code or successor provisions.  A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of the Freddie Mac, a majority of its board of directors is not selected by such government unit.

“Person”:  Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Transfer”:  Any direct or indirect transfer or sale of any Ownership Interest in a Residual Certificate.

“Transferee”:  Any Person who is acquiring by Transfer any Ownership Interest in a Residual Certificate.

EXHIBIT 2
to EXHIBIT H

Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

(i)           Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trust Administrator of any change or impending change in its status as a Permitted Transferee.

(ii)           No Ownership Interest in a Residual Certificate may be registered on the Closing Date or thereafter transferred, and the Trust Administrator shall not register the Transfer of any Residual Certificate unless, in addition to the certificates required to be delivered to the Trust Administrator under subparagraph (b) above, the Trust Administrator shall have been furnished with an affidavit (a “Transfer Affidavit”) of the initial owner or the proposed transferee in the form attached hereto as Exhibit J.

(iii)           Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Residual Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Residual Certificate and (C) not to Transfer its Ownership Interest in a Residual Certificate or to cause the Transfer of an Ownership Interest in a Residual Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee.

(iv)           Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section 5.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee.  If any purported transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Residual Certificate.  The Trust Administrator shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by Section 5.02(b) and this Section 5.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit, Transferor Certificate and either the Rule 144A Letter or the Investment Letter.  The Trust Administrator shall be entitled but not obligated to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Residual Certificate at and after either such time.  Any such payments so recovered by the Trust Administrator shall be paid and delivered by the Trust Administrator to the last preceding Permitted Transferee of such Certificate.

(v)           The Depositor shall use its best efforts to make available, upon receipt of written request from the Trust Administrator, all information necessary to compute any tax imposed under Section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Residual Certificate to any Holder who is not a Permitted Transferee described in clauses (i) through (iv) of the definition thereof.

The restrictions on Transfers of a Residual Certificate set forth in this Section 5.02(c) shall cease to apply (and the applicable portions of the legend on a Residual Certificate may be deleted) with respect to Transfers occurring after delivery to the Trust Administrator of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Trust Fund, the Trustee, the Loan Seller, the Transferors, the Master Servicer or the Trust Administrator, to the effect that the elimination of such restrictions will not cause a REMIC hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Trust Fund, a Certificateholder or another Person.  Each Person holding or acquiring any Ownership Interest in a Residual Certificate hereby consents to any amendment of this Agreement which, based on an Opinion of Counsel furnished to the Trust Administrator, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Residual Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Residual Certificate which is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

EXHIBIT I

FORM OF TRANSFEROR CERTIFICATE

_____________________
Date

Mortgage Asset Securitization Transactions, Inc.
1285 Avenue of the Americas
New York, New York 10019

Wells Fargo Bank, N.A., as trust administrator
Sixth Street and Marquette Avenue
Minneapolis, Minnesota  55479

Attention:

Re:	Mortgage Asset Securitization Transactions, Inc., MASTR Alternative Loan Trust 2007-HF1, Mortgage Pass-Through Certificates, Series 2007-HF1, Class AR

Ladies and Gentlemen:

In connection with our disposition of the above Certificates we certify that (a) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Securities Act of 1933, as amended and (b) to the extent we are disposing of a Class AR Certificate, (i) we have no knowledge the Transferee is not a Permitted Transferee, (ii) after conducting a reasonable investigation of the financial condition of the Transferee, we have no reason to believe that the Transferee will not pay taxes with respect to the Class AR Certificate when due, and (iii) we have no reason to believe that the statements made in paragraphs 7, 10 and 11 of the Transferee’s Transfer Affidavit are false.

Very truly yours,

Print Name of Transferor

By:
Authorized Officer

EXHIBIT J

FORM OF INVESTMENT LETTER (NON-RULE 144A)

_____________________
Date

Mortgage Asset Securitization Transactions, Inc.
1285 Avenue of the Americas
New York, New York 10019

Wells Fargo Bank, N.A., as trust administrator
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479

Attention:

Re:	Mortgage Asset Securitization Transactions, Inc., MASTR Alternative Loan Trust 2007-HF1, Mortgage Pass-Through Certificates, Series 2007-HF1, Class [__________]

Ladies and Gentlemen:

In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an “accredited investor,” as defined in Regulation D under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) in the case of an ERISA-Restricted Certificate, either (i) we are not an employee benefit plan or other retirement arrangement subject to Section 406 of ERISA and/or Section 4975 of the Code, or a person acting for, on behalf of or with the assets of, any such plan or arrangement, (ii) in the case of an ERISA-Restricted Certificate which is the subject of an ERISA Qualifying Underwriting, if we are an insurance company, we are an insurance company that is purchasing such Certificates with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60 or (iii) we have provided the Trust Administrator with a satisfactory Opinion of Counsel as required in the Agreement to the effect that the purchase or holding of such ERISA-Restricted Certificate will not result in prohibited transactions under Section 406 of ERISA and/or Section 4975 of the Code and will not subject the Trustee, the Transferor, the Depositor, the Master Servicer or the Trust Administrator to any obligation in addition to those undertaken in the Agreement, (e) we are acquiring the Certificates for investment for our own account and not with a view to any distribution of such Certificates (but without prejudice to our right at all times to sell or otherwise dispose of the Certificates in accordance with clause (g) below), (f) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Act, and (g) we will not sell, transfer or otherwise dispose of any Certificates unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from such registration requirements, and if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this Certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) the purchaser or transferee of such Certificate has executed and delivered to you a certificate to substantially the same effect as this certificate, and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Pooling and Servicing Agreement.

Very truly yours,

Print Name of Transferor

By:
Authorized Officer

EXHIBIT K

FORM OF RULE 144A LETTER

_____________________
Date

Mortgage Asset Securitization Transactions, Inc.
1285 Avenue of the Americas
New York, New York 10019

Wells Fargo Bank, N.A., as trust administrator
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479

Attention:

Re:	Mortgage Asset Securitization Transactions, Inc., MASTR Alternative Loan Trust 2007-HF1, Mortgage Pass-Through Certificates, Series 2007-HF1, Class [_______________]

Ladies and Gentlemen:

In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) in the case of an ERISA-Restricted Certificate, either (i) we are not an employee benefit plan or other retirement arrangement subject to Section 406 of ERISA and/or Section 4975 of the Code, or a person acting for, on behalf of or with the assets of, any such plan or arrangement, (ii) in the case of an ERISA-Restricted Certificate which is the subject of an ERISA Qualifying Underwriting, if we are an insurance company, we are an insurance company that is purchasing such Certificates with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60 or (iii) we have provided the Trust Administrator with a satisfactory Opinion of Counsel as required in the Agreement to the effect that the purchase or holding of such ERISA-Restricted Certificate will not result in prohibited transactions under Section 406 of ERISA and/or Section 4975 of the Code and will not subject the Trustee, the Transferor, the Depositor, the Master Servicer or the Trust Administrator to any obligation in addition to those undertaken in the Agreement, (e) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates and (f) we are a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2.  We are aware that the sale to us is being made in reliance on Rule 144A.  We are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

ANNEX 1
to EXHIBIT K

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

(For Transferees Other Than Registered Investment Companies)

The undersigned (the “Buyer”) hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

1.           As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

2.           In connection with purchases by the Buyer, the Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”) because (i) the Buyer owned and/or invested on a discretionary basis either at least $100,000 in securities or, if Buyer is a dealer, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities (except for the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A and (ii) the Buyer satisfies the criteria in the category marked below.

•           Corporation, etc.  The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

•           Bank.  The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

•           Savings and Loan.  The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

•           Broker-dealer.  The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

•           Insurance Company.  The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

•           State or Local Plan.  The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

•           ERISA Plan.  The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

•           Investment Advisor.  The Buyer is an investment advisor registered under the Investment Advisors Act of 1940.

•           Small Business Investment Company.  Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

•           Business Development Company.  Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

3.           The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit, (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

4.           For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published.  If clause (ii) in the preceding sentence applies, the securities may be valued at market.  Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer’s direction.  However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

5.           The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

6.           Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein.  Until such notice is given, the Buyer’s purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase.  In addition, if the Buyer is a bank or savings and loan is provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

Print Name of Buyer

By:
Name:
Title:
Date:

ANNEX 2
to EXHIBIT K

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

(For Transferees That are Registered Investment Companies)

The undersigned (the “Buyer”) hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

1.           As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”), because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

2.           In connection with purchases by Buyer, the Buyer is a “qualified institutional buyer” as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer’s Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year.  For purposes of determining the amount of securities owned by the Buyer or the Buyer’s Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer’s Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published.  If clause (ii) in the preceding sentence applies, the securities may be valued at market.

___ The Buyer owned $_______ in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

___ The Buyer is part of a Family of Investment Companies which owned in the aggregate $_______ in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

3.           The term “Family of Investment Companies” as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

4.           The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer’s Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

5.           The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A.  In addition, the Buyer will only purchase for the Buyer’s own account.

6.           Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein.  Until such notice is given, the Buyer’s purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

Print Name of Buyer or Adviser

By:
Name:
Title:

IF AN ADVISER:

Print Name of Buyer

Date:

EXHIBIT L

FORM OF REQUEST FOR RELEASE OF DOCUMENTS

To:           Wells Fargo Bank, N.A.
1015 10th Avenue S.E.
Minneapolis, MN  55414-0031
Attn:   Inventory Control—MALT 2007-HF1

Re:
Pooling and Servicing Agreement, dated as of September 1, 2007, by and among Mortgage Asset Securitization Transactions, Inc., as depositor, UBS Real Estate Securities Inc., as transferor, Wells Fargo Bank, N.A., as master servicer, as trust administrator, as custodian, and as credit risk manager, and U.S. Bank National Association, as trustee.

In connection with the administration of the related Mortgage Loans held by you as Custodian pursuant to the above-captioned Pooling and Servicing Agreement, we request the release, and hereby acknowledge receipt, of the Mortgage File for the Mortgage Loan described below, for the reason indicated.  If such Mortgage Loan is being repurchased, we hereby certify that the Purchase Price for such Mortgage Loan has been paid.

Mortgage Loan Number:

Mortgagor Name, Address & Zip Code:

Reason for Requesting Documents (check one):

_______                                1.           Mortgage Paid in Full

_______                                2.           Foreclosure

_______                                3.           Substitution

_______                                4.           Other Liquidation (Repurchases, etc.)

_______                                5.           Nonliquidation

Reason:____________________________________

Address to which Custodian should
Deliver the Mortgage File:
__________________________________________
__________________________________________
__________________________________________

By:_______________________________________
            (authorized signer)

                Issuer:_____________________________________

Address:___________________________________
                ___________________________________

Date:______________________________________

Custodian

Wells Fargo Bank, N.A.

Please acknowledge the execution of the above request by your signature and date below:

____________________________________                        _________________
Signature                                                                            Date

Documents returned to Custodian:

____________________________________                        _________________
Custodian                                                                           Date

EXHIBIT M

[RESERVED]

EXHIBIT N

[RESERVED]

EXHIBIT O

[RESERVED]

EXHIBIT P

[RESERVED]

EXHIBIT Q

FORM OF ASSESSMENT OF COMPLIANCE

[Name of Trust] (the “Trust”)
Mortgage Pass-Through Certificates
Series 20[__]-[__]

I, [name of certifying individual], a duly elected and acting officer of [__________________________] (the “Assessing Party”), certify pursuant to Section 3.22 of the Pooling and Servicing Agreement to the Depositor, [the Trust Administrator] and each Person, if any, who “controls” the Depositor [or the Trust Administrator] within the meaning of the Securities Act of 1933, as amended, and their respective officers and directors, with respect to the calendar year immediately preceding the date of this Certificate (the “Relevant Year”), as follows:

1.           I am responsible for assessing compliance with the Servicing Criteria applicable to the Assessing Party during the Relevant Year. For purposes of this assessment, I have used the Servicing Criteria as set for in Item 1122 of Regulation AB.

2.           Based on my knowledge, the Assessing Party was in compliance with the Servicing Criteria applicable to the Assessing Party during the Relevant Year other than [state any material instance of noncompliance with respect thereto during such period].  This assessment is based on the activities the Assessing Party performs with respect to asset-backed securities transactions taken as a whole involving the Assessing Party, that are backed by the same asset type as the related Loans serviced by it.

3.           Based on the activities the Assessing Party performs with respect to asset-backed securities transactions taken as a whole involving the Assessing Party, that are backed by the same asset type as the related Mortgage Loans serviced by it, the following Servicing Criteria are not applicable to the Assessing Party: [____________].

4.           A registered public accounting firm has issued an attestation report on the Assessing Party’s assessment of compliance for the period consisting of Relevant Year.

Capitalized terms used but not defined herein have the meanings assigned in the pooling and servicing agreement dated as of September 1, 2007 (the “Pooling and Servicing Agreement”) among Mortgage Asset Securitization Transactions, Inc., as depositor, UBS Real Estate Securities Inc., as transferor, Wells Fargo Bank, N.A., as master servicer, trust administrator, as custodian, and as credit risk manager, and U.S. Bank National Association, as trustee.

[__________________],
as Assessing Party

By:
[Name]
[Title]
[Date]

EXHIBIT R

[RESERVED]

EXHIBIT S

ADDITIONAL DISCLOSURE NOTIFICATION*

Wells Fargo Bank, N.A., as Trust Administrator
9062 Old Annapolis Road
Columbia, Maryland 21045
Attn:  Corporate Trust Services-  MASTR ALTERNATIVE LOAN TRUST 2007-HF1—SEC REPORT PROCESSING

[Mortgage Asset Securitization Transactions, Inc.
1285 Avenue of the Americas
New York, NY 10019]

RE:  Additional Form [10-D][10-K][8-K] Disclosure Required

Ladies and Gentlemen:
In accordance with Section [ ] of the Pooling and Servicing Agreement, dated as of September 1, 2007, among Mortgage Asset Securitization Transactions, Inc., as Depositor, UBS Real Estate Securities Inc., as Transferor, Wells Fargo Bank N.A., as Master Servicer, Trust Administrator, Custodian and Credit Risk Manager and U.S. Bank National Association, as Trustee, the undersigned, as [          ], hereby notifies you that certain events have come to our attention that [will] [may] need to be disclosed on Form [10-D][10-K][8-K].

Description of Additional Form [10-D][10-K][8-K] Disclosure:

List of any Attachments hereto to be included in the Additional Form [10-D][10-K][8-K] Disclosure:

Any inquiries related to this notification should be directed to [                       ], phone number:  [         ]; email address:  [                   ].

[NAME OF PARTY],
as [role]

By:
Name:
Title:

*  To be sent via email to cts.sec.notifications@wellsfargo.com and by facsimile to 443-367-3307 in addition to overnight mail to the address above.

EXHIBIT T

ADDITIONAL FORM 10-D DISCLOSURE

ADDITIONAL FORM 10-D DISCLOSURE
Item on Form 10-D	Party Responsible
Item 1: Distribution and Pool Performance Information
Information included in the [Monthly Statement]	Master Servicer Servicer Trust Administrator
Any information required by 1121 which is NOT included on the [Monthly Statement]	Depositor
Item 2: Legal Proceedings

Any legal proceeding pending against the following entities or their respective property, that is material to Certificateholders, including any proceeding known to be contemplated by governmental authorities:

▪ Issuing Entity (Trust Fund)	Trustee, Master Servicer, Trust Administrator and Depositor
▪ Sponsor (Seller)	Seller (if a party to the Pooling and Servicing Agreement) or Depositor
▪ Depositor	Depositor
▪ Trustee	Trustee
▪ Trust Administrator	Trust Administrator
▪ Master Servicer	Master Servicer
▪ Custodian	Custodian
▪ 1110(b) Originator	Depositor
▪ Any 1108(a)(2) Servicer (other than the Master Servicer or Trust Administrator)	Servicer
▪ Any other party contemplated by 1100(d)(1)	Depositor
Item 3:  Sale of Securities and Use of Proceeds
Information from Item 2(a) of Part II of Form 10-Q:

With respect to any sale of securities by the sponsor, depositor or issuing entity, that are backed by the same asset pool or are otherwise issued by the issuing entity, whether or not registered, provide the sales and use of proceeds information in Item 701 of Regulation S-K.  Pricing information can be omitted if securities were not registered.
Depositor

Item 4:  Defaults Upon Senior Securities

Information from Item 3 of Part II of Form 10-Q:

Report the occurrence of any Event of Default (after expiration of any grace period and provision of any required notice)
Trust Administrator Trustee
Item 5: Submission of Matters to a Vote of Security Holders Information from Item 4 of Part II of Form 10-Q	Trust Administrator Trustee
Item 6: Significant Obligors of Pool Assets Item 1112(b) –Significant Obligor Financial Information*	Depositor
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Item.
Item 7: Significant Enhancement Provider Information Item 1114(b)(2) – Credit Enhancement Provider Financial Information*
▪ Determining applicable disclosure threshold	Depositor
▪ Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference	Depositor
Item 1115(b) – Derivative Counterparty Financial Information*
▪ Determining current maximum probable exposure	Depositor
▪ Determining current significance percentage	Depositor
▪ Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference	Depositor
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.
Item 8: Other Information Disclose any information required to be reported on Form 8-K during the period covered by the Form 10-D but not reported	Any party responsible for the applicable Form 8-K Disclosure item
Item 9: Exhibits
Monthly Statement to Certificateholders	Trust Administrator
Exhibits required by Item 601 of Regulation S-K, such as material agreements	Depositor

EXHIBIT U

ADDITIONAL FORM 10-K DISCLOSURE

ADDITIONAL FORM 10-K DISCLOSURE
Item on Form 10-K	Party Responsible
Item 1B: Unresolved Staff Commentse	Depositor
Item 9B: Other Information Disclose any information required to be reported on Form 8-K during the fourth quarter covered by the Form 10-K but not reported	Any party responsible for disclosure items on Form 8-K
Item 15: Exhibits, Financial Statement Schedules	Trust Administrator Depositor
Reg AB Item 1112(b): Significant Obligors of Pool Assets
Significant Obligor Financial Information*	Depositor
*This information need only be reported on the Form 10-K if updated information is required pursuant to the Item.
Reg AB Item 1114(b)(2): Credit Enhancement Provider Financial Information
▪ Determining applicable disclosure threshold	Depositor
▪ Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference	Depositor
*This information need only be reported on the Form 10-K if updated information is required pursuant to the Item.
Reg AB Item 1115(b): Derivative Counterparty Financial Information
▪ Determining current maximum probable exposure	Depositor
▪ Determining current significance percentage	Depositor
▪ Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference	Depositor
*This information need only be reported on the Form 10-K if updated information is required pursuant to the Item.
Reg AB Item 1117: Legal Proceedings

Any legal proceeding pending against the following entities or their respective property, that is material to Certificateholders, including any proceeding known to be contemplated by governmental authorities:

▪ Issuing Entity (Trust Fund)	Trustee, Master Servicer, Trust Administrator and Depositor
▪ Sponsor (Seller)	Seller (if a party to the Pooling and Servicing Agreement) or Depositor
▪ Depositor	Depositor
▪ Trustee	Trustee
▪ Trust Administrator	Trust Administrator
▪ Master Servicer	Master Servicer
▪ Custodian	Custodian
▪ 1110(b) Originator	Depositor
▪ Any 1108(a)(2) Servicer (other than the Master Servicer or Trust Administrator)	Servicer
▪ Any other party contemplated by 1100(d)(1)	Depositor
Reg AB Item 1119: Affiliations and Relationships
Whether (a) the Sponsor (Seller), Depositor or Issuing Entity is an affiliate of the following parties, and (b) to the extent known and material, any of the following parties are affiliated with one another:

Depositor as to (a) Sponsor/Seller as to (a)
▪ Master Servicer	Master Servicer
▪ Trust Administrator	Trust Administrator
▪ Trustee	Trustee
▪ Any other 1108(a)(3) servicer	Servicer
▪ Any 1110 Originator	Depositor/Sponsor
▪ Any 1112(b) Significant Obligor	Depositor/Sponsor
▪ Any 1114 Credit Enhancement Provider	Depositor/Sponsor
▪ Any 1115 Derivate Counterparty Provider	Depositor/Sponsor
▪ Any other 1101(d)(1) material party	Depositor/Sponsor
Whether there are any “outside the ordinary course business arrangements” other than would be obtained in an arm’s length transaction between (a) the Sponsor (Seller), Depositor or Issuing Entity on the one hand, and (b) any of the following parties (or their affiliates) on the other hand, that exist currently or within the past two years and that are material to a Certificateholder’s understanding of the Certificates:
Depositor as to (a) Sponsor/Seller as to (a)
▪ Master Servicer	Master Servicer
▪ Trust Administrator	Trust Administrator
▪ Trustee	Trustee
▪ Any other 1108(a)(3) servicer	Servicer
▪ Any 1110 Originator	Depositor/Sponsor
▪ Any 1112(b) Significant Obligor	Depositor/Sponsor
▪ Any 1114 Credit Enhancement Provider	Depositor/Sponsor
▪ Any 1115 Derivate Counterparty Provider	Depositor/Sponsor
▪ Any other 1101(d)(1) material party	Depositor/Sponsor
Whether there are any specific relationships involving the transaction or the pool assets between (a) the Sponsor (Seller), Depositor or Issuing Entity on the one hand, and (b) any of the following parties (or their affiliates) on the other hand, that exist currently or within the past two years and that are material:
Depositor as to (a) Sponsor/Seller as to (a)
▪ Master Servicer	Master Servicer
▪ Trust Administrator	Trust Administrator
▪ Trustee	Trustee
▪ Any other 1108(a)(3) servicer	Servicer
▪ Any 1110 Originator	Depositor/Sponsor
▪ Any 1112(b) Significant Obligor	Depositor/Sponsor
▪ Any 1114 Credit Enhancement Provider	Depositor/Sponsor
▪ Any 1115 Derivate Counterparty Provider	Depositor/Sponsor
▪ Any other 1101(d)(1) material party	Depositor/Sponsor

EXHIBIT V

FORM 8-K DISCLOSURE INFORMATION

FORM 8-K DISCLOSURE INFORMATION
Item on Form 8-K	Party Responsible
Item 1.01- Entry into a Material Definitive Agreement

Disclosure is required regarding entry into or amendment of any definitive agreement that is material to the securitization, even if depositor is not a party.

Examples: servicing agreement, custodial agreement.

Note: disclosure not required as to definitive agreements that are fully disclosed in the prospectus
All parties with respect to any agreement entered into by such party
Item 1.02- Termination of a Material Definitive Agreement

Disclosure is required regarding termination of  any definitive agreement that is material to the securitization (other than expiration in accordance with its terms), even if depositor is not a party.

Examples: servicing agreement, custodial agreement.
All parties with respect to any agreement entered into by such party
Item 1.03- Bankruptcy or Receivership Disclosure is required regarding the bankruptcy or receivership, with respect to any of the following:	Depositor
▪ Sponsor (Seller)	Depositor/Sponsor (Seller)
▪ Depositor	Depositor
▪ Master Servicer	Master Servicer
▪ Affiliated Servicer	Servicer
▪ Other Servicer servicing 20% or more of the pool assets at the time of the report	Servicer
▪ Other material servicers	Servicer
▪ Trustee	Trustee
▪ Trust Administrator	Trust Administrator
▪ Significant Obligor	Depositor
▪ Credit Enhancer (10% or more)	Depositor
▪ Derivative Counterparty	Depositor
▪ Custodian	Custodian
Item 2.04- Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

Includes an early amortization, performance trigger or other event, including event of default, that would materially alter the payment priority/distribution of cash flows/amortization schedule.

Disclosure will be made of events other than waterfall triggers which are disclosed in the monthly statements to the certificateholders.
Depositor Master Servicer Trust Administrator
Item 3.03- Material Modification to Rights of Security Holders

Disclosure is required of any material modification to document defining the rights of Certificateholders, including the Pooling and Servicing Agreement.
Trust Administrator/Trustee/Depositor (with respect to each, only to the extent it is a party to any such documents)
Item 5.03- Amendments of Articles of Incorporation or Bylaws; Change of Fiscal Year Disclosure is required of any amendment “to the governing documents of the issuing entity”.	Depositor
Item 6.01- ABS Informational and Computational Material	Depositor
Item 6.02- Change of Servicer or Trust Administrator

Requires disclosure of any removal, replacement, substitution or addition of any master servicer, affiliated servicer, other servicer servicing 10% or more of pool assets at time of report, other material servicers or trustee.
Master Servicer/Trust Administrator/Depositor/ Servicer Trustee (as to itself or the Master Servicer)
Reg AB disclosure about any new servicer or master servicer is also required.	Servicer/Master Servicer/Depositor
Reg AB disclosure about any new Trustee is also required.	Trustee
Item 6.03- Change in Credit Enhancement or External Support
Covers termination of any enhancement in manner other than by its terms, the addition of an enhancement, or a material change in the enhancement provided.  Applies to external credit enhancements as well as derivatives.
Depositor/Trust Administrator
Reg AB disclosure about any new enhancement provider is also required.	Depositor
Item 6.04- Failure to Make a Required Distribution	Trust Administrator
Item 6.05- Securities Act Updating Disclosure

If any material pool characteristic differs by 5% or more at the time of issuance of the securities from the description in the final prospectus, provide updated Reg AB disclosure about the actual asset pool.
Depositor
If there are any new servicers or originators required to be disclosed under Regulation AB as a result of the foregoing, provide the information called for in Items 1108 and 1110 respectively.	Depositor
Item 7.01- Reg FD Disclosure	All parties as to material nonpublic information disclosed by such party
Item 8.01- Other Events Any event, with respect to which information is not otherwise called for in Form 8-K, that the registrant deems of importance to certificateholders.	Depositor
Item 9.01- Financial Statements and Exhibits	Responsible party for reporting/disclosing the financial statement or exhibit

EXHIBIT W

FORM OF SARBANES-OXLEY CERTIFICATION

Re:           The [                      ] agreement dated as of [                                                      l, 200[ ] (the “Agreement”), among [IDENTIFY PARTIES]

I, ____________________________, the _______________________ of [NAME OF COMPANY] (the “Company”), certify to [the Purchaser], [the Depositor], and the [Master Servicer] [Trust Administrator], and their officers, with the knowledge and intent that they will rely upon this certification, that:

a.  I have reviewed the servicer compliance statement of the Company provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Company’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans by the Company during 200[ ] that were delivered by the Company to the [Depositor] [Master Servicer] [Trust Administrator] pursuant to the Agreement (collectively, the “Company Servicing Information”);

b.  Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

c.  Based on my knowledge, all of the Company Servicing Information required to be provided by the Company under the Agreement has been provided to the [Depositor] [Master Servicer] [Trust Administrator];

d.  I am responsible for reviewing the activities performed by the Company as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Company has fulfilled its obligations under the Agreement in all material respects; and

e.  The Compliance Statement required to be delivered by the Company pursuant to this Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Company and by any Subservicer and Subcontractor pursuant to the Agreement, have been provided to the [Depositor] [Master Servicer].  Any material instances of noncompliance described in such reports have been disclosed to the [Depositor] [Master Servicer]. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

Date: _________________________

By: ___________________________
Name:
Title:

EXHIBIT X

Assessments of Compliance and Attestation Reports Servicing Criteria*

Reg. AB Item 1122(d) Servicing Criteria	Servicer	Trustee	Custodian/ Paying Agent/ Master Servicer/ Trust Administrator
General Servicing Considerations
monitoring performance or other triggers and events of default	X		X
monitoring performance of vendors of activities outsourced	X		X
maintenance of back-up servicer for pool assets	X
fidelity bond and E&O policies in effect	X		X
Cash Collection and Administration
timing of deposits to custodial account	X		X
wire transfers to investors by authorized personnel	X		X
advances or guarantees made, reviewed and approved as required	X		X
accounts maintained as required	X		X
accounts at federally insured depository institutions	X		X
unissued checks safeguarded	X		X
monthly reconciliations of accounts	X		X
Investor Remittances and Reporting
investor reports	X		X
remittances	X		X
proper posting of distributions	X		X
reconciliation of remittances and payment statements	X		X
Pool Asset Administration
maintenance of pool collateral	X		X
safeguarding of pool assets/documents	X		X
additions, removals and substitutions of pool assets	X
posting and allocation of pool asset payments to pool assets	X
reconciliation of servicer records	X
modifications or other changes to terms of pool assets	X
loss mitigation and recovery actions	X
records regarding collection efforts	X
adjustments to variable interest rates on pool assets	X
matters relating to funds held in trust for obligors	X
payments made on behalf of obligors (such as for taxes or insurance)	X
late payment penalties with respect to payments made on behalf of obligors	X
records with respect to payments made on behalf of obligors	X
recognition and recording of delinquencies, charge-offs and uncollectible accounts	X		X
maintenance of external credit enhancement or other support

* The descriptions of the Item 1122(d) servicing criteria use key words and phrases and are not verbatim recitations of the servicing criteria.  Refer to Regulation AB, Item 1122(d) for a full description of servicing criteria.

EXHIBIT Y

FORM OF ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENTS

ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

THIS ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT (this “Agreement”) dated as of September 1, 2007, among UBS Real Estate Securities Inc., a Delaware corporation (the “Assignor” or the “Purchaser”), Mortgage Asset Securitization Transactions, Inc. (the “Assignee”) and Bank of America, National Association (the “Company”).

In consideration of mutual promises contained herein, the parties hereto agree that those certain mortgage loans (the “Assigned Loans”) listed on Attachment 1 hereto (the “Assigned Loan Schedule”), and, solely with respect to the servicing provisions as they relate to the Assigned Loans (as specified in Section 1.02 below), that certain Flow Mortgage Loan Sale and Servicing Agreement, dated as of April 1, 2005, as amended, between the Assignor and the Company (the “Servicing Agreement”), shall be assigned to Assignee in accordance with the terms of this Agreement.  For purposes of this Agreement, the term “Servicing Agreement” includes any separate bill of sale, letter, assignment and conveyance or other instrument pursuant to which Company and Assignor effectuated the purchase and sale of any Mortgage Loan following the execution and delivery of the Servicing Agreement.  Capitalized terms used herein but not defined shall have the meaning ascribed to them in the Servicing Agreement.

Section 1.01                                Assignor hereby conveys, sells, grants, transfers and assigns to Assignee all of the right, title and interest (other than those rights specifically retained by the Assignor pursuant to this Agreement) of Assignor in the Assigned Loans and, as they relate to the Assigned Loans, all of its right, title and interest in, to and under the Servicing Agreement, solely with respect to the servicing provisions thereof as they relate to the Assigned Loans (as specified in Section 1.02 below).  Assignor specifically reserves and does not assign to Assignee any right, title and interest in, to or under or any obligation with respect to any mortgage loans subject to the Servicing Agreement other than those specifically set forth on Attachment 1 hereto.

Section 1.02                                The Assignor specifically reserves and does not assign to the Assignee hereunder those rights under the Servicing Agreement that do not relate to the servicing of the Assigned Loans.  The Assignor and the Assignee desire that the Company continue to service the Assigned Loans in accordance with the Servicing Agreement and the Company has agreed to do so.

Section 2.01                                Company warrants and represents to, and covenants with, Assignor and Assignee as of the date hereof:

(i)  Attached hereto as Attachment 2 is a true and accurate copy of the Servicing Agreement, and the Servicing Agreement is in full force and effect as of the date hereof and its provisions have not been waived, further amended or modified in any respect, nor has any notice of termination been given thereunder;

(ii)  Company is a national banking association, validly existing and in good standing under the laws of the United States, and has all requisite power and authority to perform its obligations under the Servicing Agreement;

(iii)  Company has full power and authority to execute and deliver this Agreement, and to consummate the transactions set forth herein.  The consummation of the transactions contemplated by this Agreement is in the ordinary course of Company’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Company’s articles of incorporation or by-laws or any legal restriction, or any material agreement or instrument to which Company is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Company or its property is subject.  The execution, delivery and performance by Company of this Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary action on the part of Company.  This Agreement has been duly executed and delivered by Company, and, upon the due authorization, execution and delivery by Assignor and Assignee, will constitute the valid and legally binding obligation of Company, enforceable against Company in accordance with its terms except as enforceability may be limited by the effect of bankruptcy, insolvency or reorganization;

(iv)  No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Company in connection with the execution, delivery or performance by Company of this Agreement, or the consummation by it of the transactions contemplated hereby;

(v)  There is no action, suit, proceeding or investigation pending or threatened against the Company, before any court, administrative agency or other tribunal, which would draw into question the validity of this Agreement or the Servicing Agreement, or which, either in any one instance or in the aggregate, would result in any material adverse change in the ability of the Company to perform its obligations under this Agreement or the Servicing Agreement.  The Company is solvent; and

(vi)  The Company agrees to make all the representations and warranties regarding the Company set forth in Subsection 7.02 of the Servicing Agreement as of the date hereof.

Section 2.02                                The Company hereby recognizes that the Assigned Loans will be transferred by the Assignee to U.S. Bank National Association, as Trustee for the holders of MASTR Alternative Loan Trust 2007-HF1 (including its successors in interest and any successor trustee under the Pooling Agreement defined below, the “Trustee”) in a securitization transaction pursuant to a Pooling and Servicing Agreement, dated as of September 1, 2007 (the “Pooling Agreement”), among the Assignee, the Assignor, the Trustee and Wells Fargo Bank, N.A., as master servicer (the “Master Servicer”), trust administrator (the “Trust Administrator”), custodian (the “Custodian”) and as credit risk manager (the “Credit Risk Manager”).  From and after the date hereof, the Company acknowledges and agrees that (A) the Trustee will be the owner of the Assigned Loans on behalf of MASTR Alternative Loan Trust 2007-HF1 (the “Trust”), and Wells Fargo Bank, N.A., will be the Master Servicer, Trust Administrator and Custodian of the Assigned Loans, (B) the Company shall look solely to the Trustee and the Trust Administrator, on behalf of the Trust, for performance of any obligations of the Assignor insofar as they relate to the Assigned Loans, (C) the Assigned Loans will be part of a “real estate mortgage investment conduit” within the meaning of Section 860D of the Code (the “REMIC”), and the Company shall service the Assigned Loans and any real property acquired upon default thereof (including, without limitation, making or permitting any modification, waiver or amendment of any term of any Mortgage Loan) in accordance with the Servicing Agreement but in no event in a manner that would (i) cause the REMIC to fail to qualify as a REMIC or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code, the tax on contributions to a REMIC set forth in Section 860G(d) of the Code, and the tax on “net income from foreclosure property” as set forth in Section 860G(c) of the Code), and (D) if any Mortgage has been recorded in the name of MERS or its designee, the Company shall take all actions as are necessary to cause MASTR Alternative Loan Trust 2007-HF1 to be shown as the owner of the related Assigned Loan on the record of MERS for the purpose of the system of recording transfers of beneficial ownership of mortgage maintained by MERS.  It is the intention of the Assignor, the Company and the Assignee that this Agreement shall be binding upon and for the benefit of the respective successors and assigns of the parties hereto.  Neither the Company nor the Assignor shall amend or agree to amend, modify, waive, or otherwise alter any of the terms or provisions of the Servicing Agreement which amendment, modification, waiver or other alteration would in any way affect the Assigned Loans without the prior written consent of the Trustee.

Section 3.01                                Assignor hereby covenants to promptly deliver to the Assignee or its designee any Assigned Loan document received by the Assignor from the Company with respect to the Assigned Loans.

Section 3.02                               The parties hereto acknowledge that Assignee will acquire the Assigned Loans for the purpose of assigning such Assigned Loans to the Trustee for the Trust, for the benefit of the related certificateholders on the date hereof.  Assignor and Company hereby acknowledge and consent to the assignment by Assignee to the Trustee, on behalf of the Trust of all of Assignee’s rights against the Company and to the enforcement or exercise of any right or remedy against the Company by Assignee.  Such enforcement of a right or remedy by the Trustee, on behalf of the Trust, shall have the same force and effect as if the right or remedy had been enforced or exercised by Assignee directly.

Section 3.03                                 Only insofar as it relates to the Assigned Loans, the parties hereto hereby amend the Servicing Agreement as follows:

(i)  The following definitions are added to Section 1 of the Servicing Agreement:

Annual Independent Public Accountants’ Servicing Report:  A report of a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to the effect that such firm has examined certain documents and records relating to the servicing of the Mortgage Loans or mortgage loans similar in nature to the Mortgage Loans by the Company and that such firm is of the opinion that the provisions of this Agreement or similar servicing agreements have been complied with, and that, on the basis of such examination conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, nothing has come to the attention of such firm which would indicate that such servicing has not been conducted in compliance therewith, except (i) such exceptions such firm shall believe to be immaterial, and (ii) such other exceptions as shall be set forth in such report.  No Annual Independent Public Accountants’ Servicing Report shall contain any provision restricting the use of such report by the Company, including any prohibition on the inclusion of any such report in any filing with the Commission.

Business Day: Any day other than a Saturday or Sunday, or a day on which banking and savings and loan institutions in the States of New York, California, Minnesota, Maryland or Virginia are authorized or obligated by law or executive order to be closed.

Eligible Account:  Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company) have the highest short-term ratings of each Rating Agency at the time any amounts are held on deposit therein; provided, that following a downgrade, withdrawal, or suspension of such institution's rating above, each account shall promptly (and in any case within not more than 30 calendar days) be moved to one or more segregated trust accounts in the trust department of such institution, or to an account at another institution that complies with the above requirements, or (ii) a non-interest bearing segregated trust account or accounts maintained with (a) the trust department of a federal or state chartered depository institution or (b) a trust company, acting in its fiduciary capacity or (iii) any other account acceptable to each Rating Agency.  Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Trustee.  The rating requirements in clause (i) above may be amended without the consent, provided that the Person requesting such amendment obtains a letter from each Rating Agency stating that such amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates.

NIM Security:  shall mean any net interest margin security issued by an owner trust or special purpose entity that is holding all rights, title and interest in and to the Class P or Class C Certificates issued by the Trust Fund.

NIMS Insurer:  shall mean collectively, any insurance companies issuing a financial guaranty insurance policy covering certain payments to be made on NIM Securities pursuant to a NIMS Transaction.

NIMS Transaction: shall mean any transaction in which NIM Securities are secured, in part, by the payments on the Class P or Class C Certificates issued by the Trust Fund.

(ii)  Subsection 10.01 of the Servicing Agreement is hereby amended by replacing the fifth paragraph of that section in its entirety with the following:

Notwithstanding the foregoing, the Servicer may waive, modify or vary any term of such Mortgage Loan (including, but not limited to, modifications that would change the Mortgage Interest Rate, forgive the payment of principal or interest or extend the final maturity date of such Mortgage Loan, accept payment from the related Mortgagor of an amount less than the Stated Principal Balance in final satisfaction of such Mortgage Loan (such payment, a “Short Pay-off”) or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any Mortgagor only if (i) the Mortgage Loan is in default or, in the judgment of the Servicer, such default is reasonably foreseeable and (ii) in the judgment of the Servicer, any such modification, waiver or amendment could reasonably be expected to result in collections and other recoveries in respect of such Mortgage Loans in excess of net Liquidation Proceeds that would be recovered upon the foreclosure of, or other realization upon, such Mortgage Loan.  Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered, to prepare, execute and deliver, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties.  Promptly after the execution of any modification of any Mortgage Loan pursuant to this Subsection 10.01, the Servicer shall forward to the Master Servicer, to the Credit Risk Manager and the NIMS Insurer, copies of any documents evidencing such modification.  Such notification of modifications shall be delivered to the NIMS Insurer and marked “Urgent”.  The Servicer shall forward copies of such foregoing documentation in electronic format (or, upon request of either the Credit Risk Manager or the NIMS Insurer, in hard copy format).  In connection with the delivery of copies of such documentation to the NIMS Insurer and the Credit Risk Manager, the Master Servicer shall have no obligation to verify, recompute, reconcile, recalculate or reformat any information or data provided therein prior to its delivery to the NIMS Insurer and the Credit Risk Manager and shall not have any liability to either the NIMS Insurer or the Credit Risk Manager for any errors or omissions with respect to such documentation.  The Credit Risk Manager shall not have any liability to the NIMS Insurer for any errors or omissions with respect to such documentation or for the failure of the Master Servicer or Servicer to provide such information in a timely manner.  Notwithstanding anything to the contrary contained in this Agreement, the Servicer shall not make or permit any modification, waiver or amendment of any term of any Mortgage Loan (including any Prepayment Charge due on any Mortgage Loan) that would cause any REMIC created under the Trust Agreement to fail to qualify as a REMIC or result in the imposition of any tax under Section 860F(a) or Section 860G(d) of the Code.

(iii)  The following phrase is added immediately following the second sentence of the first paragraph of Subsection 10.04 of the Servicing Agreement:

“and such Custodial Account shall also be an Eligible Account.”

(iv)  Subsection 10.16 of the Servicing Agreement is hereby amended by replacing the first paragraph of that section in its entirety with the following:

On or before the tenth calendar day of each month (or if such day is not a Business Day, the immediately preceding Business Day), the Seller shall furnish to the Master Servicer and the NIMS Insurer a delinquency report in the form set forth in Exhibit 5-A, a monthly remittance advice in the form set forth in Exhibit 5-B, and a realized loss report in the form set forth in Exhibit 5-C, each in a mutually agreeable electronic format, as to the latest Due Period, together with such other information with respect to the Mortgage Loans as the Master Servicer may reasonably require to allocate distributions made pursuant to this Agreement and to provide appropriate statements in connection therewith.

(v)  Subsection 10.19 of the Servicing Agreement is hereby deleted in its entirety and replaced with “Reserved”.

(vi)  Subsection 10.20 of the Servicing Agreement is hereby deleted in its entirety and replaced with “Reserved”.

(vii)  Subsection 32.04 of the Servicing Agreement is hereby deleted in its entirety and replaced with the following:

On or before March 1st of each calendar year, commencing in 2008, the Seller shall deliver to the Purchaser, any Master Servicer and any Depositor a statement of compliance addressed to the Purchaser, such Master Servicer and such Depositor and signed by an authorized officer of the Seller, to the effect that (i) a review of the Seller’s activities during the immediately preceding calendar year (or applicable portion thereof) and of its performance under this Agreement and any applicable Reconstitution Agreement during such period has been made under such officer’s supervision, and (ii) to the best of such officers’ knowledge, based on such review, the Seller has fulfilled all of its obligations under this Agreement and any applicable Reconstitution Agreement in all material respects throughout such calendar year (or applicable portion thereof) or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such officer and the nature and the status thereof.

(viii)  Subsection 32.05 of the Servicing Agreement is hereby deleted in its entirety and replaced with the following:

           (a)           On or before March 1 of each calendar year, commencing in 2008, the Seller shall:

(i)           deliver to the Purchaser, any Master Servicer and any Depositor a report (in form and substance generally acceptable in the secondary market) regarding the Seller’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be addressed to the Purchaser, such Master Servicer and such Depositor and signed by an authorized officer of the Seller, and shall address each of the “Applicable Servicing Criteria” specified on Exhibit 9 hereto;

(ii)           deliver to the Purchaser, any Master Servicer and any Depositor a report of a registered public accounting firm (in form and substance generally acceptable in the secondary market) that attests to, and reports on, the assessment of compliance made by the Seller and delivered pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act;

(iii)           cause each Subservicer, and each Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, to deliver to the Purchaser, any Master Servicer and any Depositor an assessment of compliance and accountants’ attestation as and when provided in paragraphs (a) and (b) of this Subsection 32.05 and, to the extent required of such Subservicer or Subcontractor under Item 1123 of Regulation AB, an annual compliance certificate as and when provided by Subsection 32.04; and

(iv)           not later than March 5th of the calendar year in which such certification is to be delivered, deliver, and cause each Subservicer and each Subcontractor described in clause (iii) above to deliver, to the Purchaser, any Depositor, any Master Servicer and any other Person that will be responsible for signing the certification (a “Sarbanes Certification”) required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002) on behalf of an asset-backed issuer with respect to a Securitization a certification, signed by the appropriate officer of the Seller, in the form attached hereto as Exhibit 8 (it being understood that to the extent such certification is required to be delivered hereunder and is delivered by the Seller in connection with a Securitization, the Seller shall not be required to deliver the certification required to be delivered pursuant to Section 11.24(b) of the Servicing Addendum).

The Seller acknowledges that the parties identified in clause (a)(iv) above may rely on the certification provided by the Seller pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission.  None of the Purchaser, any Master Servicer nor any Depositor will request delivery of a certification under clause (a)(iv) above unless a Depositor or Master Servicer is required under the Exchange Act to file an annual report on Form 10-K or any amendment thereto with respect to an issuing entity whose asset pool includes Mortgage Loans.

(b)           Each assessment of compliance provided by a Subservicer pursuant to Subsection 32.05(a)(iii) shall address each of the Servicing Criteria specified on a certification substantially in the form of Exhibit 9 hereto delivered to the Purchaser concurrently with the execution of this Agreement or, in the case of a Subservicer subsequently appointed as such, on or prior to the date of such appointment. An assessment of compliance provided by a Subcontractor pursuant to Subsection 32.05(a)(iii) need not address any elements of the Servicing Criteria other than those specified by the Seller pursuant to Subsection 32.06.

(c)                  Notwithstanding the foregoing provisions of this Subsection 32.05, (i) in the event that during any calendar year (or applicable portion thereof) the Seller services 5% or less of the Mortgage Loans in the Securitization Transaction, as calculated by the Master Servicer for such Securitization Transaction, or (ii) in any calendar year in which an annual report on Form 10-K is not required to be filed with respect to an issuing entity or Securitization Transaction, then, in each such event, the Seller may, in lieu of providing an assessment of compliance and attestation thereon in accordance with Item 1122 of Regulation AB, provide (and cause each Subservicer and Subcontractor described in clause (a)(iii) above to provide) to the Depositor and the Master Servicer for such Securitization Transaction, by not later than March 1 of such calendar year, an Annual Independent Public Accountants’ Servicing Report.  If the Company provides an Annual Independent Public Accountants’ Servicing Report pursuant to this paragraph (c), then the certification required to be delivered by the Seller (and its Subservicers and Subcontractors) shall be in the form of Exhibit 8A attached hereto instead of Exhibit 8.

(ix)  Exhibit 5 to the Servicing Agreement is hereby deleted in its entirety and replaced by new Exhibits 5-A, 5-B and 5-C, substantially in the form of Attachment 3 to this Agreement, or the same information in such other form as the Company and the Master Servicer shall mutually agree.

(x)  Exhibit 9 to the Servicing Agreement is hereby deleted in its entirety and replaced by new Exhibit 9, substantially in the form of Attachment 4 to this Agreement.

(xi)  Attachment 5 to this Agreement is hereby added to the Servicing Agreement as Exhibit 8A.

(xii)  Subsection 12.01(h) of the Servicing Agreement is hereby deleted in its entirety and replaced with “Reserved”.

Section 4.01                                 All demands, notices and communications related to the Assigned Loans, the Servicing Agreement and this Agreement shall be in writing and shall be deemed to have been duly given if sent by facsimile or personally delivered or mailed by registered mail, postage prepaid, as follows:

In the case of the Company,

Bank of America, National Association
475 Crosspoint Parkway
Getzville, New York 14068-9000
Attention: Marilou Smith- Servicing Manager
Telephone: 716-635-2346
Facsimile:  716-352-2725

In the case of Assignee,

Mortgage Asset Securitization Transactions, Inc.
1285 Avenue of the Americas
New York, NY 10019
Attention:  Legal Department
Telephone No.:  (212) 713-2000

In the case of Assignor,

UBS Real Estate Securities Inc.
1285 Avenue of the Americas, 11th Floor
New York, NY  10021
Attention:  Christopher G. Schmidt
Telephone No.:  (212) 713-6049
Facsimile No.:  (212) 713-2080

In the case of the Trustee:

U.S. Bank National Association
EP-MN-WS3D
60 Livingston Avenue
St. Paul, Minnesota 55107
Attention Structured Finance/MALT 2007-HF1

Section 4.02                                Distributions required to be made by the Company under the Servicing Agreement shall be made by wire transfer of immediately available funds to Wells Fargo Bank, N.A., ABA #121-000-248, for credit to SAS Clearing; Account: 3970771416, for further credit to account #53181000.  Applicable statements should be mailed to Wells Fargo Bank, N.A., 9062 Old Annapolis Road, Columbia, Maryland 21045, Attn: Client Manager—MALT 2007-HF1.

Section 4.03                                Each party will pay any commissions it has incurred and the reasonable fees of its attorneys in connection with the negotiations for, documenting of and closing of the transactions contemplated by this Agreement.

Section 4.04                                 Reserved.

Section 4.05                                This Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflicts of law principles, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

Section 4.06                                 No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced, with prior consent of the Trustee and the NIMS Insurer.

Section 4.07                                This Agreement shall inure to the benefit of (i) the successors and assigns of the parties hereto, (ii) the Trustee and (iii) the NIMS Insurer.  Any entity into which Assignor, Assignee or Company may be merged or consolidated, to the extent permitted hereunder and under the Servicing Agreement and the Pooling Agreement, shall, without the requirement for any further writing, be deemed Assignor, Assignee or Company, respectively, hereunder.

Section 4.08                                Each of this Agreement and the Servicing Agreement shall survive the conveyance of the Assigned Loans and the assignment of the Agreements to the extent of the Assigned Loans by Assignor to Assignee and Assignee to the Trustee.

Section 4.09                                This Agreement may be executed simultaneously in any number of counterparts.  Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

Section 4.10                                 In the event that any provision of this Agreement conflicts with any provision of any of the Servicing Agreement with respect to the Assigned Loans, the terms of this Agreement shall control.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

By:
Name:
Title:

By:
Name:
Title:

UBS REAL ESTATE SECURITIES INC.

By:
Name:
Title:

By:
Name:
Title:

BANK OF AMERICA, NATIONAL ASSOCIATION

By:
Name:
Title:

ATTACHMENT 1

ASSIGNED LOAN SCHEDULE

As delivered to the Trustee on the Closing Date

ATTACHMENT 2

SERVICING AGREEMENT

On File at Thacher Proffitt & Wood LLP

ATTACHMENT 3

EXHIBITS 5-A, 5-B, 5-C TO THE SERVICING AGREEMENT

Exhibit 5-A:Standard File Layout – Delinquency Reporting
 *The column/header names in bold are the minimum fields Wells Fargo must receive from every Servicer

Column/Header Name	Description	Decimal	Format Comment
SERVICER_LOAN_NBR	A unique number assigned to a loan by the Servicer. This may be different than the LOAN_NBR
LOAN_NBR	A unique identifier assigned to each loan by the originator.
CLIENT_NBR	Servicer Client Number
SERV_INVESTOR_NBR	Contains a unique number as assigned by an external servicer to identify a group of loans in their system.
BORROWER_FIRST_NAME	First Name of the Borrower.
BORROWER_LAST_NAME	Last name of the borrower.
PROP_ADDRESS	Street Name and Number of Property
PROP_STATE	The state where the property located.
PROP_ZIP	Zip code where the property is located.
BORR_NEXT_PAY_DUE_DATE	The date that the borrower's next payment is due to the servicer at the end of processing cycle, as reported by Servicer.		MM/DD/YYYY
LOAN_TYPE	Loan Type (i.e. FHA, VA, Conv)
BANKRUPTCY_FILED_DATE	The date a particular bankruptcy claim was filed.		MM/DD/YYYY
BANKRUPTCY_CHAPTER_CODE	The chapter under which the bankruptcy was filed.
BANKRUPTCY_CASE_NBR	The case number assigned by the court to the bankruptcy filing.
POST_PETITION_DUE_DATE	The payment due date once the bankruptcy has been approved by the courts		MM/DD/YYYY
BANKRUPTCY_DCHRG_DISM_DATE	The Date The Loan Is Removed From Bankruptcy. Either by Dismissal, Discharged and/or a Motion For Relief Was Granted.		MM/DD/YYYY
LOSS_MIT_APPR_DATE	The Date The Loss Mitigation Was Approved By The Servicer		MM/DD/YYYY
LOSS_MIT_TYPE	The Type Of Loss Mitigation Approved For A Loan Such As;
LOSS_MIT_EST_COMP_DATE	The Date The Loss Mitigation /Plan Is Scheduled To End/Close		MM/DD/YYYY
LOSS_MIT_ACT_COMP_DATE	The Date The Loss Mitigation Is Actually Completed		MM/DD/YYYY
FRCLSR_APPROVED_DATE	The date DA Admin sends a letter to the servicer with instructions to begin foreclosure proceedings.		MM/DD/YYYY
ATTORNEY_REFERRAL_DATE	Date File Was Referred To Attorney to Pursue Foreclosure		MM/DD/YYYY
FIRST_LEGAL_DATE	Notice of 1st legal filed by an Attorney in a Foreclosure Action		MM/DD/YYYY
FRCLSR_SALE_EXPECTED_DATE	The date by which a foreclosure sale is expected to occur.		MM/DD/YYYY
FRCLSR_SALE_DATE	The actual date of the foreclosure sale.		MM/DD/YYYY
FRCLSR_SALE_AMT	The amount a property sold for at the foreclosure sale.	2	No commas(,) or dollar signs ($)
EVICTION_START_DATE	The date the servicer initiates eviction of the borrower.		MM/DD/YYYY
EVICTION_COMPLETED_DATE	The date the court revokes legal possession of the property from the borrower.		MM/DD/YYYY
LIST_PRICE	The price at which an REO property is marketed.	2	No commas(,) or dollar signs ($)
LIST_DATE	The date an REO property is listed at a particular price.		MM/DD/YYYY
OFFER_AMT	The dollar value of an offer for an REO property.	2	No commas(,) or dollar signs ($)
OFFER_DATE_TIME	The date an offer is received by DA Admin or by the Servicer.		MM/DD/YYYY
REO_CLOSING_DATE	The date the REO sale of the property is scheduled to close.		MM/DD/YYYY
REO_ACTUAL_CLOSING_DATE	Actual Date Of REO Sale		MM/DD/YYYY
OCCUPANT_CODE	Classification of how the property is occupied.
PROP_CONDITION_CODE	A code that indicates the condition of the property.
PROP_INSPECTION_DATE	The date a property inspection is performed.		MM/DD/YYYY
APPRAISAL_DATE	The date the appraisal was done.		MM/DD/YYYY
CURR_PROP_VAL	The current "as is" value of the property based on brokers price opinion or appraisal.	2
REPAIRED_PROP_VAL	The amount the property would be worth if repairs are completed pursuant to a broker's price opinion or appraisal.	2
If applicable:
DELINQ_STATUS_CODE	FNMA Code Describing Status of Loan
DELINQ_REASON_CODE	The circumstances which caused a borrower to stop paying on a loan. Code indicates the reason why the loan is in default for this cycle.
MI_CLAIM_FILED_DATE	Date Mortgage Insurance Claim Was Filed With Mortgage Insurance Company.		MM/DD/YYYY
MI_CLAIM_AMT	Amount of Mortgage Insurance Claim Filed		No commas(,) or dollar signs ($)
MI_CLAIM_PAID_DATE	Date Mortgage Insurance Company Disbursed Claim Payment		MM/DD/YYYY
MI_CLAIM_AMT_PAID	Amount Mortgage Insurance Company Paid On Claim	2	No commas(,) or dollar signs ($)
POOL_CLAIM_FILED_DATE	Date Claim Was Filed With Pool Insurance Company		MM/DD/YYYY
POOL_CLAIM_AMT	Amount of Claim Filed With Pool Insurance Company	2	No commas(,) or dollar signs ($)
POOL_CLAIM_PAID_DATE	Date Claim Was Settled and The Check Was Issued By The Pool Insurer		MM/DD/YYYY
POOL_CLAIM_AMT_PAID	Amount Paid On Claim By Pool Insurance Company	2	No commas(,) or dollar signs ($)
FHA_PART_A_CLAIM_FILED_DATE	Date FHA Part A Claim Was Filed With HUD		MM/DD/YYYY
FHA_PART_A_CLAIM_AMT	Amount of FHA Part A Claim Filed	2	No commas(,) or dollar signs ($)
FHA_PART_A_CLAIM_PAID_DATE	Date HUD Disbursed Part A Claim Payment		MM/DD/YYYY
FHA_PART_A_CLAIM_PAID_AMT	Amount HUD Paid on Part A Claim	2	No commas(,) or dollar signs ($)
FHA_PART_B_CLAIM_FILED_DATE	Date FHA Part B Claim Was Filed With HUD		MM/DD/YYYY
FHA_PART_B_CLAIM_AMT	Amount of FHA Part B Claim Filed	2	No commas(,) or dollar signs ($)
FHA_PART_B_CLAIM_PAID_DATE	Date HUD Disbursed Part B Claim Payment		MM/DD/YYYY
FHA_PART_B_CLAIM_PAID_AMT	Amount HUD Paid on Part B Claim	2	No commas(,) or dollar signs ($)
VA_CLAIM_FILED_DATE	Date VA Claim Was Filed With the Veterans Admin		MM/DD/YYYY
VA_CLAIM_PAID_DATE	Date Veterans Admin. Disbursed VA Claim Payment		MM/DD/YYYY
VA_CLAIM_PAID_AMT	Amount Veterans Admin. Paid on VA Claim	2	No commas(,) or dollar signs ($)
MOTION_FOR_RELIEF_DATE	The date the Motion for Relief was filed	10	MM/DD/YYYY
FRCLSR_BID_AMT	The foreclosure sale bid amount	11	No commas(,) or dollar signs ($)
FRCLSR_SALE_TYPE	The foreclosure sales results: REO, Third Party, Conveyance to HUD/VA
REO_PROCEEDS	The net proceeds from the sale of the REO property.		No commas(,) or dollar signs ($)
BPO_DATE	The date the BPO was done.
CURRENT_FICO	The current FICO score
HAZARD_CLAIM_FILED_DATE	The date the Hazard Claim was filed with the Hazard Insurance Company.	10	MM/DD/YYYY
HAZARD_CLAIM_AMT	The amount of the Hazard Insurance Claim filed.	11	No commas(,) or dollar signs ($)
HAZARD_CLAIM_PAID_DATE	The date the Hazard Insurance Company disbursed the claim payment.	10	MM/DD/YYYY
HAZARD_CLAIM_PAID_AMT	The amount the Hazard Insurance Company paid on the claim.	11	No commas(,) or dollar signs ($)
ACTION_CODE	Indicates loan status		Number
NOD_DATE	Notice of Default date		MM/DD/YYYY
NOI_DATE	Notice of Intention to F/C date		MM/DD/YYYY
ACTUAL_PAYMENT_PLAN_START_DATE	Date the loss mitigation payment plan starts		MM/DD/YYYY
ACTUAL_PAYMENT_ PLAN_END_DATE	Date the loss mitigation payment plan is scheduled to end		MM/DD/YYYY
ACTUAL_REO_START_DATE	Date the loan moved into REO status		MM/DD/YYYY
REO_SALES_PRICE	The price the property sold for in REO		Number
REALIZED_LOSS/GAIN	As defined in the Servicing Agreement		Number

Exhibit 5-A:Standard File Codes – Delinquency Reporting

The Loss Mit Type field should show the approved Loss Mitigation Code as follows:

• ASUM-	Approved Assumption
• BAP-	Borrower Assistance Program
• CO-	Charge Off
• DIL-	Deed-in-Lieu
• FFA-	Formal Forbearance Agreement
• MOD-	Loan Modification
• PRE-	Pre-Sale
• SS-	Short Sale
• MISC-	Anything else approved by the PMI or Pool Insurer

NOTE: Wells Fargo Bank will accept alternative Loss Mitigation Types to those above, provided that they are consistent with industry standards.  If Loss Mitigation Types other than those above are used, the Servicer must supply Wells Fargo Bank with a description of each of the Loss Mitigation Types prior to sending the file.

The Occupant Code field should show the current status of the property code as follows:

• Mortgagor
• Tenant
• Unknown
• Vacant

The Property Condition field should show the last reported condition of the property as follows:

• Damaged
• Excellent
• Fair
• Gone
• Good
• Poor
• Special Hazard
• Unknown

Exhibit 5-A:Standard File Codes – Delinquency Reporting, Continued

The FNMA Delinquent Reason Code field should show the Reason for Delinquency as follows:

Delinquency Code	Delinquency Description
001	FNMA-Death of principal mortgagor
002	FNMA-Illness of principal mortgagor
003	FNMA-Illness of mortgagor’s family member
004	FNMA-Death of mortgagor’s family member
005	FNMA-Marital difficulties
006	FNMA-Curtailment of income
007	FNMA-Excessive Obligation
008	FNMA-Abandonment of property
009	FNMA-Distant employee transfer
011	FNMA-Property problem
012	FNMA-Inability to sell property
013	FNMA-Inability to rent property
014	FNMA-Military Service
015	FNMA-Other
016	FNMA-Unemployment
017	FNMA-Business failure
019	FNMA-Casualty loss
022	FNMA-Energy environment costs
023	FNMA-Servicing problems
026	FNMA-Payment adjustment
027	FNMA-Payment dispute
029	FNMA-Transfer of ownership pending
030	FNMA-Fraud
031	FNMA-Unable to contact borrower
INC	FNMA-Incarceration

Exhibit 5-A:Standard File Codes – Delinquency Reporting, Continued

The FNMA Delinquent Status Code field should show the Status of Default as follows:

Status Code	Status Description
09	Forbearance
17	Pre-foreclosure Sale Closing Plan Accepted
24	Government Seizure
26	Refinance
27	Assumption
28	Modification
29	Charge-Off
30	Third Party Sale
31	Probate
32	Military Indulgence
43	Foreclosure Started
44	Deed-in-Lieu Started
49	Assignment Completed
61	Second Lien Considerations
62	Veteran’s Affairs-No Bid
63	Veteran’s Affairs-Refund
64	Veteran’s Affairs-Buydown
65	Chapter 7 Bankruptcy
66	Chapter 11 Bankruptcy
67	Chapter 13 Bankruptcy

Exhibit 5-B:Standard File Layout – Master Servicing
Column Name	Description	Decimal	Format Comment	Max Size
Each file requires the following fields:
SER_INVESTOR_NBR	A value assigned by the Servicer to define a group of loans.		Text up to 20 digits	20
LOAN_NBR	A unique identifier assigned to each loan by the investor.		Text up to 10 digits	10
SERVICER_LOAN_NBR	A unique number assigned to a loan by the Servicer. This may be different than the LOAN_NBR.		Text up to 10 digits	10
SCHED_PAY_AMT	Scheduled monthly principal and scheduled interest payment that a borrower is expected to pay, P&I constant.	2	No commas(,) or dollar signs ($)	11
NOTE_INT_RATE	The loan interest rate as reported by the Servicer.	4	Max length of 6	6
NET_INT_RATE	The loan gross interest rate less the service fee rate as reported by the Servicer.	4	Max length of 6	6
SERV_FEE_RATE	The servicer's fee rate for a loan as reported by the Servicer.	4	Max length of 6	6
SERV_FEE_AMT	The servicer's fee amount for a loan as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
NEW_PAY_AMT	The new loan payment amount as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
NEW_LOAN_RATE	The new loan rate as reported by the Servicer.	4	Max length of 6	6
ARM_INDEX_RATE	The index the Servicer is using to calculate a forecasted rate.	4	Max length of 6	6
ACTL_BEG_PRIN_BAL	The borrower's actual principal balance at the beginning of the processing cycle.	2	No commas(,) or dollar signs ($)	11
ACTL_END_PRIN_BAL	The borrower's actual principal balance at the end of the processing cycle.	2	No commas(,) or dollar signs ($)	11
BORR_NEXT_PAY_DUE_DATE	The date at the end of processing cycle that the borrower's next payment is due to the Servicer, as reported by Servicer.		MM/DD/YYYY	10
SERV_CURT_AMT_1	The first curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_1	The curtailment date associated with the first curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_ AMT_1	The curtailment interest on the first curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_AMT_2	The second curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_2	The curtailment date associated with the second curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_ AMT_2	The curtailment interest on the second curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11

Exhibit 5-B:Continued	Standard Loan Level File Layout
Column Name	Description	Decimal	Format Comment	Max Size
SERV_CURT_AMT_3	The third curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_3	The curtailment date associated with the third curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_AMT_3	The curtailment interest on the third curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
PIF_AMT	The loan "paid in full" amount as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
PIF_DATE	The paid in full date as reported by the Servicer.		MM/DD/YYYY	10
ACTION_CODE	The standard FNMA numeric code used to indicate the default/delinquent status of a particular loan.		Action Code Key: 15=Bankruptcy, 30=Foreclosure, , 60=PIF, 63=Substitution, 65=Repurchase,70=REO	2
INT_ADJ_AMT	The amount of the interest adjustment as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
SOLDIER_SAILOR_ADJ_AMT	The Soldier and Sailor Adjustment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
NON_ADV_LOAN_AMT	The Non Recoverable Loan Amount, if applicable.	2	No commas(,) or dollar signs ($)	11
LOAN_LOSS_AMT	The amount the Servicer is passing as a loss, if applicable.	2	No commas(,) or dollar signs ($)	11
Plus the following applicable fields:
SCHED_BEG_PRIN_BAL	The scheduled outstanding principal amount due at the beginning of the cycle date to be passed through to investors.	2	No commas(,) or dollar signs ($)	11
SCHED_END_PRIN_BAL	The scheduled principal balance due to investors at the end of a processing cycle.	2	No commas(,) or dollar signs ($)	11
SCHED_PRIN_AMT	The scheduled principal amount as reported by the Servicer for the current cycle -- only applicable for Scheduled/Scheduled Loans.	2	No commas(,) or dollar signs ($)	11
SCHED_NET_INT	The scheduled gross interest amount less the service fee amount for the current cycle as reported by the Servicer -- only applicable for Scheduled/Scheduled Loans.	2	No commas(,) or dollar signs ($)	11
ACTL_PRIN_AMT	The actual principal amount collected by the Servicer for the current reporting cycle -- only applicable for Actual/Actual Loans.	2	No commas(,) or dollar signs ($)	11
ACTL_NET_INT	The actual gross interest amount less the service fee amount for the current reporting cycle as reported by the Servicer -- only applicable for Actual/Actual Loans.	2	No commas(,) or dollar signs ($)	11
PREPAY_PENALTY_ AMT	The penalty amount received when a borrower prepays on his loan as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
PREPAY_PENALTY_ WAIVED	The prepayment penalty amount for the loan waived by the servicer.	2	No commas(,) or dollar signs ($)	11

Exhibit 5-B: Continued	Standard Loan Level File Layout
Column Name	Description	Decimal	Format Comment	Max Size
MOD_DATE	The Effective Payment Date of the Modification for the loan.		MM/DD/YYYY	10
MOD_TYPE	The Modification Type.		Varchar - value can be alpha or numeric	30
DELINQ_P&I_ADVANCE_AMT	The current outstanding principal and interest advances made by Servicer.	2	No commas(,) or dollar signs ($)	11
BREACH_FLAG	Flag to indicate if the repurchase of a loan is due to a breach of Representations and Warranties		Y=Breach N=NO Breach Let blank if N/A	1

Exhibit 5-C: Calculation of Realized Loss/Gain Form 332– Instruction Sheet
NOTE:  Do not net or combine items.  Show all expenses individually and all credits as separate line items.  Claim packages are due on the remittance report date.  Late submissions may result in claims not being passed until the following month.  The Servicer is responsible to remit all funds pending loss approval and /or resolution of any disputed items.

The numbers on the 332 form correspond with the numbers listed below.

Liquidation and Acquisition Expenses:

1.
The Actual Unpaid Principal Balance of the Mortgage Loan.  For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

2.
The Total Interest Due less the aggregate amount of servicing fee that would have been earned if all delinquent payments had been made as agreed. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

3.
Accrued Servicing Fees based upon the Scheduled Principal Balance of the Mortgage Loan as calculated on a monthly basis. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

4-12.	Complete as applicable. Required documentation:

*  For taxes and insurance advances – see page 2 of 332 form - breakdown required showing period of coverage, base tax, interest, penalty.  Advances prior to default require evidence of servicer efforts to recover advances.

 *  For escrow advances - complete payment history

    (to calculate advances from last positive escrow balance forward)

*  Other expenses -  copies of corporate advance history showing all payments

*  REO repairs> $1500 require explanation

*  REO repairs>$3000 require evidence of at least 2 bids.

*  Short Sale or Charge Off require P&L supporting the decision and WFB’s approved Servicing Officer certification.

*  Unusual or extraordinary items may require further documentation.

13.	The total of lines 1 through 12.

Credits:

14-21.	Complete as applicable. Required documentation:

* Copy of the HUD 1 from the REO sale.  If a 3rd Party Sale, bid instructions and Escrow Agent / Attorney Letter of Proceeds Breakdown.

*  Copy of EOB for any MI or gov't guarantee

*  All other credits need to be clearly defined on the 332 form

22.	The total of lines 14 through 21.

Please Note:	For HUD/VA loans, use line (18a) for Part A/Initial proceeds and line (18b) for Part B/Supplemental proceeds.

Total Realized Loss (or Amount of Any Gain)

23.	The total derived from subtracting line 22 from 13. If the amount represents a realized gain, show the amount in parenthesis ( ).

Exhibit 5-C:Calculation of Realized Loss/Gain Form 332

Prepared by: __________________   Date: _______________
Phone: ______________________    Email Address:_____________________

Servicer Loan No.	Servicer Name	Servicer Address

WELLS FARGO BANK, N.A. Loan No._____________________________

Borrower's Name: _________________________________________________________
Property Address: _________________________________________________________

Liquidation Type:     REO Sale   3rd Party Sale  Short Sale     Charge Off

Was this loan granted a Bankruptcy deficiency or cramdown  Yes      No
If “Yes”, provide deficiency or cramdown amount _______________________________

Liquidation and Acquisition Expenses:

(1)	Actual Unpaid Principal Balance of Mortgage Loan	$(1)
(2)	Interest accrued at Net Rate	(2)
(3)	Accrued Servicing Fees	(3)
(4)	Attorney's Fees	(4)
(5)	Taxes (see page 2)	(5)
(6)	Property Maintenance	(6)
(7)	MI/Hazard Insurance Premiums (see page 2)	(7)
(8)	Utility Expenses	(8)
(9)	Appraisal/BPO	(9)
(10)	Property Inspections	(10)
(11)	FC Costs/Other Legal Expenses	(11)
(12)	Other (itemize)	(12)
	Cash for Keys	(12)
	HOA/Condo Fees	(12)
		(12)

	Total Expenses	$(13)
Credits:
(14)	Escrow Balance	$(14)
(15)	HIP Refund	(15)
(16)	Rental Receipts	(16)
(17)	Hazard Loss Proceeds	(17)
(18)	Primary Mortgage Insurance / Gov’t Insurance	(18a)
HUD Part A

HUD Part B		(18b)
(19)	Pool Insurance Proceeds	(19)
(20)	Proceeds from Sale of Acquired Property	(20)
(21)	Other (itemize)	(21)
		(21)

	Total Credits	$(22)
Total Realized Loss (or Amount of Gain)		$(23)

Escrow Disbursement Detail

Type (Tax /Ins.)	Date Paid	Period of Coverage	Total Paid	Base Amount	Penalties	Interest

ATTACHMENT 4

NEW EXHIBIT 9 TO THE SERVICING AGREEMENT

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by [the Company] [Name of Subservicer] shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria”:

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
X
Cash Collection and Administration
1122(d)(2)(i)
Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
X
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
X
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
X
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.
X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.	X
1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements.	X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X
1122(d)(4)(iv)
Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.
X
1122(d)(4)(v)	The Servicer’s records regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor’s mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
X
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
X
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.	X
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
X
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

ATTACHMENT 5

EXHIBIT 8A

FORM OF ANNUAL CERTIFICATION

Re:	The [	] agreement dated as of [	l, 200[ ] (the “Agreement”), among [IDENTIFY PARTIES]

I, ____________________________, the _______________________ of [NAME OF COMPANY] (the “Company”), certify to [the Purchaser], [the Depositor], and the [Master Servicer] [Securities Administrator] [Trustee], and their officers, with the knowledge and intent that they will rely upon this certification, that:

(1)           I have reviewed the servicer compliance statement of the Company provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the Annual Independent Public Accountants’ Servicing Report (as defined in the Agreement), and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans by the Company during 200[ ] that were delivered by the Company to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee] pursuant to the Agreement (collectively, the “Company Servicing Information”);

(2)           Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

(3)           Based on my knowledge, all of the Company Servicing Information required to be provided by the Company under the Agreement has been provided to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee];

(4)           I am responsible for reviewing the activities performed by the Company as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement and the Annual Independent Public Accountants’ Servicing Report, the Company has fulfilled its obligations under the Agreement in all material respects; and

(5)           The Compliance Statement required to be delivered by the Company pursuant to the Agreement, and the Annual Independent Public Accountants’ Servicing Report required to be provided by the Company and by any Subservicer and Subcontractor pursuant to the Agreement, have been provided to the [Depositor] [Master Servicer].  Any material instances of noncompliance described in such reports have been disclosed to the [Depositor] [Master Servicer]. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

Date:

By:
Name:
Title:

TRANSFER NOTICE

September 1, 2007

Cenlar FSB, as Servicer
P.O. Box 77400
425 Phillips Boulevard
Trenton, New Jersey 08628

You are hereby notified that as of September 1, 2007 (the “Effective Date”), the undersigned has transferred the Securitized Loans listed on the attached schedule (the “Securitized Loans”) to MASTR Alternative Loan Trust 2007-HF1 (the “Trust”).  The attached schedule also contains a field which sets forth the Servicing Fee Rate(s) and the Prepayment Charge Schedule.  You agree to service such Securitized Loans as Securitized Loans under that certain Servicing Agreement dated as of January 1, 2006 (the “Servicing Agreement”), by and among Cenlar FSB, as servicer (the “Servicer”), UBS Real Estate Securities Inc., as seller (“UBS” or the “Seller”) and Wells Fargo Bank, National Association, as master servicer (the “Master Servicer”).  In addition, you shall recognize the Trust or the Master Servicer or U.S. Bank National Association (the “Trustee”), acting as agents for the Trust, as having the same rights as UBS as Seller under the Servicing Agreement with respect to such transferred Securitized Loans.  The address for notice for the Trustee for these Securitized Loans is EP-MN-WS3D, 60 Livingston Avenue, St. Paul, Minnesota 55107, Attention: Structured Finance—MASTR Alternative Loan Trust 2007-HF1.

Modifications to the Servicing Agreement: Only insofar as it relates to the Securitized Loans, the parties hereto hereby amend the Servicing Agreement as follows:

1. The sixth and seventh paragraphs of Section 3.01 of the Servicing Agreement is hereby deleted in its entirety and replaced with the following:

Consistent with the terms of this Agreement and except as provided in Section 3.15 hereof, the Servicer may waive any late payment charge, assumption fee or other fee (other than a Prepayment Charge) that may be collected in the ordinary course of servicing the Securitized Loans.  The Servicer shall not make any future advances to any Mortgagor under any Securitized Loan, and (unless the Mortgagor is in default with respect to the Securitized Loan or such default is, in the judgment of the Servicer, reasonably foreseeable) the Servicer shall not permit any modification of any material term of any Securitized Loan, including any modification that would change the Mortgage Interest Rate, defer or forgive the payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal) or change the final maturity date on such Securitized Loan.  In the event of any such modification which permits the deferral of interest or principal payments on any Securitized Loan, the Servicer shall, on the Business Day immediately preceding the Remittance Date in any month in which any such principal or interest payment has been deferred, make a Monthly Advance in accordance with Section 4.03, in an amount equal to the difference between (a) such month’s principal and one month’s interest at the Securitized Loan Remittance Rate on the unpaid principal balance of such Securitized Loan and (b) the amount paid by the Mortgagor.  notwithstanding the foregoing, in the event that any Mortgage Loan is in default or, in the judgment of the Servicer, such default is reasonably foreseeable, the Servicer, consistent with the standards set forth in this Section (i), may also waive, modify or vary any term of such Mortgage Loan (including modifications that would change the Mortgage Interest Rate, forgive the payment of principal or interest or extend the final maturity date of such Mortgage Loan, accept payment from the related Mortgagor of an amount less than the Stated Principal Balance in final satisfaction of such Mortgage Loan (such payment, a “Short Pay-off”) or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any Mortgagor; provided that, in the judgment of the Servicer, any such modification, waiver or amendment could reasonably be expected to result in collections and other recoveries in respect of such Mortgage Loans in excess of net Liquidation Proceeds that would be recovered upon the foreclosure of, or other realization upon, such Mortgage Loan.  The Servicer shall be entitled to reimbursement for such advances to the same extent as for all other advances made pursuant to Section 4.03.  The Servicer may permit modifications to a Securitized Loan, which are authorized by the express terms of either an allonge to the related Mortgage Note or an addendum to the related Mortgage in existence as of the Effective Date. Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself and the related Trust, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Securitized Loans and with respect to the Mortgaged Properties.  Upon the written request of the Servicer, the Trustee shall execute and deliver to the Servicer, within the later of fifteen days from the Closing Date or within fifteen days of such Servicer request, any powers of attorney (one for each county in which any of the Mortgaged Properties are located) and other documents, furnished to it by the Servicer and reasonably satisfactory to the Trustee, necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.  Promptly after the execution of any modification of any Mortgage Loan pursuant to this Section 3.01, the Servicer shall forward to the Master Servicer and Wells Fargo Bank, N.A. (the “Credit Risk Manager”) copies of any documents evidencing such modification.  The Servicer shall forward copies of such foregoing documentation in electronic format (or, upon request of the Credit Risk Manager in hard copy format). In connection with the delivery of copies of such documentation to the Credit Risk Manager, the Master Servicer shall have no obligation to verify, recompute, reconcile, recalculate or reformat any information or data provided therein prior to its delivery to the Credit Risk Manager and shall not have any liability to the Credit Risk Manager for any errors or omissions with respect to such documentation. Notwithstanding anything to the contrary contained in this Agreement, the Servicer shall not make or permit any modification, waiver or amendment of any term of any Mortgage Loan (including any Prepayment Charge due on any Mortgage Loan) that would cause any REMIC created under the Trust Agreement to fail to qualify as a REMIC or result in the imposition of any tax under Section 860F(a) or Section 860G(d) of the Code..

2. Exhibit D (“Standard File Layout – Master Servicing”) is hereby deleted in its entirety and replaced with new Exhibit D, substantially in the form of Exhibit A to this transfer notice.

3. Exhibit E (“Standard  File Layout – Delinquency Reporting”) is hereby deleted in its entirety and replaced with new Exhibit E, substantially in the form of Exhibit B to this transfer notice.

4. Exhibit F (“Standard File Layout – Calculation of Realized Loss/Gain Form 332”) is hereby deleted in its entirety and replaced with new Exhibit C, substantially in the form of Exhibit E to this transfer notice.

Further Agreement.

In addition, no later than three (3) Business Days following the end of the Prepayment Period in each such month, the Servicer shall furnish to the Master Servicer and the Securities Administrator a statement detailing any prepayments in full received by the Servicer from the first day of such month through the end of such Prepayment Period.  The Master Servicer shall not be responsible to recompute, recalculate or verify any information provided to it by the Servicer.

[SIGNATURE PAGE FOLLOWS]

UBS REAL ESTATE SECURITIES INC., as Seller

By:
Name:
Title:

Acknowledged by: CENLAR FSB, as Servicer

By:
Name:
Title:

Schedule

As delivered to the Trustee on the Closing Date

Exhibit A

New Exhibit D to the Servicing Agreement

	Standard Loan Level File Layout – Master Servicing

Exhibit D: Layout
Column Name	Description	Decimal	Format Comment	Max Size
Each file requires the following fields:
SER_INVESTOR_NBR	A value assigned by the Servicer to define a group of loans.		Text up to 20 digits	20
LOAN_NBR	A unique identifier assigned to each loan by the investor.		Text up to 10 digits	10
SERVICER_LOAN_NBR	A unique number assigned to a loan by the Servicer. This may be different than the LOAN_NBR.		Text up to 10 digits	10
SCHED_PAY_AMT	Scheduled monthly principal and scheduled interest payment that a borrower is expected to pay, P&I constant.	2	No commas(,) or dollar signs ($)	11
NOTE_INT_RATE	The loan interest rate as reported by the Servicer.	4	Max length of 6	6
NET_INT_RATE	The loan gross interest rate less the service fee rate as reported by the Servicer.	4	Max length of 6	6
SERV_FEE_RATE	The servicer's fee rate for a loan as reported by the Servicer.	4	Max length of 6	6
SERV_FEE_AMT	The servicer's fee amount for a loan as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
NEW_PAY_AMT	The new loan payment amount as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
NEW_LOAN_RATE	The new loan rate as reported by the Servicer.	4	Max length of 6	6
ARM_INDEX_RATE	The index the Servicer is using to calculate a forecasted rate.	4	Max length of 6	6
ACTL_BEG_PRIN_BAL	The borrower's actual principal balance at the beginning of the processing cycle.	2	No commas(,) or dollar signs ($)	11
ACTL_END_PRIN_BAL	The borrower's actual principal balance at the end of the processing cycle.	2	No commas(,) or dollar signs ($)	11
BORR_NEXT_PAY_DUE_DATE	The date at the end of processing cycle that the borrower's next payment is due to the Servicer, as reported by Servicer.		MM/DD/YYYY	10
SERV_CURT_AMT_1	The first curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_1	The curtailment date associated with the first curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_ AMT_1	The curtailment interest on the first curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_AMT_2	The second curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_2	The curtailment date associated with the second curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_ AMT_2	The curtailment interest on the second curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11

Exhibit D:Continued	Standard Loan Level File Layout
Column Name	Description	Decimal	Format Comment	Max Size
SERV_CURT_AMT_3	The third curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_3	The curtailment date associated with the third curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_AMT_3	The curtailment interest on the third curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
PIF_AMT	The loan "paid in full" amount as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
PIF_DATE	The paid in full date as reported by the Servicer.		MM/DD/YYYY	10
ACTION_CODE	The standard FNMA numeric code used to indicate the default/delinquent status of a particular loan.		Action Code Key: 15=Bankruptcy, 30=Foreclosure, , 60=PIF, 63=Substitution, 65=Repurchase,70=REO	2
INT_ADJ_AMT	The amount of the interest adjustment as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
SOLDIER_SAILOR_ADJ_AMT	The Soldier and Sailor Adjustment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
NON_ADV_LOAN_AMT	The Non Recoverable Loan Amount, if applicable.	2	No commas(,) or dollar signs ($)	11
LOAN_LOSS_AMT	The amount the Servicer is passing as a loss, if applicable.	2	No commas(,) or dollar signs ($)	11
Plus the following applicable fields:
SCHED_BEG_PRIN_BAL	The scheduled outstanding principal amount due at the beginning of the cycle date to be passed through to investors.	2	No commas(,) or dollar signs ($)	11
SCHED_END_PRIN_BAL	The scheduled principal balance due to investors at the end of a processing cycle.	2	No commas(,) or dollar signs ($)	11
SCHED_PRIN_AMT	The scheduled principal amount as reported by the Servicer for the current cycle -- only applicable for Scheduled/Scheduled Loans.	2	No commas(,) or dollar signs ($)	11
SCHED_NET_INT	The scheduled gross interest amount less the service fee amount for the current cycle as reported by the Servicer -- only applicable for Scheduled/Scheduled Loans.	2	No commas(,) or dollar signs ($)	11
ACTL_PRIN_AMT	The actual principal amount collected by the Servicer for the current reporting cycle -- only applicable for Actual/Actual Loans.	2	No commas(,) or dollar signs ($)	11
ACTL_NET_INT	The actual gross interest amount less the service fee amount for the current reporting cycle as reported by the Servicer -- only applicable for Actual/Actual Loans.	2	No commas(,) or dollar signs ($)	11
PREPAY_PENALTY_ AMT	The penalty amount received when a borrower prepays on his loan as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
PREPAY_PENALTY_ WAIVED	The prepayment penalty amount for the loan waived by the servicer.	2	No commas(,) or dollar signs ($)	11

Exhibit D: Continued	Standard Loan Level File Layout
Column Name	Description	Decimal	Format Comment	Max Size
MOD_DATE	The Effective Payment Date of the Modification for the loan.		MM/DD/YYYY	10
MOD_TYPE	The Modification Type.		Varchar - value can be alpha or numeric	30
DELINQ_P&I_ADVANCE_AMT	The current outstanding principal and interest advances made by Servicer.	2	No commas(,) or dollar signs ($)	11
BREACH_FLAG	Flag to indicate if the repurchase of a loan is due to a breach of Representations and Warranties		Y=Breach N=NO Breach Let blank if N/A	1

Exhibit D: Monthly Summary Report by Single Investor
MONTHLY SUMMARY REPORT
For Month Ended: mm/dd/yyyy			Servicer Name
Prepared by: _____________________________			Investor Nbr

Section 1. Remittances and Ending Balances - Required Data
Beginning	Ending	Total Monthly	Total Ending Unpaid	Total Monthly Principal
Loan Count	Loan Count	Remittance Amount	Principal Balance	Balance
0	0	$0.00	$0.00	$0.00

Principal Calculation
1. Monthly Principal Due		+	$0.00
2. Current Curtailments		+	$0.00
3. Liquidations		+	$0.00
4. Other (attach explanation)		+	$0.00
5. Principal Due			$0.00
6. Interest (reported "gross")		+	$0.00
7. Interest Adjustments on Curtailments		+	$0.00
8. Servicing Fees		-	$0.00
9. Other Interest (attach explanation)		+	$0.00
10. Interest Due	(need to subtract ser fee)		$0.00
Remittance Calculation
11. Total Principal and Interest Due (lines 5+10)		+	$0.00
12. Reimbursement of Non-Recoverable Advances		-	$0.00
13. Total Realized gains		+	$0.00
14. Total Realized Losses		-	$0.00
15. Total Prepayment Penalties		+	$0.00
16. Total Non-Supported Compensating Interest		-	$0.00
17. Other (attach explanation)			$0.00
18. Net Funds Due on or before Remittance Date			$$0.00

Section 2. Delinquency Report - Optional Data for Loan Accounting
Installments Delinquent
Total No.	Total No.				In	Real Estate	Total Dollar
of	of	30-	60-	90 or more	Foreclosure	Owned	Amount of
Loans	Delinquencies	Days	Days	Days	(Optional)	(Optional)	Delinquencies
0	0	0	0	0	0	0	$0.00

Section 3. REG AB Summary Reporting - REPORT ALL APPLICABLE FIELDS
REG AB FIELDS	LOAN COUNT	BALANCE
PREPAYMENT PENALTY AMT	0	$0.00
PREPAYMENT PENALTY AMT WAIVED	0	$0.00
DELINQUENCY P&I AMOUNT	0	$0.00

Exhibit B

New Exhibit E to the Servicing Agreement

Exhibit  E : Standard File Layout – Delinquency Reporting

  *The column/header names in bold are the minimum fields Wells Fargo must receive from every Servicer
Column/Header Name	Description	Decimal	Format Comment
SERVICER_LOAN_NBR	A unique number assigned to a loan by the Servicer. This may be different than the LOAN_NBR
LOAN_NBR	A unique identifier assigned to each loan by the originator.
CLIENT_NBR	Servicer Client Number
SERV_INVESTOR_NBR	Contains a unique number as assigned by an external servicer to identify a group of loans in their system.
BORROWER_FIRST_NAME	First Name of the Borrower.
BORROWER_LAST_NAME	Last name of the borrower.
PROP_ADDRESS	Street Name and Number of Property
PROP_STATE	The state where the property located.
PROP_ZIP	Zip code where the property is located.
BORR_NEXT_PAY_DUE_DATE	The date that the borrower's next payment is due to the servicer at the end of processing cycle, as reported by Servicer.		MM/DD/YYYY
LOAN_TYPE	Loan Type (i.e. FHA, VA, Conv)
BANKRUPTCY_FILED_DATE	The date a particular bankruptcy claim was filed.		MM/DD/YYYY
BANKRUPTCY_CHAPTER_CODE	The chapter under which the bankruptcy was filed.
BANKRUPTCY_CASE_NBR	The case number assigned by the court to the bankruptcy filing.
POST_PETITION_DUE_DATE	The payment due date once the bankruptcy has been approved by the courts		MM/DD/YYYY
BANKRUPTCY_DCHRG_DISM_DATE	The Date The Loan Is Removed From Bankruptcy. Either by Dismissal, Discharged and/or a Motion For Relief Was Granted.		MM/DD/YYYY
LOSS_MIT_APPR_DATE	The Date The Loss Mitigation Was Approved By The Servicer		MM/DD/YYYY
LOSS_MIT_TYPE	The Type Of Loss Mitigation Approved For A Loan Such As;
LOSS_MIT_EST_COMP_DATE	The Date The Loss Mitigation /Plan Is Scheduled To End/Close		MM/DD/YYYY
LOSS_MIT_ACT_COMP_DATE	The Date The Loss Mitigation Is Actually Completed		MM/DD/YYYY
FRCLSR_APPROVED_DATE	The date DA Admin sends a letter to the servicer with instructions to begin foreclosure proceedings.		MM/DD/YYYY
ATTORNEY_REFERRAL_DATE	Date File Was Referred To Attorney to Pursue Foreclosure		MM/DD/YYYY
FIRST_LEGAL_DATE	Notice of 1st legal filed by an Attorney in a Foreclosure Action		MM/DD/YYYY
FRCLSR_SALE_EXPECTED_DATE	The date by which a foreclosure sale is expected to occur.		MM/DD/YYYY
FRCLSR_SALE_DATE	The actual date of the foreclosure sale.		MM/DD/YYYY
FRCLSR_SALE_AMT	The amount a property sold for at the foreclosure sale.	2	No commas(,) or dollar signs ($)
EVICTION_START_DATE	The date the servicer initiates eviction of the borrower.		MM/DD/YYYY
EVICTION_COMPLETED_DATE	The date the court revokes legal possession of the property from the borrower.		MM/DD/YYYY
LIST_PRICE	The price at which an REO property is marketed.	2	No commas(,) or dollar signs ($)
LIST_DATE	The date an REO property is listed at a particular price.		MM/DD/YYYY
OFFER_AMT	The dollar value of an offer for an REO property.	2	No commas(,) or dollar signs ($)
OFFER_DATE_TIME	The date an offer is received by DA Admin or by the Servicer.		MM/DD/YYYY
REO_CLOSING_DATE	The date the REO sale of the property is scheduled to close.		MM/DD/YYYY
REO_ACTUAL_CLOSING_DATE	Actual Date Of REO Sale		MM/DD/YYYY
OCCUPANT_CODE	Classification of how the property is occupied.
PROP_CONDITION_CODE	A code that indicates the condition of the property.
PROP_INSPECTION_DATE	The date a property inspection is performed.		MM/DD/YYYY
APPRAISAL_DATE	The date the appraisal was done.		MM/DD/YYYY
CURR_PROP_VAL	The current "as is" value of the property based on brokers price opinion or appraisal.	2
REPAIRED_PROP_VAL	The amount the property would be worth if repairs are completed pursuant to a broker's price opinion or appraisal.	2
If applicable:
DELINQ_STATUS_CODE	FNMA Code Describing Status of Loan
DELINQ_REASON_CODE	The circumstances which caused a borrower to stop paying on a loan. Code indicates the reason why the loan is in default for this cycle.
MI_CLAIM_FILED_DATE	Date Mortgage Insurance Claim Was Filed With Mortgage Insurance Company.		MM/DD/YYYY
MI_CLAIM_AMT	Amount of Mortgage Insurance Claim Filed		No commas(,) or dollar signs ($)
MI_CLAIM_PAID_DATE	Date Mortgage Insurance Company Disbursed Claim Payment		MM/DD/YYYY
MI_CLAIM_AMT_PAID	Amount Mortgage Insurance Company Paid On Claim	2	No commas(,) or dollar signs ($)
POOL_CLAIM_FILED_DATE	Date Claim Was Filed With Pool Insurance Company		MM/DD/YYYY
POOL_CLAIM_AMT	Amount of Claim Filed With Pool Insurance Company	2	No commas(,) or dollar signs ($)
POOL_CLAIM_PAID_DATE	Date Claim Was Settled and The Check Was Issued By The Pool Insurer		MM/DD/YYYY
POOL_CLAIM_AMT_PAID	Amount Paid On Claim By Pool Insurance Company	2	No commas(,) or dollar signs ($)
FHA_PART_A_CLAIM_FILED_DATE	Date FHA Part A Claim Was Filed With HUD		MM/DD/YYYY
FHA_PART_A_CLAIM_AMT	Amount of FHA Part A Claim Filed	2	No commas(,) or dollar signs ($)
FHA_PART_A_CLAIM_PAID_DATE	Date HUD Disbursed Part A Claim Payment		MM/DD/YYYY
FHA_PART_A_CLAIM_PAID_AMT	Amount HUD Paid on Part A Claim	2	No commas(,) or dollar signs ($)
FHA_PART_B_CLAIM_FILED_DATE	Date FHA Part B Claim Was Filed With HUD		MM/DD/YYYY
FHA_PART_B_CLAIM_AMT	Amount of FHA Part B Claim Filed	2	No commas(,) or dollar signs ($)
FHA_PART_B_CLAIM_PAID_DATE	Date HUD Disbursed Part B Claim Payment		MM/DD/YYYY
FHA_PART_B_CLAIM_PAID_AMT	Amount HUD Paid on Part B Claim	2	No commas(,) or dollar signs ($)
VA_CLAIM_FILED_DATE	Date VA Claim Was Filed With the Veterans Admin		MM/DD/YYYY
VA_CLAIM_PAID_DATE	Date Veterans Admin. Disbursed VA Claim Payment		MM/DD/YYYY
VA_CLAIM_PAID_AMT	Amount Veterans Admin. Paid on VA Claim	2	No commas(,) or dollar signs ($)
MOTION_FOR_RELIEF_DATE	The date the Motion for Relief was filed	10	MM/DD/YYYY
FRCLSR_BID_AMT	The foreclosure sale bid amount	11	No commas(,) or dollar signs ($)
FRCLSR_SALE_TYPE	The foreclosure sales results: REO, Third Party, Conveyance to HUD/VA
REO_PROCEEDS	The net proceeds from the sale of the REO property.		No commas(,) or dollar signs ($)
BPO_DATE	The date the BPO was done.
CURRENT_FICO	The current FICO score
HAZARD_CLAIM_FILED_DATE	The date the Hazard Claim was filed with the Hazard Insurance Company.	10	MM/DD/YYYY
HAZARD_CLAIM_AMT	The amount of the Hazard Insurance Claim filed.	11	No commas(,) or dollar signs ($)
HAZARD_CLAIM_PAID_DATE	The date the Hazard Insurance Company disbursed the claim payment.	10	MM/DD/YYYY
HAZARD_CLAIM_PAID_AMT	The amount the Hazard Insurance Company paid on the claim.	11	No commas(,) or dollar signs ($)
ACTION_CODE	Indicates loan status		Number
NOD_DATE	Notice of Default date		MM/DD/YYYY
NOI_DATE	Notice of Intention to F/C date		MM/DD/YYYY
ACTUAL_PAYMENT_PLAN_START_DATE	Date the loss mitigation payment plan starts		MM/DD/YYYY
ACTUAL_PAYMENT_ PLAN_END_DATE	Date the loss mitigation payment plan is scheduled to end		MM/DD/YYYY
ACTUAL_REO_START_DATE	Date the loan moved into REO status		MM/DD/YYYY
REO_SALES_PRICE	The price the property sold for in REO		Number
REALIZED_LOSS/GAIN	As defined in the Servicing Agreement		Number

Exhibit E:Standard File Codes – Delinquency Reporting

The Loss Mit Type field should show the approved Loss Mitigation Code as follows:
• ASUM-	Approved Assumption
• BAP-	Borrower Assistance Program
• CO-	Charge Off
• DIL-	Deed-in-Lieu
• FFA-	Formal Forbearance Agreement
• MOD-	Loan Modification
• PRE-	Pre-Sale
• SS-	Short Sale
• MISC-	Anything else approved by the PMI or Pool Insurer

NOTE: Wells Fargo Bank will accept alternative Loss Mitigation Types to those above, provided that they are consistent with industry standards.  If Loss Mitigation Types other than those above are used, the Servicer must supply Wells Fargo Bank with a description of each of the Loss Mitigation Types prior to sending the file.

The Occupant Code field should show the current status of the property code as follows:
• Mortgagor
• Tenant
• Unknown
• Vacant

The Property Condition field should show the last reported condition of the property as follows:
• Damaged
• Excellent
• Fair
• Gone
• Good
• Poor
• Special Hazard
• Unknown

Exhibit E:Standard File Codes – Delinquency Reporting, Continued

The FNMA Delinquent Reason Code field should show the Reason for Delinquency as follows:

Delinquency Code	Delinquency Description
001	FNMA-Death of principal mortgagor
002	FNMA-Illness of principal mortgagor
003	FNMA-Illness of mortgagor’s family member
004	FNMA-Death of mortgagor’s family member
005	FNMA-Marital difficulties
006	FNMA-Curtailment of income
007	FNMA-Excessive Obligation
008	FNMA-Abandonment of property
009	FNMA-Distant employee transfer
011	FNMA-Property problem
012	FNMA-Inability to sell property
013	FNMA-Inability to rent property
014	FNMA-Military Service
015	FNMA-Other
016	FNMA-Unemployment
017	FNMA-Business failure
019	FNMA-Casualty loss
022	FNMA-Energy environment costs
023	FNMA-Servicing problems
026	FNMA-Payment adjustment
027	FNMA-Payment dispute
029	FNMA-Transfer of ownership pending
030	FNMA-Fraud
031	FNMA-Unable to contact borrower
INC	FNMA-Incarceration

Exhibit E:Standard File Codes – Delinquency Reporting, Continued

The FNMA Delinquent Status Code field should show the Status of Default as follows:

Status Code	Status Description
09	Forbearance
17	Pre-foreclosure Sale Closing Plan Accepted
24	Government Seizure
26	Refinance
27	Assumption
28	Modification
29	Charge-Off
30	Third Party Sale
31	Probate
32	Military Indulgence
43	Foreclosure Started
44	Deed-in-Lieu Started
49	Assignment Completed
61	Second Lien Considerations
62	Veteran’s Affairs-No Bid
63	Veteran’s Affairs-Refund
64	Veteran’s Affairs-Buydown
65	Chapter 7 Bankruptcy
66	Chapter 11 Bankruptcy
67	Chapter 13 Bankruptcy

Exhibit C

New Exhibit F to the Servicing Agreement

Exhibit F: Calculation of Realized Loss/Gain Form 332– Instruction Sheet
NOTE:  Do not net or combine items.  Show all expenses individually and all credits as separate line items.  Claim packages are due on the remittance report date.  Late submissions may result in claims not being passed until the following month.  The Servicer is responsible to remit all funds pending loss approval and /or resolution of any disputed items.

The numbers on the 332 form correspond with the numbers listed below.

Liquidation and Acquisition Expenses:

1.
The Actual Unpaid Principal Balance of the Mortgage Loan.  For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

2.
The Total Interest Due less the aggregate amount of servicing fee that would have been earned if all delinquent payments had been made as agreed. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

3.
Accrued Servicing Fees based upon the Scheduled Principal Balance of the Mortgage Loan as calculated on a monthly basis. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

4-12.	Complete as applicable. Required documentation:

*  For taxes and insurance advances – see page 2 of 332 form - breakdown required showing period of coverage, base tax, interest, penalty.  Advances prior to default require evidence of servicer efforts to recover advances.

 *  For escrow advances - complete payment history

    (to calculate advances from last positive escrow balance forward)

*  Other expenses -  copies of corporate advance history showing all payments

*  REO repairs> $1500 require explanation

*  REO repairs>$3000 require evidence of at least 2 bids.

*  Short Sale or Charge Off require P&L supporting the decision and WFB’s approved Officer Certificate

*  Unusual or extraordinary items may require further documentation.

13.	The total of lines 1 through 12.

1.  Credits:

14-21.	Complete as applicable. Required documentation:

* Copy of the HUD 1 from the REO sale.  If a 3rd Party Sale, bid instructions and Escrow Agent / Attorney

   Letter of Proceeds Breakdown.

*  Copy of EOB for any MI or gov't guarantee

*  All other credits need to be clearly defined on the 332 form

22.	The total of lines 14 through 21.

Please Note:	For HUD/VA loans, use line (18a) for Part A/Initial proceeds and line (18b) for Part B/Supplemental proceeds.

Total Realized Loss (or Amount of Any Gain)

23.	The total derived from subtracting line 22 from 13. If the amount represents a realized gain, show the amount in parenthesis ( ).

Exhibit F: Calculation of Realized Loss/Gain Form 332

Prepared by: __________________   Date: _______________
Phone: ______________________    Email Address:_____________________

Servicer Loan No.	Servicer Name	Servicer Address

WELLS FARGO BANK, N.A. Loan No._____________________________

Borrower's Name: _________________________________________________________
Property Address: _________________________________________________________

Liquidation Type:     REO Sale   3rd Party Sale  Short Sale     Charge Off

Was this loan granted a Bankruptcy deficiency or cramdown  Yes      No
If “Yes”, provide deficiency or cramdown amount _______________________________

Liquidation and Acquisition Expenses:

(1)	Actual Unpaid Principal Balance of Mortgage Loan	$(1)
(2)	Interest accrued at Net Rate	(2)
(3)	Accrued Servicing Fees	(3)
(4)	Attorney's Fees	(4)
(5)	Taxes (see page 2)	(5)
(6)	Property Maintenance	(6)
(7)	MI/Hazard Insurance Premiums (see page 2)	(7)
(8)	Utility Expenses	(8)
(9)	Appraisal/BPO	(9)
(10)	Property Inspections	(10)
(11)	FC Costs/Other Legal Expenses	(11)
(12)	Other (itemize)	(12)
	Cash for Keys	(12)
	HOA/Condo Fees	(12)
		(12)

	Total Expenses	$(13)
Credits:
(14)	Escrow Balance	$(14)
(15)	HIP Refund	(15)
(16)	Rental Receipts	(16)
(17)	Hazard Loss Proceeds	(17)
(18)	Primary Mortgage Insurance / Gov’t Insurance	(18a)
HUD Part A

HUD Part B		(18b)
(19)	Pool Insurance Proceeds	(19)
(20)	Proceeds from Sale of Acquired Property	(20)
(21)	Other (itemize)	(21)
		(21)

	Total Credits	$(22)
Total Realized Loss (or Amount of Gain)		$(23)

Escrow Disbursement Detail

Type (Tax /Ins.)	Date Paid	Period of Coverage	Total Paid	Base Amount	Penalties	Interest

ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

THIS ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT (this “Agreement”) dated as of September 1, 2007, among UBS Real Estate Securities Inc., a Delaware corporation (the “Assignor” or the “Purchaser”), Mortgage Asset Securitization Transactions, Inc. (the “Assignee”) and Chevy Chase Bank, F.S.B. (the “Company”).

In consideration of mutual promises contained herein, the parties hereto agree that those certain mortgage loans (the “Assigned Loans”) listed on Attachment 1 hereto (the “Assigned Loan Schedule”), and, solely with respect to the servicing provisions as they relate to the Assigned Loans (as specified in Section 1.02 below), that certain Amended and Restated Master Loan Purchase and Servicing Agreement, dated as of July 1, 2005, as amended and restated to and including June 1, 2006, between the Assignor and the Company (the “Servicing Agreement”), shall be assigned to Assignee in accordance with the terms of this Agreement.  For purposes of this Agreement, the term “Servicing Agreement” includes any separate bill of sale, letter, assignment and conveyance or other instrument pursuant to which Company and Assignor effectuated the purchase and sale of any Mortgage Loan following the execution and delivery of the Servicing Agreement.  Capitalized terms used herein but not defined shall have the meaning ascribed to them in the Servicing Agreement.

Section 1.01                                Assignor hereby conveys, sells, grants, transfers and assigns to Assignee all of the right, title and interest (other than those rights specifically retained by the Assignor pursuant to this Agreement) of Assignor in the Assigned Loans and, as they relate to the Assigned Loans, all of its right, title and interest in, to and under the Servicing Agreement, solely with respect to the servicing provisions thereof as they relate to the Assigned Loans (as specified in Section 1.02 below).  Assignor specifically reserves and does not assign to Assignee any right, title and interest in, to or under or any obligation with respect to any mortgage loans subject to the Servicing Agreement other than those specifically set forth on Attachment 1 hereto.

Section 1.02                                The Assignor specifically reserves and does not assign to the Assignee hereunder those rights under the Servicing Agreement that do not relate to the servicing of the Assigned Loans.  The Assignor and the Assignee desire that the Company continue to service the Assigned Loans in accordance with the Servicing Agreement and the Company has agreed to do so.

Section 2.01                                Company warrants and represents to, and covenants with, Assignor and Assignee as of the date hereof:

(i)  Attached hereto as Attachment 2 is a true and accurate copy of the Servicing Agreement, and the Servicing Agreement is in full force and effect as of the date hereof and its provisions have not been waived, further amended or modified in any respect, nor has any notice of termination been given thereunder;

(ii)  Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all licenses necessary to carry on its business as now being conducted.  It is licensed in, qualified to transact business in and is in good standing under the laws of the state in which any Mortgaged Property is located except where the failure to be so licensed and qualified would not have a material adverse effect on Company’s business or operations or the enforceability of any Assigned Loan or Company’s ability to service such Assigned Loan in accordance with the terms of the Servicing Agreement.  No licenses or approvals obtained by Company have been suspended or revoked by any court, administrative agency, arbitrator or governmental body and no proceedings are pending which might result in such suspension or revocation;

(iii)  Company has full power and authority to execute and deliver this Agreement, and to consummate the transactions set forth herein.  The consummation of the transactions contemplated by this Agreement is in the ordinary course of Company’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Company’s articles of incorporation or by-laws or any legal restriction, or any material agreement or instrument to which Company is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Company or its property is subject.  The execution, delivery and performance by Company of this Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary action on the part of Company.  This Agreement has been duly executed and delivered by Company, and, upon the due authorization, execution and delivery by Assignor and Assignee, will constitute the valid and legally binding obligation of Company, enforceable against Company in accordance with its terms except as enforceability may be limited by the effect of bankruptcy, insolvency or reorganization;

(iv)  No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Company in connection with the execution, delivery or performance by Company of this Agreement, or the consummation by it of the transactions contemplated hereby;

(v)  There is no action, suit, proceeding or investigation pending or threatened against the Company, before any court, administrative agency or other tribunal, which would draw into question the validity of this Agreement or the Servicing Agreement, or which, either in any one instance or in the aggregate, would result in any material adverse change in the ability of the Company to perform its obligations under this Agreement or the Servicing Agreement.  The Company is solvent; and

(vi)  The Company agrees to make all the representations and warranties regarding the Company set forth in Subsection 7.01 of the Servicing Agreement as of the date hereof.

Section 2.02                                The Company hereby recognizes that the Assigned Loans will be transferred by the Assignee to U.S. Bank National Association, as Trustee for the holders of MASTR Alternative Loan Trust 2007-HF1 (including its successors in interest and any successor trustee under the Pooling Agreement defined below, the “Trustee”) in a securitization transaction pursuant to a Pooling and Servicing Agreement, dated as of September 1, 2007 (the “Pooling Agreement”), among the Assignee, the Assignor, the Trustee and Wells Fargo Bank, N.A., as master servicer (the “Master Servicer”), trust administrator (the “Trust Administrator”), custodian (the “Custodian”) and as credit risk manager (the “Credit Risk Manager”).  From and after the date hereof, the Company acknowledges and agrees that (A) the Trustee will be the owner of the Assigned Loans on behalf of MASTR Alternative Loan Trust 2007-HF1 (the “Trust”), and Wells Fargo Bank, N.A., will be the Master Servicer, Trust Administrator and Custodian of the Assigned Loans, (B) the Company shall look solely to the Trustee and the Trust Administrator, on behalf of the Trust, for performance of any obligations of the Assignor insofar as they relate to the Assigned Loans, (C) the Assigned Loans will be part of a “real estate mortgage investment conduit” within the meaning of Section 860D of the Code (the “REMIC”), and the Company shall service the Assigned Loans and any real property acquired upon default thereof (including, without limitation, making or permitting any modification, waiver or amendment of any term of any Mortgage Loan) in accordance with the Servicing Agreement but in no event in a manner that would (i) cause the REMIC to fail to qualify as a REMIC or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code, the tax on contributions to a REMIC set forth in Section 860G(d) of the Code, and the tax on “net income from foreclosure property” as set forth in Section 860G(c) of the Code), and (D) if any Mortgage has been recorded in the name of MERS or its designee, the Company shall take all actions as are necessary to cause MASTR Alternative Loan Trust 2007-HF1 to be shown as the owner of the related Assigned Loan on the record of MERS for the purpose of the system of recording transfers of beneficial ownership of mortgage maintained by MERS.  It is the intention of the Assignor, the Company and the Assignee that this Agreement shall be binding upon and for the benefit of the respective successors and assigns of the parties hereto.  Neither the Company nor the Assignor shall amend or agree to amend, modify, waive, or otherwise alter any of the terms or provisions of the Servicing Agreement which amendment, modification, waiver or other alteration would in any way affect the Assigned Loans without the prior written consent of the Trustee.

Section 3.01                                Assignor hereby covenants to promptly deliver to the Assignee or its designee any Assigned Loan document received by the Assignor from the Company with respect to the Assigned Loans.

Section 3.02                               The parties hereto acknowledge that Assignee will acquire the Assigned Loans for the purpose of assigning such Assigned Loans to the Trustee for the Trust, for the benefit of the related certificateholders on the date hereof.  Assignor and Company hereby acknowledge and consent to the assignment by Assignee to the Trustee, on behalf of the Trust of all of Assignee’s rights against the Company and to the enforcement or exercise of any right or remedy against the Company by Assignee.  Such enforcement of a right or remedy by the Trustee, on behalf of the Trust, shall have the same force and effect as if the right or remedy had been enforced or exercised by Assignee directly.

Section 3.03                                Only insofar as it relates to the Assigned Loans, the parties hereto hereby amend the Servicing Agreement as follows:

(i)  The following definitions are added to Section 1 of the Servicing Agreement:

NIM Security:  shall mean any net interest margin security issued by an owner trust or special purpose entity that is holding all rights, title and interest in and to the Class P or Class C Certificates issued by the Trust Fund.

NIMS Insurer:  shall mean collectively, any insurance companies issuing a financial guaranty insurance policy covering certain payments to be made on NIM Securities pursuant to a NIMS Transaction.

NIMS Transaction: shall mean any transaction in which NIM Securities are secured, in part, by the payments on the Class P or Class C Certificates issued by the Trust Fund.

Reasonably Foreseeable: shall mean that the Servicer has had actual, direct contact with the Mortgagor, assessed the Mortgagor’s current ability to pay its obligations with respect to the Mortgage Loan, and has reasonably determined that the Mortgagor is unable to make the payments required under the Mortgage Loan in the foreseeable future.

(ii)  Section 11.01 of the Servicing Agreement is hereby amended by replacing the second paragraph of that section in its entirety with the following:

Notwithstanding the foregoing, the Seller may waive, modify or vary any term of such Loan (including, but not limited to, modifications that would change the Mortgage Interest Rate, forgive the payment of principal or interest or extend the final maturity date of such Loan, accept payment from the related Mortgagor of an amount less than the Stated Principal Balance in final satisfaction of such Loan (such payment, a “Short Pay-off”) or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any Mortgagor only if (i) the Loan is in default or, in the judgment of the Seller, such default is Reasonably Foreseeable and (ii) in the judgment of the Seller, any such modification, waiver or amendment could reasonably be expected to result in collections and other recoveries in respect of such Loans in excess of net Liquidation Proceeds that would be recovered upon the foreclosure of, or other realization upon, such Loan, and provided further, that on or after the date on which the Credit Risk Manager makes available on its monthly report (the “CRM Report”), and the Seller has received written notice of such event from the Credit Risk Manager, that the aggregate number of outstanding Loans which have been modified exceeds 5% of the number of Loans as of the Cut-off Date, any further modification of a Loan pursuant to this Section 11.01 shall require the prior written consent of the NIMS Insurer.  In the event of any such modification which permits the deferral of interest or principal payments on any Loan, the Seller shall, on the Business Day immediately preceding the related Remittance Date in any month in which any such principal or interest payment has been deferred, deposit in the Custodial Account from its own funds, in accordance with Section 11.04 and Section 11.21, the difference between (a) such month’s principal and one month’s interest at the related Mortgage Loan Remittance Rate on the unpaid principal balance of such Mortgage Loan and (b) the amount paid by the Mortgagor.  The Seller shall be entitled to reimbursement for such advances to the same extent as for all other advances pursuant to Section 11.05.  Without limiting the generality of the foregoing, the Seller shall continue, and is hereby authorized and empowered, to prepare, execute and deliver, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Loans and with respect to the Mortgaged Properties.  Promptly after the execution of any modification of any Loan pursuant to this Section 11.01, the Seller shall forward to the Master Servicer, to the Credit Risk Manager and the NIMS Insurer, copies of any documents evidencing such modification.  Such notification of modifications shall be delivered to the NIMS Insurer and marked “Urgent”.  The Servicer shall forward copies of such foregoing documentation in electronic format (or, upon request of either the Credit Risk Manager or the NIMS Insurer, in hard copy format).  In connection with the delivery of copies of such documentation to the NIMS Insurer and the Credit Risk Manager, the Master Servicer shall have no obligation to verify, recompute, reconcile, recalculate or reformat any information or data provided therein prior to its delivery to the NIMS Insurer and the Credit Risk Manager and shall not have any liability to either the NIMS Insurer or the Credit Risk Manager for any errors or omissions with respect to such documentation.  The Credit Risk Manager shall not have any liability to the NIMS Insurer for any errors or omissions with respect to such documentation or for the failure of the Master Servicer or Servicer to provide such information in a timely manner.  Notwithstanding anything to the contrary contained in this Agreement, the Seller shall not make or permit any modification, waiver or amendment of any term of any Loan (including any Prepayment Charge due on any Loan) that would cause any REMIC created under the Trust Agreement to fail to qualify as a REMIC or result in the imposition of any tax under Section 860F(a) or Section 860G(d) of the Code.

(iii)  Section 11.15 of the Servicing Agreement is hereby deleted in its entirety and replaced with the following:

On or before the tenth calendar day of each month (or if such day is not a Business Day, the immediately preceding Business Day), the Seller shall furnish to the Master Servicer and the NIMS Insurer a delinquency report in the form set forth in Exhibit 13-A, a monthly remittance advice in the form set forth in Exhibit 13-B, and a realized loss report in the form set forth in Exhibit 13-C, each in a mutually agreeable electronic format, as to the latest Due Period, together with such other information with respect to the Mortgage Loans as the Master Servicer may reasonably require to allocate distributions made pursuant to this Agreement and to provide appropriate statements in connection therewith.

(iv)  Section 11.24 of the Servicing Agreement is hereby deleted in its entirety and replaced with “Reserved”.

(v)  Section 11.25 of the Servicing Agreement is hereby deleted in its entirety and replaced with “Reserved”.

(vi)  Subsections 33.04 and 33.05 of the Servicing Agreement are hereby deleted in their entirety and replaced with the following:

Section 3.04                                   On or before March 1st of each calendar year, commencing in 2008, the Seller shall:

(i)                           deliver to the Purchaser, any Master Servicer and any Depositor a statement of compliance addressed to the Purchaser, such Master Servicer and such Depositor and signed by an authorized officer of the Seller, regarding the Seller’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB and shall address each of the Servicing Criteria specified as applicable on Exhibit 14 hereto;

(ii)                           deliver to the Purchaser, any Master Servicer and any Depositor a report of a registered public accounting firm reasonably acceptable to the Purchaser, such Master Servicer and such Depositor that attests to, and reports on, the assessment of compliance made by the Seller and delivered pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act;

(iii)                           cause each Subservicer, if required by Regulation AB, and each Subcontractor determined by Seller to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, to deliver to the Purchaser, any Master Servicer and any Depositor an assessment of compliance and accountants’ attestation as and when provided in paragraphs (a) and (b) of this Subsection 33.04 and, to the extent required of such Subservicer or Subcontractor under Item 1123 of Regulation AB, our annual compliance certificate as and when provided by this Subsection 33.04; and

(iv)                        deliver, and cause each Subservicer and each Subcontractor described in clause (iii) above to deliver, to the Purchaser, any Depositor, any Master Servicer and any other Person that will be responsible for signing the certification (a “Sarbanes Certification”) required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002) on behalf of an asset-backed issuer with respect to a Securitization Transaction a certification, signed by the appropriate officer of the Seller, in the form attached hereto as Exhibit 12 (it being understood that to the extent such certification is required to be delivered hereunder and is delivered by the Seller in connection with a Securitization Transaction, the Seller shall not be required to deliver the certification required to be delivered pursuant to Section 11.24(b) of the Servicing Addendum); ); provided that any such Seller, Subcontractor or Subservicer certification may not be filed as an exhibit to, or included in, any offering document or registration statement.

The Seller acknowledges that the parties identified in clause (a)(iv) above may rely on the certification provided by the Seller pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission.  None of the Purchaser, any Master Servicer nor any Depositor will request delivery of a certification under clause (a)(iv) above unless a Depositor or Master Servicer is required under the Exchange Act to file an annual report on Form 10-K or any amendment thereto with respect to an issuing entity whose asset pool includes Loans.

(b)           Each assessment of compliance provided by a Subservicer pursuant to this Subsection 33.05(a)(iii) need not address any elements of the Servicing Criteria other than those specified by the Seller pursuant to Subsection 33.06.

(c)           Notwithstanding the foregoing provisions of this Section 33.04, (i) in the event that during any calendar year (or applicable portion thereof) the Seller services 5% or less of the Mortgage Loans in the Securitization Transaction, as calculated by the Master Servicer for such Securitization Transaction, or (ii) in any calendar year in which an annual report on Form 10-K is not required to be filed with respect to an issuing entity or Securitization Transaction, then, in each such event, the Seller may, in lieu of providing an assessment of compliance and attestation thereon in accordance with Item 1122 of Regulation AB, provide (and cause each Subservicer and Subcontractor described in clause (a)(iii) above to provide) to the Depositor and the Master Servicer for such Securitization Transaction, by not later than March 1 of such calendar year, an Annual Independent Public Accountants’ Servicing Report.  If the Company provides an Annual Independent Public Accountants’ Servicing Report pursuant to this paragraph (c), then the certification required to be delivered by the Seller (and its Subservicers and Subcontractors) shall be in the form of Exhibit 12A attached hereto instead of Exhibit 12.

(vii)  Exhibits 13-A, 13-B and 13-C to the Servicing Agreement are hereby deleted in their entirety and replaced by new Exhibits 13-A, 13-B and 13-C, substantially in the form of Attachment 3 to this Agreement, or the same information in such other form as the Company and the Master Servicer shall mutually agree.

(viii)  Attachment 4 to this Agreement is hereby added to the Servicing Agreement as Exhibit 14.

(ix)  Attachment 5 to this Agreement is hereby added to the Servicing Agreement as Exhibit 12A.

(x)  Section 11.14 of the Servicing Agreement is hereby amended by replacing the third paragraph of that section in its entirety with the following:

With respect to any remittance received by the Purchaser on or after the Business Day following the Business Day on which such payment was due, the Seller shall pay to the Purchaser interest on any such late payment at an annual rate equal to the rate of interest as is publicly announced from time to time at its principal office by JPMorgan Chase Bank, New York, New York, as its prime lending rate, adjusted as of the date of each change, plus three percentage points, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be paid by the Seller to the Purchaser on the date such late payment is made and shall cover the period commencing with the Business Day on which such payment was due and ending with the Business Day on which such payment is made, both inclusive. Such interest shall be remitted along with such late payment. The payment by the Seller of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Seller.

Section 4.01                                All demands, notices and communications related to the Assigned Loans, the Servicing Agreement and this Agreement shall be in writing and shall be deemed to have been duly given if sent by facsimile or personally delivered or mailed by registered mail, postage prepaid, as follows:

In the case of the Company,

Chevy Chase Bank, F.S.B.
7501 Wisconsin Avenue
Sixth Floor
Bethesda, Maryland 20814
Attn: Christopher Cusack
Telephone: 240-497-8550
Facsimile:  240-497-8313

In the case of Assignee,

Mortgage Asset Securitization Transactions, Inc.
1285 Avenue of the Americas
New York, NY 10019
Attention:  Legal Department
Telephone No.:  (212) 713-2000

In the case of Assignor,

UBS Real Estate Securities Inc.
1285 Avenue of the Americas, 11th Floor
New York, NY  10021
Attention:  Christopher G. Schmidt
Telephone No.:  (212) 713-6049
Facsimile No.:  (212) 713-2080

In the case of the Trustee:

U.S. Bank National Association
EP-MN-WS3D
60 Livingston Avenue
St. Paul, Minnesota 55107
Attention: Structured Finance/MALT 2007-HF1

Section 4.02                                           Distributions required to be made by the Company under the Servicing Agreement shall be made by wire transfer of immediately available funds to Wells Fargo Bank, N.A., ABA #121-000-248, for credit to SAS Clearing; Account: 3970771416, for further credit to account #53181000.  Applicable statements should be mailed to Wells Fargo Bank, N.A., 9062 Old Annapolis Road, Columbia, Maryland 21045, Attn: Client Manager—MALT 2007-HF1.

Section 4.03                                           Each party will pay any commissions it has incurred and the reasonable fees of its attorneys in connection with the negotiations for, documenting of and closing of the transactions contemplated by this Agreement.

Section 4.04                                           Reserved.

Section 4.05                                           This Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflicts of law principles, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

Section 4.06                                           No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced, with prior consent of the Trustee and the NIMS Insurer.

Section 4.07                                           This Agreement shall inure to the benefit of (i) the successors and assigns of the parties hereto, (ii) the Trustee and (iii) the NIMS Insurer.  Any entity into which Assignor, Assignee or Company may be merged or consolidated, to the extent permitted hereunder and under the Servicing Agreement and the Pooling Agreement, shall, without the requirement for any further writing, be deemed Assignor, Assignee or Company, respectively, hereunder.

Section 4.08                                           Each of this Agreement and the Servicing Agreement shall survive the conveyance of the Assigned Loans and the assignment of the Agreements to the extent of the Assigned Loans by Assignor to Assignee and Assignee to the Trustee.

Section 4.09                                           This Agreement may be executed simultaneously in any number of counterparts.  Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

Section 4.10                                           In the event that any provision of this Agreement conflicts with any provision of any of the Servicing Agreement with respect to the Assigned Loans, the terms of this Agreement shall control.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

By:
Name:
Title:

By:
Name:
Title:

UBS REAL ESTATE SECURITIES INC.

By:
Name:
Title:

By:
Name:
Title:

CHEVY CHASE BANK, F.S.B.

By:
Name:
Title:

ATTACHMENT 1

ASSIGNED LOAN SCHEDULE

As delivered to the Trustee on the Closing Date

ATTACHMENT 2

SERVICING AGREEMENT

On File at Thacher Proffitt & Wood LLP

ATTACHMENT 3

EXHIBITS 13-A, 13-B, 13-C TO THE SERVICING AGREEMENT

Exhibit 13-A: Standard File Layout – Delinquency Reporting
 *The column/header names in bold are the minimum fields Wells Fargo must receive from every Servicer
Column/Header Name	Description	Decimal	Format Comment
SERVICER_LOAN_NBR	A unique number assigned to a loan by the Servicer. This may be different than the LOAN_NBR
LOAN_NBR	A unique identifier assigned to each loan by the originator.
CLIENT_NBR	Servicer Client Number
SERV_INVESTOR_NBR	Contains a unique number as assigned by an external servicer to identify a group of loans in their system.
BORROWER_FIRST_NAME	First Name of the Borrower.
BORROWER_LAST_NAME	Last name of the borrower.
PROP_ADDRESS	Street Name and Number of Property
PROP_STATE	The state where the property located.
PROP_ZIP	Zip code where the property is located.
BORR_NEXT_PAY_DUE_DATE	The date that the borrower's next payment is due to the servicer at the end of processing cycle, as reported by Servicer.		MM/DD/YYYY
LOAN_TYPE	Loan Type (i.e. FHA, VA, Conv)
BANKRUPTCY_FILED_DATE	The date a particular bankruptcy claim was filed.		MM/DD/YYYY
BANKRUPTCY_CHAPTER_CODE	The chapter under which the bankruptcy was filed.
BANKRUPTCY_CASE_NBR	The case number assigned by the court to the bankruptcy filing.
POST_PETITION_DUE_DATE	The payment due date once the bankruptcy has been approved by the courts		MM/DD/YYYY
BANKRUPTCY_DCHRG_DISM_DATE	The Date The Loan Is Removed From Bankruptcy. Either by Dismissal, Discharged and/or a Motion For Relief Was Granted.		MM/DD/YYYY
LOSS_MIT_APPR_DATE	The Date The Loss Mitigation Was Approved By The Servicer		MM/DD/YYYY
LOSS_MIT_TYPE	The Type Of Loss Mitigation Approved For A Loan Such As;
LOSS_MIT_EST_COMP_DATE	The Date The Loss Mitigation /Plan Is Scheduled To End/Close		MM/DD/YYYY
LOSS_MIT_ACT_COMP_DATE	The Date The Loss Mitigation Is Actually Completed		MM/DD/YYYY
FRCLSR_APPROVED_DATE	The date DA Admin sends a letter to the servicer with instructions to begin foreclosure proceedings.		MM/DD/YYYY
ATTORNEY_REFERRAL_DATE	Date File Was Referred To Attorney to Pursue Foreclosure		MM/DD/YYYY
FIRST_LEGAL_DATE	Notice of 1st legal filed by an Attorney in a Foreclosure Action		MM/DD/YYYY
FRCLSR_SALE_EXPECTED_DATE	The date by which a foreclosure sale is expected to occur.		MM/DD/YYYY
FRCLSR_SALE_DATE	The actual date of the foreclosure sale.		MM/DD/YYYY
FRCLSR_SALE_AMT	The amount a property sold for at the foreclosure sale.	2	No commas(,) or dollar signs ($)
EVICTION_START_DATE	The date the servicer initiates eviction of the borrower.		MM/DD/YYYY
EVICTION_COMPLETED_DATE	The date the court revokes legal possession of the property from the borrower.		MM/DD/YYYY
LIST_PRICE	The price at which an REO property is marketed.	2	No commas(,) or dollar signs ($)
LIST_DATE	The date an REO property is listed at a particular price.		MM/DD/YYYY
OFFER_AMT	The dollar value of an offer for an REO property.	2	No commas(,) or dollar signs ($)
OFFER_DATE_TIME	The date an offer is received by DA Admin or by the Servicer.		MM/DD/YYYY
REO_CLOSING_DATE	The date the REO sale of the property is scheduled to close.		MM/DD/YYYY
REO_ACTUAL_CLOSING_DATE	Actual Date Of REO Sale		MM/DD/YYYY
OCCUPANT_CODE	Classification of how the property is occupied.
PROP_CONDITION_CODE	A code that indicates the condition of the property.
PROP_INSPECTION_DATE	The date a property inspection is performed.		MM/DD/YYYY
APPRAISAL_DATE	The date the appraisal was done.		MM/DD/YYYY
CURR_PROP_VAL	The current "as is" value of the property based on brokers price opinion or appraisal.	2
REPAIRED_PROP_VAL	The amount the property would be worth if repairs are completed pursuant to a broker's price opinion or appraisal.	2
If applicable:
DELINQ_STATUS_CODE	FNMA Code Describing Status of Loan
DELINQ_REASON_CODE	The circumstances which caused a borrower to stop paying on a loan. Code indicates the reason why the loan is in default for this cycle.
MI_CLAIM_FILED_DATE	Date Mortgage Insurance Claim Was Filed With Mortgage Insurance Company.		MM/DD/YYYY
MI_CLAIM_AMT	Amount of Mortgage Insurance Claim Filed		No commas(,) or dollar signs ($)
MI_CLAIM_PAID_DATE	Date Mortgage Insurance Company Disbursed Claim Payment		MM/DD/YYYY
MI_CLAIM_AMT_PAID	Amount Mortgage Insurance Company Paid On Claim	2	No commas(,) or dollar signs ($)
POOL_CLAIM_FILED_DATE	Date Claim Was Filed With Pool Insurance Company		MM/DD/YYYY
POOL_CLAIM_AMT	Amount of Claim Filed With Pool Insurance Company	2	No commas(,) or dollar signs ($)
POOL_CLAIM_PAID_DATE	Date Claim Was Settled and The Check Was Issued By The Pool Insurer		MM/DD/YYYY
POOL_CLAIM_AMT_PAID	Amount Paid On Claim By Pool Insurance Company	2	No commas(,) or dollar signs ($)
FHA_PART_A_CLAIM_FILED_DATE	Date FHA Part A Claim Was Filed With HUD		MM/DD/YYYY
FHA_PART_A_CLAIM_AMT	Amount of FHA Part A Claim Filed	2	No commas(,) or dollar signs ($)
FHA_PART_A_CLAIM_PAID_DATE	Date HUD Disbursed Part A Claim Payment		MM/DD/YYYY
FHA_PART_A_CLAIM_PAID_AMT	Amount HUD Paid on Part A Claim	2	No commas(,) or dollar signs ($)
FHA_PART_B_CLAIM_FILED_DATE	Date FHA Part B Claim Was Filed With HUD		MM/DD/YYYY
FHA_PART_B_CLAIM_AMT	Amount of FHA Part B Claim Filed	2	No commas(,) or dollar signs ($)
FHA_PART_B_CLAIM_PAID_DATE	Date HUD Disbursed Part B Claim Payment		MM/DD/YYYY
FHA_PART_B_CLAIM_PAID_AMT	Amount HUD Paid on Part B Claim	2	No commas(,) or dollar signs ($)
VA_CLAIM_FILED_DATE	Date VA Claim Was Filed With the Veterans Admin		MM/DD/YYYY
VA_CLAIM_PAID_DATE	Date Veterans Admin. Disbursed VA Claim Payment		MM/DD/YYYY
VA_CLAIM_PAID_AMT	Amount Veterans Admin. Paid on VA Claim	2	No commas(,) or dollar signs ($)
MOTION_FOR_RELIEF_DATE	The date the Motion for Relief was filed	10	MM/DD/YYYY
FRCLSR_BID_AMT	The foreclosure sale bid amount	11	No commas(,) or dollar signs ($)
FRCLSR_SALE_TYPE	The foreclosure sales results: REO, Third Party, Conveyance to HUD/VA
REO_PROCEEDS	The net proceeds from the sale of the REO property.		No commas(,) or dollar signs ($)
BPO_DATE	The date the BPO was done.
CURRENT_FICO	The current FICO score
HAZARD_CLAIM_FILED_DATE	The date the Hazard Claim was filed with the Hazard Insurance Company.	10	MM/DD/YYYY
HAZARD_CLAIM_AMT	The amount of the Hazard Insurance Claim filed.	11	No commas(,) or dollar signs ($)
HAZARD_CLAIM_PAID_DATE	The date the Hazard Insurance Company disbursed the claim payment.	10	MM/DD/YYYY
HAZARD_CLAIM_PAID_AMT	The amount the Hazard Insurance Company paid on the claim.	11	No commas(,) or dollar signs ($)
ACTION_CODE	Indicates loan status		Number
NOD_DATE	Notice of Default date		MM/DD/YYYY
NOI_DATE	Notice of Intention to F/C date		MM/DD/YYYY
ACTUAL_PAYMENT_PLAN_START_DATE	Date the loss mitigation payment plan starts		MM/DD/YYYY
ACTUAL_PAYMENT_ PLAN_END_DATE	Date the loss mitigation payment plan is scheduled to end		MM/DD/YYYY
ACTUAL_REO_START_DATE	Date the loan moved into REO status		MM/DD/YYYY
REO_SALES_PRICE	The price the property sold for in REO		Number
REALIZED_LOSS/GAIN	As defined in the Servicing Agreement		Number

Exhibit 13-A:Standard File Codes – Delinquency Reporting

The Loss Mit Type field should show the approved Loss Mitigation Code as follows:

•	ASUM-	Approved Assumption
•	BAP-	Borrower Assistance Program
•	CO-	Charge Off
•	DIL-	Deed-in-Lieu
•	FFA-	Formal Forbearance Agreement
•	MOD-	Loan Modification
•	PRE-	Pre-Sale
•	SS-	Short Sale
•	MISC-	Anything else approved by the PMI or Pool Insurer

NOTE: Wells Fargo Bank will accept alternative Loss Mitigation Types to those above, provided that they are consistent with industry standards.  If Loss Mitigation Types other than those above are used, the Servicer must supply Wells Fargo Bank with a description of each of the Loss Mitigation Types prior to sending the file.

The Occupant Code field should show the current status of the property code as follows:

•	Mortgagor
•	Tenant
•	Unknown
•	Vacant

The Property Condition field should show the last reported condition of the property as follows:

•	Damaged
•	Excellent
•	Fair
•	Gone
•	Good
•	Poor
•	Special Hazard
•	Unknown

Exhibit 13-A:Standard File Codes – Delinquency Reporting, Continued

The FNMA Delinquent Reason Code field should show the Reason for Delinquency as follows:

Delinquency Code	Delinquency Description
001	FNMA-Death of principal mortgagor
002	FNMA-Illness of principal mortgagor
003	FNMA-Illness of mortgagor’s family member
004	FNMA-Death of mortgagor’s family member
005	FNMA-Marital difficulties
006	FNMA-Curtailment of income
007	FNMA-Excessive Obligation
008	FNMA-Abandonment of property
009	FNMA-Distant employee transfer
011	FNMA-Property problem
012	FNMA-Inability to sell property
013	FNMA-Inability to rent property
014	FNMA-Military Service
015	FNMA-Other
016	FNMA-Unemployment
017	FNMA-Business failure
019	FNMA-Casualty loss
022	FNMA-Energy environment costs
023	FNMA-Servicing problems
026	FNMA-Payment adjustment
027	FNMA-Payment dispute
029	FNMA-Transfer of ownership pending
030	FNMA-Fraud
031	FNMA-Unable to contact borrower
INC	FNMA-Incarceration

Exhibit 13-A:Standard File Codes – Delinquency Reporting, Continued

The FNMA Delinquent Status Code field should show the Status of Default as follows:

Status Code	Status Description
09	Forbearance
17	Pre-foreclosure Sale Closing Plan Accepted
24	Government Seizure
26	Refinance
27	Assumption
28	Modification
29	Charge-Off
30	Third Party Sale
31	Probate
32	Military Indulgence
43	Foreclosure Started
44	Deed-in-Lieu Started
49	Assignment Completed
61	Second Lien Considerations
62	Veteran’s Affairs-No Bid
63	Veteran’s Affairs-Refund
64	Veteran’s Affairs-Buydown
65	Chapter 7 Bankruptcy
66	Chapter 11 Bankruptcy
67	Chapter 13 Bankruptcy

Exhibit 13-B:Standard File Layout – Master Servicing

Column Name	Description	Decimal	Format Comment	Max Size
Each file requires the following fields:
SER_INVESTOR_NBR	A value assigned by the Servicer to define a group of loans.		Text up to 20 digits	20
LOAN_NBR	A unique identifier assigned to each loan by the investor.		Text up to 10 digits	10
SERVICER_LOAN_NBR	A unique number assigned to a loan by the Servicer. This may be different than the LOAN_NBR.		Text up to 10 digits	10
SCHED_PAY_AMT	Scheduled monthly principal and scheduled interest payment that a borrower is expected to pay, P&I constant.	2	No commas(,) or dollar signs ($)	11
NOTE_INT_RATE	The loan interest rate as reported by the Servicer.	4	Max length of 6	6
NET_INT_RATE	The loan gross interest rate less the service fee rate as reported by the Servicer.	4	Max length of 6	6
SERV_FEE_RATE	The servicer's fee rate for a loan as reported by the Servicer.	4	Max length of 6	6
SERV_FEE_AMT	The servicer's fee amount for a loan as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
NEW_PAY_AMT	The new loan payment amount as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
NEW_LOAN_RATE	The new loan rate as reported by the Servicer.	4	Max length of 6	6
ARM_INDEX_RATE	The index the Servicer is using to calculate a forecasted rate.	4	Max length of 6	6
ACTL_BEG_PRIN_BAL	The borrower's actual principal balance at the beginning of the processing cycle.	2	No commas(,) or dollar signs ($)	11
ACTL_END_PRIN_BAL	The borrower's actual principal balance at the end of the processing cycle.	2	No commas(,) or dollar signs ($)	11
BORR_NEXT_PAY_DUE_DATE	The date at the end of processing cycle that the borrower's next payment is due to the Servicer, as reported by Servicer.		MM/DD/YYYY	10
SERV_CURT_AMT_1	The first curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_1	The curtailment date associated with the first curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_ AMT_1	The curtailment interest on the first curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_AMT_2	The second curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_2	The curtailment date associated with the second curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_ AMT_2	The curtailment interest on the second curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_AMT_3	The third curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_3	The curtailment date associated with the third curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_AMT_3	The curtailment interest on the third curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
PIF_AMT	The loan "paid in full" amount as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
PIF_DATE	The paid in full date as reported by the Servicer.		MM/DD/YYYY	10
ACTION_CODE	The standard FNMA numeric code used to indicate the default/delinquent status of a particular loan.		Action Code Key: 15=Bankruptcy, 30=Foreclosure, , 60=PIF, 63=Substitution, 65=Repurchase,70=REO	2
INT_ADJ_AMT	The amount of the interest adjustment as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
SOLDIER_SAILOR_ADJ_AMT	The Soldier and Sailor Adjustment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
NON_ADV_LOAN_AMT	The Non Recoverable Loan Amount, if applicable.	2	No commas(,) or dollar signs ($)	11
LOAN_LOSS_AMT	The amount the Servicer is passing as a loss, if applicable.	2	No commas(,) or dollar signs ($)	11
Plus the following applicable fields:
SCHED_BEG_PRIN_BAL	The scheduled outstanding principal amount due at the beginning of the cycle date to be passed through to investors.	2	No commas(,) or dollar signs ($)	11
SCHED_END_PRIN_BAL	The scheduled principal balance due to investors at the end of a processing cycle.	2	No commas(,) or dollar signs ($)	11
SCHED_PRIN_AMT	The scheduled principal amount as reported by the Servicer for the current cycle -- only applicable for Scheduled/Scheduled Loans.	2	No commas(,) or dollar signs ($)	11
SCHED_NET_INT	The scheduled gross interest amount less the service fee amount for the current cycle as reported by the Servicer -- only applicable for Scheduled/Scheduled Loans.	2	No commas(,) or dollar signs ($)	11
ACTL_PRIN_AMT	The actual principal amount collected by the Servicer for the current reporting cycle -- only applicable for Actual/Actual Loans.	2	No commas(,) or dollar signs ($)	11
ACTL_NET_INT	The actual gross interest amount less the service fee amount for the current reporting cycle as reported by the Servicer -- only applicable for Actual/Actual Loans.	2	No commas(,) or dollar signs ($)	11
PREPAY_PENALTY_ AMT	The penalty amount received when a borrower prepays on his loan as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
PREPAY_PENALTY_ WAIVED	The prepayment penalty amount for the loan waived by the servicer.	2	No commas(,) or dollar signs ($)	11
MOD_DATE	The Effective Payment Date of the Modification for the loan.		MM/DD/YYYY	10
MOD_TYPE	The Modification Type.		Varchar - value can be alpha or numeric	30
DELINQ_P&I_ADVANCE_AMT	The current outstanding principal and interest advances made by Servicer.	2	No commas(,) or dollar signs ($)	11
BREACH_FLAG	Flag to indicate if the repurchase of a loan is due to a breach of Representations and Warranties		Y=Breach N=NO Breach Let blank if N/A	1

Exhibit 13-C: Calculation of Realized Loss/Gain Form 332– Instruction Sheet

NOTE:  Do not net or combine items.  Show all expenses individually and all credits as separate line items.  Claim packages are due on the remittance report date.  Late submissions may result in claims not being passed until the following month.  The Servicer is responsible to remit all funds pending loss approval and /or resolution of any disputed items.

The numbers on the 332 form correspond with the numbers listed below.

Liquidation and Acquisition Expenses:

1.
The Actual Unpaid Principal Balance of the Mortgage Loan.  For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

2.
The Total Interest Due less the aggregate amount of servicing fee that would have been earned if all delinquent payments had been made as agreed. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

3.
Accrued Servicing Fees based upon the Scheduled Principal Balance of the Mortgage Loan as calculated on a monthly basis. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

4-12.	Complete as applicable. Required documentation:

*  For taxes and insurance advances – see page 2 of 332 form - breakdown required showing period of coverage, base tax, interest, penalty.  Advances prior to default require evidence of servicer efforts to recover advances.

 *  For escrow advances - complete payment history

    (to calculate advances from last positive escrow balance forward)

*  Other expenses -  copies of corporate advance history showing all payments

*  REO repairs> $1500 require explanation

*  REO repairs>$3000 require evidence of at least 2 bids.

*  Short Sale or Charge Off require P&L supporting the decision and WFB’s approved Servicing Officer certification.

*  Unusual or extraordinary items may require further documentation.

13.	The total of lines 1 through 12.

Credits:

14-21.	Complete as applicable. Required documentation:

* Copy of the HUD 1 from the REO sale.  If a 3rd Party Sale, bid instructions and Escrow Agent / Attorney Letter of Proceeds Breakdown.

*  Copy of EOB for any MI or gov't guarantee

*  All other credits need to be clearly defined on the 332 form

22.	The total of lines 14 through 21.

Please Note:  For HUD/VA loans, use line (18a) for Part A/Initial proceeds and line (18b) for Part B/Supplemental proceeds.

Total Realized Loss (or Amount of Any Gain)
23.	The total derived from subtracting line 22 from 13. If the amount represents a realized gain, show the amount in parenthesis ( ).

Exhibit 13-C:Calculation of Realized Loss/Gain Form 332

Prepared by:  __________________                              Date:  _______________

Phone:  ______________________   Email Address:_____________________

Servicer Loan No.	Servicer Name	Servicer Address

WELLS FARGO BANK, N.A. Loan No._____________________________

Borrower's Name: _________________________________________________________
Property Address: _________________________________________________________

Liquidation Type:      REO Sale                   3rd Party Sale                      Short Sale        Charge Off

Was this loan granted a Bankruptcy deficiency or cramdown    Yes        No
If “Yes”, provide deficiency or cramdown amount _______________________________

Liquidation and Acquisition Expenses:

(1)	Actual Unpaid Principal Balance of Mortgage Loan	$ ______________	(1)
(2)	Interest accrued at Net Rate	________________	(2)
(3)	Accrued Servicing Fees	________________	(3)
(4)	Attorney's Fees	________________	(4)
(5)	Taxes (see page 2)	________________	(5)
(6)	Property Maintenance	________________	(6)
(7)	MI/Hazard Insurance Premiums (see page 2)	________________	(7)
(8)	Utility Expenses	________________	(8)
(9)	Appraisal/BPO	________________	(9)
(10)	Property Inspections	________________	(10)
(11)	FC Costs/Other Legal Expenses	________________	(11)
(12)	Other (itemize)	________________	(12)
	Cash for Keys__________________________	________________	(12)
	HOA/Condo Fees_______________________	________________	(12)
	______________________________________	________________	(12)

	Total Expenses	$ _______________	(13)
Credits:
(14)	Escrow Balance	$ _______________	(14)
(15)	HIP Refund	________________	(15)
(16)	Rental Receipts	________________	(16)
(17)	Hazard Loss Proceeds	________________	(17)
(18)	Primary Mortgage Insurance / Gov’t Insurance	________________	(18a)
	HUD Part A
	HUD Part B	________________	(18b)
(19)	Pool Insurance Proceeds	________________	(19)
(20)	Proceeds from Sale of Acquired Property	________________	(20)
(21)	Other (itemize)	________________	(21)
	_________________________________________	________________	(21)

	Total Credits	$________________	(22)
Total Realized Loss (or Amount of Gain)		$________________	(23)

Escrow Disbursement Detail

Type (Tax /Ins.)	Date Paid	Period of Coverage	Total Paid	Base Amount	Penalties	Interest

ATTACHMENT 4

NEW EXHIBIT 14 TO THE SERVICING AGREEMENT

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by [the Company] [Name of Subservicer] shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria”:1

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
X
Cash Collection and Administration
1122(d)(2)(i)
Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
X
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
X
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
X
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission[2], are maintained in accordance with the transaction agreements and applicable Commission requirements.[3] Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.
X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.	X
1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements.	X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X
1122(d)(4)(iv)
Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.
X
1122(d)(4)(v)	The Servicer’s records regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor’s mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
X
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
X
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.	X
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
X4
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
X
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

1 Whenever used in this Exhibit ___, Applicable Servicing Criteria, the following words shall have the meaning specified below:
1.
“asset pool” shall mean the pool of Mortgage Loans sold by Chevy Chase Bank, F.S.B. (the “Asserting Party”) to the investor pursuant to the transaction agreements and which are included on Servicer’s platform.

2.
“investor” means the purchaser under the then current purchase, sale and servicing agreement between the investor and the Asserting Party, and any assignees of the Purchaser, including the Master Servicer.

3.	“investor reports” “reports to investors” mean the reports required to be sent to the investor as required by the transaction agreements.
4.	“Servicer” and “servicer” means Chevy Chase Bank. F.S.B. acting in its capacity as Servicer under the then current purchase, sale and servicing agreement between the investor and the Asserting Party.
5.	“transaction agreements” mean the then current purchase, sale and servicing agreement between the investor and the Asserting Party and any AARs of such purchase, sale and servicing agreement.

2 The Asserting Party does not file reports with the Commission and takes no responsibility for such reports.

3 The Asserting Party only maintains reports in accordance with the transaction agreements.

4 The Servicer will obtain an assertion of management and an accompanying 1122 attestation report from the vendor performing such activities.

ATTACHMENT 5

EXHIBIT 12A

FORM OF ANNUAL CERTIFICATION

Re:	The [	] agreement dated as of [	l, 200[ ] (the “Agreement”), among [IDENTIFY PARTIES]

I, ____________________________, the _______________________ of [NAME OF COMPANY] (the “Company”), certify to [the Purchaser], [the Depositor], and the [Master Servicer] [Securities Administrator] [Trustee], and their officers, with the knowledge and intent that they will rely upon this certification, that:

(1)           I have reviewed the servicer compliance statement of the Company provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the Annual Independent Public Accountants’ Servicing Report (as defined in the Agreement), and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans by the Company during 200[ ] that were delivered by the Company to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee] pursuant to the Agreement (collectively, the “Company Servicing Information”);

(2)           Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

(3)           Based on my knowledge, all of the Company Servicing Information required to be provided by the Company under the Agreement has been provided to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee];

(4)           I am responsible for reviewing the activities performed by the Company as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement and the Annual Independent Public Accountants’ Servicing Report, the Company has fulfilled its obligations under the Agreement in all material respects; and

(5)           The Compliance Statement required to be delivered by the Company pursuant to the Agreement, and the Annual Independent Public Accountants’ Servicing Report required to be provided by the Company and by any Subservicer and Subcontractor pursuant to the Agreement, have been provided to the [Depositor] [Master Servicer].  Any material instances of noncompliance described in such reports have been disclosed to the [Depositor] [Master Servicer]. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

Date: _________________________

By: _______________________________
Name:
Title:

ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

THIS ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT (this “Agreement”), dated as of September 1, 2007, among UBS Real Estate Securities Inc., a Delaware corporation formerly known as UBS Warburg Real Estate Securities Inc. (the “Assignor”), Mortgage Asset Securitization Transactions, Inc. (the “Assignee”) and Downey Savings and Loan Association, F.A. (the “Company”):

For good and valuable consideration the receipt and sufficiency of which hereby are acknowledged, and of the promises and mutual covenants herein contained, the parties hereto hereby agree as follows:

1.  a.  The Assignor hereby conveys, sells, grants, transfers and assigns to the Assignee all of the right, title and interest (other than those rights specifically retained by the Assignor pursuant to this Agreement) of the Assignor, as Owner, in, to and under (a) those certain Mortgage Loans listed on Exhibit A attached hereto (the “Mortgage Loans”) and (b) solely with respect to the servicing provisions as they relate to the Mortgage Loans (as specified in Section 1(c) below), that certain Master Loan Purchase and Servicing Agreement, dated as of August 1, 2002 by and between UBS Real Estate Securities Inc. (“Owner”) and the Company and any related amendments thereto (the “Servicing Agreement”).  For purposes of this Agreement, the term “Servicing Agreement” includes any separate bill of sale, letter, assignment and conveyance or other instrument pursuant to which Company and Assignor effectuated the purchase and sale of any Mortgage Loan following the execution and delivery of the Servicing Agreement.

b.  The Assignor specifically reserves and does not assign to the Assignee hereunder any and all right, title and interest in, to and under and all obligations of the Assignor with respect to any mortgage loans subject to the Servicing Agreement which are not the Mortgage Loans set forth on Exhibit A attached hereto and are not the subject of this Agreement.

c.  The Assignor specifically reserves and does not assign to the Assignee hereunder those rights under the Servicing Agreement that do not relate to the servicing of the Mortgage Loans (including without limitation, the representations and warranties made by the Company and the document delivery requirements of the Company and the remedies (including indemnification) available for breaches thereof).

2.  The Assignor warrants and represents to the Assignee and the Company as of the date hereof:

a.  Attached hereto as Exhibit B is a true and accurate copy of the Servicing Agreement, which agreement is in full force and effect as of the date hereof and the provisions of which have not been waived, amended or modified in any respect, nor has any notice of termination been given thereunder;

b.  The Assignor was the lawful owner of the Mortgage Loans with full right to transfer the Mortgage Loans and any and all of its interests, rights and obligations under the Servicing Agreement as they relate to the Mortgage Loans, free and clear from any and all claims and encumbrances; and upon the transfer of the Mortgage Loans to the Assignee as contemplated herein, the Assignee shall have good title to each and every Mortgage Loan, a well as any and all of the Assignee’s interests, rights and obligations under the Servicing Agreement as they relate to the Mortgage Loans, free and clear of any and all liens, claims and encumbrances;

c.  There are no offsets, counterclaims or other defenses available to the Company with respect to the Mortgage Loans or the Servicing Agreement;

d.  The Assignor has no knowledge of, and has not received notice of, any waivers under, or any modification of, any Mortgage Loan;

e.  The Assignor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to acquire, own and sell the Mortgage Loans;

f.  The Assignor has full corporate power and authority to execute, deliver and perform its obligations under this Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this Agreement is in the ordinary course of the Assignor’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Assignor’s charter or by-laws or any legal restriction, or any material agreement or instrument to which the Assignor is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Assignor or its property is subject.  The execution, delivery and performance by the Assignor of this Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on part of the Assignor. This Agreement has been duly executed and delivered by the Assignor and, upon the due authorization, execution and delivery by the Assignee and the Company, will constitute the valid and legally binding obligation of the Assignor enforceable against the Assignor in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

g.  No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Assignor in connection with the execution, delivery or performance by the Assignor of this Agreement, or the consummation by it of the transactions contemplated hereby. Neither the Assignor nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans or any interest in the Mortgage Loans, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Mortgage Loans, or any interest in the Mortgage Loans or otherwise approached or negotiated with respect to the Mortgage Loans, or any interest in the Mortgage Loans with any Person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Mortgage Loans under the Securities Act of 1933, as amended (the “1933 Act”) or which would render the disposition of the Mortgage Loans a violation of Section 5 of the 1933 Act or require registration pursuant thereto; and

h.  The Assignor has received from the Company, and has delivered to the Assignee, all documents required to be delivered to the Assignor by the Company prior to the date hereof pursuant to the Servicing Agreement with respect to the Mortgage Loans and has not received, and has not requested from the Company, any additional documents.

3.  The Assignee warrants and represents to, and covenants with, the Assignor and the Company that:

a.  The Assignee is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has all requisite power and authority to acquire, own and purchase the Mortgage Loans;

b.  The Assignee has full power and authority to execute, deliver and perform under this Agreement, and to consummate the transactions set forth herein. The execution, delivery and performance of the Assignee of this Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action of the Assignee. This Agreement has been duly executed and delivered by the Assignee and constitutes the valid and legally binding obligation of the Assignee enforceable against the Assignee in accordance with its respective terms;

c.  To the best of Assignee’s knowledge, no material consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Assignee in connection with the execution, delivery or performance by the Assignee of this Agreement, or the consummation by it of the transactions contemplated hereby; and

d.  The Assignee agrees to be bound, as Purchaser, by all of the terms, covenants and conditions of the Servicing Agreement and the Mortgage Loans, and from and after the date hereof, the Assignee assumes for the benefit of each of the Company and the Assignor all of the Assignor’s obligations as Purchaser thereunder, with respect to the Mortgage Loans.

4.  The Company warrants and represents to, and covenants with, the Assignor and the Assignee as of the date hereof:

a.  Attached hereto as Exhibit B is a true and accurate copy of the Servicing Agreement, which agreement is in full force and effect as of the date hereof and the provisions of which have not been waived, amended or modified in any respect, nor has any notice of termination been given thereunder;

b.  The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to service the Mortgage Loans and otherwise to perform its obligations under the Servicing Agreement;

c.  The Company has full corporate power and authority to execute, deliver and perform its obligations under this Agreement, and to consummate the transactions set forth herein.  The consummation of the transactions contemplated by this Agreement is in the ordinary course of the Company’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Company’s charter or by-laws or any legal restriction, or any material agreement or instrument to which the Company is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Company or its property is subject. The execution, delivery and performance by the Company of this Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on part of the Company. This Agreement has been duly executed and delivered by the Company, and, upon the due authorization, execution and delivery by the Assignor and the Assignee, will constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

d.  No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Company in connection with the execution, delivery or performance by the Company of this Agreement, or the consummation by it of the transactions contemplated hereby;

e.  The Company shall establish a Custodial Account and an Escrow Account under the Servicing Agreement in favor of the Assignee, or its designee with respect to the Mortgage Loans separate from the Custodial Account and Escrow Account previously established under the Servicing Agreement in favor of the Assignor; and

f.  If any Mortgage has been recorded in the name of Mortgage Electronic Registration System, Inc. (“MERS”) or its designee, the Company shall take all actions as are necessary to cause MASTR Alternative Loan Trust 2007-HF1 to be shown as the owner of the related Mortgage Loan on the record of MERS for the purpose of the system of recording transfers of beneficial ownership of mortgage maintained by MERS.

Recognition by the Company of the Trustee and the Trust Administrator

5.  The Company hereby recognizes that the Mortgage Loans will be transferred by the Assignee to U.S. Bank National Association as Trustee for the holders of MASTR Alternative Loan Trust 2007-HF1 (including its successors in interest and any successor trustee under the Pooling Agreement defined below, the “Trustee”) in a securitization transaction pursuant to a Pooling and Servicing Agreement, dated as of September 1, 2007 (the “Pooling Agreement”), among the Assignee, the Assignor, the Trustee and Wells Fargo Bank, N.A., as master servicer (the “Master Servicer”), trust administrator (the “Trust Administrator”), as custodian and as credit risk manager.  From and after the date hereof, the Company acknowledges and agrees that (A) the Trustee will be the owner of the Mortgage Loans on behalf of MASTR Alternative Loan Trust 2007-HF1 (the “Trust”), and Wells Fargo Bank, N.A., will be the Master Servicer, Trust Administrator and custodian of the Mortgage Loans, (B) the Company shall look solely to the Trustee and the Trust Administrator, on behalf of the Trust, for performance of any obligations of the Assignor insofar as they relate to the Mortgage Loans and (C) the Mortgage Loans will be part of a “real estate mortgage investment conduit” within the meaning of Section 860D of the Code (“REMIC”), and the Company shall service the Mortgage Loans and any real property acquired upon default thereof (including, without limitation, making or permitting any modification, waiver or amendment of any term of any Mortgage Loan) in accordance with the Servicing Agreement but in no event in a manner that would (i) cause the REMIC to fail to qualify as a REMIC or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code, the tax on contributions to a REMIC set forth in Section 860G(d) of the Code, and the tax on “net income from foreclosure property” as set forth in Section 860G(c) of the Code).

Indemnity by the Company to the Trust:

6.  The Company hereby agrees to indemnify and hold harmless the Assignor, the Assignee and the Trust (collectively the “Indemnified Parties”) from and against any and all losses, claims, expenses, damages or liabilities to which the Indemnified Parties, their respective officers or directors and any such controlling person may become subject, as and when such losses, claims, expenses, damages or liabilities are incurred, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) arise out of or are based upon any breach of the representation and warranty set forth in the Servicing Agreement to the extent that such breach relates to the origination and servicing of Mortgage Loans in compliance with the Georgia Fair Lending Act.

Modification of the Servicing Agreement

7.  Only insofar as it relates to the Mortgage Loans, the parties hereto hereby amend the Servicing Agreement as follows:

(i)  The following paragraph is added immediately following the last paragraph of Section 4:

“Custodial Accounts shall be Eligible Accounts and funds on deposit in the Custodial Account shall only be invested in Permitted Investments.”

(ii)  The definition of “Eligible Account” is hereby deleted in its entirety and replaced by the following:

Eligible Account:  An account that is either:

(a)  maintained with a federal or state-chartered depository institution or trust company that is an Eligible Institution; or

(b)  maintained with the corporate trust department of a federal depository institution or state-chartered depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of U.S. Code of Federal Regulation Section 9.10(b), which, in either case, has corporate trust powers and is acting in its fiduciary capacity.

(iii)  The definition of “Eligible Institution” is hereby deleted in its entirety and replaced by the following:

Eligible Institution:  An institution whose commercial paper, short-term debt obligations, demand deposits, or other short-term deposits are rated at least “A-2” by S&P; provided, however, upon the loss of this required rating, the Seller shall immediately transfer funds in the Custodial Account to an institution which meets the above requirement.

(iv)  The definition of “Whole Loan Transfer” is hereby deleted in its entirety and replaced by the following:

Whole Loan Transfer: Any sale or transfer of some or all of the Mortgage Loans, other than a Securitization Transaction.

(v)  The second paragraph of Section 11.01 is hereby deleted in its entirety and replaced by the following:

Consistent with the terms of this Agreement, the Seller may waive, modify or vary any term of any Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Borrower if in the Seller’s reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Purchaser; provided, however, that without the prior written consent of the Purchaser, the Seller shall not permit any modification with respect to any Loan that would change the Loan Interest Rate, defer or forgive the payment thereof or of any principal or interest payments, reduce the outstanding principal amount (except for actual payments of principal), make additional advances of additional principal , affect the amortization schedule of such Loan  or extend the final maturity date on such Loan.  Notwithstanding the foregoing, in the event that any Loan is in default or, in the judgment of the Seller, such default is reasonably foreseeable, the Seller, consistent with the standards set forth in this Section (i), may also waive, modify or vary any term of such Loan (including modifications that would change the Mortgage Interest Rate, forgive the payment of principal or interest or extend the final maturity date of such Loan, accept payment from the related Mortgagor of an amount less than the Stated Principal Balance in final satisfaction of such Loan (such payment, a “Short Pay-off”) or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any Mortgagor; provided that, in the judgment of the Seller, any such modification, waiver or amendment could reasonably be expected to result in collections and other recoveries in respect of such Loan in excess of net Liquidation Proceeds that would be recovered upon the foreclosure of, or other realization upon, such Loan and provided further, that on or after the date on which the Credit Risk Manager makes available on its monthly report (the “CRM Report”) that the aggregate number of outstanding Loans which have been modified (excluding for this purpose any waivers of a Loan pursuant to this sentence) exceeds 5% of the number of Loans as of the Cut-off Date, any further modification of a Loan pursuant to this Section 11.01 shall require the prior written consent of the NIMS Insurer.  Without limiting the generality of the foregoing, the Seller shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself, and the Purchaser, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Loans. If reasonably required by the Seller, the Purchaser shall furnish the Seller with any powers of attorney and other documents necessary or appropriate to enable the Seller to carry out its servicing and administrative duties under this Agreement.  Promptly after the execution of any modification of any Loan pursuant to this Section 11.01, the Seller shall forward to the Master Servicer, the Credit Risk Manager and the NIMS Insurer, copies of any documents evidencing such modification.  Such notification of modifications shall be delivered to the NIMS Insurer to the attention of Christopher G. Curran, Senior Vice President Capital Markets and marked “Urgent”.  The Seller shall forward copies of such foregoing documentation in electronic format (or, upon request of either the Credit Risk Manager or the NIMS Insurer in hard copy format).  In connection with the delivery of copies of such documentation to the NIMS Insurer and the Credit Risk Manager, the Master Servicer shall have no obligation to verify, recompute, reconcile, recalculate or reformat any information or data provided therein prior to its delivery to the NIMS Insurer and the Credit Risk Manager and shall not have any liability to either the NIMS Insurer or the Credit Risk Manager for any errors or omissions with respect to such documentation.  The Credit Risk Manager shall not have any liability to the NIMS Insurer for any errors or omissions with respect to such documentation or for the failure of the Master Servicer or Servicer to provide such information in a timely manner.

(vi)  Section 11.15 (“Remittance Reports”) of the Servicing Agreement is hereby deleted in its entirety and replaced by the following:

On or before the tenth calendar day of each month (or if such day is not a Business Day, the immediately preceding Business Day), the Company shall furnish to the Owner or its designee, in a mutually agreeable electronic format, all of the data fields in Exhibit 13-1, Exhibit 13-2 and Exhibit 13-3, in the form set forth in each such exhibit or in such other format as the parties shall mutually agree, as to the latest Due Period, together with such other information with respect to the Loans as the Purchaser may reasonably require to allocate distributions made pursuant to this Agreement and to provide appropriate statements in connection therewith.

(vii)  Exhibits 13-1, 13-2 and 13-3 to the Servicing Agreement are hereby added immediately following Exhibit 12, substantially in the form of Exhibit E to this Agreement.

(viii)  The following definitions are added to Section 1 of the Servicing Agreement:

Commission: The United States Securities and Exchange Commission.

Company Information: As defined in Subsection 11.A.07(a).

Depositor: The depositor, as such term is defined in Regulation AB, with respect to any Securitization Transaction.

Exchange Act: The Securities Exchange Act of 1934, as amended.

Master Servicer: With respect to any Securitization Transaction, the “master servicer,” if any, identified in the related transaction documents.

Permitted Investments:  At any time, any one or more of the following obligations and securities:
(a)  obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

(b)  general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by either Rating Agency;

(c)  commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by either Rating Agency;

(d)  certificates of deposit, demand or time deposits, or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company are then rated in one of the two highest long-term and the highest short-term ratings of each Rating Agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by either Rating Agency;

(e)  demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that such deposits are fully insured by the FDIC and are then rated in the highest long-term and the highest short-term ratings of each Rating Agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by either Rating Agency;

(f)  guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by either Rating Agency;

(g)  repurchase obligations with respect to any security described in clauses (a) and (b) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (d) above;

(h)  securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have the highest rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by either Rating Agency, as evidenced by a signed writing delivered by each Rating Agency;

(i)  units of a taxable money-market portfolio having the highest rating assigned by each Rating Agency and restricted to obligations issued or guaranteed by the United States of America or entities whose obligations are backed by the full faith and credit of the United States of America and repurchase agreements collateralized by such obligations;

(j)  any mutual fund, money market fund, common trust fund or other pooled investment vehicle, the assets of which are limited to instruments that otherwise would constitute Permitted Investments hereunder, including any such fund that is managed by the Trustee or Master Servicer or any affiliate of the Trustee or Master Servicer or for which the Trustee or Master Servicer or any affiliate of the Trustee or Master Servicer acts as an adviser as long as such fund is rated in at least the highest rating category by each Rating Agency (if so rated by such Rating Agency); and

(k)  such other investments bearing interest or sold at a discount acceptable to each Rating Agency as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by either Rating Agency, as evidenced by a signed writing delivered by each Rating Agency;

provided that no such instrument shall be a Permitted Investment if such instrument evidences the right to receive interest only payments with respect to the obligations underlying such instrument.

Qualified Correspondent: Any Person from which the Company purchased Mortgage Loans, provided that the following conditions are satisfied: (i) such Mortgage Loans were originated pursuant to an agreement between the Company and such Person that contemplated that such Person would underwrite mortgage loans from time to time, for sale to the Company, in accordance with underwriting guidelines designated by the Company (“Designated Guidelines”) or guidelines that do not vary materially from such Designated Guidelines; (ii) such Mortgage Loans were in fact underwritten as described in clause (i) above and were acquired by the Company within 180 days after origination; (iii) either (x) the Designated Guidelines were, at the time such Mortgage Loans were originated, used by the Company in origination of mortgage loans of the same type as the Mortgage Loans for the Company’s own account or (y) the Designated Guidelines were, at the time such Mortgage Loans were underwritten, designated by the Company on a consistent basis for use by lenders in originating mortgage loans to be purchased by the Company; and (iv) the Company employed, at the time such Mortgage Loans were acquired by the Company, pre-purchase or post-purchase quality assurance procedures (which may involve, among other things, review of a sample of mortgage loans purchased during a particular time period or through particular channels) designed to ensure that Persons from which it purchased mortgage loans properly applied the underwriting criteria designated by the Company.

Rating Agency:  (i) Moody’s, (ii) S&P and/or (iii) Fitch, Inc., or any successor thereto.

Reconstitution: Any Securitization Transaction or Whole Loan Transfer.

Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506-1,631 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Securities Act: The Securities Act of 1933, as amended.

Securitization Transaction: Any transaction involving either (1) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities or (2) an issuance of publicly offered or privately placed, rated or unrated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.

Servicer: For purposes of Section 11.A, as defined in Subsection 11.A.03(d).

Servicing Criteria: The “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

Static Pool Information: Static pool information as described in Item 1105(a)(1)-(3) and 1105(c) of Regulation AB.

Subcontractor: Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of the Company or a Subservicer.

Subservicer: Any Person that services Mortgage Loans on behalf of the Company or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Company under this Agreement or any Reconstitution Agreement that are identified in Item 1122(d) of Regulation AB.

Third-Party Originator: Each Person, other than a Qualified Correspondent, that originated Mortgage Loans acquired by the Company.  A wholesale broker for the Company shall not be deemed for purposes of this Agreement to be a Third-Party Originator.

(ix)  The following new Section 11.A is added to the Servicing Agreement:

SECTION 11.A
COMPLIANCE WITH REGULATION AB

Subsection 11.A.01. Intent of the Parties; Reasonableness.

The Owner and the Company acknowledge and agree that the purpose of Section 11.A of this Agreement is to facilitate compliance by the Owner and any Depositor with the provisions of Regulation AB and related rules and regulations of the Commission. Neither the Owner nor any Depositor shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the Sarbanes – Oxley Act and, in each case, and the rules and regulations of the Commission thereunder. The Company acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Owner, any Master Servicer or any Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection with any Securitization Transaction, the Company shall cooperate fully with the Owner and any Master Servicer to deliver to the Owner (including any of its assignees or designees), any Master Servicer and any Depositor, any and all statements, reports, certifications, records and any other information reasonably believed to be necessary in the good faith determination of the Owner, the Master Servicer or any Depositor to permit the Owner, such Master Servicer or such Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Company, any Subservicer, any Third-Party Originator and the Mortgage Loans, or the servicing of the Mortgage Loans, reasonably believed by the Owner or any Depositor to be necessary in order to effect such compliance.

The obligations identified in this Section 11.A shall apply to the Company notwithstanding (i) the failure of the Company to qualify as a “servicer” under Item 1101 of Regulation AB, (ii) the inapplicability of Item 1108 to the Company, and (iii) the failure of the Company to qualify as a party participating in the servicing function as set forth in Item 1122 of Regulation AB.

The Owner (including any of its assignees or designees) shall cooperate with the Company by providing timely notice of requests for information under these provisions and by reasonably limiting such requests to information required, in the Owner’s reasonable judgment, to comply with Regulation AB.

Subsection 11.A.02. Additional Representations and Warranties of the Company.

(a)           The Company hereby represents to the Owner, to any Master Servicer and to any Depositor, as of the date on which information is first provided to the Owner, any Master Servicer or any Depositor under Subsection 11.A.03 that, except as disclosed in writing to the Owner, such Master Servicer or such Depositor prior to such date: (i) the Company is not aware and has not received notice that any default, early amortization or other performance triggering event has occurred as to any other securitization due to any act or failure to act of the Company; (ii) the Company has not been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; (iii) no material noncompliance with the applicable Servicing Criteria with respect to other securitizations of residential mortgage loans involving the Company as servicer has been disclosed or reported by the Company; (iv) no material changes to the Company’s policies or procedures with respect to the servicing function it will perform under this Agreement and any Reconstitution Agreement for mortgage loans of a type similar to the Mortgage Loans have occurred during the three-year period immediately preceding the related Securitization Transaction; (v) there are no aspects of the Company’s financial condition that could have a material adverse effect on the performance by the Company of its servicing obligations under this Agreement or any Reconstitution Agreement; (vi) there are no material legal or governmental proceedings pending (or known to be contemplated) against the Company, any Subservicer or any Third-Party Originator; and (vii) there are no affiliations, relationships or transactions relating to the Company, any Subservicer or any Third-Party Originator with respect to any Securitization Transaction and any party thereto identified by the related Depositor of a type described in Item 1119 of Regulation AB.

(b)           If so requested by the Owner, any Master Servicer or any Depositor on any date following the date on which information is first provided to the Owner, any Master Servicer or any Depositor under Subsection 11.A.03, the Company shall, within five Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in paragraph (a) of this Section or, if any such representation and warranty is not accurate as of the date of such request, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party.

Subsection 11.A.03. Information to Be Provided by the Company.

In connection with any Securitization Transaction the Company shall (i) within five (5) Business Days following request by the Owner or any Depositor, provide to the Owner and such Depositor (or, as applicable, cause each Third-Party Originator and each Subservicer to provide), in writing and in form and substance reasonably satisfactory to the Owner and such Depositor, the information and materials specified in paragraphs (a), (b), (c), (f) and (g) of this Section, and (ii) as promptly as practicable following notice to or discovery by the Company, provide to the Owner and any Depositor (in writing and in form and substance reasonably satisfactory to the Owner and such Depositor) the information specified in paragraph (d) of this Section.

a.           If so requested by the Owner or any Depositor, the Company shall provide such information regarding (i) the Company, as originator of the Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent), or (ii) each Third-Party Originator, and (iii) as applicable, each Subservicer, as is requested for the purpose of compliance with Items 1103(a)(1), 1105, 1110, 1117 and 1119 of Regulation AB. Such information shall include, at a minimum:

(i)           the originator’s form of organization;

(ii)           a description of the originator’s origination program and how long the originator has been engaged in originating residential mortgage loans, which description shall include a discussion of the originator’s experience in originating mortgage loans of a similar type as the Mortgage Loans; information regarding the size and composition of the originator’s origination portfolio; and information that may be material, in the good faith judgment of the Owner or any Depositor, to an analysis of the performance of the Mortgage Loans, including the originators’ credit-granting or underwriting criteria for mortgage loans of similar type(s) as the Mortgage Loans and such other information as the Owner or any Depositor may reasonably request for the purpose of compliance with Item 1110(b)(2) of Regulation AB;

(iii)           a description of any material legal or governmental proceedings pending (or known to be contemplated) against the Company, each Third-Party Originator and each Subservicer; and

(iv)           a description of any affiliation or relationship between the Company, each Third-Party Originator, each Subservicer and any of the following parties to a Securitization Transaction, as such parties are identified to the Company by the Owner or any Depositor in writing in advance of such Securitization Transaction:

(1)           the sponsor;
(2)           the depositor;
(3)           the issuing entity;
(4)           any servicer;
(5)           any trustee;
(6)           any originator;
(7)           any significant obligor;
(8)           any enhancement or support provider; and
(9)           any other material transaction party.

b.           If so requested by the Owner or any Depositor, the Company shall provide (or, as applicable, cause each Third-Party Originator to provide) Static Pool Information with respect to the mortgage loans (of a similar type as the Mortgage Loans, as reasonably identified by the Owner as provided below) originated by (i) the Company, if the Company is an originator of Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent), and/or (ii) each Third-Party Originator. Such Static Pool Information shall be prepared by the Company (or Third-Party Originator) on the basis of its reasonable, good faith interpretation of the requirements of Item 1105(a)(1)-(3) of Regulation AB. To the extent that there is reasonably available to the Company (or Third-Party Originator) Static Pool Information with respect to more than one mortgage loan type, the Owner or any Depositor shall be entitled to specify whether some or all of such information shall be provided pursuant to this paragraph. The content of such Static Pool Information may be in the form customarily provided by the Company, and need not be customized for the Owner or any Depositor. Such Static Pool Information for each vintage origination year or prior securitized pool, as applicable, shall be presented in increments no less frequently than quarterly over the life of the mortgage loans included in the vintage origination year or prior securitized pool. The most recent periodic increment must be as of a date no later than 135 days prior to the date of the prospectus or other offering document in which the Static Pool Information is to be included or incorporated by reference. The Static Pool Information shall be provided in an electronic format that provides a permanent record of the information provided, such as a portable document format (pdf) file, or other such electronic format reasonably required by the Owner or the Depositor, as applicable.

If so requested by the Owner or any Depositor, the Company shall provide (or, as applicable, cause each Third-Party Originator to provide), at the expense of the requesting party (to the extent of any additional incremental expense associated with delivery pursuant to this Agreement), such statements and agreed-upon procedures letters of certified public accountants reasonably acceptable to the Owner or Depositor, as applicable, pertaining to Static Pool Information relating to prior securitized pools for securitizations closed on or after January 1, 2006 or, in the case of Static Pool Information with respect to the Company’s or Third-Party Originator’s originations or purchases, to calendar months commencing January 1, 2006, as the Owner or such Depositor shall reasonably request. Such statements and letters shall be addressed to and be for the benefit of such parties as the Owner or such Depositor shall designate, which may include, by way of example, any Sponsor, any Depositor and any broker dealer acting as underwriter, placement agent or initial Owner with respect to a Securitization Transaction. Any such statement or letter may take the form of a standard, generally applicable document accompanied by a reliance letter authorizing reliance by the addressees designated by the Owner or such Depositor.

c.           If so requested by the Owner or any Depositor, the Company shall provide such information regarding the Company, as servicer of the Mortgage Loans, and each Subservicer (each of the Company and each Subservicer, for purposes of this paragraph, a “Servicer”), as is requested for the purpose of compliance with Items 1108, 1117 and 1119 of Regulation AB. Such information shall include, at a minimum:

(i)                 the Servicer’s form of organization;

(ii)                a description of how long the Servicer has been servicing residential mortgage loans; a general discussion of the Servicer’s experience in servicing assets of any type as well as a more detailed discussion of the Servicer’s experience in, and procedures for, the servicing function it will perform under this Agreement and any Reconstitution Agreements; information regarding the size, composition and growth of the Servicer’s portfolio of residential mortgage loans of a type similar to the Mortgage Loans and information on factors related to the Servicer that may be material, in the good faith judgment of the Owner or any Depositor, to any analysis of the servicing of the Mortgage Loans or the related asset-backed securities, as applicable, including, without limitation:

(A)  whether any prior securitizations of mortgage loans of a type similar to the Mortgage Loans involving the Servicer have defaulted or experienced an early amortization or other performance triggering event because of servicing during the three-year period immediately preceding the related Securitization Transaction;

(B)  the extent of outsourcing the Servicer utilizes;

(C)  whether there has been previous disclosure of material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Servicer as a servicer during the three-year period immediately preceding the related Securitization Transaction and which is required to be disclosed for Regulation AB purposes;

(D)  whether the Servicer has been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; and

(E)  such other information as the Owner or any Depositor may reasonably request for the purpose of compliance with Item 1108(b)(2) of Regulation AB;

(iii)               a description of any material changes during the three-year period immediately preceding the related Securitization Transaction to the Servicer’s policies or procedures with respect to the servicing function it will perform under this Agreement and any Reconstitution Agreements for mortgage loans of a type similar to the Mortgage Loans;

(iv)               information regarding the Servicer’s financial condition, to the extent that there is a material risk that an adverse financial event or circumstance involving the Servicer could have a material adverse effect on the performance by the Company of its servicing obligations under this Agreement or any Reconstitution Agreement;

(v)                information regarding advances made by the Servicer on the Mortgage Loans and the Servicer’s overall servicing portfolio of residential mortgage loans for the three-year period immediately preceding the related Securitization Transaction, which may be limited to a statement by an authorized officer of the Servicer to the effect that the Servicer has made all advances required to be made on residential mortgage loans serviced by it during such period, or, if such statement would not be accurate, information regarding the percentage and type of advances not made as required, and the reasons for such failure to advance;

(vi)               a description of the Servicer’s processes and procedures designed to address any special or unique factors involved in servicing loans of a similar type as the Mortgage Loans;

(vii)              a description of the Servicer’s processes for handling delinquencies, losses, bankruptcies and recoveries, such as through liquidation of mortgaged properties, sale of defaulted mortgage loans or workouts;

(viii)             information as to how the Servicer defines or determines delinquencies and charge-offs, including the effect of any grace period, re-aging, restructuring, partial payments considered current or other practices with respect to delinquency and loss experience;

(ix)               a description of any material legal or governmental proceedings pending (or known to be contemplated) against the Servicer; and

(x)                a description of any affiliation or relationship between the Servicer and any of the following parties to a Securitization Transaction, as such parties are identified to the Servicer by the Owner or any Depositor in writing in advance of such Securitization Transaction:

(1)           the sponsor;
(2)           the depositor;
(3)           the issuing entity;
(4)           any servicer;
(5)           any trustee;
(6)           any originator;
(7)           any significant obligor;
(8)           any enhancement or support provider; and
(9)           any other material transaction party.

(d)           For the purpose of satisfying the reporting obligation under the Exchange Act with respect to any class of asset-backed securities, the Company shall (or shall cause each Subservicer and Third-Party Originator to) (i) provide prompt notice to the Owner, any Master Servicer and any Depositor in writing of (A) any material litigation or governmental proceedings involving the Company, any Subservicer or any Third-Party Originator, (B) any affiliations or relationships that develop following the closing date of a Securitization Transaction between the Company, any Subservicer or any Third-Party Originator and any of the parties specified in clause (iv) of paragraph (a) of this Section 11.A.03 (and any other parties identified in writing by the requesting party) with respect to such Securitization Transaction, (C) any Event of Default under the terms of this Agreement or any Reconstitution Agreement, (D) any merger, consolidation  or sale of substantially all of the assets of the Company, and (E) the Company’s entry into an agreement with a Subservicer to perform or assist in the performance of any of the Company’s obligations under this Agreement or any Reconstitution Agreement and (ii) provide to the Owner and any Depositor a description of such proceedings, affiliations or relationships.

(e)           As a condition to the succession to the Company or any Subservicer as servicer or subservicer under this Agreement or any Reconstitution Agreement by any Person (i) into which the Company or such Subservicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Company or any Subservicer, the Company shall provide to the Owner, any Master Servicer, and any Depositor, at least fifteen (15) calendar days prior to the effective date of such succession or appointment, (x) written notice to the Owner and any Depositor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Owner and such Depositor, all information reasonably requested by the Owner or any Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to any class of asset-backed securities.

(f)           In addition to such information as the Company, as servicer, is obligated to provide pursuant to other provisions of this Agreement, (not later than ten (10) days prior to the deadline for the filing of any distribution report on Form 10-D) in respect of any Securitization Transaction that includes any of the Mortgage Loans serviced by the Company or any Subservicer, the Company or such Subservicer, as applicable, shall, to the extent the Company or such Subservicer has knowledge, provide to the party responsible for filing such report (including, if applicable, the Master Servicer) notice of the occurrence of any of the following events along with all information, data, and materials related thereto as may be required to be included in the related distribution report on Form 10-D (as specified in the provisions of Regulation AB referenced below):

(i)           any material modifications, extensions or waivers of pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time (Item 1121(a)(11) of Regulation AB);

(ii)           material breaches of pool asset representations or warranties or transaction covenants (Item 1121(a)(12) of Regulation AB); and

(iii)           information regarding new asset-backed securities issuances backed by the same pool assets, any pool asset changes (such as, additions, substitutions or repurchases), and any material changes in origination, underwriting or other criteria for acquisition or selection of pool assets (Item 1121(a)(14) of Regulation AB).

(g)           The Company shall provide to the Owner, any Master Servicer and any Depositor, evidence of the authorization of the person signing any certification or statement, copies or other evidence of fidelity bond insurance and errors and omissions insurance, financial information and reports, and such other information related to the Company or any Subservicer or the Company or such Subservicer’s performance hereunder.

Subsection 11.A.04. Servicer Compliance Statement.

On or before March 1 of each calendar year, commencing in 2008, the Company shall deliver to the Owner, any Master Servicer and any Depositor a statement of compliance addressed to the Owner, such Master Servicer and such Depositor and signed by an authorized officer of the Company, to the effect that (i) a review of the Company’s activities during the immediately preceding calendar year (or applicable portion thereof) and of its performance under this Agreement and any applicable Reconstitution Agreement during such period has been made under such officer’s supervision, and (ii) to the best of such officers’ knowledge, based on such review, the Company has fulfilled all of its obligations under this Agreement and any applicable Reconstitution Agreement in all material respects throughout such calendar year (or applicable portion thereof) or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such officer and the nature and the status thereof.

Subsection 11.A.05. Report on Assessment of Compliance and Attestation.

On or before March 1 of each calendar year, commencing in 2008, the Company shall:

(1)  deliver to the Owner, any Master Servicer and any Depositor a report (in form and substance reasonably satisfactory to the Owner, such Master Servicer and such Depositor) regarding the Company’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be addressed to the Owner, such Master Servicer and such Depositor and signed by an authorized officer of the Company, and shall address each of the “Applicable Servicing Criteria” specified on Exhibit 12 hereto;

(2)  deliver to the Owner, any Master Servicer and any Depositor a report of a registered public accounting firm reasonably acceptable to the Owner, such Master Servicer and such Depositor that attests to, and reports on, the assessment of compliance made by the Company and delivered pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act;

(3)  cause each Subservicer, and each Subcontractor determined by the Company pursuant to Subsection 11.A.06(b) to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB and deliver to the Owner, any Master Servicer and any Depositor an assessment of compliance and accountants’ attestation as and when provided in paragraphs (1) and (2) of this Section 11.A.05; and

(4)  deliver, and cause each Subservicer and Subcontractor described in clause (3) to provide, to the Owner, any Depositor, any Master Servicer and any other Person that will be responsible for signing the certification (a “Sarbanes Certification”) required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002) on behalf of an asset-backed issuer with respect to a Securitization Transaction a certification, signed by the appropriate officer of the Company, in the form attached hereto as Exhibit 11.

The Company acknowledges that the parties identified in clause (a)(4) above may rely on the certification provided by the Company pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission.

Each assessment of compliance provided by a Subservicer pursuant to Subsection 11.A.05(a)(1) shall address each of the Applicable Servicing Criteria specified on a certification substantially in the form of Exhibit 12 hereto delivered to the Owner concurrently with the execution of this Agreement or, in the case of a Subservicer subsequently appointed as such, on or prior to the date of such appointment. An assessment of compliance provided by a Subcontractor pursuant to Subsection 11.A.05(a)(3) need not address any elements of the Servicing Criteria other than those specified by the Company pursuant to Subsection 11.A.06.

Subsection 11.A.06. Use of Subservicers and Subcontractors.

The Company shall not hire or otherwise utilize the services of any Subservicer to fulfill any of the obligations of the Company as servicer under this Agreement or any Reconstitution Agreement unless the Company complies with the provisions of paragraph (a) of this Section. The Company shall not hire or otherwise utilize the services of any Subcontractor, and shall not permit any Subservicer to hire or otherwise utilize the services of any Subcontractor, to fulfill any of the obligations of the Company as servicer under this Agreement or any Reconstitution Agreement unless the Company complies with the provisions of paragraph (b) of this Section.

a.           It shall not be necessary for the Company to seek the consent of the Owner, any Master Servicer or any Depositor to the utilization of any Subservicer. The Company shall cause any Subservicer used by the Company (or by any Subservicer) for the benefit of the Owner and any Depositor to comply with the provisions of this Section and with Subsection 11.A.02, 11.A.03(c), (e), (f) and (g), 11.A.04, 11.A.05 and 11.A.07 of this Agreement to the same extent as if such Subservicer were the Company, and to provide the information required with respect to such Subservicer under Subsection 11.A.03(d) of this Agreement. The Company shall be responsible for obtaining from each Subservicer and delivering to the Owner and any Depositor any servicer compliance statement required to be delivered by such Subservicer under Subsection 11.A.04, any assessment of compliance and attestation required to be delivered by such Subservicer under Subsection 11.A.05 and any certification required to be delivered to the Person that will be responsible for signing the Sarbanes Certification under Subsection 11.A.05 as and when required to be delivered.

b.           It shall not be necessary for the Company to seek the consent of the Owner, any Master Servicer or any Depositor to the utilization of any Subcontractor. The Company shall promptly upon request provide to the Owner, any Master Servicer and any Depositor (or any designee of the Depositor, such as an administrator) a written description (in form and substance satisfactory to the Owner, such Depositor and such Master Servicer) of the role and function of each Subcontractor utilized by the Company or any Subservicer, specifying (i) the identity of each such Subcontractor, (ii) which (if any) of such Subcontractors are “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, and (iii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (ii) of this paragraph.

As a condition to the utilization of any Subcontractor determined to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, the Company shall cause any such Subcontractor used by the Company (or by any Subservicer) for the benefit of the Owner and any Depositor to comply with the provisions of Subsections 11.A.05 and 11.A.07 of this Agreement to the same extent as if such Subcontractor were the Company. The Company shall be responsible for obtaining from each Subcontractor and delivering to the Owner and any Depositor any assessment of compliance and attestation and the other certifications required to be delivered by such Subservicer and such Subcontractor under Section 11.A.05, in each case as and when required to be delivered.

Subsection 11.A.07. Indemnification; Remedies.

(a)           The Company shall indemnify the Owner, each affiliate of the Owner, and each of the following parties participating in a Securitization Transaction: each sponsor and issuing entity; each Person (including, but not limited to, any Master Servicer if applicable) responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction; each broker dealer acting as underwriter, placement agent or initial Owner, each Person who controls any of such parties or the Depositor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees, agents and affiliates of each of the foregoing and of the Depositor (each, an “Indemnified Party”), and shall hold each of them harmless from and against any claims, losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

(i)(A) any untrue statement of a material fact (regardless of whether an admission has been made or a final judgment has been entered by a finder of fact as to such untrue statement) contained in any information, report, certification, data, accountants’ letter or other material provided under this Section 11.A by or on behalf of the Company, or provided under this Section 11.A by or on behalf of any Subservicer, Subcontractor or Third-Party Originator (collectively, the “Company Information”), or (B) the omission to state in the Company Information a material fact required to be stated in the Company Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (B) of this paragraph shall be construed solely by reference to the Company Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Company Information or any portion thereof is presented together with or separately from such other information;

(ii)           any breach by the Company of its obligations under this Section 11.A, including particularly any failure by the Company, any Subservicer, any Subcontractor or any Third-Party Originator to deliver any information, report, certification, accountants’ letter or other material when and as required under this Section 11.A, including any failure by the Company to identify pursuant to Subsection 11.A.06(b) any Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB;

(iii)           any breach by the Company of a representation or warranty set forth in Subsection 11.A.02(a) or in a writing furnished pursuant to Subsection 11.A.02(b) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Company of a representation or warranty in a writing furnished pursuant to Subsection 11.A.02(b) to the extent made as of a date subsequent to such closing date; or

(iv)           the negligence, bad faith or willful misconduct of the Company in connection with its performance under this Section 11.A

If the indemnification provided for herein is unavailable or insufficient to hold harmless an Indemnified Party, then the Company agrees that it shall contribute to the amount paid or payable by such Indemnified Party as a result of any claims, losses, damages or liabilities incurred by such Indemnified Party in such proportion as is appropriate to reflect the relative fault of such Indemnified Party on the one hand and the Company on the other.

In the case of any failure of performance described in clause (ii) of this Section, the Company shall promptly reimburse the Owner, any Depositor, as applicable, and each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants’ letter or other material not delivered as required by the Company, any Subservicer, any Subcontractor or any Third-Party Originator.

This indemnification shall survive the termination of this Agreement or the termination of any party to this Agreement.

(b)           (i)           Any failure by the Company, any Subservicer, any Subcontractor or any Third-Party Originator to deliver any information, report, certification, accountants’ letter or other material when and as required under this Section 11.A, or any breach by the Company of a representation or warranty set forth in Subsection 11.A.02(a) or in a writing furnished pursuant to Subsection 11.A.02(b) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Company of a representation or warranty in a writing furnished pursuant to Subsection 11.A.02(b) to the extent made as of a date subsequent to such closing date, shall, except as provided in clause (ii) of this paragraph, immediately and automatically, without notice or grace period, constitute an Event of Default with respect to the Company under this Agreement and any applicable Reconstitution Agreement, and shall entitle the Owner or any Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Company as servicer under this Agreement and/or any applicable Reconstitution Agreement without payment (notwithstanding anything in this Agreement or any applicable Reconstitution Agreement to the contrary) of any compensation to the Company (and if the Company is servicing any of the Mortgage Loans in a Securitization Transaction, appoint a successor servicer reasonably acceptable to any Master Servicer for such Securitization Transaction); provided that to the extent that any provision of this Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Company as servicer, such provision shall be given effect.

(ii)           Any failure by the Company, any Subservicer or any Subcontractor to deliver any information, report, certification or accountants’ letter when and as required under Subsection 11.A.04 or 11.A.05, including any failure by the Company to identify pursuant to Subsection 11.A.06(b) any Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, which continues unremedied for ten calendar days after the date on which such information, report, certification or accountants’ letter was required to be delivered shall constitute an Event of Default with respect to the Company under this Agreement and any applicable Reconstitution Agreement, and shall entitle the Owner, any Master Servicer or any Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Company as servicer under this Agreement and/or any applicable Reconstitution Agreement without payment (notwithstanding anything in this Agreement to the contrary) of any compensation to the Company; provided that to the extent that any provision of this Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Company as servicer, such provision shall be given effect.

(iii)           The Company shall promptly reimburse the Owner (or any designee of the Owner) any Master Servicer and any Depositor, as applicable, for all reasonable expenses incurred by the Owner (or such designee) or such Depositor, as such are incurred, in connection with the termination of the Company as servicer and the transfer of servicing of the Mortgage Loans to a successor servicer. The provisions of this paragraph shall not limit whatever rights the Owner or any Depositor may have under other provisions of this Agreement and/or any applicable Reconstitution Agreement or otherwise, whether in equity or at law, such as an action for damages, specific performance or injunctive relief.

Subsection 11.A.08.  Third Party Beneficiary.

For purposes of this Section 11.A and any related provisions thereto, each Master Servicer shall be considered a third-party beneficiary of this Agreement, entitled to all the rights and benefits hereof as if it were a direct party to this Agreement.

(x)  Exhibit 11 to amendment number one to the Servicing Agreement, dated as of November 15, 2002, is hereby deleted in its entirety and replaced by new Exhibit 11, substantially in the form of Exhibit C to this Agreement.

(xi)  Exhibit 12 to the Servicing Agreement is hereby added immediately following Exhibit 11, substantially in the form of Exhibit D to this Agreement.

NIMS Insurer

8.  In addition to the terms and conditions set forth in this Agreement, any and all rights of the Master Servicer and Trustee to receive notices from the Company pursuant to this Agreement shall hereby be equally granted to the NIMS Insurer. The Master Servicer, the Assignor or the Trustee shall notify the Company in writing of the name and address of the NIMS Insurer and the name and telephone number of the appropriate contact employee of the NIMS Insurer.  For any and all obligations of the Company to obtain consent from the Master Servicer or the Trustee pursuant to this Agreement, the Company must also obtain such consent from the NIMS Insurer.  Notwithstanding any other provision in this Agreement, the Trust Fund shall hold harmless and indemnify the Company for any failure of the NIMS Insurer to comply with the provisions of this Agreement.  Notwithstanding any provision herein to the contrary, the parties to this Agreement agree that it is appropriate, in furtherance of the intent of such parties as set forth herein, that the NIMS Insurer receive the benefit of the provisions of this Agreement as an intended third party beneficiary of this Agreement to the extent of such provisions. The Company shall have the same obligations to the NIMS Insurer as if it was a party to this Agreement, and the NIMS Insurer shall have the same rights and remedies to enforce the provisions of this Agreement as if it was a party to this Agreement.  The parties hereto agree to cooperate in good faith to amend this Agreement in accordance with the terms hereof to include such other provisions as may be reasonably requested by the NIMS Insurer.  Notwithstanding the foregoing, all rights of the NIMS Insurer set forth in this Agreement shall exist only so long as the NIM Securities issued pursuant to the NIMS Transaction remain outstanding or the NIMS Insurer is owed amounts in respect of its guarantee of payment on such NIM Securities.

"NIM Security" shall mean any net interest margin security issued by an owner trust or special purpose entity that is holding all rights, title and interest in and to the Class P or Class C Certificates issued by the Trust Fund.

"NIMS Insurer" shall mean collectively, any insurance companies issuing a financial guaranty insurance policy covering certain payments to be made on NIM Securities pursuant to a NIMS Transaction.

"NIMS Transaction" shall mean any transaction in which NIM Securities are secured, in part, by the payments on the Class P or Class C Certificates issued by the Trust Fund.

9.  Wire Instructions: Distributions required to be made by the Company under the Servicing Agreement shall be made by wire transfer of immediately available funds to Wells Fargo Bank, N.A., ABA #121-000-248, for credit to SAS Clearing; Account: 3970771416, for further credit to account #53181000.  Applicable statements should be mailed to Wells Fargo Bank, N.A., 9062 Old Annapolis Road, Columbia, Maryland 21045, Attn: Client Manager—MALT 2007-HF1.

10.  Notices:

All demands, notices and communications related to the Mortgage Loans and this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered mail, postage prepaid, as follows:

In the case of the Assignor,

UBS Real Estate Securities Inc.
1285 Avenue of the Americas
New York, New York 10019
Attention:  Eileen Lindblom
Telephone No.:  (212) 713-3546
Facsimile No.:  (212) 713-2080

In the case of the Assignee,

Mortgage Asset Securitization Transactions, Inc.
1285 Avenue of the Americas
New York, New York 10019
Attention:  Legal Department

In the case of the Company,

Downey Savings and Loan Association, F.A.
3501 Jamboree Road, 3rd Floor, South Tower
Newport Beach, California 92660
Attention:  Cliff Piscitelli– Director of Secondary Marketing

Miscellaneous:

11.  Each party will pay any commissions it has incurred and the Assignor shall pay the fees of its attorneys and the reasonable fees of the attorneys of the Assignee and the Company in connection with the negotiations for, documenting of and closing of the transactions contemplated by this Agreement.

12.  This Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflicts of law principles, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

13.  No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced, with prior consent of the Trustee.

14.  This Agreement shall inure to the benefit of (i) the successors and assigns of the parties hereto and (ii) the Trustee.  Any entity into which Assignor, Assignee or Company may be merged or consolidated shall, without the requirement for any further writing, be deemed Assignor, Assignee or Company, respectively, hereunder.

15.  This Agreement shall survive the conveyance of the Mortgage Loans and the assignment of the Servicing Agreement to the extent of the Mortgage Loans by Assignor to Assignee and Assignee to Trustee.

16.  This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

17.  In the event that any provision of this Agreement conflicts with any provision of the Servicing Agreement with respect to the Mortgage Loans, the terms of this Agreement shall control.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

By:
Name:
Title:

By:
Name:
Title:

UBS REAL ESTATE SECURITIES INC.

By:
Name:
Title:

By:
Name:
Title:

DOWNEY SAVINGS AND LOAN ASSOCIATION, F.A.

By:
Name:
Title:

Exhibit A
Mortgage Loans

As delivered to the Trustee on the Closing Date

Exhibit B
Servicing Agreement

On File at Thacher Proffitt & Wood LLP

Exhibit C

 NEW EXHIBIT 11

FORM OF ANNUAL CERTIFICATION

Re:	The [	] agreement dated as of [	l, 200[ ] (the “Agreement”), among [IDENTIFY PARTIES]

I, ____________________________, the _______________________ of [NAME OF COMPANY] (the “Company”), certify to [the Owner], [the Depositor], and the [Master Servicer] [Securities Administrator] [Trustee], and their officers, with the knowledge and intent that they will rely upon this certification, that:

a.  I have reviewed the servicer compliance statement of the Company provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Company’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans by the Company during 200[ ] that were delivered by the Company to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee] pursuant to the Agreement (collectively, the “Company Servicing Information”);

b.  Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

c.  Based on my knowledge, all of the Company Servicing Information required to be provided by the Company under the Agreement has been provided to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee];

d.  I am responsible for reviewing the activities performed by the Company as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Company has fulfilled its obligations under the Agreement in all material respects; and

e.  The Compliance Statement required to be delivered by the Company pursuant to this Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Company and by any Subservicer and Subcontractor pursuant to the Agreement, have been provided to the [Depositor] [Master Servicer].  Any material instances of noncompliance described in such reports have been disclosed to the [Depositor] [Master Servicer]. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

Date:

By:
Name:
Title:

Exhibit D

EXHIBIT 12

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by [the Company] [Name of Subservicer] shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria”:

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
X
Cash Collection and Administration
1122(d)(2)(i)
Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
X
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
X
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
X
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.
X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.	X
1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements.	X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X
1122(d)(4)(iv)
Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.
X
1122(d)(4)(v)	The Servicer’s records regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor’s mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
X
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
X
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.	X
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
X
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	X

Exhibit E

EXHIBIT 13

Exhibit  13-1 : Standard File Layout – Delinquency Reporting

Column/Header Name	Description	Decimal	Format Comment
SERVICER_LOAN_NBR	A unique number assigned to a loan by the Servicer. This may be different than the LOAN_NBR
LOAN_NBR	A unique identifier assigned to each loan by the originator.
CLIENT_NBR	Servicer Client Number
SERV_INVESTOR_NBR	Contains a unique number as assigned by an external servicer to identify a group of loans in their system.
BORROWER_FIRST_NAME	First Name of the Borrower.
BORROWER_LAST_NAME	Last name of the borrower.
PROP_ADDRESS	Street Name and Number of Property
PROP_STATE	The state where the property located.
PROP_ZIP	Zip code where the property is located.
BORR_NEXT_PAY_DUE_DATE	The date that the borrower's next payment is due to the servicer at the end of processing cycle, as reported by Servicer.		MM/DD/YYYY
LOAN_TYPE	Loan Type (i.e. FHA, VA, Conv)
BANKRUPTCY_FILED_DATE	The date a particular bankruptcy claim was filed.		MM/DD/YYYY
BANKRUPTCY_CHAPTER_CODE	The chapter under which the bankruptcy was filed.
BANKRUPTCY_CASE_NBR	The case number assigned by the court to the bankruptcy filing.
POST_PETITION_DUE_DATE	The payment due date once the bankruptcy has been approved by the courts		MM/DD/YYYY
BANKRUPTCY_DCHRG_DISM_DATE	The Date The Loan Is Removed From Bankruptcy. Either by Dismissal, Discharged and/or a Motion For Relief Was Granted.		MM/DD/YYYY
LOSS_MIT_APPR_DATE	The Date The Loss Mitigation Was Approved By The Servicer		MM/DD/YYYY
LOSS_MIT_TYPE	The Type Of Loss Mitigation Approved For A Loan Such As;
LOSS_MIT_EST_COMP_DATE	The Date The Loss Mitigation /Plan Is Scheduled To End/Close		MM/DD/YYYY
LOSS_MIT_ACT_COMP_DATE	The Date The Loss Mitigation Is Actually Completed		MM/DD/YYYY
FRCLSR_APPROVED_DATE	The date DA Admin sends a letter to the servicer with instructions to begin foreclosure proceedings.		MM/DD/YYYY
ATTORNEY_REFERRAL_DATE	Date File Was Referred To Attorney to Pursue Foreclosure		MM/DD/YYYY
FIRST_LEGAL_DATE	Notice of 1st legal filed by an Attorney in a Foreclosure Action		MM/DD/YYYY
FRCLSR_SALE_EXPECTED_DATE	The date by which a foreclosure sale is expected to occur.		MM/DD/YYYY
FRCLSR_SALE_DATE	The actual date of the foreclosure sale.		MM/DD/YYYY
FRCLSR_SALE_AMT	The amount a property sold for at the foreclosure sale.	2	No commas(,) or dollar signs ($)
EVICTION_START_DATE	The date the servicer initiates eviction of the borrower.		MM/DD/YYYY
EVICTION_COMPLETED_DATE	The date the court revokes legal possession of the property from the borrower.		MM/DD/YYYY
LIST_PRICE	The price at which an REO property is marketed.	2	No commas(,) or dollar signs ($)
LIST_DATE	The date an REO property is listed at a particular price.		MM/DD/YYYY
OFFER_AMT	The dollar value of an offer for an REO property.	2	No commas(,) or dollar signs ($)
OFFER_DATE_TIME	The date an offer is received by DA Admin or by the Servicer.		MM/DD/YYYY
REO_CLOSING_DATE	The date the REO sale of the property is scheduled to close.		MM/DD/YYYY
REO_ACTUAL_CLOSING_DATE	Actual Date Of REO Sale		MM/DD/YYYY
OCCUPANT_CODE	Classification of how the property is occupied.
PROP_CONDITION_CODE	A code that indicates the condition of the property.
PROP_INSPECTION_DATE	The date a property inspection is performed.		MM/DD/YYYY
APPRAISAL_DATE	The date the appraisal was done.		MM/DD/YYYY
CURR_PROP_VAL	The current "as is" value of the property based on brokers price opinion or appraisal.	2
REPAIRED_PROP_VAL	The amount the property would be worth if repairs are completed pursuant to a broker's price opinion or appraisal.	2
If applicable:
DELINQ_STATUS_CODE	FNMA Code Describing Status of Loan
DELINQ_REASON_CODE	The circumstances which caused a borrower to stop paying on a loan. Code indicates the reason why the loan is in default for this cycle.
MI_CLAIM_FILED_DATE	Date Mortgage Insurance Claim Was Filed With Mortgage Insurance Company.		MM/DD/YYYY
MI_CLAIM_AMT	Amount of Mortgage Insurance Claim Filed		No commas(,) or dollar signs ($)
MI_CLAIM_PAID_DATE	Date Mortgage Insurance Company Disbursed Claim Payment		MM/DD/YYYY
MI_CLAIM_AMT_PAID	Amount Mortgage Insurance Company Paid On Claim	2	No commas(,) or dollar signs ($)
POOL_CLAIM_FILED_DATE	Date Claim Was Filed With Pool Insurance Company		MM/DD/YYYY
POOL_CLAIM_AMT	Amount of Claim Filed With Pool Insurance Company	2	No commas(,) or dollar signs ($)
POOL_CLAIM_PAID_DATE	Date Claim Was Settled and The Check Was Issued By The Pool Insurer		MM/DD/YYYY
POOL_CLAIM_AMT_PAID	Amount Paid On Claim By Pool Insurance Company	2	No commas(,) or dollar signs ($)
FHA_PART_A_CLAIM_FILED_DATE	Date FHA Part A Claim Was Filed With HUD		MM/DD/YYYY
FHA_PART_A_CLAIM_AMT	Amount of FHA Part A Claim Filed	2	No commas(,) or dollar signs ($)
FHA_PART_A_CLAIM_PAID_DATE	Date HUD Disbursed Part A Claim Payment		MM/DD/YYYY
FHA_PART_A_CLAIM_PAID_AMT	Amount HUD Paid on Part A Claim	2	No commas(,) or dollar signs ($)
FHA_PART_B_CLAIM_FILED_DATE	Date FHA Part B Claim Was Filed With HUD		MM/DD/YYYY
FHA_PART_B_CLAIM_AMT	Amount of FHA Part B Claim Filed	2	No commas(,) or dollar signs ($)
FHA_PART_B_CLAIM_PAID_DATE	Date HUD Disbursed Part B Claim Payment		MM/DD/YYYY
FHA_PART_B_CLAIM_PAID_AMT	Amount HUD Paid on Part B Claim	2	No commas(,) or dollar signs ($)
VA_CLAIM_FILED_DATE	Date VA Claim Was Filed With the Veterans Admin		MM/DD/YYYY
VA_CLAIM_PAID_DATE	Date Veterans Admin. Disbursed VA Claim Payment		MM/DD/YYYY
VA_CLAIM_PAID_AMT	Amount Veterans Admin. Paid on VA Claim	2	No commas(,) or dollar signs ($)
MOTION_FOR_RELIEF_DATE	The date the Motion for Relief was filed	10	MM/DD/YYYY
FRCLSR_BID_AMT	The foreclosure sale bid amount	11	No commas(,) or dollar signs ($)
FRCLSR_SALE_TYPE	The foreclosure sales results: REO, Third Party, Conveyance to HUD/VA
REO_PROCEEDS	The net proceeds from the sale of the REO property.		No commas(,) or dollar signs ($)
BPO_DATE	The date the BPO was done.
CURRENT_FICO	The current FICO score
HAZARD_CLAIM_FILED_DATE	The date the Hazard Claim was filed with the Hazard Insurance Company.	10	MM/DD/YYYY
HAZARD_CLAIM_AMT	The amount of the Hazard Insurance Claim filed.	11	No commas(,) or dollar signs ($)
HAZARD_CLAIM_PAID_DATE	The date the Hazard Insurance Company disbursed the claim payment.	10	MM/DD/YYYY
HAZARD_CLAIM_PAID_AMT	The amount the Hazard Insurance Company paid on the claim.	11	No commas(,) or dollar signs ($)
ACTION_CODE	Indicates loan status		Number
NOD_DATE	Notice of Default date		MM/DD/YYYY
NOI_DATE	Notice of Intention to F/C date		MM/DD/YYYY
ACTUAL_PAYMENT_PLAN_START_DATE	Date the loss mitigation payment plan starts		MM/DD/YYYY
ACTUAL_PAYMENT_ PLAN_END_DATE	Date the loss mitigation payment plan is scheduled to end		MM/DD/YYYY
ACTUAL_REO_START_DATE	Date the loan moved into REO status		MM/DD/YYYY
REO_SALES_PRICE	The price the property sold for in REO		Number
REALIZED_LOSS/GAIN	As defined in the Servicing Agreement		Number

Exhibit 13-1:Standard File Codes – Delinquency Reporting

The Loss Mit Type field should show the approved Loss Mitigation Code as follows:
• ASUM-	Approved Assumption
• BAP-	Borrower Assistance Program
• CO-	Charge Off
• DIL-	Deed-in-Lieu
• FFA-	Formal Forbearance Agreement
• MOD-	Loan Modification
• PRE-	Pre-Sale
• SS-	Short Sale
• MISC-	Anything else approved by the PMI or Pool Insurer

NOTE: Wells Fargo Bank will accept alternative Loss Mitigation Types to those above, provided that they are consistent with industry standards.  If Loss Mitigation Types other than those above are used, the Servicer must supply Wells Fargo Bank with a description of each of the Loss Mitigation Types prior to sending the file.

The Occupant Code field should show the current status of the property code as follows:
• Mortgagor
• Tenant
• Unknown
• Vacant

The Property Condition field should show the last reported condition of the property as follows:
• Damaged
• Excellent
• Fair
• Gone
• Good
• Poor
• Special Hazard
• Unknown

Exhibit 13-1:Standard File Codes – Delinquency Reporting, Continued

The FNMA Delinquent Reason Code field should show the Reason for Delinquency as follows:

Delinquency Code	Delinquency Description
001	FNMA-Death of principal mortgagor
002	FNMA-Illness of principal mortgagor
003	FNMA-Illness of mortgagor’s family member
004	FNMA-Death of mortgagor’s family member
005	FNMA-Marital difficulties
006	FNMA-Curtailment of income
007	FNMA-Excessive Obligation
008	FNMA-Abandonment of property
009	FNMA-Distant employee transfer
011	FNMA-Property problem
012	FNMA-Inability to sell property
013	FNMA-Inability to rent property
014	FNMA-Military Service
015	FNMA-Other
016	FNMA-Unemployment
017	FNMA-Business failure
019	FNMA-Casualty loss
022	FNMA-Energy environment costs
023	FNMA-Servicing problems
026	FNMA-Payment adjustment
027	FNMA-Payment dispute
029	FNMA-Transfer of ownership pending
030	FNMA-Fraud
031	FNMA-Unable to contact borrower
INC	FNMA-Incarceration

Exhibit 13-1:Standard File Codes – Delinquency Reporting, Continued

The FNMA Delinquent Status Code field should show the Status of Default as follows:

Status Code	Status Description
09	Forbearance
17	Pre-foreclosure Sale Closing Plan Accepted
24	Government Seizure
26	Refinance
27	Assumption
28	Modification
29	Charge-Off
30	Third Party Sale
31	Probate
32	Military Indulgence
43	Foreclosure Started
44	Deed-in-Lieu Started
49	Assignment Completed
61	Second Lien Considerations
62	Veteran’s Affairs-No Bid
63	Veteran’s Affairs-Refund
64	Veteran’s Affairs-Buydown
65	Chapter 7 Bankruptcy
66	Chapter 11 Bankruptcy
67	Chapter 13 Bankruptcy

Exhibit 13-2: Standard File Layout – Master Servicing

Column Name	Description	Decimal	Format Comment	Max Size
SER_INVESTOR_NBR	A value assigned by the Servicer to define a group of loans.		Text up to 10 digits	20
LOAN_NBR	A unique identifier assigned to each loan by the investor.		Text up to 10 digits	10
SERVICER_LOAN_NBR	A unique number assigned to a loan by the Servicer. This may be different than the LOAN_NBR.		Text up to 10 digits	10
SCHED_PAY_AMT	Scheduled monthly principal and scheduled interest payment that a borrower is expected to pay, P&I constant.	2	No commas(,) or dollar signs ($)	11
NOTE_INT_RATE	The loan interest rate as reported by the Servicer.	4	Max length of 6	6
NET_INT_RATE	The loan gross interest rate less the service fee rate as reported by the Servicer.	4	Max length of 6	6
SERV_FEE_RATE	The servicer's fee rate for a loan as reported by the Servicer.	4	Max length of 6	6
SERV_FEE_AMT	The servicer's fee amount for a loan as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
NEW_PAY_AMT	The new loan payment amount as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
NEW_LOAN_RATE	The new loan rate as reported by the Servicer.	4	Max length of 6	6
ARM_INDEX_RATE	The index the Servicer is using to calculate a forecasted rate.	4	Max length of 6	6
ACTL_BEG_PRIN_BAL	The borrower's actual principal balance at the beginning of the processing cycle.	2	No commas(,) or dollar signs ($)	11
ACTL_END_PRIN_BAL	The borrower's actual principal balance at the end of the processing cycle.	2	No commas(,) or dollar signs ($)	11
BORR_NEXT_PAY_DUE_DATE	The date at the end of processing cycle that the borrower's next payment is due to the Servicer, as reported by Servicer.		MM/DD/YYYY	10
SERV_CURT_AMT_1	The first curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_1	The curtailment date associated with the first curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_ AMT_1	The curtailment interest on the first curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_AMT_2	The second curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_2	The curtailment date associated with the second curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_ AMT_2	The curtailment interest on the second curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_AMT_3	The third curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_3	The curtailment date associated with the third curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_AMT_3	The curtailment interest on the third curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
PIF_AMT	The loan "paid in full" amount as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
PIF_DATE	The paid in full date as reported by the Servicer.		MM/DD/YYYY	10
			Action Code Key: 15=Bankruptcy, 30=Foreclosure, , 60=PIF, 63=Substitution, 65=Repurchase,70=REO	2
ACTION_CODE	The standard FNMA numeric code used to indicate the default/delinquent status of a particular loan.
INT_ADJ_AMT	The amount of the interest adjustment as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
SOLDIER_SAILOR_ADJ_AMT	The Soldier and Sailor Adjustment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
NON_ADV_LOAN_AMT	The Non Recoverable Loan Amount, if applicable.	2	No commas(,) or dollar signs ($)	11
LOAN_LOSS_AMT	The amount the Servicer is passing as a loss, if applicable.	2	No commas(,) or dollar signs ($)	11
SCHED_BEG_PRIN_BAL	The scheduled outstanding principal amount due at the beginning of the cycle date to be passed through to investors.	2	No commas(,) or dollar signs ($)	11
SCHED_END_PRIN_BAL	The scheduled principal balance due to investors at the end of a processing cycle.	2	No commas(,) or dollar signs ($)	11
SCHED_PRIN_AMT	The scheduled principal amount as reported by the Servicer for the current cycle -- only applicable for Scheduled/Scheduled Loans.	2	No commas(,) or dollar signs ($)	11
SCHED_NET_INT	The scheduled gross interest amount less the service fee amount for the current cycle as reported by the Servicer -- only applicable for Scheduled/Scheduled Loans.	2	No commas(,) or dollar signs ($)	11
ACTL_PRIN_AMT	The actual principal amount collected by the Servicer for the current reporting cycle -- only applicable for Actual/Actual Loans.	2	No commas(,) or dollar signs ($)	11
ACTL_NET_INT	The actual gross interest amount less the service fee amount for the current reporting cycle as reported by the Servicer -- only applicable for Actual/Actual Loans.	2	No commas(,) or dollar signs ($)	11
PREPAY_PENALTY_ AMT	The penalty amount received when a borrower prepays on his loan as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
PREPAY_PENALTY_ WAIVED	The prepayment penalty amount for the loan waived by the servicer.	2	No commas(,) or dollar signs ($)	11

MOD_DATE	The Effective Payment Date of the Modification for the loan.		MM/DD/YYYY	10
MOD_TYPE	The Modification Type.		Varchar - value can be alpha or numeric	30
DELINQ_P&I_ADVANCE_AMT	The current outstanding principal and interest advances made by Servicer.	2	No commas(,) or dollar signs ($)	11
BREACH_FLAG	Flag to indicate if the repurchase of a loan is due to a breach of Representations and Warranties		Y=Breach N=NO Breach Let blank if N/A	1

Exhibit 13-3: Calculation of Realized Loss/Gain Form 332– Instruction Sheet

The numbers on the form correspond with the numbers listed below.

Liquidation and Acquisition Expenses:

1.
The Actual Unpaid Principal Balance of the Mortgage Loan.  For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

2.
The Total Interest Due less the aggregate amount of servicing fee that would have been earned if all delinquent payments had been made as agreed. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

3.
Accrued Servicing Fees based upon the Scheduled Principal Balance of the Mortgage Loan as calculated on a monthly basis. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

4-12.
Complete as applicable.  All line entries must be supported by copies of appropriate statements, vouchers, receipts, bills, canceled checks, etc., to document the expense.  Entries not properly documented will not be reimbursed to the Servicer.

13.           The total of lines 1 through 12.

Credits:

14-21.
Complete as applicable.  All line entries must be supported by copies of the appropriate claims forms, EOBs, HUD-1 and/or other proceeds verification, statements, payment checks, etc. to document the credit.  If the Mortgage Loan is subject to a Bankruptcy Deficiency, the difference between the Unpaid Principal Balance of the Note prior to the Bankruptcy Deficiency and the Unpaid Principal Balance as reduced by the Bankruptcy Deficiency should be input on line 20.

22.	The total of lines 14 through 21.

Please note:          For HUD/VA loans, use line (15) for Part A/Initial proceeds and line (16) for Part B/Supplemental proceeds.

Total Realized Loss (or Amount of Any Gain)

23.	The total derived from subtracting line 22 from 13. If the amount represents a realized gain, show the amount in parenthesis ( ).

Exhibit 13-3: Calculation of Realized Loss/Gain Form 332

WELLS FARGO BANK, N.A.
CALCULATION OF REALIZED LOSS/GAIN

Prepared by: __________________   Date: _______________
Phone: ______________________    Email Address:_____________________

Servicer Loan No.	Servicer Name	Servicer Address

WELLS FARGO BANK, N.A. Loan No._____________________________

Borrower's Name: _________________________________________________________
Property Address: _________________________________________________________

Liquidation Type:     REO Sale   3rd Party Sale  Short Sale     Charge Off

Was this loan granted a Bankruptcy deficiency or cramdown  Yes      No
If “Yes”, provide deficiency or cramdown amount _______________________________

Liquidation and Acquisition Expenses:

(1)	Actual Unpaid Principal Balance of Mortgage Loan	$(1)
(2)	Interest accrued at Net Rate	(2)
(3)	Accrued Servicing Fees	(3)
(4)	Attorney's Fees	(4)
(5)	Taxes (see page 2)	(5)
(6)	Property Maintenance	(6)
(7)	MI/Hazard Insurance Premiums (see page 2)	(7)
(8)	Utility Expenses	(8)
(9)	Appraisal/BPO	(9)
(10)	Property Inspections	(10)
(11)	FC Costs/Other Legal Expenses	(11)
(12)	Other (itemize)	(12)
	Cash for Keys	(12)
	HOA/Condo Fees	(12)
		(12)

	Total Expenses	$(13)
Credits:
(14)	Escrow Balance	$(14)
(15)	HIP Refund	(15)
(16)	Rental Receipts	(16)
(17)	Hazard Loss Proceeds	(17)
(18)	Primary Mortgage Insurance / Gov’t Insurance	(18a)
HUD Part A

HUD Part B		(18b)
(19)	Pool Insurance Proceeds	(19)
(20)	Proceeds from Sale of Acquired Property	(20)
(21)	Other (itemize)	(21)
		(21)

	Total Credits	$(22)
Total Realized Loss (or Amount of Gain)		$(23)

ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

THIS ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT (this “Agreement”), dated as of September 1, 2007, among UBS Real Estate Securities Inc., a Delaware corporation formerly known as UBS Warburg Real Estate Securities Inc. (the “Assignor” or the “Owner”), Mortgage Asset Securitization Transactions, Inc. (the “Assignee”) and GMAC Mortgage, LLC, a Delaware limited liability company formerly known as GMAC Mortgage Corporation (the “Company” or the “Servicer”):

For good and valuable consideration the receipt and sufficiency of which hereby are acknowledged, and of the promises and mutual covenants herein contained, the parties hereto hereby agree as follows:

1.  a.      The Assignor hereby conveys, sells, grants, transfers and assigns to the Assignee all of the right, title and interest of the Assignor, as Owner, in, to and under (a) those certain Mortgage Loans listed on Exhibit A attached hereto (the “Mortgage Loans”) and (b) that certain Servicing Agreement, dated as of November 1, 2001, as amended by Amendment Number One, dated as of October 9, 2003, as further amended by Amendment Number Two, dated as of July 1, 2006 (together, the “Servicing Agreement”), each by and between the Owner and the Company, with respect to the Mortgage Loans.  For purposes of this Agreement, the term “Servicing Agreement” includes any separate bill of sale, letter, assignment and conveyance or other instrument pursuant to which Company and Assignor effectuated the purchase and sale of any Mortgage Loan following the execution and delivery of the Servicing Agreement.  Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Servicing Agreement, and if not defined therein shall have the meanings ascribed to them in the Pooling and Servicing Agreement (as defined below).

b.  The Assignor specifically reserves and does not assign to the Assignee hereunder any and all right, title and interest in, to and under and all obligations of the Assignor with respect to any mortgage loans subject to the Servicing Agreement which are not the Mortgage Loans set forth on Exhibit A attached hereto and are not the subject of this Agreement.

2.  The Assignor warrants and represents to the Assignee and the Company as of the date hereof:

a.  Attached hereto as Exhibit B is a true and accurate copy of the Servicing Agreement, which agreement is in full force and effect as of the date hereof and the provisions of which have not been waived, amended or modified in any respect, nor has any notice of termination been given thereunder;

b.  The Assignor was the lawful owner of the Mortgage Loans with full right to transfer the Mortgage Loans and any and all of its interests, rights and obligations under the Servicing Agreement as they relate to the Mortgage Loans, free and clear from any and all claims and encumbrances; and upon the transfer of the Mortgage Loans to the Assignee as contemplated herein, the Assignee shall have good title to each and every Mortgage Loan, as well as any and all of the Assignee’s interests, rights and obligations under the Servicing Agreement as they relate to the Mortgage Loans, free and clear of any and all liens, claims and encumbrances;

c.  There are no offsets, counterclaims or other defenses available to the Company with respect to the Mortgage Loans or the Servicing Agreement;

d.  The Assignor has no knowledge of, and has not received notice of, any waivers under, or any modification of, any Mortgage Loan;

e.  The Assignor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to acquire, own and sell the Mortgage Loans;

f.  The Assignor has full corporate power and authority to execute, deliver and perform its obligations under this Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this Agreement is in the ordinary course of the Assignor’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Assignor’s charter or by-laws or any legal restriction, or any material agreement or instrument to which the Assignor is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Assignor or its property is subject.  The execution, delivery and performance by the Assignor of this Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on part of the Assignor. This Agreement has been duly executed and delivered by the Assignor and, upon the due authorization, execution and delivery by the Assignee and the Company, will constitute the valid and legally binding obligation of the Assignor enforceable against the Assignor in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

g.  No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Assignor in connection with the execution, delivery or performance by the Assignor of this Agreement, or the consummation by it of the transactions contemplated hereby. Neither the Assignor nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans or any interest in the Mortgage Loans, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Mortgage Loans, or any interest in the Mortgage Loans or otherwise approached or negotiated with respect to the Mortgage Loans, or any interest in the Mortgage Loans with any Person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Mortgage Loans under the Securities Act of 1933, as amended (the “1933 Act”) or which would render the disposition of the Mortgage Loans a violation of Section 5 of the 1933 Act or require registration pursuant thereto; and

h.  The Assignor has received from the Company, and has delivered to the Assignee, all documents required to be delivered to the Assignor by the Company prior to the date hereof pursuant to the Servicing Agreement with respect to the Mortgage Loans and has not received, and has not requested from the Company, any additional documents.

3.  The Assignee warrants and represents to, and covenants with, the Assignor and the Company that:

a.  The Assignee is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has all requisite power and authority to acquire, own and purchase the Mortgage Loans;

b.  The Assignee has full power and authority to execute, deliver and perform under this Agreement, and to consummate the transactions set forth herein. The execution, delivery and performance of the Assignee of this Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action of the Assignee. This Agreement has been duly executed and delivered by the Assignee and constitutes the valid and legally binding obligation of the Assignee enforceable against the Assignee in accordance with its respective terms;

c.  To the best of Assignee’s knowledge, no material consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Assignee in connection with the execution, delivery or performance by the Assignee of this Agreement, or the consummation by it of the transactions contemplated hereby; and

d.  The Assignee agrees to be bound, as Purchaser, by all of the terms, covenants and conditions of the Servicing Agreement and the Mortgage Loans, and from and after the date hereof, the Assignee assumes for the benefit of each of the Company and the Assignor all of the Assignor’s obligations as Purchaser thereunder, with respect to the Mortgage Loans.

4.  The Company warrants and represents to, and covenants with, the Assignor and the Assignee as of the date hereof:

a.  Attached hereto as Exhibit B is a true and accurate copy of the Servicing Agreement, which agreement is in full force and effect as of the date hereof and the provisions of which have not been waived, amended or modified in any respect, nor has any notice of termination been given thereunder;

b.  The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, and has all requisite power and authority to service the Mortgage Loans and otherwise to perform its obligations under the Servicing Agreement;

c.  The Company has full power and authority to execute, deliver and perform its obligations under this Agreement, and to consummate the transactions set forth herein.  The consummation of the transactions contemplated by this Agreement is in the ordinary course of the Company’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Company’s formation and governing documents or any legal restriction, or any material agreement or instrument to which the Company is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Company or its property is subject. The execution, delivery and performance by the Company of this Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on part of the Company. This Agreement has been duly executed and delivered by the Company, and, upon the due authorization, execution and delivery by the Assignor and the Assignee, will constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

d.  No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Company in connection with the execution, delivery or performance by the Company of this Agreement, or the consummation by it of the transactions contemplated hereby;

e.  The Company shall establish a Custodial Account and an Escrow Account under the Servicing Agreement in favor of the Assignee, or its designee with respect to the Mortgage Loans separate from the Custodial Account and Escrow Account previously established under the Servicing Agreement in favor of the Assignor;

f.  If any Mortgage has been recorded in the name of Mortgage Electronic Registration System, Inc. (“MERS”) or its designee, the Company shall take all actions as are necessary to cause MASTR Alternative Loan Trust 2007-HF1 to be shown as the owner of the related Mortgage Loan on the record of MERS for the purpose of the system of recording transfers of beneficial ownership of mortgage maintained by MERS; and

Recognition by the Company of the Trustee and the Trust Administrator

5.  The Company hereby recognizes that the Mortgage Loans will be transferred by the Assignee to U.S. Bank National Association, as Trustee for the holders of MASTR Alternative Loan Trust 2007-HF1 (including its successors in interest and any successor trustee under the Pooling Agreement defined below, the “Trustee”) in a securitization transaction pursuant to a Pooling and Servicing Agreement, dated as of September 1, 2007 (the “Pooling Agreement”), among the Assignee, the Assignor, the Trustee and Wells Fargo Bank, N.A., as master servicer (the “Master Servicer”), trust administrator (the “Trust Administrator”), custodian and credit risk manager.  From and after the date hereof, the Company acknowledges and agrees that (A) the Trustee will be the owner of the Mortgage Loans on behalf of MASTR Alternative Loan Trust 2007-HF1 (the “Trust”) and Wells Fargo Bank, N.A., will be the Master Servicer, Trust Administrator and custodian of the Mortgage Loans, (B) the Company shall look solely to the Trustee and the Trust Administrator, on behalf of the Trust, for performance of any obligations of the Assignor insofar as they relate to the Mortgage Loans, (C) the Mortgage Loans will be part of a “real estate mortgage investment conduit” within the meaning of Section 860D of the Code (“REMIC”), and the Company shall service the Mortgage Loans and any real property acquired upon default thereof (including, without limitation, making or permitting any modification, waiver or amendment of any term of any Mortgage Loan) in accordance with the Servicing Agreement, but in no event in a manner that would (i) cause the REMIC to fail to qualify as a REMIC or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code, the tax on contributions to a REMIC set forth in Section 860G(d) of the Code, and the tax on “net income from foreclosure property” as set forth in Section 860G(c) of the Code).  It is the intention of the Assignor, the Company and the Assignee that this Agreement shall be binding upon and for the benefit of the respective successors and assigns of the parties hereto. Neither the Company nor the Assignor shall amend or agree to amend, modify, waive, or otherwise alter any of the terms or provisions of the Servicing Agreement which amendment, modification, waiver or other alteration would in any way affect the Mortgage Loans without the prior written consent of the Trustee.

Modification of the Servicing Agreement

6.  Only insofar as it relates to the Mortgage Loans, the parties hereto hereby amend the Servicing Agreement as follows:

(i)  The following definitions are added to Section 1.01 of the Servicing Agreement:

Eligible Account:  Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company) have the highest short-term ratings of each Rating Agency at the time any amounts are held on deposit therein, or (ii) a non-interest bearing segregated trust account or accounts maintained with (a) the trust department of a federal or state chartered depository institution or (b) a trust company, acting in its fiduciary capacity or (iii) any other account acceptable to each Rating Agency.  Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Trustee.

Qualified Correspondent: Any Person from which the Company purchased Mortgage Loans, provided that the following conditions are satisfied: (i) such Mortgage Loans were originated pursuant to an agreement between the Company and such Person that contemplated that such Person would underwrite mortgage loans from time to time, for sale to the Company, in accordance with underwriting guidelines designated by the Company (“Designated Guidelines”) or guidelines that do not vary materially from such Designated Guidelines; (ii) such Mortgage Loans were in fact underwritten as described in clause (i) above and were acquired by the Company within 180 days after origination; (iii) either (x) the Designated Guidelines were, at the time such Mortgage Loans were originated, used by the Company in origination of mortgage loans of the same type as the Mortgage Loans for the Company’s own account or (y) the Designated Guidelines were, at the time such Mortgage Loans were underwritten, designated by the Company on a consistent basis for use by lenders in originating mortgage loans to be purchased by the Company; and (iv) the Company employed, at the time such Mortgage Loans were acquired by the Company, pre-purchase or post-purchase quality assurance procedures (which may involve, among other things, review of a sample of mortgage loans purchased during a particular time period or through particular channels) designed to ensure that Persons from which it purchased mortgage loans properly applied the underwriting criteria designated by the Company.

Prepayment Charge:  With respect to any Mortgage Loan and Remittance Date, the charges or premiums, due in connection with a full or partial prepayment of such Mortgage Loan during the immediately preceding Prepayment Period in accordance with the terms thereof.

Prepayment Period: With respect to each Remittance Date and any full or partial Principal Prepayments, the calendar month immediately preceding the month in which the related Remittance Date occurs.

(ii)  The definition of “Permitted Investments” is hereby deleted in its entirety and replaced by the following:

  Permitted Investments:  At any time, any one or more of the following obligations and securities:

(a)  obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

(b)  general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by either Rating Agency;

(c)  commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by either Rating Agency;

(d)  certificates of deposit, demand or time deposits, or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company are then rated in one of the two highest long-term and the highest short-term ratings of each Rating Agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by either Rating Agency;

(e)  demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that such deposits are fully insured by the FDIC and are then rated in the highest long-term and the highest short-term ratings of each Rating Agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by either Rating Agency;

(f)  guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by either Rating Agency;

(g)  repurchase obligations with respect to any security described in clauses (a) and (b) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (d) above;

(h)  securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have the highest rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by either Rating Agency, as evidenced by a signed writing delivered by each Rating Agency;

(i)  units of a taxable money-market portfolio having the highest rating assigned by each Rating Agency and restricted to obligations issued or guaranteed by the United States of America or entities whose obligations are backed by the full faith and credit of the United States of America and repurchase agreements collateralized by such obligations;

(j)  any mutual fund, money market fund, common trust fund or other pooled investment vehicle, the assets of which are limited to instruments that otherwise would constitute Permitted Investments hereunder, including any such fund that is managed by the Trustee or Master Servicer or any affiliate of the Trustee or Master Servicer or for which the Trustee or Master Servicer or any affiliate of the Trustee or Master Servicer acts as an adviser as long as such fund is rated in at least the highest rating category by each Rating Agency (if so rated by such Rating Agency); and

(k)  such other investments bearing interest or sold at a discount acceptable to each Rating Agency as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by either Rating Agency, as evidenced by a signed writing delivered by each Rating Agency;

provided that no such instrument shall be a Permitted Investment if such instrument evidences the right to receive interest only payments with respect to the obligations underlying such instrument.

(iii)  The second paragraph of Section 4.01 (“Seller to Act As Servicer”) is hereby deleted in its entirety and replaced with the following:

Consistent with the terms of this Agreement, the Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of any such term or in any manner grant indulgence to any Mortgagor if in the Servicer’s reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Owner; notwithstanding the foregoing, in the event that any Mortgage Loan is in default or, in the judgment of the Servicer, such default is reasonably foreseeable, the Servicer, consistent with the standards set forth in this Section (i), may also waive, modify or vary any term of such Mortgage Loan (including modifications that would change the Mortgage Interest Rate, forgive the payment of principal or interest or extend the final maturity date of such Mortgage Loan, accept payment from the related Mortgagor of an amount less than the Stated Principal Balance in final satisfaction of such Mortgage Loan (such payment, a “Short Pay-off”) or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any Mortgagor; provided that, in the judgment of the Servicer, any such modification, waiver or amendment could reasonably be expected to result in collections and other recoveries in respect of such Mortgage Loans in excess of net Liquidation Proceeds that would be recovered upon the foreclosure of, or other realization upon, such Mortgage Loan and provided further, that on or after the date on which the Credit Risk Manager makes available on its monthly report (the “CRM Report”) that the aggregate number of outstanding Mortgage Loans which have been modified (excluding for this purpose any waivers of a Mortgage Loan pursuant to this sentence) exceeds 5% of the number of Mortgage Loans as of the Cut-off Date, any further modification of a Mortgage Loan pursuant to this Section 4.01 shall require the prior written consent of the NIMS Insurer.  In the event of any such modification which has been agreed to in writing by the Owner and which permits the deferral of interest or principal payments on any Mortgage Loan, the Servicer shall, on the Business Day immediately preceding the related Remittance Date in any month in which any such principal or interest payment has been deferred, deposit in the Custodial Account from its own funds, in accordance with Section 4.04 and Section 5.03, the difference between (a) such month’s principal and one month’s interest at the related Mortgage Loan Remittance Rate on the unpaid principal balance of such Mortgage Loan and (b) the amount paid by the Mortgagor.  The Servicer shall be entitled to reimbursement for such advances to the same extent as for all other advances pursuant to Section 4.05.  Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered, to prepare, execute and deliver, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties.  Promptly after the execution of any modification of any Mortgage Loan pursuant to this Section 4.01, the Servicer shall forward to the Master Servicer, the Credit Risk Manager and the NIMS Insurer copies of any documents evidencing such modification.  Such notification of modifications shall be delivered to the NIMS Insurer to the attention of Christopher G. Curran, Senior Vice President Capital Markets and marked “Urgent”.  The Servicer shall forward copies of such foregoing documentation in electronic format (or, upon request of either the Credit Risk Manager or the NIMS Insurer, in hard copy format).  In connection with the delivery of copies of such documentation to the NIMS Insurer and the Credit Risk Manager, the Master Servicer shall have no obligation to verify, recompute, reconcile, recalculate or reformat any information or data provided therein prior to its delivery to the NIMS Insurer and the Credit Risk Manager and shall not have any liability to either the NIMS Insurer or the Credit Risk Manager for any errors or omissions with respect to such documentation.  The Credit Risk Manager shall not have any liability to the NIMS Insurer for any errors or omissions with respect to such documentation or for the failure of the Master Servicer or Servicer to provide such information in a timely manner.  Notwithstanding anything to the contrary contained in this Agreement, the Servicer shall not make or permit any modification, waiver or amendment of any term of any Mortgage Loan (including any Prepayment Charge due on any Mortgage Loan) that would cause any REMIC created under the Trust Agreement to fail to qualify as a REMIC or result in the imposition of any tax under Section 860F(a) or Section 860G(d) of the Code.

(iv)  The following sentence is added immediately following the second sentence of the first paragraph of Section 4.04:

“Such Custodial Account shall also be an Eligible Account.”

(v)  The following section 4.14 (“Waiver of Prepayment Penalties”) is added to the Servicing Agreement:

Except as provided below, the Servicer or any designee of the Servicer shall not waive any Prepayment Charge with respect to any Mortgage Loan. If the Servicer or its designee fails to collect a Prepayment Charge at the time of the related prepayment of any Mortgage Loan subject to such Prepayment Charge, the Servicer shall pay to the Trust at such time (by deposit to the Custodial Account) an amount equal to the amount of the Prepayment Charge not collected. Notwithstanding the above, the Servicer or its designee may waive a Prepayment Charge only if (i) the related prepayment is not the result of a refinancing by the Servicer or its designee, (ii) such waiver relates to a defaulted Mortgage Loan or a reasonably foreseeable default, (iii) such waiver is standard and customary in servicing similar mortgage loans to the Mortgage Loans, (iv) such waiver, in the reasonable judgment of the Servicer, would maximize recovery of total proceeds from the Mortgage Loan, taking into account the amount of such Prepayment Charge and the related Mortgage Loan or (v) applicable law would prohibit the Servicer from collecting such prepayment penalty.

(vi)  The first two paragraphs of Section 5.02 of the Servicing Agreement are deleted in their entirety and replaced with the following:

Not later than the fifth (5th) Business Day of each month, the Servicer shall furnish to the Owner or its designee a delinquency report in the form set forth in Exhibit F-1 (or in any other format currently mutually agreed upon by the Servicer and the Owner or its designee), a monthly remittance advice, not later than the tenth (10th) calendar day of each month, in the form set forth in Exhibit F-2 (or in any other format currently mutually agreed upon by the Servicer and the Owner or its designee), and a realized loss report, not later than the fifth (5th) Business Day of each month, in the form set forth in Exhibit F-3 (or in any other format currently mutually agreed upon by the Servicer and the Owner or its designee), each in a mutually agreeable electronic format, as to the latest Due Period, together with such other information with respect to the Loans as the Owner may reasonably require to allocate distributions made pursuant to the Agreement and to provide appropriate statements in connection therewith. With respect to the realized loss report, to the extent that all backup material and calculations are provided to the Master Servicer in accordance with the requirements of Exhibit F-3, the Master Servicer shall pass any such reported losses to the Trust.  The Servicer shall cooperate with the Master Servicer to resolve any discrepancies, issues or incomplete reporting items within 60 days of the initial reporting of such gain or loss.

(vii)  Exhibits F-1, F-2 and F-3 to the Servicing Agreement are hereby added immediately following Exhibit E, substantially in the form of Exhibit C to this Agreement.

(viii)  Sections 6.04 and 6.05 to the Servicing Agreement are hereby deleted in their entirety and replaced with “[Reserved].”

Further Agreement.

The following paragraph is added as Section 4.A.05(c) to the Servicing Agreement:

(c) Notwithstanding the foregoing provisions of Section 4.A.05, (i) in the event that during any calendar year (or applicable portion thereof) the Company services 5% or less of the Mortgage Loans in the Securitization Transaction, as calculated by the Master Servicer for such Securitization Transaction, or (ii) in any calendar year in which an annual report on Form 10-K is not required to be filed with respect to an issuing entity or Securitization Transaction, then, in each such event, the Company may, in lieu of providing an assessment of compliance and attestation thereon in accordance with Item 1122 of Regulation AB, provide (and cause each Subservicer and Subcontractor described in clause (a)(iii) above to provide) to the Depositor and the Master Servicer for such Securitization Transaction, by not later than March 1 of such calendar year, an Annual Independent Public Accountants’ Servicing Report.  If the Company provides an Annual Independent Public Accountants’ Servicing Report pursuant to subsection (c), then the certification required to be delivered by the Company (and its Subservicers and Subcontractors) pursuant to clause (a)(iv) shall be in the form of Exhibit G1 attached hereto instead of Exhibit G.

The following definition is added to Section 1.01 of the Servicing Agreement:

“Annual Independent Public Accountants’ Servicing Report”:  A report of a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to the effect that such firm has examined certain documents and records relating to the servicing of the Mortgage Loans or mortgage loans similar in nature to the Mortgage Loans by the Company and that such firm is of the opinion that the provisions of this Agreement or similar servicing agreements have been complied with, and that, on the basis of such examination conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, nothing has come to the attention of such firm which would indicate that such servicing has not been conducted in compliance therewith, except (i) such exceptions such firm shall believe to be immaterial, and (ii) such other exceptions as shall be set forth in such report.  No Annual Independent Public Accountants’ Servicing Report shall contain any provision restricting the use of such report by the Company, including any prohibition on the inclusion of any such report in any filing with the Commission.

Exhibit D attached hereto is hereby added to the Servicing Agreement as Exhibit G1.

NIMS Insurer

8.  In addition to the terms and conditions set forth in this Agreement, any and all rights of the Master Servicer and Trustee to receive notices from the Company pursuant to this Agreement shall hereby be equally granted to the NIMS Insurer. The Master Servicer, the Assignor or the Trustee shall notify the Company in writing of the name and address of the NIMS Insurer and the name and telephone number of the appropriate contact employee of the NIMS Insurer.  For any and all obligations of the Company to obtain consent from the Master Servicer or the Trustee pursuant to this Agreement, the Company must also obtain such consent from the NIMS Insurer.  Notwithstanding any other provision in this Agreement, the Trust Fund shall hold harmless and indemnify the Company for any failure of the NIMS Insurer to comply with the provisions of this Agreement.  Notwithstanding any provision herein to the contrary, the parties to this Agreement agree that it is appropriate, in furtherance of the intent of such parties as set forth herein, that the NIMS Insurer receive the benefit of the provisions of this Agreement as an intended third party beneficiary of this Agreement to the extent of such provisions. The Company shall have the same obligations to the NIMS Insurer as if it was a party to this Agreement, and the NIMS Insurer shall have the same rights and remedies to enforce the provisions of this Agreement as if it was a party to this Agreement.  The parties hereto agree to cooperate in good faith to amend this Agreement in accordance with the terms hereof to include such other provisions as may be reasonably requested by the NIMS Insurer.  Notwithstanding the foregoing, all rights of the NIMS Insurer set forth in this Agreement shall exist only so long as the NIM Securities issued pursuant to the NIMS Transaction remain outstanding or the NIMS Insurer is owed amounts in respect of its guarantee of payment on such NIM Securities.

"NIM Security" shall mean any net interest margin security issued by an owner trust or special purpose entity that is holding all rights, title and interest in and to the Class P or Class C Certificates issued by the Trust Fund.

"NIMS Insurer" shall mean collectively, any insurance companies issuing a financial guaranty insurance policy covering certain payments to be made on NIM Securities pursuant to a NIMS Transaction.

"NIMS Transaction" shall mean any transaction in which NIM Securities are secured, in part, by the payments on the Class P or Class C Certificates issued by the Trust Fund.

Notices

9.  All demands, notices and communications related to the Mortgage Loans, the Servicing Agreement and this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered mail, postage prepaid, as follows:

In the case of the Assignor,

UBS Real Estate Securities Inc.
1285 Avenue of the Americas
New York, New York 10019
Attention:  Christopher G. Schmidt
Telephone No.:  (212) 713-6049
Facsimile No.:  (212) 713-2080

In the case of the Assignee:

Mortgage Asset Securitization Transactions, Inc.
1285 Avenue of the Americas
New York, New York 10019
Attention:  Legal Department

In the case of the Company:

GMAC Mortgage, LLC
500 Enterprise Road
Horsham, Pennsylvania 19044
Attention:  Frank Ruhl

Miscellaneous

10.  Distributions required to be made by the Company under the Servicing Agreement shall be made by wire transfer of immediately available funds to Wells Fargo Bank, N.A., ABA #121-000-248, for credit to SAS Clearing; Account: 3970771416, for further credit to account #53181000.  Applicable statements should be mailed to Wells Fargo Bank, N.A., 9062 Old Annapolis Road, Columbia, Maryland 21045, Attn: Client Manager—MALT 2007-HF1.

11.  Each party will pay any commissions it has incurred and the Assignor shall pay the fees of its attorneys and the reasonable fees of the attorneys of the Assignee and the Company in connection with the negotiations for, documenting of and closing of the transactions contemplated by this Agreement.

12.  This Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflicts of law principles, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

13.  No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced, with prior consent of the Trustee.

14.  This Agreement shall inure to the benefit of (i) the successors and assigns of the parties hereto and (ii) the Trustee.  Any entity into which Assignor, Assignee or Company may be merged or consolidated shall, without the requirement for any further writing, be deemed Assignor, Assignee or Company, respectively, hereunder.

15.  This Agreement shall survive the conveyance of the Mortgage Loans and the assignment of the Servicing Agreement to the extent of the Mortgage Loans by Assignor to Assignee and Assignee to Trustee.

16.  This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

17.  In the event that any provision of this Agreement conflicts with any provision of the Servicing Agreement with respect to the Mortgage Loans, the terms of this Agreement shall control.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

By: Name: Title:

By: Name: Title:

UBS REAL ESTATE SECURITIES INC.

By: Name: Title:

By: Name: Title:

GMAC MORTGAGE, LLC

By: Name: Title:

Exhibit A
Mortgage Loans

As delivered to the Trustee on the Closing Date

Exhibit B
Servicing Agreement

On File at Thacher Proffitt & Wood LLP

Exhibit C

EXHIBIT F TO SERVICING AGREEMENT

Exhibit F-1: Standard File Layout – Delinquency Reporting

  *The column/header names in bold are the minimum fields Wells Fargo must receive from every Servicer
Column/Header Name	Description	Decimal	Format Comment
SERVICER_LOAN_NBR	A unique number assigned to a loan by the Servicer. This may be different than the LOAN_NBR
LOAN_NBR	A unique identifier assigned to each loan by the originator.
CLIENT_NBR	Servicer Client Number
SERV_INVESTOR_NBR	Contains a unique number as assigned by an external servicer to identify a group of loans in their system.
BORROWER_FIRST_NAME	First Name of the Borrower.
BORROWER_LAST_NAME	Last name of the borrower.
PROP_ADDRESS	Street Name and Number of Property
PROP_STATE	The state where the property located.
PROP_ZIP	Zip code where the property is located.
BORR_NEXT_PAY_DUE_DATE	The date that the borrower's next payment is due to the servicer at the end of processing cycle, as reported by Servicer.		MM/DD/YYYY
LOAN_TYPE	Loan Type (i.e. FHA, VA, Conv)
BANKRUPTCY_FILED_DATE	The date a particular bankruptcy claim was filed.		MM/DD/YYYY
BANKRUPTCY_CHAPTER_CODE	The chapter under which the bankruptcy was filed.
BANKRUPTCY_CASE_NBR	The case number assigned by the court to the bankruptcy filing.
POST_PETITION_DUE_DATE	The payment due date once the bankruptcy has been approved by the courts		MM/DD/YYYY
BANKRUPTCY_DCHRG_DISM_DATE	The Date The Loan Is Removed From Bankruptcy. Either by Dismissal, Discharged and/or a Motion For Relief Was Granted.		MM/DD/YYYY
LOSS_MIT_APPR_DATE	The Date The Loss Mitigation Was Approved By The Servicer		MM/DD/YYYY
LOSS_MIT_TYPE	The Type Of Loss Mitigation Approved For A Loan Such As;
LOSS_MIT_EST_COMP_DATE	The Date The Loss Mitigation /Plan Is Scheduled To End/Close		MM/DD/YYYY
LOSS_MIT_ACT_COMP_DATE	The Date The Loss Mitigation Is Actually Completed		MM/DD/YYYY
FRCLSR_APPROVED_DATE	The date DA Admin sends a letter to the servicer with instructions to begin foreclosure proceedings.		MM/DD/YYYY
ATTORNEY_REFERRAL_DATE	Date File Was Referred To Attorney to Pursue Foreclosure		MM/DD/YYYY
FIRST_LEGAL_DATE	Notice of 1st legal filed by an Attorney in a Foreclosure Action		MM/DD/YYYY
FRCLSR_SALE_EXPECTED_DATE	The date by which a foreclosure sale is expected to occur.		MM/DD/YYYY
FRCLSR_SALE_DATE	The actual date of the foreclosure sale.		MM/DD/YYYY
FRCLSR_SALE_AMT	The amount a property sold for at the foreclosure sale.	2	No commas(,) or dollar signs ($)
EVICTION_START_DATE	The date the servicer initiates eviction of the borrower.		MM/DD/YYYY
EVICTION_COMPLETED_DATE	The date the court revokes legal possession of the property from the borrower.		MM/DD/YYYY
LIST_PRICE	The price at which an REO property is marketed.	2	No commas(,) or dollar signs ($)
LIST_DATE	The date an REO property is listed at a particular price.		MM/DD/YYYY
OFFER_AMT	The dollar value of an offer for an REO property.	2	No commas(,) or dollar signs ($)
OFFER_DATE_TIME	The date an offer is received by DA Admin or by the Servicer.		MM/DD/YYYY
REO_CLOSING_DATE	The date the REO sale of the property is scheduled to close.		MM/DD/YYYY
REO_ACTUAL_CLOSING_DATE	Actual Date Of REO Sale		MM/DD/YYYY
OCCUPANT_CODE	Classification of how the property is occupied.
PROP_CONDITION_CODE	A code that indicates the condition of the property.
PROP_INSPECTION_DATE	The date a property inspection is performed.		MM/DD/YYYY
APPRAISAL_DATE	The date the appraisal was done.		MM/DD/YYYY
CURR_PROP_VAL	The current "as is" value of the property based on brokers price opinion or appraisal.	2
REPAIRED_PROP_VAL	The amount the property would be worth if repairs are completed pursuant to a broker's price opinion or appraisal.	2
If applicable:
DELINQ_STATUS_CODE	FNMA Code Describing Status of Loan
DELINQ_REASON_CODE	The circumstances which caused a borrower to stop paying on a loan. Code indicates the reason why the loan is in default for this cycle.
MI_CLAIM_FILED_DATE	Date Mortgage Insurance Claim Was Filed With Mortgage Insurance Company.		MM/DD/YYYY
MI_CLAIM_AMT	Amount of Mortgage Insurance Claim Filed		No commas(,) or dollar signs ($)
MI_CLAIM_PAID_DATE	Date Mortgage Insurance Company Disbursed Claim Payment		MM/DD/YYYY
MI_CLAIM_AMT_PAID	Amount Mortgage Insurance Company Paid On Claim	2	No commas(,) or dollar signs ($)
POOL_CLAIM_FILED_DATE	Date Claim Was Filed With Pool Insurance Company		MM/DD/YYYY
POOL_CLAIM_AMT	Amount of Claim Filed With Pool Insurance Company	2	No commas(,) or dollar signs ($)
POOL_CLAIM_PAID_DATE	Date Claim Was Settled and The Check Was Issued By The Pool Insurer		MM/DD/YYYY
POOL_CLAIM_AMT_PAID	Amount Paid On Claim By Pool Insurance Company	2	No commas(,) or dollar signs ($)
FHA_PART_A_CLAIM_FILED_DATE	Date FHA Part A Claim Was Filed With HUD		MM/DD/YYYY
FHA_PART_A_CLAIM_AMT	Amount of FHA Part A Claim Filed	2	No commas(,) or dollar signs ($)
FHA_PART_A_CLAIM_PAID_DATE	Date HUD Disbursed Part A Claim Payment		MM/DD/YYYY
FHA_PART_A_CLAIM_PAID_AMT	Amount HUD Paid on Part A Claim	2	No commas(,) or dollar signs ($)
FHA_PART_B_CLAIM_FILED_DATE	Date FHA Part B Claim Was Filed With HUD		MM/DD/YYYY
FHA_PART_B_CLAIM_AMT	Amount of FHA Part B Claim Filed	2	No commas(,) or dollar signs ($)
FHA_PART_B_CLAIM_PAID_DATE	Date HUD Disbursed Part B Claim Payment		MM/DD/YYYY
FHA_PART_B_CLAIM_PAID_AMT	Amount HUD Paid on Part B Claim	2	No commas(,) or dollar signs ($)
VA_CLAIM_FILED_DATE	Date VA Claim Was Filed With the Veterans Admin		MM/DD/YYYY
VA_CLAIM_PAID_DATE	Date Veterans Admin. Disbursed VA Claim Payment		MM/DD/YYYY
VA_CLAIM_PAID_AMT	Amount Veterans Admin. Paid on VA Claim	2	No commas(,) or dollar signs ($)
MOTION_FOR_RELIEF_DATE	The date the Motion for Relief was filed	10	MM/DD/YYYY
FRCLSR_BID_AMT	The foreclosure sale bid amount	11	No commas(,) or dollar signs ($)
FRCLSR_SALE_TYPE	The foreclosure sales results: REO, Third Party, Conveyance to HUD/VA
REO_PROCEEDS	The net proceeds from the sale of the REO property.		No commas(,) or dollar signs ($)
BPO_DATE	The date the BPO was done.
CURRENT_FICO	The current FICO score
HAZARD_CLAIM_FILED_DATE	The date the Hazard Claim was filed with the Hazard Insurance Company.	10	MM/DD/YYYY
HAZARD_CLAIM_AMT	The amount of the Hazard Insurance Claim filed.	11	No commas(,) or dollar signs ($)
HAZARD_CLAIM_PAID_DATE	The date the Hazard Insurance Company disbursed the claim payment.	10	MM/DD/YYYY
HAZARD_CLAIM_PAID_AMT	The amount the Hazard Insurance Company paid on the claim.	11	No commas(,) or dollar signs ($)
ACTION_CODE	Indicates loan status		Number
NOD_DATE	Notice of Default date		MM/DD/YYYY
NOI_DATE	Notice of Intention to F/C date		MM/DD/YYYY
ACTUAL_PAYMENT_PLAN_START_DATE	Date the loss mitigation payment plan starts		MM/DD/YYYY
ACTUAL_PAYMENT_ PLAN_END_DATE	Date the loss mitigation payment plan is scheduled to end		MM/DD/YYYY
ACTUAL_REO_START_DATE	Date the loan moved into REO status		MM/DD/YYYY
REO_SALES_PRICE	The price the property sold for in REO		Number
REALIZED_LOSS/GAIN	As defined in the Servicing Agreement		Number

Exhibit F-1:Standard File Codes – Delinquency Reporting

The Loss Mit Type field should show the approved Loss Mitigation Code as follows:

•	ASUM- Approved Assumption
•	BAP- Borrower Assistance Program
•	CO- Charge Off
•	DIL- Deed-in-Lieu
•	FFA- Formal Forbearance Agreement
•	MOD- Loan Modification
•	PRE- Pre-Sale
•	SS- Short Sale
•	MISC- Anything else approved by the PMI or Pool Insurer

NOTE: Wells Fargo Bank will accept alternative Loss Mitigation Types to those above, provided that they are consistent with industry standards.  If Loss Mitigation Types other than those above are used, the Servicer must supply Wells Fargo Bank with a description of each of the Loss Mitigation Types prior to sending the file.

The Occupant Code field should show the current status of the property code as follows:

•	Mortgagor
•	Tenant
•	Unknown
•	Vacant

The Property Condition field should show the last reported condition of the property as follows:

•	Damaged
•	Excellent
•	Fair
•	Gone
•	Good
•	Poor
•	Special Hazard
•	Unknown

Exhibit F-1:Standard File Codes – Delinquency Reporting, Continued

The FNMA Delinquent Reason Code field should show the Reason for Delinquency as follows:

Delinquency Code	Delinquency Description
001	FNMA-Death of principal mortgagor
002	FNMA-Illness of principal mortgagor
003	FNMA-Illness of mortgagor’s family member
004	FNMA-Death of mortgagor’s family member
005	FNMA-Marital difficulties
006	FNMA-Curtailment of income
007	FNMA-Excessive Obligation
008	FNMA-Abandonment of property
009	FNMA-Distant employee transfer
011	FNMA-Property problem
012	FNMA-Inability to sell property
013	FNMA-Inability to rent property
014	FNMA-Military Service
015	FNMA-Other
016	FNMA-Unemployment
017	FNMA-Business failure
019	FNMA-Casualty loss
022	FNMA-Energy environment costs
023	FNMA-Servicing problems
026	FNMA-Payment adjustment
027	FNMA-Payment dispute
029	FNMA-Transfer of ownership pending
030	FNMA-Fraud
031	FNMA-Unable to contact borrower
INC	FNMA-Incarceration

Exhibit F-1:Standard File Codes – Delinquency Reporting, Continued

The FNMA Delinquent Status Code field should show the Status of Default as follows:

Status Code	Status Description
09	Forbearance
17	Pre-foreclosure Sale Closing Plan Accepted
24	Government Seizure
26	Refinance
27	Assumption
28	Modification
29	Charge-Off
30	Third Party Sale
31	Probate
32	Military Indulgence
43	Foreclosure Started
44	Deed-in-Lieu Started
49	Assignment Completed
61	Second Lien Considerations
62	Veteran’s Affairs-No Bid
63	Veteran’s Affairs-Refund
64	Veteran’s Affairs-Buydown
65	Chapter 7 Bankruptcy
66	Chapter 11 Bankruptcy
67	Chapter 13 Bankruptcy

Exhibit F-2: Standard File Layout – Master Servicing

Column Name	Description	Decimal	Format Comment	Max Size
SER_INVESTOR_NBR	A value assigned by the Servicer to define a group of loans.		Text up to 10 digits	20
LOAN_NBR	A unique identifier assigned to each loan by the investor.		Text up to 10 digits	10
SERVICER_LOAN_NBR	A unique number assigned to a loan by the Servicer. This may be different than the LOAN_NBR.		Text up to 10 digits	10
BORROWER_NAME	The borrower name as received in the file. It is not separated by first and last name.		Maximum length of 30 (Last, First)	30
SCHED_PAY_AMT	Scheduled monthly principal and scheduled interest payment that a borrower is expected to pay, P&I constant.	2	No commas(,) or dollar signs ($)	11
NOTE_INT_RATE	The loan interest rate as reported by the Servicer.	4	Max length of 6	6
NET_INT_RATE	The loan gross interest rate less the service fee rate as reported by the Servicer.	4	Max length of 6	6
SERV_FEE_RATE	The servicer's fee rate for a loan as reported by the Servicer.	4	Max length of 6	6
SERV_FEE_AMT	The servicer's fee amount for a loan as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
NEW_PAY_AMT	The new loan payment amount as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
NEW_LOAN_RATE	The new loan rate as reported by the Servicer.	4	Max length of 6	6
ARM_INDEX_RATE	The index the Servicer is using to calculate a forecasted rate.	4	Max length of 6	6
ACTL_BEG_PRIN_BAL	The borrower's actual principal balance at the beginning of the processing cycle.	2	No commas(,) or dollar signs ($)	11
ACTL_END_PRIN_BAL	The borrower's actual principal balance at the end of the processing cycle.	2	No commas(,) or dollar signs ($)	11
BORR_NEXT_PAY_DUE_DATE	The date at the end of processing cycle that the borrower's next payment is due to the Servicer, as reported by Servicer.		MM/DD/YYYY	10
SERV_CURT_AMT_1	The first curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_1	The curtailment date associated with the first curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_ AMT_1	The curtailment interest on the first curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_AMT_2	The second curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_2	The curtailment date associated with the second curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_ AMT_2	The curtailment interest on the second curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_AMT_3	The third curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_3	The curtailment date associated with the third curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_AMT_3	The curtailment interest on the third curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
PIF_AMT	The loan "paid in full" amount as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
PIF_DATE	The paid in full date as reported by the Servicer.		MM/DD/YYYY	10
			Action Code Key: 15=Bankruptcy, 30=Foreclosure, , 60=PIF, 63=Substitution, 65=Repurchase,70=REO	2
ACTION_CODE	The standard FNMA numeric code used to indicate the default/delinquent status of a particular loan.
INT_ADJ_AMT	The amount of the interest adjustment as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
SOLDIER_SAILOR_ADJ_AMT	The Soldier and Sailor Adjustment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
NON_ADV_LOAN_AMT	The Non Recoverable Loan Amount, if applicable.	2	No commas(,) or dollar signs ($)	11
LOAN_LOSS_AMT	The amount the Servicer is passing as a loss, if applicable.	2	No commas(,) or dollar signs ($)	11
SCHED_BEG_PRIN_BAL	The scheduled outstanding principal amount due at the beginning of the cycle date to be passed through to investors.	2	No commas(,) or dollar signs ($)	11
SCHED_END_PRIN_BAL	The scheduled principal balance due to investors at the end of a processing cycle.	2	No commas(,) or dollar signs ($)	11
SCHED_PRIN_AMT	The scheduled principal amount as reported by the Servicer for the current cycle -- only applicable for Scheduled/Scheduled Loans.	2	No commas(,) or dollar signs ($)	11
SCHED_NET_INT	The scheduled gross interest amount less the service fee amount for the current cycle as reported by the Servicer -- only applicable for Scheduled/Scheduled Loans.	2	No commas(,) or dollar signs ($)	11
ACTL_PRIN_AMT	The actual principal amount collected by the Servicer for the current reporting cycle -- only applicable for Actual/Actual Loans.	2	No commas(,) or dollar signs ($)	11
ACTL_NET_INT	The actual gross interest amount less the service fee amount for the current reporting cycle as reported by the Servicer -- only applicable for Actual/Actual Loans.	2	No commas(,) or dollar signs ($)	11
PREPAY_PENALTY_ AMT	The penalty amount received when a borrower prepays on his loan as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
PREPAY_PENALTY_ WAIVED	The prepayment penalty amount for the loan waived by the servicer.	2	No commas(,) or dollar signs ($)	11
MOD_DATE	The Effective Payment Date of the Modification for the loan.		MM/DD/YYYY	10
MOD_TYPE	The Modification Type.		Varchar - value can be alpha or numeric	30
DELINQ_P&I_ADVANCE_AMT	The current outstanding principal and interest advances made by Servicer.	2	No commas(,) or dollar signs ($)	11
BREACH_FLAG	Flag to indicate if the repurchase of a loan is due to a breach of Representations and Warranties		Y=Breach N=NO Breach Let blank if N/A	1

Exhibit F-3: Calculation of Realized Loss/Gain Form 332– Instruction Sheet
NOTE:  Do not net or combine items.  Show all expenses individually and all credits as separate line items.  Claim packages are due on the remittance report date.
The numbers on the 332 form correspond with the numbers listed below.

Liquidation and Acquisition Expenses:

1.
The Actual Unpaid Principal Balance of the Mortgage Loan.  For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

2.
The Total Interest Due less the aggregate amount of servicing fee that would have been earned if all delinquent payments had been made as agreed. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

3.
Accrued Servicing Fees based upon the Scheduled Principal Balance of the Mortgage Loan as calculated on a monthly basis. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

4-12.	Complete as applicable. Required documentation:

*  For taxes and insurance advances – see page 2 of 332 form - breakdown required showing period of coverage, base tax, interest, penalty.  Advances prior to default require evidence of servicer efforts to recover advances.

 *  For escrow advances - complete payment history

    (to calculate advances from last positive escrow balance forward)

*  Other expenses -  copies of corporate advance history showing all payments

*  REO repairs> $1500 require explanation

*  REO repairs>$3000 require evidence of at least 2 bids.

*  Short Sale or Charge Off require P&L supporting the decision and WFB’s approved Officer Certificate

*  Unusual or extraordinary items may require further documentation.

13.	The total of lines 1 through 12.

Credits:

14-21.	Complete as applicable. Required documentation:

* Copy of the HUD 1 from the REO sale.  If a 3rd Party Sale, bid instructions and Escrow Agent / Attorney

   Letter of Proceeds Breakdown.

*  Copy of EOB for any MI or gov't guarantee

*  All other credits need to be clearly defined on the 332 form

22.	The total of lines 14 through 21.

Please Note:	For HUD/VA loans, use line (18a) for Part A/Initial proceeds and line (18b) for Part B/Supplemental proceeds.

Total Realized Loss (or Amount of Any Gain)
23.	The total derived from subtracting line 22 from 13. If the amount represents a realized gain, show the amount in parenthesis ( ).

Exhibit F-3: Calculation of Realized Loss/Gain Form 332

Prepared by:  __________________                                                                  Date:  _______________
Phone:  ______________________   Email Address:_____________________

Servicer Loan No.	Servicer Name	Servicer Address

WELLS FARGO BANK, N.A. Loan No._____________________________

Borrower's Name: _________________________________________________________

Property Address: _________________________________________________________

Liquidation Type:  REO Sale                                                                            3rd Party Sale                                           Short SaleCharge Off

Was this loan granted a Bankruptcy deficiency or cramdown                                      Yes                                                            No
If “Yes”, provide deficiency or cramdown amount _______________________________

Liquidation and Acquisition Expenses:
(1)	Actual Unpaid Principal Balance of Mortgage Loan	$ ______________	(1)
(2)	Interest accrued at Net Rate	________________	(2)
(3)	Accrued Servicing Fees	________________	(3)
(4)	Attorney's Fees	________________	(4)
(5)	Taxes (see page 2)	________________	(5)
(6)	Property Maintenance	________________	(6)
(7)	MI/Hazard Insurance Premiums (see page 2)	________________	(7)
(8)	Utility Expenses	________________	(8)
(9)	Appraisal/BPO	________________	(9)
(10)	Property Inspections	________________	(10)
(11)	FC Costs/Other Legal Expenses	________________	(11)
(12)	Other (itemize)	________________	(12)
	Cash for Keys__________________________	________________	(12)
	HOA/Condo Fees_______________________	________________	(12)
	____________________________________	________________	(12)

	Total Expenses	$ _______________	(13)
Credits:
(14)	Escrow Balance	$ _______________	(14)
(15)	HIP Refund	________________	(15)
(16)	Rental Receipts	________________	(16)
(17)	Hazard Loss Proceeds	________________	(17)
(18)	Primary Mortgage Insurance / Gov’t Insurance	________________	(18a)
HUD Part A		________________

HUD Part B		________________	(18b)
(19)	Pool Insurance Proceeds	________________	(19)
(20)	Proceeds from Sale of Acquired Property	________________	(20)
(21)	Other (itemize)	________________	(21)
	_________________________________________	________________	(21)

	Total Credits	$________________	(22)
Total Realized Loss (or Amount of Gain)		$________________	(23)

Escrow Disbursement Detail

Type (Tax /Ins.)	Date Paid	Period of Coverage	Total Paid	Base Amount	Penalties	Interest

EXHIBIT D

EXHIBIT G1

FORM OF ANNUAL CERTIFICATION

Re:	The [	] agreement dated as of [	l, 200[ ] (the “Agreement”), among [IDENTIFY PARTIES]

I, ____________________________, the _______________________ of [NAME OF COMPANY] (the “Company”), certify to [the Purchaser], [the Depositor], and the [Master Servicer] [Securities Administrator] [Trustee], and their officers, with the knowledge and intent that they will rely upon this certification, that:

(1)           I have reviewed the servicer compliance statement of the Company provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the Annual Independent Public Accountants’ Servicing Report (as defined in the Agreement), and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans by the Company during 200[ ] that were delivered by the Company to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee] pursuant to the Agreement (collectively, the “Company Servicing Information”);

(2)           Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

(3)           Based on my knowledge, all of the Company Servicing Information required to be provided by the Company under the Agreement has been provided to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee];

(4)           I am responsible for reviewing the activities performed by the Company as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement and the Annual Independent Public Accountants’ Servicing Report, the Company has fulfilled its obligations under the Agreement in all material respects; and

(5)           The Compliance Statement required to be delivered by the Company pursuant to the Agreement, and the Annual Independent Public Accountants’ Servicing Report required to be provided by the Company and by any Subservicer and Subcontractor pursuant to the Agreement, have been provided to the [Depositor] [Master Servicer].  Any material instances of noncompliance described in such reports have been disclosed to the [Depositor] [Master Servicer]. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

Date: _________________________

By: _______________________________
Name:
Title:

ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

THIS ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT (this “Agreement”), dated as of September 1, 2007, among UBS Real Estate Securities Inc., a Delaware corporation formerly known as UBS Warburg Real Estate Securities Inc., a Delaware corporation (the “Assignor” and “UBSRES”), Mortgage Asset Securitization Transactions, Inc., a Delaware corporation (the “Assignee”), and Mid America Bank, fsb, a federal savings bank (the “Company”):

For good and valuable consideration the receipt and sufficiency of which hereby are acknowledged, and of the promises and mutual covenants herein contained, the parties hereto hereby agree as follows:

1.  a.      The Assignor hereby conveys, sells, grants, transfers and assigns to the Assignee all of the right, title and interest (other than those rights specifically retained by the Assignor pursuant to this Agreement) of the Assignor, as Purchaser, in, to and under (a) those certain Mortgage Loans listed on Exhibit A attached hereto (the “Mortgage Loans”) and (b) solely with respect to the servicing provisions as they relate to the Mortgage Loans (as specified in Section 1(c) below), that certain Master Loan Purchase and Servicing Agreement dated as of September 1, 2002, as amended and restated to and including December 1, 2005 by and between UBSRES and the Company and any related amendments thereto (the “Servicing Agreement”).  For purposes of this Agreement, the term “Servicing Agreement” includes any separate bill of sale, letter, assignment and conveyance or other instrument pursuant to which Company and Assignor effectuated the purchase and sale of any Mortgage Loan following the execution and delivery of the Servicing Agreement.

b.  The Assignor specifically reserves and does not assign to the Assignee hereunder any and all right, title and interest in, to and under and all obligations of the Assignor with respect to any mortgage loans subject to the Servicing Agreement which are not the Mortgage Loans set forth on Exhibit A attached hereto and are not the subject of this Agreement.

c.  The Assignor specifically reserves and does not assign to the Assignee hereunder those rights under the Servicing Agreement that do not relate to the servicing of the Mortgage Loans (including without limitation, the representations and warranties made by the Company and the document delivery requirements of the Company and the remedies (including indemnification) available for breaches thereof).

2.  The Assignor warrants and represents to the Assignee and the Company that as of the date hereof:

a.  The Assignor is the lawful owner of the Mortgage Loans with full right to transfer the Mortgage Loans and any and all of its interests, rights and obligations under the Servicing Agreement as they relate to the Mortgage Loans, free and clear from any and all claims and encumbrances; and upon the transfer of the Mortgage Loans to the Assignee as contemplated herein, the Assignee shall have good title to each and every Mortgage Loan, as well as any and all of the Assignee’s interests, rights and obligations under the Servicing Agreement as they relate to the Mortgage Loans, free and clear of any and all liens, claims and encumbrances;

b.  The Assignor is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to acquire, own and sell the Mortgage Loans;

c.  The Assignor has full corporate power and authority to execute, deliver and perform its obligations under this Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this Agreement is in the ordinary course of the Assignor’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Assignor’s charter or by-laws or any legal restriction, or any material agreement or instrument to which the Assignor is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Assignor or its property is subject. The execution, delivery and performance by the Assignor of this Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of the Assignor. This Agreement has been duly executed and delivered by the Assignor and, upon the due authorization, execution and delivery by the Assignee and the Company, will constitute the valid and legally binding obligation of the Assignor enforceable against the Assignor in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law; and

d.  No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Assignor in connection with the execution, delivery or performance by the Assignor of this Agreement, or the consummation by it of the transactions contemplated hereby.

3.  The Assignee warrants and represents to, and covenants with, the Assignor and the Company that as of the date hereof:

a.  The Assignee is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to acquire, own and purchase the Mortgage Loans;

b.  The Assignee has full corporate power and authority to execute, deliver and perform its obligation under this Agreement, and to consummate the transactions set forth herein.  The consummation of the transactions contemplated by this Agreement is in the ordinary course of the Assignee’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Assignee’s charter or by-laws or any legal restriction, or any material agreement or instrument to which the Assignee is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Assignee or its property is subject.  The execution, delivery and performance by the Assignee of this Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action of the Assignee. This Agreement has been duly executed and delivered by the Assignee and, upon due authorization, execution and delivery by the Assignor and the Company, will constitute the valid and legally binding obligation of the Assignee enforceable against the Assignee in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

c.  To the best of Assignee’s knowledge, no material consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Assignee in connection with the execution, delivery or performance by the Assignee of this Agreement, or the consummation by it of the transactions contemplated hereby; and

d.  The Assignee agrees to be bound, as Purchaser, by all of the terms, covenants and conditions of the Servicing Agreement and the Mortgage Loans, and from and after the date hereof, the Assignee assumes for the benefit of each of the Company and the Assignor all of the Assignor’s obligations as Purchaser thereunder, with respect to the Mortgage Loans.

4.  The Company warrants and represents to, and covenants with, the Assignor and the Assignee that as of the date hereof:

a.  Attached hereto as Exhibit B is a true and accurate copy of the Servicing Agreement, which agreement is in full force and effect as of the date hereof and the provisions of which have not been waived, amended or modified in any respect, nor has any notice of termination been given thereunder;

b.  The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has all requisite power and authority to service the Mortgage Loans and otherwise to perform its obligations under the Servicing Agreement;

c.  Pursuant to Section 12 of the Servicing Agreement, the Company hereby represents and warrants, for the benefit of the Assignor, the Assignee and the Trust, that the representations and warranties set forth in Section 7.02 of the Servicing Agreement, are true and correct as of the date hereof;

d.  The Company has full corporate power and authority to execute, deliver and perform its obligations under this Agreement, and to consummate the transactions set forth herein.  The consummation of the transactions contemplated by this Agreement is in the ordinary course of the Company’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Company’s charter or bylaws or any legal restriction, or any material agreement or instrument to which the Company is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Company or its property is subject. The execution, delivery and performance by the Company of this Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on part of the Company. This Agreement has been duly executed and delivered by the Company, and, upon the due authorization, execution and delivery by the Assignor and the Assignee, will constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

e.  To the best of the Company’s knowledge, no material consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Company in connection with the execution, delivery or performance by the Company of this Agreement, or the consummation by it of the transactions contemplated hereby;

f.  The Company shall establish a Custodial Account and an Escrow Account under the Servicing Agreement in favor of the Assignee, or its designee with respect to the Mortgage Loans separate from the Custodial Account and Escrow Account previously established under the Servicing Agreement in favor of the Assignor or as otherwise agreed to with Master Servicer;

g.  To the best of the Company’s knowledge, there is no action, suit, proceeding or investigation pending or threatened in writing against the Company, before any court, administrative agency or other tribunal, which would draw into question the validity of this Agreement or the Servicing Agreement, or which, either in any one instance or in the aggregate, would result in any material adverse change in the ability of the Company to perform its obligations under this Agreement or the Servicing Agreement.  The Company is solvent; and

h.  If any Mortgage Loan has been recorded in the name of Mortgage Electronic Registration System, Inc. (“MERS”) or its designee, the Company shall take all actions as are necessary to cause MASTR Alternative Loan Trust 2007-HF1 to be shown as the owner of the related Mortgage Loan on the record of MERS for the purpose of the system of recording transfers of beneficial ownership of mortgage maintained by MERS.

Recognition by the Company of the Trustee and the Trust Administrator

5.  The Company hereby recognizes that the Mortgage Loans will be transferred by the Assignee to U.S. Bank National Association, as Trustee for the holders of MASTR Alternative Loan Trust 2007-HF1 (including its successors in interest and any successor trustee under the Pooling Agreement defined below, the “Trustee”) in a securitization transaction pursuant to a Pooling and Servicing Agreement, dated as of September 1, 2007 (the “Pooling Agreement”), among the Assignee, the Assignor, the Trustee and Wells Fargo Bank, N.A., as master servicer (the “Master Servicer”), as trust administrator (the “Trust Administrator”), as custodian and as credit risk manager.  From and after the date hereof, the Company acknowledges and agrees that (A) the Trustee will be the owner of the Mortgage Loans on behalf of MASTR Alternative Loan Trust 2007-HF1 (the “Trust”) and Wells Fargo Bank, N.A., will be the Master Servicer, Trust Administrator and custodian of the Mortgage Loans, (B) the Company shall look solely to the Trustee and the Trust Administrator, on behalf of the Trust, for performance of any obligations of the Assignor insofar as they relate to the Mortgage Loans and (C) the Mortgage Loans will be part of a “real estate mortgage investment conduit” within the meaning of Section 860D of the Code (“REMIC”), and the Company shall service the Mortgage Loans and any real property acquired upon default thereof (including, without limitation, making or permitting any modification, waiver or amendment of any term of any Mortgage Loan) in accordance with the Servicing Agreement but in no event in a manner that would (i) cause the REMIC to fail to qualify as a REMIC or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code, the tax on contributions to a REMIC set forth in Section 860G(d) of the Code, and the tax on “net income from foreclosure property” as set forth in Section 860G(c) of the Code).  It is the intention of the Assignor, the Company and the Assignee that this Agreement shall be binding upon and for the benefit of the respective successors and assigns of the parties hereto. Neither the Company nor the Assignor shall amend or agree to amend, modify, waive, or otherwise alter any of the terms or provisions of the Servicing Agreement which amendment, modification, waiver or other alteration would in any way affect the Mortgage Loans without the prior written consent of the Trustee.

Modification of the Servicing Agreement

6.  Only insofar as it relates to the Mortgage Loans, the parties hereto hereby amend the Servicing Agreement as follows:

(i)  Section 1 (“Definitions”) of the Servicing Agreement is hereby amended by adding the following definition:

Prepayment Charge:  With respect to any Mortgage Loan and Remittance Date, the charges or premiums, due in connection with a full or partial prepayment of such Mortgage Loan during the immediately preceding Prepayment Period in accordance with the terms thereof.

(ii)  The second paragraph of Section 11.01 (“Seller to Act As Servicer”) is hereby deleted in its entirety and replaced with the following:

Consistent with the terms of this Agreement, the Seller may waive, modify or vary any term of any Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Borrower if in the Seller’s reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Purchaser; notwithstanding the foregoing, in the event that any Mortgage Loan is in default or, in the judgment of the Servicer, such default is reasonably foreseeable, the Servicer, consistent with the standards set forth in this Section (i), may also waive, modify or vary any term of such Mortgage Loan (including modifications that would change the Mortgage Interest Rate, forgive the payment of principal or interest or extend the final maturity date of such Mortgage Loan, accept payment from the related Mortgagor of an amount less than the Stated Principal Balance in final satisfaction of such Mortgage Loan (such payment, a “Short Pay-off”) or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any Mortgagor; provided that, in the judgment of the Servicer, any such modification, waiver or amendment could reasonably be expected to result in collections and other recoveries in respect of such Mortgage Loans in excess of net Liquidation Proceeds that would be recovered upon the foreclosure of, or other realization upon, such Mortgage Loan and provided further, that on or after the date on which the Credit Risk Manager makes available on its monthly report (the “CRM Report”) that the aggregate number of outstanding Mortgage Loans which have been modified (excluding for this purpose any waivers of a Mortgage Loan pursuant to this sentence) exceeds 5% of the number of Mortgage Loans as of the Cut-off Date, any further modification of a Mortgage Loan pursuant to this Section 11.01 shall require the prior written consent of the NIMS Insurer.  Without limiting the generality of the foregoing, the Seller shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself, and the Purchaser, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Loans. If reasonably required by the Seller, the Purchaser shall furnish the Seller with any powers of attorney and other documents necessary or appropriate to enable the Seller to carry out its servicing and administrative duties under this Agreement.  Promptly after the execution of any modification of any Mortgage Loan pursuant to this Section 11.01, the Servicer shall forward to the Master Servicer, the Credit Risk Manager and the NIMS Insurer, copies of any documents evidencing such modification.  Such notification of modifications shall be delivered to the NIMS Insurer to the attention of Christopher G. Curran, Senior Vice President Capital Markets and marked “Urgent”.  The Servicer shall forward copies of such foregoing documentation in electronic format (or, upon request of either the Credit Risk Manager or the NIMS Insurer in hard copy format).  In connection with the delivery of copies of such documentation to the NIMS Insurer and the Credit Risk Manager, the Master Servicer shall have no obligation to verify, recompute, reconcile, recalculate or reformat any information or data provided therein prior to its delivery to the NIMS Insurer and the Credit Risk Manager and shall not have any liability to either the NIMS Insurer or the Credit Risk Manager for any errors or omissions with respect to such documentation.  The Credit Risk Manager shall not have any liability to the NIMS Insurer for any errors or omissions with respect to such documentation or for the failure of the Master Servicer or Servicer to provide such information in a timely manner.  Notwithstanding anything to the contrary contained in this Agreement, the Servicer shall not make or permit any modification, waiver or amendment of any term of any Mortgage Loan (including any Prepayment Charge due on any Mortgage Loan) that would cause any REMIC created under the Trust Agreement to fail to qualify as a REMIC or result in the imposition of any tax under Section 860F(a) or Section 860G(d) of the Code.

(iii)  Section 11.24 and Section 11.25 are hereby deleted in their entirety and replaced with [RESERVED].

(iv)  Section 11.33 (“Waiver of Prepayment Penalties”) of the Servicing Agreement is hereby added as follows:

Except as provided below, the Servicer or any designee of the Servicer shall not waive any Prepayment Charge with respect to any Mortgage Loan. If the Servicer or its designee fails to collect a Prepayment Charge at the time of the related prepayment of any Mortgage Loan subject to such Prepayment Charge, the Servicer shall pay to the Trust at such time (by deposit to the Custodial Account) an amount equal to the amount of the Prepayment Charge not collected. Notwithstanding the above, the Servicer or its designee may waive a Prepayment Charge only if (i) the related prepayment is not the result of a refinancing by the Servicer or its designee, (ii) such waiver relates to a defaulted Mortgage Loan or a reasonably foreseeable default, (iii) such waiver is standard and customary in servicing similar mortgage loans to the Mortgage Loans, and (iv) such waiver, in the reasonable judgment of the Servicer, would maximize recovery of total proceeds from the Mortgage Loan, taking into account the amount of such Prepayment Charge and the related Mortgage Loan.

(v)  Section 35.03.(d) is deleted in its entirety and replaced with the following:

  “For purposes of satisfying the reporting obligation under the Exchange Act with respect to any class of asset-backed securities, the Seller shall (or cause each Subservicer and Third-Party Originator to) provide prompt notice to the Purchaser, any Master Servicer and any Depositor in writing of any Events of Default under the terms of this Agreement or any Reconstitution Agreement.”

(vi)  The sentence “to the extent the Company or such Subservicer has knowledge” is added to Section 35.03.(f) immediately following the sentence:

  “(f) In addition to such information as the Seller, as servicer, is obligated to provide pursuant to other provisions of this Agreement, not later than ten days prior to the deadline for the filing of any distribution report on Form 10-D in respect of any Securitization Transaction that includes any of the Mortgage Loans serviced by the Company or any Subservicer, the Company or such Subservicer, as applicable, shall”

(vii)  The sentence “copies of other evidence of Fidelity, Bond insurance and errors and omissions insurance policy” is added to Section 35.03.(g) immediately following the sentence:

  “(g)  The Seller shall provide to the Purchaser, any Master Servicer and any Depositor, such additional information as such party may reasonably request, including evidence of the authorization of the person signing any certification or statement,”

(viii)  The phrase “commencing in 2007” in the first sentence of Section 35.04 is hereby replaced with the following phrase:

“commencing in 2008”

(ix)  The phrase “commencing in 2007” in the first sentence of Section 35.05(a) is hereby replaced with the following phrase:

“commencing in 2008”

(x)  The sentence “determined by the Seller pursuant to Section 35.06. to be” is added to Section 35.05.(a)(iii) immediately following the sentence:

  “(iii) cause each Subservicer, and each Subcontractor”

(xi)  Section 35.05(a)(iv) is hereby deleted in its entirety and replaced by the following:

  “deliver, and cause each Subservicer and Subcontractor described in clause (iii) to provide, to the Purchaser, any Depositor, any Master Servicer and any other Person that will be responsible for signing the certification (a “Sarbanes Certification”) required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes – Oxley Act of 2002) on behalf of an asset-backed issuer with respect to a Securitization Transaction a certification, signed by the appropriate officer of the Company, in the form attached hereto as Exhibit 12.”

(xii)  the following sentence is added before the last sentence of Section 35.07.(b)(i):

“(and if the Seller is servicing any of the Mortgage Loans in a Securitization Transaction, appoint a Successor Servicer reasonably acceptable to any Master Servicer for such Securitization Transaction)”

(xiii)  Exhibit 11 (“FORM CERTIFICATION TO BE PROVIDED BY THE SERVICER”) is hereby deleted in its entirety.

(xiv)  The brackets in Exhibit 13 (“SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE”) with reference to Items 1122(d)(3)(ii), 1122(d)(3)(iii), 1122(d)(3)(iv) and 1122(d)(4)(xv) of Regulation AB are hereby deleted. Items 1122(d)(4)(i), 1122(d)(4)(ii) and 1122(d)(4)(iii) of Regulation AB are hereby added as “Applicable Servicing Criteria” specified on Exhibit 13.

(xv)  Exhibit 14-A (“Calculation of Realized Loss/Gain Form 332”) is hereby deleted in its entirety and replaced with new Exhibit 14-A, substantially in the form of Exhibit C to this Agreement.

(xvi)  Exhibit 14-B (“Standard  File Layout – Schedule-Scheduled”) is hereby deleted in its entirety and replaced with new Exhibit 14-B, substantially in the form of Exhibit D to this Agreement.

(xvii)  Exhibit 14-C (“Standard File Layout – Delinquency Reporting”) is hereby deleted in its entirety and replaced with new Exhibit 14-C, substantially in the form of Exhibit E to this Agreement.

Further Agreement.

The following paragraph is added as Section 35.05(c) to the Servicing Agreement:

(c) Notwithstanding the foregoing provisions of Section 35.05, (i) in the event that during any calendar year (or applicable portion thereof) the Company services 5% or less of the Mortgage Loans in the Securitization Transaction, as calculated by the Master Servicer for such Securitization Transaction, or (ii) in any calendar year in which an annual report on Form 10-K is not required to be filed with respect to an issuing entity or Securitization Transaction, then, in each such event, the Company may, in lieu of providing an assessment of compliance and attestation thereon in accordance with Item 1122 of Regulation AB, provide (and cause each Subservicer and Subcontractor described in clause (a)(iii) above to provide) to the Depositor and the Master Servicer for such Securitization Transaction, by not later than March 1 of such calendar year, an Annual Independent Public Accountants’ Servicing Report.  If the Company provides an Annual Independent Public Accountants’ Servicing Report pursuant to this Subsection C, then the certification required to be delivered by the Company (and its Subservicers and Subcontractors) pursuant to clause (a)(iv) above shall be in the form of Exhibit 15 attached hereto instead of Exhibit 12.

Section 1 (“Definitions”) of the Servicing Agreement is hereby amended by adding the following definition:

“Annual Independent Public Accountants’ Servicing Report”:  A report of a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to the effect that such firm has examined certain documents and records relating to the servicing of the Mortgage Loans or mortgage loans similar in nature to the Mortgage Loans by the Company and that such firm is of the opinion that the provisions of this Agreement or similar servicing agreements have been complied with, and that, on the basis of such examination conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, nothing has come to the attention of such firm which would indicate that such servicing has not been conducted in compliance therewith, except (i) such exceptions such firm shall believe to be immaterial, and (ii) such other exceptions as shall be set forth in such report.  No Annual Independent Public Accountants’ Servicing Report shall contain any provision restricting the use of such report by the Company, including any prohibition on the inclusion of any such report in any filing with the Commission.

Exhibit F attached hereto is hereby added to the Servicing Agreement as Exhibit 15.

NIMS Insurer

8.  In addition to the terms and conditions set forth in this Agreement, any and all rights of the Master Servicer and Trustee to receive notices from the Company pursuant to this Agreement shall hereby be equally granted to the NIMS Insurer. The Master Servicer, the Assignor or the Trustee shall notify the Company in writing of the name and address of the NIMS Insurer and the name and telephone number of the appropriate contact employee of the NIMS Insurer.  For any and all obligations of the Company to obtain consent from the Master Servicer or the Trustee pursuant to this Agreement, the Company must also obtain such consent from the NIMS Insurer.  Notwithstanding any other provision in this Agreement, the Trust Fund shall hold harmless and indemnify the Company for any failure of the NIMS Insurer to comply with the provisions of this Agreement.  Notwithstanding any provision herein to the contrary, the parties to this Agreement agree that it is appropriate, in furtherance of the intent of such parties as set forth herein, that the NIMS Insurer receive the benefit of the provisions of this Agreement as an intended third party beneficiary of this Agreement to the extent of such provisions. The Company shall have the same obligations to the NIMS Insurer as if it was a party to this Agreement, and the NIMS Insurer shall have the same rights and remedies to enforce the provisions of this Agreement as if it was a party to this Agreement.  The parties hereto agree to cooperate in good faith to amend this Agreement in accordance with the terms hereof to include such other provisions as may be reasonably requested by the NIMS Insurer.  Notwithstanding the foregoing, all rights of the NIMS Insurer set forth in this Agreement shall exist only so long as the NIM Securities issued pursuant to the NIMS Transaction remain outstanding or the NIMS Insurer is owed amounts in respect of its guarantee of payment on such NIM Securities.

"NIM Security" shall mean any net interest margin security issued by an owner trust or special purpose entity that is holding all rights, title and interest in and to the Class P or Class C Certificates issued by the Trust Fund.

"NIMS Insurer" shall mean collectively, any insurance companies issuing a financial guaranty insurance policy covering certain payments to be made on NIM Securities pursuant to a NIMS Transaction.

"NIMS Transaction" shall mean any transaction in which NIM Securities are secured, in part, by the payments on the Class P or Class C Certificates issued by the Trust Fund.

9.  Notices:

All demands, notices and communications related to the Mortgage Loans and this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered mail, postage prepaid, as follows:

In the case of the Assignor,

UBS Real Estate Securities Inc.
1285 Avenue of the Americas
New York, New York 10019
Attention:  Eileen Lindblom

In the case of the Assignee,

Mortgage Asset Securitization Transactions, Inc.
1285 Avenue of the Americas
New York, New York 10019
Attention:  Legal Department

In the case of the Company,

Mid America Bank, fsb
2650 Warrenville Road, Suite 500
Downers Grove, Illinois 60515
Attention: Theresa Mann

Miscellaneous:

10.  Distributions required to be made by the Company under the Servicing Agreement shall be made by wire transfer of immediately available funds to Wells Fargo Bank, N.A., ABA #121-000-248, for credit to SAS Clearing; Account: 3970771416, for further credit to account #53181000.  Applicable statements should be mailed to Wells Fargo Bank, N.A., 9062 Old Annapolis Road, Columbia, Maryland 21045, Attn: Client Manager—MALT 2007-HF1.

11.  Each party will pay any commissions it has incurred and the Assignor shall pay the fees of its attorneys and the reasonable fees of the attorneys of the Assignee and the Company in connection with the negotiations for, documenting of and closing of the transactions contemplated by this Agreement.

12.  This Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflicts of law principles, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws, except to the extent preempted by Federal laws.

13.  No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced, with prior consent of the Trustee.

14.  This Agreement shall inure to the benefit of (i) the successors and assigns of the parties hereto and (ii) the Trustee. Any entity into which Assignor, Assignee or Company may be merged or consolidated shall, without the requirement for any further writing, be deemed Assignor, Assignee or Company, respectively, hereunder.

15.  Each of this Agreement and the Servicing Agreement shall survive the conveyance of the Mortgage Loans and the assignment of the Servicing Agreement to the extent it relates to the Mortgage Loans by Assignor to Assignee and Assignee to the Trustee.

16.  This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

17.  In the event that any provision of this Agreement conflicts with any provision of the Servicing Agreement with respect to the Mortgage Loans, the terms of this Agreement shall control.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

By:
Name:
Title:

By:
Name:
Title:

UBS REAL ESTATE SECURITIES INC.

By:
Name:
Title:

By:
Name:
Title:

MID AMERICA BANK, fsb

By:
Name:
Title:

Exhibit A
Mortgage Loans

As delivered to the Trustee on the Closing Date

Exhibit B
Servicing Agreement

On File at Thacher Proffitt & Wood LLP

Exhibit C

NEW EXHIBIT 14-A

CALCULATION OF REALIZED LOSS/GAIN FORM 332

NOTE:  Do not net or combine items.  Show all expenses individually and all credits as separate line items.  Claim packages are due on the remittance report date.  Late submissions may result in claims not being passed until the following month.  The Servicer is responsible to remit all funds pending loss approval and /or resolution of any disputed items.
a.

b.  The numbers on the 332 form correspond with the numbers listed below.

Liquidation and Acquisition Expenses:

1.
The Actual Unpaid Principal Balance of the Mortgage Loan.  For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

2.
The Total Interest Due less the aggregate amount of servicing fee that would have been earned if all delinquent payments had been made as agreed. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

3.
Accrued Servicing Fees based upon the Scheduled Principal Balance of the Mortgage Loan as calculated on a monthly basis. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

4-12.	Complete as applicable. Required documentation:

*  For taxes and insurance advances – see page 2 of 332 form - breakdown required showing period of coverage, base tax, interest, penalty.  Advances prior to default require evidence of servicer efforts to recover advances.

 *  For escrow advances - complete payment history

    (to calculate advances from last positive escrow balance forward)

*  Other expenses -  copies of corporate advance history showing all payments

*  REO repairs> $1500 require explanation

*  REO repairs>$3000 require evidence of at least 2 bids.

*  Short Sale or Charge Off require P&L supporting the decision and WFB’s approved Officer Certificate

*  Unusual or extraordinary items may require further documentation.

13.	The total of lines 1 through 12.

c.  Credits:

14-21.	Complete as applicable. Required documentation:

* Copy of the HUD 1 from the REO sale.  If a 3rd Party Sale, bid instructions and Escrow Agent / Attorney

   Letter of Proceeds Breakdown.

*  Copy of EOB for any MI or gov't guarantee

*  All other credits need to be clearly defined on the 332 form

22.	The total of lines 14 through 21.

Please Note:	For HUD/VA loans, use line (18a) for Part A/Initial proceeds and line (18b) for Part B/Supplemental proceeds.

Total Realized Loss (or Amount of Any Gain)

23.	The total derived from subtracting line 22 from 13. If the amount represents a realized gain, show the amount in parenthesis ( ).

Exhibit 14-A: Calculation of Realized Loss/Gain Form 332

Prepared by:  __________________                                Date:  _______________
Phone:  ______________________   Email Address:_____________________

Servicer Loan No.	Servicer Name	Servicer Address

WELLS FARGO BANK, N.A. Loan No._____________________________

Borrower's Name: _________________________________________________________
Property Address: _________________________________________________________

Liquidation Type:  REO Sale                                                                            3rd Party Sale                                           Short Sale                      Charge Off

Was this loan granted a Bankruptcy deficiency or cramdown                                                                                                    Yes             No
If “Yes”, provide deficiency or cramdown amount _______________________________

Liquidation and Acquisition Expenses:
(1)	Actual Unpaid Principal Balance of Mortgage Loan	$(1)
(2)	Interest accrued at Net Rate	(2)
(3)	Accrued Servicing Fees	(3)
(4)	Attorney's Fees	(4)
(5)	Taxes (see page 2)	(5)
(6)	Property Maintenance	(6)
(7)	MI/Hazard Insurance Premiums (see page 2)	(7)
(8)	Utility Expenses	(8)
(9)	Appraisal/BPO	(9)
(10)	Property Inspections	(10)
(11)	FC Costs/Other Legal Expenses	(11)
(12)	Other (itemize)	(12)
	Cash for Keys	(12)
	HOA/Condo Fees	(12)
		(12)

	Total Expenses	$(13)
Credits:
(14)	Escrow Balance	$(14)
(15)	HIP Refund	(15)
(16)	Rental Receipts	(16)
(17)	Hazard Loss Proceeds	(17)
(18)	Primary Mortgage Insurance / Gov’t Insurance	(18a)
HUD Part A

HUD Part B		(18b)
(19)	Pool Insurance Proceeds	(19)
(20)	Proceeds from Sale of Acquired Property	(20)
(21)	Other (itemize)	(21)
		(21)

	Total Credits	$(22)
Total Realized Loss (or Amount of Gain)		$(23)

Escrow Disbursement Detail

Type (Tax /Ins.)	Date Paid	Period of Coverage	Total Paid	Base Amount	Penalties	Interest

Exhibit D

NEW EXHIBIT 14-B

STANDARD FILE LAYOUT – MASTER SERVICING

Column Name	Description	Decimal	Format Comment	Max Size
Each file requires the following fields:
SER_INVESTOR_NBR	A value assigned by the Servicer to define a group of loans.		Text up to 20 digits	20
LOAN_NBR	A unique identifier assigned to each loan by the investor.		Text up to 10 digits	10
SERVICER_LOAN_NBR	A unique number assigned to a loan by the Servicer. This may be different than the LOAN_NBR.		Text up to 10 digits	10
SCHED_PAY_AMT	Scheduled monthly principal and scheduled interest payment that a borrower is expected to pay, P&I constant.	2	No commas(,) or dollar signs ($)	11
NOTE_INT_RATE	The loan interest rate as reported by the Servicer.	4	Max length of 6	6
NET_INT_RATE	The loan gross interest rate less the service fee rate as reported by the Servicer.	4	Max length of 6	6
SERV_FEE_RATE	The servicer's fee rate for a loan as reported by the Servicer.	4	Max length of 6	6
SERV_FEE_AMT	The servicer's fee amount for a loan as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
NEW_PAY_AMT	The new loan payment amount as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
NEW_LOAN_RATE	The new loan rate as reported by the Servicer.	4	Max length of 6	6
ARM_INDEX_RATE	The index the Servicer is using to calculate a forecasted rate.	4	Max length of 6	6
ACTL_BEG_PRIN_BAL	The borrower's actual principal balance at the beginning of the processing cycle.	2	No commas(,) or dollar signs ($)	11
ACTL_END_PRIN_BAL	The borrower's actual principal balance at the end of the processing cycle.	2	No commas(,) or dollar signs ($)	11
BORR_NEXT_PAY_DUE_DATE	The date at the end of processing cycle that the borrower's next payment is due to the Servicer, as reported by Servicer.		MM/DD/YYYY	10
SERV_CURT_AMT_1	The first curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_1	The curtailment date associated with the first curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_ AMT_1	The curtailment interest on the first curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_AMT_2	The second curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_2	The curtailment date associated with the second curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_ AMT_2	The curtailment interest on the second curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11

Exhibit 14-B:Continued	Standard Loan Level File Layout
Column Name	Description	Decimal	Format Comment	Max Size
SERV_CURT_AMT_3	The third curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_3	The curtailment date associated with the third curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_AMT_3	The curtailment interest on the third curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
PIF_AMT	The loan "paid in full" amount as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
PIF_DATE	The paid in full date as reported by the Servicer.		MM/DD/YYYY	10
ACTION_CODE	The standard FNMA numeric code used to indicate the default/delinquent status of a particular loan.		Action Code Key: 15=Bankruptcy, 30=Foreclosure, , 60=PIF, 63=Substitution, 65=Repurchase,70=REO	2
INT_ADJ_AMT	The amount of the interest adjustment as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
SOLDIER_SAILOR_ADJ_AMT	The Soldier and Sailor Adjustment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
NON_ADV_LOAN_AMT	The Non Recoverable Loan Amount, if applicable.	2	No commas(,) or dollar signs ($)	11
LOAN_LOSS_AMT	The amount the Servicer is passing as a loss, if applicable.	2	No commas(,) or dollar signs ($)	11
Plus the following applicable fields:
SCHED_BEG_PRIN_BAL	The scheduled outstanding principal amount due at the beginning of the cycle date to be passed through to investors.	2	No commas(,) or dollar signs ($)	11
SCHED_END_PRIN_BAL	The scheduled principal balance due to investors at the end of a processing cycle.	2	No commas(,) or dollar signs ($)	11
SCHED_PRIN_AMT	The scheduled principal amount as reported by the Servicer for the current cycle -- only applicable for Scheduled/Scheduled Loans.	2	No commas(,) or dollar signs ($)	11
SCHED_NET_INT	The scheduled gross interest amount less the service fee amount for the current cycle as reported by the Servicer -- only applicable for Scheduled/Scheduled Loans.	2	No commas(,) or dollar signs ($)	11
ACTL_PRIN_AMT	The actual principal amount collected by the Servicer for the current reporting cycle -- only applicable for Actual/Actual Loans.	2	No commas(,) or dollar signs ($)	11
ACTL_NET_INT	The actual gross interest amount less the service fee amount for the current reporting cycle as reported by the Servicer -- only applicable for Actual/Actual Loans.	2	No commas(,) or dollar signs ($)	11
PREPAY_PENALTY_ AMT	The penalty amount received when a borrower prepays on his loan as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
PREPAY_PENALTY_ WAIVED	The prepayment penalty amount for the loan waived by the servicer.	2	No commas(,) or dollar signs ($)	11

Exhibit 14-B: Continued	Standard Loan Level File Layout
Column Name	Description	Decimal	Format Comment	Max Size
MOD_DATE	The Effective Payment Date of the Modification for the loan.		MM/DD/YYYY	10
MOD_TYPE	The Modification Type.		Varchar - value can be alpha or numeric	30
DELINQ_P&I_ADVANCE_AMT	The current outstanding principal and interest advances made by Servicer.	2	No commas(,) or dollar signs ($)	11
BREACH_FLAG	Flag to indicate if the repurchase of a loan is due to a breach of Representations and Warranties		Y=Breach N=NO Breach Let blank if N/A	1

Exhibit 14-B: Monthly Summary Report by Single Investor
MONTHLY SUMMARY REPORT
For Month Ended: mm/dd/yyyy	Servicer Name
Prepared by: _____________________________	Investor Nbr

Section 1. Remittances and Ending Balances - Required Data

Beginning	Ending	Total Monthly	Total Ending Unpaid	Total Monthly Principal
Loan Count	Loan Count	Remittance Amount	Principal Balance	Balance
0	0	$0.00	$0.00	$0.00

Principal Calculation
1. Monthly Principal Due		+	$0.00
2. Current Curtailments		+	$0.00
3. Liquidations		+	$0.00
4. Other (attach explanation)		+	$0.00
5. Principal Due			$0.00
6. Interest (reported "gross")		+	$0.00
7. Interest Adjustments on Curtailments		+	$0.00
8. Servicing Fees		-	$0.00
9. Other Interest (attach explanation)		+	$0.00
10. Interest Due	(need to subtract ser fee)		$0.00
Remittance Calculation
11. Total Principal and Interest Due (lines 5+10)		+	$0.00
12. Reimbursement of Non-Recoverable Advances		-	$0.00
13. Total Realized gains		+	$0.00
14. Total Realized Losses		-	$0.00
15. Total Prepayment Penalties		+	$0.00
16. Total Non-Supported Compensating Interest		-	$0.00
17. Other (attach explanation)			$0.00
18. Net Funds Due on or before Remittance Date			$$0.00

Section 2. Delinquency Report - Optional Data for Loan Accounting
Installments Delinquent
Total No.	Total No.				In	Real Estate	Total Dollar
of	of	30-	60-	90 or more	Foreclosure	Owned	Amount of
Loans	Delinquencies	Days	Days	Days	(Optional)	(Optional)	Delinquencies
0	0	0	0	0	0	0	$0.00

Exhibit E

NEW EXHIBIT 14-C

STANDARD FILE LAYOUT – DELINQUENCY REPORTING

Exhibit 14-C: Standard File Layout – Delinquency Reporting

  *The column/header names in bold are the minimum fields Wells Fargo must receive from every Servicer
Column/Header Name	Description	Decimal	Format Comment
SERVICER_LOAN_NBR	A unique number assigned to a loan by the Servicer. This may be different than the LOAN_NBR
LOAN_NBR	A unique identifier assigned to each loan by the originator.
CLIENT_NBR	Servicer Client Number
SERV_INVESTOR_NBR	Contains a unique number as assigned by an external servicer to identify a group of loans in their system.
BORROWER_FIRST_NAME	First Name of the Borrower.
BORROWER_LAST_NAME	Last name of the borrower.
PROP_ADDRESS	Street Name and Number of Property
PROP_STATE	The state where the property located.
PROP_ZIP	Zip code where the property is located.
BORR_NEXT_PAY_DUE_DATE	The date that the borrower's next payment is due to the servicer at the end of processing cycle, as reported by Servicer.		MM/DD/YYYY
LOAN_TYPE	Loan Type (i.e. FHA, VA, Conv)
BANKRUPTCY_FILED_DATE	The date a particular bankruptcy claim was filed.		MM/DD/YYYY
BANKRUPTCY_CHAPTER_CODE	The chapter under which the bankruptcy was filed.
BANKRUPTCY_CASE_NBR	The case number assigned by the court to the bankruptcy filing.
POST_PETITION_DUE_DATE	The payment due date once the bankruptcy has been approved by the courts		MM/DD/YYYY
BANKRUPTCY_DCHRG_DISM_DATE	The Date The Loan Is Removed From Bankruptcy. Either by Dismissal, Discharged and/or a Motion For Relief Was Granted.		MM/DD/YYYY
LOSS_MIT_APPR_DATE	The Date The Loss Mitigation Was Approved By The Servicer		MM/DD/YYYY
LOSS_MIT_TYPE	The Type Of Loss Mitigation Approved For A Loan Such As;
LOSS_MIT_EST_COMP_DATE	The Date The Loss Mitigation /Plan Is Scheduled To End/Close		MM/DD/YYYY
LOSS_MIT_ACT_COMP_DATE	The Date The Loss Mitigation Is Actually Completed		MM/DD/YYYY
FRCLSR_APPROVED_DATE	The date DA Admin sends a letter to the servicer with instructions to begin foreclosure proceedings.		MM/DD/YYYY
ATTORNEY_REFERRAL_DATE	Date File Was Referred To Attorney to Pursue Foreclosure		MM/DD/YYYY
FIRST_LEGAL_DATE	Notice of 1st legal filed by an Attorney in a Foreclosure Action		MM/DD/YYYY
FRCLSR_SALE_EXPECTED_DATE	The date by which a foreclosure sale is expected to occur.		MM/DD/YYYY
FRCLSR_SALE_DATE	The actual date of the foreclosure sale.		MM/DD/YYYY
FRCLSR_SALE_AMT	The amount a property sold for at the foreclosure sale.	2	No commas(,) or dollar signs ($)
EVICTION_START_DATE	The date the servicer initiates eviction of the borrower.		MM/DD/YYYY
EVICTION_COMPLETED_DATE	The date the court revokes legal possession of the property from the borrower.		MM/DD/YYYY
LIST_PRICE	The price at which an REO property is marketed.	2	No commas(,) or dollar signs ($)
LIST_DATE	The date an REO property is listed at a particular price.		MM/DD/YYYY
OFFER_AMT	The dollar value of an offer for an REO property.	2	No commas(,) or dollar signs ($)
OFFER_DATE_TIME	The date an offer is received by DA Admin or by the Servicer.		MM/DD/YYYY
REO_CLOSING_DATE	The date the REO sale of the property is scheduled to close.		MM/DD/YYYY
REO_ACTUAL_CLOSING_DATE	Actual Date Of REO Sale		MM/DD/YYYY
OCCUPANT_CODE	Classification of how the property is occupied.
PROP_CONDITION_CODE	A code that indicates the condition of the property.
PROP_INSPECTION_DATE	The date a property inspection is performed.		MM/DD/YYYY
APPRAISAL_DATE	The date the appraisal was done.		MM/DD/YYYY
CURR_PROP_VAL	The current "as is" value of the property based on brokers price opinion or appraisal.	2
REPAIRED_PROP_VAL	The amount the property would be worth if repairs are completed pursuant to a broker's price opinion or appraisal.	2
If applicable:
DELINQ_STATUS_CODE	FNMA Code Describing Status of Loan
DELINQ_REASON_CODE	The circumstances which caused a borrower to stop paying on a loan. Code indicates the reason why the loan is in default for this cycle.
MI_CLAIM_FILED_DATE	Date Mortgage Insurance Claim Was Filed With Mortgage Insurance Company.		MM/DD/YYYY
MI_CLAIM_AMT	Amount of Mortgage Insurance Claim Filed		No commas(,) or dollar signs ($)
MI_CLAIM_PAID_DATE	Date Mortgage Insurance Company Disbursed Claim Payment		MM/DD/YYYY
MI_CLAIM_AMT_PAID	Amount Mortgage Insurance Company Paid On Claim	2	No commas(,) or dollar signs ($)
POOL_CLAIM_FILED_DATE	Date Claim Was Filed With Pool Insurance Company		MM/DD/YYYY
POOL_CLAIM_AMT	Amount of Claim Filed With Pool Insurance Company	2	No commas(,) or dollar signs ($)
POOL_CLAIM_PAID_DATE	Date Claim Was Settled and The Check Was Issued By The Pool Insurer		MM/DD/YYYY
POOL_CLAIM_AMT_PAID	Amount Paid On Claim By Pool Insurance Company	2	No commas(,) or dollar signs ($)
FHA_PART_A_CLAIM_FILED_DATE	Date FHA Part A Claim Was Filed With HUD		MM/DD/YYYY
FHA_PART_A_CLAIM_AMT	Amount of FHA Part A Claim Filed	2	No commas(,) or dollar signs ($)
FHA_PART_A_CLAIM_PAID_DATE	Date HUD Disbursed Part A Claim Payment		MM/DD/YYYY
FHA_PART_A_CLAIM_PAID_AMT	Amount HUD Paid on Part A Claim	2	No commas(,) or dollar signs ($)
FHA_PART_B_CLAIM_FILED_DATE	Date FHA Part B Claim Was Filed With HUD		MM/DD/YYYY
FHA_PART_B_CLAIM_AMT	Amount of FHA Part B Claim Filed	2	No commas(,) or dollar signs ($)
FHA_PART_B_CLAIM_PAID_DATE	Date HUD Disbursed Part B Claim Payment		MM/DD/YYYY
FHA_PART_B_CLAIM_PAID_AMT	Amount HUD Paid on Part B Claim	2	No commas(,) or dollar signs ($)
VA_CLAIM_FILED_DATE	Date VA Claim Was Filed With the Veterans Admin		MM/DD/YYYY
VA_CLAIM_PAID_DATE	Date Veterans Admin. Disbursed VA Claim Payment		MM/DD/YYYY
VA_CLAIM_PAID_AMT	Amount Veterans Admin. Paid on VA Claim	2	No commas(,) or dollar signs ($)
MOTION_FOR_RELIEF_DATE	The date the Motion for Relief was filed	10	MM/DD/YYYY
FRCLSR_BID_AMT	The foreclosure sale bid amount	11	No commas(,) or dollar signs ($)
FRCLSR_SALE_TYPE	The foreclosure sales results: REO, Third Party, Conveyance to HUD/VA
REO_PROCEEDS	The net proceeds from the sale of the REO property.		No commas(,) or dollar signs ($)
BPO_DATE	The date the BPO was done.
CURRENT_FICO	The current FICO score
HAZARD_CLAIM_FILED_DATE	The date the Hazard Claim was filed with the Hazard Insurance Company.	10	MM/DD/YYYY
HAZARD_CLAIM_AMT	The amount of the Hazard Insurance Claim filed.	11	No commas(,) or dollar signs ($)
HAZARD_CLAIM_PAID_DATE	The date the Hazard Insurance Company disbursed the claim payment.	10	MM/DD/YYYY
HAZARD_CLAIM_PAID_AMT	The amount the Hazard Insurance Company paid on the claim.	11	No commas(,) or dollar signs ($)
ACTION_CODE	Indicates loan status		Number
NOD_DATE	Notice of Default date		MM/DD/YYYY
NOI_DATE	Notice of Intention to F/C date		MM/DD/YYYY
ACTUAL_PAYMENT_PLAN_START_DATE	Date the loss mitigation payment plan starts		MM/DD/YYYY
ACTUAL_PAYMENT_ PLAN_END_DATE	Date the loss mitigation payment plan is scheduled to end		MM/DD/YYYY
ACTUAL_REO_START_DATE	Date the loan moved into REO status		MM/DD/YYYY
REO_SALES_PRICE	The price the property sold for in REO		Number
REALIZED_LOSS/GAIN	As defined in the Servicing Agreement		Number

Exhibit 14-C:Standard File Codes – Delinquency Reporting

The Loss Mit Type field should show the approved Loss Mitigation Code as follows:

•  ASUM-     Approved Assumption

•  BAP-         Borrower Assistance Program

•  CO-           Charge Off

•  DIL-          Deed-in-Lieu

•  FFA-        Formal Forbearance Agreement

•  MOD-      Loan Modification

•  PRE-        Pre-Sale

•  SS-          Short Sale

•  MISC-    Anything else approved by the PMI or Pool Insurer

NOTE: Wells Fargo Bank will accept alternative Loss Mitigation Types to those above, provided that they are consistent with industry standards.  If Loss Mitigation Types other than those above are used, the Servicer must supply Wells Fargo Bank with a description of each of the Loss Mitigation Types prior to sending the file.

The Occupant Code field should show the current status of the property code as follows:

•	Mortgagor

•	Tenant

•	Unknown

•	Vacant

The Property Condition field should show the last reported condition of the property as follows:

•	Damaged

•	Excellent

•	Fair

•	Gone

•	Good

•	Poor

•	Special Hazard

•	Unknown

Exhibit 14-C:Standard File Codes – Delinquency Reporting, Continued

The FNMA Delinquent Reason Code field should show the Reason for Delinquency as follows:

Delinquency Code	Delinquency Description
001	FNMA-Death of principal mortgagor
002	FNMA-Illness of principal mortgagor
003	FNMA-Illness of mortgagor’s family member
004	FNMA-Death of mortgagor’s family member
005	FNMA-Marital difficulties
006	FNMA-Curtailment of income
007	FNMA-Excessive Obligation
008	FNMA-Abandonment of property
009	FNMA-Distant employee transfer
011	FNMA-Property problem
012	FNMA-Inability to sell property
013	FNMA-Inability to rent property
014	FNMA-Military Service
015	FNMA-Other
016	FNMA-Unemployment
017	FNMA-Business failure
019	FNMA-Casualty loss
022	FNMA-Energy environment costs
023	FNMA-Servicing problems
026	FNMA-Payment adjustment
027	FNMA-Payment dispute
029	FNMA-Transfer of ownership pending
030	FNMA-Fraud
031	FNMA-Unable to contact borrower
INC	FNMA-Incarceration

Exhibit 14-C:Standard File Codes – Delinquency Reporting, Continued

The FNMA Delinquent Status Code field should show the Status of Default as follows:

Status Code	Status Description
09	Forbearance
17	Pre-foreclosure Sale Closing Plan Accepted
24	Government Seizure
26	Refinance
27	Assumption
28	Modification
29	Charge-Off
30	Third Party Sale
31	Probate
32	Military Indulgence
43	Foreclosure Started
44	Deed-in-Lieu Started
49	Assignment Completed
61	Second Lien Considerations
62	Veteran’s Affairs-No Bid
63	Veteran’s Affairs-Refund
64	Veteran’s Affairs-Buydown
65	Chapter 7 Bankruptcy
66	Chapter 11 Bankruptcy
67	Chapter 13 Bankruptcy

Exhibit 14-C:Standard File Codes – Delinquency Reporting, Continued

The FNMA Delinquent Status Code field should show the Status of Default as follows:

Status Code	Status Description
09	Forbearance
17	Pre-foreclosure Sale Closing Plan Accepted
24	Government Seizure
26	Refinance
27	Assumption
28	Modification
29	Charge-Off
30	Third Party Sale
31	Probate
32	Military Indulgence
43	Foreclosure Started
44	Deed-in-Lieu Started
49	Assignment Completed
61	Second Lien Considerations
62	Veteran’s Affairs-No Bid
63	Veteran’s Affairs-Refund
64	Veteran’s Affairs-Buydown
65	Chapter 7 Bankruptcy
66	Chapter 11 Bankruptcy
67	Chapter 13 Bankruptcy

EXHIBIT F

EXHIBIT 15

FORM OF ANNUAL CERTIFICATION

Re:	The [	] agreement dated as of [	l, 200[ ] (the “Agreement”), among [IDENTIFY PARTIES]

I, ____________________________, the _______________________ of [NAME OF COMPANY] (the “Company”), certify to [the Purchaser], [the Depositor], and the [Master Servicer] [Securities Administrator] [Trustee], and their officers, with the knowledge and intent that they will rely upon this certification, that:

(1)           I have reviewed the servicer compliance statement of the Company provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the Annual Independent Public Accountants’ Servicing Report (as defined in the Agreement), and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans by the Company during 200[ ] that were delivered by the Company to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee] pursuant to the Agreement (collectively, the “Company Servicing Information”);

(2)           Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

(3)           Based on my knowledge, all of the Company Servicing Information required to be provided by the Company under the Agreement has been provided to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee];

(4)           I am responsible for reviewing the activities performed by the Company as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement and the Annual Independent Public Accountants’ Servicing Report, the Company has fulfilled its obligations under the Agreement in all material respects; and

(5)           The Compliance Statement required to be delivered by the Company pursuant to the Agreement, and the Annual Independent Public Accountants’ Servicing Report required to be provided by the Company and by any Subservicer and Subcontractor pursuant to the Agreement, have been provided to the [Depositor] [Master Servicer].  Any material instances of noncompliance described in such reports have been disclosed to the [Depositor] [Master Servicer]. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

Date: _________________________

By: _______________________________
Name:
Title:

ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

THIS ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT (this “Agreement”) dated as of September 1, 2007, among UBS Real Estate Securities Inc., a Delaware corporation (the “Assignor” or the “Purchaser”), Mortgage Asset Securitization Transactions, Inc. (the “Assignee”) and Standard Mortgage Corporation (the “Company”).

In consideration of mutual promises contained herein, the parties hereto agree that those certain mortgage loans (the “Assigned Loans”) listed on Attachment 1 hereto (the “Assigned Loan Schedule”), and, solely with respect to the servicing provisions as they relate to the Assigned Loans (as specified in Section 1.02 below), that certain Master Mortgage Loan Sale and Servicing Agreement, dated as of March 1, 2005, between the Assignor and the Company (the “Servicing Agreement”), shall be assigned to Assignee in accordance with the terms of this Agreement.  For purposes of this Agreement, the term “Servicing Agreement” includes any separate bill of sale, letter, assignment and conveyance or other instrument pursuant to which Company and Assignor effectuated the purchase and sale of any Mortgage Loan following the execution and delivery of the Servicing Agreement.  Capitalized terms used herein but not defined shall have the meaning ascribed to them in the Servicing Agreement.

Section 1.01           Assignor hereby conveys, sells, grants, transfers and assigns to Assignee all of the right, title and interest (other than those rights specifically retained by the Assignor pursuant to this Agreement) of Assignor in the Assigned Loans and, as they relate to the Assigned Loans, all of its right, title and interest in, to and under the Servicing Agreement, solely with respect to the servicing provisions thereof as they relate to the Assigned Loans (as specified in Section 1.02 below).  Assignor specifically reserves and does not assign to Assignee any right, title and interest in, to or under or any obligation with respect to any mortgage loans subject to the Servicing Agreement other than those specifically set forth on Attachment 1 hereto.

Section 1.02           The Assignor specifically reserves and does not assign to the Assignee hereunder those rights under the Servicing Agreement that do not relate to the servicing of the Assigned Loans.  The Assignor and the Assignee desire that the Company continue to service the Assigned Loans in accordance with the Servicing Agreement and the Company has agreed to do so.

Section 2.01            Company warrants and represents to, and covenants with, Assignor and Assignee as of the date hereof:

(i)  Attached hereto as Attachment 2 is a true and accurate copy of the Servicing Agreement, and the Servicing Agreement is in full force and effect as of the date hereof and its provisions have not been waived, further amended or modified in any respect, nor has any notice of termination been given thereunder;

(ii)  Company is a corporation duly organized, validly existing, and in good standing under the laws of the state of its formation, and has all requisite power and authority to perform its obligations under the Servicing Agreement;

(iii)  Company has full power and authority to execute and deliver this Agreement, and to consummate the transactions set forth herein.  The consummation of the transactions contemplated by this Agreement is in the ordinary course of Company’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Company’s articles of incorporation or by-laws or any legal restriction, or any material agreement or instrument to which Company is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Company or its property is subject.  The execution, delivery and performance by Company of this Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary action on the part of Company.  This Agreement has been duly executed and delivered by Company, and, upon the due authorization, execution and delivery by Assignor and Assignee, will constitute the valid and legally binding obligation of Company, enforceable against Company in accordance with its terms except as enforceability may be limited by the effect of bankruptcy, insolvency or reorganization;

(iv)  No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Company in connection with the execution, delivery or performance by Company of this Agreement, or the consummation by it of the transactions contemplated hereby;

(v)  There is no action, suit, proceeding or investigation pending or threatened against the Company, before any court, administrative agency or other tribunal, which would draw into question the validity of this Agreement or the Servicing Agreement, or which, either in any one instance or in the aggregate, would result in any material adverse change in the ability of the Company to perform its obligations under this Agreement or the Servicing Agreement.  The Company is solvent; and

(vi)  The Company agrees to make all the representations and warranties regarding the Company set forth in Section 3.2 of the Servicing Agreement as of the date hereof.

Section 2.02            The Company hereby recognizes that the Assigned Loans will be transferred by the Assignee to U.S. Bank National Association, as Trustee for the holders of MASTR Alternative Loan Trust 2007-HF1 (including its successors in interest and any successor trustee under the Pooling Agreement defined below, the “Trustee”) in a securitization transaction pursuant to a Pooling and Servicing Agreement, dated as of September 1, 2007 (the “Pooling Agreement”), among the Assignee, the Assignor, the Trustee and Wells Fargo Bank, N.A., as master servicer (the “Master Servicer”), trust administrator (the “Trust Administrator”), custodian (the “Custodian”) and as credit risk manager (the “Credit Risk Manager”).  From and after the date hereof, the Company acknowledges and agrees that (A) the Trustee will be the owner of the Assigned Loans on behalf of MASTR Alternative Loan Trust 2007-HF1 (the “Trust”), and Wells Fargo Bank, N.A., will be the Master Servicer, Trust Administrator and Custodian of the Assigned Loans, (B) the Company shall look solely to the Trustee and the Trust Administrator, on behalf of the Trust, for performance of any obligations of the Assignor insofar as they relate to the Assigned Loans, (C) the Assigned Loans will be part of a “real estate mortgage investment conduit” within the meaning of Section 860D of the Code (the “REMIC”), and the Company shall service the Assigned Loans and any real property acquired upon default thereof (including, without limitation, making or permitting any modification, waiver or amendment of any term of any Mortgage Loan) in accordance with the Servicing Agreement but in no event in a manner that would (i) cause the REMIC to fail to qualify as a REMIC or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code, the tax on contributions to a REMIC set forth in Section 860G(d) of the Code, and the tax on “net income from foreclosure property” as set forth in Section 860G(c) of the Code), and (D) if any Mortgage has been recorded in the name of MERS or its designee, the Company shall take all actions as are necessary to cause MASTR Alternative Loan Trust 2007-HF1 to be shown as the owner of the related Assigned Loan on the record of MERS for the purpose of the system of recording transfers of beneficial ownership of mortgage maintained by MERS.  It is the intention of the Assignor, the Company and the Assignee that this Agreement shall be binding upon and for the benefit of the respective successors and assigns of the parties hereto.  Neither the Company nor the Assignor shall amend or agree to amend, modify, waive, or otherwise alter any of the terms or provisions of the Servicing Agreement which amendment, modification, waiver or other alteration would in any way affect the Assigned Loans without the prior written consent of the Trustee.

Section 3.01           Assignor hereby covenants to promptly deliver to the Assignee or its designee any Assigned Loan document received by the Assignor from the Company with respect to the Assigned Loans.

Section 3.02           The parties hereto acknowledge that Assignee will acquire the Assigned Loans for the purpose of assigning such Assigned Loans to the Trustee for the Trust, for the benefit of the related certificateholders on the date hereof.  Assignor and Company hereby acknowledge and consent to the assignment by Assignee to the Trustee, on behalf of the Trust of all of Assignee’s rights against the Company and to the enforcement or exercise of any right or remedy against the Company by Assignee.  Such enforcement of a right or remedy by the Trustee, on behalf of the Trust, shall have the same force and effect as if the right or remedy had been enforced or exercised by Assignee directly.

Section 3.03            Only insofar as it relates to the Assigned Loans, the parties hereto hereby amend the Servicing Agreement as follows:

 (i)  The following definitions are added to Article I of the Servicing Agreement:

Commission: The United States Securities and Exchange Commission.

Depositor: The depositor, as such term is defined in Regulation AB, with respect to any Securitization Transaction.

Exchange Act: The Securities Exchange Act of 1934, as amended.

Master Servicer: With respect to any Securitization Transaction, the “master servicer,” if any, identified in the related transaction documents.

Qualified Correspondent: Any Person from which the Seller purchased Mortgage Loans, provided that the following conditions are satisfied: (i) such Mortgage Loans were originated pursuant to an agreement between the Seller and such Person that contemplated that such Person would underwrite mortgage loans from time to time, for sale to the Seller, in accordance with underwriting guidelines designated by the Seller(“Designated Guidelines”) or guidelines that do not vary materially from such Designated Guidelines; (ii) such Mortgage Loans were in fact underwritten as described in clause (i) above and were acquired by the Seller within 180 days after origination; (iii) either (x) the Designated Guidelines were, at the time such Mortgage Loans were originated, used by the Seller in origination of mortgage loans of the same type as the Mortgage Loans for the Seller’s own account or (y) the Designated Guidelines were, at the time such Mortgage Loans were underwritten, designated by the Seller on a consistent basis for use by lenders in originating mortgage loans to be purchased by the Seller; and (iv) the Seller employed, at the time such Mortgage Loans were acquired by the Seller, pre-purchase or post-purchase quality assurance procedures (which may involve, among other things, review of a sample of mortgage loans purchased during a particular time period or through particular channels) designed to ensure that Persons from which it purchased mortgage loans properly applied the underwriting criteria designated by the Seller.

Reconstitution: Any Securitization Transaction or Whole Loan Transfer.

Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506-1,631 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Securities Act: The Securities Act of 1933, as amended.

Securitization Transaction: Any transaction involving either (1) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities or (2) an issuance of publicly offered or privately placed, rated or unrated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.

Servicing Criteria: The “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

Static Pool Information: Static pool information as described in Item 1105(a)(1)-(3) and 1105(c) of Regulation AB.

Subcontractor: Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of the Seller or a Subservicer.

Subservicer: Any Person that services Mortgage Loans on behalf of the Seller or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Seller under this Agreement or any Reconstitution Agreement that are identified in Item 1122(d) of Regulation AB.

Third-Party Originator: Each Person, other than a Qualified Correspondent, that originated Mortgage Loans acquired by the Seller.  A wholesale broker for the Seller shall not be deemed for purposes of this Agreement to be a Third-Party Originator.

 (ii)  The definition of the term “Eligible Account” in Article I of the Servicing Agreement is hereby deleted in its entirety and replaced with the following:

Eligible Account:  Either (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company) have the highest short term ratings of each of Standard & Poor’s and Moody’s Investor Services, Inc. at the time any amounts are held on deposit therein, or (ii) a segregated trust account or accounts maintained with the corporate trust department of a federal depository institution or state-chartered depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the U.S. Code of Federal Regulation Section 9.10(b), which, in either case, has corporate trust powers and is acting in its fiduciary capacity.  Eligible Accounts may bear interest.

 (iii)  Section 2.5.01 of the Servicing Agreement is hereby amended by replacing the second paragraph of that section in its entirety with the following:

Notwithstanding the foregoing, the Seller may waive, modify or vary any term of such Mortgage Loan (including, but not limited to, modifications that would change the Mortgage Interest Rate, forgive the payment of principal or interest or extend the final maturity date of such Mortgage Loan, accept payment from the related Mortgagor of an amount less than the Stated Principal Balance in final satisfaction of such Mortgage Loan (such payment, a “Short Pay-off”) or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any Mortgagor only if (i) the Mortgage Loan is in default or, in the judgment of the Seller, such default is reasonably foreseeable and (ii) in the judgment of the Seller, any such modification, waiver or amendment could reasonably be expected to result in collections and other recoveries in respect of such Mortgage Loans in excess of net Liquidation Proceeds that would be recovered upon the foreclosure of, or other realization upon, such Mortgage Loan.  In the event of any such modification which permits the deferral of interest or principal payments on any Mortgage Loan, the Seller shall, on the Business Day immediately preceding the related Remittance Date in any month in which any such principal or interest payment has been deferred, deposit in the Custodial Account from its own funds, in accordance with Section 2.5.04 and Section 2.5.21, the difference between (a) such month’s principal and one month’s interest at the related Mortgage Loan Remittance Rate on the unpaid principal balance of such Mortgage Loan and (b) the amount paid by the Mortgagor.  The Seller shall be entitled to reimbursement for such advances to the same extent as for all other advances pursuant to Section 2.5.05.  Without limiting the generality of the foregoing, the Seller shall continue, and is hereby authorized and empowered, to prepare, execute and deliver, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties.  Promptly after the execution of any modification of any Mortgage Loan pursuant to this Section 2.5.01, the Seller shall forward to the Master Servicer, to the Credit Risk Manager, copies of any documents evidencing such modification. The Seller shall forward copies of such foregoing documentation in electronic format (or, upon request of either the Credit Risk Manager, in hard copy format).  In connection with the delivery of copies of such documentation to the Credit Risk Manager, the Master Servicer shall have no obligation to verify, recompute, reconcile, recalculate or reformat any information or data provided therein prior to its delivery to the Credit Risk Manager and shall not have any liability to the Credit Risk Manager for any errors or omissions with respect to such documentation.  Notwithstanding anything to the contrary contained in this Agreement, the Seller shall not make or permit any modification, waiver or amendment of any term of any Mortgage Loan (including any Prepayment Charge due on any Mortgage Loan) that would cause any REMIC created under the Trust Agreement to fail to qualify as a REMIC or result in the imposition of any tax under Section 860F(a) or Section 860G(d) of the Code.

 (iv)  Section 2.5.14 of the Servicing Agreement is hereby amended by replacing the third paragraph of that section in its entirety with the following:

With respect to any remittance received by the Purchaser on or after the Business Day following the Business Day on which such payment was due, the Seller shall pay to the Purchaser interest on any such late payment at an annual rate equal to the rate of interest as is publicly announced from time to time at its principal office by Chase Manhattan Bank, New York, New York, as its prime lending rate, adjusted as of the date of each change, plus three percentage points, but in no event greater than the maximum amount permitted by applicable law.  Such interest shall be paid by the Seller to the Purchaser on the date such late payment is made and shall cover the period commencing with the day following the Business Day such payment was due and ending with the Business Day on which such payment is made, both inclusive.  Such interest shall be remitted along with such late payment.  The payment by the Seller of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Seller.

 (v)  Section 2.5.15 of the Servicing Agreement is hereby deleted in its entirety and replaced with the following:

On or before the tenth calendar day of each month (or if such day is not a Business Day, the immediately preceding Business Day), the Seller shall furnish to the Master Servicer a delinquency report in the form set forth in Exhibit H-A, a monthly remittance advice in the form set forth in Exhibit H-B, and a realized loss report in the form set forth in Exhibit H-C, each in a mutually agreeable electronic format, as to the latest Due Period, together with such other information with respect to the Mortgage Loans as the Master Servicer may reasonably require to allocate distributions made pursuant to this Agreement and to provide appropriate statements in connection therewith.

 (vi)  Attachment 3 to this Agreement, or the same information in such other form as the Company and the Master Servicer shall mutually agree, is hereby added to the Servicing Agreement as Exhibits H-A, H-B and H-C.

Section 4.01           All demands, notices and communications related to the Assigned Loans, the Servicing Agreement and this Agreement shall be in writing and shall be deemed to have been duly given if sent by facsimile or personally delivered or mailed by registered mail, postage prepaid, as follows:

In the case of the Company,

Standard Mortgage Corporation
701 Poydras Street, Suite 300 Plaza
New Orleans, Louisiana 70139-0300
Attn: Glenn Weller
Phone: (504) 569-3720
Facsimile: (504) 569-3761

In the case of Assignee,

Mortgage Asset Securitization Transactions, Inc.
1285 Avenue of the Americas
New York, NY 10019
Attention:  Legal Department
Telephone No.:  (212) 713-2000

In the case of Assignor,

UBS Real Estate Securities Inc.
1285 Avenue of the Americas, 11th Floor
New York, NY  10021
Attention:  Christopher G. Schmidt
Telephone No.:  (212) 713-6049
Facsimile No.:  (212) 713-2080

In the case of the Trustee:

U.S. Bank National Association
EP-MN-WS3D
60 Livingston Avenue
St. Paul, Minnesota 55107
Attention Structured Finance/MALT 2007-HF1

Section 4.02           Distributions required to be made by the Company under the Servicing Agreement shall be made by wire transfer of immediately available funds to Wells Fargo Bank, N.A., ABA #121-000-248, for credit to SAS Clearing; Account: 3970771416, for further credit to account #53181000.  Applicable statements should be mailed to Wells Fargo Bank, N.A., 9062 Old Annapolis Road, Columbia, Maryland 21045, Attn: Client Manager—MALT 2007-HF1.

Section 4.03           Each party will pay any commissions it has incurred and the reasonable fees of its attorneys in connection with the negotiations for, documenting of and closing of the transactions contemplated by this Agreement.

Section 4.04            Reserved.

Section 4.05            This Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflicts of law principles, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

Section 4.06            No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced, with prior consent of the Trustee.

Section 4.07            This Agreement shall inure to the benefit of (i) the successors and assigns of the parties hereto and (ii) the Trustee.  Any entity into which Assignor, Assignee or Company may be merged or consolidated, to the extent permitted hereunder and under the Servicing Agreement and the Pooling Agreement, shall, without the requirement for any further writing, be deemed Assignor, Assignee or Company, respectively, hereunder.

Section 4.08           Each of this Agreement and the Servicing Agreement shall survive the conveyance of the Assigned Loans and the assignment of the Agreements to the extent of the Assigned Loans by Assignor to Assignee and Assignee to the Trustee.

Section 4.09           This Agreement may be executed simultaneously in any number of counterparts.  Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

Section 4.10           In the event that any provision of this Agreement conflicts with any provision of any of the Servicing Agreement with respect to the Assigned Loans, the terms of this Agreement shall control.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

By:
Name:
Title:

By:
Name:
Title:

UBS REAL ESTATE SECURITIES INC.

By:
Name:
Title:

By:
Name:
Title:

STANDARD MORTGAGE CORPORATION

By:
Name:
Title:

ATTACHMENT 1

ASSIGNED LOAN SCHEDULE

As delivered to the Trustee on the Closing Date

ATTACHMENT 2

SERVICING AGREEMENT

On File at Thacher Proffitt & Wood LLP

ATTACHMENT 3

EXHIBITS H-A, H-B, H-C TO THE SERVICING AGREEMENT

Exhibit H-A:Standard File Layout – Delinquency Reporting
 *The column/header names in bold are the minimum fields Wells Fargo must receive from every Servicer
Column/Header Name	Description	Decimal	Format Comment
SERVICER_LOAN_NBR	A unique number assigned to a loan by the Servicer. This may be different than the LOAN_NBR
LOAN_NBR	A unique identifier assigned to each loan by the originator.
CLIENT_NBR	Servicer Client Number
SERV_INVESTOR_NBR	Contains a unique number as assigned by an external servicer to identify a group of loans in their system.
BORROWER_FIRST_NAME	First Name of the Borrower.
BORROWER_LAST_NAME	Last name of the borrower.
PROP_ADDRESS	Street Name and Number of Property
PROP_STATE	The state where the property located.
PROP_ZIP	Zip code where the property is located.
BORR_NEXT_PAY_DUE_DATE	The date that the borrower's next payment is due to the servicer at the end of processing cycle, as reported by Servicer.		MM/DD/YYYY
LOAN_TYPE	Loan Type (i.e. FHA, VA, Conv)
BANKRUPTCY_FILED_DATE	The date a particular bankruptcy claim was filed.		MM/DD/YYYY
BANKRUPTCY_CHAPTER_CODE	The chapter under which the bankruptcy was filed.
BANKRUPTCY_CASE_NBR	The case number assigned by the court to the bankruptcy filing.
POST_PETITION_DUE_DATE	The payment due date once the bankruptcy has been approved by the courts		MM/DD/YYYY
BANKRUPTCY_DCHRG_DISM_DATE	The Date The Loan Is Removed From Bankruptcy. Either by Dismissal, Discharged and/or a Motion For Relief Was Granted.		MM/DD/YYYY
LOSS_MIT_APPR_DATE	The Date The Loss Mitigation Was Approved By The Servicer		MM/DD/YYYY
LOSS_MIT_TYPE	The Type Of Loss Mitigation Approved For A Loan Such As;
LOSS_MIT_EST_COMP_DATE	The Date The Loss Mitigation /Plan Is Scheduled To End/Close		MM/DD/YYYY
LOSS_MIT_ACT_COMP_DATE	The Date The Loss Mitigation Is Actually Completed		MM/DD/YYYY
FRCLSR_APPROVED_DATE	The date DA Admin sends a letter to the servicer with instructions to begin foreclosure proceedings.		MM/DD/YYYY
ATTORNEY_REFERRAL_DATE	Date File Was Referred To Attorney to Pursue Foreclosure		MM/DD/YYYY
FIRST_LEGAL_DATE	Notice of 1st legal filed by an Attorney in a Foreclosure Action		MM/DD/YYYY
FRCLSR_SALE_EXPECTED_DATE	The date by which a foreclosure sale is expected to occur.		MM/DD/YYYY
FRCLSR_SALE_DATE	The actual date of the foreclosure sale.		MM/DD/YYYY
FRCLSR_SALE_AMT	The amount a property sold for at the foreclosure sale.	2	No commas(,) or dollar signs ($)
EVICTION_START_DATE	The date the servicer initiates eviction of the borrower.		MM/DD/YYYY
EVICTION_COMPLETED_DATE	The date the court revokes legal possession of the property from the borrower.		MM/DD/YYYY
LIST_PRICE	The price at which an REO property is marketed.	2	No commas(,) or dollar signs ($)
LIST_DATE	The date an REO property is listed at a particular price.		MM/DD/YYYY
OFFER_AMT	The dollar value of an offer for an REO property.	2	No commas(,) or dollar signs ($)
OFFER_DATE_TIME	The date an offer is received by DA Admin or by the Servicer.		MM/DD/YYYY
REO_CLOSING_DATE	The date the REO sale of the property is scheduled to close.		MM/DD/YYYY
REO_ACTUAL_CLOSING_DATE	Actual Date Of REO Sale		MM/DD/YYYY
OCCUPANT_CODE	Classification of how the property is occupied.
PROP_CONDITION_CODE	A code that indicates the condition of the property.
PROP_INSPECTION_DATE	The date a property inspection is performed.		MM/DD/YYYY
APPRAISAL_DATE	The date the appraisal was done.		MM/DD/YYYY
CURR_PROP_VAL	The current "as is" value of the property based on brokers price opinion or appraisal.	2
REPAIRED_PROP_VAL	The amount the property would be worth if repairs are completed pursuant to a broker's price opinion or appraisal.	2
If applicable:
DELINQ_STATUS_CODE	FNMA Code Describing Status of Loan
DELINQ_REASON_CODE	The circumstances which caused a borrower to stop paying on a loan. Code indicates the reason why the loan is in default for this cycle.
MI_CLAIM_FILED_DATE	Date Mortgage Insurance Claim Was Filed With Mortgage Insurance Company.		MM/DD/YYYY
MI_CLAIM_AMT	Amount of Mortgage Insurance Claim Filed		No commas(,) or dollar signs ($)
MI_CLAIM_PAID_DATE	Date Mortgage Insurance Company Disbursed Claim Payment		MM/DD/YYYY
MI_CLAIM_AMT_PAID	Amount Mortgage Insurance Company Paid On Claim	2	No commas(,) or dollar signs ($)
POOL_CLAIM_FILED_DATE	Date Claim Was Filed With Pool Insurance Company		MM/DD/YYYY
POOL_CLAIM_AMT	Amount of Claim Filed With Pool Insurance Company	2	No commas(,) or dollar signs ($)
POOL_CLAIM_PAID_DATE	Date Claim Was Settled and The Check Was Issued By The Pool Insurer		MM/DD/YYYY
POOL_CLAIM_AMT_PAID	Amount Paid On Claim By Pool Insurance Company	2	No commas(,) or dollar signs ($)
FHA_PART_A_CLAIM_FILED_DATE	Date FHA Part A Claim Was Filed With HUD		MM/DD/YYYY
FHA_PART_A_CLAIM_AMT	Amount of FHA Part A Claim Filed	2	No commas(,) or dollar signs ($)
FHA_PART_A_CLAIM_PAID_DATE	Date HUD Disbursed Part A Claim Payment		MM/DD/YYYY
FHA_PART_A_CLAIM_PAID_AMT	Amount HUD Paid on Part A Claim	2	No commas(,) or dollar signs ($)
FHA_PART_B_CLAIM_FILED_DATE	Date FHA Part B Claim Was Filed With HUD		MM/DD/YYYY
FHA_PART_B_CLAIM_AMT	Amount of FHA Part B Claim Filed	2	No commas(,) or dollar signs ($)
FHA_PART_B_CLAIM_PAID_DATE	Date HUD Disbursed Part B Claim Payment		MM/DD/YYYY
FHA_PART_B_CLAIM_PAID_AMT	Amount HUD Paid on Part B Claim	2	No commas(,) or dollar signs ($)
VA_CLAIM_FILED_DATE	Date VA Claim Was Filed With the Veterans Admin		MM/DD/YYYY
VA_CLAIM_PAID_DATE	Date Veterans Admin. Disbursed VA Claim Payment		MM/DD/YYYY
VA_CLAIM_PAID_AMT	Amount Veterans Admin. Paid on VA Claim	2	No commas(,) or dollar signs ($)
MOTION_FOR_RELIEF_DATE	The date the Motion for Relief was filed	10	MM/DD/YYYY
FRCLSR_BID_AMT	The foreclosure sale bid amount	11	No commas(,) or dollar signs ($)
FRCLSR_SALE_TYPE	The foreclosure sales results: REO, Third Party, Conveyance to HUD/VA
REO_PROCEEDS	The net proceeds from the sale of the REO property.		No commas(,) or dollar signs ($)
BPO_DATE	The date the BPO was done.
CURRENT_FICO	The current FICO score
HAZARD_CLAIM_FILED_DATE	The date the Hazard Claim was filed with the Hazard Insurance Company.	10	MM/DD/YYYY
HAZARD_CLAIM_AMT	The amount of the Hazard Insurance Claim filed.	11	No commas(,) or dollar signs ($)
HAZARD_CLAIM_PAID_DATE	The date the Hazard Insurance Company disbursed the claim payment.	10	MM/DD/YYYY
HAZARD_CLAIM_PAID_AMT	The amount the Hazard Insurance Company paid on the claim.	11	No commas(,) or dollar signs ($)
ACTION_CODE	Indicates loan status		Number
NOD_DATE	Notice of Default date		MM/DD/YYYY
NOI_DATE	Notice of Intention to F/C date		MM/DD/YYYY
ACTUAL_PAYMENT_PLAN_START_DATE	Date the loss mitigation payment plan starts		MM/DD/YYYY
ACTUAL_PAYMENT_ PLAN_END_DATE	Date the loss mitigation payment plan is scheduled to end		MM/DD/YYYY
ACTUAL_REO_START_DATE	Date the loan moved into REO status		MM/DD/YYYY
REO_SALES_PRICE	The price the property sold for in REO		Number
REALIZED_LOSS/GAIN	As defined in the Servicing Agreement		Number

Exhibit H-A:Standard File Codes – Delinquency Reporting

The Loss Mit Type field should show the approved Loss Mitigation Code as follows:

• ASUM-	Approved Assumption
• BAP-	Borrower Assistance Program
• CO-	Charge Off
• DIL-	Deed-in-Lieu
• FFA-	Formal Forbearance Agreement
• MOD-	Loan Modification
• PRE-	Pre-Sale
• SS-	Short Sale
• MISC-	Anything else approved by the PMI or Pool Insurer

NOTE: Wells Fargo Bank will accept alternative Loss Mitigation Types to those above, provided that they are consistent with industry standards.  If Loss Mitigation Types other than those above are used, the Servicer must supply Wells Fargo Bank with a description of each of the Loss Mitigation Types prior to sending the file.

The Occupant Code field should show the current status of the property code as follows:

•	Mortgagor
•	Tenant
•	Unknown
•	Vacant

The Property Condition field should show the last reported condition of the property as follows:

•	Damaged
•	Excellent
•	Fair
•	Gone
•	Good
•	Poor
•	Special Hazard
•	Unknown

Exhibit H-A:Standard File Codes – Delinquency Reporting, Continued

The FNMA Delinquent Reason Code field should show the Reason for Delinquency as follows:

Delinquency Code	Delinquency Description
001	FNMA-Death of principal mortgagor
002	FNMA-Illness of principal mortgagor
003	FNMA-Illness of mortgagor’s family member
004	FNMA-Death of mortgagor’s family member
005	FNMA-Marital difficulties
006	FNMA-Curtailment of income
007	FNMA-Excessive Obligation
008	FNMA-Abandonment of property
009	FNMA-Distant employee transfer
011	FNMA-Property problem
012	FNMA-Inability to sell property
013	FNMA-Inability to rent property
014	FNMA-Military Service
015	FNMA-Other
016	FNMA-Unemployment
017	FNMA-Business failure
019	FNMA-Casualty loss
022	FNMA-Energy environment costs
023	FNMA-Servicing problems
026	FNMA-Payment adjustment
027	FNMA-Payment dispute
029	FNMA-Transfer of ownership pending
030	FNMA-Fraud
031	FNMA-Unable to contact borrower
INC	FNMA-Incarceration

Exhibit H-A:Standard File Codes – Delinquency Reporting, Continued

The FNMA Delinquent Status Code field should show the Status of Default as follows:

Status Code	Status Description
09	Forbearance
17	Pre-foreclosure Sale Closing Plan Accepted
24	Government Seizure
26	Refinance
27	Assumption
28	Modification
29	Charge-Off
30	Third Party Sale
31	Probate
32	Military Indulgence
43	Foreclosure Started
44	Deed-in-Lieu Started
49	Assignment Completed
61	Second Lien Considerations
62	Veteran’s Affairs-No Bid
63	Veteran’s Affairs-Refund
64	Veteran’s Affairs-Buydown
65	Chapter 7 Bankruptcy
66	Chapter 11 Bankruptcy
67	Chapter 13 Bankruptcy

Exhibit H-B:Standard File Layout – Master Servicing

Column Name	Description	Decimal	Format Comment	Max Size
Each file requires the following fields:
SER_INVESTOR_NBR	A value assigned by the Servicer to define a group of loans.		Text up to 20 digits	20
LOAN_NBR	A unique identifier assigned to each loan by the investor.		Text up to 10 digits	10
SERVICER_LOAN_NBR	A unique number assigned to a loan by the Servicer. This may be different than the LOAN_NBR.		Text up to 10 digits	10
SCHED_PAY_AMT	Scheduled monthly principal and scheduled interest payment that a borrower is expected to pay, P&I constant.	2	No commas(,) or dollar signs ($)	11
NOTE_INT_RATE	The loan interest rate as reported by the Servicer.	4	Max length of 6	6
NET_INT_RATE	The loan gross interest rate less the service fee rate as reported by the Servicer.	4	Max length of 6	6
SERV_FEE_RATE	The servicer's fee rate for a loan as reported by the Servicer.	4	Max length of 6	6
SERV_FEE_AMT	The servicer's fee amount for a loan as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
NEW_PAY_AMT	The new loan payment amount as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
NEW_LOAN_RATE	The new loan rate as reported by the Servicer.	4	Max length of 6	6
ARM_INDEX_RATE	The index the Servicer is using to calculate a forecasted rate.	4	Max length of 6	6
ACTL_BEG_PRIN_BAL	The borrower's actual principal balance at the beginning of the processing cycle.	2	No commas(,) or dollar signs ($)	11
ACTL_END_PRIN_BAL	The borrower's actual principal balance at the end of the processing cycle.	2	No commas(,) or dollar signs ($)	11
BORR_NEXT_PAY_DUE_DATE	The date at the end of processing cycle that the borrower's next payment is due to the Servicer, as reported by Servicer.		MM/DD/YYYY	10
SERV_CURT_AMT_1	The first curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_1	The curtailment date associated with the first curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_ AMT_1	The curtailment interest on the first curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_AMT_2	The second curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_2	The curtailment date associated with the second curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_ AMT_2	The curtailment interest on the second curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11

Exhibit H-B:Continued	Standard Loan Level File Layout
Column Name	Description	Decimal	Format Comment	Max Size
SERV_CURT_AMT_3	The third curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_3	The curtailment date associated with the third curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_AMT_3	The curtailment interest on the third curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
PIF_AMT	The loan "paid in full" amount as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
PIF_DATE	The paid in full date as reported by the Servicer.		MM/DD/YYYY	10
ACTION_CODE	The standard FNMA numeric code used to indicate the default/delinquent status of a particular loan.		Action Code Key: 15=Bankruptcy, 30=Foreclosure, , 60=PIF, 63=Substitution, 65=Repurchase,70=REO	2
INT_ADJ_AMT	The amount of the interest adjustment as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
SOLDIER_SAILOR_ADJ_AMT	The Soldier and Sailor Adjustment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
NON_ADV_LOAN_AMT	The Non Recoverable Loan Amount, if applicable.	2	No commas(,) or dollar signs ($)	11
LOAN_LOSS_AMT	The amount the Servicer is passing as a loss, if applicable.	2	No commas(,) or dollar signs ($)	11
Plus the following applicable fields:
SCHED_BEG_PRIN_BAL	The scheduled outstanding principal amount due at the beginning of the cycle date to be passed through to investors.	2	No commas(,) or dollar signs ($)	11
SCHED_END_PRIN_BAL	The scheduled principal balance due to investors at the end of a processing cycle.	2	No commas(,) or dollar signs ($)	11
SCHED_PRIN_AMT	The scheduled principal amount as reported by the Servicer for the current cycle -- only applicable for Scheduled/Scheduled Loans.	2	No commas(,) or dollar signs ($)	11
SCHED_NET_INT	The scheduled gross interest amount less the service fee amount for the current cycle as reported by the Servicer -- only applicable for Scheduled/Scheduled Loans.	2	No commas(,) or dollar signs ($)	11
ACTL_PRIN_AMT	The actual principal amount collected by the Servicer for the current reporting cycle -- only applicable for Actual/Actual Loans.	2	No commas(,) or dollar signs ($)	11
ACTL_NET_INT	The actual gross interest amount less the service fee amount for the current reporting cycle as reported by the Servicer -- only applicable for Actual/Actual Loans.	2	No commas(,) or dollar signs ($)	11
PREPAY_PENALTY_ AMT	The penalty amount received when a borrower prepays on his loan as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
PREPAY_PENALTY_ WAIVED	The prepayment penalty amount for the loan waived by the servicer.	2	No commas(,) or dollar signs ($)	11

Exhibit H-B: Continued	Standard Loan Level File Layout
Column Name	Description	Decimal	Format Comment	Max Size
MOD_DATE	The Effective Payment Date of the Modification for the loan.		MM/DD/YYYY	10
MOD_TYPE	The Modification Type.		Varchar - value can be alpha or numeric	30
DELINQ_P&I_ADVANCE_AMT	The current outstanding principal and interest advances made by Servicer.	2	No commas(,) or dollar signs ($)	11
BREACH_FLAG	Flag to indicate if the repurchase of a loan is due to a breach of Representations and Warranties		Y=Breach N=NO Breach Let blank if N/A	1

Exhibit H-C: Calculation of Realized Loss/Gain Form 332– Instruction Sheet

NOTE:  Do not net or combine items.  Show all expenses individually and all credits as separate line items.  Claim packages are due on the remittance report date.  Late submissions may result in claims not being passed until the following month.  The Servicer is responsible to remit all funds pending loss approval and /or resolution of any disputed items.

The numbers on the 332 form correspond with the numbers listed below.

Liquidation and Acquisition Expenses:

1.
The Actual Unpaid Principal Balance of the Mortgage Loan.  For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

2.
The Total Interest Due less the aggregate amount of servicing fee that would have been earned if all delinquent payments had been made as agreed. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

3.
Accrued Servicing Fees based upon the Scheduled Principal Balance of the Mortgage Loan as calculated on a monthly basis. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

4-12.	Complete as applicable. Required documentation:

*  For taxes and insurance advances – see page 2 of 332 form - breakdown required showing period of coverage, base tax, interest, penalty.  Advances prior to default require evidence of servicer efforts to recover advances.

 *  For escrow advances - complete payment history

    (to calculate advances from last positive escrow balance forward)

*  Other expenses -  copies of corporate advance history showing all payments

*  REO repairs> $1500 require explanation

*  REO repairs>$3000 require evidence of at least 2 bids.

*  Short Sale or Charge Off require P&L supporting the decision and WFB’s approved Servicing Officer certification.

*  Unusual or extraordinary items may require further documentation.

13.	The total of lines 1 through 12.

Credits:

14-21.	Complete as applicable. Required documentation:

* Copy of the HUD 1 from the REO sale.  If a 3rd Party Sale, bid instructions and Escrow Agent / Attorney Letter of Proceeds Breakdown.

*  Copy of EOB for any MI or gov't guarantee

*  All other credits need to be clearly defined on the 332 form

22.	The total of lines 14 through 21.

Please Note:	For HUD/VA loans, use line (18a) for Part A/Initial proceeds and line (18b) for Part B/Supplemental proceeds.

Total Realized Loss (or Amount of Any Gain)

23.	The total derived from subtracting line 22 from 13. If the amount represents a realized gain, show the amount in parenthesis ( ).

Exhibit H-C:Calculation of Realized Loss/Gain Form 332

Prepared by: __________________	Date: _______________
Phone: ______________________	Email Address: _____________________

Servicer Loan No.	Servicer Name	Servicer Address

WELLS FARGO BANK, N.A. Loan No._____________________________

Borrower's Name: _________________________________________________________

Property Address: _________________________________________________________

Liquidation Type:	REO Sale	3rd Party Sale	Short Sale	Charge Off

Was this loan granted a Bankruptcy deficiency or cramdown                        Yes                 No

If “Yes”, provide deficiency or cramdown amount ________________________________

Liquidation and Acquisition Expenses:
(1)	Actual Unpaid Principal Balance of Mortgage Loan	$ ______________	(1)
(2)	Interest accrued at Net Rate	________________	(2)
(3)	Accrued Servicing Fees	________________	(3)
(4)	Attorney's Fees	________________	(4)
(5)	Taxes (see page 2)	________________	(5)
(6)	Property Maintenance	________________	(6)
(7)	MI/Hazard Insurance Premiums (see page 2)	________________	(7)
(8)	Utility Expenses	________________	(8)
(9)	Appraisal/BPO	________________	(9)
(10)	Property Inspections	________________	(10)
(11)	FC Costs/Other Legal Expenses	________________	(11)
(12)	Other (itemize)	________________	(12)
	Cash for Keys__________________________	________________	(12)
	HOA/Condo Fees_______________________	________________	(12)
	______________________________________	________________	(12)
	Total Expenses	$ _______________	(13)
Credits:
(14)	Escrow Balance	$ _______________	(14)
(15)	HIP Refund	________________	(15)
(16)	Rental Receipts	________________	(16)
(17)	Hazard Loss Proceeds	________________	(17)
(18)	Primary Mortgage Insurance / Gov’t Insurance	________________
(18a)	HUD Part A	________________
(18b)	HUD Part B	________________
(19)	Pool Insurance Proceeds	________________	(19)
(20)	Proceeds from Sale of Acquired Property	________________	(20)
(21)	Other (itemize)	________________	(21)
	_________________________________________	________________	(21)
	Total Credits	$________________	(22)
Total Realized Loss (or Amount of Gain)		$________________	(23)

Escrow Disbursement Detail

Type (Tax /Ins.)	Date Paid	Period of Coverage	Total Paid	Base Amount	Penalties	Interest

ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

THIS ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT (this “Agreement”) dated as of September 1, 2007, among UBS Real Estate Securities Inc., a Delaware corporation (the “Assignor” or the “Purchaser”), Mortgage Asset Securitization Transactions, Inc. (the “Assignee”) and Wells Fargo Bank, N.A. (the “Company”).

In consideration of mutual promises contained herein, the parties hereto agree that those certain mortgage loans (the “Assigned Loans”) listed on Attachment 1 hereto (the “Assigned Loan Schedule”), and, solely with respect to the servicing provisions as they relate to the Assigned Loans (as specified in Section 1.02 below), that certain Amended and Restated Servicing Agreement, dated as of November 1, 2005, between the Assignor and the Company (the “Servicing Agreement”), shall be assigned to Assignee in accordance with the terms of this Agreement.  For purposes of this Agreement, the term “Servicing Agreement” includes any separate bill of sale, letter, assignment and conveyance or other instrument pursuant to which Company and Assignor effectuated the purchase and sale of any Mortgage Loan following the execution and delivery of the Servicing Agreement.  Capitalized terms used herein but not defined shall have the meaning ascribed to them in the Servicing Agreement.

Section 1.01                                Assignor hereby conveys, sells, grants, transfers and assigns to Assignee all of the right, title and interest (other than those rights specifically retained by the Assignor pursuant to this Agreement) of Assignor in the Assigned Loans and, as they relate to the Assigned Loans, all of its right, title and interest in, to and under the Servicing Agreement, solely with respect to the servicing provisions thereof as they relate to the Assigned Loans (as specified in Section 1.02 below).  Assignor specifically reserves and does not assign to Assignee any right, title and interest in, to or under or any obligation with respect to any mortgage loans subject to the Servicing Agreement other than those specifically set forth on Attachment 1 hereto.

Section 1.02                                The Assignor specifically reserves and does not assign to the Assignee hereunder those rights under the Servicing Agreement that do not relate to the servicing of the Assigned Loans.  The Assignor and the Assignee desire that the Company continue to service the Assigned Loans in accordance with the Servicing Agreement and the Company has agreed to do so.

Section 2.01                              Company warrants and represents to, and covenants with, Assignor and Assignee as of the date hereof:

(i)  Attached hereto as Attachment 2 is a true and accurate copy of the Servicing Agreement, and the Servicing Agreement is in full force and effect as of the date hereof and its provisions have not been waived, further amended or modified in any respect, nor has any notice of termination been given thereunder;

(ii)  Company is a national banking association, validly existing and in good standing under the laws of the United States, and has all requisite power and authority to perform its obligations under the Servicing Agreement;

(iii)  Company has full power and authority to execute and deliver this Agreement, and to consummate the transactions set forth herein.  The consummation of the transactions contemplated by this Agreement is in the ordinary course of Company’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Company’s articles of association or by-laws or any legal restriction, or any material agreement or instrument to which Company is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Company or its property is subject.  The execution, delivery and performance by Company of this Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary action on the part of Company.  This Agreement has been duly executed and delivered by Company, and, upon the due authorization, execution and delivery by Assignor and Assignee, will constitute the valid and legally binding obligation of Company, enforceable against Company in accordance with its terms except as enforceability may be limited by the effect of insolvency, liquidation, conservatorship and other similar laws administered by the Federal Deposit Insurance Corporation affecting the enforcement of contract obligations of insured banks;

(iv)  No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Company in connection with the execution, delivery or performance by Company of this Agreement, or the consummation by it of the transactions contemplated hereby;

(v)  There is no action, suit, proceeding or investigation pending or threatened against the Company, before any court, administrative agency or other tribunal, which would draw into question the validity of this Agreement or the Servicing Agreement, or which, either in any one instance or in the aggregate, would result in any material adverse change in the ability of the Company to perform its obligations under this Agreement or the Servicing Agreement.  The Company is solvent; and

(vi)  The Company agrees to make all the representations and warranties regarding the Company set forth in Section 3.01 of the Servicing Agreement as of the date hereof.

Section 2.02                                The Company hereby recognizes that the Assigned Loans will be transferred by the Assignee to U.S. Bank National Association, as Trustee for the holders of MASTR Alternative Loan Trust 2007-HF1 (including its successors in interest and any successor trustee under the Pooling Agreement defined below, the “Trustee”) in a securitization transaction pursuant to a Pooling and Servicing Agreement, dated as of September 1, 2007 (the “Pooling Agreement”), among the Assignee, the Assignor, the Trustee and Wells Fargo Bank, N.A., as master servicer (the “Master Servicer”), trust administrator (the “Trust Administrator”), custodian (the “Custodian”) and as credit risk manager (the “Credit Risk Manager”).  From and after the date hereof, the Company acknowledges and agrees that (A) the Trustee will be the owner of the Assigned Loans on behalf of MASTR Alternative Loan Trust 2007-HF1 (the “Trust”), and Wells Fargo Bank, N.A., will be the Master Servicer, Trust Administrator and Custodian of the Assigned Loans, (B) the Company shall look solely to the Trustee and the Trust Administrator, on behalf of the Trust, for performance of any obligations of the Assignor insofar as they relate to the Assigned Loans, (C) the Assigned Loans will be part of a “real estate mortgage investment conduit” within the meaning of Section 860D of the Code (the “REMIC”), and the Company shall service the Assigned Loans and any real property acquired upon default thereof (including, without limitation, making or permitting any modification, waiver or amendment of any term of any Mortgage Loan) in accordance with the Servicing Agreement but in no event in a manner that would (i) cause the REMIC to fail to qualify as a REMIC or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code, the tax on contributions to a REMIC set forth in Section 860G(d) of the Code, and the tax on “net income from foreclosure property” as set forth in Section 860G(c) of the Code) and (D) if any Mortgage has been recorded in the name of MERS or its designee, the Company shall take all actions as are necessary to cause MASTR Alternative Loan Trust 2007-HF1 to be shown as the owner of the related Assigned Loan on the record of MERS for the purpose of the system of recording transfers of beneficial ownership of mortgage maintained by MERS.  It is the intention of the Assignor, the Company and the Assignee that this Agreement shall be binding upon and for the benefit of the respective successors and assigns of the parties hereto.  Neither the Company nor the Assignor shall amend or agree to amend, modify, waive, or otherwise alter any of the terms or provisions of the Servicing Agreement which amendment, modification, waiver or other alteration would in any way affect the Assigned Loans without the prior written consent of the Trustee.

Section 3.01                                Assignor hereby covenants to promptly deliver to the Assignee or its designee any Assigned Loan document received by the Assignor from the Company with respect to the Assigned Loans.

Section 3.02                               The parties hereto acknowledge that Assignee will acquire the Assigned Loans for the purpose of assigning such Assigned Loans to the Trustee for the Trust, for the benefit of the related certificateholders on the date hereof.  Assignor and Company hereby acknowledge and consent to the assignment by Assignee to the Trustee, on behalf of the Trust of all of Assignee’s rights against the Company and to the enforcement or exercise of any right or remedy against the Company by Assignee.  Such enforcement of a right or remedy by the Trustee, on behalf of the Trust, shall have the same force and effect as if the right or remedy had been enforced or exercised by Assignee directly.

Section 3.03                               Only insofar as it relates to the Assigned Loans, the parties hereto hereby amend the Servicing Agreement as follows:

(i)  The following language is deleted from the first paragraph of Section 4.01:

“. . . in compliance with the servicing provisions for MBS pool mortgages, as set forth in the Fannie Mae Guide or the Freddie Mac Guide, which include, but are not limited to, provisions regarding the liquidation of Mortgage Loans, the collection of Mortgage Loan payments, the payment of taxes, insurance and other charges, the maintenance of hazard insurance with a Qualified Insurer, the maintenance of fidelity bond and errors and omissions insurance, inspections, the restoration of Mortgaged Property, the maintenance of Primary Mortgage Insurance Policies, insurance claims, and title insurance, management of REO Property, permitted withdrawals with respect to REO Property, liquidation reports, and reports of foreclosures and abandonments of Mortgaged Property, the transfer of Mortgaged Property, the release of Mortgage Loan Documents, annual statements, and examination of records and facilities.  In the event of any conflict, inconsistency or discrepancy between any of the servicing provisions of this Agreement and any of the servicing provisions of the Fannie Mae or Freddie Mac Guide, the provisions of this Agreement shall control and be binding upon the Owner and the Servicer.”

(ii)  The following phrase is added immediately following the second sentence of the first paragraph of Section 4.04 of the Servicing Agreement:

“and such Custodial Account shall also be an Eligible Account.”

(iii)  The following definition is added to Article I of the Servicing Agreement immediately following the definition of “Business Day”:

Certificateholder: Any holder of a certificate issued by the MASTR Alternative Loan Trust 2007-HF1 created pursuant to the Pooling Agreement.

(iv)  The following definition is added to Article I of the Servicing Agreement immediately following the definition of “Effective Date”:

Eligible Account:  Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company) have the highest short-term ratings of each Rating Agency at the time any amounts are held on deposit therein, or (ii) a non-interest bearing segregated trust account or accounts maintained with (a) the trust department of a federal or state chartered depository institution or (b) a trust company, acting in its fiduciary capacity or (iii) any other account acceptable to each Rating Agency.  Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Trustee.

(v)  The following definitions are added to Article I of the Servicing Agreement immediately following the definition of “Master Servicer”:

MERS:  Mortgage Electronic Registration Systems, Inc., a Delaware corporation, or any successor in interest thereto.

MERS System:  The system of recording transfers of mortgages electronically maintained by MERS.

(vi)  The following definition is added to Article I of the Servicing Agreement immediately following the definition of “Qualified Insurer”:

Rating Agency:  any rating agency that is rating any of the certificates issued by the MASTR Alternative Loan Trust 2007-HF1 created pursuant to the Pooling Agreement.

(vii)  The definition of “Remittance Date” is hereby deleted in its entirety and replaced by the following:

Remittance Date:  The 18th day (or if such 18th day is not a Business Day, the first Business Day immediately preceding) of any month, commencing in October 2007.

(viii)  The following definitions are hereby added to Article I of the Servicing Agreement immediately following the definition of “Person”:

Prepayment Charge:  With respect to any Mortgage Loan and Remittance Date, the charges or premiums, due in connection with a full or partial prepayment of such Mortgage Loan during the immediately preceding Prepayment Period in accordance with the terms thereof.

Prepayment Period: With respect to each Remittance Date and any full or partial Principal Prepayments, the calendar month immediately preceding the month in which the related Remittance Date occurs.

(ix)  Section 4.01 (“Servicer to Act as Servicer”) is hereby amended by replacing the second paragraph of that section in its entirety with the following:

Notwithstanding the foregoing, the Servicer may waive, modify or vary any term of such Mortgage Loan (including, but not limited to, modifications that would change the Mortgage Interest Rate, forgive the payment of principal or interest or extend the final maturity date of such Mortgage Loan, accept payment from the related Mortgagor of an amount less than the Stated Principal Balance in final satisfaction of such Mortgage Loan (such payment, a “Short Pay-off”) or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any Mortgagor only if (i) the Mortgage Loan is in default or, in the judgment of the Servicer, such default is reasonably foreseeable and (ii) in the judgment of the Servicer, any such modification, waiver or amendment could reasonably be expected to result in collections and other recoveries in respect of such Mortgage Loans in excess of net Liquidation Proceeds that would be recovered upon the foreclosure of, or other realization upon, such Mortgage Loan, and provided further, that on or after the date on which the Credit Risk Manager makes available on its monthly report (the “CRM Report”) that the aggregate number of outstanding Mortgage Loans which have been modified exceeds 5% of the number of Mortgage Loans as of the Cut-off Date, any further modification of a Mortgage Loan pursuant to this Section 4.01 shall require the prior written consent of the NIMS Insurer, as applicable.  In the event of any such modification which permits the deferral of interest or principal payments on any Mortgage Loan, the Servicer shall, on the Business Day immediately preceding the related Remittance Date in any month in which any such principal or interest payment has been deferred, deposit in the Custodial Account from its own funds, in accordance with Section 4.04 and Section 5.03, the difference between (a) such month’s principal and one month’s interest at the related Mortgage Loan Remittance Rate on the unpaid principal balance of such Mortgage Loan and (b) the amount paid by the Mortgagor.  The Servicer shall be entitled to reimbursement for such advances to the same extent as for all other advances pursuant to Section 4.05.  Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered, to prepare, execute and deliver, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties.  Promptly after the execution of any modification of any Mortgage Loan pursuant to this Section 4.01, the Servicer shall forward to the Master Servicer, to the Credit Risk Manager and, as applicable, to the NIMS Insurer, copies of any documents evidencing such modification.  Such notification of modifications shall be delivered to the NIMS Insurer, as applicable.  The Servicer shall forward copies of such foregoing documentation in electronic format (or, upon request of either the Credit Risk Manager or, as applicable, the NIMS Insurer, in hard copy format).  In connection with the delivery of copies of such documentation to the NIMS Insurer, as applicable, and the Credit Risk Manager, the Master Servicer shall have no obligation to verify, recompute, reconcile, recalculate or reformat any information or data provided therein prior to its delivery to the NIMS Insurer, as applicable, and the Credit Risk Manager and shall not have any liability to either the NIMS Insurer, as applicable, or the Credit Risk Manager for any errors or omissions with respect to such documentation.  The Credit Risk Manager shall not have any liability to the NIMS Insurer, as applicable, for any errors or omissions with respect to such documentation or for the failure of the Master Servicer or Servicer to provide such information in a timely manner.  Notwithstanding anything to the contrary contained in this Agreement, the Servicer shall not make or permit any modification, waiver or amendment of any term of any Mortgage Loan (including any Prepayment Charge due on any Mortgage Loan) that would cause any REMIC created under the Trust Agreement to fail to qualify as a REMIC or result in the imposition of any tax under Section 860F(a) or Section 860G(d) of the Code.

(x)  Section 4.03 (“Realization Upon Defaulted Mortgage Loans”) is hereby amended by replacing that section in its entirety with the following:

The Servicer shall use its reasonable efforts, consistent with the procedures that the Servicer would use in servicing loans for its own account, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 4.01. The Servicer shall use its reasonable efforts to realize upon defaulted Mortgage Loans in such manner as will maximize the receipt of principal and interest by the Owner, taking into account, among other things, the timing of foreclosure proceedings.  The foregoing is subject to the provisions that, in any case in which Mortgaged Property shall have suffered damage, the Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its discretion (i) that such restoration will increase the proceeds of liquidation of the related Mortgage Loan to the Owner after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by the Servicer through Insurance Proceeds or Liquidation Proceeds from the related Mortgaged Property, as contemplated in Section 4.05.  The Servicer shall notify the Master Servicer, and upon receipt of such notice, the Master Servicer shall notify the NIMS Insurer, as applicable, in writing of the commencement of foreclosure proceedings.  The Servicer shall be responsible for all costs and expenses incurred by it in any such proceedings or functions as Servicing Advances; provided, however, that it shall be entitled to reimbursement therefor from the related Mortgaged Property or otherwise, as contemplated in Section 4.05.

Notwithstanding anything to the contrary contained herein, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the Servicer has reasonable cause to believe that a Mortgaged Property is contaminated by hazardous or toxic substances or wastes, or if the Owner otherwise requests an environmental inspection or review of such Mortgaged Property, such an inspection or review is to be conducted by a qualified inspector. The cost for such inspection or review shall be borne by the Owner.  Upon completion of the inspection or review, the Servicer shall promptly provide the Master Servicer with a written report of the environmental inspection, and upon receipt of such report the Master Servicer shall promptly provide it to the NIMS Insurer, as applicable.  After reviewing the environmental inspection report, the Servicer shall consult with the Owner and the NIMS Insurer, as applicable, in determining how to proceed with respect to the Mortgaged Property.

(xi)  Section 4.12 (“Fidelity Bond, Errors and Omissions Insurance”) is hereby amended by replacing that section in its entirety with the following:

The Servicer shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage with responsible companies on all officers, employees or other persons acting in any capacity with regard to the Mortgage Loans and who handle funds, money, documents and papers relating to the Mortgage Loans.  The Fidelity Bond and errors and omissions insurance shall be in the form of the Mortgage Banker’s Blanket Bond and shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons.  Such Fidelity Bond and errors and omissions insurance shall also protect and insure the Servicer against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby.  No provision of this Section 4.12 requiring the Fidelity Bond and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement.  The minimum coverage under any such Fidelity Bond and insurance policy shall be at least equal to the amounts acceptable to Fannie Mae or to Freddie.  The Fidelity Bond and errors and omissions insurance policy shall be in such form and amount that would be consistent with coverage customarily maintained by servicers of mortgage loans similar to the Mortgage Loans.  The Servicer shall, upon request of Owner or the NIMS Insurer, as applicable, deliver to the Owner and the NIMS Insurer, as applicable, a certificate from the surety and the insurer as to the existence of the Fidelity Bond and errors and omissions insurance policy and shall obtain a statement from the surety and the insurer that such Fidelity Bond or insurance policy shall in no event be terminated or materially modified without thirty days prior written notice to the Owner.  The Servicer shall notify the Owner within five Business Days of receipt of notice that such Fidelity Bond or insurance policy will be or has been materially modified or terminated.

(xii)  Section 4.13 (“Title, Management and Disposition of REO Property”) is hereby amended by replacing the second paragraph of that section in its entirety with the following:

The Servicer shall in accordance with prudent servicing practices notify the Master Servicer, and upon receipt of such notice the Master Servicer shall notify the NIMS Insurer, as applicable, of each acquisition of REO Property upon such acquisition, and thereafter assume the responsibility for marketing such REO Property in accordance with Accepted Servicing Practices.  Thereafter, the Servicer shall continue to provide certain administrative services to the Owner relating to such REO Property as set forth in this Section 4.13.  The REO Property must be sold within three years following the end of the calendar year of the date of acquisition, unless a REMIC election has been made with respect to the arrangement under which the Mortgage Loans and REO Property are held and (i) the Owner and the NIMS Insurer, as applicable, shall have been supplied with an Opinion of Counsel to the effect that the holding by the related trust of such Mortgaged Property subsequent to such three-year period (and specifying the period beyond such three-year period for which the Mortgaged Property may be held) will not result in the imposition of taxes on “prohibited transactions” of the related trust as defined in Section 860F of the Code, or cause the related REMIC to fail to qualify as a REMIC, in which case the related trust may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel), or (ii) the Owner (at the Servicer’s expense) or the Servicer shall have applied for, prior to the expiration of such three-year period, an extension of such three-year period in the manner contemplated by Section 856(e)(3) of the Code, in which case the three-year period shall be extended by the applicable period.  If a period longer than three years is permitted under the foregoing sentence and is necessary to sell any REO Property, the Servicer shall report monthly to the Master Servicer (and upon receipt of such reports, the Master Servicer shall promptly provide them to the NIMS Insurer, as applicable) as to progress being made in selling such REO Property.

(xiii)  Section 4.13 (“Title, Management and Disposition of REO Property”) is hereby amended by replacing the last paragraph of that section in its entirety with the following:

The Servicer shall cause each REO Property to be inspected promptly upon the acquisition of title thereto and shall cause each REO Property to be inspected at least monthly thereafter or more frequently as may be required by the circumstances.  The Servicer shall make or cause the inspector to make a record of each such inspection.  Such records shall be retained in the Servicing File and copies thereof shall be forwarded by the Servicer to the Master Servicer (and upon receipt thereof, the Master Servicer shall promptly forward such reports to the NIMS Insurer, as applicable).

(xiv)  Section 4.15 (“Subservicing Agreements Between the Servicer and Subservicers”) is hereby amended by adding the following after the second paragraph:

The Servicer may enter into Subservicing Agreements (provided that such agreements would not result in a withdrawal or a downgrading by the Rating Agencies of the rating on any Class of Certificates) with Subservicers, for the servicing and administration of the Mortgage Loans; provided, however, that (i) the Servicer must provide the Master Servicer, who will  provide the NIMS Insurer, as applicable, with 30 days prior written notice of the Servicer's intent to enter into the sub-servicing arrangement including the identity of the Sub-servicer, (ii) such sub-servicing arrangement and the terms of the related Sub-Servicing Agreement must provide for the servicing of Mortgage Loans in a manner consistent with the servicing arrangement contemplated hereunder and (iii) the Sub-Servicer shall have a servicer rating no less than RMS1/Strong/SQ1 by Fitch, S&P and Moody’s, respectively, as of the Closing Date.  In the event that such Sub-Servicer shall have a rating lower than the Servicer Rating, the Servicer shall seek the NIMS Insurer's consent to the appointment of such Sub-Servicer, as applicable, which consent shall not be unreasonably withheld.

(xv)  Article IV of the Servicing Agreement is hereby amended by adding the following new section, Section 4.20 (“Waiver of Prepayment Penalties”):

Except as provided below, the Servicer or any designee of the Servicer shall not waive any Prepayment Charge with respect to any Mortgage Loan. If the Servicer or its designee fails to collect a Prepayment Charge at the time of the related prepayment of any Mortgage Loan subject to such Prepayment Charge, the Servicer shall pay to the Trust at such time (by deposit to the Custodial Account) an amount equal to the amount of the Prepayment Charge not collected. Notwithstanding the above, the Servicer or its designee may waive a Prepayment Charge only if (i) the related prepayment is not the result of a refinancing by the Servicer or its designee, (ii) such waiver relates to a defaulted Mortgage Loan or a reasonably foreseeable default, (iii) such waiver is standard and customary in servicing similar mortgage loans to the Mortgage Loans, and (iv) such waiver, in the reasonable judgment of the Servicer, would maximize recovery of total proceeds from the Mortgage Loan, taking into account the amount of such Prepayment Charge and the related Mortgage Loan.

(xvi)  The second paragraph of Section 5.01 (“Remittances”) of the Servicing Agreement is hereby deleted in its entirety and replaced by the following:

With respect to any remittance received by the Owner after the Business Day on which such payment was due, the Servicer shall pay to the Owner interest on any such late payment at an annual rate equal to the Prime Rate, adjusted as of the date of each change, plus three (3) percentage points, but in no event greater than the maximum amount permitted by applicable law.  Such interest shall be deposited in the Custodial Account by the Servicer on the date such late payment is made and shall cover the period commencing with the Business Day on which such payment was due and ending with the Business Day on which such payment is made, both inclusive.  Such interest shall be remitted along with the distribution payable on the next succeeding Remittance Date.  The payment by the Servicer of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Servicer.

(xvii)  Section 5.02 (“Statements to the Owner”) of the Servicing Agreement is hereby deleted in its entirety and replaced by the following:

On or before the tenth calendar day of each month (or if such day is not a Business Day, the immediately preceding Business Day), the Servicer shall furnish to the Master Servicer and the NIMS Insurer, as applicable, a delinquency report in the form set forth in Exhibit G-1, a monthly remittance advice in the form set forth in Exhibit G-2, and a realized loss report in the form set forth in Exhibit G-3, each in a mutually agreeable electronic format, as to the latest Due Period, together with such other information with respect to the Mortgage Loans as the Owner may reasonably require to allocate distributions made pursuant to this Agreement and to provide appropriate statements in connection therewith.

(xviii)  The first paragraph of Section 6.01 (“Assignment Agreements”) of the Servicing Agreement is hereby deleted in its entirety and replaced by the following:

The Servicer will, to the extent it has knowledge of any conveyance or prospective conveyance by any Mortgagor of a Mortgaged Property (whether by absolute conveyance or by contract of, sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under any “due-on-sale” clause to the extent permitted by law; provided, however, that the Servicer shall not exercise any such rights if prohibited by law or the terms of the Mortgage Note from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related Primary Mortgage Insurance Policy, if any.  If the Servicer reasonably believes it is unable under applicable law to enforce such “due-on-sale” clause, the Servicer, with the approval of the Master Servicer (which Master Servicer shall consult with and obtain the approval of the NIMS Insurer, as applicable, such approval not to be unreasonably withheld), will enter into an assumption agreement with the person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable State law, the Mortgagor remains liable thereon.  Where an assumption is allowed pursuant to this Section 6.01, the Servicer, with the prior consent of the primary mortgage insurer, if any, is authorized to enter into a substitution of liability agreement with the person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed pursuant to which the original mortgagor is released from liability and such Person is substituted as mortgagor and becomes liable under the related Mortgage Note.  Any such substitution of liability agreement shall be in lieu of an assumption agreement.

(xix)  [Reserved].

(xx)  Paragraph 2 of Section 6.02 is hereby deleted in its entirety and replaced by the following:

In the event the Servicer satisfies or releases a Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage (other than as a result of a modification of the Mortgage pursuant to this Agreement or a liquidation of the Mortgaged Property pursuant to this Agreement) or should it otherwise prejudice any right the Owner may have under the mortgage instruments, the Servicer shall remit to the Owner the then outstanding principal balance of the related Mortgage Loan by deposit thereof in the Custodial Account.  The Servicer shall maintain the Fidelity Bond insuring the Servicer against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

(xxi)  Section 6.04(i) to the Servicing Agreement is hereby deleted in its entirety.

(xxii)  Section 6.04(ii) to the Servicing Agreement is hereby deleted in its entirety and replaced with the following:

On or before March 1 of each calendar year, commencing in 2008, the Servicer shall deliver to the Master Servicer (and upon receipt thereof, the Master Servicer shall promptly forward a copy to the NIMS Insurer, as applicable), a statement of compliance addressed to the Master Servicer and signed by an authorized officer of the Servicer, to the effect that (a) a review of the Servicer’s activities during the immediately preceding calendar year (or applicable portion thereof) and of its performance under this Agreement and any applicable Reconstitution Agreement during such period has been made under such officer’s supervision, and (b) to the best of such officers’ knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement and any applicable Reconstitution Agreement in all material respects throughout such calendar year (or applicable portion thereof) or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such officer and the nature and the status thereof.

(xxiii)  [Reserved].

(xxiv)  Section 6.05 to the Servicing Agreement is hereby deleted in its entirety and replaced with “Reserved”.

(xxv)  Section 6.06(a)(i) to the Servicing Agreement is hereby deleted in its entirety and replaced with the following:

deliver to the Master Servicer (and upon receipt thereof, the Master Servicer shall promptly forward a copy to the NIMS Insurer, as applicable) a report (in form and substance reasonably satisfactory to the Owner, such Master Servicer and such Depositor) regarding the Servicer’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB.  Such report shall be addressed Master Servicer and signed by an authorized officer of the Servicer and shall address each of the  “Applicable Servicing Criteria” specified on Exhibit E hereto;

(xxvi)  The words “the Owner, any Master Servicer and any Depositor” and “the Owner, such Master Servicer and such Depositor” in Section 6.06 of the Servicing Agreement are replaced by the words “the Master  Servicer”.

(xxvii)  Section 6.07(i) to the Servicing Agreement is hereby deleted in its entirety and replaced with the following:

Any failure by the Servicer, any Subservicer, or any Subcontractor to deliver any information, report, certification, accountants’ letter or other material when and as required under Section 6.04, Section 6.06 or Section 10.02, or any breach by the Servicer of a representation or warranty set forth in Section 10.02(e)(ii)(A), or in a writing furnished pursuant to Section 10.02(e)(ii)(B) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Servicer of a representation or warranty in a writing furnished pursuant to Section 10.02(e)(ii)(B) to the extent made as of a date subsequent to such closing date, shall, except as provided in sub-clause (ii) of this Section, immediately and automatically, without notice or grace period, constitute an Event of Default with respect to the Servicer under this Agreement and any applicable Reconstitution Agreement, and shall entitle the Owner or any Depositor, as applicable, (with the prior written consent of the NIMS Insurer, as applicable) in its sole discretion to terminate the rights and obligations of the Servicer as servicer under this Agreement and/or any applicable Reconstitution Agreement without payment (notwithstanding anything in this Agreement or any applicable Reconstitution Agreement to the contrary) of any compensation to the Servicer and if the Servicer is servicing any of the Mortgage Loans in a Securitization Transaction, appoint a successor servicer reasonably acceptable to any Master Servicer of such Securitization Transaction; provided that to the extent than any provision of this Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Servicer as servicer, such provision shall be given effect.

(xxviii)  Section 6.08 to the Servicing Agreement is hereby deleted in its entirety and replaced with the following:

The Owner and the NIMS Insurer, as applicable, shall have the right to examine and audit, at its expense, upon reasonable notice to the Servicer, during business hours or at such other times as might be reasonable under applicable circumstances, any and all of the books, records, documentation or other information of the Servicer, or held by another for the Servicer or on its behalf or otherwise, which relate to the performance or observance by the Servicer of the terms, covenants or conditions of this Agreement.

The Servicer shall provide to the Owner and the NIMS Insurer, as applicable, access to any documentation regarding the Mortgage Loans in the possession of the Servicer which may be required by any supervisory agents or examiners representing a State or Federal governmental agency having jurisdiction over the Owner or the NIMS Insurer, as applicable, including but not limited to the OTS, FDIC and other similar entities and by any applicable regulations.  Such access shall be afforded without charge, upon reasonable request, during normal business hours and at the offices of the Servicer, and in accordance with the applicable Federal government agency, FDIC, OTS, or any other similar regulations.

(xxix)  Section 7.01 to the Servicing Agreement is hereby deleted in its entirety and replaced with the following:

The Servicer shall furnish to the Owner and the NIMS Insurer, as applicable, upon request, during the term of this Agreement, such periodic, special or other reports or information, whether or not provided for herein, as shall be necessary, reasonable or appropriate with respect to the purposes of this Agreement.  The Servicer may negotiate with the Owner and the NIMS Insurer, as applicable, for a reasonable fee for providing such report or information, unless the Servicer is required to supply such report or information pursuant to any other section of this Agreement.  All such reports or information shall be provided by and in accordance with all reasonable instructions and directions given by the Owner and the NIMS Insurer, as applicable.  The Servicer agrees to execute and deliver all such instruments and take all such action as the Owner and the NIMS Insurer, as applicable, from time to time, may reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement.

(xxx)  Section 8.01 to the Servicing Agreement is hereby deleted in its entirety and replaced with the following:

The Servicer agrees to indemnify the Owner and the NIMS Insurer, as applicable, and hold it harmless from and against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Owner or the NIMS Insurer, as applicable, may sustain in any way related to the failure of the Servicer to perform in any way its duties and service the Mortgage Loans in strict compliance with the terms of this Agreement and for breach of any representation or warranty of the Servicer contained herein.  The Servicer shall immediately notify the Owner and the NIMS Insurer, as applicable, if a claim is made by a third party with respect to this Agreement or the Mortgage Loans, assume (with the consent of the Owner and the NIMS Insurer, as applicable, and with counsel reasonably satisfactory to the Owner and the NIMS Insurer, as applicable) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Owner or the NIMS Insurer, as applicable, in respect of such claim but failure to so notify the Owner or the NIMS Insurer, as applicable, shall not limit its obligations hereunder.  The Servicer agrees that it will not enter into any settlement of any such claim without the consent of the Owner or the NIMS Insurer, as applicable, unless such settlement includes an unconditional release of the Owner and the NIMS Insurer, as applicable, from all liability that is the subject matter of such claim.  The provisions of this Section 8.01 shall survive termination of this Agreement or the NIMS Insurer, as applicable.  In no event will either Owner or Servicer be liable to the other party to this Agreement for incidental or consequential damages, including, without limitation, loss of profit or loss of business or business opportunity, regardless of the form of action whether in contract, tort or otherwise.

(xxxi)  Section 8.04 to the Servicing Agreement is hereby deleted in its entirety and replaced with the following:

The Servicer shall not resign from the obligations and duties hereby imposed on it except by mutual consent of the Servicer and the Owner with the prior written consent of the NIMS Insurer, as applicable, or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer.  Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Owner and the NIMS Insurer, as applicable, which Opinion of Counsel shall be in form and substance acceptable to the Owner.  No such resignation shall become effective until a successor shall have assumed the Servicer’s responsibilities and obligations hereunder in the manner provided in Section 11.01.

(xxxii)  Section 8.05 to the Servicing Agreement is hereby deleted in its entirety and replaced with the following:

With respect to the retention of the Servicer to service the Mortgage Loans hereunder, the Servicer acknowledges that the Owner has acted in reliance upon the Servicer’s independent status, the adequacy of its servicing facilities, plan, personnel, records and procedures, its integrity, reputation and financial standing and the continuance thereof.  Without in any way limiting the generality of this section, the Servicer shall not either assign this Agreement or the servicing hereunder or delegate its rights or duties hereunder or any portion thereof, or sell or otherwise dispose of all or substantially all of its property or assets, without the prior written approval of the Owner and the NIMS Insurer, as applicable, which approval shall not be unreasonably withheld; provided, that the Servicer may assign the Agreement and the servicing hereunder without the consent of Owner to an affiliate of the Servicer to which all servicing of the Servicer is assigned so long as (i) such affiliate is a Fannie Mae and Freddie Mac approved servicer and (ii) if it is intended that such affiliate be spun off to the shareholders of the Servicer, such affiliate have a GAAP net worth of at least $10,000,000 and (iii) such affiliate shall deliver to the Owner a certification pursuant to which such affiliate shall agree to be bound by the terms and conditions of the Pooling Agreement and shall certify that such affiliate is a Fannie Mae and Freddie Mac approved servicer in good standing..

(xxxiii)  Section 9.01(ii) to the Servicing Agreement is hereby deleted in its entirety and replaced with the following:

any failure on the part of the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer set forth in this Agreement, the breach of which has a material adverse effect and which continues unremedied for a period of forty-five (45) days (except that such number of days shall be fifteen in the case of a failure to pay any premium for any insurance policy required to be maintained under this Agreement and such failure shall be deemed to have a material adverse effect) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Owner or the NIMS Insurer, as applicable; or

(xxxiv)  Section 9.01(vii) to the Servicing Agreement is hereby deleted in its entirety and replaced with the following:

the Servicer attempts to assign its right to servicing compensation hereunder or the Servicer attempts, without the consent of the Owner and the NIMS Insurer, as applicable, to sell or otherwise dispose of all or substantially all of its property or assets or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof except as otherwise permitted herein.

(xxxv)  The last paragraph of Section 9.01 to the Servicing Agreement is hereby deleted in its entirety and replaced with the following:

then, and in each and every such case, so long as an Event of Default shall not have been remedied, the Owner, by notice in writing to the Servicer may (with the prior written consent of the NIMS Insurer, as applicable), in addition to whatever rights the Owner may have under Section 8.01 and at law or equity to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Servicer for the same.  On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 11.01.  Upon written request from the Owner, the Servicer shall prepare, execute and deliver, any and all documents and other instruments, place in such successor’s possession all Servicing Files, and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise, at the Servicer’s sole expense.  The Servicer agrees to cooperate with the Owner and such successor in effecting the termination of the Servicer’s responsibilities and rights hereunder, including, without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans or any REO Property.

(xxxvi)  Section 9.02 to the Servicing Agreement is hereby deleted in its entirety and replaced with the following:

The Owner (with the prior written consent of the NIMS Insurer, as applicable) may waive only by written notice any default by the Servicer in the performance of its obligations hereunder and its consequences.  Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement.  No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived in writing.

(xxxvii)  Section 10.01 to the Servicing Agreement is hereby deleted in its entirety and replaced with the following:

The respective obligations and responsibilities of the Servicer shall terminate upon: (i) the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or the disposition of all REO Property and the remittance of all funds due hereunder; or (ii) by mutual consent of the Servicer and the Owner (with the prior written consent of the NIMS Insurer, as applicable) in writing; or (iii) termination by the Owner (with the prior written consent of the NIMS Insurer, as applicable) pursuant to Section 9.01.  Simultaneously with any such termination and the transfer of servicing hereunder, the Servicer shall be entitled to be reimbursed for any outstanding Servicing Advances and Monthly Advances.

(xxxviii)  The first two paragraphs of Section 11.01 to the Servicing Agreement are hereby deleted in its entirety and replaced with the following:

Prior to termination of the Servicer’s responsibilities and duties under this Agreement pursuant to Sections 8.04, 9.01 or 10.01(ii), the Owner shall (i) succeed to and assume all of the Servicer’s responsibilities, rights, duties and obligations under this Agreement, or (ii) (with the prior written consent of the NIMS Insurer, as applicable) appoint a successor having the characteristics set forth in Section 8.02 hereof and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement prior to the termination of the Servicer’s responsibilities, duties and liabilities under this Agreement.  In connection with such appointment and assumption, the Owner may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as the Owner and such successor shall agree (with the prior written consent of the NIMS Insurer, as applicable).  In the event that the Servicer’s duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned sections, the Servicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor.  The resignation or removal of the Servicer pursuant to the aforementioned sections shall not become effective until a successor acceptable to the NIMS Insurer, as applicable, shall be appointed pursuant to this section and shall in no event relieve the Servicer of the representations and warranties made pursuant to Article III and the remedies available to the Owner under Section 8.01, it being understood and agreed that the provisions of such Article III and Section 8.01 shall be applicable to the Servicer notwithstanding any such resignation or termination of the Servicer, or the termination of this Agreement.

Any successor appointed as provided herein shall execute, acknowledge and deliver to the Servicer and to the Owner and the NIMS Insurer, as applicable, an instrument accepting such appointment, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer, with like effect as if originally named as a party to this Agreement.  Any termination or resignation of the Servicer or this Agreement pursuant to Section 8.04, 9.01 or 10.01 shall not affect any claims that the Owner may have against the Servicer arising prior to any such termination or resignation.

(xxxix)  Section 11.02 to the Servicing Agreement is hereby deleted in its entirety and replaced with the following:

This Agreement may be amended from time to time by the Servicer and the Owner, with the prior written consent of the NIMS Insurer, as applicable, by written agreement signed by the Servicer and the Owner, with the prior written consent of the NIMS Insurer, as applicable.

(xl)  Section 11.11 to the Servicing Agreement is hereby deleted in its entirety and replaced with the following:

The Owner shall have the right, without the consent of the Servicer hereof, but with the prior written consent of the NIMS Insurer, as applicable, to assign, in whole or in part, its interest under this Agreement with respect to some or all of the Mortgage Loans, and designate any person to exercise any rights of the Owner hereunder, by executing an assignment and assumption agreement reasonably acceptable to the Servicer and the assignee or designee shall accede to the rights and obligations hereunder of the Owner with respect to such Mortgage Loans.  In no event shall Owner sell a partial interest in any Mortgage Loan.  All references to the Owner in this Agreement shall be deemed to include its assignees or designees.

(xli)  Section 11.15 to the Servicing Agreement is hereby deleted in its entirety and replaced with the following:

Notwithstanding any provision herein to the contrary, the parties to this Agreement agree that it is appropriate, in furtherance of the intent of such parties as set forth herein, that the Trust Fund, Master Servicer, Depositor, NIMS Insurer (so long as the Notes issued by the NIM are outstanding) and the Trustee receive the benefits of the provisions of this Agreement as intended third party beneficiaries of this Agreement to the extent of such provisions.  The Servicer shall have the same obligations to the Trust Fund, Master Servicer, Depositor, Trustee and NIMS Insurer, as applicable, as if they were parties to this Agreement, and the Trust Fund, Master Servicer, Depositor, Trustee and NIMS Insurer, as applicable, shall have the same  rights and remedies to enforce the provisions of this Agreement as if they were parties to this Agreement.  The Servicer shall only take direction from the Master Servicer (if direction by the Master Servicer is required under this Agreement) unless otherwise directed by this Agreement.  Notwithstanding the foregoing, all rights and obligations of the Trust Fund, Master Servicer, Depositor, Trustee and NIMS Insurer, as applicable, hereunder (other than the right to indemnification) shall terminate upon termination of the Trust Agreement and of the Trust Fund pursuant to the Trust Agreement.

(xlii)  Exhibits G-1, G-2 and G-3 to the Servicing Agreement are hereby added immediately following Exhibit F, substantially in the form of Attachment 3 to this Agreement, or the same information in such other form as the Company and the Master Servicer shall mutually agree.

(xliii)  Exhibit E to the Servicing Agreement is hereby deleted in its entirety and replaced by a new Exhibit E, substantially in the form of Attachment 4 to this Agreement.

Section 4.01                                [Reserved]

Section 5.01                              All demands, notices and communications related to the Assigned Loans, the Servicing Agreement and this Agreement shall be in writing and shall be deemed to have been duly given if sent by facsimile or personally delivered or mailed by registered mail, postage prepaid, as follows:

In the case of the Company,

Wells Fargo Bank, N.A.
1 Home Campus
Des Moines, Iowa  50328-001
Attention:  John B. Brown, MAC X2302-033
Telephone: (515) 324-7071
Facsimile:  (515) 324-3118

With a copy to,

Wells Fargo Bank, N.A.
1 Home Campus
Des Moines, Iowa 50328-0001
Attention:  General Counsel MAC X2401-06T
Facsimile: (515) 213-5192

In the case of Assignee,

Mortgage Asset Securitization Transactions, Inc.
1285 Avenue of the Americas
New York, NY 10019
Attention:  Legal Department
Telephone No.:  (212) 713-2000

In the case of Assignor,

UBS Real Estate Securities Inc.
1285 Avenue of the Americas, 11th Floor
New York, NY  10021
Attention:  Christopher G. Schmidt
Telephone No.:  (212) 713-6049
Facsimile No.:  (212) 713-2080

In the case of the Trustee:

U.S. Bank National Association
EP-MN-WS3D
60 Livingston Avenue
St. Paul, Minnesota 55107
Attention Structured Finance/MALT 2007-HF1

Section 5.02                                           Distributions required to be made by the Company under the Servicing Agreement shall be made by wire transfer of immediately available funds to Wells Fargo Bank, N.A., ABA #121-000-248, for credit to SAS Clearing; Account: 3970771416, for further credit to account #53181000.  Applicable statements should be mailed to Wells Fargo Bank, N.A., 9062 Old Annapolis Road, Columbia, Maryland 21045, Attn: Client Manager—MALT 2007-HF1.

Section 5.03                                           Each party will pay any commissions it has incurred and the reasonable fees of its attorneys in connection with the negotiations for, documenting of and closing of the transactions contemplated by this Agreement.

Section 5.04                                           [Reserved].

Section 5.05                                           This Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflicts of law principles, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

Section 5.06                                           No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced, with prior consent of the Trustee and the NIMS Insurer, as applicable.

Section 5.07                                           This Agreement shall inure to the benefit of (i) the successors and assigns of the parties hereto, (ii) the Trustee and (iii) the NIMS Insurer, as applicable.  Any entity into which Assignor, Assignee or Company may be merged or consolidated, to the extent permitted hereunder and under the Servicing Agreement and the Pooling Agreement, shall, without the requirement for any further writing, be deemed Assignor, Assignee or Company, respectively, hereunder.

Section 5.08                                           Each of this Agreement and the Servicing Agreement shall survive the conveyance of the Assigned Loans and the assignment of the Agreements to the extent of the Assigned Loans by Assignor to Assignee and Assignee to the Trustee.

Section 5.09                                           This Agreement may be executed simultaneously in any number of counterparts.  Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

Section 5.10                                           In the event that any provision of this Agreement conflicts with any provision of any of the Servicing Agreement with respect to the Assigned Loans, the terms of this Agreement shall control.

Section 5.11                                           It is expressly understood and agreed by the parties hereto that (i) this Agreement is executed and delivered by U.S. Bank National Association not individually or personally but solely as Trustee of the Trust, in the exercise of the powers and authority conferred and vested in it under the terms of the Pooling Agreement, (ii) each of the representations, undertakings and agreements herein made on the part of the Trustee is made and intended not as personal representations, undertakings and agreements by U.S. Bank National Association but is made and intended for the purpose of binding only the Trust, and (iii) under no circumstances shall U.S. Bank National Association be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trustee on behalf of the Trust under this Agreement or any other related documents, as to all of which recourse shall be had solely to the assets of the Trust in accordance with the Pooling Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

MORTGAGE ASSET SECURITIZATION TRANSACTIONS, INC.

By:
Name:
Title:

By:
Name:
Title:

UBS REAL ESTATE SECURITIES INC.

By:
Name:
Title:

By:
Name:
Title:

WELLS FARGO BANK, N.A.

By:
Name:
Title:

By:
Name:
Title:

ATTACHMENT 1

ASSIGNED LOAN SCHEDULE

As delivered to the Trustee on the Closing Date

ATTACHMENT 2

SERVICING AGREEMENT

On File at Thacher Proffitt & Wood LLP

ATTACHMENT 3

EXHIBIT G TO THE SERVICING AGREEMENT

Exhibit G-1:Standard File Layout – Delinquency Reporting
 *The column/header names in bold are the minimum fields Wells Fargo must receive from every Servicer
Column/Header Name	Description	Decimal	Format Comment
SERVICER_LOAN_NBR	A unique number assigned to a loan by the Servicer. This may be different than the LOAN_NBR
LOAN_NBR	A unique identifier assigned to each loan by the originator.
CLIENT_NBR	Servicer Client Number
SERV_INVESTOR_NBR	Contains a unique number as assigned by an external servicer to identify a group of loans in their system.
BORROWER_FIRST_NAME	First Name of the Borrower.
BORROWER_LAST_NAME	Last name of the borrower.
PROP_ADDRESS	Street Name and Number of Property
PROP_STATE	The state where the property located.
PROP_ZIP	Zip code where the property is located.
BORR_NEXT_PAY_DUE_DATE	The date that the borrower's next payment is due to the servicer at the end of processing cycle, as reported by Servicer.		MM/DD/YYYY
LOAN_TYPE	Loan Type (i.e. FHA, VA, Conv)
BANKRUPTCY_FILED_DATE	The date a particular bankruptcy claim was filed.		MM/DD/YYYY
BANKRUPTCY_CHAPTER_CODE	The chapter under which the bankruptcy was filed.
BANKRUPTCY_CASE_NBR	The case number assigned by the court to the bankruptcy filing.
POST_PETITION_DUE_DATE	The payment due date once the bankruptcy has been approved by the courts		MM/DD/YYYY
BANKRUPTCY_DCHRG_DISM_DATE	The Date The Loan Is Removed From Bankruptcy. Either by Dismissal, Discharged and/or a Motion For Relief Was Granted.		MM/DD/YYYY
LOSS_MIT_APPR_DATE	The Date The Loss Mitigation Was Approved By The Servicer		MM/DD/YYYY
LOSS_MIT_TYPE	The Type Of Loss Mitigation Approved For A Loan Such As;
LOSS_MIT_EST_COMP_DATE	The Date The Loss Mitigation /Plan Is Scheduled To End/Close		MM/DD/YYYY
LOSS_MIT_ACT_COMP_DATE	The Date The Loss Mitigation Is Actually Completed		MM/DD/YYYY
FRCLSR_APPROVED_DATE	The date DA Admin sends a letter to the servicer with instructions to begin foreclosure proceedings.		MM/DD/YYYY
ATTORNEY_REFERRAL_DATE	Date File Was Referred To Attorney to Pursue Foreclosure		MM/DD/YYYY
FIRST_LEGAL_DATE	Notice of 1st legal filed by an Attorney in a Foreclosure Action		MM/DD/YYYY
FRCLSR_SALE_EXPECTED_DATE	The date by which a foreclosure sale is expected to occur.		MM/DD/YYYY
FRCLSR_SALE_DATE	The actual date of the foreclosure sale.		MM/DD/YYYY
FRCLSR_SALE_AMT	The amount a property sold for at the foreclosure sale.	2	No commas(,) or dollar signs ($)
EVICTION_START_DATE	The date the servicer initiates eviction of the borrower.		MM/DD/YYYY
EVICTION_COMPLETED_DATE	The date the court revokes legal possession of the property from the borrower.		MM/DD/YYYY
LIST_PRICE	The price at which an REO property is marketed.	2	No commas(,) or dollar signs ($)
LIST_DATE	The date an REO property is listed at a particular price.		MM/DD/YYYY
OFFER_AMT	The dollar value of an offer for an REO property.	2	No commas(,) or dollar signs ($)
OFFER_DATE_TIME	The date an offer is received by DA Admin or by the Servicer.		MM/DD/YYYY
REO_CLOSING_DATE	The date the REO sale of the property is scheduled to close.		MM/DD/YYYY
REO_ACTUAL_CLOSING_DATE	Actual Date Of REO Sale		MM/DD/YYYY
OCCUPANT_CODE	Classification of how the property is occupied.
PROP_CONDITION_CODE	A code that indicates the condition of the property.
PROP_INSPECTION_DATE	The date a property inspection is performed.		MM/DD/YYYY
APPRAISAL_DATE	The date the appraisal was done.		MM/DD/YYYY
CURR_PROP_VAL	The current "as is" value of the property based on brokers price opinion or appraisal.	2
REPAIRED_PROP_VAL	The amount the property would be worth if repairs are completed pursuant to a broker's price opinion or appraisal.	2
If applicable:
DELINQ_STATUS_CODE	FNMA Code Describing Status of Loan
DELINQ_REASON_CODE	The circumstances which caused a borrower to stop paying on a loan. Code indicates the reason why the loan is in default for this cycle.
MI_CLAIM_FILED_DATE	Date Mortgage Insurance Claim Was Filed With Mortgage Insurance Company.		MM/DD/YYYY
MI_CLAIM_AMT	Amount of Mortgage Insurance Claim Filed		No commas(,) or dollar signs ($)
MI_CLAIM_PAID_DATE	Date Mortgage Insurance Company Disbursed Claim Payment		MM/DD/YYYY
MI_CLAIM_AMT_PAID	Amount Mortgage Insurance Company Paid On Claim	2	No commas(,) or dollar signs ($)
POOL_CLAIM_FILED_DATE	Date Claim Was Filed With Pool Insurance Company		MM/DD/YYYY
POOL_CLAIM_AMT	Amount of Claim Filed With Pool Insurance Company	2	No commas(,) or dollar signs ($)
POOL_CLAIM_PAID_DATE	Date Claim Was Settled and The Check Was Issued By The Pool Insurer		MM/DD/YYYY
POOL_CLAIM_AMT_PAID	Amount Paid On Claim By Pool Insurance Company	2	No commas(,) or dollar signs ($)
FHA_PART_A_CLAIM_FILED_DATE	Date FHA Part A Claim Was Filed With HUD		MM/DD/YYYY
FHA_PART_A_CLAIM_AMT	Amount of FHA Part A Claim Filed	2	No commas(,) or dollar signs ($)
FHA_PART_A_CLAIM_PAID_DATE	Date HUD Disbursed Part A Claim Payment		MM/DD/YYYY
FHA_PART_A_CLAIM_PAID_AMT	Amount HUD Paid on Part A Claim	2	No commas(,) or dollar signs ($)
FHA_PART_B_CLAIM_FILED_DATE	Date FHA Part B Claim Was Filed With HUD		MM/DD/YYYY
FHA_PART_B_CLAIM_AMT	Amount of FHA Part B Claim Filed	2	No commas(,) or dollar signs ($)
FHA_PART_B_CLAIM_PAID_DATE	Date HUD Disbursed Part B Claim Payment		MM/DD/YYYY
FHA_PART_B_CLAIM_PAID_AMT	Amount HUD Paid on Part B Claim	2	No commas(,) or dollar signs ($)
VA_CLAIM_FILED_DATE	Date VA Claim Was Filed With the Veterans Admin		MM/DD/YYYY
VA_CLAIM_PAID_DATE	Date Veterans Admin. Disbursed VA Claim Payment		MM/DD/YYYY
VA_CLAIM_PAID_AMT	Amount Veterans Admin. Paid on VA Claim	2	No commas(,) or dollar signs ($)
MOTION_FOR_RELIEF_DATE	The date the Motion for Relief was filed	10	MM/DD/YYYY
FRCLSR_BID_AMT	The foreclosure sale bid amount	11	No commas(,) or dollar signs ($)
FRCLSR_SALE_TYPE	The foreclosure sales results: REO, Third Party, Conveyance to HUD/VA
REO_PROCEEDS	The net proceeds from the sale of the REO property.		No commas(,) or dollar signs ($)
BPO_DATE	The date the BPO was done.
CURRENT_FICO	The current FICO score
HAZARD_CLAIM_FILED_DATE	The date the Hazard Claim was filed with the Hazard Insurance Company.	10	MM/DD/YYYY
HAZARD_CLAIM_AMT	The amount of the Hazard Insurance Claim filed.	11	No commas(,) or dollar signs ($)
HAZARD_CLAIM_PAID_DATE	The date the Hazard Insurance Company disbursed the claim payment.	10	MM/DD/YYYY
HAZARD_CLAIM_PAID_AMT	The amount the Hazard Insurance Company paid on the claim.	11	No commas(,) or dollar signs ($)
ACTION_CODE	Indicates loan status		Number
NOD_DATE	Notice of Default date		MM/DD/YYYY
NOI_DATE	Notice of Intention to F/C date		MM/DD/YYYY
ACTUAL_PAYMENT_PLAN_START_DATE	Date the loss mitigation payment plan starts		MM/DD/YYYY
ACTUAL_PAYMENT_ PLAN_END_DATE	Date the loss mitigation payment plan is scheduled to end		MM/DD/YYYY
ACTUAL_REO_START_DATE	Date the loan moved into REO status		MM/DD/YYYY
REO_SALES_PRICE	The price the property sold for in REO		Number
REALIZED_LOSS/GAIN	As defined in the Servicing Agreement		Number

Exhibit G-1:Standard File Codes – Delinquency Reporting

The Loss Mit Type field should show the approved Loss Mitigation Code as follows:

•	ASUM- Approved Assumption

•	BAP- Borrower Assistance Program

•	CO- Charge Off

•	DIL- Deed-in-Lieu

•	FFA- Formal Forbearance Agreement

•	MOD- Loan Modification

•	PRE- Pre-Sale

•	SS- Short Sale

•	MISC- Anything else approved by the PMI or Pool Insurer

NOTE: Wells Fargo Bank will accept alternative Loss Mitigation Types to those above, provided that they are consistent with industry standards.  If Loss Mitigation Types other than those above are used, the Servicer must supply Wells Fargo Bank with a description of each of the Loss Mitigation Types prior to sending the file.

The Occupant Code field should show the current status of the property code as follows:

•	Mortgagor

•	Tenant

•	Unknown

•	Vacant

The Property Condition field should show the last reported condition of the property as follows:

•	Damaged

•	Excellent

•	Fair

•	Gone

•	Good

•	Poor

•	Special Hazard

•	Unknown

Exhibit G-1:Standard File Codes – Delinquency Reporting, Continued

The FNMA Delinquent Reason Code field should show the Reason for Delinquency as follows:

Delinquency Code	Delinquency Description
001	FNMA-Death of principal mortgagor
002	FNMA-Illness of principal mortgagor
003	FNMA-Illness of mortgagor’s family member
004	FNMA-Death of mortgagor’s family member
005	FNMA-Marital difficulties
006	FNMA-Curtailment of income
007	FNMA-Excessive Obligation
008	FNMA-Abandonment of property
009	FNMA-Distant employee transfer
011	FNMA-Property problem
012	FNMA-Inability to sell property
013	FNMA-Inability to rent property
014	FNMA-Military Service
015	FNMA-Other
016	FNMA-Unemployment
017	FNMA-Business failure
019	FNMA-Casualty loss
022	FNMA-Energy environment costs
023	FNMA-Servicing problems
026	FNMA-Payment adjustment
027	FNMA-Payment dispute
029	FNMA-Transfer of ownership pending
030	FNMA-Fraud
031	FNMA-Unable to contact borrower
INC	FNMA-Incarceration

Exhibit G-1:Standard File Codes – Delinquency Reporting, Continued

The FNMA Delinquent Status Code field should show the Status of Default as follows:

Status Code	Status Description
09	Forbearance
17	Pre-foreclosure Sale Closing Plan Accepted
24	Government Seizure
26	Refinance
27	Assumption
28	Modification
29	Charge-Off
30	Third Party Sale
31	Probate
32	Military Indulgence
43	Foreclosure Started
44	Deed-in-Lieu Started
49	Assignment Completed
61	Second Lien Considerations
62	Veteran’s Affairs-No Bid
63	Veteran’s Affairs-Refund
64	Veteran’s Affairs-Buydown
65	Chapter 7 Bankruptcy
66	Chapter 11 Bankruptcy
67	Chapter 13 Bankruptcy

Exhibit G-2:Standard File Layout – Master Servicing

Column Name	Description	Decimal	Format Comment	Max Size
Each file requires the following fields:
SER_INVESTOR_NBR	A value assigned by the Servicer to define a group of loans.		Text up to 20 digits	20
LOAN_NBR	A unique identifier assigned to each loan by the investor.		Text up to 10 digits	10
SERVICER_LOAN_NBR	A unique number assigned to a loan by the Servicer. This may be different than the LOAN_NBR.		Text up to 10 digits	10
SCHED_PAY_AMT	Scheduled monthly principal and scheduled interest payment that a borrower is expected to pay, P&I constant.	2	No commas(,) or dollar signs ($)	11
NOTE_INT_RATE	The loan interest rate as reported by the Servicer.	4	Max length of 6	6
NET_INT_RATE	The loan gross interest rate less the service fee rate as reported by the Servicer.	4	Max length of 6	6
SERV_FEE_RATE	The servicer's fee rate for a loan as reported by the Servicer.	4	Max length of 6	6
SERV_FEE_AMT	The servicer's fee amount for a loan as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
NEW_PAY_AMT	The new loan payment amount as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
NEW_LOAN_RATE	The new loan rate as reported by the Servicer.	4	Max length of 6	6
ARM_INDEX_RATE	The index the Servicer is using to calculate a forecasted rate.	4	Max length of 6	6
ACTL_BEG_PRIN_BAL	The borrower's actual principal balance at the beginning of the processing cycle.	2	No commas(,) or dollar signs ($)	11
ACTL_END_PRIN_BAL	The borrower's actual principal balance at the end of the processing cycle.	2	No commas(,) or dollar signs ($)	11
BORR_NEXT_PAY_DUE_DATE	The date at the end of processing cycle that the borrower's next payment is due to the Servicer, as reported by Servicer.		MM/DD/YYYY	10
SERV_CURT_AMT_1	The first curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_1	The curtailment date associated with the first curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_ AMT_1	The curtailment interest on the first curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_AMT_2	The second curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_2	The curtailment date associated with the second curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_ AMT_2	The curtailment interest on the second curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11

Exhibit G-2:Continued	Standard Loan Level File Layout
Column Name	Description	Decimal	Format Comment	Max Size
SERV_CURT_AMT_3	The third curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_3	The curtailment date associated with the third curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_AMT_3	The curtailment interest on the third curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
PIF_AMT	The loan "paid in full" amount as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
PIF_DATE	The paid in full date as reported by the Servicer.		MM/DD/YYYY	10
ACTION_CODE	The standard FNMA numeric code used to indicate the default/delinquent status of a particular loan.		Action Code Key: 15=Bankruptcy, 30=Foreclosure, , 60=PIF, 63=Substitution, 65=Repurchase,70=REO	2
INT_ADJ_AMT	The amount of the interest adjustment as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
SOLDIER_SAILOR_ADJ_AMT	The Soldier and Sailor Adjustment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
NON_ADV_LOAN_AMT	The Non Recoverable Loan Amount, if applicable.	2	No commas(,) or dollar signs ($)	11
LOAN_LOSS_AMT	The amount the Servicer is passing as a loss, if applicable.	2	No commas(,) or dollar signs ($)	11
Plus the following applicable fields:
SCHED_BEG_PRIN_BAL	The scheduled outstanding principal amount due at the beginning of the cycle date to be passed through to investors.	2	No commas(,) or dollar signs ($)	11
SCHED_END_PRIN_BAL	The scheduled principal balance due to investors at the end of a processing cycle.	2	No commas(,) or dollar signs ($)	11
SCHED_PRIN_AMT	The scheduled principal amount as reported by the Servicer for the current cycle -- only applicable for Scheduled/Scheduled Loans.	2	No commas(,) or dollar signs ($)	11
SCHED_NET_INT	The scheduled gross interest amount less the service fee amount for the current cycle as reported by the Servicer -- only applicable for Scheduled/Scheduled Loans.	2	No commas(,) or dollar signs ($)	11
ACTL_PRIN_AMT	The actual principal amount collected by the Servicer for the current reporting cycle -- only applicable for Actual/Actual Loans.	2	No commas(,) or dollar signs ($)	11
ACTL_NET_INT	The actual gross interest amount less the service fee amount for the current reporting cycle as reported by the Servicer -- only applicable for Actual/Actual Loans.	2	No commas(,) or dollar signs ($)	11
PREPAY_PENALTY_ AMT	The penalty amount received when a borrower prepays on his loan as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
PREPAY_PENALTY_ WAIVED	The prepayment penalty amount for the loan waived by the servicer.	2	No commas(,) or dollar signs ($)	11

Exhibit G-2: Continued	Standard Loan Level File Layout

Column Name	Description	Decimal	Format Comment	Max Size
MOD_DATE	The Effective Payment Date of the Modification for the loan.		MM/DD/YYYY	10
MOD_TYPE	The Modification Type.		Varchar - value can be alpha or numeric	30
DELINQ_P&I_ADVANCE_AMT	The current outstanding principal and interest advances made by Servicer.	2	No commas(,) or dollar signs ($)	11
BREACH_FLAG	Flag to indicate if the repurchase of a loan is due to a breach of Representations and Warranties		Y=Breach N=NO Breach Let blank if N/A	1

Exhibit G-3: Calculation of Realized Loss/Gain Form 332– Instruction Sheet
NOTE:  Do not net or combine items.  Show all expenses individually and all credits as separate line items.  Claim packages are due on the remittance report date.  Late submissions may result in claims not being passed until the following month.  The Servicer is responsible to remit all funds pending loss approval and /or resolution of any disputed items.

The numbers on the 332 form correspond with the numbers listed below.

Liquidation and Acquisition Expenses:

1.
The Actual Unpaid Principal Balance of the Mortgage Loan.  For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

2.
The Total Interest Due less the aggregate amount of servicing fee that would have been earned if all delinquent payments had been made as agreed. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

3.
Accrued Servicing Fees based upon the Scheduled Principal Balance of the Mortgage Loan as calculated on a monthly basis. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

4-12.	Complete as applicable. Required documentation:

*  For taxes and insurance advances – see page 2 of 332 form - breakdown required showing period of coverage, base tax, interest, penalty.  Advances prior to default require evidence of servicer efforts to recover advances.

 *  For escrow advances - complete payment history

    (to calculate advances from last positive escrow balance forward)

*  Other expenses -  copies of corporate advance history showing all payments

*  REO repairs> $1500 require explanation

*  REO repairs>$3000 require evidence of at least 2 bids.

*  Short Sale or Charge Off require P&L supporting the decision and WFB’s approved Servicing Officer certification.

*  Unusual or extraordinary items may require further documentation.

13.	The total of lines 1 through 12.

Credits:

14-21.	Complete as applicable. Required documentation:

* Copy of the HUD 1 from the REO sale.  If a 3rd Party Sale, bid instructions and Escrow Agent / Attorney Letter of Proceeds Breakdown.

*  Copy of EOB for any MI or gov't guarantee

*  All other credits need to be clearly defined on the 332 form

22.	The total of lines 14 through 21.

Please Note:	For HUD/VA loans, use line (18a) for Part A/Initial proceeds and line (18b) for Part B/Supplemental proceeds.

Total Realized Loss (or Amount of Any Gain)

23.	The total derived from subtracting line 22 from 13. If the amount represents a realized gain, show the amount in parenthesis ( ).

Exhibit G-3A:Calculation of Realized Loss/Gain Form 332

Prepared by:  __________________                                Date:  _______________
Phone:  ______________________   Email Address:_____________________

Servicer Loan No.	Servicer Name	Servicer Address

WELLS FARGO BANK, N.A. Loan No._____________________________

Borrower's Name: _________________________________________________________
Property Address: _________________________________________________________

Liquidation Type:  REO Sale                               3rd Party Sale                                 Short SaleCharge Off

Was this loan granted a Bankruptcy deficiency or cramdownYes    No
If “Yes”, provide deficiency or cramdown amount _______________________________

Liquidation and Acquisition Expenses:
(1)	Actual Unpaid Principal Balance of Mortgage Loan	$(1)
(2)	Interest accrued at Net Rate	(2)
(3)	Accrued Servicing Fees	(3)
(4)	Attorney's Fees	(4)
(5)	Taxes (see page 2)	(5)
(6)	Property Maintenance	(6)
(7)	MI/Hazard Insurance Premiums (see page 2)	(7)
(8)	Utility Expenses	(8)
(9)	Appraisal/BPO	(9)
(10)	Property Inspections	(10)
(11)	FC Costs/Other Legal Expenses	(11)
(12)	Other (itemize)	(12)
	Cash for Keys	(12)
	HOA/Condo Fees	(12)
		(12)

	Total Expenses	$(13)
Credits:
(14)	Escrow Balance	$(14)
(15)	HIP Refund	(15)
(16)	Rental Receipts	(16)
(17)	Hazard Loss Proceeds	(17)
(18)	Primary Mortgage Insurance / Gov’t Insurance	(18a)
HUD Part A

HUD Part B		(18b)
(19)	Pool Insurance Proceeds	(19)
(20)	Proceeds from Sale of Acquired Property	(20)
(21)	Other (itemize)	(21)
		(21)

	Total Credits	$(22)
Total Realized Loss (or Amount of Gain)		$(23)

Escrow Disbursement Detail

Type (Tax /Ins.)	Date Paid	Period of Coverage	Total Paid	Base Amount	Penalties	Interest

ATTACHMENT 4

NEW EXHIBIT E TO THE SERVICING AGREEMENT

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by [the Company] [Name of Subservicer] shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria”:

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
X
Cash Collection and Administration
1122(d)(2)(i)
Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
X
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
X
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
X
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.
X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.	X
1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements.	X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X
1122(d)(4)(iv)
Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.
X
1122(d)(4)(v)	The Servicer’s records regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor’s mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
X
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
X
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.	X
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
X
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.